FILED PURSUANT TO RULE 424(b)(5)
REGISTRATION FILE NO.: 333-195164-06

PROSPECTUS SUPPLEMENT
(to Prospectus dated January 28, 2015)

$711,402,000 (Approximate)

WELLS FARGO COMMERCIAL MORTGAGE TRUST 2015-LC20
as Issuing Entity

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2015-LC20
Wells Fargo Commercial Mortgage Securities, Inc.
as Depositor

Ladder Capital Finance LLC
Wells Fargo Bank, National Association
Silverpeak Real Estate Finance LLC
as Sponsors and Mortgage Loan Sellers

We, Wells Fargo Commercial Mortgage Securities, Inc., are establishing a trust fund. The offered certificates are mortgage-backed securities issued by the trust fund. Only the classes of mortgage pass-through certificates listed in the table below are being offered by this prospectus supplement and the accompanying prospectus. The trust fund will consist primarily of a pool of 68 commercial, multifamily and manufactured housing community mortgage loans, which together have an aggregate outstanding principal balance of approximately $829,624,317 as of the cut-off date. The trust fund will issue 21 classes of commercial mortgage pass-through certificates, 12 of which are being offered by this prospectus supplement. The offered certificates will accrue interest from and including March 1, 2015. Each class of certificates will entitle its holders to receive monthly distributions of interest or principal and interest generally on the fourth business day after the 11th day (or, if such 11th day is not a business day, the next succeeding business day) of each month, commencing in April 2015.

Credit enhancement will be provided by the subordination of certain classes of subordinate certificates to certain classes of senior certificates as described under “Description of the Offered Certificates—Distributions” and “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” in this prospectus supplement.

Proceeds of the assets of the trust fund are the sole source of distributions on the offered certificates. The offered certificates will not constitute interests in or obligations of, nor will they be insured or guaranteed by any of, the depositor, the sponsors, the mortgage loan sellers, the underwriters, the master servicer, the special servicer, the trust advisor, the certificate administrator, the trustee, the initial subordinate class representative or any of their respective affiliates and will not be insured or guaranteed by any governmental agency or instrumentality or any other person or entity.

Characteristics of the certificates offered to you include:

Class	Approximate Initial Principal Balance or Notional Amount(1)		Approximate Initial Pass- Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)
Class A-1	$30,186,000		1.4710%	Fixed(4)	December 2019
Class A-2	$83,309,000		2.6780%	Fixed(4)	April 2020
Class A-3	$43,133,000		3.0860%	Fixed(4)	March 2022
Class A-4	$155,000,000		2.9250%	Fixed(4)	February 2025
Class A-5	$215,903,000		3.1840%	Fixed(4)	March 2025
Class A-SB	$53,206,000		2.9780%	Fixed(4)	December 2024
Class A-S(5)	$27,999,000	(6)	3.4670%	Fixed(4)	March 2025
Class X-A	$608,736,000	(7)	1.5595%	Variable(8)	NAP
Class X-B	$102,666,000	(9)	0.6222%	Variable(10)	NAP
Class B(5)	$50,815,000	(6)	3.7190%	Fixed(4)	March 2025
Class C(5)	$51,851,000	(6)	4.0560%	WAC Cap(11)	March 2025
Class PEX(5)	$130,665,000	(6)	NAP	(12)	March 2025

(footnotes to table begin on page 1)
Investing in the offered certificates involves risks. You should carefully consider the risk factors beginning on page S-62 of this prospectus supplement and page 8 of the prospectus.

Neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or any other person or entity.

The certificates will represent interests in the issuing entity only. They will not represent interests in or obligations of the depositor, any of its affiliates or any other entity.

The Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense. Neither Wells Fargo Commercial Mortgage Securities, Inc. nor anyone else will list the offered certificates on any securities exchange or on any automated quotation system of any securities association such as the Nasdaq Stock Market.

The underwriters, Wells Fargo Securities, LLC, Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc. will purchase the offered certificates from Wells Fargo Commercial Mortgage Securities, Inc. and will offer them to the public from time to time in negotiated transactions or otherwise at varying prices determined at the time of sale, plus, in certain cases, accrued interest.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, société anonyme and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about March 31, 2015. We expect to receive from this offering approximately 111.18% of the initial aggregate principal balance of the offered certificates, plus accrued interest from March 1, 2015, before deducting expenses payable by us.

The Issuing Entity is relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) or in Rule 3a-7, although there may be additional exclusions or exemptions available to the Issuing Entity. The Issuing Entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus supplement).

Wells Fargo Securities
Credit Suisse	Deutsche Bank Securities

March 27, 2015

Wells Fargo Commercial Mortgage Trust 2015-LC20

Commercial Mortgage Pass-Through Certificates, Series 2015-LC20

Montana
1 property
$880,658
0.1% of total
South Dakota
1 property
$1,948,516
0.2% of total
Minnesota
3 properties
$2,120,721
0.3% of total
Illinois
3 properties
$13,586,466
1.6% of total
Michigan
3 properties
$21,600,000
2.6% of total
Nebraska
1 property
$2,292,529
0.3% of total
Missouri
6 properties
$11,568,215
1.4% of total
Wisconsin
3 properties
$22,231,101
2.7% of total
Indiana
6 properties
$25,683,297
3.1% of total
New York
5 properties
$135,050,000
16.3% of total
Utah
2 properties
$14,459,270
1.7% of total
Ohio
8 properties
$28,431,959
3.4% of total
Nevada
1 property
$3,179,165
0.4% of total
Delaware
2 properties
$35,200,000
4.2% of total
Virginia
2 properties
$52,700,000
6.4% of total
California
9 properties
$116,225,426
14.0% of total
Kentucky
2 properties
$4,434,553
0.5% of total
Colorado
4 properties
$54,983,891
6.6% of total
North Carolina
2 properties
$23,835,000
2.9% of total
Arizona
2 properties
$16,850,382
2.0% of total
South Carolina
7 properties
$15,970,000
1.9% of total
New Mexico
1 property
$699,885
0.1% of total
Georgia
5 properties
$31,280,847
3.8% of total
Kansas
6 properties
$26,446,967
3.2% of total
Louisiana
1 property
$5,720,870
0.7% of total
Tennessee
7 properties
$15,461,726
1.9% of total
Oklahoma
3 properties
$4,688,408
0.6% of total
Texas
9 properties
$68,287,893
8.2% of total
Arkansas
5 properties
$9,958,300
1.2% of total
Alabama
4 properties
$7,492,771
0.9% of total
Florida
8 properties
$56,355,501
6.8% of total
Percentage of
Cut-Off Date Balance
<1.0%
1.0% – 5.0%
5.1% – 10.0%
>10.0%

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS	viii
IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES	ix
FORWARD-LOOKING STATEMENTS	x
SUMMARY	S-1
RISK FACTORS	S-62
Risks Related to the Offered Certificates	S-62
The Certificates May Not Be a Suitable Investment for You	S-62
The Trust Fund’s Assets May Be Insufficient to Allow for Repayment in Full on Your Certificates	S-62
A Future Economic Downturn, a Downturn in Real Estate Markets or Credit Markets and/or Sovereign Debt Concerns May Increase Loan Defaults and/or Affect the Value and Liquidity of Your Investment	S-62
Market Considerations and Limited Liquidity	S-65
Subordination of the Class A-S, B and C Regular Interests Will Affect the Timing of Distributions and the Application of Losses on the Class A-S, B, C and PEX Certificates	S-68
The Yields to Maturity on the Offered Certificates Depend on a Number of Factors that Cannot Be Predicted with any Certainty	S-69
Incorrect Assumptions Regarding Principal Payments and Prepayments May Lead to a Lower than Expected Yield on Your Investment	S-70
Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment	S-71
The Payment of Expenses of the Trust Fund May Reduce the Amount of Distributions on Your Offered Certificates	S-71
You Will Have Limited Ability To Control the Servicing of the Mortgage Loans and the Parties with Control Over the Servicing of the Mortgage Loans May Have Interests that Conflict with Your Interests	S-72
You Will Have No Control Over the Servicing of the Non-Serviced Loan Combination	S-72
If the Master Servicer or the Special Servicer Purchases Certificates or Has Investments Related to a Borrower or Other Person, a Conflict of Interest May Arise Between Its Own Interests and Its Duties to the Trust Fund
S-73
Various Other Securitization-Level Conflicts of Interest May Have an Adverse Effect on Your Offered Certificates	S-74
Potential Conflicts of Interest of the Underwriters and Their Affiliates	S-77
Potential Conflicts of Interest of the Subordinate Class Representative	S-80
Potential Conflicts of Interest in the Selection of the Mortgage Loans	S-81
Ratings of the Certificates Have Substantial Limitations	S-82
The Special Servicer May Be Directed To Take Actions	S-84
There Are Risks Relating to the Exchangeable Certificates	S-85
You May Be Bound by the Actions of Other Certificateholders Even if You Do Not Agree with Those Actions	S-85
Because the Offered Certificates Are in Book-Entry Form, Your Rights Can Only Be Exercised Indirectly and There May Be Other Adverse Consequences	S-85
Material Federal Tax Considerations Regarding Original Issue Discount	S-86
State and Local Tax Considerations	S-86
Commencing Legal Proceedings Against Parties to the Pooling and Servicing Agreement May Be Difficult	S-87
Each of the Mortgage Loan Sellers, the Depositor and the Trust Fund Are Subject to Insolvency or Bankruptcy Laws That May Affect the Trust Fund’s Ownership of the Mortgage Loans	S-87
Risks Related to the Mortgage Loans	S-88
The Repayment of a Multifamily, Manufactured Housing Community or Commercial Mortgage Loan is Dependent on the Cash Flow Produced by the Corresponding Mortgaged Property, Which Can Be Volatile and Insufficient To Allow Full and Timely Distributions on Your Offered Certificates
S-88

i

Property Value May Be Adversely Affected Even When There Is No Change in Current Operating Income	S-90
Concentrations of Mortgaged Property Types Subject the Trust Fund to Increased Risk of Decline in Particular Industries	S-90
Retail Properties Have Special Risks	S-91
Office Properties Have Special Risks	S-94
Hospitality Properties Have Special Risks	S-95
Multifamily Properties Have Special Risks	S-97
Industrial Properties Have Special Risks	S-98
Mixed Use Facilities Have Special Risks	S-99
Self-Storage Properties Have Special Risks	S-99
Manufactured Housing Community Properties Have Special Risks	S-100
Leased Fee Properties Have Special Risks	S-102
Condominium Properties Have Special Risks	S-103
Various Limitations and Restrictions Imposed by Affordable Housing Covenants or Programs May Result in Losses on the Mortgage Loans	S-103
Renewal, Termination and Expiration of Leases and Reletting Entails Risks That May Adversely Affect Your Investment	S-104
Tenant Early Termination Options Entail Special Risks	S-107
Tenant Bankruptcies May Adversely Affect the Income Produced by the Mortgaged Properties and May Adversely Affect the Distributions on Your Certificates	S-108
Various Loan-Level Conflicts of Interest May Have an Adverse Effect on Your Certificates	S-108
A Concentration of Mortgaged Properties in One or More Geographic Areas Reduces Diversification and May Increase the Risk that Your Certificates May Not Be Paid in Full	S-109
The Concentration of Loans and Number of Loans with the Same or Related Borrowers Increases the Possibility of Loss on the Loans Which Could Reduce Distributions on Your Certificates	S-110
Tenant Concentration Increases the Risk That Cash Flow Will Be Interrupted, Which Could Reduce Distributions on Your Certificates	S-110
Limitations on the Enforceability of Multi-Borrower/Multi-Property and Multi- Borrower/Multiple Parcel Arrangements May Have an Adverse Effect on Recourse in the Event of a Default on a Mortgage Loan	S-111
Borrowers’ Recent Acquisition of the Mortgaged Properties Causes Uncertainty	S-112
Certain Mortgaged Properties May Have a Limited Operating History	S-112
Risks Related to Construction, Redevelopment and Renovation at the Mortgaged Properties	S-112
Risks of the Anticipated Repayment Date Loans	S-113
Converting Commercial Properties to Alternative Uses May Require Significant Expenses Which Could Reduce Distributions on Your Certificates; and Limited Adaptability for Other Uses May Substantially Lower the Liquidation Value of a Mortgaged Property
S-114
We Cannot Assure You That Any Upfront or Ongoing Deposits Made by a Borrower to Any Reserve in Respect of a Mortgaged Property Will Be Sufficient To Offset Any Cash Flow Shortfalls That May Occur at the Related Mortgaged Property
S-115
The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates	S-115
If a Borrower is Unable To Repay Its Loan on Its Maturity Date or Anticipated Repayment Date, You May Experience a Loss or Delay in Distributions on Your Certificates	S-115
A Borrower’s Other Loans May Reduce the Cash Flow Available to the Mortgaged Property Which May Adversely Affect Distributions on Your Certificates; Mezzanine Financing Reduces a Principal’s Equity in, and Therefore Its Incentive to Support, a Mortgaged Property
S-116
Litigation Arising Out of Ordinary Business or Other Activities of the Borrowers, Borrower Principals, Sponsors and Managers Could Adversely Affect Distributions on Your Certificates	S-118

Bankruptcy Proceedings Relating to a Borrower Can Result in Dissolution of the Borrower and the Acceleration of the Related Mortgage Loan and Can Otherwise Impair Repayment of the Related Mortgage Loan
S-118
Mortgage Loans With Borrowers That Are Not Bankruptcy Remote Entities or That Do Not Have Non-Recourse Carveout Guarantees May Be More Likely To File Bankruptcy Petitions or Take Other Actions That May Adversely Affect Distributions on Your Certificates
S-120
Prior Bankruptcies or Other Proceedings May Be Relevant to Future Performance	S-121
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	S-121
Provisions Requiring Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions May Not Be Enforceable	S-122
Substitution of Mortgaged Properties and Debt Severance Provisions May Lead to Increased Risks	S-122
Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates	S-122
Increases in Real Estate Taxes May Reduce Net Operating Income	S-123
Mortgaged Properties That Are Not in Compliance with Zoning and Building Code Requirements and Use Restrictions Could Adversely Affect Distributions on Your Certificates	S-123
Condemnations With Respect to Mortgaged Properties Could Adversely Affect Distributions on Your Certificates	S-124
The Absence of or Inadequacy of Insurance Coverage on the Property May Adversely Affect Distributions on Your Certificates	S-124
Environmental Conditions at the Mortgaged Properties May Subject the Trust Fund to Liability Under Federal and State Laws, Reducing the Value and Cash Flow of the Mortgaged Properties, Which May Result in Reduced Distributions on Your Offered Certificates
S-126
Property Inspections and Engineering Reports May Not Reflect All Conditions That Require Repair on a Mortgaged Property	S-130
Appraisals May Not Accurately Reflect the Value of the Mortgaged Properties	S-130
Debt Service Coverage Ratio and Net Cash Flow Information Is Based on Numerous Assumptions	S-131
The Prospective Performance of the Commercial and Multifamily Mortgage Loans Included in the Trust Fund Should Be Evaluated Separately from the Performance of the Mortgage Loans in Any of the Depositor’s Other Trusts
S-132
No Party is Obligated to Review the Mortgage Loans To Determine Whether Representations and Warranties Are True; Mortgage Loan Sellers or Other Responsible Parties May Not Be Able To Make a Required Repurchase or Substitution of a Defective Mortgage Loan
S-132
Any Loss of Value Payment Made by a Mortgage Loan Seller May Prove to Be Insufficient to Cover All Losses on a Defective Mortgage Loan	S-133
The Operation of a Mortgaged Property Following Foreclosure May Affect the Tax Status of the Trust Fund and May Adversely Affect Distributions on Your Certificates	S-133
Tenant Leases May Have Provisions That Could Adversely Affect Distributions on Your Certificates	S-134
The Costs of Compliance with the Americans with Disabilities Act of 1990 and Fair Housing Laws May Adversely Affect a Borrower’s Ability To Repay Its Mortgage Loan	S-134
Loans Secured by Mortgages on a Leasehold Interest Will Subject Your Investment to a Risk of Loss Upon a Lease Default	S-135
The Borrower’s Form of Entity May Cause Special Risks	S-136
Tenancies in Common May Hinder Recovery	S-136
Changes to REMIC Restrictions on Loan Modifications and REMIC Rules on Partial Releases May Impact an Investment in the Certificates	S-137
Other Risks	S-138
Split Loan Structures May Adversely Affect Net Cash Flow to Sponsors, Which May Reduce Sponsors’ Commitment to Effective Management of the Mortgaged Properties	S-138
Terrorist Attacks May Adversely Affect the Value of the Offered Certificates and Payments on the Underlying Mortgage Loans	S-138

Foreign Conflicts May Adversely Affect the Value of the Offered Certificates and Payments on the Underlying Mortgage Loans	S-138
Additional Risks	S-138
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	S-138
CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT	S-138
DESCRIPTION OF THE MORTGAGE POOL	S-139
General	S-139
Mortgage Loan History	S-140
Certain Characteristics of the Mortgage Pool	S-140
Concentration of Mortgage Loans and Borrowers	S-140
Cross-Collateralized Mortgage Loans; Cross-Defaulted Mortgage Loans; Multi-Property Mortgage Loans; Mortgage Loans with Affiliated Borrowers	S-140
Property Type Concentrations	S-143
Tenancies in Common	S-145
Condominium Structures	S-146
Certain Terms of the Mortgage Loans	S-147
Voluntary Prepayment and Defeasance Provisions	S-148
Non-Recourse Obligations	S-155
“Due-on-Sale” and “Due-on-Encumbrance” Provisions	S-156
Encumbered Interests	S-157
ARD Loans	S-157
Split Loan Structures	S-158
The 3 Columbus Circle Loan Combination	S-158
The Walgreens Portfolio Loan Combination	S-162
The One Monument Place Loan Combination	S-165
The Bella Luna / San Lucas Loan Combination	S-173
Subordinate and/or Other Financing	S-175
Net Cash Flow and Certain Underwriting Considerations	S-179
Cash Management Agreements/Lockboxes	S-179
Hazard Insurance	S-181
Litigation Considerations	S-181
Default History, Bankruptcy Issues and Other Proceedings	S-183
Tenant or Other Third Party Matters	S-184
Lease Terminations and Expirations	S-185
Other Matters	S-187
Assessments of Property Value and Condition	S-189
Appraisals	S-189
Environmental Assessments	S-190
Property Condition Assessments	S-192
Seismic Review Process and Earthquake Insurance	S-192
Zoning and Building Code Compliance	S-192
Environmental Insurance	S-193
Loan Purpose	S-194
Exceptions to Underwriting Guidelines	S-194
Assignment of the Mortgage Loans	S-195
Representations and Warranties	S-197
Cures, Repurchases and Substitutions	S-198
Changes in Mortgage Pool Characteristics	S-201
Finalized Pooling and Servicing Agreement and Other Material Agreements	S-202
TRANSACTION PARTIES	S-202
The Issuing Entity	S-202
The Depositor	S-203
The Sponsors, Mortgage Loan Sellers and Originators	S-203
Ladder Capital Finance LLC	S-203
Ladder Capital Group’s Underwriting Guidelines and Processes	S-205
Exceptions	S-211
Review of LCF Mortgage Loans	S-211
Compliance with Rule 15Ga-1 under the Exchange Act	S-212
Wells Fargo Bank, National Association	S-213

General	S-213
Wells Fargo Bank, National Association’s Commercial Mortgage Securitization Program	S-213
Wells Fargo Bank’s Commercial Mortgage Loan Underwriting	S-214
Review of Mortgage Loans for Which Wells Fargo Bank is the Sponsor	S-218
Compliance with Rule 15Ga-1 under the Exchange Act	S-220
Silverpeak Real Estate Finance LLC	S-223
General	S-223
Silverpeak’s Securitization Program	S-223
Silverpeak’s Underwriting Standards and Processes	S-223
Review of Mortgage Loans for Which Silverpeak is the Sponsor	S-228
Compliance with Rule 15Ga-1 under the Exchange Act	S-230
Compensation of the Sponsors	S-230
The Trustee	S-230
The Certificate Administrator, Tax Administrator, Certificate Registrar and Custodian	S-231
The Master Servicer	S-232
The Special Servicer	S-235
The Trust Advisor	S-238
Affiliations and Certain Relationships Among Certain Transaction Parties	S-239
DESCRIPTION OF THE OFFERED CERTIFICATES	S-242
General	S-242
Certificate Principal Balances and Certificate Notional Amounts	S-243
Exchanges of Exchangeable Certificates	S-244
Distribution Account	S-245
Interest Reserve Account	S-247
Distributions	S-248
Priority of Distributions	S-258
Treatment of REO Properties	S-264
Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses	S-264
Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses	S-268
Advances of Delinquent Monthly Debt Service Payments	S-269
Fees and Expenses	S-273
Reports to Certificateholders; Available Information	S-278
Voting Rights	S-285
Delivery, Form and Denomination	S-285
Matters Regarding the Certificate Administrator and the Tax Administrator	S-286
Amendment of the Pooling and Servicing Agreement	S-287
Termination of the Pooling and Servicing Agreement	S-289
The Trustee	S-290
Eligibility Requirements	S-290
Duties of the Trustee	S-290
Matters Regarding the Trustee	S-291
Resignation and Removal of the Trustee	S-291
Suits, Actions and Proceedings by Certificateholders	S-292
YIELD AND MATURITY CONSIDERATIONS	S-293
Yield Considerations	S-293
Weighted Average Life	S-297
Yield Sensitivity of the Class X-A and X-B Certificates	S-301
Pre-Tax Yield to Maturity Tables	S-302
SERVICING OF THE MORTGAGE LOANS AND ADMINISTRATION OF THE TRUST FUND	S-307
General	S-307
Servicing and Other Compensation and Payment of Expenses	S-313
Asset Status Reports	S-327
The Majority Subordinate Certificateholder and the Subordinate Class Representative	S-330
The Trust Advisor	S-334
Annual Reports and Meeting	S-335
Net Present Value Calculations	S-339

v

Review and Consultation With Respect to Calculations of Net Present Value and Appraisal Reduction Amounts	S-339
Replacement of the Special Servicer	S-340
Maintenance of Insurance	S-342
Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions	S-345
Transfers of Interests in Borrowers	S-347
Modifications, Waivers, Amendments and Consents	S-347
Required Appraisals	S-353
Collection Account	S-358
Procedures With Respect to Defaulted Mortgage Loans and REO Properties	S-361
REO Account	S-367
Inspections; Collection of Operating Information	S-367
Rating Agency Confirmations	S-368
Servicer Termination Events	S-371
Rights Upon the Occurrence of a Servicer Termination Event	S-373
Termination, Discharge and Resignation of the Trust Advisor	S-375
Resignation of the Master Servicer and the Special Servicer	S-377
Certain Matters Regarding the Master Servicer, the Special Servicer, the Trust Advisor and the Depositor	S-378
Evidence as to Compliance	S-381
Additional Matters Relating to the Servicing of the Non-Serviced Loan Combination	S-382
Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction	S-385
USE OF PROCEEDS	S-385
CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS	S-385
General	S-385
Other Aspects	S-386
MATERIAL FEDERAL INCOME TAX CONSEQUENCES	S-386
General	S-386
Characterization of Investments in Offered Certificates	S-388
Discount and Premium; Prepayment Consideration	S-388
Taxation of the Exchangeable Certificates	S-390
Further Information	S-390
STATE AND OTHER TAX CONSEQUENCES	S-390
ERISA CONSIDERATIONS	S-390
Plan Assets	S-391
Special Exemption Applicable to the Offered Certificates	S-391
Insurance Company General Accounts	S-393
Special Considerations Relating to Governmental Plans	S-394
General Investment Considerations	S-394
LEGAL INVESTMENT	S-394
METHOD OF DISTRIBUTION (UNDERWRITER CONFLICTS OF INTEREST)	S-395
LEGAL MATTERS	S-398
RATINGS	S-398
INDEX OF DEFINED TERMS	S-400

Annex A-1:	Certain Characteristics of the Mortgage Loans and Mortgaged Properties	A-1-1

Annex A-2:	Mortgage Pool Information (Tables)	A-2-1

Annex A-3:	Summaries of the Fifteen Largest Mortgage Loans	A-3-1

Annex A-4:	One Monument Place Amortization Schedule	A-4-1

Annex B:	Additional Mortgage Loan Information/Definitions	B-1

Annex C-1:	Mortgage Loan Representations and Warranties	C-1-1

Annex C-2:	Exceptions to Mortgage Loan Representations and Warranties	C-2-1

Annex D:	Global Clearance, Settlement and Tax Documentation Procedures	D-1

Annex E-1:	Form of Trust Advisor Annual Report (Subordinate Control Period)	E-1-1

Annex E-2:	Form of Trust Advisor Annual Report (Collective Consultation Period and Senior Consultation Period)	E-2-1

Annex F:	Form of Distribution Date Statement	F-1

Annex G:	Class A-SB Planned Principal Balance Schedule	G-1

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

Information about the offered certificates is provided in two separate documents that progressively provide more detail:

●	the accompanying prospectus, which provides general information, some of which may not apply to a particular class of offered certificates, including your class; and

●	this prospectus supplement, which describes the specific terms of your class of offered certificates.

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. The depositor has not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus.

References in the accompanying prospectus to “prospectus supplement” should be treated as references to this prospectus supplement.

This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

Cross-references are included in this prospectus supplement and in the accompanying prospectus which direct you to more detailed descriptions of a particular topic. You can also find references to key topics in the table of contents in this prospectus supplement on page ii and the table of contents in the accompanying prospectus on page i. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption “Index of Defined Terms” in this prospectus supplement. The definitions of certain capitalized terms used in the accompanying prospectus are included under the caption “Glossary” beginning on page 134 of the accompanying prospectus. In this prospectus supplement, the terms “depositor”, “we” and “us” refer to Wells Fargo Commercial Mortgage Securities, Inc.

EUROPEAN ECONOMIC AREA

THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSES OF THE EU PROSPECTUS DIRECTIVE AS IMPLEMENTED IN MEMBER STATES OF THE EUROPEAN ECONOMIC AREA (THE “EEA”) (EACH, A “RELEVANT MEMBER STATE”). THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS HAVE BEEN PREPARED ON THE BASIS THAT ALL OFFERS OF THE OFFERED CERTIFICATES WILL BE MADE PURSUANT TO AN EXEMPTION UNDER THE EU PROSPECTUS DIRECTIVE FROM THE REQUIREMENT TO PUBLISH A PROSPECTUS IN CONNECTION WITH OFFERS OF THE OFFERED CERTIFICATES. ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THAT RELEVANT MEMBER STATE OF OFFERED CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS SUPPLEMENT SHOULD ONLY DO SO IN CIRCUMSTANCES IN WHICH NO OBLIGATION ARISES FOR THE DEPOSITOR, THE ISSUING ENTITY OR ANY OF THE UNDERWRITERS TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE EU PROSPECTUS DIRECTIVE FOR SUCH OFFERS. NONE OF THE DEPOSITOR, THE ISSUING ENTITY OR THE UNDERWRITERS HAVE AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY OFFER OF THE OFFERED CERTIFICATES IN WHICH AN OBLIGATION ARISES FOR THE DEPOSITOR, THE ISSUING ENTITY OR ANY OF THE UNDERWRITERS TO PUBLISH A PROSPECTUS FOR SUCH OFFERS. THE EXPRESSION “EU PROSPECTUS DIRECTIVE“ MEANS DIRECTIVE 2003/71/EC (AS AMENDED, INCLUDING BY DIRECTIVE 2010/73/EU), AND INCLUDES ANY RELEVANT IMPLEMENTING MEASURE IN THE RELEVANT MEMBER STATE.

NOTICE TO UNITED KINGDOM INVESTORS

THE DISTRIBUTION OF THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (1) ARE OUTSIDE THE UNITED KINGDOM, OR (2) ARE INSIDE THE UNITED KINGDOM AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OR ARE PERSONS FALLING WITHIN

ARTICLES 49(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS THE “RELEVANT PERSONS”). THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS RELATES IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.

JAPAN

THE CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN (THE “FIEL”). ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED HEREIN MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR RE-OFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS AND REGULATIONS OF JAPAN.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS PROSPECTUS SUPPLEMENT. HOWEVER, THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT. FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS PROSPECTUS SUPPLEMENT, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT. OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE INSPECTED AND COPIED AT PRESCRIBED RATES AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC AT ITS PUBLIC REFERENCE ROOM, 100 F STREET, N.E., WASHINGTON, D.C. 20549. YOU MAY OBTAIN INFORMATION ON THE OPERATION OF THE PUBLIC REFERENCE ROOM BY CALLING THE SEC AT 1-800-SEC-0330. COPIES OF THESE MATERIALS CAN ALSO BE OBTAINED ELECTRONICALLY THROUGH THE SEC’S INTERNET WEBSITE (HTTP://WWW.SEC.GOV). THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN ALL INFORMATION THAT IS REQUIRED TO BE INCLUDED IN A PROSPECTUS REQUIRED TO BE FILED AS PART OF A REGISTRATION STATEMENT.

THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR AND WILL BE SUPERSEDED BY INFORMATION DELIVERED TO SUCH PROSPECTIVE INVESTOR PRIOR TO THE TIME OF SALE.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE TRUST ADVISOR, THE CERTIFICATE ADMINISTRATOR, THE INITIAL SUBORDINATE CLASS REPRESENTATIVE, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES. THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES BUT ARE UNDER NO OBLIGATION TO DO SO. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—RISKS RELATED TO THE OFFERED CERTIFICATES—MARKET CONSIDERATIONS AND LIMITED LIQUIDITY” IN THIS PROSPECTUS SUPPLEMENT.

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus contain certain forward-looking statements. If and when included in this prospectus supplement, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this prospectus supplement are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this prospectus supplement is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

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SUMMARY

          The following summary is a short description of the main terms of the offered certificates and the mortgage loans and is qualified in its entirety by reference to the more detailed information appearing elsewhere in this prospectus supplement and the accompanying prospectus.  This summary does not contain all of the information that may be important to you.  To fully understand the terms of the offered certificates and the mortgage loans, you will need to read both this prospectus supplement and the accompanying prospectus in their entirety.

Overview of the Certificates

          The table below lists certain summary information concerning the Wells Fargo Commercial Mortgage Trust 2015-LC20, Commercial Mortgage Pass-Through Certificates, Series 2015-LC20.  Each certificate represents an interest in the mortgage loans included in the trust fund.  We are offering the Class A-1, A-2, A-3, A-4, A-5, A-SB, A-S, X-A, X-B, B, C and PEX certificates pursuant to this prospectus supplement.

Class	Approx. Initial Principal Balance or Notional Amount(1)		Approx.% of Aggregate Cut-off Date Balance	Approx. Initial Credit Support(2)	Approx. Initial Pass- Through Rate	Pass- Through Rate Description	Weighted Average Life (Years)(3)	Expected Principal Window(3)
Offered Certificates
A-1	$30,186,000		3.639%	30.000%	1.4710%	Fixed(4)	2.76	04/15 – 12/19
A-2	$83,309,000		10.042%	30.000%	2.6780%	Fixed(4)	4.95	12/19 – 04/20
A-3	$43,133,000		5.199%	30.000%	3.0860%	Fixed(4)	6.96	03/22 – 03/22
A-4	$155,000,000		18.683%	30.000%	2.9250%	Fixed(4)	9.78	12/24 – 02/25
A-5	$215,903,000		26.024%	30.000%	3.1840%	Fixed(4)	9.94	02/25 – 03/25
A-SB	$53,206,000		6.413%	30.000%	2.9780%	Fixed(4)	7.41	04/20 – 12/24
A-S(5)	$27,999,000	(6)	3.375%	26.625%	3.4670%	Fixed(4)	9.96	03/25 – 03/25
X-A	$608,736,000	(7)	NAP	NAP	1.5595%	Variable(8)	NAP	NAP
X-B	$102,666,000	(9)	NAP	NAP	0.6222%	Variable(10)	NAP	NAP
B(5)	$50,815,000	(6)	6.125%	20.500%	3.7190%	Fixed(4)	9.96	03/25 – 03/25
C(5)	$51,851,000	(6)	6.250%	14.250%	4.0560%	WAC Cap(11)	9.96	03/25 – 03/25
PEX(5)	$130,665,000	(6)	NAP	14.250%	NAP	(12)	9.96	03/25 – 03/25

Non-Offered Certificates
X-E	$27,999,000	(13)	NAP	NAP	1.8814%	Variable(14)	NAP	NAP
X-F	$14,519,000	(15)	NAP	NAP	1.8814%	Variable(16)	NAP	NAP
X-G	$31,111,316	(17)	NAP	NAP	1.8814%	Variable(18)	NAP	NAP
D	$44,593,000		5.375%	8.875%	4.5114%	WAC(19)	9.96	03/25 – 03/25
E	$27,999,000		3.375%	5.500%	2.6300%	Fixed(4)	10.00	03/25 – 04/25
F	$14,519,000		1.750%	3.750%	2.6300%	Fixed(4)	10.04	04/25 – 04/25
G	$31,111,316		3.750%	0.000%	2.6300%	Fixed(4)	10.04	04/25 – 04/25
V(20)	NAP		NAP	NAP	NAP	NAP	NAP	NAP
R(21)	NAP		NAP	NAP	NAP	NAP	NAP	NAP

(footnotes to table on cover and table set forth above)

(1)
The principal balances and notional amounts set forth in the table are approximate.  The actual initial principal balances and notional amounts may be larger or smaller depending on the aggregate cut-off date principal balance of the mortgage loans definitively included in the pool of mortgage loans, which aggregate cut-off date principal balance may be as much as 5% larger or smaller than the amount presented in this prospectus supplement.

(2)
The approximate initial credit support with respect to the Class A-1, A-2, A-3, A-4, A-5 and A-SB certificates represents the approximate credit enhancement for the Class A-1, A-2, A-3, A-4, A-5 and A-SB certificates in the aggregate.  The percentage indicated under the column “Approximate Initial Credit Support” with respect to the Class C and PEX certificates represents the approximate credit support for the Class C regular interest, which will have an initial outstanding principal balance on the closing date of $51,851,000.

(3)	Calculated based on a 0% CPR and the structuring assumptions described in Annex B to this prospectus supplement.

(4)
The pass-through rates for the Class A-1, A-2, A-3, A-4, A-5, A-SB, A-S, B, E, F and G certificates and the Class A-S and B regular interests, in each case, will be a fixed rate per annum (described in the table as “Fixed”) equal to the pass-through rate set forth opposite such class in the table.

(5)
The Class A-S, B and C certificates may be exchanged for Class PEX certificates, and Class PEX certificates may be exchanged for the Class A-S, B and C certificates, in each case, only in the manner described under “Description of the Offered Certificates—Exchanges of Exchangeable Certificates” in this prospectus supplement.

(6)
On the closing date, the trust fund will issue the Class A-S, B and C regular interests, which will have initial principal balances equal to the initial principal balances of the Class A-S, B and C certificates, respectively.  The Class A-S, B, C and PEX certificates will, at all times, represent undivided beneficial ownership interests in a grantor trust that will hold such regular interests.  Each of the Class A-S, B and C certificates will, at all times, represent a beneficial interest in a percentage of the outstanding principal balance of the Class A-S, B and C regular interests, respectively.  The Class PEX certificates will, at all times, represent a beneficial interest in the remaining percentages of the outstanding principal balances of each of the Class A-S, B and C regular interests.  Following any exchange of Class A-S, B and C certificates for Class PEX certificates or any exchange of Class PEX certificates for Class A-S, B and C certificates as described herein, the percentage interest of the outstanding principal balances of the Class A-S, B and C regular interests that is represented by the Class A-S, B and C certificates on the one hand and the Class PEX certificates on the other hand will be increased or decreased accordingly.  The initial principal balances of the Class A-S, B and C certificates represent the principal balances of such classes without giving effect to any exchange.  The initial principal balance of the Class PEX certificates is equal to the aggregate of the initial principal balances of the Class A-S, B and C certificates and represents the maximum principal balance of the Class PEX certificates that could be issued in an exchange.  The principal balance of each of the Class A-S, B and C regular interests will equal the aggregate of the applicable percentage interests of the Class A-S, B and C certificates, respectively, and of the related component of the Class PEX certificates.  The principal balances of the Class A-S, B and C certificates to be issued on the closing date will be reduced, in required proportions, by an amount equal to the principal balance of the Class PEX certificates issued on the closing date.

(7)
The Class X-A certificates are notional amount certificates.  The notional amount of the Class X-A certificates will be equal to the aggregate principal balance of the Class A-1, A-2, A-3, A-4, A-5 and A-SB certificates and the Class A-S regular interest outstanding from time to time.  The Class X-A certificates will not be entitled to distributions of principal.

(8)
The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, A-2, A-3, A-4, A-5 and A-SB certificates and the Class A-S regular interest for the related distribution date, weighted on the basis of their respective aggregate principal balances outstanding immediately prior to that distribution date.  For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(9)
The Class X-B certificates are notional amount certificates.  The notional amount of the Class X-B certificates will be equal to the aggregate principal balance of the Class B and C regular interests outstanding from time to time.  The Class X-B certificates will not be entitled to distributions of principal.

(10)
The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class B and C regular interests for the related distribution date, weighted on the basis of their respective aggregate principal balances outstanding immediately prior to that distribution date.  For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(11)
The pass-through rates for the Class C certificates and the Class C regular interest, in each case, for any distribution date will be a variable rate per annum (described in the table as “WAC Cap”) equal to the lesser of (a) a fixed rate per annum equal to the pass-through rate set forth opposite such class in the table and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date.  For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(12)
The Class PEX certificates will not have a pass-through rate but will be entitled to receive the sum of the interest distributable on the percentage interests of the Class A-S, B and C regular interests represented by the Class PEX certificates.

(13)
The Class X-E certificates are notional amount certificates.  The notional amount of the Class X-E certificates will be equal to the principal balance of the Class E certificates outstanding from time to time.  The Class X-E certificates will not be entitled to distributions of principal.

(14)
The pass-through rate for the Class X-E certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class E certificates for the related distribution date.  For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(15)
The Class X-F certificates are notional amount certificates.  The notional amount of the Class X-F certificates will be equal to the principal balance of the Class F certificates outstanding from time to time.  The Class X-F certificates will not be entitled to distributions of principal.

(16)
The pass-through rate for the Class X-F certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class F certificates for the related distribution date.  For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(17)
The Class X-G certificates are notional amount certificates.  The notional amount of the Class X-G certificates will be equal to the principal balance of the Class G certificates outstanding from time to time.  The Class X-G certificates will not be entitled to distributions of principal.

(18)
The pass-through rate for the Class X-G certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class G certificates for the related distribution date.  For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(19)
The pass-through rate for the Class D certificates for any distribution date will be a variable rate per annum (described in the table as “WAC”) equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date.  For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(20)
The Class V certificates will not have a certificate principal balance, certificate notional amount, pass-through rate, rated final distribution date or rating.  The Class V certificates will only be entitled to distributions of excess interest accrued on the mortgage loans with an anticipated repayment date.  See “Description of the Mortgage Pool—ARD Loans” in this prospectus supplement.

(21)
The Class R certificates will not have a certificate principal balance, certificate notional amount, pass-through rate, rated final distribution date or rating.  The Class R certificates represent the residual interest in each REMIC as further described in this prospectus supplement.  The Class R certificates will not be entitled to distributions of principal or interest.

          The Class X-E, X-F, X-G, D, E, F, G, V and R certificates are not offered by this prospectus supplement.  Any information in this prospectus supplement concerning certificates other than the offered certificates is presented solely to enhance your understanding of the offered certificates.

Transaction Overview

          On the closing date, each mortgage loan seller will sell its mortgage loans to the depositor, which will in turn deposit them into a common law trust created on the closing date.  The trust, which will be the issuing entity, will be formed by a “pooling and servicing agreement”, to be dated as of March 1, 2015, among the depositor, the master servicer, the special servicer, the trust advisor, the certificate administrator, the tax administrator and the trustee.  All the mortgage loans (other than any non-serviced pari passu mortgage loans described herein) will be serviced and administered under that agreement.  The master servicer will be required to provide the information to the certificate administrator necessary for the certificate administrator to calculate distributions and other information regarding the certificates.  You should refer to the accompanying prospectus, including the section captioned “Summary of Prospectus” for additional important information pertaining to the offered certificates.

The transfers of the mortgage loans from the respective mortgage loan sellers to the depositor and from the depositor to the issuing entity in exchange for the certificates are illustrated below:

Relevant Parties

Title of Certificates	Wells Fargo Commercial Mortgage Trust 2015-LC20, Commercial Mortgage Pass-Through Certificates, Series 2015-LC20, which will be issued pursuant to the pooling and servicing agreement.

Issuing Entity	Wells Fargo Commercial Mortgage Trust 2015-LC20, a New York common law trust that we sometimes refer to as the

“trust”, will issue the certificates. The assets in the trust will comprise the “trust fund”. See “Transaction Parties—The Issuing Entity” in this prospectus supplement.

Depositor
Wells Fargo Commercial Mortgage Securities, Inc. is the depositor.  As depositor, Wells Fargo Commercial Mortgage Securities, Inc. will acquire the mortgage loans from the mortgage loan sellers and deposit them into the trust fund.  The depositor’s principal executive office is located at 301 South College Street, Charlotte, North Carolina 28288–0166 and its telephone number is (704) 374-6161.  Neither we nor any of our affiliates have insured or guaranteed the offered certificates.  See “Transaction Parties—The Depositor” and “—Affiliations and Certain Relationships Among Certain Transaction Parties” in this prospectus supplement and “The Depositor” in the accompanying prospectus.

Sponsors, Mortgage Loan
Sellers and Originators
Ladder Capital Finance LLC, a Delaware limited liability company, Wells Fargo Bank, National Association, a national banking association, and Silverpeak Real Estate Finance LLC, a Delaware limited liability company, are the sponsors of this transaction.  As sponsors, those entities have organized and initiated the transactions in which the certificates will be issued.  As mortgage loan sellers, those entities will sell the mortgage loans to the depositor.  Those entities and their affiliates originated or acquired the mortgage loans.  See “Risk Factors—Risks Related to the Mortgage Loans—No Party is Obligated to Review the Mortgage Loans To Determine Whether Representations and Warranties Are True; Mortgage Loan Sellers or Other Responsible Parties May Not Be Able To Make a Required Repurchase or Substitution of a Defective Mortgage Loan”, “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators” and “—Affiliations and Certain Relationships Among Certain Transaction Parties” in this prospectus supplement and “The Sponsor” in the accompanying prospectus.

The number and aggregate cut-off date principal balance of the mortgage loans that will be transferred to the depositor by the respective mortgage loan sellers are as follows:

Originator	Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Cut-off Date Pool Balance
Ladder Capital Finance LLC or an affiliate	Ladder Capital Finance LLC	26	60	$285,844,715	34.5%
Wells Fargo Bank, National Association(1)	Wells Fargo Bank, National Association(2)	22	29	273,212,112	32.9
Silverpeak Real Estate Finance LLC	Silverpeak Real Estate Finance LLC	20	33	270,567,489	32.6
Total:		68	122	$829,624,317	100.0%

(1)
Wells Fargo Bank, National Association, German American Capital Corporation and Citigroup Global Markets Realty Corp. co-originated the mortgage loan referred to herein as the 3 Columbus Circle mortgage loan and the related pari passu companion loans.

(2)
The mortgage loan referred to herein as the 3 Columbus Circle mortgage loan consists of two promissory notes, note A-3 in the original principal amount of $45,000,000 and note A-6 in the original principal amount of $30,000,000.  Unless otherwise specified in this prospectus supplement, the 3 Columbus Circle mortgage loan is presented for all purposes as one mortgage loan.

Master Servicer
Wells Fargo Bank, National Association will act as the initial master servicer under the pooling and servicing agreement.  Except as described generally under “—Relevant Parties for the Split Loan Structures” below, Wells Fargo Bank, National Association, in that capacity, will be primarily responsible for:

●
servicing and administering, directly or through sub-servicers (including primary servicers), the mortgage loans (other than any non-serviced pari passu mortgage loans) (a) as to which there is no default or reasonably foreseeable default that would give rise to a transfer of servicing to the special servicer and (b) as to which any such default or reasonably foreseeable default has been corrected, including as part of a work-out;

	●	making servicing advances with respect to all mortgage loans (other than any non-serviced pari passu mortgage loans); and

	●	making debt service advances with respect to all mortgage loans.

See also “Transaction Parties—The Master Servicer” and “—Affiliations and Certain Relationships Among Certain Transaction Parties” in this prospectus supplement.

Furthermore, the mortgage loans and related pari passu and/or subordinate companion loans described under “The Trust Fund—Split Loan Structures” below, together comprise loan combinations.  See “Description of the Mortgage Pool—General” and “—Split Loan Structures” in this prospectus supplement for more information on the loan combinations.  Wells Fargo Bank, National Association will be the master servicer for the mortgage loans in the Walgreens Portfolio loan combination, One Monument Place loan combination and the Bella Luna / San Lucas loan combination and such loan combinations will be serviced under the pooling and servicing agreement for this transaction.

On the other hand, while the 3 Columbus Circle loan combination will be initially serviced under, and for the compensation in, the pooling and servicing agreement entered into in connection with the COMM 2015-CCRE22 securitization (the “COMM 2015-CCRE22 pooling and servicing agreement”) by Wells Fargo Bank, National Association, the servicing of such loan combination is expected to transfer to another securitization.  Specifically, after the securitization of the 3 Columbus Circle pari passu companion loan evidenced by the promissory note designated “A-1” (the “3 Columbus Circle controlling pari passu companion loan”), the 3 Columbus Circle loan combination will be serviced under, and by the master servicer designated in, the pooling and servicing agreement entered into in connection with that securitization, but the master servicer under the pooling and servicing agreement for this transaction will continue to be primarily responsible for making debt service advances with respect to the 3 Columbus Circle mortgage loan notwithstanding any such transfer of servicing.  If the 3 Columbus Circle controlling pari passu companion loan is securitized, resulting in the transfer of servicing of the 3 Columbus Circle loan combination, then the master servicer under the COMM 2015-CCRE22 pooling and servicing agreement nevertheless will be entitled to servicing compensation for the period before the transfer, and its right to indemnification and certain other rights in respect of its servicing activities relating to that loan combination will survive the transfer. The pooling and servicing agreement governing the securitization of the 3 Columbus Circle loan combination at any given time is referred to herein as the “3 Columbus Circle pooling and servicing agreement”.

See “Description of the Mortgage Pool—Split Loan Structures” and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Additional Matters Relating to the Servicing of the Non-Serviced Loan Combination” in this prospectus supplement.

Special Servicer
Rialto Capital Advisors, LLC, a Delaware limited liability company, will act as the initial special servicer under the pooling and servicing agreement.  The principal servicing office of Rialto Capital Advisors, LLC is located at 790 NW 107th Avenue, 4th Floor, Miami, Florida 33172.  Rialto Capital Advisors, LLC, in its capacity as special servicer, will be responsible for servicing each mortgage loan (other than any non-serviced pari passu mortgage loans) following the occurrence of one or more specified events that cause that mortgage loan to become a specially serviced mortgage loan and (prior to the occurrence of any such event) with respect to specific servicing actions that require the consent of and/or processing by the special servicer.  Rialto Capital Advisors, LLC was selected to be the special servicer at the request of RREF II CMBS AIV, LP or another affiliate of Rialto Capital Advisors, LLC, which (i) is anticipated to purchase the Class F, G and V certificates on the closing date, (ii) may purchase the Class E, X-E, X-F and X-G certificates on the closing date and (iii) is expected to become the initial majority subordinate certificateholder and be appointed as the initial subordinate class representative.

Rialto Capital Advisors, LLC will be the special servicer for the mortgage loans in the Walgreens Portfolio loan combination, the One Monument Place loan combination and the Bella Luna / San Lucas loan combination and such loan combinations will be specially serviced (if necessary) under the pooling and servicing agreement for this transaction.

The 3 Columbus Circle loan combination will be initially specially serviced (if at all) under, and for the compensation set forth in, the COMM 2015-CCRE22 pooling and servicing agreement by Midland Loan Services, a Division of PNC Bank, National Association. After the securitization of the 3 Columbus Circle controlling pari passu companion loan, the 3 Columbus Circle loan combination will be specially serviced (if at all) under, and by the special servicer designated in and for the compensation set forth in, the pooling and servicing agreement entered into in connection with that securitization. If the 3 Columbus Circle loan combination is being specially serviced when the 3 Columbus Circle controlling pari passu companion loan is securitized, resulting in the transfer of servicing of the 3 Columbus Circle loan combination, the applicable special servicer under the COMM 2015-CCRE22 pooling and servicing agreement nevertheless will be entitled to special servicing compensation for the period during which it acted as special servicer with respect to the 3 Columbus Circle loan combination, and its right to indemnification and certain other rights in respect of its special servicing activities relating to that loan combination will survive the transfer of special servicing duties to the special servicer for the other securitization. See “Risk Factors—Risks Related to the Offered Certificates—The Servicing of the 3 Columbus Circle Loan Combination Will Shift”, “Description of the Mortgage Pool—Split Loan Structures”, “Transaction Parties—The Special Servicer”, “—Affiliations and Certain Relationships Among Transaction Parties” and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Additional Matters Relating to the Servicing of the Non-Serviced Loan Combination” in this prospectus supplement.

Certificate Administrator,
Tax Administrator,
Certificate Registrar
and Custodian
Wells Fargo Bank, National Association will act as certificate administrator, tax administrator, certificate registrar and custodian under the pooling and servicing agreement.  The corporate trust offices of Wells Fargo Bank, National Association are located at 9062 Old Annapolis Road, Columbia, Maryland 21045, and for certificate transfer purposes are located at Sixth and Marquette Avenue, Minneapolis 55479-0113.  The certificate administrator is required to make distributions of the available distribution amount on each distribution date to the certificateholders and to prepare reports detailing the distributions to certificateholders on each distribution date and the performance of the mortgage loans and mortgaged properties.  See “Transaction Parties—The Certificate Administrator, Tax Administrator, Certificate Registrar and Custodian” and “—Affiliations and Certain Relationships Among Certain Transaction Parties” in this prospectus supplement.

Trustee
Wilmington Trust, National Association, a national banking association, will act as trustee of the trust fund.  The corporate trust offices of the trustee are located at 1100 North Market Street, Wilmington, Delaware 19890, Attention:  WFCM 2015-LC20.  In its capacity as trustee, Wilmington Trust, National Association will be primarily responsible for back-up advancing if the master servicer fails to perform its advancing obligations and will become the holder of each mortgage loan upon its transfer to the trust fund.  The trustee will also be the mortgagee of record and the trustee, or a custodian on its behalf, will hold the mortgage file with respect to each mortgage loan, in each case except as otherwise described under “—Relevant Parties for the Split Loan Structures” below with respect to the loan combinations.  See “Description of the Mortgage Pool—Split Loan Structures”, “Transaction Parties—The Trustee”, “—Affiliations and Certain Relationships Among Certain Transaction Parties” and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Additional Matters

Relating to the Servicing of the Non-Serviced Loan Combination” in this prospectus supplement.

Underwriters
Wells Fargo Securities, LLC, Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc. are the underwriters of the offered certificates.  Wells Fargo Securities, LLC is acting as lead manager and bookrunner for this offering and is acting as sole bookrunning manager with respect to each class of offered certificates.  Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc. are acting as co-managers.

A substantial portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) will be directed to affiliates of Wells Fargo Securities, LLC and Deutsche Bank Securities Inc. See “Method of Distribution (Underwriter Conflicts of Interest)” in this prospectus supplement.

Trust Advisor
Trimont Real Estate Advisors, Inc., a Georgia corporation, will act as the initial trust advisor under the pooling and servicing agreement with respect to all of the mortgage loans (other than the non-serviced pari passu mortgage loan).

Some of the rights and duties of the trust advisor will be as follows:

●
The trust advisor will perform certain review duties on a platform-level basis that will generally include an annual review (in accordance with the requirements of the pooling and servicing agreement) of, and, if any mortgage loans in the mortgage pool were specially serviced by the special servicer in the preceding calendar year, the preparation of an annual report regarding, certain of the special servicer’s actions pursuant to the pooling and servicing agreement with respect to specially serviced mortgage loans.  The review and report generally will be based on:  (a) during a subordinate control period, each final asset status report delivered to the trust advisor by the special servicer, (b) during a collective consultation period or senior consultation period, any asset status reports and additional information delivered to the trust advisor by the special servicer, (c) during a senior consultation period, in addition to the foregoing, a meeting with the special servicer to conduct a limited review of the special servicer’s operational practices on a platform-level basis in light of the special servicer’s obligations pursuant to the pooling and servicing agreement and the servicing standard, and (d) during any control or consultation period (as described in clauses (a) – (c) above), such other additional limited non-privileged information and documentation provided by the special servicer to the trust advisor that is required or permitted to be delivered to the trust advisor under the pooling and servicing agreement.  The special servicer will be entitled to review and provide comments on the applicable annual report before its finalization, but the content of any final annual report will nonetheless be determined solely by the trust advisor.

●
During any collective consultation period or senior consultation period (but, with respect to the One Monument Place loan combination, only if a control appraisal period has occurred and is continuing with respect to the related subordinate companion loan), the special servicer will be required to consult with the trust advisor (in addition to the subordinate class representative, during a collective consultation period) in connection with material special servicing actions with respect to specially serviced mortgage loans serviced by the special servicer.  Under certain circumstances, but only during a senior consultation period, the trust advisor may recommend the replacement of the special servicer (other than (i) the special servicer with respect to any non-serviced loan combination and (ii) prior to the occurrence and continuance of a control appraisal period with respect to the related subordinate companion loan, the special servicer in respect of the One Monument Place loan combination), in which case the certificate administrator will deliver notice of such recommendation to the certificateholders, and certificateholders with specified percentages of the voting rights may direct the replacement of the special servicer at their expense.  See “Transaction Parties—The Trust Advisor” and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Asset Status Reports” and “—The Trust Advisor” in this prospectus supplement.

The trust advisor will be discharged from its duties under the pooling and servicing agreement when the aggregate certificate principal balance of the Class A-1, A-2, A-3, A-4, A-5, A-SB, D and E certificates and the Class A-S, B and C regular interests has been reduced to zero.  See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Termination, Discharge and Resignation of the Trust Advisor”.

The obligations of the trust advisor under the pooling and servicing agreement are solely to provide analytical and reporting services.  When we use the words “consult”, “recommend” or words of similar import in respect of the trust advisor and any servicing action or inaction, we are referring to the trust advisor’s analytical and reporting services, and not to a duty to make recommendations for or against any servicing action.  Although the trust advisor must consider the servicing standard in its analysis, the trust advisor will not itself be bound by the servicing standard.  The trust advisor will have no liability to any certificateholders, or any particular certificateholder, for actions taken or not taken under the pooling and servicing agreement.  See “Servicing of the Mortgage Loans and Administration of the Trust Fund—The Trust Advisor” and “—Certain Matters Regarding the Master Servicer, the Special Servicer, the Trust Advisor and the Depositor” in this prospectus supplement.

In general, the trust advisor will have no duty to report to or respond to inquiries of the certificateholders. See “Description of the Offered Certificates—Reports to Certificateholders; Available Information” in this prospectus supplement.

The trust advisor will have certain rights to compensation (other than with respect to any non-serviced pari passu mortgage loan) and indemnification by the trust fund. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses—Compensation of the Trust Advisor” and “—The Trust Advisor” in this prospectus supplement.

Notwithstanding any contrary provision described above, the trust advisor under the pooling and servicing agreement for this transaction will have no rights or duties in connection with the 3 Columbus Circle mortgage loan. In that regard, the 3 Columbus Circle pooling and servicing agreement, after the securitization of the 3 Columbus Circle controlling pari passu companion loan, is expected to provide for a trust advisor or operating advisor with rights and duties in connection with the servicing and administration of loans (including the 3 Columbus Circle loan combination) under such pooling and servicing agreement that are substantially similar in all material respects (but not necessarily identical) to the rights and duties of the trust advisor under the pooling and servicing agreement for this transaction.

Majority Subordinate
Certificateholder
The majority subordinate certificateholder will be the holder(s) of a majority interest in (i) during a subordinate control period, the most subordinate class among the Class F and G certificates that has an aggregate principal balance, net of appraisal reduction amounts allocable thereto, that is at least equal to 25% of its total initial principal balance or (ii) during a collective consultation period, the most subordinate class among the Class F and G certificates that has an aggregate principal balance, without regard to appraisal reduction amounts, that is at least equal to 25% of its total initial principal balance.

The majority subordinate certificateholder will have a continuing right to appoint, remove or replace the subordinate class representative in its sole discretion during certain periods of time. This right may be exercised at any time and from time to time. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—The Majority Subordinate Certificateholder and the Subordinate Class Representative” in this prospectus supplement. During any subordinate control period (and, solely with respect to the One Monument Place loan combination, provided a control appraisal period has occurred and is continuing with respect to the related subordinate companion loan), the majority subordinate certificateholder or the subordinate class representative on its behalf will have the right to terminate the special servicer with or without cause and appoint itself or an affiliate or another person as the successor special servicer with respect to the applicable mortgage loans. It will be a condition to such appointment that (i) the hired rating agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of the certificates issued pursuant to the pooling and servicing agreement, (ii) any such successor satisfies the requirements of a qualified replacement special servicer as further described in “Servicing of the Mortgage Loans and Administration of the Trust Fund—Replacement of the Special Servicer” in this prospectus supplement and (iii) the successor special servicer delivers to the depositor or any applicable depositor of an other securitization that contains a serviced pari passu companion loan, any information regarding itself in its role as successor special servicer required in connection with a filing on Form 8-K in relation to such replacement. If the depositor or any applicable depositor of an other securitization that contains a serviced pari passu companion loan fails to file any required notices on Form 8-K related to such replacement in a timely manner, such replacement will be void ab initio. It is anticipated that RREF II CMBS AIV, LP (or another affiliate of Rialto Capital Advisors, LLC) (i) will purchase the Class F, G and V certificates on the closing date, (ii) may purchase the Class E, X-E, X-F and X-G certificates on the closing date and (iii) will become the initial majority subordinate certificateholder and be appointed as the initial subordinate class representative. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—The Majority Subordinate Certificateholder and the Subordinate Class Representative—The Majority Subordinate Certificateholder” in this prospectus supplement.

Notwithstanding anything to the contrary described herein, at any time when the holder of a majority interest in the Class F certificates is the majority subordinate certificateholder, the majority subordinate certificateholder may waive its right to appoint a subordinate class representative and to exercise any of the rights of the majority subordinate certificateholder or cause the exercise of any of the rights of the subordinate class representative set forth in the pooling and servicing agreement, by irrevocable written notice delivered to the depositor, trustee, certificate administrator, master servicer, special servicer and trust advisor.  Any such waiver will remain effective with respect to such holder and such class until such time as the majority subordinate certificateholder has sold or transferred a majority of the Class F certificates to an unaffiliated third party or third parties. Following any such transfer the successor majority subordinate certificateholder will again have the rights of the majority subordinate certificateholder as described herein without regard to any prior waiver by the predecessor majority subordinate certificateholder.  The successor majority subordinate certificateholder will also have the right to irrevocably waive its right to appoint a subordinate class representative and to exercise any of the rights of the majority subordinate certificateholder or cause the exercise of any of the rights of the subordinate class representative.  No successor majority subordinate certificateholder described above will have any consent rights with respect to any mortgage loan that became a specially serviced mortgage loan prior to its acquisition of a majority of the Class F certificates that had not also become a corrected mortgage loan prior to such acquisition until such mortgage loan becomes a corrected mortgage loan.

Whenever such an “opt-out” by a majority subordinate certificateholder is in effect:

●	a senior consultation period will be in effect; and

●
the rights of the majority subordinate certificateholder to appoint a subordinate class representative and the rights of the subordinate class representative will not be operative (notwithstanding that a subordinate control period or collective consultation period is or would otherwise then be in effect).

Notwithstanding any contrary provision described above, the majority subordinate certificateholder will have no rights in connection with the 3 Columbus Circle mortgage loan, other than, during a subordinate control period, (i) certain limited consultation rights with respect to actions of the applicable special servicer as set forth in the related intercreditor agreement and described in this prospectus supplement and (ii) the right to direct the termination of the other special servicer or appointment of a sub-servicer with respect to the 3 Columbus Circle loan combination if a servicer termination event (as defined under the 3 Columbus Circle pooling and servicing agreement) on the part of the other special servicer occurs that affects this securitization.  The related intercreditor agreement and/or the 3 Columbus Circle pooling and servicing agreement are expected to grant substantially similar (but not necessarily identical) rights, in all material respects, to those granted to the majority subordinate certificateholder under the pooling and servicing agreement for this transaction to the majority holders of a designated controlling class of certificates under the 3 Columbus Circle pooling and servicing agreement or their representative, subject to any limitations imposed by the 3 Columbus Circle pooling and servicing agreement or the related intercreditor agreement; provided that until the securitization of the 3 Columbus Circle controlling pari passu companion loan, the holder of the 3 Columbus Circle controlling pari passu companion loan will hold such rights with respect to the 3 Columbus Circle loan combination.

Notwithstanding any contrary provision described above, prior to the occurrence and continuance of a control appraisal period with respect to the related subordinate companion loan, the majority subordinate certificateholder will have no rights in connection with the One Monument Place loan combination, other than those rights it holds generally as a certificateholder and certain consent rights in relation to a sale of the One Monument Place Mortgage Loan if it constitutes a defaulted mortgage loan, or as otherwise specifically provided for under certain limited circumstances under the pooling and servicing agreement and the related intercreditor agreement.  Prior to the occurrence and continuance of a control appraisal period with respect to such related subordinate companion loan, any rights of the majority subordinate certificateholder applicable to the other mortgage loans in the mortgage pool (except for certain consent rights related to a sale of the One Monument Place Mortgage Loan if it constitutes a defaulted mortgage loan) will be exercisable with respect to the One Monument Place loan combination by the holder of such subordinate companion loan.  See “Description of the Mortgage Pool—Split Loan Structures—The One Monument Place Loan Combination”.

Subordinate Class
Representative
The majority subordinate certificateholder will be entitled to appoint, remove and replace a subordinate class representative in its sole discretion to the extent described in this prospectus supplement.  Subject to certain limitations described herein, this right may be exercised at any time and from time to time.  If at any time the majority subordinate certificateholder has not appointed a subordinate class representative (unless the majority subordinate class representative has expressly waived its right to act as or appoint a subordinate class representative and to exercise any of the rights of the majority subordinate certificateholder), then the majority subordinate certificateholder will be deemed to be the subordinate class representative.  See “Servicing of the Mortgage Loans and Administration of the Trust Fund—The Majority Subordinate Certificateholder and the Subordinate Class Representative—The Majority Subordinate Certificateholder” in this prospectus supplement.

The subordinate class representative generally will be—

	●	during a subordinate control period, entitled to direct the special servicer with respect to various special servicing matters, and replace the special servicer with or without cause; and

	●	during a collective consultation period, entitled (in addition to the trust advisor) to consult with the special servicer regarding various special servicing matters.

During a senior consultation period, no subordinate class representative will be recognized or have any rights to replace the special servicer or approve, direct or consult with respect to servicing matters.

Subordinate control period, collective consultation period and senior consultation period are described under “—Significant Dates and Periods” below.

The subordinate class representative generally will have no duty to holders of certificates other than holders of the Class F and G certificates.  See “Servicing of the Mortgage Loans and Administration of the Trust Fund—The Majority Subordinate Certificateholder and the Subordinate Class Representative—No Liability to the Trust Fund and Certificateholders”.

With respect to the mortgage loans secured by the mortgaged properties identified on Annex A-1 to this prospectus supplement as Walgreens Portfolio and Bella Luna / San Lucas, each of which also secures one or more related pari passu companion loans, the subordinate class representative’s consent and/or consultation rights with respect thereto will be in addition to the consultation rights of the holders of the related pari passu companion loans, in each case, as provided for in the related intercreditor agreement and as described in this prospectus supplement.  See “Description of the Mortgage Pool—Split Loan Structures—The Walgreens Portfolio Loan Combination” and “—The Bella Luna / San Lucas Loan Combination”.

With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as One Monument Place, which also secures a related subordinate companion loan, the subordinate class representative will not have any rights with respect to the One Monument Place loan combination prior to the occurrence and continuance of a control appraisal period with respect to the related subordinate companion loan, other than those rights it holds generally as a certificateholder and certain consent rights in relation to a sale of the One Monument Place Mortgage Loan if it constitutes a defaulted mortgage loan, or as otherwise specifically provided for under certain limited circumstances under the pooling and servicing agreement and the related intercreditor agreement.  Prior to the occurrence and continuance of a control appraisal period with respect to the related subordinate companion loan, except as specifically provided in the pooling and servicing agreement, any rights of the subordinate class representative applicable to the other mortgage loans in the mortgage pool (except for certain consent rights related to a sale of the One Monument Place Mortgage Loan if it constitutes a defaulted mortgage loan) will be exercisable with respect to the One Monument Center loan combination by the holder of the subordinate companion loan.  See “Description of the Mortgage Pool—Split Loan Structures—The One Monument Place Loan Combination”.

Notwithstanding any contrary provision described above, the subordinate class representative will have no rights in connection with the 3 Columbus Circle mortgage loan, other than, during a subordinate control period, (i) certain limited consultation rights with respect to actions of the applicable special servicer, as set forth in the related intercreditor agreement and described in this prospectus supplement and (ii) the right to direct the termination of the other special servicer or appointment of a sub-servicer with respect to the 3 Columbus Circle loan combination if a servicer termination event (as defined under the 3 Columbus Circle pooling and servicing agreement) on the part of the other special servicer occurs that affects this securitization.  The related intercreditor agreement and/or the 3 Columbus Circle pooling and servicing agreement grants or is expected to grant rights substantially similar in all material respects (but not necessarily identical) to those granted to the subordinate class representative under the pooling and servicing agreement for this transaction, to the holders of a designated class or group of certificates issued in connection with, or other party associated with, that other securitization or the representative of those holders or that other party, as the case may be; provided that until the securitization of the 3 Columbus Circle controlling pari passu companion loan, the holder of the 3 Columbus Circle controlling pari passu companion loan will hold such rights with respect to the 3 Columbus Circle loan combination.  See “Description of the Mortgage Pool—Split Loan Structures—The 3 Columbus Circle Loan Combination”.

See “—Relevant Parties for the Split Loan Structures” below.

Relevant Parties
for the Split
Loan Structures
The mortgaged properties identified on Annex A-1 to this prospectus supplement as 3 Columbus Circle, Walgreens Portfolio, One Monument Place and Bella Luna / San Lucas each secure both a mortgage loan and one or more related pari passu and/or subordinate companion loans.  Each of those mortgage loans and the related pari passu and/or subordinate companion loan(s) are collectively referred to as a “loan combination”.  Each of the Walgreens Portfolio mortgage loan, 3 Columbus Circle mortgage loan and Bella Luna / San Lucas mortgage loans is sometimes referred to as a “pari passu mortgage loan”.

The loan combinations secured by the mortgaged properties identified on Annex A-1 to this prospectus supplement as Walgreens Portfolio, One Monument Place and Bella Luna / San Lucas will be principally serviced under the pooling and servicing agreement for this transaction.  Each such loan combination is sometimes referred to as a “serviced loan combination”.  The Walgreens Portfolio mortgage loan and the Bella Luna / San Lucas mortgage loan are each sometimes referred to as a “serviced pari passu mortgage loan” or a “serviced mortgage loan” and each related pari passu companion loan is sometimes referred to as a “serviced pari passu companion loan” or a “serviced companion loan”. The One Monument Place mortgage loan is sometimes referred to as a “serviced mortgage loan” and the related subordinate companion loan is sometimes referred to as a “serviced subordinate companion loan” or a “serviced companion loan”.

The companion loan holders for the Walgreens Portfolio loan combination, the One Monument Place loan combination and the Bella Luna / San Lucas loan combination will not be parties to the pooling and servicing agreement, but their rights may affect the servicing of the related mortgage loans.  One of the Walgreens Portfolio pari passu companion loans was previously included in the COMM 2015-LC19 commercial mortgage securitization, and the Walgreens Portfolio loan combination will, until the closing date of this securitization, be serviced under the COMM 2015-LC19 pooling and servicing agreement.  The COMM 2015-LC19 trustee, Wells Fargo Bank, National Association, is currently the mortgagee under the Walgreens Portfolio loan combination, but (to the extent necessary) it will assign the related mortgage instruments and other security documents  to the trustee for this securitization.  Upon the closing of this securitization transaction, Ladder Capital Finance LLC or an affiliate thereof is expected to be the holder of the other Walgreens Portfolio pari passu companion loan (subject to any applicable financing arrangement with respect to such companion loan).  RMEZZ One Monument, LLC, an affiliate of Rialto Capital Advisors, LLC, the special servicer, is the current  holder of the One Monument Place subordinate companion loan.  Silverpeak Real Estate Finance LLC is the initial holder of the Bella Luna / San Lucas pari passu companion loan.

The 3 Columbus Circle loan combination is sometimes referred to herein as a “non-serviced loan combination”. The 3

Columbus Circle mortgage loan and each related companion loan, are sometimes referred to herein as a “non-serviced pari passu mortgage loan” and a “non-serviced pari passu companion loan”, respectively. The 3 Columbus Circle pari passu companion loan evidenced by the promissory note designated “A-4” has been included in the COMM 2015-CCRE22 securitization. German American Capital Corporation is the initial holder of the 3 Columbus Circle controlling pari passu companion loan. Citigroup Global Markets Realty Corp. is the initial holder of the 3 Columbus Circle pari passu companion loans evidenced by the promissory notes designated “A-2” and “A-5”, respectively. The 3 Columbus Circle mortgage loan is comprised of the promissory notes designated “A-3” and “A-6” in the 3 Columbus Circle loan combination. Prior to the securitization of the 3 Columbus Circle controlling pari passu companion loan, the 3 Columbus Circle loan combination will be serviced under the COMM 2015-CCRE22 pooling and servicing agreement. After the securitization of the 3 Columbus Circle controlling pari passu companion loan, the 3 Columbus Circle loan combination will be serviced under the pooling and servicing agreement for that securitization, subject to the related intercreditor agreement. The pooling and servicing agreement governing the securitization of the 3 Columbus Circle loan combination at any given time is referred to herein as the “3 Columbus Circle pooling and servicing agreement”. In particular:

●
The master servicer under the 3 Columbus Circle pooling and servicing agreement (the “3 Columbus Circle master servicer”) will be primarily responsible for the primary servicing and administering, directly or through sub-servicers, of the 3 Columbus Circle loan combination when such loan combination is not a specially serviced mortgage loan and for making servicing advances with respect to such loan combination. The master servicer under the pooling and servicing agreement for this transaction will be primarily responsible for making debt service advances with respect to the related mortgage loan for the indirect benefit of the certificateholders under the pooling and servicing agreement for this transaction. Any debt service advances in respect of any 3 Columbus Circle pari passu companion loan will be the responsibility of the master servicer or trustee of the securitization that holds such 3 Columbus Circle pari passu companion loan.

●
The special servicer under the 3 Columbus Circle pooling and servicing agreement (the “3 Columbus Circle special servicer”), will be responsible for servicing the 3 Columbus Circle loan combination, following the occurrence of one or more specified events that cause such loan combination to become a specially serviced mortgage loan.

●
The trustee under the 3 Columbus Circle pooling and servicing agreement (the “3 Columbus Circle trustee”), is or is expected to be primarily responsible for back-up advancing if the 3 Columbus Circle master servicer fails to perform its obligations to make servicing advances with respect to the 3 Columbus Circle loan combination. The trustee of the securitization of the 3 Columbus Circle controlling pari passu companion loan is expected to be the mortgagee of record with respect to the 3 Columbus Circle loan combination.

●
Following the securitization of the 3 Columbus Circle controlling pari passu companion loan, the 3 Columbus Circle pooling and servicing agreement is expected to provide for a trust advisor or operating advisor (the “3 Columbus Circle trust advisor”) with rights and duties in connection with the servicing and administration of loans (including the 3 Columbus Circle loan combination) under that agreement that are similar, but not necessarily identical, to the rights and duties of the trust advisor under the pooling and servicing agreement for this transaction.

●
Following the securitization of the 3 Columbus Circle controlling pari passu companion loan, the 3 Columbus Circle pooling and servicing agreement is expected to grant to a designated majority subordinate certificateholder and a designated subordinate class representative various rights in connection with the servicing and administration of loans (including the 3 Columbus Circle loan combination) under that agreement that are similar, but not identical, to those granted to the majority subordinate certificateholder and/or subordinate class representative, as applicable, under the pooling and servicing agreement for this transaction.

●
Following the securitization of the 3 Columbus Circle controlling pari passu companion loan, the custodian under the 3 Columbus Circle pooling and servicing agreement is expected to maintain custody of the mortgage loan documents for the 3 Columbus Circle loan combination (other than the related promissory note(s) evidencing the related mortgage loan, which will be delivered by the related mortgage loan seller to the custodian under the pooling and servicing agreement for this transaction).

See “Risk Factors—Other Risks—Split Loan Structures May Adversely Affect Net Cash Flow to Sponsors, Which May Reduce Sponsors’ Commitment to Effective Management of the Mortgaged Properties,” “Description of the Mortgage Pool—Split Loan Structures”, “Transaction Parties—Affiliations and Certain Relationships Among Certain Transaction Parties”, “Servicing of the Mortgage Loans and Administration of the Trust Fund—The Majority Subordinate Certificateholder and the Subordinate Class Representative” in this prospectus supplement.

Affiliations and Certain
Relationships Among
Certain Transaction
Parties	Wells Fargo Bank, National Association, a sponsor, originator and mortgage loan seller, is also the master servicer, the certificate administrator, the tax administrator, the certificate registrar and the custodian under this securitization, and is an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor, and of Wells Fargo Securities, LLC, one of the underwriters. In addition, Wells Fargo Bank, National

Association is the master servicer under the COMM 2015-CCRE22 pooling and servicing agreement which will initially govern the servicing of the 3 Columbus Circle Mortgage Loan, and is the trustee, certificate administrator, paying agent and custodian under the COMM 2015-LC19 pooling and servicing agreement which will govern the servicing of the Walgreens Portfolio loan combination until the closing of this securitization.  See “Description of the Mortgage Pool—Split Loan Structures” in this prospectus supplement.

Wells Fargo Bank, National Association and Deutsche Bank AG, Cayman Islands Branch (an affiliate of Deutsche Bank Securities Inc., an underwriter) are purchasers under separate repurchase agreements with affiliates of Ladder Capital Finance LLC, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by Ladder Capital Finance LLC and its affiliates.  Ladder Capital Finance Holdings LLLP, Series TRS of Ladder Capital Finance Holdings LLLP and Series REIT of Ladder Capital Finance Holdings LLLP guarantee certain obligations under those repurchase facilities of the Ladder Capital Finance LLC affiliates that are the primary obligors thereunder.  Certain of the mortgage loans that Ladder Capital Finance LLC will transfer to the depositor are (or, as of the closing date for this securitization, are expected to be) subject to these repurchase facilities that affiliates of Ladder Capital Finance LLC have with Wells Fargo Bank, National Association and Deutsche Bank AG, Cayman Islands Branch and proceeds received by Ladder Capital Finance LLC in connection with the transfer of the related mortgage loans to the depositor will be used, among other things, to reacquire all such warehoused mortgage loans, directly or indirectly through its applicable affiliates, from Wells Fargo Bank, National Association and Deutsche Bank AG, Cayman Islands Branch in accordance with the terms of the related repurchase agreements, free and clear of any liens.

Wells Fargo Bank, National Association and Deutsche Bank AG, Cayman Islands Branch are purchasers under separate repurchase agreements with Silverpeak Real Estate Finance LLC or with a wholly-owned subsidiary or other affiliate of the subject mortgage loan seller, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by Silverpeak Real Estate Finance LLC.  Some or all of the respective mortgage loans that Silverpeak Real Estate Finance LLC will transfer to the depositor are (or, as of the closing date for this securitization, are expected to be) subject to the repurchase facilities such mortgage loan seller or its wholly-owned subsidiary or other affiliate has with Wells Fargo Bank, National Association and Deutsche Bank AG, Cayman Islands Branch, and proceeds received by Silverpeak Real Estate Finance LLC in connection with the transfer of the related mortgage loans to the depositor will be used, among other things, to reacquire all such warehoused mortgage loans, directly or indirectly through a wholly-owned subsidiary or other applicable affiliate, from Wells Fargo Bank, National Association and Deutsche Bank AG, Cayman Islands Branch in accordance with the terms of the related repurchase agreement, free and clear of any liens.

Wells Fargo Bank, National Association is the interim custodian of the loan files for all of the mortgage loans that Ladder Capital Finance LLC will transfer to the depositor.  However, in the case of the Walgreens Portfolio mortgage loan, Wells Fargo Bank, National Association is holding most of the related mortgage loan documents in its capacity as custodian for the COMM 2015-LC19 commercial mortgage securitization.

Ladder Capital Finance LLC, a sponsor, a mortgage loan seller and an originator, is an indirect wholly-owned subsidiary of Ladder Capital Finance Holdings LLLP and an affiliate of Series TRS of Ladder Capital Finance Holdings LLLP and Series REIT of Ladder Capital Finance Holdings LLLP.  Ladder Capital Finance Holdings LLLP, Series TRS of Ladder Capital Finance Holdings LLLP and Series REIT of Ladder Capital Finance Holdings LLLP will agree, pursuant to the related mortgage loan purchase agreement, to guarantee payment in connection with the performance of Ladder Capital Finance LLC’s obligations to repurchase or replace its respective mortgage loans for material breaches of representations and warranties or material loan document defects.  See “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” and “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators—Ladder Capital Finance LLC” in this prospectus supplement.

In addition, Ladder Capital Finance LLC is affiliated with the borrowers under nine (9) mortgage loans that Ladder Capital Finance LLC is contributing to this securitization transaction, collectively representing approximately 5.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.  Such mortgage loans were originated by Ladder Capital Finance LLC or an affiliate thereof and may contain certain terms that are more favorable to the subject borrower than would have been the case if the originating lender had not been an affiliate of the subject borrower.

Pursuant to certain interim servicing agreements between Ladder Capital Finance LLC and certain of its affiliates, on the one hand, and Wells Fargo Bank, National Association, on the other hand, Wells Fargo Bank, National Association acts, from time to time, as interim servicer with respect to certain of the mortgage loans owned from time to time by Ladder Capital Finance LLC and such affiliates (subject, in some cases, to the repurchase facilities described above in this section), including, prior to their inclusion in the trust fund, all but one of the mortgage loans that Ladder Capital Finance LLC will transfer to the depositor.  The Walgreens Portfolio loan combination has (since the closing of the COMM 2015-LC19 commercial mortgage securitization) been serviced by Midland Loan Services, a Division of PNC Bank, National Association, as master servicer under the COMM 2015-LC19 pooling and servicing agreement.

It is expected that at the time of closing of this securitization transaction Ladder Capital Finance LLC or an affiliate thereof will be the holder of a Walgreens Portfolio pari passu companion loan in the amount of $16,000,000 (subject to any financing arrangement applicable to such companion loan).

Ladder Capital Finance LLC or such affiliate is expected to transfer such Walgreens Portfolio pari passu companion loan to a future securitization.

Pursuant to certain interim servicing agreements between Wells Fargo Bank, National Association and Silverpeak Real Estate Finance LLC, each a sponsor, originator and mortgage loan seller, or certain affiliates of Silverpeak Real Estate Finance LLC, Wells Fargo Bank, National Association acts as primary servicer with respect to certain mortgage loans owned by Silverpeak Real Estate Finance LLC or such affiliates of Silverpeak Real Estate Finance LLC (subject, in some cases, to the repurchase facilities described above) from time to time, including, prior to their inclusion in the trust fund, some or all of the mortgage loans to be transferred by Silverpeak Real Estate Finance LLC to the depositor.

Silverpeak Real Estate Finance LLC, a sponsor, originator and mortgage loan seller, is the initial holder of the Bella Luna / San Lucas pari passu companion loan.  In addition, Silverpeak Real Estate Finance LLC is affiliated with the sponsor of one (1) of the mortgage loans that Silverpeak Real Estate Finance LLC is contributing to this securitization transaction, representing approximately 3.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.  Such mortgage loan may contain certain terms that are more favorable to the subject borrower than would have been the case if the originating lender had not been an affiliate of the sponsor of such mortgage loan.

German American Capital Corporation, an affiliate of Deutsche Bank Securities Inc., one of the underwriters, is the initial holder of two of the 3 Columbus Circle pari passu companion loans, Deutsche Mortgage & Asset Receiving
Corporation, an affiliate of Deutsche Bank Securities Inc., is the depositor with respect to the COMM 2015-CCRE22 pooling and servicing agreement which will initially govern the servicing of the 3 Columbus Circle Mortgage Loan and Deutsche Bank Trust Company Americas, an affiliate of Deutsche Bank Securities Inc., is the certificate administrator, paying agent and custodian with respect to the COMM 2015-CCRE22 pooling and servicing agreement.   See “Description of the Mortgage Pool—Split Loan Structures” in this prospectus supplement.

Pursuant to an interim servicing agreement between Deutsche Bank AG New York and/or Cayman Islands Branch and German American Capital Corporation, each an affiliate of Deutsche Bank Securities Inc., one of the underwriters, on the one hand, and Wells Fargo Bank, National Association, on the other hand, Wells Fargo Bank, National Association acts, from time to time, as interim servicer with respect to certain mortgage loans owned from time to time by Deutsche Bank AG New York and/or Cayman Islands Branch and German American Capital Corporation, including, prior to the closing of the COMM 2015-CCRE22 securitization, the two 3 Columbus Circle pari passu companion loans held by German American Capital Corporation, as well as the 3 Columbus Circle mortgage loan that Wells Fargo Bank, National Association will transfer to the depositor.

In addition, with respect to certain mortgage loans, the related mortgage loan seller, an affiliate thereof or another participant in this securitization holds a mezzanine or other similar loan secured by direct or indirect equity interests in the related mortgage borrower.  See “Description of the Mortgage Pool—Subordinate and/or Other Financing”, “Transaction Parties—Affiliations and Certain Relationships Among Certain Transaction Parties” in this prospectus supplement and “Summaries of the Fifteen Largest Mortgage Loans—One Monument Place” in Annex A-3 to this prospectus supplement.

Rialto Capital Advisors, LLC, which is acting as the special servicer, is an affiliate of the entity that (a) is anticipated to purchase the Class F, G and V certificates on the closing date, (b) may purchase the Class E, X-E, X-F and X-G certificates on the closing date, (c) is expected to become the initial majority subordinate certificateholder and (d) is expected to be appointed as the initial subordinate class representative.  In addition, Rialto Capital Advisors, LLC is an affiliate of RMEZZ One Monument, LLC, the current holder of the One Monument Place subordinate companion loan.

Wilmington Trust, National Association, the trustee under this securitization, is also expected to be the trustee under the COMM 2015-CCRE22 pooling and servicing agreement which will initially govern the servicing of the 3 Columbus Circle loan combination.

The roles and relationships described above may give rise to conflicts of interest.  See “Risk Factors—Risks Related to the Offered Certificates—Various Other Securitization-Level Conflicts of Interest May Have an Adverse Effect on Your Offered Certificates”, “—Potential Conflicts of Interest of the Underwriters and Their Affiliates”, “—Potential Conflicts of Interest of the Subordinate Class Representative” and “—Potential Conflicts of Interest in the Selection of the Mortgage Loans” and “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators” and “—Affiliations and Certain Relationships Among Certain Transaction Parties” in this prospectus supplement and see “The Depositor” and “The Sponsor” in the accompanying prospectus supplement.

Significant Dates and Periods

Cut-off Date
The mortgage loans will be considered part of the trust fund as of their respective cut-off dates.  The cut-off date with respect to each mortgage loan is the due date for the monthly debt service payment that is due in March 2015 (or, in the case of any mortgage loan that has its first due date in April 2015, the date that would have been its due date in March 2015 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).

Closing Date	The date of initial issuance for the certificates will be on or about March 31, 2015.

Determination Date	The determination date will be the 11th day of each month, or, if that day is not a business day, the next succeeding business day, commencing in April 2015. The close of business on the determination date is the monthly cut-off date for information regarding the mortgage loans that must be reported to the holders of the certificates on the distribution date in that month.

Distribution Date
Distributions on the certificates are scheduled to occur monthly on the fourth business day following the related determination date, commencing in April 2015.  The first distribution date is anticipated to be April 17, 2015.

Record Date
The record date for each monthly distribution on the certificates will be the last business day of the prior calendar month, except as may otherwise be described in this prospectus supplement with respect to final distributions.

Business Day
Under the pooling and servicing agreement, a business day will be any day other than a Saturday, a Sunday or a day on which banking institutions in California, Delaware, Georgia, Maryland, Minnesota, New York, North Carolina, Texas or any of the jurisdictions in which the respective primary servicing offices of the master servicer or the special servicer or the corporate trust offices of the certificate administrator or the trustee are located, or the New York Stock Exchange or the Federal Reserve System of the United States of America, are authorized or obligated by law or executive order to remain closed.

Collection Period
Amounts available for distribution on the certificates on any distribution date will depend in part on the payments and other collections received on or with respect to the mortgage loans during the related collection period, and any advances of payments due (without regard to grace periods) during that collection period.  In general, each collection period—

	●	will relate to a particular distribution date,

	●	will be approximately one calendar month long,

	●	will begin when the prior collection period ends or, in the case of the first collection period, will begin as of the respective cut-off dates for the mortgage loans, and

●
will end at the close of business on the determination date immediately preceding the related distribution date (or, in the case of any non-serviced pari passu mortgage loan and solely for the purpose of determining the amount available for distribution on the certificates for any distribution date, one business day after such determination date).

Interest Accrual Period
The interest accrual period for each class of offered certificates for each distribution date will be the calendar month immediately preceding the month in which that distribution date occurs.  Interest on the offered certificates will be calculated assuming that each month has 30 days and each year has 360 days.

Assumed Final
Distribution Dates	Set forth in the table below is the month and year of the distribution date on which each class of offered certificates is expected to be paid in full, based upon structuring assumptions which include, without limitation, assuming 0% CPR and no delinquencies, losses, modifications, extensions of maturity dates, repurchases, sales or prepayments of the mortgage loans after the cut-off date, except that each mortgage loan with an anticipated repayment date is assumed to repay in full on its respective anticipated repayment date. See the definition of structuring assumptions in Annex B to this prospectus supplement. The actual final distribution date for each class of offered certificates may be earlier or later (and could be substantially earlier or later) than the assumed final distribution date for that class.

	Class	Assumed Final Distribution Date*
	Class A-1	December 2019
	Class A-2	April 2020
	Class A-3	March 2022
	Class A-4	February 2025
	Class A-5	March 2025
	Class A-SB	December 2024
	Class A-S	March 2025
	Class X-A	NAP
	Class X-B	NAP
	Class B	March 2025
	Class C	March 2025
	Class PEX	March 2025

*	Calculated based on a 0% CPR and the “structuring assumptions” described in Annex B to this prospectus supplement.

Rated Final
Distribution Date	As to each class of offered certificates, the distribution date in April 2050. See “Ratings” in this prospectus supplement.

Control and Consultation
Periods
The rights of various parties to replace the special servicer, and approve or consult with respect to certain material actions of the special servicer, will vary according to defined periods and other provisions, as summarized below.  See “Servicing of the Mortgage Loans and Administration of the Trust Fund—The Majority Subordinate Certificateholder and the Subordinate Class Representative” and “Description of the Mortgage Pool—Split Loan Structures—The One Monument Place Loan Combination” in this prospectus supplement.

●
Subordinate Control Period.  Unless a senior consultation period is deemed to occur and is continuing pursuant to clause (ii) in the second succeeding bullet, a “subordinate control period” will exist when the Class F certificates have an aggregate principal balance, net of any appraisal reduction amounts notionally allocated in reduction of the principal balance of that class, that is not less than 25% of its initial principal balance.  In general, during a subordinate control period (and, with respect to the One Monument Place loan combination, other than prior to the occurrence and continuance of a control appraisal period with respect to the related subordinate companion loan), (i) the subordinate class representative will be entitled to grant or withhold approval of asset status reports prepared, and material servicing actions proposed, by the special servicer, and (ii) the subordinate class representative will (other than with respect to the One Monument Place loan combination prior to the occurrence and continuance of a control appraisal period with respect to the related subordinate companion loan) be entitled to terminate and replace the special servicer with or without cause. The trust advisor will not have approval rights and generally will have no right to consult with respect to actions of the special servicer during a subordinate control period.

●
Collective Consultation Period.  Unless a senior consultation period is deemed to occur and is continuing pursuant to clause (ii) in the succeeding bullet, a “collective consultation period” will exist when the Class F certificates have an aggregate principal balance that both (i) as notionally reduced by any appraisal reduction amounts allocable to that class, is less than 25% of its initial principal balance and (ii) without regard to any appraisal reduction amounts allocable to that class, is 25% or more of its initial principal balance.  In general, during a collective consultation period, the special servicer will be required to consult with each of the subordinate class representative and the trust advisor (other than with respect to the One Monument Place loan combination prior to the occurrence and continuance of a control appraisal period with respect to the related subordinate companion loan) in connection with asset status reports and material special servicing actions with respect to the mortgage loans.  The subordinate class representative will have no right to terminate and replace the special servicer during a collective consultation period.

●
Senior Consultation Period.  A “senior consultation period” will exist when either (i) the Class F certificates have an aggregate principal balance, without regard to any appraisal reduction amounts allocable to that class, that is less than 25% of its initial principal balance or (ii) during such time as the Class F certificates are the most subordinate class of control-eligible certificates that have a then-outstanding principal balance, net of appraisal reduction amounts, at least equal to 25% of its initial principal balance, the then-majority subordinate certificateholder has irrevocably waived its right to appoint a subordinate class representative and to exercise any of the rights of the majority subordinate certificateholder or cause the exercise of the rights of the subordinate class representative and such rights have not been reinstated to a successor majority subordinate certificateholder as set forth in the pooling and servicing agreement.  See “Servicing of the Mortgage Loans and Administration of the Trust Fund—The Majority Subordinate Certificateholder and the Subordinate Class Representative” in this prospectus supplement.  In general, during a senior consultation period, the special servicer will be required to consult with the trust advisor in connection with asset status reports and material special servicing actions (other than with respect to the One Monument Place loan combination prior to the occurrence and continuance of a control appraisal period with respect to the related subordinate companion loan). During any senior consultation period, no subordinate class representative will be recognized or have any right to replace the special servicer or approve or be consulted with respect to “asset status reports” or material special servicing actions.

With respect to the mortgaged properties identified on Annex A-1 to this prospectus supplement as Walgreens Portfolio and Bella Luna / San Lucas, each of which also secures one or more pari passu companion loans, the holders of such related companion loans or their representatives will have, generally at all times, consultation rights with respect to asset status reports and material special servicing actions involving the related loan combination, as provided for in the related intercreditor agreement and as described in this prospectus supplement.  Those rights will be in addition to the rights of the subordinate class representative in this transaction and the trust advisor as described above.  See “Description of the Mortgage Pool—Split Loan Structures—The Walgreens Portfolio Loan Combination”.

With respect to the mortgaged property identified on Annex A-1 to this prospectus supplement as One Monument Place, which also secures one subordinate companion loan, prior to the occurrence and continuance of a control appraisal period with respect to the related subordinate companion loan, the holder of such subordinate companion loan will have the right to terminate the special servicer, with or without cause, with respect to the One Monument Place loan combination as provided for in the related intercreditor agreement and as described in this prospectus supplement.  In addition, prior to the occurrence and continuance of a control appraisal period with respect to the related subordinate companion loan, the holder of such subordinate companion loan will generally have the same rights with respect to the One Monument Place loan combination as the subordinate class representative has during the continuance of a subordinate control period with respect to the other mortgage loans (other than the non-serviced mortgage loans) in the mortgage pool (except for certain consent rights related to a sale of the One Monument Place Mortgage Loan if it constitutes a defaulted mortgage loan).  After the occurrence and during the continuance of a control appraisal period with respect to the related subordinate companion loan, all of those rights with respect to the One Monument Place loan combination will be exercisable by the holder of such subordinate companion loan.  See “Description of the Mortgage Pool—Split Loan Structures—The One Monument Place Loan Combination”.

Control Appraisal Period. A “control appraisal period” will exist with respect to the One Monument Place subordinate companion loan, if and for so long as

●
(1) the initial principal balance of such subordinate companion loan minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, such subordinate companion loan, (y) any appraisal reduction amount for the One Monument Place loan combination that is allocated to such subordinate companion loan and (z) any losses realized with respect to the related mortgaged property or the One Monument Place loan combination that are allocated to such subordinate companion loan, is less than

●
25% of the remainder of the (i) initial principal balance of such subordinate companion loan less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the related holder of such subordinate companion loan;

provided, however, that subject to certain conditions described in this prospectus supplement, the holder of the One Monument Place subordinate companion loan will be permitted to deliver either cash collateral or a standby letter of credit acceptable to the special servicer in order to avoid the occurrence of a control appraisal period.

In addition, (i) during any collective consultation period or senior consultation period, the special servicer may (other than with respect to the 3 Columbus Circle mortgage loan and, prior to the occurrence and continuance of a control appraisal period with respect to the related subordinate companion loan, the One Monument Place loan combination) be terminated and replaced without cause upon the affirmative direction of certificate owners holding not less than 75% of the appraisal-reduced voting rights of all certificates, following a proposal from certificate owners holding not less than 25% of the appraisal-reduced voting rights of all certificates, and (ii) during any senior consultation period, the special servicer  may (other than with respect to the 3 Columbus Circle mortgage loan and, prior to the occurrence and continuance of a control appraisal period with respect to the related subordinate companion loan, the One Monument Place loan combination) be terminated and replaced without cause upon the affirmative direction of certificate owners holding not less than a majority of the appraisal-reduced voting rights of all principal balance certificates, following the recommendation of termination from the trust advisor if it believes that the special servicer is not performing its duties under the pooling and servicing agreement in accordance with the servicing standard.

Notwithstanding any contrary provision described above:

●
The existence of a subordinate control period, collective consultation period or senior consultation period under the pooling and servicing agreement for this transaction will not limit the control and consultation rights of the holder of the 3 Columbus Circle pari passu companion loan as described in this prospectus supplement.

●	The trust advisor under the pooling and servicing agreement will have no right or duty to consult with respect to any matter with respect to the 3 Columbus

Circle loan combination or, prior to the occurrence and continuance of a control appraisal period with respect to the related subordinate companion loan, the One Monument Place loan combination.

●
Following the securitization of the 3 Columbus Circle controlling pari passu companion loan, the 3 Columbus Circle pooling and servicing agreement is expected to set forth time periods and corresponding relative rights of the related subordinate class representative (or its equivalent), majority subordinate certificateholder (or its equivalent), trust advisor (or its equivalent) and certificateholders in connection with the servicing and administration of loans (including the 3 Columbus Circle loan combination (including, without limitation the conditions under which the related special servicer may be removed with respect to such loan combination by the certificateholders with respect to such transaction or otherwise)) serviced under such pooling and servicing agreement that are substantially similar in all material respects (but not necessarily identical) to the time periods and corresponding relative rights of the subordinate class representative, majority subordinate certificateholder, trust advisor and certificateholders under the pooling and servicing agreement for this transaction, as generally described in this prospectus supplement.  Until the securitization of the 3 Columbus Circle controlling pari passu companion loan, German American Capital Corporation and its assigns, as holder of the 3 Columbus Circle controlling pari passu companion loan, will have such rights, subject to the terms of the 3 Columbus Circle intercreditor agreement.  The relevant time periods under the pooling and servicing agreement for this transaction are, and the relevant time periods under the 3 Columbus Circle pooling and servicing agreement are, or are expected to be, defined by reference to the loans held (whether or not serviced) by the trust fund established and the securities issued under that agreement.  The existence or absence of a subordinate control period, collective consultation period or senior consultation period under one pooling and servicing agreement will not by itself affect the existence or absence of a subordinate control period, collective consultation period or senior consultation period under another pooling and servicing agreement.

With respect to the One Monument Place loan combination, prior to the occurrence and continuance of a control appraisal period with respect to the related subordinate companion loan, the holder of such subordinate companion loan will have the right to terminate the special servicer, with or without cause, with respect to the One Monument Place loan combination. After the occurrence and during the continuance of a control appraisal period with respect to the related subordinate companion loan, the special servicer may be terminated and replaced as described above.

See “Servicing of the Mortgage Loans and Administration of the Trust Fund” and “Description of the Mortgage Pool—Split Loan Structures” in this prospectus supplement.

The Trust Fund

Creation of the Trust Fund
We will use the net proceeds from the issuance and sale of the certificates as the consideration to purchase the mortgage loans that will back those certificates from the mortgage loan sellers.  Promptly upon acquisition, we will transfer those mortgage loans to the trust fund in exchange for the certificates.

A. General Considerations	When reviewing the information that we have included in this prospectus supplement with respect to the mortgage loans, please note that—

	●	All numerical information provided with respect to any individual mortgage loans, group of mortgage loans or the mortgage loans as a whole is provided on an approximate basis.

●
All weighted average information provided with respect to the mortgage loans or any sub-group of mortgage loans reflects a weighting based on their respective cut-off date principal balances.  We will transfer the principal balance as of the cut-off date for each of the mortgage loans to the trust fund.

●
In presenting the principal balances of the mortgage loans as of the cut-off date, we have assumed that all scheduled payments of principal and/or interest due on the mortgage loans on or before the cut-off date are timely made, and no prepayments or other unscheduled collections of principal are received with respect to any of the mortgage loans during the period from March 1, 2015 up to and including the cut-off date.

●
In the case of the Walgreens Portfolio mortgage loan, the 3 Columbus Circle mortgage loan, the One Monument Place mortgage loan and the Bella Luna / San Lucas mortgage loan, with respect to each of which the related mortgaged property or portfolio of mortgaged properties also secures one or more pari passu and/or subordinate companion loans, we generally present the loan-to-value ratio, debt service coverage ratio, debt yield and cut-off date balance per net rentable square foot or unit, as applicable, in this prospectus supplement in a manner that takes account of that mortgage loan and its related pari passu companion loan(s) but excludes any related subordinate companion loan.

●
The trust fund will include one (1) group of cross-collateralized and cross-defaulted mortgage loans, representing approximately 1.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.  In general, when a mortgage loan is cross-collateralized and cross-defaulted with one or more other mortgage loans, we present the information regarding those mortgage loans as if each of them were secured only by the related mortgaged property identified on Annex A-1 to this prospectus supplement, except that (other than as described below) loan-to-value ratio, debt service coverage ratio, debt yield and loan per unit or square foot information is presented for a cross-collateralized group on an aggregate and/or weighted average basis, as applicable, in the manner described in this prospectus supplement.

●
None of the mortgage loans in the trust fund will be cross-collateralized with any mortgage loan that is not in the trust fund (except as described in this prospectus supplement with respect to the mortgage loans respectively secured by the mortgaged properties identified on Annex A-1 to this prospectus supplement as 3 Columbus Circle, Walgreens Portfolio, One Monument Place and Bella Luna / San Lucas, as to each of which the related mortgaged property or portfolio of mortgaged properties also secures one or more related pari passu and/or subordinate companion loans that are not included in the trust fund).

●
Eleven (11) of the mortgage loans, representing approximately 11.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, provide for an increase in the related interest rate after a certain date, referred to as the anticipated repayment date, if the related borrower has not repaid the mortgage loan in full on such date.  See “Description of the Mortgage Pool—ARD Loans” in this prospectus supplement.

●
The information in this prospectus supplement for mortgage loans secured by more than one mortgaged property (other than by reason of cross-collateralization with another mortgage loan) is generally based on allocated loan amounts as stated on Annex A-1 when information is presented relating to mortgaged properties and not mortgage loans.

●
Except as otherwise specifically stated, the loan-to-value ratio, debt service coverage ratio, debt yield and loan per net rentable square foot or unit statistics with respect to each mortgage loan are calculated and presented without regard to any indebtedness other than the mortgage loan, whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise, that currently exists or that may be incurred by the related borrower or its owners in the future.

B. General Characteristics	As of the cut-off date, the mortgage loans are expected to have the following characteristics:

Cut-off date pool balance	$829,624,317
Number of mortgage loans	68
Number of mortgaged properties	122
Percentage of multi-property mortgage loans and cross-collateralized groups	22.7%
Largest cut-off date principal balance	$75,000,000
Smallest cut-off date principal balance	$637,000
Average cut-off date principal balance	$12,200,358
Highest mortgage interest rate	5.516%
Lowest mortgage interest rate	3.610%

Weighted average mortgage interest rate	4.396%
Longest original term to maturity or anticipated repayment date	121 months
Shortest original term to maturity or anticipated repayment date	60 months
Weighted average original term to maturity or anticipated repayment date	112 months
Longest remaining term to maturity or anticipated repayment date	121 months
Shortest remaining term to maturity or anticipated repayment date	57 months
Weighted average remaining term to maturity or anticipated repayment date	112 months
Highest debt service coverage ratio, based on underwritten net cash flow(1)(2)	3.27x
Lowest debt service coverage ratio, based on underwritten net cash flow(1)(2)	1.21x
Weighted average debt service coverage ratio, based on underwritten net cash flow(1)(2)	1.63x
Highest cut-off date loan-to-value ratio(1)(2)	76.0%
Lowest cut-off date loan-to-value ratio(1)(2)	43.5%
Weighted average cut-off date loan-to-value ratio(1)(2)	66.5%
Highest maturity date loan-to-value ratio or anticipated repayment date loan-to-value ratio(1)(2)	70.0%
Lowest maturity date loan-to-value ratio or anticipated repayment date loan-to-value ratio(1)(2)	39.4%
Weighted average maturity date loan-to-value ratio or anticipated repayment date loan-to-value ratio(1)(2)	58.9%
Highest underwritten NOI debt yield ratio(1)(2)	21.5%
Lowest underwritten NOI debt yield ratio(1)(2)	7.5%
Weighted average underwritten NOI debt yield ratio(1)(2)	10.0%
Highest underwritten NCF debt yield ratio(1)(2)	18.5%
Lowest underwritten NCF debt yield ratio(1)(2)	7.2%
Weighted average underwritten NCF debt yield ratio(1)(2)	9.2%

(1)
In the case of each of the 3 Columbus Circle mortgage loan, the Walgreens Portfolio mortgage loan, the One Monument Place mortgage loan and the Bella Luna / San Lucas mortgage loan, with respect to each of which the related mortgaged property or portfolio of mortgaged properties also secures one or more pari passu and/or subordinate companion loans, the debt service coverage ratio, the loan-to-value ratio and debt yield information is generally presented in this prospectus supplement in a manner that takes account of that mortgage loan and its related pari passu companion loan(s) but does not take account of any related subordinate companion loan.  With respect to the mortgaged property identified on Annex A-1 to this prospectus supplement as One Monument Place, the cut-off date loan-to-value ratio and underwritten net cash flow debt service ratio in respect of the One Monument Place loan combination (including the subordinate companion loan) are 75.0% and 1.11x, respectively.  In general, when a mortgage loan is cross-collateralized and cross-defaulted with one or more other mortgage loans, we present loan-to-value ratio, debt service coverage ratio and debt yield information for the cross-collateralized group on an aggregate basis in the manner described in this prospectus supplement.  On an individual basis, without regard to the cross-collateralization feature, any mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented in this prospectus supplement.  Other than as noted, the debt service coverage ratio, loan-to-value ratio and debt yield information for each mortgage loan is presented in this prospectus supplement without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future, in order to present statistics for the related mortgage loan not in combination with the other indebtedness.  See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool” and “Description of the Mortgage Pool—Subordinate and/or Other Financing” in this prospectus supplement for information regarding the combined loan-to-value ratios and debt service coverage ratios with respect to mortgage loans that have related subordinate secured indebtedness or mezzanine indebtedness outstanding or that may be permitted in the future.  For mortgage loans having interest-only payments for their entire terms, 12 months of interest-only payments is used as the annual debt service for purposes of calculating the related debt service coverage ratios.

(2)
See Annex B to this prospectus supplement, “Risk Factors—Risks Related to the Mortgage Loans—Debt Service Coverage Ratio and Net Cash Flow Information is Based on Numerous Assumptions”, “Description of the Mortgage Pool—Net Cash Flow and Certain Underwriting Considerations”, and the footnotes to Annex A-1 for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios, loan-to-value ratios and underwritten debt yield ratios that are presented in this prospectus supplement, including (in some cases) taking into account reserves in such calculations and/or using an “as-stabilized” value, “as-renovated” value or “as-completed” value for the related mortgaged property in determining loan-to-value ratio.

C. Split Loan Structures
The mortgage loans secured by the mortgaged properties identified on Annex A-1 to this prospectus supplement as 3 Columbus Circle, Walgreens Portfolio, One Monument Place and Bella Luna / San Lucas, representing approximately 9.0%, 7.7%, 4.9% and 1.9%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are part of split loan structures for which the same mortgage instrument(s) also secure(s) one or more notes that are pari passu or subordinate in right of payment with the respective mortgage loan and will not be included in the trust fund.

For convenience of reference, we refer to those mortgage loans and their related companion loans as the “split loan structures” or “loan combinations”.

The table below shows certain information with respect to the split loan structures:

Split Loan Structures

Mortgage Loan	Mortgag Loan Cut-off Date Loan Balance	Mortgage Loan as a % of Cut-off Date Pool Balance	Pari Passu Companion Loan(s) Balance as of Cut-off Date	Subordinate Companion Loan(s) Balance as of Cut-off Date	Total Mortgage Debt Balance as of Cut-off Date
3 Columbus Circle	$75,000,000	9.0%	$275,000,000	NAP	$350,000,000
Walgreens Portfolio	$64,000,000	7.7%	$55,065,000	NAP	$119,065,000
One Monument Place	$40,500,000	4.9%	NAP	$4,500,000	$45,000,000
Bella Luna / San Lucas	$15,432,192	1.9%	$4,978,126	NAP	$20,410,318

For more information regarding each split loan structure, see “Description of the Mortgage Pool—Split Loan Structures” in this prospectus supplement.

D. Property Types
The table below shows the number of mortgaged properties operated primarily for each indicated purpose, and the aggregate cut-off date balance of, and percentage of the aggregate principal balance of, mortgage loans as of the cut-off date secured by each such property type:

Property Types	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Cut-off Date Pool Balance(1)
Retail	65	$216,367,193	26.1%
Office	8	210,410,000	25.4
Hospitality	14	159,854,453	19.3
Multifamily	7	84,382,192	10.2
Industrial	17	69,282,871	8.4
Mixed Use	4	54,450,000	6.6
Self Storage	4	22,207,000	2.7
Manufactured Housing Community	1	9,483,891	1.1
Other	2	3,186,717	0.4
Total:	122	$829,624,317	100.0%

(1)
Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property (other than through cross-collateralization with other mortgage loans) is based upon allocated loan amounts as set forth on Annex A-1 to this prospectus supplement.

E. State Concentrations	The table below shows the states in which the mortgaged properties are located:

State/Region	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Cut- off Date Pool Balance(1)
New York	5	$135,050,000	16.3%
California	9	116,225,426	14.0
Texas	9	68,287,893	8.2
Florida	8	56,355,501	6.8
Colorado	4	54,983,891	6.6
Virginia	2	52,700,000	6.4
Other(2)	85	346,021,607	41.7
Total:	122	$829,624,317	100.0%

(1)
Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property (other than through cross-collateralization with other mortgage loans) is based upon allocated loan amounts as set forth on Annex A-1 to this prospectus supplement.

(2)	Includes twenty-five (25) other states.

F. Encumbered and
Other Interests
The table below shows the number of mortgaged properties for which the encumbered interest is as indicated, and the aggregate cut-off date balance of, and percentage of the aggregate principal balance of, mortgage loans as of the cut-off date secured by such encumbered interests:

Encumbered Interest	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Cut- off Date Pool Balance(1)
Fee(2)	119	$786,774,317	94.8%
Fee and Leasehold	2	35,350,000	4.3
Leasehold	1	7,500,000	0.9
Total:	122	$829,624,317	100.0%

(1)
Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property (other than through cross-collateralization with other mortgage loans) is based upon allocated loan amounts as set forth on Annex A-1 to this prospectus supplement.

	(2)	Includes leasehold interests where the fee interest completely overlaps the leasehold interest.

G. Amortization
Characteristics	The table below shows the amortization characteristics of the mortgage loans:

Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Cut-off Date Pool Balance
Interest-only, Amortizing Balloon	29	$434,840,000	52.4%
Amortizing Balloon	25	206,437,317	24.9
Interest-only, Balloon	3	89,955,000	10.8
Interest-only, ARD	10	63,192,000	7.6
Interest-only, Amortizing ARD	1	35,200,000	4.2
Total	68	$829,624,317	100.0%

H. Prepayment Restrictions	The table below shows an overview of the prepayment restrictions under the terms of the mortgage loans:

Prepayment Restriction(1)(2)(3)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Cut-off Date Pool Balance
Lock-out/Defeasance/Open	48	$659,513,426	79.5%
Lock-out/Greater of Yield Maintenance or Prepayment Premium/Open	8	104,100,891	12.5
Yield Maintenance/ Defeasance or Yield Maintenance/Open	9	46,242,000	5.6
Lock-out/Defeasance or Greater of Yield Maintenance or Prepayment Premium/Open	2	11,500,000	1.4
Greater of Yield Maintenance or Prepayment Premium/Defeasance or Greater of Yield Maintenance or Prepayment Premium/Open	1	8,268,000	1.0
Total:	68	$829,624,317	100.0%

(1)
Prepayment restrictions for each mortgage loan reflect the entire life of the loan. See Annex A-1 to this prospectus supplement, including the footnotes thereto, for individual prepayment restrictions and seasoning applicable to each mortgage loan.

(2)	See Annex A-1 to this prospectus supplement for the type of provision that applies to each mortgage loan and the length of the relevant periods.

(3)
Exceptions apply to the restrictions in some circumstances.  See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Voluntary Prepayment and Defeasance Provisions” and “—Certain Terms of the Mortgage Loans—Partial Release and/or Partial Defeasance and/or Substitution” in this prospectus supplement and Annex A-1, including the footnotes thereto, to this prospectus supplement.

The mortgage loans generally permit voluntary prepayment without payment of a yield maintenance charge or any prepayment premium during a limited “open period” immediately prior to and including the stated maturity date as follows:

Open Period (Payments)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Cut-off Date Pool Balance
1-3	20	$245,902,123	29.6%
4-6	45	495,722,194	59.8
7	3	88,000,000	10.6
Total:	68	$829,624,317	100.0%

I. Other Mortgage Loan
Features	As of the cut-off date, the mortgage loans had the following characteristics:

	●	The most recent scheduled payment of principal and interest on any mortgage loan was not thirty days or more past due, and no mortgage loan has been thirty days or more past due in the past year.

●
Seven (7) groups of mortgage loans, representing approximately 9.8%, 6.0%, 5.6%, 1.8%, 1.5%, 1.3%, 0.6%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, were made to borrowers that are affiliated with one another through partial or complete direct or indirect common ownership.  See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Cross-Collateralized Mortgage Loans; Multi-Property Mortgage Loans; Mortgage Loans with Affiliated Borrowers” and Annex A-1 to this prospectus supplement.

●
Seventy-Four (74) mortgaged properties, securing approximately 26.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are each either wholly owner-occupied or 100% leased to a single tenant.  See Annex A-1 to this prospectus supplement and the charts entitled “Major Tenants” and “Lease Expiration Schedule” in “Summaries of the Fifteen Largest Mortgage Loans” attached as Annex A-3 to this prospectus supplement.

	●	The mortgage interest rate for each mortgage loan is fixed for the remaining term of the loan, except for (i) increases resulting from the application of the default interest rate following a default, (ii) in the case of each mortgage loan with an anticipated repayment date, any increase described herein that may occur if such mortgage loan is not repaid by the related anticipated repayment date and (iii) changes that result from any other loan-specific provisions that are described in the footnotes to Annex A-1 in this prospectus supplement.

●
No mortgage loan permits negative amortization or the deferral of accrued interest (except for excess interest that would accrue in the case of each mortgage loan having an anticipated repayment date after the related anticipated repayment date for such mortgage loan).

J. Removal of Loans from
the Mortgage Pool	One or more of the mortgage loans may be removed from the trust fund pursuant to the purchase rights and obligations described below.

K. Seller Repurchase and
Substitution
Each mortgage loan seller will make representations and warranties with respect to the mortgage loans sold by it.  Those representations and warranties are set forth in Annex C-1 and will be subject to the exceptions set forth in Annex C-2.  If a mortgage loan seller discovers or has been notified of a material breach of any of its representations and warranties or a material defect in the documentation of any mortgage loan as described under “Description of the Mortgage Pool—Representations and Warranties” in this prospectus supplement, then that mortgage loan seller will be required either to cure the breach or defect, repurchase the affected mortgage loan from the trust fund, substitute the affected mortgage loan with another mortgage loan or make a loss of value payment based on such defect or breach.  Ladder Capital Finance Holdings LLLP, Series TRS of Ladder Capital Finance Holdings LLLP and Series REIT of Ladder Capital Finance Holdings LLLP will agree, pursuant to the related mortgage loan purchase agreement, to guarantee payment in connection with the performance of such obligations on the part of Ladder Capital Finance LLC, which is an indirect subsidiary of Ladder Capital Finance Holdings LLLP and an affiliate of Series TRS of Ladder Capital Finance Holdings LLLP and Series REIT of Ladder Capital Finance Holdings LLLP.  See “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators—Ladder Capital Finance LLC” in this prospectus supplement.  Any repurchase of a mortgage loan would have substantially the same effect on the offered certificates as a prepayment in full of such mortgage loan, except that the purchase will not be accompanied by any prepayment premium or yield maintenance charge.  The applicable purchase price is generally not less than the sum of the outstanding principal balance of the mortgage loans together with accrued and unpaid interest, outstanding servicing advances and certain other costs or expenses (including liquidation fees in certain circumstances).  In addition, no late charges or default interest will be paid.  See “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this prospectus supplement and “Description of the Pooling and

Servicing Agreements—Representations and Warranties; Repurchases” in the accompanying prospectus.

L. Sale of Defaulted
Mortgage Loans
Subject to the discussion set forth below with respect to the 3 Columbus Circle mortgage loan, pursuant to the pooling and servicing agreement (and subject to any applicable intercreditor agreement), the special servicer may offer to sell to any person (or may offer to purchase) a mortgage loan if the applicable mortgage loan is a specially serviced mortgage loan and the special servicer determines that no satisfactory arrangements can be made for collection of delinquent payments, or an REO property after its acquisition, and such a sale would be in the best economic interest of the trust on a net present value basis.  In the event the special servicer sells a specially serviced mortgage loan or REO property, the special servicer is generally required to accept the highest offer received from any person as described more fully in “Servicing of the Mortgage Loans and Administration of the Trust Fund—Procedures With Respect to Defaulted Mortgage Loans and REO Properties” in this prospectus supplement and “Description of the Pooling and Servicing Agreements—Realization upon Defaulted Mortgage Loans” in the accompanying prospectus.  With respect to the Walgreens Portfolio loan combination and the Bella Luna / San Lucas loan combination, the special servicer may offer to sell to any person (or may offer to purchase) for cash such loan combination during such time as such loan combination constitutes a defaulted mortgage loan, and, in connection with any such sale, the special servicer is required to sell both the related pari passu mortgage loan and the related pari passu companion loan(s) in any such loan combination as a whole loan.

Notwithstanding any contrary provision described above, with respect to the 3 Columbus Circle mortgage loan, the 3 Columbus Circle pooling and servicing agreement authorizes or is expected to authorize the other special servicer to offer to sell (or offer to purchase) for cash such loan combination if the loan combination is a specially serviced mortgage loan and such other special servicer determines that no satisfactory arrangements can be made for collection of delinquent payments, and such a sale would be in the best economic interest of the related trust (as the holder of the related pari passu companion loan) and the trust fund for this transaction collectively, on a net present value basis. In connection with any such loan sale, the other special servicer will be required to sell both the mortgage loan and its related pari passu companion loans together as a whole loan.

M. Defaulted Loan Purchase
Options
Pursuant to the related intercreditor agreement, the holders of any mezzanine loan incurred by the owners of a borrower generally have an option to purchase the related mortgage loan from the trust fund following a material default.  The applicable purchase price is generally not less than the sum of the outstanding principal balance of the mortgage loan together with accrued and unpaid interest, outstanding servicing advances and certain other costs or expenses

(including liquidation fees in certain circumstances). The purchase price will generally not include any prepayment premium or yield maintenance charge. In addition, no late charges or default interest will be paid in connection with any purchase described above. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Procedures With Respect to Defaulted Mortgage Loans and REO Properties” in this prospectus supplement and “Description of the Pooling and Servicing Agreements—Realization upon Defaulted Mortgage Loans” in the accompanying prospectus.

In addition, pursuant to the related intercreditor agreement, the holder of the One Monument Place subordinate companion loan will have the right, by written notice to the Special Servicer, delivered at any time an event of default under the One Monument Place Loan Combination has occurred and is continuing, subject to the conditions set forth in the related intercreditor agreement, to purchase, in immediately available funds, the One Monument Place Mortgage Loan in whole but not in part at a purchase price not less than the sum of the outstanding principal balance of the One Monument Place mortgage loan, accrued and unpaid interest, outstanding servicing advances,  and certain other costs or expenses. See “Description of the Mortgage Pool—Split Loan Structures—The One Monument Place Loan Combination” in this prospectus supplement.

Description of the Offered Certificates

General
The trust will issue 21 classes of the certificates with an approximate aggregate principal balance at initial issuance equal to $829,624,316. We are offering the Class A-1, A-2, A-3, A-4, A-5, A-SB, A-S, X-A, X-B, B, C and PEX certificates by this prospectus supplement. The trust will also issue the Class X-E, X-F, X-G, D, E, F, G, V and R certificates, which are not offered hereby.

Certificate Principal
Balances
The Class A-1, A-2, A-3, A-4, A-5, A-SB, A-S, B, C and PEX certificates will each have principal balances. When referring to the principal balance certificates collectively, we are referring to the Class A-1, A-2, A-3, A-4, A-5, A-SB, A-S, B, C, PEX, D, E, F and G certificates. The Class X-A, X-B, X-E, X-F and X-G certificates will not have principal balances and the holders of those classes will not be entitled to distributions of principal. For purposes of calculating the amount of accrued interest with respect to those certificates, however, the Class X-A certificates will have a notional amount equal to the aggregate principal balance of the Class A-1, A-2, A-3, A-4, A-5 and A-SB certificates and the Class A-S regular interest outstanding from time to time, the Class X-B certificates will have a notional amount equal to the aggregate principal balance of the Class B and C regular interests outstanding from time to time, the Class X-E certificates will have a notional amount equal to the principal balance of the Class E certificates outstanding from time to time, the Class X-F certificates will have a notional amount equal to the principal balance of the Class F certificates outstanding from time to time and the Class X-G certificates will have a notional amount equal to the principal balance of the Class G certificates outstanding from time to time.

Upon initial issuance, and subject to a permitted variance that depends on the mortgage loans deposited into the trust fund, each class of offered certificates will have the aggregate initial certificate principal balance set forth in the table below:

	Class	Approx. Initial Aggregate Certificate Principal Balance or Notional Amount		Approx. % of Cut-off Date Pool Balance	Approx. Initial Credit Support(1)
	Class A-1	$30,186,000		3.639%	30.000%
	Class A-2	$83,309,000		10.042%	30.000%
	Class A-3	$43,133,000		5.199%	30.000%
	Class A-4	$155,000,000		18.683%	30.000%
	Class A-5	$215,903,000		26.024%	30.000%
	Class A-SB	$53,206,000		6.413%	30.000%
	Class A-S	$27,999,000	(2)	3.375%	26.625%
	Class X-A	$608,736,000		NAP	NAP
	Class X-B	$102,666,000		NAP	NAP
	Class B	$50,815,000	(2)	6.125%	20.500%
	Class C	$51,851,000	(2)	6.250%	14.250%
	Class PEX	$130,665,000	(2)	NAP	14.250%

	(1)
The approximate initial credit support with respect to the Class A-1, A-2, A-3, A-4, A-5 and A-SB certificates represents the approximate credit enhancement for the Class A-1, A-2, A-3, A-4, A-5 and A-SB certificates in the aggregate. The percentage indicated under the column “Approximate Initial Credit Support” with respect to the Class C certificates and the Class PEX certificates represents the approximate credit support for the Class C regular interest, which will have an initial outstanding principal balance on the closing date of $51,851,000.

	(2)
The initial principal balances of the Class A-S, B and C certificates represent the principal balances of such classes without giving effect to any exchange for Class PEX certificates.  The initial principal balance of the Class PEX certificates is equal to the aggregate of the initial principal balances of the Class A-S, B and C certificates and represents the maximum principal balance of the Class PEX certificates that could be issued in an exchange.

The approximate initial credit support provided to each class of principal balance certificates at initial issuance is the aggregate initial certificate principal balance, expressed as a percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, of all classes of principal balance certificates that are subordinate to the indicated class with respect to rights to receive distributions of interest and principal and the allocation of realized losses.  The level of credit enhancement available to any of the principal balance certificates will change over time as a result of (i) the allocation and distribution of principal payments on or in respect of the mortgage loans (including as a result of default, casualty, condemnation or liquidation) and proceeds of repurchases or sales of mortgage loans as described herein and (ii) the allocation of realized losses and additional trust fund expenses as described herein.

Pass-Through Rates	The Class A-1, A-2, A-3, A-4, A-5, A-SB, A-S, X-A, X-B, B, C and PEX certificates will each bear interest. When referring to the interest-bearing certificates collectively, we are referring to the Class A-1, A-2, A-3, A-4, A-5, A-SB, X-A, X-B, X-E, X-F, X-G, A-S, B, C, PEX, D, E, F and G certificates. Each class of offered certificates (other than the Class PEX certificates) will accrue interest at a pass-through rate. The approximate initial pass-through rates of the offered certificates (other than the Class PEX certificates) are set forth in the following table:

Class	Approx. Initial Pass-Through Rate
Class A-1	1.4710%
Class A-2	2.6780%
Class A-3	3.0860%
Class A-4	2.9250%
Class A-5	3.1840%
Class A-SB	2.9780%
Class A-S and Class A-S regular interest	3.4670%
Class X-A	1.5595%
Class X-B	0.6222%
Class B and Class B regular interest	3.7190%
Class C and Class C regular interest	4.0560%
Class PEX	NAP

The pass-through rates for the Class A-1, A-2, A-3, A-4, A-5, A-SB, A-S and B certificates and the Class A-S and B regular interests, in each case, will be a fixed rate per annum equal to the initial pass-through rate set forth opposite such class in the table. The pass-through rate for the Class C certificates and the Class C regular interest, in each case, will be a variable rate per annum equal to the lesser of (a) the fixed rate per annum set forth in the table and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, A-2, A-3, A-4, A-5 and A-SB certificates and the Class A-S regular interest for the related distribution date, weighted on the basis of their respective aggregate principal balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class B and C regular interests for the related distribution date, weighted on the basis of their respective aggregate principal balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

The weighted average of the net mortgage interest rates on the mortgage loans for each distribution date will be calculated in the manner described under the heading “Description of the Offered Certificates—Distributions—Calculation of Pass-Through Rates” in this prospectus supplement.

The Class PEX certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on the percentage interests of the Class A-S, B and C regular interests represented by the Class PEX certificates.

Exchanging Certificates
through Combination
and Recombination
If you own exchangeable certificates in an exchange proportion that we describe in this prospectus supplement, you will be able to exchange them for a proportionate interest in the related exchangeable certificates.  You can exchange your exchangeable certificates by notifying the certificate administrator.  If exchangeable certificates are outstanding and held by certificateholders, those certificates will receive principal and interest that would otherwise have been payable on the same proportion of certificates exchanged therefor if those certificates were outstanding and held by certificateholders.  Any such allocations of principal and interest as between classes of exchangeable certificates will have no effect on the principal or interest entitlements of any other class of certificates.  Exchanges will be subject to various conditions that we describe in this prospectus supplement.

See “Description of the Offered Certificates—Exchanges of Exchangeable Certificates” in this prospectus supplement for a description of the exchangeable certificates and exchange procedures.  See also “Risk Factors—Risks Related to the Offered Certificates—There Are Risks Relating to the Exchangeable Certificates” in this prospectus supplement.

Distributions

A. General
The certificate administrator will make distributions of interest and, if and when applicable, principal to the holders of the following classes of certificates entitled to those distributions, sequentially as follows:

Distribution Order(1)	Class
1st	A-1, A-2, A-3, A-4, A-5, A-SB,
X-A(2), X-B(2), X-E(2), X-F(2) and
X-G(2) certificates
2nd	Class A-S regular interest
3rd	Class B regular interest
4th	Class C regular interest
5th	Non-offered certificates (other than the Class X-E, X-F, X-G and V certificates)

(1)
With respect to priority 1st, (a) distributions of interest among the Class A-1, A-2, A-3, A-4, A-5, A-SB, X-A, X-B, X-E, X-F and X-G certificates will be made on a pro rata basis in accordance with their respective interest entitlements and (b) distributions of principal, if and when applicable, generally will be made first to the Class A-SB certificates in an amount necessary to reduce the principal balance of such certificates to the Class A-SB planned principal balance identified on Annex G to this prospectus supplement, then sequentially in order of distribution priority as described under “—C. Distributions of Principal” below.

(2)	The Class X-A, X-B, X-E, X-F and X-G certificates do not have principal balances and do not entitle their holders to distributions of principal.

In general, the funds available for distribution to certificateholders on each distribution date will be the aggregate amount received, or advanced as delinquent monthly debt service payments, on or in respect of the mortgage loans during the related collection period, net of (1) all forms of compensation payable to (a) the parties to the pooling and servicing agreement for this transaction and (b) with respect to the 3 Columbus Circle loan combination, the parties to the 3 Columbus Circle pooling and servicing agreement to the extent provided for in the intercreditor agreement or as otherwise described in this prospectus supplement, (2) reimbursements of prior servicing advances and advances of delinquent monthly debt service payments and (3) reimbursements or payments of interest on servicing advances and debt service advances, indemnification expenses and other expenses of the trust fund.

See “Description of the Offered Certificates—Distributions—Priority of Distributions” and “Description of the Offered Certificates—Fees and Expenses” in this prospectus supplement and “Description of the Certificates—Distributions” in the accompanying prospectus.

B. Distributions of Interest	Each class of certificates (other than the Class R and V certificates) and the Class A-S, B and C regular interests will bear interest that will accrue during each interest accrual period based upon:

	●	the pass-through rate for that class and interest accrual period;

	●	the aggregate principal balance or notional amount, as the case may be, of that class outstanding immediately prior to the related distribution date; and

	●	with respect to the Class A-S, B and C regular interests and each class of certificates (other than the Class R and V certificates), the assumption that each interest accrual period consists of 30 days and each year consists of 360 days.

A whole or partial prepayment on a mortgage loan, whether made by the related borrower or resulting from the application of insurance proceeds and/or condemnation proceeds, may not be accompanied by the amount of one full month’s interest on the prepayment.  As and to the extent described under “Description of the Offered Certificates—Distributions—Interest Distributions” in this prospectus supplement, prepayment interest shortfalls may be allocated to reduce the amount of accrued interest otherwise distributable to the holders of all the principal balance certificates on a pro rata basis.

In addition, the amount of interest otherwise distributable on the Class D and E certificates and the Class B and C regular interests (and, therefore, on the Class B and C certificates and/or the Class PEX certificates, as applicable) on any distribution date may be reduced by certain trust advisor expenses.

On each distribution date, subject to available funds and the allocation and distribution priorities described under

“— A. General” above and, in the case of the Class D and E certificates and the Class B and C regular interests (and, therefore, the Class B and C certificates and/or the Class PEX certificates, as applicable), the allocation of certain trust advisor expenses as described in this prospectus supplement, you will be entitled to receive your proportionate share of all unpaid distributable interest accrued with respect to your class of offered certificates through the end of the related interest accrual period.

Interest distributions with respect to the Class A-1, A-2, A-3, A-4, A-5, A-SB, X-A, X-B, X-E, X-F and X-G certificates will be made on a pro rata basis in accordance with their respective interest entitlements.

See “Description of the Offered Certificates—Distributions—Interest Distributions” and “—Priority of Distributions” in this prospectus supplement and “Description of the Certificates—Distributions of Interest on the Certificates” in the accompanying prospectus.

C. Distributions of Principal	Subject to—

	●	available funds,

	●	the distribution priorities described under “— A. General” above,

	●	the reductions of principal balances and other provisions described under “—Reductions of Certificate Principal Balances in Connection with Losses and Expenses” below, and

	●	the reductions, allocations and provisions described under “—Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses” below,

the holders of each class of principal balance certificates will be entitled to receive a total amount of principal over time equal to the aggregate principal balance of their particular class at initial issuance.

No principal will be distributed to the holders of the Class X-A, X-B, X-E, X-F and X-G certificates.

Except as described below, the certificate administrator must make principal distributions in a specified sequential order to ensure that:

●
no distributions of principal will be made on the Class E, F and G certificates until, in the case of each of those classes, the aggregate principal balance of the Class A-1, A-2, A-3, A-4, A-5, A-SB and D certificates, and the Class A-S, B and C regular interests (and, therefore, the Class A-S, B, C and PEX certificates) and all other classes with an alphabetical designation earlier than that of the subject class, is reduced to zero;

●	no distributions of principal will be made on the Class D certificates until the aggregate principal balance of the Class A-1, A-2, A-3, A-4, A-5 and A-SB certificates, and the Class A-S, B and C regular interests (and, therefore, the Class A-S, B, C and PEX certificates) is reduced to zero;

●	no principal distributions will be made on the Class C regular interest (and, therefore, on the Class C certificates and the Class C component of the Class PEX certificates) until the aggregate principal balance of each other class of offered certificates (other than the Class PEX and C certificates), and the Class A-S and B regular interests (and, therefore, the Class A-S and B certificates and the Class A-S and B components of the Class PEX certificates) is reduced to zero;

●
no principal distributions will be made on the Class B regular interest (and, therefore, on the Class B certificates and the Class B component of the Class PEX certificates) until the aggregate principal balance of each other class of offered certificates (other than the Class PEX, C and B certificates), and the Class A-S regular interest (and, therefore, the Class A-S certificates and the Class A-S component of the Class PEX certificates) is reduced to zero;

●
no principal distributions will be made on the Class A-S regular interest (and, therefore, on the Class A-S certificates and the Class A-S component of the Class PEX certificates) until the aggregate principal balance of each other class of offered certificates (other than the Class PEX, C, B and A-S certificates) is reduced to zero;

●
no principal distributions, other than the distribution of amounts required, if any, to reduce the outstanding principal balance of the Class A-SB certificates to the Class A-SB planned principal balance for the related distribution date as identified on Annex G to this prospectus supplement, will be made on the Class A-SB certificates until the aggregate principal balance of each other class of offered certificates (other than the Class PEX, C, B and A-S certificates) is reduced to zero;

●
no principal distributions will be made on the Class A-5 certificates until the principal balance of the Class A-SB certificates is reduced to the related Class A-SB planned principal balance as identified on Annex G to this prospectus supplement and the aggregate principal balance of the Class A-1, A-2, A-3 and A-4 certificates is reduced to zero;

●
no principal distributions will be made on the Class A-4 certificates until the principal balance of the Class A-SB certificates is reduced to the related Class A-SB planned principal balance as identified on Annex G to this prospectus supplement and the aggregate principal balance of the Class A-1, A-2 and A-3 certificates is reduced to zero;

●
no principal distributions will be made on the Class A-3 certificates until the principal balance of the Class A-SB certificates is reduced to the related Class A-SB planned principal balance as identified on Annex G to this prospectus supplement and the aggregate principal balance of the Class A-1 and A-2 certificates is reduced to zero;

●
no principal distributions will be made on the Class A-2 certificates until the principal balance of the Class A-SB certificates is reduced to the related Class A-SB planned principal balance as identified on Annex G to this prospectus supplement and the principal balance of the Class A-1 certificates is reduced to zero;

●
no principal distributions will be made on the Class A-1 certificates until the principal balance of the Class A-SB certificates is reduced to the Class A-SB planned principal balance as identified on Annex G to this prospectus supplement; and

●
once the Class A-SB certificates are reduced to the Class A-SB planned principal balance as identified on Annex G to this prospectus supplement, no additional principal distributions will be made on the Class A-SB certificates until the aggregate principal balance of the Class A-1, A-2, A-3, A-4 and A-5 certificates is reduced to zero.

Because of losses on the mortgage loans, and/or default-related or other unanticipated expenses of the trust fund, the aggregate principal balance of the Class D, E, F and G certificates and the Class A-S, B and C regular interests (and, therefore, the Class A-S, B, C and PEX certificates) may be reduced to zero at a time when the Class A-1, A-2, A-3, A-4, A-5 and/or A-SB certificates remain outstanding. Under such circumstances, and in any event on the final distribution date, available principal funds for each distribution date will be allocated on the Class A-1, A-2, A-3, A-4, A-5 and A-SB certificates pro rata (in accordance with their respective aggregate principal balances immediately prior to that distribution date), until the aggregate principal balance of those classes is reduced to zero.

The total distributions of principal to be made on the principal balance certificates collectively on each distribution date will, in general, be a function of—

●
the amount of scheduled payments of principal due or, in cases involving balloon loans that remain unpaid after their stated maturity dates and mortgage loans as to which the related mortgaged properties have been acquired on behalf of (or partially on behalf of) the trust fund, deemed due, on the mortgage loans during the collection period related to the subject distribution date, which payments are either received as of the end of the related collection period or advanced by the master servicer or the trustee, as applicable, and

	●	the amount of any prepayments and other unscheduled collections of previously unadvanced principal with respect to the mortgage loans that are received during the related collection period.

However, the amount of principal otherwise distributable on the certificates collectively on any distribution date will be reduced by the following amounts, to the extent those amounts are paid or reimbursed from collections or advances of principal on the mortgage loans:  (1) advances determined to have become nonrecoverable, (2) advances that remain unreimbursed immediately following the modification of a mortgage loan and its return to performing status and (3) certain trust advisor expenses and other trust fund expenses.

See “Description of the Offered Certificates—Distributions—Principal Distributions” and “—Priority of Distributions” in this prospectus supplement and “Description of the Certificates—Distributions of Principal on the Certificates” in the accompanying prospectus.

Fees and Expenses
As described below, certain fees and expenses will be payable from amounts received on the mortgage loans in the trust fund, in general prior to any amounts being paid to the holders of the offered certificates.  Certain of those fees and expenses are described below.

The master servicer will be entitled to the master servicing fee, which will be payable monthly on a loan-by-loan basis from amounts received in respect of interest on each mortgage loan (and any related serviced companion loan) (including each specially serviced mortgage loan, each mortgage loan as to which the corresponding mortgaged property has become an REO property and each mortgage loan as to which defeasance has occurred), including any non-serviced pari passu mortgage loan.  The master servicing fee for each mortgage loan (and any related serviced companion loan) will accrue at the related master servicing fee rate and will be computed using the same interest accrual basis and principal amount respecting which any related interest payment due on the mortgage loan (and any related serviced companion loan) is computed.  The weighted average master servicing fee rate will be approximately 0.0226% per annum as of the cut-off date.  The master servicing fee for each mortgage loan will be payable monthly to the master servicer from amounts received with respect to interest on that mortgage loan or, upon liquidation of the mortgage loan, to the extent such interest collections are not sufficient, from general collections on all the mortgage loans.

Certain of the mortgage loans will be sub-serviced by sub-servicers that will be entitled to a sub-servicing fee with respect to each such mortgage loan. The rate at which the sub-servicing fee for each such mortgage loan accrues is included in the master servicing fee rate for each of those mortgage loans.

Other than with respect to the non-serviced pari passu mortgage loan, the special servicer will be entitled to the special servicing fee, which will be payable monthly on (1) each specially serviced mortgage loan, if any, and (2) each mortgage loan (and any related serviced companion loan), if any, as to which the corresponding mortgaged property has become an REO property. The special servicing fee will accrue for any specially serviced mortgage loan or REO mortgage loan at a rate equal to the greater of (i) 0.25% per annum and (ii) a per annum rate that would result in a special servicing fee of $3,500 for the related month and will be computed on the same interest accrual basis and principal amount respecting which any related interest payment due on such specially serviced mortgage loan or REO mortgage loan, as the case may be, is paid.

The special servicing fee will be payable monthly from related liquidation proceeds, insurance proceeds or condemnation proceeds (if any) and then from general collections on all the mortgage loans (other than any non-serviced pari passu mortgage loan) and any related REO properties that are on deposit in the collection account from time to time.

The special servicer will generally be entitled to receive a workout fee with respect to each serviced mortgage loan (and any related serviced companion loan) worked out by the special servicer, for so long as that serviced mortgage loan remains a worked-out mortgage loan. The workout fee will be payable out of, and will be calculated by application of a workout fee rate of 1.00% to each payment of interest, other than default interest, and each payment of principal received on the related mortgage loan (and any related serviced companion loan) for so long as it remains a worked-out mortgage loan.

The special servicer will also be entitled to receive a liquidation fee with respect to each specially serviced mortgage loan (other than any non-serviced pari passu mortgage loan) for which a full, partial or discounted payoff is obtained from the related borrower. The special servicer will also be entitled to receive a liquidation fee with respect to any specially serviced mortgage loan or REO property as to which any liquidation proceeds, insurance proceeds or condemnation proceeds are received, except as described in the next paragraph. In each case, except as described in the next paragraph, the liquidation fee will be payable from, and will be calculated by application of a liquidation fee rate of 1.00% to, the related payment or proceeds, exclusive of any portion of that payment or proceeds that represents a recovery of default interest and/or late payment charges.

In general, no liquidation fee will be payable based on, or out of, proceeds received in connection with the purchase or repurchase of any mortgage loan by the related mortgage loan seller from the trust fund or payment of any loss of value payments under the circumstances described below under

“Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses—Principal Special Servicing Compensation—Liquidation Fee” in this prospectus supplement.

The certificate administrator will be entitled to a fee for each mortgage loan (including the non-serviced pari passu mortgage loan) and each REO mortgage loan for any distribution date equal to the product of the portion of the certificate administrator fee rate applicable to such month, determined in the same manner as the applicable mortgage interest rate is determined for each mortgage loan for such month, and the principal balance of that mortgage loan. The certificate administrator fee rate is 0.0054% per annum. The trustee will be entitled to a monthly fee of $210 payable by the certificate administrator from the certificate administrator’s fee pursuant to the pooling and servicing agreement.

The trust advisor will be entitled to a fee for each mortgage loan (other than the 3 Columbus Circle mortgage loan) for any distribution date equal to the product of the portion of the trust advisor fee rate applicable to such month, determined in the same manner as the applicable mortgage interest rate is determined for each mortgage loan for such month, and the principal balance of that mortgage loan. The trust advisor fee rate is 0.00175% per annum.

With respect to the 3 Columbus Circle mortgage loan, we anticipate that, the 3 Columbus Circle master servicer, the 3 Columbus Circle special servicer and, following the securitization of the 3 Columbus Circle controlling pari passu companion loan, the 3 Columbus Circle trust advisor with respect to the 3 Columbus Circle securitization will be entitled to fees on terms and conditions that are substantially similar in all material respects (but not necessarily identical) to the respective fees described above, pursuant to the 3 Columbus Circle pooling and servicing agreement. See “Description of the Mortgage Pool—Split Loan Structures,” “Description of the Offered Certificates—Fees and Expenses” and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Additional Matters Relating to the Servicing of the Non-Serviced Loan Combination” in this prospectus supplement.

The master servicer, special servicer, trustee, certificate administrator and trust advisor and, with respect to the 3 Columbus Circle mortgage loan, the 3 Columbus Circle master servicer, the 3 Columbus Circle special servicer, the 3 Columbus Circle trustee, the certificate administrator under the 3 Columbus Circle pooling and servicing agreement and, following the securitization of the 3 Columbus Circle controlling pari passu companion loan, the 3 Columbus Circle trust advisor, are expected to be entitled to certain other additional fees and reimbursement of expenses. In general, those fees and reimbursements are anticipated to be payable or reimbursable from various amounts collected on the related mortgage loan or loan combination or in whole or in part from general collections on the mortgage pool for this transaction, in each case prior to distributions to the certificateholders.

Further information with respect to the fees and expenses payable from amounts otherwise distributable to certificateholders, including information regarding the general purpose of and the source of payment for the fees and expenses and certain limitations on the payment of fees to affiliates, is set forth under “Description of the Offered Certificates—Fees and Expenses” and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses” in this prospectus supplement.

D. Distributions of Yield
Maintenance Charges
and Other Prepayment
Premiums
Any yield maintenance charge or prepayment premium collected in respect of a mortgage loan generally will be distributed, in the proportions described in this prospectus supplement, to the holders of the Class X-A and/or X-B certificates and/or to the holders of any Class A-1, A-2, A-3, A-4, A-5, A-SB and/or D certificates, and/or the Class A-S, B and/or C regular interests (and, therefore, the Class A-S, B, C and/or PEX certificates, as applicable) then entitled to receive distributions of principal.  See “Description of the Offered Certificates—Distributions—Priority of Distributions—Distributions of Yield Maintenance Charges and Prepayment Premiums” in this prospectus supplement and “Description of the Certificates—Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of Equity Participations” in the accompanying prospectus.

Reductions of Certificate
Principal Balances in
Connection with Losses
and Expenses
Because of losses on the mortgage loans and/or default-related and other unanticipated expenses of the trust fund, the aggregate principal balance of the mortgage pool, net of advances of principal, may fall below the aggregate principal balance of the certificates. In general, if and to the extent that those losses and expenses cause such a deficit to exist following the distributions made on any distribution date, then the principal balances of the respective classes of principal balance certificates generally will be sequentially reduced (without accompanying principal distributions) in the following order, until that deficit is eliminated:

Reduction Order	Class
1st	Non-offered certificates
2nd	Class C regular interest (and, therefore, the Class C certificates and the Class C component of the Class PEX certificates)
3rd	Class B regular interest (and, therefore, the Class B certificates and the Class B component of the Class PEX certificates)
4th	Class A-S regular interest (and, therefore, the Class A-S certificates and the Class A-S component of the Class PEX certificates)
5th	Class A-1, A-2, A-3, A-4, A-5 and A-SB certificates

Any reduction of the principal balances of the Class A-1, A-2, A-3, A-4, A-5 and A-SB certificates will be made on a pro rata basis in accordance with the relative sizes of those principal balances at the time of the reduction.

To the extent that unanticipated expenses of the trust fund consist of indemnification payments to the trust advisor or, with respect to any non-serviced pari passu mortgage loan, the trust advisor (or the equivalent) under the pooling and servicing agreement related to that non-serviced pari passu mortgage loan, then (i) if the expense arises in connection with legal actions pending or threatened against the trust advisor at the time of its discharge, the expense will be treated in substantially the same manner as other unanticipated expenses of the trust fund for purposes of the provisions described above, and (ii) under any other circumstances, the expense will be separately allocated and borne by certificateholders in the manner generally described under “—Reductions of Interest Entitlements and Certificate Principal Balances in Connection with Certain Trust Advisor Expenses” below. The pooling and servicing agreement will contain provisions for the identification and categorization of expenses for such purposes.

See “Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” in this prospectus supplement and “Description of the Certificates—Allocation of Losses and Shortfalls” in the accompanying prospectus.

Reductions of Interest
Entitlements and
Certificate Principal
Balances In Connection
with Certain Trust
Advisor Expenses
The trust advisor will be entitled to indemnification in respect of its obligations under the pooling and servicing agreement as described in this prospectus supplement, and certain of those obligations may be triggered early as a result of a waiver by the majority subordinate certificateholder of its rights under the pooling and servicing agreement. In connection with any activities related to any non-serviced loan combination serviced under another securitization, the trust advisor (or equivalent party) with respect to such securitization may be entitled to indemnification from the trust fund for this transaction (on a pro rata basis with the other trust fund and any other holders of related pari passu companion loans, based upon the respective principal balances of the pari passu mortgage loan and the related pari passu companion loans) in respect of its obligations under the pooling and servicing agreement pursuant to which that non-serviced loan combination is serviced, and certain of those obligations may be triggered early as a result of a waiver by the majority subordinate certificateholder (or the equivalent) under that securitization of its rights under that pooling and servicing agreement. Any expenses incurred by the trust advisor or, with respect to any non-serviced pari passu mortgage loan, the trust advisor (or the equivalent) under the pooling and servicing agreement pursuant to which the related non-serviced loan combination is serviced, that are indemnifiable under the pooling and servicing agreement will be reimbursable on each distribution date up to the sum of the interest otherwise distributable on the Class E and D certificates and the Class C and B regular interests (and, therefore, on the Class C and B certificates and/or the Class C and B components of the Class PEX certificates, as applicable) on that distribution date and the portion of the amount of principal distributable on the related distribution date that would otherwise be distributed on the Class A-1, A-2, A-3, A-4, A-5, A-SB, D and E certificates and the Class A-S, B and C regular interests (and, therefore, on the Class A-S, B, C and/or PEX certificates, as applicable) on that distribution date.

Amounts so reimbursed will be allocated to reduce the amount of interest that (but for these allocations) would be distributed on the Class E and D certificates and the Class C and B regular interests, in that order, on that distribution date, and any remaining amount will be allocated to reduce such portion of such principal distributable on the related distribution date, with a corresponding write-off of the principal balance of the Class E and D certificates, the Class C, B and A-S regular interests, and the Class A-1, A-2, A-3, A-4, A-5 and A-SB certificates (with any write-off of the Class A-1, A-2, A-3, A-4, A-5 and A-SB certificates to be applied on a pro rata basis between those classes in accordance with their respective aggregate principal balances immediately prior to that distribution date), in that order, in each case until the principal balance of that class has been reduced to zero. Any portion of such trust advisor expenses that remain unreimbursed after giving effect to allocations and distributions on that distribution date will not be reimbursed to the trust advisor or, with respect to any non-serviced pari passu mortgage loan, any trust advisor (or equivalent party) under the pooling and servicing agreement pursuant to which the non-serviced loan combination is serviced, on that distribution date and will be carried forward to and be reimbursable on succeeding distribution dates, subject to the same provisions, until the trust advisor is actually reimbursed for the relevant expense. However, the provisions described above will not apply to trust advisor expenses that arise from legal proceedings that are pending or threatened against the trust advisor at the time of its discharge or, with respect to any non-serviced pari passu mortgage loan, any related other trust advisor or operating advisor at the time of its discharge (see “—Relevant Parties—Trust Advisor” above).

See “Description of the Offered Certificates—Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses” in this prospectus supplement.

Advances of Delinquent
Monthly Debt Service
Payments
The master servicer will be required to make debt service advances with respect to any delinquent scheduled monthly payments of principal and/or interest on the mortgage loans (including any non-serviced pari passu mortgage loan, but not any companion loan), other than balloon payments, default interest and excess interest, and to make advances of assumed monthly debt service payments for such mortgage loans that are balloon loans and become defaulted upon their maturity dates, on the same amortization schedule as if the maturity date had not occurred, as well as for applicable REO mortgage loans. The trustee must make any of those advances that the master servicer is required, but fails, to make, subject to its own determination of non-recoverability. Any party that makes a debt service advance will be entitled to be reimbursed for that advance, together with interest at the prime lending rate described more fully in this prospectus supplement. However, interest will commence accruing on any monthly debt service advance made in respect of a scheduled monthly debt service payment only on the date on which any applicable grace period for that payment expires.

Notwithstanding the foregoing, neither the master servicer nor the trustee will be required to make any debt service advance that it or the special servicer determines, in its reasonable good faith judgment, will not be recoverable (together with interest on the advance) from proceeds of the related mortgage loan. Absent bad faith, the determination by any authorized person that a debt service advance constitutes a nonrecoverable advance as described above will be conclusive and binding.

In addition, the special servicer must generally obtain an appraisal or conduct an internal valuation of the mortgaged property securing any mortgage loan following a material default or the occurrence of certain other events described in this prospectus supplement. Based upon the results of such appraisal, or, in the case of the 3 Columbus Circle mortgage loan, an appraisal obtained by the special servicer under the 3 Columbus Circle pooling and servicing agreement, the amount otherwise required to be advanced in respect of interest on the related mortgage loan may be reduced as described under the heading “Description of the Offered Certificates—Advances of Delinquent Monthly Debt Service Payments” in this prospectus supplement. Due to the distribution priorities described in this prospectus supplement, any reduction in advances will generally reduce the funds available to distribute interest on the respective classes of subordinate interest-bearing certificates sequentially in the reverse order of distribution priority (first, Class G, then Class F and so on, with the effects borne on a pari passu basis as between those classes that are pari passu with each other in respect of interest distributions) up to the total amount of the reduction.

See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Required Appraisals” in this prospectus supplement and “Description of the Certificates—Advances in Respect of Delinquencies” in the accompanying prospectus.

The 3 Columbus Circle mortgage loan is or is expected to be subject to provisions in the 3 Columbus Circle pooling and servicing agreement relating to appraisal reductions, and such provisions are or are expected to be substantially similar in all material respects (but not necessarily identical) to the provisions set forth above.  The existence of an appraisal reduction in respect of the 3 Columbus Circle mortgage loan will proportionally reduce the master servicer’s or the trustee’s obligation to make the interest portion of advances on such mortgage loan under the pooling and servicing agreement for this transaction.  See “Description of the Mortgage Pool—Split Loan Structures” and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Additional Matters Relating to the Servicing of the Non-Serviced Loan Combination” in this prospectus supplement.

Delinquent scheduled monthly payments of principal and/or interest on a pari passu companion loan will not be advanced by the master servicer or the trustee, but may be advanced by the applicable master servicer or trustee under the other securitization servicing agreement pursuant to which that pari passu companion loan is securitized.

Subordination	The amount available for distribution will be applied in the order described in “Distributions—Distributions of Interest” and “—Distributions of Principal” above.

The following chart generally depicts the general manner in which the payment rights of certain classes will be senior or subordinate, as the case may be, to the payment rights of other classes.  The chart shows entitlement to receive interest and, if applicable, principal owed on any distribution date in order of payment priority (except that principal will generally be allocated and paid first, to the Class A-SB certificates up to the Class A-SB planned principal balance as identified on Annex G to this prospectus supplement for the applicable distribution date, and then, to the Class A-1 certificates, and then, to the Class A-2 certificates, and then, to the Class A-3 certificates, and then, to the Class A-4 certificates, and then, to the Class A-5 certificates, and then, to the Class A-SB certificates without regard to the Class A-SB planned principal balance, in that order).  Payment rights of the various classes of certificates are more fully described in “Description of the Offered Certificates—Distributions” in this prospectus supplement.  It also shows the manner in which mortgage loan losses are allocated, which will be in the reverse order of priority (beginning with certain classes of certificates that are not being offered by this prospectus supplement). Loss allocation and shortfall burdens of the various classes of certificates are more fully described in “Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” and “—Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses” in this prospectus supplement.

(1)
The Class X-A, X-B, X-E, X-F and X-G certificates do not have a certificate principal balance and do not entitle their holders to distributions of principal. However, loan losses will generally reduce the respective notional amounts of the Class X-A and/or X-B and/or X-E and/or X-F and/or X-G certificates and, therefore, the amount of interest they accrue.

(2) Other than the Class X-E, X-F, X-G, R and V certificates.

No other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

See “Description of the Offered Certificates—Distributions” in this prospectus supplement.

Principal losses on the mortgage loans allocated to a class of certificates will reduce the related certificate principal balance of that class.  No such losses will be allocated to the Class V, R, X-A, X-B, X-E, X-F or X-G certificates, although loan losses will reduce the notional amount of the Class X-A certificates (to the extent such losses are allocated to the Class A-1, A-2, A-3, A-4, A-5 or A-SB certificates or the Class A-S regular interest), the Class X-B certificates (to the extent such losses are allocated to the Class B or C regular interests), the Class X-E certificates (to the extent such losses are allocated to the Class E certificates), the Class X-F certificates (to the extent such losses are allocated to the Class F certificates) or the Class X-G certificates (to the extent such losses are allocated to the Class G certificates) and, therefore, the amount of interest they accrue.  To the extent funds are available on a subsequent distribution date for distribution on your certificates, you will be reimbursed for any losses allocated to your certificates.

In addition to losses caused by mortgage loan defaults, shortfalls in payments to holders of certificates may occur as a result of the master servicer’s, special servicer’s and trustee’s right to receive payments of interest on unreimbursed advances (to the extent not covered by default interest and late payment charges or certain other fees paid by the related borrower or other borrowers that are not paid to the master servicer or the special servicer as compensation), with respect to the 3 Columbus Circle mortgage loan, the right of the 3 Columbus Circle master servicer, 3 Columbus Circle special servicer or 3 Columbus Circle trustee under the 3 Columbus Circle pooling and servicing agreement to receive payments of interest on unreimbursed servicing advances related to the 3 Columbus Circle loan combination, the special servicer’s or any other special servicer’s right to compensation with respect to mortgage loans which are or have been serviced by that special servicer, a modification of a mortgage loan’s interest rate or principal balance or as a result of other unanticipated trust expenses. These shortfalls, if they occur, would generally reduce distributions on the various classes of interest-bearing certificates, with the effect borne by classes with relatively lower payment priorities before classes with relatively higher payment priorities. To the extent funds are available on a subsequent distribution date for distribution on your certificates, you will be reimbursed for any such shortfall allocated to your certificates.

With respect to any pari passu mortgage loan, any losses or shortfalls that occur with respect to the related loan combination will be allocated between the pari passu mortgage loan and its related pari passu companion loan(s) on a pro rata basis in accordance with their respective principal balances.

Principal losses with respect to the One Monument Place loan combination will result first in a reduction in amounts distributable in accordance with the related intercreditor agreement in respect of the related subordinate companion loan, and then in a reduction in amounts distributable in accordance with the related intercreditor agreement in respect of the related mortgage loan, which reduction of the related mortgage loan will in turn reduce the amount distributable in respect of the certificates as described above. See “Description of the Mortgage Pool—Split Loan Structures—The One Monument Place” in this prospectus supplement.

In addition, prepayment interest shortfalls that are not covered by certain compensating interest payments made by the master servicer are required to be allocated to the various classes of interest-bearing certificates (other than the Class X-A, X-B, X-E, X-F, X-G, A-S, B, C and PEX certificates) and the Class A-S, B and C regular interests, on a pro rata basis according to accrued interest, to reduce the interest entitlements on such certificates or regular interests.  You will never receive a reimbursement or other compensation for any prepayment interest shortfalls that are so allocated to your certificates.

To the extent that unanticipated expenses of the trust fund consist of indemnification payments to the trust advisor or, with respect to the 3 Columbus Circle pooling and servicing agreement following the securitization of the 3 Columbus Circle controlling pari passu companion loan, the 3 Columbus Circle trust advisor, then (i) if the expense arises in connection with legal actions pending or threatened against that trust advisor at the time of its discharge, the expense will be treated in substantially the same manner as other unanticipated expenses of the trust fund for purposes of the provisions described above, and (ii) under any other circumstances, the expense will be separately allocated and borne by certificateholders in the manner generally described under “Description of the Offered Certificates—Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses” in this prospectus supplement.

Information Available to
Certificateholders
On each distribution date, the certificate administrator will prepare and make available to each certificateholder a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders may be entitled to certain other information regarding the trust provided they agree to keep the information confidential. See “Description of the Offered Certificates—Reports to Certificateholders; Available Information” in this prospectus supplement and “Description of the Certificates—Reports to Certificateholders” in the accompanying prospectus.

Early Termination
The trust fund may be terminated and therefore the certificates may be retired early by certain designated entities when the total outstanding principal balance of the mortgage loans, net of advances of principal, is reduced to 1.0% or less of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. See “Description of the Offered Certificates—Termination of the Pooling and Servicing Agreement” in this prospectus supplement and “Description of the Certificates—Termination” in the accompanying prospectus.

Denominations
We intend to deliver the Class A-1, A-2, A-3, A-4, A-5, A-SB, A-S, B, C and PEX certificates in minimum principal balance denominations of $10,000. We intend to deliver the Class X-A and X-B certificates in minimum notional amount denominations of $1,000,000. Investments may also be made in any whole dollar denomination in excess of the applicable minimum denomination. See “Description of the Offered Certificates—Delivery, Form and Denomination” in this prospectus supplement and “Description of the Certificates—General” in the accompanying prospectus.

Clearance and Settlement	You will hold your certificates through The Depository Trust Company (“DTC”), in the United States, or Clearstream Banking société anonyme (“Clearstream”) or Euroclear Bank as operator of The Euroclear System (“Euroclear”), in Europe. As a result, you will not receive a fully registered physical certificate representing your interest in any such certificate, except under limited circumstances. See “Description of the

Offered Certificates—Delivery, Form and Denomination” in this prospectus supplement and “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in the accompanying prospectus.

Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates may be available to subscribers through the following services:

	●	Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited and BlackRock Financial Management, Inc., CMBS.com, Inc.; and

	●	the certificate administrator’s website initially located at www.ctslink.com.

Neither the certificate administrator nor any other party to the pooling and servicing agreement will be obligated to provide any analytical information or services regarding the mortgage loans or the certificates. The type and amount of analytical information concerning the mortgage loans or the certificates made available to you by a third-party service will be determined solely by such service and will depend on the type of subscription, if any, that you may have with such service.

Additional Aspects of the Offered Certificates and the Trust Fund

Conflicts of Interest
The relationships between the parties to this transaction and the activities of those parties or their affiliates may give rise to certain conflicts of interest. These conflicts of interests may arise from, among other things, the following relationships and activities:

●
the ownership of any certificates by the depositor, sponsors, mortgage loan sellers, underwriters, master servicer, special servicer, trustee, certificate administrator, trust advisor or any of their affiliates or, with respect to the 3 Columbus Circle loan combination by the 3 Columbus Circle master servicer, 3 Columbus Circle special servicer, or 3 Columbus Circle trust advisor under the 3 Columbus Circle pooling and servicing agreement or any of their respective affiliates;

●
the relationships, including the ownership of other mortgage debt (including the pari passu and/or subordinate companion loans or securities backed thereby), non-mortgage debt and equity interests or other financial dealings, of the sponsors, mortgage loan sellers, master servicer, special servicer, trustee, certificate administrator, trust advisor or, with respect to the 3 Columbus Circle mortgage loan, the 3 Columbus Circle master servicer, 3 Columbus Circle special servicer, or 3 Columbus Circle trust advisor under the 3 Columbus Circle pooling and servicing agreement or any of their respective affiliates or any of their respective affiliates with each other, any borrower, any borrower sponsor or any of their affiliates;

●
the obligation of the special servicer, or, with respect to the 3 Columbus Circle mortgage loan, the 3 Columbus Circle special servicer under the 3 Columbus Circle pooling and servicing agreement or any of its affiliates to take actions at the direction or obtain the approval of the subordinate class representative or the holder of the 3 Columbus Circle controlling pari passu companion loan or its representative, as applicable;

●
the right of the majority subordinate certificateholder or the subordinate class representative on its behalf, or, with respect to the 3 Columbus Circle mortgage loan, the holder of the 3 Columbus Circle controlling pari passu companion loan or, after the securitization of the 3 Columbus Circle controlling pari passu companion loan, the majority subordinate certificateholder, subordinate class representative or controlling class representative under the 3 Columbus Circle pooling and servicing agreement, to replace the 3 Columbus Circle special servicer, with or without cause, and any arrangements entered into between a special servicer and any such entity in consideration of such special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement or between the 3 Columbus Circle special servicer and any such entity in consideration of such special servicer’s appointment (or continuance) as special servicer under the 3 Columbus Circle pooling and servicing agreement;

●
the broker-dealer activities of the underwriters and their affiliates, including taking long or short positions in the certificates or entering into credit derivative transactions with respect to the certificates;

●
the opportunity of the initial investor in the Class F and G certificates to request the removal or re-sizing of or other changes to the features of some or all of the mortgage loans or its imposition of additional monetary or other conditions on its acquisition of those certificates in order to allow certain mortgage loans to be included in this securitization; and

●
the activities of the master servicer, special servicer, trust advisor, sponsors, mortgage loan sellers, underwriters, trustee, or certificate administrator or, with respect the 3 Columbus Circle mortgage loan, the activities of the 3 Columbus Circle master servicer, 3 Columbus Circle special servicer, or, following the securitization of the 3 Columbus Circle controlling pari passu companion loan, 3 Columbus Circle trust advisor under the 3 Columbus Circle pooling and servicing agreement or any of their respective affiliates in connection with any other transaction.

See “Risk Factors—Risks Related to the Offered Certificates—If the Master Servicer or the Special Servicer Purchases Certificates or Has Investments Related to a Borrower or Other Person, a Conflict of Interest May Arise Between Its Own Interests and Its Duties to the Trust Fund,” “—You Will Have Limited Ability To Control the Servicing of the Mortgage Loans

and the Parties with Control Over the Servicing of the Mortgage Loans May Have Interests that Conflict with Your Interests,” “—Various Other Securitization-Level Conflicts of Interest May Have an Adverse Effect on Your Offered Certificates,” “—Potential Conflicts of Interest of the Underwriters and Their Affiliates,” “—Potential Conflicts of Interest of the Subordinate Class Representative” and “—Potential Conflicts of Interest in the Selection of the Mortgage Loans” in this prospectus supplement.

Federal Tax Status
Elections will be made to treat designated portions of the trust fund as three separate “real estate mortgage investment conduits” or “REMICs” under Sections 860A through 860G of the Internal Revenue Code of 1986, as amended.  Those REMICs will exclude excess interest accrued on each mortgage loan with an anticipated repayment date.  The Class A-S, B and C regular interests, together with any excess interest, will be held in portions of a grantor trust and the Class A-S, B, C, PEX and V certificates will represent undivided beneficial interests in their respective portions of such grantor trust as further described under “Material Federal Income Tax Consequences” in this prospectus supplement.

The offered certificates will evidence the ownership of “regular interests” in a REMIC, as further described under “Material Federal Income Tax Consequences” in this prospectus supplement. The offered certificates and the Class A-S, B and C regular interests generally will be treated as newly originated debt instruments for federal income tax purposes. The Class A-S, B, C and PEX certificates will represent undivided beneficial interests in the Class A-S, B and C regular interests. You will be required to report income on your certificates in accordance with the accrual method of accounting, regardless of your usual method of accounting.

The Class X-A and X-B certificates will evidence the ownership of multiple “interest-only” regular interests, with each such regular interest having a notional principal balance corresponding to one of the classes of offered certificates that has a principal balance or the Class A-S, B or C regular interests, as applicable.

We anticipate that the Class A-1, A-2, A-3, A-4, A-5 and A-SB certificates and the Class A-S, B and C regular interests will be issued at a premium for federal income tax purposes and we anticipate that the Class X-A and X-B certificates will be issued with more than a de minimis amount of original issue discount for federal income tax purposes.  When determining the rate of accrual of original issue discount, if any, and market discount and the amortization of premium, for federal income tax purposes, the prepayment assumption will be that, subsequent to the date of any determination—

●	each mortgage loan with an anticipated repayment date will repay in full on that date;

●	no mortgage loan will otherwise be prepaid prior to maturity; and

	●	there will be no extension of the maturity of any mortgage loan.

No representation is made that the mortgage loans will in fact be repaid in accordance with this assumption or that the Internal Revenue Service will not challenge on audit the prepayment assumption used.

For a more detailed discussion of United States federal income tax aspects of investing in the offered certificates, see “Material Federal Income Tax Consequences” in this prospectus supplement and “Material Federal Income Tax Consequences” in the accompanying prospectus.

Yield Considerations
You should carefully consider the matters described under “Risk Factors—Risks Related to the Offered Certificates—The Yields to Maturity on the Offered Certificates Depend on a Number of Factors that Cannot Be Predicted with any Certainty” in this prospectus supplement, which may affect significantly the yield on your investment. In addition, see “Yield and Maturity Considerations” in this prospectus supplement and “Yield Considerations” in the accompanying prospectus.

ERISA
The offered certificates are generally eligible for purchase by employee benefit plans pursuant to the prohibited transaction exemption granted to Wells Fargo Securities, LLC, subject to certain considerations discussed in the sections titled “ERISA Considerations” in this prospectus supplement and “ERISA Considerations” in the accompanying prospectus.

You should refer to the sections in this prospectus supplement and the accompanying prospectus referenced above if you are a benefit plan fiduciary considering the purchase of any offered certificates. You should, among other things, consult with your counsel to determine whether all required conditions in the prohibited transaction exemption have been satisfied.

Ratings
The depositor expects that certificates offered by this prospectus supplement will receive certain investment grade credit ratings from the nationally recognized statistical rating organizations engaged by the depositor to rate those certificates.

The ratings address the likelihood of full and timely distribution to the certificateholders of all distributions of interest at the applicable pass-through rate on the offered certificates on each distribution date and, except in the case of the Class X-A and X-B certificates, the ultimate distribution in full of the certificate principal balance of each class of certificates not later than the distribution date in April 2050.  Each security rating assigned to the offered certificates should be evaluated independently of any other security rating.  Such ratings do not address the tax attributes of the certificates or the receipt of any default interest or prepayment premium or yield maintenance charge or constitute an assessment of the likelihood, timing or frequency of prepayments on the mortgage loans.

A security rating is not a recommendation to buy, sell or hold securities and the assigning rating agency may revise or withdraw its rating at any time.

The ratings of the offered certificates entail substantial risks and may be unreliable as an indication of the creditworthiness of your certificates. We hired three nationally recognized statistical rating organizations to rate certain classes of the offered certificates. Each of these nationally recognized statistical rating organizations may issue ratings on one or more classes of offered certificates that we did not hire them to rate. Had the depositor engaged each of the three (3) hired nationally recognized statistical rating organizations to rate all classes of certificates, the ratings of those classes of certificates that were not ultimately rated by one or more of those nationally recognized statistical rating organizations may have been different, and potentially lower, than the ratings ultimately assigned to the certificates. In addition, the decision not to engage one or more of the three (3) hired nationally recognized statistical rating organizations to rate certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates.

Information regarding the mortgage loans and the trust fund will be available to other nationally recognized statistical rating organizations that may enable them to issue unsolicited credit ratings on one or more classes of offered certificates. If any such unsolicited ratings are lower than the ratings assigned by the hired rating agencies, that may have an adverse effect on the liquidity, market value and regulatory characteristics of the classes so rated. Neither the depositor nor any other person or entity will have any duty to notify you if any such other rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus supplement. In no event will ratings confirmation from any such other rating organization (except insofar as the matter involves a loan combination and such other rating organization is hired to rate securities backed by one or more of the related pari passu companion loans) be a condition to any action, or the exercise of any right, power or privilege by any person or entity, under the pooling and servicing agreement. See “Risk Factors” and “Ratings” in this prospectus supplement and “Ratings” in the attached prospectus. The ratings of the offered certificates may be withdrawn or lowered, the offered certificates may receive an unsolicited rating, or the Securities and Exchange Commission may determine that any or all of the nationally recognized statistical rating organizations engaged no longer qualifies as a “nationally recognized statistical rating organization” or is no longer qualified to rate the offered certificates, any one of which events may have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates.

Legal Investment	No class of the offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates.

As of the closing date, the issuing entity will not be required to register as an investment company under the Investment Company Act of 1940, as amended. The issuing entity will be relying upon an exclusion or exemption under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended or Rule 3a-7 under Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Wall Street Reform and Consumer Protection Act.

See “Legal Investment” in this prospectus supplement and in the accompanying prospectus.

RISK FACTORS

You should carefully consider the risks described below and those described in the accompanying prospectus under “Risk Factors” before making an investment decision. Your investment in the offered certificates will involve some degree of risk. If any of the following risks are realized, your investment could be materially and adversely affected. Distributions on the offered certificates will depend on payments received on, and other recoveries with respect to, the mortgage loans, and, therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties in assessing the risks related to the performance of the offered certificates.

The risks and uncertainties described below are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment. If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement and the accompanying prospectus. In connection with the information presented in this prospectus supplement relating to risks that may relate to certain of the mortgage loans or the mortgage loans in general, examples are sometimes given with respect to a particular risk and a particular mortgage loan. However, the fact that examples are given should not be interpreted as meaning that such examples reflect all of the mortgage loans in the trust to which such risk is applicable.

Risks Related to the Offered Certificates

The Certificates May Not Be a Suitable Investment for You

The certificates are not suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with that class of certificates. For the reasons set forth in these “Risk Factors” and the “Risk Factors” described in the accompanying prospectus, the yield to maturity and the aggregate amount and timing of distributions on the certificates are subject to material variability from period to period and over the life of the certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate diligence on the mortgage loans and the certificates.

The Trust Fund’s Assets May Be Insufficient to Allow for Repayment in Full on Your Certificates

If the assets of the trust fund are insufficient to make distributions on the offered certificates, no other assets will be available for distribution of the deficiency. The offered certificates will represent interests in the trust fund only and will not be obligations of or represent interests in us, any of our affiliates or any other person or entity. The offered certificates have not been guaranteed or insured by any governmental agency or instrumentality or by any other person or entity.

A Future Economic Downturn, a Downturn in Real Estate Markets or Credit Markets and/or Sovereign Debt Concerns May Increase Loan Defaults and/or Affect the Value and Liquidity of Your Investment

The global economy recently experienced a significant recession, as well as a severe, ongoing disruption in the credit markets, including the general absence of investor demand for and purchases of commercial mortgage-backed securities and other asset-backed securities and structured financial products. Although the United States economy, by some measurements, may be emerging from the recession, any recovery could be fragile and unsustainable, in which circumstances another, possibly more severe recession may ensue. The global recession and financial crisis resulted in increased vacancies, decreased rents and/or other declines in income from, or the value of, commercial real estate. Additionally, a contraction in the availability of commercial mortgage financing, together with higher mortgage rates and decreases in commercial real estate values, have prevented many commercial mortgage borrowers from refinancing their maturing mortgage loans or selling their properties for proceeds sufficient to retire such loans. These circumstances significantly increased delinquency and default rates of securitized commercial mortgage loans for a period of time, with defaults occurring throughout the United States. In addition, the declines in commercial real estate values resulted in reduced borrower equity, which circumstances gave borrowers less incentive to cure delinquencies and avoid foreclosure. Those declines in value thus tended to result in lower recoveries and greater losses upon any foreclosure sale or other liquidation. Defaults, delinquencies and losses further decreased property values, thereby resulting in additional defaults by commercial mortgage borrowers, further credit constraints, further declines in property values and further adverse effects on the perception of the value of commercial mortgage-backed securities. Although commercial mortgage lenders have made financing more available in recent years, some commercial real estate markets continue to experience weakness, and further, financing availability remains limited in some respects and declines may occur in real estate values.

Furthermore, the global financial markets have recently experienced increased volatility due to uncertainty surrounding the level and sustainability of the sovereign debt of various countries. Much of this uncertainty has related to certain countries, including Greece, Ireland, Spain, Portugal and Italy, which participate in the European Monetary Union and whose sovereign debt is generally denominated in euros, the common currency shared by members of that union. In addition, some economists, observers and market participants have expressed concerns regarding the sustainability of the monetary union and the common currency in their current form. Concerns regarding sovereign debt may spread to other countries at any time. In particular, the pace of progress, or the lack of progress, of federal statutory debt limit, budget and deficit reduction talks in the United States—as well as any accompanying interruptions to government functions and services—may cause continued volatility. For example, the United States government has nearly reached its borrowing limit in the past and, if Congress had not increased the borrowing limit, the United States government might have had insufficient funding to meet its financial obligations. Failure of the United States government to resolve a similar situation in any future instance could have a significant negative effect on the economy and could lead to further downgrades of the United States’ sovereign debt rating. Furthermore, many state and local governments in the United States are experiencing, and are expected to continue to experience, severe budgetary strain. One or more states could default on their debt, or one or more significant local governments could default on their debt or seek relief from their debt under the U.S. bankruptcy code or by agreement with their creditors. For instance, the City of Detroit, Michigan has been the subject of proceedings under chapter 9 of the U.S. bankruptcy code. Any or all of the circumstances described above may lead to further volatility in or disruption of the credit markets at any time. Moreover, other types of events may affect financial markets, such as war, revolt, insurrection, armed conflict, terrorism, political crisis, natural disasters and man-made disasters.

Investors should note that economic conditions, market conditions, and conditions in the commercial real estate and mortgage markets may adversely affect the performance of the mortgage loans and the performance of the certificates. You should be aware in particular that:

●
such circumstances may result in substantial delinquencies and defaults on the mortgage loans and adversely affect the amount of liquidation proceeds the trust fund would realize in the event of foreclosures and liquidations;

●	defaults on the mortgage loans may occur in large concentrations over a period of time, which might result in rapid declines in the value of your certificates;

●
notwithstanding that the mortgage loans were recently underwritten and originated, the values of the related mortgaged properties may have declined since the mortgage loans were originated and may decline following the issuance of the certificates and such declines may be substantial and occur in a relatively short period following the issuance of the certificates; and such declines may or may not occur for reasons largely unrelated to the circumstances of the particular property;

●
if you determine to sell your certificates, you may be unable to do so or you may be able to do so only at a substantial discount from the price you paid; this may be the case for reasons unrelated to the then-current performance of the certificates or the mortgage loans; and this may be the case within a relatively short period following the issuance of the certificates;

●
if the mortgage loans default, then the yield on your investment may be substantially reduced notwithstanding that liquidation proceeds may be sufficient to result in the repayment of the principal of and accrued interest on your certificates; an earlier than anticipated repayment of principal on any of the mortgage loans (even in the absence of losses) in the event of a default in advance of the related maturity date would tend to shorten the weighted average period during which you earn interest on your investment; and a later than anticipated repayment of principal on any of the mortgage loans (even in the absence of losses) in the event of a default upon the related maturity date would tend to delay your receipt of principal and the interest on your investment may be insufficient to compensate you for that delay;

●
even if liquidation proceeds received on defaulted mortgage loans are sufficient to cover the principal and accrued interest on those mortgage loans, the trust fund may experience losses in the form of special servicing fees, liquidation fees and other expenses (including indemnities), and you may bear losses as a result, or your yield may be adversely affected by such losses;

●
the time periods to resolve defaulted mortgage loans may be long, and those periods may be further extended because of borrower bankruptcies and related litigation; and this may be especially true in the case of mortgage loans made to borrowers that have, or whose affiliates have, substantial debts other than the mortgage loan, including related subordinate or mezzanine financing. See “—If the Master Servicer or the Special Servicer Purchases Certificates or Has Investments Related to a Borrower or Other Person, a Conflict of Interest May Arise Between Its Own Interests and Its Duties to the Trust Fund” in this prospectus supplement;

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some participants in the commercial mortgage-backed securities markets have previously sought permission from the Internal Revenue Service (the “IRS“) to allow a purchaser of a mortgaged property acquired in respect of a mortgage loan held by a REMIC to assume the extinguished debt in connection with a purchase of that property; if such permission is ever granted and the special servicer pursues such a resolution strategy, then the receipt of proceeds of a foreclosure property would be delayed for an extended period; and this may occur when it would be in your best interest for the property to be sold for cash, even at a lesser price, with the proceeds distributed to certificateholders;

●
trading activity associated with indices of commercial mortgage-backed securities may also drive spreads on those indices wider than spreads on commercial mortgage-backed securities, thereby resulting in a decrease in value of such commercial mortgage-backed securities, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial real estate markets and may be affected for reasons that are unknown and cannot be discerned; and

●
even if you intend to hold your certificates, depending on your circumstances, you may be required to report declines in the value of your certificates, and/or record losses, on your financial statements or regulatory or supervisory reports, and/or repay or post additional collateral for any secured financing, hedging arrangements or other financial transactions that you have entered into that are backed by or make reference to your certificates, in each case as if your certificates were to be sold immediately.

Any future economic downturn may lead to increased vacancies, decreased rents or other declines in income from, or the value of, commercial, multifamily and manufactured housing community real estate, which would likely have an adverse effect on commercial mortgage-backed securities that are backed by loans secured by such commercial, multifamily and manufactured housing community real estate and thus affect the value and/or liquidity of such commercial mortgage-backed securities. We cannot assure you that future dislocations in the commercial mortgage-backed securities market will not occur. Any future economic downturn may adversely affect the financial resources of the related borrower under a mortgage loan and may result in the inability of the related borrower to make principal and interest payments on, or refinance, the outstanding debt when due or to sell the related mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. In the event of a default by a borrower under a mortgage loan, the trust may suffer a partial or total loss with respect to the certificates. Any delinquency or loss on the related mortgaged properties may have an adverse effect on the distributions of principal and interest received by holders of the certificates.

Even if commercial mortgage-backed securities are performing as anticipated, the value of such commercial mortgage-backed securities in the secondary market may nevertheless decline as a result of a deterioration in general market conditions for other asset-backed securities or structured products. Trading activity associated with commercial mortgage-backed securities indices may also drive spreads on those indices wider than spreads on commercial mortgage-backed securities, thereby resulting in a decrease in value of such commercial mortgage-backed securities.

Market Considerations and Limited Liquidity

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. While we have been advised by the underwriters that they currently intend to make a market in the certificates, the underwriters have no obligation to do so, any market-making may be discontinued at any time, and we cannot assure you that an active secondary market for the certificates will develop. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates. The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending. No representation is made by any person or entity as to what the market value of any certificate will be at any time. Furthermore, you should be aware that the market for securities of the same type as the certificates has in the past been volatile and offered very limited liquidity.

The market value of the certificates can decline even if those certificates and the mortgage loans are performing at or above your expectations. The market value of the certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of the certificates may be disproportionately impacted by upward or downward movement in current interest rates.

The market value of the certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally. The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors’ demand for commercial mortgage-backed securities, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid;

●
legal and other requirements and restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities, limit the amount or types of commercial mortgage-backed securities that it may acquire or require it to maintain increased capital or reserves as a result of its investment in commercial mortgage-backed securities;

●	accounting standards that may affect an investor’s characterization or treatment of an investment in commercial mortgage-backed securities for financial reporting purposes;

●
increased regulatory compliance burdens imposed on commercial mortgage-backed securities or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans;

●
investors’ perceptions regarding the commercial real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income producing properties;

●
investors’ perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial real estate markets; and

●	the impact on demand generally for commercial mortgage-backed securities as a result of the existence or cancellation of government-sponsored economic programs.

We make no representations as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. However, the following are examples of statutory and regulatory developments that may adversely affect the ability of particular investors to hold or acquire commercial mortgage-backed securities or the consequences to them of an investment in commercial mortgage-backed securities and, thus, the ability of investors in the offered certificates to resell their certificates in the secondary market:

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Effective January 1, 2014, EU Regulation 575/2013 (the “CRR”) imposes on European Economic Area (“EEA”) credit institutions and investment firms (and their consolidated affiliates) (each an “Affected Investor”) investing in securitizations issued on or after January 1, 2011, or in securitizations issued prior to that date where new assets are added or substituted after December 31, 2014: (a) a requirement (the “Retention Requirement”) that the originator, sponsor or original lender of such securitization has explicitly disclosed that it will retain, on an ongoing basis, a material net economic interest which, in any event, shall not be less than 5% in the transaction; and (b) a requirement (the “Due Diligence Requirement”) that the Affected Investor has undertaken certain due diligence in respect of the securitization and the underlying exposures and has established procedures for monitoring them on an ongoing basis. National regulators in EEA member states impose penal risk weights on securitization investments in respect of which the Retention Requirement or the Due Diligence Requirement has not been satisfied in any material respect by reason of the negligence or omission of the Affected Investor. Requirements similar to the Retention Requirement and the Due Diligence Requirement (the “Similar Requirements”): (i) apply to investments in securitizations by investment funds managed by EEA investment managers subject to EU Directive 2011/61/EU (the Alternative Investment Fund Managers Directive) and by EEA insurance and reinsurance undertakings; and (ii) subject to the adoption of certain secondary legislation, will apply to investments in securitizations by EEA undertakings for collective investment in transferable securities. None of the originators, the sponsors, the depositor or the issuing entity intends to retain a material net economic interest in the securitization constituted by the issue of the certificates in accordance with Retention Requirement or to take any other action which may be required by prospective investors for the purposes of their compliance with Retention Requirement, the Due Diligence Requirement or Similar Requirements. Consequently, the certificates may not be a suitable investment for Affected Investors or the other types of EEA regulated investors mentioned above. As a result, the price and liquidity of the certificates in the secondary market may be adversely affected. This could adversely affect your ability to transfer certificates or the price you may receive upon your sale of certificates.

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Section 939A of the Dodd-Frank Wall Street Reform and Consumer Protection Act requires the U.S. federal banking agencies to modify their existing regulations to remove any reliance on credit ratings. As a general rule, national banks are permitted to invest only in “investment grade” instruments, which under pre-existing regulations has been determined based on the credit ratings assigned to these instruments. These national bank investment-grade standards are incorporated into statutes and regulations governing the investing authority of most state banks, and thus most state banks are required to adhere to these same investment grade standards. In June 2012, the regulator of national banks (the Office of the Comptroller of the

Currency) revised its regulatory definition of “investment grade” to require a bank’s determination regarding whether “the issuer of a security has adequate capacity to meet financial commitments under the security for the projected life of the asset or exposure.” While national banks may continue to consider credit ratings, they may not rely exclusively on such ratings and must conduct separate due diligence to confirm the investment grade of the instruments. These changes became fully effective January 1, 2013. Likewise, in August 2012 the federal banking regulators adopted amendments to the market risk capital regulations to reflect the appropriate capital treatment of debt and securitization positions without reliance on the credit ratings assigned to those instruments; these amendments were also effective January 1, 2013 and may increase the costs or otherwise adversely affect the ability of banks, thrifts, and their holding companies and affiliates to invest in such instruments.

●
Section 939A of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) requires that federal banking agencies amend their regulations to remove references to or reliance upon credit ratings including but not limited to those found in the federal banking agencies’ risk-based capital guidelines regulations. New regulations were issued by the banking regulators in July 2013 and began phasing in as early as January 1, 2014; these regulations implement the increased capital requirements established under the Basel Accord. These new capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as commercial mortgage-backed securities. As a result of these new regulations, investments in commercial mortgage-backed securities by depository institutions and their holding companies may result in greater capital charges to these financial institutions, and these new regulations may otherwise adversely affect the treatment of commercial mortgage-backed securities for their regulatory capital purposes.

●
The Issuing Entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the Issuing Entity. The Issuing Entity was structured so as not to constitute a “covered fund” for purposes of the regulations adopted to implement Section 619 of the Dodd-Frank Act (such statutory provision together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. The Volcker Rule became effective on July 21, 2012, and final regulations implementing the Volcker Rule were adopted on December 10, 2013 and became effective on April 1, 2014. Conformance with the Volcker Rule and its implementing regulations is required by July 21, 2015 (or by July 21, 2016 in respect of investments in and relationships with “covered funds” that were in place prior to December 31, 2013, subject to the possibility of a one-year extension). In the interim, banking entities must make good-faith efforts to conform their activities and investments to the Volcker Rule. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other affiliate thereof, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

●
The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the trust fund as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in commercial mortgage-backed securities for financial reporting purposes.

●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, commonly known as SMMEA, no class of the offered certificates will constitute “mortgage related securities”.

Accordingly, all prospective investors in the offered certificates should consider the possible effects of legal investment, regulatory capital, accounting and other restrictions and requirements on the liquidity and value of their certificates, whether or not those requirements and restrictions would apply in connection with their initial investments in the offered certificates. In any event, all prospective investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements.

If you decide to sell your certificates, your ability to sell those certificates will depend on, among other things, whether and to what extent a secondary market then exists for your certificates, and you may have to sell at a discount from the price you paid for reasons unrelated to the performance of your certificates or the mortgage loans. Pricing information regarding your certificates may not be generally available on an ongoing basis or on any particular date.

The primary source of ongoing information regarding the certificates, including information regarding the status of the mortgage loans and any credit support for the certificates, will be the periodic reports delivered to you. See “Description of the Offered Certificates—Reports to Certificateholders; Available Information” in this prospectus supplement and “Description of the Certificates—Reports to Certificateholders” in the accompanying prospectus. We cannot assure you that any additional ongoing information regarding the certificates will be available through any other source. The limited nature of the available information in respect of the certificates may adversely affect its liquidity, even if a secondary market for the certificates does develop.

We are not aware of any source through which pricing information regarding the certificates will be generally available on an ongoing basis or on any particular date.

In addition, you will generally have no redemption rights, and, except insofar as the certificates may be retired early as a result of prepayments or dispositions of mortgage loans, the certificates will be subject to early retirement only under certain specified circumstances described in this prospectus supplement. See “Description of the Offered Certificates—Termination of the Pooling and Servicing Agreement” in this prospectus supplement and “Description of the Certificates—Termination” in the accompanying prospectus.

Subordination of the Class A-S, B and C Regular Interests Will Affect the Timing of Distributions and the Application of Losses on the Class A-S, B, C and PEX Certificates

As described in this prospectus supplement, if your certificates are Class A-S, B, C or PEX certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will generally be subordinated to those of the holders of the Class A-1, A-2, A-3, A-4, A-5, A-SB, X-A, X-B, X-E, X-F and X-G certificates and, if your certificates are Class B or C certificates, to those of the holders of the Class A-S certificates (and the holders of the Class PEX certificates as holders of the Class PEX component of the Class A-S regular interest) and, if your certificates are Class C certificates, to those of the holders of the Class B certificates (and the holders of the Class PEX certificates as holders of the Class PEX component of the Class B regular interest). See “Description of the Offered Certificates” in this prospectus supplement. As a result, you will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the trust fund before the holders of those other classes of certificates. See “Description of the Offered Certificates—Distributions” in this prospectus supplement.

The Yields to Maturity on the Offered Certificates Depend on a Number of Factors that Cannot Be Predicted with any Certainty

The yield on your offered certificates will depend on, among other things—

●	the price you paid for your offered certificates, and

●	the rate, timing and amount of distributions on your offered certificates.

The rate, timing and amount of distributions on your offered certificates will depend on—

●	the pass-through rate for, and the other distribution terms of, your offered certificates,

●
the rate and timing of payments and other collections of principal on the mortgage loans, which in turn will be affected by amortization schedules, the dates on which balloon payments are due, any incentives for a borrower to repay its mortgage loan by an anticipated repayment date and the rate and timing of principal prepayments and other unscheduled collections, including for this purpose, any prepayments occurring by application of earnout reserves or performance holdback amounts (see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Voluntary Prepayment and Defeasance Provisions” and the footnotes to Annex A-1 to this prospectus supplement for more detail) if leasing criteria or other conditions are not satisfied, the exercise of a purchase option with respect to a mortgaged property or portion thereof by a tenant or other party or sales or other releases of a mortgaged property or a portion thereof (including an outparcel) that can result in prepayments of principal, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties (including prepayment of the entire loan following significant casualties), or purchases, sales or other removals of mortgage loans from the trust fund,

●	the rate and timing of defaults, and the severity of losses, if any, on the mortgage loans,

●
the rate and timing of reimbursements made to the master servicer, the special servicer or the trustee for nonrecoverable advances and/or for advances previously made in respect of a worked-out mortgage loan that are not repaid at the time of the workout,

●	the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for distribution on the certificates, and

●	servicing decisions with respect to the mortgage loans.

Without limiting the generality of the statements made in the prior paragraphs, if your certificates are Class A-SB certificates, the rate and timing of principal distributions on your certificates will depend in part (i) on the Class A-SB planned principal balances and the extent to which they are achieved from time to time and, (ii) because such class is (subject to available funds and the distribution priorities) entitled to the entire principal distribution amount after the Class A-1, A-2, A-3, A-4 and A-5 certificates are fully retired, on the period of time during which the Class A-1, A-2, A-3, A-4 and A-5 certificates remain outstanding. In addition, the holders of the Class A-1, A-2, A-3, A-4 or A-5 certificates may receive principal distributions on a date when the Class A-SB certificates remain outstanding.

The Class X-A and X-B certificates will not be entitled to distributions of principal but instead will accrue interest on their notional amount. The yield to investors on the Class X-A certificates will be highly sensitive to the rate and timing of principal payments, including voluntary and involuntary prepayments, on the mortgage loans to the extent such payments are allocated to the Class A-1, A-2, A-3, A-4, A-5 or A-SB certificates or the Class A-S regular interest and the default and loss experience on the mortgage loans to the extent that losses reduce the principal balances of the Class A-1, A-2, A-3, A-4, A-5 or A-SB certificates or the Class A-S regular interest. The yield to investors on the Class X-B certificates will be highly sensitive to the rate and timing of principal payments, including voluntary and involuntary prepayments, on the mortgage loans to the extent such prepayments are allocated to the Class B and C regular interests and the default and loss experience of the mortgage loans to the extent that losses reduce the principal balances of the Class B and C regular interests. Investors in the Class X-A and X-B certificates should fully consider the associated risks, including the risk that a rapid rate of amortization, prepayment or other liquidation of the mortgage loans or principal losses on the mortgage loans could result in the failure of such investors to recoup fully their initial investments.

See “—Incorrect Assumptions Regarding Principal Payments and Prepayments May Lead to a Lower than Expected Yield on Your Investment”, “—Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment” and “Yield and Maturity Considerations” in this prospectus supplement and “Risk Factors—Optional Early Termination of the Trust Fund May Result in an Adverse Impact on Your Yield or May Result in a Loss” and “Yield Considerations” in the accompanying prospectus.

Incorrect Assumptions Regarding Principal Payments and Prepayments May Lead to a Lower than Expected Yield on Your Investment

In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate assumptions regarding principal payments and prepayments on the mortgage loans to be used.

If you purchase your offered certificates at a premium, and if payments and other collections of principal on the mortgage loans occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase your certificates at a discount, and if payments and other collections of principal on the mortgage loans occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Insofar as the principal of your certificate is repaid, you may not be able to reinvest the amounts that you receive in an alternative investment with a yield comparable to the yield on your certificates. Conversely, insofar as the principal of your certificate remains outstanding, you will be unable to reinvest that amount in an alternative investment having a yield higher than the yield on your certificates.

Additionally, under certain circumstances, certain mortgage loans permit or require prepayments, in whole or in part, despite lock-out periods that may otherwise apply. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Voluntary Prepayment and Defeasance Provisions” and “—Certain Terms of the Mortgage Loans—Partial Release and/or Partial Defeasance and/or Substitution” and Annex A-1 (including the related footnotes) to this prospectus supplement for the prepayment restrictions and any such permitted prepayments for each mortgage loan. Generally no yield maintenance charge or prepayment premium is required for partial or full prepayments in connection with a casualty or condemnation (regardless of whether the source of such prepayment includes funds of the borrower in addition to the casualty or condemnation proceeds) unless, in the case of certain of the mortgage loans, an event of default has occurred and is continuing. See “Yield and Maturity Considerations” in this prospectus supplement.

Generally speaking, a borrower is less likely to prepay a mortgage loan if prevailing interest rates are at or above the interest rate borne by its mortgage loan. On the other hand, a borrower is more likely to prepay if prevailing rates fall significantly below the interest rate borne by its mortgage loan. Borrowers are less likely to prepay mortgage loans that provide for lock-out periods, prepayment premiums or yield maintenance charges, to the extent enforceable, than otherwise identical mortgage loans without these provisions, with shorter lock-out periods or with lower or no prepayment premiums and/or yield maintenance charges.

Additionally, we cannot assure you that each borrower will have the ability to repay the remaining principal amount of its mortgage loan on the related maturity date or anticipated repayment date or that any borrower with an interest-only period will have the ability to make amortizing payments following the expiration of the initial interest-only period. Failure to repay a mortgage loan on or before its anticipated repayment date, if any, would not constitute a default entitling the lender to accelerate the maturity of such mortgage loan. The inability to make the required payments of principal would have a similar economic effect as an extension of the related maturity date or anticipated repayment date. See “Risk Factors—Risks Related to the Offered Certificates—Incorrect Assumptions Regarding Principal Payments and Prepayments May Lead to a Lower than Expected Yield on Your Investment” and “—Risks Related to the Mortgage Loans—If a Borrower is Unable To Repay Its Loan on Its Maturity Date, You May Experience a Loss or Delay in Distributions on Your Certificates” in this prospectus supplement and “Risk Factors—Optional Early Termination of the Trust Fund May Result in an Adverse Impact on Your Yield or May Result in a Loss” and “Yield Considerations” in the accompanying prospectus.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the principal balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the principal balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for the master servicer or any other party to cover any such interest shortfalls which may occur as a result. In addition, if debt service advances and/or servicing advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with principal balances for the current month. Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with principal balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders. The special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with principal balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

The Payment of Expenses of the Trust Fund May Reduce the Amount of Distributions on Your Offered Certificates

As described in this prospectus supplement, various fees, out-of-pocket expenses and liabilities will constitute expenses of the trust fund for which the trust fund generally is not entitled to reimbursement from any person or entity, including without limitation special servicing fees, workout fees, liquidation fees, trust advisor expenses, interest on debt service advances and servicing advances and payments in respect of indemnification to which the parties to the pooling and servicing agreement are entitled. The payment of such amounts will result in shortfalls in available funds and losses to be borne by the certificateholders. In general, the various classes of certificates will bear those shortfalls and losses in reverse order of distribution priority (and pro rata as among the Class A-1, A-2, A-3, A-4, A-5 and A-SB certificates and, as to interest, among the Class A-1, A-2, A-3, A-4, A-5, A-SB, X-A, X-B, X-E, X-F and X-G certificates). However, as a result of allocating trust advisor expenses to reduce principal and/or interest, holders of the Class A-1, A-2, A-3, A-4, A-5, A-SB, D and E certificates, and the Class A-S, B and C regular interests (and, therefore, the Class A-S, B, C and/or PEX certificates, as applicable) may suffer a permanent loss of principal and/or, solely in the case of the Class D and E certificates and the Class B and C regular interests (and, therefore, the Class B, C and/or PEX certificates, as applicable), interest even though the aggregate principal balance of more subordinate class or classes of certificates has not been reduced to zero. See “Description of the Offered Certificates—Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses” in this prospectus supplement and “Risk Factors—Additional Compensation and Certain Reimbursements to the Servicer Will Affect Your Right to Receive Distributions” in the accompanying prospectus.

You Will Have Limited Ability To Control the Servicing of the Mortgage Loans and the Parties with Control Over the Servicing of the Mortgage Loans May Have Interests that Conflict with Your Interests

Generally, as a holder of any of the offered certificates, you will not have any rights to participate in decisions with respect to the administration of the trust fund. Decisions relating to the administration of the trust fund will generally be made by other parties, whose decisions (even if they are made in the best interests of the certificateholders as a collective whole) may differ from the decisions that you would have made and may be contrary to your interests. Your offered certificates generally do not entitle you to vote on matters related to the servicing of the mortgage loans, except with respect to certain specified matters set forth in the pooling and servicing agreement, and you have no rights to vote on any servicing matters related to any non-serviced pari passu mortgage loan.

In addition, while there is a trust advisor with certain obligations in respect of reviewing the compliance of the special servicer with certain of its obligations under the pooling and servicing agreement, the trust advisor has no consultation rights with respect to actions by the special servicer during any subordinate control period (and in respect of the One Monument Place loan combination, at any time prior to the occurrence and continuance of a control appraisal period with respect to the related subordinate companion loan), has no consent or control rights with respect to any mortgage loan or any non-serviced loan combination at any time, and, in the case of each non-serviced loan combination, has no consultation rights whatsoever. In addition, the trust advisor has only the limited obligations and duties set forth in the pooling and servicing agreement, and has no fiduciary or other duty to act on behalf of the certificateholders or the trust fund or in the best interest of any particular certificateholder. It is not intended that the trust advisor act as a surrogate for the certificateholders but only that it perform the services expressly provided for under the pooling and servicing agreement. Investors should not rely on the trust advisor to affect the special servicer’s actions under the pooling and servicing agreement or to monitor the actions of the subordinate class representative or the special servicer, other than to the limited extent specifically required in respect of certain actions of the special servicer at certain prescribed times under the pooling and servicing agreement.

In certain limited circumstances, certificateholders have the right to vote on matters affecting the trust. In some cases these votes are by certificateholders taken as a whole, and in others the vote is by class. In all cases, voting is based on the outstanding principal balance, which is reduced by realized losses and, under certain circumstances, appraisal reduction amounts. These voting provisions may limit your ability to protect your interests with respect to matters submitted to a vote of certificateholders. See “Description of the Offered Certificates—Voting Rights,” “Transaction Parties” and “Servicing of the Mortgage Loans and Administration of the Trust Fund” in this prospectus supplement.

You Will Have No Control Over the Servicing of the Non-Serviced Loan Combination

The 3 Columbus Circle mortgage loan is secured by a mortgaged property which also secures pari passu companion loans that are not assets of the trust fund. The entire 3 Columbus Circle loan combination will be serviced and administered by an other master servicer and, if applicable, specially serviced by an other special servicer, under the 3 Columbus Circle pooling and servicing agreement.

The 3 Columbus Circle pooling and servicing agreement provides or is expected to provide for a servicing arrangement that is substantially similar in all material respects (but not necessarily identical) to that under the pooling and servicing agreement relating to this securitization transaction, including the control and consultation rights granted to the related majority subordinate certificateholders and subordinate class representative (or their equivalents).

As a result, no holders of the certificates will have any control over any servicing of the 3 Columbus Circle mortgage loan except that the majority subordinate certificateholder under this securitization will have the right to consult with respect to certain matters, on a non-binding basis, with the related special servicer for the related pooling and servicing agreement, to the extent set forth in the related intercreditor agreement. In addition, no holder of the certificates will have any right to replace the related special servicer for any such other securitization. See “Description of the Mortgage Pool—Split Loan Structures” and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Additional Matters Relating to the Servicing of the Non-Serviced Loan Combination” in this prospectus supplement.

If the Master Servicer or the Special Servicer Purchases Certificates or Has Investments Related to a Borrower or Other Person, a Conflict of Interest May Arise Between Its Own Interests and Its Duties to the Trust Fund

The pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer or the special servicer or any of their respective affiliates. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—General” and “Description of the Mortgage Pool—Split Loan Structures” in this prospectus supplement. The 3 Columbus Circle pooling and servicing agreement provides or is expected to provide that the 3 Columbus Circle loan combination will be administered, in accordance with a servicing standard that is substantially similar in all material respects (but not necessarily identical) to the servicing standard set forth in the pooling and servicing agreement for this transaction. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Additional Matters Relating to the Servicing of the Non-Serviced Loan Combination” in this prospectus supplement.

Notwithstanding the foregoing, the master servicer, each subservicer, the special servicer, or any of their respective affiliates, and, as it relates to servicing and administration of any non-serviced pari passu mortgage loan, the master servicer (or related subservicer) and the special servicer with respect to any securitization of a non-serviced pari passu companion loan or any of their respective affiliates, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if any such party holds certificates issued pursuant to the related securitization or has financial interests in, or other financial dealings with, a borrower or a loan sponsor. Each of these relationships may create a conflict of interest.

For instance, the master servicer and the special servicer and their respective affiliates may purchase certificates. The purchase of certificates by the master servicer or the special servicer, or by an affiliate of that servicer, could cause a conflict between that servicer’s duties under the pooling and servicing agreement and the interests of that servicer (or its affiliate) as a holder of a certificate, especially to the extent that certain actions or events have a disproportionate effect on one or more classes of certificates. In addition, the master servicer, the special servicer and their respective affiliates may hold or acquire pari passu, subordinate or mezzanine debt or other obligations of or interest in the borrowers under the mortgage loans, tenants or managers of the related properties or affiliates of those persons. Each of these relationships may create a conflict of interest. For instance, if the special servicer or its affiliate holds a non-offered class of certificates or subordinate or mezzanine debt relating to a mortgage loan or an equity interest in a borrower under a mortgage loan, the special servicer might defer acceleration under the mortgage loan in an attempt to reduce the potential for losses allocable to its non-offered certificates, subordinate or mezzanine debt or equity interest in hope of maximizing future proceeds. That action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. See “Summaries of the Fifteen Largest Mortgage Loans—One Monument Place” in Annex A-3 to this prospectus supplement.

Furthermore, the master servicer and the special servicer have each advised us that they intend to continue to service existing and new commercial, multifamily and manufactured housing community mortgage loans for their affiliates and for third parties, including portfolios of mortgage loans similar to the mortgage loans included in the trust fund. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the trust fund and the related mortgaged properties. As a result of the investments and activities described above, the interests of the master servicer, the special servicer and their respective affiliates and their other clients may differ from, and compete with, the interests of the trust fund. However, under the pooling and servicing agreement, each of the master servicer and the special servicer is required to service the mortgage loans for which it is responsible in accordance with the servicing standard, which requires such servicers to service the mortgage loans without regard to the ownership, servicing and/or management by such servicers of any other mortgage loans or real property.

Similarly, with respect to any non-serviced pari passu mortgage loan, conflicts of interest similar to those described above may arise with respect to any other master servicer, other special servicer or other subservicer with respect to the related other securitization, or any of their respective affiliates.

Various Other Securitization-Level Conflicts of Interest May Have an Adverse Effect on Your Offered Certificates

Conflicts Between Various Classes of Certificateholders and Lenders. Pursuant to the provisions of the pooling and servicing agreement, in the case of each mortgage loan, (a) the applicable party that is responsible for performing special servicing duties with respect to that mortgage loan following a material default is given considerable latitude in determining when and how to liquidate or modify that mortgage loan, (b) one or more third parties or representatives on their behalf will be entitled (among other rights) to replace that applicable party and grant or withhold consent to proposed servicing actions involving that mortgage loan, (c) except in limited circumstances, those third parties may not include you and will consist of one or more of the holders of a class of subordinate certificates, and (d) other third parties or their representatives may also have consultation and/or approval rights with respect to various servicing matters. Those certificateholders or other parties and their respective representatives may have interests that differ, perhaps materially, from yours. For instance, a particular representative or similar party may believe that deferring enforcement of a defaulted mortgage loan will result in higher future proceeds than would earlier enforcement, whereas the interests of the trust fund may be better served by prompt action, since delay followed by a market downturn could result in less proceeds to the trust fund than would have been realized if earlier action had been taken. You should expect these certificateholders or other parties to exercise their rights and powers in a manner that they determine is appropriate in their respective sole discretion. None of them will have any liability for acting solely in its own interests. Similarly, with respect to each non-serviced pari passu mortgage loan, conflicts of interest similar to those described above may arise with respect to any other master servicer, other special servicer or other subservicer with respect to the related other securitization, or any of their respective affiliates.

Potential Conflicts of Interest of the Trust Advisor. In the normal course of its business, the trust advisor, Trimont Real Estate Advisors, Inc., and its affiliates have rendered services to, performed surveillance of, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included the depositor, the sponsors, the mortgage loan sellers, the originators, the master servicer, the special servicer, the certificate administrator, the trustee, the underwriters or the majority subordinate certificateholder or affiliates of any of those parties. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to Trimont Real Estate Advisors, Inc.’s duties as trust advisor.

In addition, Trimont Real Estate Advisors, Inc. and its affiliates may in the future, in the ordinary course of their business, perform contract underwriting services and advisory services, as well as service or specially service existing and new commercial and multifamily mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. The real properties securing these other mortgage loans may be in the same markets as, and compete with, the mortgaged properties securing certain of the mortgage loans that will be included in the issuing entity. Consequently, personnel of Trimont Real Estate Advisors, Inc. may perform services on behalf of the issuing entity with respect to the mortgage loans included in the issuing entity, at the same time as they are performing services on behalf of other persons with respect to other mortgage loans secured by properties that may compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts of interest for Trimont Real Estate Advisors, Inc.

We cannot assure you that the existence of any prior or current relationship or other relationships in the future will not impact the manner in which the trust advisor performs its duties under the pooling and servicing agreement. In addition, the trust advisor and its affiliates may have interests that are in conflict with those of certificateholders if the trust advisor or any of its affiliates holds certificates, or has financial interests in or financial dealings with a borrower or a parent of a borrower.

Although the trust advisor is required to consider the servicing standard in connection with its review of the special servicer’s activities under the pooling and servicing agreement, the trust advisor will not itself be bound by the servicing standard. In addition, although the pooling and servicing agreement will generally prohibit the trust advisor from making a principal investment in any class of certificates, that prohibition will not be construed to have been violated in connection with riskless principal transactions effected by a broker-dealer affiliate of the trust advisor pursuant to investments by an affiliate of the trust advisor if the trust advisor and such affiliate maintain policies and procedures designed to segregate personnel involved in the activities of the trust advisor under the pooling and servicing agreement from personnel involved in such affiliate’s investment activities and to prevent such affiliate and its personnel from gaining access to information regarding the trust fund and the trust advisor and its personnel from gaining access to such affiliate’s information regarding its investment activities. In addition, we cannot assure you that such policies and procedures will be effective for their intended purposes.

In connection with each non-serviced pari passu mortgage loan, the statements set forth above generally apply in a similar manner in relation to the trust advisor (or the equivalent) and its activities under the applicable other securitization servicing agreement.

Conflicts Between the Trust Fund and the Mortgage Loan Sellers and Their Affiliates. Conflicts of interest may arise between the trust fund, on the one hand, and the mortgage loan sellers and their affiliates that engage in the acquisition, development, operation, financing and disposition of real estate, on the other hand. Those conflicts may arise because a mortgage loan seller and its affiliates intend to continue to actively acquire, develop, operate, lease, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the respective mortgage loan sellers and their affiliates may acquire, sell or lease properties, or finance or hedge loans secured by properties (or by ownership interests in the related borrower or other entities that own properties) that secure existing mortgage loans or properties that are in the same markets as the mortgaged properties. Such activities may include without limitation making or participating in any future mezzanine financing that is permitted under the terms of the mortgage loan documents or the pooling and servicing agreement under provisions that we described in this prospectus supplement. See “Description of the Mortgage Pool—Subordinate and/or Other Financing” in this prospectus supplement and the “Summaries of the Fifteen Largest Mortgage Loans” attached as Annex A-3 to this prospectus supplement. Additionally, the proceeds of certain of the mortgage loans were used to refinance debt previously held by, or to acquire or refinance real estate for the benefit of, the related mortgage loan seller or an affiliate of a mortgage loan seller, and the mortgage loan sellers or their affiliates may have, may have had or may in the future acquire equity investments in the borrowers (or in the owners of the borrowers), tenants or mortgaged properties under or with respect to certain of the mortgage loans, or may be tenants at the related mortgaged properties. For example, Ladder Capital Finance LLC (a sponsor, a mortgage loan seller and an originator) is affiliated with the borrowers under nine (9) mortgage loans that Ladder Capital Finance LLC or an affiliate originated and that Ladder Capital Finance LLC is contributing to this securitization transaction, representing approximately 5.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. In addition, Silverpeak Real Estate Finance LLC (a sponsor, a mortgage loan seller and an originator) is affiliated with the sponsor of one (1) of the mortgage loans that Silverpeak Real Estate Finance LLC is contributing to this securitization transaction, representing approximately 3.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Such mortgage loans may contain certain terms that are more favorable to the subject borrower than would have been the case if the originating lender had not been an affiliate of the subject borrower. See “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators—Ladder Capital Finance LLC” and “—Silverpeak Real Estate Finance LLC” in this prospectus supplement. One or more of the mortgage loan sellers and their affiliates have had, presently have or in the future may have other business relationships with affiliates of the borrowers under the mortgage loans, such as preferential rights to make loans to or equity investments in those affiliates. In addition, with respect to certain mortgage loans, the related mortgage loan seller, an affiliate thereof or another participant in this securitization holds: (i) one or more companion loans secured by the same mortgage instrument(s) encumbering the same mortgaged property or portfolio of mortgaged properties as the related mortgage loan; and/or (ii) a mezzanine or other similar loan secured by direct or indirect equity interests in the related mortgage borrower. See “Description of the Mortgage Pool—Subordinate and/or Other Financing—Existing (Secured Financing and Mezzanine and Similar Financing)”, “—Split Loan Structures” and “Transaction Parties—Affiliations and Certain Relationships Among Certain Transaction Parties” in this prospectus supplement and “Summaries of the Fifteen Largest Mortgage Loans—3 Columbus Circle”, “—Walgreens Portfolio”, “—One Monument Place”, “—University of Delaware Hotel Portfolio”, “—Ontario Airport Tower” and “—Bella Luna / San Lucas” in Annex A-3 to this prospectus supplement.

Under all the circumstances described above, the interests of those mortgage loan sellers and their affiliates may differ from, and compete with, the interests of the trust fund. Decisions made with respect to those interests or assets may adversely affect the amount and timing of distributions on the offered certificates.

Conflicts Between Certificateholders and Holders of Companion Loans. With respect to each of the 3 Columbus Circle mortgage loan, the Walgreens Portfolio mortgage loan, the One Monument Place mortgage loan and the Bella Luna / San Lucas mortgage loan, the related mortgaged property or portfolio of mortgaged properties also secures one or more pari passu and/or subordinate companion loans.

With respect to the Walgreens Portfolio mortgage loan and the Bella Luna / San Lucas mortgage loan, such mortgage loan and its related pari passu companion loan(s) will be serviced pursuant to the pooling and servicing agreement related to this transaction. Pursuant to the related intercreditor agreements, for so long as either such mortgage loan and its related pari passu companion loan(s) are serviced under the pooling and servicing agreement for this transaction, certain decisions to be made with respect to such mortgage loan will require consultation with the holder of each related pari passu companion loan (on a non-binding basis). It is expected that at the time of closing of this securitization transaction Ladder Capital Finance LLC or an affiliate thereof will be the holder of a Walgreens Portfolio pari passu companion loan in the amount of $16,000,000 (subject to any financing arrangement applicable to such companion loan). Ladder Capital Finance LLC or such affiliate is expected to transfer such Walgreens Portfolio pari passu companion loan to a future securitization.

With respect to the One Monument Place mortgage loan, such mortgage loan and its related subordinate companion loan will be serviced pursuant to the pooling and servicing agreement related to this transaction. Pursuant to the related intercreditor agreement and the pooling and servicing agreement, the holder of the related subordinate companion loan (which is currently RMEZZ One Monument, LLC, an affiliate of the special servicer) will have the right to (i) consent to material decisions and actions made with respect to the One Monument Place loan combination and (ii) replace the special servicer with respect to the One Monument Place loan combination, with or without cause, in each case, prior to the occurrence and continuance of a control appraisal period in respect of the related subordinate companion loan. In addition, in connection with the servicing of the One Monument Place loan combination and prior to the occurrence and continuance of a control appraisal period with respect to the related subordinate companion loan, the special servicer may, at the direction of the holder of such subordinate companion loan, take actions with respect to the One Monument Place loan combination that could adversely affect the holders of some or all of the classes of certificates. In exercising such right, the holder of the subordinate companion loan has no obligation to consider the interests of, or impact of the exercise of such rights upon, the trust or the certificateholders. See “—Conflicts May Occur as a Result of Rights of Third Parties to Terminate the Special Servicer of the One Monument Place Loan Combination” below.

With respect to the 3 Columbus Circle mortgage loan, the related loan combination will be initially serviced pursuant to the COMM 2015-CCRE22 pooling and servicing agreement until the securitization of the 3 Columbus Circle controlling pari passu companion loan, after which securitization the related loan combination is expected to be serviced under the pooling and servicing agreement entered into in connection with that securitization, and certain decisions to be made with respect to such mortgage loan may require the approval of the holder of the 3 Columbus Circle controlling pari passu companion loan prior to the securitization of the 3 Columbus Circle controlling pari passu companion loan or the approval of the subordinate class representative (or its equivalent) under the related pooling and servicing agreement or such other party specified in the related intercreditor agreement or that pooling and servicing agreement after the securitization of the 3 Columbus Circle controlling pari passu companion loan. As a result, you will have less control over the servicing of the 3 Columbus Circle mortgage loan than you would have if such mortgage loan were being serviced by the master servicer and the special servicer pursuant to the terms of the pooling and servicing agreement for this transaction.

See “Description of the Mortgage Pool—Split Loan Structures” and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Additional Matters Relating to the Servicing of the Non-Serviced Loan Combination” in this prospectus supplement. The interests of a holder of any pari passu and/or subordinate companion loan related to any such mortgage loan (or its designee) entitled to exercise various rights with respect to the servicing of the related loan combination may conflict with the interests of the holders of one or more classes of offered certificates. No certificateholder may take any action against any holder of a pari passu or subordinate companion loan (or its designee) for having acted solely in its own interest.

Conflicts May Occur as a Result of Rights of a Third Party to Terminate the Special Servicer of the One Monument Place Loan Combination. The holder of the One Monument Place subordinate companion loan will have certain rights with respect to the One Monument Place loan combination under certain circumstances, including the right, under certain conditions, to terminate the special servicer in respect of the One Monument Place loan combination with or without cause. RMEZZ One Monument, LLC, an affiliate of Rialto Capital Advisors, LLC, the special servicer, is the current holder of the One Monument Place subordinate companion loan. See “Description of the Mortgage Pool—Split Loan Structures—The One Monument Place Loan Combination” in this prospectus supplement. In exercising such right, the holder of the subordinate companion loan has no obligation to consider the interests of, or impact of the exercise of such rights upon, the trust or the certificateholders.

Potential Conflicts of Interest of the Underwriters and Their Affiliates

The activities of the underwriters and their respective affiliates (including those acting as a mortgage loan seller, a sponsor, the custodian, the tax administrator, the certificate administrator or the master servicer in this securitization or as a similar party under the 3 Columbus Circle pooling and servicing agreement) may result in certain conflicts of interest. The underwriters and their respective affiliates may retain, or own in the future, classes of certificates, and any voting rights of that class could be exercised by them in a manner that could adversely impact the certificates. Any underwriter or its affiliate may invest or take long or short positions in securities or instruments, including the certificates, that may be different from your position as an investor in the certificates. If that were to occur, that underwriter’s or its affiliate’s interests may not be aligned with your interests in certificates you acquire.

The underwriters and their respective affiliates include broker-dealers whose business includes executing securities and derivative transactions on their own behalf as principals and on behalf of clients. Accordingly, the underwriters and their respective affiliates and clients acting through them from time to time buy, sell or hold securities or other instruments, which may include one or more classes of the certificates, and do so without consideration of the fact that the underwriters acted as underwriters for the certificates. Such transactions may result in the underwriters and their respective affiliates and/or their clients having long or short positions in such instruments. Any such short positions will increase in value if the related securities or other instruments decrease in value. Further, underwriters and their respective affiliates may (on their own behalf as principals or for their clients) enter into credit derivative or other derivative transactions with other parties pursuant to which they sell or buy credit protection with respect to one or more of the certificates. The positions of the underwriters and their respective affiliates or their clients in such derivative transactions may increase in value if the certificates default or decrease in value. In conducting such activities, none of the underwriters or their respective affiliates will have any obligation to take into account the interests of the certificateholders or the holders of the companion loans or any possible effect that such activities could have on them. The underwriters and their respective affiliates and clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the certificates or the certificateholders or the holders of the companion loans. Additionally, none of the underwriters or their respective affiliates will have any obligation to disclose any of these securities or derivatives transaction to you in your capacity as a certificateholder.

In addition, none of the underwriters or their respective affiliates will have any obligation to monitor the performance of the certificates or the actions of the master servicer, the special servicer or the trustee or the certificate administrator (or of any party acting in these capacities under a pooling and servicing agreement entered into in connection with the securitization of a non-serviced pari passu companion loan) and will have no authority to advise any such party or to direct their actions.

Furthermore, the underwriters and their respective affiliates may have ongoing relationships with, render services to, and engage in transactions with the borrowers, the sponsors and their respective affiliates, which relationships and transactions may create conflicts of interest between the underwriters and their respective affiliates, on the one hand, and the issuing entity, on the other hand. See “—Various Other Securitization-Level Conflicts of Interest May Have an Adverse Effect on Your Offered Certificates—Conflicts Between the Trust Fund and the Mortgage Loan Sellers and Their Affiliates” above. Wells Fargo Bank, National Association and its affiliates are playing several roles in this transaction. Wells Fargo Securities, LLC, one of the underwriters, is an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor, and Wells Fargo Bank, National Association, a sponsor, mortgage loan seller, originator, the master servicer, the certificate administrator, the tax administrator, the certificate registrar and the custodian under this securitization.

Furthermore, Wells Fargo Bank, National Association is the purchaser under repurchase agreements with each of Ladder Capital Finance LLC and Silverpeak Real Estate Finance LLC, respectively, or, in any such case, with a wholly-owned subsidiary or other affiliate of the subject mortgage loan seller, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by each such mortgage loan seller and/or its respective affiliates.

In the case of the repurchase facility provided to an affiliate of Ladder Capital Finance LLC, Wells Fargo Bank, National Association has agreed to purchase mortgage loans from that affiliate of Ladder Capital Finance LLC on a revolving basis. Ladder Capital Finance Holdings LLLP, Series TRS of Ladder Capital Finance Holdings LLLP and Series REIT of Ladder Capital Finance Holdings LLLP guarantee certain obligations of such affiliate under that repurchase facility. As of March 26, 2015, the cut-off date balance of the one mortgage loan subject to such repurchase facility that will be sold by Ladder Capital Finance LLC to the depositor in connection with this securitization transaction was equal to approximately $33,000,000, although such amount may change prior to the initial issuance of the certificates. Proceeds received by Ladder Capital Finance LLC in connection with this securitization transaction will be used, in part, to repurchase from Wells Fargo Bank, National Association each of the mortgage loans subject to that repurchase facility that are to be sold by Ladder Capital Finance LLC to the depositor in connection with this securitization transaction, which mortgage loans will be transferred to the depositor free and clear of any liens.

In the case of the repurchase facility provided to Silverpeak Real Estate Finance LLC, Wells Fargo Bank, National Association has agreed to purchase mortgage loans from Silverpeak Real Estate

Finance LLC on a revolving basis. The dollar amount of the mortgage loans subject to the repurchase facility that will be sold by Silverpeak Real Estate Finance LLC to the depositor in connection with this securitization transaction is projected to equal, as of the cut-off date, approximately $103,455,942. Proceeds received by Silverpeak Real Estate Finance LLC in connection with this securitization transaction will be used, in part, to repurchase from Wells Fargo Bank, National Association each of the mortgage loans subject to that repurchase facility that are to be sold by Silverpeak Real Estate Finance LLC to the depositor in connection with this securitization transaction, which mortgage loans will be transferred to the depositor free and clear of any liens.

In connection with a repurchase facility provided to an affiliate of Ladder Capital Finance LLC, Deutsche Bank AG, Cayman Islands Branch (an affiliate of Deutsche Bank Securities Inc., an underwriter) has agreed to purchase mortgage loans from that affiliate of Ladder Capital Finance LLC on a revolving basis. Ladder Capital Finance Holdings LLLP, Series TRS of Ladder Capital Finance Holdings LLLP and Series REIT of Ladder Capital Finance Holdings LLLP guarantee certain obligations of such affiliate under that repurchase facility. As of March 26, 2015, the cut-off date balance of the one mortgage loan subject to such repurchase facility that will be sold by Ladder Capital Finance LLC to the depositor in connection with this securitization transaction was equal to approximately $18,270,000, although such amount may change prior to the initial issuance of the certificates. Proceeds received by Ladder Capital Finance LLC in connection with this securitization transaction will be used, in part, to repurchase from Deutsche Bank AG, Cayman Islands Branch each of the mortgage loans subject to that repurchase facility that are to be sold by Ladder Capital Finance LLC to the depositor in connection with this securitization transaction, which mortgage loans will be transferred to the depositor free and clear of any liens. As a result of the matters discussed above in this paragraph, this securitization transaction will substantially reduce the economic exposure of Deutsche Bank AG, Cayman Islands Branch to the mortgage loans that are to be transferred by Ladder Capital Finance LLC to the depositor.

In connection with the repurchase facility provided to Silverpeak Real Estate Finance LLC or a wholly-owned subsidiary or other affiliate of Silverpeak Real Estate Finance LLC, Deutsche Bank AG, Cayman Islands Branch has agreed to purchase mortgage loans from Silverpeak Real Estate Finance LLC on a revolving basis. The dollar amount of the mortgage loans subject to the repurchase facility that will be sold by Silverpeak Real Estate Finance LLC to the depositor in connection with this securitization transaction is projected to equal, as of the cut-off date, approximately $41,911,548. Proceeds received by Silverpeak Real Estate Finance LLC in connection with this securitization transaction will be used, in part, to repurchase from Deutsche Bank AG, Cayman Islands Branch each of the mortgage loans subject to that repurchase facility that are to be sold by Silverpeak Real Estate Finance LLC to the depositor in connection with this securitization transaction, which mortgage loans will be transferred to the depositor free and clear of any liens.

As a result of the matters discussed in the preceding paragraphs, this securitization transaction will substantially reduce the economic exposure of Wells Fargo Bank and Deutsche Bank Securities Inc. to the Mortgage Loans that are to be transferred by Ladder Capital Finance LLC and Silverpeak Real Estate Finance LLC, respectively, to the depositor.

Wells Fargo Bank, National Association is the interim custodian of the loan files for all of the mortgage loans that Ladder Capital Finance LLC will transfer to the depositor. However, in the case of the Walgreens Portfolio mortgage loan, Wells Fargo Bank, National Association is holding most of the related mortgage loan documents in its capacity as custodian for the COMM 2015-LC19 commercial mortgage securitization.

Pursuant to an interim servicing agreement between Ladder Capital Finance LLC, a sponsor, originator and mortgage loan seller, and certain of its affiliates, on the one hand, and Wells Fargo Bank, National Association, on the other hand, Wells Fargo Bank, National Association acts as interim servicer with respect to certain of the mortgage loans owned from time to time by Ladder Capital Finance LLC and such affiliates (subject, in some cases, to the repurchase facilities described above) from time to time, including, prior to their inclusion in the trust fund, all but one of the mortgage loans to be transferred by Ladder Capital Finance LLC to the depositor. The Walgreens Portfolio loan combination has (since the closing of the COMM 2015-LC19 commercial mortgage securitization) been serviced by Midland Loan Services, a Division of PNC Bank, National Association, as master servicer under the COMM 2015-LC19 pooling and servicing agreement.

Pursuant to certain interim servicing agreements between Wells Fargo Bank, National Association and Silverpeak Real Estate Finance LLC, each a sponsor, originator and mortgage loan seller, or certain affiliates of Silverpeak Real Estate Finance LLC, Wells Fargo Bank, National Association acts as primary servicer with respect to certain mortgage loans owned by Silverpeak Real Estate Finance LLC or such affiliates of Silverpeak Real Estate Finance LLC (subject, in some cases, to the repurchase facilities described above) from time to time, including, prior to their inclusion in the trust fund, some or all of the mortgage loans to be transferred by Silverpeak Real Estate Finance LLC to the depositor.

Wells Fargo Bank, National Association is also expected to be the master servicer under the COMM 2015-CCRE22 pooling and servicing agreement which will initially govern the servicing of the 3 Columbus Circle Mortgage Loan.

In addition German American Capital Corporation, an affiliate of Deutsche Bank Securities Inc., one of the underwriters, is the initial holder of two of the 3 Columbus Circle pari passu companion loans, Deutsche Mortgage & Asset Receiving Corporation, an affiliate of Deutsche Bank Securities Inc., is the depositor with respect to the COMM 2015-CCRE22 pooling and servicing agreement which will initially govern the servicing of the 3 Columbus Circle Mortgage Loan and Deutsche Bank Trust Company Americas, an affiliate of Deutsche Bank Securities Inc., is the certificate administrator, paying agent and custodian with respect to the COMM 2015-CCRE22 pooling and servicing agreement.

In addition, it is possible that an affiliate of any of the mortgage loan sellers, each of which is a sponsor, may purchase a portion of the certificates at the time of issuance or at any time thereafter.

See “Summary—Affiliations and Certain Relationships Among Certain Transaction Parties” and “Transaction Parties—Affiliations and Certain Relationships Among Certain Transaction Parties” in this prospectus supplement for a description of certain affiliations and relationships between the underwriters and other participants in this offering.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Subordinate Class Representative

It is expected that RREF II CMBS AIV, LP (or another affiliate of Rialto Capital Advisors, LLC) will be the initial subordinate class representative (other than with respect to any non-serviced pari passu mortgage loans and, prior to the occurrence and continuance of a control appraisal period with respect to the related subordinate companion loan, the One Monument Place loan combination). In connection with the servicing of the mortgage loans, the special servicer may, at the direction of the subordinate class representative (but, with respect to the One Monument Place loan combination, only if a control appraisal period has occurred and is continuing with respect to the related subordinate companion loan), take actions with respect to the mortgage loans that could adversely affect the holders of some or all of the classes of certificates. The subordinate class representative will be appointed by the majority subordinate certificateholder, which will initially be RREF II CMBS AIV, LP (or another affiliate of Rialto Capital Advisors, LLC). The subordinate class representative may have interests in conflict with those of the other certificateholders. As a result, it is possible that the subordinate class representative may direct the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates, notwithstanding that the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents. In addition, except as limited by certain conditions described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Replacement of the Special Servicer” in this prospectus supplement, during a subordinate control period (other than with respect to the One Monument Place loan combination prior to the occurrence and continuance of a control appraisal period with respect to the related subordinate companion loan), the special servicer may be removed without cause by the majority subordinate certificateholder or the subordinate class representative on its behalf. In addition, with respect to the One Monument Place loan combination, RMEZZ One Monument, LLC, another affiliate of Rialto Capital Advisors, is the current holder of the One Monument Place subordinate companion loan and, in such capacity, prior to the occurrence and continuance of a control appraisal period with respect to the related subordinate loan, will exercise control and consultation rights in relation to the One Monument Place loan combination that are similar to the rights of the subordinate class representative above and which may result in similar conflicts of interest. “Servicing of the Mortgage Loans and Administration of the Trust Fund—The Majority Subordinate Certificateholder and the Subordinate Class Representative” and “—Replacement of the Special Servicer” in this prospectus supplement.

The subordinate class representative and its affiliates may have interests that are in conflict with those of certificateholders, especially if the subordinate class representative or any of its affiliates holds certificates, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or a parent of a borrower. Each of these relationships may create a conflict of interest. For example, RMEZZ One Monument, LLC, an affiliate of RREF II CMBS AIV, LP and Rialto Capital Advisors, LLC, is the current holder of the One Monument Place subordinate companion loan.

Potential Conflicts of Interest in the Selection of the Mortgage Loans

The anticipated initial investor in the Class F, G and V certificates (which, as the anticipated purchaser of the foregoing classes of certificates, is the party under the pooling and servicing agreement with the right to appoint the subordinate class representative), or an investment manager or other representative thereof was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the mortgage pool, and to request the removal, re-sizing or changes in the characteristics of some or all of the mortgage loans. The mortgage pool and some of the mortgage loans as originally proposed by the sponsors were adjusted based on some of these requests. In addition, the anticipated initial investor may have imposed additional monetary or other conditions on its acquisition of its certificates in order to allow certain mortgage loans to be included in this securitization.

We cannot assure you that you or another investor would have made the same requests to modify the original mortgage pool as such anticipated initial investor or that the final mortgage pool as affected by requests made by such anticipated initial investor will not adversely affect the performance of your certificates and benefit the performance of the anticipated initial investor’s certificates. Because of the differing subordination levels, the anticipated initial investor has interests that, in some circumstances, are likely to differ from those of purchasers of other classes of certificates, and the anticipated initial investor may desire a mortgage pool composition that benefits the anticipated initial investor but that does not benefit other investors. In addition, the anticipated initial investor may enter into hedging or other transactions or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to differ from those of other purchasers of the certificates. In any case, the anticipated initial investor performed due diligence solely for its own benefit, and its acceptance of its certificates does not constitute, and should not be construed as, an endorsement of the mortgage pool, any mortgage loan, the underwriting for any mortgage loan, any mortgage loan seller or any originator. Other investors are not entitled to rely on the anticipated initial investor’s acceptance of the mortgage pool or any mortgage loan to any extent.

In no event will the anticipated initial investor have any liability to any person or entity in connection with its review of the mortgage pool or any mortgage loan, any other due diligence conducted by the anticipated initial investor or otherwise in connection with the activities of the anticipated initial investor described in the preceding two paragraphs. The pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any cause of action that it may otherwise have against the anticipated initial investor in respect of such activities.

The anticipated initial investor will initially appoint the subordinate class representative, which will generally have consent and consultation rights with respect to material servicing decisions involving the mortgage loans (other than any non-serviced pari passu mortgage loans and, prior to the occurrence and continuance of a control appraisal period with respect to the related subordinate companion loan, the One Monument Place loan combination) and, during the subordinate control period (and, with respect to the One Monument Place loan combination, provided that a control appraisal period has occurred and is continuing with respect to the related subordinate companion loan), the right to replace the special servicer under some circumstances. In addition, the subordinate class representative will generally have consultation rights with regard to material servicing decisions involving any non-serviced pari passu mortgage loan. In addition, with respect to the One Monument Place loan combination, RMEZZ One Monument, LLC, an affiliate of the anticipated initial investor, is the current holder of the related subordinate companion loan and, in such capacity, will, prior to the occurrence and continuance of a control appraisal period with respect to the related subordinate companion loan, have certain consent and consultation rights with respect to material servicing decisions involving the One Monument Place loan combination and the right to replace the special servicer in relation to the One Monument Place loan combination. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—The Majority Subordinate Certificateholder and the Subordinate Class Representative” and “Description of the Mortgage Pool—Split Loan Structures” in this prospectus supplement.

Because the incentives and actions of the anticipated initial investor, in some circumstances, are likely to differ from or be adverse to those of purchasers of other classes of certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus supplement and your own view of the mortgage loans.

Ratings of the Certificates Have Substantial Limitations

The ratings assigned to some or all classes of certificates by each of the three (3) nationally recognized statistical rating organizations engaged by the depositor are based on, among other things, the economic characteristics of the underlying mortgage loans, mortgaged properties and other relevant structural features of the transaction. The ratings assigned to the certificates reflect only the views of the respective rating agencies as of the date such ratings were issued. Future events could have an adverse impact on such ratings. The ratings may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information. The ratings do not consider to what extent the certificates will be subject to prepayment or that the outstanding principal amount of any class of certificates will be prepaid.

Furthermore, the amount, type and nature of credit support, if any, provided with respect to the certificates were determined on the basis of criteria established by each hired rating agency. These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of the mortgage loans in the trust. As evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued commercial mortgage-backed securities during the recent credit crisis, the assumptions by the rating agencies engaged by the depositor and other nationally recognized statistical rating organizations regarding the performance of the mortgage loans related to such commercial mortgage-backed securities were not, in all cases, correct.

Certain actions provided for in the mortgage loan agreements require, as a condition to taking such action, that a rating agency confirmation be obtained from each of the rating agencies engaged by the depositor. In certain circumstances, this condition may be deemed to have been met or waived without any such rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings on the certificates as a result of the taking of such action. If you invest in the certificates, the terms of the pooling and servicing agreement will be binding on you, and as a result, you should be aware of the procedures relating to no downgrade confirmations described under the definition of “Rating Agency Confirmation” in “Servicing of the Mortgage Loans and Administration of the Trust Fund—Rating Agency Confirmations” in this prospectus supplement.

We are not obligated to maintain any particular rating with respect to any class of certificates, and the ratings initially assigned to the certificates by any or all of the rating agencies engaged by the depositor to rate the certificates could change adversely as a result of changes affecting, among other things, the underlying mortgage loans, the mortgaged properties, the sponsors, the certificate administrator, the trustee, the trust advisor, the master servicer or the special servicer, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the certificates. Although these changes would not necessarily be, or result from, an event of default on any underlying mortgage loan, any adverse change to the ratings of the certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates. A security rating does not represent an assessment of the yield to maturity that you may experience. See “Ratings” in each of this prospectus supplement and the accompanying prospectus.

Further, the rating of any class of certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those certificates. See “ERISA Considerations” and “Legal Investment” in each of this prospectus supplement and the accompanying prospectus.

The depositor has hired three (3) nationally recognized statistical rating organizations to rate certain classes of the certificates. We cannot assure you as to whether another nationally recognized statistical rating organization will rate any class of certificates or, if it were to rate any class of certificates, what rating would be assigned by it. Moreover, any of the three (3) nationally recognized statistical rating organizations that we have hired may issue unsolicited credit ratings on one or more classes of certificates that we did not hire it to rate. Additionally, other nationally recognized statistical rating organizations that we have not hired to rate the certificates may nevertheless issue unsolicited credit ratings on one or more classes of certificates on the basis of information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that those unsolicited ratings would be the same as, higher than or lower than the ratings assigned by the rating agencies engaged by the depositor. The issuance of unsolicited ratings on one or more classes of the certificates that are lower than the ratings assigned by the rating agencies engaged by the depositor may adversely affect the liquidity, market value and regulatory characteristics of those classes of certificates. As part of the process of obtaining ratings for the certificates, the depositor had initial discussions with and submitted certain materials to five nationally recognized statistical rating organizations. Based on preliminary feedback from those five (5) nationally recognized statistical rating organizations at that time, the depositor selected three (3) of them to rate the certificates and did not select the other two (2) nationally recognized statistical rating organizations, in part due to those nationally recognized statistical rating organizations’ initial subordination levels for the various classes of certificates. Had the depositor selected such other nationally recognized statistical rating organizations to rate the certificates, we cannot assure you as to the ratings that such other nationally recognized statistical rating organizations would ultimately have assigned to the certificates. In addition, had the depositor engaged each of the three (3) hired nationally recognized statistical rating organizations to rate all classes of certificates, the ratings of those classes of certificates that were not ultimately rated by one or more of those nationally recognized statistical rating organizations may have been different, and potentially lower, than the ratings ultimately assigned to the certificates. Although unsolicited ratings may be issued by any nationally organized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. In addition, the decision not to engage one or more of the three (3) hired nationally recognized statistical rating organizations to rate certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates.

Under the rules and regulations of the Securities and Exchange Commission, information provided to a hired rating agency for the purpose of assigning or monitoring the ratings on the certificates is required to be made available to non-hired nationally recognized statistical rating organizations in order to make it possible for such nationally recognized statistical rating organizations to assign unsolicited ratings on the certificates. An unsolicited rating could be assigned at any time, including prior to the closing date. Neither the depositor nor any other person or entity will have any duty to notify you if any such other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus supplement. Nationally recognized statistical rating organizations, including the hired rating agencies, have different methodologies, criteria, models and requirements.

If any non-hired rating agency assigns an unsolicited rating on the certificates, we cannot assure you that such rating will be the same as, higher than or lower than the ratings assigned by the hired rating agencies; the assignment of unsolicited ratings by a rating agency could adversely affect the liquidity, market value and regulatory characteristics of your certificates. In addition, if the depositor or any sponsor fails to make available to the non-hired nationally recognized statistical rating organizations any information provided to any hired rating agency for the purpose of assigning or monitoring the ratings on the certificates, a hired rating agency could withdraw its ratings on the certificates, which could adversely affect the liquidity, market value and regulatory characteristics of your certificates. Potential investors in the certificates are urged to make their own evaluation of the creditworthiness of the mortgage loans and the applicable credit enhancement on the certificates, and not to rely solely on the ratings on the certificates. Furthermore, the Securities and Exchange Commission may determine that any one or more of the rating agencies engaged by the depositor no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates. Any such determination may adversely affect the liquidity, market value and regulatory characteristics of your certificates.

Security ratings are not recommendations to buy, sell or hold the offered certificates. Rather, ratings are an assessment by the applicable rating agency of the likelihood that any interest on a class of offered certificates will be paid on a timely basis and that a class of offered certificates will be paid in full by its final scheduled payment date. Ratings do not consider to what extent the offered certificates will be subject to prepayment or that the principal of any class of offered certificates will be paid prior to the final scheduled payment date for that class of offered certificates, nor do the ratings consider the prices of the offered certificates or their suitability for a particular investor. A rating agency may revise or withdraw the ratings at any time in its sole discretion, including as a result of a failure by the depositor to comply with its obligation to post information provided to the hired rating agencies on a website that is accessible by a nationally recognized statistical rating organization that is not a hired rating agency. The ratings of any offered certificates may be lowered by a nationally recognized statistical rating organization (including the hired rating agencies) following the initial issuance of the offered certificates as a result of losses on the mortgage loans in excess of the levels contemplated by a nationally recognized statistical rating organization at the time of its initial rating analysis. Neither the depositor nor any sponsor nor any of their respective affiliates will have any obligation to replace or supplement any credit support, or to take any other action to maintain any ratings of the offered certificates.

Accordingly, we cannot assure you that the ratings assigned to any offered certificate on the date on which the offered certificate is originally issued will not be lowered or withdrawn by any rating agency at any time thereafter. If any rating with respect to an offered certificate is revised or withdrawn, the liquidity, market value and regulatory characteristics of that offered certificate may be adversely affected.

We note that a rating agency may have a conflict of interest where, as is the case with the ratings of the offered certificates by the hired rating agencies, the sponsor or the issuer of a security pays the fee charged by the rating agency for its rating services.

The Special Servicer May Be Directed To Take Actions

In connection with the servicing of the specially serviced mortgage loans, the special servicer may, at the direction or upon the advice of the subordinate class representative (or, with respect to the One Monument Place loan combination prior to the occurrence and continuance of a control appraisal period with respect to the related subordinate companion loan, the holder of such subordinate companion loan), take actions with respect to the specially serviced mortgage loans pursuant to the pooling and servicing agreement, which actions could adversely affect the holders of some or all of the classes of certificates. The subordinate class representative will be controlled by the Class F or G certificateholders and will initially be appointed by the anticipated initial investor in the Class F, G and V certificates. The subordinate class representative may have interests in conflict with those of the certificateholders. As a result, it is possible that the subordinate class representative may direct the special servicer to take actions that conflict with the interests of the holders of classes of the certificates that are the same or different from the class of certificateholders that appointed the subordinate class representative. Similarly, with respect to any non-serviced pari passu mortgage loan, the related special servicer thereunder may, at the direction or upon the advice of the related other subordinate class representative (or the equivalent), take actions with respect to such non-serviced pari passu mortgage loan that could adversely affect such non-serviced pari passu mortgage loan, and therefore, the holders of some or all of the classes of certificates. Such other subordinate class representative (or the equivalent) may have interests in conflict with those of the certificateholders. Although the special servicer will have contractually agreed not to take actions that, among other things, are prohibited by law or violate the servicing standard, the terms of any mortgage loan or the applicable pooling and servicing agreement, the servicing standard and other provisions of the applicable pooling and servicing agreement will generally protect the special servicer from liability for errors in judgment. In addition, the servicing standard is a generalized standard of conduct that allows the special servicer discretion in determining its response to particular circumstances. In addition, except as limited by certain conditions described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Replacement of the Special Servicer”, the special servicer may be removed without cause by the majority subordinate certificateholder as described in this prospectus supplement and provided in the pooling and servicing agreement.

There Are Risks Relating to the Exchangeable Certificates

The characteristics of the Class PEX certificates will reflect, in the aggregate, the characteristics of the Class A-S, B and C certificates, which, together with the Class PEX certificates, are referred to as “exchangeable certificates” in this prospectus supplement. As a result, the Class PEX certificates will be subject to the same risks as the Class A-S, B and C certificates described in this prospectus supplement. Investors are encouraged to also consider a number of factors that will limit a certificateholder’s ability to exchange exchangeable certificates:

●	At the time of a proposed exchange, a certificateholder must own exchangeable certificates in the requisite exchange proportion to make the desired exchange.

●
A certificateholder that does not own each class of the exchangeable certificates in the requisite exchange proportion may be unable to obtain the necessary exchangeable certificates because the holders of the needed certificates may be unwilling or unable to sell them or because the necessary certificates have been placed into other financial structures.

●
Principal distributions will decrease the amounts available for exchange over time and once the principal balance of the Class A-S, B or C regular interest (and, correspondingly, the Class A-S, B or C certificates and, to the extent evidencing an interest in the Class A-S, B or C regular interests, the Class PEX certificates) has been reduced to zero as a result of the payment in full of all interest and principal on such Class, exchanges will no longer be permissible.

●	Certificates may only be held in authorized denominations.

An administrative fee may be payable to DTC or any successor depository in connection with each exchange of certificates.

You May Be Bound by the Actions of Other Certificateholders Even if You Do Not Agree with Those Actions

In some circumstances, the holders of specified percentages of all the certificates, or specified percentages of each of one or more classes of certificates, will be entitled to direct, consent to or approve certain actions, including certain amendments to the pooling and servicing agreement and certain replacements of the trust advisor or the special servicer. In these cases, the direction, consent or approval of the requisite percentage(s) of certificateholders will be sufficient to bind all the certificateholders, regardless of whether you agree with that direction, consent or approval.

Because the Offered Certificates Are in Book-Entry Form, Your Rights Can Only Be Exercised Indirectly and There May Be Other Adverse Consequences

Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name. As a result, you will not be recognized as a certificateholder, or holder of record of your certificates. As a consequence, investors may experience difficulties in identifying or communicating with other investors in the certificates for the purpose of exercising remedies, taking collective action or otherwise.

Since transactions in book-entry certificates generally can be effected only through DTC and its participating organizations: (i) the liquidity of book-entry certificates in any secondary trading market that may develop may be limited because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates; (ii) your ability to pledge certificates to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the certificates, may be limited due to lack of a physical security representing the certificates; (iii) your access to information regarding the certificates may be limited since conveyance of notices and other communications by DTC to its participating organizations, and directly and indirectly through those participating organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect at that time; and (iv) you may experience some delay in receiving distributions of interest and principal on your certificates because distributions will be made by the certificate administrator to DTC and DTC will then be required to credit those distributions to the accounts of its participating organizations and only then will such distributions be credited to your account either directly or indirectly through DTC’s participating organizations.

See “Description of the Offered Certificates—Delivery, Form and Denomination” in this prospectus supplement and “Risk Factors—Book-Entry Registration May Hinder the Exercise of Investor Remedies” and “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in the accompanying prospectus.

Material Federal Tax Considerations Regarding Original Issue Discount

Holders must report interest income with respect to regular interests on the accrual method of accounting, and certain classes of certificates may be issued with “original issue discount” for federal income tax purposes, which generally will result in recognition of taxable income in advance of the receipt of cash attributable to that income. In addition, holders of such classes may be required to accrue interest income or original issue discount without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans. A holder of any such class may have income, or may incur a diminution in amounts received as a result of a default or delinquency, but may not be able to claim a corresponding loss until a subsequent taxable year, which loss may be a capital loss. Investors in such classes must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount. See “Material Federal Income Tax Consequences—Discount and Premium; Prepayment Consideration” in this prospectus supplement and “Material Federal Income Tax Consequences” in the accompanying prospectus.

State and Local Tax Considerations

In addition to the federal income tax consequences described under the heading “Material Federal Income Tax Consequences” in this prospectus supplement, potential purchasers should consider the state and local income tax consequences of the acquisition, ownership and disposition of the certificates. State and local income tax laws may differ substantially from federal income tax law. This prospectus supplement does not purport to describe any aspects of the income tax laws of any state or locality, whether one in which a mortgaged property is located or otherwise.

We cannot assure you that holders of certificates will not be subject to taxation in any particular state or local taxing jurisdiction. One or more state or local jurisdictions may attempt to tax nonresident holders of certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the related borrower or the mortgaged properties or on some other basis; require nonresident holders of certificates to file returns in such jurisdiction; or attempt to impose penalties for failure to file such returns. If such a jurisdiction ultimately succeeds in collecting such taxes or penalties from nonresident holders of certificates, neither the related borrower nor any party to the pooling and servicing agreement will be required to reimburse the amount of the tax or penalty to or for the benefit of any certificateholder.

Potential purchasers should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the certificates. See “State and Other Tax Consequences” in each of this prospectus supplement and the accompanying prospectus.

Commencing Legal Proceedings Against Parties to the Pooling and Servicing Agreement May Be Difficult

The trustee may not be required to commence legal proceedings against third parties at the direction of any certificateholders unless, among other conditions, at least 25% of the voting rights (determined without notionally reducing the principal balances of the certificates by any appraisal reduction amounts) associated with the certificates join in the demand and offer indemnification reasonably satisfactory to the trustee. Those certificateholders may not commence legal proceedings themselves unless the trustee has refused to institute proceedings after the conditions described above have been satisfied. These provisions may limit the ability of an investor in the certificates to enforce or cause the enforcement of the provisions of any applicable pooling and servicing agreement.

Each of the Mortgage Loan Sellers, the Depositor and the Trust Fund Are Subject to Insolvency or Bankruptcy Laws That May Affect the Trust Fund’s Ownership of the Mortgage Loans

In the event of the insolvency or similar event of a mortgage loan seller or the depositor, it is possible the trust fund’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays or reductions in payments on the certificates could occur.

Each of the mortgage loan sellers intends that its transfer of its mortgage loans to the depositor constitutes a sale, rather than a pledge of the applicable mortgage loans to secure the indebtedness of the mortgage loan seller. The depositor intends that its transfer of the mortgage loans to the trustee on behalf of the certificateholders constitutes a sale, rather than a pledge of the receivables to secure indebtedness of the depositor.

The transfer of the mortgage loans by Wells Fargo Bank, National Association, as a mortgage loan seller, in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the Federal Deposit Insurance Corporation (the “FDIC”) for securitizations sponsored by insured depository institutions (12 C.F.R. § 360.6). However, this safe harbor is non-exclusive and an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the mortgage loans by Wells Fargo Bank, National Association would generally be respected in the event the FDIC were appointed as conservator or receiver of Wells Fargo Bank, National Association. Nevertheless, we cannot assure you that the FDIC or another interested party would not attempt to assert that such transfer was not a sale. Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while the claim is resolved.

If any other mortgage loan seller or the depositor were to become a debtor under the U.S. bankruptcy code, it is possible that a creditor or trustee in bankruptcy of the mortgage loan seller or the depositor, as debtor-in-possession, may argue that the sale of the mortgage loans by the mortgage loan seller or the depositor was a pledge of the applicable mortgage loans rather than a sale. An opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the applicable mortgage loans would generally be respected in the event a mortgage loan seller or the depositor were to become subject to a proceeding under the U.S. bankruptcy code. Nevertheless, we cannot assure you a bankruptcy trustee or another interested party would not attempt to assert that such transfer was not a sale. Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”. Even if a bankruptcy court were to determine that the issuing entity was a “business trust”, it is possible that payments on the certificates would be delayed while the court resolved the issue.

Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act provides for an orderly liquidation authority under which the Federal Deposit Insurance Corporation can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, the acting general counsel of the Federal Deposit Insurance Corporation issued a letter in which he expressed his view that, under then-existing regulations, the Federal Deposit Insurance Corporation, as receiver under the orderly liquidation authority, would not, in the exercise of its orderly liquidation authority repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the bankruptcy code. The letter further noted that, while the Federal Deposit Insurance Corporation staff may be considering recommending further regulations under orderly liquidation authority, the acting general counsel would recommend that such regulations incorporate a 90 day transition period for any provisions affecting the Federal Deposit Insurance Corporation’s statutory power to disaffirm or repudiate contracts. If, however, the Federal Deposit Insurance Corporation were to adopt a different approach than that described in the acting general counsel’s letter, delays or reductions in payments on the offered certificates could occur. As such, we cannot assure you that a bankruptcy would not result in a delay or reduction in payments on the certificates.

Risks Related to the Mortgage Loans

The Repayment of a Multifamily, Manufactured Housing Community or Commercial Mortgage Loan is Dependent on the Cash Flow Produced by the Corresponding Mortgaged Property, Which Can Be Volatile and Insufficient To Allow Full and Timely Distributions on Your Offered Certificates

The mortgage loans are secured by various types of income-producing properties, and there are certain risks that are generally applicable to loans secured by all of those property types. Commercial lending is generally thought to expose a lender to greater risk than one-to-four family residential lending because, among, other things, it typically involves larger loans.

The repayment of a commercial mortgage loan is typically dependent upon the ability of the applicable property to produce cash flow. Even the liquidation value of a multifamily, manufactured housing community or commercial property is determined, in substantial part, by the amount of the property’s cash flow (or its potential to generate cash flow). However, net operating income and cash flow can be volatile and may be insufficient to cover debt service on the loan at any given time. See “Risk Factors—Future Cash Flow and Property Values Are Not Predictable” in the accompanying prospectus. All of the mortgage loans were originated within four (4) months prior to the cut-off date and thus should generally be considered not to have long-standing payment histories. In some cases, the mortgage loans have little or no payment histories. See “Description of the Mortgage Pool—Mortgage Loan History” in this prospectus supplement.

The net operating income, cash flow and property value of the mortgaged properties may be adversely affected by any one or more of the following factors:

●	the age, design and construction quality of the property;

●	perceptions regarding the safety, convenience and attractiveness of the property;

●	the proximity and attractiveness of competing properties;

●	the adequacy and effectiveness of the property’s operations, management and maintenance;

●	increases in operating expenses (including but not limited to real estate taxes and assessments and insurance premiums) at the property and in relation to competing properties;

●	an increase in the capital expenditures needed to maintain the property or make improvements;

●	the dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

●	a decline in the financial condition of a major tenant;

●	an increase in vacancy rates; and

●	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

●	national, regional or local economic conditions (including plant closings, military base closings, industry slowdowns and unemployment rates);

●	local real estate conditions (such as an oversupply of competing properties, rental space or multifamily housing);

●	demographic factors;

●	decreases in consumer confidence;

●	changes in prices for key commodities or products;

●	changes in consumer tastes and preferences, including the effects of adverse publicity; and

●	retroactive changes in building codes.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases;

●	the creditworthiness of tenants;

●	the level of tenant defaults;

●	the ability to convert an unsuccessful property to an alternative use;

●	new construction in the same market as the mortgaged property;

●	rent control laws or other laws impacting operating revenues or costs;

●	the number and diversity of tenants;

●	the availability of trained labor necessary for tenant operations;

●	the rate at which new rentals occur; and

●
the property’s operating leverage (which is the percentage of total property expenses in relation to revenue), the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants. See “—Renewal, Termination and Expiration of Leases and Reletting Entails Risks That May Adversely Affect Your Investment” in this prospectus supplement.

Some of the mortgaged properties are located in areas that (i) based upon demographics, are considered secondary or tertiary markets or (ii) have high vacancy rates for the relevant property type.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources (such as short-term or month-to-month leases) and may lead to higher rates of delinquency or defaults under mortgage loans secured by such properties.

Furthermore, if the debt service under a mortgage loan is scheduled to increase during the term of the mortgage loan pursuant to an increase in the mortgage interest rate, the expiration of an interest-only period or otherwise, we cannot assure you that the net cash flow at the related mortgaged property will be sufficient to pay the additional debt service and, even if it is sufficient, the requirement to pay the additional debt service may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

Property Value May Be Adversely Affected Even When There Is No Change in Current Operating Income

Various factors may adversely affect the value of the mortgaged properties without affecting the properties’ current net operating income. These factors include, among others:

●	changes in governmental regulations, fiscal policy, zoning or tax laws;

●	potential environmental legislation or liabilities or other legal liabilities;

●	proximity and attractiveness of competing properties;

●	new construction of competing properties in the same market;

●	convertibility of a mortgaged property to an alternative use;

●	the deterioration of socio-economic conditions in the related community, including increases in criminal activity;

●	the availability of refinancing; and

●	changes in interest rate levels.

Concentrations of Mortgaged Property Types Subject the Trust Fund to Increased Risk of Decline in Particular Industries

A concentration of mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on a pool of mortgage loans. For example, if there is a decline in tourism, the hotel industry might be adversely affected, leading to increased losses on mortgage loans secured by hospitality properties as compared to the mortgage loans secured by other property types.

In that regard, by allocated loan amount:

●	retail properties represent approximately 26.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date;

●	office properties represent approximately 25.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date;

●	hospitality properties represent approximately 19.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date;

●	multifamily properties represent approximately 10.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date;

●	industrial properties represent approximately 8.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date;

●	mixed use facilities represent approximately 6.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date;

●	self-storage properties represent approximately 2.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date;

●	manufactured housing community properties represent approximately 1.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date; and

●	other property types represent approximately 0.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

Mortgage loans that are secured by liens on the types of properties securing the mortgage loans are exposed to unique risks particular to those types of properties. For more information, you should refer to the following sections in the accompanying prospectus:

(1)           “Risk Factors”; and

(2)           “Description of the Trust Funds—Mortgage Loans—Leases”.

Retail Properties Have Special Risks

Sixty-five (65) of the mortgaged properties, collectively securing approximately 26.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are retail properties. The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics. The correlation between success of tenant businesses and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales.

Whether a retail property is “anchored”, “shadow anchored” or “unanchored” is also an important consideration. The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important because anchors play a key role in generating customer traffic and making a center desirable for other tenants. An “anchor tenant” located on a related property is usually proportionately larger in size than most other tenants in the property and is vital in attracting customers to a retail property. A “shadow anchor tenant” is not located on the mortgaged property, is usually proportionally larger in size than most tenants in the property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the property so as to influence and attract potential customers. The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

●	an anchor tenant’s or shadow anchor tenant’s failure to renew its lease;

●	termination of an anchor tenant’s or shadow anchor tenant’s lease or, if the anchor tenant or shadow anchor tenant owns its own site, a decision to vacate;

●	the bankruptcy or economic decline of an anchor tenant or shadow anchor tenant; or

●	the cessation of the business of an anchor tenant (notwithstanding its continued payment of rent) or a shadow anchor tenant.

Certain of the anchor tenants (or shadow anchor tenants) at retail mortgaged properties may be dark. We cannot assure you that if anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or remain vacant, such anchor tenants or shadow anchor tenants, as applicable, would be replaced in a timely manner or, if part of the collateral for the related mortgage loan, without incurring material additional costs to the related borrower and resulting in adverse economic effects. With respect to shadow anchor tenants, the related borrower has no control over the replacement of such tenants and, as a result, may not be in a position to mitigate the effect of such tenants going dark on leases at the related mortgaged property. Similarly, if the shadow anchor tenant is physically connected to the mortgaged property, issues requiring common direction and cooperation between land owners, such as providing for insurance and rebuilding following casualty, may become more complicated, costly and time-consuming than they would be otherwise, and adversely affect property performance. See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Property Type Concentrations” and “—Other Matters” in this prospectus supplement.

In addition, many of the retail mortgaged properties have sole or anchor tenants whose leases expire or may be terminated during the term, or shortly after the scheduled maturity, of the related mortgage loan. See “—Renewal, Termination and Expiration of Leases and Reletting Entails Risks That May Adversely Affect Your Investment” and “Description of the Mortgage Pool—Tenant or Other Third Party Matters—Lease Terminations and Expirations” in this prospectus supplement. Furthermore, with respect to shadow anchored properties, the related borrower will not receive rental income from such shadow anchor tenant and is less likely to have contractual remedies if such shadow anchor tenant terminates its lease or ceases operations.

Retail properties that have anchor tenant-owned stores often have reciprocal easement agreements between the retail property owner and such anchor tenants containing certain operating and maintenance covenants. Anchor tenants that own their own improvements are generally required to pay a contribution toward common area maintenance and real estate taxes on the improvements and related real property, in addition to the rent attributable to the underlying land. With respect to shadow anchor tenants, they may make a contribution toward common area maintenance if the reciprocal easement agreement contemplates shared responsibilities among affected property owners, but they do not pay rent. Operating covenants affecting anchor tenants may be included in the anchor tenant lease or in the reciprocal easement agreement, if any. Tenants whose leases have no operating covenants or whose covenants have expired previously or will expire during the terms of the related mortgage loan are or will not be contractually obligated to operate their stores at the applicable mortgaged property. Tenant leases at the mortgaged properties may have co-tenancy clauses which permit such stores to abate the rent payable, cease operating and/or terminate their leases if certain other stores (in particular those of anchor tenants or shadow anchor tenants) or a specified percentage of the stores at the related mortgaged property are not occupied and operating and also have certain other termination rights related to sales targets. See “Description of the Mortgage Pool—Tenant or Other Third Party Matters—Lease Terminations and Expirations—Terminations” in this prospectus supplement.

Certain tenant estoppels, including those of certain anchor tenants, obtained in connection with the origination of the mortgage loans identify disputes between the related borrower and the applicable anchor tenant or other tenants, or alleged defaults or potential defaults by the applicable property owner under the lease or reciprocal easement agreement. In addition, in the case of certain mortgaged properties, leases contain restrictions with respect to the use of other spaces or parcels at or near the subject mortgaged property that are in conflict with other leases or for which there is no corresponding restrictive covenant of record, which have resulted or may in the future result in disputes. Such disputes, defaults or potential defaults, could lead to a termination or attempted termination of the applicable lease or reciprocal easement agreement by the affected anchor tenant or other tenants or to litigation against the related borrower. We cannot assure you that the identified tenant disputes will not have a material adverse effect on the ability of the related borrowers to repay their portion of the mortgage loan. In addition, we cannot assure you that the tenant estoppels obtained identify all potential disputes that may arise with anchor tenants or other tenants. See representation and warranty nos. 8 and 44 on Annex C-1 to this prospectus supplement and the exceptions thereto on Annex C-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this prospectus supplement).

In addition, retail properties frequently rely on adjacent properties for parking, access or other operational aspects, which can create risk. The landlord/borrower may agree to conditions or covenants in a retail lease based on such adjacent property continuing to provide such services or based upon operations at, or the continued maintenance of, such adjacent property. Accordingly, defaults on the part of the landlord/borrower could occur under that retail lease as a result of circumstances over which the landlord/borrower does not have direct control. The landlord/borrower’s sole remedy would be under a reciprocal easement agreement (or comparable agreement), if any, with the adjacent property owner.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. Certain tenants at the retail mortgaged properties may be paying rent but are not yet in occupancy or have signed leases but have not yet started paying full unabated rent and/or are not yet in occupancy. See “Summaries of the Fifteen Largest Mortgage Loans—3 Columbus Circle”, “—One Monument Place”, “—200 Kansas Street” and “Ontario Airport Tower” in Annex A-3 to this prospectus supplement. See also Annex A-1, including the footnotes thereto, to this prospectus supplement. Risks applicable to anchor tenants (such as bankruptcy, failure to renew leases, early terminations of leases and vacancies) also apply to other tenants. See “—Renewal, Termination and Expiration of Leases and Reletting Entails Risks That May Adversely Affect Your Investment” below. See also “—Tenant Bankruptcies May Adversely Affect the Income Produced by the Mortgaged Properties and May Adversely Affect the Distributions on Your Certificates” below. We cannot assure you that the rate of occupancy at any mortgaged property will remain at the current levels or that the net operating income contributed by the mortgaged properties will remain at current or past levels. See “—Renewal, Termination and Expiration of Leases and Reletting Entails Risks That May Adversely Affect Your Investment” in this prospectus supplement. See representation and warranty no. 42 on Annex C-1 to this prospectus supplement and the exceptions thereto on Annex C-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this prospectus supplement).

In addition, certain of the retail properties have specialty use tenants, such as movie theaters, health clubs, fitness centers, gas stations, automotive dealerships, educational facilities, dental or medical offices, restaurants, bakeries, dry cleaners with on-site processing facilities or parking garages, as part of the mortgaged property. These mortgaged properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable or the leased spaces were to become vacant for any reason. For example, because of unique construction and/or equipment requirements of theaters and restaurants, any vacant space designed for such purposes would not easily be converted to other uses. In such cases, aspects of building site design and adaptability affect the value of properties with such tenants and other retailers at the mortgaged property. For example, the limited adaptability of certain shopping malls that have proven unprofitable has recently resulted in extremely high loss severities on mortgage loans secured by those shopping malls, which mortgage loans may have been owned by commercial mortgage-backed securitization trusts. In one particular case, a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall property, combined with low liquidation proceeds in respect of that property, resulted in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan. See “—Converting Commercial Properties to Alternative Uses May Require Significant Expenses Which Could Reduce Distributions on Your Certificates; and Limited Adaptability for Other Uses May Substantially Lower the Liquidation Value of a Mortgaged Property” below. In addition, decreasing patronage at a theater or restaurant tenant could adversely affect revenue of the tenant, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit, lease defaults, and, in certain cases, bankruptcy filings. See “—Tenant Bankruptcies May Adversely Affect the Income Produced by the Mortgaged Properties and May Adversely Affect the Distributions on Your Certificates” below. Additionally, theater and restaurant receipts are also affected not only by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers.

Certain other tenants at the mortgaged properties, including health clubs, may have other unique risks associated with the type of business undertaken at their locations. Several factors may adversely affect the value and successful operation of a health club, including:

●	the physical attributes of the health club (e.g., its age, appearance and layout);

●	the reputation, safety, convenience and attractiveness of the property to users;

●	the quality and philosophy of management;

●	management’s ability to control membership growth and attrition;

●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; or

●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multi-purpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, as with movie theaters, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case of property readily adaptable to changing consumer preferences for other uses.

Certain of the retail properties may have significant tenants operating as medical office, urgent care, on-site patient care or other medical treatment service facilities. The performance of a medical office property may depend on (a) the proximity of such property to a hospital or other health care establishment and (b) reimbursements for patient fees from private or government-sponsored insurers. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property.

See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Property Type Concentrations” in this prospectus supplement.

Retail Bank Branches Have Special Risks. Certain of the mortgaged properties may include tenants that operate as bank branches. One (1) mortgaged property, representing approximately 1.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, has a bank branch that is among the five (5) largest tenants at the related mortgaged property. For information regarding bank branch tenants at office properties that represent one or more of the five (5) largest tenants (by net rentable area leased), see Annex A-1 to this prospectus supplement. Bank branches are specialty-use properties that are outfitted with vaults, teller counters and other customary installations and equipment that require significant capital expenditures. The ability to lease these properties to entities other than financial institutions may be difficult due to the added cost and time of refitting the properties. Additionally, certain of these mortgaged properties may have been designated as historic or landmark buildings or may be located in areas designated as historic or landmark. Such properties may have restrictions related to renovations, construction or other restrictions and may not be permitted to be converted to alternative uses because of such restrictions.

A concentration of leases to banks as to a related mortgage loan or an individual mortgaged property securing a related mortgage loan could have a negative effect on net operating income in the event of a downturn in the banking industry or a shift in the banking industry business model concerning retail branches. Individual banks, as well as the banking industry in general, may be adversely affected by negative economic and market conditions throughout the United States or in the local economies in which regional or community banks operate. In addition, changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System, may have an adverse impact on banks’ loan portfolios and allowances for loan losses. As a result, the mortgaged properties may experience higher rates of lease default or terminations in the event of a downturn in the banking industry than they would if the tenant base were more diversified. This, in turn, could cause losses on the mortgage loans and on your investment in the certificates offered hereby.

Office Properties Have Special Risks

Eight (8) of the mortgaged properties, representing approximately 25.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are office properties. See “Risk Factors—Special Risks of Mortgage Loans Secured by Office Properties” in the accompanying prospectus.

Certain of the office properties may be medical office properties or have significant tenants operating as medical office, urgent care, on-site patient care or other medical treatment service facilities. The performance of a medical office property may depend on (a) the proximity of such property to a hospital or other health care establishment and (b) reimbursements for patient fees from private or government-sponsored insurers. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property. See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Property Type Concentrations” in this prospectus supplement.

For-Profit Universities Have Special Risks. One (1) of the Mortgaged Properties, identified on Annex A-1 to this prospectus supplement as Ontario Airport Tower, securing approximately 3.6%, of the Cut-off Date Pool Balance by allocated loan amount, has a private, for-profit university as a tenant among the five (5) largest tenant at the related Mortgaged Property. The cash flows generated from private schools are generally dependent on student enrollment and the ability of enrolled students to pay tuition, which in some cases is dependent on the ability to obtain financial aid or loans.

Enrollment at a private school or a charter school may decrease due to, among other factors:

●	changing local demographics;

●	competition from other schools;

●	increases in tuition and/or reductions in availability of student loans, government grants or scholarships;

●	reductions in education spending as a result of changes in economic conditions in the area of the school;

●	poor performance by teachers, administrative staff or students; or

●	mismanagement at the private school.

Some school tenants are for-profit institutions that rely on tuition from online students, many of which finance their education by utilizing the federal financial assistance under Title IV of the Higher Education Act of 1965 (“Title IV Financial Aid”). A for-profit education company will become ineligible for enrolling students that utilize the Title IV Financial Aid for at least two fiscal years, if during the immediately preceding two consecutive fiscal years such institution derives more than 90% of its revenues from the enrollment of students that obtain Title IV Financial Aid. A reduction in student enrollment may impact the ability of the school to pay rent, and there can be no assurance that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent. In addition, there is proposed legislation that could potentially change the Title IV Financial Aid funding methods, which may negatively affect the for-profit education companies.

Hospitality Properties Have Special Risks

Fourteen (14) of the mortgaged properties, representing approximately 19.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are hospitality properties, thirteen (13) of which are subject to a franchise agreement, license agreement, membership agreement or hotel management agreement. See “Risk Factors—Special Risks of Mortgage Loans Secured by Hospitality Properties” in the accompanying prospectus.

Certain of the hospitality properties pose unique risks with respect to the franchise agreements, license agreements or membership agreements under which, or the hotel management company with whom, they operate.

The performance of a hospitality property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence and financial strength of the franchisor or hotel management company;

●	the public perception of the franchise or hotel chain service mark; and

●	the duration of the franchise, license, membership or management agreement, as applicable.

The continuation of a franchise agreement, license agreement, membership agreement or management agreement is subject to specified operating standards, such as maintenance of quality assurance scores, and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions could result in the loss or cancellation of their rights under the franchise or hotel management company agreement, license agreement, membership agreement or management agreement. Any loss or cancellation of rights under a franchise agreement, license agreement or membership agreement could result in a disruption in reservation bookings at the related hotel property and could adversely impact the public perception of the hotel property. Certain of the borrowers may not be in compliance with all of their respective franchise agreement, license agreement, membership agreement or management agreement standards. See “Description of the Mortgage Pool—Other Matters” in this prospectus supplement. We cannot assure you that a replacement franchise, license, membership or hotel management agreement could be obtained in the event of termination. In addition, replacement franchisors, licensors and/or hotel managers may require significantly higher fees as well as an investment of capital to bring the hospitality property into compliance with the requirements of the replacement franchisor, licensor and/or hotel manager. Any provision in a franchise agreement, license agreement, membership agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable.

The transferability of franchise, license, membership and hotel management agreements is restricted. In the event of a foreclosure, the lender generally will not have the right to use the franchise license without the franchisor’s consent. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor, licensor or a hotel management company that it desires to replace prior to a foreclosure except in limited circumstances or following a foreclosure. In addition, a franchisor, licensor or hotel management company may have a right of first refusal to acquire the related hospitality property if it is proposed to be transferred (in particular, if it is proposed to be transferred to a competitor). If a franchisor, licensor or hotel management company cannot be terminated and the related franchise/management agreement imposes restrictions on transferees of the subject hospitality property, the liquidation value of that hospitality property could be materially impaired.

Certain of the hospitality properties are associated with hotel brands through franchise, membership or licensing agreements that, in the event of a foreclosure proceeding initiated on behalf of the trust, are not assignable or require franchisor consent for subsequent transfers. To the extent a hotel includes a franchise arrangement, the lender may have obtained a comfort letter from the licensor or franchisor stating that the trust will be permitted to enter into a new license or franchise agreement with the licensor or franchisor subject to the applicable terms and conditions thereof. To the extent that the special servicer causes the trust or a single purpose entity owned by the trust to acquire a mortgaged property that has a franchise, membership or license agreement or that requires a successor or replacement franchisee, member or licensee to have a specified net worth, the special servicer will be required, to the extent consistent with the servicing standard, to take all actions reasonably necessary to permit the mortgaged property to maintain its franchise, membership interest or license with the same franchisor or licensor in place prior to such foreclosure. We cannot assure you that the trust or such single purpose entity owned by the trust will be able to maintain such license, membership interest or franchise at that time.

In addition, certain of the hospitality properties are subject to license, membership or franchise agreements which expire prior to the maturity of each of the respective mortgage loans. In those cases, the related mortgage loan documents generally require the applicable borrower to provide evidence prior to termination of the license, membership or franchise agreement that the license, membership or franchise agreement has been renewed or replaced in accordance with the terms of the mortgage loan documents. We cannot assure you that such agreements will be renewed.

In the event the related borrower fails to deliver such evidence by the required date, the lender may hold all excess cash flow from the mortgaged property after payment of debt service, funding of reserves and certain other required expenditures, as cash collateral until such license, membership or franchise agreement is renewed or replaced in accordance with the terms of the mortgage loan documents or other remedies may apply, including personal liability to the related borrower or guarantors. See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Property Type Concentrations” in this prospectus supplement and “Summaries of the Fifteen Largest Mortgage Loans—Hampton Inn & Suites – Miami Airport” in Annex A-3 to this prospectus supplement.

In some cases where a hospitality property is subject to a license, membership or franchise agreement, the licensor or franchisor has required the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the franchisor. Failure to complete such repairs and/or renovations in accordance with the plan could result in the hospitality property’s losing its license, membership interest or franchise. Annex A-1 sets forth the amount of reserves, if any, established under the related mortgage loans in connection with any such repairs and/or renovations. We cannot assure you that any such amount reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hospitality property. In addition, in some cases, that reserve will be maintained by the franchisor or property manager. Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances.

In addition, there may be significant risk associated with hospitality properties that have not entered into or become a party to a franchise arrangement. Hospitality properties often enter into franchise, membership or license agreements in order to align the hospitality property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hospitality properties that lack such benefits will be able to operate successfully on an independent basis. See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Property Type Concentrations” in this prospectus supplement.

Furthermore, certain of the hospitality properties have specialty use tenants, such as health clubs, fitness centers, restaurants or parking garages, as part of the mortgaged property. See “—Retail Properties Have Special Risks” above.

Multifamily Properties Have Special Risks

Seven (7) of the mortgaged properties, representing approximately 10.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are multifamily properties. A large number of factors may adversely affect the value and successful operation of a multifamily rental property. We note in particular the following:

●
Certain of the multifamily rental properties have material tenant concentrations of students (and in certain cases, additional university housing may be planned in the area of the mortgaged property, which may reduce demand for units at the related mortgaged property).

●
Certain of the multifamily rental properties have material concentrations of military personnel (and therefore may be materially adversely affected by the closing of, or a material reduction of personnel at, the local military base).

●
Certain of the multifamily rental properties consist of senior housing, or are age-restricted senior independent living facilities for individuals 55-years-old or older, thus limiting the potential tenants. See “Risk Factors—Special Risks Associated with Residential Healthcare Facilities” and “—Special Risks of Mortgage Loans Secured by Healthcare-Related Properties” in the accompanying prospectus.

●
Certain of the multifamily rental properties receive rent subsidies from the United States Department of Housing and Urban Development under its Section 8 program or otherwise or are otherwise intended to be utilized, in whole or in part, as affordable housing.

●	Certain of the multifamily rental properties are subject to local rent control and rent stabilization laws.

Certain states regulate the relationship of an owner of a multifamily property and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Multifamily property owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, in some states, there are provisions under law that limit the bases on which a landlord may terminate a tenancy or increase rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control or rent stabilization on multifamily properties. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property or the lender’s proceeds of a sale of the property following foreclosure.

See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Property Type Concentrations” in this prospectus supplement and “Risk Factors—Special Risks of Mortgage Loans Secured by Multifamily Properties” in the accompanying prospectus.

Industrial Properties Have Special Risks

Seventeen (17) of the mortgaged properties, representing approximately 8.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are industrial properties. Significant factors determining the value of industrial properties include:

●	the quality of tenants;

●	reduced demand for industrial space because of a decline in a particular industry segment;

●	the property becoming functionally obsolete;

●	unavailability of labor sources;

●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

●	changes in proximity of supply sources;

●	the expenses of converting a previously adapted space to general use;

●	building design and adaptability; and

●	the location of the property.

Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties are more frequently dependent on a single tenant. In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics which are valuable to an industrial property include clear heights, column spacing, zoning restrictions, number of bays and bay depths, divisibility, truck turning radius and overall functionality and accessibility. Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (e.g., a decline in defense spending), and a particular industrial property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. In addition, lease terms with respect to industrial properties are generally for shorter periods of time than other commercial properties and may result in a substantial percentage of leased space expiring in the same year at any particular industrial property.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses. Further, specialized equipment may make adaptations to such properties time-consuming and costly, which may adversely affect re-tenanting. See “Description of the Mortgage Pool—Other Matters” in this prospectus supplement.

Further, certain of the industrial properties have tenants that are subject to risks unique to their business. Because of seasonal use, leases at such facilities are customarily for shorter terms, making income potentially more volatile than for properties with longer term leases. In addition, such facilities require customized refrigeration design, rendering them less readily convertible to alternative uses.

See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Property Type Concentrations” in this prospectus supplement.

Mixed Use Facilities Have Special Risks

Four (4) mortgaged properties, securing approximately 6.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are mixed use properties, which properties contain a mix of office, retail and industrial property. Accordingly, each such mortgaged property is subject to the risks described in “—Retail Properties Have Special Risks”, “—Office Properties Have Special Risks” and “—Multifamily Properties Have Special Risks” above. See Annex A-1 to this prospectus supplement for information regarding tenants that are among the five largest tenants at each mixed use property.

Mixed use properties may also be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

Self-Storage Properties Have Special Risks

Four (4) of the mortgaged properties, representing approximately 2.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are self-storage properties. See “Risk Factors—Special Risks of Mortgage Loans Secured by Warehouse and Self-Storage Facilities” in the accompanying prospectus.

Some of the self-storage mortgaged properties securing mortgage loans in the trust may lease a significant portion of the related mortgaged property to a single tenant. See “—Renewal, Termination and Expiration of Leases and Reletting Entails Risks That May Adversely Affect Your Investment” below. In addition, some of the self-storage mortgaged properties securing mortgage loans in the trust may have a material portion of the mortgaged property leased to tenants for the storage of recreational vehicles and/or boats or for use as office, retail or warehouse space or may derive income from sources unrelated to self-storage such as cell phone tower leases, truck rentals for self-moves, box sales, auction income and storage and servicing of rental vehicles. Tenants for such space tend to be more transient and the net cash flow for the related mortgaged property may be subject to greater fluctuations. See Annex A-1, including the footnotes thereto, to this prospectus supplement for information regarding the self-storage mortgaged properties that use a material portion of the mortgaged property for recreational vehicle leases.

In addition, tenants at self-storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self-storage unit. No environmental assessment of a mortgaged property included an inspection of the contents of the self-storage units at the self-storage mortgaged properties and there is no assurance that all of the units included in the self-storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Furthermore, certain mortgage loans may be secured by self-storage properties that are affiliated with a franchise company through a franchise agreement. The performance of a self-storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is generally restricted. In the event of a foreclosure, the lender or its agent may not have the right to use the franchise license without the franchisor’s consent.

Manufactured Housing Community Properties Have Special Risks

One (1) of the mortgaged properties, representing approximately 1.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, is manufactured housing community properties.

The successful operation of a manufactured housing community property may depend upon the number of other competing residential developments in the local market, such as:

●	other manufactured housing community properties;

●	apartment buildings; and

●	site-built single family homes.

Other factors affecting the successful operation of a manufactured housing community property may also include:

●	the physical attributes of the community, including its age and appearance;

●	the location of the manufactured housing community property;

●	the ability of management to provide adequate maintenance and insurance;

●	the types of services or amenities it provides;

●	the property’s reputation; and

●	state and local regulations, including rent control and rent stabilization as well as tenant association rights.

Manufactured housing community properties are “special purpose” properties that generally cannot be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the related borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing community property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

With respect to certain of the mortgage loans secured by manufactured housing community properties, the related mortgaged property may be subject to rent control and other laws regulating the relationship between a property owner and its residential tenants.

Additionally, certain of manufactured housing community properties securing mortgage loans in the trust may be age restricted to individuals who satisfy a minimum age requirement (generally 55 years old), whether by recorded covenants or for self-imposed marketing purposes. Such restrictions limit the related mortgaged properties’ potential residents and may affect property performance.

Some of the manufactured housing community mortgaged properties securing mortgage loans in the trust have limited or no amenities, which may also affect property performance.

Some of the manufactured housing community mortgaged properties securing mortgage loans in the issuing entity have a material number of recreational vehicle pads. Tenants for such pads tend to be more transient and the net cash flow for the related mortgaged property may be subject to greater fluctuations. Rentals of recreational vehicle pads may also be more seasonal in nature.

Some of the manufactured housing community mortgaged properties securing the mortgage loans in the issuing entity have a material number of leased homes that are currently owned by the related borrower or an affiliate thereof and rented by the respective tenants like apartments. In circumstances where the leased homes are owned by an affiliate of the borrower, the related pads may, in some cases, be subject to a master lease with that affiliate. In such cases, the tenants will tend to be more transient and less tied to the property than if they owned their own home. Such leased homes do not, in all (or, possibly, in any) such cases, constitute collateral for the related mortgage loan. Some of the leased homes that are not collateral for the related mortgage loan are rented on a lease-to-own basis. In some cases, the borrower itself owns, leases, sells and/or finances the sale of homes, although generally the related income therefrom will be excluded for loan underwriting purposes. See also representation and warranty no. 33 on Annex C-1 to this prospectus supplement and the exceptions thereto on Annex C-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this prospectus supplement).

Some of the manufactured housing community mortgaged properties securing the mortgage loans are not connected to public water and/or sewer systems. In such cases, the borrower could incur a substantial expense if it were required to connect the property to such systems in the future. In addition, the use of well water and/or septic systems or private sewage treatment facilities enhances the likelihood that the property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.

Some of the manufactured housing community mortgaged properties securing the mortgage loans in the issuing entity have tenants that may not have leases and, accordingly, that are not obligated to remain at the mortgaged property for any extended period.

Depending on the location of a manufactured housing community property, occupancy and collections may be highly seasonal. For example, a manufactured housing community in the southern portion of the United States might earn most of its income from late fall to early spring. In addition, under such circumstances, a large number of tenants may be in actual occupancy only during a portion of the calendar year and may prepay a substantial amount of their rent for the period that they are not actually living in the community. If a borrower defaults while holding those prepayments of rent, a lender may not be able to recover such amounts.

Because tenants at manufactured housing communities tend to be of modest income and means and sometimes unstable employment, they can be frequently late or delinquent on rent, even in cases where the tenant may ultimately pay all its rent due over time. Accordingly, a higher percentage of rental payments may be delinquent than in the case of other income producing properties.

In addition, a manufactured housing community mortgaged property whose use is legally non-conforming can create special zoning risks where, in particular, conformity to current zoning is required upon damage to a certain percentage of the units (as opposed to the pads themselves). Even if building ordinance or law insurance were obtained, a casualty necessitating compliance with current zoning could result in the use’s being discontinued, and available insurance proceeds being insufficient (because of the relatively insignificant value of insurable improvements) to pay off the related mortgage loan. See “—Mortgaged Properties That Are Not in Compliance with Zoning and Building Code Compliance and Use Restrictions Could Adversely Affect Distributions on Your Certificates” and “Description of the Mortgage Pool—Assessments of Property Value and Condition—Zoning and Building Code Compliance” in this prospectus supplement.

Some of the manufactured housing community mortgaged properties securing the mortgage loans in the issuing entity are located, in whole or in part, in a flood zone that requires the related borrower to maintain flood insurance if it owns any material structures located therein. In addition, even if there are no material borrower-owned structures located in that flood zone, the potential for flooding may be a deterrent to tenants. See “—The Absence of or Inadequacy of Insurance Coverage on the Property May Adversely Affect Distributions on Your Certificates” in this prospectus supplement. See also representation and warranty no. 18 on Annex C-1 to this prospectus supplement and the exceptions thereto on Annex C-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this prospectus supplement).

For purposes of the statistical presentation in this prospectus supplement, the number of units shown for a manufactured housing community mortgaged property includes manufactured home pads and recreational vehicle pads and may also include manager apartments, rental apartments, stick-built homes or other rentable space that are ancillary to the operation of the mortgaged property.

See “Risk Factors—Special Risks Associated with Manufactured Housing Properties” in the accompanying prospectus.

Leased Fee Properties Have Special Risks

Two (2) of the mortgaged properties, representing approximately 0.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are comprised of a fee interest in land subject to a ground lease granted by the borrower to another party, which party owns the improvements. The related leasehold estate is not included in the issuing entity and is operated as a retail and office property.

Land subject to a ground lease presents special risks. In such cases, where the borrower owns the fee interest but not the related improvements, such borrower will only receive the rental income from the ground lease and not from the operation of any related improvements. Any default by the ground lessee would adversely affect the related borrower’s ability to make payments on the related mortgage loan. While ground leases may contain certain restrictions on the use and operation of the related mortgaged property, the ground lessee generally enjoys the rights and privileges of a fee owner, including the right to construct, alter and remove improvements and fixtures from the land and to assign and sublet the ground leasehold interest. However, the borrower has the same risk of interruptions in cash flow if such ground lessee defaults under its lease as it would on another single-tenant commercial property, without the control over the premises that it would ordinarily have as landlord. The ground lessee is commonly permitted to mortgage its ground leasehold interest, and although the leasehold mortgage is generally subject and subordinate to the fee mortgage and the ground lease, the leasehold lender often has notice and cure rights with respect to material defaults under the ground lease. In addition, leased fee interests are less frequently purchased and sold than other interests in commercial real property. It may be difficult for a foreclosing lender to sell the fee interest if the tenant and its improvements remain on the land. In addition, if the improvements are nearing the end of their useful life, there could be a risk that the tenant defaults in lieu of performing any obligations it may otherwise have to raze the structure and return the land in raw form to the developer. Furthermore, leased fee interests are subject to some of the risks associated with the property type of the ground lessee’s use of the premises, in part because that use is a source of revenue for the payment of ground rent. The improvements at the mortgaged property identified on Annex A-1 of this prospectus supplement as AutoZone (Ground), which secures, in part, a mortgage loan representing 2.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is operated as a retail property, and the improvements at the mortgaged property identified on Annex A-1 of this prospectus supplement as CVS - Gahanna, which represents security for a mortgage loan representing 0.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is operated as a retail property. See “—Retail Properties Have Special Risks” in this prospectus supplement.

See also representation and warranty nos. 18 and 31 on Annex C-1 to this prospectus supplement and the exceptions thereto on Annex C-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this prospectus supplement).

Condominium Properties Have Special Risks

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium, although the condominium rules or by-laws may otherwise allocate the right to select board members. In certain cases, the related borrower does not have a majority of votes on the condominium board. See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Condominium Structures” in this prospectus supplement.

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds. In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances. For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners. If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common. The New York Condominium Act also provides that in the event 75% or more of the common areas are subject to a condemnation and 75% of the unit owners (in number and common interest) do not promptly resolve to restore, then any unit owner can bring a partition action. A partition action could cause an early and unanticipated prepayment of the mortgage loan. We cannot assure you that the proceeds from partition will be sufficient to satisfy borrower’s obligations under the mortgage loan.

Due to the nature of condominiums and a borrower’s ownership interest therein, a default on a mortgage loan secured by the borrower’s interest in one or more condominium units may not allow the related lender the same flexibility in realizing upon the underlying real property as is generally available with respect to non-condominium properties. The rights of any other unit owners, the governing documents of the owners’ association and state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon such collateral could subject the issuing entity to greater expense and risk than servicing and realizing upon collateral for other mortgage loans that are not secured by condominium units.

Various Limitations and Restrictions Imposed by Affordable Housing Covenants or Programs May Result in Losses on the Mortgage Loans

Certain of the mortgage loans are or, in the future, may be secured by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties, or the mortgaged properties may benefit from government-sponsored tenant subsidy programs. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled or the benefits thereunder are reduced, those circumstances could result in less income for the project. These programs may entail, among other restrictions:

●	rent limitations that would adversely affect the ability of a borrower to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses; and

●	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property. See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Property Type Concentrations” in this prospectus supplement.

Renewal, Termination and Expiration of Leases and Reletting Entails Risks That May Adversely Affect Your Investment

Repayment of mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the related borrowers and property managers to renew the leases or to relet the space on comparable terms. In addition, there are other factors, including changes in zoning or tax laws, restrictive covenants, tenant exclusives and rights of first refusal or rights of first offer to lease or purchase, the availability of credit for refinancing and changes in interest rate levels that may adversely affect the value of a project and/or the borrower’s ability to sell or refinance without necessarily affecting the ability to generate current income. Certain mortgaged properties securing the mortgage loans may be leased in whole or in part to government-sponsored tenants whose ability to pay rent depends on appropriations and some of whom have the right to cancel their leases at any time because of lack of appropriations. In some of these cases, the government-sponsored tenant has the right to terminate its lease at any time for any reason. See Annex A-1 for an identification of any government-sponsored tenant that constitutes one of the five largest tenants (or, if applicable, the single tenant) at any such mortgaged property.

In addition, certain mortgaged properties may have significant tenants or groups of tenants, that are paying rent but are not in occupancy or may have material vacant space that is not leased, and in certain cases, the occupancy rate (calculated as described in Annex B to this prospectus supplement) is less than 80%. Certain mortgaged properties may have tenants who have executed leases but have not yet taken occupancy or commenced rent payments. Additionally, certain mortgaged properties may have a tenant that has taken possession of the space demised under its lease with the related borrower, but has not yet commenced payments of rent due under the lease. See Annex A-1, including the footnotes thereto, to this prospectus supplement for information regarding the occupancy rate for each of the mortgaged properties, as well as information with respect to the five (5) largest tenants at each retail, office, industrial and mixed use mortgaged property that are not fully occupying their leased space or fully paying rent. See “Description of the Mortgage Pool—Other Matters” in this prospectus supplement and “Summaries of the Fifteen Largest Mortgage Loans—3 Columbus Circle”, “—One Monument Place”, “—200 Kansas Street”, “—18th Street Atrium”, “—Hanesbrands Industrial” and “—SCORE Industrial Portfolio” in Annex A-3 to this prospectus supplement. In addition, certain mortgaged properties may have leases out for signature with potential tenants and where indicated, occupancy figures may be presented with the expectation that such leases will be executed and that the related tenants will take, or have taken, occupancy. See Annex A-1, including the footnotes thereto, to this prospectus supplement.

In addition, certain mortgaged properties have “dark” space where a tenant has vacated its premises. Any “dark” space may cause the mortgaged property to be less desirable to other potential tenants or the related tenant may be more likely to default in its obligations under the lease. Certain mortgaged properties may also have leased or unleased “dark” space or adjoin properties with “dark” spaces or “dark” shadow anchors. We cannot assure you that the tenants at those mortgaged properties will continue to fulfill their lease obligations or that the space will be relet. See “—Tenant Early Termination Options Entail Special Risks” below, “Description of the Mortgage Pool—Tenant or Other Third Party Matters—Lease Terminations and Expirations” in this prospectus supplement and Annex A-1 to this prospectus supplement, including the footnotes thereto. Further, commercial tenants having multiple leases may experience adverse business conditions that result in their deciding to close under-performing stores. We are aware that Walgreens has recently announced the closure of a number of their stores. Although specific properties have not been identified by the company, we cannot assure you that mortgaged properties having such tenants will not be adversely affected. See Annex A-1 to this prospectus supplement, including the footnotes thereto, for information concerning the five (5) largest tenants at each commercial property.

Furthermore, commercial tenants having multiple leases may experience adverse business conditions that result in their deciding to close under-performing stores. In addition, we are aware that (i) on March 25, 2014, Walgreen Co. announced the closure of 76 stores; (ii) on December 4, 2014, Sears Holdings Corporation announced that it had closed or announced for closure approximately 235 underperforming stores; (iii) in May 2014, Office Depot, Inc. announced that it will be closing 400 locations (approximately 21% of all stores) over the following two years; (iv) on January 7, 2015, J.C. Penney Co. identified 39 stores that it plans to close by April 4, 2015 (none of which 39 stores is located at any of the mortgaged properties); and (v) on January 8, 2015, Macy’s announced that it is closing 14 stores (none of which 14 stores is located at any of the mortgaged properties). While Walgreen Co., Sears Holdings Corporation and Office Depot, Inc. have not identified specific stores slated to close, we cannot assure you that any such store closings will not have a material adverse effect on the mortgaged properties that have Walgreens, Sears, Sears Hometown Store or Office Depot, Inc. as a tenant or shadow anchor. In addition, we are aware that on February 5, 2015, RadioShack Corporation filed a bankruptcy petition under chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the District of Delaware. RadioShack Corporation also announced its intention to sell between 1,500 and 2,400 stores and close the remainder of its stores as part of a restructuring process. RadioShack Corporation released a preliminary list of 1,784 stores slated for closure. We cannot assure you that any such store closings will not have a material adverse effect on the mortgaged properties that have RadioShack as a tenant or shadow anchor. See Annex A-1 to this prospectus supplement, including the footnotes thereto, for information concerning the five (5) largest tenants at each mortgaged property.

In addition, with respect to certain of the mortgage loans, certain of the tenants at the related mortgaged property(ies) or other persons have rights of first refusal or offer and/or purchase options on a related mortgaged property or portions thereof in accordance with the terms of the related tenant leases or other recorded documents affecting such mortgaged property. In many cases such rights of first refusal or offer and/or purchase options of tenants or other persons are not subject to the related mortgage or remain applicable to the acceptance of a deed-in-lieu of foreclosure or a foreclosure sale or any subsequent sales of REO property by the special servicer. As a result, we cannot assure you that the mortgagee’s ability to sell the related mortgaged property at or after foreclosure will not be impaired or that the foreclosure proceeds or sale proceeds in a post-foreclosure sale will not be adversely affected. See “Description of the Mortgage Pool—Tenant or Other Third Party Matters” in this prospectus supplement. See also representation and warranty no. 8 on Annex C-1 to this prospectus supplement and the exceptions thereto on Annex C-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this prospectus supplement.

In addition, certain of the mortgaged properties, including mortgaged properties securing the fifteen largest mortgage loans, have material lease rollover risks involving the sole tenant or one of the five largest tenants, including (i) lease renewal or termination dates that occur prior to or shortly following the related loan maturity date, (ii) termination options that are exercisable prior to or shortly following the related loan maturity date, and/or (iii) leases that expire during a single calendar year or rolling 12-month period during the term of the mortgage loan. Prospective investors are encouraged to review the lease expirations for major tenants and the tenant rollover summary for certain of the top fifteen mortgage loans under the charts entitled “Major Tenants” and “Lease Expiration Schedule” in “Summaries of the Fifteen Largest Mortgage Loans—3 Columbus Circle”, —One Monument Place”, “—200 Kansas Street”, “—Ontario Airport Tower”, “—18th Street Atrium”, “—Hanesbrands Industrial”, “—Cole Income NAV Portfolio”, “—Shop City Shopping Center” and “—SCORE Industrial Portfolio” in

Annex A-3 to this prospectus supplement and to review the lease expiration dates and corresponding size of each of the five largest tenants at each of the retail, office, industrial and mixed use mortgaged properties on Annex A-1, including the footnotes thereto, to this prospectus supplement. We cannot assure you that (1) leases that expire can be renewed, (2) the space covered by leases that expire or are terminated can be re-leased in a timely manner at comparable rents or on comparable terms or (3) the related borrower will have the cash or be able to obtain the financing to fund any required tenant improvements. Further, lease provisions among tenants may conflict in certain instances, or leases may contain restrictions on the use of parcels near the related mortgaged property for which there is no corresponding restrictive covenant of record, in each case creating termination or other risks. Income from and the market value of the mortgaged properties securing the mortgage loans would be adversely affected if vacant space in the mortgaged properties could not be leased for a significant period of time, if tenants were unable to meet their lease obligations or if, for any other reason, rental payments could not be collected or if one or more tenants ceased operations at the mortgaged property. Upon the occurrence of an event of default by a tenant, delays and costs in enforcing the lessor’s rights could occur. If a significant portion of a mortgaged property is leased to a single tenant, the failure of the borrower to relet that portion of the subject mortgaged property if that tenant vacates or fails to perform its obligations will have a greater adverse effect on your investment than if the subject mortgaged property were leased to a greater number of tenants. Prospective investors are encouraged to see “Description of the Mortgage Pool—Tenant or Other Third Party Matters—Lease Terminations and Expirations” and “—Other Matters” in this prospectus supplement.

In addition, certain tenants at the mortgaged properties securing the mortgage loans may be entitled to terminate their leases or reduce their rents based upon negotiated lease provisions if, for example, an anchor, shadow anchor or other significant tenant ceases operations, or occupancy declines below a specified percentage, at the related mortgaged property. In these cases, we cannot assure you that the operation of these provisions will not allow a termination or rent reduction. See “—Tenant Early Termination Options Entail Special Risks” below and, with respect to the five (5) largest tenants for which certain co-tenancy related remedies may currently be (or in the near future likely may be) enforced, Annex A-1 to this prospectus supplement, including the footnotes thereto. A tenant’s lease may also be terminated or its terms otherwise adversely affected if a tenant becomes the subject of a bankruptcy proceeding.

If a significant portion of a mortgaged property is leased to a single tenant, the failure of the borrower to relet that portion of the subject mortgaged property if that tenant vacates or fails to perform its obligations will have a greater adverse effect on your investment than if the subject mortgaged property were leased to a greater number of tenants. Prospective investors are encouraged to see “Description of the Mortgage Pool—Tenant or Other Third Party Matters—Lease Terminations and Expirations” in this prospectus supplement, “Summaries of the Fifteen Largest Mortgage Loans—Walgreens Portfolio”, “—DS Services Portfolio”, “—Ontario Airport Tower”, “—Hanesbrands Industrial” and “—SCORE Industrial Portfolio” in Annex A-3 to this prospectus supplement and to review the lease expirations for major tenants and a tenant rollover summary for certain of the top fifteen mortgage loans under the charts entitled “Major Tenants” and “Lease Expiration Schedule” in “Summaries of the Fifteen Largest Mortgage Loans” attached as Annex A-3 to this prospectus supplement and to review the lease expiration dates of mortgaged properties with single tenants on Annex A-1, including the footnotes thereto, to this prospectus supplement.

Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the related mortgaged properties. See “Description of the Mortgage Pool—Tenant or Other Third Party Matters—Lease Terminations and Expirations,” “—Tenant or Other Third Party Matters” and “—Other Matters” in this prospectus supplement for additional information on lease terminations and expirations at the mortgaged properties.

Twenty-nine (29) of the mortgage loans that are secured by retail, office, industrial and/or mixed use properties, have either upfront, monthly and/or springing reserves for tenant improvements and leasing commissions which may serve to defray such costs. These mortgage loans represent approximately 60.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date secured, in whole or in part, by retail, office, industrial and/or mixed use properties. We cannot assure you, however, that the funds (if any) held in such reserves for tenant improvements and leasing commissions will be sufficient to cover any of the costs and expenses associated with tenant improvements or leasing commission obligations. In addition, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing rights and protecting its investment, including costs incurred in renovating or reletting the property.

If a mortgaged property has multiple tenants, re-leasing costs and costs of enforcing remedies against defaulting tenants may be incurred more frequently than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. These costs may cause a borrower to default in its other obligations which could reduce cash flow available for debt service payments. Multi-tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

Additionally, there may be several cases in which a particular entity is a tenant at more than one of the mortgaged properties, and although it may not be one of the five largest tenants at any of those properties, it is significant to the success of the properties, and therefore the mortgage loans, in the aggregate.

Tenant Early Termination Options Entail Special Risks

Retail leases often (and office leases may) give tenants the right to terminate the related lease or abate or reduce the related rent (i) if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases, (ii) if the borrower, a prior landlord or any of their respective affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions, (iii) if the related borrower fails to provide a designated number of parking spaces, (iv) if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility or a tenant’s use of the mortgaged property, (v) upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time, (vi) if a tenant’s use is not permitted by zoning or applicable law, (vii) if the landlord defaults on its obligations under the lease, (viii) if a tenant’s sales do not equal or exceed specified targets or other performance related conditions, including co-tenancy requirements, are not satisfied, or (ix) if the landlord cannot satisfy a tenant’s expansion option. In each identified instance the borrower may have interests adverse to the mortgagee, and we cannot assure you that the borrower will not take actions that may trigger a tenant’s right to terminate its lease if such borrower believes that such action may otherwise benefit it or its affiliates to do so, even where such action is to the detriment of the mortgaged property.

In addition, it is common for tenants at anchored or shadow-anchored retail centers to have the right to terminate their lease or abate or reduce rent if the anchor or shadow anchor tenant goes dark. Even if tenants do not have termination or rent abatement rights, because the anchor or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants, we cannot assure you that any loss of an anchor tenant will not have a material adverse impact on the non-anchor tenants’ ability to operate, which may in turn adversely impact the borrower’s ability to meet its obligations under the related mortgage loan documents. If an anchor tenant goes dark, generally the borrower’s only remedy is to terminate that lease after the anchor tenant has been dark for a specified amount of time.

Certain of the tenant leases for the mortgaged properties permit the related tenant to terminate its lease and/or abate or reduce rent if the tenant fails to meet certain sales targets or other business objectives for a specified period of time. We cannot assure you that all or any of these tenants will meet the sales targets or business objectives required to avoid any termination and/or abatement rights. Furthermore, certain of the tenant leases for the mortgaged properties permit the affected tenants to terminate their leases and/or abate or reduce rent if a specified percentage of the tenants (either by number or based on leased space) cease to operate at the applicable mortgaged property or if certain tenants at the applicable mortgaged property or at an adjacent or nearby property terminate their leases or go dark, or if a competitor commences operations at the subject mortgaged property or an adjacent or nearby property. For examples of certain tenant termination rights, including unilateral, tenant-based performance or live or imminent co-tenancy-based termination remedies among the five (5) largest tenants at each mortgaged property, see Annex A-1, including the footnotes thereto, and the “Lease Expiration Schedule”, including the footnotes thereto, in “Summaries of the Fifteen Largest Mortgage Loans” attached as Annex A-3 to this prospectus supplement.

In addition to termination options tied to certain triggers as set forth above that are common with respect to retail properties and may apply to certain office properties, certain tenant leases permit the related tenant to terminate its lease either unilaterally or on the occurrence of other triggers.

Any exercise of termination rights permitting a tenant to terminate its lease could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. We cannot assure you that any vacated space could or would be relet or the revenues replaced. Furthermore, we cannot assure you that the foregoing termination and/or abatement rights will not arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage Pool—Tenant or Other Third Party Matters—Lease Terminations and Expirations” in this prospectus supplement for additional information regarding early termination options affecting the mortgaged properties.

Tenant Bankruptcies May Adversely Affect the Income Produced by the Mortgaged Properties and May Adversely Affect the Distributions on Your Certificates

The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, industrial and office properties, may adversely affect the income produced by the related mortgaged property. Under the U.S. bankruptcy code, a tenant/debtor has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would be a general unsecured claim against the tenant, absent collateral securing the claim. The claim would be limited to the unpaid rent under the lease for the periods prior to the bankruptcy petition, or earlier repossession or surrender of the leased premises, plus the rent under the lease for the greater of one year, or 15%, not to exceed three years, of the remaining term of such lease, and the actual amount of the recovery could be less than the amount of the claim. See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in this prospectus supplement.

Various Loan-Level Conflicts of Interest May Have an Adverse Effect on Your Certificates

Conflicts Between Managers and the Borrowers. Substantially all of the property managers for the mortgaged properties securing the mortgage loans or their affiliates manage additional properties, including properties that may compete with those mortgaged properties. Affiliates of the managers, and certain of the managers themselves, also may own other properties, including competing properties. The managers of the mortgaged properties securing the mortgage loans may accordingly experience conflicts of interest in the management of those mortgaged properties. There can be no assurance that a property manager will not divert potential tenants from a mortgaged property owned or managed by it and securing one of the mortgage loans in the issuing entity to a competing property that is owned or managed by it or an affiliate.

Conflicts Between Borrower Affiliates and the Issuing Entity. Affiliates of many of the borrowers under the mortgage loans own other properties and, in some cases, those other properties compete with the mortgaged property securing a mortgage loan held by the issuing entity. There can be no assurance that a borrower or an affiliate of a borrower will not divert potential tenants from a mortgaged property owned by such borrower and securing one of the mortgage loans in the issuing entity to a competing property that is owned by an affiliate of such borrower. Accordingly, a borrower sponsor may experience a conflict of interest when leasing a mortgaged property securing a mortgage loan by the issuing entity and a competing property in which the borrower sponsor holds an interest.

Mortgaged Properties Leased to Borrowers or Borrower-Affiliated Entities Also Have Risks. If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts. For instance, a landlord may be more inclined to waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. One situation in which such a conflict may arise is in the case of certain manufactured housing community mortgaged properties. There may be a master lease with respect to the related pads between the borrower, as landlord, and an affiliate of the borrower, as tenant and owner of certain leased mobile homes.

We cannot assure you that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan. Insofar as a borrower affiliate leases space at a mortgaged property, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower’s ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. These risks may be mitigated when mortgaged properties are entirely leased to unrelated third parties. See Annex A-1, including the footnotes thereto, to this prospectus supplement.

A Concentration of Mortgaged Properties in One or More Geographic Areas Reduces Diversification and May Increase the Risk that Your Certificates May Not Be Paid in Full

Mortgaged properties located in New York, California, Texas, Florida, Colorado and Virginia represent security for approximately 16.3%, 14.0%, 8.2%, 6.8%, 6.6% and 6.4%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, and collectively secure approximately 58.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to geographic areas or the regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that adverse economic or other developments or natural or man-made disasters affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties. In recent periods, several regions of the United States have experienced significant real estate downturns when others have not. Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties. In addition, local or regional economies may be adversely affected to a greater degree than other areas of the country by developments affecting industries concentrated in such area. Certain mortgaged properties are located in areas whose economic well-being may be heavily dependent on one or a few particular employers, which may be from the public sector (including, but not limited to, military bases, federal or state governmental agencies and state universities) or the private sector (including a variety of private institutions and businesses). A decline in the general economic condition in the region in which mortgaged properties securing the related mortgage loans are located would result in a decrease in consumer demand in the region and the income from and market value of the mortgaged properties may be adversely affected.

Several mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets. Mortgage loans secured by mortgaged properties in these secondary or tertiary markets may be more susceptible to the impacts of risks disclosed herein.

Other regional factors—e.g., earthquakes, floods, forest fires or hurricanes or changes in governmental rules or fiscal policies—also may adversely affect the mortgaged properties. Mortgaged properties in certain regional areas may be more susceptible to certain hazards (such as earthquakes, widespread fires, hurricanes or floods) than properties in other parts of the country and properties located in coastal states may be more susceptible to hurricanes than properties in other parts of the country. As a result, areas affected by such events often experience disruptions in travel, transportation and tourism, loss of jobs and an overall decrease in consumer activity, and often a decline in real estate-related investments. There can be no assurance that the economies in such impacted areas will recover sufficiently to support income producing real estate at pre-event levels or that the costs of the related clean-up will not have a material adverse effect on the local or national economy. See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Property Type Concentrations” in this prospectus supplement. Furthermore, the mortgage loans do not all require flood insurance on the related mortgaged property unless they are in flood zones and flood insurance is available. We cannot assure you that any hurricane damage would be covered by insurance. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Maintenance of Insurance” and “Certain Legal Aspects of the Mortgage Loans” in this prospectus supplement and “Description of the Pooling and Servicing Agreements—Hazard Insurance Policies” in the accompanying prospectus.

The Concentration of Loans and Number of Loans with the Same or Related Borrowers Increases the Possibility of Loss on the Loans Which Could Reduce Distributions on Your Certificates

The effect of mortgage pool loan losses will be more severe:

●	if the pool is comprised of a small number of mortgage loans, each with a relatively large principal amount; or

●	if the losses relate to loans that account for a disproportionately large percentage of the pool’s aggregate principal balance of all mortgage loans.

The largest mortgage loan or group of cross-collateralized mortgage loans represents approximately 9.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The three, five and ten largest mortgage loans or groups of cross-collateralized mortgage loans represent approximately 21.6%, 29.9% and 45.9%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Cross-Collateralized Mortgage Loans; Multi-Property Mortgage Loans; Mortgage Loans with Affiliated Borrowers” in this prospectus supplement and the “Summaries of the Fifteen Largest Mortgage Loans” attached as Annex A-3 to this prospectus supplement.

In addition, the mortgage pool includes some groups of mortgage loans where the mortgage loans in the particular group are not cross-collateralized or cross-defaulted but were made to borrowers related through common ownership of partnership or other equity interests and where, in general, the related mortgaged properties are commonly managed. See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Cross-Collateralized Mortgage Loans; Multi-Property Mortgage Loans; Mortgage Loans with Affiliated Borrowers”.

Tenant Concentration Increases the Risk That Cash Flow Will Be Interrupted, Which Could Reduce Distributions on Your Certificates

A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single or large tenant or a small number of tenants because rent interruptions by a tenant may cause the borrower to default on its obligations to the lender. Mortgaged properties leased to a single tenant or a small number of tenants also are more susceptible to interruptions of cash flow if a tenant fails to renew its lease or defaults under its lease. This is so because:

●	the financial effect of the absence of rental income may be severe;

●	more time may be required to re-lease the space; and

●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

A number of mortgaged properties securing the mortgage loans, including certain mortgage loans in the top fifteen mortgage loans included on Annex A-3 to this prospectus supplement have single tenant leases that expire during the term of the related mortgage loan or shortly thereafter or have a significant portion of the leases that expire or can be terminated in a particular year, or portion thereof, at the related mortgaged property.

Another factor that you should consider is that office, retail and industrial properties, and mixed use properties that are used for office, retail and/or industrial purposes, also may be adversely affected if there is a concentration of a particular tenant or of tenants in the same or similar business or industry. In these cases, a problem with a particular tenant could have a disproportionately large impact on the pool mortgage loans and adversely affect distributions to certificateholders. Similarly, an adverse economic impact with respect to a particular industry could also have a disproportionately large impact on one or more particular mortgage loans or on the pool of mortgage loans if various tenants are concentrated in a particular industry.

For further information with respect to tenant concentrations, prospective investors are encouraged to review the information with respect to the five (5) largest tenants at each mortgaged property on Annex A-1 to this prospectus supplement and “Summaries of the Fifteen Largest Mortgage Loans” attached as Annex A-3 to this prospectus supplement under the charts entitled “Major Tenants” and “Lease Expiration Schedules” therein.

Limitations on the Enforceability of Multi-Borrower/Multi-Property and Multi-Borrower/Multiple Parcel Arrangements May Have an Adverse Effect on Recourse in the Event of a Default on a Mortgage Loan

Four (4) of the mortgage loans, representing approximately 15.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, represent the obligations of multiple borrowers that are liable on a joint and several basis for the repayment of the entire indebtedness evidenced by the related multi-property or multi-parcel mortgage loan. In addition, there is one (1) group of cross-collateralized mortgage loans, representing approximately 1.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, that involves multiple borrowers.

Arrangements whereby multiple borrowers grant their respective mortgaged properties or parcels of individual mortgaged properties as security for a multi-property mortgage loan or group of cross-collateralized mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers. Under federal and most state fraudulent conveyance statutes, the incurring of an obligation or the transfer of a property interest, including the granting of a mortgage lien or a security interest, by a person may be voided under certain circumstances if:

●	the person did not receive fair consideration or reasonably equivalent value in exchange for the obligation or transfer; and

●	the person:

(1)           was insolvent at the time of the incurrence of the obligation or transfer, or rendered insolvent by such obligations or transfer, or

(2)           was engaged in a business or a transaction or was about to engage in a business or a transaction, for which the person’s assets constituted an unreasonably small amount of capital after giving effect to the incurrence of the obligation or the transfer, or

(3)           intended to incur, or believed that it would incur, debts that would be beyond the person’s ability to pay as those debts matured.

Accordingly, a lien granted by a borrower could be avoided if a court were to determine that:

●	the borrower did not receive fair consideration or reasonably equivalent value when pledging its mortgaged property or parcel for the equal benefit of the other related borrowers; and

●	the borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital or was not able to pay its debts as they matured.

We cannot assure you that a lien granted by a borrower on its mortgaged property or parcel to secure a multi-borrower/multi-property mortgage loan, a multi-borrower/multiple-parcel mortgage loan or a group of cross-collateralized mortgage loans, or any payment thereon, would not be avoided as a fraudulent conveyance.

In addition, when multiple real properties or parcels secure a mortgage loan or a group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those properties or parcels may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property or parcel and will limit the extent to which proceeds from the property or parcel will be available to offset declines in value of the other properties or parcels securing the same mortgage loan or a group of cross-collateralized mortgage loans. See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool” in this prospectus supplement for more information regarding any multi-property mortgage loans or multiple-parcel mortgage loans in the trust fund.

Borrowers’ Recent Acquisition of the Mortgaged Properties Causes Uncertainty

The related borrowers or their sponsor or affiliates, as applicable, with respect to twenty-eight (28) mortgage loans, representing approximately 41.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, initially acquired all or part of their related mortgaged property or an interest in the owner thereof contemporaneously with or shortly prior to the origination of the related mortgage loan. Such borrowers, or others who acquired their related mortgaged property or an interest in the owner thereof within the past twelve (12) months, may have limited experience operating the particular mortgaged properties. The net operating income and cash flow of such mortgaged properties may, therefore, vary significantly from the operations, net operating income and cash flow generated by the related mortgaged properties under prior ownership and management. For certain of these mortgage loans, limited or no historical operating information is available with respect to the related mortgaged properties. Furthermore, a transfer of real estate in certain jurisdictions, including through the sale of interests in the owner thereof, may give rise to a reassessment for real estate tax purposes which may result in increased operating costs. As a result of these and other similar factors, you may find it difficult to analyze the historical performance of those mortgaged properties. See “—Certain Mortgaged Properties May Have a Limited Operating History” below, and Annex A-1 to this prospectus supplement.

Certain Mortgaged Properties May Have a Limited Operating History

The mortgaged properties securing certain of the mortgage loans are newly constructed, recently opened, recently acquired and/or recently renovated to a substantial extent and, as such, have a limited operating history. We cannot assure you that any of the mortgaged properties, including the aforementioned mortgaged properties, will perform as anticipated. See “—Borrowers’ Recent Acquisition of the Mortgaged Properties Causes Uncertainty” and “Description of the Mortgage Pool—Other Matters” in this prospectus supplement. See also for loan purpose and certain historical operating information, Annex A-1, including the footnotes thereto, to this prospectus supplement, “Summaries of the Fifteen Largest Mortgage Loans—Walgreens Portfolio”, “—200 Kansas Street”, “—DS Services Portfolio”, “—Ontario Airport Tower”, “—Hanesbrands Industrial”, “—Cole Income NAV Portfolio” and “—SCORE Industrial Portfolio” in Annex A-3 to this prospectus supplement, and representation and warranty no. 39 on Annex C-1 to this prospectus supplement and the exceptions thereto on Annex C-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this prospectus supplement).

Risks Related to Construction, Redevelopment and Renovation at the Mortgaged Properties

Certain of the mortgaged properties are properties that are either completing initial construction, undergoing other renovation or redevelopment, or expected to undergo such renovation or redevelopment in the future, including, in the case of several hospitality properties, pursuant to property improvement plans required by the related franchisor. The existence of construction or renovation at a mortgaged property may make space unavailable to rent or may make the mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income.

To the extent applicable, we cannot assure you that any escrow or reserve collected will be sufficient to complete any current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents. In addition, in the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan. Additionally, we cannot assure you that any current or planned redevelopment, renovation or expansion will be completed, that such redevelopment, renovation or expansion will be completed in the time frame contemplated, or that, when and if redevelopment, renovation or expansion is completed, such redevelopment, renovation or expansion will improve the operations at, or increase the value of, the subject property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgage loan, which could affect the ability of the related borrower to repay amounts due under such mortgage loan. In the event the related borrower (or a tenant, if applicable) fails to pay the costs of work completed or material delivered in connection with ongoing redevelopment, renovation or expansion, the portion of the mortgaged property on which there is construction may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan. The existence of construction at a mortgaged property may make such mortgaged property less attractive to tenants or their customers or, in the case of hospitality properties may require that a portion of the mortgaged property not be used during that renovation and, accordingly, could have a negative effect on net operating income. See “Description of the Mortgage Pool—Other Matters” in this prospectus supplement and “Summaries of the Fifteen Largest Mortgage Loans—3 Columbus Circle”, “—University of Delaware Hotel Portfolio” and “—Hanesbrands Industrial” in Annex A-3 to this prospectus supplement. See also Annex A-1 to this prospectus supplement and the accompanying footnotes for additional information.

If the special servicer forecloses on behalf of the trust fund on a mortgaged property that is being redeveloped, renovated or expanded, pursuant to the REMIC provisions, the special servicer will only be permitted to arrange for completion of the redevelopment, renovation or expansion if more than 10% of the costs of construction were incurred at the time the default on the related mortgage loan became imminent. As a result, the trust fund may not realize as much proceeds upon disposition of a foreclosure property as it would if it were permitted to complete construction. See “—The Operation of a Mortgaged Property Following Foreclosure May Affect the Tax Status of the Trust Fund and May Adversely Affect Distributions on Your Certificates” in this prospectus supplement.

Risks of the Anticipated Repayment Date Loans

Certain of the mortgage loans included in the mortgage pool are subject to mortgage loan documents which provide that, on or after a certain date (referred to as the “anticipated repayment date”), if the related borrower has not repaid the related mortgage loan in full, any principal outstanding after that anticipated repayment date will accrue interest at an increased interest rate rather than the stated mortgage loan rate. Generally, from and after the anticipated repayment date, cash flow in excess of that required for debt service, the funding of reserves and certain budgeted or reasonable expenses with respect to the related mortgaged property will be applied toward the payment of principal (without payment of a yield maintenance charge) of the related mortgage loan until its principal balance has been reduced to zero. Although these provisions may create an incentive for the related borrower to repay the related mortgage loan in full on its anticipated repayment date, a substantial payment would be required and the borrower has no obligation to make any such payment. While interest at the initial mortgage rate continues to accrue and be payable on a current basis on each such mortgage loan after its anticipated repayment date, the payment of excess interest may be deferred and will be required to be paid, with interest (to the extent permitted under applicable law and the related mortgage loan documents), only after the outstanding principal balance of the related mortgage loan has been paid in full. Pursuant to the pooling and servicing agreement, upon payment in full, any excess interest that has been deferred, to the extent actually collected, will be paid to the holders of the Class V certificates, which are not offered by this prospectus supplement. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” in this prospectus supplement and “Summaries of the Fifteen Largest Mortgage Loans—University of Delaware Hotel Portfolio”, “—Hanesbrands Industrial” and “—Cole Income NAV Portfolio” in Annex A-3 to this prospectus supplement.

Converting Commercial Properties to Alternative Uses May Require Significant Expenses Which Could Reduce Distributions on Your Certificates; and Limited Adaptability for Other Uses May Substantially Lower the Liquidation Value of a Mortgaged Property

Some of the mortgaged properties securing mortgage loans in the trust may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. This is because:

●	converting commercial properties to alternate uses or converting single-tenant commercial properties to multi-tenant properties generally requires substantial capital expenditures; and

●	zoning, land use or other restrictions also may prevent alternative uses.

For example, mortgaged properties that are part of a condominium regime may not be readily convertible due to use and other restrictive covenants imposed by the condominium declaration and other related documents, especially in a situation where such mortgaged property does not represent the entire condominium regime. Additionally, any vacancy with respect to movie theater space and data centers would not easily be converted to other uses due to their unique construction requirements. In addition, converting self-storage, cold storage, data center, restaurant or manufactured housing community properties, fitness centers and other facilities related to physical fitness, parking garages or other specialty use space to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such mortgaged properties. Furthermore, certain mortgaged properties may be subject to certain use restrictions and/or low-income housing restrictions in order to remain eligible for low-income housing tax credits or governmental subsidized rental payments that could prevent the conversion of the mortgaged property to alternative uses.

Condominium interests in buildings and/or other improvements in some cases constitute less than a majority of such voting rights and result in the related borrower not having control of the related condominium or owners association. The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant impact on the related mortgage loans in the trust fund that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans. In addition, with respect to any such mortgage loan, there are certain circumstances when insurance proceeds must be used to repair and restore the related mortgaged property in accordance with the terms of the governing documents for the related condominium.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such a mortgaged property will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit. See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Condominium Structures” in this prospectus supplement.

Some of the mortgaged properties may have been designated as historic or landmark buildings or are located in areas designated as historic or landmark. Such properties may have restrictions related to renovations, construction or other restrictions and may not be permitted to be converted to alternative uses because of such restrictions. See “Description of the Mortgage Pool—Assessments of Property Value and Condition—Zoning and Building Code Compliance” in this prospectus supplement.

The liquidation value of a mortgaged property not readily convertible to an alternative use may be substantially less than would be the case if the mortgaged property were readily adaptable to other uses. If a mortgaged property of this type were liquidated and a lower liquidation value were obtained, less funds would be available for distributions on your certificates. See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Property Type Concentrations” in this prospectus supplement.

We Cannot Assure You That Any Upfront or Ongoing Deposits Made by a Borrower to Any Reserve in Respect of a Mortgaged Property Will Be Sufficient To Offset Any Cash Flow Shortfalls That May Occur at the Related Mortgaged Property

The borrowers under some of the mortgage loans made upfront deposits, and/or agreed to make ongoing deposits, to reserves for the payment of various anticipated or potential expenditures, such as (but not limited to) the costs of tenant improvements and leasing commissions and recommended immediate repairs. However, we cannot assure you that any such reserve will be sufficient for its intended purpose. We also cannot assure you that cash flow from the related mortgaged properties will be sufficient to fully fund any applicable ongoing monthly reserve requirements.

The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates

Many of the mortgage loans do not require the related borrower presently to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

If a Borrower is Unable To Repay Its Loan on Its Maturity Date or Anticipated Repayment Date, You May Experience a Loss or Delay in Distributions on Your Certificates

As described in this prospectus supplement, all of the mortgage loans (and any related companion loans) are balloon loans or ARD loans. All of the mortgage loans (other than loans that require interest-only payments for their entire term) have amortization schedules that are significantly longer than their respective terms and many of the mortgage loans require only payments of interest for part or all of their respective terms to maturity or anticipated repayment date, as applicable. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Amortization Characteristics” in this prospectus supplement. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date or anticipated repayment date of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment or ARD payment at maturity or on the anticipated repayment date and (ii) lead to increased losses for the trust either during the loan term or at maturity or such anticipated repayment date if the mortgage loan becomes a defaulted mortgage loan. The ability of a borrower to make the required balloon or ARD payment at maturity or on the anticipated repayment date depends upon its ability either to refinance the related mortgage loan (including any related companion loan(s)) or to sell the mortgaged property for an amount that is sufficient to repay the mortgage loan (including any related companion loan(s)) in full with interest. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial properties, which may fluctuate over time;

●	prevailing interest rates;

●	the fair market value of the related mortgaged property;

●	the borrower’s equity in the related mortgaged property;

●	the borrower’s financial condition;

●	the operating history and occupancy level of the mortgaged property;

●	tax laws; and

●	prevailing general and regional economic conditions.

See “Risk Factors—Balloon Payments on Mortgage Loans Result in Heightened Risk of Borrower Default” in the accompanying prospectus for additional risk factor considerations.

None of the mortgage loan sellers, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer to extend and modify mortgage loans (other than any non-serviced pari passu mortgage loan, each of which will be serviced pursuant to a separate pooling and servicing agreement) in a manner consistent with the servicing standard, subject to the limitations described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Modifications, Waivers, Amendments and Consents” in this prospectus supplement. We cannot assure you, however, that any extension or modification will increase the present value of recoveries in a given case. Any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, and any delay in collection of an ARD payment that would otherwise be distributable on your certificates, will likely extend the weighted average life of your certificates.

Neither the master servicer nor the special servicer will have the ability to extend or modify any non-serviced pari passu mortgage loan because each such non-serviced pari passu mortgage loan will be serviced by an other master servicer and an other special servicer pursuant to a separate pooling and servicing agreement which contains or is expected to contain provisions that are substantially similar in all material respects, but not necessarily identical to, the provisions of the pooling and servicing agreement for this transaction. Any delay in collection of a balloon payment that would otherwise be distributable in respect of a class of certificates, whether such delay is due to a borrower default or to modification of the related non-serviced pari passu mortgage loan by the other special servicer servicing such non-serviced pari passu mortgage loan, will likely extend the weighted average life of such class of certificates.

A Borrower’s Other Loans May Reduce the Cash Flow Available to the Mortgaged Property Which May Adversely Affect Distributions on Your Certificates; Mezzanine Financing Reduces a Principal’s Equity in, and Therefore Its Incentive to Support, a Mortgaged Property

The borrowers or their affiliates under some of the mortgage loans have incurred, or are permitted to incur in the future, other indebtedness that is secured by the related mortgaged properties or direct or indirect ownership interests in the borrower, including mezzanine indebtedness. In certain cases, the total additional debt on certain of the mortgage loans may not be supported by the underwritten cash flow from the mortgaged property. In addition, certain of the mortgage loans permit certain affiliates of the borrower to advance funds to other affiliates on an unsecured basis. See “Description of the Mortgage Pool—Subordinate and/or Other Financing” in this prospectus supplement.

Furthermore, the mortgage loans generally do not prohibit indebtedness that is secured by equipment or other personal property located at the mortgaged property, trade payables or other obligations in the ordinary course of business relating to the mortgaged property. See “Description of the Mortgage Pool—Subordinate and/or Other Financing” and Annex A-1 to this prospectus supplement. Except as described in that section and Annex A-1, we make no representation with respect to the mortgage loans as to whether any subordinate financing currently encumbers any mortgaged property, whether any borrower has incurred, or is permitted to incur in the future, material unsecured debt or whether a third-party holds debt secured by a pledge of an equity interest in a related borrower.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

In addition, in general, those borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents are not prohibited from incurring additional debt. Such additional debt may be secured by other property owned by those borrowers. Certain of these borrowers may have already incurred additional debt. In addition, the owners of such borrowers generally are not prohibited from incurring mezzanine debt secured by pledges of their equity interests in those borrowers.

Further, so-called “preferred equity” structures, where a special limited partner or member receives a preferred return in exchange for an infusion of capital, can present risks that resemble additional debt, including dilution of the sponsor’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return, and potential changes in the management of the mortgaged property.

When a mortgage loan borrower, or its constituent members, also has one or more other outstanding loans, even if the loans are pari passu or subordinated or are mezzanine loans or cooperative share loans such as those described above not directly secured by the mortgaged property or are unsecured loans or preferred equity obligations, the trust is subjected to additional risks. For example, the borrower may have difficulty servicing and repaying multiple loans or meeting its preferred equity obligations. Also, the existence of another loan or a preferred equity obligation generally will make it more difficult for the borrower to obtain refinancing of the mortgage loan or sell the related mortgaged property and may thus jeopardize the borrower’s ability to make any balloon payment due under the mortgage loan at maturity (or to repay an ARD loan on or near its anticipated repayment date). Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property. Debt that is incurred by an equity owner of a borrower and is the subject of a guaranty of such borrower or is secured by a pledge of the equity ownership interests in such borrower or a preferred equity obligation effectively reduces the equity owners’ economic stake in the related mortgaged property. While the mezzanine lender has no security interest in or rights to the related mortgaged property, a default under the mezzanine loan could cause a change in control of the related borrower. The existence of such debt or a preferred equity obligation may reduce cash flow on the related borrower’s mortgaged property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to suffer by not making capital infusions to support the mortgaged property.

Additionally, if the borrower, or its constituent members, is obligated to another lender, actions taken by such other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the trust fund. If a junior lender files an involuntary bankruptcy petition against the borrower, or the borrower files a voluntary bankruptcy petition to stay enforcement by a junior lender, the trust’s ability to foreclose on the mortgaged property will be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case. The bankruptcy of a junior lender also may operate to stay foreclosure by the trust.

Further, if another loan secured by the mortgaged property is in default, the other lender may foreclose on the mortgaged property, absent an agreement to the contrary, thereby causing a delay in payments and/or an involuntary repayment of the mortgage loan prior to maturity. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related litigation.

See “Description of the Mortgage Pool—Subordinate and/or Other Financing” and Annex A-1 to this prospectus supplement and see also representations and warranties no. 9 and no. 32 in Annex C-1 to this prospectus supplement and the exceptions thereto in Annex C-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this prospectus supplement). See also “Summaries of the Fifteen Largest Mortgage Loans—3 Columbus Circle”, “—Walgreens Portfolio”, “—One Monument Place”, “—University of Delaware Hotel Portfolio”, “—DS Services Portfolio”, “—Hanesbrands Industrial” and “—Bella Luna / San Lucas” in Annex A-3 to this prospectus supplement.

Litigation Arising Out of Ordinary Business or Other Activities of the Borrowers, Borrower Principals, Sponsors and Managers Could Adversely Affect Distributions on Your Certificates

There may be pending or threatened legal proceedings against the borrowers, the borrower principals, the sponsors and the managers of the mortgaged properties securing the mortgage loans and/or their respective affiliates arising out of their ordinary course of business. Some disputes may result in liability to a borrower which may have a negative impact on a borrower’s financial condition or ability to perform its obligations under the related mortgage loan documents or may distract executive management of a property manager and negatively impact their ability to effectively manage the related mortgaged property. We cannot assure you that any such litigation would not have a material adverse effect on your certificates.

Additionally there may be past, pending or threatened litigation against a borrower, borrower principal, sponsor or manager of a mortgaged property securing the mortgage loans and/or their respective affiliates due to activities unrelated to the mortgaged property.

We cannot assure you that such past, pending or future litigation or the related circumstances would not have a material adverse effect on your certificates.

See “Description of the Mortgage Pool—Litigation Considerations” in this prospectus supplement for additional information regarding certain litigation affecting the mortgaged properties and the related borrowers, sponsors, managers and their respective affiliates, and see also representation and warranty no. 15 in Annex C-1 to this prospectus supplement and the exceptions thereto in Annex C-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this prospectus supplement).

Bankruptcy Proceedings Relating to a Borrower Can Result in Dissolution of the Borrower and the Acceleration of the Related Mortgage Loan and Can Otherwise Impair Repayment of the Related Mortgage Loan

Under the U.S. bankruptcy code, the filing of a bankruptcy petition by or against a borrower will stay the commencement or continuation of a foreclosure action or any deficiency judgment proceeding. In addition, if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the amount of secured indebtedness may be reduced to the then-current value of the mortgaged property. The lender would become a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. If it otherwise meets the criteria for confirmation established by the U.S. bankruptcy code, a plan of reorganization may:

●	permit a debtor to cure existing defaults and reinstate a mortgage loan;

●	reduce monthly payments due under a mortgage loan;

●	change the rate of interest due on a mortgage loan; or

●	otherwise alter the mortgage loan’s repayment schedule.

Additionally, the trustee of the borrower’s bankruptcy or the borrower, as debtor-in-possession, has special powers to avoid, subordinate or disallow certain debts, liens or other transfers. The claims of the mortgage lender may also be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

The filing of a bankruptcy petition will stay the lender from enforcing a borrower’s assignment of rents and leases. The U.S. bankruptcy code also may interfere with the trustee’s ability to enforce any lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or reduce the lender’s receipt of rents. A bankruptcy court may also permit rents otherwise subject to an assignment and/or lockbox arrangement to be used by the borrower to maintain the mortgaged property or for other court authorized expenses.

In addition, the filing of a bankruptcy petition by or with respect to a third party may adversely affect a secured lender’s rights. For example, the filing of a petition by or on behalf of a junior mortgage lien holder may stay the senior mortgage lender from taking action to foreclose out such junior lien. At a minimum, the senior mortgage lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay applicable to such junior mortgage lien holder. Also, the junior lender may vote in the bankruptcy case of the borrower in favor of borrower’s plan of reorganization modifying the rights of the senior lender. Therefore, the existence of a second mortgage on a mortgaged property may adversely affect the interests of the certificateholders in the event of the filing of a petition by or on behalf of a related borrower or a junior lender. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Voluntary Prepayment and Defeasance Provisions—Other Prepayment Provisions” in this prospectus supplement.

Certain mortgage loans have a borrower or borrower sponsors or affiliates of borrower sponsors that have previously availed themselves or are affiliated with entities that have previously availed themselves of their rights under applicable bankruptcy laws. We cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in this prospectus supplement for additional information on certain mortgage loans in the trust. See also representation and warranty no. 42 on Annex C-1 to this prospectus supplement and the exceptions thereto on Annex C-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this prospectus supplement).

As a result of the foregoing, the recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

The mortgage pool includes some groups of mortgage loans where the mortgage loans in the particular group are not cross-collateralized or cross-defaulted but were made to borrowers related through common ownership of partnership or other equity interests and where, in general, the related mortgaged properties are commonly managed. See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool— Cross-Collateralized Mortgage Loans; Multi-Property Mortgage Loans; Mortgage Loans with Affiliated Borrowers” in this prospectus supplement. The bankruptcy or insolvency of any such borrower or respective affiliate could have an adverse effect on the operation of all of the related mortgaged properties and on the ability of such related mortgaged properties to produce sufficient cash flow to make required payments on the related mortgage loans. For example, if a person that owns or controls several mortgaged properties experiences financial difficulty at one such property, it could defer maintenance at one or more other mortgaged properties in order to satisfy current expenses with respect to the mortgaged property experiencing financial difficulty, or it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all the related mortgage loans.

As a result of the foregoing, the recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

A number of the borrowers under the mortgage loans are limited or general partnerships. Under some circumstances, the bankruptcy of a general partner of the partnership may result in the dissolution of that partnership. The dissolution of a borrower partnership, the winding up of its affairs and the distribution of its assets could result in an early repayment of the related mortgage loan.

With respect to certain of the mortgage loans, the borrowers may own the related mortgaged property as tenants-in-common. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common for all mortgage loans are special purpose entities. See “—Tenancies in Common May Hinder Recovery” and “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Property Type Concentrations” and “—Tenancies in Common” in this prospectus supplement.

Mortgage Loans With Borrowers That Are Not Bankruptcy Remote Entities or That Do Not Have Non-Recourse Carveout Guarantees May Be More Likely To File Bankruptcy Petitions or Take Other Actions That May Adversely Affect Distributions on Your Certificates

While many of the borrowers under the mortgage loans have agreed to certain special purpose covenants to limit the bankruptcy risk arising from activities unrelated to the operation of the mortgaged property, some borrowers under the mortgage loans are not special purpose entities. Additionally, most borrowers under the mortgage loans and their owners do not have an independent director whose consent would be required to file a bankruptcy petition on behalf of such borrower. One of the purposes of an independent director is to avoid a bankruptcy petition filing that is intended solely to benefit a borrower’s affiliate and is not justified by the borrower’s own economic circumstances.

Additionally, it is common for non-recourse mortgage loans to provide for certain carveouts to the non-recourse provisions, such as for fraud and other bad acts. Often, an individual or entity separate from the related borrower will provide a guaranty of payment with respect to the non-recourse carveouts. However, some mortgage loans included in the trust do not have separate guarantors for non-recourse carveouts or have separate guarantors only for very limited non-recourse carveouts. In addition, with respect to those mortgage loans with separate non-recourse carveout guarantors, many of such guarantors are also guarantors (and in some cases, non-recourse carveout guarantors) with respect to mortgage loans that are not included in the mortgage pool and some of such guarantors may have limited assets and/or liquidity relative to amounts due or potentially due under the related mortgage loan. In other cases, the recourse liability may be limited to an amount less (and in some instances significantly less) than the outstanding principal balance of the related mortgage loan. For information regarding such limitations with respect to the fifteen largest mortgage loans, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Non-Recourse Obligations” in this prospectus supplement. See representation and warranty no. 28 in Annex C-1 to this prospectus supplement and the exceptions thereto in Annex C-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this prospectus supplement).

One of the purposes of having a separate guarantor for non-recourse carveouts that is liable in the event certain actions are taken with respect to a mortgage loan or the related mortgaged property by the related borrower or guarantor is to limit the likelihood the borrower or guarantor will inappropriately utilize bankruptcy petitions to avoid actions against the related mortgaged property. In addition, having a separate non-recourse carveout guarantor may also limit the likelihood of other bad acts (which may include fraud) by the borrower or guarantor.

Furthermore, non-consolidation opinions were generally not obtained in connection with the origination of mortgage loans with original principal balances of $30 million or less. See also representation and warranty no. 33 in Annex C-1 to this prospectus supplement and the exceptions thereto in Annex C-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this prospectus supplement).

Prior Bankruptcies or Other Proceedings May Be Relevant to Future Performance

We cannot assure you that any borrower, or any principal of a borrower, has not been a party to bankruptcy proceedings, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings, in the past or that certain principals have not been equity owners in other mortgaged properties that have been subject to foreclosure proceedings. In addition, with respect to certain mortgaged properties there have been pending or threatened foreclosure proceedings or other material proceedings of the borrowers, the borrower principals and the managers of the mortgaged properties securing the mortgage loans and/or their respective affiliates.

Certain principals of the borrowers under the mortgage loans have previously sponsored real estate projects that became the subject of foreclosure proceedings or a deed-in-lieu of foreclosure, and certain of the mortgage loans have refinanced a prior loan secured by the related mortgaged property which prior loan was the subject of a discounted payoff, short sale or other restructuring. If a borrower or a principal of a borrower has been a party to such a proceeding or transaction in the past, we cannot also assure you that the borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, in bankruptcy or otherwise, in the event of an action or threatened action by the mortgagee or its servicer to enforce the related mortgage loan documents, or that the borrower or principal will otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any foreclosure proceedings or other material proceedings, if one were to occur, will not have a material adverse effect on your investment.

In addition, certain of the mortgage loans have sponsors that have previously filed bankruptcy, which in some cases may have involved the same mortgaged property that currently secures the mortgage loan. In each case, the related entity or person has emerged from bankruptcy. However, we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents.

See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in this prospectus supplement.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan (or loan combination) will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan (or loan combination) may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan (or loan combination) is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

The mortgage loans generally contain a “due-on-sale” clause that, with certain exceptions, permits the holder of the mortgage to accelerate the maturity of the related mortgage loan if the borrower sells or otherwise transfers the related mortgaged property or that prohibits the borrower from doing so without the consent of the holder of the mortgage. However, the enforceability of such clauses may be limited under applicable law. In addition, many of the mortgage loans entitle the related borrower or direct or indirect equity holders of the related borrower to enter into assignments and assumptions or transfers of the related mortgaged property or such equity interests in the related borrower, subject to the satisfaction of specified conditions or the lender’s reasonable approval of the transferee. The special servicer (or, in the case of a non-serviced pari passu mortgage loan serviced under another pooling and servicing agreement, the master servicer or special servicer under such pooling and servicing agreement) generally will have authority to determine whether to waive any violation of a due-on-sale or due-on-encumbrance provision or to approve any borrower request for consent to an assignment and assumption of the mortgage loan or a transfer of interests in a borrower. For these reasons, we cannot assure you that the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates.

Provisions Requiring Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions May Not Be Enforceable

Provisions in the mortgage loan documents requiring yield maintenance charges, prepayment premiums or lock-out periods may not be enforceable in some states and under federal bankruptcy law. Provisions in the mortgage loan documents requiring yield maintenance charges or prepayment premiums also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay any yield maintenance charge or prepayment premium under a mortgage loan will be enforceable. Also, we cannot assure you that foreclosure proceeds under a mortgage loan will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions in the mortgage loan documents related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

Further, certain loans may permit variations in the mechanics of defeasance transactions that create risk. With respect to certain of the mortgage loans, the related borrower may be permitted to deliver a certificate as to the adequacy of defeasance collateral from parties other than a recognized public accounting firm, and may not be required to obtain a rating agency confirmation in connection with the defeasance.

Substitution of Mortgaged Properties and Debt Severance Provisions May Lead to Increased Risks

Certain of the mortgage loans permit the related borrowers to substitute other similar properties in place of one or more of the mortgaged properties currently securing such mortgage loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Voluntary Prepayment and Defeasance Provisions—Partial Release and/or Partial Defeasance and/or Substitution” and “—Certain Characteristics of the Mortgage Pool— Cross-Collateralized Mortgage Loans; Multi-Property Mortgage Loans; Mortgage Loans with Affiliated Borrowers” in this prospectus supplement.

If a mortgage loan allows substitution of real estate collateral, the different characteristics of any substitute properties (such as location) may adversely affect the performance of the related mortgage loan, notwithstanding the substitution criteria that the replacement properties were required to satisfy at the dates of substitution. See “Summaries of the Fifteen Largest Mortgage Loans—Walgreens Portfolio” and “—DS Services Portfolio” in Annex A-3 to this prospectus supplement.

If a multi-property mortgage loan or cross-collateralized group of mortgage loans allows termination of the cross-collateralization provisions, the fully severed loans may not perform as well after the termination as the aggregate indebtedness might have performed had all the properties continued to secure the aggregate indebtedness, notwithstanding the criteria that the properties were required to satisfy as a condition to the termination.

Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any mortgage loan:

●	a title insurer will have the ability to pay title insurance claims made upon it;

●	the title insurer will maintain its present financial strength; or

●	a title insurer will not contest claims made upon it.

Certain of the mortgaged properties are either completing initial construction or undergoing renovation or redevelopment. Under such circumstances, there may be limitations to the amount of coverage or other exceptions to coverage that could adversely affect the Trust if losses are suffered. See “Risks Related to Construction, Redevelopment and Renovation at the Mortgaged Properties” and “Description of the Mortgage Pool—Other Matters” in this prospectus supplement, and “Summaries of the Fifteen Largest Mortgage Loans—Hanesbrands Industrial” in Annex A-3 to this prospectus supplement.

Increases in Real Estate Taxes May Reduce Net Operating Income

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government program of “payment in lieu of taxes” programs or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, or if the benefits thereunder were reduced, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan. See “Description of the Mortgage Pool—Other Matters” in this prospectus supplement.

Mortgaged Properties That Are Not in Compliance with Zoning and Building Code Requirements and Use Restrictions Could Adversely Affect Distributions on Your Certificates

Noncompliance with zoning and building codes may cause the borrower with respect to any mortgage loan to experience cash flow delays and shortfalls that would reduce or delay the amount of proceeds available for distributions on your certificates. The mortgage loan sellers have taken steps to establish that the use and operation of the mortgaged properties securing the mortgage loans are in compliance in all material respects with all applicable zoning, land-use and building ordinances, rules, regulations, and orders. Evidence of this compliance may be in the form of legal opinions, zoning consultants’ reports, information set forth in the related appraisal, confirmations from government officials, title policy endorsements and/or representations by the related borrower in the related mortgage loan documents. These steps may not have revealed all possible violations.

Some violations of zoning, land use and building regulations may be known to exist at any particular mortgaged property, but the mortgage loan sellers generally do not consider those defects known to them to be material or have obtained title policy endorsements and/or law and ordinance insurance to mitigate the risks of loss associated with any material violation or noncompliance. In some cases, the use, operation and/or structure of a mortgaged property constitutes a permitted nonconforming use and/or structure as a result of changes in zoning laws after such mortgaged properties were constructed or for other reasons, and the structure may not be rebuilt to its current state or be used for its current purpose if a material casualty event occurs. Insurance proceeds may not be sufficient to pay the related mortgage loan in full if a material casualty event were to occur, or the mortgaged property, as rebuilt for a conforming use and/or structure, may not generate sufficient income to service the related mortgage loan and the value of the mortgaged property or its revenue producing potential may not be the same as it was before the casualty. Any potential loss in income will not be covered by law and ordinance insurance. See “Description of the Mortgage Pool—Assessments of Property Value and Condition—Zoning and Building Code Compliance” in this prospectus supplement. If a mortgaged property could not be rebuilt to its current state or its current use were no longer permitted due to building violations or changes in zoning or other regulations, then the borrower might experience cash flow delays and shortfalls or be subject to penalties that would reduce or delay the amount of proceeds available for distributions on your certificates.

In addition, certain mortgaged properties may be subject to zoning, land-use or building restrictions in the future. Mortgaged properties that do not conform to zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures.” The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. Further, uses currently permitted under a zoning ordinance may be subject to “sunset” provisions that either require future approval to be continued or prohibit the use altogether after a specified period of time. Typically, no compensation is available to the landowner either from the related jurisdiction or from any insurance proceeds when a use is discontinued in such a manner. See “Description of the Mortgage Pool—Assessments of Property Value and Condition—Zoning and Building Code Compliance” and “—Other Matters” in this prospectus supplement, and see also representation and warranty no. 26 in Annex C-1 to this prospectus supplement and the exceptions thereto in Annex C-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this prospectus supplement).

Additionally, certain mortgaged properties may have been designated as historic or landmark buildings or may be located in areas designated as historic or landmark or may be subject to conservation restrictions to protect local flora or fauna. Such properties may have restrictions related to renovations, construction or other restrictions. See “Description of the Mortgage Pool—Assessments of Property Value and Condition—Zoning and Building Code Compliance” in this prospectus supplement.

Certain mortgaged properties may be subject to use restrictions pursuant to reciprocal easement or operating agreements. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, signs and common area use, and limitations on the borrower’s right to certain types of facilities within a prescribed radius, among other things. These limitations could adversely affect the ability of the borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loans.

Condemnations With Respect to Mortgaged Properties Could Adversely Affect Distributions on Your Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. We cannot assure you that the proceeds payable in connection with a total condemnation will be sufficient to restore the subject mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of the affected mortgaged property, or on an affected borrower’s ability to meet its obligations under the related mortgage loan. In addition, in some cases, particularly involving single-tenant mortgaged properties or mortgaged properties consisting of one or more (but less than all) of the condominium units in a building subject to a condominium declaration, if a condemnation award is not entirely applied to restore the related mortgaged property following a partial taking, or if there is a complete taking of the related mortgaged property, the resulting condemnation award may need to be shared between an affected tenant and the applicable borrower/landlord or among the condominium unit owners, thereby reducing the portion of such proceeds available to pay the related mortgage loan. Similarly, in some cases involving ground leases, if a condemnation award is not entirely applied to the related mortgaged property, the resulting condemnation award may need to be shared between the affected lessor and the borrower/lessee, thereby reducing the portion of such proceeds available to pay the related leasehold mortgage loan. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon the distributions on your certificates. See “Description of the Mortgage Pool—Other Matters” in this prospectus supplement, and see also representation and warranty no. 14 in Annex C-1 to this prospectus supplement and the exceptions thereto in Annex C-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this prospectus supplement)

The Absence of or Inadequacy of Insurance Coverage on the Property May Adversely Affect Distributions on Your Certificates

The mortgaged properties securing the mortgage loans may suffer casualty losses due to risks (including acts of terrorism) that are not covered by insurance or for which insurance coverage is not adequate or available at commercially reasonable rates or has otherwise been contractually limited by the related mortgage loan documents. Each borrower is required to maintain insurance coverage in respect of the related mortgaged property in amounts and from providers satisfying certain requirements, each as provided for in the related mortgage loan documents. Some of these policies may not cover any physical damage resulting from, among other things, war, revolution, or nuclear, biological or chemical materials. In addition, even if a type of loss is covered by the insurance policies required to be in place at the related mortgaged property, the mortgaged property may suffer losses for which the insurance coverage is inadequate. For example, in the case where terrorism coverage is included under a policy, if the terrorist attack is, for example, nuclear, biological or chemical in nature, the policy may include an exclusion that precludes coverage for such terrorist attack. Moreover, if reconstruction or major repairs are required following a casualty, changes in laws that have occurred since the time of original construction may materially impair the borrower’s ability to effect such reconstruction or major repairs or may materially increase the cost thereof.

Some of the mortgaged properties securing the mortgage loans are located in coastal areas (including southeastern coastal states), which areas have historically been at greater risk of acts of nature, including fire, earthquakes, hurricanes and floods. The mortgage loans generally do not expressly require borrowers to maintain insurance coverage for earthquakes, hurricanes or floods and we cannot assure you that borrowers will attempt or be able to obtain adequate insurance against such risks.

Following the September 11, 2001 terrorist attacks in the New York City area and Washington, D.C. area, many reinsurance companies (which assume some of the risk of policies sold by primary insurers) eliminated coverage for acts of terrorism from their reinsurance policies. Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of the deductible for acts of terrorism or charge higher premiums for such coverage. In order to offset this risk, Congress passed the Terrorism Risk Insurance Act of 2002, which established the Terrorism Insurance Program. On December 26, 2007, the Terrorism Insurance Program was extended and amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and was reauthorized and amended on January 12, 2015 until December 31, 2020 under the Terrorism Risk Insurance Program Reauthorization Act of 2015.

The Terrorism Insurance Program is administered by the Secretary of the Treasury and provides some financial assistance from the United States government to insurers in the event of another terrorist attack that results in an insurance claim. The program applies to United States risks only and to acts that are committed by an individual or individuals as an effort to influence or coerce United States civilians or the United States government. The Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015, requires an investigation by the Comptroller General to study the availability and affordability of insurance coverage for nuclear, biological, chemical and radiological attacks.

In addition, no compensation is payable under the Terrorism Insurance Program unless the aggregate industry losses relating to such act of terror exceed a specified threshold, which is $100 million in 2015, subject to annual $20 million increases until the threshold is equal to $200 million. As a result, unless the borrowers obtain separate coverage for events that do not meet these thresholds (which coverage may not be required by the respective mortgage loan documents and may not otherwise be obtainable), such events would not be covered.

Under the Terrorism Insurance Program, the federal share of compensation will be equal to 85% in 2015, subject to annual decreases of 1% until equal to 80%, of the portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year (which insurer deductible was fixed by the Terrorism Risk Insurance Program Reauthorization Act of 2007 at 20% of an insurer’s direct earned premium for any program year). The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will be liable for any amount that exceeds this cap). An insurer that has paid its deductible is not liable for the payment of any portion of total annual United States wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts.

Some of the mortgage loans do not require the related borrower to maintain terrorism insurance. In addition, most of the mortgage loans contain limitations on the related borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrower maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrower is not required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015, is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015. See the “Summaries of the Fifteen Largest Mortgage Loans” attached as Annex A-3 to this prospectus supplement for a summary of the terrorism insurance requirements under each of the 10 largest mortgage loans. See also representation and warranty no. 31 in Annex C-1 and the exceptions thereto in Annex C-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this prospectus supplement).

If the Terrorism Risk Insurance Program Reauthorization Act of 2015 is not renewed prior to its expiration, premiums for terrorism insurance coverage will likely increase and/or the terms of such insurance may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance. We cannot assure you that the Terrorism Insurance Program will create any long-term changes in the availability and cost of insuring terrorism risks. In addition, we cannot assure you that terrorism insurance or the Terrorism Insurance Program will be available or provide sufficient protection against risks of loss on the mortgaged properties resulting from acts of terrorism or that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2015, may have a material effect on the availability of federal assistance in the terrorism insurance market. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Some of the mortgaged properties securing the mortgage loans are covered by blanket insurance policies which also cover other properties of the related borrower or its affiliates. If such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies may thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks. In addition, with respect to some of the mortgaged properties, a tenant, an affiliate of the related borrower or other third party is permitted to satisfy the insurance requirements under the related mortgage loan documents or to self-insure. To the extent that insurance coverage relies on self-insurance, there is risk that the “insurer” will not be willing or have the financial ability to satisfy the claim when a loss occurs. Additionally, the risk of blanket or self-insurance can be aggravated if affiliated borrowers under multiple mortgage loans in the trust are covered under the same self-insurance or blanket policy. See also representation and warranty nos. 18 and 31 in Annex C-1 and the exceptions thereto in Annex C-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this prospectus supplement).

Environmental Conditions at the Mortgaged Properties May Subject the Trust Fund to Liability Under Federal and State Laws, Reducing the Value and Cash Flow of the Mortgaged Properties, Which May Result in Reduced Distributions on Your Offered Certificates

The trust fund could become liable under certain circumstances for a material adverse environmental condition at any of the mortgaged properties securing the mortgage loans. Any potential environmental liability could reduce or delay distributions on the offered certificates.

Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to such property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, certain laws impose liability for release of asbestos-containing materials into the air or require the removal or containment of asbestos-containing materials. In some states, contamination of a property may give rise to a lien on the property to assure payment of the costs of cleanup. In some states, this lien has priority over the lien of a pre-existing mortgage. Additionally, third parties may seek recovery from owners or operators of real properties for cleanup costs, property damage or personal injury associated with releases of, or other exposure to, hazardous substances related to the properties.

The owner’s liability for any required remediation generally is not limited by law and could, accordingly, exceed the value of the property and/or the aggregate assets of the owner. The presence of hazardous or toxic substances also may adversely affect the owner’s ability to refinance the property or to sell the property to a third party. The presence of, or strong potential for contamination by, hazardous substances consequently can have a materially adverse effect on the value of the property and a borrower’s ability to repay its mortgage loan.

In addition, under certain circumstances, a lender (such as the trust) could be liable for the costs of responding to an environmental hazard.

Each of the mortgaged properties securing any mortgage loan have been subject to a Phase I environmental site assessment by a third-party consultant, or in some cases an update of a previous assessment or transaction screen, in connection with the origination of the mortgage loans. None of the environmental assessments of the mortgaged properties in the trust was more than nine (9) months old as of the cut-off date. In some cases, a Phase II environmental site assessment was also performed or recommended. In certain cases, gas stations operate or previously operated at Mortgaged Properties or on third-party properties adjacent to the Mortgaged Properties, and the related environmental site assessments concluded that such gas stations and their underground storage tanks are not significant concerns for reasons including but not limited to no identified past or present spills or other releases, regulatory closure achieved for past spills or releases, and direction of hydraulic gradient. In certain cases, these assessments revealed conditions that resulted in requirements that the related borrowers establish operations and maintenance plans, monitor the mortgaged property or nearby properties, abate or remediate the condition, and/or provide additional security such as letters of credit, reserves, a secured creditor impaired property policy, environmental insurance policy or pollution legal liability environmental impairment policy or environmental indemnification. In certain cases, recommended Phase II environmental site assessments were not performed and reserves or insurance policies were obtained in lieu thereof or the related lender otherwise determined not to have the Phase II environmental site assessment performed. Additionally, certain of the mortgaged properties have had recognized environmental conditions for which remediation has previously occurred or ongoing remediation or monitoring is still continuing.

In addition, with respect to certain of the mortgaged properties, the related environmental site assessment may have recommended no further action where (i) underground storage tanks had been removed with no contamination found, abandoned on-site in accordance with state and municipal regulations and/or were issued regulatory closure, (ii) former gas stations or dry cleaning facilities had resulted in soil and/or groundwater contamination that received regulatory closure based on completion of remediation or of a determination of low environmental risk, (iii) contaminants were determined to exist for other reasons, but regulatory closure was ultimately issued, or (iv) nearby third-party contamination sites were not likely to impact the mortgaged properties.

In certain cases where the environmental consultant recommended that action be taken in respect of a materially adverse or potentially material adverse environmental condition at the related mortgaged property, then:

●	an environmental consultant investigated those conditions and recommended no further investigations or remediation; or

●	a responsible third party was identified as being responsible for the remediation; or

●	the related originator of the mortgage loan generally required the related borrower:

(a)	to take investigative and/or remedial action (which may have included obtaining a Phase II environmental assessment); or

(b)
to carry out an operation and maintenance plan or other specific remedial measures post-closing and/or to establish an escrow reserve in an amount estimated to be sufficient for effecting that investigation, plan and/or the remediation; or

(c)
to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related mortgage loan documents or by the environmental consultant; or

(d)	to obtain or seek a letter from the applicable regulatory authority stating that no further action was required; or

(e)
to obtain environmental insurance (in the form of a secured creditor impaired property policy or other form of environmental insurance) or provide an indemnity or guaranty from an individual or an entity (which may include the related loan sponsor).

In many cases, the environmental assessments described above identified the presence or likely presence of asbestos-containing materials, lead-based paint, mold, radon and/or other contaminants. Where certain levels of asbestos-containing materials, lead-based paint or mold were present above actionable levels, the environmental consultant generally recommended, and the related mortgage loan documents generally required the continuation or the establishment of an operation and maintenance plan to address the issue, or the implementation of a remediation or mitigation program to address the issue.

See “Description of the Mortgage Pool—Assessments of Property Value and Condition—Environmental Assessments” in this prospectus supplement and see also representation and warranty no. 43 in Annex C-1 to this prospectus supplement and the exceptions thereto in Annex C-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this prospectus supplement) for additional information regarding certain environmental concerns impacting the mortgaged properties.

In general, different types of environmental liability insurance policies provide coverage with respect to a mortgage loan for one or more of the following losses, subject to the applicable coverage limits and deductibles, and further subject to each policy’s conditions and exclusions:

●
if during the term of some types of lender environmental policies, the borrower defaults under its mortgage loan and adverse environmental conditions exist at levels above legal limits on the related underlying real property, the insurer will indemnify the insured for an amount (in some cases capped at remediation costs) equal to the outstanding principal balance (or, in some cases, a lesser specified amount) of the related mortgage loan on the date of the default, together with accrued interest from the date of default (or, in some cases, the date that the default is reported to the insurer) until the date that the outstanding principal balance is paid; or

●
if the insured becomes legally obligated to pay as a result of a claim first made against the insured and reported to the insurer during the term of a policy, for bodily injury, property damage or clean-up costs resulting from adverse environmental conditions on, under or emanating from the underlying real property, the insurer will pay the lesser of a specified amount and the amount of that claim; or

●
if the insured enforces the related mortgage loan, the insurer will thereafter pay the lesser of a specified amount and the amount of the legally required clean-up costs for adverse environmental conditions at levels above legal limits which exist on or under the acquired underlying real property, provided that the appropriate party reported those conditions to the government in accordance with applicable law.

Environmental liability insurance policies do not cover adverse environmental conditions that the insured first became aware of before the term of the policy unless those conditions were disclosed to the insurer before the policy was issued. In some cases, policies exclude coverage for known conditions even if disclosed.

Environmental liability policies may contain additional limitations and exclusions, including, but not limited to, exclusions from coverage for mold or other microbial contamination, asbestos and lead-based paint, coverages that are less than the related loan amount or policy durations which do not extend to or beyond the maturity of the related loan.

Some borrowers under the mortgage loans may not have satisfied or may not satisfy all post-closing obligations required by the related mortgage loan documents with respect to environmental matters. We cannot assure you that recommended operations and maintenance plans have been implemented or will continue to be complied with.

In some cases, the environmental consultant did not recommend that any action be taken by the related borrower with respect to a potential adverse environmental condition at a mortgaged property because a responsible party, other than the related borrower, had been identified with respect to that condition. We cannot assure you, however, that such a responsible party will be willing or financially able to address the subject condition.

In addition, certain properties may be undergoing ongoing monitoring in connection with past remediation or low levels of contamination.

In some cases, there is no guarantor or indemnitor separate from the related borrower that is responsible for breaches of environmental covenants and/or representations.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

●	future laws, ordinances or regulations will not impose any material environmental liability; or

●
the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

Portions of some of the mortgaged properties securing the mortgage loans include tenants who operate, or in the past operated, on-site dry-cleaners, automotive service centers, gasoline stations or oil wells. These types of operations involve the use and storage of hazardous substances, leading to an increased risk of liability to the tenant, the landowner and, under certain circumstances, a lender (such as the trust) under environmental laws. Dry-cleaners, automotive service centers and gasoline station operators may be required to obtain various environmental permits and licenses in connection with their operations and activities and comply with various environmental laws, including those governing the use and storage of hazardous substances. These operations incur ongoing costs to comply with environmental laws governing, among other things, containment systems and underground storage tank systems. In addition, any liability to borrowers under environmental laws, including in connection with releases into the environment of gasoline, dry-cleaning solvents, crude oil or other hazardous substances from underground storage tank systems or otherwise, could adversely impact the related borrower’s ability to repay the related mortgage loan.

Problems associated with mold may pose risks to the real property and may also be the basis for personal injury claims against a borrower. Although the mortgaged properties are required to be inspected periodically, there is no set of generally accepted standards for the assessment of mold currently in place. If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and remediation expenses which could adversely impact collections from a mortgaged property. In addition, many of the insurance policies presently covering the mortgaged properties may specifically exclude losses due to mold.

Before the special servicer acquires title to a mortgaged property on behalf of the trust, it must obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment. This requirement will decrease the likelihood that the trust will become liable under any environmental law. However, this requirement may effectively preclude foreclosure until a satisfactory environmental assessment is obtained, or until any required remedial action is thereafter taken. There is accordingly some risk that the mortgaged property will decline in value while this assessment or remedial action is being obtained. Moreover, we cannot assure you that this requirement will effectively insulate the trust from potential liability under environmental laws. Any such potential liability could reduce or delay distributions to certificateholders.

Property Inspections and Engineering Reports May Not Reflect All Conditions That Require Repair on a Mortgaged Property

Licensed engineers or consultants generally inspected the related mortgaged properties (unless improvements are not part of the mortgaged property) and, in most cases, prepared engineering reports in connection with the origination of the mortgage loans or with this offering to assess items such as structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. In those cases where a material condition was disclosed, such condition generally has been or is generally required to be remedied to the mortgagee’s satisfaction, or funds or a letter of credit as deemed necessary by the related mortgage loan seller or the related engineer or consultant have been reserved to remedy the material condition. Neither we nor any of the mortgage loan sellers conducted any additional property inspections in connection with the issuance of the certificates. An engineering report or site inspection represents only an analysis of the individual consultant, engineer or inspector at the time of such report and may not reveal all necessary or desirable repairs, maintenance or capital improvement items.

Appraisals May Not Accurately Reflect the Value of the Mortgaged Properties

In general, in connection with the origination of each mortgage loan or in connection with this offering, an appraisal was conducted in respect of the related mortgaged property by an independent appraiser that was state-certified and/or a member of the Appraisal Institute or an update of an existing appraisal was obtained. The resulting estimates of value are the basis of the cut-off date loan-to-value ratios referred to in this prospectus supplement. Those estimates represent the analysis and opinion of the person performing the appraisal or market analysis and are not guarantees of present or future values. The appraiser may have reached a different conclusion of value than the conclusion that would be reached by a different appraiser appraising the same property, or that would have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. Moreover, the values of the mortgaged properties securing the mortgage loans may have changed significantly since the appraisal or market study was performed. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. The estimates of value reflected in the appraisals and the related loan-to-value ratios are presented for illustrative purposes only on Annex A-1 and Annex A-2 to this prospectus supplement. In each case, the estimate presented is the one set forth in the most recent appraisal available to us as of the cut-off date, although we generally have not obtained updates to the appraisals. We cannot assure you that the appraised values indicated accurately reflect past, present or future market values of the mortgaged properties securing the mortgage loans. We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties. An appraisal represents only the analysis of the individual appraiser at the time of the appraisal report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. If the related appraisal is not current, there is the additional risk that events or conditions subsequent to the date of the appraisal may adversely affect the market value of the mortgaged property. See representation and warranty no. 45 in Annex C-1 and the exceptions thereto in Annex C-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this prospectus supplement) for additional information regarding the appraisals for the mortgaged properties.

In some cases, the appraisal obtained by the applicable originator presents both an “as-is” valuation and any of an “as-renovated”, “as-completed”, “hypothetical as-completed” or “as-stabilized” valuation, the latter three of which are based on the assumption that certain events will occur with respect to the construction, re-tenanting, renovation or other repositioning of such properties. All relevant loan-to-value information presented in this prospectus supplement (except in the case of the mortgaged properties identified on Annex A-1 to this prospectus supplement as Hilton Albany, Hanesbrands Industrial and Best Western Fountainview, securing approximately 3.2%, 2.2% and 0.7%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, as to which the “as-completed” or “hypothetical as-completed” valuation in the related appraisal has been used) is based on an “as-is” valuation. See the footnotes to Annex A-1 to this prospectus supplement and the definition of “Appraised Value” in Annex B to this prospectus supplement.

Debt Service Coverage Ratio and Net Cash Flow Information Is Based on Numerous Assumptions

As described in Annex B to this prospectus supplement, underwritten net cash flow means cash flow adjusted based on a number of assumptions used by the mortgage loan sellers. No representation is made that the underwritten net cash flow set forth in this prospectus supplement as of the cut-off date or any other date represents actual future net cash flows or the actual numbers utilized by the related mortgage loan sellers in the underwriting process at origination. Each investor should review the types of assumptions described below and in Annex B to this prospectus supplement and make its own determination of the appropriate assumptions to be used in determining underwritten net cash flow. In certain instances, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space as to which a lease was due to expire (or was still under negotiation) was assumed to have been re-let, in each case at market rates that may have exceeded current rent.

The underwritten net cash flow for each mortgaged property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual operating income for such mortgaged property to differ materially from the underwritten net cash flow set forth in this prospectus supplement. Some assumptions and subjective judgments related to future events, conditions and circumstances, including future expense levels, the re-leasing of occupied space, the retention of tenants and the completion of certain renovations and construction, which will be affected by a variety of complex factors over which none of the issuing entity, the depositor, the mortgage loan sellers, the master servicer, the special servicer, the certificate administrator or the trustee have control. In some cases, the underwritten net cash flow for any mortgaged property is higher or lower, and may be materially higher or lower, than the actual annual net operating income for that mortgaged property, based on historical operating statements. For example, see the Cash Flow Analysis chart and related footnotes presented in “Summaries of the Fifteen Largest Mortgage Loans” attached as Annex A-3 to this prospectus supplement. Also, see “Description of the Mortgage Pool—Subordinate and/or Other Financing” and “—Net Cash Flow and Certain Underwriting Considerations” and “—Other Matters” in this prospectus supplement for additional information regarding certain assumptions taken with respect to net cash flow by the mortgage loan seller with respect to the mortgage loans. In addition, with respect to certain mortgage loans, certain reserve and/or escrowed funds were included in the determination of available cash flow from the related mortgaged property. No guaranty can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by a mortgage loan seller in determining the relevant operating information.

The amounts representing net operating income, underwritten net operating income and underwritten net cash flow are not a substitute for or an improvement upon net income, as determined in accordance with generally accepted accounting principles, as a measure of the results of the mortgaged property’s operations or a substitute for cash flows from operating activities, as determined in accordance with generally accepted accounting principles, as a measure of liquidity. No representation is made as to the future cash flow of the mortgaged properties, nor are the net operating income, underwritten net operating income and underwritten net cash flow set forth in this prospectus supplement intended to represent actual future cash flow.

In addition, the debt service coverage ratios set forth in this prospectus supplement for the mortgage loans and the mortgaged properties vary, and may vary substantially, from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related mortgage loan documents or the formulas or calculation used by the mortgage loan sellers for their own internal underwriting.

The Prospective Performance of the Commercial and Multifamily Mortgage Loans Included in the Trust Fund Should Be Evaluated Separately from the Performance of the Mortgage Loans in Any of the Depositor’s Other Trusts

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan. Each income-producing real property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of the depositor’s trusts requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying the offered certificates independently from the performance of mortgage loans underlying any other series of certificates.

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus supplement does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsors of assets of the type to be securitized (known as “static pool information”). Because of the highly heterogeneous nature of the assets in commercial mortgage-backed securities transactions, static pool information for prior securitized pools, even those involving the same asset types (e.g., hotels or office buildings), may be misleading, since the economics of the properties and terms of the loans may be materially different. In particular, static pool information showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors. Therefore, investors should evaluate this offering on the basis of the information set forth in this prospectus supplement with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

No Party is Obligated to Review the Mortgage Loans To Determine Whether Representations and Warranties Are True; Mortgage Loan Sellers or Other Responsible Parties May Not Be Able To Make a Required Repurchase or Substitution of a Defective Mortgage Loan

No party to the pooling and servicing agreement is under any duty or obligation to review the mortgage loans to determine whether the representations and warranties made by the related mortgage loan seller are true. Accordingly, any breach of a representation or warranty that exists as of the closing date may not be discovered, if at all, for an extended period of time following the closing date.

Furthermore, in connection with the mortgage loans sold by each mortgage loan seller to us for deposit into the trust fund, that mortgage loan seller is the sole person or entity with the obligation to repurchase or substitute any such mortgage loan in connection with either a material breach of such mortgage loan seller’s representations and warranties or a material document defect. No other person or entity is obligated to perform such obligation to repurchase or substitute if that mortgage loan seller defaults on its obligation to do so. Notwithstanding the foregoing, pursuant to the related mortgage loan purchase agreement, Ladder Capital Finance Holdings LLLP, Series TRS of Ladder Capital Finance Holdings LLLP and Series REIT of Ladder Capital Finance Holdings LLLP will agree, pursuant to the related mortgage loan purchase agreement, to guarantee the payment obligation of Ladder Capital Finance LLC in connection with any such repurchase by Ladder Capital Finance LLC. See “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators—Ladder Capital Finance LLC” in this prospectus supplement.

Each mortgage loan seller has (or, in the case of mortgage loans sold by Ladder Capital Finance LLC, that mortgage loan seller, Ladder Capital Finance Holdings LLLP, Series TRS of Ladder Capital Finance Holdings LLLP and Series REIT of Ladder Capital Finance Holdings LLLP have) only limited assets with which to fulfill any obligations on its part that may arise as a result of a material document defect or a material breach of any of the mortgage loan seller’s representations or warranties. We cannot assure you that a mortgage loan seller has or will have (or, in the case of mortgage loans sold by Ladder Capital Finance LLC, that mortgage loan seller, Ladder Capital Finance Holdings LLLP, Series TRS of Ladder Capital Finance Holdings LLLP and Series REIT of Ladder Capital Finance Holdings LLLP have or will have) sufficient assets with which to fulfill any obligations on its part that may arise. In addition, the mortgage loan sellers may have various legal defenses available to them in connection with a repurchase or substitution obligation. See “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” and “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators” in this prospectus supplement.

Any Loss of Value Payment Made by a Mortgage Loan Seller May Prove to Be Insufficient to Cover All Losses on a Defective Mortgage Loan

In lieu of repurchasing or substituting a mortgage loan in connection with either a material breach of the mortgage loan seller’s representations and warranties or any material document defects (other than a material breach that is related to a mortgage loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3)), the related mortgage loan seller (or, in the case of mortgage loans sold by Ladder Capital Finance LLC, that mortgage loan seller, Ladder Capital Finance Holdings LLLP, Series TRS of Ladder Capital Finance Holdings LLLP and Series REIT of Ladder Capital Finance Holdings LLLP) may make a payment to the trust to compensate it for the loss of value of the related mortgage loan. Upon its making such payment, the mortgage loan seller will be deemed to have cured the related material breach or material defect in all respects. Although such “loss of value payment” may only be made to the extent that the special servicer and, during any subordinate control period or collective consultation period, the subordinate class representative (and, in the case of the One Monument Place loan combination, regardless of the occurrence and/or continuance of a control appraisal period with respect to the related subordinate companion loan), deems such amount to be sufficient to compensate the trust fund for the related material breach or material document defect, we cannot assure you that such payment will fully compensate the trust fund for such material breach or material document defect in all respects. See “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this prospectus supplement.

The Operation of a Mortgaged Property Following Foreclosure May Affect the Tax Status of the Trust Fund and May Adversely Affect Distributions on Your Certificates

If the trust fund acquires a mortgaged property as a result of a foreclosure or deed-in-lieu of foreclosure, the special servicer will generally retain an independent contractor to operate the property. Generally, the trust fund will be able to perform construction work through the independent contractor on any mortgaged property, other than repair and maintenance, only if such construction was more than 10% completed at the time a default on the related mortgage loan became imminent. In addition, (i) any net income from operations other than qualifying “rents from real property” within the meaning of Section 856(d) of the Code, (ii) any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service or (iii) rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total rent for the taxable year, will subject the trust fund to a federal tax on such income at the highest marginal corporate tax rate, which is currently 35%, and, in addition, possible state or local tax. In some circumstances, it is possible that the trust fund may receive income after a foreclosure that constitutes income from a “prohibited transaction”, and is subject to a 100% tax. In this event, the net proceeds available for distribution on your certificates may be reduced. A special servicer may permit the trust fund to earn such above described “net income from foreclosure property” or income from “prohibited transactions” but only if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or leasing the mortgaged property. See “Risk Factors—Foreclosure on Mortgaged Properties May Result in Adverse Tax Consequences” in the accompanying prospectus.

The REMIC provisions of the Code restrict a REMIC from becoming the owner of assets securing a mortgage loan other than real property on which the REMIC held a lien and tangible personal property incidental to such real property (within the meaning of Code Section 856(e)(1)). Therefore, upon the occurrence of a mortgage loan event of default, the interests of a borrower in non-real property assets, if they do not qualify under the REMIC provisions of the Code as described above, will not be permitted to be acquired by the trust. Rather than acquiring the ownership of such assets, the trust will be required to exercise other legal remedies available to it under applicable law including sale of such assets and application of the proceeds toward the repayment of the mortgage loan. Depending on market conditions, the proceeds from the sale of such assets could be less than the proceeds that would be received if the trust would have foreclosed on such interests and sold them at a later date.

Tenant Leases May Have Provisions That Could Adversely Affect Distributions on Your Certificates

In certain jurisdictions, if tenant leases are subordinate to the liens created by the mortgage and do not contain attornment provisions which require the tenant to recognize a successor owner, following foreclosure, as landlord under the lease, the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Not all leases were reviewed to ascertain the existence of these provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

Some of the leases at the mortgaged properties securing the mortgage loans included in the trust may not be subordinate to the related mortgage. If a lease is not subordinate to a mortgage, the trust will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property unless it has otherwise agreed with the tenant. If the lease contains provisions inconsistent with the mortgage, for example, provisions relating to application of insurance proceeds or condemnation awards, prepayment restrictions (such as the tenant’s exercise of a purchase option during a lock-out period), or which could affect the enforcement of the lender’s rights (such as a right of first refusal or a right of first offer to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

The Costs of Compliance with the Americans with Disabilities Act of 1990 and Fair Housing Laws May Adversely Affect a Borrower’s Ability To Repay Its Mortgage Loan

Under the Americans with Disabilities Act of 1990, public accommodations are required to meet certain federal requirements related to access and use by disabled persons. Borrowers may incur costs complying with the Americans with Disabilities Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants. If a borrower incurs such costs or fines, the amount available to make payments on the related mortgage loan would be reduced.

In addition, under the Federal Fair Housing Act, analogous statutes in some states and regulations and guidelines issued pursuant to those laws, any and all otherwise-available units in a multifamily apartment building must be made available to any disabled person who meets the financial criteria generally applied by the landlord, including implementing alterations and accommodations in certain circumstances. The costs of this compliance may be high and the penalties for noncompliance may be severe. Thus, these fair housing statutes, regulations and guidelines present a risk of increased operating costs to the borrowers under the mortgage loans secured by multifamily apartment buildings, which may reduce (perhaps significantly) amounts available for payment on the related mortgage loan.

Loans Secured by Mortgages on a Leasehold Interest Will Subject Your Investment to a Risk of Loss Upon a Lease Default

In the case of four (4) mortgaged properties, collectively securing approximately 6.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, the related borrower’s interest consists solely, or in part, of a leasehold or sub-leasehold interest under a ground lease or a tenant-in-common interest in such leasehold or sub-leasehold interest.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the lender (such as the trust) would lose its security. Generally, each related ground lease requires the ground lessor to give the lender notice of the ground lessee/borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the ground lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease.

Certain ground lease provisions or ownership structures are not standard and may expose investors to greater risks of default and loss than the typical ownership structures and the typical provisions in more standard ground leases or ground lease estoppels. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Encumbered Interests”.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume or reject the lease. If a debtor ground lessor rejects the lease, the ground lessee has the right to treat such lease as terminated by rejection or to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the lease (including renewals). If a debtor ground lessee/borrower rejects any or all of the leases, the leasehold lender could succeed to the ground lessee/borrower’s position under the lease only if the ground lease specifically grants the lender such right. If both the ground lessor and the ground lessee/borrower are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt ground lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.

Most of the ground leases securing the mortgaged properties provide that the ground rent payable thereunder increases during the term of the lease. These increases may adversely affect the cash flow and net income of the borrower from the mortgaged property.

For a description of ground leases at mortgaged properties subject to payment-in-lieu-of-taxes programs, see “Description of the Mortgage Pool—Other Matters” in this prospectus supplement.

The grant of a mortgage lien on its fee interest by a land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Encumbered Interests” and see also representation and warranty no. 36 in Annex C-1 to this prospectus supplement and the exceptions thereto in Annex C-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this prospectus supplement). See “Summaries of the Fifteen Largest Mortgage Loans—Hilton Albany” attached as Annex A-3 to this prospectus supplement.

The Borrower’s Form of Entity May Cause Special Risks

The terms of the mortgage loans generally, but not in all cases, require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions that typically are required in order for them to be viewed under standard rating agency criteria as “single-purpose entities” and may have been in existence for a substantial period in advance of the origination of the related mortgage loan. Also, although a borrower may currently be a single-purpose entity, in certain cases, that borrower was not originally a single-purpose entity, but at origination of the related mortgage loan its organizational documents were amended. That borrower may also have previously owned property other than the related mortgaged property or may be a so-called “recycled” single-purpose vehicle that previously had other business activities and liabilities. If a borrower has owned property other than the related mortgaged property, engaged in a business other than the operation of the related mortgaged property or even owned and/or operated the related mortgaged property for a material period in advance of the origination of the related mortgage loan, that borrower may be subject to liabilities arising out of its activities prior to the origination of the related mortgage loan, including liabilities that may be unrelated to the related mortgaged property. Some borrowers under the mortgage loans are not special purpose entities. See also representation and warranty no. 33 in Annex C-1 to this prospectus supplement and the exceptions thereto in Annex C-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this prospectus supplement). For a discussion of certain risks associated with maintenance of “single-purpose entity” status, see “Risk Factors—The Borrower’s Form of Entity May Cause Special Risks” in the accompanying prospectus.

In addition, certain of the mortgage loans may be secured by a mortgaged property owned by a Delaware statutory trust, or by a borrower that has the ability to convert to a Delaware statutory trust. Delaware statutory trusts are restricted in their ability to actively operate a property, including with respect to loan workouts, leasing and re-leasing, making material improvements and other material actions affecting the related mortgaged property. In addition, in the case of a mortgaged property that is owned by a Delaware statutory trust, certain decisions may require the consent of the holders of the beneficial interests in the Delaware statutory trust and, in such event, there is a risk that obtaining such consent will be time consuming and cause delays in the event certain actions need to be taken by or on behalf of the borrower or with respect to the mortgaged property. While the beneficial ownership interests in a Delaware statutory trust may not presently be held by multiple parties, we cannot assure you that any beneficial interests will not subsequently be sold. See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool” in this prospectus supplement.

Tenancies in Common May Hinder Recovery

Three (3) mortgage loans, representing approximately 7.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date have one or more borrowers that own all or a specified portion of the related mortgaged property as tenants-in-common. See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Tenancies in Common” in this prospectus supplement for additional information on certain of the mortgage loans.

In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition), such tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant-in-common proportionally. As a result, if a tenant-in-common borrower exercises such right of partition, the related mortgage loan may be subject to prepayment. In addition, the tenant-in-common structure may cause delays in the enforcement of remedies because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated. In some cases, each related tenant-in-common borrower has waived its right to partition, reducing the risk of partition. However, we cannot assure you that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents provide for full recourse or personal liability for losses as to the related tenant-in-common borrowers and the guarantor or for the occurrence of an event of default under such pooled loan documents if a tenant-in-common files for partition. In some cases, a related tenant-in-common borrower is a special purpose entity (in some cases bankruptcy remote), reducing the risk of bankruptcy. We cannot assure you that a bankruptcy proceeding by a single tenant-in-common borrower will not delay enforcement of this mortgage loan. Additionally, in some cases, subject to the terms of the related mortgage loan documents, a borrower or a tenant-in-common borrower may assign its interests to one or more tenant-in-common borrowers. Such change to, or increase in, the number of tenant-in-common borrowers increases the risks related to this ownership structure. See “—Bankruptcy Proceedings Relating to a Borrower Can Result in Dissolution of the Borrower and the Acceleration of the Related Mortgage Loan and Can Otherwise Impair Repayment of the Related Mortgage Loan” above.

Changes to REMIC Restrictions on Loan Modifications and REMIC Rules on Partial Releases May Impact an Investment in the Certificates

Ordinarily, a REMIC that modifies a mortgage jeopardizes its tax status as a REMIC and risks having a 100% penalty tax being imposed on any income from the mortgage. A REMIC may avoid such consequences, however, if the mortgage is in default, the default of such mortgage is “reasonably foreseeable” or other special circumstances apply.

The IRS has issued Revenue Procedure 2009-45, easing the tax requirements for a servicer to modify a commercial mortgage loan held in a REMIC or a grantor trust by interpreting the circumstances when default is “reasonably foreseeable” to include those where the servicer reasonably believes that there is a “significant risk of default” with respect to the mortgage loan upon maturity of the loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. Accordingly, if the master servicer or the special servicer determined that a mortgage loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the pooling and servicing agreement, any such modification may impact the timing of payments and ultimate recovery on that mortgage loan, and likewise on one or more classes of certificates.

The IRS has also issued Revenue Procedure 2010-30, describing circumstances in which it will not challenge the treatment of mortgage loans as “qualified mortgages” on the grounds that the mortgage loan is not “principally secured by real property”, that is, has a loan-to-value ratio greater than 125% following a release of liens on some or all of the real property securing such mortgage loan. The general rule is that a mortgage loan must continue to be “principally secured by real property” following any such lien release, unless the lien release is pursuant to a defeasance permitted in the original mortgage loan documents and occurs more than two years after the startup day of the REMIC, all in accordance with the REMIC provisions. Revenue Procedure 2010-30 also allows lien releases in certain transactions in which the release is part of a “qualified pay-down transaction” even if the mortgage loan after the transaction might not otherwise be treated as principally secured by a lien on real property. Such a release and prepayment may occur despite lock-out periods that may otherwise apply. If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the servicers’ actions in negotiating the terms of a workout or in allowing minor lien releases in circumstances in which, after giving effect to the release, the mortgage loan would have a loan-to-value ratio greater than 125%.

These regulations and additional guidance could affect the timing of payments and ultimate recovery on the mortgage loans, and, in turn, on one or more classes of certificates. Prospective investors should consider the possible impact on their investment of any existing REMIC restrictions as well as any potential changes to the REMIC rules.

Other Risks

Split Loan Structures May Adversely Affect Net Cash Flow to Sponsors, Which May Reduce Sponsors’ Commitment to Effective Management of the Mortgaged Properties

With respect to each split loan structure, although the related companion loan(s) are not assets of the trust fund, the related borrower is still obligated to make interest and principal payments on such other loan(s). As a result, the trust fund is subject to additional risks, including:

●
the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

●
the risk that it may be more difficult for the borrower to refinance the mortgage loan or to sell the mortgaged property for purposes of making any balloon payment on the entire balance of the loan combination upon the maturity of the mortgage loan.

See “Description of the Mortgage Pool—Split Loan Structures” in this prospectus supplement.

Terrorist Attacks May Adversely Affect the Value of the Offered Certificates and Payments on the Underlying Mortgage Loans

Terrorist attacks may occur at any time at any location in the world, including in the United States and at or near the mortgaged properties that secure the mortgage loans. It is impossible to predict when, how, why or where terrorist attacks may occur in the United States or elsewhere or the nature or extent of the effects of any terrorist attacks on world, national, regional or local economies, securities, financial or real estate markets or spending or travel habits. Perceptions that terrorist attacks may occur or be imminent may have the same or similar effects as actual terrorist attacks, even if terrorist attacks do not materialize. Terrorist attacks or perceptions regarding terrorist attacks may adversely affect the performance of the mortgage loans or the performance or value of the offered certificates.

Foreign Conflicts May Adversely Affect the Value of the Offered Certificates and Payments on the Underlying Mortgage Loans

The United States continues to maintain a military presence in Iraq and Afghanistan. It is uncertain what effect the activities of the United States in Iraq or Afghanistan or any future conflict with any other country or group will have on domestic and world financial markets, economies, real estate markets, insurance costs or business segments. Foreign or domestic conflict of any kind could have an adverse effect on the performance of the mortgage loans or the performance or value of the offered certificates.

Additional Risks

See “Risk Factors” in the accompanying prospectus for a description of other risks and special considerations that may be applicable to your offered certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus supplement and the accompanying prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT

From time to time we use capitalized terms in this prospectus supplement. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption “Index of Defined Terms” in this prospectus supplement.

DESCRIPTION OF THE MORTGAGE POOL

General

The assets of the trust fund (the “Trust Fund”) created pursuant to the Pooling and Servicing Agreement will consist of a pool (the “Mortgage Pool”) of sixty-eight (68) commercial, multifamily and manufactured housing community mortgage loans (the “Mortgage Loans”) with an aggregate principal balance (the “Cut-off Date Pool Balance” and the portion thereof attributable to each Mortgage Loan, the “Cut-off Date Principal Balance”) of $829,624,317 as of the respective due dates for such Mortgage Loans in March 2015 (or, in the case of any Mortgage Loan that has its first due date in April 2015, the date that would have been its due date in March 2015 under the terms of that Mortgage Loan if a monthly debt service payment were scheduled to be due in that month) (the “Cut-off Date”), in each case after application of all payments due on or before such date, whether or not received. The Cut-off Date Principal Balance of each Mortgage Loan is shown on Annex A-1 to this prospectus supplement. The Cut-off Date Principal Balances of the Mortgage Loans range from $637,000 to $75,000,000 and the average of those Cut-off Date Principal Balances is $12,200,358. As used herein, the term “Mortgage Loan” with respect to any of the Loan Combinations includes the note included in the Mortgage Pool, but does not include any related companion loan(s). See “—Split Loan Structures” below.

Each of the Mortgage Loans is an obligation of the related borrower to repay a specified sum with interest. Each of the Mortgage Loans is evidenced by one or more promissory notes and secured by, among other things, a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the fee ownership and/or leasehold interest of the related borrower or another party in one or more commercial, multifamily or manufactured housing community real properties (each, a “Mortgaged Property”). That mortgage lien is, in all cases, a first priority lien, subject only to certain permitted encumbrances.

The Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus supplement as 3 Columbus Circle, Walgreens Portfolio and Bella Luna / San Lucas are referred to as “Pari Passu Mortgage Loans” in this prospectus supplement. Each Pari Passu Mortgage Loan has one or more companion mortgage loans, each referred to as a “Pari Passu Companion Loan” in this prospectus supplement. Each Pari Passu Mortgage Loan is pari passu in right of payment to the related Pari Passu Companion Loan(s), but the Pari Passu Companion Loans are not included in the Mortgage Pool. In addition, the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as One Monument Place has a companion loan (a “Subordinate Companion Loan”) that is subordinate in right of payment to the One Monument Place Mortgage Loan, but is not included in the Mortgage Pool. Each of the 3 Columbus Circle Mortgage Loan, Walgreens Portfolio Mortgage Loan, One Monument Place Mortgage Loan and Bella Luna / San Lucas Mortgage Loan together with the related Pari Passu Companion Loan(s) and/or related Subordinate Companion Loan is referred to in this prospectus supplement as a “Loan Combination”.

The Walgreens Portfolio Loan Combination, the One Monument Place Loan Combination and the Bella Luna / San Lucas Loan Combination will each be serviced by the Master Servicer and the Special Servicer pursuant to the Pooling and Servicing Agreement and the applicable intercreditor agreement. The Walgreens Portfolio Loan Combination, the One Monument Place Loan Combination and the Bella Luna / San Lucas Loan Combination are each sometimes referred to as a “Serviced Loan Combination”. The Walgreens Portfolio Mortgage Loan and the Bella Luna / San Lucas Mortgage Loan are each sometimes referred to as a “Serviced Pari Passu Mortgage Loan” or a “Serviced Mortgage Loan”, and each related Pari Passu Companion Loan is sometimes referred to as a “Serviced Pari Passu Companion Loan” or a “Serviced Companion Loan”, and each such Serviced Pari Passu Mortgage Loan and the related Serviced Pari Passu Companion Loans are sometimes referred to as a “Serviced Pari Passu Loan Combination”. The One Monument Place Mortgage Loan is sometimes referred to as a “Serviced Mortgage Loan” and the related Subordinate Companion Loan is sometimes referred to as a “Serviced Subordinate Companion Loan” or a “Serviced Companion Loan”, and such Serviced Mortgage Loan and the related Serviced Subordinate Companion Loan are sometimes referred to as a “Serviced A/B Loan Combination”.

The 3 Columbus Circle Loan Combination is expected initially to be serviced by the master servicer and the applicable special servicer pursuant to the terms of the pooling and servicing agreement governing the COMM 2015-CCRE22 securitization (the “COMM 2015-CCRE22 Pooling and Servicing Agreement”). On and after the date on which the 3 Columbus Circle Controlling Pari Pass Companion Loan is included in a securitization (the “3 Columbus Circle Controlling Pari Passu Companion Loan Securitization Date”), the 3 Columbus Circle Loan Combination will be serviced pursuant to, and by the applicable master servicer and applicable special servicer designated in, the pooling and servicing agreement entered into in connection with such other securitization and the applicable intercreditor agreement.

The 3 Columbus Circle Mortgage Loan is sometimes referred to as a “Non-Serviced Pari Passu Mortgage Loan”; each of the related Pari Passu Companion Loans is sometimes referred to as a “Non-Serviced Pari Passu Companion Loan”; and such Non-Serviced Pari Passu Mortgage Loan and the related Non-Serviced Pari Passu Companion Loans are sometimes, collectively, referred to as a “Non-Serviced Loan Combination”.

All information relating to loan-to-value ratios, debt service coverage ratios, debt yields or loan per net rentable square foot or unit, as applicable, presented in this prospectus supplement with respect to each Pari Passu Mortgage Loan and the One Monument Plaza Mortgage Loan is calculated including any related Pari Passu Companion Loan(s), but excluding any related Subordinate Companion Loan(s), unless otherwise indicated.

Mortgage Loan History

All of the Mortgage Loans will be acquired on the Closing Date by the Depositor from the Mortgage Loan Sellers, which either originated each such Mortgage Loan or acquired it in connection with their commercial and multifamily mortgage loan conduit programs. None of the Mortgage Loans was 30 days or more delinquent as of the Cut-off Date, and no Mortgage Loan has been 30 days or more delinquent during the 12 months preceding the Cut-off Date (or since the date of origination if such Mortgage Loan has been originated within the past 12 months).

All of the Mortgage Loans were originated within the four (4) months prior to the Cut-off Date and thus should generally be considered not to have long-standing payment histories. See Annex A-1 to this prospectus supplement for the origination date of each of the Mortgage Loans.

The Mortgage Loans included in this transaction were selected for this transaction from mortgage loans specifically originated or acquired for securitizations of this type by the Mortgage Loan Sellers.

Certain Characteristics of the Mortgage Pool

Concentration of Mortgage Loans and Borrowers

Several of the Mortgage Loans have Cut-off Date Principal Balances that are substantially higher than the average Cut-off Date Principal Balance. The largest Mortgage Loan is the 3 Columbus Circle Mortgage Loan, which has a Cut-off Date Principal Balance of $75,000,000 and represents approximately 9.0% of the Cut-off Date Pool Balance. The three, five and ten largest Mortgage Loans have Cut-off Date Principal Balances, collectively representing approximately 21.6%, 29.9% and 45.9%, respectively, of the Cut-off Date Pool Balance. Each of the fifteen largest Mortgage Loans is described in Annex A-3 to this prospectus supplement.

Cross-Collateralized Mortgage Loans; Cross-Defaulted Mortgage Loans; Multi-Property Mortgage Loans; Mortgage Loans with Affiliated Borrowers

Six (6) individual Mortgage Loans, representing approximately 20.9% of the Cut-off Date Pool Balance, are secured by two or more properties (other than through cross-collateralization of that Mortgage Loan with other Mortgage Loans). The Mortgage Pool will also include one (1) group of Mortgage Loans that are cross-collateralized and cross-defaulted with one another, representing approximately 1.8% of the Cut-off Date Pool Balance. See the footnotes to the table below. In all cases, however, the amount of the mortgage lien encumbering a particular property or group of those properties may be less than the full amount of the related Mortgage Loan or group of cross-collateralized Mortgage Loans, generally to minimize recording tax. In such instances, the mortgage amount may equal a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or allocated loan amount for the particular property or group of properties. This would limit the extent to which proceeds from that property or group of properties would be available to offset declines in value of the other mortgaged properties securing the same Mortgage Loan.

The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties and each group of cross-collateralized Mortgage Loans.

Multi-Property Mortgage Loans and Cross-Collateralized Groups(1)

Mortgage Loan/ Property Portfolio Names	Multi-Property Loan or Cross-Collateralized Group	Aggregate Cut-off Date Balance	% of Cut-off Date Pool Balance
Walgreens Portfolio	Multi-Property	$64,000,000	7.7%
University of Delaware Hotel Portfolio	Multi-Property	35,200,000	4.2
DS Services Portfolio	Multi-Property	31,500,000	3.8
Cole Income NAV Portfolio	Multi-Property	16,950,000	2.0
SCORE Industrial Portfolio	Multi-Property	15,970,000	1.9
Pic N Save/Burger King Portfolio	Multi-Property	9,784,734	1.2
Canyon Crossing I(2)	Cross-Collateralized Group	7,875,000	0.9
Canyon Crossing II(2)	Cross-Collateralized Group	6,825,000	0.8
Total:		$188,104,734	22.7%

(1)	Total may not equal the sum of amounts listed due to rounding.

(2)	Constitute a single group of cross-collateralized Mortgage Loans with an aggregate Cut-off Date Principal Balance of $14,700,000.

In some cases, an individual Mortgaged Property may be comprised of two or more parcels that may not be contiguous or may be owned by separate borrowers. For example:

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The Mortgaged Property identified on Annex A-1 to this prospectus supplement as 18th Street Atrium, which secures a Mortgage Loan that represents approximately 3.3% of the Cut-off Date Pool Balance, consists of: (i) a 111,852 square foot office building located at 1621 18th Street, Denver, Colorado; and (ii) a condominium unit in a separate building which unit is used as a parking structure located at 1890 Wynkoop Street, Denver, Colorado.

Some groups of Mortgage Loans are not cross-collateralized or cross-defaulted but the loans were made to borrowers related through common ownership of partnership or other equity interests and where, in general, the related Mortgaged Properties are commonly managed. The table below shows each group of two or more Mortgage Loans that are not cross-collateralized or cross-defaulted, but have the same or affiliated borrowers/owners.

Related Borrower Loans(1)

Mortgage Loan/Property Portfolio Names	Number of Mortgaged Properties	Aggregate Cut- off Date Balance	% of Cut-off Date Pool Balance
Group A
Walgreens Portfolio	29	$64,000,000	7.7%
Cole Income NAV Portfolio	12	16,950,000	2.0
Total:	41	$80,950,000	9.8%

Group B
One Monument Place	1	$40,500,000	4.9%
Pathfinder Office	1	9,250,000	1.1
Total:	2	$49,750,000	6.0%

Group C
Hanesbrands Industrial	1	$18,270,000	2.2%
Actuant HQ	1	11,310,000	1.4
Hobby Lobby	1	5,565,000	0.7
Walgreens – Hilliard, OH	1	4,480,000	0.5
Walgreens – Niles, OH	1	3,640,000	0.4
Dollar General – Iberia	1	877,000	0.1
Dollar General – Pine Island	1	754,000	0.1
Dollar General – Isle	1	709,000	0.1
Dollar General – Wheaton	1	637,000	0.1
Total:	9	$46,242,000	5.6%

Group D
Canyon Crossing I	1	$7,875,000	0.9%
Canyon Crossing II	1	6,825,000	0.8
Total:	2	$14,700,000	1.8%

Group E
Stanley Station	1	$6,739,607	0.8%
Widmer Shoppes	1	5,389,218	0.6
Total:	2	$12,128,825	1.5%

Group F
Holiday Inn & Suites Fairburn	1	$5,800,000	0.7%
Holiday Inn Express – Lithia Springs	1	4,973,749	0.6
Total:	2	$10,773,749	1.3%

Group G
Walgreens – Millington, TN	1	$2,695,590	0.3%
Walgreens – Highland, IL	1	2,670,631	0.3
Total:	2	$5,366,221	0.6%

Total		$219,910,796	26.5%

(1)	Totals may not equal the sum of amounts listed due to rounding.

Property Type Concentrations

This table shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Aggregate Cut-off Date Balance
Retail	65	$216,367,193	26.1%
Office	8	210,410,000	25.4
Hospitality	14	159,854,453	19.3
Multifamily	7	84,382,192	10.2
Industrial	17	69,282,871	8.4
Mixed Use	4	54,450,000	6.6
Self Storage	4	22,207,000	2.7
Manufactured Housing Community	1	9,483,891	1.1
Other	2	3,186,717	0.4
Total:	122	$829,624,317	100.0%

(1)
Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for any Mortgaged Property relating to a Mortgage Loan secured by more than one Mortgaged Property (other than through cross-collateralization with another Mortgage Loan) is based on allocated loan amounts as set forth on Annex A-1.

With respect to the properties set forth in the above chart, we note in particular the following:

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Seven (7) of the Mortgaged Properties, collectively securing approximately 7.6% of the Cut-off Date Pool Balance in the aggregate by allocated loan amount, are retail properties with one or more anchor or shadow anchor tenants. See “Risk Factors—Risks Related to the Mortgage Loans—Retail Properties Have Special Risks” in this prospectus supplement. See “Certain Characteristics of the Mortgage Loans and Mortgaged Properties” attached as Annex A-1 to this prospectus supplement.

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Twelve (12) of the Mortgaged Properties, securing the Mortgage Loans identified on Annex A-1 to this prospectus supplement as Cole Income NAV Portfolio - Burger King, Wildhorse Marketplace, Augusta Ranch Marketplace, Pic N Save/ Burger King Portfolio - Burger King - Lafayette, Atrium Pointe, Temple Terrace Shoppes, Masonic Building , Punta Gorda Waterfront Inn & Suites, Stanley Station, Widmer Shoppes, 11940 West 95th Street and Shoppes at Park Place, collectively securing approximately 9.2% of the Cut-off Date Pool Balance in the aggregate by allocated loan amount, have a restaurant among the five (5) largest tenants (by net rentable area leased) at the Mortgaged Property or, in the case of a hospitality property, have a restaurant on the property. Restaurants and bakeries present unique risks, see “Risk Factors—Risks Related to the Mortgage Loans—Converting Commercial Properties to Alternative Uses May Require Significant Expenses Which Could Reduce Distributions on Your Certificates; and Limited Adaptability for Other Uses May Substantially Lower the Liquidation Value of a Mortgaged Property” in this prospectus supplement.

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Two (2) of the Mortgaged Properties, identified on Annex A-1 to this prospectus supplement as Temple Terrace Shoppes and Main Corner, collectively securing approximately 1.3% of the Cut-off Date Pool Balance in the aggregate by allocated loan amount, have a gym, indoor trampoline park, physical therapy center, health club or fitness center among the five (5) largest tenants (by net rentable area leased) at the related Mortgaged Property. Gyms, indoor trampoline parks, physical therapy centers, health clubs and fitness centers present unique risks. See “Risk Factors—Risks Related to the Mortgage Loans—Converting Commercial Properties to Alternative Uses May Require Significant Expenses Which Could Reduce Distributions on Your Certificates; and Limited Adaptability for Other Uses May Substantially Lower the Liquidation Value of a Mortgaged Property” in this prospectus supplement.

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One (1) of the Mortgaged Properties, identified on Annex A-1 to this prospectus supplement as Wildhorse Marketplace, securing approximately 1.3% of the Cut-off Date Pool Balance by allocated loan amount, has a movie theater tenant among the five (5) largest tenants (by net rentable area leased) at the related Mortgaged Property. Movie theaters present unique risks. See “Risk Factors—Risks Related to the Mortgage Loans—Converting Commercial Properties to Alternative Uses May Require Significant Expenses Which Could Reduce Distributions on Your Certificates; and Limited Adaptability for Other Uses May Substantially Lower the Liquidation Value of a Mortgaged Property” in this prospectus supplement.

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Three (3) of the Mortgaged Properties, identified on Annex A-1 to this prospectus supplement as Augusta Ranch Marketplace, 429 on the Park and Reedley Shopping Center, collectively securing approximately 2.8% of the Cut-off Date Pool Balance in the aggregate by allocated loan amount, are each comprised of, or include among their five (5) largest tenants (by net rentable area leased), tenants operating as medical offices, veterinary offices, clinics, urgent care facilities or dental offices. Medical offices and urgent care facilities present unique risks. See “Risk Factors—Risks Related to the Mortgage Loans—Office Properties Have Special Risks” in this prospectus supplement.

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One (1) of the Mortgaged Properties, identified on Annex A-1 to this prospectus supplement as Shore Center Shopping Center, securing approximately 1.1%, of the Cut-off Date Pool Balance by allocated loan amount, has a dry cleaners with an on-site processing operation. See “Risk Factors—Risks Related to the Mortgage Loans—Environmental Conditions at the Mortgaged Properties May Subject the Trust Fund to Liability Under Federal and State Laws, Reducing the Value and Cash Flow of the Mortgaged Properties, Which May Result in Reduced Distributions on Your Offered Certificates” in this prospectus supplement.

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One (1) of the Mortgaged Properties, identified on Annex A-1 to this prospectus supplement as Reedley Shopping Center, collectively securing approximately 0.6% of the Cut-off Date Pool Balance in the aggregate by allocated loan amount, each have government-sponsored tenants among their five (5) largest tenants. See “Risk Factors—Renewal, Termination and Expiration of Leases and Reletting Entails Risks That May Adversely Affect Your Investment” in this prospectus supplement.

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One (1) of the Mortgaged Properties, identified on Annex A-1 to this prospectus supplement as Stanley Station, securing approximately 0.8% of the Cut-off Date Pool Balance by allocated loan amount, has an on-site gas filling station. See “Risk Factors—Risks Related to the Mortgage Loans—Retail Properties Have Special Risks” and “Risk Factors—Risks Related to the Mortgage Loans—Environmental Conditions at the Mortgaged Properties May Subject the Trust Fund to Liability Under Federal and State Laws, Reducing the Value and Cash Flow of the Mortgaged Properties, Which May Result in Reduced Distributions on Your Offered Certificates” in this prospectus supplement.

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Four (4) of the Mortgaged Properties, identified on Annex A-1 to this prospectus supplement as 200 Kansas Street, Ontario Airport Tower, Atrium Pointe and Widmer Shoppes, collectively securing approximately 9.2% of the Cut-off Date Pool Balance in the aggregate by allocated loan amount, include educational facilities as part of the collateral. Educational facilities present unique risks. See “Risk Factors—Risks Related to the Mortgage Loans—Retail Properties Have Special Risks”, “Risk Factors—Risks Related to the Mortgage Loans—Office Properties Have Special Risks—For-Profit Universities Have Special Risks” and “Risk Factors—Risks Related to the Mortgage Loans—Converting Commercial Properties to Alternative Uses May Require Significant Expenses Which Could Reduce Distributions on Your Certificates; and Limited Adaptability for Other Uses May Substantially Lower the Liquidation Value of a Mortgaged Property” in this prospectus supplement.

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Six (6) of the Mortgaged Properties, identified on Annex A-1 to this prospectus supplement as One Monument Place, 18th Street Atrium, Hilton Albany, Hampton Inn & Suites – Miami Airport, Country Inn & Suites Virginia Beach and 429 On the Park, collectively securing approximately 15.9% of the Cut-off Date Pool Balance in the aggregate by allocated loan amount, each have a parking garage as part of the collateral. See “Risk Factors—Converting Commercial Properties to Alternative Uses May Require Significant Expenses Which Could Reduce Distributions on Your Certificates; and Limited Adaptability for Other Uses May

Substantially Lower the Liquidation Value of a Mortgaged Property” in this prospectus supplement.

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One (1) of the Mortgaged Properties, identified on Annex A-1 to this prospectus supplement as Atrium Pointe, securing approximately 1.1% of the Cut-off Date Pool Balance by allocated loan amount, has a bank branch as one of its five (5) largest tenants. See “Risk Factors— Risks Related to the Mortgage Loans—Retail Properties Have Special Risks—Retail Bank Branches Have Special Risks”, “Risk Factors— Risks Related to the Mortgage Loans—Mixed Use Properties Have Special Risks” and “Risk Factors— Risks Related to the Mortgage Loans —Converting Commercial Properties to Alternative Uses May Require Significant Expenses Which Could Reduce Distributions on Your Certificates; and Limited Adaptability for Other Uses May Substantially Lower the Liquidation Value of a Mortgaged Property” in this prospectus supplement.

With respect to the hospitality properties set forth in the above chart, we note in particular the following:

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With respect to the hospitality property identified on Annex A-1 to this prospectus supplement as Punta Gorda Waterfront Inn & Suites, securing a Mortgage Loan representing approximately 0.9% of the Cut-off Date Pool Balance, such Mortgaged Property is unflagged. See “Risk Factors—Risks Related to the Mortgage Loans—Hospitality Properties Have Special Risks” in this prospectus supplement.

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All other hospitality properties are subject to a franchise agreement, license agreement or hotel management agreement. With respect to ten (10) of those properties which are identified on Annex A-1 to this prospectus supplement as University of Delaware Hotel Portfolio - Embassy Suites Newark Wilmington South, University of Delaware Hotel Portfolio - Homewood Suites Wilmington South, Hampton Inn & Suites - Miami Airport, Country Inn & Suites Virginia Beach, Hampton Inn St. George, Candlewood Turlock, Best Western Fountainview, Holiday Inn & Suites Fairburn, Candlewood Suites Lithia Springs and Holiday Inn Express - Lithia Springs, collectively securing approximately 13.0% of the Cut-off Date Pool Balance in the aggregate by allocated loan amount, the applicable franchise agreement or management agreement (including any extension options) either expires, or is unilaterally terminable by the franchisor without cause, during the term, or within twelve (12) months after the end of the term, of the related Mortgage Loan. See “Risk Factors—Risks Related to the Mortgage Loans—Hospitality Properties Have Special Risks” in this prospectus supplement.

With respect to the multifamily and manufactured housing community properties set forth in the above chart, we note in particular the following:

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With respect to the multifamily property identified on Annex A-1 to this prospectus supplement as Portofino Landing Apartments, securing approximately 1.8% of the Cut-off Date Pool Balance by allocated loan amount, such Mortgaged Property is subject to a deed restriction which requires that 40% of the units at the Mortgaged Property be rented to individuals with annual income less than or equal to 60% of the median income for the county, as set forth by the Housing of Urban Development. The deed restriction has a term of 15 years and is scheduled to expire on February 6, 2028. See “Risk Factors—Risks Related to the Mortgage Loans—Multifamily Properties Have Special Risks” and “—Various Limitations and Restrictions Imposed by Affordable Housing Covenants or Programs May Result in Losses on the Mortgage Loans” in this prospectus supplement and see “Risk Factors—Special Risks of Mortgage Loans Secured by Multifamily Properties” and “—Restrictions on Certain of the Mortgaged Properties May Limit Their Use” in the accompanying prospectus.

Tenancies in Common

Three (3) Mortgage Loans, secured by the Mortgaged Properties identified on Annex A-1 to this prospectus supplement as 200 Kansas Street, Bella Luna / San Lucas and Hunter’s Glen, collectively representing approximately 7.5% of the Cut-off Date Pool Balance, have two or more borrowers that own the related Mortgaged Property as tenants-in-common (and the respective tenants-in-common have agreed to a waiver of their rights of partition). See “Risk Factors—Risks Related to the Mortgage Loans—Tenancies in Common May Hinder Recovery” in this prospectus supplement.

Condominium Structures

Five (5) Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus supplement as 3 Columbus Circle, 18th Street Atrium, 377 Broadway, Wildhorse Marketplace and Masonic Building, collectively representing approximately 15.9% of the Cut-off Date Pool Balance, are each secured in whole or in part by the related borrower’s interest in one or more units in a condominium. With respect to such Mortgage Loans, we note in particular the following:

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With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus supplement as 3 Columbus Circle, representing approximately 9.0% of the Cut-off Date Pool Balance, the related Mortgaged Property consists of 20 units (retail and office) in a 21-unit condominium regime (floors 3-8 comprise a separate, third party-owned condominium unit that is not security for the loan). The borrower has a 71.99% voting rights interest in the related owners’ association, and appoints 2 of 3 seats on the condominium board. With the exception of amending or terminating the condominium regime, or leasing space to certain competitors of the minority owner (Young & Rubicam, the #2 tenant at the property), which actions would require the consent of the minority owner, the borrower has the authority to affirmatively control the association. The loan documents provide that the borrower and guarantor have personal liability for losses related to a material modification or termination of any condominium documents with lender’s prior written consent.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as 377 Broadway, which represents approximately 1.4% of the Cut-off Date Pool Balance, the related Mortgaged Property consists of four units in a condominium development, such units representing 26.67% of the units and 9.473% common interest percentage. The borrower does not control the related condominium and has only limited blocking rights to certain amendments of the condominium’s declaration and by-laws.

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With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus supplement as Wildhorse Marketplace, representing approximately 1.3% of the Cut-off Date Pool Balance, the related Mortgaged Property consists of fee stand-alone parcels (69.9% of the mortgaged property’s total square footage) and 12 of 15 units in a condominium regime (30.1% of the mortgaged property’s total square footage). The borrower has a 67.4% voting rights interest in the related owners’ association. With the exception of amending or terminating the condominium regime, which actions would require the consent of the minority owners, the borrower has the authority to affirmatively control the association. The loan documents provide for personal liability to the borrower and guarantors if the condominium regime, including the declaration or by-laws, is amended or terminated without the lender’s prior written consent

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Masonic Building, which represents approximately 0.9% of the Cut-off Date Pool Balance, the related Mortgaged Property consists of one condominium unit in a condominium regime comprised of two condominium units. The related borrower’s unit (the “Welton Unit”) comprises 80.0% of the percentage interests of the condominium and is 69,803 square feet. The other unit (the “Masonic Unit”), owned by The Masonic Temple Association of Denver (the “Masons”), represents 20.0% of the percentage interests of the condominium and is 18,578 square feet. The direction and administration of the condominium is vested in a three-member board of directors. One director is to be appointed by the owner of the Masonic Unit, and two directors are to be appointed by the Welton Unit. All decisions are to be made by the board of directors by majority vote. In addition, when voting by unit owners is required, there are 2 votes assigned to the Masonic Unit, and 8 votes assigned to the related Mortgage Property. The related borrower, as owner of the related Mortgaged

Property, controls the voting power in the condominium (8 out of 10 votes), and controls a majority of the board of directors (2 out of 3).

Even if the borrower or its designated board members, either through control of the appointment and voting of sufficient members of the condominium board or by virtue of other provisions in the condominium documents, has consent rights over actions by the condominium associations or owners, we cannot assure you that the condominium board will not take actions that would materially adversely affect the borrower’s unit. See “Risk Factors—Risks Related to the Mortgage Loans—Converting Commercial Properties to Alternative Uses May Require Significant Expenses Which Could Reduce Distributions on Your Certificates; and Limited Adaptability for Other Uses May Substantially Lower the Liquidation Value of a Mortgaged Property” in this prospectus supplement. See also “Risk Factors—Restrictions on Certain of the Mortgaged Properties May Limit Their Use” in the accompanying prospectus. See also representation and warranty no. 8 in Annex C-1 and the exceptions thereto in Annex C-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this prospectus supplement).

Certain Terms of the Mortgage Loans

Due Dates. Subject, in some cases, to a next business day convention, all of the Mortgage Loans provide for scheduled payments of principal and/or interest to be due on or prior to the eleventh day of each month (each such date, a “Due Date”). The Mortgage Loans have various grace periods (which in certain cases may not end until a specified number of days after a notice of default has been provided to the related borrower) for purposes of late charges and events of default. As used in this prospectus supplement, “grace period” is the number of days before a payment default is an event of default under such Mortgage Loan. See Annex A-1, including the footnotes thereto, for information on the number of days before late payment charges are due under the Mortgage Loans. The information on Annex A-1 regarding the number of days before late payment charges are due under a Mortgage Loan is based on the express terms of that Mortgage Loan. However, some jurisdictions may impose a statutorily longer period. Based solely on the express terms of the related mortgage loan documents, in no case is the grace period for purposes of events of default more than ten (10) days after the Due Date and, with respect to balloon payments, in no event is the Due Date plus the longer of the grace period for late charges or the grace period for events of default later than the end of the collection period in the relevant month. We make no representation regarding the effect of grace periods on a borrower’s incentive to timely make its scheduled payments of principal and/or interest.

Mortgage Rates; Calculations of Interest. Each Mortgage Loan accrues interest at the annual rate specified with respect to that Mortgage Loan on Annex A-1 to this prospectus supplement. The mortgage interest rate for each Mortgage Loan is fixed for the remaining term of the loan, except for (i) increases resulting from the application of default interest rate following a default, (ii) in the case of each ARD Loan, any increase described below that may occur if the mortgage loan is not repaid on or before the related Anticipated Repayment Date and (iii) changes that result from any other loan-specific provisions that are described in the footnotes to Annex A-1 in this prospectus supplement.

All of the Mortgage Loans accrue interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days (“Actual/360 Basis”).

Amortization Characteristics. The Mortgage Loans have the following amortization characteristics:

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Interest-only, Amortizing Balloon: Twenty-nine (29) Mortgage Loans, representing approximately 52.4% of the Cut-off Date Pool Balance, provide for an initial interest-only period that expires between one (1) and sixty-one (61) months following the related origination date and thereafter require monthly payments of principal and interest based on amortization schedules significantly longer than the remaining term to stated maturity;

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Amortizing Balloon: Twenty-five (25) Mortgage Loans, representing approximately 24.9% of the Cut-off Date Pool Balance, require monthly payments of interest and principal based on amortization schedules significantly longer than the remaining term to stated maturity;

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Interest-only, Balloon: Three (3) Mortgage Loans, representing approximately 10.8% of the Cut-off Date Pool Balance, provide for interest-only payments for the entire term to stated maturity, with no scheduled amortization prior to that date;

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Interest-only, ARD: Ten (10) Mortgage Loans, representing approximately 7.6% of the Cut-off Date Pool Balance, require only monthly payments of interest until a specified Anticipated Repayment Date (as described more fully below); and

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Interest-only, Amortizing ARD: One (1) Mortgage Loan, representing approximately 4.2% of the Cut-off Date Pool Balance, provides for an initial interest-only period that expires 18 months following the related origination date and thereafter requires monthly payments of principal and interest until a specified Anticipated Repayment Date, occurring approximately 10 years following the related origination date.

In all cases, the repayment of the Mortgage Loan in full on its stated maturity date or Anticipated Repayment Date would require a substantial payment of principal on that date, except to the extent that the Mortgage Loan is prepaid prior thereto.

Eleven (11) Mortgage Loans, representing approximately 11.9% of the Cut-off Date Pool Balance, provide that, after a certain date (the “Anticipated Repayment Date”), if the borrower has not prepaid such ARD Loan in full, any principal outstanding from time to time on or after that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the stated mortgage loan rate (the “Initial Rate”). See “—ARD Loans” below.

Information regarding the scheduled amortization characteristics of each Mortgage Loan is set forth on Annex A-1 to this prospectus supplement and the footnotes thereto. See also “Summaries of the Fifteen Largest Mortgage Loans” in Annex A-3 to this prospectus supplement. The amortization schedule for the One Monument Place Mortgage Loan is set forth on Annex A-4 to this prospectus supplement.

Some of the Mortgage Loans provide for a recast of the amortization schedule and an adjustment of the monthly debt service payments on the Mortgage Loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the related unpaid principal balance or upon application of specified earnout escrow or holdback amounts if certain property performance criteria are not satisfied. Some of the individual Mortgage Loans that are secured by multiple Mortgaged Properties or parcels and permit partial prepayments of the individual or aggregate indebtedness in connection with releases of individual properties or parcels also provide for a recast of the amortization and an adjustment of the monthly debt service payments on the Mortgage Loan(s) upon any such prepayment and release.

With respect to some of the Mortgage Loans, notwithstanding that they provide for the accrual of interest on an Actual/360 Basis, the amount of the fixed periodic payments was determined as if interest accrues based on a 360-day year consisting of twelve 30-day months (a “30/360 Basis”), which will result in a larger payment due at maturity than would otherwise have been the case.

Voluntary Prepayment and Defeasance Provisions

General

As of origination, the following prepayment restrictions and defeasance provisions applied to the Mortgage Loans:

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Forty-eight (48) of the Mortgage Loans, representing approximately 79.5% of the Cut-off Date Pool Balance, each prohibit voluntary principal prepayments during a specified period of time (each, a “Lock-out Period”) but permit the related borrower (after an initial period of at least two years following the date of initial issuance of the Certificates) for a specified period to defease the related Mortgage Loan by pledging non-callable United States Treasury obligations and other non-callable government securities within the meaning of section 2(a)(16) of the Investment Company Act, as amended (“Government Securities”) that provide for payment on or prior to each Due Date through and including the maturity date or Anticipated Repayment

Date, as applicable (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.

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Eight (8) of the Mortgage Loans, representing approximately 12.5% of the Cut-off Date Pool Balance, each prohibit voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, for a specified period of time, permit the related borrower to prepay the related Mortgage Loan with the greater of a Yield Maintenance Charge or Prepayment Premium, and thereafter such Mortgage Loan is freely prepayable.

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Nine (9) of the Mortgage Loans, representing approximately 5.6% of the Cut-off Date Pool Balance, each permit voluntary principal prepayments upon the payment of a Yield Maintenance Charge for a period, then, after an initial period of at least two years following the date of initial issuance of the Certificates, for a specified period, permit the borrower to (i) make voluntary principal prepayments upon the payment of a Yield Maintenance Charge or (ii) to defease the related Mortgage Loan by pledging Government Securities that provide for payment on or prior to each Due Date through and including the maturity date or Anticipated Repayment Date, as applicable (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.

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Two (2) of the Mortgage Loans, representing approximately 1.4%% of the Cut-off Date Pool Balance, each prohibit voluntary principal prepayments during a Lock-Out Period, then, after an initial period of at least two years following the date of initial issuance of the Certificates, for a specified period, permit the borrower to (i) make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium or (ii) to defease the related Mortgage Loan by pledging Government Securities that provide for payment on or prior to each Due Date through and including the maturity date or Anticipated Repayment Date, as applicable (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.

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One (1) of the Mortgage Loans, representing approximately 1.0% of the Cut-off Date Pool Balance, permits voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or a Prepayment Premium for a period, then, after an initial period of at least two years following the date of initial issuance of the Certificates, for a specified period, permits the borrower to (i) make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or a Prepayment Premium for a period or (ii) to defease the related Mortgage Loan by pledging Government Securities that provide for payment on or prior to each Due Date through and including the maturity date or Anticipated Repayment Date, as applicable (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.

Notwithstanding the foregoing, the Mortgage Loans generally provide for open periods of various terms prior to and including the maturity date in which the related borrower may prepay the Mortgage Loan without Prepayment Premium, Yield Maintenance Charge or defeasance requirements. In addition, under certain circumstances, certain Mortgage Loans permit prepayments, in whole or in part, despite Lock-out Periods that may otherwise apply. See “—Partial Release and/or Partial Defeasance and/or Substitution” below. Also see Annex A-1 to this prospectus supplement, including the footnotes thereto, for the individual prepayment restrictions and seasoning applicable to each Mortgage Loan.

Other Prepayment Provisions

The loan documents for each of the related Mortgage Loans generally provide that voluntary prepayments made on a date other than a scheduled due date must include an interest payment representing interest for the remainder of the one-month accrual period in which the prepayment occurs. See “Certain Characteristics of the Mortgage Loans and Mortgaged Properties”, including the footnotes thereto, attached as Annex A-1 to this prospectus supplement.

In connection with the origination of certain Mortgage Loans, the related borrower was required to escrow funds or post a letter of credit related to obtaining certain performance objectives or other conditions and, in some of these cases, those performance objectives include achieving specified debt service coverage and/or debt yield levels or satisfying leasing criteria with respect to the property as a whole or particular portions thereof. Such funds will be released to the related borrower upon the satisfaction of the stated conditions. Additionally, such Mortgage Loans may allow or, in certain cases, may require that such escrowed funds be applied to reduce the principal balance of the related Mortgage Loan if such conditions are not met. For example, with respect to the Mortgage Loan secured by the property identified on Annex A-1 to this prospectus supplement as Augusta Ranch Marketplace, a $1,000,000 cash-funded holdback is subject to one-time release on or before February 27, 2017, unless extended, subject to certain conditions, including: (i) debt yield shall be not less than 8.75%; (ii) no current or anticipated material adverse change in rent roll or tenants’ financial condition since loan origination; (iii) Dairy Queen pad site improvements shall have been completed; (iv) Dairy Queen and Eastridge Family Dentistry shall be occupying their respective spaces and fully paying rent with all landlord obligations relating to delivery of tenant space having been satisfied; and (v) Fat Willy’s shall be occupying and fully paying rent and lender shall have received satisfactory evidence that Basha’s has consented to Fat Willy’s expanded space or that Fat Willy’s has accepted lesser space not requiring Basha’s consent. If borrower does not qualify for full disbursement, then lender shall disburse such funds as result in a debt yield of 8.75%. If borrower fails to qualify for disbursement on or prior to February 27, 2017, then lender in its sole discretion may either (i) apply the remaining funds to the loan balance (including payment of a yield maintenance premium) or (ii) extend the deadline for satisfying the release criteria. If borrower qualifies for a partial disbursement, then lender shall apply remaining funds to the loan balance (including payment of a yield maintenance premium). After February 27, 2017, lender shall have no further obligation to disburse any holdback to the borrower. If such conditions are not satisfied, and if the mortgagee has the discretion to retain the cash or letter of credit as additional collateral, the Master Servicer will generally be directed in the Pooling and Servicing Agreement to hold, when permitted, the escrows, letters of credit or proceeds of such letters of credit as additional collateral and not use such funds to reduce the principal balance of the related Mortgage Loan, unless holding such funds would otherwise be inconsistent with the Servicing Standard. If such funds are applied to reduce the principal balance of the Mortgage Loan, the Trust Fund would experience an early prepayment that may adversely affect the yield to maturity on your Certificates. In some cases, the related mortgage loan documents do not require payment of a Yield Maintenance Charge or Prepayment Premium in connection with such a prepayment. In addition, certain other Mortgage Loans have performance escrows or letters of credit and do not allow the lender to use such funds to reduce the principal balance of the related Mortgage Loan unless there is an event of default.

In addition, certain of the Mortgage Loans permit the related borrower to prepay the Mortgage Loan (in some cases, with no requirement to pay any related Yield Maintenance Charge or Prepayment Premium) in order to meet certain requirements necessary to permit a property release. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Voluntary Prepayment and Defeasance Provisions—Partial Release and/or Partial Defeasance and/or Substitution” in this prospectus supplement.

In other circumstances, tenants or other third parties may have purchase rights that are conditioned upon events that, if they occurred, would constitute events of default under the related Mortgage Loans. In such cases, the lender would have the right to exercise remedies available to it under the related mortgage loan documents prior to any prepayment occurring during the Lock-out Period, though we cannot assure you as to the timing of such remedies.

See the “Summaries of the Fifteen Largest Mortgage Loans” attached as Annex A-3 to this prospectus supplement and the footnotes to Annex A-1 in this prospectus supplement.

Calculation of Yield Maintenance Charges

Under certain Mortgage Loans that provide for the payment of a Yield Maintenance Charge in connection with a voluntary principal prepayment, the amount of the charge is generally calculated so as to result in a payment to the lender that is equal to the difference (if such difference is greater than zero) between (a) the present value of the remaining scheduled principal and interest payments that would have become due through a certain date with respect to the prepaid portion of the Mortgage Loan had the prepayment not occurred discounted at the Yield Maintenance Discount Rate, and (b) the amount of the prepayment. In the case of other Mortgage Loans that provide for the payment of a Yield Maintenance Charge in connection with a voluntary principal prepayment, the amount of the charge is calculated so as to result in a payment to the lender that is equal to the present value of the monthly payments of interest which would be due on the principal amount of the loan being prepaid (in certain cases, taking into account future scheduled amortization) from the prepayment date through the maturity date or Anticipated Repayment Date, as applicable, of the loan or the date that the borrower could prepay the Mortgage Loan without a prepayment charge, and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the mortgage rate and (z) Yield Maintenance Discount Rate, and discounted at the Yield Maintenance Discount Rate (which may be different from the rate in clause (z) for the same loan). In the case of other Mortgage Loans that provide for the payment of a Yield Maintenance Charge in connection with a voluntary principal prepayment, the amount of the charge is generally calculated using a methodology expressed differently than the above methodologies, but which results in a Yield Maintenance Charge which does not substantially differ in amount from the Yield Maintenance Charges that would be calculated under the foregoing methodologies. In certain cases, the amount of the Yield Maintenance Charge is subject to a minimum amount that is equal to a fixed percentage of the amount of the principal prepayment or is calculated solely on the basis of a fixed percentage of the amount of the principal prepayment. The relevant Mortgage Loan may provide for the use of a spread in determining the Yield Maintenance Discount Rate, if any. With respect to certain Mortgage Loans, Yield Maintenance Charges are calculated for a yield maintenance period that ends prior to the related maturity date or Anticipated Repayment Date. Calculation of Yield Maintenance Charges by reference to a yield maintenance period that ends prior to the related maturity date will likely result in a Yield Maintenance Charge that is lower than the Yield Maintenance Charge that would have been calculated had the yield maintenance period ended on the maturity date of such Mortgage Loan.

The “Yield Maintenance Discount Rate” means a rate generally equal to or otherwise calculated based on the yield(s) to maturity on specified United States Treasury securities or other specified Government Securities with a maturity or maturities generally corresponding to or close to either (a) the maturity date, Anticipated Repayment Date or other date that corresponds to the end of a yield maintenance period, as applicable, of the Mortgage Loan or the first date on which the related borrower could prepay the Mortgage Loan without a prepayment charge or (b) the remaining weighted average life of the Mortgage Loan, determined on a date close to the date of the prepayment. Alternatively, the rate is sometimes equal to the rate which, when compounded monthly, is equal to the semi-annual yield of the corresponding securities described above. The rate will be subject to varying rounding conventions depending on the terms of the applicable mortgage loan documents and may be increased by an applicable spread.

Defeasance Conditions Generally

As described in this prospectus supplement, some of the Mortgage Loans permit the related borrower to defease the subject Mortgage Loan in whole or, in some cases, in part, during a period that commences no earlier than the second anniversary of the Closing Date, by pledging to the holder of the Mortgage Loan the requisite amount of defeasance collateral, and thereby obtain a release of the related Mortgaged Property or, if applicable, one or more of the related Mortgaged Properties. In general, the defeasance collateral must consist of Government Securities.

In general, the Government Securities that are to be delivered in connection with the defeasance of any Mortgage Loan, must provide for a series of payments that:

●	will be made on or prior, but as closely as possible, to all successive Due Dates through and including the maturity date or, in some instances, the expiration of the Lock-out Period; and

●
will, in the case of each Due Date, be in a total amount equal to or greater than the scheduled debt service payment, including any applicable balloon payment or ARD payment, scheduled to be due or deemed due on that date, with any excess to be returned to the related borrower or a successor borrower.

Notwithstanding the foregoing, in lieu of delivering the requisite amount of Government Securities, generally a borrower may instead deliver cash sufficient for the lender to purchase the requisite amount of Government Securities.

Each multi-property Mortgage Loan, and each group of cross-collateralized Mortgage Loans, that allows for partial defeasance of the aggregate debt provides that in the event of a defeasance of less than the entire aggregate debt, one or more of the related Mortgaged Properties would be released from the lien of the related mortgage and, if applicable, the cross-collateralization would terminate as to the released property or properties.

If fewer than all of the Mortgaged Properties securing any particular multi-property Mortgage Loan are permitted by the related mortgage loan documents to be released in connection with any defeasance, then the borrower generally must deliver one of the following: (a) Government Securities that provide, or an amount sufficient to purchase Government Securities that provide, payments equal to 100% to 125% of the scheduled principal and interest payments for the Mortgage Loan (or portion thereof) being defeased; or (b) Government Securities that provide, or an amount sufficient to purchase Government Securities that provide, payments equal to the lesser of (i) 100% to 125% of the scheduled principal and interest payments for the Mortgage Loan (or portion thereof) being defeased or (ii) the total of all remaining scheduled payments on, as applicable, the entire individual multi-property Mortgage Loan (assuming no defeasance has occurred). See “—Partial Release and/or Partial Defeasance and/or Substitution” below.

In connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the Trust a first priority security interest in the collateral, together with an opinion of counsel confirming the first priority status of the security interest. In addition, a borrower will generally be required to deliver a certification from an independent accounting firm or provide other evidence reasonably acceptable to the lender to the effect that the defeasance collateral is sufficient to make all scheduled debt service payments under the related Mortgage Loan (or portion thereof to be defeased) through maturity or the Anticipated Repayment Date, as applicable, or, in some instances, the expiration of the Lock-out Period. Certain Mortgage Loans may permit variations in the mechanics of defeasance transactions that create risk. For example, the related borrower may be permitted to deliver a certificate as to the adequacy of defeasance collateral from parties other than a recognized public accounting firm, and/or may not be required to obtain Rating Agency Confirmation in connection with the defeasance under certain circumstances. See also representation and warranty no. 34 in Annex C-1 and the exceptions thereto in Annex C-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this prospectus supplement).

Certificateholders will not be entitled to any defeasance fees or any additional amounts payable to the lender in respect of successor borrowers established for defeasance purposes.

Partial Release and/or Partial Defeasance and/or Substitution. Some of the Mortgage Loans that are secured by two or more Mortgaged Properties, and some of the Mortgage Loans that are secured by a Mortgaged Property that consists of multiple parcels, and the group of cross-collateralized Mortgage Loans, permit the borrower to obtain the release of the mortgage on one or more of the related Mortgaged Properties or parcels upon a partial prepayment or partial defeasance of the related Mortgage Loan or to substitute a like property for one or more parcels of the Mortgaged Property (subject to the satisfaction of various conditions). The following paragraphs summarize the related provisions for releases in connection with partial prepayment, partial defeasance and substitution.

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With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus supplement as Walgreens Portfolio, representing approximately 7.7% of the Cut-off Date Pool Balance, the related loan documents permit the related borrower (after the expiration of the defeasance lockout date and prior to the open prepayment date) to obtain the release of any particular related Mortgaged Property in connection with a partial defeasance, subject to the satisfaction of various conditions, including: (a) such Mortgage Loan is partially defeased in an amount equal to 125% of the allocated loan amount of the Mortgaged Property to be released; and (b) after giving effect to the partial defeasance, (i) the debt service coverage ratio for the remaining Mortgaged Properties is not less than the greater of 1.35x and the debt service coverage ratio in effect immediately prior to the partial defeasance, and (ii) the loan-to-value ratio for the remaining Mortgaged Properties is not greater than the lesser of 68.4% and the loan-to-value ratio in effect immediately prior to the partial defeasance. In addition, if any related Mortgaged Property becomes a “Dark Property” (i.e., the sole tenant at such related Mortgaged Property (i) vacates, surrenders or ceases to conduct its normal business operations or (ii) notifies any of certain specified persons that it intends to vacate, surrender or cease to conduct its normal business operations (except if the sole tenant subsequently decides not to do so and does not do so)), then the related borrower may elect to cause the lender to release such Dark Property from the lien of the applicable mortgage, provided that simultaneously with such release, the related borrower substitutes as collateral an alternative real property (the “Substitute Property”). The related borrower’s right to replace a Dark Property with a Substitute Property will be subject to various conditions, including: (a) the lender will have received an appraisal of the Substitute Property prepared within 120 days prior to the substitution date (i) showing an appraised value equal to or greater than the appraised value of the Dark Property as of the origination date and as of the substitution date, and (ii) which supports an aggregate loan-to-value ratio with respect to the related Mortgaged Properties (including the Substitute Property and excluding the Dark Property) not greater than the aggregate loan-to-value ratio as of the substitution date (including the Dark Property and excluding the Substitute Property); (b) the debt service coverage ratio for the twelve full calendar months immediately preceding the substitution date with respect to the related Mortgaged Properties (including the Substitute Property and excluding the Dark Property) will be equal to or greater than the greater of (i) the debt service coverage ratio with respect to the related Mortgaged Properties (including the Dark Property and excluding the Substitute Property) as of the origination date and (ii) the debt service coverage ratio with respect to the related Mortgaged Properties (including the Dark Property and excluding the Substitute Property) for the twelve full calendar months immediately preceding the substitution date; (c) the Substitute Property will be subject to a “triple net” lease with the sole tenant; (d) the mortgage encumbering the Substitute Property will secure all amounts then outstanding under the subject Mortgage Loan, provided that in the event that the jurisdiction in which the Substitute Property is located imposes a mortgage recording, intangibles or similar tax and does not permit the allocation of indebtedness for the purpose of determining the amount of such tax payable, the principal amount secured by such mortgage will be equal to 105% of the appraised value of the Substitute Property; and (e) the related borrower may not effectuate more than three (3) property substitutions during the term of the subject Mortgage Loan.

Furthermore, the related loan documents permit the related borrower to obtain the release of the Walgreens – Michigan City Mortgaged Property in the event the owner of the shopping center exercises its option to purchase such Mortgaged Property pursuant to that certain common area agreement (the “Common Area Agreement”), subject to the satisfaction of certain conditions, including that: (i) notwithstanding any applicable lock-out period, the borrower prepays the Mortgage Loan in an amount equal to the greater of (a) 125% of the allocated loan amount for such Mortgaged Property plus all accrued and unpaid interest and (b) to the extent not otherwise applied to amounts due under the Mortgage Loan, the purchase price identified in the Common Area Agreement (described below) and (ii) the borrower provides the lender 30 days’ notice of such release. The Common Area Agreement provides the owner of the shopping center in which the Walgreens – Michigan City Mortgaged

Property is located with an option to purchase such Mortgaged Property in the event such Mortgaged Property is razed and removed and the borrower has not commenced redevelopment of such Mortgaged Property 12 months following the casualty and thereafter diligently pursue completion of the redevelopment within 15 months following the casualty. The owner of the shopping center may purchase the Mortgaged Property for an amount equal to the greater of (i) $1,208,000 and (ii) the fair market value of the Walgreens – Michigan City Mortgaged Property. In the event the purchase price does not equal 125% of the allocated loan amount for the Mortgaged Property, the amount of such deficiency is recourse to the guarantor.

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With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus supplement as University of Delaware Hotel Portfolio, representing approximately 4.2% of the Cut-off Date Pool Balance, the loan documents permit the borrower to obtain the release of a Mortgaged Property upon a bona fide third party sale of such Mortgaged Property in connection with partial defeasance, subject to certain conditions, including: (i) delivery of defeasance collateral in an amount equal to 115% of the allocated loan amount for the released Mortgaged Property; (ii) the debt service coverage ratio following the release is no less than the greater of (A) 1.65x and (B) the debt service coverage ratio for all Mortgaged Properties immediately prior to such release; (iii) the loan-to-value ratio following the release is no greater than 85%; (iv) the debt yield following the release is not less than the greater of (A) 10.21% and (B) the debt yield of all Mortgaged Properties immediately prior to such release; and (v) an opinion of counsel that the REMIC trust will not fail to maintain its REMIC status due to the partial release.

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With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus supplement as DS Services Portfolio, representing approximately 3.8% of the Cut-off Date Pool Balance, following the lockout period, the loan documents permit the releases of any of the constituent properties in connection with a sale (including the sale of a non-economic facility as contemplated by the related lease) of the related property to an unaffiliated third party, subject to certain conditions, including: (i) payment of a release price equal to 110% of the allocated loan amount of the release property, together with applicable prepayment premium and interest; (ii) the post-sale assumed debt service coverage ratio of the remaining properties is not less than 1.40x; (iii) the post-sale loan-to-value ratio of the remaining properties is not greater than the lesser of (A) 65% and (B) the pre-sale loan-to-value ratio. In connection with property sale and related prepayment, monthly debt service payment amount is to be re-calculated based on the post-release outstanding loan balance, the interest rate, and the number of months remaining in a 30 year amortization schedule that is deemed to have begun at loan origination., In addition, the loan documents permit the Substitution of any of the constituent properties, subject to certain conditions, including: (i) the post-substitution combined debt service coverage ratio for remaining properties is equal or greater than the pre-substitution combined debt service coverage ratio for all properties; (ii) the substitute property shall have an appraised value at least equal to the property being replaced; (iii) the post-substitution loan-to-value ratio for remaining properties is equal or less than lesser of (A) 65% and (B) the pre-substitution combined loan-to-value ratio for all properties; (iv) the substitute property shall be of like kind and quality to the property being replaced (including factors such as geographic diversity, market and submarket strength, access, visibility and projected property renovations); (v) the replacement property shall be leased to a single tenant with (A) net effective rent at least equal to that of the property being replaced, (B) a remaining lease term of no less duration than that of the property being released, and (C) other material terms being no less favorable to the borrower than that of the property being released; (vi) a rating agency confirmation; and (vii) an opinion of counsel that the REMIC trust will not fail to maintain its REMIC status due to the substitution, among other things.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Ontario Airport Tower, representing approximately 3.6% of the Cut-off Date Pool Balance, the loan documents permit the borrower to obtain the release of a portion of the Mortgaged Property, provided, among other conditions, (i) the Mortgage Loan is partially defeased in an amount equal to $500,000; (ii) after giving effect to such release, the loan-to-value ratio will not be greater than 125%; and (iii) the lender receives an opinion of counsel that the REMIC trust will not fail to maintain its REMIC status due to the partial release.

●
With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus supplement as Cole Income NAV Portfolio, representing approximately 2.0% of the Cut-off Date Pool Balance, the loan documents permit the borrowers to obtain the release of one or more of the Mortgaged Properties upon a bona fide third party sale of such Mortgaged Property or Properties, subject to certain conditions, including: (i) the borrower makes a principal payment in an amount equal to 115% of the allocated loan amount with respect to the Mortgaged Property to be released; (ii) the debt service coverage ratio for the remaining Mortgaged Properties is no less than the greater of (A) the debt service coverage ratio for all Mortgaged Properties at origination of the Mortgage Loan and (B) the debt service coverage ratio for all Mortgaged Properties immediately prior to such release; and (iii) the loan-to-value ratio is no greater than the loan-to-value ratio at origination of the Mortgaged Loan.

Furthermore, some of the Mortgage Loans permit the release or substitution of specified parcels of real estate or improvements that secure the Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property. Such real estate may be permitted to be released, subject to certain REMIC rules, without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan or substitution of additional collateral if zoning and other conditions are satisfied.

See “Risk Factors—Risks Related to the Mortgage Loans—Changes to REMIC Restrictions on Loan Modifications and REMIC Rules on Partial Releases May Impact an Investment in the Certificates” in this prospectus supplement and “Summaries of the Fifteen Largest Mortgage Loans—3 Columbus Circle”, “—Walgreens Portfolio”, “—University of Delaware Hotel Portfolio”, “—DS Services Portfolio”“—Ontario Airport Tower” and “—Cole Income NAV Portfolio” in Annex A-3 to this prospectus supplement. See also representation and warranty no. 29 in Annex C-1 and the exceptions thereto in Annex C-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this prospectus supplement).

Non-Recourse Obligations

The Mortgage Loans are generally non-recourse obligations of the related borrowers and, upon any such borrower’s default in the payment of any amount due under the related Mortgage Loan, the holder thereof may look only to the related Mortgaged Property for satisfaction of the borrower’s obligations. While many mortgage loans contain non-recourse carveouts for liabilities such as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans do not contain such carveouts or contain limitations to such carveouts.

In those cases where the loan documents permit recourse to the borrower or a guarantor, we and the Mortgage Loan Sellers generally have not evaluated, and we make no statement regarding, the financial condition of any such person or entity or the likelihood that such person or entity will be able to perform any guaranty obligations, including nonrecourse carveout obligations or nonrecourse carveout guaranty obligations, that may arise in connection with the related Mortgage Loan. In many cases, the net worth and/or the liquid assets of the related nonrecourse carveout guarantor(s) are less (and perhaps substantially less) than the amount of the subject Mortgage Loan. Furthermore, some Mortgage Loans do not require any guarantor or indemnitor separate from the borrower to be liable for the non-recourse carveouts. Such is the case, for example, with respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus supplement as Hanesbrands Industrial, Actuant HQ, Hobby Lobby, Walgreens – Hilliard, OH, Walgreens – Niles, OH, Dollar General – Iberia, Dollar General – Pine Island, Dollar General – Isle and Dollar General – Wheaton, collectively representing approximately 5.6% of the Cut-off Date Pool Balance, as to which each related borrower is an affiliate of the related lender. Additionally, the borrowers under the mortgage loans are generally special purpose entities with limited or no other assets. Investors should thus consider all of the Mortgage Loans to be nonrecourse in all respects.

With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus supplement as One Monument Place and Pathfinder Office, collectively representing approximately 6.0% of the Cut-off Date Pool Balance, the related non-recourse carveout guarantor is a United States corporation, the principal of which is a citizen of Indonesia and, as such, such principal may be beyond the jurisdiction of United States courts.

Generally, none of the Mortgage Loans are insured or guaranteed by any Mortgage Loan Seller or any of their affiliates, the United States or any foreign government, any government entity or instrumentality, any private mortgage insurer or any other person.

See “Risk Factors—Mortgage Loans With Borrowers That Are Not Bankruptcy Remote Entities or That Do Not Have Non-Recourse Carveout Guarantees May Be More Likely To File Bankruptcy Petitions or Take Other Actions That May Adversely Affect Distributions on Your Certificates” in this prospectus supplement. See also representation and warranty no. 28 in Annex C-1 to this prospectus supplement and the exceptions thereto in Annex C-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this prospectus supplement).

“Due-on-Sale” and “Due-on-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses that permit the holder of the mortgage to accelerate the maturity of the related Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property or that prohibit the borrower from doing so without the consent of the holder of the mortgage, in each case except to the extent the transfer is permitted under the mortgage loan documents.

All or substantially all of the Mortgage Loans grant the related borrower a right, exercisable on multiple occasions and, in some cases, without limit on the number of such occasions, to assign the related Mortgaged Property to and cause an assumption of the Mortgage Loan by a third-party purchaser, subject to one or any combination of the following: (i) the condition that the transferee be a third-party purchaser that is reasonably acceptable to the lender; (ii) delivery of Rating Agency Confirmation by each of the Rating Agencies; (iii) payment of an assumption fee by the related borrower; and/or (iv) the original guarantor(s) and indemnitor(s) remain liable under the mortgage loan documents (unless the lender otherwise consents). Under the Pooling and Servicing Agreement, assumption fees may be waived by the Master Servicer and/or the Special Servicer, as the case may be, or, if collected, will be paid to the Master Servicer and/or the Special Servicer as additional servicing compensation.

The Mortgage Loans generally also permit the borrower to transfer the related Mortgaged Property to an affiliate or subsidiary of the borrower, or an entity of which the borrower or an affiliate thereof is the controlling beneficial owner, upon the satisfaction of certain limited conditions set forth in the applicable mortgage loan documents and/or as determined by the Master Servicer and/or the Special Servicer or permit transfers in certain limited circumstances, including one or more of the following: (1) a transfer of the related Mortgaged Property or ownership interests in the borrower to a person that is affiliated with or otherwise related to the borrower or transferor; (2) transfers by the borrower of the Mortgaged Property, and/or transfers of ownership interests in the borrower, to specified individuals, entities or types of individuals or entities; (3) issuance by the borrower of new partnership or membership interests; (4) changes in ownership between existing shareholders, partners, members or other beneficial owners, as applicable, of the borrower; (5) a transfer of passive, minority (i.e., less than 50%) or non-controlling ownership interests in the related borrower (or, with respect to Mortgage Loans as to which the borrower is a Delaware statutory trust or is comprised of tenants in common, transfers to new beneficial owners in the Delaware statutory trust or to new, or among existing, tenants in common); (6) transfers of interests in the related borrower for estate planning purposes or otherwise upon the death or incapacity of a principal; (7) a transfer of publicly-traded stock of a direct or indirect equity holder in the borrower; (8) transfers of interests in the related borrower approved by the lender, which approval may be subject to delivery of Rating Agency Confirmation from each of the Rating Agencies; (9) transfers to a mezzanine lender or other qualified transferee in accordance with the related intercreditor agreement; (10) transfers of direct or indirect interests in a specified upstream entity; and (11) other transfers similar in nature to the foregoing. See also representation and warranty no. 32 in Annex C-1 and the exceptions thereto in

Annex C-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this prospectus supplement).

Furthermore, upon satisfaction of certain conditions set forth in the related mortgage loan documents, certain individual Mortgage Loans allow the borrower or its owners to incur secured secondary financing and/or mezzanine and similar financing that may otherwise be contrary to their “due-on-sale” or “due-on-encumbrance” provisions. See “—Subordinate and/or Other Financing” below and see “Risk Factors—Risks Related to the Offered Certificates—If the Master Servicer or the Special Servicer Purchases Certificates or Has Investments Related to a Borrower or Other Person, a Conflict of Interest May Arise Between Its Own Interests and Its Duties to the Trust Fund” and “—Various Other Securitization-Level Conflicts of Interest May Have an Adverse Effect on Your Offered Certificates—Conflicts Between the Trust Fund and the Mortgage Loan Sellers and Their Affiliates” in this prospectus supplement.

See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions” in this prospectus supplement.

Encumbered Interests

In the case of one hundred twenty-one (119) of the Mortgaged Properties, securing approximately 94.8% of the Cut-off Date Pool Balance in the aggregate by allocated loan amount, the borrower’s interest in the related Mortgaged Property consists of a fee interest (and we consider the borrower’s interest in a Mortgaged Property to be a fee interest if the borrower’s fee interest completely overlaps any leasehold interests of the borrower).

In the case of two (2) of the Mortgaged Properties, identified on Annex A-1 to this prospectus supplement as Atrium Pointe and Hilton Albany, collectively securing approximately 4.3% of the Cut-off Date Pool Balance by allocated loan amount, the related borrower’s interest in the related Mortgaged Property consists of a fee interest in part of the related Mortgaged Property and a leasehold interest in another part thereof. The ground lease for Atrium Pointe does not include all customary mortgagee protections, but the leasehold portion of the Mortgaged Property is not material to the operations of the Mortgaged Property as a whole and is not required for satisfaction of zoning or tenant lease requirements.

In the case of one (1) of the Mortgaged Properties, identified on Annex A-1 to this prospectus supplement as Masonic Building, securing approximately 0.9% of the Cut-off Date Pool Balance by allocated loan amount, the borrower’s interest in the related Mortgaged Property consists of a leasehold interest in the related Mortgaged Property. However, such Mortgaged Property is a condominium unit, and the related condominium in its entirety is subject to a ground lease as to which the related borrower has for the most part undertaken the rights and obligations of ground lessee and is receiving limited reimbursements from the other condominium unit owner for specified items.

See “Risk Factors—Risks Related to the Mortgage Loans—Loans Secured by Mortgages on a Leasehold Interest Will Subject Your Investment to a Risk of Loss Upon a Lease Default” in this prospectus supplement.

ARD Loans

Eleven (11) of the Mortgage Loans (each, an “ARD Loan”), representing approximately 11.9% of the Cut-off Date Pool Balance, provide that, after a certain date (the “Anticipated Repayment Date”) set forth on Annex A-1 to this prospectus supplement, if the related borrower has not repaid the related ARD Loan in full, any principal outstanding from time to time on or after that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the stated mortgage loan rate (the “Initial Rate”). After its Anticipated Repayment Date, each ARD Loan further requires that all cash flow available from the related Mortgaged Property after payment of the monthly debt service payments required under the terms of such ARD Loan documents and all escrows and property expenses required under such ARD Loan documents be used to accelerate amortization of principal (without payment of any Yield Maintenance Charge or Prepayment Premium). Notwithstanding the accrual of interest under each such ARD Loan at the Revised Rate after its Anticipated Repayment Date, the portion thereof accrued at the Initial Rate will continue to be payable monthly on a current basis; the obligation to pay the portion thereof accrued in excess of the Initial Rate (such interest so accrued, “Excess Interest”) will be deferred; and such Excess Interest will become due and payable only after the outstanding principal balance of such ARD Loan has been paid in full, and will accrue interest at the Revised Rate (to the extent permitted under applicable law and the loan documents). Interest accrued at the Revised Rate on previously accrued Excess Interest (whether such previously accrued Excess Interest has been added to the principal balance of the ARD Loans or is a separate deferred amount) will itself be Excess Interest that is treated in the same manner and is also not payable currently. To the extent actually collected, Excess Interest will be paid to the holders of the Class V Certificates.

Additionally, an account was established at the origination, or is required to be established upon the occurrence of the Anticipated Repayment Date, of any ARD Loan into which the tenant(s) are to be directed to deposit rents or into which other revenues from the Mortgaged Property must be deposited. The related borrower is entitled to receive remittances periodically subject to certain terms and conditions.

The amortization term for any ARD Loan is significantly longer than the period up to the Anticipated Repayment Date; consequently, the repayment of any ARD Loan in full on its Anticipated Repayment Date would require a substantial payment of principal on that date (except to the extent that such ARD Loan is repaid prior thereto). The ARD provisions described above, to the extent applicable, may result in an incentive for the borrower to repay an ARD Loan on or before its Anticipated Repayment Date but the borrower will have no obligation to do so. We make no statement regarding the likelihood that any ARD Loan will be repaid on its Anticipated Repayment Date.

Split Loan Structures

The following table presents certain information regarding the Loan Combinations:

Loan Combination Name	Cut-off Date Principal Balance of Mortgage Loan	Cut-off Date Principal Balance of Pari Passu Companion Loan(s)	Cut-off Date Principal Balance of Subordinate Companion Loan(s)	Aggregate Cut- off Date Balance of Loan Combination	Cut-off Date LTV Ratio of Loan Combination	Mortgage Loan Interest Rate	Companion Loan Interest Rate	U/W Debt Service Coverage Ratio for Loan Combination
3 Columbus Circle	$75,000,000	$275,000,000	NAP	$350,000,000	50.0%	3.610%	3.610%	2.30x
Walgreens Portfolio	$64,000,000	$55,065,000	NAP	$119,065,000	68.4%	4.450%	4.450%	1.36x
One Monument Place	$40,500,000	NAP	$4,500,000	$45,000,000	67.5%(1)	4.844%	13.000%	1.51x(1)
Bella Luna / San Lucas	$15,432,192	$4,978,126	NAP	$20,410,318	58.3%	3.949%	3.949%	2.03x

(1)
The Cut-off Date LTV Ratio and U/W Debt Service Coverage Ratio presented for the One Monument Place Loan Combination in the table above take account of the related Mortgage Loan but exclude the related Subordinate Companion Loan. Taking into account the entire One Monument Place Loan Combination, the Cut-off Date LTV Ratio and U/W Debt Service Coverage Ratio are 75.0% and 1.11x, respectively.

The 3 Columbus Circle Loan Combination

General. With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as 3 Columbus Circle, representing approximately 9.0% of the Cut-off Date Pool Balance (the “3 Columbus Circle Mortgage Loan”), the related Mortgaged Property (the “3 Columbus Circle Mortgaged Property”) also secures four other mortgage notes, each of which is pari passu in right of payment with the 3 Columbus Circle Mortgage Loan: Note A-1 with a principal balance as of the Cut-off Date of $90,000,000; Note A-2 with a principal balance as of the Cut-off Date of $50,000,000; Note A-4 with a principal balance as of the Cut-off Date of $85,000,000; and Note A-5 with a principal balance as of the Cut-off Date of $50,000,000 (each, a “3 Columbus Circle Pari Passu Companion Loan”). Note A-1 is sometimes referred to as the “3 Columbus Circle Controlling Pari Passu Companion Loan” and Note A-2, Note A-4 and Note A-5 are each sometimes referred to as a “3 Columbus Circle Non-Controlling Pari Passu Companion Loan”. The 3 Columbus Circle Mortgage Loan and the 3 Columbus Circle Pari Passu Companion Loans are sometimes collectively referred to as the “3 Columbus Circle Loan Combination”. Only the 3 Columbus Circle Mortgage Loan is included in the Issuing Entity. The 3 Columbus Circle Mortgage Loan is evidenced by two promissory notes—Notes A-3 and A-6. Unless otherwise specified in this prospectus supplement, the 3 Columbus Circle Mortgage Loan is presented for all purposes as one Mortgage Loan. The 3 Columbus Circle Pari Passu Companion Loan designated Note A-4 has been included in the COMM 2015-CCRE22 securitization. Each of the other 3 Columbus Circle Pari Passu Companion Loans is expected to be included in a future securitization.

The holders of the 3 Columbus Circle Loan Combination (the “3 Columbus Circle Noteholders”) have entered into an intercreditor agreement that sets forth the respective rights of each 3 Columbus Circle Noteholder (the “3 Columbus Circle Intercreditor Agreement”).

Servicing. The 3 Columbus Circle Loan Combination will be serviced as follows:

(a)     from and after the Closing Date, but prior to the date that the 3 Columbus Circle Controlling Pari Passu Companion Loan is included in a securitization trust (the “3 Columbus Circle Controlling Pari Passu Companion Loan Securitization Date”), the 3 Columbus Circle Loan Combination will be serviced by the master servicer and the applicable special servicer pursuant to the terms of the pooling and servicing agreement governing the COMM 2015-CCRE22 securitization; and

(b)     from and after the 3 Columbus Circle Controlling Pari Passu Companion Loan Securitization Date, the 3 Columbus Circle Loan Combination will be serviced (x) pursuant to the terms of the pooling and servicing agreement entered into in connection with the securitization of the 3 Columbus Circle Controlling Pari Passu Companion Loan and (y) by the applicable master servicer and the applicable special servicer appointed pursuant to the pooling and servicing agreement for such securitization.

The pooling and servicing agreement governing the servicing of the 3 Columbus Circle loan combination at any given time is referred to herein as the “3 Columbus Circle Pooling and Servicing Agreement” or an “Other Pooling and Servicing Agreement”. Subject to the terms of the 3 Columbus Circle Intercreditor Agreement, all decisions, consents, waivers, approvals and other actions on the part of any of the 3 Columbus Circle Noteholders will be effected in accordance with the 3 Columbus Circle Pooling and Servicing Agreement and the 3 Columbus Circle Intercreditor Agreement.

The 3 Columbus Circle Intercreditor Agreement requires that the 3 Columbus Circle Pooling and Servicing Agreement contain terms and conditions that are customary for securitization transactions involving assets similar to the 3 Columbus Circle Mortgage Loan as described more fully under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Additional Matters Relating to the Servicing of the Cumberland Mall Loan Combination and the 3 Columbus Circle Loan Combination”.

The applicable master servicer under the 3 Columbus Circle Pooling and Servicing Agreement is sometimes referred to herein as the “3 Columbus Circle Master Servicer” or an “Other Master Servicer”. The applicable special servicer under the 3 Columbus Circle Pooling and Servicing Agreement is sometimes referred to herein as the “3 Columbus Circle Special Servicer” or an “Other Special Servicer”. The applicable trustee under the 3 Columbus Circle Pooling and Servicing Agreement is sometimes referred to herein as the “3 Columbus Circle Trustee” or an “Other Trustee”. The applicable certificate administrator under the 3 Columbus Circle Pooling and Servicing Agreement is sometimes referred to herein as the “3 Columbus Circle Certificate Administrator” or an “Other Certificate Administrator”. The applicable custodian under the 3 Columbus Circle Pooling and Servicing Agreement is sometimes referred to herein as the “3 Columbus Circle Custodian” or an “Other Custodian”. The applicable trust advisor (or operating advisor) under the 3 Columbus Circle Pooling and Servicing Agreement is sometimes referred to herein as the “3 Columbus Circle Trust Advisor” or an “Other Trust Advisor”. All decisions, consents, waivers, approvals and other actions on the part of any 3 Columbus Circle Noteholder will be effected in accordance with the 3 Columbus Circle Pooling and Servicing Agreement and the 3 Columbus Circle Intercreditor Agreement.

Advances. The Master Servicer or the Trustee, as applicable, will be responsible for making advances of principal and interest on the 3 Columbus Circle Mortgage Loan (but not on any 3 Columbus Circle Pari Passu Companion Loan) pursuant to the Pooling and Servicing Agreement, unless the Master Servicer, the Trustee or the Special Servicer, as applicable, determines that such an advance would not be recoverable from collections on the 3 Columbus Circle Mortgage Loan. The 3

Columbus Circle Master Servicer, the 3 Columbus Circle Special Servicer or the 3 Columbus Circle Trustee, as applicable, under the 3 Columbus Circle Pooling and Servicing Agreement, will be responsible for making any required servicing advances with respect to the 3 Columbus Circle Loan Combination, in each case unless a determination of nonrecoverability is made under the 3 Columbus Circle Pooling and Servicing Agreement. Any required principal and interest advances on any 3 Columbus Circle Pari Passu Companion Loan will be the obligation of the applicable master servicer and trustee of the securitization into which such 3 Columbus Circle Pari Passu Companion Loan has been deposited.

Distributions. The terms of the 3 Columbus Circle Intercreditor Agreement set forth the respective rights of the 3 Columbus Circle Noteholders with respect to distributions of funds received in respect of the 3 Columbus Circle Loan Combination, and provides, in general, that:

●
the 3 Columbus Circle Mortgage Loan and the 3 Columbus Circle Pari Passu Companion Loans are of equal priority with each other and no portion of any of them will have priority or preference over any portion of the other or security therefor; and

●
all payments, proceeds and other recoveries on or in respect of the 3 Columbus Circle Mortgage Loan and the 3 Columbus Circle Pari Passu Companion Loans will be applied to the 3 Columbus Circle Mortgage Loan and the 3 Columbus Circle Pari Passu Companion Loans on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of any master servicer, special servicer, trust advisor, certificate administrator or trustee under the applicable pooling and servicing agreement) in accordance with the terms of the 3 Columbus Circle Intercreditor Agreement, the Pooling and Servicing Agreement, the 3 Columbus Circle Pooling and Servicing Agreement and any other pooling and servicing agreement governing the securitization of any 3 Columbus Circle Pari Passu Companion Loan, as applicable.

Consultation and Control. The controlling note holder under the 3 Columbus Circle Intercreditor Agreement with respect to the 3 Columbus Circle Loan Combination will be (a) prior to the 3 Columbus Circle Controlling Pari Passu Companion Loan Securitization Date, the holder of the 3 Columbus Circle Controlling Pari Passu Companion Loan, and (b) on and after the 3 Columbus Circle Controlling Pari Passu Companion Loan Securitization Date, the subordinate class representative of the securitization of the 3 Columbus Circle Controlling Pari Passu Companion Loan (such party, the “3 Columbus Circle Controlling Note Holder”). Certain decisions to be made with respect to the 3 Columbus Circle Loan Combination, including certain major decisions pursuant to the 3 Columbus Circle Pooling and Servicing Agreement, will require the approval of the 3 Columbus Circle Controlling Note Holder.

Pursuant to the terms of the 3 Columbus Circle Intercreditor Agreement, both the Subordinate Class Representative, as a non-controlling noteholder, and each holder of a 3 Columbus Circle Non-Controlling Pari Passu Companion Loan, as a non-controlling note holder (each, a “3 Columbus Circle Non-Controlling Note Holder”) will have the right (i) to receive copies of all notices, information and reports, in each case, with respect to the 3 Columbus Circle Loan Combination, that the 3 Columbus Circle Master Servicer or the 3 Columbus Circle Special Servicer, as applicable, under the 3 Columbus Circle Pooling and Servicing Agreement is required to provide to the 3 Columbus Circle Controlling Note Holder under such agreement within the same time frame the 3 Columbus Circle Master Servicer or the 3 Columbus Circle Special Servicer, as applicable, is required to provide such notices, information and reports to the 3 Columbus Circle Controlling Note Holder and (ii) to be consulted by the 3 Columbus Circle Master Servicer or the 3 Columbus Circle Special Servicer, as applicable, on a strictly non-binding basis with respect to certain major decisions as set forth in the 3 Columbus Circle Intercreditor Agreement and the implementation by the 3 Columbus Circle Special Servicer of any recommended actions outlined in an asset status report. The consultation right of each 3 Columbus Circle Non-Controlling Note Holder will expire 10 business days after the delivery by the 3 Columbus Circle Master Servicer or the 3 Columbus Circle Special Servicer, as applicable, of notice and information relating to the matter subject to consultation; provided, that if a new course of action is proposed that is materially different from the actions previously proposed, the 10 business-day consultation period will begin anew. Notwithstanding each 3 Columbus Circle Non-Controlling Note Holder’s consultation rights described above, the 3 Columbus Circle Master Servicer or the 3 Columbus

Circle Special Servicer, as applicable, is permitted to implement any major decision or take any action set forth in an asset status report before the expiration of the aforementioned 10 business-day period (or in connection with an acceptable insurance default, 30-day period) if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the 3 Columbus Circle Mortgage Loan and the 3 Columbus Circle Pari Passu Companion Loans.

In addition to the non-binding consultation rights of each 3 Columbus Circle Non-Controlling Note Holder described above, each 3 Columbus Circle Non-Controlling Note Holder will have the right to attend annual conference calls with the 3 Columbus Circle Master Servicer or the 3 Columbus Circle Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the 3 Columbus Circle Master Servicer or the 3 Columbus Circle Special Servicer, as applicable, in which servicing issues related to the 3 Columbus Circle Loan Combination and 3 Columbus Circle Mortgaged Property are discussed.

Neither the 3 Columbus Circle Master Servicer nor the 3 Columbus Circle Special Servicer may follow any advice or consultation that would require or cause such parties to violate any applicable law, including the REMIC provisions, be inconsistent with the applicable servicing standard, require or cause such parties to violate provisions of the 3 Columbus Circle Intercreditor Agreement or the 3 Columbus Circle Pooling and Servicing Agreement, require or cause such parties to violate the terms of the 3 Columbus Circle Loan Combination loan documents. Neither the 3 Columbus Circle Master Servicer nor the 3 Columbus Circle Special Servicer is or is expected to be obligated at any time to follow or take any alternative actions recommended by any of the 3 Columbus Circle Non-Controlling Note Holders.

Sale of Defaulted Mortgage Loan. Pursuant to the terms of the 3 Columbus Circle Intercreditor Agreement, if the 3 Columbus Circle Loan Combination becomes a “defaulted mortgage loan” as a result of any monthly payment or balloon payment being at least 60 days delinquent and the 3 Columbus Circle Special Servicer determines to pursue a sale of the 3 Columbus Circle Mortgage Loan or any 3 Columbus Circle Pari Passu Companion Loan, then the 3 Columbus Circle Special Servicer will be required to sell the 3 Columbus Circle Mortgage Loan together with the 3 Columbus Circle Pari Passu Companion Loans as a single whole loan, subject to the satisfaction of certain notice and information delivery requirements and the 3 Columbus Circle Trustee’s (or any third party hired by the 3 Columbus Circle Trustee in accordance with the 3 Columbus Circle Pooling and Servicing Agreement) obligation to review whether certain offers received for the 3 Columbus Circle Mortgage Loan and the 3 Columbus Circle Pari Passu Companion Loans constitute a fair price. Each 3 Columbus Circle Non-Controlling Note Holder will have consultation rights in connection with such sale, as described above. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Procedures With Respect to Defaulted Mortgage Loans and REO Properties” and “—Additional Matters Relating to the Servicing of the Non-Serviced Loan Combination” in this prospectus supplement.

Replacement of Special Servicer. During any subordinate control period under the 3 Columbus Circle Pooling and Servicing Agreement or at any time prior to the securitization of the 3 Columbus Circle Controlling Pari Passu Companion Loan, the 3 Columbus Circle Controlling Note Holder or its designee will have the right, with or without cause, to replace the special servicer then acting with respect to the 3 Columbus Circle Loan Combination and appoint a replacement special servicer in lieu thereof as long as such replacement special servicer is a “qualified servicer” (as described in the 3 Columbus Circle Intercreditor Agreement) and satisfies the conditions set forth in the 3 Columbus Circle Pooling and Servicing Agreement. During any collective consultation period or senior consultation period under the 3 Columbus Circle Pooling and Servicing Agreement, the 3 Columbus Circle Special Servicer then acting with respect to the 3 Columbus Circle Loan Combination may be terminated by the holders of the certificates issued pursuant to such pooling and servicing agreement under substantially similar, but not necessarily identical, circumstances as described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Replacement of the Special Servicer” in this prospectus supplement. In either case, the 3 Columbus Circle Special Servicer may be terminated and replaced without the consent of, or consulting with, 3 Columbus Circle Non-Controlling Note Holder, the Trustee or any other party under this securitization; provided that upon the occurrence of a servicer termination event under the 3 Columbus Circle Pooling and Servicing Agreement relating to the 3 Columbus Circle Mortgage Loan, the applicable party entitled to cause the termination and replacement of the applicable servicer as described in “Servicing of the Mortgage Loans and

Administration of the Trust Fund—Rights Upon the Occurrence of a Servicer Termination Event” will have the right to require the appointment of a subservicer with respect to the 3 Columbus Circle Mortgage Loan or terminate the 3 Columbus Circle Master Servicer or 3 Columbus Circle Special Servicer, as applicable, and appoint a replacement therefor solely with respect to the 3 Columbus Circle Mortgage Loan. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Replacement of the Special Servicer” and “—Additional Matters Relating to the Servicing of the Non-Serviced Loan Combination” in this prospectus supplement

For additional information regarding the servicing of the 3 Columbus Circle Loan Combination, see “Servicing of the Mortgage Loans and Administration of the Trust Fund—Additional Matters Relating to the Servicing of the Non-Serviced Loan Combination” in this prospectus supplement.

The Walgreens Portfolio Loan Combination

General. With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus supplement as Walgreens Portfolio, representing approximately 7.7% of the Cut-off Date Pool Balance (the “Walgreens Portfolio Mortgage Loan”), the related portfolio of Mortgaged Properties (the “Walgreens Portfolio Mortgaged Properties”) also secures two other mortgage loans, which are pari passu in right of payment with the Walgreens Portfolio Mortgage Loan (the “Walgreens Portfolio Pari Passu Companion Loans” and, collectively with the Walgreens Portfolio Mortgage Loan, the “Walgreens Portfolio Loan Combination”). Only the Walgreens Portfolio Mortgage Loan is included in the Trust Fund. One of the Walgreens Portfolio Pari Passu Companion Loans is currently held by Ladder Capital Finance LLC or an affiliate thereof (subject to any financing arrangement applicable to such Companion Loan), and has a principal balance as of the Cut-off Date of approximately $16,000,000. The other Walgreens Portfolio Pari Passu Companion Loan, which has a principal balance as of the Cut-off Date of approximately $39,065,000, is currently an asset of the COMM 2015-LC19 Mortgage Trust and, together with a pool of other commercial, multifamily and manufactured housing community mortgage loans, backs the COMM 2015-LC19 Mortgage Trust Commercial Mortgage Pass-Through Certificates.

The holders of promissory note evidencing the Walgreens Portfolio Loan Combination (the “Walgreens Portfolio Noteholders”) have entered into an intercreditor agreement that sets forth the respective rights of each Walgreens Portfolio Noteholder (the “Walgreens Portfolio Intercreditor Agreement”).

Servicing. The Walgreens Portfolio Loan Combination will be serviced from and after the Closing Date by Wells Fargo Bank, National Association, in its capacity as Master Servicer, and Rialto Capital Advisors, LLC, in its capacity as Special Servicer, pursuant to the terms of the Pooling and Servicing Agreement, subject to the terms of the Walgreens Portfolio Intercreditor Agreement. Since the closing date of the COMM 2015-LC19 commercial mortgage securitization, the Walgreens Portfolio Loan Combination has been serviced by Midland Loan Services, a Division of PNC Bank, National Association, as master servicer under the COMM 2015-LC19 pooling and servicing agreement.

Advances. The Master Servicer, the Special Servicer (with respect to Servicing Advances only) or the Trustee, as applicable, will be responsible for making (or, with respect to the Special Servicer, may choose to make): (i) any required principal and interest advances on the Walgreens Portfolio Mortgage Loan (but not on any Walgreens Portfolio Pari Passu Companion Loan) pursuant to the terms of the Pooling and Servicing Agreement unless the Master Servicer, the Special Servicer or the Trustee, as applicable, determines that such an advance would not be recoverable from collections on the Walgreens Portfolio Mortgage Loan, and (ii) any required Servicing Advances with respect to the Walgreens Portfolio Loan Combination unless the Master Servicer, the Special Servicer or the Trustee, as applicable, determines that such an advance would not be recoverable from collections on the Walgreens Portfolio Loan Combination. Only the master servicer and/or trustee under the pooling and servicing agreement governing the securitization of any Walgreens Portfolio Pari Passu Companion Loan (sometimes referred to in this prospectus supplement as an “Other Securitization Servicing Agreement”) will be responsible for making advances of principal and interest on such Walgreens Portfolio Pari Passu Companion Loan (but not on the Walgreens Portfolio Mortgage Loan), unless such master servicer and/or trustee, as applicable, determines that such an advance would not be recoverable from collections on such Walgreens Portfolio Pari Passu Companion Loan.

Reimbursement of Servicing Advances made with respect to the Walgreens Portfolio Loan Combination will be made as described herein under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses—Payment of Servicing Expenses; Servicing Advances”.

Distributions. The terms of the Walgreens Portfolio Intercreditor Agreement set forth the respective rights of the Walgreens Portfolio Noteholders with respect to distributions of funds received in respect of the Walgreens Portfolio Loan Combination, and provide, in general, that:

●
the Walgreens Portfolio Mortgage Loan and the Walgreens Portfolio Pari Passu Companion Loans are of equal priority with each other and no portion of any of them will have priority or preference over any portion of the others or security therefor;

●
all payments, proceeds and other recoveries on or in respect of the Walgreens Portfolio Mortgage Loan and the Walgreens Portfolio Pari Passu Companion Loans will be applied to the Walgreens Portfolio Mortgage Loan and the Walgreens Portfolio Pari Passu Companion Loans on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of any master servicer, special servicer, trust advisor, certificate administrator or trustee under the applicable pooling and servicing agreement) in accordance with the terms of the Walgreens Portfolio Intercreditor Agreement, the Pooling and Servicing Agreement and any Other Securitization Servicing Agreement governing any securitization of a Walgreens Portfolio Pari Passu Companion Loan; and

●
costs, fees, expenses, losses and shortfalls relating to the Walgreens Portfolio Loan Combination will generally be allocated, on a pro rata and pari passu basis, to the Walgreens Portfolio Mortgage Loan and the Walgreens Portfolio Pari Passu Companion Loans in accordance with the terms of the Walgreens Portfolio Intercreditor Agreement.

Notwithstanding the foregoing, if a monthly debt service advance is made with respect to the Walgreens Portfolio Mortgage Loan pursuant to the terms of the Pooling and Servicing Agreement, then that monthly debt service advance, together with interest on that monthly debt service advance, may only be reimbursed out of future payments and collections on the Walgreens Portfolio Mortgage Loan or, as and to the extent described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses—Payment of Servicing Expenses; Servicing Advances” in this prospectus supplement, out of future payments and collections on other Mortgage Loans, but not out of payments or other collections on the Walgreens Portfolio Pari Passu Companion Loans or any other mortgage loans included in the COMM 2015-LC19 Mortgage Trust or other applicable securitization trust.

In the case of the Walgreens Portfolio Loan Combination, certain costs and expenses (such as a pro rata share of any related Servicing Advances) allocable to a Walgreens Portfolio Pari Passu Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Issuing Entity’s right (if any) to reimbursement from future payments and other collection on such Walgreens Portfolio Pari Passu Companion Loan or from general collections of the COMM 2015-LC19 Mortgage Trust or other applicable securitization trust. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to holders of the Certificates.

Consultation and Control. The controlling note holder under the Walgreens Portfolio Intercreditor Agreement with respect to the Walgreens Portfolio Loan Combination will be the Trustee, as holder of the Walgreens Portfolio Mortgage Loan, provided that, pursuant to the Pooling and Servicing Agreement, unless a Senior Consultation Period exists, the Subordinate Class Representative will be entitled to exercise the rights of the controlling note holder with respect to the Walgreens Portfolio Loan Combination (such party, the “Walgreens Portfolio Controlling Note Holder”). As such, pursuant to the terms of the Walgreens Portfolio Intercreditor Agreement, certain decisions to be made with respect to the Walgreens Portfolio Loan Combination, including certain major decisions (which are the same as the Material Actions described herein under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Modifications, Waivers, Amendments and Consents”) (“Walgreens Portfolio Major Decisions”) will require the approval of the Subordinate Class

Representative as and to the extent described herein under “Servicing of the Mortgage Loans and Administration of the Trust Fund—The Majority Subordinate Certificateholder and the Subordinate Class Representative”. Generally, during a Subordinate Control Period, if the Subordinate Class Representative fails to notify the Special Servicer of its approval or disapproval of any such decisions or actions within ten (10) business days (or in connection with an acceptable insurance default, thirty (30) days) of notice thereof, such decisions or actions will be deemed approved. Pursuant to the terms of the Pooling and Servicing Agreement, the Subordinate Class Representative will have certain consent and/or consultation rights with respect to the Walgreens Portfolio Loan Combination for so long as it has consent and/or consultation rights with respect to each other Mortgage Loan included in the Issuing Entity.

Notwithstanding the Walgreens Portfolio Controlling Note Holder’s consent and/or consultation rights described above, the Master Servicer or Special Servicer is permitted to implement any Walgreens Portfolio Major Decision before the expiration of the aforementioned ten (10) business-day (or in connection with an acceptable insurance default, thirty (30) day) period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Walgreens Portfolio Mortgage Loan and the Walgreens Portfolio Pari Passu Companion Loans.

Pursuant to the terms of the Walgreens Portfolio Intercreditor Agreement, the holder of each Walgreens Portfolio Pari Passu Companion Loan (or, for so long as such Walgreens Portfolio Pari Passu Companion Loan is included in a securitization, the controlling class representative (or equivalent party) or any other party assigned the rights to exercise the rights of the holder of such Walgreens Portfolio Pari Passu Companion Loan, as and to the extent provided in the related Other Securitization Servicing Agreement) (in any event, a “Walgreens Portfolio Non-Controlling Note Holder”) will have the right (i) to receive copies of all notices, information and reports, in each case, with respect to any Walgreens Portfolio Major Decisions or the implementation of any recommended actions outlined in an asset status report relating to the Walgreens Portfolio Loan Combination, that the Master Servicer or the Special Servicer, as applicable, is required to provide to the Walgreens Portfolio Controlling Note Holder under the Pooling and Servicing Agreement within the same time frame that the Master Servicer or the Special Servicer, as applicable, is required to provide such notices, information and reports to the Walgreens Portfolio Controlling Note Holder and (ii) to be consulted by the Master Servicer or Special Servicer, as applicable, on a strictly non-binding basis with respect to certain Walgreens Portfolio Major Decisions as set forth in the Walgreens Portfolio Intercreditor Agreement and the implementation by the Special Servicer of any recommended actions outlined in an asset status report. The consultation right of a Walgreens Portfolio Non-Controlling Note Holder will expire ten (10) business days after the delivery by the Master Servicer or Special Servicer of notice and information relating to the matter subject to consultation; provided that if a new course of action is proposed that is materially different from the actions previously proposed, the ten (10) business day consultation period will begin anew. Notwithstanding the Walgreens Portfolio Non-Controlling Note Holders’ consultation rights described above, the Master Servicer or the Special Servicer, as applicable, is permitted to implement any Walgreens Portfolio Major Decision or take any action set forth in an asset status report before the expiration of the aforementioned ten (10) business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Walgreens Portfolio Mortgage Loan and the Walgreens Portfolio Pari Passu Companion Loans.

In addition to the consultation rights of the Walgreens Portfolio Non-Controlling Note Holders described above, each Walgreens Portfolio Non-Controlling Note Holder will have the right to annual meetings (which may be held telephonically) with the Master Servicer or Special Servicer upon reasonable notice and at times reasonably acceptable to the Master Servicer or the Special Servicer, as applicable, in which servicing issues related to the Walgreens Portfolio Loan Combination are to be discussed.

Sale of Defaulted Mortgage Loan. Pursuant to the terms of the Walgreens Portfolio Intercreditor Agreement, if the Walgreens Portfolio Loan Combination becomes a “defaulted mortgage loan” pursuant to the terms of the Walgreens Portfolio Intercreditor Agreement and thereafter the Special Servicer determines pursuant to the Pooling and Servicing Agreement and the Walgreens Portfolio Intercreditor Agreement to pursue a sale of the Walgreens Portfolio Mortgage Loan, then the Special Servicer will be required to sell the Walgreens Portfolio Mortgage Loan together with the

Walgreens Portfolio Pari Passu Companion Loans as a single whole loan, subject to the satisfaction of certain notice and information delivery requirements and the Trustee’s (or any third party hired by the Trustee in accordance with the Pooling and Servicing Agreement) obligation to review whether certain offers received from Interested Persons for the Walgreens Portfolio Mortgage Loan and the Walgreens Portfolio Pari Passu Companion Loans constitute a fair price. The Walgreens Portfolio Non-Controlling Note Holders will have consultation rights in connection with such sale, as described above. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Procedures With Respect to Defaulted Mortgage Loans and REO Properties” in this prospectus supplement.

Termination of Special Servicer. The Subordinate Class Representative (during a Subordinate Control Period) and the Certificateholders with the requisite percentage of voting rights (during a Collective Consultation Period or Senior Consultation Period) will have the right, with or without cause, to replace the Special Servicer then acting with respect to the Walgreens Portfolio Loan Combination and appoint a replacement special servicer in lieu thereof without the consent of the Walgreens Portfolio Non-Controlling Note Holders as long as such replacement special servicer satisfies the conditions set forth in the Pooling and Servicing Agreement. The replacement special servicer will not only be required to satisfy the requirements of the Pooling and Servicing Agreement, but also certain rating agency-related requirements associated with the COMM 2015-LC19 commercial mortgage securitization or any other securitization that includes a Walgreens Portfolio Pari Passu Companion Loan. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Replacement of the Special Servicer” in this prospectus supplement.

For additional information regarding the servicing of the Walgreens Portfolio Loan Combination, see “Servicing of the Mortgage Loans and Administration of the Trust Fund” in this prospectus supplement.

The One Monument Place Loan Combination

General. With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as One Monument Place, representing approximately 4.9% of the Cut-off Date Pool Balance (the “One Monument Place Mortgage Loan”), the related Mortgaged Property (the “One Monument Place Mortgaged Property”) also secures a subordinate companion loan (the “One Monument Place Subordinate Companion Loan” and, together with the One Monument Place Mortgage Loan, the “One Monument Place Loan Combination”). The One Monument Place Subordinate Companion Loan is currently held by RMEZZ One Monument, LLC, and has a principal balance as of the Cut-off Date of approximately $4,500,000. Only the One Monument Place Mortgage Loan is included in the Trust Fund.

The holders of the One Monument Place Loan Combination (the “One Monument Place Noteholders”) have entered into an intercreditor agreement that sets forth the respective rights of each One Monument Place Noteholder (the “One Monument Place Intercreditor Agreement”).

Servicing. The One Monument Place Loan Combination and any related REO Property will be serviced and administered by the Master Servicer and, if necessary, the Special Servicer, pursuant to the Pooling and Servicing Agreement, but subject to the terms of the related One Monument Place Intercreditor Agreement. In servicing the One Monument Place Loan Combination, the Servicing Standard set forth in the Pooling and Servicing Agreement will require the Master Servicer and the Special Servicer to take into account the interests of the Certificateholders and the holder of the One Monument Place Subordinate Companion Loan (the “One Monument Place Subordinate Companion Loan Holder”) as a collective whole (taking into account the subordinate nature of the related Subordinate Companion Loan).

Amounts payable to the Issuing Entity as holder of the One Monument Place Mortgage Loan pursuant to the One Monument Place Intercreditor Agreement will be included in the available funds for the related Distribution Date to the extent described in this prospectus supplement and amounts payable to the One Monument Place Subordinate Companion Loan Holder will be distributed to such holder, net of certain fees and expenses on the One Monument Place Subordinate Companion Loan as set forth in the One Monument Place Intercreditor Agreement.

For so long as the holder of the One Monument Place Subordinate Companion Loan is the controlling noteholder with respect to the One Monument Place Loan Combination, the One Monument Place Subordinate Companion Loan Holder will have the right to (x) approve certain modifications and consent to certain actions to be taken with respect to the One Monument Place Loan Combination, as more fully described below and (y) cure certain defaults by the related borrower, as more fully described below.

Application of Payments. The One Monument Place Intercreditor Agreement sets forth the respective rights of the holders of the One Monument Place Mortgage Loan and the One Monument Place Subordinate Companion Loan with respect to distributions of funds received in respect of the One Monument Place Loan Combination, and provides, in general, that:

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other than as described below, the One Monument Place Subordinate Companion Loan is, at all times, junior, subject and subordinate to the One Monument Place Mortgage Loan and the right of the related One Monument Place Subordinate Companion Loan Holder to receive payments with respect to the One Monument Place Subordinate Companion Loan is, to the extent set forth in the related One Monument Place Intercreditor Agreement, at all times, junior, subject and subordinate to the rights of the Issuing Entity, as holder of the One Monument Place Mortgage Loan, to receive payments with respect to the One Monument Place Mortgage Loan, subject to the amortization schedule set forth on Annex A-4 to this prospectus supplement;

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if no Sequential Pay Event (as defined below) has occurred and is continuing with respect to the One Monument Place Loan Combination, all amounts tendered by the related borrower or otherwise available for payment on the One Monument Place Loan Combination will be applied, after payment of required reserves, escrows, amounts due or reimbursable to the Master Servicer or Special Servicer and certain other amounts, in the following order of priority:

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first, to the Issuing Entity in an amount equal to the accrued and unpaid interest on the One Monument Place Mortgage Loan at a rate equal to the interest rate on the One Monument Place Mortgage Loan, less the applicable master servicing fee rate;

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second, to the Issuing Entity in an amount equal to the One Monument Place Mortgage Loan’s pro rata interest in principal payments received, if any, with respect to such monthly payment date with respect to the One Monument Place Loan Combination (including any monthly debt service payment amount);

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third, to the Issuing Entity up to the amount of any unreimbursed costs and expenses paid by the Issuing Entity including any recovered costs not previously reimbursed to the Issuing Entity with respect to the One Monument Place Loan Combination pursuant to the One Monument Place Intercreditor Agreement or the Pooling and Servicing Agreement;

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fourth, to the One Monument Place Subordinate Companion Loan Holder in an amount equal to the accrued and unpaid interest on the principal balance of the One Monument Place Subordinate Companion Loan at a rate equal to the interest rate on the One Monument Place Subordinate Companion Loan, less the applicable master servicing fee rate;

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fifth, to the One Monument Place Subordinate Companion Loan Holder in an amount equal to the One Monument Place Subordinate Companion Loan’s pro rata interest in principal payments received, if any, with respect to such monthly payment date with respect to the One Monument Place Loan Combination (including any monthly debt service payment amount);

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sixth, any prepayment premium, to the extent paid by the related borrower, to the Issuing Entity in an amount up to its pro rata interest therein, based on the product of the One Monument Place Mortgage Loan’s pro rata interest multiplied by the ratio of the One Monument Place Mortgage Loan interest rate to the One Monument Place Loan Combination interest rate;

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seventh, any prepayment premium, to the extent paid by the related borrower, to the One Monument Place Subordinate Companion Loan Holder in an amount up to its pro rata interest therein, based on the product of the One Monument Place Subordinate Companion Loan’s pro rata interest multiplied by the ratio of the One Monument Place Subordinate Companion Loan rate to the One Monument Place Loan Combination interest rate;

●	eighth, to the extent the One Monument Place Subordinate Companion Loan Holder has made any payments or advances to cure payment defaults, to reimburse such holder for all such cure payments;

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ninth, if the proceeds of any foreclosure sale or any liquidation of the One Monument Place Loan Combination or related Mortgaged Property exceed the amounts required to be applied in accordance with clauses first through eighth above and, as a result of a workout the principal balance of the One Monument Place Subordinate Companion Loan has been reduced, such excess amount will be paid to the One Monument Place Subordinate Companion Loan Holder in an amount up to the reduction, if any, of the One Monument Place Subordinate Companion Loan as a result of such workout, plus interest on such amount at the interest rate for the One Monument Place Subordinate Companion Loan;

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tenth, to the extent assumption or transfer fees actually paid by the related borrower are not required to be otherwise applied under the Pooling and Servicing Agreement, including, without limitation, to compensate the Master Servicer or Special Servicer under the Pooling and Servicing Agreement, any such assumption or transfer fees, to the extent actually paid by the related borrower, will be paid to the Issuing Entity and the One Monument Place Subordinate Companion Loan Holder, pro rata, based on their respective percentage interests; and

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eleventh, if any excess amount is available to be distributed in respect of the One Monument Place Loan Combination, and not otherwise applied in accordance with clauses first through tenth, above, any remaining amount will be paid pro rata to the Issuing Entity and the One Monument Place Subordinate Companion Loan Holder in accordance with their respective percentage interests.

Upon the occurrence and continuance of an event of default with respect to the One Monument Place Loan Combination with respect to an obligation to pay money due under the One Monument Place Loan Combination, any other event of default with respect to the One Monument Place Loan Combination for which the One Monument Place Loan Combination is actually accelerated or any other event of default that causes the One Monument Place Loan Combination to become a Specially Serviced Mortgage Loan, or any bankruptcy or insolvency event that constitutes an event of default under the One Monument Place Loan Combination (provided, however, that unless the Master Servicer or the Special Servicer has notice or knowledge of such event at least 10 business days prior to the distribution date), distributions will be made sequentially beginning on the subsequent distribution date; provided, further that the aforementioned requirement of notice or knowledge will not apply in the case of distribution of the final proceeds of a liquidation or final disposition of the One Monument Place Loan Combination (a “Sequential Pay Event”) (provided that a Sequential Pay Event will not exist to the extent it has been cured or if the One Monument Place Subordinate Companion Loan Holder is exercising its cure rights (as described below under “—Cure Rights”) pursuant the One Monument Place Intercreditor Agreement or the Pooling and Servicing Agreement); all amounts tendered by the borrower or otherwise available for payment on the One Monument Place Loan Combination, but excluding (i) any Pari Passu Guarantor Proceeds (defined below), (ii) all amounts for required reserves and escrows and (iii) any amounts due or reimbursable to the Master Servicer or Special Servicer with respect to the One Monument Place Loan Combination, will be applied in the following order of priority:

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first, to the Issuing Entity in an amount equal to the accrued and unpaid interest on the One Monument Place Mortgage Loan at a rate equal to the interest rate on the One Monument Place Mortgage Loan less the applicable master servicing fee rate;

●	second, to the Issuing Entity in an amount equal to the principal balance of the One Monument Place Mortgage Loan, until the balance of the One Monument Place Mortgage Loan has been reduced to zero;

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third, to the Issuing Entity up to the amount of any unreimbursed costs and expenses paid by the Issuing Entity including any recovered costs not previously reimbursed to the Issuing Entity with respect to the One Monument Place Loan Combination pursuant to the One Monument Place Intercreditor Agreement or the Pooling and Servicing Agreement;

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fourth, any prepayment premium, to the extent paid by the related borrower, to the Issuing Entity in an amount up to its pro rata interest therein, based on the product of the One Monument Place Mortgage Loan’s pro rata interest multiplied by the ratio of the One Monument Place Mortgage Loan interest rate to the One Monument Place Loan Combination interest rate;

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fifth, to the One Monument Place Subordinate Companion Loan Holder in an amount equal to the accrued and unpaid interest on the principal balance of the One Monument Place Subordinate Companion Loan at a rate equal to the interest rate on the One Monument Place Subordinate Companion Loan less the applicable master servicing fee rate;

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sixth, to the One Monument Place Subordinate Companion Loan Holder in an amount equal to the One Monument Place Subordinate Companion Loan’s pro rata interest of principal payments received, if any, with respect to such monthly payment date with respect to the One Monument Place Loan Combination, until the One Monument Place Subordinate Companion Loan principal balance has been reduced to zero;

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seventh, any prepayment premium, to the extent paid by the related borrower, to the One Monument Place Subordinate Companion Loan Holder in an amount up to its pro rata interest therein, based on the product of the One Monument Place Subordinate Companion Loan’s pro rata interest multiplied by the ratio of the One Monument Place Subordinate Companion Loan rate to the One Monument Place Loan Combination interest rate;

●	eighth, to the extent the One Monument Place Subordinate Companion Loan Holder has made any payments or advances to cure payment defaults, to reimburse such holder for all such cure payments;

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ninth, if the proceeds of any foreclosure sale or any liquidation of the One Monument Place Loan Combination or related Mortgaged Property exceed the amounts required to be applied in accordance with clauses first through eighth above and, as a result of a workout the principal balance of the One Monument Place Subordinate Companion Loan has been reduced, such excess amount will be paid to the One Monument Place Subordinate Companion Loan Holder in an amount up to the reduction, if any, of the One Monument Place Subordinate Companion Loan as a result of such workout, plus interest on such amount at the interest rate for the One Monument Place Subordinate Companion Loan;

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tenth, to the extent assumption or transfer fees actually paid by the related borrower are not required to be otherwise applied under the Pooling and Servicing Agreement, including, without limitation, to compensate the Master Servicer or Special Servicer under the Pooling and Servicing Agreement, any such assumption or transfer fees, to the extent actually paid by the related borrower, will be paid to the Issuing Entity and the One Monument Place Subordinate Companion Loan Holder, pro rata, based on their respective percentage interests; and

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eleventh, if any excess amount is available to be distributed in respect of the One Monument Place Loan Combination, and not otherwise applied in accordance with clauses first through tenth above, any remaining amount will be paid pro rata to the Issuing Entity and the One Monument Place Subordinate Companion Loan Holder in accordance with their respective percentage interests.

Notwithstanding anything to the contrary contained herein, any Pari Passu Guarantor Proceeds received shall be distributed by the Master Servicer and shall be paid pro rata to the Issuing Entity and the One Monument Place Subordinate Companion Loan holder in accordance with their respective percentage interests, in each case, until the Principal Balance of the Senior Note and the Junior Note has been reduced to zero.

“Pari Passu Guarantor Proceeds” shall mean, for so long as the Pari Passu Guarantor Proceeds LTV Test is satisfied on any date of determination, amounts paid by the non-recourse carveout guarantor pursuant to the related guaranty agreement, to the extent such amounts relate solely to the borrower’s recourse obligations arising out of non-permitted transfers and encumbrances and certain bankruptcy events.

“Pari Passu Guarantor Proceeds LTV Test”: the “Pari Passu Guarantor Proceeds LTV Test” shall be satisfied if and for so long as:

(a) the outstanding Principal Balance of the One Monument Place Loan Combination, excluding all amounts held in required reserves or escrows as required by the related Mortgage Loan documents (other than reserves or escrows relating to taxes and insurance), on any date of determination is less than

(b) the most recent appraised value of the One Monument Place Mortgaged Property as of such date of determination.

One Monument Place Loan Combination Controlling Holder. Pursuant to the One Monument Place Intercreditor Agreement, the controlling holder (the “One Monument Place Loan Combination Controlling Holder”) with respect to the One Monument Place Loan Combination, as of any date of determination, will be (i) the One Monument Place Subordinate Companion Loan Holder, unless a Control Appraisal Period has occurred and is continuing or (ii) if a Control Appraisal Period has occurred and is continuing, the Trustee, as holder of the One Monument Place Mortgage Loan, (provided that, pursuant to the Pooling and Servicing Agreement, unless a Senior Consultation Period exists, the Subordinate Class Representative will be entitled to exercise the rights of the One Monument Place Loan Combination Controlling Holder if a Control Appraisal Period has occurred and is continuing); provided that, if any interest in the One Monument Place Subordinate Companion Loan is held by the related borrower or any affiliate thereof, or the related borrower or any affiliate thereof would otherwise be entitled to exercise the rights of the One Monument Place Loan Combination Controlling Holder, a Control Appraisal Period will be deemed to have occurred with respect to such noteholder.

A “Control Appraisal Period” exists with respect to the One Monument Place Subordinate Companion Loan, if and for so long as (a) (1) the initial principal balance of the One Monument Place Subordinate Companion Loan minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the One Monument Place Subordinate Companion Loan, (y) any Appraisal Reduction amount for the One Monument Place Loan Combination that is allocated to the One Monument Place Subordinate Companion Loan and (z) any losses realized with respect to the related Mortgaged Property or the One Monument Place Loan Combination that are allocated to the One Monument Place Subordinate Companion Loan, is less than (b) 25% of the remainder of (i) the initial principal balance of the One Monument Place Subordinate Companion Loan less (ii) any payments of principal (whether as principal payments or otherwise) allocated to, and received by, the holder of the One Monument Place Subordinate Companion Loan;

provided, however, that a Control Appraisal Period caused by an Appraisal Reduction Amount can be avoided if, within 30 days of receipt of a third party appraisal indicating that a Control Appraisal Period has occurred, the holder of the One Monument Place Subordinate Companion Loan delivers as a supplement to the appraised value of the related Mortgaged Property, (a) cash collateral for the benefit of, and acceptable to, the Special Servicer or (b) an unconditional and irrevocable standby letter of credit with the Trust as the beneficiary, issued by a bank or other financial institutions the long term secured debt obligations of which are rated at least “A-” by S&P, “A-” by Fitch and “A3” by Moody’s or the short term obligations of which are rated at least “A-1+” by S&P, “F-1” by Fitch and “P-1” by Moody’s, in each case, in an amount which, when added to the appraised value of the related

Mortgaged Property would cause the applicable Control Appraisal Period not to occur, and together with documentation acceptable to the Special Servicer in accordance with the Servicing Standard to create and perfect a first priority security interest in favor of the Trust in such collateral.

Control. For so long as the One Monument Place Subordinate Companion Loan Holder is the One Monument Place Loan Combination Controlling Holder, the Master Servicer and the Special Servicer will be required to notify the One Monument Place Subordinate Companion Loan Holder (or its designee) in writing and receive written approval (which approval may be withheld in its sole discretion) with respect to the following actions (each, a “Subordinate Companion Loan Major Decision”):

(a)        any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of the related Mortgaged Property as the One Monument Place Loan Combination comes into and continues in default;

(b)        any modification, consent to a modification or waiver of a monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs but excluding waiver of late fees and default interest) of the related Mortgage Loan documents or any extension of the maturity date of the One Monument Place Loan Combination;

(c)        any sale of any related REO Property;

(d)        any determination to bring any related REO Property into compliance with applicable environmental laws or otherwise address hazardous materials located at any related REO Property;

(e)        any release of material collateral or any acceptance of substitute or additional collateral for the One Monument Place Loan Combination, or any consent to either of the foregoing, other than immaterial condemnation actions and other similar takings or if otherwise required pursuant to the specific terms of the One Monument Place Loan Combination and for which there is no lender discretion;

(f)         any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to the One Monument Place Loan Combination or, if lender consent is required, any consent to such waiver or consent to a transfer of the related Mortgaged Property or interests in the mortgagor or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the One Monument Place Loan Combination documents or related to an immaterial easement, right of way or similar agreement;

(g)        releases of any material amounts from escrow accounts, reserve accounts or letters of credit held as performance or “earn-out” escrows or reserves other than those required pursuant to the specific terms of the One Monument Place Loan Combination and for which there is no lender discretion;

(h)        any acceptance of an assumption agreement or other agreement permitting transfers of interests in a mortgagor or guarantor releasing a mortgagor or guarantor from liability under the One Monument Place Loan Combination other than pursuant to the specific terms of the One Monument Place Loan Combination and for which there is no lender discretion;

(i)         following a default or an event of default with respect to the One Monument Place Loan Combination, any acceleration of the One Monument Place Loan Combination or initiation of judicial, bankruptcy or similar proceedings under the related loan documents or with respect to the related mortgagor or Mortgaged Property;

(j)         any material modification, waiver or amendment of the One Monument Place Intercreditor Agreement or an action to enforce rights with respect thereto;

(k)        any determination of an acceptable insurance default;

(l)         any approval of any casualty insurance settlements or condemnation settlements, and any determination to apply casualty proceeds or condemnation awards to the reduction of the debt rather than to the restoration of the related Mortgaged Property or any determination to apply casualty proceeds to restoration of the Mortgaged Property if the amount of such proceeds exceeds the restoration threshold identified in the related mortgage loan documents;

(m)       any modification, waiver, amendment, execution, termination or renewal of any lease (to the extent the lender’s approval is required by the related mortgage loan documents); and

(n)        the termination or replacement of a property manager or execution, termination, renewal or material modification of any property management agreement other than those required pursuant to the specific terms of the related mortgage loan documents and for which there is no lender discretion;

(o)        any adoption or implementation of a budget submitted by the Borrower with respect to the Mortgage Loan (to the extent Lender approval is required under the Mortgage Loan Documents), if (a) the Mortgage Loan is on the CREFC® servicer watch list or (b) such budget includes increases of more than 25% in operating expenses or payments to entities actually known by the Master Servicer or the Special Servicer, as applicable, to be affiliates of the related borrower (excluding affiliated property managers paid at fee rates agreed to at the origination of the One Monument Place Loan Combination), subject in each case to any deemed approval expressly set forth in the related Mortgage Loan documents; and

(p)        voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of the borrower.

If any consent, modification, amendment or waiver under or other action in respect of the One Monument Place Loan Combination or the related documents (whether or not a Servicing Transfer Event has occurred and is continuing) that would constitute a Subordinate Companion Loan Major Decision has been requested or proposed, at least 10 business days prior to taking action with respect to such Subordinate Companion Loan Major Decision (or making a determination not to take action with respect to such Subordinate Companion Loan Major Decision), the Master Servicer or Special Servicer, as applicable, must request the written consent of the One Monument Place Loan Combination Controlling Holder before implementing a decision with respect to such Subordinate Companion Loan Major Decision.

If the Master Servicer or Special Servicer, as applicable, has not received a response from the One Monument Place Loan Combination Controlling Holder with respect to such Subordinate Companion Loan Major Decision within 5 business days after delivery of the notice of such Subordinate Companion Loan Major Decision, the Master Servicer or Special Servicer, as applicable, will deliver an additional copy of such notice and if the One Monument Place Loan Combination Controlling Holder fails to respond to the Master Servicer or Special Servicer, as applicable, with respect to any such proposed action within 5 business days after receipt of such second notice, the One Monument Place Loan Combination Controlling Holder will have no further consent rights with respect to such action.

Notwithstanding the foregoing, following the occurrence of an extraordinary event with respect to the related Mortgaged Property, or if a failure to take any such action at such time would be inconsistent with the Servicing Standard, the Master Servicer or the Special Servicer, as applicable, may take actions with respect to the related Mortgaged Property before obtaining the consent of the One Monument Place Loan Combination Controlling Holder if the Master Servicer or Special Servicer, as applicable, reasonably determines in accordance with the Servicing Standard that failure to take such actions prior to such consent would materially and adversely affect the interest of the noteholders, the Master Servicer or Special Servicer, as applicable, has made a reasonable effort to contact the One Monument Place Loan Combination Controlling Holder.

If the Issuing Entity is the One Monument Place Loan Combination Controlling Holder, then, unless a Subordinate Control Period no longer exists, the Subordinate Class Representative will be entitled to exercise the rights of the One Monument Place Loan Combination Controlling Holder with respect to the One Monument Place Loan Combination. In its capacity as representative of the One

Monument Place Loan Combination Controlling Holder under the One Monument Place Intercreditor Agreement, the Subordinate Class Representative will be entitled to exercise all of the rights of the One Monument Place Loan Combination Controlling Holder under the One Monument Place Intercreditor Agreement as well as the Pooling and Servicing Agreement with respect to the One Monument Place Loan Combination unless a Subordinate Control Period no longer exists, and the implementation of any recommended actions outlined in an asset status report with respect to that One Monument Place Loan Combination will require the approval of the Subordinate Class Representative. Pursuant to the terms of the Pooling and Servicing Agreement, if the Issuing Entity is the One Monument Place Loan Combination Controlling Holder, the Subordinate Class Representative will have the same consent and/or consultation rights with respect to the One Monument Place Loan Combination as it does, and for so long as it does, with respect to the other Mortgage Loans included in the Issuing Entity.

The One Monument Place Intercreditor Agreement and the Pooling and Servicing Agreement provide that neither the Master Servicer nor the Special Servicer may follow any advice or consultation provided by the One Monument Place Loan Combination Controlling Holder that would require or cause the Master Servicer or the Special Servicer, as applicable, to violate any applicable law, including the REMIC provisions, be inconsistent with the Servicing Standard, require or cause the Master Servicer or the Special Servicer, as applicable, to violate provisions of the One Monument Place Intercreditor Agreement or the Pooling and Servicing Agreement, require or cause the Master Servicer or the Special Servicer, as applicable, to violate the terms of the One Monument Place Loan Combination, or materially expand the scope of any of the Master Servicer’s or the Special Servicer’s, as applicable, responsibilities under the One Monument Place Intercreditor Agreement.

“Defaulted One Monument Place Mortgage Loan Purchase Price” equals (a) the principal balance of the One Monument Place Mortgage Loan, (b) accrued and unpaid interest thereon at the rate for the One Monument Place Mortgage Loan, from the date as to which interest was last paid in full by the related borrower up to and including the end of the interest accrual period relating to the monthly payment date next following the date the purchase occurred, (c) any other amounts due under the One Monument Place Loan Combination, other than prepayment premiums, default interest, late fees, exit fees and any other similar fees; provided that if the borrower or any affiliate thereof is the purchaser, the Defaulted One Monument Place Mortgage Loan Purchase Price will include any unreimbursed prepayment premiums, default interest, late fees, exit fees and any other similar fees, (d) any unreimbursed property protection or servicing advances and any expenses incurred in enforcing the related mortgage loan documents (including, without limitation, servicing advances payable or reimbursable to any Master Servicer, and earned and unpaid special servicing fees), (e) any accrued and unpaid advance interest amount, (f) (i) if the related borrower or any affiliate thereof is the purchaser or (ii) if the One Monument Place Loan Combination is purchased after 90 days after such option first becomes exercisable, any liquidation or workout fees payable under the Pooling and Servicing Agreement with respect to the One Monument Place Loan Combination and (g) any recovered costs not reimbursed previously to the Issuing Entity pursuant to the One Monument Place Intercreditor Agreement. Notwithstanding the foregoing, if the One Monument Place Subordinate Companion Loan Holder is purchasing from the related borrower or any affiliate thereof, the Defaulted One Monument Place Loan Combination Purchase Price will not include the amounts described under clauses (d) through (f) of this definition. If the One Monument Place Loan Combination is converted into an REO Property, for purposes of determining the Defaulted One Monument Place Loan Combination Purchase Price, interest will be deemed to continue to accrue at the One Monument Place Mortgage Loan rate on the One Monument Place Mortgage Loan principal balance, as if the One Monument Place Loan Combination were not so converted. In no event will the Defaulted One Monument Place Loan Combination Purchase Price include amounts due or payable to the One Monument Place Subordinate Companion Loan under the One Monument Place Intercreditor Agreement.

Cure Rights. In the event that there is a monetary event of default or a non-monetary event of default, in each case, beyond the applicable grace period with respect to the One Monument Place Loan Combination, then the One Monument Place Subordinate Companion Loan Holder will have the right, but not the obligation, to: (A) cure such monetary event of default within 5 business days following the receipt of notice of such default and (B) cure such non-monetary event of default within 10 business days from the later of (i) the expiration of the cure period of the related borrower under the related Mortgage Loan documents, and (ii) receipt of the non-monetary default notice. Notwithstanding anything to the contrary, the One Monument Place Subordinate Companion Loan Holder’s right to cure a default is limited to a total of 6 cures of monetary defaults (which may be consecutive) in a 12-month period, or non-monetary defaults over the term of the One Monument Place Loan Combination.

Purchase Option. The One Monument Place Subordinate Companion Loan Holder will have the right, by written notice to the Special Servicer, delivered at any time an event of default under the One Monument Place Loan Combination has occurred and is continuing, to purchase, in immediately available funds, the One Monument Place Mortgage Loan in whole but not in part at the Defaulted One Monument Place Mortgage Loan Purchase Price.

Special Servicer Appointment Rights. Pursuant to the One Monument Place Intercreditor Agreement, provided no Control Appraisal Period has occurred and is continuing, the One Monument Place Loan Combination Subordinate Companion Loan Holder will have the right, with or without cause, to terminate the rights and obligations of the Special Servicer then acting with respect to the One Monument Place Loan Combination and appoint a replacement special servicer in lieu of such Special Servicer.

The Bella Luna / San Lucas Loan Combination

General. With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Bella Luna / San Lucas, representing approximately 1.9% of the Cut-off Date Pool Balance (the “Bella Luna / San Lucas Mortgage Loan”), the related Mortgaged Property (the “Bella Luna / San Lucas Mortgaged Property”) also secures another mortgage loan, which is pari passu in right of payment with the Bella Luna / San Lucas Mortgage Loan (the “Bella Luna / San Lucas Pari Passu Companion Loan” and, together with the Bella Luna / San Lucas Mortgage Loan, the “Bella Luna / San Lucas Loan Combination”). The Bella Luna / San Lucas Pari Passu Companion Loan is currently held by Silverpeak Real Estate Finance LLC, and has a principal balance as of the Cut-off Date of approximately $4,978,126. Only the Bella Luna / San Lucas Mortgage Loan is included in the Trust Fund.

The holders of the Bella Luna / San Lucas Loan Combination (the “Bella Luna / San Lucas Noteholders”) have entered into an intercreditor agreement that sets forth the respective rights of each Bella Luna / San Lucas Noteholder (the “Bella Luna / San Lucas Intercreditor Agreement”).

Servicing. The Bella Luna / San Lucas Loan Combination will be serviced by the Master Servicer and the Special Servicer pursuant to the terms of the Pooling and Servicing Agreement in the manner described under “Servicing of the Mortgage Loans and Administration of the Trust Fund” in this prospectus supplement and, subject to the terms of the Bella Luna / San Lucas Intercreditor Agreement, all decisions, consents, waivers, approvals and other actions on the part of any of the Bella Luna / San Lucas Noteholders will be effected in accordance with the Pooling and Servicing Agreement.

Advances. The Master Servicer or the Trustee, as applicable, will be responsible for making any required advances of principal and interest on the Bella Luna / San Lucas Mortgage Loan (but not on the Bella Luna / San Lucas Pari Passu Companion Loan) pursuant to the terms of the Pooling and Servicing Agreement and the Master Servicer, the Special Servicer or the Trustee, as applicable, will be responsible for making any required Servicing Advances with respect to the Bella Luna / San Lucas Loan Combination, in each case unless the Master Servicer, the Special Servicer or the Trustee under the Pooling and Servicing Agreement, as applicable, determines that such an advance would not be recoverable from collections on the Bella Luna / San Lucas Mortgage Loan (in the case of an advance of principal and interest) or the Bella Luna / San Lucas Loan Combination (in the case of a Servicing Advance).

Distributions. The terms of the Bella Luna / San Lucas Intercreditor Agreement set forth the respective rights of the Bella Luna / San Lucas Noteholders with respect to distributions of funds received in respect of the Bella Luna / San Lucas Loan Combination, and provides, in general, that:

●
the Bella Luna / San Lucas Mortgage Loan and the Bella Luna / San Lucas Pari Passu Companion Loan are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor; and

●
all payments, proceeds and other recoveries on or in respect of the Bella Luna / San Lucas Mortgage Loan and the Bella Luna / San Lucas Pari Passu Companion Loan will be applied to the Bella Luna / San Lucas Mortgage Loan and the Bella Luna / San Lucas Pari Passu Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of any master servicer, special servicer, trust advisor, certificate administrator or trustee under the applicable pooling and servicing agreement) in accordance with the terms of the Bella Luna / San Lucas Intercreditor Agreement, the Pooling and Servicing Agreement and any pooling and servicing agreement related to a future securitization that includes the Bella Luna / San Lucas Pari Passu Companion Loan, as applicable.

Consultation and Control. The controlling note holder under the Bella Luna / San Lucas Intercreditor Agreement with respect to the Bella Luna / San Lucas Loan Combination will be the Trustee, as holder of the Bella Luna / San Lucas Mortgage Loan, provided that, pursuant to the Pooling and Servicing Agreement, unless a Senior Consultation Period exists, the Subordinate Class Representative will be entitled to exercise the rights of the controlling note holder with respect to the Bella Luna / San Lucas Loan Combination (such party, the “Bella Luna / San Lucas Controlling Note Holder”). Certain decisions to be made with respect to the Bella Luna / San Lucas Loan Combination, including certain major decisions (which are substantially the same as the Material Actions described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Modifications, Waivers, Amendments and Consents” in this prospectus supplement) will require the approval of the Subordinate Class Representative as and to the extent described herein under “Servicing of the Mortgage Loans and Administration of the Trust Fund—The Majority Subordinate Certificateholder and the Subordinate Class Representative”. Generally, during a Subordinate Control Period, if the Subordinate Class Representative fails to notify the Special Servicer of its approval or disapproval of any such decisions or actions within 10 business days of notice thereof, such decisions or actions will be deemed approved. Pursuant to the terms of the Pooling and Servicing Agreement, the Subordinate Class Representative will have certain consent and/or consultation rights with respect to the Bella Luna / San Lucas Loan Combination for so long as it has consent and/or consultation rights with respect to each other Mortgage Loan of the Issuing Entity.

Notwithstanding the Bella Luna / San Lucas Controlling Note Holder’s consent and/or consultation rights described above, the Master Servicer or Special Servicer is permitted to implement (or the Special Servicer is permitted to consent to the Master Servicer implementing) any major decision before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Bella Luna / San Lucas Mortgage Loan and the Bella Luna / San Lucas Pari Passu Companion Loan.

Pursuant to the terms of the Bella Luna / San Lucas Intercreditor Agreement, the holder of the Bella Luna / San Lucas Pari Passu Companion Loan, as a non-controlling noteholder (the “Bella Luna / San Lucas Non-Controlling Note Holder”) will have the right (i) to receive copies of all notices, information and reports, in each case, with respect to the Bella Luna / San Lucas Loan Combination, that the Master Servicer or the Special Servicer, as applicable, is required to provide to the Bella Luna / San Lucas Controlling Note Holder under such agreement within the same time frame the Master Servicer or the Special Servicer, as applicable, is required to provide such notices, information and reports to the Bella Luna / San Lucas Controlling Note Holder and (ii) to be consulted by the Bella Luna / San Lucas Controlling Note Holder (or the Master Servicer or the Special Servicer, as applicable, acting on its behalf) on a strictly non-binding basis with respect to certain major decisions as set forth in the Bella Luna / San Lucas Intercreditor Agreement and the implementation by the Special Servicer of any recommended actions outlined in an asset status report. The consultation right of the Bella Luna / San Lucas Non-Controlling Note Holder will expire 10 business days after the delivery by the Bella Luna / San Lucas Controlling Note Holder (or the Master Servicer or the Special Servicer, as applicable, acting on its behalf) of notice and information relating to the matter subject to consultation; provided, that if a new course of action is proposed that is materially different from the actions previously proposed, the 10 business-day consultation period will begin anew.

Notwithstanding the Bella Luna / San Lucas Non-Controlling Note Holder’s consultation rights described above, the Bella Luna / San Lucas Controlling Note Holder (or the Master Servicer or the Special Servicer, as applicable, acting on its behalf) is permitted to implement any major decision or (with respect to the Special Servicer only) take any action set forth in an asset status report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Bella Luna / San Lucas Mortgage Loan and the Bella Luna / San Lucas Pari Passu Companion Loan.

In addition to the consultation rights of the Bella Luna / San Lucas Non-Controlling Note Holder described above, the Bella Luna / San Lucas Non-Controlling Note Holder will have the right to annual meetings (which may be held telephonically) with the Bella Luna / San Lucas Controlling Note Holder (or the Master Servicer or the Special Servicer, as applicable, acting on its behalf) upon reasonable notice and at times reasonably acceptable to the Master Servicer or the Special Servicer, as applicable, in which servicing issues related to the Bella Luna / San Lucas Loan Combination are discussed.

Neither the Master Servicer nor the Special Servicer, may follow any advice or consultation that would require or cause such parties to violate any applicable law, including the REMIC Provisions, be inconsistent with the Servicing Standard, require or cause such parties to violate provisions of the Bella Luna / San Lucas Intercreditor Agreement or the Pooling and Servicing Agreement, require or cause such parties to violate the terms of the Bella Luna / San Lucas Loan Combination documents and the Pooling and Servicing Agreement or materially expand the scope of any of such parties’ responsibilities under the Bella Luna / San Lucas Intercreditor Agreement or the Pooling and Servicing Agreement.

Sale of Defaulted Mortgage Loan. Pursuant to the terms of the Bella Luna / San Lucas Intercreditor Agreement, if the Bella Luna / San Lucas Loan Combination becomes a “defaulted mortgage loan” pursuant to the terms of the Pooling and Servicing Agreement, the Bella Luna / San Lucas Controlling Note Holder (or the Special Servicer acting on its behalf) will be required to sell the Bella Luna / San Lucas Mortgage Loan together with the Bella Luna / San Lucas Pari Passu Companion Loan as a single whole loan, subject to the satisfaction of certain notice and information delivery requirements and the Trustee’s (or any third party hired by the Trustee in accordance with the Pooling and Servicing Agreement) obligation to review any offer received for the Bella Luna / San Lucas Mortgage Loan and the Bella Luna / San Lucas Pari Passu Companion Loan. The Bella Luna / San Lucas Non-Controlling Note Holder will have certain consent and consultation rights in connection with such sale, as described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Procedures With Respect to Defaulted Mortgage Loans and REO Properties” in this prospectus supplement.

Termination of Special Servicer. The Subordinate Class Representative (during a Subordinate Control Period) and the Certificateholders with the requisite percentage of Voting Rights (during a Collective Consultation Period or Senior Consultation Period) will have the right, with or without cause, to replace the Special Servicer then acting with respect to the Bella Luna / San Lucas Loan Combination and appoint a replacement special servicer in lieu thereof without the consent of the Bella Luna / San Lucas Non-Controlling Note Holder as long as such replacement special servicer satisfies the conditions set forth in the Pooling and Servicing Agreement. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Replacement of the Special Servicer” in this prospectus supplement.

For additional information regarding the servicing of the Bella Luna / San Lucas Loan Combination, see “Servicing of the Mortgage Loans and Administration of the Trust Fund” in this prospectus supplement.

Subordinate and/or Other Financing

Existing (Secured Financing and Mezzanine and Similar Financing)

The following paragraphs summarize information regarding existing secured financing and mezzanine and similar financing incurred by one or more owners of the borrower that is secured by the related Mortgaged Property or by a pledge of all or a portion of that owner’s direct or indirect equity interests in the borrower.

Other than the One Monument Place Subordinate Companion Loan that forms a part of the One Monument Place Loan Combination described above, none of the Mortgage Loans have related subordinate indebtedness that is secured by the related Mortgaged Property.

The following tables set forth certain combined loan-to-value ratio and debt service coverage ratio information for the mortgage loans that have existing mezzanine indebtedness.

Existing Mezzanine Financing

Mortgage Loan/Property Portfolio Names	Mortgage Loan Cut-off Date Balance	% of Cut-off Date Pool Balance	Mezzanine Debt Cut-off Date Balance	Intercreditor or Similar Agreement	Combined Debt Service Coverage Ratio		Combined LTV Ratio
University of Delaware Hotel Portfolio	$35,200,000	4.2%	$7,300,000	Yes	1.22	x	86.7%
Pathfinder Office	$9,250,000	1.1%	$750,000	Yes	1.09	x	77.5%

Each mezzanine loan related to a Mortgage Loan referenced in the foregoing table is generally subject to an intercreditor agreement between the holder of the related mezzanine loan and the lender under the related Mortgage Loan that, in each case, sets forth the relative rights and priorities between the holders of the related Mortgage Loan and the related mezzanine loan. The intercreditor agreements generally provide, among other things, that (a) the related mezzanine loan lender will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan, (b) the related mezzanine loan lender may amend or modify the related mezzanine loan in certain respects without the consent of the related Mortgage Loan lender, (c) upon the occurrence of an event of default under the mezzanine loan documents, subject to certain conditions, the related mezzanine loan lender may foreclose upon the pledged equity interests in the related Mortgage Loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower and a change in the management of the related Mortgaged Properties, and (d) if the related Mortgage Loan is accelerated, an enforcement action has been commenced and is continuing under the related Mortgage Loan, a bankruptcy proceeding has been commenced against the Mortgage Loan borrower, or the related Mortgage Loan becomes a specially serviced loan as a result of an event of default under the related Mortgage Loan, then the related mezzanine loan lender has the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance thereof, together with all accrued interest due thereon, plus any protective advances made by the related Mortgage Loan lender or its servicer and any interest thereon or on any monthly debt service advances, and plus certain fees and expenses payable to any servicer or trustee, but generally excluding any late charges, default interest, exit fees, spread maintenance, defeasance premiums or yield maintenance charges and prepayment premiums, and further excluding liquidation fees and/or workout fees if the purchase is effected within a specified period after the purchase option arises. In general, an event of default under the Mortgage Loan will trigger an event of default under the mezzanine loan. The holder of each mezzanine loan also has consent rights over certain modifications of the Mortgage Loan that adversely affect the mezzanine lender prior to an event of default under the related Mortgage Loan and certain limited consent rights over modifications of the related Mortgage Loan entered into in connection with a workout following an event of default under the related Mortgage Loan. The holder of each mezzanine loan may also have certain consent rights with respect to annual budgets, leases and alterations with respect to the related Mortgaged Property, the replacement of the property manager for the Mortgaged Property, and transfers and pledges of the Mortgage Loan to non-qualified entities. In addition, the Mortgage Loan lender may be prohibited under the intercreditor agreement from accepting a deed-in-lieu of foreclosure from the borrower until it has provided the mezzanine lender with prior written notice of such intention and given the mezzanine lender the opportunity to purchase the Mortgage Loan for a specified period of time prior to acceptance of such deed at the purchase price set forth in clause (d) of the second sentence of this paragraph. In some cases, upon completion of a foreclosure of a mezzanine loan, the non-recourse carveout guarantor and/or environmental indemnitor for the related Mortgage Loan may be released from liability under its related guaranty, and the foreclosing mezzanine lender may not be obligated to replace the guarantor and/or indemnitor with respect to some or all of its obligations. If the related mortgage borrower has a leasehold interest in the related Mortgaged Property, the mortgage lender may be required to provide certain additional notices to the mezzanine lender and to take certain actions to help preserve the leasehold interest, including cooperating with the mezzanine lender to effectuate a cure of a default on the part of the mortgage borrower under the related ground lease.

Permitted In Future (Secured Financing and Mezzanine and Similar Financing)

All of the Mortgage Loans prohibit borrowers from incurring any additional mortgage indebtedness secured by the related Mortgaged Property without the consent of the lender. However, certain borrowers or their owners are permitted to incur mezzanine or similar financing secured by a pledge of all or a portion of an owner’s direct or indirect equity interests in the borrower in the future. The following table presents the principal conditions under which such financing may be incurred.

Permitted Future Mezzanine Financing

Mortgage Loan/Property Portfolio Names	Mortgage Loan Cut-off Date Balance	% of Cut- off Date Pool Balance	Maximum Principal Amount Permitted (If Specified)(1)	Other Lender Must Execute Intercreditor or Similar Agreement	Minimum Combined Debt Service Coverage Ratio of Mortgage Loan and Other Loan(2)		Maximum Combined LTV Ratio of Mortgage Loan and Other Loan(2)	Mortgage Lender Allowed to Require Rating Agency Confirmation(3)
DS Services Portfolio(4)	31,500,000	3.8%	N/A	Yes	1.20	x	70%	Yes
Hanesbrands Industrial	18,270,000	2.2%	N/A	Yes	1.20	x	85%	No
Bella Luna / San Lucas	15,432,192	1.9%	N/A	Yes	1.25	x	N/A	Yes
Actuant HQ	11,310,000	1.4%	N/A	Yes	1.20	x	85%	No
Hampton Inn & Suites Bartram Park	10,000,000	1.2%	N/A	Yes	1.40	x	75%	Yes
Pic N Save/ Burger King Portfolio	9,784,734	1.2%	N/A	Yes	1.30	x	75%	Yes
Hobby Lobby	5,565,000	0.7%	N/A	Yes	1.20	x	85%	No
Walgreens - Hilliard, OH	4,480,000	0.5%	N/A	Yes	1.20	x	85%	No
Walgreens - Niles, OH	3,640,000	0.4%	N/A	Yes	1.20	x	85%	No
Dollar General - Iberia	877,000	0.1%	N/A	Yes	1.20	x	85%	No
Dollar General - Pine Island	754,000	0.1%	N/A	Yes	1.20	x	85%	No
Dollar General - Isle	709,000	0.1%	N/A	Yes	1.20	x	85%	No
Dollar General - Wheaton	637,000	0.1%	N/A	Yes	1.20	x	85%	No

(1)
Indicates the maximum aggregate principal amount of the mortgage loan and the related mezzanine loan (if any) that is specifically stated in the mortgage loan documents and does not take account of any restrictions that may be imposed at any time by operation of any debt yield, debt service coverage ratio or loan-to-value ratio conditions.

(2)
Debt service coverage ratios and loan-to-value ratios are to be calculated in accordance with definitions set forth in the related mortgage loan documents. Except as otherwise noted in connection with a Mortgage Loan, the determination of the loan-to-value ratio must be, or may be required by the lender to be, based on a recent appraisal.

(3)
Indicates whether the conditions to the financing include (a) delivery of confirmation from the Rating Agencies that the proposed financing will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates and/or (b) acceptability of any related intercreditor or mezzanine loan documents to the Rating Agencies.

(4)
With respect to the Mortgage Loan secured by the portfolio of mortgaged properties identified on Annex A-1 to this prospectus supplement as DS Services Portfolio, the loan documents require that any permitted future mezzanine debt also result in, among other things, a combined assumed debt service coverage ratio of not less than 0.80x (based on the maximum scheduled principal and interest payment with an imputed loan constant of 10% under the DS Services Portfolio Mortgage Loan and the mezzanine loan for the following 12 month period).

Other Additional Financing and Encumbrances

The Mortgage Loans generally permit a pledge of the same direct and indirect ownership interests in any borrower that could be transferred without lender consent. See “—Certain Terms of the Mortgage Loans—’Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions” above.

Some of the Mortgage Loans permit certain affiliates of the related borrower to pledge their indirect ownership interests in the borrower to an institutional lender providing a corporate line of credit or corporate credit facility as collateral for such corporate line of credit or corporate credit facility. The mortgage loan documents for such Mortgage Loans contain limitations on the amounts that such collateral may secure and prohibit foreclosure of such pledges unless such foreclosure would represent a transfer otherwise permitted under the mortgage loan documents but do not prohibit a change in control in the event of a permitted foreclosure. In particular, with respect to the fifteen largest Mortgage Loans or groups of cross-collateralized Mortgage Loans, that, if aggregated, would be of comparable size:

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With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus supplement as 3 Columbus Circle, representing approximately 9.0% of the Cut-off Date Pool Balance, the loan documents permit the pledge of indirect equity interests in borrower held by SL Green Realty Corp. (“SLG”), SL Green Operating Partnership, L.P. (SLGOP) or certain affiliates in connection with a corporate loan made to SLG or SLGOP provided that (i) the loan is secured by pledges of all or substantially of the assets owned by SLG or SLGOP, and (ii) no such corporate loan shall be secured by a pledge from a party whose sole asset is its ownership interest in the borrower or mortgaged property.

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In the case of the Mortgage Loans secured by the Mortgaged Property identified as Hanesbrands Industrial, representing approximately 2.2% of the Cut-off Date Pool Balance, the related loan documents permit the pledge of direct or indirect interests in the related borrower in connection with a corporate or portfolio financing by an owner of direct or indirect interests in such related borrower; provided, however, that (among other conditions) the pledgee satisfies certain criteria set forth in the related loan documents or, if a syndicated credit facility is involved, the agent and majority of participants (based on principal balance) satisfy such criteria.

In addition, the borrowers under some of the Mortgage Loans have incurred or are permitted to incur unsecured subordinate debt (in addition to trade payables, equipment financing and other debt incurred in the ordinary course) subject to the terms of the related mortgage loan documents. For example:

•
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Atrium Pointe, representing approximately 1.1% of the Cut-off Date Pool Balance, unsecured debt of the related borrower in the original principal amount of approximately $2,025,000 is held by an affiliate of the nonrecourse carve-out guarantor. The funds were obtained by the related borrower at the time of construction of the applicable improvements and were utilized to pay construction and legal costs. The unsecured lender has executed and delivered a subordination and standstill agreement.

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Masonic Building, representing approximately 0.9% of the Cut-off Date Pool Balance, unsecured loans from members and affiliates of the related borrower (not to exceed 6% of the original principal balance of the subject Mortgage Loan in the aggregate) are permitted subject to a subordination and standstill agreement acceptable to the related lender. Such unsecured debt is currently outstanding in the amount of approximately $465,340.

Prospective investors should assume that all or substantially all of the Mortgage Loans permit their borrowers to incur a limited amount (generally in an amount not more than 5% of the original Mortgage Loan balance or an amount otherwise normal and reasonable under the circumstances) of trade payables, equipment financing and/or other unsecured indebtedness in the ordinary course of business or an unsecured credit line to be used for working capital purposes. In addition, certain of the Mortgage Loans allow the related borrower to receive unsecured loans from equity owners, provided that such loans are subject to and subordinate to the applicable Mortgage Loan.

Furthermore, direct and indirect preferred equity investments have been, or are permitted to be, made in the borrowers under certain of the Mortgage Loans.

Net Cash Flow and Certain Underwriting Considerations

Underwritten Net Cash Flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the Mortgage Loan Sellers. Each investor should review the assumptions described in Annex B to this prospectus supplement and make its own determination of the appropriateness of the assumptions used in determining Underwritten Net Cash Flow. See “Risk Factors—Risks Related to the Mortgage Loans—Debt Service Coverage Ratio and Net Cash Flow Information Is Based on Numerous Assumptions” and see “Summaries of the Fifteen Largest Mortgage Loans” in Annex A-3 to this prospectus supplement.

See “Certain Characteristics of the Mortgage Loans and Mortgaged Properties”, including the footnotes thereto, attached as Annex A-1 to this prospectus supplement for underwriting assumptions pertaining to lease income from tenants that were not paying rent or not in occupancy. See also “Description of the Mortgage Pool—Tenant or Other Third Party Matters” and “—Other Matters” in this prospectus supplement.

Cash Management Agreements/Lockboxes

Sixty-four (64) of the Mortgage Loans, representing approximately 97.7% of the Cut-off Date Pool Balance, generally provide that rents, credit card receipts, accounts receivables payments and other income derived from the related Mortgaged Properties are (or, in the case of a springing arrangement, will be) subject to a cash management or lockbox arrangement.

Annex A-1 to this prospectus supplement sets forth (among other things) the type of provisions (if any) for the establishment of a lockbox under the terms of each Mortgage Loan. The following is a description of each type of provision:

●
Hard/Upfront Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the Trust Fund. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the Trust and then applied by servicer in accordance with the related mortgage loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.

●
Hard/Springing Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the Trust Fund. Until the occurrence of a “trigger” event, which typically includes an event of default under the mortgage loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. From and after the occurrence of such a “trigger” event, only the portion of such funds remaining after the payment of current debt service, the funding of reserves and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower or, in some cases, maintained in an account controlled by the servicer as additional collateral for the loan until the “trigger” event ends or terminates in accordance with the loan documentation.

●
Soft/Upfront Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the Trust Fund. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the Trust and applied by the servicer in accordance with the related mortgage loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.

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Soft/Springing Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors (including any third party property managers) to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the Trust Fund. Until the occurrence of a “trigger” event, which typically includes an event of default under the mortgage loan documents, such funds are forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower. In some cases, upon the occurrence of such a “trigger” event, the mortgage loan documents will require the related borrower to instruct tenants and/or other payors to pay directly into an account controlled by the applicable servicer on behalf of the Trust Fund. All funds held in such lockbox account controlled by the applicable servicer following such “trigger” event will be applied by the servicer in accordance with the related mortgage loan documents. From and after the occurrence of such a trigger event, only the portion of such funds remaining after the payment of current debt service and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower.

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Springing (With Established Account). A lockbox account is established at origination. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or property manager. The mortgage loan documents provide that, upon the occurrence of a “trigger” event, which typically includes an event of default under the mortgage loan documents, the related borrower would be required to instruct tenants to pay directly into such lockbox account or, if tenants are directed to pay to the related borrower or the property manager, the related borrower or property manager, as applicable, would then forward such funds to a lockbox account controlled by the applicable servicer on behalf of the Trust Fund. Funds are then swept into a cash management account controlled by the servicer on behalf of the Trust and applied by the servicer in accordance with the related mortgage loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Excess funds may then be remitted to the related borrower.

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Springing (Without Established Account). No lockbox account or agreement is established at origination. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or property manager. The mortgage loan documents provide that, upon the occurrence of a “trigger” event, which typically includes an event of default under the mortgage loan documents, a lockbox account controlled by the applicable servicer on behalf of the Trust Fund would be established and the related borrower would be required to instruct tenants to pay directly into such lockbox account or, if tenants are directed to pay to the related borrower or the property manager, the related borrower or property manager, as applicable, would then forward such funds to a lockbox account controlled by the applicable servicer on behalf of the Trust Fund. Funds are then swept into a cash management account controlled by the servicer on behalf of the Trust and applied by the servicer in accordance with the related mortgage loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Excess funds may then be remitted to the related borrower.

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None. Revenue from the related Mortgaged Property is paid to the related borrower and is not subject to a lockbox account as of the Closing Date, and no lockbox account is required to be established during the term of the related Mortgage Loan.

In connection with any hard lockbox, income deposited directly into the related lockbox account may not include amounts paid in cash and/or checks that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hospitality properties considered to have a hard lockbox, cash, checks and “over-the-counter” receipts may be deposited into the lockbox account by the property manager. Mortgage Loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the Trust Fund. See the footnotes to Annex A-1 to this prospectus supplement for more information regarding lockbox provisions for the Mortgage Loans.

Hazard Insurance

Except to the extent that the insurance is to be maintained by a tenant or other third party or the borrower or a tenant is permitted to self-insure, each borrower under a Mortgage Loan is required to maintain all insurance required by the terms of the mortgage loan documents in the amounts set forth therein, which will be obtained from an insurer meeting the requirements of the mortgage loan documents. This includes a fire and hazard insurance policy with extended coverage. The coverage of each policy will generally be in an amount, subject to a deductible customary in the related geographic area, that is not less than the lesser of (a) the full replacement cost of the improvements that are security for the subject Mortgage Loan, with no deduction for depreciation, and (b) the outstanding principal balance owing on that Mortgage Loan, but in any event, in an amount sufficient to avoid the application of any coinsurance clause.

If, on the date of origination of a Mortgage Loan, a material portion of the borrower owned improvements on a Mortgaged Property was in an area identified in the Federal Register by the Federal Emergency Management Agency (“FEMA”) as having special flood hazards (and such flood insurance is required by FEMA and has been made available), the mortgage loan documents generally require flood insurance meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage of at least the lesser of (a) the outstanding principal balance of the Mortgage Loan and (b) the maximum amount of flood insurance available for the Mortgaged Property permitted by FEMA.

In some cases, the Mortgage Loans allow hazard insurance to be provided under a blanket insurance policy. Such a blanket insurance policy will also cover other real properties, some of which may not secure mortgage loans included in the Trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in the Trust. In addition, certain Mortgage Loans provide that a significant or sole tenant (or, if applicable, a condominium association) may obtain third-party insurance with respect to the related Mortgaged Property or with respect to its building thereon or may self-insure and that such third-party insurance or self-insurance satisfies the insurance requirements of the related borrower.

See also representation and warranty nos. 18 and 31 in Annex C-1 and the exceptions thereto in Annex C-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this prospectus supplement).

See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Maintenance of Insurance” in this prospectus supplement for a description of the obligations of the Master Servicer and the Special Servicer with respect to the enforcement of the obligations of the borrowers under the mortgage loan documents and other matters related to the maintenance of insurance.

Litigation Considerations

There may be material pending or threatened legal proceedings against, or other past or present criminal or material adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates. In addition, the Mortgaged Property may be subject to ongoing litigation. For example:

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With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus supplement as Walgreens Portfolio and Cole Income NAV Portfolio, collectively representing approximately 9.8% of the Cut-off Date Pool Balance, the sole member of each borrower entity is an operating partnership that is 99.9% owned by Cole Credit Property Trust IV, Inc. (the “Cole IV REIT”), a non-traded real estate investment trust. The Cole IV REIT is managed by Cole REIT Advisors IV, LLC, which is 100% indirectly owned by Cole Capital Advisors, Inc. (“Cole Advisors”). Cole Advisors is also the sole member of CREI Advisors, LLC, which is the property manager of such portfolio of Mortgaged Properties. Cole Advisors is 100% indirectly owned by American Realty Capital Properties, Inc. (“ARCP”). On September 30, 2014, ARCP and RCS Capital Corporation (“RCS Capital”) entered into an equity purchase agreement pursuant to which RCS Capital agreed to purchase all of ARCP’s outstanding equity interests in each of Cole Advisors and Cole Capital Partners, LLC (together with Cole Advisors, the “Cole Entities”). On October 29, 2014, ARCP issued a press release announcing that, based on preliminary findings of ARCP’s audit committee, the audit committee concluded that previously issued financial statements and other financial information contained in ARCP’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and Quarterly Reports on Form 10-Q for the fiscal periods ended March 31, 2014 and June 30, 2014, and ARCP’s earnings releases and other financial communications for those periods should no longer be relied upon. According to ARCP’s press release, the audit committee investigation conducted to date had not uncovered errors in the consolidated financial statements (prepared in accordance with U.S. GAAP) for the three months ended March 31, 2014. However, based on preliminary findings, the audit committee did believe that ARCP incorrectly included certain amounts related to its non-controlling interests in the calculation of adjusted funds from operations (“AFFO”), a non-U.S. GAAP financial measure, for the three months ended March 31, 2014 and, as a result, overstated AFFO for this period. According to the press release, the audit committee believed that this error was identified but intentionally not corrected by the responsible individuals at ARCP, and other AFFO and financial statement errors were intentionally made, resulting in an overstatement of AFFO and an understatement of ARCP’s net loss for the three and six months ended June 30, 2014. As a result of these accounting irregularities, the chief financial officer and chief accounting officer resigned from ARCP. In addition, on November 3, 2014, RCS Capital issued a press release announcing that it had terminated its definitive agreement to acquire the Cole Entities from ARCP. In December 2014, Nicholas Schorsh, co-founder of ARCP, resigned as chairman of the board of directors. In a March 2, 2015 Business Update, ARCP acknowledged pending investigations by the SEC, the Department of Justice and the Commonwealth of Massachusetts concerning accounting issues involving ARCP. We cannot assure you that these investigations will not have an adverse effect on Cole Advisors, which is the managing entity for the indirect owner of such portfolio of Mortgaged Properties, or on CREI Advisors, LLC, which is the property manager of such portfolio of Mortgage Properties. On March 2, 2015, ARCP issued a press release announcing, among other things, the completion of its restatement and filing of amendments to its 2013 Annual Report on Form 10-K and first and second quarter 2014 Quarterly Reports on Form 10-Q and that ARC Properties Operating Partnership, L.P. (the “Operating Partnership”) has restated its previously issued financial statements. According to the ARCP press release, the ARCP audit committee investigation reported the following key findings:

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net loss was understated for 2013 (including each quarter of 2013) and the second quarter of 2014. Net loss was overstated for the first quarter of 2014. AFFO was overstated for 2011, 2012, 2013 (including each fiscal quarter of 2013) and the first two quarters of 2014;

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the audit committee’s investigation identified certain payments made by ARCP to ARC Properties Advisors, LLC and certain of its affiliates that were not sufficiently documented or otherwise warrant scrutiny. ARCP has recovered consideration valued at approximately $8.5 million in respect of certain such payments that ARCP concluded were inappropriate;

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the investigation found that equity awards made to two former executives in connection with ARCP’s transition to self-management contained provisions that, as drafted, were more favorable to such executives that the compensation committee of ARCP’s board of directors had approved; and

●	the investigation found certain material weaknesses in ARCP’s internal controls over financial reporting and its disclosure controls and procedures.

In addition, see also representation and warranty no. 15 in Annex C-1 to this prospectus supplement and the exceptions thereto in Annex C-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this prospectus supplement). See also “—Default History, Bankruptcy Issues and Other Proceedings” below.

Default History, Bankruptcy Issues and Other Proceedings

Certain of the borrowers, principals of the borrowers and other entities under the control of such principals or single tenants at the related Mortgaged Properties or in certain cases a Mortgaged Property that secures a Mortgage Loan are, or previously have been, parties to bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts resulting from mortgage loan defaults, which in some cases involved a Mortgaged Property that secures a Mortgage Loan to be included in the Trust Fund. For example:

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With respect to twenty-eight (28) of the Mortgaged Properties identified on Annex A-1 to this prospectus supplement as 3 Columbus Circle, University of Delaware Hotel Portfolio, 200 Kansas Street, 18th Street Atrium, Hilton Albany, Bella Luna / San Lucas, Portofino Landing Apartments, Canyon Crossing I, Canyon Crossing II, San Clemente Self Storage, 377 Broadway, Wildhorse Marketplace, Augusta Ranch Marketplace, Hampton Inn & Suites Bartram Park, Lamplighter MHC, Shore Center Shopping Center, Atrium Pointe, Candlewood Turlock, HGI Palmdale, Masonic Building, Punta Gorda Waterfront Inn & Suites, Stanley Station, Best Western Fountainview, Widmer Shoppes, Main Corner, Walgreens – Millington, TN, and Walgreens – Highland, IL, collectively representing approximately 46.2% of the Cut-off Date Pool Balance, (a) within the last ten (10) years, related borrowers, sponsors and/or key principals (or affiliates thereof) have previously (i) sponsored, been a key principal with respect to, or been a payment or non-recourse carveout guarantor on mortgage loans secured by, real estate projects (including in some such cases, the particular Mortgaged Property or Properties referenced above in this sentence) that became the subject of foreclosure proceedings or a deed-in-lieu of foreclosure or bankruptcy proceedings or directly or indirectly secured a real estate loan or a real estate-related mezzanine loan that was the subject of a discounted payoff, or (ii) been the subject of personal bankruptcy proceedings, (b) the Mortgage Loan refinanced a prior loan secured by, or a mezzanine loan secured by interests in the owner of, the related Mortgaged Property which prior loan was the subject of a maturity default, a maturity extension or a discounted payoff, short sale or other restructuring, (c) the related Mortgaged Property was acquired by the related borrower or an affiliate thereof through foreclosure or a deed-in-lieu of foreclosure, as part of an REO transaction, at a foreclosure sale or out of receivership, or (d) the Mortgaged Property has been or currently is involved in a borrower, principal or tenant bankruptcy.

See “Risk Factors—Risks Related to the Mortgage Loans—Prior Bankruptcies or Other Proceedings May Be Relevant to Future Performance” in this prospectus supplement.

In particular, with respect to the fifteen largest Mortgage Loans or related groups that, if aggregated, would be of comparable size:

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With respect to the Mortgage Loan secured by the property identified on Annex A-1 to this prospectus supplement as 3 Columbus Circle, an affiliate of one of the sponsors (Joseph Moinian) has been involved in various mortgage loan defaults and remedies-related litigation relating to other New York area office and commercial properties, including actions involving the Mortgaged Property. The sponsor affiliate acquired the Mortgaged Property in 1999 and refinanced in 2006 with the objective of capitalizing on a concentrated rollover of tenants with then below-market rents. The recession severely impacted occupancy, and in 2010 the loan was transferred to special servicing due to imminent default. After the defaulted loan was purchased out of the securitization trust (with no principal loss to the trust), the Mortgage Loan’s co-sponsor (SL Green Realty Corp.) paid off that debt, and acquired a 48.9% interest in the property in 2011.

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With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus supplement as University of Delaware Hotel Portfolio, representing approximately 4.2% of the Cut-off Date Pool Balance, the Mortgage Loan refinanced a prior loan, which prior loan was in special servicing. The borrower failed to make the required debt service payments after one of the Mortgaged Properties lost the benefit of its related franchise agreement in 2009. Such prior loan was delinquent for a period of 20 months until all outstanding debt payments were made current.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as 200 Kansas Street, representing approximately 4.0% of the Cut-off Date Pool Balance, the sponsors of the related borrower disclosed to the lender three instances in which related entities that owned commercial real estate were involved in a loan default resulting in a foreclosure or a deed-in-lieu of foreclosure.

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With respect to the Mortgage Loan secured by the property identified on Annex A-1 to this prospectus supplement as Hilton Albany, representing approximately 3.2% of the Cut-off Date Pool Balance, affiliates of the sponsor (United Development Corp.) were involved in mortgage default on an Atlanta, Georgia limited service hotel in 2010 that resulted in discounted pay-off.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Bella Luna / San Lucas, representing approximately 1.9% of the Cut-off Date Pool Balance, the borrower acquired the property through foreclosure in March 2012.

See also representation and warranty nos. 41 and 42 in Annex C-1 and the exceptions thereto in Annex C-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this prospectus supplement).

Tenant or Other Third Party Matters

Described below is certain additional factual information regarding tenants among the five (5) largest tenants (by net rentable area leased) at the Mortgaged Properties securing the Mortgage Loans and certain other third parties. See also “Summaries of the Fifteen Largest Mortgage Loans” attached as Annex A-3 to this prospectus supplement.”

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Seventy-four (74) of the Mortgaged Properties, representing approximately 26.1% of the Cut-off Date Pool Balance in the aggregate by allocated loan amount, are each either wholly owner-occupied or 100% leased to a single tenant. See “Risk Factors—Risks Related to the Mortgage Loans—Tenant Concentration Increases the Risk That Cash Flow Will Be Interrupted, Which Could Reduce Distributions on Your Certificates” and “—Renewal, Termination and Expiration of Leases and Reletting Entails Risks That May Adversely Affect Your Investment” in this prospectus supplement, and Annex A-1 to this prospectus supplement. See also “Summaries of the Fifteen Largest Mortgage Loans—Walgreens Portfolio”, “—DS Services Portfolio”, “—Hanesbrands Industrial” and “—SCORE Industrial Portfolio” attached as Annex A-3 to this prospectus supplement.

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Fifty-two (52) of the Mortgaged Properties, including each of the Mortgaged Properties securing the Mortgage Loans identified on Annex A-1 to this prospectus supplement as Walgreens Portfolio, Cole Income NAV Portfolio, Pic N Save/ Burger King Portfolio, HGI Palmdale, Masonic Building, Stanley Station, Widmer Shoppes, Walgreens – Hilliard, OH, Walgreens – Niles, OH, Walgreens – Millington, TN, Walgreens – Highland, IL and Walgreens – Pensacola, collectively securing approximately 16.2% of the Cut-off Date Pool Balance in the aggregate by allocated loan amount, have certain tenants at the related Mortgaged Properties, hotel franchisors, homeowner’s associations, other condominium unit owners or other third parties that hold purchase options, rights of first refusal or rights of first offer to purchase their related pad site or, in some cases, the related Mortgaged Property. See “Yield and Maturity Considerations” in this prospectus supplement. See also “Summaries of the Fifteen Largest Mortgage Loans—Walgreens Portfolio” and “—Cole Income NAV Portfolio” attached as Annex A-3 to this prospectus supplement and representation and/or warranty no. 8 in Annex C-1 and the exceptions thereto in Annex C-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this prospectus supplement).

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Twenty-seven (27) of the Mortgaged Properties, identified on Annex A-1 to this prospectus supplement as 3 Columbus Circle, One Monument Place, 200 Kansas Street, Ontario Airport Tower, 18th Street Atrium, Hanesbrands Industrial, Cole Income NAV Portfolio - Time Warner

Cable Midwest, Cole Income NAV Portfolio - PetSmart, Cole Income NAV Portfolio - Walgreens, Cole Income NAV Portfolio - National Tire & Battery, Cole Income NAV Portfolio - Tire Center, Cole Income NAV Portfolio - Family Dollar I, Cole Income NAV Portfolio - Dollar General I, Cole Income NAV Portfolio - Burger King, Cole Income NAV Portfolio - Family Dollar II, Cole Income NAV Portfolio - Dollar General II, Cole Income NAV Portfolio - Family Dollar III, Cole Income NAV Portfolio - AutoZone (Ground), SCORE Industrial Portfolio – 546 L&C Distribution, 377 Broadway, Augusta Ranch Marketplace, Masonic Building, 429 On the Park, Jo-Ann Fabrics, 400 Liberty, 11940 West 95th Street and Shoppes at Park Place, collectively securing approximately 36.2% of the Cut-off Date Pool Balance in the aggregate by allocated loan amount, have significant tenants that have renewed leases or have taken possession of the space demised under the related lease with the related borrower, but have not yet commenced payments of rent under the related lease, or have tenants that have executed leases, but have not taken possession or commenced payment of rent, have tenants that are in a buildout phase and have not take occupancy, have tenants that are expanding their space but have not commenced payment of the additional rent, have tenants that renewed leases that provide free rent and have not commenced payment of rent, or have subleases in place that can increase vacancy risks. In certain circumstances, an escrow reserve related to free rent periods and tenant improvement costs and leasing commissions due in connection with such leases was funded at closing. See Annex A-1 to this prospectus supplement and the accompanying footnotes for additional information with respect to these Mortgage Loans and “Summaries of the Fifteen Largest Mortgage Loans—3 Columbus Circle”, “—One Monument Place”, “—200 Kansas Street”, “—Ontario Airport Tower”, “—18th Street Atrium”, --Hanesbrands Industrial”, “—Cole Income NAV Portfolio” and “—SCORE Industrial Portfolio” attached as Annex A-3 to this prospectus supplement.

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With respect to the Mortgaged Property identified on Annex A-1 to this prospectus supplement as 377 Broadway, which secures a Mortgage Loan representing approximately 1.4% of the Cut-off Date Pool Balance, the sole tenant is an affiliate of the related borrower. In addition, although such sole tenant has commenced paying rent on its space, such space is currently being built out and the tenant has not yet begun operations.

Lease Terminations and Expirations

Expirations. See Annex A-1 to this prospectus supplement for tenant lease expiration dates for the five (5) largest tenants (by net rentable area leased) at each applicable Mortgaged Property and Annex A-3 for lease expirations for the five (5) largest tenants (by economic rent) among the top fifteen (15) Mortgage Loans. Whether or not any of the five (5) largest tenants at a particular Mortgaged Property have leases that expire before the maturity of the related Mortgage Loan, there may be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to the maturity of a Mortgage Loan. Furthermore, some of the Mortgaged Properties have significant leases or a significant concentration of leases that expire before, or shortly following, the maturity of the related Mortgage Loan. In addition, certain other Mortgaged Properties may have a significant portion of the leases that expire or can be terminated in a particular year, or portion thereof, at the related Mortgaged Property. Prospective investors are encouraged to review the charts entitled “Major Tenants” and “Lease Expiration Schedules” for the fifteen largest Mortgage Loans presented on Annex A-3 to this prospectus supplement, in particular those related to the Mortgaged Properties identified on Annex A-1 to this prospectus supplement as 3 Columbus Circle, One Monument Place, 200 Kansas Street, Ontario Airport Tower, 18th Street Atrium, Hanesbrands Industrial, Cole Income NAV Portfolio, Shop City Shopping Center and SCORE Industrial Portfolio.

Terminations. Leases often give tenants the right to terminate the related lease or abate or reduce the related rent for various reasons or upon various conditions, including (i) if the borrower for the applicable Mortgaged Property allows uses at the Mortgaged Property in violation of use restrictions in current tenant leases, (ii) if the borrower, a prior landlord or any of their respective affiliates owns other properties within a certain radius of the Mortgaged Property and allows uses at those properties in violation of use restrictions, (iii) if the related borrower fails to provide a designated number of parking spaces, (iv) if there is construction at the related Mortgaged Property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility or a tenant’s use of the Mortgaged Property, (v) upon casualty or condemnation with respect to all or a portion of the Mortgaged Property that renders such Mortgaged Property unsuitable for a tenant’s use or that occurs during a specified period prior to the end of the subject lease or if the borrower fails to rebuild such Mortgaged Property within a certain time, (vi) if a tenant’s use is not permitted by zoning or applicable law, (vii) if an anchor, shadow anchor or other significant tenant or a certain percentage of tenants at or near the applicable Mortgaged Property ceases operations, (viii) if the landlord cannot satisfy a tenant’s expansion option, or (ix) if the landlord defaults on its obligations under the lease.

In some cases, a lease may be unilaterally terminated by the related tenant for no particular reason. We cannot assure you that all or any of the borrowers will comply with their lease covenants or such third parties will act in a manner required to avoid any termination and/or abatement rights of the related tenant.

Identified below are certain other termination rights or situations in which the tenant may cease to occupy its leased space:

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Certain tenants may have the right to terminate the related lease or abate or reduce the related rent if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

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Certain leases may permit the affected tenants to terminate their leases or abate rent prior to the stated lease expiration date for no reason after a specified period of time following commencement of the lease and/or solely upon notice to the landlord.

●	Certain of the Mortgaged Properties may have tenants that sublet a portion of their space or may intend to sublet out a portion of their space in the future.

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Certain of the tenant leases for the retail Mortgaged Properties permit the related tenant to terminate its leases and/or abate or reduce rent if the tenant fails to meet certain sales targets or other business objectives for a specified period of time. We cannot assure you that all or any of these tenants will meet the sales targets or business objectives required to avoid any termination and/or abatement rights.

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Several tenant leases for the retail Mortgaged Properties permit the related tenant to terminate its lease and/or abate or reduce rent if another specific tenant vacates its space or occupancy at the subject Mortgaged Property falls below a specified level.

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Further, certain of the tenant leases for the other retail Mortgaged Properties may permit affected tenants to terminate their leases if a tenant at an adjacent or nearby property terminates its lease or goes dark.

●	Certain tenant leases permit the tenant to go dark and, in some cases, a Mortgaged Property has dark space that is no longer occupied by the tenant even though the tenant continues to pay rent.

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Certain Mortgaged Properties may be leased in whole or in part to government-sponsored tenants whose ability to pay rent depends on appropriations and some of whom have the right to cancel their leases at any time because of lack of appropriations.

See Annex A-1 to this prospectus supplement and the accompanying footnotes for information regarding certain termination options held by the five (5) largest tenants (by net rentable area leased) at each Mortgaged Property. Prospective investors are also encouraged to review the charts entitled “Major Tenants” and “Lease Expiration Schedules” for the fifteen largest Mortgage Loans presented on Annex A-3 to this prospectus supplement, in particular those related to the Mortgaged Properties identified on Annex A-1 to this prospectus supplement as 200 Kansas Street, Ontario Airport Tower, 18th Street Atrium and SCORE Industrial Portfolio.

Other Matters

Described below is certain additional factual information regarding other matters at the Mortgaged Properties securing the Mortgage Loans:

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With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus supplement as 3 Columbus Circle, representing approximately 9.0% of the Cut-off Date Pool Balance, the subject property has been granted a property tax exemption as a result of renovation work done at the mortgaged property pursuant to an Industrial & Commercial Incentive Program (“ICIP”) which commenced in 2010 and is scheduled to end in 2021. The ICIP provides a partial exemption or abatement from real property taxes for a specified period to eligible industrial or commercial buildings that are constructed, expanded, modernized, rehabilitated, or otherwise physically improved. Based on the appraisal obtained by the lender, the tax benefits begin to phase out in fiscal year 2016 and expire in 2021, resulting in the exemption’s diminishing from approximately $7,917,301 currently to zero in 2021. The loan was underwritten based on 2015 unabated taxes reduced by the 10 year average benefit of the ICIP exemption/ abatement.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as One Monument Place, representing approximately 4.9% of the Cut-off Date Pool Balance, pursuant to certain master leases between the borrower and the guarantor, the guarantor has agreed to lease 14.8% of the square footage at the Mortgaged Property in the event the tenants occupying such space do not renew their current leases or such spaces are not re-let to tenants on terms which are satisfactory to the lender. As additional collateral for the Mortgage Loan, the borrower funded a master lease reserve in the amount of $939,375 (which amount may be replaced by a letter of credit posted by the borrower to be held by the lender). Such amount (or a portion of such amount) may be released to the borrower upon renewing or reletting of the spaces which are subject to the master leases for terms of at least five years, with annual rent of no less than the $939,375 in the aggregate and otherwise on terms and conditions reasonably acceptable to the lender. A master lease may terminate with respect to space that is relet or renewed as provided above, and the amounts in the master lease reserve applicable to such spaces may be released to the borrower. The master lease was not included in the underwriting of the Mortgage Loan.

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With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus supplement as DS Services Portfolio, representing approximately 3.8% of the Cut-off Date Pool Balance, neither the borrower nor the lender have any interest in the single tenant’s waste water or water filtration equipment. Accordingly, replacing the tenant with a subsequent user could involve the necessity of adapting or removing existing equipment to suit the new tenant, which could involve substantial time and expense. We cannot assure you that this will not adversely affect re-tenanting of any of the constituent Mortgaged Properties. The appraisals for the Mortgaged Properties are based on the leases and/or the appraisal’s conclusion of market rents based on comparable properties and do not expressly consider equipment value.

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With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus supplement as Hilton Albany, representing approximately 3.2% of the Cut-off Date Pool Balance, the mortgaged property is subject to Project Benefits Agreement as part of the extension of Payment in lieu of Taxes (PILOT) benefits through the year 2042. The unperformed obligations under the Project Benefits Agreement include payment of $100,000 community benefit payment annually through 2026 and maintenance of at least 160 full-time employees at the mortgaged property. This $100,000 payment expense was underwritten and included. Under the extended PILOT, the hotel currently pays $390,392 per year with 3.0% increase annually through 2021, with a 5.0% increase annually thereafter. Real estate taxes were underwritten based on actual PILOT payment plus business improvement taxes.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Hanesbrands Industrial, representing approximately 2.2% of the Cut-off Date Pool Balance, the related Mortgaged Property is currently being expanded from 380,346 square feet to 467,781 square feet. At origination, $4,859,426 was reserved to fund tenant allowance related to construction of the expansion space. Upon the earlier of the expansion occupancy date and October 1, 2015, the monthly rent will increase from $86,846 to $122,877. At origination, a rent escrow was established with an escrow agent in the amount of $291,734. The Underwritten Net Cash Flow for such Mortgaged Property was calculated on the assumption that the expansion is completed and the tenant is paying the increased rent. See “Risk Factors—Risks Related to Mortgage Loans—Risks Related to Construction, Redevelopment and Renovation at the Mortgaged Properties”.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as University of Delaware Hotel Portfolio – Embassy Suites Newark Wilmington South, representing approximately 2.6% of the Cut-off Date Pool Balance, such Mortgaged Property is subject to a franchise agreement with Hilton Worldwide, Inc. In 2014, Hilton conducted its bi-annual inspection of the mortgaged property. In a letter dated April 8, 2014, the borrower was informed that the Mortgaged Property received an unacceptable score on the inspection for failure to meet the franchisor’s brand standards. The borrower submitted to the franchisor an improvement plan, which improvement plan is designed to bring the Mortgaged Property into compliance with the brand standards. The Mortgaged Property underwent certain renovations and is currently undergoing renovation of the guestrooms, meeting spaces and corridors. On the closing date of the Mortgage Loan, the borrower reserved $2,338,945, which amount represents the full estimated cost of the renovation budget for the planned improvements at the Mortgaged Property.

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With respect to the Mortgage Loan secured by the Mortgaged Properties identified on Annex A-1 to this prospectus supplement as Cole Income NAV Portfolio, representing approximately 2.0% of the Cut-off Date Pool Balance, on February 7, 2015, the Burger King mortgaged property was destroyed by fire. The cost to rebuild the Mortgaged Property is covered by the tenant’s and the borrower’s casualty insurance policies. The tenant continues to pay full base rent and rent does not abate any time during the restoration period.

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With respect to the Mortgage Loan secured by the Mortgaged Property on Annex A-1 to this prospectus supplement as University of Delaware Hotel Portfolio – Homewood Suites Wilmington South, representing approximately 1.7% of the Cut-off Date Pool Balance, such Mortgaged Property is subject to a franchise agreement with Hilton Worldwide, Inc. In 2014, Hilton conducted its bi-annual inspection of the mortgaged property. In a letter dated July 3 2014, the borrower was informed that the Mortgaged Property received an unacceptable score on the inspection for failure to meet the franchisor’s brand standards and that the Mortgaged Property received two previous unacceptable evaluations. In February 2015, the Mortgaged Property received an acceptable score on its evaluation and is considered in compliance with the franchisor’s brand standards.

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Actuant HQ, representing approximately 1.4% of the Cut-off Date Pool Balance, the sole tenant, pursuant to the terms of its lease, has an expansion option to request that the landlord/borrower expand the existing building and/or construct a new building, which may be on a designated parcel located directly north of the related Mortgaged Property (the “Expansion Lot”). Such expansion improvements are to be of similar quality to the existing building and are to include related site improvements including parking areas and roadways. The construction obligations and finishing work are to be of similar scope to the obligations of the landlord/borrower for the construction of the existing building. Such extension is not to exceed 30,000 rentable square feet and must provide for a minimum of four (4) surface parking spaces for every 1,000 rentable square feet of improvements. In the event the expansion is to be located in whole or in part on the Expansion Lot, then the landlord/borrower is to use commercially reasonable efforts to purchase the Expansion Lot. However, the Expansion Lot would not become part of the collateral for the subject Mortgage Loan. Upon the landlord/borrower’s receipt of the sole tenant’s notice to exercise its expansion option, the landlord/borrower will have 60 days to, in good faith, prepare a detailed proposal for the expansion and related modification of the lease. If the tenant agrees in principle with the landlord/borrower’s proposal, then the landlord/borrower and tenant will modify the lease to provide for construction of the expansion by the landlord/borrower and the lease of the expansion by the tenant. If the tenant does not agree in principle with the landlord/borrower’s proposal, then the tenant may rescind its request for the expansion. The landlord/borrower’s obligation to construct the expansion will be further contingent upon the landlord/borrower being able to obtain (a) the necessary approval from the landlord/borrower’s existing mortgagee; (b) all requisite governmental permits and approvals and (c) financing in the amount of the expansion cost at a rate and upon such terms and conditions as are consistent with landlord/borrower’s proposal. If the tenant exercises its expansion option during the 6th through 10th year of the initial term of the lease, then the initial term will be extended by five (5) years. If the tenant exercises its expansion option during the 11th through 15th year of the initial term of the lease, then the initial term will be extended by ten (10) years. Additionally, the base rent would increase 2.0% per annum.

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Hampton Inn St. George, representing approximately 1.4% of the Cut-off Date Pool Balance, the fee owner borrower leased the related mortgaged property to an affiliate under an operating lease. The Hampton Inn St. George mortgage loan is secured by both the fee owner’s and the operating lessee’s interest in the related mortgaged property.

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as 400 Liberty, representing approximately 0.6% of the Cut-off Date Pool Balance, the Mortgaged Property has been granted a property tax exemption as a result of renovation work done at the mortgaged property pursuant to an Industrial & Commercial Incentive Program (“ICIP”) which commenced in July 1, 2008 and is scheduled to end in 2033. The ICIP provides a 100% exemption on the assessed value of the renovation portion of the improvements. During the final nine years of the ICIP, the exemption will be phased out in 10% annual increments.

Assessments of Property Value and Condition

Appraisals

In connection with the origination of each Mortgage Loan or in connection with this offering, an appraisal was conducted in respect of the related Mortgaged Property by an independent appraiser that was state-certified and/or a member of the Appraisal Institute or an update of an existing appraisal was obtained. In each case, the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the Mortgage Loan Sellers based on their internal review of such appraisals. The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale. Information regarding the values of the Mortgaged Properties as of the Cut-off Date is presented in this prospectus supplement for illustrative purposes only and, unless otherwise specified, reflects calculations based on the “as-is” appraised value or, in the case of the Mortgaged Properties identified on Annex A-1 to this prospectus supplement as Hilton Albany, Hanesbrands Industrial and Best Western Fountainview, securing approximately 3.2%, 2.2% and 0.7%, respectively, of the Cut-off Date Pool Balance by allocated loan amount, based upon the “as-completed” or “hypothetical as-completed” valuation in the related appraisal, in each case. None of these appraisals are more than nine (9) months old as of the Cut-off Date. See “Risk Factors—Risks Related to the Mortgage Loans—Appraisals May Not Accurately Reflect the Value of the Mortgaged Properties” in this prospectus supplement. See also representation and warranty no. 45 in Annex C-1 and the exceptions thereto in Annex C-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this prospectus supplement).

Environmental Assessments

All of the Mortgaged Properties securing the Mortgage Loans were subject to a Phase I environmental site assessments by a third-party consultant, or in some cases an update of a previous assessment or transaction screen, in connection with the origination of the Mortgage Loans. In some cases, a Phase II environmental site assessment was also performed. In certain cases, these environmental assessments revealed conditions that resulted in requirements that the related borrowers establish operations and maintenance plans, monitor the Mortgaged Property or nearby properties, abate or remediate the condition or provide additional security, such as letters of credit or reserves, or environmental indemnification. None of these environmental assessments are more than nine (9) months old as of the Cut-off Date. See “Risk Factors—Risks Related to the Mortgage Loans—Environmental Conditions at the Mortgaged Properties May Subject the Trust Fund to Liability Under Federal and State Laws, Reducing the Value and Cash Flow of the Mortgaged Properties, Which May Result in Reduced Distributions on Your Offered Certificates” in this prospectus supplement. See also representation and warranty no. 43 in Annex C-1 and the exceptions thereto in Annex C-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this prospectus supplement).

Described below is certain additional information regarding environmental issues at the Mortgaged Properties securing the Mortgage Loans:

●
With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus supplement as DS Services Portfolio, representing approximately 3.8% of the Cut-off Date Pool Balance, the Phase I environmental site assessment identified certain environmental issues associated with former on-site underground storage tanks at the DS Services – Santa Ana, CA property (having an allocated loan amount of $5,180,612). The lender obtained a $1 million environmental insurance policy from Steadfast Insurance Company, a member company of Zurich North America, with a 10 year term (equivalent to loan term) and 3 year policy tail, and having a $50,000 deductible. The policy premium was pre-paid at closing. Zurich North America has an S&P rating of “AA-”.

●
With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus supplement as SCORE Industrial Portfolio, representing approximately 1.9% of the Cut-off Date Pool Balance, Boozer Lumber Company (“Boozer”) previously operated at the 1416 Atlas Road Mortgaged Property and at certain adjacent properties, including the 1424-1428 Atlas Road Mortgaged Property. As part of Boozer’s operations, a former petroleum underground storage tank (“UST”) system consisting of seven (7) USTs was located at the 1416 Atlas Road Mortgaged Property. As a result of releases from the USTs, the properties operated by Boozer, including 1416 Atlas Road and 1424-1428 Atlas Road, are listed as Leaking Underground Storage Tank (“LUST”) sites. In August 2009, Atlas Properties, LLC (“Atlas”), the then-owner of the 1416 Atlas Road Mortgaged Property and the 1424-1428 Atlas Road Mortgaged Property, entered into a Non-Responsible Party Voluntary Cleanup Contract (“NRP-VCC”) with the South Carolina Department of Health and Environmental Control (“SCDHEC”) to obtain a Covenant Not to Sue and for protection from third-party liability claims with respect to contamination associated with the former USTs. Pursuant to the NRP-VCC, Atlas performed certain limited assessments and filed a Declaration of Covenants and Restrictions, which restricts the use of groundwater and limits the use of the properties to industrial/commercial operations. On May 24, 2011, the SCDHEC issued a Certificate of Completion and Covenant Not to Sue to Atlas based on Atlas’ completion of the work required by the NRP-VCC. Subsequent owners of the properties are beneficiaries of the Covenant Not to Sue so long as they are not a responsible party for the contamination. SCDHEC is currently overseeing the remediation/monitoring of the remaining contamination at the 1416 Atlas Road Mortgaged Property associated with the former USTs. The work is being funded with the $1,000,000 available under the South Carolina State Underground Petroleum Environmental Response Bank (SUPERB) Act to address the site. Contamination was not identified at the 1424-1428 Atlas Road Mortgaged Property. On December 8, 2014, SCDHEC

issued a Letter of Concern to the related borrower indicating that a subsequent purchaser of a related Mortgaged Property from which a UST has been removed is not responsible for remediation or other actions other than actions necessary to eliminate an imminent threat to human health or the environment. The Letter of Concern further stated that should addressing the remaining contamination at the 1416 Atlas Road Mortgaged Property exceed the $1,000,000.00 funds available through SUPERB, Boozer, although bankrupt, would retain responsibility and the related borrower would not be liable. The related borrower should continue to adhere to the Declaration of Covenants and Restrictions and the Certificate of Completion, and to cooperate with SCDHEC and its ongoing actions to address the remaining contamination at the 1424-1428 Atlas Road Mortgaged Property.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Canyon Crossing I, representing approximately 0.9% of the Cut-off Date Pool Balance, the phase I environmental site assessment identified the presence of a leaking pad mounted transformer, and recommended that the borrower contact Lubbock Power & Light, the owner of the transformer and the party responsible for any issues and releases, to clean up any subsurface fluids.

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With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus supplement as Shore Center Shopping Center, representing approximately 1.1% of the Cut-off Date Pool Balance, the Phase I environmental site assessment indicated possible soil, soil gas and groundwater contamination from historical on-site dry cleaning use. The environmental consultant prepared a remediation plan. The loan documents provide for a borrower covenant to remediate the environmental condition, together with a $73,000 environmental reserve (125% of the estimated remediation cost) that will be released upon borrower’s obtaining a “no further action” letter from the applicable state regulatory authorities

●
With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus supplement as Temple Terrace Shoppes, representing approximately 1.0% of the Cut-off Date Pool Balance, the Phase I environmental assessment indicated a Controlled Recognized Environmental Condition related to prior on-site dry cleaning operation. Perchloroethylene-related groundwater impacts were first identified in 2005, and subsequent testing between 2005 - 2013 indicated that the perchloroethylene plume was stable or shrinking in area of impact with only one well site above regulatory action levels. Based on existing institutional controls, including (i) required connection to municipal water supply, (ii) no irrigation wells on the mortgaged property, and (iii) leases prohibit installation of wells or any excavation activity, the Florida Department of Environmental Protection issued a Conditional Site Rehabilitation Completion Order on December 22, 2014. The Phase I environmental assessment recommends continued observation of the existing institutional controls.

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Stanley Station, representing approximately 0.8% of the Cut-off Date Pool Balance, a former dry cleaner conducted dry cleaning operations at the related Mortgaged Property in the 1980’s and 1990’s before becoming a dropoff only store front. The environmental consultant identified the former dry cleaning operations as a recognized environmental condition. However, according to the environmental consultant and environmental counsel, no further investigation is warranted at this time given the absence of reported releases, no sensitive nearby receptors, and the length of time since dry cleaning operations were conducted at the related Mortgaged Property.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as 400 Liberty, representing approximately 0.6% of the Cut-off Date Pool Balance, the phase I environmental site assessment identified a petroleum odor at the Mortgaged Property and confirmed the presence of a former hydraulic lift associated with auto-repair activities. In addition, historic records indicate that the Mortgaged Property operated as a gas station from at least 1922 until 1930. Furthermore, while the Mortgaged Property is not listed on the regulatory database as a current or historic underground storage tank site, it is possible that underground storage tanks are present based on the historic use of the Mortgaged Property. A Phase II assessment was conducted at the Mortgaged Property to assess the potential of subsurface contamination. The phase II site assessment identified no subsurface impacts above the recommended guidelines and no further action was recommended.

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With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus supplement as Walgreens - Millington, TN, representing approximately 0.3% of the Cut-off Date Pool Balance, the property had previously been used as an automobile service station, and subsurface investigation of soil and groundwater in 2003 identified lead contaminants above the state regulatory authority’s risk-based screening levels for non-drinking water. The consultant’s exposure assessment report indicated that the potential for lead from groundwater to negatively impact on-site and off-site was negligible, however, and, in conjunction with the landowner’s entering a Brownfield Agreement in April 2004, the state environmental authorities issued a no further action letter in May 2004. The Brownfield Agreement restricts the property from being used for residential, daycare or outdoor playground uses, and restricts groundwater usage. Based on the use restrictions, the no further action letter and the site’s use for commercial purposes, the Phase I environmental site assessment characterized the known residual contamination as a controlled recognized environmental condition, and recommended continued implementation of the use restrictions currently in-place

Property Condition Assessments

In general, a licensed engineer, architect or consultant inspected the related Mortgaged Property, in connection with the origination of each of the Mortgage Loans or in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, certain manufactured housing community properties “and properties for which the borrower’s interest consists of a fee interest solely on the land and not any improvements, for the Mortgaged Properties in connection with the origination of the related Mortgage Loan or in connection with this offering. None of these engineering reports are more than nine (9) months old as of the Cut-off Date. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

See also “Risk Factors—Risks Related to the Mortgage Loans—Property Inspections and Engineering Reports May Not Reflect All Conditions That Require Repair on a Mortgaged Property” in this prospectus supplement.

Seismic Review Process and Earthquake Insurance

In general, except for certain manufactured housing community properties, the underwriting guidelines applicable to the origination of the Mortgage Loans required that prospective borrowers seeking loans secured by properties located in California and areas of other states where seismic risk is deemed material obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of damage based on the percentage of the replacement cost of the building in an earthquake scenario. This percentage of the replacement cost is expressed in terms of probable maximum loss (“PML”), probable loss (“PL”), or scenario expected loss (“SEL”). No such PML, PL or SEL exceeded 20%.

Zoning and Building Code Compliance

Each Mortgage Loan Seller took steps to establish that the use and operation of the Mortgaged Properties that represent security for its Mortgage Loans, at their respective dates of origination, were in compliance in all material respects with, or were legally existing non-conforming uses or structures under, applicable zoning, land-use and similar laws and ordinances, but we cannot assure you that such steps revealed all possible violations. Evidence of such compliance may have been in the form of legal opinions, zoning consultants’ reports, information set forth in the related appraisal, confirmations from government officials, title insurance endorsements, survey endorsements and/or representations by the related borrower contained in the related mortgage loan documents. In some cases, a certificate of occupancy may not be on record or may not have been issued, or there may be expired permits, with respect to a Mortgaged Property or a particular portion thereof. Other violations may be known to exist at any particular Mortgaged Property, but in each such instance the related Mortgage Loan Seller has informed us that it does not consider any such violations known to it to be material. In addition, certain of the Mortgaged Properties may comply with parking requirements through access to parking spaces granted pursuant to leases, licenses, easements or other private agreements. We cannot assure that such access will be retained in all instances.

In some cases the improvements at a Mortgaged Property may be encroaching over set-back lines established under the local zoning ordinance or easement and, with limited exception, an endorsement to the title insurance policy or a separate policy of law and ordinance insurance was obtained to cover losses arising from any required removal of such building(s). Where the property as currently operated is a permitted nonconforming use and/or structure, the related Mortgage Loan Seller generally conducted an analysis as to—

●	the likelihood that a material casualty would occur that would prevent the Mortgaged Property from being rebuilt in its current form, and

●
whether existing replacement cost hazard insurance or, if necessary, supplemental “law and ordinance coverage” would, in the event of a material casualty, be sufficient to satisfy the entire Mortgage Loan or, taking into account the cost of repair, be sufficient to pay down that Mortgage Loan to a level such that the remaining collateral would be adequate security for the remaining loan amount.

In addition, certain Mortgaged Properties may be (or may in the future become) subject to zoning, land use or building restrictions, or may be (or may in the future become) designated as historic or landmark properties. For example:

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Masonic Building representing approximately 0.9% of the Cut-off Date Pool Balance, the related Mortgaged Property is subject to a landmark designation, which can impose restrictions on the use and maintenance of structures and/or their restoration following casualty.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as 429 On the Park, representing approximately 0.9% of the Cut-off Date Pool Balance, the related Mortgaged Property is listed on the National Register of Historical Buildings, which can impose restrictions on the use and maintenance of structures and/or their restoration following casualty.

See also representation and warranty nos. 26 and 27 in Annex C-1 to this prospectus supplement and the exceptions thereto in Annex C-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this prospectus supplement).

Environmental Insurance

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus supplement as DS Services Portfolio, representing approximately 3.8% of the Cut-off Date Pool Balance, the Phase I environmental site assessment identified certain environmental issues associated with former on-site underground storage tanks at the DS Services –Santa Ana, CA property (having an allocated loan amount of $5,180,612). The lender obtained a $1 million environmental insurance policy from Steadfast Insurance Company, a member company of Zurich North America, with a 10 year term (equivalent to loan term) and 3 year policy tail, and having a $50,000 deductible. The policy premium was pre-paid at closing. Zurich North America has an S&P rating of “AA-”.

In general, the Master Servicer will be required to report any claims of which it is aware that arise under a secured credit impaired property, environmental liability insurance or pollution legal liability policy relating to a Mortgage Loan while that loan is not a Specially Serviced Mortgage Loan and the Special Servicer will be required to report any claims of which it is aware that arise under the policy while that Mortgage Loan is a Specially Serviced Mortgage Loan or the related Mortgaged Property has become an REO Property.

Each insurance policy referred to above has been issued or, as of the Closing Date, will have been issued.

Loan Purpose

Forty (40) of the Mortgage Loans, representing approximately 58.7% of the Cut-off Date Pool Balance, were originated in connection with the borrower’s refinancing of a previous mortgage loan.

Twenty-seven (27) Mortgage Loans, representing approximately 39.3% of the Cut-off Date Pool Balance, were originated in connection with the borrower’s acquisition of the Mortgaged Property(ies) that secures such Mortgage Loan. In some cases, the acquisition price for a particular Mortgaged Property was lower than the Appraised Value for such Mortgaged Property shown on Annex A-1 to this prospectus supplement.

One (1) Mortgage Loan, representing approximately 1.9% of the Cut-off Date Pool Balance, was originated in connection with the borrower’s refinancing of a previous mortgage loan encumbering certain of the related Mortgaged Properties and acquisition of the remaining Mortgaged Properties that secure such Mortgage Loan.

Exceptions to Underwriting Guidelines

The Mortgage Loan Sellers (other than Ladder Capital Finance LLC and Silverpeak Real Estate Finance LLC) have not identified any material exceptions to the disclosed underwriting criteria set forth under “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators” in this prospectus supplement.

The Mortgaged Property identified on Annex A-1 to this prospectus supplement as Hanesbrands Industrial, securing a Mortgage Loan representing approximately 2.2% of the Cut-off Date Pool Balance, is currently being expanded from 380,346 square feet to 467,781 square feet. The appraised value of such Mortgaged Property, with a deduction for the expansion, is equal to $22,200,000, which results in an original loan-to-value ratio for the related Mortgage Loan of 82.3%. The underwriting standards of Ladder Capital Finance LLC described herein contemplate a maximum loan-to-value ratio of 80%. However, taking the expansion into account, the appraised value of such Mortgaged Property is $26,100,000, which results in an original loan-to-value ratio for the related Mortgage Loan of 70.0%. At origination, $4,859,426 was reserved to fund tenant allowance related to construction of the expansion space. In addition, upon the earlier of the expansion occupancy date and October 1, 2015, the monthly rent will increase from $86,846 to $122,877, regardless of whether the expansion has been completed. At origination, a rent escrow was established with an escrow agent in the amount of $291,734. Based upon the foregoing factors, Ladder Capital Finance LLC has decided to include the related Mortgage Loan in this securitization transaction.

The Mortgaged Property identified on Annex A 1 to this prospectus supplement as Hunter’s Glen, securing a Mortgage Loan representing approximately 1.6% of the Cut-off Date Pool Balance, the Mortgaged Property is currently undergoing renovations to upgrade all interior units and renovate the exterior of the building and common areas. On the closing date of the Mortgage Loan, the borrower established a holdback reserve of approximately $3.02 million, which amount represents approximately 75% of the renovation budget for the planned improvements at the Mortgaged Property. The Cut-off Date LTV Ratio based on the net funded loan amount of approximately $10,530,000, is 73.0%. The Cut-off Date LTV Ratio based on the fully funded loan amount inclusive of the holdback reserve is 93.9%. The underwriting standards of Silverpeak Real Estate Finance LLC described herein contemplate a maximum loan-to-value ratio of 80%. Funds in the holdback reserve will be released in five or less increments of at least $600,000 and such releases will be governed by debt yield tests. Based upon the foregoing, Silverpeak Real Estate Finance LLC has decided to include the related Mortgage Loan in this securitization transaction.

As discussed above under “—Other Matters”, in the case of the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Actuant HQ, securing a Mortgage Loan representing approximately 1.4% of the Cut-off Date Pool Balance, the sole tenant at such Mortgaged Property, pursuant to the terms its lease, has an expansion option to request that the landlord/borrower expand the existing building and/or construct a new building on a separate parcel located directly north of the related Mortgaged Property. Ladder Capital Finance LLC would, in general, require a reserve, letter of credit or similar financial arrangements to fund the cost of such borrower obligation. However, no reserves or other financial arrangements have been established with respect to the landlord/borrower fulfilling its obligations with respect to the sole tenant’s expansion option. This is because the landlord/borrower’s obligation to construct the expansion will be contingent upon, among other things, the landlord/borrower being able to obtain: (a) the necessary approval from the landlord/borrower’s existing mortgagee; (b) all requisite governmental permits and approvals; and (c) financing in the amount of the expansion cost at a rate and upon such terms and conditions as are consistent with landlord/borrower’s proposal. Furthermore, if the tenant exercises its expansion option during the 6th through 10th year of the initial term of the lease, then the initial term will be extended by five (5) years, and if the tenant exercises its expansion option during the 11th through 15th year of the initial term of the lease, then the initial term will be extended by ten (10) years. Additionally, the base rent would increase 2.0% per annum. Lastly, the borrower sponsor is Ladder Capital Finance Holdings LLLP. Based upon the foregoing factors, Ladder Capital Finance LLC has decided to include the related Mortgage Loan in this securitization transaction.

Assignment of the Mortgage Loans

On or before the Closing Date, the Mortgage Loan Sellers will transfer to us those Mortgage Loans that are to be included in the Trust Fund, and we will transfer to the Trust Fund all of those Mortgage Loans. In each case, the transferor will assign the applicable Mortgage Loans, without recourse, to the Trustee, except as described below in this “—Assignment of the Mortgage Loans” section. See the section of the accompanying prospectus titled “Description of the Pooling and Servicing Agreements—Assignment of Mortgage Assets; Repurchases”.

The transfer by each Mortgage Loan Seller of its Mortgage Loans to the Depositor will be governed by a mortgage loan purchase agreement (a “Mortgage Loan Purchase Agreement”) between that Mortgage Loan Seller and the Depositor.

In connection with the transfer of each Mortgage Loan, the related Mortgage Loan Seller will be required to deliver to the Custodian on behalf of the Trustee, the following documents, among others:

●	either—

1.	the original mortgage note(s) evidencing that Mortgage Loan, or

2.	if any original mortgage note has been lost, a copy of that note, together with a lost note affidavit and indemnity;

●	the original or a copy of the mortgage, together with originals or copies of any intervening assignments of the mortgage;

●	the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that assignment of leases and rents;

●	either—

1.
an executed assignment of the mortgage in favor of the Trustee, in recordable form except for missing recording information relating to a mortgage that has not been returned from the applicable recording office, or

2.	a certified copy of that assignment as sent or to be sent for recording;

●	either—

1.
an executed assignment of any separate assignment of leases and rents in favor of the Trustee, in recordable form except for missing recording information relating to an assignment of leases and rents that has not been returned from the applicable recording office, or

2.	a certified copy of that assignment as sent or to be sent for recording;

●
an original or copy of the related policy or certificate of lender’s title insurance policy, or if a title insurance policy has not yet been issued, a “marked-up” commitment for title insurance or a pro forma policy;

●	if a material portion of the interest of the borrower in the related Mortgaged Property consists of a leasehold interest, the original or a copy of the related ground lease;

●
a copy of any letter of credit relating to, evidencing or constituting additional collateral for that Mortgage Loan (with the original of such letter of credit to be delivered to the Master Servicer); and

●
if the related Mortgaged Property is a hospitality property that is subject to a franchise, management or similar arrangement, (a) an original or a copy of any franchise, management or similar agreement and (b) an estoppel certificate or comfort letter delivered by the franchisor, manager or similar person, as applicable, for the benefit of the holder of the Mortgage Loan in connection with the Mortgage Loan Seller’s origination or acquisition of the Mortgage Loan, together, within such time frames as required by the related Mortgage Loan Purchase Agreement, with either (i) such instrument(s) of notice or transfer (if any) as are necessary to transfer or assign to the Trust or the Trustee the benefits of such estoppel certificate or comfort letter, or (ii) a new estoppel certificate or comfort letter (in substantially the same form and substance as the prior estoppel certificate or comfort letter) by the franchisor, manager or similar person, as applicable, for the benefit of the Trust or the Trustee (and, if a copy of a new estoppel certificate or comfort letter is delivered, then the original copy shall be included in the mortgage file promptly following receipt thereof by the related Mortgage Loan Seller).

The Pooling and Servicing Agreement and/or the respective Mortgage Loan Purchase Agreements will specify the dates by which these documents and instruments must be delivered. All promissory notes must be in the possession of the Custodian on the Closing Date and other required mortgage loan documents may be delivered after the Closing Date. Each promissory note must be endorsed to the Trustee, in that capacity, for the registered holders of the Certificates or in blank. Each assignment of a mortgage, separate assignment of leases or other security agreement must be in favor of the Trustee, in that capacity, for the registered holders of the Certificates.

The Pooling and Servicing Agreement will designate the documents listed under the first, second, fourth, sixth, seventh, eighth and ninth bullet points above as “Specially Designated Mortgage Loan Documents”.

Notwithstanding the foregoing, with respect to the 3 Columbus Circle Mortgage Loan, the documents described above (other than the mortgage note evidencing the 3 Columbus Circle Mortgage Loan) initially are expected to be maintained by the custodian under the COMM 2015-CCRE22 securitization, and on and after the 3 Columbus Circle Controlling Pari Passu Companion Loan Securitization Date, such documents will be maintained by the custodian under the securitization of the 3 Columbus Circle Controlling Pari Passu Companion Loan.

Notwithstanding any contrary provision described above, in the case of any Non-Serviced Pari Passu Mortgage Loan, the related Mortgage Loan Seller will have no duty to deliver any instrument to assign the mortgage or the assignment of assignment of leases and rents to the Trustee. The pooling and servicing agreement with respect to any such Non-Serviced Pari Passu Mortgage Loan will recognize the obligation of the designated mortgage loan seller in the related securitization to deliver instruments to assign such mortgage and assignment of leases and rents to the trustee under such securitization.

The Custodian is required to hold all of the documents delivered to it with respect to the Mortgage Loans on behalf of the Trustee, in trust for the benefit of the Certificateholders. Within a specified period of time following that delivery, the Custodian will be further required to conduct a review of those documents. The scope of the Custodian’s review of those documents will, in general, be limited solely to confirming that they have been received. No party to the Pooling and Servicing Agreement is under any duty or obligation to inspect, review or examine any of the documents relating to the Mortgage Loans to determine whether the document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

If—

●	any of the documents required to be delivered by a Mortgage Loan Seller to the Custodian is not delivered or is otherwise defective, and

●
that omission or defect materially and adversely affects the value of the mortgage loan or the interests of the Certificateholders, or any of them, therein, including, but not limited to, a material and adverse effect on any of the distributions distributable with respect to any of the Certificates or on the value of those Certificates, then the omission or defect will constitute a material document defect. The Pooling and Servicing Agreement will provide that the absence from the mortgage file of (i) the item listed in the first bullet point above under “—Assignment of Mortgage Loans” on the Closing Date or (ii) any other Specially Designated Mortgage Loan Document by the first anniversary of the Closing Date, in each case without the presence of any factor that reasonably mitigates such absence, non-conformity or irregularity, and if the absence results from the related Mortgage Loan Seller’s failure to deliver such Specially Designated Mortgage Loan Document in accordance with the terms of the related Mortgage Loan Purchase Agreement, will be conclusively presumed to be a material document defect. The rights of the Certificateholders, or of the Trustee on their behalf, against the applicable Mortgage Loan Seller (such person, a “Responsible Repurchase Party”) with respect to any material document defect are described under “—Cures, Repurchases and Substitutions” below.

Furthermore, each Mortgage Loan Seller will agree in the related Mortgage Loan Purchase Agreement that, with respect to any Non-Serviced Pari Passu Mortgage Loan sold by such Mortgage Loan Seller, any document defect (as such term is defined in the related Other Pooling and Servicing Agreement) will constitute a document defect under such Mortgage Loan Purchase Agreement; provided, however, that the foregoing will not apply to any document defect related solely to the promissory note for any related Non-Serviced Pari Passu Companion Loan.

Additionally, in connection with the transfer of the Mortgage Loans to the Trust Fund, one or more of the Mortgage Loan Sellers may retain, either directly or through an affiliate, a portion of the Certificates issued at closing.

Representations and Warranties

As of the Closing Date, each Mortgage Loan Seller will make, with respect to each of the Mortgage Loans sold to us by that Mortgage Loan Seller, the representations and warranties set forth on Annex C-1 to this prospectus supplement, subject to the exceptions set forth on Annex C-2 to this prospectus supplement.

The representations and warranties made by each Mortgage Loan Seller as described on Annex C-1, subject to the exceptions set forth on Annex C-2 to this prospectus supplement, will be assigned by us to the Trustee under the Pooling and Servicing Agreement. If—

●	there exists a breach of any of the above-described representations and warranties made by a Mortgage Loan Seller, and

●	that breach materially and adversely affects the value of the mortgage loan or the interests of the Certificateholders therein,

then that breach will be a material breach of the representation and warranty. The rights of the Certificateholders, or of the Trustee on their behalf, against the applicable Responsible Repurchase Party with respect to any material breach are described under “—Cures, Repurchases and Substitutions” below.

Each Mortgage Loan Purchase Agreement, together with the related representations and warranties and the corresponding exceptions, serves to contractually allocate risk between the related Mortgage Loan Seller, on the one hand, and the Trust Fund, on the other. We present the related representations and warranties and any related exceptions herein in this prospectus supplement for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties is not intended as statements regarding the actual characteristics of the Mortgage Loans, Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present in this prospectus supplement. Further, whether a particular Mortgage Loan Seller elects to take an exception to a representation and warranty is determined by the nature of its related Mortgage Loans, the Mortgage Loan Seller’s interpretation of the requirements of the related representation and warranties and the terms and conditions of the Mortgage Loans as well as the Mortgage Loan Seller’s risk tolerance. As a result, the fact that one Mortgage Loan Seller has elected not to take an exception to a particular representation or warranty where another Mortgage Loan Seller, or each other Mortgage Loan Seller, has elected to take an exception, should not imply anything about the specific characteristics of that Mortgage Loan Seller’s collateral.

No party to the Pooling and Servicing Agreement or any other person is under any duty or obligation to review the Mortgage Loans to determine whether the representations and warranties made by the related Mortgage Loan Seller are true.

Cures, Repurchases and Substitutions

If there exists a material breach (generally, a breach that materially and adversely affects the value of any Mortgage Loan or the interests of the Certificateholders therein) of any of the representations and warranties made by a Mortgage Loan Seller with respect to any of the Mortgage Loans sold to us by that Mortgage Loan Seller, as discussed under “—Representations and Warranties” above, or a material document defect (generally, a document defect that materially and adversely affects value of any Mortgage Loan or the interests of the Certificateholders, or any of them, therein) with respect to any of those Mortgage Loans, as discussed under “—Assignment of the Mortgage Loans” above, then the applicable Responsible Repurchase Party will be required to take one of the following courses of action:

●	cure the material breach or the material document defect in all material respects;

●	repurchase the affected Mortgage Loan at the applicable Purchase Price; or

●
prior to the second anniversary of the Closing Date, so long as it does not result in a qualification, downgrade or withdrawal of any rating assigned by the Rating Agencies to the Certificates, as confirmed in writing by each of the Rating Agencies (unless any such Rating Agency elects not to review the matter), replace the affected Mortgage Loan with a substitute Mortgage Loan that satisfies the terms of the related Mortgage Loan Purchase Agreement, including without limitation, that—

1.	has comparable payment terms to those of the Mortgage Loan that is being replaced, and

2.	is acceptable to the Subordinate Class Representative (during any Subordinate Control Period or Collective Consultation Period).

If the applicable Responsible Repurchase Party replaces one Mortgage Loan with another Mortgage Loan, as described above, such Responsible Repurchase Party will be required to pay into the Trust the amount, if any, by which—

●	the Purchase Price, exceeds

●	the Stated Principal Balance of the substitute mortgage loan as of the date it is added to the Trust.

The time period within which the applicable Responsible Repurchase Party must complete the remedy, repurchase or substitution described above, will generally be limited to 90 days following the earlier of discovery by the applicable Mortgage Loan Seller or receipt of notice of the material breach or material document defect, as the case may be, from a party to the Pooling and Servicing Agreement. However, in most cases (but not all), if the applicable Responsible Repurchase Party is diligently attempting to correct the problem, then it will be entitled to an additional 90 days to complete that remedy, repurchase or substitution. Any remedy, repurchase or substitution with respect to a breach or defect that is related to a Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3) must be completed within 90 days following any discovery by the applicable Mortgage Loan Seller or any party to the Pooling and Servicing Agreement.

“Purchase Price” means, with respect to any particular Mortgage Loan or REO Property being purchased from the Trust Fund, a price approximately equal to the sum of the following:

●	the outstanding principal balance of that Mortgage Loan less any Loss of Value Payment available to reduce the principal balance;

●	all accrued and unpaid interest on that Mortgage Loan generally through the end of the mortgage loan accrual period ending in the collection period of purchase, other than Default Interest;

●	all unreimbursed Servicing Advances with respect to that Mortgage Loan, together with any unpaid interest on those advances owing to the party or parties that made them;

●	all Servicing Advances with respect to that Mortgage Loan that were reimbursed out of collections on or with respect to other Mortgage Loans in the Trust Fund;

●	all accrued and unpaid interest on any monthly debt service advances made with respect to the subject Mortgage Loan; and

●
in the case of a repurchase or substitution of a defective Mortgage Loan by a Responsible Repurchase Party, (1) all related special servicing fees and, to the extent not otherwise included, other related Additional Trust Fund Expenses (including without limitation any liquidation fee payable in connection with the applicable purchase or repurchase), and (2) to the extent not otherwise included, any costs and expenses incurred by the Master Servicer, the Special Servicer, the Certificate Administrator, the Custodian or the Trustee or an agent of any of them, on behalf of the Trust Fund, in enforcing any obligation of a Responsible Repurchase Party to repurchase or replace the Mortgage Loan (or, in the case of Ladder Capital Finance LLC, the payment guarantee obligations of Ladder Capital Finance Holdings LLLP, Series TRS of Ladder Capital Finance Holdings LLLP and Series REIT of Ladder Capital Finance Holdings LLLP pursuant to the Mortgage Loan Purchase Agreement to which Ladder Capital Finance LLC is a party).

“Default Interest” means any interest that—

●	accrues on a Defaulted Mortgage Loan solely by reason of the subject default, and

●	is in excess of all interest accrued on the Mortgage Loan at the related mortgage interest rate.

Default Interest and late payment charges will be applied in accordance with the related intercreditor agreement prior to being allocated in accordance with the Pooling and Servicing Agreement.

In lieu of a Responsible Repurchase Party repurchasing, substituting or curing a material breach or material document defect (or an allegation of a material breach or material document defect), to the extent that the Mortgage Loan Seller and the Special Servicer on behalf of the Trust (with the consent of the Majority Subordinate Certificateholder to the extent a Subordinate Control

Period or Collective Consultation Period is then in effect) are able to agree upon a cash payment payable by the Mortgage Loan Seller to the Special Servicer on behalf of the Trust that would be deemed sufficient to compensate the Trust for a material breach or material document defect (a “Loss of Value Payment”), the Mortgage Loan Seller may elect, in its sole discretion, to pay such Loss of Value Payment. Upon its making such payment, the Mortgage Loan Seller will be deemed to have cured the related material breach or material document defect in all respects. A Loss of Value Payment may not be made with respect to a material breach that is related to a Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3).

If a Mortgage Loan as to which a material document defect or material breach of representation exists is to be repurchased or replaced as described above, the Mortgage Loan is part of a group of cross-collateralized Mortgage Loans, if any, and the applicable document defect or breach does not constitute a material document defect or material breach, as the case may be, as to the other Mortgage Loans that are part of that group (without regard to this paragraph), then the applicable document defect or breach (as the case may be) will be deemed to constitute a material document defect or material breach (as the case may be) as to each such other loan in the group for purposes of the above provisions, and the related Responsible Repurchase Party will be obligated to repurchase or replace each such other loan in accordance with the provisions described above unless, in the case of such breach or document defect, the following conditions are satisfied:

●
the applicable Responsible Repurchase Party (at its expense) delivers or causes to be delivered to the Trustee and the Master Servicer or the Special Servicer, as applicable, an opinion of counsel to the effect that its repurchase of only those Mortgage Loans affected by the material defect or breach (without regard to the provisions of this paragraph) will not result in an Adverse REMIC Event or any Adverse Grantor Trust Event under the Pooling and Servicing Agreement, and

●
all of the following conditions would be satisfied if the applicable Responsible Repurchase Party were to repurchase or replace only those affected Mortgage Loans (and not the other loans in the group):

1.
the debt service coverage ratio for all those other loans (excluding the affected loan(s)) for the four calendar quarters immediately preceding the repurchase or replacement is not less than the least of (A) 0.10x below the debt service coverage ratio for the group (including the affected loans) set forth on Annex A-1 to this prospectus supplement, (B) the debt service coverage ratio for the group (including the affected loans) for the four preceding calendar quarters preceding the repurchase or replacement and (C) 1.25x;

2.
the loan-to-value ratio for the other loans in the group is not greater than the greatest of (A) the loan-to-value ratio for the group (including the affected loan(s)) set forth on Annex A-1 to this prospectus supplement plus 10%, (B) the loan-to-value ratio for the group (including the affected loan(s)) at the time of repurchase or replacement, and (C) 75%; and

3.
the exercise of remedies against the primary collateral of any Mortgage Loan in the group will not impair the ability to exercise remedies against the primary collateral of the other Mortgage Loans in the group.

“Adverse REMIC Event” means any event or circumstance that would cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under the Code, or (except as permitted under the circumstances described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Procedures With Respect to Defaulted Mortgage Loans and REO Properties”) result in the imposition of any tax on prohibited transactions or contributions after the startup date of any of REMIC I, REMIC II or REMIC III under the Code.

“Adverse Grantor Trust Event” means any event or circumstance that would cause the Grantor Trust to fail to qualify as a grantor trust under the Code or result in the imposition of any tax upon the Grantor Trust.

The obligations of the applicable Responsible Repurchase Party to cure, repurchase, substitute or make a Loss of Value Payment as described above will constitute the sole remedy available to the Certificateholders in connection with a material breach of any of the representations and warranties made by that Responsible Repurchase Party (or, if applicable, its affiliated Mortgage Loan Seller) or a material document defect, in any event with respect to a Mortgage Loan transferred by that Responsible Repurchase Party (or, if applicable, its affiliated Mortgage Loan Seller) to the Trust Fund; provided that with respect to the obligations of Ladder Capital Finance LLC, pursuant to the related Mortgage Loan Purchase Agreement, Ladder Capital Finance Holdings LLLP, Series TRS of Ladder Capital Finance Holdings LLLP and Series REIT of Ladder Capital Finance Holdings LLLP will agree to guarantee payment in connection with the performance of such obligations. However, if the breach of any representation or warranty of a Mortgage Loan Seller is based on whether a borrower is required to pay a specified expense under the terms of the related mortgage loan documents, then the payment of that expense by the applicable Responsible Repurchase Party will constitute the sole remedy for that breach.

No person other than the applicable Responsible Repurchase Party will be obligated to perform the obligations of that Responsible Repurchase Party if it fails to perform its cure, repurchase, substitution, payment or other remedial obligations; provided that with respect to the obligations of Ladder Capital Finance LLC, pursuant to the related Mortgage Loan Purchase Agreement, Ladder Capital Finance Holdings LLLP, Series TRS of Ladder Capital Finance Holdings LLLP and Series REIT of Ladder Capital Finance Holdings LLLP will agree to guarantee payment in connection with the performance of such obligations. See “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators—Ladder Capital Finance LLC” in this prospectus supplement.

A Responsible Repurchase Party (or, in the case of Mortgage Loans sold by Ladder Capital Finance LLC, that Responsible Repurchase Party, Ladder Capital Finance Holdings LLLP, Series TRS of Ladder Capital Finance Holdings LLLP and Series REIT of Ladder Capital Finance Holdings LLLP) may have only limited assets with which to fulfill any obligations on its part that may arise as a result of a material document defect or a material breach of any of the related Mortgage Loan Seller’s representations or warranties. We cannot assure you that a Responsible Repurchase Party (or, in the case of Mortgage Loans sold by Ladder Capital Finance LLC, that Responsible Repurchase Party, Ladder Capital Finance Holdings LLLP, Series TRS of Ladder Capital Finance Holdings LLLP and Series REIT of Ladder Capital Finance Holdings LLLP) will fulfill such obligations on its part that may arise with respect to any Mortgage Loan as a result of the discovery of a material document defect or a material breach. See “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators” in this prospectus supplement and “The Sponsor” in the accompanying prospectus.

Expenses incurred by the Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee with respect to enforcing any such obligation will be borne by the applicable Responsible Repurchase Party, or if not, will be reimbursable out of the Collection Account.

Changes in Mortgage Pool Characteristics

The descriptions in this prospectus supplement of the Mortgage Loans and the Mortgaged Properties are based upon the Mortgage Pool as it is expected to be constituted as of the close of business on the Closing Date, assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made, and (ii) there will be no principal prepayments on or before the Cut-off Date. Prior to the issuance of the Certificates, Mortgage Loans may be removed from the Mortgage Pool as a result of prepayments, delinquencies, incomplete documentation or otherwise, if the Depositor or any Mortgage Loan Seller deems such removal necessary, appropriate or desirable. A limited number of other Mortgage Loans may be included in the Mortgage Pool prior to the issuance of the Certificates, unless including such Mortgage Loans would materially alter the characteristics of the Mortgage Pool as described in this prospectus supplement. The Depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Certificates are issued, although the range of mortgage interest rates and maturities as well as other characteristics of the Mortgage Loans described in this prospectus supplement may vary.

A Current Report on Form 8–K describing any material changes to the composition of the Mortgage Pool will be available to purchasers of the Offered Certificates shortly after the Closing Date.

Finalized Pooling and Servicing Agreement and Other Material Agreements

We will have filed copies of the finalized Pooling and Servicing Agreement, and other material agreements relating to this offering, with the U.S. Securities and Exchange Commission (the “SEC”) on or before the date we file any prospectus supplement ultimately filed with the SEC, by filing a post-effective amendment to our registration statement or a Current Report on Form 8-K, or at such other date as the SEC by rule, regulation or staff interpretation may permit.

TRANSACTION PARTIES

The Issuing Entity

The “Issuing Entity” with respect to the Offered Certificates will be the Wells Fargo Commercial Mortgage Trust 2015-LC20 (the “Trust”). The Trust is a New York common law trust that will be formed on the Closing Date pursuant to the Pooling and Servicing Agreement. The only activities that the Trust may perform are those set forth in the Pooling and Servicing Agreement, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of Defaulted Mortgage Loans and REO Property, issuing the Certificates, making distributions, providing reports to Certificateholders and engaging in any other activities described generally in this prospectus supplement. Accordingly, the Trust may not issue securities other than the Certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the Pooling and Servicing Agreement in certain short-term high-quality investments. The Trust may not lend or borrow money, except that the Master Servicer, the Special Servicer (with respect to Servicing Advances) and the Trustee may make advances of delinquent principal and interest payments and Servicing Advances to the Trust, but only to the extent the advancing party deems these advances to be recoverable from the related Mortgage Loan. These advances are intended to provide liquidity, rather than credit support. The Pooling and Servicing Agreement may be amended as set forth under “Description of the Offered Certificates—Amendment of the Pooling and Servicing Agreement” in this prospectus supplement. The Trust administers the Mortgage Loans through the Trustee, the Certificate Administrator, the tax administrator, the Master Servicer and the Special Servicer.

The only assets of the Trust other than the Mortgage Loans and any REO Properties (which includes, with respect to any Non-Serviced Loan Combination, the Trust’s interest in any REO property acquired with respect to such Non-Serviced Loan Combination pursuant to the related pooling and servicing agreement, but which does not include any Pari Passu Companion Loan’s (whether a Serviced Pari Passu Companion Loan or a Non-Serviced Pari Passu Companion Loan) pro rata interest) are the Distribution Account, the Collection Account, the other accounts maintained pursuant to the Pooling and Servicing Agreement, the short-term investments in which funds in the Collection Account and other accounts are invested and any rights and benefits obtained in connection with the other activities described in this prospectus supplement. The Trust has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties including, with respect to any Non-Serviced Loan Combination, the Trust’s interest in any REO property acquired pursuant to the related pooling and servicing agreement, and the other activities described in this prospectus supplement, and indemnity obligations to the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer. The fiscal year of the Trust is the calendar year. The Trust has no executive officers or board of directors and acts through the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer.

Since the Trust is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so predicting with any certainty whether or not the Trust would be characterized as a “business trust” is not possible.

The Depositor

Wells Fargo Commercial Mortgage Securities, Inc., a North Carolina corporation (the “Depositor”), is the depositor. The Depositor is a special purpose corporation incorporated in the State of North Carolina in 1988, for the purpose of engaging in the business, among other things, of acquiring and depositing Mortgage Loans in trust in exchange for Certificates evidencing interest in such trusts and selling or otherwise distributing such Certificates. The Depositor is a direct, wholly-owned subsidiary of Wells Fargo Bank, a Sponsor, an Originator, a Mortgage Loan Seller, the Master Servicer, the Certificate Administrator, the tax administrator, the Custodian and the certificate registrar and an affiliate of Wells Fargo Securities, LLC, one of the underwriters. See “—Affiliations and Certain Relationships Among Certain Transaction Parties” below.

The Depositor will have minimal ongoing duties with respect to the Offered Certificates and the Mortgage Loans. The Depositor’s duties will include, without limitation, (i) appointing a successor Trustee in the event of the resignation or removal of the Trustee, (ii) providing information in its possession with respect to the Certificates to the tax administrator to the extent necessary to perform REMIC and grantor trust tax administration, (iii) indemnifying the Trustee, the tax administrator and the Trust for any liability, assessment or costs arising from the Depositor’s bad faith, negligence or malfeasance in providing such information, (iv) indemnifying the Trustee and the tax administrator against certain securities laws liabilities, and (v) signing or contracting with the Master Servicer, signing any annual report on Form 10-K, including the certification therein required under the Sarbanes-Oxley Act, and any distribution reports on Form 10-D and Current Reports on Form 8-K required to be filed by the Trust. The Depositor is also required under the underwriting agreement to indemnify the underwriters for certain securities law liabilities.

The Sponsors, Mortgage Loan Sellers and Originators

Ladder Capital Finance LLC, Ladder Capital Finance I LLC, Wells Fargo Bank, National Association and Silverpeak Real Estate Finance LLC are referred to in this prospectus supplement as the “Originators”. The Depositor will acquire the Mortgage Loans from Wells Fargo Bank, National Association, Ladder Capital Finance LLC and Silverpeak Real Estate Finance LLC (collectively, the “Mortgage Loan Sellers” or the “Sponsors”) on or about March 31, 2015 (the “Closing Date”). Each Mortgage Loan Seller is a “sponsor” of the securitization transaction described in this prospectus supplement (in such capacity, a “Sponsor”). The Depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the Trustee pursuant to the Pooling and Servicing Agreement.

Ladder Capital Finance LLC

General. Ladder Capital Finance LLC (“LCF”) is a sponsor of, and a seller of certain Mortgage Loans (the “LCF Mortgage Loans”) into, the securitization described in this prospectus supplement. LCF is a limited liability company organized under the laws of the State of Delaware and an indirect subsidiary of Ladder Capital Finance Holdings LLLP (“Ladder Holdings”), Series TRS of Ladder Capital Finance Holdings LLLP (“TRS LLLP”) and Series REIT of Ladder Capital Finance Holdings LLLP (“REIT LLLP”). Ladder Holdings is a limited liability limited partnership organized under the laws of the State of Delaware. TRS LLLP and REIT LLLP are each a series of Ladder Holdings. Ladder Capital Corp. holds a controlling interest in Ladder Holdings.

Ladder Holdings commenced operations in October 2008. Ladder Holdings, together with its direct and indirect subsidiaries, including LCF, are collectively referred to in this prospectus supplement as the “Ladder Capital Group”. The Ladder Capital Group is a vertically integrated, full-service commercial real estate finance and investment management company that primarily originates, underwrites, structures, acquires, manages and distributes commercial, multifamily and manufactured housing community mortgage loans and other real estate debt instruments. The executive offices of the Ladder Capital Group are located at 345 Park Avenue, 8th Floor, New York, New York 10154.

Wells Fargo Bank, National Association, Deutsche Bank AG, Cayman Islands Branch (an affiliate of Deutsche Bank Securities Inc.) and certain other third party lenders provide warehouse financing to certain affiliates of LCF (the “LCF Financing Affiliates”) through various repurchase facilities, borrowing base facilities or other financing arrangements. Ladder Holdings, TRS LLLP and REIT LLLP guarantee certain obligations of the LCF Financing Affiliates under certain of those financing arrangements. Some or all of the LCF Mortgage Loans are (or, as of the securitization closing date, may be) subject to those financing arrangements. If such is the case at the time the Certificates are issued, then LCF will use the proceeds from its sale of the LCF Mortgage Loans to the Depositor to, among other things, acquire the warehoused LCF Mortgage Loans from the LCF Financing Affiliates, and the LCF Financing Affiliates will, in turn, use the funds that they receive from LCF to, among other things, reacquire or obtain the release of, as applicable, the warehoused LCF Mortgage Loans from the repurchase agreement counterparties/lenders free and clear of any liens. As of March 26, 2015, Wells Fargo Bank, National Association was the repurchase agreement counterparty with respect to one LCF Mortgage Loan, with a Cut-off Date Principal Balance of $33,000,000, and Deutsche Bank AG, Cayman Islands Branch was the repurchase agreement counterparty with respect to one LCF Mortgage Loan, with a Cut-off Date Principal Balance of $18,270,000, although such circumstances may change prior to the closing of this securitization transaction.

In addition, Wells Fargo Bank, National Association is the interim custodian with respect to the loan documents for all of the LCF Mortgage Loans. However, in the case of the Walgreens Portfolio Mortgage Loan, Wells Fargo Bank, National Association is holding most of the related loan documents in its capacity as custodian for the COMM 2015-LC19 commercial mortgage securitization.

LCF and/or its affiliates may acquire Certificates from time to time, including upon initial issuance or in the secondary market.

Ladder Capital Group’s Securitization Program. During 2010, LCF contributed approximately $329.76 million of commercial, multifamily and manufactured housing community mortgage loans to two (2) commercial mortgage securitizations. During 2011, LCF contributed approximately $1.02 billion of commercial, multifamily and manufactured housing community mortgage loans to three (3) commercial mortgage securitizations. During 2012, LCF contributed approximately $1.6 billion of commercial, multifamily and manufactured housing community mortgage loans to six (6) commercial mortgage securitizations. During 2013, LCF contributed approximately $2.23 billion of commercial, multifamily and manufactured housing community mortgage loans to six (6) commercial mortgage securitizations. During 2014, LCF contributed approximately $3.49 billion of commercial, multifamily and manufactured housing community mortgage loans to ten (10) commercial mortgage securitizations. LCF began securitizing such types of mortgage loans in 2010 and has not been involved in the securitization of any other types of financial assets.

The Ladder Capital Group originates, and acquires from unaffiliated third party originators, commercial, multifamily and manufactured housing community mortgage loans throughout the United States. The following table sets forth information with respect to originations of fixed rate commercial, multifamily and manufactured housing community mortgage loans by Ladder Capital Group during the calendar years 2010, 2011, 2012, 2013 and 2014.

Originations of Fixed Rate Multifamily,
Manufactured Housing Community and Commercial Mortgage Loans

	No. of Loans	Approximate Aggregate Principal Balance of Loans at Origination
2010	48	$663,256,700
2011	65	$1,170,444,775
2012	152	$2,463,328,246
2013	120	$2,269,641,443
2014	158	$3,290,652,162

In connection with commercial mortgage securitization transactions in which it participates as a sponsor, LCF will generally transfer the subject mortgage loans to the applicable depositor, who will then transfer those mortgage loans to the issuing entity for the related securitization. In return for the transfer by the depositor to the issuing entity of those mortgage loans (together with any other mortgage loans being securitized), the issuing entity will issue commercial mortgage pass-through certificates that are, in whole or in part, backed by, and supported by the cash flows generated by, the mortgage loans being securitized. In coordination with underwriters or initial purchasers and the applicable depositor, LCF works with rating agencies, other loan sellers, servicers and investors and participates in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

LCF will generally make certain representations and warranties and undertake certain loan document delivery requirements with respect to the mortgage loans that it contributes to a commercial mortgage securitization; and, in the event of an uncured material breach of any such representation and warranty or an uncured material document defect or omission, LCF will generally be obligated to repurchase or replace the affected mortgage loan or, in some cases, pay an amount estimated to cover the approximate loss associated with such breach, defect or omission. LCF has limited assets with which to effect any such repurchase or substitution or make any such estimated loss reimbursement payment. However, as is the case in this securitization, Ladder Holdings, TRS LLLP and REIT LLLP will often guarantee LCF’s payment obligations in connection with a repurchase or substitution of a defective mortgage loan resulting from, or the making of an estimated loss reimbursement payment related to, any such breach of representation or warranty or defective or missing loan documentation. However, Ladder Holdings, TRS LLLP, REIT LLLP will likewise have limited assets to fulfill its guaranteed obligations. Notwithstanding the existence of any such guarantee, no assurance can be provided that Ladder Holdings, TRS LLLP, REIT LLLP or LCF will have the financial ability to effect or cause a repurchase or substitution, or to make an estimated loss reimbursement payment with respect to, a defective mortgage loan, and no other member of the Ladder Capital Group will be responsible for doing so if Ladder Holdings, TRS LLLP, REIT LLLP and LCF fail with respect to their obligations.

No member of the Ladder Capital Group acts as a servicer of the commercial, multifamily and manufactured housing community mortgage loans that LCF or its affiliates originates, acquires or securitizes. Instead, LCF sells the right to be appointed servicer of its securitized loans to unaffiliated third party servicers and utilizes unaffiliated third party servicers as interim servicers. Wells Fargo Bank, National Association acts as interim servicer with respect to 25 of the LCF Mortgage Loans, having an aggregate Cut-off Date Principal Balance of $221,844,715, representing approximately 26.7% of the Cut-Off Date Pool Balance.

Ladder Capital Group’s Underwriting Guidelines and Processes

Each of the LCF Mortgage Loans was originated by LCF or one of its affiliates. Set forth below is a discussion of certain general underwriting guidelines and processes with respect to commercial, multifamily and manufactured housing community mortgage loans originated by LCF and its affiliates for securitization.

Notwithstanding the discussion below, given the unique nature of commercial, multifamily and manufactured housing community mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial, multifamily or manufactured housing community mortgage loan may significantly differ from one loan to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, there can be no assurance that the underwriting of any particular commercial, multifamily or manufactured housing community mortgage loan originated by LCF or one of its affiliates will conform to the general guidelines and processes described below. For important information about the circumstances that have affected the underwriting of particular LCF Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus supplement and “Annex C-2—Exceptions to Mortgage Loan Representations and Warranties” in this prospectus supplement.

Loan Analysis. Generally both a credit analysis and a collateral analysis are conducted with respect to each commercial, multifamily and manufactured housing community mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports or judgment, lien, bankruptcy and pending litigation searches. Such searches are limited in the time periods that they cover, and often cover no more than the prior 10-year period. Furthermore, in the case of equity holders in the borrowers, such searches would generally be conducted only as to equity holders with at least a 20% interest in the subject borrower or that control the subject borrower. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained. Generally, the originator also conducts or causes a third party to conduct a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate the competitive or comparable properties as well as market trends.

Loan Approval. Prior to commitment, each commercial, multifamily and manufactured housing community mortgage loan to be originated must be approved by a loan committee that includes senior personnel from the Ladder Capital Group. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio in connection with the origination of a loan. With respect to loans originated for securitization, the Ladder Capital Group’s underwriting standards generally require, without regard to any other debt, a debt service coverage ratio of not less than 1.20x and a loan-to-value ratio of not more than 80.0%.

A debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by the Ladder Capital Group and payments on the loan based on actual (or, in some cases, assumed) principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a commercial, multifamily or manufactured housing community mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. There is no assurance that the foregoing assumptions made with respect to any prospective commercial, multifamily or manufactured housing community mortgage loan will, in fact, be consistent with actual property performance. Such underwritten net cash flow may be higher than historical net cash flow reflected in recent financial statements. Additionally, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. A loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans originated by LCF or one of its affiliates may have or permit in the future certain additional subordinate debt, whether secured or unsecured, and/or mezzanine debt. It is possible that a member of the Ladder Capital Group may be the lender on that additional subordinate debt and/or mezzanine debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional subordinate debt and/or mezzanine debt.

Assessments of Property Condition. As part of the underwriting process, the property assessments and reports described below will typically be obtained:

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Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

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Environmental Assessment. In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective commercial, multifamily or manufactured housing community mortgage loan. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the originator or an environmental consultant believes that such an analysis is warranted under the circumstances. Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.

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Engineering Assessment. In connection with the origination process, in most cases, it will be required that an engineering firm inspect the real property collateral for any prospective commercial, multifamily or manufactured housing community mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance. An engineering assessment may not be conducted with respect to a mortgaged property that lacks material improvements owned by the related borrower.

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Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4. A seismic study may not be conducted with respect to a mortgaged property that lacks material improvements owned by the related borrower.

Notwithstanding the foregoing, engineering inspections and seismic reports will generally not be required or obtained by the originator in connection with the origination process in the case of mortgage loans secured by real properties that are subject to a ground lease, triple-net lease or other long term lease, or in the case of mortgage loans that are not collateralized by any material improvements on the real property collateral.

Title Insurance. The borrower is required to provide, and the Ladder Capital Group or its origination counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Casualty Insurance. Except in certain instances where sole or significant tenants (which may include ground tenants) are permitted to obtain insurance or self-insure, or where another third party unrelated to the applicable borrower (such as a condominium association, franchisor or third party property manager, if applicable) is permitted to obtain insurance, or the subject mortgaged property is covered by a blanket policy (which may have been obtained by an affiliate of the related borrower), the Ladder Capital Group typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included material borrower-owned improvements in any area identified in the Federal Register by the Federal Emergency Management Agency a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the material borrower-owned improvements at the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the material borrower-owned improvements at the portion of the property contained therein, and (iii) the maximum amount of insurance available under the National Flood Insurance Program, except in some cases where self-insurance was permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism.

Generally, except in certain instances where sole or significant tenants (which may include ground tenants) are permitted to obtain insurance or self-insure, or where another third party unrelated to the applicable borrower (such as a condominium association, franchisor or third party property manager, if applicable) is permitted to obtain insurance, or the subject mortgaged property is covered by a blanket policy (which may have been obtained by an affiliate of the related borrower), each of the mortgage loans requires that the related borrower maintain: (i) coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates (although in many cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance); (ii) comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders; and (iii) business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the probable maximum loss (“PML”) or scenario expected loss (“SEL”) is greater than 20%.

Zoning and Building Code Compliance. In connection with the origination of a commercial, multifamily or manufactured housing community mortgage loan, the originator will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, the Ladder Capital Group may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance or a non-recourse carveout in the related loan documents with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; or (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

If a material violation exists with respect to a mortgaged property, the Ladder Capital Group may require the borrower to remediate such violation and, subject to the discussion under “—Escrow Requirements” below, to establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on the originator’s analysis of the real property collateral, the borrower and the principals of the borrower, a borrower under a commercial, multifamily or manufactured housing community mortgage loan may be required to fund various escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions (depending on the property type), deferred maintenance and/or environmental remediation. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every commercial, multifamily and manufactured housing community mortgage loan originated by a member of the Ladder Capital Group. In certain cases, these reserves may be released to the borrower upon satisfaction of certain conditions in the related loan documents that may include, but are not limited to, achievement of leasing matters, achieving a specified debt service coverage ratio or debt yield or satisfying other conditions. Furthermore, the Ladder Capital Group may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, the Ladder Capital Group may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and the Ladder Capital Group’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, the Ladder Capital Group may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial, multifamily and manufactured housing community mortgage loans originated by the Ladder Capital Group are as follows:

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Taxes—Monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay taxes directly or to reimburse the landlord/borrower for the payment of such taxes or to deliver to the landlord/borrower funds for purposes of paying such taxes in advance of their due date, (iii) in the case of a hospitality property, the franchisor or a third-party property manager is maintaining such an escrow or reserve or (iv) if a sponsor, a key principal or an affiliate of the borrower delivers a guarantee relating to the payment of real estate taxes.

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Insurance—Monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower or an affiliate maintains a blanket insurance policy covering the subject mortgaged property, (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is permitted to maintain the insurance or to self-insure, (iv) if and to the extent that another third party unrelated to the applicable borrower (such as a condominium association, franchisor or third party property manager, if applicable) is permitted to maintain the insurance, (v) in the case of a hospitality property, the franchisor or a third-party property manager is maintaining such an escrow or reserve or (vi) if a sponsor, a key principal or an affiliate of the borrower delivers a guarantee relating to the payment of insurance premiums.

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Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan and may be required to be funded either at loan origination and/or during the related mortgage loan term and/or after the occurrence and during the continuance of a specified trigger event. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if and to the extent a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for all repairs and maintenance, (ii) if a sponsor, a key principal or an affiliate of the borrower delivers a guarantee agreeing to take responsibility and pay for the related costs and expenses, (iii) if the Ladder Capital Group determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and the Ladder Capital Group’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve, or (iv) in the case of a hospitality property, the franchisor or a third-party property manager is maintaining such an escrow or reserve.

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Tenant Improvements / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or after the occurrence and during the continuance of a specified trigger event to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if a sponsor, a key principal or an affiliate of the borrower delivers a guarantee agreeing to take responsibility and pay for the related costs and expenses, (iii) if the rent for the space in question is considered below market, or (iv) if the Ladder Capital Group determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and the Ladder Capital Group’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.

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Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor, a key principal or an affiliate of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the property, (iii) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for the repairs, or (iv) if the Ladder Capital Group determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and the Ladder Capital Group’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.

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Environmental Remediation—An environmental remediation reserve may be required at loan origination in an amount typically equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor, a key principal or an affiliate of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third party unrelated to the borrower is identified as the responsible party or (iv) if the Ladder Capital Group determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and the Ladder Capital Group’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the LCF Mortgage Loans, please see Annex A-1 to this prospectus supplement.

Exceptions

Notwithstanding the discussion under “—Ladder Capital Group’s Underwriting Guidelines and Processes” above, one or more of the LCF Mortgage Loans may vary from, or do not comply with, Ladder Capital Group’s underwriting guidelines described above. In addition, in the case of one or more of the LCF Mortgage Loans, LCF or another originator may not have strictly applied the underwriting guidelines described above as the result of a case by case permitted exception based upon other compensating factors. For any material exceptions to Ladder Capital Group’s underwriting guidelines described above in respect of the LCF Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus supplement.

Review of LCF Mortgage Loans

Overview. LCF has conducted a review of the LCF Mortgage Loans in connection with the securitization described in this prospectus supplement. The review of the LCF Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of Ladder Capital Group (the “Ladder Capital Review Team”). The review procedures described below were employed with respect to all of the LCF Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus supplement. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the Ladder Capital Review Team created a database of loan-level and property-level information, and prepared an asset summary report, relating to each LCF Mortgage Loan. The database and the respective asset summary reports were compiled from, among other sources, the related loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Ladder Capital Review Team during the underwriting process. After origination of each LCF Mortgage Loan, the Ladder Capital Review Team updated the information in the database and the related asset summary report with respect to such LCF Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Ladder Capital Review Team.

A data tape (the “LCF Data Tape”) containing detailed information regarding each LCF Mortgage Loan was created from the information in the database referred to in the prior paragraph. The LCF Data Tape was used to provide the numerical information regarding the LCF Mortgage Loans in this prospectus supplement.

Data Comparisons and Recalculation. The Depositor, on behalf of LCF, engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by LCF, relating to information in this prospectus supplement regarding the LCF Mortgage Loans. These procedures included:

●	comparing the information in the LCF Data Tape against various source documents provided by LCF;

●	comparing numerical information regarding the LCF Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus supplement against the LCF Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the LCF Mortgage Loans disclosed in this prospectus supplement.

Legal Review. The Ladder Capital Group engaged various law firms to conduct certain legal reviews of the LCF Mortgage Loans for disclosure in this prospectus supplement. In anticipation of the securitization of the LCF Mortgage Loans, the Ladder Capital Group’s origination counsel for each LCF Mortgage Loan reviewed the representations and warranties set forth on Annex C-1 to this prospectus supplement and, if applicable, identified exceptions to those representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the LCF Mortgage Loans. Such assistance included, among other things, (i) a review of the Ladder Capital Group’s credit memo or asset summary report or a draft thereof for each LCF Mortgage Loan with a Cut-off Date Principal Balance of $10 million or more, (ii) a review of a due diligence questionnaire regarding the LCF Mortgage Loans prepared by the Ladder Capital Group, (iii) a review of various statistical data tapes prepared by the Ladder Capital Group, (iv) a review of the representation and warranty exception reports referred to above relating to certain of the LCF Mortgage Loans prepared by origination counsel, and (v) the review of select provisions in certain loan documents with respect to certain of the LCF Mortgage Loans.

Origination counsel or securitization counsel also assisted in the preparation of the individual LCF Mortgage Loan summaries set forth on Annex B to this prospectus supplement based on their respective reviews of the related asset summary reports and the pertinent sections of the related Mortgage Loan documents.

Other Review Procedures. With respect to any material pending litigation of which the Ladder Capital Group was aware at the origination of any LCF Mortgage Loan, the Ladder Capital Group requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. If the Ladder Capital Group became aware of a significant natural disaster in the vicinity of the Mortgaged Property securing any LCF Mortgage Loan, the Ladder Capital Group obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The Ladder Capital Review Team also reviewed the LCF Mortgage Loans to determine, with the assistance of counsel engaged in connection with this securitization, whether any LCF Mortgage Loan materially deviated from the underwriting guidelines described under “—Ladder Capital Group’s Underwriting Guidelines and Processes” above.

Findings and Conclusions. Based on the foregoing review procedures, Ladder Capital Group determined that the disclosure regarding the LCF Mortgage Loans in this prospectus supplement is accurate in all material respects. Ladder Capital Group also determined that the LCF Mortgage Loans were originated in accordance with Ladder Capital Group’s origination procedures and underwriting criteria described under “—Ladder Capital Group’s Underwriting Guidelines and Processes— Exceptions” above, except as described under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus supplement. LCF attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. The Ladder Capital Group will perform a review of any LCF Mortgage Loan that it elects to substitute for a LCF Mortgage Loan in the pool in connection with material breach of a representation or warranty or a material document defect. The Ladder Capital Group, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement (the “Qualification Criteria”). The Ladder Capital Group will engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by the Ladder Capital Group and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by the Ladder Capital Group to render any tax opinion required in connection with the substitution.

Compliance with Rule 15Ga-1 under the Exchange Act

As of the date of this prospectus supplement, LCF most recently filed a Form ABS-15G on February 10, 2015. LCF’s Central Index Key number is 0001541468. With respect to the period from and including January 1, 2012 to and including December 31, 2014, LCF does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

The information set forth under “—Ladder Capital Finance LLC” has been provided by Ladder Capital Finance LLC.

Wells Fargo Bank, National Association

General

Wells Fargo Bank, National Association (“Wells Fargo Bank”), a national banking association, is a wholly-owned subsidiary of Wells Fargo & Company (NYSE: WFC). The principal office of Wells Fargo Bank’s commercial mortgage origination division is located at 45 Fremont Street, 9th Floor, San Francisco, California 94105, and its telephone number is (415) 396-7697. Wells Fargo Bank is engaged in a general consumer banking, commercial banking, and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. Wells Fargo Bank is a national banking association chartered by the Office of the Comptroller of the Currency (the “OCC”) and is subject to the regulation, supervision and examination of the OCC. Wells Fargo Bank is also the successor by merger to Wachovia Bank, National Association (“Wachovia Bank”), which, together with Wells Fargo Securities, LLC (formerly known as Wachovia Capital Markets, LLC), was previously a subsidiary of Wachovia Corporation. On December 31, 2008, Wachovia Corporation merged with and into Wells Fargo & Company. As a result of this transaction, the Depositor, Wachovia Bank and Wells Fargo Securities, LLC became wholly-owned subsidiaries of Wells Fargo & Company, and affiliates of Wells Fargo Bank. On March 20, 2010, Wachovia Bank merged with and into Wells Fargo Bank.

Wells Fargo Bank, National Association’s Commercial Mortgage Securitization Program

Prior to its merger with Wachovia Bank, Wells Fargo Bank was an active participant in securitizations of commercial and multifamily mortgage loans as a mortgage loan seller and sponsor in securitizations for which unaffiliated entities acted as depositor. Between the inception of its commercial mortgage securitization program in 1995 and December 2007, Wells Fargo Bank originated approximately 5,360 fixed-rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $32.4 billion, which were included in approximately 61 securitization transactions.

Prior to its merger into Wells Fargo Bank, one of Wachovia Bank’s primary business lines was the underwriting and origination of mortgage loans secured by commercial or multifamily properties. With its commercial mortgage lending affiliates and predecessors, Wachovia Bank began originating and securitizing commercial mortgage loans in 1995. The total amount of commercial mortgage loans originated and securitized by Wachovia Bank from 1995 through November 2007 was approximately $87.9 billion. Approximately $81.0 billion of such commercial mortgage loans were securitized by an affiliate of Wachovia Bank acting as depositor, and approximately $6.9 billion were securitized by an unaffiliated entity acting as depositor.

Since 2010, and following the merger of Wachovia Bank into Wells Fargo Bank, Wells Fargo Bank has resumed its active participation in the securitization of commercial and multifamily mortgage loans. Wells Fargo Bank originates commercial and multifamily mortgage loans and, together with other mortgage loan sellers and sponsors, participates in the securitization of such mortgage loans by transferring them to the Depositor or to an unaffiliated securitization depositor. In coordination with its affiliate, Wells Fargo Securities, LLC, and other underwriters, Wells Fargo Bank works with rating agencies, mortgage loan sellers, subordinated debt purchasers and master servicers in structuring securitizations in which it is a sponsor, mortgage loan seller and originator. For the twelve-month period ended December 31, 2014, Wells Fargo Bank securitized commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $5.95 billion. Since the beginning of 2010, Wells Fargo Bank originated approximately 991 fixed-rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $18.9 billion, which were included in 46 securitization transactions. The properties securing these loans include multifamily, office, retail, industrial, hospitality and self-storage properties. Wells Fargo Bank and certain of its affiliates also originate other commercial and multifamily mortgage loans that are not securitized, including subordinated and mezzanine loans.

In addition to commercial and multifamily mortgage loans, Wells Fargo Bank and its affiliates have originated and securitized residential mortgage loans, auto loans, home equity loans, credit card receivables and student loans. Wells Fargo Bank and its affiliates have also served as sponsors, issuers, master servicers, servicers, certificate administrators, custodians and trustees in a wide array of securitization transactions.

See “The Sponsor” in the accompanying prospectus.

Wells Fargo Bank’s Commercial Mortgage Loan Underwriting

General. Wells Fargo Bank’s commercial real estate finance group has the authority, with the approval from the appropriate credit authority, to originate fixed-rate, first lien commercial, multifamily or manufactured housing community mortgage loans for securitization. Wells Fargo Bank’s commercial real estate finance operation is staffed by real estate professionals. Wells Fargo Bank’s loan underwriting group is an integral component of the commercial real estate finance group which also includes groups responsible for loan origination and closing mortgage loans.

Upon receipt of an executed loan application, Wells Fargo Bank’s loan underwriters commence a review of the borrower’s financial condition and creditworthiness and the real property which will secure the loan.

Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history, and certain other factors. Consequently, we cannot assure you that the underwriting of any particular multifamily or commercial mortgage loan will conform to each of the general procedures described in this “—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting” section. For important information about the circumstances that have affected the underwriting of the mortgage loans in the mortgage pool, see the “Risk Factors” and “Description of the Mortgage Pool—Representations and Warranties” sections of this prospectus supplement and the other subsections of this “Transaction Parties” section.

If a mortgage loan exhibits any one of the following credit positive characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced sponsor(s)/guarantor(s) with financial wherewithal; and (iv) elements of recourse included in the loan.

Loan Analysis. Generally, Wells Fargo Bank performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan. In general, credit analysis of the borrower and the real estate includes a review of historical financial statements (or, in the case of acquisitions, often only current financial statements), rent rolls, certain leases, third-party credit reports, judgments, liens, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. Wells Fargo Bank typically performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities. The collateral analysis typically includes an analysis of the following, to the extent available and applicable based on property type: historical property operating statements, rent rolls, operating budgets, a projection of future performance, and a review of certain tenant leases. Depending on the type of collateral property and other factors, the credit of key tenants may also be reviewed. Each mortgaged property is generally inspected by a Wells Fargo Bank underwriter or qualified designee. Wells Fargo Bank generally requires third-party appraisals, as well as environmental and property condition reports and, if determined by Wells Fargo Bank to be applicable, seismic reports. Each report is reviewed for acceptability by a staff member of Wells Fargo Bank or a third-party consultant. Generally, the results of these reviews are incorporated into the underwriting report. In some instances, one or more of the procedures were waived or modified by Wells Fargo Bank where it was determined not to adversely affect the mortgage loans originated by it in any material respect.

Loan Approval. Prior to loan closing, all mortgage loans to be originated by Wells Fargo Bank must be approved by one or more officers of Wells Fargo Bank (depending on loan size), who may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

DSC Ratios and LTV Ratios. Generally, the debt service coverage ratios for Wells Fargo Bank mortgage loans will be equal to or greater than 1.20x; provided, however, that variances may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, loan-to-value ratio, reserves or other factors. For example, Wells Fargo Bank may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Generally, the loan-to-value ratio for Wells Fargo Bank mortgage loans will be equal to or less than 80%; provided, however, variances may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, debt service coverage, reserves or other factors. For example, Wells Fargo Bank may originate a mortgage loan with a loan-to-value ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the related mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or performance in the future and/or other relevant factors.

While the foregoing discussion generally reflects how calculations of debt service coverage ratios are made, it does not necessarily reflect the specific calculations made to determine the debt service coverage ratio disclosed in this prospectus supplement with respect to the mortgage loans to be sold to us by Wells Fargo Bank for deposit into the Trust Fund. For specific details on the calculations of debt service coverage ratios in this prospectus supplement, see Annex B to this prospectus supplement.

Additional Debt. When underwriting a multifamily or commercial mortgage loan, Wells Fargo Bank will take into account whether the mortgaged property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that Wells Fargo Bank or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

The combined debt service coverage ratios and loan-to-value ratios of a mortgage loan and the related additional debt may be significantly below 1.20x and significantly above 80%, notwithstanding that the mortgage loan by itself may satisfy such guidelines.

Assessments of Property Condition. As part of the underwriting process, Wells Fargo Bank will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan. To aid in that analysis, Wells Fargo Bank will typically inspect or retain a third party to inspect the property and will in most cases obtain the property assessments and reports described below.

Appraisals. Wells Fargo Bank will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state-certified appraiser, an appraiser belonging to the “Appraisal Institute”, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. In addition, Wells Fargo Bank will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, Wells Fargo Bank may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessments. Wells Fargo Bank will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, Wells Fargo Bank may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, Wells Fargo Bank might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when Wells Fargo Bank or the environmental consultant believes that special circumstances warrant such an analysis.

Depending on the findings of the initial environmental assessment, Wells Fargo Bank may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the real property collateral.

Engineering Assessments. In connection with the origination process, Wells Fargo Bank may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, Wells Fargo Bank will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. In general, prospective borrowers seeking loans secured by properties located in California or in seismic zones 3 or 4 obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of damage based on the percentage of the replacement cost of the building in an earthquake scenario. This percentage of the replacement cost is expressed in terms of probable maximum loss (“PML”), probable loss (“PL”), or scenario expected loss (“SEL”). Generally, any of the mortgage loans as to which the property was estimated to have PML, PL or SEL in excess of 20% of the estimated replacement cost, would either be subject to a lower loan-to-value ratio limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance, or be structured with a degree of recourse to a guarantor.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, Wells Fargo Bank will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies, including applicable land use and zoning regulations; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a mortgaged property as currently operated is a permitted nonconforming use and/or the structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Wells Fargo Bank will consider whether—

●	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

●
casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Wells Fargo Bank to be sufficient to pay off the related mortgage loan in full;

●	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in Wells Fargo Bank’s judgment constitute adequate security for the related mortgage loan;

●	whether a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or

●	to require the related borrower to obtain law and ordinance insurance and/or alternative mitigant is in place.

Escrow Requirements. Generally, Wells Fargo Bank requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Wells Fargo Bank are as follows:

●
Taxes—Typically, an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Wells Fargo Bank with sufficient funds to satisfy all taxes and assessments. Tax escrows may not be required if a single tenant property and the tenant is required to pay taxes directly. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

●
Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide Wells Fargo Bank with sufficient funds to pay all insurance premiums. Insurance escrows may not be required if (i) the borrower maintains a blanket insurance policy, or (ii) a single tenant property (which may include ground leased tenants) and the tenant is required to maintain property insurance. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

●
Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. Replacement reserves may not be required if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

●
Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the mortgage loan, Wells Fargo Bank generally requires that at least 115% to 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan. Wells Fargo Bank may waive this escrow requirement or adjust the timing to complete repairs under certain circumstances.

●
Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Tenant Improvement/Lease Commissions may not be required for single tenant properties with leases that extend beyond the loan term or where rent at the mortgaged property is considered below market. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

Furthermore, Wells Fargo Bank may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being addressed. In some cases, Wells Fargo Bank may determine that establishing an escrow or reserve is not warranted in the event of the existence of one or more of the credit positive characteristics discussed above, or given the amounts that would be involved and Wells Fargo Bank’s evaluation of the ability of the mortgaged property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Co-Originations. From time to time, Wells Fargo Bank originates mortgage loans together with other financial institutions. The resulting mortgage loans are evidenced by two or more promissory notes, at least one of which will reflect Wells Fargo Bank as the payee. Wells Fargo Bank has in the past and may in the future deposit such promissory notes for which it is named as payee with one or more securitization trusts, while its co-originators have in the past and may in the future deposit such promissory notes for which they are named payee into other securitization trusts. The Wells Fargo Bank Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as 3 Columbus Circle, representing approximately 9.0% of the Cut-off Date Pool Balance, was co-originated with German American Capital Corporation and Citigroup Global Markets Realty Corp. The 3 Columbus Circle Mortgage Loan was co-originated in accordance with the underwriting guidelines described above.

Exceptions. One or more of Wells Fargo Bank’s Mortgage Loans may vary from the specific Wells Fargo Bank’s underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of Wells Fargo Bank’s Mortgage Loans, Wells Fargo Bank or another originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. For any material exceptions to Wells Fargo Bank’s underwriting guidelines described above in respect of the Wells Fargo Bank Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus supplement.

Review of Mortgage Loans for Which Wells Fargo Bank is the Sponsor

Overview. Wells Fargo Bank, in its capacity as the Sponsor of the Wells Fargo Bank Mortgage Loans, has conducted a review of the Wells Fargo Bank Mortgage Loans it is selling to the Depositor designed and effected to provide reasonable assurance that the disclosure related to the Wells Fargo Bank Mortgage Loans is accurate in all material respects. Wells Fargo Bank determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the Wells Fargo Bank Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of Wells Fargo Bank (collectively, the “Wells Fargo Bank Deal Team”) with the assistance of certain third parties. Wells Fargo Bank has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the Mortgage Loans that it is selling to the Depositor and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the Wells Fargo Bank Mortgage Loans (rather than relying on sampling procedures), except that certain review procedures were solely relevant to the large loan disclosures in this prospectus supplement, as further described below.

Database. To prepare for securitization, members of the Wells Fargo Bank Deal Team created a database of loan-level and property-level information relating to each Wells Fargo Bank Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third-party reports (appraisals, environmental site assessments, property condition reports, zoning reports and applicable seismic studies), insurance policies, borrower-supplied information (including, to the extent available, rent rolls, leases, operating statements and budgets) and information collected by Wells Fargo Bank during the underwriting process. Prior to securitization of each Wells Fargo Bank Mortgage Loan, the Wells Fargo Bank Deal Team may have updated the information in the database with respect to such Wells Fargo Bank Mortgage Loan based on current information provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Wells Fargo Bank Deal Team. Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

A data tape (the “Wells Fargo Bank Data Tape”) containing detailed information regarding each Wells Fargo Bank Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Wells Fargo Bank Data Tape was used by the Wells Fargo Bank Deal Team to provide the numerical information regarding the Wells Fargo Bank Mortgage Loans in this prospectus supplement.

Data Comparisons and Recalculation. The Depositor, on behalf of Wells Fargo Bank, engaged a third-party accounting firm to perform certain data comparison and recalculation procedures which were designed or provided by Wells Fargo Bank relating to information in this prospectus supplement regarding the Wells Fargo Bank Mortgage Loans. These procedures included:

●	comparing the information in the Wells Fargo Bank Data Tape against various source documents provided by Wells Fargo Bank;

●
comparing numerical information regarding the Wells Fargo Bank Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus supplement against the information contained in the Wells Fargo Bank Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the Wells Fargo Bank Mortgage Loans disclosed in this prospectus supplement.

Legal Review. In anticipation of the securitization of each Wells Fargo Bank Mortgage Loan, Mortgage Loan Seller counsel promulgated a form of legal summary to be completed by origination counsel that, among other things, set forth certain material terms and property diligence information, and elicited information concerning potentially outlying attributes of the mortgage loan as well as any related mitigating considerations. Mortgage Loan Seller’s counsel reviewed the legal summaries for each Wells Fargo Bank Mortgage Loan, together with pertinent parts of the mortgage loan documentation and property diligence materials, in connection with preparing or corroborating the accuracy of certain loan disclosure in this prospectus supplement. In addition, Mortgage Loan Seller counsel reviewed Wells Fargo Bank’s representations and warranties set forth on Annex C-1 to this prospectus supplement and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the Wells Fargo Bank Mortgage Loans. Such assistance included, among other things, a review of a due diligence questionnaire completed by the Wells Fargo Bank Deal Team. Securitization counsel also reviewed the property release provisions, if any, for each Wells Fargo Bank Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions.

Mortgage Loan Seller’s counsel or securitization counsel also assisted in the preparation of the mortgage loan summaries set forth in Annex B to this prospectus supplement, based on their respective reviews of pertinent sections of the related mortgage loan documents and other loan information.

Other Review Procedures. Prior to securitization, Wells Fargo Bank confirmed with the related servicers for the Wells Fargo Bank Mortgage Loans that, to the best of such servicers’ knowledge and except as previously identified, material events concerning the related Mortgage Loan, the Mortgaged Property and the borrower and guarantor had not occurred since origination, including, but not limited to, (i) loan modifications or assumptions, or releases of the related borrower or Mortgaged Property; (ii) damage to the Mortgaged Property that materially and adversely affects its value as security for the Mortgage Loan; (iii) pending condemnation actions; (iv) litigation, regulatory or other proceedings against the Mortgaged Property, borrower or guarantor, or notice of non-compliance with environmental laws; (v) bankruptcies involving any borrower or guarantor, or any tenant occupying a single tenant property; and (vi) any existing or incipient material defaults.

The Wells Fargo Bank Deal Team also consulted with Wells Fargo Bank personnel responsible for the origination of the Wells Fargo Bank Mortgage Loans to confirm that the Wells Fargo Bank Mortgage Loans were originated in compliance with the origination and underwriting criteria described above under “—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting,” as well as to identify any material deviations from those origination and underwriting criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus supplement.

Findings and Conclusions. Wells Fargo Bank found and concluded with reasonable assurance that the disclosure regarding the Wells Fargo Bank Mortgage Loans in this prospectus supplement is accurate in all material respects. Wells Fargo Bank also found and concluded with reasonable assurance that the Wells Fargo Bank Mortgage Loans were originated in accordance with Wells Fargo Bank’s origination procedures and underwriting criteria, except as described above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines.”

Review Procedures in the Event of a Mortgage Loan Substitution. Wells Fargo Bank will perform a review of any Wells Fargo Bank Mortgage Loan that it elects to substitute for a Wells Fargo Bank Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Wells Fargo Bank, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement (the “Qualification Criteria”). Wells Fargo Bank may engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Wells Fargo Bank and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Wells Fargo Bank to render any tax opinion required in connection with the substitution.

Compliance with Rule 15Ga-1 under the Exchange Act

The transaction documents for certain prior transactions in which Wells Fargo Bank securitized commercial mortgage loans or participation interests (“CRE Loans”) contain covenants requiring the repurchase or replacement of an underlying CRE Loan for the breach of a related representation or warranty under various circumstances if the breach is not cured. The following table provides information regarding the demand, repurchase and replacement activity with respect to the mortgage loans securitized by Wells Fargo Bank (or a predecessor), which activity occurred during the period from January 1, 2012 to December 31, 2014 or is still outstanding. Unless otherwise indicated, the information in the table and the footnotes to the table is reflected as of the last day of the most recent calendar quarter for which a Form ABS-15G was filed by Wells Fargo Bank and Wells Fargo Commercial Mortgage Securities, Inc. as indicated immediately below the table and footnotes.

Name of Issuing Entity(1)	Check if Regi-stered	Name of Originator	Total Assets in ABS by Originator(2)			Assets That Were Subject of Demand(3)			Assets That Were Repurchased or Replaced(3)(4)			Assets Pending Repurchase or Replacement (within cure period)(3)(5)			Demand in Dispute(3)(6)			Demand Withdrawn(3)(7)			Demand Rejected(3)
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)

Asset Class – Commercial Mortgages(1)

Wachovia Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates Series 2006-C28	X	Wachovia Bank, National Association	113	2,502,246,884.83	69.60	0	0.00	0	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
CIK #: 1376448		Nomura Credit & Capital, Inc.	44	823,722,922.57	22.91	0	0.00	0	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Artesia Mortgage Capital Corporation (8)	50	269,226,893.21	7.49	1	13,800,000.00	0.62	0.00	0	0.00	0	0.00	0.00	1	13,775,604.00	0.63	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			207	3,595,196,700.61	100.00	1	13,800,000.00	0.62	0.00	0	0.00	0	0.00	0.00	1	13,775,604.00	0.63	0	0.00	0.00	0	0.00	0.00

Wachovia Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates Series 2006-C24	X	Wachovia Bank, National Association	84	1,625,096,687.00	81.18	0	0.00	0	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
CIK #: 1354736		Artesia Mortgage Capital Corporation (9)	26	214,877,938.00	10.73	1	35,588,502.00	2.75	0.00	0	0.00	0	0.00	0.00	1	35,588,502.00	2.85	0	0.00	0.00	0	0.00	0.00
		JPMorgan Chase Bank, National Association	13	102,674,000.00	5.13	0	0.00	0	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Nomura Credit & Capital, Inc.	9	59,275,000.00	2.96	0	0.00	0	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			119	2,001,932,625.00	100.00	1	35,588,502.00	2.75	0.00	0	0.00	0	0.00	0.00	1	35,588,502.00	2.85	0	0.00	0.00	0	0.00	0.00

Wachovia Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates Series 2006-C33	X	Wachovia Bank, National Association(10)	88	2,043,814,381.00	56.74	1	87,928,158.00	2.98	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	87,928,158.00	2.98
CIK #: 1406873		Barclays Capital Real Estate Inc.	33	724,003,952.00	20.10	0	0.00	0	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Nomura Credit & Capital, Inc.	17	639,286,752.00	17.75	0	0.00	0	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Artesia Mortgage Capital Corporation	28	195,018,502.00	5.41	0	0.00	0	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			166	3,602,123,586.00	100.00	1	87,928,158.00	2.98	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	87,928,158.00	2.98

Commercial Mortgages Asset Class Total			492	9,199,243,911.61		3	137,316,660.00		0.00	0		0	0.00		2	49,364,106.00		0	0.00		1	87,928,158.00

(1)
In connection with the preparation of this table, Wells Fargo Bank undertook the following steps to gather the information required by Rule 15Ga-1 (“Rule 15Ga-1”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”): (i) identifying all asset-backed securities transactions in which Wells Fargo Bank (or a predecessor) acted as a securitizer, (ii) performing a diligent search of the records of Wells Fargo Bank and the records of affiliates of Wells Fargo Bank that acted as securitizers in transactions of commercial mortgage loans for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties who might have received repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for breach of a representation or warranty with respect to any relevant transaction. In this effort, Wells Fargo Bank made written requests of all trustees and unaffiliated co-sponsors of applicable commercial mortgage-backed securities transactions. Wells Fargo Bank followed up written requests made of Demand Entities as it deemed appropriate. In addition, Wells Fargo Bank requested information from master servicers, special servicers, trustees and other Demand Entities as to demands (from investors or others) that occurred prior to July 22, 2010. It is possible that this disclosure does not contain information about all investor demands upon those parties made prior to July 22, 2010.

The repurchase activity reported herein is described in terms of a particular loan’s status as of the end of the reporting period (for columns j-x).

(2)	“Originator” generally refers to the party identified in securities offering materials at the time of issuance for purposes of meeting applicable SEC disclosure requirements (for columns d-f).

(3)
Includes only new demands received during the reporting period. (For columns g-i).

In the event demands were received in prior reporting periods, such activity is being reported as assets pending repurchase or replacement within the cure period (columns m/n/o) or as demands in dispute (columns p/q/r), as applicable, until the earlier of the reporting of (i) the repurchase or replacement of such asset (columns j/k/l), (ii) the withdrawal of such demand (columns s/t/u), or (iii) the rejection of such demand (columns v/w/x), as applicable.

(4)
Includes assets for which a reimbursement payment is in process and where the asset has been otherwise liquidated by or on behalf of the issuing entity at the time of initiation of such reimbursement process. Where an underlying asset has paid off or otherwise been liquidated by or on behalf of the issuing entity (other than via a repurchase by the obligated party) during a reporting period, the corresponding principal balance utilized in calculating columns (g) through (x) will be zero. (For columns j-l)

(5)	Includes assets which are subject to a demand and within the cure period, but where no decision has yet been made to accept or contest the demand. (For columns m-o)

(6)	Includes assets pending repurchase or replacement outside of the cure period. (For columns p-r)

(7)
Includes assets for which a reimbursement payment is in process, and where the asset has not been repurchased or replaced and remains in the transaction. Also includes assets for which the requesting party rescinds or retracts the demand in writing. (For columns s-u)

(8)
U.S. Bank National Association (“U.S. Bank”), as Trustee for Registered Holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-28 v. Dexia Real Estate Capital Markets, Case No. 12 Civ 9412, filed in the United States District Court for the Southern District of New York. On September 29, 2011, Dexia Real Estate Capital Markets (“Dexia”) received a letter from CWCapital Asset Management LLC as special servicer for the issuing trust demanding that Dexia cure alleged defects in the documentation of Loan #58 Marketplace Retail and Office Center. By letter dated December 29, 2011, Dexia rejected the issuing trust’s demand. U.S. Bank, as trustee for the issuing trust, filed a complaint against Dexia (on or about December 27, 2012) arguing that Dexia had breached the terms of the mortgage loan purchase agreement in light of the determination in a Minnesota enforcement action against the guarantors of Loan #58 Marketplace Retail and Office Center that the form of the guaranty sold to U.S. Bank pursuant to the mortgage loan purchase agreement had not been signed by the guarantors. U.S. Bank, in its complaint, seeks a judgment requiring Dexia to repurchase Loan #58 Marketplace Retail and Office Center and also requests an award of damages alleged to total approximately $16.5 million. Dexia filed a Notice of Motion to Dismiss and a Memorandum in Support of its Motion to Dismiss on January 25, 2013. Judge Shira A. Scheindlin entered an order denying Dexia’s motion on June 6, 2013. After completion of discovery, U.S. Bank and Dexia filed cross-motions for summary judgment and on July 9, 2014 Judge Scheindlin entered an Opinion and Order granting the summary judgment motion of U.S. Bank and denying the summary judgment motion of Dexia. On September 12, 2014, Judge Scheindlin entered its judgment directing Dexia to repurchase the loan for $19,627,961.66. Dexia has appealed the judgment and the Opinion and Order because Dexia believes they should be reversed. Dexia’s filed its opening brief on December 22, 2014.

(9)
U.S. Bank, as successor-in-interest to Bank of America, National Association, as successor by merger to LaSalle Bank National Association, as Trustee for Registered Holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C24, made demand on Dexia by letter dated April 3, 2013 (the “Demand Letter”) for repurchase of loan #12 made to Metroplaza Hotel, LLC. In the Demand Letter, U.S. Bank claimed that Dexia breached the representations and warranties made in the mortgage loan purchase agreement for Dexia’s failure to record a UCC financing statement against Inn at Woodbridge Inc. (“Woodbridge”), the tenant under a master lease and holder of a leasehold interest in a portion of the mortgaged property that secures loan #12. U.S. Bank claims that such failure to record a UCC financing statement against Woodbridge resulted in U.S. Bank not having a perfected security interest and enforceable lien in the personalty owned by Woodbridge and pledged as collateral for loan #12. Dexia responded to the Demand Letter on July 2, 2013 and rejected the repurchase demand. Dexia believes the demand was untimely, having been made beyond New York’s six-year statute of limitations for such claims. Dexia has received no further communication from U.S. Bank.

(10)
The amounts in the table with respect to this loan are reflected as of September 30, 2013, which was the last day of the quarterly reporting period in which this loan repurchase request was rejected. The outstanding principal balance of this loan as of December 31, 2014 was approximately $87,085,982.

The information for Wells Fargo Bank as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for the quarterly reporting period from October 1, 2014 through December 31, 2014 was set forth in (i) a Form ABS-15G filed by Wells Fargo Bank with the SEC on February 13, 2015, if such information relates to asset-backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor but Wells Fargo Commercial Mortgage Securities, Inc. (or a predecessor) was not the depositor, and (ii) a Form ABS-15G filed by Wells Fargo Commercial Mortgage Securities, Inc. with the SEC on February 13, 2015, if such information relates to asset-backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor and Wells Fargo Commercial Mortgage Securities, Inc. (or a predecessor) was the depositor. Such Forms ABS-15G are available electronically through the SEC’s EDGAR system. The Central Index Key number of Wells Fargo Bank is 0000740906. The Central Index Key number of Wells Fargo Commercial Mortgage Securities, Inc. is 0000850779.

The information set forth under “—Wells Fargo Bank, National Association” has been provided by Wells Fargo Bank.

Silverpeak Real Estate Finance LLC

General

Silverpeak Real Estate Finance LLC (“Silverpeak”) is a sponsor of, and a seller of certain mortgage loans (the “Silverpeak Mortgage Loans”) into, the securitization described in this prospectus supplement. Silverpeak is a limited liability company organized under the laws of the State of Delaware. The primary offices of Silverpeak are located at 1330 Avenue of the Americas, Suite 1200, New York, New York 10019.

Silverpeak’s Securitization Program

The participation by Silverpeak in this securitization will be the fourth securitization in which it has been involved. Silverpeak began originating and acquiring loans in 2014 and has not been involved in the securitization of any other types of financial assets.

Silverpeak originates and acquires from unaffiliated third party originators, commercial, multifamily and manufactured housing community mortgage loans throughout the United States. Since 2014, Silverpeak has originated or acquired approximately 24 commercial, multifamily and manufactured housing community mortgage loans with an aggregate original principal balance of approximately $367,997,500.

In connection with this commercial mortgage securitization transaction, Silverpeak will transfer the Silverpeak Mortgage Loans to the depositor, who will then transfer the Silverpeak Mortgage Loans to the issuing entity for this securitization. In return for the transfer by the depositor to the issuing entity of the Silverpeak Mortgage Loans (together with the other mortgage loans being securitized), the issuing entity will issue commercial mortgage pass-through certificates that are, in whole or in part, backed by, and supported by the cash flows generated by, the mortgage loans being securitized. In coordination with underwriters or initial purchasers and the depositor, Silverpeak will work with rating agencies, the other loan sellers, servicers and investors and will participate in structuring the securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

Pursuant to a Mortgage Loan Purchase Agreement, Silverpeak will make certain representations and warranties, subject to certain exceptions set forth therein, and undertake certain loan document delivery requirements with respect to the Silverpeak Mortgage Loans; and, in the event of an uncured material breach of any such representation and warranty or an uncured material document defect or omission, Silverpeak will generally be obligated to repurchase or replace the affected mortgage loan or, in some cases, pay an amount estimated to cover the approximate loss associated with such breach, defect or omission.

Silverpeak does not act as a servicer of the commercial, multifamily and manufactured housing community mortgage loans that Silverpeak originates or acquires and will not act as servicer in this commercial mortgage securitization transaction. Instead, Silverpeak sells the right to be appointed servicer of its securitized loans to unaffiliated third party servicers and utilizes unaffiliated third party servicers as interim servicers.

Silverpeak’s Underwriting Standards and Processes

Each of the Silverpeak Mortgage Loans was originated or acquired by Silverpeak. Set forth below is a discussion of certain general underwriting guidelines and processes with respect to commercial, multifamily and manufactured housing community mortgage loans originated or acquired by Silverpeak.

Notwithstanding the discussion below, given the unique nature of commercial, multifamily and manufactured housing community mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial, multifamily or manufactured housing community mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, the underwriting of certain commercial, multifamily or manufactured housing community mortgage loan originated or acquired by Silverpeak may not conform to the general guidelines and processes described below. For important information about the circumstances that have affected the underwriting of particular Silverpeak Mortgage Loans, see “—Silverpeak’s Underwriting Guidelines and Processes—Exceptions” below and “Annex C-2—Exceptions to Mortgage Loan Seller Representations and Warranties” in this prospectus supplement.

Loan Analysis. Generally both a credit analysis and a collateral analysis are conducted with respect to each commercial, multifamily and manufactured housing community mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained. Generally, Silverpeak also conducts or causes a third party to conduct a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends.

Loan Approval. Prior to commitment, each commercial, multifamily and manufactured housing community mortgage loan to be originated or acquired must be approved by a loan committee that includes senior personnel from Silverpeak. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio. Silverpeak’s underwriting standards generally require, without regard to any other debt, a debt service coverage ratio of not less than 1.20x and a loan-to-value ratio of not more than 80.0%.

A debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by Silverpeak and payments on the loan based on actual (or, in some cases, assumed) principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a commercial, multifamily or manufactured housing community mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. There is no assurance that the foregoing assumptions made with respect to any prospective commercial, multifamily or manufactured housing community mortgage loan will, in fact, be consistent with actual property performance. Such underwritten net cash flow may be higher than historical net cash flow reflected in recent financial statements. Additionally, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

A loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans may have or permit in the future certain subordinate debt, whether secured or unsecured, and/or mezzanine debt. It is possible that Silverpeak or an affiliate may be the lender on that subordinate debt and/or mezzanine debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such subordinate debt and/or mezzanine debt.

Assessment of Property Condition. As part of the underwriting process, the property assessments and reports described below will typically be obtained:

●
Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination or acquisition of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

●
Environmental Assessment. In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective commercial, multifamily or manufactured housing community mortgage loan. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained. It should be noted that an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only if it is believed that such an analysis is warranted under the circumstances. Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.

●
Engineering Assessment. In connection with the origination/acquisition process, in most cases, it will be required that an engineering firm inspect the real property collateral for any prospective commercial, multifamily or manufactured housing community mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance.

●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Title Insurance. The borrower is required to provide a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Casualty Insurance. Except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, Silverpeak typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy must contain appropriate endorsements to avoid the application of coinsurance and not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination or acquisition included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the portion of the property contained therein, and (iii) the maximum amount of insurance available under the National Flood Insurance Program Act of 1968, except in some cases where self-insurance was permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates. In all (or almost all) cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

Each mortgage instrument typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

Each mortgage instrument typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the PML or SEL is greater than 20%.

Zoning and Building Code Compliance. In connection with the origination or acquisition of a commercial, multifamily or manufactured housing community mortgage loan, Silverpeak will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, Silverpeak may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to the particular non conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; or (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

If a material violation exists with respect to a mortgaged property, Silverpeak may require the borrower to remediate such violation and, subject to the discussion under “—Silverpeak’s Underwriting Guidelines and Processes—Escrow Requirements” below, to establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on Silverpeak’s analysis of the real property collateral, the borrower and the principals of the borrower, a borrower under a commercial, multifamily or manufactured housing community mortgage loan may be required to fund various escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions, deferred maintenance and/or environmental remediation. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every commercial, multifamily and manufactured housing community mortgage loan. Furthermore, Silverpeak may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Silverpeak may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Silverpeak’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, Silverpeak may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial, multifamily and manufactured housing community mortgage loans originated or acquired by Silverpeak are as follows:

●
Taxes—Monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, or (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay taxes directly.

●
Insurance—Monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower maintains a blanket insurance policy, or (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure.

●
Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for all repairs and maintenance, or (ii) if Silverpeak determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Silverpeak’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve.

●
Tenant Improvements / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if the rent for the space in question is considered below market, or (iii) if Silverpeak determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Silverpeak’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.

●
Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination or acquisition in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the property, (iii) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for the repairs, or (iv) if Silverpeak determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Silverpeak’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.

●
Environmental Remediation—An environmental remediation reserve may be required at loan origination or acquisition in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third party unrelated to the borrower is identified as the responsible party or (iv) if Silverpeak determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Silverpeak’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the Silverpeak Mortgage Loans, see Annex A-1 to this prospectus supplement.

Exceptions. Except as described under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus supplement, the Silverpeak Mortgage Loans were originated in accordance with the underwriting standards set forth above.

Review of Mortgage Loans for Which Silverpeak is the Sponsor

Overview. Silverpeak has conducted a review of the Silverpeak Mortgage Loans in connection with the securitization described in this prospectus supplement. The review of the Silverpeak Mortgage Loans was performed by a team comprised of real estate and securitization professionals (the “Silverpeak Review Team”). The review procedures described below were employed with respect to all of the Silverpeak Mortgage Loans, except that certain review procedures may only be relevant to the large loan disclosures, if any, in this prospectus supplement. No sampling procedures were used in the review process.

Database. Members of the Silverpeak Review Team maintain a database of loan-level and property-level information, and prepared an asset summary report, relating to each Silverpeak Mortgage Loan. The database and the respective asset summary reports were compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Silverpeak Team during the underwriting process. After origination of each Silverpeak Mortgage Loan, the Silverpeak Review Team updated the information in the database and the related asset summary report with respect to such Silverpeak Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Silverpeak Review Team.

A data tape (the “Silverpeak Data Tape”) containing detailed information regarding each Silverpeak Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Silverpeak Data Tape was used to provide the numerical information regarding the Silverpeak Mortgage Loans in this prospectus supplement.

Data Validation and Recalculation. The Depositor, on behalf of Silverpeak, engaged a third party accounting firm to perform certain data validation and recalculation procedures designed by Silverpeak, relating to information in this prospectus supplement regarding the Silverpeak Mortgage Loans. These procedures included:

●	comparing the information in the Silverpeak Data Tape against various source documents provided by Silverpeak that are described under “—Review of Silverpeak Mortgage Loans—Database” above;

●	comparing numerical information regarding the Silverpeak Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus supplement against the Silverpeak Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the Silverpeak Mortgage Loans disclosed in this prospectus supplement.

Legal Review. Silverpeak engaged various law firms to conduct certain legal reviews of the Silverpeak Mortgage Loans for disclosure in this prospectus supplement. In anticipation of the securitization of each Silverpeak Mortgage Loan, Silverpeak’s origination counsel prepared a due diligence questionnaire that sets forth salient loan terms. In addition, such origination counsel for each Silverpeak Mortgage Loan reviewed Silverpeak’s representations and warranties set forth on Annex E-1 to this prospectus supplement and, if applicable, identified exceptions to those representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the Silverpeak Mortgage Loans. Such assistance included, among other things, (i) a review of Silverpeak’s asset summary report, and its origination counsel’s due diligence questionnaire, for each Silverpeak Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the Silverpeak Mortgage Loans prepared by origination counsel, and (iii) the review of select provisions in certain loan documents with respect to certain of the Silverpeak Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation on the underlying mortgaged properties of which Silverpeak was aware at the origination of any Silverpeak Mortgage Loan, the Silverpeak Review Team requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. Silverpeak conducted a search with respect to each borrower under the related Silverpeak Mortgage Loan to determine whether it filed for bankruptcy. If the Silverpeak Review Team became aware of a significant natural disaster in the vicinity of the Mortgaged Property securing any Silverpeak Mortgage Loan, the Silverpeak Review Team obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The Silverpeak Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the Silverpeak Mortgage Loans to determine whether any Silverpeak Mortgage Loan materially deviated from the underwriting guidelines set forth under “—Silverpeak’s Underwriting Guidelines and Processes” above. See “—Silverpeak’s Underwriting Guidelines and Processes—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, the Silverpeak Review Team determined that the disclosure regarding the Silverpeak Mortgage Loans in this prospectus supplement is accurate in all material respects. The Silverpeak Review Team also determined that the Silverpeak Mortgage Loans were originated in accordance with Silverpeak’s origination procedures and underwriting criteria, except as described under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus supplement. Silverpeak attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Compliance with Rule 15Ga-1 under the Exchange Act

Silverpeak most recently filed a Form ABS-15G on February 9, 2015. Silverpeak’s Central Index Key is 0001624053. With respect to the period from and including January 1, 2012 to and including December 31, 2014, Silverpeak does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

The information set forth under “—Silverpeak Real Estate Finance LLC” has been provided by Silverpeak Real Estate Finance LLC.

Compensation of the Sponsors

In connection with the offering and sale of the Certificates contemplated by this prospectus supplement, the Sponsors (directly or through affiliates of the Sponsors) will be compensated for the sale of their respective Mortgage Loans in an amount generally equal to the excess, if any, of:

(a)           the sum of any proceeds received or value of any interests retained from the sale of the Certificates to investors (whether or not in this offering) and the sale of servicing rights to Wells Fargo Bank, National Association for the servicing of the Mortgage Loans and any Serviced Companion Loans (excluding primary servicing rights, if any, retained by a Sponsor or a third party primary servicer), over

(b)           the sum of certain costs and expenses of originating or acquiring the Mortgage Loans and certain costs and expenses related to the issuance, offering and sale of the Certificates as generally described in this prospectus supplement.

In the case of the Mortgage Loans, the applicable mortgage servicing rights (excluding primary servicing rights, if any, retained by a Sponsor or a third party primary servicer) will be sold to the Master Servicer for a price based on the value of the master servicing fees to be paid to the Master Servicer with respect to each Mortgage Loan and the value of the right to earn income on investments on amounts held by the Master Servicer with respect to the Mortgage Loans.

The Trustee

Wilmington Trust, National Association (“WTNA”) (formerly called M & T Bank, National Association) will act as trustee (the “Trustee”) on behalf of the Certificateholders pursuant to the Pooling and Servicing Agreement. WTNA is a national banking association with trust powers incorporated in 1995. The Trustee’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware 19890. WTNA is an affiliate of Wilmington Trust Company and both WTNA and Wilmington Trust Company are subsidiaries of Wilmington Trust Corporation. Since 1998, Wilmington Trust Company has served as trustee in numerous asset-backed securities transactions. As of December 31, 2014, WTNA served as trustee on over 1,500 mortgage-backed related securities transactions having an aggregate original principal balance of approximately $64 billion, of which approximately 77 transactions were commercial mortgage-backed securities transactions having an aggregate original principal balance of approximately $44 billion.

The transaction parties may maintain banking and other commercial relationships with WTNA and its affiliates. In its capacity as trustee on commercial mortgage securitizations, WTNA and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. In the past three years, WTNA and its affiliates have not been required to make an advance on a commercial mortgage-backed securities transaction.

WTNA is subject to various legal proceedings that arise from time to time in the ordinary course of business. WTNA does not believe that the ultimate resolution of any of these proceedings will have a material adverse effect on its services as trustee.

The information set forth under this sub-heading has been provided by WTNA. None of the Depositor, the underwriters or any other person, other than WTNA, makes any representation or warranty as to the accuracy or completeness of such information.

The Certificate Administrator, Tax Administrator, Certificate Registrar and Custodian

Wells Fargo Bank, National Association (“Wells Fargo Bank”) will act as certificate administrator, tax administrator, certificate registrar, and custodian under the Pooling and Servicing Agreement (the “Certificate Administrator”).

Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company, Wells Fargo & Company is a U.S. bank holding company with approximately $1.6 trillion in assets and 265,000 employees as of June 30, 2014, which provides banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the Sponsors, the Master Servicer, the Special Servicer, the Trustee, the Trust Advisor and the Mortgage Loan Sellers may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Under the terms of the Pooling and Servicing Agreement, Wells Fargo Bank is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As Certificate Administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC and grantor trust tax returns on behalf of the trust REMICs and the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the SEC on behalf of the Issuing Entity. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995, and in connection with commercial mortgage-backed securities since 1997. As of June 30, 2014, Wells Fargo Bank was acting as securities administrator with respect to more than $195 billion of outstanding commercial mortgage-backed securities.

Wells Fargo Bank is acting as custodian (the “Custodian”) of the mortgage files pursuant to and subject to the pooling and servicing agreement. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee for the benefit of the Certificateholders. Wells Fargo Bank maintains each mortgage file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains its commercial document custody facilities in Minneapolis, Minnesota. As of June 30, 2014, Wells Fargo Bank was acting as custodian of more than 80,000 commercial mortgage files.

Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by a Sponsor or an affiliate of a Sponsor, and one or more of those mortgage loans may be included in the Trust. The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

On June 18, 2014, a group of institutional investors filed a civil complaint in the Supreme Court of the State of New York, New York County, against Wells Fargo Bank, N.A., in its capacity as trustee under 276 residential mortgage backed securities (“RMBS”) trusts, which was later amended on July 18, 2014, to increase the number of trusts to 284 RMBS trusts. On November 24, 2014, the plaintiffs filed a motion to voluntarily dismiss the state court action without prejudice. That same day, a group of institutional investors filed a civil complaint in the United States District Court for the Southern District of New York against Wells Fargo Bank, N.A., alleging claims against the bank in its capacity as trustee for 274 residential mortgage-backed securities (“RMBS”) trusts (the “Complaint”). In December 2014, the plaintiffs’ motion to voluntarily dismiss their original state court action was granted. As with the prior state court action, the Complaint is one of six similar complaints filed contemporaneously against RMBS trustees (Deutsche Bank, Citibank, HSBC, The Bank of New York Mellon and U.S. Bank) by a group of institutional investor plaintiffs. The Complaint against Wells Fargo Bank, N.A. alleges that the trustee caused losses to investors and asserts causes of action based upon, among other things, the trustee’s alleged failure to (i) enforce repurchase obligations of mortgage loan sellers for purported breaches of representations and warranties, (ii) notify investors of alleged events of default purportedly caused by breaches by mortgage loan servicers, and (iii) abide by appropriate standards of care following alleged events of default. Relief sought includes money damages in an unspecified amount, reimbursement of expenses, and equitable relief. Other cases alleging similar causes of action have been filed against Wells Fargo Bank, N.A. and other trustees by RMBS investors in these and other transactions.

There can be no assurances as to the outcome of the litigation, or the possible impact of the litigation on the Wells Fargo Bank or the RMBS trusts. However, Wells Fargo Bank denies liability and believes that it has performed its obligations under the RMBS trusts in good faith, that its actions were not the cause of losses to investors and that it has meritorious defenses, and it intends to contest the plaintiffs’ claims vigorously.

The information set forth under this sub-heading has been provided by Wells Fargo Bank. None of the depositor, the underwriters or any other person, other than Wells Fargo Bank, makes any representation or warranty as to the accuracy or completeness of such information.

The Master Servicer

Wells Fargo Bank will act as the master servicer under the Pooling and Servicing Agreement (in such capacity, the “Master Servicer”). Wells Fargo Bank is a national banking association organized under the laws of the United States of America, and is a wholly-owned direct and indirect subsidiary of Wells Fargo & Company. On December 31, 2008, Wells Fargo & Company acquired Wachovia Corporation, the owner of Wachovia Bank, National Association (“Wachovia”), and Wachovia Corporation merged with and into Wells Fargo & Company. On March 20, 2010, Wachovia merged with and into Wells Fargo Bank. Like Wells Fargo Bank, Wachovia acted as master servicer of securitized commercial and multifamily mortgage loans and, following the merger of the holding companies, Wells Fargo Bank and Wachovia integrated their two servicing platforms under a senior management team that is a combination of both legacy Wells Fargo Bank managers and legacy Wachovia managers.

Wells Fargo Bank is also a Sponsor, an Originator, a Mortgage Loan Seller, the Certificate Administrator, the tax administrator, the custodian and the certificate registrar under this securitization and an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the Depositor, and of Wells Fargo Securities, LLC, an underwriter. In addition, Wells Fargo Bank is the master servicer under the COMM 2015-CCRE22 pooling and servicing agreement which will initially govern the servicing of the 3 Columbus Circle Mortgage Loan, and is the trustee, certificate administrator, paying agent and custodian under the COMM 2015-LC19 pooling and servicing agreement which will govern the servicing of the Walgreens Portfolio Loan Combination until the Closing Date. Wells Fargo Bank is the purchaser under repurchase agreements with each of LCF and Silverpeak, respectively, or, in any such case, with a wholly-owned subsidiary or other affiliate of the subject Mortgage Loan Seller, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by LCF or Silverpeak as applicable. Pursuant to certain interim servicing agreements between Wells Fargo Bank, on the one hand, and LCF, a Sponsor, Originator and Mortgage Loan Seller, and certain affiliates of LCF, on the other hand, Wells Fargo Bank acts from time to time as interim servicer with respect to certain mortgage loans owned from time to time by LCF and such affiliates (subject, in some cases, to the repurchase facilities described above in this paragraph), including, prior to their inclusion in the Trust Fund, some or all of the Mortgage Loans to be transferred by LCF to the Depositor. There are currently no outstanding servicing advances made by Wells Fargo Bank with regard to any Mortgage Loan being transferred by LCF that is serviced by Wells Fargo Bank prior to its inclusion in the Trust Fund. Pursuant to certain interim servicing agreements between Wells Fargo Bank and Silverpeak, a Sponsor, Originator and Mortgage Loan Seller, or certain affiliates of Silverpeak, Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans owned by Silverpeak or such affiliates of Silverpeak (subject, in some cases, to the repurchase facilities described above in this paragraph)

from time to time, including, prior to their inclusion in the Trust Fund, some or all of the Mortgage Loans that Silverpeak will transfer to the Depositor. There are currently no outstanding servicing advances made by Wells Fargo Bank in regards to any Mortgage Loan being transferred by Silverpeak that is serviced by Wells Fargo Bank prior to its inclusion in the Trust Fund. Pursuant to an interim servicing agreement between Deutsche Bank AG New York and/or Cayman Islands Branch and German American Capital Corporation, each an affiliate of Deutsche Bank Securities Inc., one of the underwriters, on the one hand, and Wells Fargo Bank, on the other hand, Wells Fargo Bank acts, from time to time, as interim servicer with respect to certain mortgage loans owned from time to time by Deutsche Bank AG New York and/or Cayman Islands Branch and German American Capital Corporation, including, prior to the closing of the COMM 2015-CCRE22 securitization, the two 3 Columbus Circle Pari Passu Companion Loans held by German American Capital Corporation, as well as the 3 Columbus Circle Mortgage Loan that Wells Fargo Bank will transfer to the Depositor. There are currently no outstanding servicing advances made by Wells Fargo Bank in regard to the 3 Columbus Circle Mortgage Loan. Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans it owns, including, prior to their inclusion in the Trust Fund, some or all of the Mortgage Loans transferred by Wells Fargo Bank. There are currently no outstanding servicing advances made by Wells Fargo Bank in regards to any Mortgage Loan being transferred by it that is serviced by Wells Fargo Bank prior to its inclusion in the Trust Fund. Wells Fargo Bank expects to enter into one or more agreements with the other Sponsors to purchase the servicing rights to the related Mortgage Loans and/or the right to be appointed as the Master Servicer with respect to such Mortgage Loans. See “—Affiliations and Certain Relationships Among Certain Transaction Parties” below.

The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank are located at MAC A0227-020, 1901 Harrison Street, Oakland, California 94612. The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank are located at MAC D1086-120, 550 South Tryon Street, Charlotte, North Carolina 28202.

Wells Fargo Bank has been master servicing securitized commercial and multifamily mortgage loans in excess of ten years. Wells Fargo Bank’s primary servicing system runs on McCracken Financial Solutions Corp.’s Strategy CS software. Wells Fargo Bank reports to trustees and certificate administrators in the CREFC® format. The following table sets forth information about Wells Fargo Bank’s portfolio of master or primary serviced commercial and multifamily mortgage loans (including loans in securitization transactions and loans owned by other investors) as of the dates indicated:

Commercial and Multifamily Mortgage Loans	As of 12/31/2012	As of 12/31/2013	As of 12/31/2014
By Approximate Number:	35,189	33,354	33,590
By Approximate Aggregate Unpaid Principal Balance (in billions):	$428.5	$434.4	$474.4

Within this portfolio, as of December 31, 2014, are approximately 24,558 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $390.6 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities. In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wells Fargo Bank also services whole loans for itself and a variety of investors. The properties securing loans in Wells Fargo Bank’s servicing portfolio, as of December 31, 2014, were located in all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties.

In its master servicing and primary servicing activities, Wells Fargo Bank utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows Wells Fargo Bank to process mortgage servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The following table sets forth information regarding principal and interest advances and servicing advances made by Wells Fargo Bank, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations. The information set forth below is the average amount of such advances outstanding over the periods indicated (expressed as a dollar amount and as a percentage of Wells Fargo Bank’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).

Period	Approximate Securitized Master- Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
Calendar Year 2012	$331,765,453,800	$2,133,375,220	0.64%
Calendar Year 2013	$346,011,017,466	$2,158,219,403	0.62%
Calendar Year 2014	$377,947,659,331	$1,750,352,607	0.50%

*	“UPB” means unpaid principal balance, “P&I” means principal and interest advances, and “PPA” means property protection advances.

Wells Fargo Bank is rated by Fitch Ratings, Inc. (“Fitch”), Standard & Poor’s Ratings Services (“S&P”) and Morningstar Credit Ratings, LLC (“Morningstar”) as a primary servicer and a master servicer of commercial mortgage loans. Wells Fargo Bank’s servicer ratings by each of these agencies are outlined below:

	Fitch	S&P	Morningstar
Primary Servicer:	CPS1-	Above Average	MOR CS1
Master Servicer:	CMS1-	Above Average	MOR CS1

The long-term deposits of Wells Fargo Bank are rated “AA-” by S&P, “Aa3” by Moody’s Investors Service, Inc. (“Moody’s”) and “AA-” by Fitch. The short-term deposits of Wells Fargo Bank are rated “A-1+” by S&P, “P-1” by Moody’s and “F1+” by Fitch.

Wells Fargo Bank has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event. Wells Fargo Bank’s master servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in Wells Fargo Bank’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation.

Wells Fargo Bank may perform any of its obligations under the Pooling and Servicing Agreement through one or more third-party vendors, affiliates or subsidiaries. Notwithstanding the foregoing, Wells Fargo Bank, as the Master Servicer, will remain responsible for its duties under the Pooling and Servicing Agreement. Wells Fargo Bank may engage third-party vendors to provide technology or process efficiencies. Wells Fargo Bank monitors its third-party vendors in compliance with its internal procedures and applicable law. Wells Fargo Bank has entered into contracts with third-party vendors for the following functions:

●	provision of Strategy and Strategy CS software;

●	tracking and reporting of flood zone changes;

●	abstracting of leasing consent requirements contained in loan documents;

●	legal representation;

●	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by Wells Fargo Bank;

●	performance of property inspections;

●	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes; and

●	Uniform Commercial Code (“UCC”) searches and filings.

Wells Fargo Bank may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on the Mortgage Loans. Wells Fargo Bank monitors and reviews the performance of sub-servicers appointed by it. Generally, all amounts received by Wells Fargo Bank on the Mortgage Loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by Wells Fargo Bank and will then be allocated and transferred to the appropriate account as described in this prospectus supplement. On the day any amount is to be disbursed by Wells Fargo Bank, that amount is transferred to a common disbursement account prior to disbursement.

In its capacity as the Master Servicer, Wells Fargo Bank will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans. On occasion, Wells Fargo Bank may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans or otherwise. To the extent Wells Fargo Bank performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

A Wells Fargo Bank proprietary website (www.wellsfargo.com/com/comintro) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo Bank is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

Wells Fargo & Company files reports with the SEC as required under the Exchange Act. Such reports include information regarding Wells Fargo Bank and may be obtained at the website maintained by the SEC at www.sec.gov.

There are no legal proceedings pending against Wells Fargo Bank, or to which any property of Wells Fargo Bank is subject, that are material to the Certificateholders, nor does Wells Fargo Bank have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The information set forth under this sub-heading regarding Wells Fargo Bank has been provided by Wells Fargo Bank.

The Special Servicer

Rialto Capital Advisors, LLC, a Delaware limited liability company (“Rialto”), will initially be appointed to act as special servicer (the “Special Servicer”) and in this capacity will initially be responsible for the servicing and administration of such underlying mortgage loans that become Specially Serviced Mortgage Loans and any associated REO Properties pursuant to the Pooling and Servicing Agreement. Rialto maintains its principal servicing office at 790 NW 107th Avenue, 4th Floor, Miami, Florida 33172.

Rialto has been engaged in the special servicing of commercial mortgage loans for commercial real estate securitizations since approximately May 2012. Rialto currently has a commercial mortgage-backed securities special servicer rating of “CSS2” by Fitch, a commercial loan special servicer ranking of “Above Average” by S&P and a commercial mortgage special servicer ranking of “MOR CS2” by Morningstar.

Rialto is a wholly-owned subsidiary of Rialto Capital Management, LLC, a Delaware limited liability company (“RCM”). RCM is a vertically integrated commercial real estate investment and asset manager and an indirect wholly-owned subsidiary of Lennar Corporation (“Lennar”) (NYSE: LEN and LEN.B). As of December 31, 2014, RCM was the sponsor of, and certain of its affiliates were investors in, four private equity funds (collectively, the “Funds”) with an aggregate of $2.6 billion of equity under management and RCM also advised one separately managed account with $200 million of committed capital. Two of such funds are focused on distressed and value-add real estate related investments, one of such funds is focused on investments in commercial mortgage-backed securities and the other fund and the separately managed account are focused on mezzanine debt. To date, RCM has acquired and/or is managing approximately $6.8 billion of non- and sub-performing real estate assets, representing approximately 10,000 loans. Included in this number are approximately $3 billion in structured transactions with the Federal Deposit Insurance Corporation (“FDIC”). RCM was also a sub-advisor and investor in an approximately $4.6 billion Public-Private Investment Fund with the U.S. Department of the Treasury which was liquidated in October of 2012.

In addition, RCM has underwritten and purchased, primarily for the Funds, approximately $3.1 billion in face value of subordinate, newly-originated commercial mortgage-backed securities bonds in 44 different securitizations totaling approximately $51.4 billion in overall transaction size. RCM has the right to appoint the special servicer for each of these transactions.

RCM has over 375 employees and is headquartered in Miami with two other main offices located in New York City and Atlanta. In addition, the asset management platform utilizes seven satellite offices located in Las Vegas, Nevada, Phoenix, Arizona, Aliso Viejo, California, Denver, Colorado, Portland, Oregon, Charlotte, North Carolina and Tampa, Florida. It is also supported in local markets by the Lennar infrastructure which provides access to over 6,600 employees across the country’s largest real estate markets.

Rialto has detailed operating policies and procedures which are reviewed at least annually and updated as appropriate. These policies and procedures for the performance of its special servicing obligations are, among other things, in compliance with the applicable servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act. Rialto has developed strategies and procedures for managing delinquent loans, loans subject to bankruptcies of the borrowers and other breaches by borrowers of the underlying loan documents that are designed to maximize value from the assets for the benefit of certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the related servicing standard. The strategy pursued by Rialto for any particular property depends upon, among other things, the terms and provisions of the underlying loan documents, the jurisdiction where the underlying property is located and the condition and type of underlying property. Standardization and automation have been pursued, and continue to be pursued, wherever possible so as to provide for continued accuracy, efficiency, transparency, monitoring and controls.

Rialto is subject to external and internal audits and reviews. Rialto is subject to Lennar’s internal audit reviews, typically on a semi-annual basis, which focus on specific business areas such as finance, reporting, loan asset management and REO management. Rialto is also subject to external audits as part of the external audit of Lennar and stand-alone audits of the FDIC transactions and the Funds. As part of such external audits, auditors perform test work and review internal controls throughout the year. As a result of this process, Rialto has been determined to be Sarbanes-Oxley compliant.

Rialto maintains a web-based asset management system that contains performance information at the portfolio, loan and property levels on the various loan and REO assets that it services. Additionally, Rialto has a formal, documented disaster recovery and business continuity plan which is managed by Lennar’s on-site staff.

As of December 31, 2014, Rialto and its affiliates were actively special servicing approximately 2,600 portfolio loans with a principal balance of approximately $900 million and were responsible for approximately 1,400 portfolio REO assets with a principal balance of approximately $1.6 billion.

Rialto is also currently performing special servicing for 48 commercial real estate securitizations. With respect to such securitization transactions, Rialto is administering approximately 3,600 assets with a principal balance of approximately $53.2 billion. The asset pools specially serviced by Rialto include residential, multifamily/condo, office, retail, hotel, healthcare, industrial, manufactured housing and other income-producing properties as well as residential and commercial land.

The table below sets forth information about Rialto’s portfolio of specially serviced commercial and multifamily mortgage loans and REO properties in commercial mortgage-backed securitization transactions as of the dates indicated:

CMBS Pools	As of December 31, 2012	As of December 31, 2013	As of December 31, 2014
Number of CMBS Pools Named Special Servicer	16	27	45
Approximate Aggregate Unpaid Principal Balance(1)	$18.9 billion	$32.4 billion	$49.2 billion
Approximate Number of Specially Serviced Loans or REO Properties(2)	19	27	28
Approximate Aggregate Unpaid Principal Balance of Specially Serviced Loans or REO Properties(2)	$21 million	$101 million	$126.9 million

(1)
Includes all commercial and multifamily mortgage loans and related REO properties in Rialto’s portfolio for which Rialto is the named special servicer, regardless of whether such mortgage loans and related REO properties are, as of the specified date, specially serviced by Rialto.

(2)
Includes only those commercial and multifamily mortgage loans and related REO properties in Rialto’s portfolio for which Rialto is the named special servicer that are, as of the specified date, specially serviced by Rialto. Does not include any resolutions during the specified year.

In its capacity as the Special Servicer, Rialto will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans. Rialto may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular Mortgage Loans or otherwise. To the extent that Rialto has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

Rialto does not have any material advancing rights or obligations with respect to the commercial mortgage-backed securities pools as to which it acts as special servicer. In certain instances Rialto may have the right or be obligated to make property related servicing advances in emergency situations with respect to certain commercial mortgage-backed securities pools as to which it acts as special servicer.

There are, to the actual current knowledge of Rialto, no special or unique factors of a material nature involved in special servicing the particular types of assets included in this securitization transaction, as compared to the types of assets specially serviced by Rialto in other commercial mortgage-backed securitization pools generally, for which Rialto has developed processes and procedures which materially differ from the processes and procedures employed by Rialto in connection with its special servicing of commercial mortgage-backed securitization pools generally.

There have not been, during the past three years, any material changes to the policies or procedures of Rialto in the servicing function it will perform under the Pooling and Servicing Agreement for assets of the same type included in this securitization transaction. No securitization transaction in which Rialto was acting as special servicer has experienced a servicer event of default as a result of any action or inaction of Rialto as special servicer, including as a result of a failure by Rialto to comply with the applicable servicing criteria in connection with any securitization transaction. Rialto has not been terminated as special servicer in any securitization, either due to a servicing default or the application of a servicing performance test or trigger. Rialto has made all advances required to be made by it under the servicing agreements related to the securitization transactions in which Rialto is acting as special servicer. There has been no previous disclosure of material noncompliance with the applicable servicing criteria by Rialto in connection with any securitization in which Rialto was acting as special servicer. Rialto does not believe that its financial condition will have any adverse effect on the performance of its duties under the Pooling and Servicing Agreement and, accordingly, Rialto believes that its financial condition will not have any material impact on the Mortgage Pool performance or the performance of the Certificates.

From time to time Rialto is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Rialto does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the Pooling and Servicing Agreement.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against Rialto or of which any of its property is the subject, which are material to Certificateholders. Rialto occasionally engages consultants to perform property inspections and to provide surveillance on a property and its local market; it currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction with the exception of some outsourced base servicing functions.

In the commercial mortgage-backed securitizations in which Rialto acts as special servicer, Rialto may enter into one or more arrangements with any party entitled to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, Rialto’s appointment as special servicer under the applicable servicing agreement and limitations on such person’s right to replace Rialto as the special servicer.

Rialto is an affiliate of the entity that (i) is anticipated to purchase the Class F, G and V Certificates on the closing date, (ii) may purchase the Class E, X-E, X-F and X-G Certificates on the closing date, (iii) is expected to become the initial Majority Subordinate Certificateholder and (iv) is expected to be appointed as the initial Subordinate Class Representative. Additionally, Rialto is an affiliate of RMEZZ One Monument, LLC, the current holder of the One Monument Place Subordinate Companion Loan.

The information set forth under this sub-heading “—The Special Servicer” regarding Rialto has been provided by Rialto.

The Trust Advisor

Trimont Real Estate Advisors, Inc. (“Trimont”) will act as trust advisor under the Pooling and Servicing Agreement (in such capacity, the “Trust Advisor”).

The principal office of Trimont is located at 3424 Peachtree Road NE, Suite 2200, Atlanta, Georgia 30326 and its telephone number is (404) 420-5600. Trimont also has offices located in Irvine, California, New York, New York, Hoevelaken, The Netherlands, and London, England.

Trimont provides services to real estate lenders and investors on both debt and equity investments. Its core services include asset management, loan servicing, asset servicing, due diligence, underwriting services and portfolio risk analysis. Trimont is rated by S&P as Commercial Mortgage Special Servicer (Strong) and Construction Loan Servicer (Strong), by Fitch as a Primary Servicer (CPS2+) and Special Servicer (CSS2) and by Kroll Bond Rating Agency, Inc. as Primary Servicer (Pass) and Special Servicer (Pass).

Trimont has been named operating advisor or trust advisor on over 30 commercial mortgage-backed securities transactions with an aggregate original principal loan balance exceeding $35 billion (not including the subject transaction). The collateral for the loans has included multifamily, office, retail, hospitality and other income-producing properties.

Trimont has operating procedures across the various servicing functions to maintain compliance with its servicing obligations and servicing standards under Trimont’s servicing agreements, including procedures for managing delinquent and specially serviced loans. There have been no material changes to Trimont’s policies or procedures in the past three years that would have a material effect on the current transaction. The policies and procedures are reviewed annually and centrally managed. Furthermore, Trimont’s disaster recovery plan is reviewed annually.

As of December 31, 2014, Trimont was special servicing approximately 350 loans and REO properties (securitized and non-securitized) with an aggregate outstanding principal balance of approximately $600 million. Trimont has been named special servicer on 36 commercial mortgage-backed securities transactions with an aggregate original principal loan balance of approximately $33 billion. The collateral for the loans has included multifamily, office, retail, hospitality and other income-producing properties. Trimont was first named as a special servicer in a commercial mortgage-backed securities transaction in 1998.

No commercial mortgage-backed securities transaction involving commercial or multifamily mortgage loans in which Trimont was acting as primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of Trimont as primary servicer or special servicer, including as a result of Trimont’s failure to comply with the applicable servicing criteria in connection with any commercial mortgage-backed securities transaction.

From time to time, Trimont is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Trimont does not believe that any such lawsuits or legal proceedings, individually or in the aggregate, would be material to Certificateholders.

Trimont is not an affiliate of the Depositor, the underwriters, the Issuing Entity, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, or the Sponsors.

The information set forth in this subheading “—The Trust Advisor” concerning the Trust Advisor and its affiliates has been provided by Trimont.

Affiliations and Certain Relationships Among Certain Transaction Parties

In this section, we describe affiliations and relationships between a legal entity that is a party to this securitization transaction, on the one hand, and any separate legal entity that is a material party to this securitization transaction, on the other. Each of the entities described below may have conflicts of interest that arise from circumstances other than its affiliation with another party to the securitization. In this section, we do not describe all the conflicts of interest that a party to the securitization may have. For additional information regarding conflicts of interest, see the “Risk Factors” section of this prospectus supplement.

Wells Fargo Bank, a Sponsor, Originator and Mortgage Loan Seller, is also the Master Servicer, the Certificate Administrator, the tax administrator, the custodian and the certificate registrar under this securitization and an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the Depositor, and of Wells Fargo Securities, LLC, one of the underwriters. In addition, Wells Fargo Bank is the master servicer under the COMM 2015-CCRE22 pooling and servicing agreement which will initially govern the servicing of the 3 Columbus Circle Mortgage Loan, and is the trustee, certificate administrator, paying agent and custodian under the COMM 2015-LC19 pooling and servicing agreement which will govern the servicing of the Walgreens Portfolio Loan Combination until the Closing Date.

Wells Fargo Bank, National Association, Deutsche Bank AG, Cayman Islands Branch (an affiliate of Deutsche Bank Securities Inc, an underwriter) and certain other third party lenders provide warehouse financing to certain affiliates of LCF (the “LCF Financing Affiliates”) through various repurchase facilities, borrowing base facilities or other financing arrangements. Ladder Holdings, TRS LLLP and REIT LLLP guarantees certain obligations of the LCF Financing Affiliates under certain of those financing arrangements. Some or all of the LCF Mortgage Loans are (or, as of the securitization closing date, may be) subject to those financing arrangements. If such is the case at the time the Certificates are issued, then LCF will use the proceeds from its sale of the LCF Mortgage Loans to the Depositor to, among other things, acquire the warehoused LCF Mortgage Loans from the LCF Financing Affiliates, and the LCF Financing Affiliates will, in turn, use the funds that they receive from LCF to, among other things, reacquire or obtain the release of, as applicable, the warehoused LCF Mortgage Loans from the repurchase agreement counterparties/lenders free and clear of any liens. As of March 26, 2015, Wells Fargo Bank, National Association was the repurchase agreement counterparty with respect to one LCF Mortgage Loan, with a Cut-off Date Principal Balance of $33,000,000, and Deutsche Bank AG, Cayman Islands Branch was the repurchase agreement counterparty with respect to one LCF Mortgage Loan, with a Cut-off Date Principal Balance of $18,270,000, although such circumstances may change prior to the closing of this securitization transaction.

In addition, Wells Fargo Bank and Deutsche Bank AG, Cayman Islands Branch are purchasers under separate repurchase agreements with Silverpeak Real Estate Finance LLC or with a wholly-owned subsidiary or other affiliate of Silverpeak Real Estate Finance LLC for the purpose of providing short-term warehousing of mortgage loans originated or acquired by Silverpeak Real Estate Finance LLC and its affiliates. Pursuant to these repurchase facilities, Wells Fargo Bank and Deutsche Bank AG, Cayman Islands Branch have agreed to purchase mortgage loans from Silverpeak on a revolving basis. In connection with the repurchase facility with Wells Fargo Bank, the dollar amount of the Mortgage Loans subject to such repurchase facility that will be sold by Silverpeak to the Depositor in connection with this securitization transaction is projected to equal, as of the Cut-off Date, approximately $103,455,942. In connection with the repurchase facility with Deutsche Bank AG, Cayman Islands Branch, the dollar amount of the Mortgage Loans subject to such repurchase facility that will be sold by Silverpeak to the Depositor in connection with this securitization transaction is projected to equal, as of the Cut-off Date, approximately $41,911,548. Proceeds received by Silverpeak in connection with this securitization transaction will be used, in part, to repurchase from Wells Fargo Bank and Deutsche Bank AG, Cayman Islands Branch each of the Mortgage Loans subject to such repurchase facilities that are to be sold by Silverpeak to the depositor in connection with this securitization transaction, which Mortgage Loans will be transferred to the depositor free and clear of any liens.

As a result of the matters discussed above, this securitization transaction will substantially reduce the economic exposure of Wells Fargo Bank and Deutsche Bank Securities Inc. to the Mortgage Loans that are to be transferred by Ladder Capital Finance LLC and Silverpeak Real Estate Finance LLC, respectively, to the Depositor.

Wells Fargo Bank is the interim custodian of the loan files for all of the LCF Mortgage Loans. However, in the case of the Walgreens Portfolio Mortgage Loan, Wells Fargo Bank, National Association is holding most of the related loan documents in its capacity as custodian for the COMM 2015-LC19 commercial mortgage securitization.

While Wells Fargo Bank may have undertaken some evaluation of the Mortgage Loans originated or acquired by such Mortgage Loan Sellers, any such review was undertaken by it solely for the purpose of determining whether such Mortgage Loans were eligible for financing under the terms of the related warehouse financing and was unrelated to this offering. In addition, we cannot assure you that such review was undertaken and, if undertaken, any such review was limited in scope to that specific purpose. The related Mortgage Loan Sellers are solely responsible for the underwriting of their Mortgage Loans as well as the Mortgage Loan representations and warranties related thereto.

Pursuant to certain interim servicing agreements between Wells Fargo Bank, on the one hand, and LCF, a Sponsor, Originator and Mortgage Loan Seller, and certain affiliates of LCF, on the other hand, Wells Fargo Bank acts (from time to time) as interim servicer with respect to certain mortgage loans owned from time to time by LCF and such affiliates (subject, in some cases, to the repurchase facilities described above), including, prior to their inclusion in the Trust Fund, twenty-five (25) of the LCF Mortgage Loans, with an aggregate Cut-off Date Balance of $221,844,715.

Pursuant to certain interim servicing agreements between Wells Fargo Bank and Silverpeak, a Sponsor, Originator and Mortgage Loan Seller, or certain affiliates of Silverpeak, Wells Fargo Bank acts (from time to time) as primary servicer with respect to certain mortgage loans owned by Silverpeak or such affiliates of Silverpeak (subject, in some cases, to the repurchase facilities described above), including, prior to their inclusion in the Trust Fund, some or all of the Mortgage Loans to be transferred by Silverpeak to the Depositor.

Pursuant to an interim servicing agreement between Deutsche Bank AG New York and/or Cayman Islands Branch and German American Capital Corporation, each an affiliate of Deutsche Bank Securities Inc., one of the underwriters, on the one hand, and Wells Fargo Bank, on the other hand, Wells Fargo Bank acts, from time to time, as interim servicer with respect to certain mortgage loans owned from time to time by Deutsche Bank AG New York and/or Cayman Islands Branch and German American Capital Corporation, including, prior to the closing of the COMM 2015-CCRE22 securitization, the two 3 Columbus Circle Pari Passu Companion Loans held by German American Capital Corporation, as well as the 3 Columbus Circle Mortgage Loan that Wells Fargo Bank will transfer to the Depositor.

German American Capital Corporation, an affiliate of Deutsche Bank Securities Inc., one of the underwriters, is the initial holder of two of the 3 Columbus Circle pari passu companion loans, Deutsche Mortgage & Asset Receiving Corporation, an affiliate of Deutsche Bank Securities Inc., is the depositor with respect to the COMM 2015-CCRE22 pooling and servicing agreement which will initially govern the servicing of the 3 Columbus Circle Mortgage Loan and Deutsche Bank Trust Company

Americas, an affiliate of Deutsche Bank Securities Inc., is the certificate administrator, paying agent and custodian with respect to the COMM 2015-CCRE22 pooling and servicing agreement. See “Risk Factors—Risks Related to the Offered Certificates—Potential Conflicts of Interest of the Underwriters and Their Affiliates.”

In the case of certain Mortgage Loans, a mezzanine loan secured by equity interests in the related borrower may be held by the related Mortgage Loan Seller or one of its affiliates.

LCF, a Sponsor, a Mortgage Loan Seller and an Originator, is an affiliate of the borrowers under nine (9) Mortgage Loans that LCF is contributing to this securitization, representing in the aggregate approximately 5.6% of the Cut-off Date Pool Balance and secured by the Mortgaged Properties identified on Annex A-1 to this prospectus supplement as Hanesbrands Industrial, Actuant HQ, Hobby Lobby, Walgreens – Hilliard, OH, Walgreens – Niles, OH, Dollar General – Iberia, Dollar General – Pine Island, Dollar General – Isle and Dollar General – Wheaton, respectively. Each of these Mortgage Loans was originated by LCF or an affiliate and may contain provisions and terms that are more favorable to the related borrower than would otherwise have been the case if the lender and borrower were not affiliated, including that: (i) the related loan documents permit transfers without lender’s consent by the related borrower and by and to certain affiliates of Ladder Capital Finance Holdings LLLP; (ii) the related loan documents permit future mezzanine financing; (iii) there is no separate nonrecourse carve-out guarantor or environmental indemnitor apart from the related borrower; and (iv) the related borrower may rely on insurance (including, in the case of the Actuant HQ, Hobby Lobby, Walgreens – Hilliard, OH and Walgreens – Niles, OH Mortgage Loans, in the form of self-insurance) provided by the sole tenant at the related Mortgaged Property in accordance with the related lease (which lease, in the case of the Hanesbrands Industrial, Actuant HQ, Hobby Lobby, Dollar General – Iberia, Dollar General – Pine Island, Dollar General – Isle and Dollar General – Wheaton Mortgage Loans, does not specifically require terrorism insurance coverage).

It is expected that at the time of closing of this securitization transaction LCF or an affiliate thereof will be the holder of a Walgreens Portfolio Pari Passu Companion Loan in the amount of $16,000,000 (subject to any financing arrangement applicable to such companion loan).

Silverpeak, a Sponsor, a Mortgage Loan Seller and an Originator, is the initial holder of the Bella Luna / San Lucas Pari Passu Companion Loan. In addition, Silverpeak is an affiliate of the sponsor of one (1) of the Mortgage Loans that Silverpeak is contributing to this securitization, representing approximately 3.6% of the Cut-off Date Pool Balance and secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Ontario Airport Tower. This Mortgage Loan may contain provisions and terms that are more favorable to the related borrower than would otherwise have been the case if the lender and sponsor borrower were not affiliated.

Rialto Capital Advisors, LLC, the Special Servicer, is an affiliate of the entity that (a) is anticipated to purchase the Class F, G and V Certificates on the Closing Date, (b) may purchase the Class E, X-E, X-F and X-G Certificates on the Closing Date, (c) is expected to become the initial Majority Subordinate Certificateholder and (d) is expected to be appointed as the initial Subordinate Class Representative. In addition, Rialto Capital Advisors, LLC is an affiliate of RMEZZ One Monument, LLC, the current holder of the One Monument Place Subordinate Companion Loan.

Wilmington Trust, National Association, the trustee, is the trustee under the COMM 2015-CCRE22 pooling and servicing agreement which will initially govern the servicing of the 3 Columbus Circle loan combination.

LCF and/or its affiliates may acquire Certificates from time to time, including upon initial issuance and/or in the secondary market.

See “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators” and “—The Master Servicer” and “—The Special Servicer” in this prospectus supplement and “The Depositor” and “The Sponsor” in the accompanying prospectus.

DESCRIPTION OF THE OFFERED CERTIFICATES

General

The Certificates will be issued on the Closing Date pursuant to the Pooling and Servicing Agreement and will consist of 21 classes (each, a “Class”). Some of the provisions of the Offered Certificates and the Pooling and Servicing Agreement are described in this “Description of the Offered Certificates” section of this prospectus supplement. For additional detailed information regarding the terms of the Pooling and Servicing Agreement and the Offered Certificates, you should refer to the section in this prospectus supplement titled “Servicing of the Mortgage Loans and Administration of the Trust Fund” and to the sections in the accompanying prospectus titled “Description of the Certificates” and “Description of the Pooling and Servicing Agreements”.

The Certificates collectively will represent the entire beneficial ownership interest in a Trust Fund consisting primarily of:

●	the Mortgage Loans;

●	any and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date, in each case exclusive of payments of principal, interest and other amounts due on or before that date;

●	the mortgage loan documents for the Mortgage Loans (insofar as they are required to be delivered to the Custodian on behalf of the Trustee);

●	certain rights with respect to the Mortgage Loans granted to us under the Mortgage Loan Purchase Agreements;

●
any Mortgaged Property that is acquired for the benefit of the registered holder of a Certificate (a “Certificateholder”) through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding Mortgage Loan (upon acquisition, each, an “REO Property”, which such REO Property includes (a) with respect to any Non-Serviced Loan Combination, any interest in the related “REO Property” acquired with respect to such Non-Serviced Loan Combination pursuant to the applicable pooling and servicing agreement by or on behalf of the Trust Fund with respect to such Non-Serviced Loan Combination and (b) with respect to any Serviced Loan Combination, the Trust’s interest therein (but not the interest of the related Serviced Companion Loan holder); and

●
those funds or assets as from time to time are deposited in the Collection Account described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Collection Account” in this prospectus supplement, the REO Account as described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—REO Account”, the Distribution Account described under “—Distribution Account” below or the Interest Reserve Account described under “—Interest Reserve Account” below.

The Certificates will consist of the Class A-1, A-2, A-3, A-4, A-5, A-SB, X-A, X-B, X-E, X-F, X-G, A-S, B, C, PEX, D, E, F, G, V and R Certificates (collectively, the “Certificates”):

●
the Class A-1, A-2, A-3, A-4, A-5, A-SB, A-S, X-A, X-B, B, C and PEX Certificates, which are the Classes of Certificates that are offered by this prospectus supplement (collectively, the “Offered Certificates”); and

●	the Class X-E, X-F, X-G, D, E, F, G, V and R Certificates, which are the Classes of Certificates that—

1.	will be retained or privately placed by us, and

2.	are not offered by this prospectus supplement.

●
On the Closing Date, the Trust will also issue uncertificated regular interests in REMIC III referred to in this prospectus supplement as the “Class A-S Regular Interest”, the “Class B Regular Interest” and the “Class C Regular Interest”, and collectively, the “Regular Interests”. The Regular Interests are not offered by this prospectus supplement.

None of the Class X-E, X-F, X-G, D, E, F, G, V or R Certificates or the Class A-S, B or C Regular Interests are being offered by this prospectus supplement and any information presented in this prospectus supplement with respect to such Certificates or Regular Interest is provided solely to enhance a prospective purchaser’s understanding of the Offered Certificates.

Certificate Principal Balances and Certificate Notional Amounts

The Class A-1, A-2, A-3, A-4, A-5, A-SB, A-S, B, C, PEX, D, E, F and G Certificates are the only Certificates that will have principal balances and are sometimes referred to as the principal balance certificates (collectively, the “Principal Balance Certificates”). The aggregate principal balance of each Class of Principal Balance Certificates will represent the total distributions of principal to which the holders of that Class are entitled over time out of payments and other collections on the assets of the Trust Fund. Accordingly, on each distribution date, the principal balance of each of these Classes will be reduced by any principal distributions actually made with respect to that Certificate on that distribution date. See “—Distributions” below. On any particular distribution date, the principal balance of each of these Classes of Certificates may also be permanently reduced, without any corresponding distribution, in connection with losses on the Mortgage Loans and default-related and otherwise unanticipated Trust Fund expenses. Notwithstanding the provisions described above, the principal balance of a Class of Principal Balance Certificates (and therefore the notional amount of the Class X-A, X-B, X-E, X-F or X-G Certificates, as applicable) may be reinstated under limited circumstances in connection with a recovery of amounts that had previously been determined to constitute nonrecoverable advances. See “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” below.

The Class A-S, B and C Certificates may be exchanged for Class PEX Certificates, and Class PEX Certificates may be exchanged for Class A-S, B and C Certificates, in each case only in the manner described under “—Exchanges of Exchangeable Certificates and Class PEX Certificates” in this prospectus supplement. The Class A-S, B, C and PEX Certificates are sometimes collectively referred to herein as the “Exchangeable Certificates”.

The Class A-S, B and C Regular Interests will have principal balances equal to the initial principal balances of the Class A-S, B and C Certificates, respectively. The Class A-S, B, C and PEX Certificates will, at all times, represent undivided beneficial ownership interests in a grantor trust that will hold such Regular Interests. Each of the Class A-S, B and C Certificates will, at all times, represent a beneficial interest in a percentage of the outstanding principal balance of the Class A-S, B and C Regular Interests, respectively. The Class PEX Certificates will, at all times, represent a beneficial interest in the remaining percentages of the outstanding principal balances of the Class A-S, B and C Regular Interests. We sometimes refer to the Class PEX Certificates’ beneficial interests in the Class A-S, B and C Regular Interests as the “Class A-S component”, “Class B component” and “Class C component” of the Class PEX Certificates.

Following any exchange of Class A-S, B and C Certificates for Class PEX Certificates or any exchange of Class PEX Certificates for Class A-S, B and C Certificates as described herein, the percentage interest of the outstanding principal balances of the Class A-S, B and C Regular Interests that is represented by the Class A-S, B and C Certificates, on the one hand, and the Class PEX Certificates, on the other hand, will be increased or decreased accordingly. The initial aggregate certificate principal balance of the Class A-S, B and C Certificates on the cover page represents the principal balance of such classes without giving effect to any exchange. The principal balance of the Class PEX Certificates on the cover page is equal to the aggregate of the principal balances of the Class A-S, B and C Certificates and represents the maximum principal balance of the Class PEX Certificates that could be issued in an exchange. The principal balance of each of the Class A-S, B and C Regular Interests will equal the aggregate of the applicable percentage interests of the Class A-S, B and C Certificates, respectively, and each of the related components of the Class PEX Certificates. The principal balances of the Class A-S, B and C Certificates to be issued on the Closing Date will be reduced, in required proportions, by an amount equal to the principal balance of the Class PEX Certificates issued on the Closing Date.

The respective notional amounts of the Class X-A, X-B, X-E, X-F and X-G Certificates will each be comprised of components that correspond to respective Classes of Principal Balance Certificates and the Class A-S, B and C Regular Interests, as applicable. The notional amount of the Class X-A Certificates will be comprised of seven (7) components corresponding to the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates and the Class A-S Regular Interest. The notional amount of the Class X-B Certificates will be comprised of two (2) components corresponding to the Class B and C Regular Interests. The notional amount of the Class X-E Certificates will be comprised of one (1) component corresponding to the Class E Certificates. The notional amount of the Class X-F Certificates will be comprised of one (1) component corresponding to the Class F Certificates. The notional amount of the Class X-G Certificates will be comprised of one (1) component corresponding to the Class G Certificates. Each component of the Class X-A, X-B, X-E, X-F or X-G Certificates will have a notional amount equal to the aggregate principal balance of its corresponding Class of Principal Balance Certificates or Regular Interests, as applicable, from time to time. Accordingly, for purposes of calculating the amount of accrued interest with respect to those Certificates, the Class X-A Certificates will have a notional amount equal to the aggregate principal balance of the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates and the Class A-S Regular Interest outstanding from time to time, the Class X-B Certificates will have a notional amount equal to the aggregate principal balance of the Class B and C Regular Interests outstanding from time to time, the Class X-E Certificates will have a notional amount equal to the principal balance of the Class E Certificates outstanding from time to time, the Class X-F Certificates will have a notional amount equal to the principal balance of the Class F Certificates outstanding from time to time and the Class X-G Certificates will have a notional amount equal to the principal balance of the Class G Certificates outstanding from time to time.

The Class R Certificates will not have a principal balance or notional amount. They will be residual interest Certificates. The holders of the Class R Certificates are not expected to receive any material payments.

The Class V Certificates will not have a principal balance or notional amount and will only be entitled to receive Excess Interest on the ARD Loans.

In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance of any Principal Balance Certificate from time to time, you may multiply the original principal balance of that Certificate as of the Closing Date, as specified on the face of that Certificate, by the then-applicable certificate factor for the relevant Class. The certificate factor for any Class of Principal Balance Certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then-outstanding aggregate principal balance of that Class, and the denominator of which will be the original aggregate principal balance of that Class. Certificate factors will be reported monthly in the Certificate Administrator’s report.

“Excess Interest” with respect to each ARD Loan is the interest accrued on such Mortgage Loan after the Anticipated Repayment Date allocable to the difference between the Revised Rate and the sum of the Mortgage Pass-Through Rate and the Administrative Fee Rate, plus any compound interest thereon, to the extent permitted by law.

Exchanges of Exchangeable Certificates

Exchanges. Class A-S, B and C Certificates may be exchanged for Class PEX Certificates and vice versa, in whole or in part. This process may occur repeatedly. In the event that the principal balance of the Class A-S, B, C and/or PEX Certificates is reduced to zero as a result of such Class being paid all interest and principal in full, exchanges will no longer be permissible. With respect to any exchange, each of the Class A-S, B and C Certificates will be required in order to exchange such Certificates for Class PEX Certificates, using the initial principal balances of the individual Certificates being exchanged (rather than the outstanding principal balance), in each case, in the applicable Exchange Proportion (defined below). This Exchange Proportion is based on the initial principal balances of the Classes (rather than the outstanding principal balances). The aggregate principal balance of the Certificates (with each Class rounded to the nearest whole dollar) received in an exchange, immediately after the exchange, must equal the aggregate principal balance of the Certificates (with each Class rounded to the nearest whole dollar) surrendered for exchange immediately prior to such exchange.

An “Exchange Proportion” consists of Class A-S, B and C certificates with original certificate principal balances (regardless of current certificate principal balance) that represent approximately 21.43%, 38.89% and 39.68%, respectively, of the aggregate original certificate principal balances of all Class A-S, B and C certificates involved in the exchange.

The Class PEX Certificates will only receive distributions of interest, principal, Prepayment Premiums and Yield Maintenance Charges that are allocated to the Class A-S, B and C Certificates exchanged for such Class PEX Certificates. Any Realized Losses or other shortfalls, including as a result of the application of Appraisal Reduction Amounts, allocated to Class A-S, B and C Certificates that were exchanged for Class PEX Certificates will be borne by such Class PEX Certificates. See “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” below.

For a discussion of the federal income tax consequences of the acquisition, ownership and disposition of the Exchangeable Certificates, see “Material Federal Income Tax Consequences—Taxation of the Exchangeable Certificates.”

Procedures and Fees. If a Certificateholder wishes to exchange Class A-S, B and C Certificates for Class PEX Certificates, or Class PEX Certificates for Class A-S, B and C Certificates, such Certificateholder must notify the Certificate Administrator in writing or by e-mail at cts.cmbs.bond.admin@wellsfargo.com no later than 3 business days prior to the proposed date of such exchange (the “Exchange Date”). The Exchange Date can be any business day other than the first or last business day of the month, subject to satisfaction of the Certificate Administrator. In addition, the Certificateholder must provide notice on the Certificateholder’s letterhead, which notice must carry a medallion stamp guarantee and set forth the following information: the CUSIP numbers of the Class A-S, B and C Certificates to be exchanged and the Class PEX Certificates to be received (or vice versa), the principal balance of the Class A-S, B and C (or Class PEX) Certificates to be exchanged, the Certificateholder’s DTC participant number and the proposed Exchange Date. The Certificateholder and the Certificate Administrator will utilize the “deposit and withdrawal system” at DTC to exchange the Certificates.

The principal and interest entitlements of the Certificates received must equal the entitlements of the Certificates surrendered. The notice of exchange will become irrevocable on the 2nd business day before the proposed Exchange Date.

In connection with each exchange, the Certificateholder must pay any fees charged by DTC or any successor depository, and such fees must be received by the Certificate Administrator prior to the Exchange Date or such exchange will not be effected. The first distribution on Class A-S, B and C Certificates, or Class PEX Certificates, as applicable, will be made in the month following the month of exchange to the Certificateholder of record as of the applicable record date for such Certificate. Neither the Certificate Administrator nor the Depositor will have any obligation to ensure the availability of the applicable Certificates to accomplish any exchange.

Distribution Account

General. The Certificate Administrator must establish and maintain an account (the “Distribution Account”) in which it will hold funds pending their distribution on the Certificates and from which it will make those distributions. That Distribution Account is required to be maintained in the name of the Certificate Administrator on behalf of the Trustee for the benefit of the Certificateholders and in a manner and with a depository institution that satisfies the standards of each of the Rating Agencies for securitizations similar to the one involving the Offered Certificates. One or more subaccounts of the Distribution Account will be established to account separately for the deposits and distributions with respect to REMIC I, REMIC II, REMIC III, the portion of the Trust that holds the Class A-S, B and C Regular Interests and the portion of the Trust that holds the Excess Interest.

Deposits. On the business day prior to each distribution date, the Master Servicer will be required to remit to the Certificate Administrator for deposit in the Distribution Account the following funds:

●
All payments and other collections on the Mortgage Loans and any REO Properties in the Trust Fund that are then on deposit in the Collection Account, exclusive of any portion of those payments and other collections that represents one or more of the following:

1.	monthly debt service payments due on a Due Date in a collection period subsequent to the collection period related to the subject distribution date;

2.	payments and other collections received by or on behalf of the Trust Fund after the end of the related collection period;

3.	Authorized Collection Account Withdrawals, including—

(a)
amounts payable to the Master Servicer or the Special Servicer as indemnification or as compensation, including master servicing fees, special servicing fees, workout fees, liquidation fees, assumption fees, Modification Fees and, to the extent not otherwise applied to cover interest on advances, late payment charges and Default Interest,

(b)	amounts payable in reimbursement of outstanding advances, together with interest on those advances,

(c)	amounts payable with respect to other Additional Trust Fund Expenses,

(d)	amounts payable with respect to the Trust Advisor as trust advisor fees,

(e)
amounts payable to any master servicer, special servicer, certificate administrator, trustee or trust advisor with respect to reimbursement for costs or expenses, servicing advances, compensation or indemnification related to any Non-Serviced Pari Passu Mortgage Loan, and

(f)	amounts deposited in the Collection Account in error.

●	Any advances of delinquent monthly debt service payments made by the Master Servicer with respect to the Mortgage Loans for that distribution date.

●	Any payments made by the Master Servicer to cover Prepayment Interest Shortfalls incurred with respect to those Mortgage Loans during the related collection period.

See “—Advances of Delinquent Monthly Debt Service Payments” below and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Collection Account” and “—Servicing and Other Compensation and Payment of Expenses” in this prospectus supplement.

With respect to the distribution date that occurs in March of any calendar year (and if the final distribution date occurs in January (except in a leap year) or February of any year, with respect to the distribution date in such January or February), the Certificate Administrator will be required to transfer from the Interest Reserve Account, which we describe under “—Interest Reserve Account” below, to the Distribution Account the interest reserve amounts that are then being held in that Interest Reserve Account with respect to the Mortgage Loans that accrue interest on an Actual/360 Basis.

The Certificate Administrator may, at its own risk, invest funds held in the Distribution Account in Permitted Investments and will be entitled to the interest and other income earned on those funds and will be obligated to make up investment losses.

“Permitted Investments” means United States government securities and other investment grade obligations specified in the Pooling and Servicing Agreement.

Withdrawals. The Certificate Administrator may from time to time make withdrawals from the Distribution Account for any of the following purposes (the order set forth below not constituting an order of priority for withdrawals):

●	to make distributions on the Certificates;

●
to pay itself, the tax administrator, the Master Servicer, the Special Servicer, the Depositor and the Trustee monthly fees that are described under “—Matters Regarding the Certificate Administrator and the Tax Administrator”, “The Trustee—Matters Regarding the Trustee” and “—Reports to Certificateholders; Available Information” below;

●
to pay any indemnities and reimbursements owed to itself (in each of its capacities), the Trustee and various related persons as described under “—Matters Regarding the Certificate Administrator and the Tax Administrator” below;

●	to pay for any opinions of counsel required to be obtained in connection with any amendments to the Pooling and Servicing Agreement;

●
to pay any federal, state and local taxes imposed on the Trust Fund, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the Trust Fund as described under “Material Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Residual Certificates—Prohibited Transactions Tax and Other Taxes” in the accompanying prospectus and “Servicing of the Mortgage Loans and Administration of the Trust Fund—REO Account” in this prospectus supplement;

●	to pay itself net investment earnings earned on funds in the Distribution Account for each collection period;

●
to pay for the cost of recording the Pooling and Servicing Agreement in a public recording office, if determined to be beneficial to the Certificateholders and the Subordinate Class Representative consents;

●
with respect to each distribution date during February of any year and each distribution date during January of any year that is not a leap year, to transfer to the Interest Reserve Account the interest reserve amounts required to be so transferred in that month with respect to the Mortgage Loans that accrue interest on an Actual/360 Basis;

●	to pay to the person entitled thereto any amounts deposited in the Distribution Account in error; and

●	to clear and terminate the Distribution Account upon the termination of the Pooling and Servicing Agreement.

Interest Reserve Account

The Certificate Administrator must maintain an account (which may be a sub-account of the Distribution Account) (the “Interest Reserve Account”) in which it will hold the interest reserve amounts described in the next paragraph with respect to the Mortgage Loans that accrue interest on an Actual/360 Basis. That Interest Reserve Account must be maintained by the Certificate Administrator in its name for the benefit of the Trustee and the Certificateholders and in a manner and with a depository institution that satisfies each Rating Agency’s standards for securitizations similar to the one involving the Offered Certificates. The Certificate Administrator may, at its own risk, invest funds held in the Interest Reserve Account in Permitted Investments, and will be entitled to the interest and other income earned on those funds and will be obligated to make up investment losses.

During January, except in a leap year, and February of each calendar year, the Certificate Administrator must, on or before the distribution date in that month, withdraw from the Distribution Account and deposit in the Interest Reserve Account the interest reserve amount with respect to each of the Mortgage Loans that accrue interest on an Actual/360 Basis and for which the monthly debt service payment due in that month was either received or advanced. In general, that interest reserve amount for each of those Mortgage Loans will equal one day’s interest accrued at the related mortgage interest rate net of the Administrative Fee Rate, on the Stated Principal Balance of that Mortgage Loan as of the beginning of the related collection period.

In March of each calendar year (and if the final distribution date occurs in January (except in a leap year) or February of any year, in such January or February), the Certificate Administrator must, on or before the distribution date in that month, withdraw from the Interest Reserve Account and deposit in the Distribution Account any and all interest reserve amounts then on deposit in the Interest Reserve Account with respect to the Mortgage Loans that accrue interest on an Actual/360 Basis. All interest reserve amounts that are so transferred from the Interest Reserve Account to the Distribution Account will be included in the Available Distribution Amount for the distribution date during the month of transfer.

Distributions

General. On each distribution date, the Certificate Administrator will make all distributions required to be made on the Certificates on that distribution date to the holders of record as of the close of business on the related record date, provided that the final distribution of principal and/or interest to the registered holder of any Offered Certificate will not be made until presentation and surrender of that Certificate at the location to be specified in a notice of the pendency of that final distribution.

Distributions made to a Class of Certificateholders will be allocated, pro rata, among those Certificateholders in proportion to their respective percentage interests in that Class.

In order for a Certificateholder to receive distributions by wire transfer on and after any particular distribution date, that Certificateholder must provide the Certificate Administrator with written wiring instructions no later than five days prior to the last day of the calendar month preceding the month in which that distribution date occurs. Otherwise, that Certificateholder will receive its distributions by check mailed to it.

Cede & Co. will be the registered holder of your Offered Certificates, and you will receive distributions on your Offered Certificates through DTC and its participating organizations (together with Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), until physical Certificates are issued, if ever. See “—Delivery, Form and Denomination” below and “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in the accompanying prospectus.

If, in connection with any distribution date, the Certificate Administrator has reported the amount of an anticipated distribution to DTC based on the expected receipt of any monthly payment based on information set forth in a report, or any monthly payment expected to be paid on the last two business days preceding such distribution date, and the related borrower fails to make such payments at such time, the Certificate Administrator will use commercially reasonable efforts to cause DTC to make the revised distribution on a timely basis on such distribution date, but we cannot assure you that DTC will be able to do so. The Certificate Administrator, the Master Servicer, the Special Servicer and the Trustee will not be liable or held responsible for any resulting delay, or claims by DTC resulting therefrom, in the making of such distribution to the Certificateholders. In addition, if the Certificate Administrator incurs out-of-pocket expenses, despite reasonable efforts to avoid or mitigate such expenses, as a consequence of a borrower failing to make such payments, the Certificate Administrator will be entitled to reimbursement from the Trust. Any such reimbursement will constitute Additional Trust Fund Expenses.

Interest Distributions. All of the Classes of the Certificates will bear interest, except for the Class R and V Certificates. The interest accrual period for each distribution date for the Offered Certificates will be the calendar month immediately preceding the month in which that distribution date occurs.

With respect to each interest-bearing Class of the Certificates (other than the Class PEX Certificates) and the Class A-S, B and C Regular Interests, interest will accrue during each interest accrual period based upon:

●	the pass-through rate for that Class and interest accrual period;

●	the aggregate principal balance or notional amount, as the case may be, of that Class outstanding immediately prior to the related distribution date; and

●	with respect to the Class A-S, B and C Regular Interests and each Class of Certificates, the assumption that each interest accrual period consists of 30 days and each year consists of 360 days.

The Class PEX Certificates do not have a pass-through rate, but receive distributions of interest equal to the sum of the interest that would be distributable to the Class A-S, B and C Certificates exchanged for such Class PEX Certificates.

On each distribution date, subject to the Available Distribution Amount for that date and the distribution priorities described under “—Priority of Distributions” below, the holders of each interest-bearing Class of the Certificates (other than the Class A-S, B, C and PEX Certificates) and each of the Class A-S, B and C Regular Interests (and, therefore, the Class A-S, B, C and/or PEX Certificates, as applicable), as described below will be entitled to receive the sum of—

●	an amount equal to:

1.	the total amount of interest accrued during the related interest accrual period with respect to that Class, reduced by

2.	the portion of any Net Aggregate Prepayment Interest Shortfall (if any) for that distribution date that is allocable to that Class as described further below, and

●	any shortfall between that amount as calculated for the prior distribution date and the amount of interest actually distributed on that Class on the prior distribution date.

“Net Aggregate Prepayment Interest Shortfall” means, with respect to any distribution date, the excess, if any, of:

●	the total Prepayment Interest Shortfalls incurred with respect to the Mortgage Loans during the related collection period; over

●	the sum of the total payments made by the Master Servicer to cover those Prepayment Interest Shortfalls.

“Prepayment Interest Shortfall” means, with respect to any Mortgage Loan (including any Non-Serviced Pari Passu Mortgage Loan) that was subject to a principal prepayment in full or in part made (or, if resulting from the application of insurance proceeds or condemnation proceeds, any other early recovery of principal received) prior to the Due Date for that Mortgage Loan in any collection period, the amount of interest, to the extent not collected from the related borrower or otherwise (without regard to any Prepayment Premium or Yield Maintenance Charge that may have been collected), not received by the Trust, that would have accrued on the amount of such principal prepayment during the period from the date to which interest was paid by the related borrower to, but not including, the related Due Date immediately following the date of the subject principal prepayment (net of related master servicing fees (and, in the case of an ARD Loan after its Anticipated Repayment Date, net of any Excess Interest, and, in the case of any Non-Serviced Pari Passu Mortgage Loan, net of an additional rate payable to the Other Master Servicer or Other Trust Advisor), and, further, net of any portion of that interest that represents Default Interest and/or late payment charges).

“Prepayment Interest Excess” means, with respect to any Mortgage Loan (including any Non-Serviced Pari Passu Mortgage Loan) that was subject to a principal prepayment in full or in part made (or, if resulting from the application of insurance proceeds or condemnation proceeds, any other early recovery of principal received) after the Due Date for that Mortgage Loan in any collection period, any payment of interest (net of related master servicing fees and, further, net of any portion of that interest that represents Default Interest or Excess Interest, and, in the case of any Non-Serviced Pari Passu Mortgage Loan, net of an additional rate payable to the Other Master Servicer or Other Trust Advisor) actually collected from the related borrower or out of such insurance proceeds or condemnation proceeds, as the case may be, and intended to cover the period from and after the Due Date to, but not including, the date of prepayment (without regard to any Prepayment Premium or Yield Maintenance Charge that may have been collected).

Notwithstanding the foregoing, the amount otherwise distributable in respect of interest on a Class of Certificates on any distribution date will be adjusted in accordance with the provisions described below:

●
In the case of the Class B and C Regular Interests (and, therefore, the Class B and C Certificates and the Class B and C components of the Class PEX Certificates) and the Class D and E Certificates, the amount otherwise distributable in respect of interest on that distribution date will be reduced by the amount of Trust Advisor Expenses allocated to that Class as described under “—Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses” below (which excludes Designated Trust Advisor Expenses);

●
If and to the extent that any such Trust Advisor Expenses were previously allocated to reduce the interest distributable on the Class B and/or C Regular Interests (and, therefore, on the Class B and C Certificates and the Class B and C components of the Class PEX Certificates) or the Class D Certificates on a prior distribution date, the amount otherwise distributable in respect of interest on the Class B and C Regular Interests (and, therefore, on the Class B and C Certificates and the Class B and C components of the Class PEX Certificates) and the Class D Certificates (in that order) will be increased (in each case, up to the amount of the Trust Advisor Expenses previously so allocated to that Class), and the amount otherwise distributable in respect of interest on the Class E Certificates and (if necessary) Class D Certificates and (if necessary) Class C Regular Interest (in that order) (and, therefore the Class C Certificates and the Class C component of the Class PEX Certificates) will be reduced (in each case, up to the amount of interest otherwise distributable on that Class on the current distribution date);

●
If any such Trust Advisor Expenses were previously allocated to the Class B or C Regular Interests or the Class D or E Certificates, and the expenses are subsequently recovered from a source other than the borrowers under the Mortgage Loans or the related Mortgaged Properties, then, to the extent of any portion of such recovery remaining after application to reimburse the holders of any Principal Balance Certificates that suffered write-offs in connection with Trust Advisor Expenses (see “—Loss Reimbursement Amounts” below), the interest otherwise distributable on those Classes in the aggregate will be increased by the amount of that recovery, which aggregate increase will be allocated to the Class B and C Regular Interests (and therefore, the Class B and C Certificates and the Class B and C components of the Class PEX Certificates) and the Class D and E Certificates, in that order, in each case up to the aggregate unrecovered amount of such Trust Advisor Expenses previously allocated to that Class; and

●
If any Class of Principal Balance Certificates (other than the Class A-S, B, C or PEX Certificates) or any of the Class A-S, B or C Regular Interests (and, therefore, the Class A-S, B, C and/or PEX Certificates, as applicable) experiences a reinstatement of its principal balance on any distribution date under the limited circumstances that we describe under “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional

Trust Fund Expenses” below, then that Class will also be entitled (also subject to the Available Distribution Amount for that distribution date and the distribution priorities described under “—Priority of Distributions” below) to the interest that would have accrued for certain prior interest accrual periods (from the date(s) at which the applicable dollar amount(s) being reinstated were most recently written down on that Class (whether such written down amount(s) were written down as a result of the Realized Loss whose recovery has resulted in the reinstatement or as a result of subsequent allocations of Realized Loss(es) unrelated to such Realized Loss whose recovery has resulted in the reinstatement), and at the applicable pass-through rate(s) for such prior interest accrual periods and interest will thereafter accrue on the principal balance of that Class (as calculated taking into account any such restorations and any reductions in such principal balance from time to time) at the pass-through rate for that Class in effect from time to time (such amounts of interest are referred to herein as “Recovered Interest Amounts”).

No portion of any Net Aggregate Prepayment Interest Shortfall for any distribution date will be allocable to the Class X-A, X-B, X-E, X-F or X-G Certificates. The portion of any Net Aggregate Prepayment Interest Shortfall for any distribution date that is allocable to any particular Class of Principal Balance Certificates (other than the Class A-S, B, C and PEX Certificates), and the Class A-S, B and C Regular Interests (and, therefore, the Class A-S, B, C and/or PEX Certificates, as applicable) will equal the product of—

●	the amount of that Net Aggregate Prepayment Interest Shortfall, multiplied by

●	a fraction—

1.
the numerator of which is the total amount of interest accrued during the related interest accrual period with respect to that Class of Certificates (other than the Class A-S, B, C and PEX Certificates) or Regular Interests, and

2.
the denominator of which is the total amount of interest accrued during the related interest accrual period with respect to all of the Principal Balance Certificates (other than the Class A-S, B, C and PEX Certificates) and the Class A-S, B and C Regular Interests.

With respect to each Class of interest-bearing Certificates and the Class A-S, B and C Regular Interests, the accrued interest for that Class, subject to all the above-described adjustments as described above and elsewhere in this prospectus supplement, is the interest entitlement for that Class and distribution date.

Calculation of Pass-Through Rates. The pass-through rate applicable to each interest-bearing Class of Certificates (other than the Class PEX Certificates) and the Class A-S, B and C Regular Interests for the initial interest accrual period is shown in the table and the related footnotes appearing under the caption “Summary—Description of the Offered Certificates” in this prospectus supplement.

The pass-through rates for the Class A-1, A-2, A-3, A-4, A-5, A-SB, A-S, B, E, F and G Certificates and for the Class A-S and B Regular Interests for each subsequent interest accrual period will, in the case of each of those Classes, remain fixed at the pass-through rate applicable to that Class of Certificates for the initial interest accrual period.

The pass-through rates for the Class C Certificates and the Class C Regular Interest for each subsequent interest accrual period will, in the case of that Class and Regular Interest, equal to the lesser of:

●	the pass-through rate applicable to that Class of Certificates or Regular Interest for the initial interest accrual period, and

●	the WAC Rate for the distribution date that corresponds to that subsequent interest accrual period.

The pass-through rate applicable to the Class D Certificates for each interest accrual period will equal the WAC Rate for the distribution date that corresponds to that interest accrual period.

The Class PEX Certificates do not have a pass-through rate, but receive distributions of interest equal to the interest that would be distributable to the Class A-S, B and C Certificates exchanged for such Class PEX Certificates.

The pass-through rate applicable to the Class X-A Certificates for each interest accrual period will equal the excess, if any, of the WAC Rate for the distribution date that corresponds to that interest accrual period, over the weighted average of the pass-through rates applicable to the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates and the Class A-S Regular Interest, weighted according to the respective aggregate outstanding principal balances of those Classes and such Regular Interests immediately prior to that distribution date. The pass-through rate applicable to the Class X-B Certificates for each interest accrual period will equal the excess, if any, of the WAC Rate for the distribution date that corresponds to that interest accrual period, over the weighted average of the pass-through rates applicable to the Class B and C Regular Interests, weighted according to the respective aggregate outstanding principal balances of such Class and those Regular Interests immediately prior to that distribution date. The pass-through rate applicable to the Class X-E Certificates for each interest accrual period will equal the excess, if any, of the WAC Rate for the distribution date that corresponds to that interest accrual period, over the pass-through rate applicable to the Class E Certificates for the same distribution date. The pass-through rate applicable to the Class X-F Certificates for each interest accrual period will equal the excess, if any, of the WAC Rate for the distribution date that corresponds to that interest accrual period, over the pass-through rate applicable to the Class F Certificates for the same distribution date. The pass-through rate applicable to the Class X-G Certificates for each interest accrual period will equal the excess, if any, of the WAC Rate for the distribution date that corresponds to that interest accrual period, over the pass-through rate applicable to the Class G Certificates for the same distribution date.

The calculation of the WAC Rate will be unaffected by any change in the mortgage interest rate for any Mortgage Loan, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that Mortgage Loan agreed to by the Master Servicer or the Special Servicer.

“WAC Rate” means, for each distribution date, the weighted average of the respective Mortgage Pass-Through Rates with respect to all of the Mortgage Loans for that distribution date, weighted on the basis of their respective Stated Principal Balances immediately prior to that determination date.

“Mortgage Pass-Through Rate” means, with respect to any Mortgage Loan for any distribution date, an annual rate generally equal to either:

●
in the case of a Mortgage Loan that accrues interest on a 30/360 Basis, a rate per annum equal to the mortgage interest rate for that Mortgage Loan under its contractual terms in effect as of the Closing Date, minus the Administrative Fee Rate for that Mortgage Loan; or

●	in the case of a Mortgage Loan that accrues interest on an Actual/360 Basis, twelve times a fraction, expressed as a percentage—

1.
the numerator of which fraction is, subject to adjustment as described below in this definition, an amount of interest equal to the product of (a) the number of days in the related interest accrual period, multiplied by (b) the Stated Principal Balance of that Mortgage Loan immediately preceding that determination date, multiplied by (c) 1/360, multiplied by (d) a rate per annum equal to the mortgage interest rate for that Mortgage Loan under its contractual terms in effect as of the Closing Date, minus the related Administrative Fee Rate for that Mortgage Loan, and

2.	the denominator of which is the Stated Principal Balance of that Mortgage Loan immediately preceding that determination date.

Notwithstanding the foregoing, if the subject distribution date occurs in any January (except in a leap year) or in any February, then the amount of interest referred to in the numerator of the fraction described in clause 1 of the second bullet in the preceding paragraph will be decreased to reflect any interest reserve amount with respect to the subject Mortgage Loan that is transferred from the Distribution Account to the Interest Reserve Account during that month. Furthermore, if the subject distribution date occurs in March of any year (or, if the subject distribution date is the final distribution date, in January (except in a leap year) or February of any year), then the amount of interest referred to in the numerator of the fraction described in clause 1 of the second bullet of the preceding paragraph will be increased to reflect any interest reserve amounts with respect to the subject Mortgage Loan that are transferred from the Interest Reserve Account to the Distribution Account during that month.

For purposes of calculating the pass-through rates of the Certificates, the Mortgage Pass-Through Rate of each Mortgage Loan will not reflect any modification, waiver or amendment of that Mortgage Loan occurring subsequent to the Closing Date (whether entered into by the Master Servicer, the Special Servicer or any other appropriate party or in connection with any bankruptcy, insolvency or other similar proceeding involving the related borrower), or any Default Interest.

The “Administrative Fee Rate” means, for each Mortgage Loan, the sum of (i) the certificate administrator fee rate, (ii) except with respect to the Non-Serviced Pari Passu Mortgage Loan, the trust advisor fee rate, (iii) the applicable master servicing fee rate (which is inclusive of any primary servicing or subservicing fee payable from the master servicing fee to the applicable primary servicer) and (iv) the CREFC® Intellectual Property Royalty License Fee Rate.

“CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan and REO Mortgage Loan and for any distribution date is the amount accrued during the related interest accrual period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan or REO Mortgage Loan as of the close of business on the immediately preceding distribution date; provided that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan or REO Mortgage Loan is computed and will be prorated for partial periods. The Master Servicer, to the extent sufficient funds are on deposit in the Collection Account, will remit payments to CREFC® of the CREFC® Intellectual Property Royalty License Fee on a monthly basis out of amounts on deposit in the Collection Account.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan is a rate equal to 0.0005% per annum.

“Principal Distribution Amount” means, for any distribution date prior to the final distribution date, an amount equal to the total, without duplication, of the following—

1.
all payments of principal, including voluntary principal prepayments, received by or on behalf of the Trust Fund with respect to the Mortgage Loans during the related collection period, exclusive of any of those payments that represents a collection of principal for which an advance was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the Cut-off Date for the related Mortgage Loan or on a Due Date for the related Mortgage Loan subsequent to the collection period for the subject distribution date,

2.
all monthly payments of principal that were received by or on behalf of the Trust Fund with respect to the Mortgage Loans prior to, but that are due (or deemed due) during, the related collection period,

3.
all other collections, including liquidation proceeds, condemnation proceeds, insurance proceeds and repurchase proceeds, that were received by or on behalf of the Trust Fund with respect to any of the Mortgage Loans or any related REO Properties during the related collection period and that were identified and applied by the Master Servicer as recoveries of principal of the subject Mortgage Loan(s), in each case net of any portion of the particular collection that represents a collection of principal for which an advance of principal was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the Cut-off Date for the related Mortgage Loan, and

4.	all advances of principal made with respect to the Mortgage Loans and any REO Mortgage Loans for that distribution date.

Notwithstanding the foregoing, (A) if any insurance proceeds, condemnation proceeds and/or liquidation proceeds are received with respect to any Mortgage Loan, or if any Mortgage Loan is otherwise liquidated, including at a discount, in any event during the collection period for the subject distribution date, then that portion, if any, of the aggregate amount described in clauses 1 through 4 above that is attributable to that Mortgage Loan will be reduced – to not less than zero – by any workout fees or liquidation fees paid with respect to that Mortgage Loan from a source other than related Default Interest and late payment charges during the collection period for the subject distribution date; (B) the aggregate amount described in clauses 1 through 4 above will be further subject to reduction—to not less than zero—by any nonrecoverable advances (and interest thereon) that are reimbursed from the principal portion of debt service advances and payments and other collections of principal on the Mortgage Pool (see “Description of the Offered Certificates—Advances of Delinquent Monthly Debt Service Payments” and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses”) during the related collection period (although any of those amounts that were reimbursed from advances or collections of principal and are subsequently collected (notwithstanding the nonrecoverability determination) on the related Mortgage Loan will be added to the Principal Distribution Amount for the distribution date following the collection period in which the subsequent collection occurs); and (C) the aggregate amount described in clauses 1 through 4 above will be subject to further reduction – to not less than zero – by any advances (and interest thereon) with respect to a Defaulted Mortgage Loan that remained unreimbursed at the time of the loan’s modification while a Specially Serviced Mortgage Loan and are reimbursed from the principal portion of debt service advances and payments and other collections of principal on the Mortgage Pool (see “Description of the Offered Certificates—Advances of Delinquent Monthly Debt Service Payments” and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses”) during that collection period (although any of those amounts that were reimbursed from principal collections and are subsequently collected on the related Mortgage Loan will be added to the Principal Distribution Amount for the distribution date following the collection period in which the subsequent collection occurs).

“Defaulted Mortgage Loan” means a Mortgage Loan (other than a Non-Serviced Pari Passu Mortgage Loan) that is both (A) a Specially Serviced Mortgage Loan and (B) is either (i) delinquent 120 days or more with respect to any balloon payment or 60 days or more with respect to any other monthly payment, with such delinquency to be determined without giving effect to any grace period permitted by the related mortgage or promissory note and without regard to any acceleration of payments under the related mortgage and promissory note, or (ii) a Mortgage Loan as to which the amounts due thereunder have been accelerated following any other material default.

Furthermore, unless and until all Classes of Certificates other than the Control-Eligible Certificates have been retired, the Principal Distribution Amount (or any lesser portion thereof allocable to the Class A-1, A-2, A-3, A-4, A-5, A-SB, D or E Certificates or the Class A-S, B or C Regular Interests) for each distribution date will be reduced to the extent of any Trust Advisor Expenses (other than Designated Trust Advisor Expenses) that exceed the amount of interest otherwise payable on the Class B or C Regular Interests (and, therefore, the Class B and C Certificates and the Class B and C components of the Class PEX Certificates) or Class D or E Certificates on that distribution date. “Control-Eligible Certificates” means the Class F and G Certificates.

For the final distribution date, the “Principal Distribution Amount” will be an amount equal to the total Stated Principal Balance of the Mortgage Pool outstanding immediately prior to that final distribution date.

The Class A-S, B and C Certificates’ respective interest entitlements for any distribution date will equal their percentage interest of the interest entitlements of the Class A-S, B and C Regular Interests, respectively, on that distribution date. The Class PEX Certificates’ interest entitlement for any distribution date will equal their percentage interest of the interest entitlement of each of the Class A-S, B and C Regular Interests for that distribution date. The Class R and V Certificates are not interest-bearing Certificates and will not have pass-through rates.

Principal Distributions. Subject to the relevant Available Distribution Amount and the priority of distributions described under “—Priority of Distributions” below, the total amount of principal payable with respect to each Class of the Principal Balance Certificates and the Class A-S, B and C Regular Interests on each distribution date will equal that Class’s allocable share of the Principal Distribution Amount for that distribution date as described below.

In general, the Principal Distribution Amount for each distribution date will be allocated in the following amounts and order of priority:

●	to the holders of the Class A-SB Certificates in an amount equal to the lesser of—

1.	the Principal Distribution Amount for that distribution date, and

2.	the excess of (a) the principal balance of the Class A-SB Certificates immediately prior to that distribution date over (b) the Class A-SB Planned Principal Balance for that distribution date;

●	to the holders of the Class A-1 Certificates in an amount equal to the lesser of—

1.
the Principal Distribution Amount for that distribution date (net of any portion thereof that is distributable on that distribution date to the holders of the Class A-SB Certificates as described in the immediately preceding bullet point), and

2.	the principal balance of the Class A-1 Certificates immediately prior to that distribution date;

●	to the holders of the Class A-2 Certificates in an amount equal to the lesser of—

1.
the portion of the Principal Distribution Amount for that distribution date (net of any portion thereof that is distributable on that distribution date to the holders of the Class A-SB and Class A-1 Certificates as described in the preceding bullet points), and

2.	the principal balance of the Class A-2 Certificates immediately prior to that distribution date;

●	to the holders of the Class A-3 Certificates in an amount equal to the lesser of —

1.
the portion of the Principal Distribution Amount for that distribution date (net of any portion thereof that is distributable on that distribution date to the holders of the Class A-SB, A-1 and A-2 Certificates as described in the preceding bullet points), and

2.	the principal balance of the Class A-3 Certificates immediately prior to that distribution date;

●	to the holders of the Class A-4 Certificates in an amount equal to the lesser of—

1.
the portion of the Principal Distribution Amount for that distribution date (net of any portion thereof that is distributable on that distribution date to the holders of the Class A-SB, A-1, A-2 and A-3 Certificates as described in the preceding bullet points), and

2.	the principal balance of the Class A-4 Certificates immediately prior to that distribution date;

●	to the holders of the Class A-5 Certificates in an amount equal to the lesser of—

1.
the portion of the Principal Distribution Amount for that distribution date (net of any portion thereof that is distributable on that distribution date to the holders of the Class A-SB, A-1, A-2, A-3 and A-4 Certificates as described in the preceding bullet points), and

2.	the principal balance of the Class A-5 Certificates immediately prior to that distribution date;

●	to the holders of the Class A-SB Certificates in an amount equal to the lesser of—

1.
the remaining portion of the Principal Distribution Amount for that distribution date (net of any portion thereof that is distributable on that distribution date to the holders of the Class A-SB, A-1, A-2, A-3, A-4 and A-5 Certificates as described in the preceding bullet points), and

2.	the principal balance of the Class A-SB Certificates following the distributions to the Class A-SB Certificates pursuant to the first bullet point above;

●	to the holders of the Class A-S Regular Interest (and, therefore, to the Class A-S Certificates and the Class A-S component of the Class PEX Certificates) in an amount equal to the lesser of—

1.
the portion of the Principal Distribution Amount for that distribution date (net of any portion thereof that is distributable on that distribution date to the holders of the Class A-SB, A-1, A-2, A-3, A-4 and A-5 Certificates as described in the preceding bullet points), and

2.	the principal balance of the Class A-S Regular Interest immediately prior to that distribution date;

●	to the holders of the Class B Regular Interest (and, therefore, to the Class B Certificates and the Class B component of the Class PEX Certificates) in an amount equal to the lesser of—

1.
the portion of the Principal Distribution Amount for that distribution date (net of any portion thereof that is distributable on that distribution date to the holders of the Class A-SB, A-1, A-2, A-3, A-4 and A-5 Certificates and the Class A-S Regular Interest as described in the preceding bullet points), and

2.	the principal balance of the Class B Regular Interest immediately prior to that distribution date;

●	to the holders of the Class C Regular Interest (and, therefore, to the Class C Certificates and the Class C component of the Class PEX Certificates) in an amount equal to the lesser of—

1.
the portion of the Principal Distribution Amount for that distribution date (net of any portion thereof that is distributable on that distribution date to the holders of the Class A-SB, A-1, A-2, A-3, A-4 and A-5 Certificates and the Class A-S and B Regular Interests as described in the preceding bullet points), and

2.	the principal balance of the Class C Regular Interest immediately prior to that distribution date;

●	to the holders of the Class D Certificates in an amount equal to the lesser of—

1.
the remaining portion of the Principal Distribution Amount for that distribution date (net of any portion thereof that is distributable on that distribution date to the holders of the Class A-SB, A-1, A-2, A-3, A-4 and A-5 Certificates and the Class A-S, B and C Regular Interests as described in the preceding bullet points), and

2.	the principal balance of the Class D Certificates immediately prior to that distribution date.

●	to the holders of the Class E, F and G Certificates, in that order, in each case in an amount equal to the lesser of—

1.
the remaining portion of the Principal Distribution Amount for that distribution date (net of any portion thereof that is distributable on that distribution date to the holders of the Classes of Certificates or Regular Interests with an earlier alphabetical designation as described in the preceding bullet points or in this bullet point), and

2.	the principal balance of such Class of Certificates immediately prior to that distribution date.

Notwithstanding the provision described in the foregoing paragraph, if any of the Class A-1, A-2, A-3, A-4, A-5 and/or A-SB Certificates are outstanding at a time when the aggregate principal balance of the Class A-S, B and C Regular Interests (and therefore, the Class A-S, B, C and PEX Certificates) and the Class D, E, F and G Certificates has been reduced to zero as described under “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” below, or, in any event, as of the final distribution date for the Certificates, the Principal Distribution Amount for that distribution date and any distribution date thereafter will be allocated to the holders of the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates up to an aggregate amount equal to the lesser of (a) that Principal Distribution Amount and (b) the aggregate principal balance of those Classes outstanding immediately prior to that distribution date, which amount will be allocated between such Classes on a pro rata basis in accordance with their respective aggregate principal balances immediately prior to that distribution date.

The Class A-S, B and C Certificates’ respective allocable share of the Principal Distribution Amount for any distribution date will equal their percentage interest of the Class A-S, B and C Regular Interests’ respective allocable shares of the Principal Distribution Amount on that distribution date. The Class PEX Certificates’ share of the Principal Distribution Amount for any distribution date will equal their percentage interest of each of the Class A-S, B and C Regular Interests’ allocable share of the Principal Distribution Amount for that distribution date.

“Class A-SB Planned Principal Balance” means, for any distribution date, the balance shown for such distribution date in the table set forth in Annex G to this prospectus supplement. Such balances were calculated using, among other things, a 0% CPR and the Structuring Assumptions. See “Yield and Maturity Considerations—Weighted Average Life” in this prospectus supplement. Based on such assumptions, the principal balance of the Class A-SB Certificates on each distribution date would be expected to be reduced to the balance indicated for such distribution date in the table set forth in Annex G to this prospectus supplement. There is no assurance, however, that the Mortgage Loans will perform in conformity with our assumptions. Therefore, we cannot assure you that the balance of the Class A-SB Certificates on any distribution date will be equal to the balance that is specified for such distribution date in the table.

To the extent that the Master Servicer, the Special Servicer or the Trustee is reimbursed for any nonrecoverable advance (including any interest accrued thereon), or for any advance (including any interest accrued thereon) with respect to a Mortgage Loan that remains unreimbursed following its modification while a Specially Serviced Mortgage Loan, during any collection period out of the principal portion of debt service advances and payments and other collection of principal on the Mortgage Pool, the Principal Distribution Amount for the related distribution date will be reduced by the amount of such reimbursement (although any such amount that is subsequently recovered will generally be added to the Principal Distribution Amount for the distribution date following the collection period in which the recovery occurs). See “—Advances of Delinquent Monthly Debt Service Payments”, “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses” and the definition of “Principal Distribution Amount” under “Description of the Offered Certificates—Distributions” in this prospectus supplement.

Loss Reimbursement Amounts. As discussed under “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” below, the aggregate principal balance of any Class of Principal Balance Certificates (other than the Class A-S, B, C and PEX Certificates), and the Class A-S, B and C Regular Interests (and, therefore, the Class A-S, B, C and/or PEX Certificates, as applicable) may be reduced without a corresponding distribution of principal. If such a reduction occurs as described in that section with respect to any Class of Principal Balance Certificates (other than the Class A-S, B, C and PEX Certificates), and the Class A-S, B and C Regular Interests (and, therefore, the Class A-S, B, C and/or PEX Certificates, as applicable), then subject to the relevant Available Distribution Amount and the priority of distributions described under “—Priority of Distributions” below, the holder(s) of that Class will be entitled to be reimbursed for the amount of that reduction, without interest (and without duplication of any amount reflected in a reinstatement of the aggregate principal balance of that Class under the limited circumstances described in this prospectus supplement with respect to recoveries of amounts previously determined to have constituted nonrecoverable advances). Any such allocation of losses and/or reimbursement amounts allocated to the Class A-S, B and C Regular Interests will be allocated between the Class A-S, B and/or C Certificates, as applicable, on the one hand, and the Class PEX Certificates, on the other hand, based on their respective percentage interests in the related Regular Interests.

Priority of Distributions

On each distribution date, the Certificate Administrator will apply the Available Distribution Amount for that distribution date in the following amounts and order of priority, in each case to the extent of the remaining portion of the Available Distribution Amount for that distribution date:

●
first, to make distributions of interest to the holders of the Class A-1, A-2, A-3, A-4, A-5, A-SB, X-A, X-B, X-E, X-F and X-G Certificates, pro rata according to the respective amounts of interest entitlements with respect to those Classes as described under “—Interest Distributions” above;

●
second, to make distributions of principal to the holders of the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates according to the respective portions of the Principal Distribution Amount for that distribution date that are allocated to those Classes as their current entitlements to principal as described under “—Principal Distributions” above;

●
third, to reimburse the holders of the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates for any Realized Losses and Additional Trust Fund Expenses previously allocated to those Classes (as described under “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” below and excluding Trust Advisor Expenses other than Designated Trust Advisor Expenses) and for which reimbursement has not previously been made, which distributions are required to be made pro rata in accordance with the respective entitlements of those Classes;

●
fourth, sequentially to the holders of the Class A-S, B and C Regular Interests (and, therefore, the Class A-S, B, C and/or PEX Certificates, as applicable) and the Class D, E, F and G Certificates, in that order (with no distribution to be made on any such Class until all the distributions described in this clause have been made to all other such Classes with an earlier distribution priority (if any)), first, to make a distribution of interest up to the amount of interest entitlements on that Class for that distribution date as described above under “—Interest Distributions”; then, to make a distribution of principal up to the portion of the Principal Distribution Amount for that distribution date that is allocated to that Class as described above under “—Principal Distributions”; and, finally, to reimburse any Realized Losses and Additional Trust Fund Expenses previously allocated to that Class (as described under “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” below and excluding Trust Advisor Expenses other than Designated Trust Advisor Expenses) and for which reimbursement has not previously been made;

●
fifth, to reimburse the holders of the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates (on a pro rata basis in accordance with their respective entitlements) and then the Class A-S, B and C Regular Interests and the Class D, E, F and G Certificates, in that order, for any other amounts that may previously have been allocated to those Classes in reduction of their certificate principal balances and for which reimbursement has not previously been made; and

●	finally, to the holders of the Class R Certificates any remaining portion of the Available Distribution Amount for that distribution date.

Notwithstanding any contrary provision described above, if the Available Distribution Amount includes any recoveries of Trust Advisor Expenses (other than Designated Trust Advisor Expenses) from a source other than the proceeds of the Mortgage Loan, those recoveries will, prior to the distributions described above, be distributed to the holders of any Principal Balance Certificates that suffered write-offs in connection with Trust Advisor Expenses. Those distributions will be made to the holders of the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates (on a pro rata basis based on the write-offs previously experienced by such Classes in respect of Trust Advisor Expenses (other than Designated Trust Advisor Expenses)) and then the Class A-S, B and C Regular Interests (and, therefore, the Class A-S, B, C and/or PEX Certificates, as applicable) and Class D and E Certificates, in that order, in each case up to the amount of the write-offs previously experienced by that Class in respect of Trust Advisor Expenses (other than Designated Trust Advisor Expenses).

“Available Distribution Amount” means, with respect to any distribution date, in general, the sum of—

1.
the amounts remitted by the Master Servicer to the Certificate Administrator for such distribution date, as described under “Description of the Offered Certificates—Distribution Account—Deposits” in this prospectus supplement, exclusive of any portion thereof that represents one or more of the following:

●	Prepayment Premiums, Yield Maintenance Charges and/or Excess Interest (which are separately distributable on the Certificates as described in this prospectus supplement); and

●
any amounts that may be withdrawn from the Distribution Account, as described under “Description of the Offered Certificates—Distribution Account—Withdrawals” in this prospectus supplement, for any reason other than distributions on the Certificates, including if such distribution date occurs during January, other than a leap year, or February of any year, the interest reserve amounts with respect to the Mortgage Loans that accrue interest on an Actual/360 Basis, which are to be deposited into the Interest Reserve Account; plus

2.
if such distribution date occurs in March of any year (or, if the distribution date is the final distribution date and occurs in January (except in a leap year) or February of any year), the aggregate of the interest reserve amounts then on deposit in the Interest Reserve Account in respect of each Mortgage Loan that accrues interest on an Actual/360 Basis, which are to be deposited into the Distribution Account; plus

3.	with respect to the first distribution date only, the Closing Date Interest Amount (net of the administrative fees in respect of the related Mortgage Loans for the month of March 2015).

The “Closing Date Interest Amount” means, with respect to the Mortgage Loans that have an initial Due Date in May 2015, an amount equal to 31 days of interest at the related mortgage rate on the related Stated Principal Balance of such Mortgage Loans as of the Cut-off Date. Such amount will be remitted to the Master Servicer on the Closing Date by the Mortgage Loan Sellers pursuant to the related Mortgage Loan Purchase Agreements.

Any portion of the Available Distribution Amount distributed to the Class A-S, B and C Regular Interests will be allocated between the Class A-S, B and/or C Certificates, as applicable, on the one hand, and the Class PEX Certificates, on the other hand, based on their respective percentage interests in the related Regular Interests.

The Certificate Administrator will apply the Available Distribution Amount as described under “Description of the Offered Certificates—Distributions” in this prospectus supplement to distribute principal and accrued interest on the Certificates on each distribution date.

Distributions of Yield Maintenance Charges and Prepayment Premiums. If any Yield Maintenance Charge or Prepayment Premium is collected during any particular collection period with respect to any Mortgage Loan, then on the distribution date corresponding to that collection period, the Certificate Administrator will pay that Yield Maintenance Charge or Prepayment Premium (net of liquidation fees payable therefrom) in the following manner: (1) to each of the Class A-1, A-2, A-3, A-4, A-5, A-SB and D Certificates and Class A-S, B and C Regular Interests, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) the related Base Interest Fraction for such Class or Regular Interest, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such Class or Regular Interest for that distribution date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates (other than the Class A-S, B, C and PEX Certificates) and Regular Interests for that distribution date, and (2) to the Class X-A Certificates, the excess, if any, of (a) the product of (i) such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, A-2, A-3, A-4, A-5, A-SB Certificates and Class A-S Regular Interest for that distribution date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates (other than the Class A-S, B, C and PEX Certificates) and Regular Interests for that distribution date, over (b) the amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-1, A-2, A-3, A-4, A-5, A-SB Certificates and Class A-S Regular Interest as described above, and (3) to the Class X-B Certificates, any remaining such Yield Maintenance Charge or Prepayment Premium not distributed as described above.

“Base Interest Fraction” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium, and with respect to any Class of Principal Balance Certificates (other than the Class A-S, B, C and PEX Certificates) and the Class A-S, B and C Regular Interests, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that Class or Regular Interest, and (ii) the applicable Discount Rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related Mortgage Loan and (ii) the applicable Discount Rate; provided, however, that:

●	under no circumstances will the Base Interest Fraction be greater than one;

●
if the Discount Rate referred to above is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is greater than or equal to the pass-through rate on that Class, then the Base Interest Fraction will equal zero; and

●
if the Discount Rate referred to above is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is less than the pass-through rate on that Class, then the Base Interest Fraction will be equal to 1.0.

“Discount Rate” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium—

●
if a Discount Rate was used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Mortgage Loan, that Discount Rate, converted (if necessary) to a monthly equivalent yield, or

●
if a Discount Rate was not used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan, the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 (519)—Selected Interest Rates under the heading “U.S. government securities/treasury constant maturities” for the week ending prior to the date of the relevant prepayment (or deemed prepayment), of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date of that Mortgage Loan or REO Mortgage Loan, such interpolated treasury yield converted to a monthly equivalent yield.

For purposes of the immediately preceding bullet, the Certificate Administrator or the Master Servicer will select a comparable publication as the source of the applicable yields of U.S. Treasury constant maturities if Federal Reserve Statistical Release H.15 is no longer published.

“Prepayment Premium” means, with respect to any Mortgage Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, that Mortgage Loan or any successor REO Mortgage Loan with respect thereto (including any payoff of a Mortgage Loan by a mezzanine lender on behalf of the subject borrower if and as set forth in the related intercreditor agreement).

“Yield Maintenance Charge” means, with respect to any Mortgage Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, a Mortgage Loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

Any portions of Prepayment Premiums and/or Yield Maintenance Charges distributed to the Class A-S, B and C Regular Interests will be allocated between the Class A-S, B and/or C Certificates, as applicable, on the one hand, and the Class PEX Certificates, on the other hand, based on their respective percentage interests in the related Regular Interests.

No Prepayment Premiums or Yield Maintenance Charges will be distributed to the holders of the Class X-E, X-F, X-G, E, F, G, R or V Certificates.

See “Risk Factors—Risks Related to the Mortgage Loans—Provisions Requiring Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions May Not Be Enforceable” and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Voluntary Prepayment and Defeasance Provisions” in this prospectus supplement and “Description of Certificates—Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of Equity Participations” in the accompanying prospectus.

Application of Mortgage Loan Collections. The Available Distribution Amount and Principal Distribution Amount for each distribution date will depend in part on how collections on the Mortgage Loans are allocated. The Pooling and Servicing Agreement requires that all amounts received by the Trust Fund in respect of any group of cross-collateralized Mortgage Loans, if any, including any payments from borrowers, insurance proceeds, condemnation proceeds and liquidation proceeds (including any such collections on or in respect of Corrected Mortgage Loans but exclusive, if applicable, in the case of each Serviced Loan Combination, of amounts payable to the holder of the related Companion Loan pursuant to the related intercreditor agreement), together with any other cash recoveries on and proceeds of any group of cross-collateralized Mortgage Loans will be applied among the Mortgage Loans constituting such group in accordance with the express provisions of the related mortgage loan documents (including any modifications, waivers or amendments thereto or supplemental agreements entered into in connection with the servicing and administration of such Mortgage Loan) and, in the absence of such express provisions, in accordance with the Servicing Standard.

The Pooling and Servicing Agreement further provides that all amounts received by the Trust Fund in respect of or allocable to any particular Mortgage Loan, including any payments from borrowers, insurance proceeds, condemnation proceeds or liquidation proceeds (including any such collections on or in respect of Corrected Mortgage Loans), together with any other cash recoveries on and proceeds of such Mortgage Loan will be applied to amounts due and owing under the related mortgage note and mortgage (including for principal and accrued and unpaid interest) in accordance with the express provisions of the related mortgage loan documents and, in the absence of such express provisions or if and to the extent that such terms authorize the lender to use its discretion, must be applied:

first, as a recovery of any related and unreimbursed Servicing Advances (together with, without duplication, any unliquidated advances in respect of prior Servicing Advances and any prior Servicing Advances theretofore determined to constitute nonrecoverable servicing advances) and, if applicable, unpaid liquidation expenses;

second, as a recovery of accrued and unpaid interest (together with, without duplication, any unliquidated advances in respect of prior debt service advances of such interest and any debt service advances of interest theretofore determined to constitute nonrecoverable debt service advances) on such Mortgage Loan to, but not including, the end of the mortgage loan accrual period ending in the collection period in which the collection occurred, exclusive, however, of any portion of such accrued and unpaid interest that constitutes Default Interest or Excess Interest; provided, however, that in no event will any portion of any liquidation proceeds be applied under this clause second to any interest that previously accrued on a Mortgage Loan and constitutes an Appraisal-Reduced Interest Amount;

third, as a recovery of principal (together with, without duplication, any unliquidated advances in respect of prior debt service advances of such principal and any prior debt service advances of such principal theretofore determined to constitute nonrecoverable debt service advances) of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if a liquidation event has occurred in respect of such Mortgage Loan, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

fourth, as a recovery of any Appraisal-Reduced Interest Amounts that have occurred and are then existing with respect to such Mortgage Loan;

fifth, unless a liquidation event has occurred in respect of such Mortgage Loan, as a recovery of amounts to be currently applied to the payment of, or escrowed for the future payment of, real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items;

sixth, unless a liquidation event has occurred in respect of such Mortgage Loan, as a recovery of reserve funds to the extent then required to be held in escrow;

seventh, as a recovery of any Default Interest and late payment charges then due and owing under such Mortgage Loan;

eighth, as a recovery of any Prepayment Premium or Yield Maintenance Charge then due and owing under such Mortgage Loan;

ninth, as a recovery of any assumption fees and modification fees then due and owing under such Mortgage Loan;

tenth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal or Excess Interest (and if both (x) fees that constitute additional master servicing compensation or additional special servicing compensation and (y) trust advisor consulting fees are due and owing, first, allocated to fees that constitute additional master servicing compensation or additional special servicing compensation, and then allocated to trust advisor consulting fees);

eleventh, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and

twelfth, in the case of each ARD Loan after its Anticipated Repayment Date, as a recovery of accrued and unpaid Excess Interest on such ARD Loan.

provided that, in connection with any Mortgage Loan (or Serviced Loan Combination), payments or proceeds received from the related borrower with respect to any partial release (including pursuant to a condemnation) of a Mortgaged Property at a time when the loan-to-value ratio of the related Mortgage Loan (or Serviced Loan Combination) exceeds 125% (based solely on the value of the real property and excluding personal property and going concern value, if any, unless otherwise permitted under the applicable REMIC rules as evidenced by an opinion of counsel provided to the Trustee) must be applied to reduce the principal balance of such Mortgage Loan (or Serviced Loan Combination) in the manner permitted by the REMIC provisions of the Code.

In connection with each REO Property or with respect to a Non-Serviced Loan Combination, any interest in an REO property acquired with respect to such Non-Serviced Loan Combination, the Pooling and Servicing Agreement requires that all amounts received by the Trust Fund, exclusive of amounts to be applied to the payment of the costs of operating, managing, maintaining and disposing of such REO Property (or with respect to a Non-Serviced Loan Combination, any interest in REO Property acquired with respect to such Non-Serviced Loan Combination) and exclusive, if applicable, in the case of a Serviced Loan Combination if the related Mortgaged Property has become an REO Property, of any amounts payable to the holder of the related Serviced Companion Loan pursuant to the related intercreditor agreement, be treated:

first, as a recovery of any related and unreimbursed Servicing Advances (together with any unliquidated advances in respect of prior Servicing Advances and any prior Servicing Advances theretofore determined to constitute nonrecoverable servicing advances) and, if applicable, unpaid liquidation expenses;

second, as a recovery of accrued and unpaid interest (together with any unliquidated advances in respect of prior debt service advances of such interest and any debt service advances of interest theretofore determined to constitute nonrecoverable debt service advances) on the related REO Mortgage Loan to, but not including, the end of the mortgage loan accrual period ending in the collection period of receipt by or on behalf of the Trust Fund, exclusive, however, of any portion of such accrued and unpaid interest that constitutes Default Interest or Excess Interest; provided, however, that in no event will any portion of any liquidation proceeds be applied under this clause second to any interest that previously accrued on a Mortgage Loan and constitutes an Appraisal-Reduced Interest Amount;

third, as a recovery of principal (together with any unliquidated advances in respect of prior debt service advances of such principal and any debt service advances of principal theretofore determined to constitute nonrecoverable debt service advances) of the related REO Mortgage Loan to the extent of its entire unpaid principal balance;

fourth, as a recovery of any Appraisal-Reduced Interest Amounts that have occurred and are then existing with respect to such Mortgage Loan;

fifth, as a recovery of any Default Interest and late payment charges deemed to be due and owing in respect of the related REO Mortgage Loan;

sixth, as a recovery of any Prepayment Premium or Yield Maintenance Charge deemed to be due and owing in respect of the related REO Mortgage Loan;

seventh, as a recovery of any other amounts deemed to be due and owing in respect of the related REO Mortgage Loan (other than any Excess Interest) (and if both (x) fees that constitute additional master servicing compensation or additional special servicing compensation and (y) trust advisor consulting fees are due and owing, first, allocated to fees that constitute additional master servicing compensation or additional special servicing compensation, and then allocated to trust advisor consulting fees); and

eighth, in the case of an REO Mortgage Loan that relates to an ARD Loan after its Anticipated Repayment Date, as a recovery of accrued and unpaid Excess Interest on such REO Mortgage Loan.

Any payments, collections and recoveries related to a Serviced Loan Combination are required to be allocated in accordance with the terms and conditions of the Pooling and Servicing Agreement and the related intercreditor agreement. Any payments, collections and recoveries related to a Non-Serviced Loan Combination are required to be allocated in accordance with the terms and conditions of the applicable pooling and servicing agreement and/or the related intercreditor agreement . See “Servicing of the Mortgage Loans and Administration of the Trust Fund” in this prospectus supplement.

As of any date of determination, an “Appraisal-Reduced Interest Amount” with respect to a Mortgage Loan or REO Mortgage Loan is the amount of any reduction in a debt service advance on the related Mortgage Loan that results from an Appraisal Reduction Amount as described below under “—Advances of Delinquent Monthly Debt Service Payments”.

Excess Interest. On each distribution date, the Certificate Administrator is required to distribute any Excess Interest received with respect to an ARD Loan during the one-month period ending on the related determination date to the holders of the Class V Certificates.

Treatment of REO Properties

Notwithstanding that any Mortgaged Property or an interest therein may be acquired as part of the Trust Fund through foreclosure, deed-in-lieu of foreclosure or otherwise, the related Mortgage Loan will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining—

●	distributions on the Certificates,

●	allocations of Realized Losses and Additional Trust Fund Expenses to the Certificates, and

●	the amount of all fees payable to the Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee under the Pooling and Servicing Agreement.

In connection with the foregoing, the related Mortgage Loan will be taken into account when determining the WAC Rate and the Principal Distribution Amount for each distribution date.

Operating revenues and other proceeds from an REO Property will be applied—

●
first, to pay – or to reimburse the Master Servicer, the Special Servicer, the Certificate Administrator and/or the Trustee for the payment of – any taxes, fees, costs and expenses incurred in connection with the operation and disposition of the REO Property, and

●	thereafter, as collections of principal, interest and other amounts that would have been due on the related Mortgage Loan.

To the extent described under “—Advances of Delinquent Monthly Debt Service Payments” below, the Master Servicer or the Trustee, as applicable, will be required to advance delinquent monthly debt service payments with respect to each Mortgage Loan as to which the corresponding Mortgaged Property has become an REO Property, in all cases as if the Mortgage Loan had remained outstanding.

Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses

As a result of Realized Losses and Additional Trust Fund Expenses, the total Stated Principal Balance of the Mortgage Loans may decline below the aggregate principal balance of the Certificates. If this occurs following the distributions made to the Certificateholders on any distribution date, then, except to the extent the resulting mismatch exists because of the reimbursement of advances on worked-out loans from advances and collections of principal on the Mortgage Pool (see “—Advances of Delinquent Monthly Debt Service Payments” below and “Servicing of the Mortgage Loans and

Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses”), the respective aggregate principal balances of the Principal Balance Certificates (other than the Class A-S, B, C and PEX Certificates), and the Class A-S, B and C Regular Interests (and, therefore, the Class A-S, B, C and PEX Certificates, as applicable) are to be sequentially reduced in the following order, until the aggregate principal balance of those Classes of Certificates equals the total Stated Principal Balance of the Mortgage Loans that will be outstanding immediately following that distribution date.

Order of Allocation	Class
1st	G
2nd	F
3rd	E
4th	D
5th	Class C Regular Interest (and, therefore, the Class C Certificates and the Class C component of the Class PEX Certificates)
6th	Class B Regular Interest (and, therefore, the Class B Certificates and the Class B component of the Class PEX Certificates)
7th	Class A-S Regular Interest (and, therefore, the Class A-S Certificates and the Class A-S component of the Class PEX Certificates)
8th	Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates, pro rata, based on their total outstanding principal balances

Any reduction of the principal balances of the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates will be made on a pro rata basis in accordance with the relative sizes of those principal balances at the time of the reduction. Any reduction of the principal balance of the Class A-S, B or C Regular Interest will be allocated between the Class A-S, B and/or C Certificates, as applicable, on the one hand, and the Class PEX Certificates, on the other hand, based on their respective percentage interests in the related Regular Interests.

The above-described reductions in the aggregate principal balances of the respective Classes of the Certificates identified in the foregoing table will represent an allocation of the Realized Losses and/or Additional Trust Fund Expenses that caused the particular mismatch in balances between the Mortgage Loans and those Classes. In general, certain Additional Trust Fund Expenses will result in a shortfall in the distribution of interest on one or more subordinate Classes of Certificates. However, unless and until collections of principal on the Mortgage Loans are diverted to cover that interest shortfall, such Additional Trust Fund Expense will not result in a mismatch in balances between the Mortgage Loans and the Certificates.

The Realized Loss, if any, in connection with the liquidation of a Defaulted Mortgage Loan, or related REO Property, held by the Trust Fund, will be an amount generally equal to the excess, if any, of:

●	the outstanding principal balance of the Mortgage Loan as of the commencement of the collection period in which the final recovery determination or final payment was made, plus, without duplication—

1.	all accrued and unpaid interest on the Mortgage Loan (excluding any Default Interest and Excess Interest) to, but not including, the Due Date in such collection period, and

2.	all related unreimbursed Servicing Advances and unpaid liquidation expenses and certain special servicing fees, liquidation fees and/or workout fees incurred on the Mortgage Loan not previously reflected as a Realized Loss, and interest on advances made in respect of the Mortgage Loan, over

●	all payments and proceeds, if any, received by the trust in respect of that Mortgage Loan during such collection period.

“Realized Losses” means losses on or with respect to the Mortgage Loans arising from the inability of the Master Servicer and/or the Special Servicer to collect all amounts due and owing under the Mortgage Loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a Mortgaged Property, as and to the extent described above. With respect to a Serviced Loan Combination, only the related Mortgage Loan’s portion of any such losses will be treated as a Realized Loss of the Trust.

If any of the debt due under a Mortgage Loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Master Servicer, the Special Servicer or any other relevant party or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven, other than Default Interest, also will be treated as a Realized Loss (but the principal portion of the debt that is forgiven will generally be recognized as a Realized Loss on the distribution date that occurs after the collection period in which the forgiveness occurs and the interest portion of the debt that is forgiven will eventually be recognized as a Realized Loss over time).

Any reimbursements of advances determined to be nonrecoverable and advance interest thereon, that are made in any collection period from the principal portion of debt service advances and collections or other receipts of principal on the Mortgage Pool that would otherwise be included in the Principal Distribution Amount for the related distribution date (see “—Advances of Delinquent Monthly Debt Service Payments” below and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses”) will create a deficit (or increase an otherwise-existing deficit) between the aggregate Stated Principal Balance of the Mortgage Pool and the aggregate principal balance of the Certificates on the succeeding distribution date. The related reimbursements and payments made during any collection period will therefore result in the allocation of those amounts as Realized Losses (in reverse sequential order in accordance with the loss allocation rules described above) to reduce principal balances of the Principal Balance Certificates (other than the Class A-S, B, C and PEX Certificates), and the Class A-S, B and C Regular Interests (and, therefore, the Class A-S, B, C and/or PEX Certificates, as applicable) on the distribution date for that collection period. However, if the Principal Distribution Amount for any distribution date includes any collections of amounts that (i) were previously determined to constitute nonrecoverable advances, (ii) were reimbursed to the Master Servicer or the Trustee from advances or collections in respect of principal thereby resulting in a deficit described above and (iii) were subsequently recovered, then the principal balances of the Certificates will, in general, be restored (in sequential order of distribution priority, with this restoration occurring on a pro rata basis as between those Classes that are pari passu with each other in respect of loss allocations) to the extent of the lesser of such amount and the amount of Realized Losses previously allocated thereto.

The reimbursement of advances on worked-out loans from advances or collections of principal on the Mortgage Pool (see “—Advances of Delinquent Monthly Debt Service Payments” below and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses”) during any collection period will create a deficit (or increase an otherwise-existing deficit) between the aggregate Stated Principal Balance of the Mortgage Pool and the aggregate principal balance of the Certificates on the succeeding distribution date but there will not be any allocation of that deficit to reduce the principal balances of the Principal Balance Certificates on such distribution date (although an allocation may subsequently be made if the amount reimbursed to the Master Servicer, the Special Servicer or the Trustee ultimately is deemed to be nonrecoverable from the proceeds of the Mortgage Loan).

With respect to any Non-Serviced Loan Combination, the related master servicer (the “Other Master Servicer”) is or is expected to be obligated to make servicing advances with respect to such Non-Serviced Loan Combination and is or is expected to be entitled to reimbursement for such servicing advances pursuant to provisions that are substantially similar, but not necessarily identical, to the provisions set forth above. In addition, if any such servicing advance is determined to be a nonrecoverable advance under the related pooling and servicing agreement, then the Other Master Servicer (or the trustee under such agreement, as applicable) is or is expected to be entitled to reimbursement from general collections on the Mortgage Loans in this securitization for the pro rata portion of such nonrecoverable advances allocable to the related Non-Serviced Pari Passu Mortgage Loan pursuant to the terms of the related intercreditor agreement.

“Additional Trust Fund Expense” means an expense of the Trust Fund that—

●	arises out of a default on a Mortgage Loan, a Serviced Companion Loan or an otherwise unanticipated event,

●	is not included in the calculation of a Realized Loss,

●	is not covered by a Servicing Advance or a corresponding collection from the related borrower, and

●	is not covered by late payment charges or Default Interest collected on the Mortgage Loans (to the extent such coverage is provided for in the Pooling and Servicing Agreement).

The following items are some examples (but not a complete list) of Additional Trust Fund Expenses:

●	any special servicing fees, workout fees and liquidation fees paid to the Special Servicer that are not otherwise allocated as a Realized Loss;

●
any interest paid to the Master Servicer, the Special Servicer or the Trustee with respect to unreimbursed advances (except to the extent that Default Interest and/or late payment charges are used to pay interest on advances as described under “—Advances of Delinquent Monthly Debt Service Payments” below and under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses—Payment of Servicing Expenses; Servicing Advances” in this prospectus supplement and “Description of the Pooling and Servicing Agreements—Servicing Compensation and Payment of Expenses” in the accompanying prospectus);

●	the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the Mortgage Loans and the administration of the other assets of the Trust Fund;

●	any unanticipated, non-mortgage loan specific expenses of the Trust Fund, including—

1.
any reimbursements and indemnification to the Certificate Administrator, the tax administrator, the Certificate Registrar, the Custodian, the Trustee and certain related persons, as described under “—The Trustee—Matters Regarding the Trustee” below and “Transaction Parties—The Certificate Administrator, Tax Administrator, Certificate Registrar and Custodian” above;

2.
any reimbursements and indemnification to the Master Servicer, the Special Servicer, the Trust Advisor and us as described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Certain Matters Regarding the Master Servicer, the Special Servicer, the Trust Advisor and the Depositor” in this prospectus supplement, or to the Subordinate Class Representative as described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—The Majority Subordinate Certificateholder and the Subordinate Class Representative” in this prospectus supplement; and

3.
any federal, state and local taxes, and tax-related expenses payable out of assets of the Trust Fund, as described under “Material Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Residual Certificates—

Prohibited Transactions Tax and Other Taxes” in the accompanying prospectus;

●
rating agency fees, other than on-going surveillance fees, and amounts paid as indemnities to the Rating Agencies for Rating Agency Confirmations, that cannot be recovered from the borrower and that are not paid by any party to the Pooling and Servicing Agreement or by the related Mortgage Loan Seller pursuant to the Mortgage Loan Purchase Agreement to which it is a party;

●
any amounts expended on behalf of the Trust Fund to remediate an adverse environmental condition at any Mortgaged Property securing a Mortgage Loan that comes into and continues in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, as described under “Description of the Pooling and Servicing Agreements—Realization upon Defaulted Mortgage Loans” in the accompanying prospectus; and

●
with respect to any Non-Serviced Pari Passu Mortgage Loan, any additional trust fund expenses of the issuing entity under the related pooling and servicing agreement will be, or are expected to be, paid out of collections on, and other proceeds of, such Non-Serviced Pari Passu Mortgage Loan and the related Non-Serviced Pari Passu Companion Loan(s), thereby potentially resulting in a loss to the Trust Fund in the same manner as the Additional Trust Fund Expenses described above. For further information relating to the allocation of expenses, losses and shortfalls relating to the Non-Serviced Loan Combinations, see “Description of the Mortgage Pool—Split Loan Structures” in this prospectus supplement.

Notwithstanding the provisions described above, any Realized Losses or Additional Trust Fund Expenses in the form of Trust Advisor Expenses, other than Designated Trust Advisor Expenses, will be allocated as described under “—Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses” below. Designated Trust Advisor Expenses will be allocated and borne by the Certificateholders in generally the same manner as other Realized Losses or Additional Trust Fund Expenses.

Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses

The Trust Advisor, and any applicable other trust advisor or operating advisor with respect to any Non-Serviced Pari Passu Mortgage Loan (each, an “Other Trust Advisor”), will be entitled to indemnification or reimbursement in respect of its obligations under the Pooling and Servicing Agreement as described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Certain Matters Regarding the Master Servicer, the Special Servicer, the Trust Advisor and the Depositor” in this prospectus supplement. We refer to expenses incurred by the Trust Advisor for which it is entitled to indemnification or reimbursement, or, with respect to any such Non-Serviced Pari Passu Mortgage Loan, the Trust Fund’s pro rata share of any expenses incurred by the Other Trust Advisor for which it is entitled to indemnification or reimbursement under the applicable Other Pooling and Servicing Agreement as “Trust Advisor Expenses”. The Trust Advisor will be entitled to reimbursement of its indemnified expenses or reimbursement of certain expenses to the extent provided in the Pooling and Servicing Agreement on or about each distribution date, except that the amount reimbursed in respect of Trust Advisor Expenses, other than Designated Trust Advisor Expenses, on each distribution date must not exceed the sum of:

●
the interest otherwise distributable on the Class B and C Regular Interests (and, therefore, on the Class B, C and/or PEX Certificates, as applicable) and Class D and E Certificates on that distribution date, and

●
and the portion of the Principal Distribution Amount that would otherwise be paid on the Class A-1, A-2, A-3, A-4, A-5, A-SB, D and E Certificates and the Class A-S, B and C Regular Interests (and, therefore, the Class A-S, B, C and PEX Certificates, as applicable) on that distribution date.

Immediately prior to the distributions to be made to the Certificateholders on each distribution date, the Certificate Administrator is required to allocate the Trust Advisor Expenses, other than Designated Trust Advisor Expenses, reimbursed on that date to reduce the interest otherwise distributable on such distribution date on the Class E and D Certificates and the Class C and B Regular Interests (and, therefore, on the Class C and B Certificates and the Class C and B components of the Class PEX Certificates, as applicable), in that order, in each case until the interest otherwise distributable on that Class on such distribution date has been reduced to zero. No such Trust Advisor Expenses will be allocated to reduce the interest distributable on the Class A-1, A-2, A-3, A-4, A-5, A-SB, X-A, X-B, X-E, X-F, X-G, F or G Certificates or the Class A-S Regular Interest (and, therefore, the Class A-S Certificates and the Class A-S component of the Class PEX Certificates, as applicable) on any distribution date. Any remaining unallocated portion of such Trust Advisor Expenses will constitute “Excess Trust Advisor Expenses”, which will be allocated to reduce the Principal Distribution Amount (or any lesser portion thereof equal to the aggregate outstanding principal balance of the Class A-1, A-2, A-3, A-4, A-5, A-SB, D and E Certificates, and the Class A-S, B and C Regular Interests (and, therefore, the Class A-S, B, C and PEX Certificates, as applicable)) for the applicable distribution date. Such reduction will also result in a write-off of the principal balances of the Class E and D Certificates and the Class C, B and A-S Regular Interests, in that order, in each case until the principal balance of that Class has been reduced to zero. Thereafter, the Certificate Administrator will be required to allocate any remaining amount of such Trust Advisor Expenses among the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates, pro rata (based upon their respective principal balances), until the aggregate principal balance of the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates has been reduced to zero.

Any Trust Advisor Expenses allocated to a Class of Certificates as described above will be allocated among the respective Certificates of such Class in proportion to the percentage interests evidenced by the respective Certificates.

Any Trust Advisor Expenses (other than Designated Trust Advisor Expenses) that remain unreimbursed after giving effect to reimbursement and allocation provisions described above on any distribution date will not be reimbursed to the Trust Advisor on that distribution date and will be carried forward to and be reimbursable on succeeding distribution dates, subject to the same provisions, until the Trust Advisor is reimbursed for those Trust Advisor Expenses.

Trust Advisor Expenses other than Designated Trust Advisor Expenses will not reduce the amount of any principal or interest distributable on the Control-Eligible Certificates.

“Designated Trust Advisor Expenses” consist of any Trust Advisor Expenses for which the Trust Advisor is indemnified under the Pooling and Servicing Agreement or for which the Other Trust Advisor with respect to a Non-Serviced Loan Combination is entitled to indemnification under the related intercreditor agreement (see “Servicing of the Mortgage Loans and Administration of the Trust Fund—Certain Matters Regarding the Master Servicer, the Special Servicer, the Trust Advisor and the Depositor” in this prospectus supplement) and arise from any legal action that is pending or threatened against the Trust Advisor at the time of its discharge, termination or resignation under the Pooling and Servicing Agreement (see “Servicing of the Mortgage Loans and Administration of the Trust Fund—Termination, Discharge and Resignation of the Trust Advisor” in this prospectus supplement).

Advances of Delinquent Monthly Debt Service Payments

The Master Servicer will be required to make, for each distribution date, a total amount of advances of principal and/or interest generally equal to all scheduled monthly debt service payments on the Mortgage Loans, other than balloon payments, Excess Interest and Default Interest, and assumed monthly debt service payments on Mortgage Loans (as described below), in each case net of master servicing fees and, with respect to any Non-Serviced Pari Passu Mortgage Loan, the master or similar servicing and administrative fees payable to the Other Master Servicer or other parties under the applicable Other Pooling and Servicing Agreement, that—

●	were due or deemed due, as the case may be, during the collection period related to the subject distribution date, and

●	were not paid by or on behalf of the respective borrowers or otherwise collected as of the close of business on the last day of the related collection period.

A monthly debt service payment will be assumed to be due with respect to each Mortgage Loan as to which:

●
the related Mortgage Loan is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; or

●	the corresponding Mortgaged Property has become an REO Property.

The assumed monthly debt service payment deemed due on any Mortgage Loan described in the prior sentence that is delinquent as to its balloon payment will equal, for its maturity date and for each successive Due Date that it remains outstanding and part of the Trust Fund, the monthly debt service payment that would have been due on the Mortgage Loan on the relevant date if the related balloon payment had not come due and the Mortgage Loan had, instead, continued to amortize (if amortization was required) and accrue interest according to its terms in effect prior to that maturity date. The assumed monthly debt service payment deemed due on any Mortgage Loan described in the second preceding sentence as to which the related Mortgaged Property has become an REO Property, will equal, for each Due Date that the REO Property or any portion thereof or interest therein remains part of the Trust Fund, the monthly debt service payment or, in the case of a Mortgage Loan delinquent with respect to its balloon payment, the assumed monthly debt service payment due or deemed due on the last Due Date prior to the acquisition of that REO Property. In addition, neither the Master Servicer nor the Trustee will make any monthly debt service advance with respect to any amounts due on a Pari Passu Companion Loan or Subordinate Companion Loan.

Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount exists with respect to any Mortgage Loan, then the Master Servicer will reduce the interest portion, but not the principal portion, of each monthly debt service advance that it must make with respect to that Mortgage Loan during the period that the Appraisal Reduction Amount exists. The interest portion of any monthly debt service advance required to be made with respect to any Mortgage Loan as to which there exists an Appraisal Reduction Amount, will equal the product of—

●
the amount of the interest portion of that monthly debt service advance that would otherwise be required to be made for the subject distribution date without regard to this sentence and the prior sentence, multiplied by

●	a fraction—

1.	the numerator of which is equal to the Stated Principal Balance of the Mortgage Loan, net of the Appraisal Reduction Amount, and

2.	the denominator of which is equal to the Stated Principal Balance of the Mortgage Loan.

Any Appraisal Reduction Amount on a Serviced Loan Combination will be allocated or deemed allocated, first, to any related Serviced Subordinate Companion Loan and then, to the related Serviced Mortgage Loan and any related Serviced Pari Passu Companion Loan(s), pro rata, in accordance with their respective outstanding principal balances. Each Non-Serviced Pari Passu Mortgage Loan is or is expected to be subject to provisions in the applicable Other Pooling and Servicing Agreement relating to the calculation of appraisal reductions that are substantially similar, but not necessarily identical, to the provisions set forth above. The existence of an appraisal reduction in respect of a Non-Serviced Pari Passu Mortgage Loan will proportionately reduce the Master Servicer’s or the Trustee’s, as the case may be, obligation to make monthly debt service advances on such Non-Serviced Pari Passu Mortgage Loan and will generally have the effect of reducing the amount otherwise available for current distributions to the holders of the most subordinate Class or Classes of Certificates.

With respect to any distribution date, the Master Servicer will be required to make monthly debt service advances either out of its own funds or, subject to replacement as and to the extent provided in the Pooling and Servicing Agreement, out of funds held in the Collection Account that are not required to be paid on the Certificates on that distribution date.

If the Master Servicer fails to make a required monthly debt service advance and the Trustee has been notified of same, the Trustee will be obligated to make that advance, subject to a determination of recoverability.

The Master Servicer and the Trustee will each be entitled to recover any monthly debt service advance made by it out of its own funds from collections on the Mortgage Loan as to which the advance was made. Neither the Master Servicer nor the Trustee will be obligated to make any monthly debt service advance that it or the Special Servicer determines, subject to the Servicing Standard, or, with respect to the Trustee, in its reasonable, good faith judgment, would not ultimately be recoverable (together with interest on the advance) out of collections on the related Mortgage Loan. If the Master Servicer or the Trustee makes any monthly debt service advance that it or the Special Servicer subsequently determines, subject to the Servicing Standard, or, with respect to the Trustee, in its reasonable, good faith judgment, will not be recoverable out of collections on the related Mortgage Loan, it may obtain reimbursement for that advance, together with interest accrued on the advance as described in the fourth succeeding paragraph, out of general collections on the Mortgage Loans and any REO Properties in the Trust Fund on deposit in the Collection Account from time to time. In making such recoverability determination, such person will be entitled to consider (among other things) the obligations of the borrower under the terms of the related Mortgage Loan as it may have been modified, to consider (among other things) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, to estimate and consider (among other things) future expenses and to estimate and consider (among other things) the timing of recoveries. In addition, any such person may update or change its recoverability determinations at any time and may obtain from the Special Servicer any analysis, appraisals or market value estimates or other information in the possession of the Special Servicer for such purposes. The Trustee will be entitled to conclusively rely on any recoverability determination made by the Master Servicer or the Special Servicer. The Master Servicer and the Special Servicer will be entitled to conclusively rely on any determination of nonrecoverability that may have been made by the other such party with respect to a particular monthly debt service advance for any Mortgage Loan or REO Property. With respect to any Non-Serviced Pari Passu Mortgage Loan and the Master Servicer’s and Trustee’s obligation to make monthly debt service advances, each of the Master Servicer, the Special Servicer and the Trustee may make its own independent determination as to nonrecoverability notwithstanding any determination of nonrecoverability by the Other Master Servicer or Other Trustee.

Any monthly debt service advance, with interest, that has been determined to be a nonrecoverable advance with respect to the Mortgage Pool will be reimbursable from the Collection Account in the collection period in which the nonrecoverability determination is made and in subsequent collection periods. Any reimbursement of a nonrecoverable monthly debt service advance, including interest accrued thereon, will be made first from the principal portion of current debt service advances and payments and other collections of principal on the Mortgage Pool (thereby reducing the Principal Distribution Amount otherwise distributable on the Principal Balance Certificates (other than the Class A-S, B, C and PEX Certificates) and the Class A-S, B and C Regular Interests (and, therefore, the Class A-S, B, C and PEX Certificates, as applicable) on the related distribution date) prior to the application of any other general collections on the Mortgage Pool against such reimbursement. To the extent that the amount representing principal is insufficient to fully reimburse the party entitled to the reimbursement, then, such party may elect at its sole option and in its sole discretion to defer the reimbursement of some or all of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for consecutive periods up to twelve months (provided that any such deferral exceeding six months will require, during the occurrence and continuance of any Subordinate Control Period, the consent of the Subordinate Class Representative) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral will occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement. To the extent that the reimbursement is made from principal collections, the Principal Distribution Amount otherwise distributable on the Principal Balance Certificates (other than the Class A-S, B, C and PEX Certificates) and the Class A-S, B and C Regular Interests (and, therefore, the Class A-S, B, C and PEX Certificates, as applicable) on the related distribution date will be reduced and a Realized Loss will be allocated (in reverse sequential order in accordance with the loss allocation rules described above under “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses”) to reduce the aggregate principal balance of the Certificates on that distribution date. To the extent that reimbursement is made from other collections, the funds available to make distributions to Certificateholders of their interest distribution amounts on the related distribution date may be reduced, causing a shortfall in interest distributions on the Offered Certificates. The Master Servicer or the Trustee, as applicable, must give the Rating Agencies at least 15 days’ notice (in accordance with the procedures regarding Rule 17g-5 under the Exchange Act (“Rule 17g-5”) set forth in the Pooling and Servicing Agreement) prior to any reimbursement to it of nonrecoverable advances from amounts in the Collection Account or the Distribution Account, as applicable, allocable to interest on the Mortgage Loans unless (1) that party determines in its sole discretion that waiting 15 days after such a notice could jeopardize its ability to recover such nonrecoverable advances, (2) changed circumstances or new or different information becomes known to that party that could affect or cause a determination of whether any advance is a nonrecoverable advance or whether to defer reimbursement of a nonrecoverable advance or the determination in clause (1) above, or (3) in the case of the Master Servicer, it has not timely received from the Trustee information requested by the Master Servicer to consider in determining whether to defer reimbursement of a nonrecoverable advance. If any of the circumstances described in clause (1), clause (2) or clause (3) above apply, the Master Servicer or Trustee, as applicable, must give each Rating Agency notice (in accordance with the procedures regarding Rule 17g-5 set forth in the Pooling and Servicing Agreement) of the anticipated reimbursement as soon as reasonably practicable.

Additionally, in the event that any monthly debt service advance (including any interest accrued thereon) with respect to a Mortgage Loan remains unreimbursed following the time that such Mortgage Loan is modified while a Specially Serviced Mortgage Loan, the Master Servicer or the Trustee will be entitled to reimbursement for that advance (even though that advance has not been determined to be nonrecoverable), on a monthly basis, out of — but solely out of — the principal portion of debt service advances and payments and other collections of principal on all the Mortgage Loans after the application of those principal payments and collections to reimburse any party for nonrecoverable debt service advances (as described in the prior paragraph) and/or nonrecoverable servicing advances as described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses” in this prospectus supplement (thereby reducing the Principal Distribution Amount otherwise distributable on the Principal Balance Certificates (other than the Class A-S, B, C and PEX Certificates) and the Class A-S, B and C Regular Interests on the related distribution date) or collections on the related Mortgage Loan intended as a reimbursement of such advance. If any such advance is not reimbursed in whole on any distribution date due to insufficient advances and collections of principal in respect of the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be ultimately nonrecoverable out of collections on the related Mortgage Loan, or is determined, at any time during the reimbursement process, to be ultimately nonrecoverable out of the principal portion of debt service advances and payments and other collections of principal on all the Mortgage Loans, then the Master Servicer or the Trustee, as applicable, will be entitled to immediate reimbursement as a nonrecoverable advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest (under the provisions and subject to the conditions described in the preceding paragraph). The reimbursement of advances on worked-out loans from advances and collections of principal as described in the first sentence of this paragraph during any collection period will result in a reduction of the Principal Distribution Amount otherwise distributable on the Principal Balance Certificates (other than the Class A-S, B, C and PEX Certificates) and the Class A-S, B and C Regular Interests on the related distribution date but will not result in the allocation of a Realized Loss on such distribution date (although a Realized Loss may subsequently arise if the amount reimbursed to the

Master Servicer or the Trustee ultimately is deemed to be nonrecoverable from the proceeds of the Mortgage Loan).

The Master Servicer and the Trustee will generally each be entitled to receive interest on monthly debt service advances made by that party out of its own funds. However, that interest will commence accruing on any monthly debt service advance made in respect of a scheduled monthly debt service payment only on the date on which any applicable grace period for that payment expires. Interest will accrue on the amount of each monthly debt service advance for so long as that advance is outstanding, at an annual rate equal to the prime rate as published in the “Money Rates” section of The Wall Street Journal, as that prime rate may change from time to time.

Interest accrued with respect to any monthly debt service advance will generally be payable at any time on or after the date when the advance is reimbursed, in which case the payment will be made out of general collections on the Mortgage Loans and any REO Properties on deposit in the Collection Account thereby reducing amounts available for distribution on the Certificates. Under some circumstances, Default Interest and/or late payment charges may be used to pay interest on advances prior to making payment from those general collections, but prospective investors should assume that the available amounts of Default Interest and late payment charges will be de minimis. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses—Additional Servicing Compensation” in this prospectus supplement.

For information regarding procedures for reimbursement of Servicing Advances together with interest thereon, see “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses—Payment of Servicing Expenses; Servicing Advances” below.

Fees and Expenses

The following table summarizes the related fees and expenses to be paid from the assets of the Trust Fund (or, in the case of certain fees with respect to a Serviced Companion Loan, from collections in respect thereof) and the recipient, source and frequency of payments for those fees and expenses. Except as described in the column captioned “Source of Payment”, these fees and expenses will be generally distributed prior to any amounts being paid to the holders of the Offered Certificates. In each case where we describe the amount of an entitlement, we describe that amount without regard to any limitation on the sources of funds from which the entitlement may be paid. Refer to the column titled “sources of payment” for such limitations.

Type	Recipient	Amount	Frequency	Source of Payment

Fees

Master Servicing Fee	Master Servicer and sub-servicers
The product of (i) the per annum master servicing fee rate (or in the case of a Serviced Companion Loan, the applicable primary servicing fee rate) for the related Mortgage Loan or Serviced Companion Loan, (ii) the Stated Principal Balance of that Mortgage Loan or the stated principal balance of that Serviced Companion Loan, as the case may be, and (iii) a fraction, the numerator of which is either (a) 30 or (b) the actual number of days in the applicable interest accrual period, and the denominator of which is 360. The fraction described in clause (iii) of the immediately preceding sentence will match the interest accrual basis of the subject Mortgage Loan or Serviced Companion Loan. The master servicing fee rate will range, on a loan-by-loan basis, from 0.0125% per annum to 0.0700% per annum. With respect to each Mortgage Loan for which a primary servicer acts as primary servicer or a sub-servicer acts as sub-servicer, a portion of the master servicing fee is payable to that primary servicer or sub-servicer, as the case may be.
Monthly.
Interest payments on the related Mortgage Loan or Serviced Companion Loan (including any related REO Mortgage Loan or REO Companion Loan) and, with respect to unpaid master servicing fees (including any sub-servicing fees) in respect of any Mortgage Loan, out of the portion of any related insurance proceeds, condemnation proceeds or liquidation proceeds allocable as interest or general collections.

Special Servicing Fee	Special Servicer
For any Specially Serviced Mortgage Loan, REO Mortgage Loan or REO Companion Loan, the product of the portion of a rate equal to the greater of (i) 0.25% per annum and (ii) a per annum rate that would result in a special servicing fee of $3,500 for the related month, determined in the same manner as the applicable mortgage rate is determined for such loan for such month, and the Stated Principal Balance of each such loan (in each case, excluding any Non-Serviced Pari Passu Mortgage Loan).
			Monthly.	Any and all collections on the Mortgage Loans and any related Serviced Companion Loan (including any related REO Mortgage Loan or REO Companion Loan).

Workout Fee	Special Servicer
1.00% of each collection of principal and interest on each applicable worked-out Mortgage Loan (and any related Serviced Companion Loan) for as long as it remains a worked-out Mortgage Loan; provided, however, that the amount of any workout fee may be reduced by certain Offsetting Modification Fees as described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses—Principal Special Servicing Compensation—Workout Fee” in this prospectus supplement.
			Monthly following a workout and before any redefault.	The related collections on such Mortgage Loan (including any related REO Mortgage Loan) and any related Serviced Companion Loan.

Type	Recipient	Amount	Frequency	Source of Payment

Liquidation Fee	Special Servicer
(a) 1.00% of the liquidation proceeds received in connection with a final disposition of each applicable Specially Serviced Mortgage Loan or REO Property or portion thereof and any condemnation proceeds and insurance proceeds received by the Trust Fund (net of any Default Interest, late payment charges), other than (with certain exceptions) in connection with the purchase or repurchase of any Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan) (and any related Serviced Companion Loan) from the Trust Fund by any person, or (b) if such rate in clause (a) above would result in an aggregate liquidation fee less than $25,000 then the Liquidation Fee Rate will be equal to the lesser of (i) 3.0% of the liquidation proceeds or (ii) such lower rate as would result in an aggregate liquidation fee equal to $25,000, in each case as calculated prior to the application of any Offsetting Modification Fees; provided, however, that the amount of any liquidation fee may be reduced by certain Offsetting Modification Fees as described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses—Principal Special Servicing Compensation—Liquidation Fee” in this prospectus supplement.
			Upon receipt of liquidation proceeds, condemnation proceeds and insurance proceeds on a Specially Serviced Mortgage Loan (including any REO Mortgage Loan).	The related liquidation proceeds, condemnation proceeds or insurance proceeds.

Trustee Fee	Trustee	The fixed monthly fee of $210 payable to the Trustee by the Certificate Administrator from the Certificate Administrator’s fee pursuant to the Pooling and Servicing Agreement.	Monthly.	Any and all collections and monthly debt service advances on the Mortgage Loans in the pool, to the extent included in the amounts remitted by the Master Servicer.

Certificate Administrator Fee	Certificate Administrator
The product of the portion of a rate equal to 0.0054% per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each Mortgage Loan (including each Non-Serviced Pari Passu Mortgage Loan) for such month, and the Stated Principal Balance of each Mortgage Loan.
Monthly.
Any and all collections and monthly debt service advances on the Mortgage Loans (including each Non-Serviced Pari Passu Mortgage Loan) in the pool, to the extent included in the amounts remitted by the Master Servicer.

Trust Advisor Fee	Trust Advisor
The product of the portion of a rate equal to 0.00175% per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan) for such month, and the Stated Principal Balance of each Mortgage Loan.
Monthly.
Any and all collections and monthly debt service advances on the Mortgage Loans (other than any Non-Serviced Pari Passu Mortgage Loan), to the extent included in the amounts remitted by the Master Servicer.

Type	Recipient	Amount	Frequency	Source of Payment

Trust Advisor Consultation Fee	Trust Advisor	An amount equal to $10,000 in connection with each Material Action for which the Trust Advisor engages in consultation under the Pooling and Servicing Agreement.		Actual collections of the related fee from the related borrower.

Additional Servicing Compensation	Master Servicer/ Special Servicer	All defeasance fees, Modification Fees, Assumption Fees, Assumption Application Fees and consent fees.(1)	From time to time.	Actual collections of the related fees or investment income, as applicable.

Late payment charges and Default Interest to the extent not used to offset interest on advances.(1)

Any and all amounts collected for checks returned for insufficient funds on the Mortgage Loans and any Serviced Companion Loan;(1)

All or a portion of charges for beneficiary statements or demands and other loan processing fees actually paid by the borrowers under the Mortgage Loans and any Serviced Companion Loan;(1)

Any Prepayment Interest Excesses arising from any principal prepayments on the applicable Mortgage Loans;(1) and

Interest or other income earned on deposits in the collection or other accounts maintained by the Master Servicer or Special Servicer (but only to the extent of the net investment earnings, if any, with respect to any such account for each collection period and, further, in the case of a servicing account or reserve account, only to the extent such interest or other income is not required to be paid to any borrower under applicable law or under the related Mortgage Loan).(1)

Expenses

Servicing Advances	Master Servicer and Trustee (and Special Servicer, if applicable)	The amount of any applicable Servicing Advances.	From time to time.
Recoveries on the related Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan) and any related Serviced Companion Loan, or to the extent that the party making the advance determines the advance is nonrecoverable, from any and all collections on the Mortgage Loans (including each Non-Serviced Pari Passu Mortgage Loan).

Type	Recipient	Amount	Frequency	Source of Payment

Interest on Servicing Advances	Master Servicer and Trustee (and Special Servicer, if applicable)	Interest accrued from time to time on the amount of the applicable Servicing Advance at the prime lending rate as published in the “Money Rates” section of The Wall Street Journal.	When the advance is reimbursed.
First from late payment charges and Default Interest in excess of the regular interest rate on the related Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan) and any related Serviced Companion Loan, and then from any and all other collections on the Mortgage Loans (including each Non-Serviced Pari Passu Mortgage Loan).

Monthly Debt Service Advances	Master Servicer and Trustee	The amount of any applicable monthly debt service advances.	From time to time.
Recoveries on the related Mortgage Loan, or to the extent that the party making the advance, or the Special Servicer, determines it is nonrecoverable, from any and all other collections on the Mortgage Loans (including each Non-Serviced Pari Passu Mortgage Loan).

Interest on Monthly Debt Service Advances	Master Servicer and Trustee	Interest accrued from time to time on the amount of the advance at the prime lending rate as published in the “Money Rates” section of The Wall Street Journal.	When the advance is reimbursed.
First from late payment charges and Default Interest in excess of the regular interest rate on the related Mortgage Loan, and then from any and all other collections on the Mortgage Loans (including each Non-Serviced Pari Passu Mortgage Loan).

Indemnification Expenses	Trustee, Certificate Administrator, Master Servicer and Special Servicer (and their directors, members, managers, officers, employees and agents)
Losses, liabilities and expenses incurred by the Trustee, the Certificate Administrator, the Master Servicer or the Special Servicer in connection with any legal action or claim relating to the Pooling and Servicing Agreement or the Certificates (subject to applicable limitations under the Pooling and Servicing Agreement).
			From time to time.	Any and all collections on the Mortgage Loans (including each Non-Serviced Pari Passu Mortgage Loan).

Indemnification Expenses	Trust Advisor/the Other Trust Advisor with respect to a Non-Serviced Loan Combination
Losses, liabilities and expenses incurred by the Trust Advisor and, with respect to any Non-Serviced Pari Passu Mortgage Loan, the Other Trust Advisor, in connection with any legal action or claim relating to the Pooling and Servicing Agreement or the Certificates (subject to applicable limitations under the Pooling and Servicing Agreement or expenses incurred in connection with the replacement of the Special Servicer) or, with respect to the Other Trust Advisor, the Non-Serviced Pari Passu Mortgage Loan.
From time to time.
Amounts that do not constitute Designated Trust Advisor Expenses will be reimbursed first from amounts otherwise distributable in respect of interest on the Class B and C Regular Interests (and therefore, the Class B and C Certificates) and the Class D and E Certificates, then from amounts otherwise distributable in respect of principal on all of the Certificates (other than the Control-Eligible Certificates); amounts constituting Designated Trust Advisor Expenses will be reimbursed from any and all collections on the Mortgage Loans.

Type	Recipient	Amount	Frequency	Source of Payment

Additional Trust Fund Expenses not advanced	Third parties	Based on third party charges. See “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” above.	From time to time.	Any and all collections on the Mortgage Loans.

CREFC® Intellectual Property Royalty License Fee	CREFC®
With respect to each distribution date, an amount equal to the product of 0.0005% per annum multiplied by the outstanding principal amount of each Mortgage Loan and based upon the same interest accrual basis as the related Mortgage Loan.
			Monthly.	Any and all collections on the Mortgage Loans.

(1)
Allocable between the Master Servicer and the Special Servicer as provided in the Pooling and Servicing Agreement and as described in “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses” in this prospectus supplement.

In general, with respect to any Pari Passu Mortgage Loan at such time as it constitutes a Non-Serviced Pari Passu Mortgage Loan, (a) references in the table to the Special Servicer and the Trust Advisor will mean the applicable Other Special Servicer and Other Trust Advisor, except that (i) the rights to compensation will be governed by the applicable Other Pooling and Servicing Agreement, and (ii) the applicable Other Trust Advisor (like the Trust Advisor) will have no entitlement to an ongoing fee with respect to such Pari Passu Mortgage Loan, (b) with respect to Servicing Advances on or in respect of the related Loan Combination, references in the table to the Master Servicer or the Special Servicer will mean the applicable Other Master Servicer or Other Special Servicer, respectively, and (c) the Master Servicer will not be entitled, and the applicable Other Master Servicer will be entitled, to a primary servicing fee accruing at a rate equal to 0.0025% per annum.

See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Additional Matters Relating to the Servicing of the Non-Serviced Loan Combination” in this prospectus supplement.

Reports to Certificateholders; Available Information

Certificate Administrator Reports. Based on monthly reports prepared by the Master Servicer and the Special Servicer and delivered by the Master Servicer to the Certificate Administrator, the Certificate Administrator will be required to prepare and make available electronically or, upon written request from registered holders or from those parties that cannot receive such statement electronically, provide by first class mail, on each distribution date to each registered holder of a Certificate, the parties to the Pooling and Servicing Agreement and any other designee of the Depositor, a report substantially in the form attached to this prospectus supplement as Annex F (a “Distribution Date Statement”) setting forth, among other things specified in the Pooling and Servicing Agreement the following information:

1.
the amount of the distribution on the distribution date to the holders of each Class of Principal Balance Certificates and the Class A-S, B and C Regular Interests in reduction of the principal balance of the Certificates;

2.
the amount of the distribution on the distribution date to the holders of each Class of interest-bearing Certificates and the Class A-S, B and C Regular Interests allocable to the interest distributable on that Class of Certificates or Regular Interest;

3.	the aggregate amount of debt service advances made in respect of the Mortgage Pool for the distribution date;

4.
the aggregate amount of compensation paid to the Certificate Administrator and the Trustee and servicing compensation paid to the Master Servicer and the Special Servicer during the related collection period;

5.	the aggregate Stated Principal Balance of the Mortgage Pool outstanding immediately before and immediately after the distribution date;

6.	the number, aggregate unpaid principal balance, weighted average remaining term to maturity and weighted average mortgage rate of the Mortgage Loans as of the end of the related collection period;

7.
the number and aggregate unpaid principal balance of Mortgage Loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more and (D) current but specially serviced or in foreclosure but not an REO Property;

8.	the value of any REO Property included in the Trust Fund as of the end of the related collection period, on a loan-by-loan basis, based on the most recent appraisal or valuation;

9.
the Available Distribution Amount for the distribution date and the amount of available funds with respect to (i) the Class A-S Certificates and Class A-S component of the Class PEX Certificates, (ii) the Class B Certificates and Class B component of the Class PEX Certificates, and (iii) the Class C Certificates and Class C component of the Class PEX Certificates, in each case for the distribution date;

10.
the amount of the distribution on the distribution date to the holders of any Class of Certificates and the Class A-S, B and C Regular Interests allocable to Yield Maintenance Charges and/or Prepayment Premiums;

11.	the total interest distributable for each Class of interest-bearing Certificates and the Class A-S, B and C Regular Interests for the distribution date;

12.	the pass-through rate in effect for each Class of interest-bearing Certificates for the interest accrual period related to the current distribution date;

13.
the Principal Distribution Amount for the distribution date, separately setting forth the portion thereof that represents scheduled principal and the portion thereof representing prepayments and other unscheduled collections in respect of principal;

14.
the total outstanding principal balance or notional amount, as the case may be, of each Class of Certificates immediately before and immediately after the distribution date, separately identifying any reduction in these amounts as a result of the allocation of Realized Losses and Additional Trust Fund Expenses;

15.
the amount of any Appraisal Reduction Amounts effected in connection with the distribution date on a loan-by-loan basis and the aggregate amount of Appraisal Reduction Amounts as of the distribution date;

16.	the number and related principal balances of any Mortgage Loans extended or modified during the related collection period on a loan-by-loan basis;

17.	the amount of any remaining unpaid interest shortfalls for each Class of interest-bearing Certificates as of the close of business on the distribution date;

18.	a loan-by-loan listing of each Mortgage Loan which was the subject of a principal prepayment during the related collection period and the amount of principal prepayment occurring;

19.
the amount of the distribution on the distribution date to the holders of each Class of Certificates in reimbursement of Realized Losses and Additional Trust Fund Expenses previously allocated thereto;

20.	the aggregate unpaid principal balance of the Mortgage Loans outstanding as of the close of business on the related determination date;

21.
with respect to any Mortgage Loan as to which a liquidation occurred during the related collection period (other than through a payment in full), (A) the loan number thereof, (B) the aggregate of all liquidation proceeds which are included in the Available Distribution Amount and other amounts received in connection with the liquidation (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any Realized Loss attributable to the liquidation;

22.
with respect to any REO Property included in the Trust as to which the Special Servicer determined that all payments or recoveries with respect to the Mortgaged Property have been ultimately recovered during the related collection period, (A) the loan number of the related Mortgage Loan, (B) the aggregate of all liquidation proceeds and other amounts received in connection with that determination (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any Realized Loss attributable to the related REO Mortgage Loan in connection with that determination;

23.	the aggregate amount of interest on monthly debt service advances in respect of the Mortgage Loans paid to the Master Servicer and/or the Trustee since the prior distribution date;

24.	the aggregate amount of interest on Servicing Advances in respect of the Mortgage Loans paid to the Master Servicer, the Special Servicer and/or the Trustee since the prior distribution date;

25.	a loan by loan listing of any Mortgage Loan which was defeased during the related collection period;

26.	a loan by loan listing of any material modification, extension or waiver of a Mortgage Loan;

27.
a loan by loan listing of any material breach of the representations and warranties given with respect to Mortgage Loan by the applicable Mortgage Loan Seller, as provided by the Master Servicer, the Special Servicer or the Depositor;

28.	the amounts of any excess liquidation proceeds held in the Certificate Administrator’s account designated for such excess liquidation proceeds;

29.	the amount of the distribution on the distribution date to the holders of the Class R and V Certificates; and

30.	an itemized listing of any Disclosable Special Servicer Fees received by the Special Servicer or any of its affiliates during the related collection period.

On each distribution date, the Certificate Administrator will make available to the general public on the “Certificate Administrator’s Website” (initially www.ctslink.com) a copy of the Distribution Date Statement.

Book-Entry Certificates. See “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in the accompanying prospectus for information regarding the ability of holders of Offered Certificates in book-entry form to obtain access to the reports of the Certificate Administrator.

Each Distribution Date Statement will be substantially in the form attached to this prospectus supplement as Annex F.

Information Available Electronically. The Certificate Administrator will be required to make available to any Privileged Person (except as described below, and provided that the prospectus supplement, the Distribution Date Statements, the Pooling and Servicing Agreement and the SEC filings will be made available to the general public) the following items by means of the Certificate Administrator’s Website.

(A)        The following documents, which must be made available under a tab or heading designated “deal documents”:

1.	the prospectus supplement that relates to the Offered Certificates;

2.	the Pooling and Servicing Agreement, each Mortgage Loan Purchase Agreement and any amendments and exhibits thereto;

3.	the CREFC® loan setup file prepared by, or delivered to, the Certificate Administrator;

(B)        The following documents, which must be made available under a tab or heading designated “SEC filings”:

1.	Any reports on Forms 10-D, 10-K and 8-K that have been filed by the Certificate Administrator with respect to the Trust through the EDGAR system;

(C)        The following documents, which must be made available under a tab or heading designated “periodic reports”:

1.	the Distribution Date Statements;

2.	the CREFC® Reports (other than the CREFC® loan setup file) prepared by, or delivered to, the Certificate Administrator;

3.	the annual reports prepared by the Trust Advisor;

(D)        The following documents, which must be made available under a tab or heading designated “additional documents”:

1.	summaries of Final Asset Status Reports;

2.	inspection reports; and

3.	appraisals;

(E)        The following documents, which must be made available under a tab or heading designated “special notices”:

1.	notice of final payment on the Certificates;

2.	notice of termination of the Master Servicer or the Special Servicer;

3.	notice of a Servicer Termination Event with respect to the Master Servicer or the Special Servicer;

4.
notice of the resignation of any party to the Pooling and Servicing Agreement and notice of the acceptance of appointment to such party, to the extent such notice is prepared or received by the Certificate Administrator;

5.	officer’s certificates supporting the determination that any advance was (or, if made, would be) a nonrecoverable advance;

6.	any “special notice” by a Certificateholder that wishes to communicate with others, pursuant to the Pooling and Servicing Agreement;

7.	any Assessment of Compliance delivered to the Certificate Administrator;

8.	any Attestation Reports delivered to the Certificate Administrator;

9.	any reports delivered to the Certificate Administrator by the Trust Advisor in connection with its review of the Special Servicer’s net present value and Appraisal

Reduction Amount calculations as described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Review and Consultation With Respect to Calculations of Net Present Value and Appraisal Reduction Amounts” in this prospectus supplement;

10.
any recommendation received by the Certificate Administrator from the Trust Advisor for the termination of the Special Servicer during any period when the Trust Advisor is entitled to make such a recommendation, and any direction of the requisite percentage of the Certificateholders to terminate the Special Servicer in response to such recommendation;

11.
any proposal received by the Certificate Administrator from a requisite percentage of Certificateholders for the termination of the Special Servicer during any period when such Certificateholders are entitled to make such a proposal, and any direction of the requisite percentage of the Certificateholders to terminate the Special Servicer in response to such proposal; and

12.
any proposal received by the Certificate Administrator from a requisite percentage of Certificateholders for the termination of Trust Advisor, and any direction of the requisite percentage of the Certificateholders to terminate the Trust Advisor in response to such proposal;

(F)        An investor question-and-answer forum (the “Investor Q&A Forum”), which must be made available as described more fully below; and

(G)        An investor registry (the “Investor Registry”), which must be made available (solely to Certificateholders and beneficial owners) as described more fully below.

Notwithstanding the description set forth above, the Certificate Administrator will be authorized to use such other headings and labels as it may reasonably determine from time to time.

The Rating Agencies and NRSROs will have access to the Investor Q&A Forum but will not have a means to submit questions on the Investor Q&A Forum. The Rating Agencies and NRSROs will not have access to the Investor Registry. As used herein, “NRSRO” means a nationally recognized statistical rating organization, as such term is defined in Section 3(a)(62) of the Exchange Act; provided that when referred to in connection with the Certificate Administrator’s Website or the Rule 17g-5 Information Provider’s Website, “NRSRO” means a nationally recognized statistical rating organization that has delivered an NRSRO Certification to the Certificate Administrator.

“Privileged Person” includes the Depositor and its designees, the underwriters, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Subordinate Class Representative, the Trust Advisor, any Mortgage Loan Seller, any person who provides the Certificate Administrator with an Investor Certification, any “master servicer” under any pooling and servicing agreement related to a Non-Serviced Pari Passu Companion Loan, and any Rating Agency or NRSRO that delivers an NRSRO Certification to the Certificate Administrator, which Investor Certification and NRSRO Certification may be submitted electronically by means of the Certificate Administrator’s Website.

The Certificate Administrator will make the Investor Q&A Forum available to Privileged Persons by means of the Certificate Administrator’s Website, where Certificateholders and beneficial owners of Certificates may submit inquiries to the Certificate Administrator relating to the Distribution Date Statement, and submit inquiries to the Master Servicer or the Special Servicer relating to servicing reports prepared by that party, the Mortgage Loans, or the Mortgaged Properties, and where Privileged Persons may view previously submitted inquiries and related answers. The Certificate Administrator will forward such inquiries to the appropriate person. The Certificate Administrator, the Master Servicer or the Special Servicer, as applicable, will be required to answer each inquiry, unless it determines that answering the inquiry would not be in the best interests of the Trust and/or the Certificateholders, would be in violation of applicable law or the mortgage loan documents, would materially increase the duties of, or result in significant additional cost or expense to, the Certificate Administrator, the Master Servicer or the Special Servicer, as applicable, or is otherwise not advisable to answer, in which case the Certificate Administrator will not post such inquiry on the Investor Q&A Forum. The Certificate Administrator will be required to post the inquiries and related answers on the Investor Q&A Forum, subject to the immediately preceding sentence and subject to and in accordance with the Pooling and Servicing Agreement. In addition, no party will post or otherwise disclose direct communications with the Subordinate Class Representative as part of its response to any inquiries. The Investor Q&A Forum may not reflect questions, answers, and other communications which are not submitted through the Certificate Administrator’s Website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any other person, including the Depositor and the underwriters. None of the underwriters, Depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no person other than the respondent will have any responsibility or liability for the content of any such information.

The Certificate Administrator will make the “Investor Registry” available to any Certificateholder and beneficial owner by means of the Certificate Administrator’s Website. Certificateholders and beneficial owners may register on a voluntary basis for the investor registry and obtain contact information for any other Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the Pooling and Servicing Agreement.

The Certificate Administrator’s Website will initially be located at www.ctslink.com. Access will be provided by the Certificate Administrator to Privileged Persons upon receipt by the Certificate Administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the Pooling and Servicing Agreement, which form(s) will also be located on and submitted electronically by means of the Certificate Administrator’s Website. The NRSRO Certification will state that such NRSRO is a Rating Agency or that (i) such NRSRO has provided the Depositor with the appropriate certifications under Exchange Act Rule 17g-5(e), (ii) such NRSRO has access to the Depositor’s 17g-5 website and, (iii) such NRSRO will keep the information obtained from the Depositor’s 17g-5 website confidential (an “NRSRO Certification”). Such NRSRO will be deemed to recertify to the foregoing each time it accesses the Certificate Administrator’s Website. An NRSRO Certification will be deemed to have been executed by an NRSRO if the Depositor so directs the Rule 17g-5 Information Provider.

The parties to the Pooling and Servicing Agreement will not be required to provide that certification. In connection with providing access to the Certificate Administrator’s Website, the Certificate Administrator may require registration and the acceptance of a disclaimer. The Certificate Administrator will not be liable for the dissemination of information in accordance with the terms of the Pooling and Servicing Agreement. The Certificate Administrator will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility for them. The Certificate Administrator will not be deemed to have knowledge of any information posted on its website solely by virtue of such posting. In addition, the Certificate Administrator may disclaim responsibility for any information for which it is not the original source. Assistance in using the Certificate Administrator’s Website can be obtained by calling its customer service desk at 866-846-4526.

The Rating Agencies and NRSROs will have access to the Investor Q&A Forum but will not have a means to submit questions on the Investor Q&A Forum. The Rating Agencies and NRSROs will not have access to the Investor Registry.

The Rule 17g-5 Information Provider will be required to make certain information available, to Rating Agencies and NRSROs through the facilities of a website.

“Investor Certification” means a certificate representing that such person executing the certificate is a Certificateholder, a beneficial owner of a Certificate or a prospective purchaser of a Certificate and that either (a) such person is not a borrower, a manager of a Mortgaged Property, an affiliate of any borrower or manager of a Mortgaged Property, or an agent, principal, partner, member, joint venturer, limited partner, employee, representative, director, trustee, advisor or investor in or of an affiliate of any borrower (collectively, a “Borrower Party”), in which case such person will have access to all the reports and information made available to Certificateholders under the Pooling and Servicing Agreement, or (b) such person is a Borrower Party, in which case such person will only receive access to the Distribution Date Statements prepared by the Certificate Administrator. The Investor Certification will be substantially in the form(s) provided for in the Pooling and Servicing Agreement, may be submitted electronically by means of the Certificate Administrator’s Website and, as a condition to an investor’s access to the Certificate Administrator’s Website or information made available by the Master Servicer or the Special Servicer, accompanied by an investor confidentiality agreement. The Certificate Administrator may require that Investor Certifications be re-submitted from time to time in accordance with its policies and procedures and will restrict access to the Certificate Administrator’s Website to a mezzanine lender upon notice from the Special Servicer pursuant to the Pooling and Servicing Agreement that such mezzanine lender has commenced foreclosure proceedings against the equity collateral pledged to secure the related mezzanine loan.

“CREFC®” means the CRE Finance Council.

“CREFC® Reports” collectively refer to the following electronic files: (i) CREFC® bond level file, (ii) CREFC® collateral summary file, (iii) CREFC® property file, (iv) CREFC® loan periodic update file, (v) CREFC® loan setup file, (vi) CREFC® financial file, (vii) CREFC® special servicer loan file, (viii) CREFC® comparative financial status report, (ix) CREFC® delinquent loan status report, (x) CREFC® historical loan modification and corrected mortgage loan report, (xi) CREFC® operating statement analysis report, (xii) CREFC® NOI adjustment worksheet, (xiii) CREFC® REO status report, (xiv) CREFC® servicer watch list, (xv) CREFC® loan level reserve/LOC report, (xvi) CREFC® advance recovery report, (xvii) CREFC® reconciliation of funds report, and (xviii) solely with respect to the Loan Combinations, CREFC® total loan report.

Other Information. The Pooling and Servicing Agreement will require that the Certificate Administrator make available at its offices, during normal business hours, for review (by any Privileged Person that is not a borrower, a manager of a Mortgaged Property or an affiliate of the foregoing, an agent of a borrower, rating agency or an NRSRO), originals or copies of, among other things, the following items (to the extent such items are in its possession) (except to the extent not permitted by applicable law or under any of the related mortgage loan documents):

(A)	any and all notices and reports delivered to the Certificate Administrator with respect to any Mortgaged Property as to which the environmental testing revealed certain environmental issues;

(B)
the most recent annual (or more frequent, if available) operating statements, rent rolls (to the extent such rent rolls have been made available by the related borrower) and/or lease summaries and retail “sales information”, if any, collected by or on behalf of the Master Servicer or the Special Servicer with respect to each Mortgaged Property;

(C)
the mortgage files, including any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into or consented by the Master Servicer and/or the Special Servicer and delivered to the Certificate Administrator;

(D)	any other information that may be necessary to satisfy the requirements of subsection (d)(4)(i) of Rule 144A under the Securities Act of 1933; and

(E)	each of the documents made available by the Certificate Administrator via its website as described under “—Information Available Electronically” above.

You should assume that the Trustee, the Certificate Administrator or any document Custodian, as the case may be, will be permitted to require payment of a sum sufficient to cover the reasonable out-of-pocket costs and expenses of providing the copies.

In connection with providing access to or copies of the items described above to Certificateholders, beneficial owners of Certificates and prospective purchasers of Certificates, the Trustee, the Master Servicer, the Special Servicer, the Certificate Administrator or any document

Custodian, as the case may be, may require an Investor Certification executed by the requesting person or entity.

The Certificate Administrator will make available all distribution date statements, CREFC® reports and supplemental notices (provided they are received by the Certificate Administrator) to certain modeling financial services (i.e., Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited, BlackRock Financial Management, Inc. and CMBS.com, Inc.) in accordance with the provisions of the Pooling and Servicing Agreement.

The Trust will file distribution reports on Form 10-D, annual reports on Form 10-K and (if applicable) current reports on Form 8-K with the SEC regarding the Certificates, to the extent, and for such time, as it is required to do so under the Exchange Act. Such reports will be filed under the name of the issuing entity (File No. 333-195164). Members of the public may read and copy any materials filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, on official business days between the hours of 10 a.m. and 3 p.m. Additional information regarding the Public Reference Room can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a site on the World Wide Web at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system. The Depositor has filed the prospectus and the related registration statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the SEC’s website. The SEC maintains computer terminals providing access to the EDGAR system at the office referred to above.

Voting Rights

The Certificates will be allocated voting rights for purposes of certain actions that may be taken pursuant to the Pooling and Servicing Agreement. 98% of the voting rights will be allocated to the holders of the Class A-1, A-2, A-3, A-4, A-5, A-SB, A-S, B, C, PEX, D, E, F and G Certificates, in proportion to the respective aggregate principal balances of those Classes (or, in connection with a proposed termination and replacement of the Special Servicer at the direction of the Certificateholders generally or following a recommendation of the Trust Advisor, each as described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Replacement of the Special Servicer” in this prospectus supplement, in proportion to the respective aggregate principal balances of those Classes as notionally reduced taking into account the application of any Appraisal Reduction Amounts in respect of the Mortgage Loans); 2% of the voting rights will be allocated pro rata based upon the outstanding notional amount of the Class X-A, X-B, X-E, X-F and X-G Certificates among the holders of the Class X-A, X-B, X-E, X-F and/or X-G Certificates, whichever are outstanding from time to time; and 0% of the voting rights will be allocated to the holders of the Class V or R Certificates. Voting rights allocated to a Class of Certificateholders will be allocated among those Certificateholders in proportion to their respective percentage interests in that Class. Notwithstanding the foregoing, solely in connection with Certificateholder proposals, or directions, to terminate and replace the Special Servicer or the Trust Advisor, Appraisal Reduction Amounts in respect of the Mortgage Loans will be allocated to notionally reduce the aggregate principal balances of the respective Classes of Principal Balance Certificates for purposes of allocating the voting rights.

Delivery, Form and Denomination

General. We intend to deliver the Class A-1, A-2, A-3, A-4, A-5, A-SB, A-S, B, C and PEX Certificates in minimum principal balance denominations of $10,000. We intend to deliver the Class X-A and X-B Certificates in minimum notional amount denominations of $1,000,000. Investments in excess of those minimum denominations may be made in multiples of $1.

You will receive your Offered Certificates in book-entry form through the facilities of DTC. See “Description of the Certificates—General” and “—Book-Entry Registration and Definitive Certificates” in the accompanying prospectus. For additional information regarding clearance and settlement procedures for the Offered Certificates and for information with respect to tax documentation procedures relating to the Offered Certificates, see Annex D to this prospectus supplement.

Matters Regarding the Certificate Administrator and the Tax Administrator

The Certificate Administrator will be entitled to a monthly fee for its services, a portion of which will be paid to the Trustee as the Trustee fee. The Certificate Administrator’s fee will accrue with respect to each and every Mortgage Loan at 0.0054% per annum on the Stated Principal Balance of the subject Mortgage Loan for the related distribution date and will be calculated based on the same interest accrual basis as the subject Mortgage Loan, which is either an Actual/360 Basis or a 30/360 Basis. The Certificate Administrator will be required to pay to the Trustee a monthly fee for its services as set forth in the Pooling and Servicing Agreement. The Certificate Administrator fee is payable out of general collections on the Mortgage Loans and any REO Properties in the Trust Fund. In addition, the Trustee and the Certificate Administrator will be entitled to recover from the Trust Fund all reasonable unanticipated expenses and disbursements incurred or made in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including routine overhead expenses incurred in the ordinary course of performing its duties under the Pooling and Servicing Agreement, and not including any expense, disbursement or advance as may arise from its willful misfeasance, negligence or bad faith.

The holders of Certificates representing a majority of the total voting rights determined without notionally reducing the principal balances of the Certificates by any Appraisal Reduction Amounts) may remove any of the Certificate Administrator, the tax administrator or the Trustee, upon written notice to the Master Servicer, the Special Servicer, us and the Trustee.

The Trust Fund will indemnify the Certificate Administrator (in each of the capacities in which it serves under the Pooling and Servicing Agreement) and its directors, officers, employees, agents and affiliates against any and all losses, liabilities, damages, claims or expenses, including, without limitation, reasonable attorneys’ fees, arising with respect to the Pooling and Servicing Agreement, the Mortgage Loans or the Certificates, other than (i) those resulting from the breach of the Certificate Administrator’s representations and warranties or from willful misconduct, bad faith or negligence in the performance of, or negligent disregard of, its duties, (ii) the Certificate Administrator’s allocable overhead and (iii) any cost or expense expressly required to be borne by the Certificate Administrator.

All expenses incurred by the Certificate Administrator in connection with the transfer of the mortgage files to a successor certificate administrator, following the removal of the Certificate Administrator without cause are required to be reimbursed to such removed Certificate Administrator within thirty (30) days of demand therefor, such reimbursement to be made by the Certificateholders that terminated such Certificate Administrator.

None of the Certificate Administrator, the Custodian, the tax administrator or the Trustee will be personally liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by the Pooling and Servicing Agreement. Neither the Trustee nor the Certificate Administrator will be liable for any failure or delay in the performance of its obligations under the Pooling and Servicing Agreement due to force majeure or acts of God; provided that any such failure or delay is not also a result of its own negligence, bad faith or willful misconduct. In addition in no event will the Trustee or the Certificate Administrator be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee or the Certificate Administrator has been advised of the likelihood of such loss or damage and regardless of the form of action. None of the Certificate Administrator, the tax administrator or the Trustee will be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Pooling and Servicing Agreement or in the exercise of any of its rights or powers if, in the opinion of that entity, the repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

With respect to any Non-Serviced Loan Combination, the related certificate administrator (each, an “Other Certificate Administrator”) is or is expected to be entitled to indemnification with respect to amounts related to such Non-Serviced Loan Combination pursuant to provisions that are substantially similar in all material respects, but not necessarily identical, to those described above and is or is expected to be entitled to reimbursement from the Trust Fund for the related Non-Serviced Pari Passu Mortgage Loan’s pro rata share of any such amounts.

Amendment of the Pooling and Servicing Agreement

The Pooling and Servicing Agreement may be amended by the mutual agreement of the Depositor, the Master Servicer, the Special Servicer, the Trust Advisor, the Certificate Administrator and the Trustee, without the consent of any of the Certificateholders, or the consent of any holder of any Companion Loan, (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision therein which may be inconsistent with any other provision therein or to correct any error, (iii) to conform the Pooling and Servicing Agreement to this prospectus supplement (or the private placement memorandum relating to certificates not offered hereby), (iv) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which will not be inconsistent with the then-existing provisions, (v) subject to the delivery of an opinion of counsel, to relax or eliminate (A) any requirement under the Pooling and Servicing Agreement imposed by the provisions of the federal income tax law relating to REMICs (if the provisions are amended or clarified such that any such requirement may be relaxed or eliminated) or (B) certain transfer restrictions imposed on the Certificates (if applicable law is amended or clarified such that certain transfer restrictions may be relaxed or eliminated), (vi) as evidenced by an opinion of counsel, either (X) to comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any such proposed action which, if made effective, would apply retroactively to any of REMIC I, REMIC II or REMIC III or the Grantor Trust at least from the effective date of such amendment, or (Y) to avoid the occurrence of a prohibited transaction or to reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any of REMIC I, REMIC II or REMIC III or the Grantor Trust, (vii) to modify, add to or eliminate certain provisions of the Pooling and Servicing Agreement relating to transfers of Class R Certificates, (viii) to avoid the qualification, downgrade or withdrawal of the rating then assigned to any Class of Certificates to which a rating has been assigned by a Rating Agency at the request of the Depositor (or the placement of the Class on “negative credit watch” status in contemplation of any such action with respect thereto), (ix) for the purpose of amending the duties and procedures by which the Rule 17g-5 Information Provider is bound, or (x) in the event of a TIA Applicability Determination (as defined below), to modify, eliminate or add to the provisions of the Pooling and Servicing Agreement to such extent as shall be necessary to (A) effect the qualification of the Pooling and Servicing Agreement under the TIA or under any similar federal statute hereafter enacted and to add to the Pooling and Servicing Agreement such other provisions as may be expressly required by the TIA, and (B) modify such other provisions as necessary to conform the Pooling and Servicing Agreement and be consistent with the modifications made pursuant to the preceding clause (A); provided that, among other things,

(a)           any such amendment for the specific purposes described in clause (iv), (vii) or (ix) above will not adversely affect in any material respect the interests of any Certificateholder or any third-party beneficiary of the Pooling and Servicing Agreement or of any provision thereof, as evidenced by an opinion of counsel to that effect;

(b)           no such amendment will adversely affect any holder of a Serviced Companion Loan without the written consent of such holder; and

(c)           no such amendment will materially adversely affect the rights, or increase the obligations, of any Mortgage Loan Seller under the Pooling and Servicing Agreement or under the related Mortgage Loan Purchase Agreement without the written consent of such Mortgage Loan Seller.

In a number of cases that have been filed alleging certain violations of the Trust Indenture Act of 1939, as amended (the “TIA”), certain federal district courts have held that the TIA was applicable to certain agreements similar to the Pooling and Servicing Agreement and that the mortgage-backed certificates issued pursuant to such agreements were not exempt under Section 304(a)(2) of the TIA. (See for example, Retirement Bd. of the Policemen’s Annuity and Benefit Fund of the City of Chicago, et al. v. The Bank of New York Mellon, 11 Civ. 5459 (WHP) (S.D.N.Y. Apr. 3, 2012) and Policemen’s Annuity and Benefit Fund of the City of Chicago v. Bank of America, et.al, 12 Civ. 2865 (KBF) (S.D.N.Y. Dec. 7, 2012)). These rulings are contrary to more than three decades of market and Securities and Exchange Commission practice, as well as guidance provided by the Division of Corporation Finance as posted on the Securities and Exchange Commission’s website as Division of

Corporation Finance Interpretive Response 202.01 (“CDI 202.01”) regarding the TIA, Section 304(a)(2) (which guidance was updated on May 3, 2012 to note the first of these rulings referred to above and to state that the “staff is considering CDI 202.01 in light of this ruling”). In addition, on December 23, 2014, the United States Court of Appeals for the Second Circuit reversed the lower court’s ruling in Retirement Bd. of the Policemen’s Annuity regarding the applicability of the TIA to trusts governed by pooling and servicing agreements under New York law, holding that the mortgage-backed securities at issue are exempt under Section 304(a)(2) of the TIA. If any of the other rulings by the federal district courts is affirmed on appeal, or if there is a change by the Division of Corporation Finance of its position that agreements similar to the Pooling and Servicing Agreement are exempt from the TIA under Section 304(a)(2), that would likely result in the Pooling and Servicing Agreement being required to be qualified under the TIA.

In the event that subsequent to the date of this prospectus supplement the Depositor, following non-binding consultation with the Trustee, informs the Trustee that it has determined that the TIA does apply to the Pooling and Servicing Agreement (a “TIA Applicability Determination”), the Pooling and Servicing Agreement will provide that it will be amended, without the consent of any Certificateholder, to the extent necessary to comply with the TIA. In addition, if the TIA were to apply to the Pooling and Servicing Agreement, the TIA provides that certain provisions would automatically be deemed to be included in the Pooling and Servicing Agreement (and the Pooling and Servicing Agreement thus would be statutorily amended without any further action); provided, however, that it will be deemed that the parties to the Pooling and Servicing Agreement have agreed that, to the extent permitted under the TIA, the Pooling and Servicing Agreement will expressly exclude any non-mandatory provisions that (x) conflict with the provisions of the Pooling and Servicing Agreement or would otherwise alter the provisions of the Pooling and Servicing Agreement or (y) increase the obligations, liabilities or scope of responsibility of any party thereto. Generally, the TIA provisions include additional obligations of the Trustee, certain additional reporting requirements, and heightened conflict of interest rules which may require, for example, that the Trustee resign in the event the interests of the holders of the various Classes of Certificates differ from one another under certain circumstances and that one or more other trustees be appointed in its place. While investors should understand the potential for such amendments, investors should not purchase Certificates with any expectation that the TIA will be determined to apply or that any such amendments will be made.

The Pooling and Servicing Agreement may also be amended by the parties thereto with (1) the consent of the holders of Certificates entitled to not less than 66-2/3% of the voting rights allocated to each Class that is materially affected by the amendment and (2) the consent of the holder(s) of the Serviced Companion Loan(s) materially affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of Certificateholders; provided that no such amendment may, among other things, (i) reduce in any manner the amount of, or delay the timing of, payments received on the Certificates without the consent of each affected Certificateholder, or which are to be distributed to the holder of a Serviced Companion Loan without the consent of such holder of a Serviced Companion Loan, (ii) reduce the aforesaid percentage of aggregate principal balance or notional amount, as applicable, of each Class of Certificates which are required to consent to any such amendment, without the consent of all the holders of each Class of Certificates affected thereby, (iii) adversely affect the status of any of REMIC I, REMIC II or REMIC III as a REMIC or the Grantor Trust as a grantor trust under the Code, without the consent of 100% of the Certificateholders, (iv) amend any section of the Pooling and Servicing Agreement that relates to the amendment thereof without the consent of all the holders of all Certificates of the Class(es) affected thereby and the consent of the holder of any affected Serviced Companion Loan, (v) otherwise materially adversely affect any Class of Certificateholders without the consent of all of the Certificateholders of that Class, (vi) otherwise materially adversely affect the holder of any Serviced Companion Loan without the consent of such holder, or (vii) materially adversely affect the rights or increase the obligations of any Mortgage Loan Seller under the Pooling and Servicing Agreement or the related Mortgage Loan Purchase Agreement without the written consent of such Mortgage Loan Seller.

In addition, the Pooling and Servicing Agreement may not be amended in any manner that materially adversely affects any Serviced Companion Loan without the consent of the holder of such Serviced Companion Loan.

In no event may the definition of the Servicing Standard be amended in a manner that would materially adversely affect Certificateholders without a Rating Agency Confirmation and an opinion of counsel delivered to the Trustee and the Certificate Administrator.

Furthermore, no amendment of the Pooling and Servicing Agreement may be consented to by any party to the Pooling and Servicing Agreement unless such party has obtained or received an opinion of counsel to the effect that the amendment is permitted under the Pooling and Servicing Agreement as described above.

Termination of the Pooling and Servicing Agreement

The obligations created by the Pooling and Servicing Agreement will terminate following the earliest of—

1.	the final payment or advance on, or other liquidation of, the last Mortgage Loan or related REO Property remaining in the Trust Fund,

2.
the purchase of all of the Mortgage Loans and REO Properties remaining in the Trust Fund or held on behalf of the Trust Fund by any single Certificateholder or group of Certificateholders of the Class (if any) that is then entitled to appoint the Subordinate Class Representative, the Master Servicer or the Special Servicer, in that order of preference, and

3.	the exchange by any single holder of all the Certificates for all of the Mortgage Loans and REO Properties remaining in the Trust Fund.

Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder. The final distribution to the registered holder of each Certificate will be made only upon surrender and cancellation of that Certificate at the office of the Certificate Administrator or at any other location specified in the notice of termination.

The right of the Certificateholders of the Class (if any) that is then entitled to appoint the Subordinate Class Representative, the Master Servicer or the Special Servicer to purchase all of the Mortgage Loans and REO Properties remaining in the Trust Fund is subject to the conditions (among others) that—

●	the total Stated Principal Balance of the Mortgage Pool is 1.0% or less of the Cut-off Date Pool Balance,

●
within 30 days after notice of the election of that person to make the purchase is given, no person with a higher right of priority to make the purchase notifies the other parties to the Pooling and Servicing Agreement of its election to do so, and

●
if more than one holder or group of Certificateholders of the Class (if any) that is then entitled to appoint the Subordinate Class Representative desire to make the purchase, preference will be given to the holder or group of holders with the largest percentage interest in the relevant Class.

Any purchase by any single holder or group of Certificateholders of the Class (if any) that is then entitled to appoint the Subordinate Class Representative, the Master Servicer or the Special Servicer of all the Mortgage Loans and REO Properties remaining in the Trust Fund is required to be made at a price equal to:

●	the sum of—

1.	the aggregate Purchase Price of all the Mortgage Loans remaining in the Trust Fund, other than any Mortgage Loans as to which the Mortgaged Properties have become REO Properties, and

2.
the appraised value of all REO Properties then included in the Trust Fund, in each case as determined by an appraiser mutually agreed upon by the Master Servicer, the Special Servicer and the Trustee; minus

●	solely in the case of a purchase by the Master Servicer or the Special Servicer, the total of all amounts payable or reimbursable to the purchaser under the Pooling and Servicing Agreement.

The purchase will result in early retirement of the then-outstanding Certificates. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the Certificateholders, will constitute part of the Available Distribution Amount for the final distribution date. Any person or entity making the purchase will be responsible for reimbursing the parties to the Pooling and Servicing Agreement for all reasonable out-of-pocket costs and expenses incurred by the parties in connection with the purchase.

An exchange by any single holder of all of the Certificates for all of the Mortgage Loans and REO Properties remaining in the Trust Fund may be made by giving written notice to each of the parties to the Pooling and Servicing Agreement no later than 60 days prior to the anticipated date of exchange. If an exchange is to occur as described above, then the holder of the Certificates, no later than the business day immediately preceding the distribution date on which the final distribution on the Certificates is to occur, must deposit in the Collection Account amounts that are together equal to all amounts then due and owing to the Master Servicer, the Special Servicer, the Certificate Administrator, the tax administrator, the Trustee and their respective agents under the Pooling and Servicing Agreement. No such exchange may occur until the aggregate principal balance of the Class A-1, A-2, A-3, A-4, A-5, A-SB and D Certificates, and the Class A-S, B and C Regular Interests (and, therefore, the Class A-S, B, C and PEX Certificates) is reduced to zero.

The Trustee

Eligibility Requirements

The Trustee is at all times required to be, and will be required to resign if it fails to be, (i) a corporation, bank, trust company or association organized and doing business under the laws of the United States of America or any state thereof or the District of Columbia, authorized under such laws to exercise trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority or (ii) an institution whose short term debt obligations are at all times rated not less than “P-1” by Moody’s Investors Service, Inc. (“Moody’s”) (or such lower rating by Moody’s as is the subject of a confirmation from Moody’s and Morningstar (or, in the case of a Serviced Loan Combination, each Pari Passu Companion Loan Rating Agency) that such Trustee will not cause a downgrade, withdrawal or qualification of the then-current ratings of any Class of Certificates) and whose long-term unsecured debt is at all times rated not less than “A” by DBRS, Inc. (“DBRS”) (provided, however, that the Trustee may maintain a long-term unsecured debt rating of “A(low)” by DBRS if the Master Servicer maintains a rating of at least “A” by DBRS; and provided, further, that if the Trustee is not rated by DBRS, the Trustee may maintain an equivalent (or higher) rating by any two other NRSROs (which may include Moody’s)), “A2” by Moody’s if it has a short-term unsecured debt rating of at least “P-1” by Moody’s (provided, however, that the Trustee may maintain a long term rating of “Baa2” by Moody’s and a short term unsecured debt rating of “P-2” by Moody’s if the Master Servicer maintains a rating of at least “A2” by Moody’s (or such lower rating as is the subject of a confirmation from Moody’s and Morningstar).

Duties of the Trustee

The Trustee will make no representations as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates or any asset or related document and is not accountable for the use or application by the Depositor of any of the Certificates or any of the proceeds of the Certificates, or for the use or application by the Depositor of funds paid in consideration of the assignment of the Mortgage Loans to the Trust or deposited into any fund or account maintained with respect to the Certificates or any account maintained pursuant to the Pooling and Servicing Agreement or for investment of any such amounts. The Pooling and Servicing Agreement generally provides that (i) the

Trustee, prior to the occurrence of an Servicer Termination Event and after the curing or waiver of all Servicer Termination Events which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in the Pooling and Servicing Agreement, (ii) if a Servicer Termination Event occurs and is continuing, the Trustee must exercise such of the rights and powers vested in it by the Pooling and Servicing Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs, (iii) any permissive right of the Trustee contained in the Pooling and Servicing Agreement will not be construed as a duty and (iv) the Trustee will be liable in accordance with the Pooling and Servicing Agreement only to the extent of the obligations specifically imposed upon and undertaken by the Trustee. However, upon receipt of the various Certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine the documents and to determine whether they conform on their face to the requirements of the Pooling and Servicing Agreement. The Certificate Administrator is required to notify Certificateholders of any termination of the Master Servicer or the Special Servicer or appointment of a successor to the Master Servicer or the Special Servicer. The Trustee will be obligated to make any advance required to be made, and not made, by the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement, provided that the Trustee will not be obligated to make any advance that it deems to be a nonrecoverable advance. In addition, the Trustee will not be obligated to make any Servicing Advances with respect to any Non-Serviced Pari Passu Mortgage Loan. The Trustee will be entitled, but not obligated, to rely conclusively on any determination by the Master Servicer or the Special Servicer, that an advance, if made, would be a nonrecoverable advance. The Trustee will be entitled to reimbursement for each advance made by it in the same manner and to the same extent as, but prior to, the Master Servicer. See “—Advances of Delinquent Monthly Debt Service Payments” in this prospectus supplement.

Matters Regarding the Trustee

The Trust Fund will indemnify the Trustee and its directors, officers, employees, agents and affiliates against any and all losses, liabilities, damages, claims or expenses, including, without limitation, reasonable attorneys’ fees, arising with respect to the Pooling and Servicing Agreement, the Mortgage Loans or the Certificates, other than (i) those resulting from the breach of the Trustee’s representations and warranties or from willful misconduct, fraud, bad faith or negligence in the performance of, or negligent disregard of, its duties, (ii) the Trustee’s allocable overhead and (iii) any cost or expense expressly required to be borne by the Trustee.

The Trustee will not be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized by the Pooling and Servicing Agreement. The Trustee will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Pooling and Servicing Agreement or in the exercise of any of its rights or powers if, in the opinion of that entity, the repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it. Also see “—Matters Regarding the Certificate Administrator and the Tax Administrator” above in this prospectus supplement.

With respect to any Non-Serviced Loan Combination serviced pursuant to the another securitization, the related trustee (the “Other Trustee”) is or is expected to be entitled to indemnification with respect to amounts related to such Non-Serviced Loan Combination pursuant to provisions that are similar to those described above and is or is expected to be entitled to reimbursement from the Trust Fund for the related Non-Serviced Pari Passu Mortgage Loan’s pro rata share of any such amounts.

Provisions similar to the provisions described under the sections of the accompanying prospectus entitled “Description of the Pooling and Servicing Agreements—Duties of the Trustee”, “—Certain Matters Regarding the Trustee” and “—Resignation and Removal of the Trustee” will apply to the Certificate Administrator and the tax administrator.

Resignation and Removal of the Trustee

The Trustee may at any time resign from its obligations and duties under the Pooling and Servicing Agreement by giving written notice to the Depositor, the Certificate Administrator, the tax

administrator, the Master Servicer, the Special Servicer, the Rule 17g-5 Information Provider (who will promptly post such notice to the Rule 17g-5 Information Provider’s Website), and all Certificateholders. Upon receiving the notice of resignation, the Depositor is required to promptly appoint a successor Trustee meeting the requirements set forth above. If no successor Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of the notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If at any time the Trustee (i) ceases to be eligible to continue as Trustee under the Pooling and Servicing Agreement, or (ii) becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property is appointed, or any public officer takes charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or (iii) the continuation of the Trustee as such would result in a downgrade, qualification or withdrawal of the rating by the Rating Agencies of any Class of Certificates with a rating as evidenced in writing by the Rating Agencies, then the Depositor may (and, if it fails to do so within ten (10) business days, the requesting Master Servicer must as soon as practicable) remove the Trustee and appoint a successor Trustee meeting the eligibility requirements set forth above. Holders of the Certificates entitled to more than 50% of the voting rights (determined without notionally reducing the principal balances of the Certificates by any Appraisal Reduction Amounts) may, at their expense, at any time remove the Trustee without cause and appoint a successor Trustee.

Any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee meeting the eligibility requirements set forth above. Upon any succession of the Trustee, the predecessor trustee will be entitled to the payment of compensation and reimbursement agreed to under the Pooling and Servicing Agreement for services rendered and expenses incurred prior to the date of removal. The resigning Trustee will be required to pay all reasonable out-of-pocket costs and expenses of each party to the Pooling and Servicing Agreement, the Issuing Entity and each Rating Agency in connection with the resignation of the Trustee and the transfer of its duties (including, but not limited to, reasonable out-of-pocket costs and expenses associated with the engagement of a successor, transferring mortgage files (if applicable) and related information, records and reports to the successor).

All expenses incurred by the Trustee in connection with the transfer of its duties to a successor trustee following the removal of the Trustee without cause are required to be reimbursed to such removed Trustee within thirty (30) days of demand therefor, such reimbursement to be made by the Certificateholders that terminated such Trustee.

In addition, certain provisions regarding the obligations and duties of the Trustee, including those related to resignation and termination, may be subject to amendment in connection with a TIA Applicability Determination. See “—Amendment of the Pooling and Servicing Agreement” in this prospectus supplement.

Suits, Actions and Proceedings by Certificateholders

No Certificateholder will have any right by virtue of any provision of the Pooling and Servicing Agreement or the Certificates to institute any suit, action or proceeding in equity or at law against any party to the Pooling and Servicing Agreement or the Certificates or any borrower, unless that Certificateholder has previously given to the Trustee a written notice of default, and unless also (except in the case of a default by the Trustee) the holders of Certificates entitled to at least 25% of the voting rights (determined without notionally reducing the principal balances of the Certificates by any Appraisal Reduction Amounts) have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee under the Pooling and Servicing Agreement and have offered to the Trustee such reasonable indemnity satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, has neglected or refused to institute any such action, suit or proceeding. No one or more holders of Certificates will have any right in any manner whatsoever by virtue of any provision of the Pooling and Servicing Agreement or the Certificates to affect, disturb or prejudice the rights of any other holders of Certificates, or to obtain or seek to obtain priority over or preference to any other such holder (which priority or preference is not otherwise provided for herein), or to enforce any right under the Pooling and Servicing Agreement or the Certificates, except in the manner herein or therein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions described above, each and every Certificateholder and the Trustee will be entitled to such relief as can be given either at law or in equity.

YIELD AND MATURITY CONSIDERATIONS

Yield Considerations

General. The yield on any Offered Certificate will depend on—

●	the price at which that Certificate is purchased by an investor,

●	the rate, timing and amount of distributions on that Certificate, and

●	any losses or shortfalls incurred on that Certificate.

The rate, timing and amount of distributions on any Offered Certificate will in turn depend on, among other things:

●	the pass-through rate for that Certificate,

●
the rate and timing of principal payments, including those arising from voluntary and involuntary prepayments, repurchases for material document defects or material breaches of representations, sales of defaulted mortgage loans and REO Properties, exercise of purchase options by holders of mezzanine loans, and other principal collections on the Mortgage Loans, and the extent to which those amounts are to be applied in reduction of the principal balance or notional amount, as applicable, of that Certificate,

●
the rate and timing of reimbursements made to the Master Servicer, the Special Servicer or the Trustee for nonrecoverable advances and/or for advances previously made in respect of a worked-out Mortgage Loan that are not repaid at the time of the workout,

●
the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses, as well as Trust Advisor Expenses, and the extent to which those losses and expenses are allocable in reduction of the principal balance of that Certificate or result in reductions or shortfalls in interest distributable to that Certificate, and

●	the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which those shortfalls result in the reduction of the interest distributions of that Certificate.

Rate and Timing of Principal Payments. The yield to maturity on the Offered Certificates purchased at a discount or a premium will be affected by the rate and timing of principal distributions on, or otherwise resulting in a reduction of the aggregate principal balances of, those Certificates. In turn, the rate and timing of distributions on, or otherwise resulting in a reduction of the aggregate principal balances of, those Certificates will be directly related to the rate and timing of principal payments on or with respect to the Mortgage Loans. Finally, the rate and timing of principal payments on or with respect to the Mortgage Loans will be affected by their amortization schedules, the dates on which balloon payments are due to occur, any incentives for a borrower to repay its mortgage loan by an anticipated repayment date and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, any prepayments occurring by application of earnout reserves or performance holdback amounts if leasing criteria or other conditions are not satisfied or by reason of sales or other releases of real properties and/or parcels, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, sales of Mortgage Loans following default or purchases or other removals of Mortgage Loans from the Trust Fund. In some cases, a Mortgage Loan’s amortization schedule will be recast upon the occurrence of certain events, including casualties, condemnations and prepayments in connection with property releases. See “Risk Factors—Risks Related to the Offered Certificates—The

Yields to Maturity on the Offered Certificates Depend on a Number of Factors that Cannot Be Predicted with any Certainty” and “—Incorrect Assumptions Regarding Principal Payments and Prepayments May Lead to a Lower than Expected Yield on Your Investment” and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Voluntary Prepayment and Defeasance Provisions” for a discussion of certain of the Mortgage Loans with the above described characteristics.

With respect to any Class of Offered Certificates with a pass-through rate based upon, equal to or limited by the WAC Rate, the respective pass-through rate (and, accordingly, the yield) on those Classes of Offered Certificates could (or, in the case of the Class X-A and X-B Certificates and any other Class of Certificates with a pass-through rate based upon or equal to the WAC Rate, will) be adversely affected if Mortgage Loans with relatively high mortgage interest rates experienced a faster rate of principal payments than Mortgage Loans with relatively low mortgage interest rates.

Prepayments and other early liquidations of the Mortgage Loans will result in distributions on the Offered Certificates of amounts that would otherwise be paid over the remaining terms of those Mortgage Loans. This will tend to shorten the weighted average lives of the Offered Certificates. Defaults on the Mortgage Loans, particularly at or near their maturity dates, may result in significant delays in distributions of principal on the Mortgage Loans and, accordingly, on the Offered Certificates, while work-outs are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of the Offered Certificates. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Modifications, Waivers, Amendments and Consents” in this prospectus supplement.

With respect to the Class A-SB Certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB Certificates to principal prepayments on the Mortgage Loans will depend in part on the period of time during which the Class A-1, A-2, A-3, A-4 and A-5 Certificates remain outstanding. As such, the Class A-SB Certificates will become more sensitive to the rate of prepayments on the Mortgage Loans than they were when the Class A-1, A-2, A-3, A-4 and A-5 Certificates were outstanding.

The extent to which the yield to maturity on any Offered Certificate may vary from the anticipated yield will depend upon the degree to which the Certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn paid in a reduction of the principal balance of the Certificate. If you purchase your Offered Certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase Class X-A or X-B Certificates or otherwise purchase your Offered Certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to you that is lower than your anticipated yield.

If you purchase Class X-A or X-B Certificates, your yield to maturity will be particularly sensitive to the rate and timing of principal payments on the Mortgage Loans. Each payment of principal in reduction of the aggregate principal balance of the Class A-1, A-2, A-3, A-4, A-5 or A-SB Certificates and the Class A-S Regular Interest will result in a reduction in the notional amount of the Class X-A Certificates, and each payment of principal in reduction of the aggregate principal balance of the Class B and C Regular Interests will result in a reduction in the notional amount of the Class X-B Certificates. Accordingly, if principal payments on the Mortgage Loans occur at a rate faster than that assumed at the time of purchase, then your actual yield to maturity with respect to the Class X-A Certificates will, and your actual yield to maturity with respect to the Class X-B Certificates may, be lower than that assumed at the time of purchase. Your yield to maturity would also be adversely affected by sales of Mortgage Loans following default, Mortgage Loan Seller repurchases of Mortgage Loans in connection with a material breach or representation or warranty or other removals of Mortgage Loans from the Trust Fund. Prior to investing in the Class X-A or X-B Certificates, you should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the Mortgage Loans could result in your failure to fully recover your initial investment. The rating(s) on the Class X-A or X-B Certificates do not address whether a purchaser of those certificates would be able to recover its initial investment.

Because the rate of principal payments on or with respect to the Mortgage Loans will depend on future events and a variety of factors, we cannot assure you as to that rate or the rate of principal prepayments in particular.

Even if they are collected and payable on your Offered Certificates, Prepayment Premiums and Yield Maintenance Charges may not be sufficient to offset fully any loss in yield on your Offered Certificates attributable to the related prepayments of, the Mortgage Loans.

Delinquencies and Defaults on the Mortgage Loans. The rate and timing of delinquencies and defaults on the Mortgage Loans will affect—

●	the amount of distributions on your Offered Certificates,

●	the yield to maturity of your Offered Certificates,

●	if you are purchasing Principal Balance Certificates, the rate of principal distributions on your Offered Certificates,

●	if you are purchasing Class X-A or X-B Certificates, the rate of reductions in the notional amount of your Offered Certificates, and

●	the weighted average life of your Offered Certificates.

Delinquencies on the Mortgage Loans, unless covered by advances, may result in shortfalls in distributions of interest and/or principal on your Offered Certificates for the current month. Although any shortfalls in distributions of interest may be made up on future distribution dates, no interest would accrue on those shortfalls. Thus, any shortfalls in distributions of interest would adversely affect the yield to maturity of your Offered Certificates.

If—

●
you calculate the anticipated yield to maturity for your Offered Certificates based on an assumed rate of default on the Mortgage Loans and amount of losses on the Mortgage Loans that is lower than the default rate and amount of losses actually experienced, and

●	the additional losses result in a reduction of the total distributions on, or the aggregate principal balance of your Offered Certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

The timing of any loss on a liquidated Mortgage Loan that results in a reduction of the total distributions on or the aggregate principal balance of your Offered Certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

The yield on your Certificates will also depend on the extent to which losses and expenses experienced by the Trust Fund are allocated to reduce your certificate principal balance or otherwise reduce amounts distributable to you. The notional amount of the Class X-A and X-B Certificates will be reduced by any Realized Losses with respect to the Mortgage Loans or Additional Trust Fund Expenses allocated to reduce the classes of Principal Balance Certificates or Regular Interests on which that notional amount is based. Because the Control-Eligible Certificates do not provide credit support to other Classes of Certificates in respect of Trust Advisor Expenses other than Designated Trust Advisor Expenses, the yield on those other Classes of Certificates may be affected by losses arising from such Trust Advisor Expenses at a time when other losses would not have affected their yield.

Even if losses on the Mortgage Loans do not result in a reduction of the total distributions on, or the aggregate principal balance of your Offered Certificates, the losses may still affect the timing of distributions on, and the weighted average life and yield to maturity of your Offered Certificates.

In addition, if the Master Servicer, the Special Servicer or the Trustee is reimbursed for any advance made by it that has been determined to be nonrecoverable out of collections on the related Mortgage Loan, then that advance (together with accrued interest thereon) will, to the fullest extent permitted, be reimbursed first out of the principal portion of current debt service advances and payments and other collections of principal otherwise distributable on the Certificates, prior to being deemed reimbursed out of payments and other collections of interest on the Mortgage Pool otherwise distributable on the Certificates. Any such reimbursement from advances and collections of principal will reduce the amount of principal otherwise distributable on the Certificates on the related distribution date.

In the event that any advance (including any interest accrued thereon) with respect to a Mortgage Loan remains unreimbursed following the time that such Mortgage Loan is modified as a Specially Serviced Mortgage Loan, the Master Servicer or the Trustee, as applicable, will be entitled to reimbursement for that advance (even though that advance has not been determined to be nonrecoverable from collections on the related Mortgage Loan), out of amounts in the Collection Account representing the principal portion of current debt service advances and payments and other collections of principal after the application of those advances and collections of principal to reimburse any party for nonrecoverable debt service advances and Servicing Advances as contemplated by the prior paragraph. Any such reimbursement payments will reduce the amount of principal otherwise distributable on the Certificates on the related distribution date.

Relevant Factors. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the Mortgage Loans:

●	prevailing interest rates;

●	the terms of the Mortgage Loans, including—

1.	provisions that impose prepayment Lock-out Periods or require Yield Maintenance Charges or Prepayment Premiums;

2.	due-on-sale and due-on-encumbrance provisions;

3.	provisions requiring that upon occurrence of certain events, funds held in escrow or proceeds from letters of credit be applied to principal;

4.
the exercise of purchase options by tenants or others and other sales of real properties and/or parcels by borrowers that can result in prepayments of principal, including during a Lock-out Period for the Mortgage Loan; and

5.	amortization terms;

●	the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located;

●
the general supply and demand for commercial, multifamily and manufactured housing community rental space of the type available at the Mortgaged Properties in the areas in which those properties are located;

●	the quality of management of the Mortgaged Properties;

●	the servicing of the Mortgage Loans;

●	possible changes in tax laws; and

●	other opportunities for investment.

See “Risk Factors”, “Description of the Mortgage Pool”, “Servicing of the Mortgage Loans and Administration of the Trust Fund” in this prospectus supplement, the “Summaries of the Fifteen

Largest Mortgage Loans” attached as Annex A-3 to this prospectus supplement, and “Risk Factors” and “Description of the Pooling and Servicing Agreements” in the accompanying prospectus.

The rate of prepayment on the Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a Mortgage Loan accrues interest, the related borrower may have an increased incentive to refinance the Mortgage Loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which a Mortgage Loan accrues interest, the related borrower may be less likely to voluntarily prepay the Mortgage Loan.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their Mortgaged Properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their Mortgaged Properties.

A number of the underlying borrowers are partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related Mortgage Loan.

Neither we nor any of the underwriters makes any representation regarding:

●	the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans;

●	the relative importance of those factors;

●	the percentage of the aggregate principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any particular date; or

●	the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions. Because monthly distributions will not be made to Certificateholders until, at the earliest, the 15th day of the month following the month in which interest accrued on the Offered Certificates, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable pass-through rate and purchase prices, assuming the prices did not account for the delay.

Weighted Average Life

For purposes of this prospectus supplement, the weighted average life of any Offered Certificate with a principal balance refers to the average amount of time that will elapse from the assumed settlement date of March 31, 2015 until each dollar to be applied in reduction of the aggregate principal balance of those Certificates is paid to the investor. For purposes of this “Yield and Maturity Considerations” section, the weighted average life of any Offered Certificate with a principal balance is determined by:

●	multiplying the amount of each principal distribution on the Offered Certificate by the number of years from the assumed settlement date to the related distribution date;

●	summing the results; and

●	dividing the sum by the total amount of the reductions in the principal balance of the Offered Certificate.

Accordingly, the weighted average life of any Offered Certificate with a principal balance will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid or otherwise collected or advanced and the extent to which those payments, collections and/or advances of principal are in turn applied in reduction of the principal balance of that Certificate.

The tables set forth below show, with respect to each Class of Offered Certificates with principal balances,

●           the weighted average life of that Class, and

●           the percentage of the initial aggregate principal balance of that Class that would be outstanding after each of the specified dates,

based upon each of the indicated levels of CPR and the Structuring Assumptions.

The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in calculating the tables below. Neither we nor any of the underwriters makes any representation that the Mortgage Loans will behave in accordance with the Structuring Assumptions set forth in this prospectus supplement. The tables below are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under the assumed prepayment scenarios. Any difference between the assumptions used in calculating the tables below and the actual characteristics and performance of the Mortgage Loans, or actual prepayment experience, will affect the percentages of initial aggregate principal balances outstanding over time and the weighted average lives of the respective Classes of the Offered Certificates. You must make your own decisions as to the appropriate prepayment, liquidation and loss assumptions to be used in deciding whether to purchase any Offered Certificate.

Prepayments on Mortgage Loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement is the “constant prepayment rate” or “CPR” model, which represents an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-outstanding principal balance of a pool of loans (in this case, the Mortgage Loans) for the life of those loans. The CPR model does not purport to be either an historical description of the prepayment experience of any pool of loans or a prediction of the anticipated rate of prepayment of any pool of loans, including the Mortgage Pool. We do not make any representations about the appropriateness of the CPR model.

Percentages of Initial Certificate Principal Balance Outstanding for the
Class A-1 Certificates at the Specified Percentages of CPR

0% CPR During Lock-out, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR

Distribution Date in	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
March 2016	87%	87%	87%	87%	87%
March 2017	71%	71%	71%	71%	71%
March 2018	50%	50%	50%	50%	50%
March 2019	21%	21%	21%	21%	21%
March 2020 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	2.76	2.75	2.75	2.75	2.75

Percentages of Initial Certificate Principal Balance Outstanding for the
Class A-2 Certificates at the Specified Percentages of CPR

0% CPR During Lock-out, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR

Distribution Date in	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
March 2016	100%	100%	100%	100%	100%
March 2017	100%	100%	100%	100%	100%
March 2018	100%	100%	100%	100%	100%
March 2019	100%	100%	100%	100%	100%
March 2020	58%	54%	49%	41%	1%
March 2021 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	4.95	4.94	4.93	4.90	4.71

Percentages of Initial Certificate Principal Balance Outstanding for the
Class A-3 Certificates at the Specified Percentages of CPR

0% CPR During Lock-out, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR

Distribution Date in	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
March 2016	100%	100%	100%	100%	100%
March 2017	100%	100%	100%	100%	100%
March 2018	100%	100%	100%	100%	100%
March 2019	100%	100%	100%	100%	100%
March 2020	100%	100%	100%	100%	100%
March 2021	100%	100%	100%	100%	100%
March 2022 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	6.96	6.95	6.93	6.91	6.71

Percentages of Initial Certificate Principal Balance Outstanding for the
Class A-4 Certificates at the Specified Percentages of CPR

0% CPR During Lock-out, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR

Distribution Date in	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
March 2016	100%	100%	100%	100%	100%
March 2017	100%	100%	100%	100%	100%
March 2018	100%	100%	100%	100%	100%
March 2019	100%	100%	100%	100%	100%
March 2020	100%	100%	100%	100%	100%
March 2021	100%	100%	100%	100%	100%
March 2022	100%	100%	100%	100%	100%
March 2023	100%	100%	100%	100%	100%
March 2024	100%	100%	100%	100%	100%
March 2025 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	9.78	9.75	9.70	9.66	9.49

Percentages of Initial Certificate Principal Balance Outstanding for the
Class A-5 Certificates at the Specified Percentages of CPR

0% CPR During Lock-out, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR

Distribution Date in	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
March 2016	100%	100%	100%	100%	100%
March 2017	100%	100%	100%	100%	100%
March 2018	100%	100%	100%	100%	100%
March 2019	100%	100%	100%	100%	100%
March 2020	100%	100%	100%	100%	100%
March 2021	100%	100%	100%	100%	100%
March 2022	100%	100%	100%	100%	100%
March 2023	100%	100%	100%	100%	100%
March 2024	100%	100%	100%	100%	100%
March 2025 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	9.94	9.93	9.91	9.87	9.67

Percentages of Initial Certificate Principal Balance Outstanding for the
Class A-SB Certificates at the Specified Percentages of CPR

0% CPR During Lock-out, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR

Distribution Date in	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
March 2016	100%	100%	100%	100%	100%
March 2017	100%	100%	100%	100%	100%
March 2018	100%	100%	100%	100%	100%
March 2019	100%	100%	100%	100%	100%
March 2020	100%	100%	100%	100%	100%
March 2021	81%	81%	81%	81%	81%
March 2022	59%	59%	59%	59%	59%
March 2023	37%	37%	37%	37%	38%
March 2024	15%	15%	15%	15%	16%
March 2025 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	7.41	7.41	7.41	7.41	7.42

Percentages of Initial Certificate Principal Balance Outstanding for the
Class A-S Certificates at the Specified Percentages of CPR

0% CPR During Lock-out, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR

Distribution Date in	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
March 2016	100%	100%	100%	100%	100%
March 2017	100%	100%	100%	100%	100%
March 2018	100%	100%	100%	100%	100%
March 2019	100%	100%	100%	100%	100%
March 2020	100%	100%	100%	100%	100%
March 2021	100%	100%	100%	100%	100%
March 2022	100%	100%	100%	100%	100%
March 2023	100%	100%	100%	100%	100%
March 2024	100%	100%	100%	100%	100%
March 2025 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	9.96	9.96	9.96	9.96	9.71

Percentages of Initial Certificate Principal Balance Outstanding for the
Class B Certificates at the Specified Percentages of CPR

0% CPR During Lock-out, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR

Distribution Date in	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
March 2016	100%	100%	100%	100%	100%
March 2017	100%	100%	100%	100%	100%
March 2018	100%	100%	100%	100%	100%
March 2019	100%	100%	100%	100%	100%
March 2020	100%	100%	100%	100%	100%
March 2021	100%	100%	100%	100%	100%
March 2022	100%	100%	100%	100%	100%
March 2023	100%	100%	100%	100%	100%
March 2024	100%	100%	100%	100%	100%
March 2025 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	9.96	9.96	9.96	9.96	9.71

Percentages of Initial Certificate Principal Balance Outstanding for the
Class C Certificates at the Specified Percentages of CPR

0% CPR During Lock-out, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR

Distribution Date in	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
March 2016	100%	100%	100%	100%	100%
March 2017	100%	100%	100%	100%	100%
March 2018	100%	100%	100%	100%	100%
March 2019	100%	100%	100%	100%	100%
March 2020	100%	100%	100%	100%	100%
March 2021	100%	100%	100%	100%	100%
March 2022	100%	100%	100%	100%	100%
March 2023	100%	100%	100%	100%	100%
March 2024	100%	100%	100%	100%	100%
March 2025 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	9.96	9.96	9.96	9.96	9.76

Percentages of Initial Certificate Principal Balance Outstanding for the
Class PEX Certificates at the Specified Percentages of CPR

0% CPR During Lock-out, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR

Distribution Date in	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
March 2016	100%	100%	100%	100%	100%
March 2017	100%	100%	100%	100%	100%
March 2018	100%	100%	100%	100%	100%
March 2019	100%	100%	100%	100%	100%
March 2020	100%	100%	100%	100%	100%
March 2021	100%	100%	100%	100%	100%
March 2022	100%	100%	100%	100%	100%
March 2023	100%	100%	100%	100%	100%
March 2024	100%	100%	100%	100%	100%
March 2025 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	9.96	9.96	9.96	9.96	9.73

Yield Sensitivity of the Class X-A and X-B Certificates

The yield to investors on the Class X-A Certificates will be highly sensitive to the rate and timing of principal payments, including voluntary and involuntary prepayments, on the Mortgage Loans to the extent such prepayments are allocated to the Class A-1, A-2, A-3, A-4, A-5 or A-SB Certificates or the Class A-S Regular Interest and the default and loss experience on the Mortgage Loans to the extent that losses reduce the principal balances of the Class A-1, A-2, A-3, A-4, A-5 or A-SB Certificates or the Class A-S Regular Interest. The yield to investors on the Class X-B Certificates will be highly sensitive to the rate and timing of principal payments, including voluntary and involuntary prepayments, on the Mortgage Loans to the extent such prepayments are allocated to the Class B or C Regular Interests and the default and loss experience of the Mortgage Loans to the extent that losses reduce the principal balance of the Class B or C Regular Interests. If you are contemplating an investment in the Class X-A or X-B Certificates, you should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment and/or liquidation of the Mortgage Loans could result in your failure to fully recover your initial investment. Prepayment Premiums and Yield Maintenance Charges may not be sufficient to offset the negative effects on yield caused by prepayments. In addition, no Prepayment Premiums or Yield Maintenance Charges are payable in connection with prepayments from casualty insurance proceeds and condemnation awards, certain repurchases for material document defects or material breaches of representations, the exercise of purchase options and the optional termination of the Trust.

Pre-Tax Yield to Maturity Tables

The tables set forth below show the pre-tax corporate bond equivalent yields to maturity with respect to each Class of Offered Certificates. We prepared these tables using the Structuring Assumptions (except as otherwise described herein), and further assuming (a) the specified purchase prices, and (b) the indicated prepayment scenarios. The assumed purchase prices are expressed as a percentage of the initial total notional amount or principal balance, as applicable, of the respective Class of Offered Certificates and are exclusive of accrued interest.

The yields set forth in the tables were calculated by:

●
determining the monthly discount rate that, when applied to the assumed stream of cash flows to be paid on the respective Class of Offered Certificates, would cause the discounted present value of that assumed stream of cash flows to equal—

1.           the related assumed purchase price, plus

2.	accrued interest at the initial pass-through rate for the applicable Class of Offered Certificates from and including March 1, 2015 to but excluding the assumed settlement date; and

●	converting those monthly discount rates to corporate bond equivalent rates.

Those calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on their Certificates. Consequently, they do not purport to reflect the return on any investment on a Class of offered when reinvestment rates are considered.

Pre-Tax Yield to Maturity (CBE) of the Class A-1 Certificates
at the Specified Percentages of CPR

0% CPR During Lock-out, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR

Assumed Price (in 32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
95-00	3.3915%	3.3933%	3.3944%	3.3957%	3.3958%
96-00	2.9922%	2.9937%	2.9945%	2.9956%	2.9956%
97-00	2.5988%	2.5999%	2.6005%	2.6013%	2.6014%
98-00	2.2112%	2.2119%	2.2123%	2.2128%	2.2129%
99-00	1.8292%	1.8295%	1.8297%	1.8299%	1.8300%
100-00	1.4526%	1.4526%	1.4525%	1.4525%	1.4525%
101-00	1.0813%	1.0809%	1.0807%	1.0804%	1.0804%

Pre-Tax Yield to Maturity (CBE) of the Class A-2 Certificates
at the Specified Percentages of CPR

0% CPR During Lock-out, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR

Assumed Price (in 32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
98-00	3.1097%	3.1105%	3.1117%	3.1136%	3.1299%
99-00	2.8879%	2.8883%	2.8888%	2.8897%	2.8973%
100-00	2.6686%	2.6686%	2.6685%	2.6684%	2.6675%
101-00	2.4519%	2.4514%	2.4507%	2.4496%	2.4402%
102-00	2.2376%	2.2367%	2.2354%	2.2334%	2.2156%
103-00	2.0258%	2.0244%	2.0225%	2.0195%	1.9934%
104-00	1.8162%	1.8144%	1.8119%	1.8080%	1.7738%

Pre-Tax Yield to Maturity (CBE) of the Class A-3 Certificates
at the Specified Percentages of CPR

0% CPR During Lock-out, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR

Assumed Price (in 32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
98-00	3.4123%	3.4127%	3.4133%	3.4143%	3.4225%
99-00	3.2477%	3.2479%	3.2482%	3.2487%	3.2525%
100-00	3.0851%	3.0851%	3.0850%	3.0849%	3.0844%
101-00	2.9243%	2.9240%	2.9237%	2.9231%	2.9182%
102-00	2.7653%	2.7648%	2.7641%	2.7631%	2.7540%
103-00	2.6081%	2.6074%	2.6064%	2.6049%	2.5915%
104-00	2.4527%	2.4517%	2.4504%	2.4484%	2.4309%

Pre-Tax Yield to Maturity (CBE) of the Class A-4 Certificates
at the Specified Percentages of CPR

0% CPR During Lock-out, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR

Assumed Price (in 32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
98-00	3.1690%	3.1697%	3.1706%	3.1714%	3.1750%
99-00	3.0480%	3.0483%	3.0487%	3.0491%	3.0508%
100-00	2.9284%	2.9283%	2.9283%	2.9282%	2.9280%
101-00	2.8101%	2.8097%	2.8092%	2.8087%	2.8066%
102-00	2.6932%	2.6924%	2.6915%	2.6905%	2.6866%
103-00	2.5776%	2.5764%	2.5750%	2.5737%	2.5679%
104-00	2.4632%	2.4617%	2.4599%	2.4582%	2.4506%

Pre-Tax Yield to Maturity (CBE) of the Class A-5 Certificates
at the Specified Percentages of CPR

0% CPR During Lock-out, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR

Assumed Price (in 32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
98-00	3.4299%	3.4301%	3.4305%	3.4313%	3.4353%
99-00	3.3090%	3.3091%	3.3092%	3.3096%	3.3114%
100-00	3.1894%	3.1894%	3.1894%	3.1893%	3.1890%
101-00	3.0712%	3.0711%	3.0709%	3.0704%	3.0680%
102-00	2.9544%	2.9542%	2.9538%	2.9529%	2.9484%
103-00	2.8389%	2.8385%	2.8380%	2.8367%	2.8302%
104-00	2.7247%	2.7242%	2.7235%	2.7217%	2.7132%

Pre-Tax Yield to Maturity (CBE) of the Class A-SB Certificates
at the Specified Percentages of CPR

0% CPR During Lock-out, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR

Assumed Price (in 32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
98-00	3.2866%	3.2866%	3.2866%	3.2866%	3.2863%
99-00	3.1312%	3.1312%	3.1312%	3.1312%	3.1310%
100-00	2.9776%	2.9776%	2.9776%	2.9776%	2.9776%
101-00	2.8258%	2.8258%	2.8258%	2.8258%	2.8260%
102-00	2.6757%	2.6757%	2.6757%	2.6757%	2.6761%
103-00	2.5274%	2.5274%	2.5274%	2.5274%	2.5280%
104-00	2.3807%	2.3807%	2.3807%	2.3807%	2.3815%

Pre-Tax Yield to Maturity (CBE) of the Class A-S Certificates
at the Specified Percentages of CPR

0% CPR During Lock-out, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR

Assumed Price (in 32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
98-00	3.7184%	3.7184%	3.7184%	3.7184%	3.7233%
99-00	3.5958%	3.5958%	3.5958%	3.5958%	3.5981%
100-00	3.4747%	3.4747%	3.4747%	3.4747%	3.4743%
101-00	3.3550%	3.3550%	3.3550%	3.3550%	3.3520%
102-00	3.2367%	3.2367%	3.2367%	3.2367%	3.2311%
103-00	3.1197%	3.1197%	3.1197%	3.1197%	3.1116%
104-00	3.0040%	3.0040%	3.0040%	3.0040%	2.9935%

Pre-Tax Yield to Maturity (CBE) of the Class X-A Certificates
at the Specified Percentages of CPR

0% CPR During Lock-out, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR

Assumed Price (in 32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
9-20	4.3588%	4.3238%	4.2783%	4.2106%	3.8035%
9-24	4.0388%	4.0036%	3.9578%	3.8896%	3.4801%
9-28	3.7252%	3.6897%	3.6436%	3.5749%	3.1630%
10-00	3.4176%	3.3819%	3.3354%	3.2663%	2.8521%
10-04	3.1159%	3.0800%	3.0332%	2.9636%	2.5471%
10-08	2.8199%	2.7838%	2.7366%	2.6666%	2.2478%
10-12	2.5294%	2.4931%	2.4456%	2.3751%	1.9541%

Pre-Tax Yield to Maturity (CBE) of the Class X-B Certificates
at the Specified Percentages of CPR

0% CPR During Lock-out, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR

Assumed Price (in 32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
4-04	4.7361%	4.7489%	4.7666%	4.7955%	4.4638%
4-08	4.0682%	4.0814%	4.0995%	4.1291%	3.7914%
4-12	3.4290%	3.4425%	3.4609%	3.4912%	3.1478%
4-16	2.8162%	2.8300%	2.8488%	2.8797%	2.5307%
4-20	2.2280%	2.2420%	2.2613%	2.2928%	1.9383%
4-24	1.6626%	1.6769%	1.6965%	1.7286%	1.3689%
4-28	1.1185%	1.1331%	1.1530%	1.1857%	0.8209%

Pre-Tax Yield to Maturity (CBE) of the Class B Certificates
at the Specified Percentages of CPR

0% CPR During Lock-out, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR

Assumed Price (in 32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
98-00	3.9759%	3.9759%	3.9759%	3.9759%	3.9807%
99-00	3.8517%	3.8517%	3.8517%	3.8517%	3.8539%
100-00	3.7290%	3.7290%	3.7290%	3.7290%	3.7286%
101-00	3.6078%	3.6078%	3.6078%	3.6078%	3.6048%
102-00	3.4879%	3.4879%	3.4879%	3.4879%	3.4824%
103-00	3.3694%	3.3694%	3.3694%	3.3694%	3.3614%
104-00	3.2523%	3.2523%	3.2523%	3.2523%	3.2417%

Pre-Tax Yield to Maturity (CBE) of the Class C Certificates
at the Specified Percentages of CPR

0% CPR During Lock-out, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR

Assumed Price (in 32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
97-00	4.4484%	4.4484%	4.4484%	4.4484%	4.4544%
98-00	4.3205%	4.3205%	4.3205%	4.3205%	4.3244%
99-00	4.1942%	4.1942%	4.1942%	4.1942%	4.1960%
100-00	4.0694%	4.0694%	4.0694%	4.0694%	4.0691%
101-00	3.9461%	3.9461%	3.9461%	3.9461%	3.9437%
102-00	3.8242%	3.8242%	3.8242%	3.8242%	3.8198%
103-00	3.7038%	3.7038%	3.7038%	3.7038%	3.6973%

Pre-Tax Yield to Maturity (CBE) of the Class PEX Certificates
at the Specified Percentages of CPR

0% CPR During Lock-out, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR

Assumed Price (in 32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
98-00	4.0574%	4.0574%	4.0574%	4.0574%	4.0622%
99-00	3.9327%	3.9327%	3.9327%	3.9327%	3.9352%
100-00	3.8095%	3.8095%	3.8095%	3.8095%	3.8096%
101-00	3.6878%	3.6878%	3.6878%	3.6878%	3.6855%
102-00	3.5674%	3.5674%	3.5674%	3.5674%	3.5628%
103-00	3.4485%	3.4485%	3.4485%	3.4485%	3.4415%
104-00	3.3309%	3.3309%	3.3309%	3.3309%	3.3216%

The characteristics of the Mortgage Loans will differ in some respects from those assumed in preparing the tables. The tables are presented for illustrative purposes only. Neither the Mortgage Pool nor any Mortgage Loan will prepay at any constant rate, and it is unlikely that the Mortgage Loans will prepay in a manner consistent with any designated scenario for the tables. In addition, we cannot assure you that—

●	the Mortgage Loans will prepay at any particular rate,

●
the Mortgage Loans will not prepay, involuntarily or otherwise, during Lock-out Periods (including any contemporaneous periods when defeasance is permitted) or during any period when principal prepayments are required to be accompanied by a Prepayment Premium or Yield Maintenance Charge (including any contemporaneous period when defeasance is permitted),

●	the Mortgage Loans will not default or that the Mortgage Loans will default at any particular rate,

●	the actual pre-tax yields on, or any other distribution characteristics of, any Class of Offered Certificates will correspond to any of the information shown in the tables set forth above, or

●	the total purchase prices of the Offered Certificates will be as assumed.

For federal income tax information reporting, the prepayment assumption used in reporting original issue discount or the amortization of premium, if any, for an Offered Certificate will be that—

●	each ARD Loan is repaid in full on its Anticipated Repayment Date,

●	no Mortgage Loan will otherwise be prepaid prior to maturity, and

●	there will be no extension of the maturity of any Mortgage Loan.

No representation is made that the Mortgage Loans will in fact be repaid in accordance with this assumption or that the IRS will not challenge on audit the prepayment assumption used. You must make your own decision as to the appropriate assumptions, including prepayment and default assumptions, to be used in deciding whether to purchase any Offered Certificates.

SERVICING OF THE MORTGAGE LOANS AND ADMINISTRATION OF THE TRUST FUND

General

The servicing and administration of the Mortgage Loans (other than any Non-Serviced Pari Passu Mortgage Loan) and, in the case of any Serviced Loan Combination, the related Serviced Companion Loans and any REO Properties (other than any interest in REO Property acquired with respect to any Non-Serviced Loan Combination) will be governed by a Pooling and Servicing Agreement to be dated as of March 1, 2015 (the “Pooling and Servicing Agreement”), by and among the Depositor, the Master Servicer, the Special Servicer, the Trust Advisor, the Certificate Administrator and the Trustee. In this “Servicing of the Mortgage Loans and Administration of the Trust Fund” section, we describe some of the provisions of the Pooling and Servicing Agreement relating to the servicing and administration of such Mortgage Loans and REO Properties. You should refer to the accompanying prospectus, in particular the section captioned “Description of the Pooling and Servicing Agreements”, for additional important information regarding provisions of the Pooling and Servicing Agreement that relate to the rights and obligations of the Master Servicer and the Special Servicer.

In addition to the Pooling and Servicing Agreement, any Serviced Loan Combination will also be serviced and administered in accordance with the related intercreditor agreement. For more detailed information, please see “Description of the Mortgage Pool—Split Loan Structures” in this prospectus supplement. In reviewing the remainder of this section, you should be aware that the control, consultation and/or other rights of the holder of any Serviced Companion Loan are in addition to (or, prior to the occurrence of a Control Appraisal Period with respect to the One Monument Place Subordinate Companion Loan, except to the extent set forth in the Pooling and Servicing Agreement and/or the related intercreditor agreement, instead of) the consent, approval, direction and/or consultation rights of the Subordinate Class Representative and/or the Trust Advisor otherwise described in this section.

As used herein, references to the Mortgage Loans, when discussing servicing activities of the Mortgage Loans (a) include, unless otherwise specifically indicated, Serviced Mortgage Loans and (b) do not include, unless otherwise specifically indicated, Non-Serviced Pari Passu Mortgage Loans. In certain instances references are made that specifically exclude Non-Serviced Pari Passu Mortgage Loans from the servicing provisions in this prospectus supplement by indicating actions are taken with respect of the Mortgage Loans “other than the Non-Serviced Pari Passu Mortgage Loans” or “except with respect to the Non-Serviced Pari Passu Mortgage Loans” or words of similar import. These exclusions are intended to highlight particular provisions to draw prospective investors’ attention to the fact that the Master Servicer, Special Servicer and Trustee are not responsible for the particular servicing or administrative activity and are not intended to imply that when other servicing actions are described in this prospectus supplement without such specific carveouts, that the Master Servicer, Special Servicer or Trustee are responsible for those duties with respect to each Non-Serviced Pari Passu Mortgage Loan. Servicing of the 3 Columbus Circle Mortgage Loan will initially be handled under the COMM 2015-CCRE22 pooling and servicing agreement but upon and after the 3 Columbus Circle Controlling Pari Passu Companion Loan Securitization Date, is expected to be handled under a subsequent securitization sponsored by German American Capital Corporation. While the 3 Columbus Circle pooling and servicing agreement is or is expected to be substantially similar in all material respects, but not necessarily identical, to the servicing provisions of the Pooling and Servicing Agreement discussed in this prospectus supplement, there may be differences and prospective investors are nonetheless encouraged to review “—Additional Matters Relating to the Servicing of the Non-Serviced Loan Combination” in this prospectus supplement for a discussion of certain considerations related to the servicing of the 3 Columbus Circle Mortgage Loan. Similarly, in certain instances, references are made that specifically include the Serviced Mortgage Loans and/or the Serviced Loan Combinations when discussing the servicing of the Mortgage Loans in this prospectus supplement. Those references are not intended to imply that when specific references to those terms are not included that the Master Servicer and/or Special Servicer are not required to perform those duties with respect to the Serviced Mortgage Loans and/or the Serviced Loan Combinations.

In general, subject to the more specific discussions in the other subsections of this “Servicing of the Mortgage Loans and Administration of the Trust Fund” section, the Master Servicer will be responsible for the servicing and administration of—

●	all Mortgage Loans (other than any Non-Serviced Pari Passu Mortgage Loans) and Serviced Loan Combinations as to which no Servicing Transfer Event has occurred and is continuing, and

●
all worked-out Mortgage Loans (other than any Non-Serviced Pari Passu Mortgage Loans) and Serviced Loan Combinations which have become Corrected Mortgage Loans and as to which no new Servicing Transfer Event has occurred.

The Master Servicer and the Special Servicer will each be responsible for servicing and administering the Mortgage Loans (other than any Non-Serviced Pari Passu Mortgage Loans), any Serviced Loan Combinations and any REO Properties (other than any REO property acquired with respect to any Non-Serviced Loan Combination) for which it is responsible, directly or through sub-servicers (including primary servicers), in accordance with the “Servicing Standard”, which means:

●
in the best interests and for the benefit of the Certificateholders and, with respect to each Serviced Loan Combination, for the benefit of the holders of the related Serviced Companion Loan(s) (taking into account the subordinate nature of any related Subordinate Companion Loan) (as determined by the Master Servicer or Special Servicer, as the case may be, in its good faith and reasonable judgment), as a collective whole,

●
in accordance with any and all applicable laws, the terms of the Pooling and Servicing Agreement, the terms of the respective Mortgage Loans (provided that in the event the Master Servicer or the Special Servicer, as applicable, in its reasonably exercised judgment determines that following the terms of any Mortgage Loan document would or potentially would result in an Adverse REMIC Event (for which determination, the Master Servicer and the Special Servicer will be entitled to rely on advice of counsel, the cost of which will be reimbursed as a Trust expense), the Master Servicer or the Special Servicer, as applicable, must comply with the REMIC provisions of the Code to the extent necessary to avoid an Adverse REMIC Event) and, in the case of a Serviced Loan Combination, the related intercreditor agreement, and

●	to the extent consistent with the foregoing, in accordance with the following standards:

●
with the same care, skill, prudence and diligence as it services and administers comparable mortgage loans and manages real properties on behalf of third parties or on behalf of itself, whichever is the higher standard with respect to mortgage loans and REO properties that are comparable to the Mortgage Loans and any REO Properties for which it is responsible under the Pooling and Servicing Agreement, giving due consideration to customary and usual standards of practice utilized by prudent institutional commercial mortgage loan servicers under comparable circumstances;

●	with a view to—

1.	in the case of the Master Servicer, the timely collection of all scheduled payments of principal and interest (including any balloon payment) under those Mortgage Loans,

2.	in the case of the Master Servicer, the full collection of all Yield Maintenance Charges and Prepayment Premiums that may become payable under those Mortgage Loans, and

3.
in the case of the Special Servicer, if a Mortgage Loan comes into and continues in default and, in the good faith and reasonable judgment of the Special Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, including payments of Yield Maintenance Charges, Prepayment Premiums, Default Interest and late payment charges, or the related Mortgaged Property becomes an REO Property, the maximization of the recovery of principal and interest on that Defaulted Mortgage Loan to the Certificateholders (or, in the case of a Serviced Loan Combination, to the Certificateholders and the holder of the related Serviced Companion Loan(s) (taking into account the subordinate nature of any related Subordinate Companion Loan)), as a collective whole, on a present value basis; and

●	without regard to any potential conflict of interest arising from—

1.
any known relationship that the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates may have with any of the underlying borrowers, any of the Mortgage Loan Sellers or any other party to the Pooling and Servicing Agreement,

2.	the ownership of any Certificate or any interest in a Serviced Companion Loan by the Master Servicer or the Special Servicer, or either of their respective affiliates, as the case may be,

3.
the obligation of the Master Servicer to make advances or otherwise to incur servicing expenses with respect to any Mortgage Loan, Serviced Companion Loan or REO Property serviced or administered, respectively, under the Pooling and Servicing Agreement,

4.
the obligation of the Special Servicer to make, or to direct the Master Servicer to make, Servicing Advances or otherwise to incur servicing expenses with respect to any Mortgage Loan, Serviced Companion Loan or REO Property serviced or administered, respectively, under the Pooling and Servicing Agreement,

5.
the right of the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates to receive reimbursement of costs, or the sufficiency of any compensation payable to it, under the Pooling and Servicing Agreement or with respect to any particular transaction,

6.	the ownership, servicing and/or management by the Master Servicer or the Special Servicer, as the case may be, or any of their respective affiliates, of any other mortgage loans or real property,

7.
the ownership by the Master Servicer or the Special Servicer, as the case may be, or any of their respective affiliates of any other debt owed by, or secured by ownership interests in, any of the borrowers or any affiliate of a borrower, and

8.
the obligations of the Master Servicer or the Special Servicer, as the case may be, or any of their respective affiliates to repurchase any Mortgage Loan from the Trust Fund, or to indemnify the Trust Fund, in any event as a result of a material breach or a material document defect.

For discussions of certain servicing-related issues concerning the Non-Serviced Loan Combination, see “—Additional Matters Relating to the Servicing of the Non-Serviced Loan Combination” below, as well as “Description of the Mortgage Pool—Split Loan Structures” in this prospectus supplement.

As used in this prospectus supplement, a “Specially Serviced Mortgage Loan” means any Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan) or any Serviced Loan Combination, including any REO Mortgage Loan or REO Companion Loan, for which any of the following events (each, a “Servicing Transfer Event”) has occurred:

1.
the related borrower fails to make when due any balloon payment, and the borrower has not delivered to the Master Servicer or the Special Servicer, on or before the Due Date of such balloon payment, a written and fully executed (subject only to customary final closing conditions) refinancing commitment from an acceptable lender and reasonably satisfactory in form and substance to the Master Servicer or the Special Servicer, as applicable (and the Master Servicer or the Special Servicer, as applicable, will be required to promptly forward such commitment to the Special Servicer or the Master Servicer, as applicable), which provides that such refinancing will occur within 120 days after the date on which such balloon payment will become due (provided that if either such refinancing does not occur during that time or the Master Servicer is required during that time to make any monthly debt service advance in respect of the Mortgage Loan (or, in the case of any Serviced Loan Combination, in respect of the Mortgage Loan included in the same Loan Combination), a Servicing Transfer Event will occur immediately);

2.
the related borrower fails to make when due any monthly debt service payment (other than a balloon payment) or any other payment (other than a balloon payment) required under the related mortgage note or the related mortgage, which failure continues unremedied for 60 days;

3.
the Master Servicer determines (in accordance with the Servicing Standard) or receives from the Special Servicer a written determination of the Special Servicer (which determination the Special Servicer is required to make in accordance with the Servicing Standard and, to the extent a Subordinate Control Period is then in effect, with the consent or deemed consent of the Majority Subordinate Certificateholder, and, to the extent a Collective Consultation Period is then in effect, in consultation with the Majority Subordinate Certificateholder) that a default in making any monthly debt service payment (other than a balloon payment) or any other material payment (other than a balloon payment) required under the related mortgage note or the related mortgage is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least sixty (60) days beyond the date on which the subject payment will become due; or the Master Servicer determines (in accordance with the Servicing Standard) or receives from the Special Servicer a written determination of the Special Servicer (which determination the Special Servicer is required to make in accordance with the Servicing Standard and, to the extent a Subordinate Control Period is then in effect, with the consent or deemed consent of the Majority Subordinate Certificateholder, and, to the extent a Collective Consultation Period is then in effect, in consultation with the Majority Subordinate Certificateholder) that a default in making a balloon payment is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least sixty (60) days beyond the date on which such balloon payment will become due (or, if the borrower has delivered a written and fully executed (subject only to customary final closing conditions) refinancing commitment from an acceptable lender and reasonably satisfactory in form and substance to the Master Servicer or the Special Servicer (and the Master Servicer or the Special Servicer, as applicable, will be required to promptly forward such commitment to the Special Servicer or the Master Servicer, as applicable) which provides that such refinancing will occur within 120 days after the date on which such balloon payment will become due, the Master Servicer determines (in accordance with the Servicing Standard) or receives from the Special Servicer a written determination of the Special Servicer (which determination the Special Servicer is required to make in accordance with the Servicing Standard and, to the extent a Subordinate Control Period is then in effect, with the consent or deemed consent of the Majority Subordinate Certificateholder, and, to the extent a Collective Consultation Period is then in effect, in consultation with the Majority Subordinate Certificateholder) that (a) the borrower is likely not to make one or more assumed monthly debt service payments as described under “Description of the Offered Certificates—Advances of Delinquent Monthly Debt Service Payments” in this prospectus supplement prior to such a refinancing or (b) the refinancing is not likely to occur within 120 days following the date on which the balloon payment will become due);

4.
there has occurred a default (including, in the Master Servicer’s or the Special Servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related mortgage loan documents, unless such default has been waived in accordance with the Pooling and Servicing Agreement) under the related mortgage loan documents, other than as described in clause (1) or (2) above, that may, in the good faith and reasonable judgment of the Master Servicer or the Special Servicer (and, in the case of the Special Servicer and to the extent a Subordinate Control Period is then in effect, with the consent or deemed consent of the Majority Subordinate Certificateholder, and, to the extent a Collective Consultation Period is then in effect, in consultation with the Majority Subordinate Certificateholder), materially impair the value of the related Mortgaged Property as security for such Mortgage Loan or Serviced Loan Combination or otherwise materially and adversely affect the interests of Certificateholders (or, in the case of a Serviced Loan Combination, the interests of the holders of the related Serviced Companion Loan), which default has continued unremedied for the applicable cure period under the terms of such Mortgage Loan or Serviced Loan Combination (or, if no cure period is specified, sixty (60) days);

5.
a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the related borrower and such decree or order has remained in force undischarged or unstayed for a period of sixty (60) days;

6.
the related borrower has consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property;

7.
the related borrower has admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations;

8.	the Master Servicer or the Special Servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding Mortgaged Property; or

9.
the Master Servicer or the Special Servicer (and in the case of the Special Servicer, during a Subordinate Control Period, with the consent of the Subordinate Class Representative) determines that (i) a default (including, in the Master Servicer’s or the Special Servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related mortgage loan documents, unless such default has been waived in accordance with the Pooling and Servicing Agreement) under the mortgage loan documents (other than as described in clause 3 above) is imminent or reasonably foreseeable, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or Serviced Companion Loan (if any) or otherwise materially and adversely affect the interests of Certificateholders (or the holder of the related Serviced Companion Loan) and (iii) the default is likely to continue unremedied for the applicable cure period under the terms of the mortgage loan documents, or, if no cure period is specified and the default is capable of being cured, for sixty (60) days.

A Mortgage Loan (other than a Non-Serviced Pari Passu Mortgage Loan) or Serviced Loan Combination will become a “Corrected Mortgage Loan” when (other than by reason of a liquidation event occurring in respect of such Mortgage Loan or Serviced Loan Combination or the related Mortgaged Property becoming an REO Property):

●
with respect to the circumstances described in clauses 1 and 2 immediately above, the related borrower makes three consecutive full and timely monthly debt service payments under the terms of such Mortgage Loan or Serviced Loan Combination, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, extension, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer;

●
with respect to the circumstances described in clauses 3, 5, 6, 7 and 9 immediately above, those circumstances cease to exist in the good faith reasonable judgment, exercised in accordance with the Servicing Standard, of the Special Servicer;

●
with respect to the circumstances described in clause 4 immediately above, the default is cured in the good faith reasonable judgment, exercised in accordance with the Servicing Standard, of the Special Servicer; and

●	with respect to the circumstances described in clause 8 immediately above, the proceedings are terminated.

provided that with respect to a Serviced Loan Combination, neither the related Mortgage Loan nor the Serviced Loan Combination will be a Corrected Mortgage Loan unless both the related Mortgage Loan and the entire Serviced Loan Combination are Corrected Mortgage Loans.

If a Servicing Transfer Event exists with respect to any Serviced Mortgage Loan or Serviced Companion Loan, it will be considered to exist for the entire Serviced Loan Combination.

The Special Servicer, on the other hand, will generally be responsible for the servicing and administration of each Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan) and Serviced Loan Combination with respect to which it is engaged to act as Special Servicer as to which a Servicing Transfer Event has occurred and is continuing. The Special Servicer will also be responsible for the administration of each REO Property (other than any interest in an REO Property acquired with respect to any Non-Serviced Loan Combination) related to each such Mortgage Loan and Serviced Loan Combination.

Despite the foregoing, the Pooling and Servicing Agreement will require the Master Servicer to make monthly debt service advances with respect to any Mortgage Loan that is a Specially Serviced Mortgage Loan and each successor REO Mortgage Loan in respect thereof, make Servicing Advances with respect to any Specially Serviced Mortgage Loan or REO Property (other than any REO Property acquired with respect to a Non-Serviced Loan Combination) and related REO Mortgage Loan and REO Companion Loan, if applicable, receive payments, collect information and deliver reports to the Certificate Administrator and the Trustee required under the Pooling and Servicing Agreement with respect to any Specially Serviced Mortgage Loans or REO Property (other than any REO Property acquired with respect to a Non-Serviced Loan Combination) and related REO Mortgage Loan and REO Companion Loan, if applicable, and render such incidental services with respect to any Specially Serviced Mortgage Loan or REO Property (other than any REO Property acquired with respect to a Non-Serviced Loan Combination) as and to the extent as may be specifically provided for in the Pooling and Servicing Agreement. In addition, the Special Servicer will perform limited duties and have certain approval rights regarding servicing actions with respect to Mortgage Loans and Serviced Loan Combinations with respect to which it is engaged to act as Special Servicer that are not Specially Serviced Mortgage Loans.

The Master Servicer will transfer servicing of a Mortgage Loan or Serviced Loan Combination to the Special Servicer upon the occurrence of a Servicing Transfer Event with respect to that Mortgage Loan or Serviced Loan Combination. The Special Servicer will return the servicing of that Mortgage Loan or Serviced Loan Combination to the Master Servicer, and that Mortgage Loan or Serviced Loan Combination will be considered to have been worked-out, if and when all Servicing Transfer Events with respect to that Mortgage Loan or Serviced Loan Combination cease to exist. Notwithstanding the transfer of the servicing of any Mortgage Loan or Serviced Loan Combination to the Special Servicer, the Master Servicer will continue to be responsible for providing various reports to the Certificate Administrator and/or the Trustee, making any required monthly debt service advances and (other than with respect to any Non-Serviced Loan Combination) making any required Servicing Advances with respect to any Specially Serviced Mortgage Loans and REO Properties.

Neither the Master Servicer nor the Special Servicer will have any responsibility for the performance by the other of its obligations and duties under the Pooling and Servicing Agreement, except in any instance where the same party acts in all or any two of such capacities.

Subject to the restrictions and limitations of the Pooling and Servicing Agreement, the Trust Advisor will generally conduct an annual review of the Special Servicer’s operational practices on a platform-level basis employed in servicing Specially Serviced Mortgage Loans to formulate an opinion as to whether or not those operational practices generally satisfy the Servicing Standard with respect to the resolution and/or liquidation of the Specially Serviced Mortgage Loans. In addition, during any Collective Consultation Period or Senior Consultation Period (provided, solely with respect to the One Monument Place Loan Combination, that a Control Appraisal Period has occurred and is continuing with respect to the related Subordinate Companion Loan), the Special Servicer may be required to consult with the Trust Advisor with regard to asset status reports and certain other matters in connection with the servicing of the Specially Serviced Mortgage Loans, as described more fully below.

The Trust Advisor will not review the activities of any other special servicer with respect to the securitization of any Non-Serviced Pari Passu Companion Loan, and as a result will not provide a review of any special servicing actions in respect of any Non-Serviced Pari Passu Mortgage Loan. The trust advisor (or equivalent party) with respect to such other securitization will have obligations that are substantially similar in all material respects, but not necessarily identical, to those of the Trust Advisor described in this prospectus supplement.

As used in this prospectus supplement, “REO Mortgage Loan” means the successor mortgage loan to a Mortgage Loan (which may be a Mortgage Loan included in a Loan Combination) deemed to be outstanding with respect to each related REO Property and “REO Companion Loan” means the successor mortgage loan to a Serviced Companion Loan deemed to be outstanding with respect to any REO Property related to a Serviced Loan Combination.

Servicing and Other Compensation and Payment of Expenses

The Master Servicing Fee. The principal compensation to be paid to the Master Servicer with respect to its master servicing activities will be the master servicing fee.

The master servicing fee:

●	will be earned with respect to each and every Mortgage Loan (including any Non-Serviced Pari Passu Mortgage Loan) and any Serviced Companion Loan, including—

1.	each such Mortgage Loan or Serviced Companion Loan that is, or as to which the related Serviced Loan Combination is, a Specially Serviced Mortgage Loan,

2.	each such Mortgage Loan or Serviced Companion Loan as to which the corresponding Mortgaged Property has become an REO Property, and

3.	each such Mortgage Loan or Serviced Companion Loan as to which defeasance has occurred; and

●	in the case of each such Mortgage Loan or Serviced Companion Loan, will—

1.	be calculated on the same interest accrual basis as that Mortgage Loan or Serviced Companion Loan, which will be a 30/360 Basis or an Actual/360 Basis, as applicable,

2.	accrue at a master servicing fee rate (or, in the case of a Serviced Companion Loan, at the applicable primary servicing fee rate), on a loan-by-loan basis,

3.	accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that Mortgage Loan or Serviced Companion Loan, and

4.
be payable monthly to the Master Servicer from amounts received with respect to interest on that Mortgage Loan or Serviced Companion Loan or, upon liquidation of the Mortgage Loan and related Serviced Companion Loan, if applicable, to the extent such interest collections on deposit in the Collection Account, the Serviced Pari Passu Companion Loan Custodial Account or the Serviced A/B Loan Combination Custodial Account, as applicable, are not sufficient with respect to the Mortgage Loans and any Serviced Companion Loan, from general collections on all the Mortgage Loans.

Certain of the Mortgage Loans will be primary serviced or sub-serviced by a primary servicer or sub-servicer that will be entitled to a primary servicing fee or sub-servicing fee with respect to each such Mortgage Loan. The rate at which the primary servicing fee or sub-servicing fee accrues for each such Mortgage Loan is included in the applicable master servicing fee rate for each of those Mortgage Loans. In the case of a Pari Passu Mortgage Loan: (1) that primary servicing fee will be payable to the Master Servicer during such time (if any) as such Mortgage Loan constitutes a Serviced Pari Passu Mortgage Loan, and (2) that primary servicing fee will be payable to the applicable Other Master Servicer during such time (if any) as such Mortgage Loan constitutes a Non-Serviced Pari Passu Mortgage Loan.

The Master Servicer will be entitled to designate a portion of its master servicing fee accrued at a specified rate per annum, the right to which portion will be transferable by the Master Servicer to other parties. That specified rate will be subject to reduction at any time following any resignation of the Master Servicer or any termination of the Master Servicer for cause, in each case to the extent reasonably necessary for the Trustee to appoint a successor Master Servicer that satisfies the requirements of the Pooling and Servicing Agreement.

Prepayment Interest Shortfalls. The Pooling and Servicing Agreement will require the Master Servicer to make a non-reimbursable compensating interest payment on each distribution date in an amount equal to the lesser of (i) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than Specially Serviced Mortgage Loans and Mortgage Loans on which the Special Servicer allowed or consented to the Master Servicer allowing a principal prepayment on a date other than the applicable Due Date and other than any Non-Serviced Pari Passu Mortgage Loan) during the related collection period, and (ii) the aggregate of (A) that portion of the master servicing fees earned by the Master Servicer for the related distribution date that is, in the case of each and every Mortgage Loan and successor REO Property thereto for which such master servicing fees are being paid in the related collection period, calculated for this purpose at 0.01% per annum, and (B) all Prepayment Interest Excesses received by the Master Servicer during the related collection period; provided that the Master Servicer will pay (without regard to clause (ii) above) the amount of any Prepayment Interest Shortfall otherwise described in clause (i) above incurred in connection with any principal prepayment received in respect of a Mortgage Loan during the related collection period to the extent such Prepayment Interest Shortfall occurs as a result of the Master Servicer allowing the related borrower to deviate from the terms of the related mortgage loan documents regarding principal prepayments (other than (w) subsequent to a default under the related mortgage loan documents, (x) pursuant to applicable law or a court order (including in connection with amounts collected as insurance proceeds or condemnation proceeds to the extent that such applicable law or court order limits the ability of the Master Servicer to apply the proceeds in accordance with the related mortgage loan documents), (y) at the request or with the consent of the Special Servicer or (z) during any Subordinate Control Period or Collective Consultation Period, at the request or with the consent of the Subordinate Class Representative).

Any payments made by the Master Servicer with respect to any distribution date to cover Prepayment Interest Shortfalls will be included in the Available Distribution Amount for that distribution date, as described under “Description of the Offered Certificates—Distributions” in this prospectus supplement. If the amount of Prepayment Interest Shortfalls incurred with respect to the Mortgage Loans during any collection period exceeds the total of any and all payments made by the Master Servicer with respect to the related distribution date to cover those Prepayment Interest Shortfalls with respect to the Mortgage Loans, then the resulting Net Aggregate Prepayment Interest Shortfall will be allocated among the respective Classes of the Principal Balance Certificates, in reduction of the interest distributable on those Certificates, on a pro rata basis as and to the extent described under “Description of the Offered Certificates—Distributions—Interest Distributions” in this prospectus supplement.

Principal Special Servicing Compensation. The principal compensation to be paid to the Special Servicer with respect to its special servicing activities for each Mortgage Loan for which it is acting as Special Servicer will be—

●	the special servicing fee,

●	the workout fee, and

●	the liquidation fee.

Special Servicing Fee. The special servicing fee:

●	will be earned with respect to—

1.	each Specially Serviced Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan) and any related Serviced Companion Loan, and

2.	each Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan) and any Serviced Companion Loan, in each case as to which the corresponding Mortgaged Property has become an REO Property;

●	in the case of each Mortgage Loan or Serviced Companion Loan described in the foregoing bullet, will—

1.	be calculated on the same interest accrual basis as that Mortgage Loan, which will be a 30/360 Basis or an Actual/360 Basis, as applicable,

2.	accrue at a special servicing fee rate equal to the greater of (i) 0.25% per annum and (ii) a per annum rate that would result in a special servicing fee of $3,500 for the related month, and

3.	accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that Mortgage Loan; and

●
except as otherwise described in the next paragraph, will be payable monthly from related liquidation proceeds, insurance proceeds or condemnation proceeds (if any) in respect of such Mortgage Loan (except in the case of any Serviced Companion Loan) and then from general collections on all the Mortgage Loans and any related REO Properties that are on deposit in the Collection Account from time to time.

Workout Fee. The Special Servicer will, in general, be entitled to receive a workout fee with respect to each Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan) and any Serviced Companion Loan worked out by the Special Servicer. Except as otherwise described in the next sentence, the workout fee will be payable out of, and will be calculated by application of a workout fee rate of 1.00% to, each payment of interest, other than Default Interest and Excess Interest, if any, and each payment of principal received on the Mortgage Loan or Serviced Companion Loan, as applicable, for so long as it remains a worked-out Mortgage Loan.

The workout fee with respect to any worked-out Mortgage Loan or Serviced Companion Loan, as applicable, will cease to be payable if that worked-out Mortgage Loan or Serviced Companion Loan, as applicable, again becomes a Specially Serviced Mortgage Loan or if the related Mortgaged Property becomes an REO Property. However, a new workout fee would become payable if the Mortgage Loan or Serviced Companion Loan, as applicable, again became a worked-out mortgage loan after having again become a Specially Serviced Mortgage Loan.

In addition, the determination and payment of the workout fee with respect to any Corrected Mortgage Loan for which the amount of related Offsetting Modification Fees is greater than zero will be adjusted in the following manner: (i) the workout fee rate will be multiplied by the aggregate amount of all the scheduled payments of principal and interest scheduled to become due under the terms of such Corrected Mortgage Loan during the period from the date when such Mortgage Loan or Serviced Companion Loan, as applicable, becomes a Corrected Mortgage Loan to and including the maturity date of such Corrected Mortgage Loan, without discounting for present value (the resulting product, the “Workout Fee Projected Amount”); and (ii) either (a) if the amount of the Offsetting Modification Fees for such Corrected Mortgage Loan is greater than or equal to the Workout Fee Projected Amount for such Corrected Mortgage Loan, the Special Servicer will not be entitled to any payments in respect of the workout fee with respect to such Corrected Mortgage Loan, or (b) if the amount of Offsetting Modification Fees for such Corrected Mortgage Loan is less than the Workout Fee Projected Amount, the Special Servicer will be entitled to payments of the workout fee with respect to such Corrected Mortgage Loan, on the terms and conditions set forth in the Pooling and Servicing Agreement without regard to this sentence, until the cumulative amount of such payments is equal to the excess of the Workout Fee Projected Amount over the Offsetting Modification Fees, after which date the Special Servicer will not be entitled to any further payments in respect of the workout fee for such Corrected Mortgage Loan.

If the Special Servicer is terminated or resigns, it will retain the right to receive any and all workout fees payable with respect to Mortgage Loans (and any Serviced Companion Loan) that were worked out by it (or, except in circumstances where the Special Servicer is terminated for cause, as to which the circumstances that constituted the applicable Servicing Transfer Event were resolved but for the making of three monthly debt service payments according to that work-out) and as to which no new Servicing Transfer Event had occurred as of the time of its termination or resignation. The successor to the Special Servicer will not be entitled to any portion of those workout fees.

Although workout fees are intended to provide the Special Servicer with an incentive to perform its duties better, the payment of any workout fee will reduce amounts distributable to the Certificateholders.

Liquidation Fee. The Special Servicer will be entitled to receive a liquidation fee with respect to each Specially Serviced Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan) serviced by the Special Servicer for which a full, partial or discounted payoff is obtained from the related borrower. The Special Servicer will also be entitled to receive a liquidation fee with respect to any Specially Serviced Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan) or REO Property (other than a REO Property acquired with respect to any Non-Serviced Loan Combination) as to which it receives any liquidation proceeds, insurance proceeds or condemnation proceeds, except as described in the next paragraph. In each case, except as described in the next paragraph, the liquidation fee will be payable from, and will be calculated by application of the Liquidation Fee Rate to the related payment or proceeds, exclusive of any portion of that payment or proceeds that represents a recovery of Default Interest and/or late payment charges. The “Liquidation Fee Rate” will be a rate equal to 1.00% or, if such rate would result in an aggregate liquidation fee less than $25,000, then the Liquidation Fee Rate will be equal to the lesser of (i) 3.0% and (ii) such lower rate as would result in an aggregate liquidation fee equal to $25,000, in each case as calculated prior to the application of any Offsetting Modification Fees.

In general, no liquidation fee will be payable based on, or out of, proceeds received in connection with the purchase or repurchase of any Mortgage Loan from the Trust Fund by (i) a Responsible Repurchase Party in connection with a material breach of representation or warranty or a material document defect in accordance with the related Mortgage Loan Purchase Agreement (if the purchase occurs prior to the end of the period, as the same may be extended, in which the Responsible Repurchase Party must cure, repurchase or substitute in respect of such circumstances), (ii) any person in connection with a termination of the Trust Fund or (iii) another creditor of the related borrower or its owners pursuant to any intercreditor or other similar agreement, if the purchase occurs within 90 days after the creditor’s purchase option first becomes exercisable. No liquidation fee will be payable in connection with the payment of any Loss of Value Payment by a Responsible Repurchase Party if the Loss of Value Payment is made within 90 days after the obligation to cure, repurchase or substitute the related Mortgage Loan arises. Furthermore, no liquidation fee will be payable at the expense of the Trust Fund based on, or out of, proceeds received in connection with the repurchase or replacement of any Serviced Pari Passu Companion Loan in connection with the other securitization under circumstances similar to those described above.

In addition, if a liquidation fee otherwise becomes payable with respect to a Mortgage Loan or Serviced Companion Loan, as applicable, then such liquidation fee payable to the Special Servicer with respect to such Mortgage Loan or Serviced Companion Loan, as applicable, in the aggregate will be reduced by the amount of any Offsetting Modification Fees. Furthermore, if a Mortgage Loan becomes a Specially Serviced Mortgage Loan only because of an event described in clause (1) of the definition of “Specially Serviced Mortgage Loan” and the related proceeds are received within 90 days following the related stated maturity date in connection with the full and final payoff or refinancing of the related Mortgage Loan, in each case the Special Servicer will not be entitled to collect a Liquidation Fee, but may collect and retain appropriate fees from the related borrower in connection with such liquidation.

Although liquidation fees are intended to provide the Special Servicer with an incentive to better perform its duties, the payment of any liquidation fee will reduce amounts distributable to the Certificateholders.

The Pooling and Servicing Agreement will provide that, with respect to each collection period during which any Disclosable Special Servicer Fees were received by the Special Servicer, the Special Servicer must deliver or cause to be delivered to the Master Servicer within one (1) business day following the related determination date, and, if so delivered, the Master Servicer must deliver or cause to be delivered to the Certificate Administrator within three (3) business days following the related determination date, in each case without charge, a report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the Special Servicer or any of its affiliates during the related collection period.

The total amount of workout fees, liquidation fees and Modification Fees that are received by the Special Servicer with respect to the workout, liquidation (including partial liquidation), modification, extension, waiver or amendment of a Specially Serviced Mortgage Loan or REO Mortgage Loan will be subject to an aggregate cap equal to the greater of $1,000,000 and 1.00% of the Stated Principal Balance of the subject Specially Serviced Mortgage Loan (or Serviced Loan Combination that is in special servicing) or REO Mortgage Loan.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan), Serviced Loan Combination or REO Property (other than any REO Property acquired with respect to any Non-Serviced Loan Combination), any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) received or retained by the Special Servicer or any of its affiliates that is paid by any person (including, without limitation, the Issuing Entity, any borrower, any manager, any guarantor or indemnitor in respect of a Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan and any purchaser of any Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan, Serviced Loan Combination or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan) or Serviced Loan Combination, the management or disposition of any REO Property, and the performance by the Special Servicer or any such affiliate of any other special servicing duties under the Pooling and Servicing Agreement, other than (1) any Permitted Special Servicer/Affiliate Fees (defined below) and (2) any Special Servicer compensation to which the Special Servicer is entitled pursuant to the Pooling and Servicing Agreement.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, title insurance and/or other insurance commissions or fees and appraisal fees received or retained by the Special Servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan, any Serviced Companion Loan or any REO Property in accordance with the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement will provide that the Special Servicer and its affiliates will be prohibited from receiving or retaining any compensation or any other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) from any person (including, without limitation, the Trust Fund, any borrower, any manager, any guarantor or indemnitor in respect of a Mortgage Loan or Serviced Companion Loan, as applicable, and any purchaser of any Mortgage Loan, Serviced Companion Loan or any REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan, the management or disposition of any REO Property or Serviced Companion Loan, or the performance of any other special servicing duties under the Pooling and Servicing Agreement, other than as expressly provided for in the Pooling and Servicing Agreement; provided that such prohibition will not apply to Permitted Special Servicer/Affiliate Fees.

Additional Servicing Compensation. The Master Servicer will be entitled to the following items as additional master servicing compensation, in each case, related to a Mortgage Loan or Serviced Companion Loan or, in the case of penultimate bullet below, related to an investment account maintained by the Master Servicer, to the extent that such items are actually collected on the Mortgage Loans (other than with respect to any Non-Serviced Pari Passu Mortgage Loan) and any Serviced Companion Loan:

●	100% of any defeasance fees;

●
(x) 50% of Modification Fees actually collected during the related collection period with respect to Mortgage Loans that are not Specially Serviced Mortgage Loans (and any related Serviced Companion Loan) and paid in connection with a consent, approval or other action that the Master Servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of the Special Servicer under the Pooling and Servicing Agreement (including, without limitation, a consent, approval or other action processed by the Special Servicer) and (y) 100% of Modification Fees actually collected during the related collection period with respect to Mortgage Loans that are not Specially Serviced Mortgage Loans (and any related Serviced Companion Loan) and paid in connection with a consent, approval or other action that the Master Servicer is permitted to take in the absence of the consent or approval (or deemed consent or approval) of the Special Servicer under the Pooling and Servicing Agreement;

●
(x) 100% of Assumption Fees collected during the related collection period with respect to Mortgage Loans that are not Specially Serviced Mortgage Loans (and any related Serviced Companion Loan) in connection with a consent, approval or other action that the Master Servicer is permitted to take in the absence of the consent or approval (or deemed consent or approval) of the Special Servicer under the Pooling and Servicing Agreement, and (y) 50% of Assumption Fees collected during the related collection period with respect to Mortgage Loans that are not Specially Serviced Mortgage Loans (and any related Serviced Companion Loan) in connection with a consent, approval or other action that the Master Servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of the Special Servicer under the Pooling and Servicing Agreement (including, without limitation, a consent, approval or other action processed by the Special Servicer);

●
100% of Assumption Application Fees collected during the related collection period with respect to Mortgage Loans that are not Specially Serviced Mortgage Loans (and any related Serviced Companion Loan);

●
(x) 100% of consent fees on Mortgage Loans that are not Specially Serviced Mortgage Loans (and any related Serviced Companion Loan) in connection with a consent that involves no modification, waiver or amendment of the terms of any Mortgage Loan (or Serviced Companion Loan, as applicable) and is paid in connection with a consent the Master Servicer is permitted to grant in the absence of the consent or approval (or deemed consent or approval) of the Special Servicer under the Pooling and Servicing Agreement, and (y) 50% of consent fees on Mortgage Loans that are not Specially Serviced Mortgage Loans (and any related Serviced Companion Loan) in connection with a consent that involves no modification, waiver or amendment of the terms of any Mortgage Loan (or Serviced Companion Loan, as applicable) and is paid in connection with a consent that the Master Servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of the

Special Servicer under the Pooling and Servicing Agreement (including, without limitation, a consent processed by the Special Servicer);

●	any and all amounts collected for checks returned for insufficient funds on all Mortgage Loans and any Serviced Companion Loan;

●	100% of charges for beneficiary statements or demands actually paid by the borrowers under the Mortgage Loans and any Serviced Companion Loan other than any Specially Serviced Mortgage Loan;

●
(x) 100% of other loan processing fees actually paid by the borrowers under the Mortgage Loans that are not Specially Serviced Mortgage Loans (and any related Serviced Companion Loan) to the extent that the consent of the Special Servicer is not required in connection with the associated action (and such action is not processed by the Special Servicer) and (y) 50% of other loan processing fees actually paid by the borrowers under the Mortgage Loans that are not Specially Serviced Mortgage Loans (and any related Serviced Companion Loan) to the extent that the consent of the Special Servicer is required in connection with the associated action (including, without limitation, an associated action processed by the Special Servicer);

●	any Prepayment Interest Excesses arising from any principal prepayments on the Mortgage Loans;

●
interest or other income earned on deposits in the collection or other accounts maintained by the Master Servicer (but only to the extent of the net investment earnings, if any, with respect to any such account for each collection period and, further, in the case of a servicing account or reserve account, only to the extent such interest or other income is not required to be paid to any borrower under applicable law or under the related Mortgage Loan); and

●	a portion of late payment charges and Default Interest.

The Special Servicer will be entitled to the following items as additional special servicing compensation, to the extent that such items are actually collected on the Mortgage Loans (other than with respect to any Non-Serviced Pari Passu Mortgage Loan) and, if applicable, any Serviced Companion Loan, in each case which it is responsible for servicing:

●
100% of Modification Fees actually collected during the related collection period with respect to any Specially Serviced Mortgage Loans (and any related Serviced Companion Loan) or successor REO Mortgage Loans and any REO Companion Loan;

●
50% of Modification Fees collected during the related collection period with respect to Mortgage Loans that are not Specially Serviced Mortgage Loans (and any related Serviced Companion Loan) in connection with a consent, approval or other action that the Master Servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of the Special Servicer under the Pooling and Servicing Agreement (including, without limitation, a consent, approval or other action processed by the Special Servicer);

●
(x) 100% of Assumption Fees collected during the related collection period with respect to Mortgage Loans that are Specially Serviced Mortgage Loans (and any related Serviced Companion Loan), and (y) 50% of Assumption Fees collected during the related collection period with respect to Mortgage Loans that are not Specially Serviced Mortgage Loans (and any related Serviced Companion Loan) in connection with a consent, approval or other action that the Master Servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of the Special Servicer under the Pooling and Servicing Agreement (including, without limitation, a consent, approval or other action processed by the Special Servicer);

●
100% of Assumption Application Fees collected during the related collection period with respect to Mortgage Loans that are Specially Serviced Mortgage Loans (and any related Serviced Companion Loan, if applicable);

●
(x) 100% of consent fees on Mortgage Loans (and any related Serviced Companion Loan) that are Specially Serviced Mortgage Loans in connection with a consent that involves no modification, waiver or amendment of the terms of any Mortgage Loan (or Serviced Companion Loan, as applicable), and (y) 50% of consent fees on Mortgage Loans that are not Specially Serviced Mortgage Loans (and any related Serviced Companion Loan) in connection with a consent that involves no modification, waiver or amendment of the terms of any Mortgage Loan (or Serviced Companion Loan, as applicable) and is paid in connection with a consent that the Master Servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of the Special Servicer under the Pooling and Servicing Agreement (including, without limitation, a consent processed by the Special Servicer);

●	100% of charges for beneficiary statements or demands actually paid by the borrowers under the Specially Serviced Mortgage Loans;

●
(x) 50% of the other loan processing fees actually paid by the borrowers under the Mortgage Loans that are not Specially Serviced Mortgage Loans (and any related Serviced Companion Loan) to the extent that the consent of the Special Servicer is required in connection with the associated action (including, without limitation, an associated action processed by the Special Servicer), and (y) 100% of other loan processing fees actually paid by the borrowers under the Mortgage Loans that are Specially Serviced Mortgage Loans;

●
interest or other income earned on deposits in the REO Account and the loss of value reserve account maintained by the Special Servicer (but only to the extent of the net investment earnings, if any, with respect to such REO Account for each collection period); and

●	a portion of late payment charges and Default Interest.

As used in this prospectus supplement, “Assumption Application Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Pari Passu Mortgage Loan) or Serviced Companion Loan, any and all assumption application fees actually paid by the related borrower and not prohibited from being charged by the lender under the mortgage loan documents, with respect to any application submitted to the Master Servicer or the Special Servicer for a proposed assumption or substitution transaction or proposed transfer of an interest in such borrower.

As used in this prospectus supplement, “Assumption Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Pari Passu Mortgage Loan) or Serviced Companion Loan, any and all assumption fees actually paid by the related borrower and not prohibited from being charged by the lender under the mortgage loan documents, with respect to any assumption or substitution agreement entered into by the Master Servicer or the Special Servicer or paid by the related borrower with respect to any transfer of an interest in such borrower.

As used in this prospectus supplement, “Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Pari Passu Mortgage Loan) or Serviced Companion Loan, any and all fees with respect to a modification, restructure, extension, waiver or amendment that modifies, extends, amends or waives any term of the related mortgage loan documents (as evidenced by a signed writing) agreed to by the Master Servicer or the Special Servicer (as applicable), other than any Assumption Fees, Assumption Application Fees, consent fees and any defeasance fee; provided that (A) in connection with each modification, restructure, extension, waiver or amendment that constitutes a workout of a Specially Serviced Mortgage Loan, the Modification Fees collected from the related borrower will be subject to a cap of 1% of the outstanding principal balance of such Mortgage Loan immediately after giving effect to such transaction; (B) the preceding clause (A) will be construed only as a limitation on the amount of Modification Fees that may be collected in connection with each individual such transaction involving a Specially Serviced Mortgage Loan and not as a limitation on the cumulative amount of Modification Fees that may be collected in connection with multiple such transactions involving such Specially Serviced Mortgage Loan; and (C) for purposes of such preceding clauses (A) and (B), a Modification Fee will be deemed to have been collected in connection with a workout of a Specially Serviced Mortgage Loan if such fee arises substantially in consideration of or otherwise in connection with such workout, whether the related borrower must pay such fee upon the consummation of such workout and/or on one or more subsequent dates.

As used in this prospectus supplement, “Offsetting Modification Fees” means, for purposes of any workout fee or liquidation fee payable to the Special Servicer in connection with any Mortgage Loan (other than a Non-Serviced Pari Passu Mortgage Loan), Serviced Companion Loan, REO Mortgage Loan (other than with respect to any Non-Serviced Pari Passu Mortgage Loan) or REO Companion Loan, any and all Modification Fees collected by the Special Servicer as additional special servicing compensation to the extent that (1) such Modification Fees were earned and collected by the Special Servicer either (A) in connection with the workout or liquidation (including partial liquidation) of the Specially Serviced Mortgage Loan or REO Mortgage Loan (other than a Non-Serviced Pari Passu Mortgage Loan) or REO Companion Loan as to which such workout fee or liquidation fee became payable or (B) in connection with the immediately prior workout of such Mortgage Loan while it was previously a Specially Serviced Mortgage Loan, provided that (in the case of this clause (B), the Servicing Transfer Event that resulted in its again becoming a Specially Serviced Mortgage Loan occurred within 12 months following the consummation of such prior workout, and provided, further, that there will be deducted from the Offsetting Modification Fees otherwise described in this clause (1) an amount equal to that portion of such Modification Fees that were previously applied to actually reduce the payment of a workout fee or liquidation fee; and (2) such Modification Fees were earned in connection with a modification, extension, waiver or amendment of such Mortgage Loan at a time when such Mortgage Loan was a Specially Serviced Mortgage Loan.

The Special Servicer has advised the Depositor that it may, and the Pooling and Servicing Agreement will authorize the Special Servicer to, enter into one or more arrangements with the Majority Subordinate Certificateholder and/or the Subordinate Class Representative, or any other person(s) that may be entitled to remove or replace the Special Servicer, to provide for the payment by the Special Servicer to such party or parties of certain of the Special Servicer’s compensation under the Pooling and Servicing Agreement, whether in consideration of the Special Servicer’s appointment or continuation of appointment as the Special Servicer in connection with the Pooling and Servicing Agreement or the related intercreditor agreement, limitations on such parties’ right to terminate or replace the Special Servicer in connection with the Pooling and Servicing Agreement or the related intercreditor agreement or otherwise. If the Special Servicer exercises the authority described in the preceding sentence, any and all obligations pursuant to any such agreement will constitute obligations solely of the Special Servicer and not of any other party hereto. If the Special Servicer enters into such an agreement and one or more other person(s) thereafter become the applicable Majority Subordinate Certificateholder and/or the Subordinate Class Representative, or becomes entitled to remove or replace the Special Servicer, as applicable, such agreement will not be binding on such other person(s), nor may it limit the rights that otherwise inure to the benefit of such other person(s) as the Majority Subordinate Certificateholder and/or the Subordinate Class Representative, as applicable, or as a party otherwise entitled to remove or replace the Special Servicer, in the absence of such other persons(s)’ express written consent, which may be granted or withheld in their sole discretion.

With respect to any Non-Serviced Loan Combination, the related Other Master Servicer and the related special servicer for the related other securitization (the “Other Special Servicer”) will be, or are expected to be, entitled to compensation with respect to the related Non-Serviced Pari Passu Mortgage Loan that is substantially similar in all material respects, but not necessarily identical, to or materially consistent with the provisions set forth above, although the compensation payable to an Other Master Servicer or Other Special Servicer may be greater, and modification fees, assumption fees, default interest, late payment charges and other charges and fees allocable to offset trust fund expenses may be less, than would be the case under the Pooling and Servicing Agreement. See “Description of the Offered Certificates—Fees and Expenses” and “—Additional Matters Relating to the Servicing of the Non-Serviced Loan Combination” in this prospectus supplement.

Compensation of the Trust Advisor. The principal compensation to be paid to the Trust Advisor with respect to its advisory activities will be the trust advisor fee.

The trust advisor fee:

●	will be earned with respect to each and every Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan), including, without limitation—

1.	each such Mortgage Loan, if any, that is a Specially Serviced Mortgage Loan,

2.	each such Mortgage Loan, if any, as to which the corresponding Mortgaged Property has become an REO Property, and

3.	each such Mortgage Loan as to which defeasance has occurred; and

●	in the case of each such Mortgage Loan, will—

1.	be calculated on the same interest accrual basis as that Mortgage Loan, which will be a 30/360 Basis or an Actual/360 Basis, as applicable,

2.	accrue at the trust advisor fee rate, on a loan-by-loan basis,

3.	accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that Mortgage Loan, and

4.
be payable monthly to the Trust Advisor from amounts received with respect to interest on that Mortgage Loan or, upon liquidation of the Mortgage Loan, to the extent such interest collections are not sufficient, from general collections on all the Mortgage Loans.

The Trust Advisor ongoing fee rate will be a fixed rate equal to 0.00175% per annum.

In addition, as additional compensation for its activities under the Pooling and Servicing Agreement, the Trust Advisor will be entitled to receive the trust advisor consulting fee. The trust advisor consulting fee will be payable, subject to the limitations set forth below, in an amount equal to $10,000 in connection with each Material Action for which the Trust Advisor engages in consultation under the Pooling and Servicing Agreement; provided, however, that (i) no such fee will be paid except to the extent such fee is actually paid by the related borrower (and in no event will such fee be paid from the Trust Fund); (ii) the Trust Advisor will be entitled to waive all or any portion of such fee in its sole discretion and (iii) the Master Servicer or the Special Servicer, as applicable, will be authorized to waive the borrower’s payment of such fee in whole or in part if the Master Servicer or the Special Servicer, as applicable, (A) determines that such waiver is consistent with the Servicing Standard and (B) consults with the Trust Advisor prior to effecting such waiver. In connection with each Material Action for which the Trust Advisor has consultation rights under the Pooling and Servicing Agreement, the Master Servicer or the Special Servicer, as applicable, must use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable trust advisor consulting fee from the related borrower, in each case only to the extent that such collection is not prohibited by the related mortgage loan documents. In no event may the Master Servicer or the Special Servicer, as applicable, take any enforcement action in connection with the collection of such trust advisor consulting fee, except that such restrictions will not be construed to prohibit requests for payment of such trust advisor consulting fee.

In connection with the Non-Serviced Loan Combination, the Trust Advisor will have no duty to consult with the 3 Columbus Circle Special Servicer and will not be entitled to any trust advisor ongoing fees or trust advisor consulting fees with respect to that mortgage loan. Following the securitization of the 3 Columbus Circle Controlling Pari Passu Companion Loan, the trust advisor (or operating advisor) appointed under the 3 Columbus Circle Pooling and Servicing Agreement (the “3 Columbus Circle Trust Advisor” or “Other Trust Advisor”) will be entitled to compensation with respect to the Non-Serviced Pari Passu Mortgage Loan that is substantially similar in all material respects, but not necessarily identical, to the compensation payable to the Trust Advisor under the Pooling and

Servicing Agreement as described above. See “Description of the Offered Certificates—Fees and Expenses”, “Servicing of the Mortgage Loans and Administration of the Trust Fund—Additional Matters Relating to the Servicing of the Non-Serviced Loan Combination” in this prospectus supplement.

Investment of Accounts. Each of the Master Servicer and the Special Servicer will be authorized to invest or direct the investment of funds held in the Collection Account, escrow and/or reserve account or REO Account maintained by it, in Permitted Investments. See “—Collection Account” below. The Master Servicer or Special Servicer—

●	will be entitled to retain any interest or other income earned on those funds, and

●
will be required to cover any losses of principal of those investments from its own funds, to the extent those losses are incurred with respect to investments made for the benefit of the Master Servicer or the Special Servicer, as applicable.

Neither the Master Servicer nor the Special Servicer will be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts.

Payment of Servicing Expenses; Servicing Advances. Each of the Master Servicer, the Special Servicer and the Trustee will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its activities under the Pooling and Servicing Agreement. The Master Servicer, the Special Servicer and the Trustee will not be entitled to reimbursement for these expenses except as expressly provided in the Pooling and Servicing Agreement.

Any and all customary, reasonable and necessary out-of-pocket costs and expenses, including reasonable attorneys’ fees and expenses, incurred or to be incurred by the Master Servicer or the Special Servicer (or, if applicable, the Trustee) in connection with the servicing or administration of a Mortgage Loan, any Serviced Companion Loan and any related Mortgaged Property as to which a default, delinquency or other unanticipated event has occurred or is imminent, or in connection with the administration of any REO Property, will be advances (any such advances, “Servicing Advances”). The Pooling and Servicing Agreement may also designate certain other expenses as Servicing Advances. Subject to the limitations described below, the Master Servicer will be required to make any Servicing Advances relating to any Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan) or REO Property (other than any REO Property acquired with respect to any Non-Serviced Loan Combination). Servicing Advances will be reimbursable from future payments and other collections, including insurance proceeds, condemnation proceeds and liquidation proceeds, received in connection with the related Mortgage Loan (or Serviced Companion Loan) or REO Property.

The Special Servicer must notify the Master Servicer whenever a Servicing Advance is required to be made with respect to any Specially Serviced Mortgage Loan or REO Property (other than any interest in REO Property acquired with respect to any Non-Serviced Loan Combination), and the Master Servicer must make the Servicing Advance unless the Master Servicer determines such advance to be a nonrecoverable advance, except that the Special Servicer must either (i) make any necessary emergency Servicing Advances on a Specially Serviced Mortgage Loan or REO Property (other than any interest in REO Property acquired with respect to any Non-Serviced Loan Combination) or (ii) notify the Master Servicer no later than one (1) business day after the Special Servicer acquires actual knowledge of the need for such emergency Servicing Advance on a Specially Serviced Mortgage Loan and request the Master Servicer to make such emergency Servicing Advance. If the Special Servicer makes an emergency Servicing Advance, the Master Servicer must reimburse the Special Servicer for such emergency Servicing Advance (with interest on such advance) within five business days following the Special Servicer’s request for reimbursement, upon which the Master Servicer will be deemed to have made the Servicing Advance. Notwithstanding the foregoing, the Master Servicer need not so reimburse an emergency Servicing Advance that it determines to be a nonrecoverable advance, but such Servicing Advance, like other nonrecoverable advances, may be reimbursed to the Special Servicer from amounts on deposit in the Collection Account, the Serviced Pari Passu Companion Loan Custodial Account and/or the Serviced A/B Loan Combination Custodial Account, as applicable.

If the Master Servicer is required under the Pooling and Servicing Agreement to make a Servicing Advance, but does not do so within ten days after the Servicing Advance is required to be made, then the Trustee will be required:

●	if it has actual knowledge of the failure, to give the defaulting party notice of its failure, and

●	if the failure continues for one more business day, to make the Servicing Advance.

Except for the Master Servicer, the Special Servicer or the Trustee as described above, no person will be required to make any Servicing Advances with respect to any Mortgage Loan, any Serviced Companion Loan or any related Mortgaged Property or REO Property; provided that, in the case of any Non-Serviced Pari Passu Mortgage Loan, the applicable master servicer, the applicable special servicer or the trustee under the pooling and servicing agreement related to the securitization of the related Non-Serviced Pari Passu Companion Loan will, or are expected to, make servicing advances with respect to such Non-Serviced Pari Passu Mortgage Loan pursuant to the pooling and servicing agreement related to the securitization of the related Non-Serviced Pari Passu Companion Loan.

Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, none of the Master Servicer, the Special Servicer or the Trustee will be obligated to make Servicing Advances that it determines, subject to the Servicing Standard, or, with respect to the Trustee, in its reasonable, good faith judgment, would not be ultimately recoverable from expected collections on the related Mortgage Loan, any related Serviced Companion Loan (if applicable) or any related REO Property. If the Master Servicer, the Special Servicer or the Trustee makes any Servicing Advance that it subsequently determines, subject to the Servicing Standard, or, with respect to the Trustee, in its reasonable, good faith judgment, is not recoverable from expected collections on the related Mortgage Loan (or Serviced Companion Loan) or any related REO Property, it may obtain reimbursement for that advance, together with interest on that advance, out of general collections on the Mortgage Pool on deposit in the Collection Account from time to time, subject to, in the case of a Serviced Loan Combination, the duty of the Master Servicer to use efforts in accordance with the Servicing Standard to exercise promptly the rights of the Trust under the related intercreditor agreement to obtain reimbursement from the holder of any Serviced Pari Passu Companion Loan for that holder’s pro rata share of the advance or interest. The Trustee may conclusively rely on the determination of the Master Servicer or the Special Servicer regarding the nonrecoverability of any Servicing Advance. Absent bad faith, the determination by any authorized person that an advance constitutes a nonrecoverable advance as described above will be conclusive and binding. In addition, the Special Servicer may, at its option and in its sole discretion, make a determination, subject to the Servicing Standard, that any Servicing Advance previously made and any proposed Servicing Advance, if made, would not ultimately be recoverable, in which case such determination will be conclusive and binding on the Master Servicer and the Trustee and such Servicing Advance will constitute a nonrecoverable Servicing Advance (but this statement will not be construed to entitle the Special Servicer to reverse any other authorized person’s determination or to prohibit any such other authorized person from making a determination that a Servicing Advance constitutes or would constitute a nonrecoverable advance).

Any Servicing Advance (with interest) that has been determined to be a nonrecoverable advance with respect to the Mortgage Pool will be reimbursable from the Collection Account, the Serviced Pari Passu Companion Loan Custodial Account and/or the Serviced A/B Loan Combination Custodial Account, as applicable, in the collection period in which the nonrecoverability determination is made and in subsequent collection periods. Any reimbursement of a nonrecoverable servicing advance (including interest accrued thereon) will be made first from the principal portion of current debt service advances and payments and other collections of principal on the Mortgage Pool (thereby reducing the Principal Distribution Amount otherwise distributable on the Principal Balance Certificates on the related distribution date) prior to the application of any other general collections on the Mortgage Pool against such reimbursement. To the extent that the amount representing principal is insufficient to fully reimburse the party entitled to the reimbursement, then such party may elect at its sole option and in its sole discretion to defer the reimbursement of some or all of the portion that exceeds such amount (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for consecutive periods up to twelve months (provided that any such deferral exceeding six months will require, during the occurrence and continuance of any Subordinate Control Period (and, with respect to the One Monument Place Loan Combination, after the occurrence and during the continuance of a Control Appraisal Period with respect to the related Subordinate Companion Loan), the consent of the Subordinate Class Representative or, with respect to the One Monument Place Loan Combination prior to the occurrence and continuance of a Control Appraisal Period with respect to the related Subordinate Companion Loan, the consent of the holder of the related Subordinate Companion Loan) and any election to so defer will be deemed to be in accordance with the Servicing Standard or any duty under the Pooling and Servicing Agreement; provided that no such deferral will occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement. To the extent that the reimbursement is made from principal collections, the Principal Distribution Amount otherwise distributable on the Principal Balance Certificates on the related distribution date will be reduced and a Realized Loss will be allocated (in reverse sequential order in accordance with the loss allocation rules described above under “Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses”) to reduce the aggregate principal balance of the Certificates on that distribution date. To the extent that reimbursement is made from other collections, the funds available to make distributions to Certificateholders of their interest distribution amounts on the related distribution date may be reduced, causing a shortfall in interest distributions on the Offered Certificates. The Master Servicer or the Trustee, as applicable, must give the Rating Agencies at least 15 days’ notice (in accordance with the procedures regarding Rule 17g-5 set forth in the Pooling and Servicing Agreement) prior to any reimbursement to it of nonrecoverable advances from amounts in the Collection Account or the Distribution Account, as applicable, allocable to interest on the Mortgage Loans unless (1) that party determines in its sole discretion that waiting 15 days after such a notice could jeopardize its ability to recover such nonrecoverable advances, (2) changed circumstances or new or different information becomes known to that party that could affect or cause a determination of whether any advance is a nonrecoverable advance or whether to defer reimbursement of a nonrecoverable advance or the determination in clause (1) above, or (3) in the case of the Master Servicer, it has not timely received from the Trustee information requested by the Master Servicer to consider in determining whether to defer reimbursement of a nonrecoverable advance. If any of the circumstances described in clause (1), clause (2) or clause (3) above apply, the Master Servicer or Trustee, as applicable, must give each Rating Agency notice (in accordance with the procedures regarding Rule 17g-5 set forth in the Pooling and Servicing Agreement) of the anticipated reimbursement as soon as reasonably practicable.

Additionally, in the event that any Servicing Advance (including any interest accrued thereon) with respect to a Mortgage Loan remains unreimbursed following the time that such Mortgage Loan is modified while a Specially Serviced Mortgage Loan, the Master Servicer or the Trustee will be entitled to reimbursement for that advance (even though that advance has not been determined to be nonrecoverable), on a monthly basis, out of — but solely out of — the principal portion of current debt service advances and payments and other collections of principal on all the Mortgage Loans after the application of those principal advances and principal payments and collections to reimburse any party for nonrecoverable servicing advances (as described in the prior paragraph) and/or nonrecoverable debt service advances as described under “Description of the Offered Certificates—Advances of Delinquent Monthly Debt Service Payments” in this prospectus supplement (thereby reducing the Principal Distribution Amount otherwise distributable on the related distribution date) or collections on the related Mortgage Loan intended as a reimbursement of such advance (in the case of any Serviced Loan Combination, subject to the additional provisions described further below). If any such advance is not reimbursed in whole in respect of any distribution date due to insufficient principal advances and principal collections during the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be ultimately nonrecoverable out of collections on the related Mortgage Loan or is determined, at any time during the reimbursement process, to be ultimately nonrecoverable out of the principal portion of debt service advances and payments and other collections of principal on all the Mortgage Loans, then the Master Servicer or the Trustee, as applicable, will be entitled to immediate reimbursement as a nonrecoverable advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest (as described in the preceding paragraph). The reimbursement of advances on worked-out loans from principal advances and collections of principal as described in the first sentence of this paragraph during any collection period will result in a reduction of the Principal Distribution Amount otherwise distributable on the Principal Balance Certificates (other than the Class A-S, B, C and PEX Certificates), and the Class A-S, B and C Regular Interests (and, therefore, the Class A-S, B, C and PEX Certificates, as applicable) on the related distribution date but will not result in the allocation of a Realized Loss on such distribution date (although a Realized Loss may subsequently arise if the amount reimbursed to the Master Servicer or the Trustee ultimately turns out to be nonrecoverable from the proceeds of the Mortgage Loan).

Insofar as the Special Servicer may make Servicing Advances, it will have the same rights described above as the Master Servicer and the Trustee.

The Pooling and Servicing Agreement will also permit the Master Servicer, and require the Master Servicer at the direction of the Special Servicer if a Specially Serviced Mortgage Loan or REO Property (other than any interest in REO Property acquired with respect to any Non-Serviced Loan Combination) is involved, to pay directly out of the Collection Account, the Serviced Pari Passu Companion Loan Custodial Account and/or the Serviced A/B Loan Combination Custodial Account, as applicable, any servicing expense that, if advanced by the Master Servicer or Special Servicer, would not be recoverable (together with interest on the advance) from expected collections on the related Mortgage Loan, any related Serviced Pari Passu Companion Loan or Serviced A/B Loan Combination, as applicable, or any related REO Property. This is only to be done, however, when the Master Servicer or the Special Servicer, as the case may be, has determined in accordance with the Servicing Standard that making the payment is in the best interests of the Certificateholders.

The Master Servicer, the Special Servicer and the Trustee will each be entitled to receive interest on Servicing Advances made by that entity. The interest will accrue on the amount of each Servicing Advance for so long as the Servicing Advance is outstanding, at a rate per annum equal to the prime rate as published in the “Money Rates” section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any Servicing Advance will generally be payable at any time on or after the date when the advance is reimbursed, in which case the payment will be made out of general collections on the Mortgage Loans and any REO Properties on deposit in the Collection Account, thereby reducing amounts available for distribution on the Certificates (in the case of a Serviced Loan Combination, subject to the additional provisions described below). Under some circumstances, Default Interest and/or late payment charges may be used to pay interest on advances prior to making payment from those general collections, but prospective investors should assume that the available amounts of Default Interest and late payment charges will be de minimis.

Notwithstanding any contrary provisions described above, if a Servicing Advance with respect to a Serviced Loan Combination has been determined to be nonrecoverable (after considering amounts, if any, on deposit in the Collection Account, the Serviced Pari Passu Companion Loan Custodial Account and/or the Serviced A/B Loan Combination Custodial Account, as applicable) and that advance or interest thereon is paid from general collections on the Mortgage Pool on deposit in the Collection Account as described above, then the Master Servicer will be required to use efforts in accordance with the Servicing Standard to exercise promptly the rights of the Trust under the related intercreditor agreement to obtain reimbursement from the holder of any Serviced Pari Passu Companion Loan for that holder’s pro rata share of the advance or interest.

With respect to any Non-Serviced Loan Combination, the related Other Master Servicer, the related Other Special Servicer and the related Other Trustee will, or are expected to, be required to make servicing advances with respect to such Non-Serviced Loan Combination on terms substantially similar in all material respects, but not necessarily identical, to the terms of the Pooling and Servicing Agreement relating to servicing advances, and each of them is or is expected to be entitled to receive interest on servicing advances made by those parties in accordance with the related pooling and servicing agreement, and any such advance, with interest thereon, will be reimbursable pro rata from payments allocable to such Pari Passu Mortgage Loan pursuant to the related intercreditor agreement. See “—Additional Matters Relating to the Servicing of the Non-Serviced Loan Combination” in this prospectus supplement.

Trust Advisor Expenses. The Trust Advisor will be entitled to payments of indemnification amounts or certain Additional Trust Fund Expenses payable to the Trust Advisor pursuant to the Pooling and Servicing Agreement (other than the Trust Advisor ongoing fee and the trust advisor consulting fee), which we refer to as Trust Advisor Expenses. In general, the amount of Trust Advisor Expenses reimbursable to the Trust Advisor on each distribution date must not exceed the sum of (i) the portion of the Principal Distribution Amount for such distribution date otherwise distributable to the Principal Balance Certificates (other than the Class A-S, B, C and PEX Certificates), and the Class A-S, B and C Regular Interests (and, therefore, the Class A-S, B, C and/or PEX Certificates, as applicable) that are not Control-Eligible Certificates and (ii) the aggregate amount of distributable certificate interest (calculated without regard to the reduction by Trust Advisor Expenses for such distribution date, in each case, allocable to the Class E and D Certificates and the Class C, B and A-S Regular Interests for such distribution date. Amounts so reimbursed on each distribution date will be allocated and borne by the Certificateholders to the extent and in the manner described under “Description of the Offered Certificates—Distributions—Interest Distributions” and “—Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses”. Any amount of Trust Advisor Expenses that are not reimbursed on a distribution date because of the limitations set forth in the immediately preceding sentence will be payable on the next distribution date to the extent funds are sufficient, in accordance with such limitations, to make such payments. Notwithstanding these provisions, Trust Advisor Expenses incurred in connection with legal proceedings that are pending or threatened against the Trust Advisor at the time of its discharge, termination or resignation will be Designated Trust Advisor Expenses and, as such, will not be subject to the limitations described above and will instead be treated in substantially the same manner as other unanticipated expenses of the Trust Fund for purposes of payment by the Trust Fund and allocation between the various Classes of Certificateholders.

Asset Status Reports

No later than 45 days after the occurrence of a Servicing Transfer Event with respect to any Specially Serviced Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan), the Special Servicer with respect to such Specially Serviced Mortgage Loan must, in general, deliver to the Subordinate Class Representative (other than with respect to the One Monument Place Loan Combination prior to the occurrence and continuance of a Control Appraisal Period with respect to the related Subordinate Companion Loan) or, solely with respect to the One Monument Place Loan Combination prior to the occurrence and continuance of a Control Appraisal Period with respect to the related Subordinate Companion Loan, the holder of such Subordinate Companion Loan, among others, an asset status report with respect to that Mortgage Loan and the related Mortgaged Property or Properties. That asset status report is required to include the following information to the extent reasonably determinable:

●	a summary of the status of the subject Specially Serviced Mortgage Loan and any negotiations with the related borrower;

●
a discussion of the general legal and environmental considerations reasonably known to the Special Servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies set forth in the Pooling and Servicing Agreement and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Mortgage Loan and whether outside legal counsel has been retained;

●	the most current rent roll or maintenance schedule (as applicable) and income or operating statement available for the related Mortgaged Property or Properties;

●	a summary of the Special Servicer’s recommended action with respect to the Specially Serviced Mortgage Loan;

●	the appraised value of the related Mortgaged Property or Properties, together with the assumptions used in the calculation thereof; and

●	such other information as the Special Servicer deems relevant in light of the Servicing Standard.

Each asset status report will be required to be delivered to the Subordinate Class Representative (during a Subordinate Control Period or Collective Consultation Period, but in the case of the One Monument Place Loan Combination, only if a Control Appraisal Period has occurred and is continuing with respect to the related Subordinate Companion Loan), the Trust Advisor (during a Collective Consultation Period or Senior Consultation Period, but in the case of the One Monument Place Loan Combination, only if a Control Appraisal Period has occurred and is continuing with respect to the related Subordinate Companion Loan), the Master Servicer, the Certificate Administrator (upon request) the Rule 17g-5 Information Provider (which will be required to promptly post the report to the Rule 17g-5 Information Provider’s Website) and the holder of the One Monument Place Subordinate Companion Loan. During a Subordinate Control Period, if the Subordinate Class Representative does not disapprove an asset status report within ten business days of receipt (or, with respect to a Serviced Loan Combination, such longer period of time as may be set forth in the related intercreditor agreement), the Special Servicer will be required to implement the recommended action as outlined in the asset status report. In addition, during a Subordinate Control Period, the Subordinate Class Representative may object to any asset status report within ten business days of receipt (or, with respect to a Serviced Loan Combination, such longer period of time as may be set forth in the related intercreditor agreement); provided that the Special Servicer will be required to implement the recommended action as outlined in the asset status report if it makes a determination in accordance with the Servicing Standard that the objection is not in the best interest of all the Certificateholders (as a collective whole, as if they together constituted a single lender). If, during a Subordinate Control Period, the Subordinate Class Representative disapproves the asset status report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will be required to revise the asset status report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. During a Subordinate Control Period, the Special Servicer will be required to revise the asset status report until the Subordinate Class Representative fails to disapprove the revised asset status report as described above, until the Subordinate Class Representative’s approval is no longer required or until the Special Servicer makes a determination that the objection is not in the best interests of the Certificateholders (as a collective whole, as if they together constituted a single lender). If, during a Subordinate Control Period, the Subordinate Class Representative and the Special Servicer have not agreed upon an asset status report within 90 days following the Subordinate Class Representative’s receipt of the initial asset status report, the Special Servicer will implement the actions described in the most recent asset status report submitted by the Special Servicer to the Subordinate Class Representative. Notwithstanding the foregoing, if the Special Servicer determines that emergency action is necessary to protect the related Mortgaged Property or the interests of the Certificateholders, or if a failure to take any such action at such time would be inconsistent with the Servicing Standard, the Special Servicer may take actions with respect to the related Mortgaged Property before the expiration of the ten business day period (or, with respect to a Serviced Loan Combination, such longer period of time as may be set forth in the related intercreditor agreement) referenced above and if the Special Servicer reasonably determines in accordance with the Servicing Standard that failure to take such actions before the expiration of such period would materially and adversely affect the interest of the Certificateholders and the Special Servicer has made commercially reasonable efforts, during a Subordinate Control Period, to contact the Subordinate Class Representative.

Notwithstanding the foregoing, with respect to the One Monument Place Loan Combination prior to the occurrence and continuance of a Control Appraisal Period with respect to the related Subordinate Companion Loan, such holder of the related Subordinate Companion Loan will have the same review and approval rights regarding asset status reports described above as apply to the Subordinate Class Representative during a Subordinate Control Period with respect to the other Mortgage Loans in the Mortgage Pool.

In addition, the Special Servicer will be required to deliver a summary (as approved by the Subordinate Class Representative if a Subordinate Control Period is in effect, or, prior to the occurrence and continuance of a Control Appraisal Period with respect to the related Subordinate Companion Loan, as approved by the holder of such Subordinate Companion Loan) of each Final Asset Status Report to the Certificate Administrator. Upon receipt of such summary, the Certificate Administrator will be required to post such summary on its website.

A “Final Asset Status Report”, with respect to any Specially Serviced Mortgage Loan, means each related asset status report, together with such other data or supporting information provided by the Special Servicer to the Subordinate Class Representative or the holder of any Subordinate Companion Loan, as applicable, in each case prepared in connection with the workout or liquidation of such Specially Serviced Mortgage Loan and which, in any event, will not include any Privileged Information; provided that no asset status report will be considered to be a Final Asset Status Report unless, during a Subordinate Control Period, the Subordinate Class Representative, or prior to the occurrence and continuance of a Control Appraisal Period with respect to the related Subordinate Companion Loan, the holder of such Subordinate Companion Loan, has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval or consent, or has been deemed to approve or consent to such action.

Other than with respect to the One Monument Place Loan Combination prior to the occurrence and continuance of a Control Appraisal Period with respect to the related Subordinate Companion Loan, each of the Subordinate Class Representative (during any Collective Consultation Period) and the Trust Advisor (during any Collective Consultation Period and any Senior Consultation Period) will be entitled to consult on a non-binding basis with the Special Servicer and propose possible alternative courses of action and provide other feedback in respect of any asset status report, and the Special Servicer will be obligated to consider such alternative courses of action and any other feedback provided by the Subordinate Class Representative and/or the Trust Advisor, as applicable. The Special Servicer may revise the asset status reports as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the Subordinate Class Representative and/or the Trust Advisor. Consultation with the Trust Advisor will occur in the manner described under “—The Trust Advisor” below. With respect to the One Monument Place Loan Combination, prior to the occurrence and continuance of a Control Appraisal Period with respect to the related Subordinate Companion Loan, the holder of such Subordinate Companion Loan will generally be entitled to the same consultation rights as described above.

Also notwithstanding the provisions described above, in connection with any asset status report, the Subordinate Class Representative, the holder of a Subordinate Companion Loan and the Trust Advisor may not direct or advise the Special Servicer to act, and the Special Servicer is to ignore any direction or advice for it to act, in any manner that would—

●
require or cause the Special Servicer to violate applicable law, the terms of any Mortgage Loan or any other provision of the Pooling and Servicing Agreement, including the Special Servicer’s obligation to act in accordance with the Servicing Standard and the REMIC provisions of the Code;

●	result in an adverse tax consequence for the Trust Fund;

●
expose the Trust, the parties to the Pooling and Servicing Agreement or any of their respective affiliates, members, managers, officers, directors, employees or agents, to any claim, suit or liability; or

●	materially expand the scope of the Master Servicer’s or the Special Servicer’s responsibilities under the Pooling and Servicing Agreement.

During any Collective Consultation Period or Senior Consultation Period (and, solely with respect to the One Monument Place Loan Combination, provided that a Control Appraisal Period has occurred and is continuing with respect to the related Subordinate Companion Loan), the Special Servicer will be required to consult on a non-binding basis with the Trust Advisor with respect to Material Actions (regardless of whether such Material Action is covered by an asset status report); provided, however, that the Special Servicer will not consult with the Trust Advisor with respect to Material Actions related to collateral substitutions, assignments, insurance policies, borrower substitutions, lease modifications and amendments and other similar actions that the Special Servicer may perform under the Pooling and Servicing Agreement, to the extent such actions do not relate to the workout, restructuring, resolution, sale or liquidation of a Specially Serviced Mortgage Loan or REO Property.

The Majority Subordinate Certificateholder and the Subordinate Class Representative

The Majority Subordinate Certificateholder. The “Majority Subordinate Certificateholder” will be the holder(s) of a majority interest in (i) during a Subordinate Control Period, the most subordinate Class among the Control-Eligible Certificates that has an aggregate principal balance, net of Appraisal Reduction Amounts allocable thereto, that is at least equal to 25% of its total initial principal balance or (ii) during a Collective Consultation Period, the most subordinate Class among the Control-Eligible Certificates that has an aggregate principal balance, without regard to Appraisal Reduction Amounts, that is at least equal to 25% of its total initial principal balance. Notwithstanding anything to the contrary contained herein, at any time that the holder of a majority interest in the Class F Certificates is the Majority Subordinate Certificateholder, the Majority Subordinate Certificateholder may waive its right to appoint a Subordinate Class Representative and to exercise any of the rights of the Majority Subordinate Certificateholder set forth in the Pooling and Servicing Agreement by irrevocable written notice delivered to the Depositor, Trustee, Certificate Administrator, Master Servicer, Special Servicer and Trust Advisor. Any such waiver will remain effective with respect to such holder and such class until such time as the Majority Subordinate Certificateholder has sold or transferred, in the aggregate, a majority of the Class F Certificates to an unaffiliated third party or third parties. Following any such transfer the successor majority subordinate certificateholder will again have the rights of the Majority Subordinate Certificateholder without regard to any prior waiver by the predecessor majority subordinate certificateholder. The successor majority subordinate certificateholder will also have the right to irrevocably waive its right to appoint a Subordinate Class Representative and to exercise any of the rights of the Subordinate Class Representative. No successor majority subordinate certificateholder will have any consent rights with respect to any Mortgage Loan that became a Specially Serviced Mortgage Loan prior to its purchase of the Class F Certificates and had not become a Corrected Mortgage Loan prior to such purchase until such Mortgage Loan becomes a Corrected Mortgage Loan. Unless a Senior Consultation Period is deemed to occur and is continuing pursuant to clause (ii) of the definition of “Senior Consultation Period,” a “Subordinate Control Period” will exist when the aggregate principal balance of the Class F Certificates, net of any Appraisal Reduction Amounts allocable to that Class, is at least equal to 25% of the initial principal balance of the Class F Certificates.

During any Subordinate Control Period (and, solely with respect to the One Monument Place Loan Combination, provided a Control Appraisal Period has occurred and is continuing with respect to the related Subordinate Companion Loan), the Majority Subordinate Certificateholder, or the Subordinate Class Representative on its behalf, will have the right to terminate the Special Servicer, with or without cause (in each case, other than with respect to any Non-Serviced Pari Passu Mortgage Loan), and appoint itself or an affiliate or another person as the successor special servicer. With respect to the One Monument Place Loan Combination, prior to the occurrence and continuance of a Control Appraisal Period with respect to the related Subordinate Companion Loan, the holder of such Subordinate Companion Loan will have the right to terminate the Special Servicer, with or without cause, with respect to the One Monument Place Loan Combination. See “Description of the Mortgage Pool—Split Loan Structures” in this prospectus supplement. It will be a condition to such appointment that the successor special servicer be a Qualified Replacement Special Servicer and that each Rating Agency confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of the Certificates. It is anticipated that RREF II CMBS AIV, LP (or another affiliate of Rialto Capital Advisors, LLC) (i) will purchase the Class F, G and V Certificates on the Closing Date, (ii) may purchase the Class E, X-E, X-F and X-G Certificates on the Closing Date and (iii) will become the initial Majority Subordinate Certificateholder and be appointed as the initial Subordinate Class Representative. Also, RMEZZ One Monument, LLC, an affiliate of RREF II CMBS AIV, LP is the current holder of the One Monument Place Subordinate Companion Loan.

With respect to the One Monument Place Loan Combination, prior to the occurrence and continuance of a Control Appraisal Period with respect to the related Subordinate Companion Loan, the Majority Subordinate Certificateholder will not have any consent or consultation rights with respect to the One Monument Place Loan Combination (except for certain consent rights related to a sale of the One Monument Place Mortgage Loan if it constitutes a Defaulted Mortgage Loan) and will have no right to terminate the Special Servicer with respect to the One Monument Place Loan Combination. Prior to the occurrence and continuance of a Control Appraisal Period with respect to the related Subordinate Companion Loan, except to the extent provided in the Pooling and Servicing Agreement and/or the intercreditor agreement, any consent or consultation rights of the Majority Subordinate Certificateholder applicable to the other Mortgage Loans in the Mortgage Pool (except for certain consent rights related to a sale of the One Monument Place Mortgage Loan if it constitutes a Defaulted Mortgage Loan) or rights to terminate the Special Servicer will be exercisable with respect to the One Monument Place Loan Combination by the holder of the related Subordinate Companion Loan. See “Description of the Mortgage Pool—Split Loan Structures—The One Monument Place Loan Combination” in this prospectus supplement. With respect to the One Monument Place Loan Combination, after the occurrence and during the continuance of a Control Appraisal Period with respect to the related Subordinate Companion Loan, the Majority Subordinate Certificateholder (and the Subordinate Class Representative) will be entitled to exercise all their respective rights with respect to the One Monument Place Loan Combination as they do for any other Mortgage Loans in the Mortgage Pool.

Subordinate Class Representative. The Majority Subordinate Certificateholder will have a continuing right to appoint, remove or replace a subordinate class representative in its sole discretion (the “Subordinate Class Representative”). This right may be exercised at any time and from time to time. The Subordinate Class Representative may resign at any time. The Subordinate Class Representative may not be a borrower or an affiliate of a borrower. If at any time the Majority Subordinate Certificateholder has not appointed a Subordinate Class Representative (unless the Majority Subordinate Class Representative has expressly waived its right to act as or appoint a Subordinate Class Representative and to exercise any of the rights of the Majority Subordinate Certificateholder), then the Majority Subordinate Certificateholder will be deemed to be the Subordinate Class Representative.

Rights and Powers of Subordinate Class Representative. During any Subordinate Control Period (and, solely with respect to the One Monument Place Loan Combination, provided a Control Appraisal Period has occurred and is continuing with respect to the related Subordinate Companion Loan), (i) the Subordinate Class Representative generally will be entitled to approve or disapprove asset status reports (other than asset status reports related to any Non-Serviced Pari Passu Mortgage Loan) and (ii) the Special Servicer generally will not be permitted to take or consent to the Master Servicer taking any Material Action not otherwise covered by an approved asset status report, unless and until the Special Servicer has notified the Subordinate Class Representative and the Subordinate Class Representative has consented (or failed to object) thereto in writing within 10 business days (or in connection with an Acceptable Insurance Default, 30 days) of having been notified thereof in writing and provided with all reasonably requested information by it. However, the Special Servicer may take any Material Action (or consent to the Master Servicer taking a Material Action) without waiting for the response of the Subordinate Class Representative if the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders and, if affected, the holder of any Serviced Companion Loan, as a collective whole (taking into account the subordinate nature of any related Subordinate Companion Loan). Furthermore, during a Subordinate Control Period (and, solely with respect to the One Monument Place Loan Combination, provided a Control Appraisal Period has occurred and is continuing with respect to the related Subordinate Companion Loan), the Subordinate Class Representative may, in general, direct the Special Servicer (other than with respect to any Non-Serviced Pari Passu Mortgage Loan) to take, or to refrain from taking, any actions as that representative may deem advisable with respect to the servicing and administration of Specially Serviced Mortgage Loans and REO Properties or as to which provision is otherwise made in the Pooling and Servicing Agreement. During a Subordinate Control Period (and, solely with respect to the One Monument Place Loan Combination, provided a Control Appraisal Period has occurred and is continuing with respect to the related Subordinate Companion Loan), the Subordinate Class Representative will have the right to remove an existing Special Servicer, with or without cause, and appoint a successor to the Special Servicer as described under “—Replacement of the Special Servicer” below (in each case, other than with respect to any Non-Serviced Pari Passu Mortgage Loan). With respect to any Non-Serviced Pari Passu Mortgage Loan, the Subordinate Class Representative will be permitted to request that the Other Special Servicer consult with it on a non-binding basis with respect to material actions under the pooling and servicing agreement for such securitization, which are, or are expected to be, substantially similar in all material respects, but not necessarily identical, to the Material Actions under the Pooling and Servicing Agreement, in accordance with the terms of the related intercreditor agreement.

With respect to the One Monument Place Loan Combination, after the occurrence and during the continuance of a Control Appraisal Period with respect to the related Subordinate Companion Loan, the Subordinate Class Representative will have the right to terminate the Special Servicer with respect to the One Monument Place Loan Combination under the same circumstances and subject to the same limitations as it does for any other Mortgage Loans in the Mortgage Pool. See “Description of the Mortgage Pool—Split Loan Structure—One Monument Place Loan Combination” in this prospectus supplement.

Unless a Senior Consultation Period is deemed to occur and is continuing pursuant to clause (ii) of the definition of “Senior Consultation Period”, a “Collective Consultation Period” will exist when both (i) the aggregate principal balance of the Class F Certificates, reduced by any Appraisal Reduction Amounts allocable to that Class, is less than 25% of the initial principal balance of the Class F Certificates and (ii) the aggregate principal balance of the Class F Certificates, without regard to any Appraisal Reduction Amounts allocable to that Class, is at least 25% of the initial principal balance of the Class F Certificates. A “Senior Consultation Period” will exist when either (i) the aggregate principal balance of the Class F Certificates, without regard to the allocation of any Appraisal Reduction Amounts to that Class, is less than 25% of the initial principal balance of the Class F Certificates or (ii) during such time as the Class F Certificates are the most subordinate class among the Class F and G Certificates that have a then-outstanding principal balance, net of Appraisal Reduction Amounts, at least equal to 25% of its initial principal balance, the then-Majority Subordinate Certificateholder has irrevocably waived its right to appoint a Subordinate Class Representative and to exercise any of the rights of the Majority Subordinate Certificateholder or cause the exercise of the rights of the Subordinate Class Representative until such rights are reinstated to a successor majority subordinate certificateholder pursuant to the terms of the Pooling and Servicing Agreement; provided, however, that with respect to any Non-Serviced Pari Passu Mortgage Loan, the existence of a senior consultation period with respect to the Subordinate Class Representative under this transaction is expected to have no effect on the rights of the subordinate class representative with respect to the related other securitization.

During any Collective Consultation Period, the Subordinate Class Representative will have consultation rights (in addition to those of the Trust Advisor) with respect to Material Actions not otherwise covered by an asset status report as to which the Subordinate Class Representative has been consulted (in each case, other than with respect to any Non-Serviced Pari Passu Mortgage Loan or, prior to the occurrence and continuance of a Control Appraisal Period with respect to the related Subordinate Companion Loan, the One Monument Place Loan Combination). During any Collective Consultation Period or Senior Consultation Period, the Majority Subordinate Certificateholder and the Subordinate Class Representative will have no right to remove an existing Special Servicer. With respect to any Non-Serviced Pari Passu Mortgage Loan, the occurrence and continuance of a Collective Consultation Period or Senior Consultation Period with respect to the Subordinate Class Representative under this transaction is expected to have no effect on the rights of the subordinate class representative with respect to the related other securitization.

With respect to the One Monument Place Loan Combination prior to the occurrence and continuance of a Control Appraisal Period with respect to the related Subordinate Companion Loan, the holder of the related Subordinate Companion Loan generally have the same rights (except for certain consent rights related to a sale of the One Monument Place Mortgage Loan if it constitutes a Defaulted Mortgage Loan) with respect to the One Monument Place Loan Combination as the Majority Subordinate Certificateholder and the Subordinate Class Representative have during the continuance of a Subordinate Control Period with respect to the other Mortgage Loans (other than the Non-Serviced Mortgage Loans) in the Mortgage Pool as described in this prospectus supplement. However, after the occurrence and during the continuance of a Control Appraisal Period with respect to the related Subordinate Companion Loan, the holder of the related Subordinate Companion Loan will no longer have any such rights with respect to the One Monument Place Loan Combination and those rights will shift to the Majority Subordinate Certificateholder and Subordinate Class Representative for the transaction.

Notwithstanding the provisions described above, the Subordinate Class Representative may not direct or advise the Special Servicer to act, and the Special Servicer is to ignore any direction for it to act, in any manner that would—

●
require or cause the Special Servicer to violate applicable law, the terms of any Mortgage Loan or any other provision of the Pooling and Servicing Agreement or any intercreditor agreement, including that party’s obligation to act in accordance with the Servicing Standard and the REMIC provisions of the Code;

●	result in an adverse tax consequence for the Trust Fund;

●
expose the Trust, the parties to the Pooling and Servicing Agreement or any of their respective affiliates, members, managers, officers, directors, employees or agents, to any claim, suit or liability; or

●	materially expand the scope of the Master Servicer’s or the Special Servicer’s responsibilities under the Pooling and Servicing Agreement.

Also notwithstanding the provisions described above, the existence of a Subordinate Control Period, Collective Consultation Period or Senior Consultation Period under the Pooling and Servicing Agreement will not limit the control and consultation rights of the holder of the Pari Passu Companion Loan included in any Serviced Loan Combination that we describe in this prospectus supplement.

When reviewing this “Servicing of the Mortgage Loans and Administration of the Trust Fund” section, it is important that you consider the effects that the rights and powers of the Subordinate Class Representative discussed above could have on the actions of the Special Servicer.

With respect to any Non-Serviced Pari Passu Mortgage Loan, provisions that are substantially similar in all material respects (but not necessarily identical) will, or are expected to, apply with respect to the subordinate class representative under each respective other securitization. See “—Additional Matters Relating to the Servicing of the Non-Serviced Loan Combination” in this prospectus supplement.

Liability to Borrowers. In general, any and all expenses of the Subordinate Class Representative are to be borne by the holders of the appointing Class, in proportion to their respective percentage interests in that Class, and not by the Trust Fund. However, if a claim is made against the Subordinate Class Representative by a borrower with respect to the Pooling and Servicing Agreement or any particular Mortgage Loan and the Trust or a party to the Pooling and Servicing Agreement is also named in the relevant legal action, the Special Servicer will generally assume the defense of the claim on behalf of and at the expense of the Trust Fund, provided that the Special Servicer (in its sole judgment) determines that the Subordinate Class Representative acted in good faith, without negligence or willful misfeasance with regard to the particular matter at issue.

No Liability to the Trust Fund and Certificateholders. The Pooling and Servicing Agreement will provide that each Certificateholder, by its acceptance of its related Certificate, will be deemed to have acknowledged and agreed that (i) the Subordinate Class Representative may have special relationships and interests that conflict with those of holders and owners of one or more Classes of Certificates; (ii) the Subordinate Class Representative may act solely in the interests of the holders of the Class F and/or G Certificates; (iii) the Subordinate Class Representative does not have any duties to the Trust Fund or to the holders of any Class of Certificates; (iv) the Subordinate Class Representative may take actions that favor the interests of the holders of the Class F and/or G Certificates over the interests of the holders of one or more other Classes of Certificates; (v) the Subordinate Class Representative will have no liability whatsoever to the Trust Fund, the Certificateholders or any borrower for having acted as described in this paragraph, or in exercising its rights, powers and privileges, in taking any action or refraining from taking any action, or in giving any consent or failing to give any consent, in each case, pursuant to the Pooling and Servicing Agreement; and (vi) no Certificateholder may take any action whatsoever against the Subordinate Class Representative or any affiliate, director, officer, employee, shareholder, member, partner, agent or principal thereof as a result of the Subordinate Class Representative having acted in the manner described in this paragraph, or a result of the special relationships or interests described in this paragraph. With respect to any Non-Serviced Pari Passu Mortgage Loan, substantially similar but not necessarily identical provisions will or are expected to apply with respect to the subordinate class representative under the related securitization. See “Description of the Mortgage Pool—Split Loan Structures” and “Servicing of the Mortgage Loans and Administration of the Trust Fund Additional Matters Relating to the Servicing of the Non-Serviced Loan Combination” in this prospectus supplement.

The Trust Advisor

General. The Trust Advisor will agree in the Pooling and Servicing Agreement to perform specified services for the benefit of the Trustee on behalf of the Trust with respect to all Mortgage Loans (other than any Non-Serviced Pari Passu Mortgage Loan) and, in the case of each Serviced Loan Combination, the holder of the related Serviced Pari Passu Companion Loan(s). The Trust Advisor will perform certain review duties on a platform-level basis that will generally include an annual review (in accordance with the requirements of the Pooling and Servicing Agreement) of, and (if any Mortgage Loans in the Mortgage Pool were Specially Serviced Mortgage Loans during the preceding calendar year) the preparation of an annual report regarding, certain actions by the Special Servicer pursuant to the Pooling and Servicing Agreement with respect to Specially Serviced Mortgage Loans. The review and report generally will be based on: (a) during a Subordinate Control Period, any Final Asset Status Reports delivered to the Trust Advisor by the Special Servicer, (b) during a Collective Consultation Period or Senior Consultation Period, any asset status report and certain additional information delivered to the Trust Advisor by the Special Servicer, (c) during a Senior Consultation Period, in addition to the foregoing, a meeting with the Special Servicer to conduct a limited review of the Special Servicer’s operational practices on a platform-level basis in light of the Special Servicer’s obligations under the Pooling and Servicing Agreement and the Servicing Standard, and (d) during any control or consultation period (as described in clauses (a) – (c) above), such other additional limited non-privileged information and documentation provided by the Special Servicer to the Trust Advisor that is required or permitted to be delivered to the Trust Advisor under the Pooling and Servicing Agreement. In addition, during any Collective Consultation Period or Senior Consultation Period (and, with respect to the One Monument Place Loan Combination, during such period but only so long as a Control Appraisal Period has occurred and is continuing with respect to the related Subordinate Companion Loan), the Special Servicer will be required to consult with the Trust Advisor with regard to certain matters with respect to the Special Servicer’s servicing of the Specially Serviced Mortgage Loans to the extent described in this prospectus supplement and set forth in the Pooling and Servicing Agreement.

The obligations of the Trust Advisor under the Pooling and Servicing Agreement are primarily to provide analytical and reporting services. When we use the words “consult”, “recommend” or words of similar import in respect of the Trust Advisor and any servicing action or inaction, we are referring to the Trust Advisor’s analytical and reporting services, and not to a duty to make recommendations for or against any servicing action. Although the Trust Advisor must consider the Servicing Standard in its analysis, the Trust Advisor will not itself be bound by the Servicing Standard. The Trust Advisor will have no liability to any Certificateholders, any particular Certificateholder or the holder of any Serviced Pari Passu Companion Loan for actions taken or not taken under the Pooling and Servicing Agreement. No other party to the Pooling and Servicing Agreement, and no Subordinate Class Representative, will have any duty to monitor or supervise the performance by the Trust Advisor of its duties under the Pooling and Servicing Agreement. The Trust Advisor is not an “advisor” for any purpose other than as specifically set forth in the Pooling and Servicing Agreement and is not an advisor to any person, including, without limitation, any Certificateholder. See “Risk Factors—Risks Related to the Offered Certificates—You Will Have Limited Ability To Control the Servicing of the Mortgage Loans and the Parties with Control Over the Servicing of the Mortgage Loans May Have Interests that Conflict with Your Interests” in this prospectus supplement and “—Certain Matters Regarding the Master Servicer, the Special Servicer, the Trust Advisor and the Depositor” in this prospectus supplement below. For the avoidance of doubt, the Trust Advisor is not an “investment adviser” within the meaning of the Investment Company Act, and will not owe any fiduciary duty to any person in connection with the Pooling and Servicing Agreement.

The ability to perform the duties of the Trust Advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information required to be delivered to the

Trust Advisor and the accuracy and the completeness of such information. In addition, it is possible that the lack of access to Privileged Information or the Special Servicer’s failure to schedule or attend an annual meeting or to provide appropriate staff at such meeting may limit or prohibit the Trust Advisor from performing its annual reporting duties under the Pooling and Servicing Agreement in which case any annual report will describe any resulting limitations or prohibitions.

With respect to any Non-Serviced Pari Passu Mortgage Loan, the Other Trust Advisor under the related other securitization will act as trust advisor with respect to the related Pari Passu Companion Loan pursuant to the pooling and servicing agreement related to the securitization of the Non-Serviced Pari Passu Companion Loans, and will have obligations that are, or are expected to be, substantially similar in all material respects, but not necessarily identical, to those of the Trust Advisor described in this section; provided, however, that with respect to the 3 Columbus Circle Loan Combination, there will be no such trust advisor (or operating advisor) until the securitization of the 3 Columbus Circle Controlling Pari Passu Companion Loan.

The Trust Advisor will have no rights or duties with respect to any Non-Serviced Pari Passu Mortgage Loans (which includes the 3 Columbus Circle Mortgage Loan), any Non-Serviced Pari Passu Companion Loans, or the assessment of the actions of any special servicer in this securitization or any other securitization taken with respect to any such mortgage loans.

Annual Reports and Meeting

Based on (a) the Trust Advisor’s review of (i) during any Subordinate Control Period, any previously identified Final Asset Status Reports delivered to the Trust Advisor by the Special Servicer, (ii) during any Collective Consultation Period or Senior Consultation Period, any asset status reports and other information delivered to the Trust Advisor by the Special Servicer, and (iii) during any control or consultation period (as set forth in clauses (i) and (ii) above), such other additional limited non-privileged information and documentation provided by the Special Servicer to the Trust Advisor that is required or permitted to be delivered to the Trust Advisor under the Pooling and Servicing Agreement, and (b) during a Senior Consultation Period, in addition to the foregoing review, the Trust Advisor’s meeting with the Special Servicer as described below, the Trust Advisor will prepare an annual report to be delivered to the Certificate Administrator (and made available through the Certificate Administrator’s Website) setting forth its assessment of the Special Servicer’s overall performance of its duties under the Pooling and Servicing Agreement during the prior calendar year on a platform-level basis with respect to the workout, restructuring, resolution, sale and liquidation of Specially Serviced Mortgage Loans (or, during any Subordinate Control Period, with respect to the workout, restructuring, resolution, sale and liquidation of Specially Serviced Mortgage Loans with respect to which a Final Asset Status Report has been issued) and with respect to each Final Asset Status Report prepared during the prior calendar year. Solely as used in connection with the Trust Advisor’s annual report, the term “platform-level basis” refers to the Special Servicer’s performance of its duties as they relate to the workout, restructuring, resolution, sale and liquidation of Specially Serviced Mortgage Loans, taking into account the Special Servicer’s specific duties under the Pooling and Servicing Agreement as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the Trust Advisor of the items required to be reviewed pursuant to the Pooling and Servicing Agreement. No annual report will be required from the Trust Advisor with respect to the Special Servicer if during the prior calendar year no asset status report was prepared by the Special Servicer (or, during a Subordinate Control Period, finalized by the Special Servicer) in connection with any Specially Serviced Mortgage Loan or REO Property serviced by the Special Servicer. In addition, in the event the Special Servicer is replaced during the prior calendar year, the Trust Advisor’s annual report will only relate to the entity that was acting as the Special Servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such annual report. The Trust Advisor will provide the Special Servicer, the Subordinate Class Representative (during any Subordinate Control Period or Collective Consultation Period) and the holder of each Serviced Pari Passu Companion Loan with a copy of such annual report. The Special Servicer and the Subordinate Class Representative must be given an opportunity to review any annual report required to be delivered to it by the Trust Advisor at least 10 days prior to the delivery thereof to the Certificate Administrator. In the event that the Trust Advisor has provided for review to the Special Servicer a Trust Advisor annual report containing an assessment of the performance of the Special Servicer that in the reasonable view of the Special Servicer presents a negative assessment of the Special Servicer’s performance, the Special Servicer will be permitted to provide to the Trust Advisor reasonably limited non-privileged information and documentation, in each case that is reasonably relevant to the facts upon which the Trust Advisor has based such assessment, and the Trust Advisor will undertake a reasonable review of such additional limited non-privileged information and documentation prior to finalizing its annual assessment. Notwithstanding the foregoing, the content of the Trust Advisor’s annual report will be determined solely by the Trust Advisor.

Forms of annual report are attached to this prospectus supplement as Annexes E-1 and E-2. In each annual report, the Trust Advisor will identify any material deviations of which it has actual knowledge by the Special Servicer (i) from the Special Servicer’s obligation to comply with the Servicing Standard and (ii) from the Special Servicer’s obligations under the Pooling and Servicing Agreement with respect to the workout, restructuring, resolution, sale or liquidation of Specially Serviced Mortgage Loans. Each annual report will be required to comply with the confidentiality requirements described in this prospectus supplement regarding Privileged Information and set forth in the Pooling and Servicing Agreement. No annual report will be required from the Trust Advisor with respect to the Special Servicer if during the prior calendar year no asset status report was prepared by the Special Servicer (or, during a Subordinate Control Period, finalized by the Special Servicer) in connection with any Specially Serviced Mortgage Loan or REO Property that the Special Servicer was obligated to service.

As used in this prospectus supplement, “Privileged Information” means (i) any correspondence between the Subordinate Class Representative and the Special Servicer related to any Specially Serviced Mortgage Loan or the exercise of the Subordinate Class Representative’s consent or consultation rights under the Pooling and Servicing Agreement, and (ii) any information that the Special Servicer has reasonably determined could compromise the Trust Fund’s position in any ongoing or future negotiations with a related borrower under a Specially Serviced Mortgage Loan or any other interested party or in litigation or in potential proceedings.

Within 60 days following the end of each calendar year during a Senior Consultation Period, the Trust Advisor will be required to meet with representatives of the Special Servicer that prepared an asset status report with respect to a Specially Serviced Mortgage Loan or REO Property during such calendar year and, subject to the limitations described in this prospectus supplement or as otherwise set forth in the Pooling and Servicing Agreement, review certain operational activities related to Specially Serviced Mortgage Loans in the manner required under the Pooling and Servicing Agreement. During such annual meeting, the Trust Advisor will be required to discuss the Special Servicer’s operational practices in light of the Servicing Standard and the Special Servicer’s obligations under the Pooling and Servicing Agreement and will discuss the Special Servicer’s stated policies and procedures, operational controls and protocols, risk management systems, technological infrastructure (systems), intellectual resources, the Special Servicer’s reasoning for believing it is in compliance with the Pooling and Servicing Agreement and other pertinent information the Trust Advisor may consider relevant, in each case, in so far as such information relates to the workout, restructuring, resolution, sale or liquidation of Specially Serviced Mortgage Loans. The Trust Advisor will be required to provide the Special Servicer with at least 30 days prior written notice of the date proposed for an annual meeting. The Trust Advisor and the Special Servicer will determine a mutually acceptable date for the annual meeting and the Trust Advisor will be required to deliver, at least 14 days prior to such annual meeting, a proposed written agenda to the Special Servicer, including the identity, if any, of the Final Asset Status Report(s) that will be discussed during the annual meeting.

In connection with the annual meeting described in the preceding paragraph, the Trust Advisor and the Special Servicer may discuss any of the asset status reports produced by the Special Servicer with respect to any Specially Serviced Mortgage Loan as part of the Trust Advisor’s annual assessment of the Special Servicer. The Special Servicer will be required to make available servicing officers with relevant knowledge regarding the applicable Specially Serviced Mortgage Loans and the related platform level information for each annual meeting.

Subordinate Control Period. With respect to all Mortgage Loans (other than a Non-Serviced Pari Passu Mortgage Loan), during a Subordinate Control Period, the Trust Advisor’s obligations will be limited to the general reviews described in this prospectus supplement and as set forth in the Pooling and Servicing Agreement and generally will not involve an assessment of specific actions of the Special Servicer and, in any event, will be subject to limitations described in this prospectus supplement and as set forth in the Pooling and Servicing Agreement.

The Trust Advisor will not be required, in connection with its preparation of any annual report during a Subordinate Control Period, to consider any Specially Serviced Mortgage Loan or REO Property with respect to which a Final Asset Status Report was not issued during the most recently ended calendar year.

During any Subordinate Control Period, the Special Servicer will deliver to the Trust Advisor each Final Asset Status Report. The Trust Advisor will be obligated to keep confidential, subject to the exceptions described in the following paragraph, any Privileged Information received from the Special Servicer or Subordinate Class Representative in connection with the Subordinate Class Representative’s exercise of any rights under the Pooling and Servicing Agreement (including, without limitation, in connection with any asset status report) or otherwise in connection with the Certificates.

The Trust Advisor, the Trust Advisor’s subcontractors and the Trust Advisor’s affiliates will not disclose such Privileged Information so received from the Special Servicer or Subordinate Class Representative to any other person (including any Certificateholders which are not then holders of the Control-Eligible Certificates), other than (A) to the other parties to the Pooling and Servicing Agreement, to the extent expressly required by the Pooling and Servicing Agreement, (B) any trustee or certificate administrator appointed for the benefit of any Serviced Pari Passu Companion Loan and (C) under the circumstances described in the following sentence. If the Trust Advisor, its subcontractors or its affiliates, or any other party to the Pooling and Servicing Agreement (other than the Special Servicer), receives Privileged Information and has been advised that such information is Privileged Information, then such person will be prohibited from disclosing such information received by it to any other person (including in connection with preparing any responses to any investor-submitted inquiries posed on the Investor Q&A Forum), except to the extent that (a) the Special Servicer and the Subordinate Class Representative have consented in writing to its disclosure, (b) such Privileged Information becomes generally available and known to the public, other than as a result of a disclosure directly or indirectly by such person, (c) it is reasonable and necessary for such person to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies, (d) such Privileged Information was already known to such person and not otherwise subject to a confidentiality obligation, (e) such disclosure is expressly authorized or required under another provision of the Pooling and Servicing Agreement and/or (f) such disclosure is required by applicable law, rule, regulation, order, judgment or decree. Notwithstanding the foregoing, the Trust Advisor will be permitted to share Privileged Information with its affiliates and any subcontractors of the Trust Advisor to the extent necessary and for the sole purpose of permitting the Trust Advisor to perform its duties under the Pooling and Servicing Agreement, to the extent such parties agree in writing to be bound by the same confidentiality provisions applicable to the Trust Advisor.

In addition, during any Subordinate Control Period, the Special Servicer will forward any Appraisal Reduction Amount calculations and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Mortgage Loan to the Trust Advisor after they have been finalized, and the Trust Advisor may review such calculations in support of its annual report on the Special Servicer’s activities but will not opine on, or otherwise call into question (whether in the annual report or otherwise), such Appraisal Reduction Amount calculations and/or net present value calculations.

Consultation Rights of the Trust Advisor During a Collective Consultation Period or Senior Consultation Period. During any Collective Consultation Period or Senior Consultation Period (or, with respect to the One Monument Place Loan Combination, during those periods so long as a Control Appraisal Period has occurred and is continuing with respect to the related Subordinate Companion Loan), the Special Servicer will promptly deliver each asset status report prepared in connection with the workout, restructuring, resolution, sale or liquidation of a Specially Serviced Mortgage Loan to (i) the Trust Advisor (other than in the case of the One Monument Place Loan Combination prior to the occurrence and continuance of a Control Appraisal Period with respect to the related Subordinate Companion Loan), (ii) during a Collective Consultation Period, the Subordinate Class Representative, and (iii) with respect to the One Monument Place Loan Combination prior to the occurrence and continuance of a Control Appraisal Period with respect to the related Subordinate Companion Loan, the holder of such Subordinate Companion Loan. The Trust Advisor will be required to provide any comments it may have to the Special Servicer in respect of the asset status reports within 10 business days of receipt of the asset status report and any additional information reasonably requested by the Trust Advisor, and propose possible alternative courses of action to the extent it determines such alternatives may be in the best interest of the Certificateholders (including any holders of Control-Eligible Certificates) and the holder of any Serviced Companion Loan (taking into account the subordinate nature of any related Subordinate Companion Loan), as applicable, as a collective whole. In addition, during any Collective Consultation Period or Senior Consultation Period (and, with respect to the One Monument Place Loan Combination, during those periods so long as a Control Appraisal Period has occurred and is continuing with respect to the related Subordinate Companion Loan), the Trust Advisor will be required to consult on a non-binding basis with the Special Servicer with respect to, and prior to, Material Actions (regardless of whether such Material Actions are covered by an asset status report) and will be required to provide any comments it may have within 10 business days of receipt of the request for consultation and any additional information reasonably requested by the Trust Advisor. Any such consultation during a Collective Consultation Period will be in addition to any consultation between the Subordinate Class Representative and the Special Servicer. Notwithstanding the undertakings described in this paragraph or any other provision of the Pooling and Servicing Agreement to the contrary, the Trust Advisor will have no obligation to consult with respect to collateral substitutions, assignments, insurance policies, borrower substitutions, lease modifications and amendments and other similar actions that the Special Servicer may perform under the Pooling and Servicing Agreement to the extent such actions do not relate to the workout, restructuring, resolution, sale or liquidation of a Specially Serviced Mortgage Loan or REO Property.

The Special Servicer will be obligated to consider such written alternative courses of action and any other feedback provided by the Trust Advisor and, during any Collective Consultation Period, the Subordinate Class Representative. The Special Servicer will revise the asset status reports as it deems necessary to take into account such input and/or comments, to the extent the Special Servicer determines that the Trust Advisor’s and/or Subordinate Class Representative’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders, taking into account the interests of all of the Certificateholders (and the holder of any affected Serviced Companion Loan, as applicable) as a collective whole (taking into account the subordinate nature of any related Subordinate Companion Loan).

The Special Servicer will not be required to take or to refrain from taking any action because of an objection or comment by the Trust Advisor or a recommendation of the Trust Advisor that would require or cause the Special Servicer to violate applicable law, the terms of any Mortgage Loan or any other provision of the Pooling and Servicing Agreement, including the Special Servicer’s obligation to act in accordance with the Servicing Standard and the REMIC provisions of the Code or result in an adverse tax consequence for the Trust Fund. For the avoidance of doubt, the Special Servicer will not be required to take or to refrain from taking any action because of an objection or comment by the Trust Advisor or a recommendation of the Trust Advisor in any event.

Trust Advisor Ongoing Fees. The ongoing fee of the Trust Advisor will be payable monthly from amounts received in respect of each Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan) as described above under “—Servicing and Other Compensation and Payment of Expenses—Compensation of the Trust Advisor”. The trust advisor consulting fee will be payable in connection with Material Actions on which the Trust Advisor has consultation rights, subject to the limitations described under “—Servicing and Other Compensation and Payment of Expenses—Compensation of the Trust Advisor”.

Trust Advisor Indemnity. The Trust Advisor, its affiliates and any of its managers, members, directors, officers, employees or agents will be entitled to indemnification by the Trust Fund against any loss, liability or expense incurred in connection with any actual or threatened legal action or claim that relates to the Pooling and Servicing Agreement or the Certificates; provided that such indemnification will be subject to the limitations described under “Description of the Offered Certificates” in this prospectus supplement; provided, further, that such indemnification will not extend to any loss, liability or expense incurred by reason of the Trust Advisor’s willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing

Agreement or by reason of the Trust Advisor’s negligent disregard of such obligations or duties. See “—Certain Matters Regarding the Master Servicer, the Special Servicer, the Trust Advisor and the Depositor” below.

Net Present Value Calculations

The Pooling and Servicing Agreement will require that all net present value calculations and determinations with respect to any Mortgage Loan (other than a Non-Serviced Pari Passu Mortgage Loan), any Serviced Companion Loan or any Mortgaged Property or any REO Property (other than any Mortgaged Property or REO Property relating to any Non-Serviced Loan Combination) (including for purposes of the definition of Servicing Standard) be made using a Discount Rate (a) for principal and interest payments on a Mortgage Loan (or Loan Combination, as applicable), or the sale of a Mortgage Loan (or Loan Combination, as applicable), equal to the higher of (x) the rate determined by the Master Servicer or the Special Servicer, as applicable, that approximates the market rate that would be obtainable by the borrower on similar non-defaulted debt of such borrower as of such date of determination and (y) the mortgage interest rate on the applicable Mortgage Loan based on its outstanding principal balance, and (b) for all other cash flows, including property cash flow, identical to the “discount rate” set forth in the most recent appraisal or appraisal update of the related Mortgaged Property or REO Property obtained under the Pooling and Servicing Agreement.

Review and Consultation With Respect to Calculations of Net Present Value and Appraisal Reduction Amounts

During any Collective Consultation Period or Senior Consultation Period, the Special Servicer will forward any calculations of Appraisal Reduction Amount or net present value to the Trust Advisor and (during any Collective Consultation Period and provided, solely with respect to the One Monument Place Loan Combination, that a Control Appraisal Period has occurred and is continuing with respect to the related Subordinate Companion Loan), the Subordinate Class Representative (and, with respect to the One Monument Place, prior to the occurrence and continuance of a Control Appraisal Period with respect to the related Subordinate Companion Loan, the holder of such Subordinate Companion Loan), and (a) the Trust Advisor will be required (upon receipt of all information and supporting materials reasonably required to be provided to the Trust Advisor as described in the following sentence) to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the applicable formulas required to be utilized in connection with any Appraisal Reduction Amount or net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Mortgage Loan prior to the utilization by the Special Servicer, and (b) insofar as the calculation and/or application by the Special Servicer under review as contemplated by clause (a) requires or depends upon the exercise of discretion by the Special Servicer, the Trust Advisor will be required to assess the reasonableness of the determination made by the Special Servicer in the exercise of such discretion. The Special Servicer will be required to deliver the foregoing calculations, together with information and supporting materials (with respect to any Appraisal Reduction Amount calculations, once such information is received from the Master Servicer) (including such additional information reasonably requested by the Trust Advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the Trust Advisor and (during any Collective Consultation Period and, provided, solely with respect to the One Monument Place Loan Combination, that a Control Appraisal Period has occurred and is continuing with respect to the related Subordinate Companion Loan) the Subordinate Class Representative (and, provided, solely with respect to the One Monument Place Loan Combination, that a Control Appraisal Period has occurred and is continuing with respect to the related Subordinate Companion Loan). If the Trust Advisor does not agree with (i) the mathematical calculations, (ii) the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation or (iii) the reasonableness of any determination made by the Special Servicer in the exercise of its discretion, the Trust Advisor and the Special Servicer will consult in good faith with each other in order to resolve (x) any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or (y) any disagreement over the reasonableness of a determination made by the Special Servicer in the exercise of its discretion. During any Collective Consultation Period, the Special Servicer will also be required to send to the Subordinate Class Representative copies of the Special Servicer’s calculations and the related information and supporting materials and to engage in consultation with the Subordinate Class Representative in connection with its calculations and determinations. During any Collective Consultation Period, if the Trust Advisor and the Subordinate Class Representative agree on such matters and provide written notice of such agreement to the Special Servicer, the Special Servicer will be required to perform its calculations in accordance with such agreement. Otherwise, if the Trust Advisor and the Subordinate Class Representative do not reach agreement on such matters following the Trust Advisor’s calculation and verification procedures, the Special Servicer will be required to proceed according to its determination, and the Trust Advisor will be required to promptly prepare a report on the matter, which report will set forth its and the Special Servicer’s calculations (including material differences in assumptions used therein), and deliver such report to the Certificate Administrator, who will be required to post the report to the Certificate Administrator’s Website, and, if applicable, to the holder of a Serviced Pari Passu Companion Loan. No other action will be required in connection with such circumstances.

Replacement of the Special Servicer

During any Subordinate Control Period (provided, solely with respect to the One Monument Place Loan Combination, that a Control Appraisal Period has occurred and is continuing with respect to the related Subordinate Companion Loan), the Majority Subordinate Certificateholder will have the right to terminate the Special Servicer, with or without cause, and appoint itself or an affiliate or another person as the successor special servicer. It will be a condition to such appointment that (i) the Rating Agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of the Certificates, (ii) the successor special servicer is a Qualified Replacement Special Servicer and (iii) the successor special servicer delivers to the Depositor and any applicable depositor related to an other securitization that includes a Serviced Pari Passu Companion Loan, the information required pursuant to Item 6.02 of the Form 8-K Current Report regarding itself in its role as successor special servicer. Notwithstanding anything to the contrary, if the Depositor or any applicable depositor related to an other securitization that includes a Serviced Pari Passu Companion Loan, if applicable, fails to file any required Form 8-K Current Report in connection with such appointment in a timely manner, such appointment will be void ab initio.

During any Collective Consultation Period or Senior Consultation Period (and provided, solely with respect to the One Monument Place Loan Combination, that a Control Appraisal Period has occurred and is continuing with respect to the related Subordinate Companion Loan), upon (i) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the voting rights (taking into account the allocation of Appraisal Reduction Amounts in respect of the Mortgage Loans to notionally reduce the principal balances of the Principal Balance Certificates) of all Certificates on an aggregate basis, requesting a vote to terminate the Special Servicer and appoint a successor special servicer, (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses (including any fees and expenses of counsel or any Rating Agency) to be incurred by the Certificate Administrator in connection with administering such vote (which fees and expenses will not be paid from the Trust Fund) and (iii) delivery by such holders to the Certificate Administrator of a Rating Agency Confirmation from each of the Rating Agencies (to be obtained at the expenses solely of such Certificateholders) and the equivalent from each NRSRO hired to provide ratings with respect to any commercial mortgage-backed securities backed by a Serviced Pari Passu Companion Loan, the Certificate Administrator will be required to post such request on the Certificate Administrator’s Website and conduct the solicitation of votes of all Certificates in such regard. Upon the written direction of holders of Principal Balance Certificates evidencing at least 75% of the aggregate voting rights (taking into account the allocation of Appraisal Reduction Amounts in respect of the Mortgage Loans to notionally reduce the principal balances of the Principal Balance Certificates) of all Principal Balance Certificates on an aggregate basis, the Trustee will be required to terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement and appoint the successor special servicer that was proposed by the Certificateholders requesting the vote. Such termination and replacement will be further conditioned, however, on such successor special servicer being a Qualified Replacement Special Servicer. Any such termination will also be subject to the terminated Special Servicer’s rights to indemnification, payment of outstanding fees, reimbursement of advances, and other rights set forth in the Pooling and Servicing Agreement which survive termination. If a proposed termination and replacement of the Special Servicer by Certificateholders as described above is not consummated within 180 days following the initial request of the Certificateholders who requested a vote, then the proposed termination and replacement will have no further force or effect (except that the Certificate Administrator will be entitled to apply any amounts prepaid by such Certificateholders for expenses to pay any expenses incurred by the Certificate Administrator).

In addition, with respect to any Mortgage Loans (other than any Non-Serviced Pari Passu Mortgage Loan) during any Senior Consultation Period (but, with respect to the One Monument Place Loan Combination, provided a Control Appraisal Period has occurred and is continuing with respect to the related Subordinate Companion Loan), if the Trust Advisor determines, in its sole discretion exercised in good faith, that the Special Servicer is not performing its duties under the Pooling and Servicing Agreement in accordance with the Servicing Standard, the Trust Advisor will have the right to recommend the replacement of the Special Servicer. In such event, the Trust Advisor will be required to deliver to the Trustee and the Certificate Administrator, with a copy to the Special Servicer, a written recommendation (in electronic format) detailing the reasons supporting its position and recommending a suggested replacement special servicer. The Certificate Administrator will be required to post such recommendation on the Certificate Administrator’s Website and mail such recommendation to the registered Certificateholders. The Trust Advisor’s recommendation to replace the Special Servicer must be confirmed by an affirmative vote of Certificateholders having at least a majority of the aggregate voting rights (taking into account the application of any Appraisal Reduction Amounts in respect of the Mortgage Loans to notionally reduce the aggregate principal balances of the Certificates) of all Principal Balance Certificates on an aggregate basis. In the event the holders of such Principal Balance Certificates elect to remove and replace the Special Servicer, the Certificate Administrator will be required to request a Rating Agency Confirmation from each of the Rating Agencies at that time, unless such Certificateholders themselves deliver such Rating Agency Confirmation. In the event the Trustee and the Certificate Administrator receive a Rating Agency Confirmation from each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the Pooling and Servicing Agreement), the Trustee will then be required to terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement and to appoint the successor special servicer that has been approved by the Certificateholders and constitutes a Qualified Replacement Special Servicer. Any such termination will be subject to the terminated Special Servicer’s rights to indemnification, payment of outstanding fees, reimbursement of advances and other rights set forth in the Pooling and Servicing Agreement which survive termination. The reasonable costs and expenses associated with the Trust Advisor’s identification of a Qualified Replacement Special Servicer, and the Certificate Administrator’s obtaining such Rating Agency Confirmations and administering the vote of the Certificateholders will be an Additional Trust Fund Expense. If a proposed termination and replacement of the Special Servicer recommended by the Trust Advisor as described above is not consummated within 180 days following the initial recommendation of the Trust Advisor, then (i) the proposed termination and replacement will have no further force or effect, (ii) the Certificate Administrator will post such notice to the Certificate Administrator’s Website in accordance with the Pooling and Servicing Agreement and (iii) the Certificate Administrator will notify the Trustee and the then-current Special Servicer. The costs and expenses of administering the notices, solicitation of votes and otherwise incurred by the Certificate Administrator, the Trustee or the Trust Advisor in connection with the proposed removal and replacement (including the costs and expenses associated with obtaining Rating Agency Confirmations and the applicable opinion of counsel) will constitute expenses of the Trust Fund to be paid by withdrawal from the Distribution Account. None of the Special Servicer, any Certificateholder or any other person will have any cause of action against the Trust Advisor or any other person based upon or arising from the Trust Advisor’s recommendation for replacement of, or determination not to recommend the replacement of, the Special Servicer, or the result of the vote of the Certificateholders.

With respect to the One Monument Place Loan Combination, prior to the occurrence and continuance of a Control Appraisal Period with respect to the related Subordinate Companion Loan, the holder of the related Subordinate Companion Loan will have the right to replace the special servicer, with or without cause, with respect to the One Monument Place Loan Combination.

During the occurrence and continuance of such a Control Appraisal Period, the Special Servicer may be replaced with respect to the One Monument Place Loan Combination as described in the preceding paragraphs.

A “Qualified Replacement Special Servicer” is a person as to which all of the following conditions are satisfied at the relevant date of determination: (i)(a) all the representations and warranties of the Special Servicer set forth in the Pooling and Servicing Agreement are true and accurate as applied to such person (other than any change in the entity type or state or jurisdiction of formation), (b) no event or circumstances constitutes or would constitute, but for notice or the passage of time, a Servicer Termination Event with respect to such person, (c) such person is not the Trust Advisor or an affiliate of the Trust Advisor, and there exists no agreement as a result of which, whether or not subject to any condition or contingency, such person would become an affiliate of the Trust Advisor or merge or be consolidated with or into the Trust Advisor (regardless of the identity of the surviving person) or succeed to any portion of the business of the Trust Advisor that includes the Trust Advisor’s rights or duties under the Pooling and Servicing Agreement, (d) neither such person nor any affiliate thereof is obligated, whether by agreement or otherwise, and whether or not subject to any condition or contingency, to pay any fee to, or otherwise compensate or grant monetary or other consideration to, the Trust Advisor or any affiliate thereof pursuant to the Pooling and Servicing Agreement (1) in connection with the special servicing obligations that such person would assume under the Pooling and Servicing Agreement or the performance thereof or (2) in connection with the appointment of such person as, or any recommendation by the Trust Advisor for such person to become, the successor special servicer, (e) such person is not entitled to receive any compensation from the Trust Advisor in connection with its activities under the Pooling and Servicing Agreement and (f) such person is not entitled to receive from the Trust Advisor or any affiliate thereof any fee in connection with the appointment of such person as successor special servicer, unless, in the case of each of the foregoing clauses (a) through (f), the appointment of such person as successor special servicer has been expressly approved by 100% of the Certificateholders; and (ii) such person is not a prohibited party and has not been terminated in the capacity of Master Servicer or Special Servicer under the Pooling and Servicing Agreement in whole or in part as a result of an event described in clause (ix) of the definition of “Servicer Termination Event” that appears in “—Servicer Termination Event” below in this prospectus supplement, unless the appointment of such person as successor special servicer has been expressly approved by the Depositor acting in its reasonable discretion.

With respect to any Non-Serviced Pari Passu Mortgage Loan, during any “subordinate control period”, the majority subordinate certificateholder under the related Other Pooling and Servicing Agreement, or the subordinate class representative under such agreement on its behalf, will have the right to terminate the related special servicer, with or without cause, and appoint itself or an affiliate or another person as the successor to such special servicer.

In addition, with respect to any Non-Serviced Pari Passu Mortgage Loan, during any “collective consultation period” or “senior consultation period” under the related pooling and servicing agreement, at the written direction of holders of principal balance certificates under such agreement evidencing a certain percentage of the voting rights of such certificates, a vote to terminate the related Other Special Servicer may be requested, and a successor special servicer may be appointed, pursuant to terms expected to be substantially similar in all material respects, but not necessarily identical, to those in the Pooling and Servicing Agreement.

Maintenance of Insurance

In the case of each Mortgage Loan (including any Specially Serviced Mortgage Loan but excluding any Non-Serviced Pari Passu Mortgage Loan) and Serviced Loan Combination, the Master Servicer will be required to use reasonable efforts consistent with the Servicing Standard to cause the related borrower to maintain (including identifying the extent to which a borrower is maintaining insurance coverage and, if the borrower does not so maintain, the Master Servicer will be required, subject to certain limitations set forth in the Pooling and Servicing Agreement, to itself cause to be maintained with Qualified Insurers having the Required Claims-Paying Ratings) for the related Mortgaged Property:

●
a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is generally at least equal to the lesser of the full replacement cost of improvements securing the Mortgage Loan or Serviced Loan Combination or the outstanding principal balance of the Mortgage Loan or Serviced Loan Combination, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause; and

●	all other insurance coverage as is required, or (subject to the Servicing Standard) that the holder of the Mortgage Loan is entitled to reasonably require, under the related mortgage loan documents.

Notwithstanding the foregoing, however:

●
the Master Servicer will not be required to maintain any earthquake or environmental insurance policy on any Mortgaged Property unless that insurance policy was in effect at the time of the origination of the related Mortgage Loan or Serviced Loan Combination pursuant to the related mortgage loan documents and is available at commercially reasonable rates and the Trustee has an insurable interest; and

●
the Master Servicer will not be required to cause the borrower to maintain, or itself obtain, insurance coverage that the Master Servicer has determined is either (i) not available at any rate or (ii) not available at commercially reasonable rates and the related hazards are not at the time commonly insured against at the then-available rates for properties similar to the related Mortgaged Property and located in or around the region in which the related Mortgaged Property is located.

Notwithstanding the provisions described in the prior bullet, if the borrower fails to maintain with respect to the related mortgaged real property specific insurance coverage (i) with respect to a casualty insurance policy providing “special” form coverage that does not specifically exclude, terrorist or similar acts, and/or (ii) with respect to damages or casualties caused by terrorist or similar acts, the Master Servicer must cause the borrower to maintain, or itself obtain, such insurance upon terms not materially less favorable than those in place as of the Closing Date, unless the Special Servicer has determined in its reasonable judgment based on inquiry consistent with the Servicing Standard, and (A) with respect to the Mortgage Loans other than the One Monument Place Loan Combination, (during any Subordinate Control Period) with the consent of the Subordinate Class Representative or (during any Collective Consultation Period or Senior Consultation Period) after having consulted with the Trust Advisor and (during any Collective Consultation Period) having consulted with the Subordinate Class Representative, (B) with respect to the One Monument Place Loan Combination prior to the occurrence and continuance of a Control Appraisal Period with respect to the related Subordinate Companion Loan, with the consent of the holder of the related Subordinate Companion Loan, or (C) with respect to the One Monument Place Loan Combination after the occurrence and during the continuance of a Control Appraisal Period with respect to the related Subordinate Companion Loan (during any Subordinate Control Period) with the consent of the Subordinate Class Representative or (during any Collective Consultation Period or Senior Consultation Period) after having consulted with the Trust Advisor and (during any Collective Consultation Period) the Subordinate Class Representative, that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related mortgaged real property and located in or around the region in which such related mortgaged real property is located, or (b) such insurance is not available at any rate (failure to maintain required insurance due to either of clause (a) or clause (b), an “Acceptable Insurance Default”). The Subordinate Class Representative, holder of the One Monument Place Subordinate Companion Loan and/or Trust Advisor, as applicable, will have no more than 30 days to respond to the Special Servicer’s request for such consent or consultation; provided that upon the Special Servicer’s determination, consistent with the Servicing Standard, that exigent circumstances do not allow the Special Servicer to consult with the Subordinate Class Representative and/or Trust Advisor, the Special Servicer will not be required to do so.

Each of the Master Servicer (at its own expense) and the Special Servicer (at the expense of the Trust Fund) will be entitled to rely on insurance consultants in making the insurance-related determinations described above.

With respect to each REO Property (other than any interest in REO Property acquired with respect to any Non-Serviced Loan Combination), the Special Servicer will generally be required to use reasonable efforts, consistent with the Servicing Standard, to maintain with Qualified Insurers having the Required Claims-Paying Ratings (a) a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of

(i) the full replacement cost of improvements at such REO Property or (ii) the outstanding principal balance of the related REO Mortgage Loan and, if applicable, REO Companion Loan, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, (b) a comprehensive general liability insurance policy with coverage comparable to that which would be required under prudent lending requirements and in an amount not less than $1 million per occurrence and (c) to the extent consistent with the Servicing Standard, a business interruption or rental loss insurance covering revenues or rents for a period of at least 12 months (or at least 18 months in the case of any REO Property whose related REO Mortgage Loan or, if applicable, REO Companion Loan had an initial principal balance greater than $35,000,000), in each case, if so required pursuant to the related mortgage loan documents.

Notwithstanding the foregoing, however:

●	the Special Servicer will not be required in any event to maintain or obtain the insurance coverage otherwise described above unless the Trustee has an insurable interest; and

●
the Special Servicer will not be required to maintain or obtain the insurance coverage otherwise described above to the extent that the coverage is not available at commercially reasonable rates or that requiring or maintaining such insurance coverage would not be consistent with the Servicing Standard.

If (1) the Master Servicer or the Special Servicer obtains and maintains, or causes to be obtained and maintained, a blanket policy or master force-placed policy insuring against hazard losses on all of the Mortgage Loans (other than any Non-Serviced Pari Passu Mortgage Loan) or REO Properties (other than any interest in REO Property acquired with respect to any Non-Serviced Loan Combination), as applicable, as to which it is the Master Servicer or the Special Servicer, as the case may be, then, to the extent such policy (a) is obtained from a Qualified Insurer having the Required Claims-Paying Ratings, and (b) provides protection equivalent to the individual policies otherwise required, or (2) the Master Servicer or Special Servicer, as applicable, has long-term unsecured debt obligations that are rated not lower than “A (low)” by DBRS (or, if not rated by DBRS, an equivalent rating by (A) at least two NRSROs (which may include Moody’s and/or Morningstar) or (B) one NRSRO (which may include Moody’s and/or Morningstar) and A.M. Best Company) and “A3” by Moody’s (or, if not rated by Moody’s, at least “A-” by S&P (or, if not rated by S&P, an equivalent rating by (A) at least two NRSROs (which may include DBRS and/or Morningstar) or (B) one NRSRO (which may include DBRS and/or Morningstar) and A.M. Best Company)) or has received a Rating Agency Confirmation from each Rating Agency with respect to which such rating is not satisfied, and the Master Servicer or Special Servicer, as applicable, self-insures for its obligation to maintain the individual policies otherwise required, then the Master Servicer or Special Servicer, as the case may be, will conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related Mortgaged Properties or REO Properties, as applicable. Such a blanket or master force-placed policy may contain a deductible clause (not in excess of a customary amount), in which case the Master Servicer or the Special Servicer, as the case may be, whichever maintains such policy, must if there has not been maintained on any Mortgaged Property or REO Property thereunder a hazard insurance policy complying with the requirements described above, and there will have been one or more losses that would have been covered by such an individual policy, promptly deposit into the Collection Account (and, if a Serviced Passu Loan Combination is involved, the Serviced Pari Passu Companion Loan Custodial Account, with such deposits to be pro rata according to the outstanding principal balances of the related Mortgage Loan and the related Serviced Pari Passu Companion Loan(s) or, if the Serviced A/B Loan Combination is involved, the Serviced A/B Loan Combination Custodial Account) from its own funds, the amount not otherwise payable under the blanket or master force-placed policy in connection with such loss or losses because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan (or, in the absence of any such deductible limitation, the deductible limitation for an individual policy which is consistent with the Servicing Standard). With respect to any Non-Serviced Pari Passu Mortgage Loan, the related Other Master Servicer or the related Other Special Servicer, as applicable, will service such Non-Serviced Pari Passu Mortgage Loan and any related REO property on terms expected to be substantially similar in all material respects, but not necessarily identical, to those described above. See “Description of the Mortgage Pool—Split Loan Structures” in this prospectus supplement.

Subject to the foregoing discussion, see also “Description of Pooling and Servicing Agreements—Hazard Insurance Policies” in the accompanying prospectus.

“Qualified Insurer” means, with respect to any insurance policy, an insurance company or security or bonding company qualified to write the related insurance policy in the relevant jurisdiction.

“Required Claims-Paying Ratings”: With respect to (i) any insurance carrier providing coverage for a Mortgaged Property related to any Mortgage Loan or Serviced Loan Combination, a claims-paying ability rating of at least “A (low)” by DBRS (or, if not rated by DBRS, an equivalent rating by (A) at least two NRSROs (which may include Moody’s and/or Morningstar) or (B) one NRSRO (which may include Moody’s and/or Morningstar) and A.M. Best Company) and “A3” by Moody’s (or, if not rated by Moody’s, at least “A-” by S&P (or, if not rated by S&P, an equivalent rating by (A) at least two NRSROs (which may include DBRS and/or Morningstar) or (B) one NRSRO (which may include DBRS and/or Morningstar) and A.M. Best Company)), and (ii) fidelity bond coverage or errors and omissions insurance, an insurance carrier with a claims-paying ability rating at least equal to both: (x) any one of the following: (a) “A-” by S&P, (b) “A3” by Moody’s, (c) “A-” by Fitch or (d) “A:X” by A.M. Best Company and (y) any one of the following: (a) “A-” by S&P, (b) “A3” by Moody’s, (c) “A-” by Fitch, (d) “A (low)” by DBRS or (e) “A:X” by A.M. Best Company; provided, however, that any claims-paying ability rating that satisfies the requirement in the preceding clause (x) will also satisfy the requirement in clause (y); and provided further, however, that (A) an insurance carrier will be deemed to have the applicable claims-paying ability ratings set forth above if the obligations of such insurance carrier under the related insurance policy are guaranteed or backed in writing by an entity that has long-term unsecured debt obligations that are rated not lower than the ratings set forth above or claims-paying ability ratings that are not lower than the ratings set forth above; and (B) an insurance carrier will be deemed to have the applicable claims-paying ability ratings set forth above in this clause (ii) if a Rating Agency Confirmation is obtained from the Rating Agency whose rating requirement has not been satisfied.

Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions

In connection with each Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan) and Serviced Loan Combination, the Master Servicer (with respect to any such Mortgage Loan and, if applicable, any Serviced Loan Combination that, in either case, is not a Specially Serviced Mortgage Loan, provided that the matter does not involve a Special Servicer Decision or a Material Action with respect to a Mortgage Loan sold by a Mortgage Loan Seller other than Wells Fargo Bank) or the Special Servicer (in any other case), will be required to determine whether to waive any violation of a due-on-sale or due-on-encumbrance provision or to approve any borrower request for consent to an assignment and assumption of the Mortgage Loan or a further encumbrance of the related Mortgaged Property. However, subject to the related mortgage loan documents, if the subject Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) exceeds specified size thresholds (either actual or relative) or fails to satisfy other applicable conditions imposed by the Rating Agencies, then neither the Master Servicer nor the Special Servicer may enter into such a waiver or approval, unless it has received Rating Agency Confirmation from any or all Rating Agencies, as applicable, and, to the extent such actions relate to a Serviced Loan Combination, the equivalent from each NRSRO hired to provide ratings with respect to any commercial mortgage-backed securities backed by the related Serviced Pari Passu Companion Loan(s). Furthermore, except in limited circumstances, the Master Servicer may not enter into such a waiver or approval without the consent of the Special Servicer, and the Special Servicer will not be permitted to grant that consent or to itself enter into such a waiver or approval unless the Special Servicer has complied with any applicable provisions of the Pooling and Servicing Agreement described above under “—The Majority Subordinate Certificateholder and the Subordinate Class Representative—Rights and Powers of Subordinate Class Representative” and “—The Trust Advisor”.

“Special Servicer Decision“ means any of the following with respect to a Mortgage Loan sold to the Depositor by a Mortgage Loan Seller other than Wells Fargo Bank:

●	approving leases, lease modifications or amendments or any requests for subordination, non-disturbance and attornment or other similar agreements for leases in excess of the lesser of

(i) 30,000 square feet of the improvements at the related Mortgaged Property and (ii) 30% of the net rentable area of the improvements at the related Mortgaged Property;

●
approving annual budgets for the related Mortgaged Property with material (more than 15%) increases in operating expenses or payments to entities actually known by the Master Servicer to be affiliates of the related borrower (excluding affiliated managers paid at fee rates agreed to at the origination of the related Mortgage Loan);

●
any requests for the funding or disbursement of amounts from any escrow accounts, reserve funds or letters of credit held as “performance”, “earn-out”, “holdback” or similar escrows or reserves, including the funding or disbursement of any such amounts with respect to any of the Mortgage Loans, but excluding, as to Mortgage Loans that are not Specially Serviced Mortgage Loans, any routine and/or customary escrow and reserve fundings or disbursements for which the satisfaction of performance-related criteria or lender discretion is not required or permitted pursuant to the terms of the related Mortgage Loan documents (for the avoidance of doubt, any request with respect to a Mortgage Loan that is not a Specially Serviced Mortgage Loan for the funding or disbursement of ordinary course impounds, repair and replacement reserves, lender approved budget and operating expenses, and tenant improvements pursuant to an approved lease, each in accordance with the Mortgage Loan documents (all such fundings and disbursements being collectively referred to as “Routine Disbursements“) or any other funding or disbursement as mutually agreed upon by the Master Servicer and Special Servicer, will not constitute a Special Servicer Decision; provided, however, that in the case of any Mortgage Loan whose escrows, reserves, holdbacks and related letters of credit exceed, in the aggregate, at the related origination date, 10% of the initial principal balance of such Mortgage Loan, no such funding or disbursement of such escrows, reserves, holdbacks or letters of credit will be deemed to constitute a Routine Disbursement, and will instead constitute Special Servicer Decisions, except for the routine funding of tax payments and insurance premiums when due and payable (provided the Mortgage Loan is not a Specially Serviced Mortgage Loan);

●	requests to incur additional debt in accordance with the terms of the applicable mortgage loan documents;

●
requests for property releases or substitutions, other than (i) grants of easements or rights of way that do not materially affect the use or value of a Mortgaged Property or the borrower’s ability to make any payments with respect to the related Mortgage Loan or Serviced Companion Loan, (ii) release of non-material parcels of a Mortgaged Property (including, without limitation, any such releases (A) to which the related mortgage loan documents expressly require the mortgagee thereunder to make such releases upon the satisfaction of certain conditions (and the conditions to the release that are set forth in the related mortgage loan documents do not include the approval of the lender or the exercise of lender discretion (other than confirming the satisfaction of the other conditions to the release set forth in the related mortgage loan documents that do not include any other approval or exercise)) and such release is made as required by the related mortgage loan documents or (B) that are related to any condemnation action that is pending, or threatened in writing, and would affect a non-material portion of the Mortgaged Property), or (iii) the release of collateral securing any Mortgage Loan in connection with a defeasance of such collateral;

●
approving any transfers of an interest in the borrower under a Mortgage Loan (other than a Non-Serviced Pari Passu Mortgage Loan), unless such transfer (i) is allowed under the terms of the related mortgage loan documents without the exercise of any lender approval or discretion other than confirming the satisfaction of the other conditions to the transfer set forth in the related mortgage loan documents that do not include any other approval or exercise of discretion, including a consent to transfer to any subsidiary or affiliate of such borrower or to a person acquiring less than a majority interest in such borrower and (ii) does not involve incurring new mezzanine financing or a change in control of the borrower;

●	approval of any waiver regarding the receipt of financial statements (other than immaterial timing waivers including late financial statements);

●	approval of easements that materially affect the use or value of a Mortgaged Property or the borrower’s ability to make any payments with respect to the related Mortgage Loan; and

●
agreeing to any modification of the type of defeasance collateral required under the Mortgage Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States of America would be permitted;

provided, however, that notwithstanding the foregoing, “Special Servicer Decision” will not include any matter listed in the foregoing nine bullet points (1) requested with respect to a Mortgage Loan sold by a Mortgage Loan Seller other than Wells Fargo Bank if the Master Servicer and the Special Servicer have mutually agreed, as contemplated by the Pooling and Servicing Agreement, that the Master Servicer will process such matter with respect to such Mortgage Loan or (2) requested with respect to a Mortgage Loan sold by Wells Fargo Bank.

Upon receiving a request for any matter described in this section that constitutes a Special Servicer Decision or a Material Action (without regard to the proviso in the definition of “Special Servicer Decision” or “Material Action”, as applicable) with respect to a Mortgage Loan sold to the Depositor by a Mortgage Loan Seller other than Wells Fargo Bank (other than any Non-Serviced Pari Passu Mortgage Loan) that is not a Specially Serviced Mortgage Loan, the Master Servicer will be required to forward such request to the Special Servicer and, unless the Master Servicer and the Special Servicer mutually agree that the Master Servicer will process such request, the Special Servicer will be required to process such request and the Master Servicer will have no further obligation with respect to such request or the Special Servicer Decision or Material Action.

Transfers of Interests in Borrowers

The Master Servicer will generally have the right to consent, without the approval of the Special Servicer, to any transfers of an interest in a borrower under a Mortgage Loan or Serviced Companion Loan (other than a Non-Serviced Pari Passu Mortgage Loan) that is not a Specially Serviced Mortgage Loan, to the extent the transfer is allowed under the terms of the related mortgage loan documents (without the exercise of any lender approval or discretion other than confirming the satisfaction of other specified conditions that do not include any other lender approval or discretion and does not involve incurring new mezzanine indebtedness), including any consent to transfer to any subsidiary or affiliate of a borrower or to a person acquiring less than a majority interest in the borrower. However, subject to the terms of the related mortgage loan documents and applicable law, if—

●
the subject Mortgage Loan (alone or together with all other Mortgage Loans that have the same or a known affiliated borrower) is one of the ten largest Mortgage Loans in the Trust Fund (according to Stated Principal Balance), has a Cut-off Date Principal Balance in excess of $20,000,000 or has a Stated Principal Balance at the time of such proposed transfer that is equal to or greater than 5% of the then-aggregate mortgage pool balance, or a Serviced Loan Combination is involved and the related pooling and servicing agreement would require Rating Agency Confirmation if such Serviced Loan Combination was serviced thereunder; and

●	the transfer is of an interest in the borrower of greater than 49% or otherwise would result in a change in control of the borrower,

then the Master Servicer may not consent to the transfer unless it has received written confirmation from each of the Rating Agencies that this action would not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by that Rating Agency to the Certificates and the equivalent from each rating agency hired to provide ratings with respect to any commercial mortgage-backed securities backed by any related Serviced Pari Passu Companion Loan.

Modifications, Waivers, Amendments and Consents

The Special Servicer (with respect to a Specially Serviced Mortgage Loan, or with respect to any Mortgage Loan sold to the Depositor by a Mortgage Loan Seller other than Wells Fargo Bank (other than a Non-Serviced Pari Passu Mortgage Loan) that is not a Specially Serviced Mortgage Loan but with respect to which the matter involves a Special Servicer Decision or a Material Action) or the

Master Servicer (with respect to any Mortgage Loan (other than a Non-Serviced Pari Passu Mortgage Loan) or Serviced Companion Loan that is not, or as to which the related Serviced Loan Combination is not, a Specially Serviced Mortgage Loan and other than with respect to which the matter involves a Special Servicer Decision or a Material Action with respect to a Mortgage Loan sold to the Depositor by a Mortgage Loan Seller other than Wells Fargo Bank) may, consistent with the Servicing Standard and the Pooling and Servicing Agreement, agree to:

●	modify, waive or amend any term of any Mortgage Loan or Serviced Companion Loan;

●	extend the maturity of any Mortgage Loan or Serviced Companion Loan;

●	defer or forgive the payment of interest (including Default Interest) on and principal of any Mortgage Loan or Serviced Companion Loan;

●	defer or forgive the payment of late payment charges on any Mortgage Loan or Serviced Companion Loan;

●	defer or forgive Yield Maintenance Charges or Prepayment Premiums on any Mortgage Loan or Serviced Companion Loan;

●	permit the release, addition or substitution of collateral securing any Mortgage Loan or Serviced Companion Loan;

●	permit the release, addition or substitution of the borrower or any guarantor of any Mortgage Loan or Serviced Companion Loan; or

●	respond to or approve borrower requests for consent on the part of the mortgagee (including lease reviews and lease consents related thereto).

The ability of the Special Servicer or the Master Servicer to agree to any of the foregoing, however, is subject to the discussions under “—The Majority Subordinate Certificateholder and the Subordinate Class Representative—Rights and Powers of Subordinate Class Representative”, “—The Trust Advisor” and “—Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions” above in this prospectus supplement, and further, to each of the following limitations, conditions and restrictions:

●
Unless the Master Servicer has obtained the consent of the Special Servicer, the Master Servicer may not agree to, or consent to, a request to modify, waive or amend any term of, or take any of the other above-referenced actions with respect to, any Mortgage Loan in the Trust Fund or Serviced Companion Loan, that would (1) affect the amount or timing of any related payment of principal, interest or other amount payable under that Mortgage Loan or Serviced Companion Loan, (2) materially and adversely affect the security for that Mortgage Loan or Serviced Companion Loan or (3) constitute a Material Action, except (a) for certain waivers of Default Interest and/or late payment charges and (b) with respect to certain routine matters.

●
With limited exceptions generally involving the waiver of Default Interest and late payment charges, the Special Servicer may not agree to, or consent to the Master Servicer’s agreeing to, modify, waive or amend any term of, and may not take, or consent to the Master Servicer’s taking, any of the other above-referenced actions with respect to any Mortgage Loan or Serviced Companion Loan, if doing so would—

1.	affect the amount or timing of any related payment of principal, interest or other amount payable under the Mortgage Loan or Serviced Companion Loan, or

2.	in the judgment of the Special Servicer, materially impair the security for the Mortgage Loan or Serviced Companion Loan,

unless a material default on the Mortgage Loan or Serviced Companion Loan has occurred or, in the judgment of the Special Servicer, a default with respect to payment on the Mortgage

Loan or Serviced Companion Loan at maturity or on an earlier date is reasonably foreseeable, or the Special Servicer reasonably believes that there is a significant risk of such a default, and, in either case, the modification, waiver, amendment or other action is reasonably likely to produce an equal or a greater recovery to the Certificateholders and the holders of any Serviced Companion Loan(s) (as a collective whole, taking into account the subordinate nature of any related Subordinate Companion Loan), on a present value basis than would liquidation.

●	Neither the Master Servicer nor the Special Servicer may extend the date on which any balloon payment is scheduled to be due on any Mortgage Loan, to a date beyond the earlier of—

1.	five years prior to the Rated Final Distribution Date, and

2.
if the Mortgage Loan, is secured by a lien solely or primarily on the related borrower’s leasehold interest in the corresponding Mortgaged Property, 20 years or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the then-current term of the related ground lease, plus any unilateral options to extend.

●
Neither the Master Servicer nor the Special Servicer may make or permit any modification, waiver or amendment of any term of, or take any of the other above-referenced actions with respect to, any Mortgage Loan (or any related Serviced Companion Loan), if doing so would result in an Adverse REMIC Event.

●
Subject to applicable law, the related mortgage loan documents and the Servicing Standard, neither the Master Servicer nor the Special Servicer may permit any modification, waiver or amendment of any term of any Mortgage Loan that is not a Specially Serviced Mortgage Loan (or any related Serviced Companion Loan) unless all related fees and expenses are paid by the borrower.

●
The Special Servicer may not permit or consent to the Master Servicer’s permitting any borrower to add or substitute any real estate collateral for any Mortgage Loan (or any related Serviced Loan Combination), unless the Special Servicer has first—

1.	determined, based upon an environmental assessment prepared by an independent person who regularly conducts environmental assessments, at the expense of the borrower, that—

(a)	the additional or substitute collateral is in compliance with applicable environmental laws and regulations, and

(b)
there are no circumstances or conditions present with respect to the new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws or regulations; and

2.
received, at the expense of the related borrower to the extent permitted to be charged by the holder of the Mortgage Loan under the related mortgage loan documents, a Rating Agency Confirmation with respect to the addition or substitution of real estate collateral (and, in the case of any Serviced Loan Combination, an analogous “rating agency confirmation” from each hired rating agency for any commercial mortgage-backed securities backed by any related Serviced Pari Passu Companion Loan, if applicable).

●
With limited exceptions generally involving the delivery of substitute collateral, the paydown of the subject Mortgage Loan or the release of non-material parcels, the Special Servicer may not release or consent to the Master Servicer’s releasing any material real property collateral securing a performing Mortgage Loan in the Trust Fund other than in accordance with the terms of, or upon satisfaction of, the Mortgage Loan.

The foregoing limitations, conditions and restrictions will not apply to any of the acts referenced in this “—Modifications, Waivers, Amendments and Consents” section that occurs automatically, or that results from the exercise of a unilateral option by the related borrower (within the meaning of Treasury Regulations Section 1.1001-3(c)(3)); provided, however, that in the case of transactions involving a release of a lien on real property that secures a Mortgage Loan, such a lien release will be permitted only if the related Mortgage Loan will continue to be “principally secured by real property” after the lien is released, or if it will not be, the release is part of a transaction that meets the requirements of a “qualified pay-down transaction” under Revenue Procedure 2010-30. Also, in no event will either the Master Servicer or the Special Servicer be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower if, in its judgment, opposition would not ultimately prevent the confirmation of the plan or one substantially similar.

Upon receiving a request for any matter described in this section that constitutes a Special Servicer Decision or a Material Action (without regard to the proviso in the definition of “Special Servicer Decision” or “Material Action”, as applicable) with respect to a Mortgage Loan sold to the Depositor by a Mortgage Loan Seller other than Wells Fargo Bank (other than a Non-Serviced Pari Passu Mortgage Loan) that is not a Specially Serviced Mortgage Loan, the Master Servicer will be required to forward such request to the Special Servicer and, unless the Master Servicer and the Special Servicer mutually agree that the Master Servicer will process such request, the Special Servicer will be required to process such request and the Master Servicer will have no further obligation with respect to such request or the Special Servicer Decision or Material Action.

Notwithstanding the foregoing, the Master Servicer will not be required to seek the consent of, or provide prior notice to, the Special Servicer or any Certificateholder or holder of a Serviced Pari Passu Companion Loan or obtain any Rating Agency Confirmation in order to approve the following modifications, waivers or amendments of non-Specially Serviced Mortgage Loans: (i) waivers of minor covenant defaults (other than financial covenants), including late financial statements; (ii) releases of non-material parcels of a Mortgaged Property (including, without limitation, any such releases (A) to which the related mortgage loan documents expressly require the mortgagee thereunder to make such releases upon the satisfaction of certain conditions (and the conditions to the release that are set forth in the related mortgage loan documents do not include the approval of the lender or the exercise of lender discretion (other than confirming the satisfaction of the other conditions to the release set forth in the related mortgage loan documents that do not include any other approval or exercise)) and such release is made as required by the related mortgage loan documents or (B) that are related to any condemnation action that is pending, or threatened in writing, and would affect a non-material portion of the Mortgaged Property); (iii) grants of easements or rights of way that do not materially affect the use or value of a Mortgaged Property or the borrower’s ability to make any payments with respect to the related Mortgage Loan; (iv) granting other routine approvals, including the granting of subordination and non-disturbance and attornment agreements and consents involving routine leasing activities that (A) do not involve a ground lease or lease of an outparcel and (B) affect less than the lesser of (a) 30% of the net rentable area of the improvements at the Mortgaged Property and (b) 30,000 square feet of the improvements at the Mortgaged Property; (v) except for any annual budget approval that constitutes a Special Servicer Decision pursuant to the second bullet point in the definition of “Special Servicer Decision”, approvals of annual budgets to operate a Mortgaged Property, other than a budget with (1) a material (more than 15%) increase in operating expenses or (2) payments to entities actually known by the Master Servicer to be affiliates of the related borrower (excluding payments to affiliated entities agreed to at the origination of the related Mortgage Loan or previously agreed by the Special Servicer); (vi) approving a change of the property manager that does not otherwise constitute a Material Action pursuant to clause 10 of the definition thereof at the request of the related borrower (provided that the related Mortgaged Property is not a hospitality property and either (A) the change occurs in connection with an assignment and assumption approved in accordance with the applicable provisions of the Pooling and Servicing Agreement or (B) the successor property manager is not affiliated with the borrower and is a nationally or regionally recognized manager of similar properties and the related Mortgage Loan does not have a Stated Principal Balance that is greater than or equal to $8,500,000 or 2% of the then-aggregate Stated Principal Balance of the Mortgage Pool, whichever is less), (vii) any releases or reductions of or withdrawals from (as applicable) any letters of credit, reserve funds or other additional collateral with respect to any Mortgaged Property securing a Mortgage Loan where the release or reduction of or withdrawal from (as applicable) the applicable letter of credit, reserve funds or additional collateral is not a Special Servicer Decision, or (viii) modifications to cure any ambiguity in, or to correct or supplement any provision of an intercreditor agreement to the extent permitted therein without obtaining any Rating Agency Confirmation, except that the Subordinate Class Representative’s consent will be required for any such modification of an intercreditor agreement during any Subordinate Control Period and, with respect to the One Monument Place Loan Combination, the consent of the holder of the related Subordinate Companion Loan will also be required for any such modification of the related intercreditor agreement; provided that such modification, waiver, consent or amendment (A) would not constitute a “significant modification” of the subject Mortgage Loan pursuant to Treasury Regulations Section 1.860G-2(b), would not cause any Mortgage Loan (or a Serviced Companion Loan) to cease to be treated as “principally secured by real property” and would not otherwise constitute an Adverse REMIC Event with respect to REMIC I, REMIC II or REMIC III or constitute an Adverse Grantor Trust Event with respect to the Grantor Trust, and (B) would be consistent with the Servicing Standard.

In connection with (i) the release of any portion of a Mortgaged Property from the lien of the related Mortgage Loan or (ii) the taking of any portion of a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the mortgage loan documents require the Master Servicer or the Special Servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation of the value of the collateral will be solely based on the real property included therein.

All modifications, amendments, material waivers and other Material Actions entered into or taken and all consents with respect to the Mortgage Loans must be in writing. Each of the Master Servicer and the Special Servicer must deliver to the custodian for deposit in the related mortgage file, an original counterpart of the agreement relating to such modification, waiver, amendment or other action agreed to or taken by it, promptly following its execution.

In circumstances in which the Master Servicer is not permitted to enter into a modification, waiver, consent or amendment without the approval of the Special Servicer, (A) the Master Servicer must promptly provide the Special Servicer with written notice of any borrower request for such modification, waiver or amendment, the Master Servicer’s written recommendations and analysis, and with all information reasonably available to the Master Servicer that the Special Servicer may reasonably request in order to withhold or grant any such consent, (B) the Special Servicer will decide whether to withhold or grant such consent in accordance with the Servicing Standard (and subject to the other provisions of the Pooling and Servicing Agreement that require the Special Servicer to obtain the approval of or engage in consultations with other parties), and (C) if any such consent has not been expressly denied within (x) for consents other than in connection with a Serviced Loan Combination, 15 business days (or, in connection with an Acceptable Insurance Default, 90 days) of the Special Servicer’s receipt from the Master Servicer of the Master Servicer’s recommendations and analysis and all information reasonably requested thereby and reasonably available to the Master Servicer in order to make an informed decision, or (y) for consents in connection with a Serviced Loan Combination, 10 business days (or, in connection with an Acceptable Insurance Default, 30 days) after the time period provided in the related intercreditor agreement (provided that such time period will be deemed to have commenced upon the Special Servicer’s receipt from the Master Servicer of the Master Servicer’s recommendations and analysis and all information reasonably requested thereby and reasonably available to the Master Servicer in order to make an informed decision), such consent will be deemed to have been granted. If approval is granted or deemed to have been granted by the Special Servicer, the Master Servicer will be responsible for entering into the relevant documentation.

“Material Action” means, for any Mortgage Loan (other than a Non-Serviced Pari Passu Mortgage Loan) and any related Serviced Companion Loan, any of the following actions:

1.	any proposed or actual foreclosure upon or comparable conversion (which will include acquisitions of any REO Property) of the ownership of the property or properties securing any Specially Serviced Mortgage Loan that comes into and continues in default;

2.
any modification, consent to a modification or waiver of any monetary term (other than late fees and Default Interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a Mortgage Loan or Serviced Loan Combination or any extension of the maturity date of a Mortgage Loan or Serviced Loan Combination;

3.
following a default or an event of default with respect to a Mortgage Loan or Serviced Loan Combination, any exercise of remedies, including the acceleration of the Mortgage Loan or Serviced Loan Combination or initiation of any proceedings, judicial or otherwise, under the related mortgage loan documents;

4.	any sale of a Defaulted Mortgage Loan or REO Property for less than the applicable Purchase Price;

5.
any determination to bring a Mortgaged Property or an REO Property into compliance with applicable environmental laws or to otherwise address any hazardous materials located at a Mortgaged Property or an REO Property;

6.
any release of material collateral or any acceptance of substitute or additional collateral for a Mortgage Loan or Serviced Loan Combination or any consent to either of the foregoing, other than if required pursuant to the specific terms of the related mortgage loan documents and for which there is no lender discretion;

7.
any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan or Serviced Loan Combination or any consent to such a waiver or consent to a transfer of a Mortgaged Property or interests in the borrower;

8.
any incurrence of additional debt by a borrower or any mezzanine financing by any beneficial owner of a borrower (to the extent that the lender has consent rights pursuant to the related mortgage loan documents (for purposes of the determination whether a lender has such consent rights pursuant to the related mortgage loan documents, any Mortgage Loan document provision that requires that an intercreditor agreement be reasonably or otherwise acceptable to the lender will constitute such consent rights));

9.
any material modification, waiver or amendment of an intercreditor agreement, co-lender agreement or similar agreement with any mezzanine lender or subordinate debt holder related to a Mortgage Loan or Serviced Loan Combination, or any action to enforce rights (or decision not to enforce rights) with respect thereto, or any material modification, waiver or amendment thereof;

10.
any property management company changes (with respect to a Mortgage Loan with a principal balance equal to or greater than $2,500,000), including, without limitation, approval of the termination of a manager and appointment of a new property manager, or franchise changes (with respect to a Mortgage Loan or Serviced Loan Combination for which the lender is required to consent or approve such changes under the mortgage loan documents);

11.
releases of any material amounts from any escrow accounts, reserve funds or letters of credit held as performance escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan documents and for which there is no lender discretion;

12.
any acceptance of an assumption agreement or any other agreement permitting a transfer of interests in a borrower, guarantor or other obligor releasing a borrower, guarantor or other obligor from liability under a Mortgage Loan or Serviced Loan Combination other than pursuant to the specific terms of such Mortgage Loan or Serviced Loan Combination and for which there is no lender discretion;

13.	any determination of an Acceptable Insurance Default;

14.
any determination by the Master Servicer to transfer a Mortgage Loan or Loan Combination to the Special Servicer under the circumstances described in paragraph 3 of the definition of “Servicing Transfer Event”; or

15.
any modification, waiver or amendment of any lease, the execution of any new lease or the granting of a subordination and non-disturbance or attornment agreement in connection with any lease, at a Mortgaged Property if (a) the lease involves a ground lease or lease of an outparcel or affects an area greater than or equal to the lesser of (i) 30% of the net rentable area of the improvements at the Mortgaged Property and (ii) 30,000 square feet of the improvements at the Mortgaged Property and (b) such transaction either is not a routine leasing matter or such transaction relates to a Specially Serviced Mortgage Loan.

provided, however, that notwithstanding the foregoing, solely with respect to determining whether the Master Servicer or the Special Servicer will process any of the matters listed in items 1 through 15 above with respect to a Mortgage Loan sold to the Depositor by a Mortgage Loan Seller other than Wells Fargo Bank, “Material Action” will not include any matter listed in items 1 through 15 above with respect to a Mortgage Loan sold to the Depositor by a Mortgage Loan Seller other than Wells Fargo Bank if the Master Servicer and the Special Servicer have mutually agreed that the Master Servicer will process such matter with respect to such Mortgage Loan.

Required Appraisals

Within 60 days (or within such longer period as the Special Servicer is (as certified thereby to the Trustee in writing) diligently using reasonable efforts to obtain the appraisal referred to below) following the occurrence of any Appraisal Trigger Event with respect to any of the Mortgage Loans (other than any Non-Serviced Pari Passu Mortgage Loan) or any Serviced Companion Loan, the Special Servicer will be required to obtain an appraisal of the related Mortgaged Property from an independent appraiser meeting the qualifications imposed in the Pooling and Servicing Agreement, unless—

●	an appraisal had previously been obtained within the prior nine months, and

●	the Special Servicer has no knowledge of changed circumstances that in the reasonable judgment of the Special Servicer would materially affect the value of the Mortgaged Property.

Notwithstanding the foregoing, if the Stated Principal Balance of the subject Mortgage Loan is less than $2,000,000, then the Special Servicer may, at its option, perform an internal valuation of the related Mortgaged Property rather than obtain an appraisal.

As a result of any appraisal or other valuation, it may be determined that an Appraisal Reduction Amount exists with respect to the subject Mortgage Loan. An Appraisal Reduction Amount is relevant to (i) the amount of any advances of delinquent interest required to be made with respect to the affected Mortgage Loan, (ii) the determination of whether a Subordinate Control Period is in effect as of any date of determination and, during a Subordinate Control Period, the identity of the Class of Certificateholders whose members are entitled to appoint the Subordinate Class Representative and (iii) the determination of whether a Control Appraisal Period has occurred and is continuing with respect to a Serviced Subordinate Companion Loan.

If an Appraisal Trigger Event occurs with respect to any Specially Serviced Mortgage Loan, then the Special Servicer will have an ongoing obligation to obtain or perform, as the case may be, every nine months following the occurrence of that Appraisal Trigger Event, an update of the prior required appraisal or other valuation. Based upon that update, the Special Servicer is required to redetermine (in consultation with the Subordinate Class Representative during any Subordinate Control Period, or in consultation with one or more of the Subordinate Class Representative and the Trust Advisor, under the procedures described under “—Review and Consultation With Respect to Calculations of Net Present Value and Appraisal Reduction Amounts” above, during any Collective Consultation Period or Senior Consultation Period), and report to the Certificate Administrator, the Trustee and the Master Servicer the new Appraisal Reduction Amount, if any, with respect to the Mortgage Loan. This ongoing obligation will cease if and when—

●	any and all Servicing Transfer Events with respect to the Mortgage Loan have ceased, and

●	no other Servicing Transfer Event or Appraisal Trigger Event has occurred with respect to the subject Mortgage Loan during the preceding 90 days.

The cost of each required appraisal, and any update of that appraisal, will be advanced by the Master Servicer, at the direction of the Special Servicer, and will be reimbursable to the Master Servicer as a Servicing Advance.

Notwithstanding the foregoing, solely for purposes of determining whether a Subordinate Control Period is in effect (and the identity of the Class of Certificateholders entitled to appoint the Subordinate Class Representative), whenever the Special Servicer obtains an appraisal or updated appraisal under the Pooling and Servicing Agreement, the Subordinate Class Representative will have the right, exercisable within ten business days after the Special Servicer’s report of the resulting Appraisal Reduction Amount, to direct the Special Servicer to hire a qualified appraiser reasonably satisfactory to the Subordinate Class Representative to prepare a second appraisal of the Mortgaged Property at the expense of the Subordinate Class Representative. The Special Servicer must use reasonable efforts to cause the delivery of such second appraisal within 30 days following the direction of the Subordinate Class Representative. Within ten business days following its receipt of such second appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such second appraisal and receipt of information requested from the Master Servicer reasonably required to perform such recalculation of the Appraisal Reduction Amount, any recalculation of the Appraisal Reduction Amount is warranted and, if so, will recalculate the applicable Appraisal Reduction Amount on the basis of such second appraisal. Solely for purposes of determining whether a Subordinate Control Period is in effect and the identity of the Class of Certificates whose members are entitled to appoint the Subordinate Class Representative:

●
the first appraisal will be disregarded and have no force or effect, and, if an Appraisal Reduction Amount is already then in effect, the Appraisal Reduction Amount for the related Mortgage Loan will be calculated on the basis of the most recent prior appraisal or updated appraisal obtained under the Pooling and Servicing Agreement (or, if no such appraisal exists, there will be no Appraisal Reduction Amount for purposes of determining whether a Subordinate Control Period is in effect and the identity of the Class of Certificates whose members are entitled to appoint the Subordinate Class Representative) unless and until (a) the Subordinate Class Representative fails to exercise its right to direct the Special Servicer to obtain a second appraisal within the exercise period described above or (b) if the Subordinate Class Representative exercises its right to direct the Special Servicer to obtain a second appraisal, such second appraisal is not received by the Special Servicer within 90 days following such direction, whichever occurs earlier (and, in such event, an Appraisal Reduction Amount calculated on the basis of such first appraisal, if any, will be effective); and

●
if the Subordinate Class Representative exercises its right to direct the Special Servicer to obtain a second appraisal and such second appraisal is received by the Special Servicer within 90 days following such direction, the Appraisal Reduction Amount (if any), calculated on the basis of the second appraisal (if the Special Servicer determines that a recalculation was warranted as described above) or (otherwise) on the basis of the first appraisal will be effective.

In addition, if there is a material change with respect to any of the Mortgaged Properties related to a Mortgage Loan with respect to which an Appraisal Reduction Amount has been calculated, then (i) during any Subordinate Control Period, the holder (or group of holders) of Certificates representing a majority of the aggregate voting rights of the Classes of Principal Balance Certificates reduced by Appraisal Reduction Amounts allocated thereto to less than 25% of each such Class’s initial principal balance and (ii) during any Collective Consultation Period, the Majority Subordinate Certificateholder will have the right, at its sole cost and expense, to present to the Special Servicer an additional appraisal prepared by a qualified appraiser on an “as-is” basis and acceptable to the Special Servicer in accordance with the Servicing Standard. Subject to the Special Servicer’s confirmation, determined in accordance with the Servicing Standard, that there has been a change with respect to the related Mortgaged Property and such change was material, the Special Servicer will be required to recalculate such Appraisal Reduction Amount based upon such additional appraisal and updated information. If required by any such recalculation, any applicable Class of Principal Balance Certificates notionally reduced by any Appraisal Reduction Amounts allocated to such class will have its related certificate principal balance notionally restored to the extent required by such recalculation, and there will be a redetermination of whether a Subordinate Control Period or a Collective Consultation Period is then in effect. With respect to each Class of Control-Eligible Certificates, the right to present the Special Servicer with any such additional appraisals as provided above will be limited to no more frequently than once in any twelve-month period for each Mortgage Loan with respect to which an Appraisal Reduction Amount has been calculated.

Except as otherwise described below, “Appraisal Reduction Amount“ means for any Mortgage Loan (other than a Non-Serviced Pari Passu Mortgage Loan) as to which an Appraisal Trigger Event has occurred, an amount that:

●	will be determined shortly following the later of—

1.	the date on which the relevant appraisal or other valuation is obtained or performed, as described under “—Required Appraisals” in this prospectus supplement; and

2.	the date on which the relevant Appraisal Trigger Event occurred; and

●	will generally equal the excess, if any, of “x” over “y” where—

1.	“x” is equal to the sum of, without duplication:

(a)	the Stated Principal Balance of that Mortgage Loan;

(b)
to the extent not previously advanced by or on behalf of the Master Servicer or the Trustee, all unpaid interest, other than any Default Interest and/or Excess Interest, accrued on that Mortgage Loan through the most recent Due Date prior to the date of determination;

(c)	all accrued but unpaid special servicing fees with respect to that Mortgage Loan;

(d)	all related unreimbursed advances made by or on behalf of the Master Servicer, the Special Servicer or the Trustee with respect to that Mortgage Loan, together with interest on those advances;

(e)	any other outstanding Additional Trust Fund Expenses (other than certain Trust Advisor Expenses) with respect to that Mortgage Loan; and

(f)
all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents and any unfunded improvement or other applicable reserves, with respect to the related Mortgaged Property or REO Property, for which neither the Master

Servicer nor the Special Servicer holds any escrow funds or reserve funds; and

2.	“y” is equal to the sum of:

(a)
the excess, if any, of 90% of the resulting appraised value of the related Mortgaged Property or REO Property, over the amount of any obligations secured by liens on the property that are prior to the lien of that Mortgage Loan;

(b)	the amount of escrow payments and reserve funds held by the Master Servicer or the Special Servicer with respect to the subject Mortgage Loan that—

●	are not required to be applied to pay real estate taxes and assessments, insurance premiums or ground rents,

●	are not otherwise scheduled to be applied (except to pay debt service on the Mortgage Loan) within the next 12 months, and

●	may be applied toward the reduction of the principal balance of the Mortgage Loan; and

(c)	the amount of any letter of credit that constitutes additional security for the Mortgage Loan that may be used to reduce the principal balance of the subject Mortgage Loan.

If, however—

●	an Appraisal Trigger Event occurs with respect to any applicable Mortgage Loan,

●
the appraisal or other valuation referred to in the first bullet of this definition is not obtained or performed with respect to the related Mortgaged Property or REO Property within 60 days of the Appraisal Trigger Event referred to in the first bullet of this definition, and either—

1.
no comparable appraisal or other valuation had been obtained or performed with respect to the related Mortgaged Property or REO Property, as the case may be, during the 9-month period prior to that Appraisal Trigger Event, or

2.
there has been a material change in the circumstances surrounding the related Mortgaged Property or REO Property, as the case may be, subsequent to the earlier appraisal or other valuation that, in the Special Servicer’s judgment, materially affects the property’s value, then until the required appraisal or other valuation is obtained or performed, the Appraisal Reduction Amount for the subject Mortgage Loan will equal 25% of the Stated Principal Balance of the subject Mortgage Loan. After receipt of the required appraisal or other valuation with respect to the related Mortgaged Property or REO Property, the Special Servicer will be required to determine the Appraisal Reduction Amount, if any, for the subject Mortgage Loan as described in the first sentence of this definition.

Also notwithstanding the foregoing, with respect to a Serviced Loan Combination, any Appraisal Reduction Amounts generally will be calculated with respect to the entirety of such Serviced Loan Combination as if it were a single “Mortgage Loan” owned by the Trust, the resulting amount will then be allocated first, to any related Serviced Subordinate Companion Loan (up to the outstanding principal balance thereof), and then, to the related Serviced Mortgage Loan and any related Serviced Pari Passu Companion Loan(s) on a pro rata and pari passu basis in accordance with their respective outstanding principal balances and the amount so allocated will be the “Appraisal Reduction Amount” for such Mortgage Loan or Serviced Companion Loan, as applicable.

An Appraisal Reduction Amount as calculated above will be reduced to zero as of the date all Servicing Transfer Events have ceased to exist with respect to the related Mortgage Loan and at least 90 days have passed following the occurrence of the most recent Appraisal Trigger Event. No Appraisal Reduction Amount as calculated above will exist as to any Mortgage Loan after it has been paid in full, liquidated, repurchased or otherwise disposed of.

As used in this prospectus supplement, “Appraisal Trigger Event” means, with respect to any Mortgage Loan (other than a Non-Serviced Pari Passu Mortgage Loan) and any Serviced Companion Loan, any of the following events:

●	the occurrence of a Servicing Transfer Event and the modification of the Mortgage Loan or Serviced Companion Loan, as applicable, by the Special Servicer in a manner that—

1.
materially affects the amount or timing of any payment of principal or interest due thereon, other than, or in addition to, bringing monthly debt service payments current with respect to the Mortgage Loan or Serviced Companion Loan;

2.
except as expressly contemplated by the related mortgage loan documents, results in a release of the lien of the related mortgage instrument on any material portion of the related Mortgaged Property without a corresponding principal prepayment in an amount, or the delivery of substitute real property collateral with a fair market value (as-is), that is not less than the fair market value (as-is) of the property to be released, as determined by an appraisal delivered to the Special Servicer (at the expense of the related borrower and upon which the Special Servicer may conclusively rely); or

3.
in the reasonable judgment of the Special Servicer, otherwise materially impairs the security for the Mortgage Loan or Serviced Companion Loan, as applicable, or materially reduces the likelihood of timely payment of amounts due thereon;

●	the Mortgaged Property securing the Mortgage Loan becomes an REO Property;

●	the passage of 60 days after a receiver or similar official is appointed and continues in that capacity with respect to the Mortgaged Property securing the Mortgage Loan;

●
the related borrower becomes the subject of (1) voluntary bankruptcy, insolvency or similar proceedings or (2) involuntary bankruptcy, insolvency or similar proceedings that remain undismissed for 60 days;

●
the related borrower fails to make when due any monthly debt service payment (other than a balloon payment) or any other payment (other than a balloon payment) required under the related mortgage note or the related mortgage, which failure continues unremedied for 60 days; and

●
the related borrower fails to make when due any balloon payment and the borrower does not deliver to the Master Servicer or the Special Servicer, on or before the Due Date of the balloon payment, a written and fully executed (subject only to customary final closing conditions) refinancing commitment from an acceptable lender and reasonably satisfactory in form and substance to the Master Servicer (and the Master Servicer will be required to promptly forward such commitment to the Special Servicer) which provides that such refinancing will occur within 120 days after the date on which the balloon payment will become due (provided that if either such refinancing does not occur during that time or the Master Servicer is required during that time to make any monthly debt service advance in respect of the Mortgage Loan, an Appraisal Trigger Event will occur immediately).

With respect to any Non-Serviced Pari Passu Mortgage Loan, any applicable Appraisal Reduction Amount will be determined by the related Other Master Servicer or the related Other Special Servicer, as applicable, on terms that are, or are expected to be, substantially similar in all material respects, but not necessarily identical, to those described above (although the appraisal trigger events, the timing of obtaining the requisite appraisals and the exact calculation of the Appraisal Reduction Amount may vary). See “—Additional Matters Relating to the Servicing of the Non-Serviced Loan Combination” in this prospectus supplement.

Additionally, with respect to any Serviced Loan Combination, if an Appraisal Trigger Event occurs with respect to either the related Serviced Mortgage Loan or the related Serviced Companion Loan, it will be deemed to exist with respect to the entirety of such Serviced Loan Combination.

Collection Account

General. The Master Servicer will be required to establish and maintain an account (the “Collection Account”) for purposes of holding payments and other collections that it receives with respect to the Mortgage Loans. With respect to the Serviced Pari Passu Companion Loans, the Master Servicer will also be required to establish and maintain a separate custodial account (the “Serviced Pari Passu Companion Loan Custodial Account”), which may be a sub-account of the Collection Account, and deposit therein all payments and other collections that it receives with respect to such Serviced Pari Passu Companion Loans. With respect to the Serviced A/B Loan Combination, the Master Servicer will also be required to establish and maintain a separate custodial account (the “Serviced A/B Loan Combination Custodial Account“), which may be a sub-account of the Collection Account, and deposit therein all payments and other collections that it receives with respect to such Serviced A/B Loan Combination. The Trust will be entitled to amounts on deposit in the Serviced Pari Passu Companion Loan Custodial Account or the Serviced A/B Loan Combination Custodial Account only to the extent that those amounts are not payable to the holders of the related Serviced Companion Loan(s). The Collection Account, the Serviced Pari Passu Companion Loan Custodial Account and the Serviced A/B Loan Combination Custodial Account must be maintained in a manner and with a depository institution that satisfies each Rating Agency’s standards for securitizations similar to the one involving the Offered Certificates.

The funds held in the Collection Account, the Serviced Pari Passu Companion Loan Custodial Account and the Serviced A/B Loan Combination Custodial Account may be held as cash or invested in Permitted Investments. See “—Servicing and Other Compensation and Payment of Expenses—Additional Servicing Compensation” above.

Deposits. The Master Servicer must deposit or cause to be deposited in the Collection Account, the Serviced Pari Passu Companion Loan Custodial Account or the Serviced A/B Loan Combination Custodial Account, as applicable, generally within two business days following receipt of properly identified funds by it, all payments on and proceeds of the Mortgage Loans, Serviced Pari Passu Companion Loans and Serviced A/B Loan Combinations that are received by or on behalf of the Master Servicer. These payments and proceeds include borrower payments, insurance and condemnation proceeds (other than amounts to be applied to the restoration of a property), amounts remitted monthly by the Special Servicer from an REO Account, the proceeds of any escrow or reserve account that are applied to the indebtedness under the Mortgage Loans or applicable Serviced Pari Passu Companion Loan or applicable Serviced A/B Loan Combination, as applicable, and the sales proceeds of any sale of any Mortgage Loan or Serviced Companion Loan, as applicable, on behalf of the Trust Fund that may occur as otherwise described in this prospectus supplement. Notwithstanding the foregoing, the Master Servicer need not deposit into the Collection Account any amount that the Master Servicer would be authorized to withdraw immediately from the Collection Account as described under “—Withdrawals” below and will be entitled to instead pay that amount directly to the person(s) entitled thereto.

Withdrawals. The Master Servicer may make withdrawals from the Collection Account for any one or more of the following purposes (which are generally not governed by any set of payment priorities) (each an “Authorized Collection Account Withdrawal”):

1.
to remit to the Certificate Administrator for deposit in the Distribution Account described under “Description of the Offered Certificates—Distribution Account” in this prospectus supplement, on the business day preceding each distribution date, all payments and other collections on the Mortgage Loans and the Trust’s interest in any related REO Properties that are then on deposit in the Collection Account, exclusive of any portion of those payments and other collections that represents one or more of the following—

(a)	monthly debt service payments due on a Due Date subsequent to the collection period for the subject distribution date;

(b)	payments and other collections received by or on behalf of the Trust Fund after the end of the related collection period; and

(c)	amounts that are payable or reimbursable from the Collection Account to any person other than the Certificateholders in accordance with any of clauses 2 through 5 below;

2.
to pay or reimburse one or more parties to the Pooling and Servicing Agreement for unreimbursed servicing and monthly debt service advances, master servicing compensation, special servicing compensation and indemnification payments or reimbursement to which they are entitled (subject to any limitations on the amount or source of funds that may be used to make such payment or reimbursement, including, in the case of any such advances, compensation, indemnifications or reimbursements, that relate to a Serviced Loan Combination, any provisions that limit the payment or reimbursement of a pro rata portion thereof from the Collection Account to the extent that funds available therefor have been received on the related Serviced Companion Loan(s) and, in the case of Trust Advisor Expenses other than Designated Trust Advisor Expenses, the limitations described under “Description of the Offered Certificates—Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses” in this prospectus supplement);

3.
to pay or reimburse any other items that are payable or reimbursable out of the Collection Account or otherwise at the expense of the Trust Fund under the terms of the Pooling and Servicing Agreement (including interest that accrued on advances, costs associated with permitted environmental remediation, unpaid expenses incurred in connection with the sale or liquidation of a Mortgage Loan or REO Property, amounts owed by the Trust Fund to a third party pursuant to any intercreditor or other similar agreement, the costs of various opinions of counsel and tax-related advice and costs incurred in connection with various servicing actions and the CREFC® Intellectual Property Royalty License Fee);

4.
in connection with a Non-Serviced Pari Passu Mortgage Loan, to pay, out of the Collection Account, to the related Other Master Servicer, Other Special Servicer or Other Trust Advisor and/or the holders of the related Non-Serviced Pari Passu Companion Loan(s), any amount reimbursable to such party by the holder of such Non-Serviced Pari Passu Mortgage Loan pursuant to the terms of the related intercreditor agreement;

5.
to remit to any third party that is entitled thereto any Mortgage Loan payments that are not owned by the Trust Fund, such as any payments attributable to the period before the Cut-off Date and payments that are received after the sale or other removal of a Mortgage Loan from the Trust Fund;

6.	to withdraw amounts deposited in the Collection Account in error; and

7.	to clear and terminate the Collection Account upon the termination of the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement will contain additional provisions with respect to the timing of the payments, reimbursements and remittances generally described above. The payments, reimbursements and remittances described above may result in shortfalls to the holders of the Offered Certificates in any particular month even if those shortfalls do not ultimately become Realized Losses for those holders.

The Master Servicer may make withdrawals from the Serviced Pari Passu Companion Loan Custodial Account for any one or more of the following purposes (which are not governed by any set of payment priorities): (i) to pay to the holder(s) of the Serviced Pari Passu Companion Loan(s) any amounts received on or with respect to the related Serviced Pari Passu Companion Loan(s) or any successor REO Companion Loan with respect thereto that are deposited in the Serviced Pari Passu Companion Loan Custodial Account (exclusive of any portion of those amounts which the Master Servicer has actual knowledge are then payable or reimbursable to any person as described in the following clauses (ii) through (v)); (ii) to pay or reimburse one or more parties to the Pooling and Servicing Agreement or the holder(s) of the related Serviced Pari Passu Companion Loan(s) for unreimbursed servicing advances, master servicing compensation, special servicing compensation and indemnification payments or reimbursement to which they are entitled with respect to the related Serviced Pari Passu Loan Combination(s) (subject to any limitations on the amount or source of funds that may be used to make such payment or reimbursement, including as a result of the provisions described in the next succeeding paragraph); (iii) to pay or reimburse any other items that are payable or reimbursable out of the Serviced Pari Passu Companion Loan Custodial Account or otherwise at the expense of the holder(s) of the related Serviced Pari Passu Companion Loan(s) under the terms of the Pooling and Servicing Agreement and/or the related intercreditor agreement (including interest that accrued on advances, costs associated with permitted environmental remediation, unpaid expenses incurred in connection with the sale or liquidation of the related Serviced Pari Passu Loan Combination(s) (or any related REO Property), amounts owed by the holder(s) of the related Serviced Pari Passu Companion Loan(s) to a third party pursuant to the related intercreditor agreement, the costs of various opinions of counsel and tax-related advice and costs incurred in connection with various servicing actions); (iv) to withdraw amounts deposited in the Serviced Pari Passu Companion Loan Custodial Account in error; and (v) to clear and terminate the Serviced Pari Passu Companion Loan Custodial Account upon the termination of the Pooling and Servicing Agreement or, if earlier, the final liquidation of the related Serviced Loan Combination(s).

Notwithstanding the provisions described in the preceding paragraphs, in connection with any expense, cost, reimbursement or other amount in the nature of servicing advances, interest on advances, liquidation expenses, nonrecoverable advances, certain environmental expenses or indemnification and similar expenses that relate to any Serviced Pari Passu Loan Combination, any withdrawal for the payment or reimbursement thereof must be made from the Collection Account and the Serviced Pari Passu Companion Loan Custodial Account pro rata according to the related intercreditor agreement and based on the respective outstanding principal balances of the related Serviced Pari Passu Mortgage Loan and the Serviced Pari Passu Companion Loan(s) included in such Serviced Loan Combination but, to the extent that the amount on deposit in the Serviced Pari Passu Companion Loan Custodial Account at any particular time is insufficient to satisfy such pro rata portion of the payment or reimbursement, such payment or reimbursement shall be made from general collections on deposit in the Collection Account. In that latter event, to the extent that the amount is so paid from the Collection Account and funds that would otherwise have been available in the Serviced Pari Passu Companion Loan Custodial Account and used to pay such amount are subsequently collected or recovered, then such funds shall be deposited into the Collection Account.

The Master Servicer may make withdrawals from the Serviced A/B Loan Combination Custodial Account for any one or more of the following purposes (which are not governed by any set of payment priorities): (i) to transfer to the Collection Account all amounts on deposit in the Serviced A/B Loan Combination Custodial Account payable to the Trust pursuant to the related intercreditor agreement with respect to the One Monument Place Mortgage Loan (or any successor REO Mortgage Loan), (ii) to pay to the holder of the related Serviced Subordinate Companion Loan any amounts received on or with respect to such Serviced Subordinate Companion Loan or any successor REO Companion Loan(s) with respect thereto that are deposited in the Serviced A/B Loan Combination Custodial Account (exclusive of any portion of those amounts which the Master Servicer has actual knowledge are then payable or reimbursable to any person as described in the following clauses (iii) through (vi)); (iii) to pay or reimburse one or more parties to the Pooling and Servicing Agreement or the holder(s) of the related Serviced Subordinate Companion Loan for unreimbursed servicing advances, master servicing compensation, special servicing compensation and indemnification payments or reimbursement to which they are entitled with respect to the related Serviced A/B Loan Combination (subject to any limitations on the amount or source of funds that may be used to make such payment or reimbursement, including as a result of the provisions described in the next succeeding paragraph); (iv) to pay or reimburse any other items that are payable or reimbursable out of the Serviced A/B Loan Combination Custodial Account or otherwise at the expense of the holder of the related Serviced Subordinate Companion Loan under the terms of the Pooling and Servicing Agreement and/or the related intercreditor agreement (including interest that accrued on advances, costs associated with permitted environmental remediation, unpaid expenses incurred in connection with the sale or liquidation of the related Serviced A/B Loan Combination (or any related REO Property), amounts owed by the holder of the related Serviced Subordinate Companion Loan to a third party pursuant to the related intercreditor agreement, the costs of various opinions of counsel and tax-related advice and costs incurred in connection with various servicing actions); (v) to withdraw amounts deposited in the Serviced A/B Loan Combination Custodial Account in error; and (vi) to clear and terminate the Serviced A/B Loan Combination Custodial Account upon the termination of the Pooling and Servicing Agreement or, if earlier, the final liquidation of the related Serviced A/B Loan Combination.

Notwithstanding the provisions described in the preceding paragraphs, in connection with any expense, cost, reimbursement or other amount in the nature of servicing advances, interest on advances, liquidation expenses, nonrecoverable advances, certain environmental expenses or indemnification and similar expenses that relate to any Serviced A/B Loan Combination, any withdrawal for the payment or reimbursement thereof must be made from the Collection Account and the Serviced A/B Loan Combination Custodial Account first from the Serviced A/B Loan Combination Custodial Account (from collections on the related Serviced Subordinate Companion Loan and in accordance with the related intercreditor agreement) and then, to the extent not paid with funds from collections on such Serviced Subordinate Companion Loan, from collections on the related Serviced Mortgage Loan but, to the extent that the amount on deposit in the Serviced A/B Loan Combination Custodial Account at any particular time is insufficient to satisfy such payment or reimbursement, such payment or reimbursement will be made from general collections on deposit in the Collection Account. In that latter event, to the extent that the amount is so paid from the Collection Account and funds that would otherwise have been available in the Serviced A/B Loan Combination Custodial Account and used to pay such amount are subsequently collected or recovered, then such funds will be deposited into the Collection Account.

Procedures With Respect to Defaulted Mortgage Loans and REO Properties

With respect to all Mortgage Loans (other than any Non-Serviced Pari Passu Mortgage Loan), promptly upon such Mortgage Loan becoming a Defaulted Mortgage Loan, and, if the Special Servicer determines in accordance with the Servicing Standard that it would be in the best interests of the Certificateholders, as a collective whole (or if such Defaulted Mortgage Loan is part of a Serviced Pari Passu Loan Combination, in the best interest of the Certificateholders and the holder of the related Serviced Pari Passu Companion Loan(s) as a collective whole), to attempt to sell such Defaulted Mortgage Loan (and if such Defaulted Mortgage Loan is part of a Serviced Pari Passu Loan Combination, the Special Servicer will use reasonable efforts to solicit offers for such Defaulted Mortgage Loan or Serviced Pari Passu Loan Combination on behalf of the Certificateholders (or if such Defaulted Mortgage Loan is part of a Serviced Pari Passu Loan Combination, on behalf of the Certificateholders and the holder(s) of the related Serviced Pari Passu Companion Loan(s)) in such manner as will be reasonably likely to realize a fair price. The Special Servicer will be required to accept the first (and, if multiple offers are contemporaneously received, the highest) cash offer received from any person that constitutes a fair price for such Defaulted Mortgage Loan.

The Special Servicer will be required to give the Trustee, the Certificate Administrator, the Master Servicer, the Trust Advisor (at any time other than a Subordinate Control Period), the Subordinate Class Representative (at any time other than during a Senior Consultation Period) and the Majority Subordinate Certificateholder (at any time other than during a Senior Consultation Period and, with respect to the One Monument Place Loan Combination, after the occurrence and during the continuance of a Control Appraisal Period with respect to the related Subordinate Companion Loan), not less than three business days’ prior written notice of its intention to sell any Defaulted Mortgage Loan. No Interested Person will be obligated to submit an offer to purchase any Defaulted Mortgage Loan. In no event will the Trustee, in its individual capacity, offer for or purchase any Defaulted Mortgage Loan.

Whether any cash offer constitutes a fair price for any Defaulted Mortgage Loan (other than a Defaulted Mortgage Loan that is part of a Serviced Pari Passu Loan Combination) will be determined by the Special Servicer, if the highest offeror is a person other than an Interested Person, and by the Trustee, if the highest offeror is an Interested Person; provided, however, that no offer from an Interested Person will constitute a fair price unless (i) it is the highest offer received and (ii) at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Mortgage Loan (other than a Defaulted Mortgage Loan that is part of a Serviced Pari Passu Loan Combination), the Trustee will be supplied with and will rely on the most recent appraisal or updated appraisal conducted in accordance with the Pooling and Servicing Agreement within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal. The appraiser conducting any such new appraisal will be an appraiser selected by (i) the Special Servicer if no Interested Person is making an offer, or (ii) the Trustee if an Interested Person is so making an offer. The cost of any such appraisal will be covered by, and will be reimbursable as, a Servicing Advance. Notwithstanding the foregoing, in the event that an offer from an Interested Person is equal to or in excess of the Purchase Price for such Mortgage Loan, then the Trustee will not be required to make any such determination of fair price and such offer will be deemed to be a fair price (provided such offer is also the highest cash offer received and at least two independent offers have been received). Where any Interested Person is among those submitting offers with respect to a Defaulted Mortgage Loan (other than a Defaulted Mortgage Loan that is part of a Serviced Pari Passu Loan Combination), the Special Servicer will require that all offers be submitted to the Trustee in writing. In determining whether any such offer from a person other than an Interested Person constitutes a fair price for any such Defaulted Mortgage Loan (other than a Defaulted Mortgage Loan that is part of a Serviced Pari Passu Loan Combination), the Special Servicer will take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the Pooling and Servicing Agreement within the prior nine (9) months), and in determining whether any offer from an Interested Person constitutes a fair price for any such Defaulted Mortgage Loan (other than a Defaulted Mortgage Loan that is part of a Serviced Pari Passu Loan Combination), any appraiser will be instructed to take into account, as applicable, among other factors, the period and amount of any delinquency on the affected Mortgage Loan, the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy. The Trustee may conclusively rely on the opinion of an independent appraiser or other independent expert in real estate matters retained by the Trustee at the expense of the Trust Fund in connection with making such determination. The Purchase Price for any Defaulted Mortgage Loan (other than a Defaulted Mortgage Loan that is part of a Serviced Pari Passu Loan Combination) will in all cases be deemed a fair price (provided such offer is also the highest cash offer received and at least two independent offers have been received).

Notwithstanding the provisions described above, the sale of any Defaulted Mortgage Loan that consists of a Serviced Loan Combination will be governed by the provisions of the related intercreditor agreement as described under “Description of the Mortgage Pool—Split Loan Structures”.

Whether any cash offer constitutes a fair price for a Serviced Pari Passu Loan Combination related to a Defaulted Mortgage Loan will be determined by the Special Servicer, if the highest offeror is a person other than an “Interested Person” (as defined in the related intercreditor agreement), and by the Trustee if the highest offeror is an “Interested Person” (as defined in the related intercreditor agreement); provided, however, that no offer from an “Interested Person” (as defined in the related intercreditor agreement) for a Serviced Pari Passu Loan Combination will constitute a fair price unless (i) it is the highest offer received and (ii) at least two other bona fide offers are received from independent third parties. In determining whether any offer received represents a fair price for any such Serviced Pari Passu Loan Combination, the Trustee will be supplied with and will rely on the most recent appraisal or updated appraisal conducted in accordance with the Pooling and Servicing Agreement within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal. The appraiser conducting any such new appraisal will be an appraiser selected by (i) the Special Servicer if no “Interested Person” (as defined in the related intercreditor agreement) is making an offer, or (ii) the Trustee if an “Interested Person” (as defined in the related intercreditor agreement) is so making an offer. The cost of any such appraisal will be covered by, and will be reimbursable as, a Servicing Advance. Notwithstanding the foregoing, in the event that an offer from an Interested Person is equal to or in excess of the Purchase Price for such Serviced Pari Passu Loan Combination, then the Trustee will not be required to make any such determination of fair price and such offer will be deemed to be a fair price (provided such offer is also the highest cash offer received and at least two independent offers have been received). Where any “Interested Person” (as defined in the related intercreditor agreement) is among those submitting offers with respect to a Defaulted Mortgage Loan that is part of a Serviced Pari Passu Loan Combination, the Special Servicer will require that all offers be submitted to the Trustee in writing. In determining whether any such offer from a person other than an “Interested Person” (as defined in the related intercreditor agreement) constitutes a fair price for any such Serviced Pari Passu Loan Combination, the Special Servicer will take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the Pooling and Servicing Agreement within the prior nine (9) months), and in determining whether any such offer from an “Interested Person” (as defined in the related intercreditor agreement) constitutes a fair price for any such Serviced Pari Passu Loan Combination, any appraisal will be instructed to take into account (in addition to the results of any appraisal or updated appraisal that it may have obtained pursuant to the Pooling and Servicing Agreement within the prior nine (9) months), as applicable, among other factors, the period and amount of any delinquency on the affected Mortgage Loan, the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy. The Trustee may conclusively rely on the opinion of an independent appraiser or other independent expert in real estate matters retained by the Trustee at the expense of the Trust Fund in connection with making such determination. The Trustee will act in a commercially reasonable manner in making such determination.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the Trustee is required to determine whether a cash offer by an Interested Person for a Serviced Pari Passu Loan Combination constitutes a fair price, the Trustee may (at its option and at the expense of the Trust Fund) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing loans similar to such Serviced Pari Passu Loan Combination, that has been selected with reasonable care by the Trustee to determine if such cash offer constitutes a fair price for such Serviced Pari Passu Loan Combination. If the Trustee designates such a third party to make such determination, the Trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party in relation to making its determination will be covered by, and reimbursable from, the offering Interested Person, and to the extent not collected from such Interested Person within 30 days of request therefor, from the Collection Account; provided that, the Trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the Trustee.

In connection with the sale of any Defaulted Mortgage Loan (other than a Non-Serviced Pari Passu Mortgage Loan) under the provisions described above for less than the Purchase Price, the Special Servicer will be required to obtain the approval of the Subordinate Class Representative (during any Subordinate Control Period) or consult with the Subordinate Class Representative (during any Collective Consultation Period) and the Trust Advisor (during any Collective Consultation Period or Senior Consultation Period), in each case subject to the Special Servicer’s prevailing duty to comply with the Servicing Standard. In addition, in considering any such sale, the Special Servicer will consider the interests of the Certificateholders (and the holder of any related Serviced Pari Passu Companion Loan, if applicable, as a collective whole). In connection with any consultation with the

Trust Advisor contemplated above, the Special Servicer will provide the Trust Advisor with any relevant information reasonably requested by the Trust Advisor in order to enable it to consult with the Special Servicer.

Notwithstanding any of the foregoing, the Special Servicer will not be obligated to accept the highest cash offer if the Special Servicer determines (in accordance with the Servicing Standard and, to the extent a Subordinate Control Period is then in effect, with the consent or deemed consent of the Subordinate Class Representative and, to the extent a Collective Consultation Period is then in effect, in consultation with the Subordinate Class Representative and the Trust Advisor and, to the extent a Senior Consultation Period is then in effect, in consultation with the Trust Advisor), that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a Defaulted Mortgage Loan that is part of a Serviced Pari Passu Loan Combination, the holder of the related Serviced Pari Passu Companion Loan, if applicable (as a collective whole), and the Special Servicer may accept a lower cash offer (from any person other than itself or an Affiliate) if it determines, in accordance with the Servicing Standard, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of a Defaulted Mortgage Loan that is part of a Serviced Pari Passu Loan Combination, the holder of the related Serviced Pari Passu Companion Loan (as a collective whole). In connection with any consultation with the Trust Advisor contemplated above, the Special Servicer will provide the Trust Advisor with any relevant information reasonably requested by the Trust Advisor in order to enable it to consult with the Special Servicer.

The Special Servicer will not be permitted to foreclose upon or otherwise cause the Trust to acquire ownership of any collateral other than a Mortgaged Property unless it receives an opinion of counsel that such acquisition will not cause any REMIC Pool to fail to qualify as a REMIC and will not subject any REMIC Pool to tax (other than “net income from foreclosure property,” within the meaning of the REMIC provisions).

The Special Servicer will use its reasonable efforts, consistent with the Servicing Standard, to solicit cash offers for each REO Property (other than any interest in REO Property acquired with respect to a Non-Serviced Loan Combination) in such manner as will be reasonably likely to realize a fair price for any REO Property within a customary and normal time frame for the sale of comparable properties (and, in any event, within the time period by which the REMIC provisions require its sale). The Special Servicer will accept the first (and, if multiple cash offers are received by a specified offer date, the highest) cash offer received from any person that constitutes a fair price for such REO Property. If the Special Servicer reasonably believes that it will be unable to realize a fair price with respect to any REO Property within the time constraints imposed by the REMIC provisions, then the Special Servicer will be required, consistent with the Servicing Standard, to dispose of such REO Property upon such terms and conditions as it deems necessary and desirable to maximize the recovery thereon under the circumstances.

No Mortgage Loan Seller, Certificateholder or any affiliate of any such person is obligated to submit an offer to purchase any REO Property, and the Trustee, in its individual capacity, may not offer for or purchase any REO Property.

Whether any cash offer constitutes a fair price for any REO Property will be determined by the Special Servicer or, if such cash offer is from the Special Servicer or any affiliate of the Special Servicer, by the Trustee. In determining whether any offer received from the Special Servicer or an affiliate of the Special Servicer represents a fair price for any REO Property, the Trustee will be supplied with and will be entitled to rely on the most recent appraisal in the related servicing file conducted in accordance with the Pooling and Servicing Agreement within the preceding 9-month period (or, in the absence of any such appraisal or if there has been a material change at the subject property since any such appraisal, on a new appraisal to be obtained by the Special Servicer, the cost of which will be covered by, and be reimbursable as, a Servicing Advance). The appraiser conducting any such new appraisal must be a qualified appraiser that is (i) selected by the Special Servicer if neither the Special Servicer nor any affiliate thereof is submitting an offer with respect to the subject REO Property and (ii) selected by the Trustee if either the Special Servicer or any affiliate thereof is so submitting an offer. Notwithstanding the foregoing, but subject to the last sentence of this paragraph, in the event that an offer from the Special Servicer or an affiliate thereof is equal to or in excess of the Purchase Price for such REO Property, then such offer will be deemed to be a fair price and the

Trustee will not be required to make any such determination (provided such offer is the highest cash offer received and at least two independent offers have been received). Where any Mortgage Loan Seller, any Certificateholder or any affiliate of any such person is among those submitting offers with respect to any REO Property, the Special Servicer will require that all offers be submitted to it (or, if the Special Servicer or an affiliate thereof is submitting an offer, be submitted to the Trustee) in writing and, if applicable, otherwise meet the requirements of the related intercreditor agreement. In determining whether any offer from a person other than any Mortgage Loan Seller, any Certificateholder or any affiliate of any such person constitutes a fair price for any REO Property, the Special Servicer (or the Trustee, if applicable) will be required to take into account the results of any appraisal or updated appraisal that it or the Master Servicer may have obtained in accordance with the Pooling and Servicing Agreement within the prior nine (9) months, as well as, among other factors, the occupancy level and physical condition of such REO Property, the state of the then-current local economy and commercial real estate market where such REO Property is located and the obligation to dispose of such REO Property within a customary and normal time frame for the sale of comparable properties (and, in any event, within the time period required under the REMIC provisions). The Trustee will be entitled to conclusively rely on the opinion of an independent appraiser or other independent expert in real estate matters retained by the Trustee at the expense of the Trust Fund in connection with making any such determination. The Purchase Price for any REO Property (which, in connection with an REO Property related to a Serviced Loan Combination, will be construed and calculated with respect to the entire Serviced Loan Combination) will in all cases be deemed a fair price. No cash offer from the Special Servicer or any affiliate thereof will constitute a fair price for any REO Property unless such offer is the highest cash offer received and at least two independent offers (not including the offer of the Special Servicer or any affiliate) have been received. In the event the offer of the Special Servicer or any affiliate thereof is the only offer received or is the higher of only two offers received, then additional offers will be solicited. If an additional offer or offers, as the case may be, are received for any REO Property and the original offer of the Special Servicer or any affiliate thereof is the highest of all offers received, then the offer of the Special Servicer or such affiliate will be accepted, provided that the Trustee has otherwise determined that such offer constitutes a fair price for the subject REO Property. Any offer by the Special Servicer for any REO Property will be unconditional; and, if accepted, the subject REO Property will be transferred to the Special Servicer without recourse, representation or warranty other than customary representations as to title given in connection with the sale of a real property.

Notwithstanding anything contained in the preceding paragraph to the contrary, and, if applicable, to the extent consistent with any related intercreditor agreement, if the Trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the Trustee may (at its option and at the expense of the Trust Fund) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing loans similar to the subject Mortgage Loan, that has been selected with reasonable care by the Trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan. If the Trustee designates such a third party to make such determination, the Trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable from, the offering Interested Person, and to the extent not collected from such Interested Person within 30 days of request therefor, from the Collection Account; provided that the Trustee may not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the Trustee.

Subject to the provisions described above, the Special Servicer must act on behalf of the Trust (and the holder of any applicable REO Companion Loan) in negotiating with independent third parties in connection with the sale of any Defaulted Mortgage Loan or REO Property and taking any other action necessary or appropriate in connection with the sale of any Defaulted Mortgage Loan or REO Property, and the collection of all amounts payable in connection therewith. In connection with the sale of any Defaulted Mortgage Loan or REO Property, the Special Servicer may charge prospective offerors, and may retain, fees that approximate the Special Servicer’s actual costs in the preparation and delivery of information pertaining to such sales or evaluating offers without obligation to deposit such amounts into the Collection Account. Any sale of a Defaulted Mortgage Loan or any REO Property will be final and without recourse to the Trustee or the Trust, and if such sale is consummated in accordance with the terms of the Pooling and Servicing Agreement, neither the

Special Servicer nor the Trustee will have any liability to any Certificateholder with respect to the Purchase Price therefor accepted.

If title to any Mortgaged Property is acquired by the Special Servicer on behalf of the Trust Fund, then the Special Servicer will be required to sell that property not later than the end of the third calendar year following the year of acquisition, unless—

●
the IRS grants an extension of time to sell the property, or such an extension is deemed to have been granted under IRS regulations or administrative procedures or the IRS does not deny an application for an extension of time, or

●
the Special Servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year following the year in which the acquisition occurred will not result in an Adverse REMIC Event.

Regardless of whether the Special Servicer applies for or is granted an extension of time to sell the property as contemplated by the first bullet of the prior sentence or receives the opinion contemplated by the second bullet of the prior sentence, the Special Servicer must act in accordance with the Servicing Standard and the terms and conditions of the Pooling and Servicing Agreement to liquidate the property. If an extension is granted or opinion given, the Special Servicer must sell the REO Property within the period specified in the extension or opinion, as the case may be.

Any sale of any Defaulted Mortgage Loan or REO Property will be for cash only. The Special Servicer in that capacity will have no authority to provide financing to the purchaser.

The Special Servicer may, and, if required for the REO Property to continue to qualify as “foreclosure property” within the meaning of Code Section 860G(a)(8), will be required to, retain an independent contractor to operate and manage the REO Property. The retention of an independent contractor will not relieve the Special Servicer of its obligations with respect to the REO Property.

In general, the Special Servicer or an independent contractor employed by the Special Servicer at the expense of the Trust will be obligated to operate and manage any REO Property held by the Trust in a manner that:

●	maintains its status as foreclosure property under the REMIC provisions of the Code, and

●
would, to the extent commercially reasonable and consistent with the preceding bullet, maximize net after-tax proceeds received from that property without materially impairing the Special Servicer’s ability to sell the REO Property promptly at a fair price.

The Special Servicer must review the operation of each prospective REO Property prior to acquisition of title by the Trust and consult with the tax administrator, to determine the Trust’s federal income tax reporting position with respect to the income it is anticipated that the Trust would derive from such property if the trust acquired it. The Special Servicer could determine that it would not be commercially reasonable to manage and operate the property in a manner that would avoid the imposition of—

●	a tax on net income from foreclosure property, within the meaning of Section 860G(c) of the Code, or

●	a tax on prohibited transactions under Section 860F of the Code.

To the extent that income the Trust receives from an REO Property is subject to—

●	a tax on net income from foreclosure property, that income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%, or

●	a tax on prohibited transactions, that income would be subject to federal tax at a 100% rate.

The determination as to whether income from an REO Property held by the Trust would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. The risk of taxation being imposed on income derived from the operation of foreclosed real property is particularly present in the case of hospitality and healthcare properties. Generally, income from an REO Property that is directly operated by the Special Servicer would be apportioned and classified as service or non-service income. The service portion of the income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate. The non-service portion of the income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate. Any tax imposed on the Trust’s income from an REO Property would reduce the amount available for distribution to the Certificateholders.

An “Interested Person” is the Depositor, the Master Servicer, the Special Servicer, any borrower, any manager of a Mortgaged Property, any independent contractor engaged by the Special Servicer, the Trust Advisor, or, in connection with any individual Mortgage Loan, a holder of a related mezzanine loan, or any known affiliate of any such party.

REO Account

If an REO Property (other than any REO Property acquired with respect to a Non-Serviced Loan Combination) is acquired, the Special Servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from that REO Property (an “REO Account”). The funds held in each such REO Account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the REO Account maintained by the Special Servicer will be payable to the Special Servicer, subject to the limitations described in the Pooling and Servicing Agreement.

The Special Servicer will be required to withdraw from the REO Account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property held by the Trust Fund, but only to the extent of amounts on deposit in the account relating to that particular REO Property. Promptly following the end of each collection period, the Special Servicer will be required to withdraw from its REO Account and deposit, or deliver to the Master Servicer for deposit, into the Collection Account the total of all amounts received in respect of each REO Property held by the Trust Fund during that collection period, net of any withdrawals made out of those amounts, as described in the preceding sentence and any amounts as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of that property, including the creation of a reasonable reserve for (i) the payment of taxes, assessments, insurance premiums, other amounts necessary for the proper operation, management and maintenance of the applicable REO Properties and certain third-party expenses in accordance with the Pooling and Servicing Agreement (including expenses relating to any appraisal, property inspection and environmental assessment reports required by the Pooling and Servicing Agreement), (ii) the reimbursement of certain expenses in respect of the REO Properties and (iii) the payment of repairs, replacements, necessary capital improvements and other related expenses.

Inspections; Collection of Operating Information

The Special Servicer will be required to perform or cause to be performed a physical inspection of a Mortgaged Property (other than any Mortgaged Property securing any Non-Serviced Pari Passu Mortgage Loan) securing a Specially Serviced Mortgage Loan as soon as practicable (but in any event not later than 60 days) after the loan becomes a Specially Serviced Mortgage Loan (and the Special Servicer must continue to perform or cause to be performed a physical inspection of the subject Mortgaged Property at least once per calendar year thereafter for so long as the subject Mortgage Loan remains a Specially Serviced Mortgage Loan or if such Mortgaged Property becomes an REO Property). The Special Servicer will be entitled to reimbursement of the reasonable and direct out-of-pocket expenses incurred by it in connection with each such inspection, generally as Servicing Advances. The Master Servicer must, at its own expense, inspect or cause to be inspected each Mortgaged Property (other than any Mortgaged Property securing any Non-Serviced Pari Passu Mortgage Loan) for which it is acting as Master Servicer every calendar year beginning in 2016, or every second calendar year beginning in 2017 if the unpaid principal balance of the related Mortgage

Loan (or the portion thereof allocated to such Mortgaged Property) is less than $2,000,000. However, with respect to any Mortgage Loan (other than a Specially Serviced Mortgage Loan or any Non-Serviced Pari Passu Mortgage Loan) that has an unpaid principal balance of less than $2,000,000 and has been placed on the CREFC® servicer watch list, the Master Servicer must, at the request and expense of the Subordinate Class Representative, inspect or cause to be inspected the related Mortgaged Property every calendar year beginning not earlier than 2016 so long as such Mortgage Loan continues to be on the CREFC® servicer watch list. Notwithstanding the provisions described above, the Master Servicer will not be obligated to inspect any particular Mortgaged Property during any one-year or two-year, as applicable, period contemplated above in the two preceding sentences, if the Special Servicer has already done so during that period pursuant to the provisions described in the first sentence of this paragraph or on any date when the Mortgage Loan is a Specially Serviced Mortgage Loan. Each of the Master Servicer and the Special Servicer will be required to prepare a written report of each such inspection performed by it or on its behalf and deliver the report (x) promptly following preparation, to the Certificate Administrator and the Trustee (and to the Master Servicer, if done by the Special Servicer, and to the Special Servicer, if done by the Master Servicer), (y) if there has been a material adverse change in the condition of the Mortgaged Property or REO Property, as applicable, promptly following preparation, to the Majority Subordinate Certificateholder, the Subordinate Class Representative (and, if a Mortgaged Property or REO Property relates to any Serviced Loan Combination, the related Serviced Companion Loan holder(s) if and to the extent required under the applicable intercreditor agreement), and the Rating Agencies (subject to the Pooling and Servicing Agreement) and (z) if there has been no material adverse change in the condition of the Mortgaged Property or REO Property, as applicable, upon request, to the Subordinate Class Representative (during any Subordinate Control Period and any Collective Consultation Period), the Majority Subordinate Certificateholder (during any Subordinate Control Period and any Collective Consultation Period), the Trust Advisor (during any Collective Consultation Period and any Senior Consultation Period) and, if applicable, any Serviced Companion Loan holder, in each case within thirty (30) days following such request.

Commencing with respect to the calendar year ending December 31, 2015 (as to annual information) and the calendar quarter ending on June 30, 2015 (as to quarterly information), the Special Servicer, in the case of any Specially Serviced Mortgage Loan, and the Master Servicer, in the case of each non-Specially Serviced Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan), must make reasonable efforts to collect promptly from each related borrower quarterly and annual operating statements, budgets and/or rent rolls (as applicable) of the related Mortgaged Property, and quarterly and annual financial statements of such borrower, whether or not delivery of such items is required pursuant to the terms of the related mortgage loan documents. In addition, the Special Servicer must cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property (other than any REO Property acquired with respect to any Non-Serviced Loan Combination) and collect all such items promptly following their preparation. The Master Servicer (in the case of all Mortgaged Properties securing Serviced Mortgage Loans) or Special Servicer (in the case of REO Properties other than REO Properties related to any Non-Serviced Pari Passu Mortgage Loans), as applicable, will be required to prepare CREFC® operating statement analysis reports, CREFC® comparative financial status reports and annual CREFC® NOI adjustment worksheets on the basis of the information; provided, however, that any analysis or update of any CREFC® operating statement analysis report or CREFC® NOI adjustment worksheet with respect to each year and with respect to the first calendar quarter of each year will only be required to the extent provided in the then-current applicable CREFC® guidelines.

Rating Agency Confirmations

The Pooling and Servicing Agreement will contain a provision to the effect that:

●	if all the following conditions are satisfied—

(a)
delivery of a Rating Agency Confirmation from each of the Rating Agencies is a condition precedent to any action under the mortgage loan documents related to a Mortgage Loan or the Pooling and Servicing Agreement,

(b)
the party required to obtain such Rating Agency Confirmations as contemplated under the Pooling and Servicing Agreement (the “Requesting Party”) has made a request to any such Rating Agency for such Rating Agency Confirmation, and

(c)
within 10 business days following the posting of such request to the Rule 17g-5 Information Provider’s Website, such Rating Agency (I) has not replied to such request or (II) has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation,

●	then all the following provisions will apply:

(i)
in the case of (c)(I) above, such Requesting Party will be required to confirm that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has, promptly request the related Rating Agency Confirmation again,

(ii)
if there is no response to either such request for Rating Agency Confirmation within 5 business days following such second request as contemplated by clause (i) above (after seeking to confirm that the applicable Rating Agency received such second Rating Agency Confirmation request) or if the Requesting Party receives the response to the initial request described above in clause (c)(II), then (x) with respect to any condition in any mortgage loan document requiring such Rating Agency Confirmation or any other matter under the Pooling and Servicing Agreement relating to the servicing of the Mortgage Loans (other than as described in clause (y) or clause (z) below), the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer (with respect to matters it is processing) or the Special Servicer (with respect to matters it is processing) will determine (with the consent of the (A) Subordinate Class Representative, during any Subordinate Control Period (but, with respect to the One Monument Place Loan Combination, only if a Control Appraisal Period has occurred and is continuing with respect to the related Subordinate Companion Loan) or, (B) with respect to the One Monument Place Loan Combination, prior to the occurrence and continuance of a Control Appraisal Period with respect to the related Subordinate Companion Loan, the holder of such Subordinate Companion Loan, in each such case, which consent will be deemed given if the Subordinate Class Representative or such holder of the One Monument Place Subordinate Companion Loan does not respond within 5 business days following receipt of a request to consent to the Requesting Party’s determination), in accordance with its duties under the Pooling and Servicing Agreement and in accordance with the Servicing Standard, whether or not to waive such condition for such particular action at such time (other than with respect to defeasance, release or substitution of any collateral, in which case such condition will be deemed to be satisfied), (y) with respect to a replacement or successor of the Master Servicer or the Special Servicer, such condition will be deemed to be satisfied if (i) DBRS has not cited servicing concerns with respect to the applicable replacement as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other commercial mortgage-backed securitization transaction serviced by the applicable servicer prior to the time of determination, if DBRS is the non-responding Rating Agency; (ii) the applicable replacement is currently acting as master servicer or special servicer, as applicable, on a “deal-level” or “transaction-level” basis for all of the mortgage loans in other commercial mortgage-backed securities transactions and Moody’s has not cited servicing concerns with respect to the applicable replacement master servicer or special servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other commercial mortgage-backed securitization transaction serviced by the applicable servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency; or (iii) either (a) the applicable replacement master servicer or special servicer has the master servicer or special servicer, as applicable, ranking of at least “MOR CS3” by Morningstar (if ranked by Morningstar) or (b) if not ranked by Morningstar, the applicable replacement master servicer or special servicer is currently acting as the master servicer or special servicer, as applicable, on a deal or transaction-level basis for all or a significant portion of the related mortgage loans in other CMBS transactions rated by any NRSRO and a responsible officer of the Trustee does not have actual knowledge that Morningstar has, with respect to any such other CMBS transaction, qualified, downgraded or withdrawn its rating or ratings on one or more classes of such CMBS transaction citing servicing concerns of the applicable replacement servicer as the sole or material factor in such rating action, if Morningstar is the non-responding Rating Agency; and (z) with respect to a replacement or successor Trust Advisor, such condition will be deemed to be waived with respect to any non-responding Rating Agency so long as such Rating Agency has not cited concerns regarding the replacement trust advisor as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a commercial mortgage-backed securitization transaction with respect to which the replacement trust advisor acts as trust advisor or operating advisor prior to the time of determination;

(iii)
in connection with any determination made by the Requesting Party, as contemplated in clause (i) above, the Special Servicer or the Master Servicer, as applicable, will be required to (A)(i) obtain the consent of the Subordinate Class Representative (during any Subordinate Control Period) or consult with the Subordinate Class Representative (during any Collective Consultation Period) and (ii) in the case of the One Monument Place Loan Combination, to obtain the consent or consult with the Subordinate Class Representative during the period described in the foregoing clause (i) but only after the occurrence and during the continuance of a Control Appraisal Period with respect to the related Subordinate Companion Loan, or (B) with respect to the One Monument Place Loan Combination, obtain the consent of the holder of the related Subordinate Companion Loan (prior to the occurrence and continuance of a Control Appraisal Period with respect to the related Subordinate Companion Loan) and (C) consult with the Trust Advisor (during any Collective Consultation Period or Senior Consultation Period or, with respect to the One Monument Place Loan Combination, during those periods but only after the occurrence and continuance of a Control Appraisal Period with respect to the related Subordinate Companion Loan), with consent or approval deemed to be granted by the Subordinate Class Representative (during any Subordinate Control Period) or holder of the related Subordinate Companion Loan, as applicable, if it does not respond within five business days of its receipt of a request for consideration from the Special Servicer or the Master Servicer, as applicable; and

(iv)
promptly following the Requesting Party’s determination to take any action discussed above without receiving affirmative Rating Agency Confirmation from a Rating Agency, the Requesting Party (to the extent that the applicable information has been provided to the Requesting Party) will be required to provide notice, which may be transmitted by electronic mail to the Rule 17g-5 Information Provider (which will promptly post such notice to the Rule 17g-5 Information Provider’s Website pursuant to the Pooling and Servicing Agreement).

“Rule 17g-5 Information Provider” means the Certificate Administrator acting in the capacity as “Rule 17g-5 Information Provider” under the Pooling and Servicing Agreement.

Insofar as any matter involving a Serviced Loan Combination requires a Rating Agency Confirmation, substantially similar provisions will also apply with respect to the hired rating agencies for any commercial mortgage-backed securities backed by the related Serviced Pari Passu Companion Loan(s) if the holder(s) of such Serviced Pari Passu Companion Loan(s) have notified the parties to the Pooling and Servicing Agreement of the identity of the applicable rating agencies, the identity of the applicable rule 17g-5 information provider and the location of the applicable rule 17g-5 information provider’s website.

For all other matters or actions not specifically discussed above, including without limitation any amendment to the Pooling and Servicing Agreement, the applicable Requesting Party will be required to obtain an affirmative Rating Agency Confirmation from each of the Rating Agencies.

In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the Master Servicer or the Special Servicer in accordance with the procedures discussed above.

As used in this prospectus supplement “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus supplement will not in and of itself result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates (if then rated by the Rating Agency) and, if a Serviced Loan Combination is involved, confirmation in writing by each applicable hired rating agency for any commercial mortgage-backed securities backed by the related Serviced Pari Passu Companion Loan(s), that a proposed action, failure to act or other event specified in this prospectus supplement will not in and of itself result in a downgrade, withdrawal or qualification of the then-current rating assigned to any class of such commercial mortgage-backed securities (if then rated by such rating agency); provided that if a Requesting Party receives a written waiver or acknowledgment from the relevant rating agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought, then the requirement to receive a Rating Agency Confirmation from such rating agency with respect to such matter will not apply. For the purposes of this definition, any confirmation, waiver, request, acknowledgment or approval which is required to be in writing may be in the form of electronic mail. Notwithstanding anything to the contrary set forth in the Pooling and Servicing Agreement, at any time during which the Certificates are no longer rated by a Rating Agency, and, if a Serviced Loan Combination is involved, the commercial mortgage-backed securities backed by the related Serviced Pari Passu Companion Loan(s) are no longer rated by a hired rating agency for such commercial mortgage-backed securities, then no Rating Agency Confirmation will be required under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement will provide that the Depositor, the Rule 17g-5 Information Provider, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Trust Advisor may amend the Pooling and Servicing Agreement to change the procedures regarding compliance with Rule 17g-5, without any Certificateholder consent; provided that such amendment does not materially increase the responsibilities of the Rule 17g-5 Information Provider; provided, further, that notice of any such amendment must be provided to the Rule 17g-5 Information Provider, who will post such notice to the Rule 17g-5 Information Provider’s Website, and within 2 business days following delivery to the Rule 17g-5 Information Provider, deliver the notice to the Rating Agencies; and provided, further, that no amendment to such provisions may be made without the consent of the Depositor for any commercial mortgage-backed securities backed by a Non-Serviced Pari Passu Companion Loan. “Rule 17g-5 Information Provider’s Website” means www.ctslink.com, under the “NRSRO” tab for the related transaction.

Servicer Termination Events

“Servicer Termination Event” means, with respect to the Master Servicer or the Special Servicer, each of the following events, circumstances and conditions:

(i)
the Master Servicer or the Special Servicer, as the case may be, fails to deposit, or to remit to the appropriate party for deposit, into the Collection Account, the Serviced Pari Passu Companion Loan Custodial Account, the Serviced A/B Loan Combination Custodial Account or the REO Account, as applicable, any amount required to be so deposited or remitted, which failure continues unremedied for 1 business day following the date on which the deposit or remittance was required to be made;

(ii)	any failure by the Master Servicer to remit to the Certificate Administrator for deposit in the Distribution Account any amount required to be so remitted, which failure continues unremedied beyond a specified time on the business day following the date on which the remittance was required to be made;

(iii)
any failure by the Master Servicer or the Special Servicer, as the case may be, to timely make any Servicing Advance required to be made by that party under the Pooling and Servicing Agreement, which failure continues unremedied for five business days (or, in the case of an emergency Servicing Advance, three business days) following the date on which written notice of such failure has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement;

(iv)
any failure by the Master Servicer or the Special Servicer, as the case may be, duly to observe or perform in any material respect any of its other covenants or agreements under the Pooling and Servicing Agreement, which failure continues unremedied for 30 days after written notice has been given to the Master Servicer or Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement or by Certificateholders entitled to not less than 25% of the voting rights (determined without notionally reducing the principal balances of the Certificates by any Appraisal Reduction Amounts) or by, if affected by that failure, the holder of a Serviced Pari Passu Companion Loan; provided, however, that, with respect to any such failure that is not curable within such 30-day period, the Master Servicer or Special Servicer, as the case may be, will have an additional cure period of 60 days to effect such cure so long as the Master Servicer or Special Servicer, as the case may be, has commenced to cure the failure within the initial 30-day period and has provided the Trustee with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure;

(v)
any breach on the part of the Master Servicer or Special Servicer, as the case may be, of any of its representations or warranties contained in the Pooling and Servicing Agreement that materially and adversely affects the interests of any Class of Certificateholders or any holder of a Serviced Pari Passu Companion Loan, which breach continues unremedied for 30 days after written notice of it has been given to the Master Servicer or Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, by Certificateholders entitled to not less than 25% of the voting rights (determined without notionally reducing the principal balances of the Certificates by any Appraisal Reduction Amounts) or by, if affected by such breach, the holder of a Serviced Pari Passu Companion Loan; provided, however, that, with respect to any such breach that is not curable within such 30-day period, the Master Servicer or Special Servicer, as the case may be, will have an additional cure period of 60 days to effect such cure so long as the Master Servicer or Special Servicer, as the case may be, has commenced to cure the failure within the initial 30-day period and has provided the Trustee with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure;

(vi)
the occurrence of any of various events of bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings with respect to the Master Servicer or the Special Servicer, as the case may be, or the taking by the Master Servicer or the Special Servicer, as the case may be, of various actions indicating its bankruptcy, insolvency or inability to pay its obligations;

(vii)
either DBRS or Moody’s (or, in the case of Serviced Companion Loan Securities, any Companion Loan Rating Agency) has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates or Serviced Companion Loan Securities, or (ii) placed one or more Classes of Certificates or Serviced Companion Loan Securities on “watch status” in contemplation of rating downgrade or withdrawal (and such qualification, downgrade, withdrawal or “watch status” placement has not been withdrawn by DBRS or Moody’s (or, in the case of Serviced Companion Loan Securities, any Companion Loan Rating Agency), as applicable, within 60 days of such event) and, in the case of either of clauses (i) or (ii), has publicly cited servicing concerns with the Master Servicer or the Special Servicer, as applicable, as the sole or a material factor in such rating action;

(viii)
either (A) the Master Servicer or the Special Servicer, as the case may be, has failed to maintain a ranking by Morningstar equal to or higher than “MOR CS3” as a master servicer or special servicer, as applicable, and such ranking is not reinstated within 60 days of such event (if the Master Servicer or Special Servicer has or had a Morningstar ranking on or after the Closing Date) or (B) if the Master Servicer or Special Servicer, as the case may be, has not been ranked by Morningstar on or after the Closing Date, Morningstar has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates or (ii) within the prior 12 months, placed one or more Classes of Certificates on “watch status” in contemplation of rating downgrade or withdrawal and, in the case of either of clauses (i) or (ii), has publicly cited servicing concerns with the Master Servicer or the Special Servicer, as applicable, as the sole or material factor in such rating action (and such qualification, downgrade, withdrawal or “watch status” placement has not been withdrawn by Morningstar within 60 days of such event);

(ix)
any failure by the Master Servicer to timely make any monthly remittance required to be made under the Pooling and Servicing Agreement to the holder of a Serviced Companion Loan, which failure continues unremedied for one business day following the date on which such remittance was first required to be made; or

(x)
any failure by the Master Servicer or the Special Servicer to deliver (a) any Exchange Act reporting items (other than items to be delivered by a Designated Sub-Servicer) required to be delivered by the Master Servicer or the Special Servicer, as applicable, to the Certificate Administrator under the Pooling and Servicing Agreement by the time required under the Pooling and Servicing Agreement after any applicable grace periods or (b) any Exchange Act reporting items that a sub-servicer or Servicing Function Participant (such a sub-servicer or Servicing Function Participant, the “Sub-Servicing Entity”) retained by the Master Servicer or Special Servicer, as applicable (other than a Designated Sub-Servicer), is required to deliver (any Sub-Servicing Entity that defaults in accordance with the provision of this clause (x) will be terminated at the direction of the Depositor).

When a single entity acts as both the Master Servicer and the Special Servicer, a Servicer Termination Event (other than an event described in clause (vii) or (viii) above) in one capacity will constitute a Servicer Termination Event in both or all such capacities.

“Companion Loan Rating Agency“ means, any NRSRO rating a Serviced Companion Loan Security.

“Serviced Companion Loan Securities“ means, for so long as the related Mortgage Loan or any successor REO Mortgage Loan is part of the Mortgage Pool, any class of securities issued by another securitization and backed by a Serviced Pari Passu Companion Loan.

Rights Upon the Occurrence of a Servicer Termination Event

If a Servicer Termination Event occurs with respect to the Master Servicer or the Special Servicer and remains unremedied, the Trustee will be authorized, and at the direction of Certificateholders entitled to not less than 25% of the voting rights (determined without notionally reducing the principal balances of the Certificates by any Appraisal Reduction Amounts), or, in the case of the Special Servicer, at the direction of the Subordinate Class Representative during a Subordinate Control Period, the Trustee will be required, to terminate all of the obligations and rights of the defaulting party under the Pooling and Servicing Agreement accruing from and after receipt by the applicable defaulting party of such a notice of termination, other than any rights the defaulting party may have as a Certificateholder or as the holder of a Serviced Companion Loan, entitlements to amounts payable to the terminated party at the time of termination and any entitlements of the terminated party that survive the termination. Notwithstanding the foregoing, if a Servicer

Termination Event affecting a Serviced Pari Passu Companion Loan occurs and remains unremedied with respect to the Special Servicer, and the Special Servicer is not otherwise terminated, then at the written direction of the holder of such Serviced Pari Passu Companion Loan, the Trustee will be required to terminate the Special Servicer solely with respect to the related Serviced Loan Combination.

Upon any termination, subject to the discussion in the next two paragraphs and under “—Replacement of the Special Servicer” above, the Trustee must either:

●	succeed to all of the responsibilities, duties and liabilities of the terminated Master Servicer or Special Servicer, as the case may be, under the Pooling and Servicing Agreement; or

●
appoint an established mortgage loan servicing institution reasonably acceptable to the Subordinate Class Representative to act as successor to the terminated Master Servicer or Special Servicer, as the case may be.

Upon a Servicer Termination Event, the holders of Certificates entitled to a majority of the voting rights (determined without notionally reducing the principal balances of the Certificates by any Appraisal Reduction Amounts) or, alternatively, if a Servicer Termination Event involving the Special Servicer has occurred, the Subordinate Class Representative during a Subordinate Control Period (but, with respect to the One Monument Place Loan Combination, only if a Control Appraisal Period has occurred and is continuing with respect to the related Subordinate Companion Loan), may require the Trustee to appoint or petition a court to appoint an established mortgage loan servicing institution to act as successor Master Servicer or Special Servicer, as the case may be, rather than have the Trustee or its designee act as that successor; provided that (1) the successor is the subject of a Rating Agency Confirmation from each Rating Agency and an analogous “rating agency confirmation” from each hired rating agency for any commercial mortgage-backed securities backed by any Serviced Pari Passu Companion Loan, and (2) if such successor (in the case of a successor to the resigning or terminated Master Servicer) does not have a master servicer rating from Fitch that is “CMS3” or above, such successor is reasonably acceptable to the Subordinate Class Representative and, if such successor has a master servicer rating from Fitch that is “CMS3” or above, the Subordinate Class Representative shall have been consulted with respect to the identity of (although it need not have approved) such successor.

Notwithstanding the foregoing discussion in this “—Rights Upon the Occurrence of a Servicer Termination Event” section, if the Master Servicer receives a notice of termination because of the occurrence of any of the Servicer Termination Events described in clause (vii) or (viii) under the definition of “Servicer Termination Event” that appears in this prospectus supplement, the Master Servicer will have the right, at its expense, to sell or cause to be sold its master servicing rights to a successor, and if it elects to do so, it will have the option to continue to serve as the Master Servicer for a period of up to 45 days.

If a Servicer Termination Event under clause (ix) under the definition of “Servicer Termination Event” relating to a Serviced Pari Passu Companion Loan occurs on the part of the Master Servicer, or if any other Servicer Termination Event occurs on the part of the Master Servicer affecting the related Serviced Pari Passu Loan Combination and the Master Servicer is not terminated pursuant to the Pooling and Servicing Agreement, whether as a result of waiver of the Servicer Termination Event or otherwise, the affected Serviced Pari Passu Companion Loan holder will be entitled to require the Master Servicer to appoint a sub-servicer, subject to certain conditions that will include the delivery of Rating Agency Confirmation and an analogous “rating agency confirmation” from each hired rating agency for any commercial mortgage-backed securities backed by any related Serviced Pari Passu Companion Loan, to be selected by the Master Servicer, that will be responsible for primary servicing such Serviced Loan Combination.

Additionally, if a Servicer Termination Event occurs on the part of the Master Servicer affecting the One Monument Place Loan Combination, any Class of Certificates, any class of commercial mortgage-backed securities backed by the One Monument Place Subordinate Companion Loan or a participation interest in the One Monument Place Subordinate Companion Loan, and the Master Servicer is not terminated pursuant to the Pooling and Servicing Agreement, whether as a result of waiver of the Servicer Termination Event or otherwise, the holder of the One Monument Place Subordinate Companion Loan is expected to be entitled to require the Master Servicer to appoint a sub-servicer, subject to the delivery of Rating Agency Confirmation, that will be responsible for primary servicing the One Monument Place Loan Combination.

The appointment of any entity as a successor to a terminated Master Servicer or Special Servicer as described in the second bullet of the second paragraph or in the third or fourth paragraph of this “—Rights Upon the Occurrence of an Servicer Termination Event” section may not occur unless each of the Rating Agencies have confirmed that the appointment of that entity will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the Certificates.

In general, Certificateholders entitled to at least 66-2/3% of the voting rights (determined without notionally reducing the principal balances of the Certificates by any Appraisal Reduction Amounts) allocated to each Class of Certificates (and the holder of any Serviced Companion Loan, if affected) affected by any Servicer Termination Event may waive the Servicer Termination Event, except that:

●
the Servicer Termination Events described in clauses (i), (ii), (vii) and (viii) under the definition of “Servicer Termination Event” may only be waived by all of the holders of the affected Classes of Certificates (and, with respect to any Serviced Pari Passu Loan Combination, the holder of the related Serviced Companion Loan, if affected);

●
the holder of a Serviced Companion Loan will be exclusively entitled to waive any Servicer Termination Event described in clause (ix) of the definition of Servicer Termination Event that arises with respect to such Serviced Companion Loan;

●
the Depositor will be exclusively entitled to waive any Servicer Termination Event described in clause (x) under the definition of Servicer Termination Event (but if any Serviced Loan Combination is involved and such Serviced Companion Loan is a Serviced Pari Passu Companion Loan that is the subject of another securitization, the Depositor may not grant such a waiver without the consent of each other depositor with respect to each other securitization); and

●
no waiver of any Servicer Termination Event by one or more persons will have any force or effect unless and until the party requesting the waiver at its own expense has reimbursed the Trustee and the Certificate Administrator for any monies spent by them in connection with such Servicer Termination Event, together with interest thereon from and including the date so spent to but excluding the date of reimbursement.

Upon any waiver of a Servicer Termination Event, the Servicer Termination Event will cease to exist and will be deemed to have been remedied for every purpose under the Pooling and Servicing Agreement.

Termination, Discharge and Resignation of the Trust Advisor

The Trust Advisor may be removed upon (i) the written direction of holders of Certificates evidencing not less than 25% of the aggregate voting rights (taking into account the allocation of any Appraisal Reduction Amounts in respect of the Mortgage Loans to notionally reduce the Class principal balances of the Principal Balance Certificates to which such Appraisal Reduction Amounts are allocable) of all Certificates on an aggregate basis requesting a vote to replace the Trust Advisor with a replacement trust advisor selected by such Certificateholders (subject to certain criteria for the replacement Trust Advisor set forth in the Pooling and Servicing Agreement), (ii) payment by such requesting holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, (iii) delivery by such holders to the Certificate Administrator of Rating Agency Confirmation from each Rating Agency with respect to the appointment of such replacement trust advisor (which confirmations will be obtained at the expense of such holders) and (iv) delivery by such holders to the Certificate Administrator and Trustee of an analogous “rating agency confirmation” from each hired rating agency for any commercial mortgage-backed securities backed by a Serviced Pari Passu Companion Loan that the appointment of such replacement trust advisor will not result in a downgrade of such commercial mortgage-backed securities (which confirmation will be obtained at the expense of such holders). In addition, during any Subordinate Control Period, the identity of the proposed replacement trust advisor will be subject to the consent of the Subordinate Class Representative (such consent not to be unreasonably withheld), provided that such consent will be deemed to have been granted if no objection is made within ten business days following the Subordinate Class Representative’s receipt of the request for consent, and, if granted, such consent may not thereafter be revoked or withdrawn. Thereafter, the Certificate Administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all Certificates in such regard. Upon the vote or written direction of holders of at least 75% of the aggregate voting rights (taking into account the allocation of Appraisal Reduction Amounts in respect of the Mortgage Loans to notionally reduce the Class principal balances of the Principal Balance Certificates to which such Appraisal Reduction Amounts are allocable) of all Certificates on an aggregate basis, the Trustee will immediately replace the Trust Advisor with the replacement trust advisor. If a proposed termination and replacement of the Trust Advisor as described above is not consummated within 180 days following the initial request of the Certificateholders who requested a vote, then the proposed termination and replacement will have no further force or effect.

In addition, in the event (i) the Trust Advisor fails to duly observe or perform in any material respect any of its duties, covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for a period of thirty (30) days after written notice has been given to the Trust Advisor, (ii) of the insolvency of the Trust Advisor, or (iii) the Trust Advisor acknowledges in writing its inability to perform its duties under the Pooling and Servicing Agreement, then either the Depositor or the Trustee may, and upon the written direction of the Certificateholders representing at least 51% of the voting rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the principal balances of the Principal Balance Certificates), the Trustee will be required to, terminate the Trust Advisor. In the event that the Trust Advisor is terminated, the Trustee is required to select a replacement trust advisor pursuant to the terms of the Pooling and Servicing Agreement. In addition, during any Subordinate Control Period, the identity of the proposed replacement trust advisor will be subject to the consent of the Subordinate Class Representative (such consent not to be unreasonably withheld), provided that such consent will be deemed to have been granted if no objection is made within ten business days following the Subordinate Class Representative’s receipt of the request for consent, and, if granted, such consent may not thereafter be revoked or withdrawn. If the Trustee is unable to find a replacement trust advisor within thirty (30) days of the termination of the Trust Advisor, the Depositor will be permitted to find a replacement trust advisor. Unless and until a replacement trust advisor is appointed, no party may act as the Trust Advisor.

The Trust Advisor will be discharged from its duties under the Pooling and Servicing Agreement when the aggregate certificate principal balance of the Class A-1, A-2, A-3, A-4, A-5, A-SB, D and E Certificates and the Class A-S, B and C Regular Interests (and, therefore, the Class A-S, B, C and PEX Certificates) has been reduced to zero.

If the Trust Advisor is discharged, terminated or resigns, in all such circumstances, it will remain entitled to any accrued and unpaid fees, which will be payable in accordance with the priorities described in the Pooling and Servicing Agreement, and indemnification in respect of the period prior to its termination on the terms and conditions provided in the Pooling and Servicing Agreement.

The Trust Advisor may resign upon 30 days’ prior written notice if a replacement trust advisor meeting the eligibility requirements described in this prospectus supplement has accepted its appointment as the replacement trust advisor. The resigning Trust Advisor will be required to pay all reasonable out-of-pocket costs and expenses of each party to the Pooling and Servicing Agreement, the Issuing Entity and each Rating Agency in connection with the resignation of the Trust Advisor and the transfer of its duties (including, but not limited to, reasonable out-of-pocket costs and expenses associated with higher market fees of a successor, transferring related information, records and reports to the successor, and obtaining a Rating Agency Confirmation from each Rating Agency with respect to the appointment of a replacement trust advisor). During a Subordinate Control Period, the identity of the replacement trust advisor will be subject to the reasonable approval of the Subordinate Class Representative if the replacement Trust Advisor is a special servicer that (i) is rated or approved by an NRSRO and (ii) has not acted as a trust advisor or operating advisor in connection with a rated commercial mortgage-backed securitization transaction as of the Closing Date (otherwise no such approval will be required); provided that such approval will be deemed to have been granted if no objection is made within ten business days following the Subordinate Class Representative’s receipt of the request for such approval, and, if granted, such approval may not thereafter be revoked or withdrawn.

Any replacement trust advisor must (or the personnel responsible for supervising the obligations of the Trust Advisor must) meet the following criteria: (i) be regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and have at least 5 years of experience in collateral analysis and loss projections, and (ii) have at least 5 years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets.

Resignation of the Master Servicer and the Special Servicer

The Master Servicer or Special Servicer may resign from the obligations and duties imposed on it under the Pooling and Servicing Agreement upon a determination that its duties are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it (the other activities of the Master Servicer or the Special Servicer, as the case may be, so causing such a conflict being of a type and nature carried on by the Master Servicer or the Special Servicer, as the case may be, at the date of the Pooling and Servicing Agreement). Any such determination requiring the resignation of the Master Servicer or the Special Servicer must be evidenced by an opinion of counsel to such effect. Unless applicable law requires the resignation of the Master Servicer or the Special Servicer (as the case may be) to be effective immediately, and the opinion of counsel so states, no such resignation will become effective until the Trustee or other successor has assumed the responsibilities and obligations of the resigning party in accordance with the Pooling and Servicing Agreement; provided that, if no successor to the Master Servicer or the Special Servicer (as the case may be) is so appointed and has accepted appointment within 90 days after the Master Servicer or the Special Servicer has given notice of such resignation, the resigning Master Servicer or Special Servicer (as the case may be) may petition any court of competent jurisdiction for the appointment of a successor.

In addition, the Master Servicer and the Special Servicer will each have the right to resign at any other time for any reason, provided that (i) a willing successor (including any such successor identified by the resigning party) has been found that is, solely in the case of a successor to the Special Servicer if it is a resigning Special Servicer, acceptable to the Subordinate Class Representative (during any Subordinate Control Period), (ii) solely in the case of the Special Servicer if it is the resigning party, the resigning party has consulted with the Subordinate Class Representative (during any Collective Consultation Period) and the Trust Advisor (during any Collective Consultation Period or Senior Consultation Period) with respect to the identity and quality of its proposed successor, (iii) the succession is the subject of a Rating Agency Confirmation from each Rating Agency (and, if applicable, an analogous rating agency confirmation from each rating agency rating a security issued in connection with the securitization of a Serviced Pari Passu Companion Loan), (iv) the successor accepts appointment in writing prior to the effectiveness of such resignation, and (v) the successor is not a “prohibited party” under the Pooling and Servicing Agreement at the time of such succession (unless the Depositor consents to such appointment).

A resigning Master Servicer or Special Servicer, as applicable, will be required to pay all reasonable out-of-pocket costs and expenses of each party to the Pooling and Servicing Agreement, the Issuing Entity and each Rating Agency in connection with the resignation of such party and the transfer of its duties (including, but not limited to, the costs of obtaining Rating Agency Confirmation and reasonable out-of-pocket costs and expenses associated with transferring servicing files to the successor).

Neither the Master Servicer nor the Special Servicer will be permitted to resign except as described above.

Certain Matters Regarding the Master Servicer, the Special Servicer, the Trust Advisor and the Depositor

The Pooling and Servicing Agreement will require each of the Master Servicer and Special Servicer to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions. That requirement is considered to be satisfied if an affiliate of the Master Servicer or Special Servicer (as the case may be) maintains a fidelity bond and errors and omissions policy (or their equivalent) and the bond and policy each extends coverage to the Master Servicer or the Special Servicer, as the case may be. Each such policy must be issued by a Qualified Insurer with the Required Claims-Paying Rating. In addition, so long as the long-term unsecured debt obligations of the Master Servicer or the Special Servicer, as the case may be, are rated not lower than “A (low)” by DBRS (or, if not rated by DBRS, an equivalent (or higher) rating by any two other NRSROs (which may include Moody’s and/or Morningstar), and “A3” by Moody’s or a Rating Agency Confirmation from such Rating Agency with respect to which such rating is not satisfied has been received, the Master Servicer or the Special Servicer, as the case may be, may self-insure with respect to the fidelity bond and errors and omissions coverage required as described above, in which case it will not be required to maintain an insurance policy with respect to such coverage.

In no event will the Depositor, the Trust Advisor, the Master Servicer, the Special Servicer or any of their respective members, managers, directors, officers, employees or agents be under any liability to the Trust, the Trustee or the Certificateholders or any holder of a Serviced Companion Loan for any action taken or not taken in good faith pursuant to the Pooling and Servicing Agreement or for errors in judgment. None of the Depositor, the Trust Advisor, the Master Servicer, the Special Servicer nor any of their respective members, managers, directors, officers, employees or agents will be protected, however, against any liability that would otherwise be imposed by reason of breach of representation or warranty made in the Pooling and Servicing Agreement, or against any expense or liability specifically required to be borne by such party without right of reimbursement pursuant to the terms of the Pooling and Servicing Agreement, or by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under, the Pooling and Servicing Agreement or by reason of reckless disregard of those obligations and duties.

Furthermore, the Pooling and Servicing Agreement will entitle the Depositor, the Trust Advisor, the Master Servicer, the Special Servicer and their respective members, managers, directors, officers, employees and agents to indemnification out of the Trust Fund for any loss, liability, claim, damages, penalty, fine, cost or expense incurred in connection with any actual or threatened legal action or claim that relates to the Pooling and Servicing Agreement, the Certificates or the Trust. Such indemnification will not extend, however, to any such amount (i) specifically required to be borne by the relevant party, without right of reimbursement, pursuant to the terms of the Pooling and Servicing Agreement, (ii) incurred in connection with any legal action or claim against the relevant party resulting from any breach of a representation or warranty made by it in the Pooling and Servicing Agreement, or (iii) incurred in connection with any legal action or claim against the relevant party resulting from any willful misfeasance, bad faith or negligence in the performance of obligations and duties under the Pooling and Servicing Agreement or resulting from negligent disregard of such obligations and duties. For the purposes of indemnification of the Master Servicer or Special Servicer and limitation of liability, the Master Servicer or Special Servicer will be deemed not to have engaged in willful misfeasance or committed bad faith, fraud or negligence in the performance of its respective obligations or duties or acted in negligent disregard or other disregard of its respective obligations or duties under the Pooling and Servicing Agreement if the Master Servicer or Special Servicer, as applicable, fails to follow the terms of the mortgage loan documents because the Master Servicer or Special Servicer, as applicable, in its reasonably exercised judgment determines that following the terms of any mortgage loan document would or potentially would result in an Adverse REMIC Event (for which determination, the Master Servicer and the Special Servicer will be entitled to rely on advice of counsel, the cost of which will be reimbursed as a Trust expense), as such parties will be directed to do pursuant to the Pooling and Servicing Agreement. Insofar as any losses, liabilities or expenses described above relate in whole or in part to a Serviced Pari Passu Loan Combination, payment or reimbursement thereof must be made from collections on or in respect of the respective components of such Serviced Pari Passu Loan Combination (with the amount paid from the Collection Account from general collections on all Mortgage Loans if amounts on deposit in respect of the related Serviced Pari Passu Mortgage Loan are insufficient therefor) and the Serviced Pari Passu Companion Loan Custodial Account pro rata according to the related intercreditor agreement and based on the respective outstanding principal balances of such Serviced Pari Passu Mortgage Loan and the related Serviced Pari Passu Companion Loan(s) included in such Serviced Pari Passu Loan Combination, but, to the extent that the amount on deposit in the Serviced Pari Passu Companion Loan Custodial Account at any particular time is insufficient to satisfy the pro rata portion of the payment or reimbursement allocable to the related Serviced Pari Passu Companion Loan(s), such payment or reimbursement must be made from general collections on deposit in the Collection Account. In that latter event, to the extent that the amount is so paid from the Collection Account and funds that would otherwise have been available in the Serviced Pari Passu Companion Loan Custodial Account and used to pay such amount are subsequently collected or recovered, then such funds will be deposited into the Collection Account. The Master Servicer and the Special Servicer will be required to use efforts consistent with the Servicing Standard to exercise promptly the rights of the Trust Fund under the related intercreditor agreement to obtain reimbursement from the holder of any Serviced Pari Passu Companion Loan for the portion of its pro rata portion of the payment or reimbursement allocable to such Serviced Pari Passu Companion Loan. Insofar as any losses, liabilities or expenses described above relate in whole or in part to a Serviced A/B Loan Combination, payment or reimbursement thereof must be made first, from the Serviced A/B Loan Combination Custodial Account (up to the amount of collections from the related Serviced Subordinate Companion Loan in accordance with the related intercreditor agreement) then, to the extent not paid with funds from collection on such Serviced Subordinate Companion Loan, from collections on or in respect of the related Serviced Mortgage Loan, but, to the extent that the amount on deposit in the Serviced A/B Loan Combination Custodial Account at any particular time is insufficient to satisfy the payment or reimbursement, such payment or reimbursement will be made from general collections on deposit in the Collection Account. In that latter event, to the extent that the amount is so paid from the Collection Account and funds that would otherwise have been available in the Serviced A/B Loan Combination Custodial Account and used to pay such amount are subsequently collected or recovered, then such funds will be deposited into the Collection Account. Any indemnification payments to which the Trust Advisor may become entitled will constitute Trust Advisor Expenses (except, in the case of a Serviced Loan Combination, to the extent, if any, they are paid or reimbursed by the holder of the related Serviced Companion Loan(s)) and be paid, and allocated to and borne by the Certificateholders, at the times and in the manner described under “Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” in this prospectus supplement. The Trust Advisor will not be entitled to reimbursement of expenses for its services except those for which it is entitled to indemnification as described above or otherwise specifically provided for under the Pooling and Servicing Agreement.

With respect to any Non-Serviced Loan Combination, the related depositor and any related Other Master Servicer or Other Special Servicer will, or are expected to, be entitled to limitations on liability and indemnification with respect to amounts related to such Non-Serviced Loan Combination pursuant to provisions that are, or are expected to be, substantially similar in all material respects, but not necessarily identical, to those described above and will be entitled to reimbursement from the Trust Fund for the related Non-Serviced Pari Passu Mortgage Loan’s pro rata share of any such amounts.

The Depositor, the Master Servicer, the Special Servicer and the Trust Advisor will be under no obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under the Pooling and Servicing Agreement and, except in the case of a legal action the costs of which such party is specifically required to bear, in its opinion does not involve it in any ultimate expense or liability for which it would not be reimbursed; provided, however, that the Depositor, the Master Servicer, the Special Servicer or the Trust Advisor may in its discretion undertake any such action which it may reasonably deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the Certificateholders (or, if a Serviced Loan Combination is involved, the rights of the Certificateholders and the holder(s) of the related Serviced Companion Loan(s)). In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the Trust, and the Depositor, the Master Servicer, the Special

Servicer or the Trust Advisor, as the case may be, will be entitled to be reimbursed therefor from the Collection Account or the Distribution Account.

Insofar as any losses, liabilities or expenses described above relate in whole or in part to a Serviced Pari Passu Loan Combination, payment or reimbursement thereof must be made from collections on or in respect of the respective components of such Serviced Pari Passu Loan Combination (with the amount paid from the Collection Account from general collections on all Mortgage Loans if amounts on deposit in respect of the related Serviced Pari Passu Mortgage Loan are insufficient therefor) and the Serviced Pari Passu Companion Loan Custodial Account pro rata according to the related intercreditor agreement and based on the respective outstanding principal balances of such Serviced Pari Passu Mortgage Loan and the related Serviced Pari Passu Companion Loan(s) included in such Serviced Pari Passu Loan Combination, but, to the extent that the amount on deposit in the Serviced Pari Passu Companion Loan Custodial Account at any particular time is insufficient to satisfy the pro rata portion of the payment or reimbursement allocable to the related Serviced Pari Passu Companion Loan(s), such payment or reimbursement will be made from general collections on deposit in the Collection Account. In that latter event, to the extent that the amount is so paid from the Collection Account and funds that would otherwise have been available in the Serviced Pari Passu Companion Loan Custodial Account and used to pay such amount are subsequently collected or recovered, then such funds will be deposited into the Collection Account. The Master Servicer and the Special Servicer will be required to use efforts consistent with the Servicing Standard to exercise promptly the rights of the Trust Fund under the related intercreditor agreement to obtain reimbursement from the holder of any Serviced Pari Passu Companion Loan for the portion of its pro rata portion of the loss, liability or expense allocable to such Serviced Pari Passu Companion Loan. Insofar as any losses, liabilities or expenses described above relate in whole or in part to a Serviced A/B Loan Combination, payment or reimbursement thereof must be made first, from the Serviced A/B Loan Combination Custodial Account (up to the amount of collections from the related Serviced Subordinate Companion Loan in accordance with the related intercreditor agreement) then, to the extent not paid with funds from collection on such Serviced Subordinate Companion Loan, from collections on or in respect of the related Serviced Mortgage Loan but, to the extent that the amount on deposit in the Serviced A/B Loan Combination Custodial Account at any particular time is insufficient to satisfy the payment or reimbursement, such payment or reimbursement must be made from general collections on deposit in the Collection Account. In that latter event, to the extent that the amount is so paid from the Collection Account and funds that would otherwise have been available in the Serviced A/B Loan Combination Custodial Account and used to pay such amount are subsequently collected or recovered, then such funds will be deposited into the Collection Account. In no event will the Trust Advisor have any duty to appear in any legal proceedings in connection with the Pooling and Servicing Agreement. The rights of any party to the Pooling and Servicing Agreement described above will be in addition to any general rights of indemnification that such party may otherwise have as described above. Payments or reimbursements to the Trust Advisor pursuant to the provisions described in this paragraph will be subject to the limitations regarding the timing and sources of indemnification payments to the Trust Advisor that we described generally in this prospectus supplement.

Notwithstanding any other provisions of the Pooling and Servicing Agreement to the contrary, the parties thereto will agree, and the Certificateholders by their acceptance of their Certificates will be deemed to have agreed, that (i) there could be multiple strategies to resolve any Specially Serviced Mortgage Loan and that the goal of the Trust Advisor’s participation is to provide monitoring (subject to, and in accordance with, the provisions of the Pooling and Servicing Agreement) relating to the Special Servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute, (ii) the Trust Advisor will have no liability to any Certificateholder or any Serviced Companion Loan Holders for any actions taken or for refraining from taking any actions under the Pooling and Servicing Agreement, (iii) the agreements of the Trust Advisor set forth in the other provisions of the Pooling and Servicing Agreement will be construed solely as agreements to perform analytical and reporting services, (iv) the Trust Advisor will have no authority or duty to make a determination on behalf of the Trust Fund, nor have any responsibility for decisions made by or on behalf of the Trust Fund, (v) insofar as the words “consult”, “recommend” or words of similar import are used in the Pooling and Servicing Agreement in respect of the Trust Advisor and any servicing action or inaction, such words shall be construed to mean the performance of analysis and reporting services, which the Special Servicer may determine not to accept, (vi) the absence of a response by the Trust Advisor to an “asset status report” or other matter in which the Pooling and Servicing Agreement contemplates consultation with the Trust Advisor will not be construed as an approval, endorsement, acquiescence or recommendation for or against any proposed action (but, in the event of such absence of a response, the Special Servicer (x) will be deemed to have complied with the relevant provision that otherwise required consultation with the Trust Advisor and (y) will be entitled to proceed as if consultation with the Trust Advisor had not initially been required in connection with such “asset status report” or other matter), (vii) any provision of the Pooling and Servicing Agreement that otherwise purports, or that may be construed, to impose on the Trust Advisor a duty to consider the Servicing Standard or the interests of the Certificateholders will be construed as a requirement to use the Servicing Standard or such interests as the basis of measurement in its analysis and reporting and the basis of measurement in its evaluation of the performance of the Special Servicer and its determination of whether an action, recommendation or report by the Special Servicer is in compliance with the Pooling and Servicing Agreement, and not to impose on the Trust Advisor a duty to itself comply with the Servicing Standard or itself act in the interests of the Certificateholders, and, if applicable, the holder of any Serviced Companion Loan, and such measurement basis will be construed to refer to no particular Class of Certificates or particular Certificateholders or particular holder of a Serviced Companion Loan, (viii) no other party to the Pooling and Servicing Agreement, and no Subordinate Class Representative, will have any duty to monitor or supervise the performance by the Trust Advisor of its services under the Pooling and Servicing Agreement, and (ix) the Trust Advisor is not an “investment adviser” within the meaning of the Investment Advisers Act of 1940, and will not owe any fiduciary duty to any person pursuant to the Pooling and Servicing Agreement.

With limited exception, any person into which the Depositor, the Trust Advisor, the Master Servicer or the Special Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which that person is a party, or any person succeeding to the business of that person, will be the successor of that person in the capacity in which that person was serving under the Pooling and Servicing Agreement.

Evidence as to Compliance

Each of the Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee (but only if the Trustee has made an advance during the applicable calendar year) is required, under the Pooling and Servicing Agreement (and each Additional Servicer will be required under its sub-servicing agreement) to deliver annually to the Certificate Administrator and the Depositor on or before the date specified in the Pooling and Servicing Agreement, an officer’s certificate stating that (i) a review of that party’s servicing activities during the preceding calendar year or portion of that year and of performance under the Pooling and Servicing Agreement, the applicable primary servicing agreement or the applicable sub-servicing or primary servicing agreement in the case of an Additional Servicer, as applicable, has been made under the officer’s supervision, and (ii) to the best of the officer’s knowledge, based on the review, such party has fulfilled all its obligations under the Pooling and Servicing Agreement, the applicable primary servicing agreement or the applicable sub-servicing servicing agreement in the case of an Additional Servicer, as applicable, in all material respects throughout the year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying the failure known to the officer and the nature and status of the failure. In general, none of these parties will be responsible for the performance by any other such party of that other party’s duties described above.

“Additional Servicer” means each affiliate of the Master Servicer, any Mortgage Loan Seller, the Depositor, any master servicer or special servicer with respect to any securitization of a Non-Serviced Pari Passu Companion Loan or any of the underwriters that services any of the Mortgage Loans and each person that is not an affiliate of the Master Servicer, any Mortgage Loan Seller, the Depositor or any of the Underwriters, other than the Special Servicer, and that, in either case, services 10% or more of the Mortgage Loans based on the principal balance of the Mortgage Loans.

“Designated Sub-Servicer” means any sub-servicer or Additional Servicer to be engaged on the Closing Date by the Master Servicer at the direction of a Mortgage Loan Seller.

“Servicing Function Participant” means any person, other than the Master Servicer, the Special Servicer and the Trust Advisor, that, within the meaning of Item 1122 of Regulation AB, is primarily responsible for performing activities that address the servicing criteria set forth in Item 1122(d) of Regulation AB, unless such person’s activities relate only to 5% or less of the Mortgage Loans based on the principal balance of the Mortgage Loans or the applicable servicer takes responsibility for the activities of such person in accordance with Regulation AB.

In addition, each of the Master Servicer, the Special Servicer (regardless of whether the Special Servicer has commenced special servicing of any Mortgage Loan), the Trust Advisor, the Certificate Administrator, the custodian, the Trustee and each Servicing Function Participant, at its own expense, is required to furnish (and each of the preceding parties, as applicable, shall (i) with respect to any Servicing Function Participant that is a Designated Sub-Servicer, use commercially reasonable efforts to cause, and (ii) with respect to any other Servicing Function Participant, cause each Servicing Function Participant (other than any party to the Pooling and Servicing Agreement) with which it has entered into a servicing relationship with respect to the Mortgage Loans, to furnish, each at its own expense), annually, to the Trustee, the Certificate Administrator, the Depositor and the Rule 17g-5 Information Provider, a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

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the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year, setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status thereof; and

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a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an “Attestation Report”) of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

“Regulation AB” means Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been or may hereafter be from time to time provided by the SEC or by the staff of the SEC, in each case as effective from time to time as of the compliance dates specified therein.

Certain fees and expenses incurred by the Certificate Administrator in connection with any additional disclosure required under the Exchange Act as a result of the occurrence of certain unexpected events will be reimbursable to the Certificate Administrator as Additional Trust Fund Expenses.

Additional Matters Relating to the Servicing of the Non-Serviced Loan Combination

The 3 Columbus Circle Mortgage Loan will be a Non-Serviced Pari Passu Mortgage Loan, and the related Loan Combination and any related REO Property will initially be serviced under the COMM 2015-CCRE22 Pooling and Servicing Agreement. After the 3 Columbus Circle Controlling Pari Passu Companion Loan Securitization Date, the 3 Columbus Circle Loan Combination and any related REO Property will be serviced under the pooling and servicing agreement governing the securitization of the 3 Columbus Circle Controlling Pari Passu Companion Loan. The related Other Master Servicer under the 3 Columbus Circle Pooling and Servicing Agreement generally is or is expected to make servicing advances on the 3 Columbus Circle Loan Combination, subject to a non-recoverability determination, and remit collections on the 3 Columbus Circle Mortgage Loan to or on behalf of the Trust Fund. The Master Servicer will generally be obligated to compile reports that include information on the 3 Columbus Circle Mortgage Loan, and, to the extent required by the Servicing Standard, to enforce the rights of the Trust Fund as holder of such Non-Serviced Pari Passu Mortgage Loan under the terms of the related intercreditor agreement, and make monthly debt service advances with respect to such Non-Serviced Pari Passu Mortgage Loan, subject to a non-recoverability determination. The servicing arrangements under the 3 Columbus Circle Pooling and Servicing Agreement may differ in certain respects from the servicing arrangements under the Pooling and Servicing Agreement.

The 3 Columbus Circle Pooling and Servicing Agreement is or is expected to contain terms and conditions that are customary for securitization transactions involving assets similar to the Non-Serviced Pari Passu Mortgage Loan and that are otherwise (i) required by the Code relating to the tax elections of the trust fund for the applicable Non-Serviced Pari Passu Companion Loan, (ii) required by law or changes in any law, rule or regulation or (iii) requested by the rating agencies rating the securitization of such Non-Serviced Pari Passu Companion Loan. Such terms include, without limitation:

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The Other Master Servicer and Other Special Servicer must satisfy customary servicer rating criteria and the Other Master Servicer and the Other Special Servicer are subject to servicer termination events, in each case that are substantially similar in all material respects, but not necessarily identical, to those in the Pooling and Servicing Agreement.

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The 3 Columbus Circle Pooling and Servicing Agreement is or is expected to provide for a liquidation fee, special servicing fee and workout fee with respect to the 3 Columbus Circle Mortgage Loan that are payable to the related Other Special Servicer and that are substantially similar in all material respects, but not necessarily identical, to the corresponding fee payable to the Special Servicer under the Pooling and Servicing Agreement.

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Following the 3 Columbus Circle Controlling Pari Passu Companion Loan Securitization Date, during any senior consultation or similar period under the 3 Columbus Circle Pooling and Servicing Agreement, if the related Other Trust Advisor determines that the related Other Special Servicer is not performing its duties under such agreement in accordance with the related servicing standard, such Other Trust Advisor is expected to have the right to recommend the replacement of such Other Special Servicer.

In addition, with respect to the 3 Columbus Circle Loan Combination:

●
The Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee under the Pooling and Servicing Agreement have no obligation or authority to (a) supervise any Other Master Servicer, Other Special Servicer, Other Certificate Administrator or Other Trustee or (b) make Servicing Advances with respect to such Loan Combination. The obligation of the Master Servicer to provide information and collections and make monthly debt service advances to the Certificate Administrator for the benefit of the Certificateholders with respect to the 3 Columbus Circle Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Other Master Servicer or applicable Other Special Servicer, as applicable.

•	The related Other Master Servicer is or is expected to be entitled to receive a primary servicing fee on the 3 Columbus Circle Mortgage Loan.

•
The Master Servicer will be required to make monthly debt service advances with respect to the 3 Columbus Circle Mortgage Loan, unless (i) the Master Servicer or the Special Servicer has determined that such advance would not be recoverable from collections on such Non-Serviced Pari Passu Mortgage Loan or (ii) the related Other Master Servicer has made a similar determination with respect to an advance on the related Non-Serviced Pari Passu Companion Loan.

•
The related Other Master Servicer will be obligated to make servicing advances with respect to the 3 Columbus Circle Loan Combination. If the applicable Other Master Servicer determines that a servicing advance it made with respect to such Non-Serviced Loan Combination or the related Mortgaged Property is nonrecoverable, it is or is expected to be entitled to be reimbursed first from collections on, and proceeds of, the related Non-Serviced Pari Passu Mortgage Loan and the related Non-Serviced Pari Passu Companion Loans, on a pro rata basis (based on each such loan’s outstanding principal balance), and then from general collections on all the Mortgage Loans and from general collections of the trusts established under each pooling and servicing agreement governing the securitization of a 3 Columbus Circle Pari Passu Companion Loan, on a pro rata basis (based on each such loan’s outstanding principal balance).

●
Following the 3 Columbus Circle Controlling Pari Passu Companion Loan Securitization Date, during any subordinate control period (or equivalent period) under the 3 Columbus Circle Pooling and Servicing Agreement, the majority subordinate certificateholder (or equivalent party) under such agreement, or the subordinate class representative (or equivalent party) on its behalf, will or is expected to have the right to terminate the related Other Special Servicer, with or without cause, and appoint itself or an affiliate or another person as the successor special servicer. Prior to the 3 Columbus Circle Controlling Pari Passu Companion Loan Securitization Date, the holder of the 3 Columbus Circle Controlling Pari Passu Companion Loan will have the right to terminate the related Other Special Servicer.

●
Following the 3 Columbus Circle Controlling Pari Passu Companion Loan Securitization Date, the 3 Columbus Circle Pooling and Servicing Agreement is expected to provide for a vote of certificateholders under such pooling and servicing agreement to terminate the related Other Special Servicer, and for the appointment of a successor special servicer, at the written direction of holders of certificates under such agreement evidencing a certain percentage of the voting rights of such certificates. Prior to the 3 Columbus Circle Controlling Pari Passu Companion Loan Securitization Date, the holder of the 3 Columbus Circle Controlling Pari Passu Companion Loan will have the right to terminate the related Other Special Servicer.

●
The applicable Other Special Servicer is or is expected to be required to take actions with respect to the 3 Columbus Circle Mortgage Loan if it becomes a Defaulted Mortgage Loan that are substantially similar in all material respects, but not necessarily identical, to or the actions described under “—Procedures With Respect to Defaulted Mortgage Loans and REO Properties” in this prospectus supplement.

●
The servicing provisions of the 3 Columbus Circle Pooling and Servicing Agreement relating to performing inspections and collecting operating information will be, or are expected to be, substantially similar in all material respects, but not necessarily identical, to those of the Pooling and Servicing Agreement.

●
The general rights of indemnification granted to the Master Servicer, Special Servicer and other applicable parties under the Pooling and Servicing Agreement generally will extend to any loss, liability, claim, damages, penalty, fine, cost or expense incurred in connection with any actual or threatened legal action or claim arising from their activities relating to the 3 Columbus Circle Loan Combination, but the relevant party is required to promptly notify the Master Servicer and the Other Master Servicer of any claim and, if any indemnification payment is made to such party from general collections on the Mortgage Pool on deposit in the Collection Account, the Master Servicer will be required to use efforts in accordance with the Servicing Standard to exercise promptly the rights of the Trust Fund under the related intercreditor agreement to obtain reimbursement from the holder of the related Non-Serviced Pari Passu Companion Loans for that holder’s allocable share of the amount so paid.

●
Upon the occurrence of a servicer termination event under the 3 Columbus Circle Pooling and Servicing Agreement with respect to the 3 Columbus Circle Mortgage Loan, the applicable party entitled to cause the termination and replacement of the applicable servicer as described in “—Rights Upon the Occurrence of a Servicer Termination Event” will have the right to require the appointment of a subservicer with respect to the 3 Columbus Circle Mortgage Loan or terminate the 3 Columbus Circle Master Servicer or 3 Columbus Circle Special Servicer, as applicable, and appoint a replacement therefor solely with respect to the 3 Columbus Circle Mortgage Loan.

See “Description of the Mortgage Pool—Split Loan Structures—The 3 Columbus Circle Loan Combination” in this prospectus supplement.

Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The Pooling and Servicing Agreement and any claim, controversy or dispute arising under or related to or in connection with the Pooling and Servicing Agreement, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties will be governed by the laws of the State of New York without regard to any conflicts of law principles other than Section 5-1401 of the New York General Obligations Law. Each party to the Pooling and Servicing Agreement will waive its respective right to a jury trial in any action, claim , suit, proceeding or counterclaim relating to or arising out of the Pooling and Servicing Agreement. Additionally, each party to the Pooling and Servicing Agreement will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the Pooling and Servicing Agreement, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties.

USE OF PROCEEDS

Certain of the net proceeds from the sale of the Offered Certificates will be used to pay part of the purchase price of the Mortgage Loans that we intend to include in the Trust Fund.

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

General

The following discussion contains summaries of certain legal aspects of the Mortgage Loans with respect to the Mortgaged Properties located in New York and California, representing approximately 16.3% and 14.0% respectively, of the Cut-off Date Pool Balance by allocated loan amount, which are general in nature. The following summaries and the discussion of in the accompanying prospectus do not purport to reflect all the laws applicable to the Mortgage Loans. The summaries are qualified in the entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

New York. Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is usually accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs and expenses of the action. The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure of sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to seek to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owned.

California. Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee’s sale (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure, in each case subject to and in accordance with the applicable procedures and requirements of California law. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor-in-interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s “security first” and “one action” rules require the lender to complete foreclosure of all real estate provided as security under the deed of trust in a single action in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. This restriction may apply to property which is not located in California if a single promissory note is secured by property located in California and other jurisdictions. California case law has held that acts such as (but not limited to) an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt. A sale by the trustee under the deed of trust does not constitute an “action” for purposes of the “one action rule”. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors.

On the other hand, under certain circumstances, California law permits separate and even contemporaneous actions against both the borrower (as to the enforcement of the interests in the collateral securing the loan) and any guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender’s right to have a receiver appointed under certain circumstances.

Other Aspects

The discussion under “Certain Legal Aspects of Mortgage Loans and Leases” in the accompanying prospectus presents other legal aspects of the Mortgage Loans that you should consider prior to making any investment in the Offered Certificates.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

Upon the issuance of the Offered Certificates, Sidley Austin LLP, our counsel, will deliver its opinion generally to the effect that, assuming compliance with the Pooling and Servicing Agreement and any intercreditor agreement and any amendments thereto, and subject to any other assumptions set forth in the opinion, each of “REMIC I”, “REMIC II” and “REMIC III” (each, a “REMIC Pool”) will qualify as a REMIC under the Code.

In addition, on the Closing Date, Sidley Austin LLP, special counsel to the Depositor, will deliver its opinion that the portions of the assets of the Trust Fund consisting of (i) the Excess Interest and the excess interest distribution account and (ii) the Class A-S, B and C Regular Interests will be treated as a grantor trust for federal income tax purposes under subpart E, part I of subchapter J of the Code (the “Grantor Trust”). Accordingly, (a) the Class V Certificates will evidence undivided beneficial interests in the portion of the Grantor Trust in clause (i) above, and (b) the Exchangeable Certificates will evidence undivided beneficial interests in the applicable percentage interests in the Class A-S, B and C Regular Interests.

The assets of REMIC I will generally include—

●	the Mortgage Loans (exclusive of the Excess Interest),

●	any REO Properties acquired on behalf of the Certificateholders,

●	the Collection Account,

●	the REO Account, and

●	the Distribution Account and Interest Reserve Account.

For federal income tax purposes,

●	the separate non-certificated regular interests in REMIC I will be the regular interests in REMIC I and will be the assets of REMIC II,

●	the separate non-certificated regular interests in REMIC II will be the regular interests in REMIC II and will be the assets of REMIC III,

●
the Class A-1, A-2, A-3, A-4, A-5, A-SB, D, E, F and G Certificates and the Class A-S, B and C Regular Interests will evidence the ownership of regular interests in, and will generally be treated as debt obligations of, REMIC III,

●
the Class A-S, B, C and PEX Certificates will evidence the ownership of their respective percentage interests in the portion of the Grantor Trust consisting of the Class A-S, B and C Regular Interests,

●
the Class X-A Certificates will evidence the ownership of seven regular interests in REMIC III, each one corresponding to one of the components of the Class X-A Certificates’ notional amount, and the Class X-A Certificates will generally be treated as debt obligations of REMIC III,

●
the Class X-B Certificates will evidence the ownership of two regular interests in REMIC III, each one corresponding to one of the components of the Class X-B Certificates’ notional amount, and the Class X-B Certificates will generally be treated as debt obligations of REMIC III,

●
the Class X-E Certificates will evidence the ownership of one regular interest in REMIC III, corresponding to the component of the Class X-E Certificates’ notional amount, and the Class X-E Certificates will generally be treated as debt obligations of REMIC III,

●
the Class X-F Certificates will evidence the ownership of one regular interest in REMIC III, corresponding to the component of the Class X-F Certificates’ notional amount, and the Class X-F Certificates will generally be treated as debt obligations of REMIC III,

●
the Class X-G Certificates will evidence the ownership of one regular interest in REMIC III, corresponding to the component of the Class X-G Certificates’ notional amount, and the Class X-G Certificates will generally be treated as debt obligations of REMIC III,

●	the Class V Certificates will evidence ownership in the portion of the Grantor Trust consisting of Excess Interest and the excess interest distribution account, and

●	the Class R Certificates will evidence ownership of the sole Class of residual interests in each of REMIC I, REMIC II and REMIC III.

If the Trust Fund fails to comply with the ongoing requirements of the Code for REMIC status, a REMIC Pool may lose its REMIC status. If so, the Trust Fund may become taxable as a corporation, and the Offered Certificates may not be given the tax treatment summarized below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so. Any relief mentioned above, moreover, may be accompanied by sanctions. These sanctions could include the imposition of a corporate tax on all or a portion of the Trust’s income for the period in which the requirements for REMIC status are not satisfied. The Pooling and Servicing Agreement will include provisions designed to maintain the status of each REMIC Pool as a REMIC under the Code.

For purposes of the tax discussions below and for the avoidance of doubt, except as otherwise indicated, it is assumed that none of the REMICs making up the Trust Fund will fail to comply with the ongoing requirements of the Code for REMIC status.

Characterization of Investments in Offered Certificates

Except to the extent noted below, Offered Certificates held by a real estate investment trust (“REIT”) will be “real estate assets” within the meaning of section 856(c)(5)(B) of the Code in the same proportion that the assets of the Trust would be so treated. In addition, interest, including original issue discount, if any, on Offered Certificates held by a REIT will be interest described in section 856(c)(3)(B) of the Code to the extent that those Certificates are treated as “real estate assets” within the meaning of section 856(c)(5)(B) of the Code.

Most of the Mortgage Loans to be included in the Trust are not secured by real estate used for residential or other purposes prescribed in section 7701(a)(19)(C) of the Code. Consequently, in general, it appears that the Offered Certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the Offered Certificates may not be suitable for a thrift institution seeking to be treated as a “domestic building and loan association” under section 7701(a)(19)(C) of the Code. The Offered Certificates will be treated as “qualified mortgages” for another REMIC under section 860G(a)(3)(C) of the Code.

To the extent an Offered Certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower’s interest in a bank account, that mortgage loan is not secured solely by real estate. Therefore:

●	a portion of that Certificate may not represent ownership of “loans secured by an interest in real property” or other assets described in section 7701(a)(19)(C) of the Code;

●	a portion of that Certificate may not represent ownership of “real estate assets” under section 856(c)(5)(B) of the Code; and

●	the interest on that Certificate may not constitute “interest on obligations secured by mortgages on real property” within the meaning of section 856(c)(3)(B) of the Code.

In addition, most of the Mortgage Loans that we intend to include in the Trust contain defeasance provisions under which the lender may release its lien on the collateral securing the Mortgage Loan in return for the borrower’s pledge of substitute collateral in the form of Government Securities. Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, that mortgage ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the Mortgage Loan to remain a qualified mortgage, the Treasury regulations require that—

(1)	the borrower pledges substitute collateral that consist solely of Government Securities;

(2)	the mortgage loan documents allow that substitution;

(3)
the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages; and

(4)	the release is not within two years of the startup day of the REMIC.

Following the defeasance of a Mortgage Loan, regardless of whether the foregoing conditions were satisfied, that Mortgage Loan would not be treated as a “loan secured by an interest in real property” or a “real estate asset” and interest on that loan would not constitute “interest on obligations secured by real property” for purposes of sections 7701(a)(19)(C), 856(c)(5)(B) and 856(c)(3)(B) of the Code, respectively.

Discount and Premium; Prepayment Consideration

The IRS and Treasury Department have issued regulations under sections 1271 through 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Code provides for special rules applicable to the accrual of original issue discount on, among other things, REMIC regular interests. The IRS and Treasury Department have not issued regulations under that section. You should be aware, however, that the regulations issued under sections 1271 through 1275 of the Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the Offered Certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your Offered Certificates.

For federal income tax reporting purposes, we anticipate that the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates and the Class A-S, B and C Regular Interests will be issued at a premium. Whether any holder of these Classes of Offered Certificates will be treated as holding a Certificate with amortizable bond premium will depend on the Certificateholder’s purchase price and the payments remaining to be made on the Certificate at the time of its acquisition by the Certificateholder. If you acquire an interest in any Class of Offered Certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See “Material Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Regular Certificates—Premium” in the accompanying prospectus.

In addition, we anticipate that the Certificate Administrator will treat the Class X-A and X-B Certificates as having no qualified stated interest. Accordingly, such Classes will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received thereon over their issue price (including interest accrued prior to the Closing Date). Any “negative” amounts of original issue discount on either such Class attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of a Class X-A or X-B Certificate may be entitled to a loss (which loss may be a capital loss) to the extent it becomes certain that such Certificateholder will not recover a portion of its basis in such Class, assuming no further prepayments. In the alternative, it is possible that rules similar to the “noncontingent bond method” of the contingent interest rules of the OID Regulations may be promulgated with respect to such Classes. Unless and until required otherwise by applicable authority, it is not anticipated that the contingent interest rules will apply.

When determining the rate of accrual of original issue discount and market discount, if any, and the amortization of premium, if any, with respect to the Certificates for federal income tax purposes, the prepayment assumption used will be that following any date of determination:

●	no mortgage loan in the Trust will otherwise be prepaid prior to maturity except that each Mortgage Loan with an Anticipated Repayment Date is assumed to repay in full on that date, and

●	there will be no extension of maturity for any Mortgage Loan in the Trust.

For a more detailed discussion of the federal income tax aspects of investing in the Offered Certificates, see “Material Federal Income Tax Consequences” in the accompanying prospectus.

Prepayment Premiums and Yield Maintenance Charges actually collected on the Mortgage Loans will be paid on the Offered Certificates as and to the extent described in this prospectus supplement. It is not entirely clear under the Code when the amount of a Prepayment Premium or Yield Maintenance Charge should be taxed to the holder of a Class of Offered Certificates entitled to that amount. For federal income tax reporting purposes, the tax administrator will report Prepayment Premiums or Yield Maintenance Charges as income to the holders of a Class of Offered Certificates entitled thereto only after the Master Servicer’s actual receipt of those amounts. The IRS may nevertheless seek to require that an assumed amount of Prepayment Premiums and Yield Maintenance Charges be included in payments projected to be made on the Offered Certificates and that the taxable income be reported based on the projected constant yield to maturity of the Offered Certificates. In that case, the projected Prepayment Premiums and Yield Maintenance Charges would be included prior to their actual receipt by holders of the Offered Certificates. If the projected Prepayment Premiums and Yield Maintenance Charges were not actually received, presumably the holder of an Offered Certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid Prepayment Premiums and Yield Maintenance Charges had been projected to be received. Moreover, it appears that Prepayment Premiums and Yield Maintenance Charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of Prepayment Premiums and Yield Maintenance Charges.

Taxation of the Exchangeable Certificates

Each Exchangeable Certificate (other than any Class PEX Certificate) will represent a beneficial ownership interest in a regular interest issued by REMIC III, and the income tax consequences to the holder of an Exchangeable Certificate (other than any Class PEX Certificate) with respect to the applicable underlying regular interest will be the same as the income tax consequences to a holder of any other Offered Certificate, as described herein.

The Class PEX Certificates will represent beneficial ownership interests in the Class A-S, B and C Regular Interests, but each such regular interest will be taxable as a separate regular interest for federal income tax purposes, and the holder of a Class PEX Certificate must account separately for its interest in each such regular interest. The income tax consequences of holding a Class PEX Certificate with respect to each of the Class A-S, B and C Regular Interests will therefore be the same as the income tax consequences to the holder of separate Class A-S, B and C Certificates, as described herein. A purchaser must allocate its basis in the Class PEX Certificates among the interests in each of the Class A-S, B and C Regular Interests in accordance with their relative fair market values as of the time of acquisition. Similarly, on the sale of such Class PEX Certificate, the holder must allocate the amount received on the sale among the interests in each such regular interest in accordance with their relative fair market values as of the time of sale. Prospective beneficial owners of the Class PEX Certificates should consult their tax advisors as to the appropriate method of accounting for their interest in the Class PEX Certificates.

The exchange of the requisite proportions of the Class A-S, B and C Certificates for the Class PEX Certificates, and the exchange of the Class PEX Certificates for the requisite proportions of the Class A-S, B and C Certificates, will not be taxable. See “Material Federal Income Tax Consequences—Tax Treatment of Exchangeable Certificates” in the accompanying prospectus.

Further Information

For further information regarding the federal income tax consequences of investing in the Offered Certificates, including consequences of purchase, ownership and disposition of Offered Certificates, see “Material Federal Income Tax Consequences—REMICs” in the accompanying prospectus.

STATE AND OTHER TAX CONSEQUENCES

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences” in this prospectus supplement, potential investors should consider the state, local and other income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State, local and other income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Certificates. For further information regarding state and other tax consequences of investing in the Offered Certificates, see “State and Other Tax Consequences” in the accompanying prospectus.

ERISA CONSIDERATIONS

Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and Section 4975 of the Code impose requirements on any employee benefit plan, or other retirement plan, arrangement or account, that is subject to the fiduciary responsibility provisions of ERISA (“ERISA Plan”) or any other employee benefit or retirement plan, arrangement or account that is subject to Section 4975 of the Code, including any individual retirement account or Keogh plan (collectively, with an ERISA Plan, a “Plan”). ERISA imposes duties on persons who are fiduciaries of Plans subject to ERISA and prohibits certain transactions between a Plan and Parties in Interest with respect to such Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of such Plan. Governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to the prohibited transactions restrictions of ERISA and Section 4975 of the Code. However, such plans may be subject to similar provisions of applicable federal, state or local law.

Plan Assets

The U.S. Department of Labor (“DOL”) has issued a final regulation (29 C.F.R. Section 2510.3-101) concerning what constitutes the assets of a Plan. That DOL regulation, as modified by Section 3(42) of ERISA, provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an “equity” investment will be deemed for purposes of ERISA to be assets of the investing Plan, unless certain exceptions apply. Under the terms of the regulation, if the assets of the Trust were deemed to constitute plan assets by reason of a Plan’s investment in Offered Certificates, such plan assets would include an undivided interest in the Mortgage Loans and any other assets of the Trust.

The Depositor, the underwriters, the Master Servicer, the Special Servicer, the Trust Advisor and certain of their respective affiliates might be considered or might become Parties in Interest with respect to investing Plans. Moreover, the Trustee, the Certificate Administrator, or any insurer, primary insurer or other issuer of a credit support instrument relating to the primary assets in the Trust, or certain of their respective affiliates, might be considered Parties in Interest with respect to investing Plans. In the absence of an applicable exemption, “prohibited transactions” within the meaning of ERISA and Section 4975 of the Code could arise if Offered Certificates were acquired by, or with “plan assets” of, a Plan with respect to which any such person is a “party in interest” as defined in Section 3(14) of ERISA or a “disqualified person” as defined in Section 4975 of the Code (a “Party in Interest”).

In addition, an insurance company proposing to acquire or hold Offered Certificates with assets of its general account should consider the extent to which such acquisition or holding would be subject to the requirements of ERISA and Section 4975 of the Code under John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993), and Section 401(c) of ERISA, as amended by the Small Business Job Protection Act of 1996, Public Law No. 104-188, and subsequent DOL and judicial guidance. See “—Insurance Company General Accounts” below.

Special Exemption Applicable to the Offered Certificates

With respect to the acquisition and holding of the Offered Certificates, the DOL has granted an exemption to the predecessor of Wells Fargo Securities, LLC (the “Exemption”). The Exemption generally exempts from certain of the prohibited transaction rules of ERISA and Section 4975 of the Code transactions relating to:

●	the initial purchase, the holding, and the subsequent resale by Plans of Certificates evidencing interests in pass-through trusts; and

●	transactions in connection with the servicing, management and operation of such trusts,

provided that the assets of such trusts consist of certain secured receivables, loans and other obligations that meet the conditions and requirements of the Exemption. We expect that the Exemption generally will apply to the Offered Certificates.

The assets covered by the Exemption include mortgage loans such as the Mortgage Loans and fractional undivided interests in such loans.

The Exemption as applicable to the Offered Certificates sets forth the following five general conditions which must be satisfied for exemptive relief:

●
the acquisition of the Offered Certificates by a Plan must be on terms, including the price for the Certificates, that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

●
the Offered Certificates acquired by the Plan must have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”);

●	the Trustee must not be an affiliate of any other member of the Restricted Group, other than an underwriter;

●
the sum of all payments made to and retained by the underwriters in connection with the distribution of the Offered Certificates must represent not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to and retained by us in consideration of our assignment of the Mortgage Loans to the Trust Fund must represent not more than the fair market value of such Mortgage Loans; the sum of all payments made to and retained by the Certificate Administrator, tax administrator, the Trustee, the Master Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for such person’s services under the Pooling and Servicing Agreement or other relevant servicing agreement and reimbursement of such person’s reasonable expenses in connection therewith; and

●	the Plan investing in the Certificates must be an “accredited investor” as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they receive the ratings as required by the Exemption, and we believe that each of the Rating Agencies meets the requirements to be an Exemption Rating Agency; consequently, the second general condition set forth above will be satisfied with respect to Offered Certificates as of the Closing Date. In addition, the third general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. We believe that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing any of the Offered Certificates, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to such Certificates. A fiduciary of a Plan contemplating purchasing any of the Offered Certificates in the secondary market must make its own determination that at the time of such acquisition, such Certificates continue to satisfy the second general condition set forth above.

Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions, but only if, among other requirements:

●	the investing Plan fiduciary or its affiliates is an obligor with respect to five percent or less of the fair market value of the obligations contained in the Trust;

●	the Plan’s investment in each Class of Certificates does not exceed 25% of all of the Certificates outstanding of that Class at the time of the acquisition;

●
immediately after the acquisition, no more than 25% of the assets of the Plan are invested in Certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity;

●
in connection with the acquisition of Certificates in the initial offering, at least 50% of each Class of Certificates in which Plans invest and of the aggregate interests in the Trust are acquired by persons independent of the Restricted Group; and

●	the Plan is not sponsored by a member of the Restricted Group.

We believe that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to us or which we cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.

Some of the relief provided by the Exemption does not apply to Plans sponsored by any member of the Restricted Group.

“Restricted Group” means, collectively, the following persons and entities—the Trustee, the Exemption-Favored Parties, us, the Master Servicer, the Special Servicer, any primary servicer, any sub-servicer, any other person considered a “sponsor” under the Exemption, each borrower, if any, with respect to Mortgage Loans constituting more than 5.0% of the Cut-off Date Pool Balance, and any and all affiliates of any of the aforementioned persons.

“Exemption” means PTE 96-22 issued to a predecessor of Wells Fargo Securities, LLC, as subsequently amended by PTE 97-34, PTE 2000-58, PTE 2002-41, PTE 2007-05 and PTE 2013-08 and as may be subsequently amended after the Closing Date.

“Exemption-Favored Party” means any of the following—

●	Wells Fargo Securities, LLC,

●	any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Wells Fargo Securities, LLC, and

●
any member of the underwriting syndicate or selling group of which a person described in the prior two bullets is a manager or co-manager with respect to any particular Class of the Offered Certificates.

“PTE” means prohibited transaction exemption.

Insurance Company General Accounts

Based on the reasoning of the United States Supreme Court in John Hancock Life Ins. Co. v. Harris Trust and Savings Bank, an insurance company’s general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract). Any investor that is an insurance company using the assets of an insurance company general account should note that under Section 401(c) of ERISA and regulations issued thereunder, assets of an insurance company general account will not be treated as “plan assets” for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code to the extent such assets relate to contracts issued to employee benefit plans on or before December 31, 1998, if the insurer satisfies various conditions.

Any assets of an insurance company general account which support insurance policies or annuity contracts issued to Plans after December 31, 1998, or on or before that date for which the insurer does not comply with the 401(c) Regulations, may be treated as “plan assets” of such Plans. Because Section 401(c) does not relate to insurance company separate accounts, separate account assets continue to be treated as “plan assets” of any Plan that is invested in such separate account. Insurance companies contemplating the investment of general account assets in any Class of Certificates that is not rated at least “BBB-” (or the respective equivalent) by at least one Exemption Rating Agency at the time of purchase should consult with their legal counsel with respect to the applicability of Section 401(c).

Accordingly, any insurance company that acquires or holds any Offered Certificate with “plan assets” of a Plan will be deemed to have represented and warranted to us, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Trust Advisor that (1) such acquisition and holding are permissible under applicable law, satisfy the requirements of the Exemption or will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code, and will not subject us, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer or the Trust Advisor to any obligation in addition to those undertaken in the Pooling and Servicing Agreement, or (2) the source of funds used to acquire and hold such Certificates is an “insurance company general account”, as defined in DOL Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”), and the applicable conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.

Special Considerations Relating to Governmental Plans

Prospective investors in the Certificates should note that the McAllen Firemen’s Relief and Retirement Fund, which is a governmental plan, owns an equity interest in the borrower with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Chase Bank Tower. Persons who have an ongoing relationship with this governmental plan should consult with counsel regarding whether such a relationship would affect their ability to purchase and hold the Offered Certificates.

General Investment Considerations

Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA, Section 4975 of the Code or any corresponding provisions of applicable federal, state or local law, the applicability of the Exemption or other exemptive relief, and the potential consequences to their specific circumstances, prior to making an investment in the Offered Certificates. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of ERISA regarding prudent investment procedure and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio. A fiduciary of a governmental plan or church plan not subject to ERISA or Section 4975 of the Code should make its own determination as to the need for and the availability of any exemptive relief under any applicable federal, state or local law.

Any sale of Offered Certificates to a plan does not constitute any representation or warranty by the Depositor, any borrower, the Trustee, the Certificate Administrator, the Special Servicer, the Master Servicer, any underwriter or the Trust that an investment in the Offered Certificates meets relevant legal requirements with respect to investments by plans generally or any particular plan, or that such investment is appropriate for plans generally or any particular plan.

LEGAL INVESTMENT

No Class of the Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties.

As of the closing date, the Issuing Entity will not be required to register as an investment company under the Investment Company Act. The Issuing Entity will be relying upon an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the Issuing Entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule.

No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. Further, any rating of a Class of Offered Certificates below an “investment grade” rating (i.e., lower than the top four rating categories) by a Rating Agency or another NRSRO, whether initially or as a result of a ratings downgrade, may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that Class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates. See “Risk Factors—Risks Related to the Offered Certificates—Market Considerations and Limited Liquidity”.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether, and to what extent, the Offered Certificates will constitute legal investments for them or are subject to investment, capital or other regulatory restrictions.

See “Legal Investment” in the accompanying prospectus.

METHOD OF DISTRIBUTION (UNDERWRITER CONFLICTS OF INTEREST)

Under the terms and subject to the conditions set forth in an underwriting agreement dated as of March 25, 2015, each underwriter has agreed to purchase from us, and we have agreed to sell to each underwriter its allocable share, specified in the following table, of each Class of the Offered Certificates. The underwriting agreement provides that the underwriters are severally obligated to purchase all the Offered Certificates if any are purchased.

Underwriter	Class A-1	Class A-2	Class A-3	Class A-4
Wells Fargo Securities, LLC	$30,186,000	$83,309,000	$43,133,000	$155,000,000
Credit Suisse Securities (USA) LLC	$0	$0	$0	$0
Deutsche Bank Securities Inc.	$0	$0	$0	$0
Total	$30,186,000	$83,309,000	$43,133,000	$155,000,000

Underwriter	Class A-5	Class A-SB	Class A-S	Class X-A
Wells Fargo Securities, LLC	$215,903,000	$53,206,000	$27,999,000	$608,736,000
Credit Suisse Securities (USA) LLC	$0	$0	$0	$0
Deutsche Bank Securities Inc.	$0	$0	$0	$0
Total	$215,903,000	$53,206,000	$27,999,000	$608,736,000

Underwriter	Class X-B	Class B	Class C	Class PEX
Wells Fargo Securities, LLC	$102,666,000	$50,815,000	$51,851,000	$130,665,000
Credit Suisse Securities (USA) LLC	$0	$0	$0	$0
Deutsche Bank Securities Inc.	$0	$0	$0	$0
Total	$102,666,000	$50,815,000	$51,851,000	$130,665,000

Wells Fargo Securities, LLC, Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc. are the underwriters of this offering. Wells Fargo Securities, LLC is acting as lead manager and sole bookrunner for this offering. Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc. are acting as co-managers.

The underwriting agreement provides that the obligations of the underwriters are subject to conditions precedent. In the event of a default by an underwriter, the underwriting agreement provides that the purchase commitment of the non defaulting underwriters may be increased. We expect to receive from this offering approximately $790,951,591 in sale proceeds, plus accrued interest on the Offered Certificates from and including March 1, 2015, before deducting expenses payable by us of approximately $3,926,530.

The underwriters have advised us that they propose to offer the Offered Certificates from time to time for sale in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriters may effect such transactions by selling such Classes of Offered Certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters and any purchasers of such Classes of Offered Certificates for whom they may act as agent.

The Offered Certificates are offered by the underwriters when, as and if issued by us, delivered to and accepted by the underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the Offered Certificates will be made in book entry form through the facilities of DTC against payment for the Offered Certificates on or about March 31, 2015.

The underwriters will be, and any dealers that participate with the underwriters in the distribution of the Offered Certificates may be deemed to be, underwriters, and any discounts or commissions received by them and any profit on the resale of such Classes of Offered Certificates by them may be deemed to be underwriting discounts or commissions, under the Securities Act of 1933, as amended.

The Depositor and Wells Fargo Bank have agreed to indemnify the underwriters against civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters currently intend to make a secondary market in the Offered Certificates, but they are not obligated to do so, and any secondary market may be discontinued at any time.

Wells Fargo Securities, LLC, one of the underwriters, is an affiliate of the Depositor, and of Wells Fargo Bank, which is a Sponsor, Originator and Mortgage Loan Seller and is also the Master Servicer, the Certificate Administrator, the tax administrator, the Custodian and the Certificate Registrar under this securitization.

A substantial portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) are intended to be directed to affiliates of Wells Fargo Securities, LLC, which is one of the underwriters and is the lead manager and sole bookrunner for this offering. That direction will occur by means of the collective effect of the payment by the underwriters to the Depositor, an affiliate of Wells Fargo Securities, LLC, of the purchase price for the Offered Certificates and the following payments:

1.           the payment by the Depositor to Wells Fargo Bank, an affiliate of Wells Fargo Securities, LLC, in that affiliate’s capacity as a Mortgage Loan Seller, of the purchase price for the Mortgage Loans to be sold to the Depositor by Wells Fargo Bank;

2.           the payment by Ladder Capital Finance LLC or an affiliate thereof to Wells Fargo Bank, an affiliate of Wells Fargo Securities, LLC, in Wells Fargo Bank’s capacity as the purchaser under a repurchase agreement with Ladder Capital Finance LLC or an affiliate thereof, of the repurchase price for the Mortgage Loans to be repurchased by Ladder Capital Finance LLC or an affiliate thereof under that facility prior to or simultaneously with their sale to the Depositor, which payment will be made using a portion of the purchase price to be paid by the Depositor to Ladder Capital Finance LLC in connection with the sale of those Mortgage Loans to the Depositor by Ladder Capital Finance LLC;

3.           the payment by Ladder Capital Finance LLC or an affiliate thereof to Deutsche Bank AG, Cayman Islands Branch, an affiliate of Deutsche Bank Securities Inc., in Deutsche Bank AG, Cayman Islands Branch’s capacity as the purchaser under a repurchase agreement with Ladder Capital Finance LLC or an affiliate thereof, of the repurchase price for the Mortgage Loans to be repurchased by Ladder Capital Finance LLC or an affiliate thereof under that facility prior to or simultaneously with their sale to the Depositor, which payment will be made using a portion of the purchase price to be paid by the Depositor to Ladder Capital Finance LLC in connection with the sale of those Mortgage Loans to the Depositor by Ladder Capital Finance LLC;

5.           the payment by Silverpeak Real Estate Finance LLC or an affiliate thereof to Wells Fargo Bank, an affiliate of Wells Fargo Securities, LLC, in Wells Fargo Bank’s capacity as the purchaser under a repurchase agreement with Silverpeak Real Estate Finance LLC or an affiliate thereof, of the repurchase price for the Mortgage Loans to be repurchased by Silverpeak Real Estate Finance LLC or an affiliate thereof under that facility prior to or simultaneously with their sale to the Depositor, which payment will be made using a portion of the purchase price to be paid by the Depositor to Silverpeak Real Estate Finance LLC in connection with the sale of those Mortgage Loans to the Depositor by Silverpeak Real Estate Finance LLC; and

6.           the payment by Silverpeak Real Estate Finance LLC or an affiliate thereof to Deutsche Bank AG, Cayman Islands Branch, an affiliate of Deutsche Bank Securities Inc., LLC, in Deutsche Bank AG, Cayman Islands Branch’s capacity as the purchaser under a repurchase agreement with Silverpeak Real Estate Finance LLC or an affiliate thereof, of the repurchase price for the Mortgage Loans to be repurchased by Silverpeak Real Estate Finance LLC or an affiliate thereof under that facility prior to or simultaneously with their sale to the Depositor, which payment will be made using a portion of the purchase price to be paid by the Depositor to Silverpeak Real Estate Finance LLC in connection with the sale of those Mortgage Loans to the Depositor by Silverpeak Real Estate Finance LLC.

As a result of the circumstances described above, each of Wells Fargo Securities, LLC and Deutsche Bank Securities Inc. have a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See the second preceding paragraph under this “Method of Distribution (Underwriter Conflicts of Interest)” section; “Risk Factors—Risks Related to the Offered Certificates—Various Other Securitization-Level Conflicts of Interest May Have an Adverse Effect on Your Offered Certificates”, “—Potential Conflicts of Interest of the Underwriters and Their Affiliates”, “—Potential Conflicts of Interest in the Selection of the Mortgage Loans”, “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators” and “—Affiliations and Certain Relationships Among Certain Transaction Parties” in this prospectus supplement; and “The Depositor” and “The Sponsor” in the accompanying prospectus.

In relation to each Relevant Member State, each underwriter has represented and agreed that, with effect from and including the date on which the EU Prospectus Directive is implemented in that Relevant Member State, it has not made and will not make an offer of the certificates which are the subject of the offering contemplated by this prospectus supplement to the public in that Relevant Member State other than:

1.           to any legal entity which is a “qualified investor” as defined in the EU Prospectus Directive;

2.           to fewer than 150 natural or legal persons (other than “qualified investors” as defined in the EU Prospectus Directive), subject to obtaining the prior consent of the relevant underwriter or underwriters nominated by the issuing entity for any such offer; or

3.           in any other circumstances falling within article 3(2) of the EU Prospectus Directive;

provided, that no such offer of the offered certificates referred to in clauses (1) to (3) above will require the issuing entity, the depositor or any underwriter to publish a prospectus pursuant to Article 3 of the EU Prospectus Directive.

For the purposes of the prior paragraph, the expression an “offer of the certificates which are the subject of the offering contemplated by this prospectus supplement to the public” in relation to any offered certificate in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe to the offered certificates, as the same may be varied in that Member State by any measure implementing the EU Prospectus Directive in that Member State.

Each underwriter has represented and agreed that, in the United Kingdom:

1.           it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act (the “FSMA“) received by it in connection with the issue or sale of any offered certificates in circumstances in which Section 21(1) of the FSMA does not apply to either the issuing entity or the depositor; and

2.           it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the offered certificates in, from or otherwise involving the United Kingdom.

Each Underwriter has agreed that it will not offer or sell any offered certificates, directly or indirectly, in Japan or to, or for the benefit of, any Japanese Person, or to others for re offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any Japanese Person, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws and regulations. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws and regulations of Japan.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of the New York Stock Exchange, the Financial Industry Regulatory Authority (“FINRA“), the National Futures Association (“NFA“) and the Securities Investor Protection Corporation (“SIPC“), Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

LEGAL MATTERS

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the Depositor by Sidley Austin LLP, New York, New York, and certain other legal matters will be passed upon for the underwriters by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina

RATINGS

It is a condition to their issuance that the respective Classes of Offered Certificates receive investment grade credit ratings from three NRSROs engaged by the Depositor to rate the offered certificates (each a “Rating Agency” and collectively, the “Rating Agencies”).

The ratings on the Offered Certificates address the likelihood of—

●	the timely receipt by their holders of all distributions of interest to which they are entitled on each distribution date, and

●
except in the case of the Class X-A and X-B Certificates, the ultimate receipt by their holders of all distributions of principal to which they are entitled on or before the distribution date in April 2050.

The ratings on the Offered Certificates take into consideration—

●	the credit quality of the Mortgage Loans,

●	structural and legal aspects associated with the Offered Certificates, and

●	the extent to which the payment stream from the Mortgage Loans is adequate to make distributions of interest and principal required under the Offered Certificates.

The ratings on the respective Classes of Offered Certificates do not represent any assessment of—

●	the tax attributes of the Offered Certificates or of the Trust Fund,

●	whether or to what extent prepayments of principal may be received on the Mortgage Loans,

●	the likelihood, timing or frequency of prepayments of principal on the Mortgage Loans,

●	the degree to which the amount or frequency of prepayments of principal on the Mortgage Loans might differ from those originally anticipated,

●
whether or to what extent the interest distributable on any Class of Offered Certificates may be reduced in connection with Net Aggregate Prepayment Interest Shortfalls (or analogous amounts in connection with balloon payments) or whether any compensating interest payments will be made, and

●	whether and to what extent Default Interest will be received.

A security rating does not represent any assessment of the yield to maturity that investors may experience in the event of rapid prepayments and/or other liquidations of the Mortgage Loans. In general, the ratings on the Offered Certificates address credit risk and not prepayment risk. In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that the holders of the Class X-A or X-B Certificates might not fully recover their initial investments in the event of delinquencies or defaults or rapid prepayments on the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any Realized Losses. In the event that holders of such Certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such Certificates. The notional amounts of the Class X-A and X-B Certificates on which interest is calculated may be reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such notional amounts, but only the obligation to distribute interest timely on such notional amounts as so reduced from time to time. Therefore, the ratings of the Class X-A and X-B Certificates should be evaluated independently from similar ratings on other types of securities.

Any of the three (3) nationally recognized statistical rating organizations that we hired may issue unsolicited credit ratings on one or more classes of certificates that we did not hire it to rate. Additionally, other NRSROs that we have not engaged to rate the Certificates may nevertheless issue unsolicited credit ratings on one or more Classes of Certificates relying on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by the Rating Agencies. The issuance of unsolicited ratings of a Class of the Certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that Class. As part of the process of obtaining ratings for the Certificates, the Depositor had initial discussions with and submitted certain materials to five (5) NRSROs. Based on preliminary feedback from those five (5) NRSROs at that time, the Depositor hired three (3) of them to rate the Certificates and not the other two (2) NRSROs due, in part, to those NRSROs’ initial subordination levels for the various Classes of Certificates. Had the Depositor selected such other NRSROs to rate the Certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the Certificates. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the Depositor.

Neither the Depositor nor any other person or entity will have any duty to notify you if any such other NRSRO issues, or delivers notice of its intention to issue, unsolicited ratings on one or more Classes of Certificates after the date of this prospectus supplement. In no event will ratings confirmation from any such other NRSRO (except insofar as the matter involves a Mortgage Loan with a split loan structure and such other rating organization is hired to rate the securities backed by the related Pari Passu Companion Loan) be a condition to any action, or the exercise of any right, power or privilege by any person or entity, under the Pooling and Servicing Agreement.

Furthermore, the SEC may determine that any or all of the Rating Agencies no longer qualifies as an NRSRO, or is no longer qualified to rate the Certificates, and that determination may have an adverse effect on the liquidity, market value and regulatory characteristics of the Certificates.

On or before the Closing Date, the Depositor will prepay fees for ongoing ratings surveillance to each of the Rating Agencies, and anticipates that they will perform ratings surveillance with respect to their ratings of the Offered Certificates for as long as the Offered Certificates remain outstanding. However, the Depositor has no obligation and no ability to ensure that any Rating Agency performs ratings surveillance. In addition, one or more of the Rating Agencies may cease to perform ratings surveillance on one or more Classes of Offered Certificates if the information furnished to that Rating Agency is insufficient to allow it to continue to perform ratings surveillance.

For additional information, please see “Ratings” in the accompanying prospectus.

INDEX OF DEFINED TERMS

3

3 Columbus Circle Certificate
Administrator	S-159
3 Columbus Circle Controlling Note
Holder	S-160
3 Columbus Circle controlling pari passu
companion loan	S-5
3 Columbus Circle Controlling Pari Passu
Companion Loan	S-158
3 Columbus Circle Controlling Pari Passu
Companion Loan Securitization
Date	S-140, S-159
3 Columbus Circle Custodian	S-159
3 Columbus Circle Intercreditor
Agreement	S-159
3 Columbus Circle Loan Combination	S-158
3 Columbus Circle master servicer	S-16
3 Columbus Circle Master Servicer	S-159
3 Columbus Circle Mortgage Loan	S-158
3 Columbus Circle Mortgaged Property	S-158
3 Columbus Circle Non-Controlling Note
Holder	S-160
3 Columbus Circle Non-Controlling Pari
Passu Companion Loan	S-158
3 Columbus Circle Noteholders	S-159
3 Columbus Circle Pari Passu Companion
Loan	S-158
3 Columbus Circle pooling and servicing
agreement	S-6
3 Columbus Circle Pooling and Servicing
Agreement	S-159
3 Columbus Circle special servicer	S-16
3 Columbus Circle Special Servicer	S-159
3 Columbus Circle Trust Advisor	S-159, S-322
3 Columbus Circle trustee	S-16
3 Columbus Circle Trustee	S-159
30/360 Basis	S-148

A

Acceptable Insurance Default	S-343
Actual/360 Basis	S-147
Additional Servicer	S-381
Additional Trust Fund Expense	S-267
Administrative Fee Rate	S-253
Adverse Grantor Trust Event	S-200
Adverse REMIC Event	S-200
Affected Investor	S-66
AFFO	S-182
Anticipated Repayment Date	S-148, S-157
Appraisal Institute	S-215
Appraisal Reduced Interest Amount	S-264
Appraisal Reduction Amount	S-355
Appraisal Trigger Event	S-357
ARCP	S-181

ARD Loan	S-157
Assessment of Compliance	S-382
Assumption Application Fees	S-320
Assumption Fees	S-320
Attestation Report	S-382
Authorized Collection Account
Withdrawal	S-359
Available Distribution Amount	S-259

B

Base Interest Fraction	S-260
Bella Luna / San Lucas Controlling Note
Holder	S-174
Bella Luna / San Lucas Intercreditor
Agreement	S-173
Bella Luna / San Lucas Loan
Combination	S-173
Bella Luna / San Lucas Mortgage Loan	S-173
Bella Luna / San Lucas Mortgaged
Property	S-173
Bella Luna / San Lucas Non-Controlling
Note Holder	S-174
Bella Luna / San Lucas Noteholders	S-173
Bella Luna / San Lucas Pari Passu
Companion Loan	S-173
Borrower Party	S-283

C

CDI 202.01	S-288
Certificate Administrator	S-231
Certificate Administrator’s Website	S-280
Certificateholder	S-242
Certificates	S-242
Class	S-242
Class A-S component	S-243
Class A-S Regular Interest	S-243
Class A-SB Planned Principal Balance	S-257
Class B component	S-243
Class B Regular Interest	S-243
Class C component	S-243
Class C Regular Interest	S-243
Clearstream	S-55, S-248
Closing Date	S-203
Closing Date Interest Amount	S-260
Cole Advisors	S-181
Cole Entities	S-182
Cole IV REIT	S-181
Collection Account	S-358
Collective Consultation Period	S-332
COMM 2015-CCRE22 pooling and
servicing agreement	S-5
COMM 2015-CCRE22 Pooling and
Servicing Agreement	S-140
Companion Loan Rating Agency	S-373
Complaint	S-231

Control Appraisal Period	S-169
Control-Eligible Certificates	S-254
Corrected Mortgage Loan	S-311
CRE Loans	S-220
CREFC®	S-284
CREFC® Intellectual Property Royalty
License Fee	S-253
CREFC® Intellectual Property Royalty
License Fee Rate	S-253
CREFC® Reports	S-284
CRR	S-66
Custodian	S-231
Cut-off Date	S-139
Cut-off Date Pool Balance	S-139
Cut-off Date Principal Balance	S-139

D

DBRS	S-290
Default Interest	S-199
Defaulted Mortgage Loan	S-254
Defaulted One Monument Place Mortgage
Loan Purchase Price	S-172
Demand Entities	S-221
Demand Letter	S-222
Depositor	S-203
Designated Sub-Servicer	S-381
Designated Trust Advisor Expenses	S-269
Dexia	S-222
Disclosable Special Servicer Fees	S-317
Discount Rate	S-261
Distribution Account	S-245
Distribution Date Statement	S-278
Dodd-Frank Act	S-67
DOL	S-391
DTC	S-55
Due Date	S-147
Due Diligence Requirement	S-66

E

EDGAR	S-285
EEA	viii, S-66
ERISA	S-390
ERISA Plan	S-390
EU PROSPECTUS DIRECTIVE	viii
Euroclear	S-55, S-248
Excess Interest	S-158, S-244
Exchange Act	S-221
Exchange Date	S-245
Exchange Proportion	S-245
Exchangeable Certificates	S-243
Exemption	S-391, S-393
Exemption Rating Agency	S-392
Exemption-Favored Party	S-393

F

FDIC	S-236
FIEL	ix
Final Asset Status Report	S-329

FINRA	S-398
Fitch	S-234
FSMA	S-397
Funds	S-235

G

Government Securities	S-148
Grantor Trust	S-386

H

High Net Worth Companies,
Unincorporated Associations, Etc.	ix

I

Initial Rate	S-148, S-157
Interest Reserve Account	S-247
Interested Person	S-367
Investor Certification	S-283
Investor Q&A Forum	S-282
Investor Registry	S-282
IRS	S-64
Issuing Entity	S-202

L

Ladder Capital Group	S-203
Ladder Capital Review Team	S-211
Ladder Holdings	S-203
LCF	S-203
LCF Data Tape	S-211
LCF Financing Affiliates	S-203, S-239
LCF Mortgage Loans	S-203
Lennar	S-235
Liquidation Fee Rate	S-316
Loan Combination	S-139
Lock-out Period	S-148
Loss of Value Payment	S-200

M

Majority Subordinate Certificateholder	S-330
Master Servicer	S-232
Material Action	S-351
Modification Fees	S-320
Moody’s	S-234, S-290
Morningstar	S-234
Mortgage Loan	S-139
Mortgage Loan Purchase Agreement	S-195
Mortgage Loan Sellers	S-203
Mortgage Loans	S-139
Mortgage Pass-Through Rate	S-252
Mortgage Pool	S-139
Mortgaged Property	S-139

N

Net Aggregate Prepayment Interest
Shortfall	S-249
NFA	S-398
Non-Serviced Loan Combination	S-140

Non-Serviced Pari Passu Companion
Loan	S-140
Non-Serviced Pari Passu Mortgage
Loan	S-140
NRSRO	S-282
NRSRO Certification	S-283

O

OCC	S-213
Offered Certificates	S-242
Offsetting Modification Fees	S-321
One Monument Place Intercreditor
Agreement	S-165
One Monument Place Loan Combination	S-165
One Monument Place Loan Combination
Controlling Holder	S-169
One Monument Place Mortgage Loan	S-165
One Monument Place Mortgaged
Property	S-165
One Monument Place Noteholders	S-165
One Monument Place Subordinate
Companion Loan Holder	S-165
Operating Partnership	S-182
Originator	S-221
Other Certificate Administrator	S-159, S-286
Other Custodian	S-159
Other Master Servicer	S-159, S-266
Other Pooling and Servicing
Agreement	S-159
Other Securitization Servicing
Agreement	S-162
Other Special Servicer	S-159, S-321
Other Trust Advisor	S-159, S-268, S-322
Other Trustee	S-159, S-291

P

P&I	S-234
Pari Passu Companion Loan	S-139
Pari Passu Guarantor Proceeds	S-169
Pari Passu Guarantor Proceeds LTV
Test	S-169
Pari Passu Mortgage Loans	S-139
Participants	S-248
Party in Interest	S-391
Permitted Investments	S-247
Permitted Special Servicer/Affiliate
Fees	S-317
PL	S-192, S-216
Plan	S-390
PML	S-192, S-208, S-216
Pooling and Servicing Agreement	S-307
PPA	S-234
Prepayment Interest Excess	S-250
Prepayment Interest Shortfall	S-249
Prepayment Premium	S-261
Principal Balance Certificates	S-243
Principal Distribution Amount	S-253
Privileged Information	S-336

Privileged Person	S-282
PTCE 95-60	S-393
PTE	S-393
Purchase Price	S-199

Q

Qualification Criteria	S-212, S-220
Qualified Insurer	S-345
Qualified Replacement Special
Servicer	S-342

R

Rating Agencies	S-398
Rating Agency	S-398
Rating Agency Confirmation	S-371
RCM	S-235
RCS Capital	S-181
Recovered Interest Amounts	S-251
Regular Interests	S-243
Regulation AB	S-382
REIT	S-388
REIT LLLP	S-203
Relevant Member State	viii
Relevant Persons	ix
REMIC Pool	S-386
REO Account	S-367
REO Companion Loan	S-313
REO Mortgage Loan	S-313
Requesting Party	S-369
Required Claims-Paying Ratings	S-345
Responsible Repurchase Party	S-197
Restricted Group	S-393
Retention Requirement	S-66
Revised Rate	S-148, S-157
Rialto	S-235
RMBS	S-231
Routine Disbursements	S-346
Rule 15Ga-1	S-221
Rule 17g-5	S-272
Rule 17g-5 Information Provider	S-370
Rule 17g-5 Information Provider’s
Website	S-371

S

S&P	S-234
SEL	S-192, S-208, S-216
Senior Consultation Period	S-330, S-332
Sequential Pay Event	S-167
Serviced A/B Loan Combination	S-139
Serviced A/B Loan Combination Custodial
Account	S-358
Serviced Companion Loan	S-139
Serviced Companion Loan Securities	S-373
Serviced Loan Combination	S-139
Serviced Mortgage Loan	S-139
Serviced Pari Passu Companion Loan	S-139
Serviced Pari Passu Companion Loan
Custodial Account	S-358

Serviced Pari Passu Loan Combination	S-139
Serviced Pari Passu Mortgage Loan	S-139
Serviced Subordinate Companion Loan	S-139
Servicer Termination Event	S-371
Servicing Advances	S-323
Servicing Function Participant	S-381
Servicing Transfer Event	S-309
Silverpeak	S-223
Silverpeak Data Tape	S-228
Silverpeak Mortgage Loans	S-223
Silverpeak Review Team	S-228
Similar Requirements	S-66
SIPC	S-398
Special Servicer	S-235
Special Servicer Decision	S-345
Specially Designated Mortgage Loan
Documents	S-196
Specially Serviced Mortgage Loan	S-309
Sponsor	S-203
Sponsors	S-203
Subordinate Class Representative	S-331
Subordinate Companion Loan	S-139
Subordinate Companion Loan Major
Decision	S-170
Subordinate Control Period	S-330
Sub-Servicing Entity	S-373

T

TIA	S-287
TIA Applicability Determination	S-288
Title IV Financial Aid	S-95
Trimont	S-238
TRS LLLP	S-203
Trust	S-202
Trust Advisor	S-238
Trust Advisor Expenses	S-268
Trust Fund	S-139
Trustee	S-230

U

U.S. Bank	S-222
UCC	S-235
UPB	S-234

V

Volcker Rule	S-67

W

WAC Rate	S-252
Wachovia	S-232
Wachovia Bank	S-213
Walgreens Portfolio Controlling Note
Holder	S-163
Walgreens Portfolio Intercreditor
Agreement	S-162
Walgreens Portfolio Loan Combination	S-162
Walgreens Portfolio Major Decisions	S-163
Walgreens Portfolio Mortgage Loan	S-162
Walgreens Portfolio Mortgaged
Properties	S-162
Walgreens Portfolio Non-Controlling Note
Holder	S-164
Walgreens Portfolio Noteholders	S-162
Walgreens Portfolio Pari Passu
Companion Loan	S-162
Wells Fargo Bank	S-213, S-231
Wells Fargo Bank Data Tape	S-219
Wells Fargo Bank Deal Team	S-218
Woodbridge	S-222
Workout Fee Projected Amount	S-316
WTNA	S-230

Y

Yield Maintenance Charge	S-261
Yield Maintenance Discount Rate	S-151

(THIS PAGE INTENTIONALLY LEFT BLANK)

Annex A-1

Certain Characteristics of the Mortgage Loans
and Mortgaged Properties

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Cross Collateralized and Cross Defaulted Loan Flag(2)	Address	City	State	Zip Code	General Property Type	Specific Property Type	Year Built	Year Renovated	Number of Units(3)(9)	Unit of Measure	Cut-off Date Balance Per Unit/SF(3)(4)
1	3 Columbus Circle	WFB		3 Columbus Circle	New York	NY	10019	Office	CBD	1927	2013	525,807	Sq. Ft.	666
2	Walgreens Portfolio	LCF		Various	Various	Various	Various	Retail	Single Tenant	Various		427,800	Sq. Ft.	278
2.01	Walgreens- River Falls	LCF		1047 North Main Street	River Falls	WI	54022	Retail	Single Tenant	2007		14,490	Sq. Ft.
2.02	Walgreens- Forrest City	LCF		2110 North Washington Street	Forrest City	AR	72335	Retail	Single Tenant	2007		14,550	Sq. Ft.
2.03	Walgreens- Saint Louis (Lusher)	LCF		12098 Lusher Road	Saint Louis	MO	63138	Retail	Single Tenant	1999		16,380	Sq. Ft.
2.04	Walgreens- Saint Louis (Lemay)	LCF		651 Lemay Ferry Road	Saint Louis	MO	63125	Retail	Single Tenant	1999		15,730	Sq. Ft.
2.05	Walgreens- Saint Charles	LCF		1301 South 5th Street	Saint Charles	MO	63301	Retail	Single Tenant	1994		15,715	Sq. Ft.
2.06	Walgreens- Toledo	LCF		1910 South Reynolds Street	Toledo	OH	43615	Retail	Single Tenant	2001		14,490	Sq. Ft.
2.07	Walgreens- Birmingham	LCF		101 Green Springs Highway	Birmingham	AL	35209	Retail	Single Tenant	2000		15,120	Sq. Ft.
2.08	Walgreens- La Vista	LCF		8380 Harrison Street	Ralston	NE	68128	Retail	Single Tenant	1999		15,680	Sq. Ft.
2.09	Walgreens- Olathe	LCF		545 East Santa Fe Street	Olathe	KS	66061	Retail	Single Tenant	1997		13,905	Sq. Ft.
2.10	Walgreens- Arkadelphia	LCF		131 North 26th Street	Arkadelphia	AR	71923	Retail	Single Tenant	2007		14,820	Sq. Ft.
2.11	Walgreens- Franklin	LCF		1509 Murfreesboro Road	Franklin	TN	37067	Retail	Single Tenant	2000		15,680	Sq. Ft.
2.12	Walgreens- Cincinnati	LCF		9775 Colerain Avenue	Cincinnati	OH	45251	Retail	Single Tenant	1998		13,905	Sq. Ft.
2.13	Walgreens- Malvern	LCF		308 South Main Street	Malvern	AR	72104	Retail	Single Tenant	2006		14,550	Sq. Ft.
2.14	Walgreens- Bartlett (5950)	LCF		5950 Stage Road	Bartlett	TN	38134	Retail	Single Tenant	1997		15,120	Sq. Ft.
2.15	Walgreens- Bartlett (6697)	LCF		6697 Stage Road	Bartlett	TN	38134	Retail	Single Tenant	2002		15,120	Sq. Ft.
2.16	Walgreens- Mount Washington	LCF		11099 Highway 44 East	Mount Washington	KY	40047	Retail	Single Tenant	2005		14,820	Sq. Ft.
2.17	Walgreens- Florence	LCF		8820 US Highway 42	Florence	KY	41042	Retail	Single Tenant	2005		14,820	Sq. Ft.
2.18	Walgreens- Little Rock	LCF		111 North Bowman Road	Little Rock	AR	72211	Retail	Single Tenant	2001		14,490	Sq. Ft.
2.19	Walgreens- Evansville	LCF		925 Green River Road	Evansville	IN	47715	Retail	Single Tenant	2001		15,680	Sq. Ft.
2.20	Walgreens- Oklahoma City	LCF		12240 North May Avenue	Oklahoma City	OK	73120	Retail	Single Tenant	1996		13,905	Sq. Ft.
2.21	Walgreens- Hobart	LCF		1605 East 37th Avenue	Hobart	IN	46342	Retail	Single Tenant	1998		15,120	Sq. Ft.
2.22	Walgreens- Memphis	LCF		3670 Riverdale Road	Memphis	TN	38115	Retail	Single Tenant	1999		13,905	Sq. Ft.
2.23	Walgreens- Oakland	LCF		14860 Highway 194	Oakland	TN	38060	Retail	Single Tenant	2005		13,650	Sq. Ft.
2.24	Walgreens- Knoxville	LCF		4001 Chapman Highway	Knoxville	TN	37920	Retail	Single Tenant	1997		13,905	Sq. Ft.
2.25	Walgreens- Decatur	LCF		1718 Beltline Road Southwest	Decatur	AL	35601	Retail	Single Tenant	2004		14,490	Sq. Ft.
2.26	Walgreens- Sioux Falls	LCF		7120 West 41st Street	Sioux Falls	SD	57106	Retail	Single Tenant	2007		14,820	Sq. Ft.
2.27	Walgreens- Enterprise	LCF		900 Rucker Boulevard	Enterprise	AL	36330	Retail	Single Tenant	2004		14,820	Sq. Ft.
2.28	Walgreens- Tulsa	LCF		9106 South Sheridan Road	Tulsa	OK	74133	Retail	Single Tenant	1993		13,000	Sq. Ft.
2.29	Walgreens- Michigan City	LCF		101 West US Highway 20	Michigan City	IN	46360	Retail	Single Tenant	1999		15,120	Sq. Ft.
3	One Monument Place	SPREF		12150 Monument Place Drive	Fairfax	VA	22033	Office	Suburban	1992		222,477	Sq. Ft.	182
4	University of Delaware Hotel Portfolio	SPREF		Various	Newark	DE	19713	Hospitality	Various	Various	Various	245	Rooms	143,673
4.01	Embassy Suites Newark Wilmington South	SPREF		654 South College Avenue	Newark	DE	19713	Hospitality	Full Service	1999	2014	154	Rooms
4.02	Homewood Suites Wilmington South	SPREF		640 South College Avenue	Newark	DE	19713	Hospitality	Extended Stay	2004		91	Rooms
5	200 Kansas Street	LCF		200 Kansas Street	San Francisco	CA	94103	Mixed Use	Office/Retail	1930	2014	90,057	Sq. Ft.	366
6	DS Services Portfolio	WFB		Various	Various	Various	Various	Industrial	Various	Various	Various	432,993	Sq. Ft.	73
6.01	DS Services - Phoenix, AZ	WFB		3302 West Earll Drive	Phoenix	AZ	85017	Industrial	Flex	1973		66,990	Sq. Ft.
6.02	DS Services - Kentwood, LA	WFB		301 I-55 Service Road	Kentwood	LA	70444	Industrial	Warehouse	1985	2013	108,250	Sq. Ft.
6.03	DS Services - Santa Ana, CA	WFB		1522 North Newhope Street; 11392 Westminster Avenue	Santa Ana; Garden Grove	CA	92703; 92843	Industrial	Flex	1955		52,600	Sq. Ft.
6.04	DS Services - Orlando, FL	WFB		3866 Shader Road	Orlando	FL	32808	Industrial	Flex	1990		53,558	Sq. Ft.
6.05	DS Services - Salt Lake City, UT	WFB		1825 South 3730 West	Salt Lake City	UT	84104	Industrial	Flex	1980	1997	47,041	Sq. Ft.
6.06	DS Services - Las Vegas, NV	WFB		4225 West Desert Inn Road	Las Vegas	NV	89102	Industrial	Flex	1967		40,104	Sq. Ft.
6.07	DS Services - Elgin, IL	WFB		1171 Jansen Farm Court	Elgin	IL	60123	Industrial	Warehouse	1984		32,200	Sq. Ft.
6.08	DS Services - Grand Prairie, TX	WFB		3405 High Prairie Road	Grand Prairie	TX	75050	Industrial	Flex	1987		32,250	Sq. Ft.
7	Ontario Airport Tower	SPREF		2855 East Guasti Road	Ontario	CA	91761	Office	Suburban	2008		147,732	Sq. Ft.	200
8	18th Street Atrium	LCF		1621 18th Street	Denver	CO	80202	Office	CBD	1919	1983	111,852	Sq. Ft.	241
9	Hilton Albany	WFB		40 Lodge Street	Albany	NY	12207	Hospitality	Full Service	1981	2013	385	Rooms	69,091
10	Hanesbrands Industrial	LCF		705 Canterbury Road	Kings Mountain	NC	28086	Industrial	Warehouse	1995	2015	467,781	Sq. Ft.	39
11	Hampton Inn & Suites - Miami Airport	WFB		777 Northwest 57th Avenue	Miami	FL	33126	Hospitality	Limited Service	2000		149	Rooms	120,805
12	Cole Income NAV Portfolio	SPREF		Various	Various	Various	Various	Various	Various	Various	Various	202,235	Sq. Ft.	84
12.01	Time Warner Cable Midwest	SPREF		10295 Philipp Parkway	Streetsboro	OH	44241	Industrial	Warehouse	2003		78,083	Sq. Ft.
12.02	PetSmart	SPREF		420 East Expressway 83	McAllen	TX	78503	Retail	Single Tenant	1995		25,625	Sq. Ft.
12.03	Walgreens	SPREF		1400 North Grand Boulevard	St. Louis	MO	63106	Retail	Single Tenant	2007		14,820	Sq. Ft.
12.04	National Tire & Battery	SPREF		929 Iris Drive Southeast	Conyers	GA	30094	Retail	Single Tenant	1986	1995	13,748	Sq. Ft.
12.05	Tire Center	SPREF		1061 McEntire Lane Northwest	Decatur	AL	35601	Retail	Single Tenant	1998		16,336	Sq. Ft.
12.06	Family Dollar II	SPREF		806 North Main Street	Darby	MT	59829	Retail	Single Tenant	2014		8,320	Sq. Ft.
12.07	Dollar General I	SPREF		4210 Northwest Topeka Boulevard	Topeka	KS	66617	Retail	Single Tenant	2014		9,100	Sq. Ft.
12.08	Burger King	SPREF		300 South Midwest Boulevard	Midwest City	OK	73110	Retail	Single Tenant	1989		3,243	Sq. Ft.
12.09	Family Dollar I	SPREF		111 North Avenue A	Tatum	NM	88267	Retail	Single Tenant	2014		8,320	Sq. Ft.
12.10	Dollar General II	SPREF		31167 Forest Boulevard	Stacy	MN	55079	Retail	Single Tenant	2014		9,026	Sq. Ft.
12.11	Family Dollar III	SPREF		214 South Lee Street	Hampton	AR	71744	Retail	Single Tenant	2014		8,233	Sq. Ft.
12.12	AutoZone (Ground)	SPREF		775 East National Road	Vandalia	OH	45377	Other	Leased Fee	2015		7,381	Sq. Ft.
13	Shop City Shopping Center	WFB		1802 Teall Avenue aka 101-181 Shop City Plaza; 340-350, 416 Grant Boulevard; 120 and 130 Lea Lane	Syracuse	NY	13206	Retail	Anchored	1952	1996	233,926	Sq. Ft.	71
14	SCORE Industrial Portfolio	LCF		Various	Various	SC	Various	Industrial	Various	Various	Various	752,845	Sq. Ft.	21
14.01	1235 Commerce	LCF		1235 Commerce Drive	Lugoff	SC	29910	Industrial	Manufacturing	1987	2013	152,945	Sq. Ft.
14.02	2050 American Italian	LCF		2050 American Italian Way	Columbia	SC	29209	Industrial	Manufacturing	1997	2015	122,100	Sq. Ft.
14.03	546 L&C Distribution	LCF		546 L&C Distribution Parkway	Richburg	SC	29792	Industrial	Manufacturing	1993	2015	110,000	Sq. Ft.
14.04	805 Victory Trail	LCF		805 Victory Trail Road	Gaffney	SC	29340	Industrial	Manufacturing	1986	1990	208,800	Sq. Ft.
14.05	1416 Atlas	LCF		1416 Atlas Road	Columbia	SC	29209	Industrial	Warehouse	1978		46,000	Sq. Ft.
14.06	1255 Commerce	LCF		1255 Commerce Drive	Lugoff	SC	29910	Industrial	Manufacturing	1987		82,000	Sq. Ft.
14.07	1424-1428 Atlas	LCF		1424-1428 Atlas Road	Columbia	SC	29209	Industrial	Warehouse	1968	2005	31,000	Sq. Ft.
15	Bella Luna / San Lucas	SPREF		6160 & 6111 Glenmont Drive	Houston	TX	77081	Multifamily	Garden	1969	2012	780	Units	26,167
16	Portofino Landing Apartments	SPREF		910 Cypress Station Drive	Houston	TX	77090	Multifamily	Garden	1979	2013	464	Units	32,328
17	Riverstone Apartments	LCF		25740 Shiawassee Road	Southfield	MI	48033	Multifamily	Garden	1972		356	Units	42,135
18	Canyon Crossing I	SPREF	Cross Portfolio A	2102 West Loop 289	Lubbock	TX	79407	Multifamily	Garden	1983		232	Units	33,409
19	Canyon Crossing II	SPREF	Cross Portfolio A	2302 West Loop 289	Lubbock	TX	79407	Multifamily	Garden	1984		208	Units	33,409
20	Hunter’s Glen	SPREF		8601 Roberts Drive	Atlanta	GA	30350	Multifamily	Garden	1972	2014	208	Units	65,144
21	San Clemente Self Storage	WFB		170 Avenida La Pata	San Clemente	CA	92673	Self Storage	Self Storage	1999		77,678	Sq. Ft.	158
22	Country Inn & Suites Virginia Beach	WFB		1801 Atlantic Avenue	Virginia Beach	VA	23451	Hospitality	Limited Service	1994	2011	114	Rooms	107,018
23	377 Broadway	LCF		377 Broadway	New York	NY	10012	Retail	Single Tenant	1920	2014	14,755	Sq. Ft.	796
24	Actuant HQ	LCF		N86 W12500 Westbrook Crossing	Menomonee Falls	WI	53051	Office	Single Tenant	2010		81,503	Sq. Ft.	139
25	Hampton Inn St. George	SPREF		53 South River Road	Saint George	UT	84790	Hospitality	Limited Service	1996	2012	125	Rooms	90,000
26	Wildhorse Marketplace	WFB		655, 685, 690 & 705 Marketplace Plaza	Steamboat Springs	CO	80487	Retail	Anchored	2004		56,116	Sq. Ft.	196
27	Abington Apartments	SPREF		4656 Edwardian Circle	Indianapolis	IN	46254	Multifamily	Garden	1981		328	Units	32,622
28	Augusta Ranch Marketplace	WFB		9903-9963 East Baseline Road	Mesa	AZ	85209	Retail	Anchored	2005		80,247	Sq. Ft.	131
29	Chase Bank Tower	SPREF		200 South 10th Street	McAllen	TX	77056	Office	CBD	1980	2013	204,652	Sq. Ft.	51
30	Hampton Inn & Suites Bartram Park	SPREF		13950 Village Lake Circle	Jacksonville	FL	32258	Hospitality	Limited Service	2009		103	Rooms	97,087
31	Pic N Save/ Burger King Portfolio	SPREF		Various	Various	Various	Various	Retail	Single Tenant	2007		62,117	Sq. Ft.	158
31.01	Pic N Save	SPREF		1202 North Green Bay Road	Village of Mount Pleasant	WI	53406	Retail	Single Tenant	2007		59,162	Sq. Ft.
31.02	Burger King - Lafayette	SPREF		3555 Promenade Parkway	Lafayette	IN	47909	Retail	Single Tenant	2007		2,955	Sq. Ft.
32	Lamplighter MHC	WFB		3280 South Academy Boulevard	Colorado Springs	CO	80916	Manufactured Housing Community	Manufactured Housing Community	1970		257	Pads	36,902
33	Pathfinder Office	SPREF		20955 Pathfinder Road	Diamond Bar	CA	91765	Office	CBD	1984		64,345	Sq. Ft.	144
34	Shore Center Shopping Center	WFB		22451-22467, 22600-22690 Shore Center Drive	Euclid	OH	44123	Retail	Anchored	1958		111,017	Sq. Ft.	81
35	Atrium Pointe	LCF		1938 East Lincoln Highway	New Lenox	IL	60451	Mixed Use	Retail/Office	2006		63,822	Sq. Ft.	137
36	Candlewood Turlock	SPREF		1000 Powers Court	Turlock	CA	95380	Hospitality	Limited Service	2009		89	Rooms	96,369
37	HGI Palmdale	LCF		1309 Rancho Vista Boulevard	Palmdale	CA	93551	Hospitality	Limited Service	2008	2014	107	Rooms	77,271
38	Temple Terrace Shoppes	WFB		110 Bullard Parkway; 9921 North 56th Street	Temple Terrace	FL	33617	Retail	Anchored	1957	2015	72,773	Sq. Ft.	109
39	Masonic Building	LCF		535 16th Street	Denver	CO	80202	Mixed Use	Retail/Office	1889	2010	69,803	Sq. Ft.	107
40	Punta Gorda Waterfront Inn & Suites	LCF		300 West Retta Esplanade	Punta Gorda	FL	33950	Hospitality	Full Service	1969	2014	184	Rooms	40,684

A-1-1

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Cross Collateralized and Cross Defaulted Loan Flag(2)	Address	City	State	Zip Code	General Property Type	Specific Property Type	Year Built	Year Renovated	Number of Units(3)(9)	Unit of Measure	Cut-off Date Balance Per Unit/SF(3)(4)
41	429 On the Park	LCF		429 North Pennsylvania	Indianapolis	IN	46204	Office	Suburban	1925	2009	100,760	Sq. Ft.	73
42	Stanley Station	LCF		7683‐7821 West 151st Street	Stanley	KS	66223	Retail	Unanchored	1979	1997	72,417	Sq. Ft.	93
43	Jo-Ann Fabrics	LCF		11401 Metcalf Avenue	Overland Park	KS	66211	Retail	Single Tenant	1995		61,657	Sq. Ft.	104
44	Best Western Fountainview	LCF		6229 Richmond Avenue	Houston	TX	77057	Hospitality	Limited Service	2002	2015	72	Rooms	86,111
45	Holiday Inn & Suites Fairburn	SPREF		7905 Senoia Road	Fairburn	GA	30213	Hospitality	Limited Service	2008		82	Rooms	70,732
46	Hobby Lobby	LCF		1290 Western Boulevard	Jacksonsville	NC	28546	Retail	Single Tenant	2014		55,000	Sq. Ft.	101
47	Widmer Shoppes	LCF		13811 West 63rd Street	Shawnee	KS	66216	Retail	Unanchored	2008		31,737	Sq. Ft.	170
48	Candlewood Suites Lithia Springs	LCF		913 Bob Arnold Boulevard	Lithia Springs	GA	30122	Hospitality	Limited Service	2013		75	Rooms	70,667
49	400 Liberty	SPREF		400 Liberty Avenue	Brooklyn	NY	11207	Mixed Use	Office/Industrial	1920	2007	32,743	Sq. Ft.	159
50	Security Public Storage - Roseville II	WFB		851 Galleria Boulevard	Roseville	CA	95678	Self Storage	Self Storage	2000		143,922	Sq. Ft.	35
51	Reedley Shopping Center	WFB		1540 & 1580 East Manning Avenue	Reedley	CA	93654	Retail	Anchored	1974		129,573	Sq. Ft.	39
52	Holiday Inn Express - Lithia Springs	SPREF		850 Crestmark Drive	Lithia Springs	GA	30122	Hospitality	Limited Service	1996	2012	91	Rooms	54,657
53	11940 West 95th Street	WFB		11902 West 95th Street	Lenexa	KS	66215	Retail	Unanchored	2013		10,506	Sq. Ft.	462
54	Walgreens - Hilliard, OH	LCF		5383 Cemetery Road	Hilliard	OH	43026	Retail	Single Tenant	2007		14,820	Sq. Ft.	302
55	Shoppes at Park Place	SPREF		25203 Evergreen Road	Southfield	MI	48075	Retail	Unanchored	2003		18,362	Sq. Ft.	202
56	Walgreens - Niles, OH	LCF		2249 Youngstown Warren Road	Weathersfield Township	OH	44446	Retail	Single Tenant	2007		14,820	Sq. Ft.	246
57	Winn Dixie - New Port Richey	LCF		6400 Massachusetts Avenue	New Port Richey	FL	34653	Retail	Single Tenant	1989		43,441	Sq. Ft.	81
58	AAAA Lisenby Storage	WFB		2125 Lisenby Avenue	Panama City	FL	32405	Self Storage	Self Storage	2007		52,895	Sq. Ft.	61
59	Main Corner	WFB		650 North State Street	Davison	MI	48423	Retail	Shadow Anchored	2004		34,056	Sq. Ft.	85
60	Walgreens - Millington, TN	WFB		7994 US Highway 51 North	Millington	TN	38053	Retail	Single Tenant	2005		14,560	Sq. Ft.	185
61	Walgreens - Highland, IL	WFB		110 Walnut Street	Highland	IL	62249	Retail	Single Tenant	2005		14,820	Sq. Ft.	180
62	CVS - Gahanna	WFB		900-906 North Hamilton Road	Gahanna	OH	43230	Other	Leased Fee	2005		10,443	Sq. Ft.	254
63	Walgreens - Pensacola	WFB		700 North Pace Boulevard	Pensacola	FL	32505	Retail	Single Tenant	2003		13,650	Sq. Ft.	187
64	Storage Depot - Orange	WFB		2525 East Interstate 10	Orange	TX	77630	Self Storage	Self Storage	1998	2005	38,273	Sq. Ft.	41
65	Dollar General - Iberia	LCF		854 Highway 42	Iberia	MO	65486	Retail	Single Tenant	2014		10,542	Sq. Ft.	83
66	Dollar General - Pine Island	LCF		214 Center Drive East	Pine Island	MN	55963	Retail	Single Tenant	2014		9,100	Sq. Ft.	83
67	Dollar General - Isle	LCF		1760 Scenic Drive North	Isle	MN	56342	Retail	Single Tenant	2014		9,100	Sq. Ft.	78
68	Dollar General - Wheaton	LCF		12799 State Highway 86	Wheaton	MO	64874	Retail	Single Tenant	2015		9,100	Sq. Ft.	70

A-1-2

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Original Balance ($)(4)	Cut-off Date Balance ($)(4)(5)	% of Aggregate Cut-off Date Balance	Maturity Date or ARD Balloon Payment ($)(5)	ARD Loan	Origination Date	First Pay Date	Last IO Pay Date	First P&I Pay Date	Maturity Date or Anticipated Repayment Date	ARD Loan Maturity Date	Gross Mortgage Rate	Trust Advisor Fee Rate	Certificate Administrator Fee Rate	Servicing Fee Rate	CREFC® IP Royalty License Fee Rate	Net Mortgage Rate	Interest Accrual Method
1	3 Columbus Circle	75,000,000	75,000,000	9.0%	75,000,000	N	3/6/2015	4/6/2015	3/6/2025		3/6/2025		3.61000%	0.00000%	0.00540%	0.01250%	0.00050%	3.59160%	Actual/360
2	Walgreens Portfolio	64,000,000	64,000,000	7.7%	58,525,987	N	11/26/2014	1/6/2015	12/6/2019	1/6/2020	12/6/2024		4.45000%	0.00175%	0.00540%	0.01250%	0.00050%	4.42985%	Actual/360
2.01	Walgreens- River Falls	2,795,112	2,795,112	0.3%
2.02	Walgreens- Forrest City	2,593,541	2,593,541	0.3%
2.03	Walgreens- Saint Louis (Lusher)	2,574,728	2,574,728	0.3%
2.04	Walgreens- Saint Louis (Lemay)	2,472,599	2,472,599	0.3%
2.05	Walgreens- Saint Charles	2,472,599	2,472,599	0.3%
2.06	Walgreens- Toledo	2,324,781	2,324,781	0.3%
2.07	Walgreens- Birmingham	2,311,343	2,311,343	0.3%
2.08	Walgreens- La Vista	2,292,529	2,292,529	0.3%
2.09	Walgreens- Olathe	2,273,716	2,273,716	0.3%
2.10	Walgreens- Arkadelphia	2,271,028	2,271,028	0.3%
2.11	Walgreens- Franklin	2,257,590	2,257,590	0.3%
2.12	Walgreens- Cincinnati	2,257,590	2,257,590	0.3%
2.13	Walgreens- Malvern	2,238,777	2,238,777	0.3%
2.14	Walgreens- Bartlett (5950)	2,230,714	2,230,714	0.3%
2.15	Walgreens- Bartlett (6697)	2,230,714	2,230,714	0.3%
2.16	Walgreens- Mount Washington	2,217,276	2,217,276	0.3%
2.17	Walgreens- Florence	2,217,276	2,217,276	0.3%
2.18	Walgreens- Little Rock	2,203,838	2,203,838	0.3%
2.19	Walgreens- Evansville	2,171,587	2,171,587	0.3%
2.20	Walgreens- Oklahoma City	2,123,210	2,123,210	0.3%
2.21	Walgreens- Hobart	2,082,896	2,082,896	0.3%
2.22	Walgreens- Memphis	2,029,144	2,029,144	0.2%
2.23	Walgreens- Oakland	2,015,706	2,015,706	0.2%
2.24	Walgreens- Knoxville	2,002,268	2,002,268	0.2%
2.25	Walgreens- Decatur	1,948,516	1,948,516	0.2%
2.26	Walgreens- Sioux Falls	1,948,516	1,948,516	0.2%
2.27	Walgreens- Enterprise	1,921,639	1,921,639	0.2%
2.28	Walgreens- Tulsa	1,800,697	1,800,697	0.2%
2.29	Walgreens- Michigan City	1,720,069	1,720,069	0.2%
3	One Monument Place	40,500,000	40,500,000	4.9%	38,925,451	N	3/12/2015	4/6/2015	4/6/2017	5/6/2017	4/6/2020		4.84444%	0.00175%	0.00540%	0.02000%	0.00050%	4.81679%	Actual/360
4	University of Delaware Hotel Portfolio	35,200,000	35,200,000	4.2%	31,974,843	Y	3/3/2015	4/6/2015	9/6/2016	10/6/2016	3/6/2022	3/6/2025	4.69600%	0.00175%	0.00540%	0.04000%	0.00050%	4.64835%	Actual/360
4.01	Embassy Suites Newark Wilmington South	21,190,000	21,190,000	2.6%
4.02	Homewood Suites Wilmington South	14,010,000	14,010,000	1.7%
5	200 Kansas Street	33,000,000	33,000,000	4.0%	28,788,738	N	2/12/2015	4/6/2015	3/6/2018	4/6/2018	3/6/2025		4.35000%	0.00175%	0.00540%	0.02000%	0.00050%	4.32235%	Actual/360
6	DS Services Portfolio	31,500,000	31,500,000	3.8%	28,592,951	N	3/11/2015	4/11/2015	3/11/2020	4/11/2020	3/11/2025		4.01000%	0.00175%	0.00540%	0.02000%	0.00050%	3.98235%	Actual/360
6.01	DS Services - Phoenix, AZ	6,350,382	6,350,382	0.8%
6.02	DS Services - Kentwood, LA	5,720,870	5,720,870	0.7%
6.03	DS Services - Santa Ana, CA	5,180,612	5,180,612	0.6%
6.04	DS Services - Orlando, FL	3,679,610	3,679,610	0.4%
6.05	DS Services - Salt Lake City, UT	3,209,270	3,209,270	0.4%
6.06	DS Services - Las Vegas, NV	3,179,165	3,179,165	0.4%
6.07	DS Services - Elgin, IL	2,165,835	2,165,835	0.3%
6.08	DS Services - Grand Prairie, TX	2,014,255	2,014,255	0.2%
7	Ontario Airport Tower	29,550,000	29,550,000	3.6%	25,862,811	N	2/27/2015	4/6/2015	3/6/2018	4/6/2018	3/6/2025		4.48900%	0.00175%	0.00540%	0.02000%	0.00050%	4.46135%	Actual/360
8	18th Street Atrium	27,000,000	27,000,000	3.3%	24,754,597	N	3/12/2015	4/6/2015	4/6/2020	5/6/2020	4/6/2025		4.62000%	0.00175%	0.00540%	0.07000%	0.00050%	4.54235%	Actual/360
9	Hilton Albany	26,600,000	26,600,000	3.2%	19,333,584	N	3/10/2015	4/11/2015		4/11/2015	3/11/2025		4.24000%	0.00175%	0.00540%	0.02000%	0.00050%	4.21235%	Actual/360
10	Hanesbrands Industrial	18,270,000	18,270,000	2.2%	18,270,000	Y	1/29/2015	3/6/2015	2/6/2025		2/6/2025	2/6/2030	4.84800%	0.00175%	0.00540%	0.02000%	0.00050%	4.82035%	Actual/360
11	Hampton Inn & Suites - Miami Airport	18,000,000	18,000,000	2.2%	15,662,104	N	3/4/2015	4/11/2015	3/11/2018	4/11/2018	3/11/2025		4.24000%	0.00175%	0.00540%	0.02000%	0.00050%	4.21235%	Actual/360
12	Cole Income NAV Portfolio	16,950,000	16,950,000	2.0%	16,950,000	Y	2/6/2015	3/6/2015	2/6/2025		2/6/2025	2/6/2045	4.05000%	0.00175%	0.00540%	0.02000%	0.00050%	4.02235%	Actual/360
12.01	Time Warner Cable Midwest	3,542,871	3,542,871	0.4%
12.02	PetSmart	2,924,446	2,924,446	0.4%
12.03	Walgreens	2,534,289	2,534,289	0.3%
12.04	National Tire & Battery	1,657,098	1,657,098	0.2%
12.05	Tire Center	1,311,273	1,311,273	0.2%
12.06	Family Dollar II	880,658	880,658	0.1%
12.07	Dollar General I	794,426	794,426	0.1%
12.08	Burger King	764,501	764,501	0.1%
12.09	Family Dollar I	699,885	699,885	0.1%
12.10	Dollar General II	657,721	657,721	0.1%
12.11	Family Dollar III	651,115	651,115	0.1%
12.12	AutoZone (Ground)	531,717	531,717	0.1%
13	Shop City Shopping Center	16,500,000	16,500,000	2.0%	13,264,470	N	3/6/2015	4/11/2015		4/11/2015	3/11/2025		4.33000%	0.00175%	0.00540%	0.02000%	0.00050%	4.30235%	Actual/360
14	SCORE Industrial Portfolio	15,970,000	15,970,000	1.9%	13,177,815	N	2/19/2015	4/6/2015		4/6/2015	3/6/2025		5.10400%	0.00175%	0.00540%	0.02000%	0.00050%	5.07635%	Actual/360
14.01	1235 Commerce	4,000,000	4,000,000	0.5%
14.02	2050 American Italian	3,300,000	3,300,000	0.4%
14.03	546 L&C Distribution	2,550,000	2,550,000	0.3%
14.04	805 Victory Trail	1,900,000	1,900,000	0.2%
14.05	1416 Atlas	1,720,000	1,720,000	0.2%
14.06	1255 Commerce	1,600,000	1,600,000	0.2%
14.07	1424-1428 Atlas	900,000	900,000	0.1%
15	Bella Luna / San Lucas	15,500,000	15,432,192	1.9%	14,054,505	N	11/10/2014	1/6/2015		1/6/2015	12/6/2019		3.94900%	0.00175%	0.00540%	0.02000%	0.00050%	3.92135%	Actual/360
16	Portofino Landing Apartments	15,000,000	15,000,000	1.8%	13,153,180	N	2/26/2015	4/6/2015	3/6/2018	4/6/2018	3/6/2025		4.57100%	0.00175%	0.00540%	0.02000%	0.00050%	4.54335%	Actual/360
17	Riverstone Apartments	15,000,000	15,000,000	1.8%	13,382,606	N	12/18/2014	2/6/2015	1/6/2019	2/6/2019	1/6/2025		4.30000%	0.00175%	0.00540%	0.02000%	0.00050%	4.27235%	Actual/360
18	Canyon Crossing I	7,875,000	7,875,000	0.9%	7,177,664	N	3/10/2015	4/6/2015	4/6/2020	5/6/2020	4/6/2025		4.25600%	0.00175%	0.00540%	0.02000%	0.00050%	4.22835%	Actual/360
19	Canyon Crossing II	6,825,000	6,825,000	0.8%	6,220,642	N	3/10/2015	4/6/2015	4/6/2020	5/6/2020	4/6/2025		4.25600%	0.00175%	0.00540%	0.02000%	0.00050%	4.22835%	Actual/360
20	Hunter’s Glen	13,550,000	13,550,000	1.6%	12,430,778	N	12/5/2014	1/6/2015	12/6/2019	1/6/2020	12/6/2024		4.65000%	0.00175%	0.00540%	0.02000%	0.00050%	4.62235%	Actual/360
21	San Clemente Self Storage	12,300,000	12,300,000	1.5%	12,300,000	N	3/5/2015	4/11/2015	3/11/2025		3/11/2025		4.10000%	0.00175%	0.00540%	0.02000%	0.00050%	4.07235%	Actual/360
22	Country Inn & Suites Virginia Beach	12,200,000	12,200,000	1.5%	9,858,976	N	3/4/2015	4/11/2015		4/11/2015	3/11/2025		4.48000%	0.00175%	0.00540%	0.05000%	0.00050%	4.42235%	Actual/360
23	377 Broadway	11,750,000	11,750,000	1.4%	11,158,395	N	3/2/2015	4/6/2015	3/6/2019	4/6/2019	3/6/2022		4.30000%	0.00175%	0.00540%	0.02000%	0.00050%	4.27235%	Actual/360
24	Actuant HQ	11,310,000	11,310,000	1.4%	11,310,000	Y	2/5/2015	4/6/2015	3/6/2025		3/6/2025	3/6/2045	4.85700%	0.00175%	0.00540%	0.02000%	0.00050%	4.82935%	Actual/360
25	Hampton Inn St. George	11,250,000	11,250,000	1.4%	8,780,861	N	3/9/2015	4/6/2015	4/6/2015	5/6/2015	4/6/2025		4.69300%	0.00175%	0.00540%	0.02000%	0.00050%	4.66535%	Actual/360
26	Wildhorse Marketplace	11,000,000	11,000,000	1.3%	8,886,170	N	3/9/2015	4/11/2015		4/11/2015	3/11/2025		4.47000%	0.00175%	0.00540%	0.02000%	0.00050%	4.44235%	Actual/360
27	Abington Apartments	10,700,000	10,700,000	1.3%	9,317,609	N	1/15/2015	3/6/2015	2/6/2018	3/6/2018	2/6/2025		4.28000%	0.00175%	0.00540%	0.02000%	0.00050%	4.25235%	Actual/360
28	Augusta Ranch Marketplace	10,500,000	10,500,000	1.3%	9,958,567	N	2/27/2015	4/11/2015	3/11/2017	4/11/2017	3/11/2020		4.17000%	0.00175%	0.00540%	0.02000%	0.00050%	4.14235%	Actual/360
29	Chase Bank Tower	10,450,000	10,450,000	1.3%	8,423,786	N	3/9/2015	4/6/2015	4/6/2015	5/6/2015	4/6/2025		4.41000%	0.00175%	0.00540%	0.06000%	0.00050%	4.34235%	Actual/360
30	Hampton Inn & Suites Bartram Park	10,000,000	10,000,000	1.2%	8,053,137	N	2/17/2015	4/6/2015		4/6/2015	3/6/2025		4.38000%	0.00175%	0.00540%	0.02000%	0.00050%	4.35235%	Actual/360
31	Pic N Save/ Burger King Portfolio	9,800,000	9,784,734	1.2%	7,936,259	N	2/5/2015	3/6/2015		3/6/2015	2/6/2025		4.55000%	0.00175%	0.00540%	0.02000%	0.00050%	4.52235%	Actual/360
31.01	Pic N Save	8,138,667	8,125,989	1.0%
31.02	Burger King - Lafayette	1,661,333	1,658,745	0.2%
32	Lamplighter MHC	9,500,000	9,483,891	1.1%	7,502,203	N	2/2/2015	3/11/2015		3/11/2015	2/11/2025		3.84000%	0.00175%	0.00540%	0.02000%	0.00050%	3.81235%	Actual/360
33	Pathfinder Office	9,250,000	9,250,000	1.1%	8,830,741	N	3/12/2015	4/6/2015	4/6/2017	5/6/2017	4/6/2020		4.87000%	0.00175%	0.00540%	0.02000%	0.00050%	4.84235%	Actual/360
34	Shore Center Shopping Center	9,000,000	9,000,000	1.1%	7,799,105	N	2/19/2015	4/11/2015	3/11/2018	4/11/2018	3/11/2025		4.07000%	0.00175%	0.00540%	0.02000%	0.00050%	4.04235%	Actual/360
35	Atrium Pointe	8,750,000	8,750,000	1.1%	7,472,107	N	1/30/2015	3/6/2015	2/6/2017	3/6/2017	2/6/2025		4.50000%	0.00175%	0.00540%	0.02000%	0.00050%	4.47235%	Actual/360
36	Candlewood Turlock	8,600,000	8,576,814	1.0%	6,988,684	N	1/6/2015	2/6/2015		2/6/2015	1/6/2025		4.65000%	0.00175%	0.00540%	0.02000%	0.00050%	4.62235%	Actual/360
37	HGI Palmdale	8,268,000	8,268,000	1.0%	6,736,622	N	2/12/2015	4/6/2015		4/6/2015	3/6/2025		4.72100%	0.00175%	0.00540%	0.02000%	0.00050%	4.69335%	Actual/360
38	Temple Terrace Shoppes	7,900,000	7,900,000	1.0%	6,685,340	N	3/5/2015	4/11/2015	3/11/2017	4/11/2017	3/11/2025		4.16000%	0.00175%	0.00540%	0.02000%	0.00050%	4.13235%	Actual/360
39	Masonic Building	7,500,000	7,500,000	0.9%	7,157,424	N	1/16/2015	3/6/2015	2/6/2017	3/6/2017	2/6/2020		4.85000%	0.00175%	0.00540%	0.05000%	0.00050%	4.79235%	Actual/360
40	Punta Gorda Waterfront Inn & Suites	7,500,000	7,485,890	0.9%	5,688,034	N	1/30/2015	3/6/2015		3/6/2015	2/6/2025		5.40000%	0.00175%	0.00540%	0.02000%	0.00050%	5.37235%	Actual/360

A-1-3

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Original Balance ($)(4)	Cut-off Date Balance ($)(4)(5)	% of Aggregate Cut-off Date Balance	Maturity Date or ARD Balloon Payment ($)(5)	ARD Loan	Origination Date	First Pay Date	Last IO Pay Date	First P&I Pay Date	Maturity Date or Anticipated Repayment Date	ARD Loan Maturity Date	Gross Mortgage Rate	Trust Advisor Fee Rate	Certificate Administrator Fee Rate	Servicing Fee Rate	CREFC® IP Royalty License Fee Rate	Net Mortgage Rate	Interest Accrual Method
41	429 On the Park	7,350,000	7,350,000	0.9%	6,556,438	N	2/19/2015	4/6/2015	3/6/2019	4/6/2019	3/6/2025		4.28700%	0.00175%	0.00540%	0.02000%	0.00050%	4.25935%	Actual/360
42	Stanley Station	6,750,000	6,739,607	0.8%	5,484,919	N	1/29/2015	3/6/2015		3/6/2015	2/6/2025		4.65000%	0.00175%	0.00540%	0.02000%	0.00050%	4.62235%	Actual/360
43	Jo-Ann Fabrics	6,400,000	6,400,000	0.8%	5,387,760	N	2/26/2015	4/6/2015	3/6/2016	4/6/2016	3/6/2025		4.90000%	0.00175%	0.00540%	0.02000%	0.00050%	4.87235%	Actual/360
44	Best Western Fountainview	6,200,000	6,200,000	0.7%	3,862,491	N	3/3/2015	4/6/2015		4/6/2015	3/6/2025		4.71000%	0.00175%	0.00540%	0.02000%	0.00050%	4.68235%	Actual/360
45	Holiday Inn & Suites Fairburn	5,800,000	5,800,000	0.7%	4,260,739	N	2/23/2015	4/6/2015		4/6/2015	3/6/2025		4.51800%	0.00175%	0.00540%	0.02000%	0.00050%	4.49035%	Actual/360
46	Hobby Lobby	5,565,000	5,565,000	0.7%	5,565,000	Y	1/21/2015	3/6/2015	2/6/2025		2/6/2025	2/6/2045	4.88000%	0.00175%	0.00540%	0.02000%	0.00050%	4.85235%	Actual/360
47	Widmer Shoppes	5,400,000	5,389,218	0.6%	4,007,532	N	1/29/2015	3/6/2015		3/6/2015	2/6/2025		4.80000%	0.00175%	0.00540%	0.02000%	0.00050%	4.77235%	Actual/360
48	Candlewood Suites Lithia Springs	5,300,000	5,300,000	0.6%	3,676,470	N	2/20/2015	4/6/2015		4/6/2015	3/6/2025		4.90000%	0.00175%	0.00540%	0.02000%	0.00050%	4.87235%	Actual/360
49	400 Liberty	5,200,000	5,200,000	0.6%	4,228,565	N	3/9/2015	4/6/2015	4/6/2015	5/6/2015	4/6/2025		4.66500%	0.00175%	0.00540%	0.02000%	0.00050%	4.63735%	Actual/360
50	Security Public Storage - Roseville II	5,100,000	5,100,000	0.6%	4,301,843	N	2/6/2015	3/11/2015	2/11/2017	3/11/2017	2/11/2025		4.05000%	0.00175%	0.00540%	0.02000%	0.00050%	4.02235%	Actual/360
51	Reedley Shopping Center	5,000,000	5,000,000	0.6%	4,527,659	N	2/25/2015	4/11/2015	3/11/2020	4/11/2020	3/11/2025		3.87000%	0.00175%	0.00540%	0.02000%	0.00050%	3.84235%	Actual/360
52	Holiday Inn Express - Lithia Springs	5,000,000	4,973,749	0.6%	3,703,906	N	12/5/2014	1/6/2015		1/6/2015	12/6/2024		4.74600%	0.00175%	0.00540%	0.02000%	0.00050%	4.71835%	Actual/360
53	11940 West 95th Street	4,850,000	4,850,000	0.6%	3,912,570	N	3/5/2015	4/11/2015		4/11/2015	3/11/2025		4.43000%	0.00175%	0.00540%	0.05000%	0.00050%	4.37235%	Actual/360
54	Walgreens - Hilliard, OH	4,480,000	4,480,000	0.5%	4,480,000	Y	3/2/2015	4/6/2015	3/6/2025		3/6/2025	3/6/2045	4.68000%	0.00175%	0.00540%	0.02000%	0.00050%	4.65235%	Actual/360
55	Shoppes at Park Place	3,700,000	3,700,000	0.4%	3,212,504	N	2/26/2015	4/6/2015	3/6/2018	4/6/2018	3/6/2025		4.15000%	0.00175%	0.00540%	0.02000%	0.00050%	4.12235%	Actual/360
56	Walgreens - Niles, OH	3,640,000	3,640,000	0.4%	3,640,000	Y	3/2/2015	4/6/2015	3/6/2025		3/6/2025	3/6/2045	4.68000%	0.00175%	0.00540%	0.02000%	0.00050%	4.65235%	Actual/360
57	Winn Dixie - New Port Richey	3,500,000	3,500,000	0.4%	2,842,195	N	2/24/2015	4/6/2015		4/6/2015	3/6/2025		4.62200%	0.00175%	0.00540%	0.02000%	0.00050%	4.59435%	Actual/360
58	AAAA Lisenby Storage	3,240,000	3,240,000	0.4%	2,756,204	N	2/18/2015	4/11/2015	3/11/2017	4/11/2017	3/11/2025		4.35000%	0.00175%	0.00540%	0.02000%	0.00050%	4.32235%	Actual/360
59	Main Corner	2,900,000	2,900,000	0.3%	2,328,878	N	3/2/2015	4/11/2015		4/11/2015	3/11/2025		4.30000%	0.00175%	0.00540%	0.02000%	0.00050%	4.27235%	Actual/360
60	Walgreens - Millington, TN	2,700,000	2,695,590	0.3%	2,156,228	N	2/3/2015	3/11/2015		3/11/2015	2/11/2025		4.15000%	0.00175%	0.00540%	0.02000%	0.00050%	4.12235%	Actual/360
61	Walgreens - Highland, IL	2,675,000	2,670,631	0.3%	2,136,264	N	2/2/2015	3/11/2015		3/11/2015	2/11/2025		4.15000%	0.00175%	0.00540%	0.02000%	0.00050%	4.12235%	Actual/360
62	CVS - Gahanna	2,655,000	2,655,000	0.3%	2,655,000	N	2/27/2015	4/11/2015	3/11/2025		3/11/2025		4.25000%	0.00175%	0.00540%	0.02000%	0.00050%	4.22235%	Actual/360
63	Walgreens - Pensacola	2,550,000	2,550,000	0.3%	1,848,377	N	3/6/2015	4/11/2015		4/11/2015	3/11/2025		4.17000%	0.00175%	0.00540%	0.02000%	0.00050%	4.14235%	Actual/360
64	Storage Depot - Orange	1,567,000	1,567,000	0.2%	1,263,246	N	2/23/2015	4/11/2015		4/11/2015	3/11/2025		4.41000%	0.00175%	0.00540%	0.02000%	0.00050%	4.38235%	Actual/360
65	Dollar General - Iberia	877,000	877,000	0.1%	877,000	Y	1/23/2015	3/6/2015	2/6/2025		2/6/2025	2/6/2035	5.51600%	0.00175%	0.00540%	0.02000%	0.00050%	5.48835%	Actual/360
66	Dollar General - Pine Island	754,000	754,000	0.1%	754,000	Y	1/23/2015	3/6/2015	2/6/2025		2/6/2025	2/6/2035	5.51600%	0.00175%	0.00540%	0.02000%	0.00050%	5.48835%	Actual/360
67	Dollar General - Isle	709,000	709,000	0.1%	709,000	Y	1/23/2015	3/6/2015	2/6/2025		2/6/2025	2/6/2035	5.51600%	0.00175%	0.00540%	0.02000%	0.00050%	5.48835%	Actual/360
68	Dollar General - Wheaton	637,000	637,000	0.1%	637,000	Y	3/5/2015	4/6/2015	3/6/2025		3/6/2025	3/6/2035	5.16600%	0.00175%	0.00540%	0.02000%	0.00050%	5.13835%	Actual/360

A-1-4

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Monthly P&I Payment ($)(5)	Amortization Type	Interest Accrual Method During IO	Original Term to Maturity or ARD (Mos.)	Remaining Term to Maturity or ARD (Mos.)	Original IO Period (Mos.)	Remaining IO Period (Mos.)	Original Amort Term (Mos.)	Remaining Amort Term (Mos.)	Seasoning	Prepayment Provisions	Grace Period Default (Days)	Grace Period Late (Days)	Appraised Value ($)(7)	Appraisal Date
1	3 Columbus Circle	229,385.42	Interest-only, Balloon	Actual/360	120	120	120	120	0	0	0	L(24),D(89),O(7)	0	0	700,000,000	2/1/2015
2	Walgreens Portfolio	322,380.01	Interest-only, Amortizing Balloon	Actual/360	120	117	60	57	360	360	3	L(27),D(90),O(3)	0	0	174,040,000	Various
2.01	Walgreens- River Falls														7,625,000	10/10/2014
2.02	Walgreens- Forrest City														7,025,000	10/13/2014
2.03	Walgreens- Saint Louis (Lusher)														7,000,000	10/15/2014
2.04	Walgreens- Saint Louis (Lemay)														6,725,000	10/15/2014
2.05	Walgreens- Saint Charles														6,700,000	10/15/2014
2.06	Walgreens- Toledo														6,300,000	10/16/2014
2.07	Walgreens- Birmingham														6,275,000	10/10/2014
2.08	Walgreens- La Vista														6,225,000	10/14/2014
2.09	Walgreens- Olathe														6,200,000	10/16/2014
2.10	Walgreens- Arkadelphia														6,175,000	10/10/2014
2.11	Walgreens- Franklin														6,175,000	10/7/2014
2.12	Walgreens- Cincinnati														6,170,000	10/10/2014
2.13	Walgreens- Malvern														6,050,000	10/10/2014
2.14	Walgreens- Bartlett (5950)														6,050,000	10/7/2014
2.15	Walgreens- Bartlett (6697)														6,050,000	10/7/2014
2.16	Walgreens- Mount Washington														6,025,000	10/15/2014
2.17	Walgreens- Florence														6,020,000	10/10/2014
2.18	Walgreens- Little Rock														6,000,000	10/13/2014
2.19	Walgreens- Evansville														5,900,000	10/11/2014
2.20	Walgreens- Oklahoma City														5,780,000	10/15/2014
2.21	Walgreens- Hobart														5,700,000	10/16/2014
2.22	Walgreens- Memphis														5,525,000	10/7/2014
2.23	Walgreens- Oakland														5,450,000	10/7/2014
2.24	Walgreens- Knoxville														5,425,000	10/17/2014
2.25	Walgreens- Decatur														5,325,000	10/10/2014
2.26	Walgreens- Sioux Falls														5,300,000	10/14/2014
2.27	Walgreens- Enterprise														5,225,000	10/10/2014
2.28	Walgreens- Tulsa														4,920,000	10/15/2014
2.29	Walgreens- Michigan City														4,700,000	10/16/2014
3	One Monument Place	206,282.28	Interest-only, Amortizing Balloon	Actual/360	61	61	25	25	360	360	0	L(24),D(33),O(4)	0	0	60,000,000	12/22/2014
4	University of Delaware Hotel Portfolio	182,475.89	Interest-only, Amortizing ARD	Actual/360	84	84	18	18	360	360	0	L(24),D(56),O(4)	0	0	49,000,000	Various
4.01	Embassy Suites Newark Wilmington South														29,500,000	12/11/2014
4.02	Homewood Suites Wilmington South														19,500,000	12/12/2014
5	200 Kansas Street	164,277.89	Interest-only, Amortizing Balloon	Actual/360	120	120	36	36	360	360	0	L(24),D(92),O(4)	0	0	43,400,000	1/7/2015
6	DS Services Portfolio	150,567.48	Interest-only, Amortizing Balloon	Actual/360	120	120	60	60	360	360	0	L(24),GRTR 1% or YM(92),O(4)	0	5	49,100,000	Various
6.01	DS Services - Phoenix, AZ														9,700,000	1/15/2015
6.02	DS Services - Kentwood, LA														8,800,000	1/15/2015
6.03	DS Services - Santa Ana, CA														8,050,000	1/12/2015
6.04	DS Services - Orlando, FL														5,700,000	1/12/2015
6.05	DS Services - Salt Lake City, UT														4,950,000	1/14/2015
6.06	DS Services - Las Vegas, NV														5,150,000	1/11/2015
6.07	DS Services - Elgin, IL														3,500,000	1/12/2015
6.08	DS Services - Grand Prairie, TX														3,250,000	1/12/2015
7	Ontario Airport Tower	149,532.43	Interest-only, Amortizing Balloon	Actual/360	120	120	36	36	360	360	0	L(24),D(93),O(3)	0	0	40,700,000	1/9/2015
8	18th Street Atrium	138,736.89	Interest-only, Amortizing Balloon	Actual/360	121	121	61	61	360	360	0	L(24),D(93),O(4)	0	0	44,000,000	2/3/2015
9	Hilton Albany	143,953.43	Amortizing Balloon		120	120	0	0	300	300	0	L(24),D(92),O(4)	0	5	40,300,000	2/1/2016
10	Hanesbrands Industrial	75,040.98	Interest-only, ARD	Actual/360	120	119	120	119	0	0	1	YM(25),YM or D(91),O(4)	0	0	26,100,000	1/15/2015
11	Hampton Inn & Suites - Miami Airport	88,443.84	Interest-only, Amortizing Balloon	Actual/360	120	120	36	36	360	360	0	L(24),GRTR 1% or YM(92),O(4)	0	5	27,000,000	2/2/2015
12	Cole Income NAV Portfolio	58,159.69	Interest-only, ARD	Actual/360	120	119	120	119	0	0	1	L(25),GRTR 1% or YM(91),O(4)	0	0	26,500,000	Various
12.01	Time Warner Cable Midwest														5,480,000	10/1/2014
12.02	PetSmart														4,700,000	1/16/2015
12.03	Walgreens														4,000,000	1/7/2015
12.04	National Tire & Battery														2,400,000	9/8/2014
12.05	Tire Center														2,150,000	8/27/2014
12.06	Family Dollar II														1,330,000	1/16/2015
12.07	Dollar General I														1,250,000	9/19/2014
12.08	Burger King														1,270,000	9/17/2014
12.09	Family Dollar I														1,070,000	1/16/2015
12.10	Dollar General II														1,060,000	1/7/2015
12.11	Family Dollar III														990,000	1/20/2015
12.12	AutoZone (Ground)														800,000	10/12/2014
13	Shop City Shopping Center	81,944.71	Amortizing Balloon		120	120	0	0	360	360	0	L(24),D(92),O(4)	0	5	23,200,000	12/15/2014
14	SCORE Industrial Portfolio	86,748.34	Amortizing Balloon		120	120	0	0	360	360	0	L(24),D(93),O(3)	0	0	21,710,000	Various
14.01	1235 Commerce														5,690,000	1/28/2015
14.02	2050 American Italian														3,900,000	1/27/2015
14.03	546 L&C Distribution														3,280,000	1/28/2015
14.04	805 Victory Trail														3,410,000	1/28/2015
14.05	1416 Atlas														2,340,000	1/27/2015
14.06	1255 Commerce														2,000,000	1/28/2015
14.07	1424-1428 Atlas														1,090,000	1/27/2015
15	Bella Luna / San Lucas	73,544.36	Amortizing Balloon		60	57	0	0	360	357	3	L(27),D(29),O(4)	0	0	35,000,000	8/27/2014
16	Portofino Landing Apartments	76,636.90	Interest-only, Amortizing Balloon	Actual/360	120	120	36	36	360	360	0	L(24),D(92),O(4)	0	0	22,000,000	1/16/2015
17	Riverstone Apartments	74,230.72	Interest-only, Amortizing Balloon	Actual/360	120	118	48	46	360	360	2	L(26),D(91),O(3)	0	0	21,380,000	11/25/2014
18	Canyon Crossing I	38,767.93	Interest-only, Amortizing Balloon	Actual/360	121	121	61	61	360	360	0	L(24),D(95),O(2)	0	0	11,150,000	2/5/2015
19	Canyon Crossing II	33,598.88	Interest-only, Amortizing Balloon	Actual/360	121	121	61	61	360	360	0	L(24),D(95),O(2)	0	0	9,600,000	2/5/2015
20	Hunter’s Glen	69,868.79	Interest-only, Amortizing Balloon	Actual/360	120	117	60	57	360	360	3	L(27),D(92),O(1)	0	0	14,430,000	9/30/2014
21	San Clemente Self Storage	42,725.42	Interest-only, Balloon	Actual/360	120	120	120	120	0	0	0	L(24),D(92),O(4)	0	5	21,200,000	2/4/2015
22	Country Inn & Suites Virginia Beach	61,670.71	Amortizing Balloon		120	120	0	0	360	360	0	L(24),D(92),O(4)	0	5	18,500,000	12/1/2014
23	377 Broadway	58,147.39	Interest-only, Amortizing Balloon	Actual/360	84	84	48	48	360	360	0	L(12),GRTR 1% or YM(68),O(4)	0	0	20,000,000	12/22/2014
24	Actuant HQ	46,540.18	Interest-only, ARD	Actual/360	120	120	120	120	0	0	0	YM(24),YM or D(92),O(4)	0	0	17,400,000	1/23/2015
25	Hampton Inn St. George	60,752.88	Interest-only, Amortizing Balloon	Actual/360	121	121	1	1	330	330	0	L(24),D(95),O(2)	0	0	16,100,000	1/23/2015
26	Wildhorse Marketplace	55,539.48	Amortizing Balloon		120	120	0	0	360	360	0	L(24),D(92),O(4)	0	5	15,500,000	12/8/2014
27	Abington Apartments	52,825.66	Interest-only, Amortizing Balloon	Actual/360	120	119	36	35	360	360	1	L(25),D(91),O(4)	0	0	14,300,000	12/12/2014
28	Augusta Ranch Marketplace	51,163.12	Interest-only, Amortizing Balloon	Actual/360	60	60	24	24	360	360	0	L(24),D(32),O(4)	0	5	14,100,000	2/12/2015
29	Chase Bank Tower	52,391.26	Interest-only, Amortizing Balloon	Actual/360	121	121	1	1	360	360	0	L(24),D(93),O(4)	0	0	14,730,000	1/30/2015
30	Hampton Inn & Suites Bartram Park	49,958.02	Amortizing Balloon		120	120	0	0	360	360	0	L(24),D(93),O(3)	0	0	15,000,000	12/1/2014
31	Pic N Save/ Burger King Portfolio	49,946.73	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(94),O(1)	0	0	13,125,000	Various
31.01	Pic N Save														10,900,000	12/13/2014
31.02	Burger King - Lafayette														2,225,000	12/17/2014
32	Lamplighter MHC	44,482.55	Amortizing Balloon		120	119	0	0	360	359	1	L(25),GRTR 1% or YM(91),O(4)	0	5	13,830,000	12/16/2014
33	Pathfinder Office	48,923.69	Interest-only, Amortizing Balloon	Actual/360	61	61	25	25	360	360	0	L(24),D(32),O(5)	0	0	12,900,000	12/12/2014
34	Shore Center Shopping Center	43,331.37	Interest-only, Amortizing Balloon	Actual/360	120	120	36	36	360	360	0	L(24),D(92),O(4)	0	5	12,300,000	6/9/2014
35	Atrium Pointe	44,334.97	Interest-only, Amortizing Balloon	Actual/360	120	119	24	23	360	360	1	L(25),D(91),O(4)	0	0	13,000,000	12/16/2014
36	Candlewood Turlock	44,344.77	Amortizing Balloon		120	118	0	0	360	358	2	L(26),D(91),O(3)	0	0	11,900,000	11/18/2014
37	HGI Palmdale	42,985.40	Amortizing Balloon		120	120	0	0	360	360	0	GRTR 1% or YM (24),GRTR 1% or YM or D(93),O(3)	0	0	12,100,000	9/4/2014
38	Temple Terrace Shoppes	38,448.15	Interest-only, Amortizing Balloon	Actual/360	120	120	24	24	360	360	0	L(24),D(89),O(7)	0	5	11,025,000	1/15/2015
39	Masonic Building	39,576.89	Interest-only, Amortizing Balloon	Actual/360	60	59	24	23	360	360	1	L(24),GRTR 1% or YM(32),O(4)	0	10	10,500,000	12/15/2014
40	Punta Gorda Waterfront Inn & Suites	45,609.74	Amortizing Balloon		120	119	0	0	300	299	1	L(25),D(91),O(4)	0	0	13,300,000	12/23/2014

A-1-5

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Monthly P&I Payment ($)(5)	Amortization Type	Interest Accrual Method During IO	Original Term to Maturity or ARD (Mos.)	Remaining Term to Maturity or ARD (Mos.)	Original IO Period (Mos.)	Remaining IO Period (Mos.)	Original Amort Term (Mos.)	Remaining Amort Term (Mos.)	Seasoning	Prepayment Provisions	Grace Period Default (Days)	Grace Period Late (Days)	Appraised Value ($)(7)	Appraisal Date
41	429 On the Park	36,316.97	Interest-only, Amortizing Balloon	Actual/360	120	120	48	48	360	360	0	L(24),GRTR 1% or YM(93),O(3)	0	0	9,800,000	1/9/2015
42	Stanley Station	34,805.48	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(93),O(2)	0	0	10,390,000	12/19/2014
43	Jo-Ann Fabrics	33,966.51	Interest-only, Amortizing Balloon	Actual/360	120	120	12	12	360	360	0	L(24),GRTR 1% or YM or D(91),O(5)	0	0	9,400,000	1/16/2015
44	Best Western Fountainview	39,930.55	Amortizing Balloon		120	120	0	0	240	240	0	L(24),D(93),O(3)	0	0	9,300,000	1/14/2015
45	Holiday Inn & Suites Fairburn	32,297.57	Amortizing Balloon		120	120	0	0	300	300	0	L(24),D(93),O(3)	0	0	8,600,000	1/6/2015
46	Hobby Lobby	23,008.18	Interest-only, ARD	Actual/360	120	119	120	119	0	0	1	YM(25),YM or D(91),O(4)	0	0	7,950,000	11/10/2014
47	Widmer Shoppes	30,941.84	Amortizing Balloon		120	119	0	0	300	299	1	L(25),D(92),O(3)	0	0	8,600,000	12/19/2014
48	Candlewood Suites Lithia Springs	32,435.88	Amortizing Balloon		120	120	0	0	270	270	0	L(24),D(93),O(3)	0	0	7,600,000	1/26/2015
49	400 Liberty	26,859.88	Interest-only, Amortizing Balloon	Actual/360	121	121	1	1	360	360	0	L(24),D(93),O(4)	0	0	7,400,000	1/22/2015
50	Security Public Storage - Roseville II	24,495.42	Interest-only, Amortizing Balloon	Actual/360	120	119	24	23	360	360	1	L(25),GRTR 1% or YM or D(88),O(7)	0	5	7,750,000	1/12/2015
51	Reedley Shopping Center	23,497.56	Interest-only, Amortizing Balloon	Actual/360	120	120	60	60	360	360	0	L(24),D(92),O(4)	0	5	11,500,000	12/13/2014
52	Holiday Inn Express - Lithia Springs	28,494.37	Amortizing Balloon		120	117	0	0	300	297	3	L(27),D(90),O(3)	0	0	7,400,000	10/24/2014
53	11940 West 95th Street	24,372.93	Amortizing Balloon		120	120	0	0	360	360	0	L(24),D(92),O(4)	0	5	7,000,000	1/28/2015
54	Walgreens - Hilliard, OH	17,763.20	Interest-only, ARD	Actual/360	120	120	120	120	0	0	0	YM(24),YM or D(92),O(4)	0	0	6,400,000	2/11/2015
55	Shoppes at Park Place	17,985.82	Interest-only, Amortizing Balloon	Actual/360	120	120	36	36	360	360	0	L(24),D(92),O(4)	0	0	5,750,000	1/13/2015
56	Walgreens - Niles, OH	14,432.60	Interest-only, ARD	Actual/360	120	120	120	120	0	0	0	YM(24),YM or D(92),O(4)	0	0	5,200,000	2/7/2015
57	Winn Dixie - New Port Richey	17,988.60	Amortizing Balloon		120	120	0	0	360	360	0	L(24),D(93),O(3)	0	0	4,850,000	1/14/2015
58	AAAA Lisenby Storage	16,129.10	Interest-only, Amortizing Balloon	Actual/360	120	120	24	24	360	360	0	L(24),D(92),O(4)	0	5	4,330,000	1/5/2015
59	Main Corner	14,351.27	Amortizing Balloon		120	120	0	0	360	360	0	L(24),D(92),O(4)	0	5	4,050,000	11/26/2014
60	Walgreens - Millington, TN	13,124.79	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)	0	5	4,700,000	12/22/2014
61	Walgreens - Highland, IL	13,003.26	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)	0	5	4,675,000	12/23/2014
62	CVS - Gahanna	9,559.84	Interest-only, Balloon	Actual/360	120	120	120	120	0	0	0	L(24),D(92),O(4)	0	5	4,500,000	1/5/2015
63	Walgreens - Pensacola	13,700.35	Amortizing Balloon		120	120	0	0	300	300	0	L(24),D(92),O(4)	0	5	4,250,000	1/19/2015
64	Storage Depot - Orange	7,856.18	Amortizing Balloon		120	120	0	0	360	360	0	L(24),GRTR 1% or YM(92),O(4)	0	5	2,370,000	1/21/2015
65	Dollar General - Iberia	4,098.46	Interest-only, ARD	Actual/360	120	119	120	119	0	0	1	YM(25),YM or D(91),O(4)	0	0	1,350,000	1/7/2015
66	Dollar General - Pine Island	3,523.65	Interest-only, ARD	Actual/360	120	119	120	119	0	0	1	YM(25),YM or D(91),O(4)	0	0	1,160,000	1/5/2015
67	Dollar General - Isle	3,313.35	Interest-only, ARD	Actual/360	120	119	120	119	0	0	1	YM(25),YM or D(91),O(4)	0	0	1,090,000	12/30/2014
68	Dollar General - Wheaton	2,787.99	Interest-only, ARD	Actual/360	120	120	120	120	0	0	0	YM(24),YM or D(92),O(4)	0	0	980,000	1/23/2015

A-1-6

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Coop -Rental Value	Coop - LTV as Rental	Coop - Unsold Percent	Coop - Sponsor Units	Coop - Investor Units	Coop - Units	Coop - Sponsor Carry	Coop - Committed Secondary Debt	U/W NOI DSCR (x)(4)(5)	U/W NCF DSCR (x)(4)(5)	Cut-off Date LTV Ratio(4)(6)(7)	LTV Ratio at Maturity or ARD(4)(6)(7)	Cut-off Date U/W NOI Debt Yield(4)(6)	Cut-off Date U/W NCF Debt Yield(4)(6)	U/W Revenues ($)	U/W Expenses ($)(8)	U/W Net Operating Income ($)	U/W Replacement ($)	U/W TI/LC ($)	U/W Net Cash Flow ($)
1	3 Columbus Circle									2.39	2.30	50.0%	50.0%	8.8%	8.4%	46,655,003	16,006,943	30,648,061	131,452	1,022,258	29,494,350
2	Walgreens Portfolio									1.37	1.36	68.4%	62.6%	8.3%	8.2%	10,072,543	201,451	9,871,092	89,294	0	9,781,797
2.01	Walgreens- River Falls															437,643	8,753	428,890	0	0	428,890
2.02	Walgreens- Forrest City															404,926	8,099	396,828	0	0	396,828
2.03	Walgreens- Saint Louis (Lusher)															401,825	8,037	393,789	1,966	0	391,823
2.04	Walgreens- Saint Louis (Lemay)															391,378	7,828	383,551	7,550	0	376,000
2.05	Walgreens- Saint Charles															384,298	7,686	376,612	629	0	375,984
2.06	Walgreens- Toledo															370,200	7,404	362,796	6,810	0	355,985
2.07	Walgreens- Birmingham															365,627	7,313	358,314	6,804	0	351,510
2.08	Walgreens- La Vista															358,429	7,169	351,260	1,568	0	349,692
2.09	Walgreens- Olathe															356,347	7,127	349,220	2,503	0	346,717
2.10	Walgreens- Arkadelphia															354,764	7,095	347,668	0	0	347,668
2.11	Walgreens- Franklin															361,362	7,227	354,134	7,213	0	346,922
2.12	Walgreens- Cincinnati															357,100	7,142	349,958	2,086	0	347,873
2.13	Walgreens- Malvern															348,444	6,969	341,475	146	0	341,330
2.14	Walgreens- Bartlett (5950)															349,915	6,998	342,917	2,722	0	340,195
2.15	Walgreens- Bartlett (6697)															354,168	7,083	347,085	7,106	0	339,978
2.16	Walgreens- Mount Washington															351,679	7,034	344,645	6,521	0	338,125
2.17	Walgreens- Florence															345,449	6,909	338,540	148	0	338,392
2.18	Walgreens- Little Rock															352,111	7,042	345,069	6,810	0	338,258
2.19	Walgreens- Evansville															343,359	6,867	336,492	6,115	0	330,377
2.20	Walgreens- Oklahoma City															333,541	6,671	326,870	1,808	0	325,062
2.21	Walgreens- Hobart															327,026	6,541	320,485	1,663	0	318,822
2.22	Walgreens- Memphis															319,660	6,393	313,267	1,947	0	311,320
2.23	Walgreens- Oakland															315,605	6,312	309,293	1,911	0	307,382
2.24	Walgreens- Knoxville															314,159	6,283	307,876	1,808	0	306,069
2.25	Walgreens- Decatur															311,242	6,225	305,017	5,796	0	299,221
2.26	Walgreens- Sioux Falls															304,641	6,093	298,548	0	0	298,548
2.27	Walgreens- Enterprise															299,223	5,984	293,238	148	0	293,090
2.28	Walgreens- Tulsa															282,733	5,655	277,079	260	0	276,819
2.29	Walgreens- Michigan City															275,689	5,514	270,175	7,258	0	262,918
3	One Monument Place									1.51	1.40	67.5%	64.9%	9.2%	8.6%	6,018,734	2,287,800	3,730,935	44,495	221,950	3,464,490
4	University of Delaware Hotel Portfolio									1.86	1.64	71.8%	65.3%	11.6%	10.2%	12,119,797	8,041,735	4,078,062	0	0	3,593,270
4.01	Embassy Suites Newark Wilmington South															7,899,604	5,433,400	2,466,204	0	0	2,150,220
4.02	Homewood Suites Wilmington South															4,220,193	2,608,335	1,611,858	0	0	1,443,050
5	200 Kansas Street									1.27	1.21	76.0%	66.3%	7.6%	7.2%	3,476,824	964,830	2,511,994	18,011	103,492	2,390,491
6	DS Services Portfolio									1.64	1.53	64.2%	58.2%	9.4%	8.8%	4,157,918	1,192,653	2,965,266	64,949	131,616	2,768,700
6.01	DS Services - Phoenix, AZ															787,545	185,934	601,611	10,049	24,079	567,483
6.02	DS Services - Kentwood, LA															785,064	248,780	536,284	16,238	27,484	492,563
6.03	DS Services - Santa Ana, CA															752,262	269,734	482,528	7,890	19,396	455,242
6.04	DS Services - Orlando, FL															472,674	125,312	347,362	8,034	15,735	323,594
6.05	DS Services - Salt Lake City, UT															399,301	95,365	303,936	7,056	13,763	283,117
6.06	DS Services - Las Vegas, NV															391,890	90,529	301,361	6,016	12,849	282,497
6.07	DS Services - Elgin, IL															293,007	89,661	203,346	4,830	9,343	189,172
6.08	DS Services - Grand Prairie, TX															276,175	87,337	188,837	4,838	8,968	175,032
7	Ontario Airport Tower									1.68	1.56	72.6%	63.5%	10.2%	9.5%	4,713,659	1,693,550	3,020,110	29,546	184,666	2,805,898
8	18th Street Atrium									1.41	1.33	61.4%	56.3%	8.7%	8.2%	3,778,792	1,427,123	2,351,668	27,963	114,914	2,208,791
9	Hilton Albany									2.18	1.70	66.0%	48.0%	14.2%	11.1%	20,647,679	16,877,668	3,770,011	0	0	2,944,104
10	Hanesbrands Industrial									1.79	1.64	70.0%	70.0%	8.8%	8.1%	1,646,650	32,933	1,613,717	140,334	0	1,473,383
11	Hampton Inn & Suites - Miami Airport									2.02	1.77	66.7%	58.0%	11.9%	10.5%	6,481,835	4,339,291	2,142,544	0	0	1,883,271
12	Cole Income NAV Portfolio									2.39	2.24	64.0%	64.0%	9.9%	9.2%	1,722,359	51,671	1,670,688	40,447	63,487	1,566,753
12.01	Time Warner Cable Midwest															330,096	9,903	320,193	15,617	24,512	280,064
12.02	PetSmart															312,301	9,369	302,932	5,125	8,044	289,763
12.03	Walgreens															218,500	6,555	211,945	2,964	4,652	204,329
12.04	National Tire & Battery															165,798	4,974	160,824	2,750	4,316	153,758
12.05	Tire Center															157,531	4,726	152,805	3,267	5,128	144,409
12.06	Family Dollar II															100,700	3,021	97,679	1,664	2,612	93,403
12.07	Dollar General I															81,472	2,444	79,028	1,820	2,857	74,351
12.08	Burger King															81,408	2,442	78,966	649	1,018	77,299
12.09	Family Dollar I															83,531	2,506	81,025	1,664	2,612	76,749
12.10	Dollar General II															67,688	2,031	65,657	1,805	2,834	61,018
12.11	Family Dollar III															75,835	2,275	73,560	1,647	2,585	69,328
12.12	AutoZone (Ground)															47,500	1,425	46,075	1,476	2,317	42,282
13	Shop City Shopping Center									1.87	1.70	71.1%	57.2%	11.1%	10.1%	2,637,568	803,176	1,834,392	46,785	116,964	1,670,643
14	SCORE Industrial Portfolio									1.72	1.46	73.6%	60.7%	11.2%	9.5%	2,497,086	706,864	1,790,222	112,927	158,487	1,518,808
14.01	1235 Commerce															583,836	125,484	458,352	22,942	32,198	403,213
14.02	2050 American Italian															413,493	116,860	296,633	18,315	25,704	252,613
14.03	546 L&C Distribution															387,332	100,592	286,740	16,500	23,157	247,083
14.04	805 Victory Trail															399,896	145,720	254,176	31,320	43,956	178,899
14.05	1416 Atlas															285,152	111,124	174,028	6,900	9,684	157,444
14.06	1255 Commerce															303,745	67,921	235,823	12,300	17,262	206,261
14.07	1424-1428 Atlas															123,632	39,162	84,470	4,650	6,526	73,294
15	Bella Luna / San Lucas									2.23	2.03	58.3%	53.1%	12.8%	11.6%	5,822,334	3,218,017	2,604,317	230,880	0	2,373,437
16	Portofino Landing Apartments									1.44	1.29	68.2%	59.8%	8.8%	7.9%	3,261,659	1,941,686	1,319,972	136,416	0	1,183,556
17	Riverstone Apartments									1.57	1.45	70.2%	62.6%	9.3%	8.6%	2,952,308	1,556,595	1,395,713	106,800	0	1,288,913
18	Canyon Crossing I									1.57	1.43	70.8%	64.6%	9.3%	8.5%	1,596,745	877,766	718,979	64,264	0	654,715
19	Canyon Crossing II									1.57	1.43	70.8%	64.6%	9.3%	8.5%	1,386,040	740,425	645,615	56,368	0	589,247
20	Hunter’s Glen									1.21	1.21	73.0%	65.2%	7.5%	7.5%	2,008,730	990,504	1,018,226	0	0	1,018,226
21	San Clemente Self Storage									2.26	2.23	58.0%	58.0%	9.4%	9.3%	1,705,403	548,300	1,157,103	11,652	0	1,145,451
22	Country Inn & Suites Virginia Beach									2.03	1.82	65.9%	53.3%	12.3%	11.0%	4,022,983	2,517,498	1,505,485	0	0	1,344,566
23	377 Broadway									1.49	1.44	58.8%	55.8%	8.9%	8.5%	1,256,850	216,428	1,040,423	2,951	33,994	1,003,478
24	Actuant HQ									1.94	1.77	65.0%	65.0%	9.6%	8.7%	1,117,168	33,515	1,083,653	16,301	80,138	987,215
25	Hampton Inn St. George									2.01	1.80	69.9%	54.5%	13.0%	11.7%	3,842,289	2,376,479	1,465,810	0	0	1,312,119
26	Wildhorse Marketplace									1.57	1.46	71.0%	57.3%	9.5%	8.9%	1,423,382	375,010	1,048,373	12,907	60,086	975,380
27	Abington Apartments									1.57	1.41	74.8%	65.2%	9.3%	8.3%	2,191,467	1,199,009	992,458	99,384	0	893,074
28	Augusta Ranch Marketplace									1.65	1.51	67.4%	63.5%	10.7%	9.8%	1,404,109	392,266	1,011,843	22,627	61,459	927,756
29	Chase Bank Tower									1.86	1.54	70.9%	57.2%	11.2%	9.3%	3,224,785	2,057,957	1,166,828	16,372	180,564	969,891
30	Hampton Inn & Suites Bartram Park									2.16	1.95	66.7%	53.7%	12.9%	11.7%	3,124,831	1,830,415	1,294,416	0	0	1,169,423
31	Pic N Save/ Burger King Portfolio									1.43	1.38	74.6%	60.5%	8.7%	8.4%	1,183,232	327,393	855,839	2,366	29,266	824,207
31.01	Pic N Save															1,007,560	298,582	708,978	2,366	23,939	682,672
31.02	Burger King - Lafayette															175,672	28,811	146,861	0	5,327	141,534
32	Lamplighter MHC									1.60	1.58	68.6%	54.2%	9.0%	8.9%	1,277,301	422,637	854,664	12,850	0	841,814
33	Pathfinder Office									1.43	1.29	71.7%	68.5%	9.1%	8.2%	1,504,315	663,737	840,577	20,590	64,346	755,642
34	Shore Center Shopping Center									1.74	1.59	73.2%	63.4%	10.1%	9.2%	1,566,806	660,550	906,256	17,787	62,672	825,797
35	Atrium Pointe									1.67	1.49	67.3%	57.5%	10.2%	9.0%	1,370,725	482,132	888,593	16,775	81,557	790,260
36	Candlewood Turlock									1.70	1.54	72.1%	58.7%	10.6%	9.6%	2,126,736	1,221,281	905,455	0	0	820,386
37	HGI Palmdale									1.94	1.63	68.3%	55.7%	12.1%	10.2%	3,965,404	2,963,501	1,001,903	0	0	843,286
38	Temple Terrace Shoppes									1.66	1.48	71.7%	60.6%	9.7%	8.7%	1,014,132	246,864	767,269	18,921	64,515	683,833
39	Masonic Building									1.46	1.33	71.4%	68.2%	9.3%	8.4%	1,806,105	1,110,754	695,351	12,565	51,797	630,989
40	Punta Gorda Waterfront Inn & Suites									1.84	1.64	56.3%	42.8%	13.4%	12.0%	2,677,067	1,671,376	1,005,691	0	0	898,609

A-1-7

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Coop -Rental Value	Coop - LTV as Rental	Coop - Unsold Percent	Coop - Sponsor Units	Coop - Investor Units	Coop - Units	Coop - Sponsor Carry	Coop - Committed Secondary Debt	U/W NOI DSCR (x)(4)(5)	U/W NCF DSCR (x)(4)(5)	Cut-off Date LTV Ratio(4)(6)(7)	LTV Ratio at Maturity or ARD(4)(6)(7)	Cut-off Date U/W NOI Debt Yield(4)(6)	Cut-off Date U/W NCF Debt Yield(4)(6)	U/W Revenues ($)	U/W Expenses ($)(8)	U/W Net Operating Income ($)	U/W Replacement ($)	U/W TI/LC ($)	U/W Net Cash Flow ($)
41	429 On the Park									2.01	1.63	75.0%	66.9%	11.9%	9.7%	1,738,135	862,160	875,975	25,190	140,722	710,062
42	Stanley Station									1.64	1.48	64.9%	52.8%	10.2%	9.2%	1,197,519	512,743	684,776	14,483	51,563	618,730
43	Jo-Ann Fabrics									1.54	1.44	68.1%	57.3%	9.8%	9.2%	881,064	252,449	628,615	9,865	31,630	587,120
44	Best Western Fountainview									1.75	1.59	66.7%	41.5%	13.5%	12.3%	1,923,607	1,086,829	836,778	0	0	759,834
45	Holiday Inn & Suites Fairburn									2.04	1.83	67.4%	49.5%	13.6%	12.2%	2,055,070	1,263,966	791,104	0	0	708,901
46	Hobby Lobby									1.71	1.68	70.0%	70.0%	8.5%	8.3%	492,290	20,489	471,801	8,250	0	463,551
47	Widmer Shoppes									1.49	1.41	62.7%	46.6%	10.2%	9.7%	897,300	345,405	551,895	6,347	21,303	524,245
48	Candlewood Suites Lithia Springs									1.85	1.69	69.7%	48.4%	13.6%	12.4%	1,609,544	887,933	721,611	0	0	657,229
49	400 Liberty									1.40	1.28	70.3%	57.1%	8.7%	7.9%	583,101	130,400	452,701	10,478	31,060	411,164
50	Security Public Storage - Roseville II									1.79	1.68	65.8%	55.5%	10.3%	9.7%	778,269	252,898	525,372	30,768	0	494,603
51	Reedley Shopping Center									3.82	3.27	43.5%	39.4%	21.5%	18.5%	1,386,195	308,724	1,077,471	25,624	128,658	923,189
52	Holiday Inn Express - Lithia Springs									1.69	1.49	67.2%	50.1%	11.6%	10.2%	1,718,797	1,140,598	578,199	0	0	509,447
53	11940 West 95th Street									1.58	1.52	69.3%	55.9%	9.5%	9.2%	640,775	178,445	462,330	2,101	15,759	444,470
54	Walgreens - Hilliard, OH									1.77	1.76	70.0%	70.0%	8.4%	8.4%	389,186	11,676	377,511	2,223	0	375,288
55	Shoppes at Park Place									1.74	1.62	64.3%	55.9%	10.2%	9.5%	595,233	219,172	376,060	2,571	23,728	349,762
56	Walgreens - Niles, OH									1.78	1.76	70.0%	70.0%	8.5%	8.4%	318,125	9,544	308,581	2,964	0	305,617
57	Winn Dixie - New Port Richey									1.65	1.52	72.2%	58.6%	10.2%	9.4%	366,806	11,004	355,802	10,860	17,410	327,531
58	AAAA Lisenby Storage									1.53	1.50	74.8%	63.7%	9.1%	9.0%	511,610	215,722	295,888	5,290	0	290,599
59	Main Corner									1.86	1.65	71.6%	57.5%	11.0%	9.8%	515,851	195,867	319,984	15,325	20,217	284,442
60	Walgreens - Millington, TN									1.72	1.71	57.4%	45.9%	10.1%	10.0%	274,219	2,742	271,477	1,456	0	270,021
61	Walgreens - Highland, IL									1.72	1.71	57.1%	45.7%	10.1%	10.0%	271,600	2,716	268,884	1,482	0	267,402
62	CVS - Gahanna									2.09	2.08	59.0%	59.0%	9.0%	9.0%	242,500	2,425	240,075	1,044	0	239,031
63	Walgreens - Pensacola									1.49	1.48	60.0%	43.5%	9.6%	9.5%	247,350	2,474	244,877	1,414	0	243,462
64	Storage Depot - Orange									1.66	1.62	66.1%	53.3%	10.0%	9.8%	268,349	111,711	156,639	3,664	0	152,974
65	Dollar General - Iberia									1.80	1.76	65.0%	65.0%	10.1%	9.9%	91,083	2,733	88,351	1,581	0	86,770
66	Dollar General - Pine Island									1.80	1.76	65.0%	65.0%	10.1%	9.9%	78,305	2,349	75,956	1,365	0	74,591
67	Dollar General - Isle									1.80	1.77	65.0%	65.0%	10.1%	9.9%	73,972	2,219	71,753	1,365	0	70,388
68	Dollar General - Wheaton									1.93	1.89	65.0%	65.0%	10.2%	9.9%	66,721	2,002	64,720	1,365	0	63,355

A-1-8

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Occupancy Rate(3)	Occupancy as-of Date	U/W Hotel ADR	U/W Hotel RevPAR	Most Recent Period	Most Recent Revenues ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent Capital Expenditures	Most Recent NCF ($)	Most Recent Hotel ADR	Most Recent Hotel RevPAR	Second Most Recent Period	Second Most Recent Revenues ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent Capital Expenditures	Second Most Recent NCF ($)	Second Most Recent Hotel ADR	Second Most Recent Hotel RevPAR	Third Most Recent Period
1	3 Columbus Circle	82.7%	2/26/2015			TTM 9/30/2014	40,984,976	15,222,578	25,762,399	0	25,762,399			Actual 2013	33,159,185	13,439,257	19,719,928	0	19,719,928			Actual 2012
2	Walgreens Portfolio	100.0%	3/1/2015			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
2.01	Walgreens- River Falls	100.0%	3/1/2015			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
2.02	Walgreens- Forrest City	100.0%	3/1/2015			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
2.03	Walgreens- Saint Louis (Lusher)	100.0%	3/1/2015			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
2.04	Walgreens- Saint Louis (Lemay)	100.0%	3/1/2015			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
2.05	Walgreens- Saint Charles	100.0%	3/1/2015			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
2.06	Walgreens- Toledo	100.0%	3/1/2015			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
2.07	Walgreens- Birmingham	100.0%	3/1/2015			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
2.08	Walgreens- La Vista	100.0%	3/1/2015			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
2.09	Walgreens- Olathe	100.0%	3/1/2015			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
2.10	Walgreens- Arkadelphia	100.0%	3/1/2015			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
2.11	Walgreens- Franklin	100.0%	3/1/2015			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
2.12	Walgreens- Cincinnati	100.0%	3/1/2015			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
2.13	Walgreens- Malvern	100.0%	3/1/2015			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
2.14	Walgreens- Bartlett (5950)	100.0%	3/1/2015			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
2.15	Walgreens- Bartlett (6697)	100.0%	3/1/2015			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
2.16	Walgreens- Mount Washington	100.0%	3/1/2015			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
2.17	Walgreens- Florence	100.0%	3/1/2015			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
2.18	Walgreens- Little Rock	100.0%	3/1/2015			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
2.19	Walgreens- Evansville	100.0%	3/1/2015			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
2.20	Walgreens- Oklahoma City	100.0%	3/1/2015			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
2.21	Walgreens- Hobart	100.0%	3/1/2015			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
2.22	Walgreens- Memphis	100.0%	3/1/2015			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
2.23	Walgreens- Oakland	100.0%	3/1/2015			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
2.24	Walgreens- Knoxville	100.0%	3/1/2015			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
2.25	Walgreens- Decatur	100.0%	3/1/2015			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
2.26	Walgreens- Sioux Falls	100.0%	3/1/2015			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
2.27	Walgreens- Enterprise	100.0%	3/1/2015			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
2.28	Walgreens- Tulsa	100.0%	3/1/2015			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
2.29	Walgreens- Michigan City	100.0%	3/1/2015			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
3	One Monument Place	91.6%	11/30/2014			Actual 2014	5,390,096	2,210,557	3,179,538	0	3,179,538			Actual 2013	5,442,116	2,150,512	3,291,604	0	3,291,604			Actual 2012
4	University of Delaware Hotel Portfolio	83.0%	11/30/2014	142	118	TTM 11/30/2014	12,119,796	8,039,726	4,080,070	0	4,080,070	142	118	Actual 2013	11,959,289	7,778,900	4,180,389	0	4,180,389	139	116	Actual 2012
4.01	Embassy Suites Newark Wilmington South	79.1%	11/30/2014	144	114	TTM 11/30/2014	7,899,603	5,422,962	2,476,641	0	2,476,641	144	114	Actual 2013	7,801,833	5,345,660	2,456,173	0	2,456,173	141	111	Actual 2012
4.02	Homewood Suites Wilmington South	89.8%	11/30/2014	139	125	TTM 11/30/2014	4,220,193	2,616,764	1,603,429	0	1,603,429	139	125	Actual 2013	4,157,456	2,433,240	1,724,216	0	1,724,216	137	123	Actual 2012
5	200 Kansas Street	84.2%	1/1/2015			Actual 2014	1,507,941	438,869	1,069,072	121,503	947,569			NAV	NAV	NAV	NAV	NAV	NAV			NAV
6	DS Services Portfolio	100.0%	3/1/2015			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
6.01	DS Services - Phoenix, AZ	100.0%	3/1/2015			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
6.02	DS Services - Kentwood, LA	100.0%	3/1/2015			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
6.03	DS Services - Santa Ana, CA	100.0%	3/1/2015			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
6.04	DS Services - Orlando, FL	100.0%	3/1/2015			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
6.05	DS Services - Salt Lake City, UT	100.0%	3/1/2015			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
6.06	DS Services - Las Vegas, NV	100.0%	3/1/2015			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
6.07	DS Services - Elgin, IL	100.0%	3/1/2015			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
6.08	DS Services - Grand Prairie, TX	100.0%	3/1/2015			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
7	Ontario Airport Tower	96.9%	1/31/2015			Actual 2014	4,618,257	1,598,269	3,019,988	0	3,019,988			Actual 2013	4,084,630	1,505,616	2,579,014	0	2,579,014			NAV
8	18th Street Atrium	100.0%	2/1/2015			TTM 1/31/2015	2,951,388	1,419,677	1,531,711	0	1,531,711			Actual 2013	2,927,481	1,390,552	1,536,929	0	1,536,929			Actual 2012
9	Hilton Albany	76.8%	1/31/2015	127	97	TTM 1/31/2015	20,660,273	16,455,684	4,204,589	0	4,204,589	127	97	Actual 2013	17,141,433	14,469,239	2,672,194	0	2,672,194	115	81	Actual 2012
10	Hanesbrands Industrial	100.0%	3/1/2015			Actual 2013	1,042,148	0	1,042,148	0	1,042,148			Actual 2012	1,042,148	0	1,042,148	0	1,042,148			Actual 2011
11	Hampton Inn & Suites - Miami Airport	84.3%	12/31/2014	144	115	Actual 2014	6,692,457	4,551,454	2,141,003	0	2,141,003	142	119	Actual 2013	6,139,964	4,111,589	2,028,375	0	2,028,375	136	109	Actual 2012
12	Cole Income NAV Portfolio	100.0%	3/1/2015			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
12.01	Time Warner Cable Midwest	100.0%	3/1/2015			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
12.02	PetSmart	100.0%	3/1/2015			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
12.03	Walgreens	100.0%	3/1/2015			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
12.04	National Tire & Battery	100.0%	3/1/2015			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
12.05	Tire Center	100.0%	3/1/2015			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
12.06	Family Dollar II	100.0%	3/1/2015			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
12.07	Dollar General I	100.0%	3/1/2015			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
12.08	Burger King	100.0%	3/1/2015			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
12.09	Family Dollar I	100.0%	3/1/2015			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
12.10	Dollar General II	100.0%	3/1/2015			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
12.11	Family Dollar III	100.0%	3/1/2015			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
12.12	AutoZone (Ground)	100.0%	3/1/2015			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
13	Shop City Shopping Center	90.0%	12/9/2014			TTM 10/31/2014	2,663,862	730,173	1,933,689	0	1,933,689			Actual 2013	2,485,459	752,412	1,733,047	0	1,733,047			Actual 2012
14	SCORE Industrial Portfolio	89.1%	3/1/2015			Actual 2014	602,603	230,104	372,499	112,927	259,572			NAV	NAV	NAV	NAV	NAV	NAV			NAV
14.01	1235 Commerce	100.0%	3/1/2015			Actual 2014	541,553	19,962	521,591	22,942	498,650			NAV	NAV	NAV	NAV	NAV	NAV			NAV
14.02	2050 American Italian	100.0%	3/1/2015			Actual 2014	61,050	7,913	53,137	18,315	34,822			NAV	NAV	NAV	NAV	NAV	NAV			NAV
14.03	546 L&C Distribution	100.0%	3/1/2015			Actual 2014	0	86,051	(86,051)	16,500	(102,551)			NAV	NAV	NAV	NAV	NAV	NAV			NAV
14.04	805 Victory Trail	100.0%	3/1/2015			Actual 2014	0	0	0	31,320	(31,320)			NAV	NAV	NAV	NAV	NAV	NAV			NAV
14.05	1416 Atlas	100.0%	3/1/2015			Actual 2014	0	0	0	6,900	(6,900)			NAV	NAV	NAV	NAV	NAV	NAV			NAV
14.06	1255 Commerce	0.0%	3/1/2015			Actual 2014	0	116,178	(116,178)	12,300	(128,478)			NAV	NAV	NAV	NAV	NAV	NAV			NAV
14.07	1424-1428 Atlas	100.0%	3/1/2015			Actual 2014	0	0	0	4,650	(4,650)			NAV	NAV	NAV	NAV	NAV	NAV			NAV
15	Bella Luna / San Lucas	94.1%	1/13/2015			Actual 2014	5,379,741	3,076,963	2,302,778	0	2,302,778			Actual 2013	3,368,214	2,442,850	925,364	0	925,364			Annualized 8 12/31/2012
16	Portofino Landing Apartments	92.7%	2/4/2015			TTM 1/31/2015	2,957,529	1,899,216	1,058,313	0	1,058,313			Actual 2014	2,882,595	1,885,712	996,883	0	996,883			Annualized 10 12/31/2013
17	Riverstone Apartments	94.9%	11/1/2014			TTM 10/31/2014	2,826,203	1,580,825	1,245,378	106,000	1,139,378			Actual 2013	2,753,172	1,484,027	1,269,145	0	1,269,145			Actual 2012
18	Canyon Crossing I	93.1%	1/15/2015			TTM 1/31/2015	1,553,505	882,721	670,784	0	670,784			Actual 2014	1,548,467	884,383	664,084	0	664,084			Actual 2013
19	Canyon Crossing II	90.9%	1/15/2015			TTM 1/31/2015	1,331,522	763,102	568,420	0	568,420			Actual 2014	1,337,683	773,596	564,087	0	564,087			Actual 2013
20	Hunter’s Glen	88.9%	1/15/2015			TTM 9/30/2014	1,822,273	1,011,033	811,240	0	811,240			Actual 2013	1,774,803	1,017,356	757,447	0	757,447			Actual 2012
21	San Clemente Self Storage	95.0%	1/18/2015			Actual 2014	1,700,903	533,692	1,167,210	0	1,167,210			Actual 2013	1,659,793	568,739	1,091,054	0	1,091,054			Actual 2012
22	Country Inn & Suites Virginia Beach	64.5%	12/31/2014	142	92	Actual 2014	4,022,983	2,437,633	1,585,350	0	1,585,350	142	92	Actual 2013	3,716,815	2,440,085	1,276,730	0	1,276,730	135	85	Actual 2012
23	377 Broadway	100.0%	3/1/2015			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
24	Actuant HQ	100.0%	3/1/2015			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
25	Hampton Inn St. George	81.1%	12/31/2014	102	83	Actual 2014	3,842,402	2,384,367	1,458,035	164,000	1,294,035	102	83	Actual 2013	3,405,007	2,283,341	1,121,667	136,200	985,466	95	73	Actual 2012
26	Wildhorse Marketplace	95.5%	1/15/2015			Annualized 9 9/30/2014	1,586,172	429,220	1,156,951	0	1,156,951			Actual 2013	1,303,127	358,646	944,481	0	944,481			Actual 2012
27	Abington Apartments	90.5%	3/4/2015			TTM 10/31/2014	2,183,107	1,219,433	963,673	0	963,673			Actual 2013	2,219,030	1,233,135	985,895	0	985,895			Actual 2012
28	Augusta Ranch Marketplace	91.5%	1/15/2015			Actual 2014	1,274,056	364,586	909,470	0	909,470			Actual 2013	1,262,216	412,616	849,600	0	849,600			Actual 2012
29	Chase Bank Tower	75.0%	2/23/2015			Actual 2014	2,997,206	2,011,352	985,854	0	985,854			Actual 2013	2,861,540	1,803,326	1,058,213	0	1,058,213			Actual 2012
30	Hampton Inn & Suites Bartram Park	79.9%	11/30/2014	103	82	TTM 11/30/2014	3,124,832	1,830,415	1,294,417	124,993	1,169,424	103	82	Actual 2013	2,718,525	1,715,544	1,002,981	0	1,002,981	94	71	Actual 2012
31	Pic N Save/ Burger King Portfolio	100.0%	3/1/2015			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
31.01	Pic N Save	100.0%	3/1/2015			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
31.02	Burger King - Lafayette	100.0%	3/1/2015			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
32	Lamplighter MHC	86.8%	1/31/2015			TTM 11/30/2014	1,213,621	430,076	783,545	0	783,545			Actual 2013	1,164,929	415,653	749,275	0	749,275			Actual 2012
33	Pathfinder Office	98.8%	11/30/2014			Actual 2014	1,504,921	662,424	842,497	0	842,497			Actual 2013	1,429,456	574,125	855,331	0	855,331			Actual 2012
34	Shore Center Shopping Center	90.9%	2/18/2015			Actual 2014	1,469,579	342,222	1,127,357	0	1,127,357			Actual 2013	1,528,970	323,689	1,205,281	0	1,205,281			Actual 2012
35	Atrium Pointe	87.1%	1/28/2015			TTM 10/31/2014	1,350,526	444,335	906,190	0	906,190			Actual 2013	1,346,032	427,079	918,953	0	918,953			Actual 2012
36	Candlewood Turlock	82.8%	10/31/2014	78	64	TTM 10/31/2014	2,126,736	1,208,421	918,315	0	918,315	78	64	Actual 2013	1,932,539	1,129,732	802,806	0	802,806	70	58	Actual 2012
37	HGI Palmdale	73.1%	11/30/2014	120	88	TTM 11/30/2014	3,965,404	2,978,505	986,899	158,616	828,283	120	88	Actual 2013	3,750,909	2,834,062	916,847	150,036	766,811	114	82	Actual 2012
38	Temple Terrace Shoppes	94.8%	1/31/2015			Actual 2014	969,843	228,840	741,003	0	741,003			Actual 2013	946,620	230,772	715,848	0	715,848			Actual 2012
39	Masonic Building	91.6%	1/1/2015			TTM 10/31/2014	1,360,139	1,138,304	221,834	0	221,834			Actual 2013	1,042,517	1,075,032	(32,515)	0	(32,515)			Actual 2012
40	Punta Gorda Waterfront Inn & Suites	50.4%	12/31/2014	79	36	Actual 2014	2,290,783	1,391,033	899,750	91,631	808,119	79	40	Actual 2013	953,040	966,532	(13,492)	38,122	(51,613)	69	37	Actual 2012

A-1-9

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Occupancy Rate(3)	Occupancy as-of Date	U/W Hotel ADR	U/W Hotel RevPAR	Most Recent Period	Most Recent Revenues ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent Capital Expenditures	Most Recent NCF ($)	Most Recent Hotel ADR	Most Recent Hotel RevPAR	Second Most Recent Period	Second Most Recent Revenues ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent Capital Expenditures	Second Most Recent NCF ($)	Second Most Recent Hotel ADR	Second Most Recent Hotel RevPAR	Third Most Recent Period
41	429 On the Park	97.6%	1/1/2015			Actual 2014	1,776,969	893,093	883,876	0	883,876			Actual 2013	1,622,276	865,357	756,919	0	756,919			Actual 2012
42	Stanley Station	90.1%	1/20/2015			TTM 11/30/2014	1,170,846	499,068	671,779	39,745	632,034			Actual 2013	1,134,444	460,329	674,116	29,865	644,251			Actual 2012
43	Jo-Ann Fabrics	100.0%	3/1/2015			Actual 2014	669,271	168,788	500,482	0	500,482			Actual 2013	907,873	166,818	741,055	0	741,055			Actual 2012
44	Best Western Fountainview	75.7%	1/31/2015	98	73	TTM 1/31/2015	1,792,722	944,192	848,530	71,709	776,821	98	74	Actual 2014	1,787,862	922,335	865,527	71,514	794,012	98	73	Actual 2013
45	Holiday Inn & Suites Fairburn	68.6%	12/31/2014	98	67	Actual 2014	2,055,070	1,259,097	795,973	82,203	713,770	98	67	Actual 2013	1,475,905	1,038,759	437,146	59,036	378,110	90	47	Actual 2012
46	Hobby Lobby	100.0%	3/1/2015			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
47	Widmer Shoppes	100.0%	11/30/2014			TTM 11/30/2014	1,024,185	312,853	711,332	0	711,332			Actual 2013	919,765	322,997	596,768	271,709	325,059			Actual 2012
48	Candlewood Suites Lithia Springs	90.7%	12/31/2014	72	58	Actual 2014	1,681,949	938,860	743,088	67,278	675,810	69	63	Actual 2013	746,040	479,459	266,581	29,842	236,740	66	49	NAV
49	400 Liberty	91.4%	2/18/2015			Actual 2014	330,000	81,316	248,684	0	248,684			Annualized 4 12/31/13	106,881	44,236	62,645	0	62,645			NAV
50	Security Public Storage - Roseville II	94.1%	1/9/2015			TTM 11/30/2014	949,603	240,864	708,739	0	708,739			Actual 2013	880,248	222,923	657,325	0	657,325			Actual 2012
51	Reedley Shopping Center	95.8%	2/1/2015			Actual 2014	1,254,530	255,163	999,367	0	999,367			Actual 2013	1,271,003	248,331	1,022,672	0	1,022,672			Actual 2012
52	Holiday Inn Express - Lithia Springs	54.8%	10/31/2014	92	51	TTM 10/31/2014	1,718,797	1,142,280	576,517	34,326	542,191	92	51	Actual 2013	1,482,238	1,104,325	377,913	29,517	348,396	87	44	Actual 2012
53	11940 West 95th Street	100.0%	3/2/2015			Annualized 8 8/31/2014	673,425	183,349	490,076	11,517	478,559			NAV	NAV	NAV	NAV	NAV	NAV			NAV
54	Walgreens - Hilliard, OH	100.0%	3/1/2015			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
55	Shoppes at Park Place	94.6%	2/16/2015			Actual 2014	508,381	216,222	292,159	0	292,159			Actual 2013	626,743	220,058	406,684	0	406,684			Actual 2012
56	Walgreens - Niles, OH	100.0%	3/1/2015			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
57	Winn Dixie - New Port Richey	100.0%	3/1/2015			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
58	AAAA Lisenby Storage	92.1%	1/5/2015			Actual 2014	510,075	188,280	321,795	0	321,795			Actual 2013	457,337	183,274	274,063	0	274,063			Actual 2012
59	Main Corner	88.0%	12/14/2014			Actual 2014	787,330	234,352	552,978	0	552,978			Actual 2013	470,917	166,367	304,550	0	304,550			Actual 2012
60	Walgreens - Millington, TN	100.0%	3/1/2015			Actual 2014	282,700	3,600	279,100	0	279,100			Actual 2013	282,700	3,600	279,100	0	279,100			Actual 2012
61	Walgreens - Highland, IL	100.0%	3/1/2015			Annualized 9 9/30/2014	280,000	3,600	276,400	0	276,400			Actual 2013	280,000	3,600	276,400	0	276,400			Actual 2012
62	CVS - Gahanna	100.0%	3/1/2015			Actual 2013	250,000	0	250,000	0	250,000			Actual 2012	250,000	0	250,000	0	250,000			Actual 2011
63	Walgreens - Pensacola	100.0%	3/1/2015			Actual 2014	255,000	0	255,000	0	255,000			Actual 2013	255,000	0	255,000	0	255,000			Actual 2012
64	Storage Depot - Orange	88.8%	1/21/2015			Actual 2014	268,349	96,459	171,890	0	171,890			Actual 2013	246,207	89,525	156,682	0	156,682			Actual 2012
65	Dollar General - Iberia	100.0%	3/1/2015			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
66	Dollar General - Pine Island	100.0%	3/1/2015			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
67	Dollar General - Isle	100.0%	3/1/2015			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
68	Dollar General - Wheaton	100.0%	3/1/2015			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV

A-1-10

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Third Most Recent Revenues ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent Capital Expenditures	Third Most Recent NCF ($)	Third Most Recent Hotel ADR	Third Most Recent Hotel RevPAR	Master Lease (Y/N)	Largest Tenant Name(3)(9)(10)(11)	Largest Tenant Sq. Ft.	Largest Tenant % of NRA	Largest Tenant Exp. Date	2nd Largest Tenant Name(9)(10)(11)	2nd Largest Tenant Sq. Ft.	2nd Largest Tenant % of NRA	2nd Largest Tenant Exp. Date	3rd Largest Tenant Name(9)(10)
1	3 Columbus Circle	18,447,324	11,173,564	7,273,760	0	7,273,760			N	Young & Rubicam Inc.	159,394	30.3%	7/31/2033	Emerge212	57,359	10.9%	2/29/2028	Gilder, Gagnon, Howe & Co.
2	Walgreens Portfolio	NAV	NAV	NAV	NAV	NAV			N	Walgreens	427,800	100.0%	11/30/2029
2.01	Walgreens- River Falls	NAV	NAV	NAV	NAV	NAV			N	Walgreens	14,490	100.0%	11/30/2029
2.02	Walgreens- Forrest City	NAV	NAV	NAV	NAV	NAV			N	Walgreens	14,550	100.0%	11/30/2029
2.03	Walgreens- Saint Louis (Lusher)	NAV	NAV	NAV	NAV	NAV			N	Walgreens	16,380	100.0%	11/30/2029
2.04	Walgreens- Saint Louis (Lemay)	NAV	NAV	NAV	NAV	NAV			N	Walgreens	15,730	100.0%	11/30/2029
2.05	Walgreens- Saint Charles	NAV	NAV	NAV	NAV	NAV			N	Walgreens	15,715	100.0%	11/30/2029
2.06	Walgreens- Toledo	NAV	NAV	NAV	NAV	NAV			N	Walgreens	14,490	100.0%	11/30/2029
2.07	Walgreens- Birmingham	NAV	NAV	NAV	NAV	NAV			N	Walgreens	15,120	100.0%	11/30/2029
2.08	Walgreens- La Vista	NAV	NAV	NAV	NAV	NAV			N	Walgreens	15,680	100.0%	11/30/2029
2.09	Walgreens- Olathe	NAV	NAV	NAV	NAV	NAV			N	Walgreens	13,905	100.0%	11/30/2029
2.10	Walgreens- Arkadelphia	NAV	NAV	NAV	NAV	NAV			N	Walgreens	14,820	100.0%	11/30/2029
2.11	Walgreens- Franklin	NAV	NAV	NAV	NAV	NAV			N	Walgreens	15,680	100.0%	11/30/2029
2.12	Walgreens- Cincinnati	NAV	NAV	NAV	NAV	NAV			N	Walgreens	13,905	100.0%	11/30/2029
2.13	Walgreens- Malvern	NAV	NAV	NAV	NAV	NAV			N	Walgreens	14,550	100.0%	11/30/2029
2.14	Walgreens- Bartlett (5950)	NAV	NAV	NAV	NAV	NAV			N	Walgreens	15,120	100.0%	11/30/2029
2.15	Walgreens- Bartlett (6697)	NAV	NAV	NAV	NAV	NAV			N	Walgreens	15,120	100.0%	11/30/2029
2.16	Walgreens- Mount Washington	NAV	NAV	NAV	NAV	NAV			N	Walgreens	14,820	100.0%	11/30/2029
2.17	Walgreens- Florence	NAV	NAV	NAV	NAV	NAV			N	Walgreens	14,820	100.0%	11/30/2029
2.18	Walgreens- Little Rock	NAV	NAV	NAV	NAV	NAV			N	Walgreens	14,490	100.0%	11/30/2029
2.19	Walgreens- Evansville	NAV	NAV	NAV	NAV	NAV			N	Walgreens	15,680	100.0%	11/30/2029
2.20	Walgreens- Oklahoma City	NAV	NAV	NAV	NAV	NAV			N	Walgreens	13,905	100.0%	11/30/2029
2.21	Walgreens- Hobart	NAV	NAV	NAV	NAV	NAV			N	Walgreens	15,120	100.0%	11/30/2029
2.22	Walgreens- Memphis	NAV	NAV	NAV	NAV	NAV			N	Walgreens	13,905	100.0%	11/30/2029
2.23	Walgreens- Oakland	NAV	NAV	NAV	NAV	NAV			N	Walgreens	13,650	100.0%	11/30/2029
2.24	Walgreens- Knoxville	NAV	NAV	NAV	NAV	NAV			N	Walgreens	13,905	100.0%	11/30/2029
2.25	Walgreens- Decatur	NAV	NAV	NAV	NAV	NAV			N	Walgreens	14,490	100.0%	11/30/2029
2.26	Walgreens- Sioux Falls	NAV	NAV	NAV	NAV	NAV			N	Walgreens	14,820	100.0%	11/30/2029
2.27	Walgreens- Enterprise	NAV	NAV	NAV	NAV	NAV			N	Walgreens	14,820	100.0%	11/30/2029
2.28	Walgreens- Tulsa	NAV	NAV	NAV	NAV	NAV			N	Walgreens	13,000	100.0%	11/30/2029
2.29	Walgreens- Michigan City	NAV	NAV	NAV	NAV	NAV			N	Walgreens	15,120	100.0%	11/30/2029
3	One Monument Place	5,221,662	2,102,540	3,119,122	0	3,119,122			N	Teoco	51,336	23.1%	10/31/2020	Schneider Electric	25,339	11.4%	3/31/2019	Crawford & Co.
4	University of Delaware Hotel Portfolio	10,822,378	7,143,553	3,678,825	0	3,678,825	135	105	N
4.01	Embassy Suites Newark Wilmington South	7,197,921	4,905,223	2,292,698	0	2,292,698	137	104	N
4.02	Homewood Suites Wilmington South	3,624,457	2,238,330	1,386,127	0	1,386,127	131	106	N
5	200 Kansas Street	NAV	NAV	NAV	NAV	NAV			N	Design Within Reach	23,498	26.1%	11/30/2023	Dot & Bo	21,066	23.4%	11/30/2019	Modani
6	DS Services Portfolio	NAV	NAV	NAV	NAV	NAV			N	Various	432,993	100.0%	12/31/2034
6.01	DS Services - Phoenix, AZ	NAV	NAV	NAV	NAV	NAV			N	Phoenix, AZ	66,990	100.0%	12/31/2034
6.02	DS Services - Kentwood, LA	NAV	NAV	NAV	NAV	NAV			N	Kentwood, LA	108,250	100.0%	12/31/2034
6.03	DS Services - Santa Ana, CA	NAV	NAV	NAV	NAV	NAV			N	Santa Ana, CA	52,600	100.0%	12/31/2034
6.04	DS Services - Orlando, FL	NAV	NAV	NAV	NAV	NAV			N	Orlando, FL	53,558	100.0%	12/31/2034
6.05	DS Services - Salt Lake City, UT	NAV	NAV	NAV	NAV	NAV			N	Salt Lake City, UT	47,041	100.0%	12/31/2034
6.06	DS Services - Las Vegas, NV	NAV	NAV	NAV	NAV	NAV			N	Las Vegas, NV	40,104	100.0%	12/31/2034
6.07	DS Services - Elgin, IL	NAV	NAV	NAV	NAV	NAV			N	Elgin, IL	32,200	100.0%	12/31/2034
6.08	DS Services - Grand Prairie, TX	NAV	NAV	NAV	NAV	NAV			N	Grand Prairie, TX	32,250	100.0%	12/31/2034
7	Ontario Airport Tower	NAV	NAV	NAV	NAV	NAV			N	West Coast University, Inc.	62,596	42.4%	7/31/2021	California League Services Corp.	27,147	18.4%	3/31/2020	CU Direct Corporation
8	18th Street Atrium	2,669,951	1,255,698	1,414,253	0	1,414,253			N	Intrawest	35,286	31.5%	11/30/2018	Zayo Group	30,538	27.3%	9/30/2019	M.A. Mortenson Company
9	Hilton Albany	13,406,576	12,279,686	1,126,890	0	1,126,890	100	60	N
10	Hanesbrands Industrial	1,042,148	0	1,042,148	0	1,042,148			N	Hanesbrand	467,781	100.0%	9/30/2030
11	Hampton Inn & Suites - Miami Airport	5,469,829	3,814,835	1,654,994	0	1,654,994	131	97	N
12	Cole Income NAV Portfolio	NAV	NAV	NAV	NAV	NAV			N	Various	202,235	100.0%	Various
12.01	Time Warner Cable Midwest	NAV	NAV	NAV	NAV	NAV			N	Time Warner Cable Midwest LLC	78,083	100.0%	7/31/2024
12.02	PetSmart	NAV	NAV	NAV	NAV	NAV			N	PetSmart, Inc.	25,625	100.0%	6/30/2025
12.03	Walgreens	NAV	NAV	NAV	NAV	NAV			N	Walgreens	14,820	100.0%	9/30/2082
12.04	National Tire & Battery	NAV	NAV	NAV	NAV	NAV			N	NTW, LLC	13,748	100.0%	9/30/2025
12.05	Tire Center	NAV	NAV	NAV	NAV	NAV			N	Tire Centers, LLC	16,336	100.0%	11/30/2023
12.06	Family Dollar II	NAV	NAV	NAV	NAV	NAV			N	Family Dollar	8,320	100.0%	5/31/2024
12.07	Dollar General I	NAV	NAV	NAV	NAV	NAV			N	Dollar General	9,100	100.0%	9/30/2029
12.08	Burger King	NAV	NAV	NAV	NAV	NAV			N	Burger King	3,243	100.0%	9/30/2034
12.09	Family Dollar I	NAV	NAV	NAV	NAV	NAV			N	Family Dollar	8,320	100.0%	9/30/2023
12.10	Dollar General II	NAV	NAV	NAV	NAV	NAV			N	Dollar General	9,026	100.0%	10/31/2029
12.11	Family Dollar III	NAV	NAV	NAV	NAV	NAV			N	Family Dollar	8,233	100.0%	6/30/2024
12.12	AutoZone (Ground)	NAV	NAV	NAV	NAV	NAV			N	AutoZone (Ground)	7,381	100.0%	7/31/2029
13	Shop City Shopping Center	2,780,622	697,371	2,083,251	0	2,083,251			N	Tops	51,704	22.1%	4/30/2020	CW Price / National Stores	25,178	10.8%	11/30/2017	Valu Home Center
14	SCORE Industrial Portfolio	NAV	NAV	NAV	NAV	NAV			N	Various	670,045	89.0%	Various
14.01	1235 Commerce	NAV	NAV	NAV	NAV	NAV			N	Dana Off Highway Products	152,945	100.0%	6/30/2018
14.02	2050 American Italian	NAV	NAV	NAV	NAV	NAV			N	Avantech Inc.	122,100	100.0%	7/1/2024
14.03	546 L&C Distribution	NAV	NAV	NAV	NAV	NAV			N	Footprint South Carolina	110,000	100.0%	1/31/2023
14.04	805 Victory Trail	NAV	NAV	NAV	NAV	NAV			N	Suminoe Textiles	208,000	99.6%	12/31/2019
14.05	1416 Atlas	NAV	NAV	NAV	NAV	NAV			N	IAA Acquisition Corp.	46,000	100.0%	4/30/2021
14.06	1255 Commerce	NAV	NAV	NAV	NAV	NAV			N
14.07	1424-1428 Atlas	NAV	NAV	NAV	NAV	NAV			N	American Freight of South Florida	31,000	100.0%	7/31/2019
15	Bella Luna / San Lucas	1,659,469	1,485,614	173,855	0	173,855			N
16	Portofino Landing Apartments	2,278,582	1,464,503	814,079	0	814,079			N
17	Riverstone Apartments	2,539,432	1,357,524	1,181,908	0	1,181,908			N
18	Canyon Crossing I	1,499,832	855,177	644,655	0	644,655			N
19	Canyon Crossing II	1,259,734	730,475	529,259	0	529,259			N
20	Hunter’s Glen	1,596,703	981,115	615,588	0	615,588			N
21	San Clemente Self Storage	1,592,372	537,926	1,054,446	0	1,054,446			N
22	Country Inn & Suites Virginia Beach	3,668,862	2,282,835	1,386,027	0	1,386,027	128	84	N
23	377 Broadway	NAV	NAV	NAV	NAV	NAV			N	Keller Williams	14,755	100.0%	1/31/2025
24	Actuant HQ	NAV	NAV	NAV	NAV	NAV			N	Actuant Corporation	81,503	100.0%	3/31/2026
25	Hampton Inn St. George	3,265,276	2,216,090	1,049,186	130,611	918,575	92	70	N
26	Wildhorse Marketplace	1,279,779	364,869	914,909	0	914,909			N	Sports Authority	27,270	48.6%	1/31/2020	Wildhorse Cinema 6	11,944	21.3%	5/31/2028	Rusted Porch
27	Abington Apartments	2,133,060	1,271,363	861,697	0	861,697			N
28	Augusta Ranch Marketplace	1,300,238	406,599	893,638	0	893,638			N	Basha’s	54,409	67.8%	2/28/2025	A Quilter’s Oasis	3,600	4.5%	6/30/2016	Fat Willy’s
29	Chase Bank Tower	2,639,285	1,941,609	697,676	0	697,676			N	JP Morgan Chase Bank	36,359	17.8%	9/30/2021	Merrill Lynch	9,460	4.6%	9/30/2015	Univision Radio Broadcasting
30	Hampton Inn & Suites Bartram Park	2,394,218	1,521,314	872,904	0	872,904	90	62	N
31	Pic N Save/ Burger King Portfolio	NAV	NAV	NAV	NAV	NAV			N	Various	Various	Various	Various
31.01	Pic N Save	NAV	NAV	NAV	NAV	NAV			N	Pic N Save	59,162	100.0%	12/31/2026
31.02	Burger King - Lafayette	NAV	NAV	NAV	NAV	NAV			N	Burger King	2,955	100.0%	5/30/2022
32	Lamplighter MHC	1,090,125	400,333	689,792	0	689,792			N
33	Pathfinder Office	1,281,391	489,504	791,887	0	791,887			N	Acacia Executive Services	15,305	23.8%	8/31/2019	Barrett Daffin Frappier Treder & Weiss, LLP	9,226	14.3%	9/30/2019	Cherrywood Commercial Lending LLC
34	Shore Center Shopping Center	1,458,515	310,146	1,148,369	0	1,148,369			N	Tops Markets	47,000	42.3%	12/27/2021	CitiTrends, Inc.	12,259	11.0%	11/30/2016	Dollar Tree, Inc.
35	Atrium Pointe	1,303,354	429,032	874,322	0	874,322			N	Town Center Bank	7,756	12.2%	9/30/2016	Capri Beauty School	7,215	11.3%	5/6/2022	Gatto’s Italian Restaurant
36	Candlewood Turlock	1,838,240	976,988	861,252	0	861,252	69	56	N
37	HGI Palmdale	3,743,933	2,821,047	922,886	149,757	773,129	118	82	N
38	Temple Terrace Shoppes	882,844	245,543	637,301	0	637,301			N	Dollar Tree Stores	14,425	19.8%	4/30/2016	Holiday CVS, L.L.C.	13,556	18.6%	10/28/2019	Fitness24 of Temple
39	Masonic Building	1,087,015	978,527	108,488	0	108,488			N	Elevated 3rd	8,653	12.4%	6/30/2022	Appaloosa Grill	8,158	11.7%	12/31/2023	Louis Berger Group
40	Punta Gorda Waterfront Inn & Suites	1,554,397	1,311,521	242,876	62,176	180,700	68	35	N

A-1-11

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Third Most Recent Revenues ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent Capital Expenditures	Third Most Recent NCF ($)	Third Most Recent Hotel ADR	Third Most Recent Hotel RevPAR	Master Lease (Y/N)	Largest Tenant Name(3)(9)(10)(11)	Largest Tenant Sq. Ft.	Largest Tenant % of NRA	Largest Tenant Exp. Date	2nd Largest Tenant Name(9)(10)(11)	2nd Largest Tenant Sq. Ft.	2nd Largest Tenant % of NRA	2nd Largest Tenant Exp. Date	3rd Largest Tenant Name(9)(10)
41	429 On the Park	1,428,219	826,670	601,548	0	601,548			N	Maximus Inc.	13,290	13.2%	12/31/2015	Innovative Edit, Inc.	13,200	13.1%	11/30/2020	Novia Careclinics, LLC
42	Stanley Station	1,063,832	398,014	665,817	5,039	660,778			N	Dobbels True Value Hardware	15,000	20.7%	4/30/2016	Sherwin Williams	7,600	10.5%	12/31/2019	La Petite Academy
43	Jo-Ann Fabrics	763,640	172,053	591,586	0	591,586			N	Jo-Ann Stores	61,657	100.0%	1/31/2024
44	Best Western Fountainview	1,468,831	904,556	564,275	58,753	505,522	92	64	N
45	Holiday Inn & Suites Fairburn	1,300,513	990,679	309,834	52,021	257,813	84	42	N
46	Hobby Lobby	NAV	NAV	NAV	NAV	NAV			N	Hobby Lobby	55,000	100.0%	12/31/2029
47	Widmer Shoppes	803,435	294,855	508,580	11,400	497,180			N	Dandelions and Mudpuddles	11,609	36.6%	8/31/2018	Justin’s Discount Spirits & Wine	5,467	17.2%	6/30/2016	Fritz’s Union Station Restaurant
48	Candlewood Suites Lithia Springs	NAV	NAV	NAV	NAV	NAV	NAV	NAV	N
49	400 Liberty	NAV	NAV	NAV	NAV	NAV			N	Brooklyn Bureau of Community Services	12,000	36.6%	5/29/2018	Hill Of the Lord	4,500	13.7%	1/31/2025	Specialty Construction
50	Security Public Storage - Roseville II	815,566	165,151	650,415	0	650,415			N
51	Reedley Shopping Center	1,243,476	257,453	986,023	0	986,023			N	SaveMart	46,060	35.5%	3/31/2016	WorkForce Connection	27,177	21.0%	3/31/2018	SEARS Hometown Store
52	Holiday Inn Express - Lithia Springs	1,239,399	924,073	315,326	24,346	290,980	80	36	N
53	11940 West 95th Street	NAV	NAV	NAV	NAV	NAV			N	Mattress Firm, Inc.	3,694	35.2%	10/31/2024	Select Comfort Retail Corp.	3,108	29.6%	12/31/2023	Jimmy John’s
54	Walgreens - Hilliard, OH	NAV	NAV	NAV	NAV	NAV			N	Walgreens	14,820	100.0%	6/30/2032
55	Shoppes at Park Place	598,432	198,168	400,264	0	400,264			N	S&Z Investment LLC	2,994	16.3%	6/30/2020	Tim Donut U.S. Limited	2,453	13.4%	12/31/2018	Southfield Palace Wine Shop
56	Walgreens - Niles, OH	NAV	NAV	NAV	NAV	NAV			N	Walgreens	14,820	100.0%	2/28/2032
57	Winn Dixie - New Port Richey	NAV	NAV	NAV	NAV	NAV			N	Winn Dixie	43,441	100.0%	1/25/2021
58	AAAA Lisenby Storage	394,723	180,642	214,081	0	214,081			N
59	Main Corner	423,637	189,754	233,884	0	233,884			N	Dollar Tree Stores, Inc.	7,789	22.9%	8/31/2015	AutoZone, Inc.	6,151	18.1%	10/31/2024	Anytime Fitness
60	Walgreens - Millington, TN	282,700	3,300	279,400	0	279,400			N	Walgreens	14,560	100.0%	2/29/2080
61	Walgreens - Highland, IL	280,000	3,300	276,700	0	276,700			N	Walgreens	14,820	100.0%	3/31/2080
62	CVS - Gahanna	250,000	0	250,000	0	250,000			N	CVS -- Leased Fee	10,443	100.0%	12/31/2029
63	Walgreens - Pensacola	255,000	0	255,000	0	255,000			N	Walgreens	13,650	100.0%	9/30/2078
64	Storage Depot - Orange	253,048	87,490	165,558	0	165,558			N
65	Dollar General - Iberia	NAV	NAV	NAV	NAV	NAV			N	Dollar General	10,542	100.0%	11/30/2029
66	Dollar General - Pine Island	NAV	NAV	NAV	NAV	NAV			N	Dollar General	9,100	100.0%	11/30/2029
67	Dollar General - Isle	NAV	NAV	NAV	NAV	NAV			N	Dollar General	9,100	100.0%	12/31/2029
68	Dollar General - Wheaton	NAV	NAV	NAV	NAV	NAV			N	Dollar General	9,100	100.0%	1/31/2030

A-1-12

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	3rd Largest Tenant Sq. Ft.	3rd Largest Tenant % of NRA	3rd Largest Tenant Exp. Date	4th Largest Tenant Name(9)(10)(11)	4th Largest Tenant Sq. Ft.	4th Largest Tenant % of NRA	4th Largest Tenant Exp. Date	5th Largest Tenant Name(9)(10)(11)	5th Largest Tenant Sq. Ft.	5th Largest Tenant % of NRA	5th Largest Tenant Exp. Date	Engineering Report Date	Environmental Report Date (Phase I)	Environmental Report Date (Phase II)	Seismic Report Date
1	3 Columbus Circle	36,076	6.9%	1/31/2017	Jazz at Lincoln Center	30,653	5.8%	4/30/2028	Versace	21,342	4.1%	7/31/2025	2/17/2015	2/9/2015
2	Walgreens Portfolio												Various	Various		Various
2.01	Walgreens- River Falls												10/21/2014	10/21/2014
2.02	Walgreens- Forrest City												10/21/2014	10/21/2014		10/21/2014
2.03	Walgreens- Saint Louis (Lusher)												10/21/2014	10/21/2014
2.04	Walgreens- Saint Louis (Lemay)												10/28/2014	10/29/2014		10/28/2014
2.05	Walgreens- Saint Charles												10/21/2014	10/21/2014
2.06	Walgreens- Toledo												10/21/2014	10/21/2014
2.07	Walgreens- Birmingham												10/21/2014	10/21/2014
2.08	Walgreens- La Vista												10/21/2014	10/21/2014
2.09	Walgreens- Olathe												10/27/2014	10/27/2014
2.10	Walgreens- Arkadelphia												10/28/2014	10/27/2014
2.11	Walgreens- Franklin												10/28/2014	10/28/2014
2.12	Walgreens- Cincinnati												10/21/2014	10/21/2014
2.13	Walgreens- Malvern												10/21/2014	10/21/2014
2.14	Walgreens- Bartlett (5950)												10/21/2014	10/21/2014		10/21/2014
2.15	Walgreens- Bartlett (6697)												10/28/2014	10/28/2014		10/28/2014
2.16	Walgreens- Mount Washington												10/29/2014	10/29/2014
2.17	Walgreens- Florence												10/21/2014	10/21/2014
2.18	Walgreens- Little Rock												10/31/2014	10/28/2014
2.19	Walgreens- Evansville												10/21/2014	10/22/2014
2.20	Walgreens- Oklahoma City												10/29/2014	10/27/2014
2.21	Walgreens- Hobart												10/29/2014	10/16/2014
2.22	Walgreens- Memphis												10/28/2014	10/29/2014		10/28/2014
2.23	Walgreens- Oakland												10/21/2014	10/21/2014		10/21/2014
2.24	Walgreens- Knoxville												10/29/2014	10/27/2014
2.25	Walgreens- Decatur												10/21/2014	10/21/2014
2.26	Walgreens- Sioux Falls												10/29/2014	10/28/2014
2.27	Walgreens- Enterprise												10/28/2014	10/28/2014
2.28	Walgreens- Tulsa												10/29/2014	10/28/2014
2.29	Walgreens- Michigan City												10/21/2014	10/21/2014
3	One Monument Place	16,624	7.5%	6/30/2017	Accelera Solutions, Inc	15,709	7.1%	2/28/2021	Everbank	14,217	6.4%	12/31/2017	12/15/2014	12/16/2014
4	University of Delaware Hotel Portfolio												12/24/2014	12/23/2014
4.01	Embassy Suites Newark Wilmington South												12/24/2014	12/23/2014
4.02	Homewood Suites Wilmington South												12/24/2014	12/23/2014
5	200 Kansas Street	11,258	12.5%	5/31/2025	Bright Horizons	10,163	11.3%	5/31/2029	Element Sciences	9,887	11.0%	2/29/2020	1/26/2015	1/26/2015		1/27/2015
6	DS Services Portfolio												Various	Various	Various	Various
6.01	DS Services - Phoenix, AZ												11/13/2014	11/17/2014	11/20/2014
6.02	DS Services - Kentwood, LA												11/13/2014	11/14/2014
6.03	DS Services - Santa Ana, CA												11/14/2014	11/17/2014		11/15/2014
6.04	DS Services - Orlando, FL												11/11/2014	11/11/2014
6.05	DS Services - Salt Lake City, UT												11/11/2014	11/14/2014		11/13/2014
6.06	DS Services - Las Vegas, NV												11/17/2014	11/17/2014	11/21/2014
6.07	DS Services - Elgin, IL												11/12/2014	11/11/2014
6.08	DS Services - Grand Prairie, TX												11/14/2014	11/17/2014
7	Ontario Airport Tower	25,434	17.2%	2/29/2020	Best, Best & Krieger, LLP	12,918	8.7%	12/31/2023	Colliers International	7,881	5.3%	9/30/2016	1/15/2015	1/15/2015		1/15/2015
8	18th Street Atrium	25,052	22.4%	9/30/2024	NexCore	13,716	12.3%	12/31/2019	Registria	4,900	4.4%	2/28/2019	2/9/2015	2/10/2015
9	Hilton Albany												1/6/2015	1/20/2015
10	Hanesbrands Industrial												12/22/2014	12/19/2014
11	Hampton Inn & Suites - Miami Airport												1/30/2015	1/30/2015
12	Cole Income NAV Portfolio												Various	Various
12.01	Time Warner Cable Midwest												9/25/2014	9/24/2014
12.02	PetSmart												1/21/2015	1/22/2015
12.03	Walgreens												1/13/2015	1/15/2015
12.04	National Tire & Battery												1/21/2015	1/22/2015
12.05	Tire Center												1/21/2015	1/22/2015
12.06	Family Dollar II												1/21/2015	1/22/2015
12.07	Dollar General I												1/21/2015	1/21/2015
12.08	Burger King												9/22/2014	9/22/2014
12.09	Family Dollar I												1/21/2015	1/22/2015
12.10	Dollar General II												10/6/2014	10/3/2014
12.11	Family Dollar III												1/13/2015	1/15/2015
12.12	AutoZone (Ground)												2/4/2015	1/15/2015
13	Shop City Shopping Center	23,112	9.9%	10/31/2018	Rite Aid	14,499	6.2%	9/30/2024	Dollar Tree	12,756	5.5%	3/31/2018	12/11/2014	2/23/2015
14	SCORE Industrial Portfolio												Various	Various
14.01	1235 Commerce												2/6/2015	2/6/2015
14.02	2050 American Italian												2/6/2015	2/5/2015
14.03	546 L&C Distribution												2/6/2015	2/5/2015
14.04	805 Victory Trail												11/24/2014	2/4/2015
14.05	1416 Atlas												2/6/2015	2/6/2015
14.06	1255 Commerce												2/6/2015	2/6/2015
14.07	1424-1428 Atlas												2/6/2015	2/6/2015
15	Bella Luna / San Lucas												9/26/2014	9/26/2014
16	Portofino Landing Apartments												1/29/2015	1/29/2015
17	Riverstone Apartments												12/4/2014	12/4/2014
18	Canyon Crossing I												2/13/2015	2/13/2015
19	Canyon Crossing II												2/13/2015	2/13/2015
20	Hunter’s Glen												10/7/2014	11/11/2014
21	San Clemente Self Storage												2/11/2015	2/12/2015		2/12/2015
22	Country Inn & Suites Virginia Beach												12/4/2014	12/4/2014
23	377 Broadway												12/31/2014	12/31/2014
24	Actuant HQ												9/23/2014	9/23/2014
25	Hampton Inn St. George												1/30/2015	1/30/2015
26	Wildhorse Marketplace	3,921	7.0%	6/30/2021	Heritage Title	2,597	4.6%	8/31/2018	Blue Sage Pizza	1,580	2.8%	12/31/2016	2/11/2015	12/16/2014
27	Abington Apartments												12/18/2014	12/18/2014
28	Augusta Ranch Marketplace	2,835	3.5%	3/31/2015	Agape Animal Clinic	2,110	2.6%	2/28/2017	Eastridge Family Dentistry	1,764	2.2%	3/31/2020	1/14/2015	1/13/2015
29	Chase Bank Tower	9,333	4.6%	10/31/2015	Perdue, Brandon, Fielder, Collins & Mott, L.L.P.	9,007	4.4%	4/30/2017	COSTEP	5,609	2.7%	12/31/2017	2/11/2015	2/11/2015
30	Hampton Inn & Suites Bartram Park												12/16/2014	12/16/2014
31	Pic N Save/ Burger King Portfolio												Various	Various
31.01	Pic N Save												12/22/2014	12/22/2014
31.02	Burger King - Lafayette												12/23/2014	1/9/2015
32	Lamplighter MHC												12/30/2014	12/30/2014
33	Pathfinder Office	5,035	7.8%	12/31/2016	FS-Elliot, LLC	3,891	6.0%	10/31/2018	Howard Hughes Qu & Associates	3,885	6.0%	6/30/2015	12/15/2014	12/16/2014		12/16/2014
34	Shore Center Shopping Center	11,200	10.1%	7/31/2020	Aarons, Inc.	7,100	6.4%	1/31/2018	Rainbow Leasing	5,500	5.0%	8/31/2019	6/17/2014	6/17/2014	7/21/2014
35	Atrium Pointe	6,656	10.4%	1/31/2017	Athletico	4,097	6.4%	12/31/2020	ReMax	3,128	4.9%	9/30/2016	1/2/2015	1/2/2015
36	Candlewood Turlock												11/26/2014	11/21/2014
37	HGI Palmdale												9/8/2014	9/10/2014
38	Temple Terrace Shoppes	7,992	11.0%	12/31/2020	Buddy’s Newco LLC	6,000	8.2%	1/31/2016	Jose Jiminez	6,000	8.2%	2/29/2016	2/4/2015	2/3/2015
39	Masonic Building	5,871	8.4%	4/30/2016	Gutcheck (subleased)	4,639	6.6%	8/31/2016	Defenders of Wildlife	3,706	5.3%	7/31/2019	12/17/2014	12/17/2014
40	Punta Gorda Waterfront Inn & Suites												1/8/2015	1/9/2015

A-1-13

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	3rd Largest Tenant Sq. Ft.	3rd Largest Tenant % of NRA	3rd Largest Tenant Exp. Date	4th Largest Tenant Name(9)(10)(11)	4th Largest Tenant Sq. Ft.	4th Largest Tenant % of NRA	4th Largest Tenant Exp. Date	5th Largest Tenant Name(9)(10)(11)	5th Largest Tenant Sq. Ft.	5th Largest Tenant % of NRA	5th Largest Tenant Exp. Date	Engineering Report Date	Environmental Report Date (Phase I)	Environmental Report Date (Phase II)	Seismic Report Date
41	429 On the Park	12,815	12.7%	10/31/2017	Flagship Logistics Group	7,856	7.8%	11/30/2018	Camp Dresser & McKee Inc.	6,200	6.2%	10/31/2016	1/15/2015	1/16/2015
42	Stanley Station	7,257	10.0%	6/30/2016	Jalapenos	4,680	6.5%	11/30/2020	New Stanley Station Liquors	4,440	6.1%	7/31/2015	12/22/2014	12/22/2014
43	Jo-Ann Fabrics												1/26/2015	1/23/2015
44	Best Western Fountainview												1/21/2015	1/21/2015
45	Holiday Inn & Suites Fairburn												1/14/2015	1/14/2015
46	Hobby Lobby												11/18/2014	11/20/2014
47	Widmer Shoppes	3,681	11.6%	2/29/2020	SERC Rehabilitation Partners	2,630	8.3%	7/31/2018	Sheridan’s Frozen Custard	2,000	6.3%	9/30/2021	12/22/2014	12/24/2014
48	Candlewood Suites Lithia Springs												2/3/2015	2/4/2015
49	400 Liberty	3,000	9.2%	1/1/2025	Reborn for New Life	2,900	8.9%	5/31/2018	Stone D Sign	2,535	7.7%	1/31/2025	1/28/2015	1/28/2015	3/3/2015
50	Security Public Storage - Roseville II												11/19/2014	10/7/2014		1/14/2015
51	Reedley Shopping Center	10,720	8.3%	3/31/2019	Family Dollar	10,720	8.3%	6/30/2021	United Health Centers	4,898	3.8%	6/30/2024	12/24/2014	12/24/2014		12/24/2014
52	Holiday Inn Express - Lithia Springs												10/31/2014	10/31/2014
53	11940 West 95th Street	1,300	12.4%	12/31/2023	Phone Medic, LLC	1,202	11.4%	12/31/2021	Wireless Vision, LLC (T-Mobile)	1,202	11.4%	1/31/2021	2/4/2015	2/4/2015
54	Walgreens - Hilliard, OH												2/12/2015	12/31/2014
55	Shoppes at Park Place	2,320	12.6%	5/31/2019	ZRC Operations Company, Inc	2,100	11.4%	3/31/2019	Jin Hong Corporation	1,800	9.8%	6/30/2016	2/17/2015	1/12/2015
56	Walgreens - Niles, OH												2/12/2015	12/31/2014
57	Winn Dixie - New Port Richey												1/27/2015	1/27/2015
58	AAAA Lisenby Storage												1/6/2015	1/6/2015
59	Main Corner	4,958	14.6%	7/31/2023	Davison BFE, LLC	4,180	12.3%	2/29/2020	Postal Depot, Inc.	1,387	4.1%	4/30/2015	12/3/2014	12/30/2014	2/23/2015
60	Walgreens - Millington, TN												1/5/2015	1/6/2015
61	Walgreens - Highland, IL												1/6/2015	1/6/2015
62	CVS - Gahanna												1/14/2015	1/14/2015
63	Walgreens - Pensacola												2/2/2015	2/2/2015
64	Storage Depot - Orange												1/22/2015	1/22/2015
65	Dollar General - Iberia												1/7/2015	1/8/2015
66	Dollar General - Pine Island												1/12/2015	1/9/2015
67	Dollar General - Isle												12/31/2014	1/7/2015
68	Dollar General - Wheaton												1/27/2015	1/27/2015

A-1-14

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Seismic PML %	Seismic Insurance Required (Y/N)	Terrorism Insurance (Y/N)	Loan Purpose	Engineering Escrow / Deferred Maintenance ($)	Tax Escrow (Initial)	Monthly Tax Escrow ($)	Tax Escrow - Cash or LoC	Tax Escrow - LoC Counterparty	Insurance Escrow (Initial)	Monthly Insurance Escrow ($)	Insurance Escrow - Cash or LoC	Insurance Escrow - LoC Counterparty	Upfront Replacement Reserve ($)	Monthly Replacement Reserve ($)(12)
1	3 Columbus Circle		N	Y	Refinance	3,500,000	1,260,386	420,129	Cash		0	Springing			0	0
2	Walgreens Portfolio	Various	N	N	Acquisition	0	0	Springing			0	Springing			0	0
2.01	Walgreens- River Falls		N	N
2.02	Walgreens- Forrest City	6.0%	N	N
2.03	Walgreens- Saint Louis (Lusher)		N	N
2.04	Walgreens- Saint Louis (Lemay)	4.0%	N	N
2.05	Walgreens- Saint Charles		N	N
2.06	Walgreens- Toledo		N	N
2.07	Walgreens- Birmingham		N	N
2.08	Walgreens- La Vista		N	N
2.09	Walgreens- Olathe		N	N
2.10	Walgreens- Arkadelphia		N	N
2.11	Walgreens- Franklin		N	N
2.12	Walgreens- Cincinnati		N	N
2.13	Walgreens- Malvern		N	N
2.14	Walgreens- Bartlett (5950)	6.0%	N	N
2.15	Walgreens- Bartlett (6697)	6.0%	N	N
2.16	Walgreens- Mount Washington		N	N
2.17	Walgreens- Florence		N	N
2.18	Walgreens- Little Rock		N	N
2.19	Walgreens- Evansville		N	N
2.20	Walgreens- Oklahoma City		N	N
2.21	Walgreens- Hobart		N	N
2.22	Walgreens- Memphis	8.0%	N	N
2.23	Walgreens- Oakland	6.0%	N	N
2.24	Walgreens- Knoxville		N	N
2.25	Walgreens- Decatur		N	N
2.26	Walgreens- Sioux Falls		N	N
2.27	Walgreens- Enterprise		N	N
2.28	Walgreens- Tulsa		N	N
2.29	Walgreens- Michigan City		N	N
3	One Monument Place		N	Y	Refinance	0	250,000	50,500	Cash		20,000	4,400	Cash		0	3,710
4	University of Delaware Hotel Portfolio		N	Y	Refinance	23,841	214,385	30,626	Cash		16,200	8,100	Cash		2,338,946	Springing
4.01	Embassy Suites Newark Wilmington South		N	Y
4.02	Homewood Suites Wilmington South		N	Y
5	200 Kansas Street	10.0%	N	Y	Acquisition	100,000	129,947	43,316	Cash		15,990	3,198	Cash		375,000	1,501
6	DS Services Portfolio	Various	N	Y	Acquisition	0	0	Springing			0	Springing			0	Springing
6.01	DS Services - Phoenix, AZ		N	Y
6.02	DS Services - Kentwood, LA		N	Y
6.03	DS Services - Santa Ana, CA	17.0%	N	Y
6.04	DS Services - Orlando, FL		N	Y
6.05	DS Services - Salt Lake City, UT	11.0%	N	Y
6.06	DS Services - Las Vegas, NV		N	Y
6.07	DS Services - Elgin, IL		N	Y
6.08	DS Services - Grand Prairie, TX		N	Y
7	Ontario Airport Tower	7.0%	N	Y	Acquisition	0	0	36,000	Cash		0	4,150	Cash		0	2,470
8	18th Street Atrium		N	Y	Refinance	0	138,894	34,723	Cash		12,400	2,067	Cash		0	2,330
9	Hilton Albany		N	Y	Acquisition	120,000	102,481	34,159	Cash		16,354	16,358	Cash		0	68,825
10	Hanesbrands Industrial		N	N	Acquisition	0	0	Springing			0	Springing			0	0
11	Hampton Inn & Suites - Miami Airport		N	Y	Refinance	0	95,345	23,836	Cash		0	Springing			0	21,606
12	Cole Income NAV Portfolio		N	Y	Acquisition	0	0	Springing			0	Springing			0	Springing
12.01	Time Warner Cable Midwest		N	Y
12.02	PetSmart		N	Y
12.03	Walgreens		N	Y
12.04	National Tire & Battery		N	Y
12.05	Tire Center		N	Y
12.06	Family Dollar II		N	Y
12.07	Dollar General I		N	Y
12.08	Burger King		N	Y
12.09	Family Dollar I		N	Y
12.10	Dollar General II		N	Y
12.11	Family Dollar III		N	Y
12.12	AutoZone (Ground)		N	Y
13	Shop City Shopping Center		N	Y	Refinance	60,000	55,937	29,907	Cash		42,246	5,281	Cash		412,000	3,899
14	SCORE Industrial Portfolio		N	Y	Various	142,458	96,233	32,078	Cash		0	Springing			276,287	9,411
14.01	1235 Commerce		N	Y
14.02	2050 American Italian		N	Y
14.03	546 L&C Distribution		N	Y
14.04	805 Victory Trail		N	Y
14.05	1416 Atlas		N	Y
14.06	1255 Commerce		N	Y
14.07	1424-1428 Atlas		N	Y
15	Bella Luna / San Lucas		N	Y	Refinance	4,375	0	32,500	Cash		50,000	30,675	Cash		500,000	19,500; Springing
16	Portofino Landing Apartments		N	Y	Refinance	25,625	46,754	23,377	Cash		132,250	18,250	Cash		0	11,368
17	Riverstone Apartments		N	Y	Refinance	38,699	150,175	21,454	Cash		118,283	10,753	Cash		0	8,900
18	Canyon Crossing I		N	Y	Refinance	16,563	48,771	16,257	Cash		0	3,143	Cash		5,355	5,355
19	Canyon Crossing II		N	Y	Refinance	14,375	38,758	12,919	Cash		0	2,668	Cash		4,697	4,697
20	Hunter’s Glen		N	Y	Acquisition	15,938	23,000	11,500	Cash		4,524	4,524	Cash		0	3,883
21	San Clemente Self Storage	9.0%	N	Y	Refinance	0	8,548	8,548	Cash		7,621	762	Cash		0	975; Springing
22	Country Inn & Suites Virginia Beach		N	Y	Refinance	0	31,270	7,819	Cash		0	Springing			0	5,774
23	377 Broadway		N	Y	Refinance	0	30,129	7,532	Cash		27,312	3,902	Cash		0	246
24	Actuant HQ		N	N	Acquisition	0	0	Springing			0	Springing			0	0
25	Hampton Inn St. George		N	Y	Refinance	0	34,783	5,799	Cash		19,532	1,600	Cash		4,348	4,348
26	Wildhorse Marketplace		N	Y	Acquisition	0	6,370	6,370; Springing	Cash		1,808	1,808; Springing	Cash		0	1,100
27	Abington Apartments		N	Y	Refinance	75,625	49,322	12,331	Cash		54,142	8,300	Cash		0	8,282
28	Augusta Ranch Marketplace		N	Y	Acquisition	0	0	18,132	Cash		2,882	1,441	Cash		0	1,885
29	Chase Bank Tower		N	Y	Refinance	0	37,373	18,686	Cash		57,350	5,800	Cash		4,264	4,264
30	Hampton Inn & Suites Bartram Park		N	Y	Refinance	0	50,060	10,012	Cash		6,200	3,100	Cash		10,416	10,416
31	Pic N Save/ Burger King Portfolio		N	Y	Refinance	0	0	Springing			0	Springing			30,000	Springing
31.01	Pic N Save		N	Y
31.02	Burger King - Lafayette		N	Y
32	Lamplighter MHC		N	Y	Refinance	50,225	8,924	2,231	Cash		0	Springing			0	1,071
33	Pathfinder Office	12.0%	N	Y	Refinance	0	13,000	12,100	Cash		3,500	1,100	Cash		0	1,716
34	Shore Center Shopping Center		N	Y	Acquisition	32,000	29,414	9,803; Springing	Cash		5,562	2,780	Cash		253,000	1,480
35	Atrium Pointe		N	Y	Refinance	7,813	127,819	15,977	Cash		9,862	822	Cash		0	1,042
36	Candlewood Turlock		N	Y	Refinance	0	44,883	9,301	Cash		3,200	1,600	Cash		7,089	7,089
37	HGI Palmdale		N	Y	Refinance	0	91,898	18,380	Cash		8,748	875	Cash		0	13,218
38	Temple Terrace Shoppes		N	Y	Refinance	0	27,500	5,500; Springing	Cash		0	Springing			0	1,577
39	Masonic Building		N	Y	Refinance	12,300	36,359	18,180	Cash		31,602	3,160	Cash		0	1,047
40	Punta Gorda Waterfront Inn & Suites		N	Y	Refinance	18,000	53,774	13,444	Cash		34,844	4,355	Cash		0	8,924

A-1-15

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Seismic PML %	Seismic Insurance Required (Y/N)	Terrorism Insurance (Y/N)	Loan Purpose	Engineering Escrow / Deferred Maintenance ($)	Tax Escrow (Initial)	Monthly Tax Escrow ($)	Tax Escrow - Cash or LoC	Tax Escrow - LoC Counterparty	Insurance Escrow (Initial)	Monthly Insurance Escrow ($)	Insurance Escrow - Cash or LoC	Insurance Escrow - LoC Counterparty	Upfront Replacement Reserve ($)	Monthly Replacement Reserve ($)(12)
41	429 On the Park		N	Y	Acquisition	0	108,237	18,039	Cash		9,228	3,076	Cash		0	2,099
42	Stanley Station		N	Y	Refinance	0	0	20,457	Cash		10,973	914	Cash		0	1,207
43	Jo-Ann Fabrics		N	Y	Acquisition	260,000	60,590	12,118	Cash		0	1,324; Springing	Cash		0	822
44	Best Western Fountainview		N	Y	Refinance	7,500	23,765	7,922	Cash		22,395	2,799	Cash		0	6,412
45	Holiday Inn & Suites Fairburn		N	Y	Refinance	6,250	42,470	7,078	Cash		8,069	1,900	Cash		6,850	6,850
46	Hobby Lobby		N	Y	Acquisition	0	0	Springing			0	Springing			0	0
47	Widmer Shoppes		N	Y	Refinance	0	0	14,156	Cash		8,309	692	Cash		0	529
48	Candlewood Suites Lithia Springs		N	Y	Refinance	4,688	24,705	4,941	Cash		4,899	1,633	Cash		0	5,365
49	400 Liberty		N	Y	Refinance	9,000	21,183	5,914	Cash		6,841	1,710	Cash		0	873
50	Security Public Storage - Roseville II	2.0%	N	Y	Acquisition	0	0	Springing			0	Springing			0	Springing
51	Reedley Shopping Center	8.0%	N	Y	Refinance	0	0	Springing			0	Springing			0	Springing
52	Holiday Inn Express - Lithia Springs		N	Y	Refinance	0	12,830	6,415	Cash		1,200	1,200	Cash		5,730	5,730
53	11940 West 95th Street		N	Y	Acquisition	0	4,754	4,754	Cash		2,532	1,266	Cash		0	175
54	Walgreens - Hilliard, OH		N	N	Acquisition	0	0	Springing			0	Springing			0	0
55	Shoppes at Park Place		N	Y	Refinance	0	42,150	5,850	Cash		1,020	203	Cash		0	230
56	Walgreens - Niles, OH		N	N	Acquisition	0	0	Springing			0	Springing			0	0
57	Winn Dixie - New Port Richey		N	Y	Acquisition	0	0	Springing			0	Springing			0	905
58	AAAA Lisenby Storage		N	Y	Acquisition	0	11,145	2,229	Cash		3,646	1,823	Cash		0	441
59	Main Corner		N	Y	Refinance	0	24,836	6,209	Cash		1,449	483	Cash		0	1,277
60	Walgreens - Millington, TN		N	N	Refinance	0	0	Springing			0	Springing			0	Springing
61	Walgreens - Highland, IL		N	N	Refinance	0	0	Springing			0	Springing			0	Springing
62	CVS - Gahanna		N	N	Refinance	0	0	Springing			0	Springing			0	Springing
63	Walgreens - Pensacola		N	N	Acquisition	0	0	Springing			0	Springing			0	Springing
64	Storage Depot - Orange		N	Y	Acquisition	0	8,523	2,841	Cash		0	Springing			0	306
65	Dollar General - Iberia		N	N	Acquisition	0	0	Springing			0	Springing			0	0
66	Dollar General - Pine Island		N	N	Acquisition	0	0	Springing			0	Springing			0	0
67	Dollar General - Isle		N	N	Acquisition	0	0	Springing			0	Springing			0	0
68	Dollar General - Wheaton		N	N	Acquisition	0	0	Springing			0	Springing			0	0

A-1-16

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Replacement Reserve Cap ($)	Replacement Reserve Escrow - Cash or LoC	Replacement Reserve Escrow - LoC Counterparty	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)	TI/LC Reserve Cap ($)	TI/LC Escrow - Cash or LoC	TI/LC Escrow - LoC Counterparty	Debt Service Escrow (Initial) ($)	Debt Service Escrow (Monthly) ($)	Debt Service Escrow - Cash or LoC	Debt Service Escrow - LoC Counterparty	Other Escrow I Reserve Description
1	3 Columbus Circle	0			0	0	0			0	0			Rent Concession / Tenant Specific TILC Reserve
2	Walgreens Portfolio	0			0	0	0			0	0
2.01	Walgreens- River Falls
2.02	Walgreens- Forrest City
2.03	Walgreens- Saint Louis (Lusher)
2.04	Walgreens- Saint Louis (Lemay)
2.05	Walgreens- Saint Charles
2.06	Walgreens- Toledo
2.07	Walgreens- Birmingham
2.08	Walgreens- La Vista
2.09	Walgreens- Olathe
2.10	Walgreens- Arkadelphia
2.11	Walgreens- Franklin
2.12	Walgreens- Cincinnati
2.13	Walgreens- Malvern
2.14	Walgreens- Bartlett (5950)
2.15	Walgreens- Bartlett (6697)
2.16	Walgreens- Mount Washington
2.17	Walgreens- Florence
2.18	Walgreens- Little Rock
2.19	Walgreens- Evansville
2.20	Walgreens- Oklahoma City
2.21	Walgreens- Hobart
2.22	Walgreens- Memphis
2.23	Walgreens- Oakland
2.24	Walgreens- Knoxville
2.25	Walgreens- Decatur
2.26	Walgreens- Sioux Falls
2.27	Walgreens- Enterprise
2.28	Walgreens- Tulsa
2.29	Walgreens- Michigan City
3	One Monument Place	0	Cash		500,000	20,580	0	Cash		0	0			Special Rollover Reserve
4	University of Delaware Hotel Portfolio	0	Cash		0	0	0			0	0
4.01	Embassy Suites Newark Wilmington South
4.02	Homewood Suites Wilmington South
5	200 Kansas Street	0	Cash		450,000	8,624	0	Cash		0	0			Free Rent Reserve
6	DS Services Portfolio	0			0	0	0			0	0
6.01	DS Services - Phoenix, AZ
6.02	DS Services - Kentwood, LA
6.03	DS Services - Santa Ana, CA
6.04	DS Services - Orlando, FL
6.05	DS Services - Salt Lake City, UT
6.06	DS Services - Las Vegas, NV
6.07	DS Services - Elgin, IL
6.08	DS Services - Grand Prairie, TX
7	Ontario Airport Tower	0	Cash		0	15,390	0	Cash		0	0			Free Rent Reserve
8	18th Street Atrium	0	Cash		400,000	11,185	0	Cash		0	0			Outstanding TI/LC Reserve
9	Hilton Albany	0	Cash		0	0	0			0	0			PIP Reserve
10	Hanesbrands Industrial	0			0	0	0			0	0			Construction Reserve
11	Hampton Inn & Suites - Miami Airport	0	Cash		0	0	0			0	0
12	Cole Income NAV Portfolio	0			0	Springing	0			0	0			Excess Cash Reserve
12.01	Time Warner Cable Midwest
12.02	PetSmart
12.03	Walgreens
12.04	National Tire & Battery
12.05	Tire Center
12.06	Family Dollar II
12.07	Dollar General I
12.08	Burger King
12.09	Family Dollar I
12.10	Dollar General II
12.11	Family Dollar III
12.12	AutoZone (Ground)
13	Shop City Shopping Center	0	Cash		602,000	19,493	602,000	Cash		0	0
14	SCORE Industrial Portfolio	0	Cash		587,000	18,821	900,000	Cash		0	0			Free Rent Reserve
14.01	1235 Commerce
14.02	2050 American Italian
14.03	546 L&C Distribution
14.04	805 Victory Trail
14.05	1416 Atlas
14.06	1255 Commerce
14.07	1424-1428 Atlas
15	Bella Luna / San Lucas	0	Cash		0	0	0			0	0
16	Portofino Landing Apartments	0	Cash		0	0	0			0	0			Liquidity Reserve
17	Riverstone Apartments	0	Cash		0	0	0			0	0
18	Canyon Crossing I	0	Cash		0	0	0			0	0
19	Canyon Crossing II	0	Cash		0	0	0			0	0
20	Hunter’s Glen	0	Cash		0	0	0			0	0			Capital Improvement Reserve
21	San Clemente Self Storage	30,000	Cash		0	0	0			0	0
22	Country Inn & Suites Virginia Beach	0	Cash		0	0	0			0	0			Seasonality Reserve
23	377 Broadway	0	Cash		1,454,921	3,000	0	Cash		0	0			Performance Reserve
24	Actuant HQ	0			0	6,678	0	Cash		0	0
25	Hampton Inn St. George	0	Cash		0	0	0			0	0			Seasonality Reserve
26	Wildhorse Marketplace	0	Cash		125,000	4,700; Springing	250,000	Cash		0	0			Drunken Onion Free Rent Reserve
27	Abington Apartments	0	Cash		0	0	0			0	0
28	Augusta Ranch Marketplace	0	Cash		0	6,635; Springing	200,000	Cash		0	0
29	Chase Bank Tower	0	Cash		17,055	8,527	0	Cash		0	0
30	Hampton Inn & Suites Bartram Park	0	Cash		0	0	0			0	0			PIP Reserve
31	Pic N Save/ Burger King Portfolio	0	Cash		0	0	0			0	0			Special Rollover Reserve
31.01	Pic N Save
31.02	Burger King - Lafayette
32	Lamplighter MHC	0	Cash		0	0	0			0	0
33	Pathfinder Office	0	Cash		0	5,363	0	Cash		0	0
34	Shore Center Shopping Center	0	Cash		150,000	3,700	0	Cash		0	0
35	Atrium Pointe	0	Cash		0	6,796	0	Cash		0	0
36	Candlewood Turlock	0	Cash		0	0	0			0	0
37	HGI Palmdale	0	Cash		0	0	0			0	0			Seasonality Reserve
38	Temple Terrace Shoppes	56,763	Cash		0	5,376	193,545	Cash		0	0
39	Masonic Building	0	Cash		50,000	4,072	200,000	Cash		0	0			Free Rent Reserve
40	Punta Gorda Waterfront Inn & Suites	0	Cash		0	0	0			0	0			Seasonality Reserve

A-1-17

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Replacement Reserve Cap ($)	Replacement Reserve Escrow - Cash or LoC	Replacement Reserve Escrow - LoC Counterparty	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)	TI/LC Reserve Cap ($)	TI/LC Escrow - Cash or LoC	TI/LC Escrow - LoC Counterparty	Debt Service Escrow (Initial) ($)	Debt Service Escrow (Monthly) ($)	Debt Service Escrow - Cash or LoC	Debt Service Escrow - LoC Counterparty	Other Escrow I Reserve Description
41	429 On the Park	0	Cash		250,000	11,481	450,000	Cash		0	0			Innovative Edit Reserve
42	Stanley Station	0	Cash		75,000	3,952	0	Cash		0	0
43	Jo-Ann Fabrics	0	Cash		0	2,636	0	Cash		0	0
44	Best Western Fountainview	0	Cash		0	0	0			0	0			Renovation Reserve
45	Holiday Inn & Suites Fairburn	0	Cash		0	0	0			0	0			PIP Reserve
46	Hobby Lobby	0			0	0	0			0	0
47	Widmer Shoppes	0	Cash		25,000	1,864	0	Cash		0	0
48	Candlewood Suites Lithia Springs	0	Cash		0	0	0			0	0
49	400 Liberty	18,000	Cash		0	5,457	196,458	Cash		0	0			Free Rent
50	Security Public Storage - Roseville II	0			0	0	0			0	0
51	Reedley Shopping Center	0			0	Springing	0			0	0			Tax Lien Reserve
52	Holiday Inn Express - Lithia Springs	0	Cash		0	0	0			0	0			Seasonality Reserve
53	11940 West 95th Street	0	Cash		0	1,313	125,000	Cash		0	0			Mattress Firm TILC Reserve
54	Walgreens - Hilliard, OH	0			0	0	0			0	0
55	Shoppes at Park Place	13,772	Cash		0	1,530	91,810	Cash		0	0			Free Rent Reserve
56	Walgreens - Niles, OH	0			0	0	0			0	0
57	Winn Dixie - New Port Richey	0	Cash		0	0	0			0	0
58	AAAA Lisenby Storage	15,840	Cash		0	0	0			0	0
59	Main Corner	20,433	Cash		0	1,674	60,279	Cash		0	0			Postal Depot Reserve
60	Walgreens - Millington, TN	0			0	Springing	0			0	0
61	Walgreens - Highland, IL	0			0	Springing	0			0	0
62	CVS - Gahanna	0			0	Springing	0			0	0
63	Walgreens - Pensacola	0			0	Springing	0			0	0
64	Storage Depot - Orange	0	Cash		0	0	0			0	0
65	Dollar General - Iberia	0			0	0	0			0	0
66	Dollar General - Pine Island	0			0	0	0			0	0
67	Dollar General - Isle	0			0	0	0			0	0
68	Dollar General - Wheaton	0			0	0	0			0	0

A-1-18

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Other Escrow I (Initial) ($)(6)(7)	Other Escrow I (Monthly) ($)	Other Escrow I Cap ($)	Other Escrow I Escrow - Cash or LoC	Other Escrow I - LoC Counterparty	Other Escrow II Reserve Description	Other Escrow II (Initial) ($)	Other Escrow II (Monthly) ($)	Other Escrow II Cap ($)	Other Escrow II Escrow - Cash or LoC
1	3 Columbus Circle	Rent Concession - $840,247.87 / Tenant Specific TILC - $4,405,061.91	0	0	Cash		Signage Reserve	4,074,836	0	0	Cash
2	Walgreens Portfolio	0	0	0				0	0	0
2.01	Walgreens- River Falls
2.02	Walgreens- Forrest City
2.03	Walgreens- Saint Louis (Lusher)
2.04	Walgreens- Saint Louis (Lemay)
2.05	Walgreens- Saint Charles
2.06	Walgreens- Toledo
2.07	Walgreens- Birmingham
2.08	Walgreens- La Vista
2.09	Walgreens- Olathe
2.10	Walgreens- Arkadelphia
2.11	Walgreens- Franklin
2.12	Walgreens- Cincinnati
2.13	Walgreens- Malvern
2.14	Walgreens- Bartlett (5950)
2.15	Walgreens- Bartlett (6697)
2.16	Walgreens- Mount Washington
2.17	Walgreens- Florence
2.18	Walgreens- Little Rock
2.19	Walgreens- Evansville
2.20	Walgreens- Oklahoma City
2.21	Walgreens- Hobart
2.22	Walgreens- Memphis
2.23	Walgreens- Oakland
2.24	Walgreens- Knoxville
2.25	Walgreens- Decatur
2.26	Walgreens- Sioux Falls
2.27	Walgreens- Enterprise
2.28	Walgreens- Tulsa
2.29	Walgreens- Michigan City
3	One Monument Place	0	Springing	0			Master Lease Reserve	939,375	0	0	Cash
4	University of Delaware Hotel Portfolio	0	0	0				0	0	0
4.01	Embassy Suites Newark Wilmington South
4.02	Homewood Suites Wilmington South
5	200 Kansas Street	61,919	0	0	Cash		Element Science TI Reserve ($314,110); Modani TI Reserve (140,725); Earnout Reserve ($450,000)	904,835	0	0	Cash
6	DS Services Portfolio	0	0	0				0	0	0
6.01	DS Services - Phoenix, AZ
6.02	DS Services - Kentwood, LA
6.03	DS Services - Santa Ana, CA
6.04	DS Services - Orlando, FL
6.05	DS Services - Salt Lake City, UT
6.06	DS Services - Las Vegas, NV
6.07	DS Services - Elgin, IL
6.08	DS Services - Grand Prairie, TX
7	Ontario Airport Tower	75,000	25,000; Springing	0	Cash			0	0	0
8	18th Street Atrium	876,820	0	0	Cash		Free Rent Reserve	208,059	0	0	Cash
9	Hilton Albany	3,400,000	0	0	Cash			0	0	0
10	Hanesbrands Industrial	4,859,426	0	0	Cash		Expansion Space Rent Reserve	291,734	0	0	Cash
11	Hampton Inn & Suites - Miami Airport	0	0	0				0	0	0
12	Cole Income NAV Portfolio	0	Springing	0				0	0	0
12.01	Time Warner Cable Midwest
12.02	PetSmart
12.03	Walgreens
12.04	National Tire & Battery
12.05	Tire Center
12.06	Family Dollar II
12.07	Dollar General I
12.08	Burger King
12.09	Family Dollar I
12.10	Dollar General II
12.11	Family Dollar III
12.12	AutoZone (Ground)
13	Shop City Shopping Center	0	0	0				0	0	0
14	SCORE Industrial Portfolio	146,667	0	0	Cash			0	0	0
14.01	1235 Commerce
14.02	2050 American Italian
14.03	546 L&C Distribution
14.04	805 Victory Trail
14.05	1416 Atlas
14.06	1255 Commerce
14.07	1424-1428 Atlas
15	Bella Luna / San Lucas	0	0	0				0	0	0
16	Portofino Landing Apartments	500,000	0	0	Cash		Guarantor Income Tax Reserve	31,250	0	0	Cash
17	Riverstone Apartments	0	0	0				0	0	0
18	Canyon Crossing I	0	0	0				0	0	0
19	Canyon Crossing II	0	0	0				0	0	0
20	Hunter’s Glen	3,020,000	0	0	Cash			0	0	0
21	San Clemente Self Storage	0	0	0				0	0	0
22	Country Inn & Suites Virginia Beach	0	Springing	0				0	0	0
23	377 Broadway	500,000	0	0	Cash		Condo Association Reserve	17,250	5,750	0	Cash
24	Actuant HQ	0	0	0				0	0	0
25	Hampton Inn St. George	65,600	Springing	0	Cash		PIP Reserve	0	Springing	0
26	Wildhorse Marketplace	40,000	0	0	Cash			0	0	0
27	Abington Apartments	0	0	0				0	0	0
28	Augusta Ranch Marketplace	0	0	0				0	0	0
29	Chase Bank Tower	0	0	0				0	0	0
30	Hampton Inn & Suites Bartram Park	0	Springing	0				0	0	0
31	Pic N Save/ Burger King Portfolio	0	Springing	0				0	0	0
31.01	Pic N Save
31.02	Burger King - Lafayette
32	Lamplighter MHC	0	0	0				0	0	0
33	Pathfinder Office	0	0	0				0	0	0
34	Shore Center Shopping Center	0	0	0				0	0	0
35	Atrium Pointe	0	0	0				0	0	0
36	Candlewood Turlock	0	0	0				0	0	0
37	HGI Palmdale	40,000	10,000	40,000	Cash			0	0	0
38	Temple Terrace Shoppes	0	0	0				0	0	0
39	Masonic Building	80,761	0	0	Cash		Ground Rent Reserve	28,201	0	0	Cash
40	Punta Gorda Waterfront Inn & Suites	29,514	Available Cash Flow	167,000	Cash		Renovation Reserve	26,000	0	0	Cash

A-1-19

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Other Escrow I (Initial) ($)(6)(7)	Other Escrow I (Monthly) ($)	Other Escrow I Cap ($)	Other Escrow I Escrow - Cash or LoC	Other Escrow I - LoC Counterparty	Other Escrow II Reserve Description	Other Escrow II (Initial) ($)	Other Escrow II (Monthly) ($)	Other Escrow II Cap ($)	Other Escrow II Escrow - Cash or LoC
41	429 On the Park	47,850	0	0	Cash			0	0	0
42	Stanley Station	0	0	0				0	0	0
43	Jo-Ann Fabrics	0	0	0				0	0	0
44	Best Western Fountainview	400,000	0	0	Cash			0	0	0
45	Holiday Inn & Suites Fairburn	0	Springing	0				0	0	0
46	Hobby Lobby	0	0	0				0	0	0
47	Widmer Shoppes	0	0	0				0	0	0
48	Candlewood Suites Lithia Springs	0	0	0				0	0	0
49	400 Liberty	250,000	0	0	Cash			0	0	0
50	Security Public Storage - Roseville II	0	0	0				0	0	0
51	Reedley Shopping Center	14,600	0	0	Cash		UHC Tenant Reserve	75,000	0	0	Cash
52	Holiday Inn Express - Lithia Springs	68,000	Springing	0	Cash			0	0	0
53	11940 West 95th Street	73,880	0	0	Cash			0	0	0
54	Walgreens - Hilliard, OH	0	0	0				0	0	0
55	Shoppes at Park Place	24,950	0	0	Cash			0	0	0
56	Walgreens - Niles, OH	0	0	0				0	0	0
57	Winn Dixie - New Port Richey	0	0	0				0	0	0
58	AAAA Lisenby Storage	0	0	0				0	0	0
59	Main Corner	150,000	0	0	Cash			0	0	0
60	Walgreens - Millington, TN	0	0	0				0	0	0
61	Walgreens - Highland, IL	0	0	0				0	0	0
62	CVS - Gahanna	0	0	0				0	0	0
63	Walgreens - Pensacola	0	0	0				0	0	0
64	Storage Depot - Orange	0	0	0				0	0	0
65	Dollar General - Iberia	0	0	0				0	0	0
66	Dollar General - Pine Island	0	0	0				0	0	0
67	Dollar General - Isle	0	0	0				0	0	0
68	Dollar General - Wheaton	0	0	0				0	0	0

A-1-20

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Other Escrow II - LoC Counterparty	Holdback(6)	Ownership Interest(13)	Ground Lease Initial Expiration Date	Annual Ground Rent Payment	Annual Ground Rent Increases	Lockbox
1	3 Columbus Circle			Fee				Hard/Springing Cash Management
2	Walgreens Portfolio			Fee				Hard/Upfront Cash Management
2.01	Walgreens- River Falls			Fee
2.02	Walgreens- Forrest City			Fee
2.03	Walgreens- Saint Louis (Lusher)			Fee
2.04	Walgreens- Saint Louis (Lemay)			Fee
2.05	Walgreens- Saint Charles			Fee
2.06	Walgreens- Toledo			Fee
2.07	Walgreens- Birmingham			Fee
2.08	Walgreens- La Vista			Fee
2.09	Walgreens- Olathe			Fee
2.10	Walgreens- Arkadelphia			Fee
2.11	Walgreens- Franklin			Fee
2.12	Walgreens- Cincinnati			Fee
2.13	Walgreens- Malvern			Fee
2.14	Walgreens- Bartlett (5950)			Fee
2.15	Walgreens- Bartlett (6697)			Fee
2.16	Walgreens- Mount Washington			Fee
2.17	Walgreens- Florence			Fee
2.18	Walgreens- Little Rock			Fee
2.19	Walgreens- Evansville			Fee
2.20	Walgreens- Oklahoma City			Fee
2.21	Walgreens- Hobart			Fee
2.22	Walgreens- Memphis			Fee
2.23	Walgreens- Oakland			Fee
2.24	Walgreens- Knoxville			Fee
2.25	Walgreens- Decatur			Fee
2.26	Walgreens- Sioux Falls			Fee
2.27	Walgreens- Enterprise			Fee
2.28	Walgreens- Tulsa			Fee
2.29	Walgreens- Michigan City			Fee
3	One Monument Place			Fee				Hard/Upfront Cash Management
4	University of Delaware Hotel Portfolio			Fee				Hard/Springing Cash Management
4.01	Embassy Suites Newark Wilmington South			Fee
4.02	Homewood Suites Wilmington South			Fee
5	200 Kansas Street			Fee				Hard/Springing Cash Management
6	DS Services Portfolio			Fee				Hard/Upfront Cash Management
6.01	DS Services - Phoenix, AZ			Fee
6.02	DS Services - Kentwood, LA			Fee
6.03	DS Services - Santa Ana, CA			Fee
6.04	DS Services - Orlando, FL			Fee
6.05	DS Services - Salt Lake City, UT			Fee
6.06	DS Services - Las Vegas, NV			Fee
6.07	DS Services - Elgin, IL			Fee
6.08	DS Services - Grand Prairie, TX			Fee
7	Ontario Airport Tower			Fee				Hard/Upfront Cash Management
8	18th Street Atrium			Fee				Hard/Springing Cash Management
9	Hilton Albany			Fee & Leasehold	12/20/2056	$373,789	Adjusts every three years based on ground lease but in no event will annual rent be less than $190,000	Hard/Springing Cash Management
10	Hanesbrands Industrial			Fee				Hard/Upfront Cash Management
11	Hampton Inn & Suites - Miami Airport			Fee				Springing (Without Established Account)
12	Cole Income NAV Portfolio			Fee				Hard/Springing Cash Management
12.01	Time Warner Cable Midwest			Fee
12.02	PetSmart			Fee
12.03	Walgreens			Fee
12.04	National Tire & Battery			Fee
12.05	Tire Center			Fee
12.06	Family Dollar II			Fee
12.07	Dollar General I			Fee
12.08	Burger King			Fee
12.09	Family Dollar I			Fee
12.10	Dollar General II			Fee
12.11	Family Dollar III			Fee
12.12	AutoZone (Ground)			Fee
13	Shop City Shopping Center			Fee				Springing (Without Established Account)
14	SCORE Industrial Portfolio			Fee				Hard/Springing Cash Management
14.01	1235 Commerce			Fee
14.02	2050 American Italian			Fee
14.03	546 L&C Distribution			Fee
14.04	805 Victory Trail			Fee
14.05	1416 Atlas			Fee
14.06	1255 Commerce			Fee
14.07	1424-1428 Atlas			Fee
15	Bella Luna / San Lucas			Fee				Soft/Springing Cash Management
16	Portofino Landing Apartments			Fee				Soft/Springing Cash Management
17	Riverstone Apartments			Fee				Springing (Without Established Account)
18	Canyon Crossing I			Fee				Soft/Springing Cash Management
19	Canyon Crossing II			Fee				Soft/Springing Cash Management
20	Hunter’s Glen			Fee				Soft/Springing Cash Management
21	San Clemente Self Storage			Fee				Springing (Without Established Account)
22	Country Inn & Suites Virginia Beach			Fee				Hard/Springing Cash Management
23	377 Broadway			Fee				Hard/Springing Cash Management
24	Actuant HQ			Fee				Hard/Upfront Cash Management
25	Hampton Inn St. George			Fee & Leasehold	12/31/2044	$816,000		Springing (Without Established Account)
26	Wildhorse Marketplace			Fee				Soft/Springing Cash Management
27	Abington Apartments			Fee				Springing (Without Established Account)
28	Augusta Ranch Marketplace		1,000,000	Fee				Springing (Without Established Account)
29	Chase Bank Tower			Fee				Hard/Springing Cash Management
30	Hampton Inn & Suites Bartram Park			Fee				Springing (Without Established Account)
31	Pic N Save/ Burger King Portfolio			Fee				Hard/Upfront Cash Management
31.01	Pic N Save			Fee
31.02	Burger King - Lafayette			Fee
32	Lamplighter MHC			Fee				None
33	Pathfinder Office			Fee				Hard/Upfront Cash Management
34	Shore Center Shopping Center			Fee				Springing (Without Established Account)
35	Atrium Pointe			Fee & Leasehold	7/15/2045	$0		Springing (Without Established Account)
36	Candlewood Turlock			Fee				Hard/Springing Cash Management
37	HGI Palmdale			Fee				Hard/Springing Cash Management
38	Temple Terrace Shoppes			Fee				Springing (Without Established Account)
39	Masonic Building			Leasehold	12/31/2020	$338,494	2.43537%	Hard/Springing Cash Management
40	Punta Gorda Waterfront Inn & Suites			Fee				Hard/Springing Cash Management

A-1-21

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Other Escrow II - LoC Counterparty	Holdback(6)	Ownership Interest(13)	Ground Lease Initial Expiration Date	Annual Ground Rent Payment	Annual Ground Rent Increases	Lockbox
41	429 On the Park			Fee				Springing (Without Established Account)
42	Stanley Station			Fee				Springing (Without Established Account)
43	Jo-Ann Fabrics			Fee				Hard/Upfront Cash Management
44	Best Western Fountainview			Fee				Hard/Springing Cash Management
45	Holiday Inn & Suites Fairburn			Fee				Springing (Without Established Account)
46	Hobby Lobby			Fee				Hard/Upfront Cash Management
47	Widmer Shoppes			Fee				Springing (Without Established Account)
48	Candlewood Suites Lithia Springs			Fee				Hard/Springing Cash Management
49	400 Liberty			Fee				Hard/Springing Cash Management
50	Security Public Storage - Roseville II			Fee				None
51	Reedley Shopping Center			Fee				Springing (Without Established Account)
52	Holiday Inn Express - Lithia Springs			Fee				Springing (Without Established Account)
53	11940 West 95th Street			Fee				Springing (Without Established Account)
54	Walgreens - Hilliard, OH			Fee				Hard/Upfront Cash Management
55	Shoppes at Park Place			Fee				Springing (With Established Account)
56	Walgreens - Niles, OH			Fee				Hard/Upfront Cash Management
57	Winn Dixie - New Port Richey			Fee				Hard/Springing Cash Management
58	AAAA Lisenby Storage			Fee				None
59	Main Corner			Fee				Springing (Without Established Account)
60	Walgreens - Millington, TN			Fee				Springing (Without Established Account)
61	Walgreens - Highland, IL			Fee				Springing (Without Established Account)
62	CVS - Gahanna			Fee				Springing (Without Established Account)
63	Walgreens - Pensacola			Fee				Springing (Without Established Account)
64	Storage Depot - Orange			Fee				None
65	Dollar General - Iberia			Fee				Hard/Upfront Cash Management
66	Dollar General - Pine Island			Fee				Hard/Upfront Cash Management
67	Dollar General - Isle			Fee				Hard/Upfront Cash Management
68	Dollar General - Wheaton			Fee				Hard/Upfront Cash Management

A-1-22

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Whole Loan Cut-off Date Balance ($)	Whole Loan Debt Service ($)	Subordinate Secured Debt Original Balance ($)	Subordinate Secured Debt Cut-off Date Balance ($)	Whole Loan U/W NOI DSCR (x)	Whole Loan U/W NCF DSCR (x)	Whole Loan Cut- off Date LTV Ratio	Whole Loan Cut-off Date U/W NOI Debt Yield	Whole Loan Cut-off Date U/W NCF Debt Yield	Mezzanine Debt Cut- off Date Balance($)	Sponsor(11)(14)	Affiliated Sponsors	Mortgage Loan Number
1	3 Columbus Circle											SL Green Realty Corp.; Joseph Moinian		1
2	Walgreens Portfolio											Cole Operating Partnership IV, LP	Y-Group 1	2
2.01	Walgreens- River Falls													2.01
2.02	Walgreens- Forrest City													2.02
2.03	Walgreens- Saint Louis (Lusher)													2.03
2.04	Walgreens- Saint Louis (Lemay)													2.04
2.05	Walgreens- Saint Charles													2.05
2.06	Walgreens- Toledo													2.06
2.07	Walgreens- Birmingham													2.07
2.08	Walgreens- La Vista													2.08
2.09	Walgreens- Olathe													2.09
2.10	Walgreens- Arkadelphia													2.10
2.11	Walgreens- Franklin													2.11
2.12	Walgreens- Cincinnati													2.12
2.13	Walgreens- Malvern													2.13
2.14	Walgreens- Bartlett (5950)													2.14
2.15	Walgreens- Bartlett (6697)													2.15
2.16	Walgreens- Mount Washington													2.16
2.17	Walgreens- Florence													2.17
2.18	Walgreens- Little Rock													2.18
2.19	Walgreens- Evansville													2.19
2.20	Walgreens- Oklahoma City													2.20
2.21	Walgreens- Hobart													2.21
2.22	Walgreens- Memphis													2.22
2.23	Walgreens- Oakland													2.23
2.24	Walgreens- Knoxville													2.24
2.25	Walgreens- Decatur													2.25
2.26	Walgreens- Sioux Falls													2.26
2.27	Walgreens- Enterprise													2.27
2.28	Walgreens- Tulsa													2.28
2.29	Walgreens- Michigan City													2.29
3	One Monument Place	45,000,000	260,040.64	4,500,000	4,500,000	1.20	1.11	75.0%	8.3%	7.7%		Golden Rocky Corporation	Y-Group 2	3
4	University of Delaware Hotel Portfolio										7,300,000	The Buccini/Pollin Group		4
4.01	Embassy Suites Newark Wilmington South													4.01
4.02	Homewood Suites Wilmington South													4.02
5	200 Kansas Street											John Porges; Dean Benjamin		5
6	DS Services Portfolio											AG Net Lease III Corp.; AG Net Lease III (SO) Corp.		6
6.01	DS Services - Phoenix, AZ													6.01
6.02	DS Services - Kentwood, LA													6.02
6.03	DS Services - Santa Ana, CA													6.03
6.04	DS Services - Orlando, FL													6.04
6.05	DS Services - Salt Lake City, UT													6.05
6.06	DS Services - Las Vegas, NV													6.06
6.07	DS Services - Elgin, IL													6.07
6.08	DS Services - Grand Prairie, TX													6.08
7	Ontario Airport Tower											Bruce Way; Mark Walsh		7
8	18th Street Atrium											Kenneth Grant		8
9	Hilton Albany											United Capital Corp.		9
10	Hanesbrands Industrial											Ladder Capital Finance Holdings LLLP	Y-Group 3	10
11	Hampton Inn & Suites - Miami Airport											Bernard Wolfson		11
12	Cole Income NAV Portfolio											Cole Real Estate Income Strategy (Daily NAV), Inc.	Y-Group 1	12
12.01	Time Warner Cable Midwest													12.01
12.02	PetSmart													12.02
12.03	Walgreens													12.03
12.04	National Tire & Battery													12.04
12.05	Tire Center													12.05
12.06	Family Dollar II													12.06
12.07	Dollar General I													12.07
12.08	Burger King													12.08
12.09	Family Dollar I													12.09
12.10	Dollar General II													12.10
12.11	Family Dollar III													12.11
12.12	AutoZone (Ground)													12.12
13	Shop City Shopping Center											Edward Eden		13
14	SCORE Industrial Portfolio											Reger Holdings, LLC; Gordon Reger		14
14.01	1235 Commerce													14.01
14.02	2050 American Italian													14.02
14.03	546 L&C Distribution													14.03
14.04	805 Victory Trail													14.04
14.05	1416 Atlas													14.05
14.06	1255 Commerce													14.06
14.07	1424-1428 Atlas													14.07
15	Bella Luna / San Lucas											Michael Cohan; Mark Omid Bolour; Yakov Albaz		15
16	Portofino Landing Apartments											Barry Nussbaum; Jerry Ruyan		16
17	Riverstone Apartments											Tyler Ross; David Colman; Michael Colman		17
18	Canyon Crossing I											Harry Bookey; Michael D. Rubin	Y-Group 4	18
19	Canyon Crossing II											Harry Bookey; Michael D. Rubin	Y-Group 4	19
20	Hunter’s Glen											Chuck Patty; John Carr; Paul Van		20
21	San Clemente Self Storage											See footnote		21
22	Country Inn & Suites Virginia Beach											Akhil Jain		22
23	377 Broadway											Haim Binstock; Ilan Bracha		23
24	Actuant HQ											Ladder Capital Finance Holdings LLLP	Y-Group 3	24
25	Hampton Inn St. George											Kevin Ence		25
26	Wildhorse Marketplace											Brittany Boylan; Bonnie Bunker; Karl Bunker		26
27	Abington Apartments											Eliyahu Stefansky		27
28	Augusta Ranch Marketplace											See footnote		28
29	Chase Bank Tower											Cielo Property Group, LLC		29
30	Hampton Inn & Suites Bartram Park											Kishor Kanji; Rakesh Bhakta; Dinesh Patel; Dilip Kanji		30
31	Pic N Save/ Burger King Portfolio											Anthony M. Fernicola		31
31.01	Pic N Save													31.01
31.02	Burger King - Lafayette													31.02
32	Lamplighter MHC											See footnote		32
33	Pathfinder Office										750,000	Golden Rocky Corporation	Y-Group 2	33
34	Shore Center Shopping Center											Cofinance, Inc; James Maurer		34
35	Atrium Pointe											Paul B. Fried		35
36	Candlewood Turlock											Rohit Ranchhod		36
37	HGI Palmdale											Robert Michael House; Richard Clark Ronald		37
38	Temple Terrace Shoppes											Richard Cohen		38
39	Masonic Building											Paul J. Ruff		39
40	Punta Gorda Waterfront Inn & Suites											Amer T. Asmar		40

A-1-23

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Whole Loan Cut-off Date Balance ($)	Whole Loan Debt Service ($)	Subordinate Secured Debt Original Balance ($)	Subordinate Secured Debt Cut-off Date Balance ($)	Whole Loan U/W NOI DSCR (x)	Whole Loan U/W NCF DSCR (x)	Whole Loan Cut- off Date LTV Ratio	Whole Loan Cut-off Date U/W NOI Debt Yield	Whole Loan Cut-off Date U/W NCF Debt Yield	Mezzanine Debt Cut- off Date Balance($)	Sponsor(11)(14)	Affiliated Sponsors	Mortgage Loan Number
41	429 On the Park											Yoav Merary		41
42	Stanley Station											Ralph W. Varnum; Kirby V. Deeter	Y-Group 6	42
43	Jo-Ann Fabrics											Joseph R. Prestiflippo, JR., Stephen R. Malley		43
44	Best Western Fountainview											Anand Bhakta; Pratik Patel		44
45	Holiday Inn & Suites Fairburn											Rajesh Patel; Bhavesh Patel	Y-Group 5	45
46	Hobby Lobby											Ladder Capital Finance Holdings LLLP	Y-Group 3	46
47	Widmer Shoppes											Ralph W. Varnum; Kirby V. Deeter	Y-Group 6	47
48	Candlewood Suites Lithia Springs											Nishal Patel; Hasmukhabhai M. Patel		48
49	400 Liberty											Toby Mandel; Joel Brunner		49
50	Security Public Storage - Roseville II											See footnote		50
51	Reedley Shopping Center											Roger W. Burnell; Joelle Burnell		51
52	Holiday Inn Express - Lithia Springs											Rajesh Patel, Bhavesh Patel	Y-Group 5	52
53	11940 West 95th Street											The Vaupel Family Trust; Michael C. Vaupel; Lynda L. Roese-Vaupel		53
54	Walgreens - Hilliard, OH											Ladder Capital Finance Holdings LLLP	Y-Group 3	54
55	Shoppes at Park Place											Stephen Grand; Gary Sakwa		55
56	Walgreens - Niles, OH											Ladder Capital Finance Holdings LLLP	Y-Group 3	56
57	Winn Dixie - New Port Richey											Marc Jacobowitz, Yerachmeal Jacobson		57
58	AAAA Lisenby Storage											Noah Mehrkam		58
59	Main Corner											Matthew Jonna; Michelle Jonna; Kona Investments, L.L.C.		59
60	Walgreens - Millington, TN											Ira M. Ingerman; Stanley Ginsburg	Y-Group 7	60
61	Walgreens - Highland, IL											Ira M. Ingerman; Stanley Ginsburg	Y-Group 7	61
62	CVS - Gahanna											Dovie Sperlin		62
63	Walgreens - Pensacola											Fanourious Ferderigos; Chris Tsokos		63
64	Storage Depot - Orange											John Garrison; James Lee; Neel Wells; James B. Binkley; Todd M. Jurek		64
65	Dollar General - Iberia											Ladder Capital Finance Holdings LLLP	Y-Group 3	65
66	Dollar General - Pine Island											Ladder Capital Finance Holdings LLLP	Y-Group 3	66
67	Dollar General - Isle											Ladder Capital Finance Holdings LLLP	Y-Group 3	67
68	Dollar General - Wheaton											Ladder Capital Finance Holdings LLLP	Y-Group 3	68

A-1-24

FOOTNOTES TO ANNEX A-1

See “Annex B: Additional Mortgage Loan Information/Definitions” in the Free Writing Prospectus for additional information on all mortgage loans and “Annex A-3: Summaries of the Fifteen Largest Mortgage Loans” for additional information on the 15 largest mortgage loans.

(1)	“LCF” denotes Ladder Capital Finance LLC, “WFB” denotes Wells Fargo Bank, National Association and “SPREF” denotes Silverpeak Real Estate Finance LLC

(2)
Information regarding mortgage loans that are cross-collateralized with other mortgage loans is based upon the individual loan balances, except that the applicable loan-to-value ratio, debt service coverage ratio or debt yield for each such mortgage loan is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all loans in the group. On an individual basis, without regard to the cross-collateralization feature, any mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented herein. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Release and/or Partial Defeasance and/or Substitution” in the Free Writing Prospectus.

(3)	For mortgage loan #5 (200 Kansas Street), the Number of Units includes 56,396 square feet of office space and 33,661 square feet of retail space.

For mortgage loan #12 (Cole Income NAV Portfolio), the sole tenant at the AutoZone (Ground) mortgaged property (7,381 square feet), representing 100% of net rentable square feet at the mortgaged property, leases the collateral pad site and the improvements built on the pad site are owned by the tenant. The Number of Units includes the only tenant’s improvements.

For mortgage loan #35 (Atrium Pointe), the Number of Units includes 33,303 square feet of retail space and 31,218 square feet of office space.

For mortgage loan #39 (Masonic Building), the Number of Units includes 53,750 square feet of office space and 16,053 square feet of retail space.

For mortgage loan #49 (400 Liberty), the Number of Units includes 16,482 square feet of office space and 16,261 square feet of industrial space.

For mortgage loan #62 (CVS – Gahanna), the sole tenant (10,443 square feet), representing 100% of net rentable square feet, leases the collateral pad site and the improvements built on the pad site are owned by the tenant. The Number of Units includes the only tenant’s improvements.

(4)
For mortgage loan #1 (3 Columbus Circle), the mortgage loan represents Notes A-3 and A-6 of six pari passu companion loans, which have a combined Cut-off date principal balance of $350,000,000. Notes A-1, A-2, A-4 and A-5 are not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit of Measure presented are based on Notes A-1, A-2, A-3, A-4, A-5 and A-6 in the aggregate (“3 Columbus Circle Loan Combination”). Notes A-3 and A-6 represent non-controlling interests in the 3 Columbus Circle Loan Combination.

For mortgage loan #2 (Walgreens Portfolio), the mortgage loan represents Note A-1 of three pari passu notes, which have a combined Cut-off date principal balance of $119,065,000. Notes A-2 and A-3 are not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit of Measure figures presented are based on Notes A-1, A-2 and A-3 in the aggregate (“Walgreens Portfolio Loan Combination”). Note A-1 represents the controlling interest in the Walgreens Portfolio Loan Combination.

For mortgage loan #15 (Bella Luna/San Lucas), the mortgage loan represents Note A-1 of two pari passu companion loans, which have a combined Cut-off date principal balance of $20,410,318. Note A-2 is not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit of Measure presented are based on Note A-1, and Note A-2 in the aggregate (“Bella Luna/San Lucas

A-1-25

Mortgage Loan Combination”). Note A-1 represents the controlling interest in Bella Luna/San Lucas Mortgage Loan Combination.

(5)
For mortgage loan #3 (One Monument Place), the mortgage loan amortizes on a planned amortization schedule which can be found in Annex A-4 of this Free Writing Prospectus. As such, the Cut-off Date Balance, Maturity Date or ARD Balloon Balance, Monthly P&I Payment, U/W NOI DSCR and U/W NCF DSCR, all reflect such planned amortization schedule. The Monthly P&I Payment shown in Annex A-1 was calculated using the average of principal and interest payments during the first 12 months following the interest-only period. U/W NOI DSCR and U/W NCF DSCR were calculated using an amount equal to 12 times such average monthly debt service.

(6)
For mortgage loan #20 (Hunter’s Glen), the Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD is based on the net funded amount of $10,530,000, which is the gross loan amount of $13,550,000 less the capital improvement reserve of $3,020,000. The funds may only be released in five or less increments of at least $600,000. Terms to release this reserve are as follows: the first release of $600,000 is not subject to a NCF debt yield test; the second release is limited such that then-funded proceeds provide a NCF debt yield of at least 8.25%; the third release is limited such that then-funded proceeds provide a NCF debt yield of at least 8.75%; the fourth release is limited such that then-funded proceeds provide a NCF debt yield of at least 9.25%; and the fifth release is limited such that then-funded proceeds provide a NCF debt yield of at least 9.75%. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the gross funded amount of $13,550,000 are 93.9% and 86.1%, respectively.

For mortgage loan #28 (Augusta Ranch Marketplace), all LTVs, DSCRs and Debt Yields are calculated assuming the full loan amount of $10,500,000 net of a $1,000,000 holdback. Provided no event of default has occurred or is continuing, the Holdback can be disbursed if by February 27, 2017 (“Holdback Deadline”), the following conditions have occurred: (i) the debt yield is no less than 8.75%; (ii) there has been no adverse change or anticipated change to the rent roll or financial condition of the tenants since the loan closing; (iii) pad improvements have been completed; (iv) Dairy Queen and Eastridge Family Dentistry are in occupancy, open for business, paying full contractual rent and all landlord obligations have been satisfied; (v) the third largest tenant (2,835 square feet), representing 3.5% of net rentable square feet, is in occupancy, open for business and paying full contractual rent; and (vi) the largest tenant (54,409 square feet), representing 67.8% of net rentable square feet, has consented to the third largest tenant’s expansion space or the third largest tenant has accepted a smaller expansion space not requiring the largest tenant’s consent. If the Holdback has not been released by the Holdback Deadline, the lender may extend the Holdback Deadline or apply the unreleased proceeds to pay down the mortgage loan, with the applicable yield maintenance premiums. In addition, if condition (i) is not satisfied but conditions (ii) through (vi) are satisfied by the Holdback Deadline, the lender will use the Holdback to pay down the mortgage loan in such amount that will result in a 8.75% debt yield and release the remaining proceeds to the borrower. Assuming the full Holdback balance is not applied to the full loan amount of $10,500,000, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, U/W NOI Debt Yield and U/W NCF Debt Yield are 74.5%, 70.6%, 9.6% and 8.8%, respectively.

(7)
For mortgage loan #9 (Hilton Albany), the Appraised Value represents the value assuming the performance improvement plan, which is expected to be completed by February 2016, has been completed. The appraised value assuming the performance improvement plan has not been completed is $36,200,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the $36,200,000 appraised value are 73.5% and 53.4%, respectively.

For mortgage loan #10 (Hanesbrands Industrial), the Appraised Value assumes the completion of the tenant expansion, which is expected to be completed by October 1, 2015. A reserve of $4,859,426 was established at origination to cover the borrower’s maximum obligation for payment of tenant’s expansion costs and a reserve of $291,734 was established for free rent relating to the expansion of the Hanesbrands Industrial property. Hanesbrands is required to begin paying $3.15 per square foot on 467,781 square feet upon the earlier of (i) the completion of the expansion space and (ii) October 1, 2015.

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For mortgage loan #44 (Best Western Fountainview), the Appraised Value assumes completion of planned renovation work which is not yet completed. A reserve of $400,000 was established at origination to cover the cost of the planned renovation work. The appraised value assuming the planned renovation work has not been completed is $8,800,000. The Cut-off Date LTV Ratio and the LTV Ratio at Maturity or ARD based on the $8,800,000 appraised value are 70.5% and 43.9% respectively.

(8)
For mortgage loan #1 (3 Columbus Circle), mortgaged property has been granted a property tax exemption as a result of renovation work done at the mortgaged property pursuant to an Industrial & Commercial Incentive Program (“ICIP”) which commences in 2010 and is scheduled to end in 2021. The ICIP provides real property tax benefits, a partial exemption from or abatement of, for varying periods up to 25 years to eligible industrial or commercial buildings that are constructed, expanded, modernized, rehabilitated, or otherwise physically improved. Based on the appraisal obtained by the lender, the tax benefits begin to phase out in fiscal year 2016/17 and expire in 2020/21, resulting in the exemption reducing from approximately $7,917,301 currently to zero in 2021.

(9)	In certain cases, mortgage loans may have tenants that have executed leases, but may not be fully paying rent or occupying the related leased premises, that were included in the underwriting.

For mortgage loan #1 (3 Columbus Circle), the fifth largest tenant (21,342 square feet), representing 4.1% of net rentable square feet, has fully abated rent through July 1, 2015. There is a $497,980 reserve representing the outstanding rent abatement.

For mortgage loan #5 (200 Kansas Street), the third largest tenant (11,258 square feet), representing 12.5% of net rentable square feet, is not in occupancy or paying rent as the space is being built out. The tenant is anticipated to begin paying rent in June 2015 and $61,919 was reserved at origination to cover the remaining abatement.

For mortgage loan #8 (18th Street Atrium), the largest tenant (35,286 square feet), representing 31.5% of net rentable square feet, has a free rent period that runs from July 1, 2015 through September 30, 2015 and $63,764 was reserved at origination to cover the abatement. The second largest tenant (30,538 square feet), representing 27.3% of net rentable square feet, has a free rent period that expires May 31, 2105 and $27,387 was reserved at origination to cover the remaining abatement. The third largest tenant (25,052 square feet), representing 22.4% of net rentable square feet, has a free rent period that expires May 31, 2015 and $116,909 was reserved at origination to cover the remaining abatement.

For mortgage loan #10 (Hanesbrands Industrial), the sole tenant is expanding the mortgaged property by 87,435 square feet to 467,781 square feet. At origination a rent escrow of $291,734 was established, which represents the difference between the current rent of $86,846 and the rent once the property is expanded to $122,877. The expansion rent commences upon the earlier of the sole tenant’s occupancy of any portion of the expansion or October 1, 2015.

For mortgage loan #12 (Cole Income NAV Portfolio), the sole tenant at the Burger King mortgaged property (3,243 square feet), representing 100% of net rentable square feet at the mortgaged property, was destroyed by fire. The cost to rebuild the mortgaged property is covered by the tenant’s and the borrower’s casualty insurance policies. The tenant continues to pay full base rent and rent does not abate any time during the restoration period.

For mortgage loan #14 (SCORE Industrial Portfolio), the sole tenant at the 546 L&C Distribution Property, representing 100% of net rentable square feet, has free rent from February 1, 2015 through July 31, 2015. $146,667 was reserved at origination to cover the remaining abatement.

For mortgage loan #23 (377 Broadway), the sole tenant is paying rent but has not taken occupancy as the space is being built out.

For mortgage loan #28 (Augusta Ranch Marketplace), the third largest tenant (2,835 square feet), representing 3.5% of net rentable square feet, is not in occupancy of 1,822 square feet of

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expansion space. There is a $1,000,000 Holdback that will be released upon certain conditions being met, including the third largest tenant is in occupancy, open for business and paying full contractual rent.

For mortgage loan #38 (Temple Terrace Shoppes), the fourth largest tenant (6,000 square feet), representing 8.2% of net rentable square feet, is currently dark and has been underwritten as vacant.

For mortgage loan #39 (Masonic Building), the largest tenant has free rent through June 30, 2015. There is a $80,761 reserve representing the remaining abatement.

For mortgage loan #41 (429 On the Park), the second largest tenant (13,200 square feet), representing 13.1% of net rentable feet, has abated rent in the months of October, November and December 2015. Three months of rent equal to $47,850 was reserved at origination.

For mortgage loan #55 (Shoppes at Park Place), the largest tenant (2,994 square feet), representing 16.3% of net rentable square feet, has executed a lease and is currently fitting out their space. There is a four-month rent abatement that has been reserved for at closing. The tenant took possession of its space in February 2015 and is anticipated to begin operations and commence paying rent in June 2015 when the free rent period ends.

(10)
The tenant early termination options discussed in this footnote are not intended to be an exclusive list. In particular, termination options based on co-tenancy clauses are generally included only for top five tenants by net rentable square feet if the option is currently or imminently exercisable.

For mortgage loan #3 (One Monument Place), the largest tenant (51,366 square feet), representing 23.1% of net rentable square feet, may terminate 9,420 square feet of its space on April 30, 2016 upon providing written notice no later than July 31, 2015 and payment of all unamortized tenant improvements and leasing commissions.

For mortgage loan #5 (200 Kansas Street), the fourth largest tenant (10,163 square feet), representing 11.3% of net rentable square feet, has a one-time right to terminate its lease effective as of May 31, 2024, upon providing 12 months’ written notice and payment of a termination fee equal to six months of base rent and the unamortized portion of all tenant improvements and leasing commissions. The fifth largest tenant (9,887 square feet), representing 11.0% of net rentable square feet, has a one-time right to terminate its lease effective as of September 30, 2018, upon providing six months’ written notice and payment of a termination fee equal to $275,497.

For mortgage loan #7 (Ontario Airport Tower), the fourth largest tenant (12,918 square feet), representing 8.7% of net rentable square feet, may terminate all of its space on January 31, 2020 and January 31, 2022, upon providing not more than eight months’, but not less than seven months’ written notice and payment of any unamortized leasing commissions.

For mortgage loan #8 (18th Street Atrium), the fourth largest tenant (13,716 square feet), representing 12.3% of net rentable square feet, has a right to terminate its lease at any time after March 31, 2015 upon providing 270 days’ notice and payment of a termination fee equal to the unamortized cost of tenant improvements and leasing commissions at an 8.0% interest rate, subject to a cap of $108,000. The fifth largest tenant (4,900 square feet), representing 4.4% of net rentable square feet, has the right to terminate its lease if the leased premises no longer meets its needs and the borrower and the borrower is unable to provide alternative space in the 18th Street Atrium Property that meets its needs on mutually acceptable terms. The tenant may exercise its option with six months prior notice after March 2017, provided that any termination is accompanied by a payment of an amount equal to $1,350 multiplied by the number of months remaining in the scheduled term of the lease.

For mortgage loan #12 (Cole Income NAV Portfolio), the sole tenant at the Walgreens Property (14,820 square feet) representing 100.0% of net rentable square feet, may terminate all of its

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space on January 31, 2032 and every five years thereafter upon providing 12 months’ written notice.

For mortgage loan #14 (SCORE Industrial Portfolio), the largest tenant at the 1424-1428 Atlas mortgaged property (31,000 square feet), representing 100.0% of net rentable square feet of such property, has a right to terminate its lease on July 31, 2017 if it does not meet its sales goals.

For mortgage loan #26 (Wildhorse Marketplace), the fourth largest tenant (2,597 square feet), representing 4.6% of net rentable square feet, may terminate its lease at any time after August 31, 2016 upon providing 90 days’ written notice and payment of all unamortized tenant improvements and leasing commissions.

For mortgage loan #29 (Chase Bank Tower), the third largest tenant (9,333 square feet), representing 4.6% of net rentable square feet, may terminate its lease on November 1, 2018 upon providing 12 months’ written notice and payment of termination fees equal to four months of base rent plus any unamortized leasing commissions.

For mortgage loan #33 (Pathfinder Office), the second largest tenant (9,226 square feet), representing 14.3% of net rentable square feet, may terminate its lease on October 1, 2017 upon providing nine months’ written notice and payment of a termination fee equal to $90,938.

For mortgage loan #49 (400 Liberty), the largest tenant (12,000 square feet), representing 36.6% of net rentable square feet, may terminate its lease upon providing six months’ written notice and payment of all leasing commissions in the event the funding the tenant receives from New York City is withdrawn fully or materially reduced and payment of all leasing costs.

For mortgage loan #51 (Reedley Shopping Center), the largest tenant (46,060 square feet), representing 35.5% of net rentable square feet, has alleged landlord defaults due to the second largest tenant’s (27,177 square feet), representing 21.0% of net rentable square feet, and the fourth largest tenant’s (10,720 square feet), representing 8.3% of net rentable square feet, violation of permitted use requirements. The second largest tenant’s lease commenced in 2003 and the fourth largest tenant’s lease was executed in 2011. The second largest tenant (27,177 square feet), representing 21.0% of net rentable square feet, may terminate its lease if funds are not allocated or are substantially under-allocated by the appropriating government agency upon 90 days’ written notice and payment of all unamortized tenant improvements.

For mortgage loan #53 (11940 West 95th Street), the fourth largest tenant (1,202 square feet), representing 11.4% of net rentable square feet, may terminate its lease as of December 31, 2019, upon providing written notice between July and December 2019. The fourth largest tenant must pay a termination fee equal to all unamortized tenant improvements, leasing commissions, rent abatements and must continue to pay base rent until the earlier of: (i) the borrower entering into a new lease with a replacement tenant; or (ii) June 30, 2020.

For mortgage loan #59 (Main Corner), the third largest tenant (4,958 square feet), representing 14.6% of net rentable square feet, may terminate its lease on July 31, 2020 upon providing 12 months’ written notice. The fourth largest tenant (4,180 square feet), representing 12.3% of net rentable square feet, has a one-time right to terminate its lease if gross sales for any trailing twelve month period through September 2017 have not exceeded $500,000, upon providing 30 days’ written notice after September 2017 and payment of all unamortized tenant improvements and leasing commissions.

For mortgage loan #60 (Walgreens – Millington, TN) the only tenant (14,560 square feet), representing 100% of net rentable square feet, may terminate its lease on February 28, 2030, and every five years thereafter, upon providing at least six months’ written notice.

For mortgage loan #61 (Walgreens – Highland, IL) the only tenant (14,820 square feet), representing 100% of net rentable square feet, may terminate its lease on March 31, 2030, and every five years thereafter, upon providing at least 12 months’ written notice.

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For mortgage loan #63 (Walgreens – Pensacola) the only tenant (13,650 square feet), representing 100% of net rentable square feet, may terminate its lease on September 30, 2028, and every five years thereafter, upon providing at least six months’ written notice.

(11)	For mortgage loan #1 (3 Columbus Circle), the second largest tenant (57,359 square feet), representing 10.9% of net rentable square feet, is affiliated with the sponsor.

For mortgage loan #3 (One Monument Place), the largest tenant (51,366 square feet), representing 23.1% of net rentable square feet, subleases 9,018 square feet for a total annual base rent of $300,796 ($33.36 per square foot expiring on April, 30, 2016).

For mortgage loan #7 (Ontario Airport Tower), the second largest tenant (27,147 square feet), representing 18.4% of net rentable square feet, subleases 6,738 square feet for a total annual base rent of $145,541 ($21.60 per square foot) expiring on December, 30, 2016.

For mortgage loan #23 (377 Broadway), the sole tenant (14,755 square feet), representing 100% of net rentable square feet, is an affiliate of the borrower’s sponsor.

For mortgage loan #34 (Shore Center Shopping Center), the largest tenant (47,000 square feet), representing 42.3% of net rentable square feet, is subleasing its entire space for $759,875 ($16.17 per square foot), expiring December 27, 2021.

For mortgage loan #39 (Masonic Building), the fourth largest tenant (4,639 square feet), representing 6.6% of the net rentable square feet, subleases its entire space to Zoolo Inc. at an annual rent of $95,600 ($20.50 per square foot) expiring on August 31, 2016.

For mortgage loan #43 (Jo-Ann Fabrics), the sole tenant of the property subleases 18,847 square feet (representing 30.6% of net rentable square feet), for an initial annual base rent of $249,723 ($13.25 per square foot) expiring on January 31, 2019 with a five year option to renew.

For mortgage loan #51 (Reedley Shopping Center), the fifth largest tenant (4,898 square feet), representing 3.8% of net rentable square feet, has multiple leases that expire as follows: 1,727 square feet expiring August 31, 2018 and 3,171 square feet expiring June 30, 2024.

(12)
For mortgage loan #4 (University of Delaware Hotel Portfolio) the Monthly Replacement Reserve will be adjusted to an amount equal to the greater of 1/12th of (i) 4.0% of the total annual gross revenues and (ii) the amount required to be reserved for capital expenses and FF&E expenses under the franchise agreements. However, the required Monthly Replacement Reserve will not be required until such time that the amount in the FF&E Reserves is less than $1,000,000.

For mortgage loan #9 (Hilton Albany), the Monthly Replacement Reserve will be adjusted to 4% of the operating income from the preceding month.

For mortgage loans #11 (Hampton Inn & Suites – Miami Airport), the Monthly Replacement Reserve will be adjusted to an amount equal the greater of: (i) the Monthly Replacement Reserve immediately prior to the adjustment; and (ii) 1/12th of 4% of operating income from the prior fiscal year.

For mortgage loan #22 (Country Inn & Suites Virginia Beach), the Monthly Replacement Reserve will be adjusted to 3% of gross revenue from the preceding month.

For mortgage loan #37 (HGI Palmdale), the Monthly Replacement Reserve is equal to the greater of: (i) 1/12th of the Applicable Percentage (defined below) of the greater of: (a) gross revenues generated during the 12 months preceding the end of the prior calendar quarter for which financial statements have been provided; and (b) gross revenues projected in the then-effective budget; and (ii) the amount required to be reserved under the franchise agreement and/or management agreement. The “Applicable Percentage” shall be (i) 2% during the first year of the loan term, (ii) 3% during the second year of the loan term and (iii) 4% during each subsequent year of the loan term.

A-1-30

For mortgage loan #40 (Punta Gorda Waterfront Inn & Suites), #44 (Best Western Fountainview) and #48 (Candlewood Suites Lithia Springs), the Monthly Replacement Reserve is equal to the greater of: (i) 1/12th of 4% of the greater of: (a) gross revenues generated during the 12 months preceding the end of the prior calendar quarter for which financial statements have been provided; and (b) gross revenues projected in the then-effective budget; and (ii) the amount required to be reserved under the management agreement.

(13)
For mortgage loan #35 (Atrium Pointe), the portion of the property that is in the form of a leasehold estate is immaterial to the operation of the property and not necessary for satisfaction of zoning or tenant lease requirements.

(14)
For mortgage loan #21 (San Clemente Self Storage), the sponsor is Robert L. Benner and Barbara A. Benner individually and as trustees of the Benner Family Trust; William R. Burk II; Ann M. Burk individually and as trustee of the WAG Revocable Trust.

For mortgage loan #28 (Augusta Ranch Marketplace), the sponsor is South Dakota Trust Company, LLC, as Trustee of: The Kennon Stuart Shea Legacy Trust FBO Graham Thomas Shea and His Descendants; The Kennon Stuart Shea Legacy Trust FBO Anna Kathleen Shea and Her Descendants; and The Kennon Stuart Shea Legacy Trust FBO John Kennon Shea and His Descendants.

For mortgage loan #32 (Lamplighter MHC), the sponsor is Daniel T. Van Voorhis; Daniel Thomas Van Voorhis Revocable Living Trust; Fitzgerald Family MHC LLC; Robert Fitzgerald; Robert Fitzgerald Revocable Trust; Karen Fitzgerald; Karen Fitzgerald Revocable Trust

For mortgage loan #50 (Security Public Storage - Roseville II) the sponsor is Benjamin D. Eisler; Shirley E. Eisler; Eisler Revocable Trust; Michael B. Eisler; The Michael Bradley Eisler Revocable Trust; BACO Realty Corporation.

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Annex A-2

Mortgage Pool Information

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Wells Fargo Commercial Mortgage Trust 2015-LC20

Annex A-2: Loan Pool Information

Mortgage Loans by Mortgage Loan Seller

				Weighted Average
Loan Seller	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon LTV (%)
Ladder Capital Finance, LLC	26	$285,844,715	34.5%	4.622%	116	352	1.45	x	9.4%	8.7%	68.3%	61.0%
Wells Fargo Bank, National Association	22	273,212,112	32.9	4.029	118	350	1.87		10.4	9.5	61.6	54.1
Silverpeak Real Estate Finance LLC	20	270,567,489	32.6	4.528	101	356	1.58		10.3	9.4	69.4	61.5
Total/Weighted Average:	68	$829,624,317	100.0%	4.396%	112	353	1.63	x	10.0%	9.2%	66.5%	58.9%

A-2-1

Wells Fargo Commercial Mortgage Trust 2015-LC20

Annex A-2: Loan Pool Information

Mortgaged Properties by Property Type(1)(2)

				Weighted Average
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon LTV (%)
Retail	65	216,367,193	26.1%	4.407%	114	357	1.58	x	9.6%	9.1%	67.4%	59.6%
Single Tenant	54	132,888,368	16.0	4.468	115	358	1.53		8.8	8.6	67.1	61.4
Anchored	6	59,900,000	7.2	4.228	109	360	1.71		11.3	10.2	68.5	58.2
Unanchored	4	20,678,825	2.5	4.548	119	344	1.50		10.0	9.4	65.3	52.5
Shadow Anchored	1	2,900,000	0.3	4.300	120	360	1.65		11.0	9.8	71.6	57.5
Office	8	210,410,000	25.4	4.286	106	360	1.76		9.3	8.7	61.7	58.1
CBD	4	121,700,000	14.7	3.999	116	360	1.94		9.0	8.4	56.0	53.4
Suburban	3	77,400,000	9.3	4.656	89	360	1.48		9.8	9.0	70.2	64.6
Single Tenant	1	11,310,000	1.4	4.857	120	0	1.77		9.6	8.7	65.0	65.0
Hospitality	14	159,854,453	19.3	4.567	112	333	1.71		12.6	10.9	67.9	54.8
Limited Service	10	90,568,563	10.9	4.543	120	335	1.74		12.4	11.1	67.9	53.6
Full Service	3	55,275,890	6.7	4.572	106	323	1.67		13.1	10.9	66.9	53.9
Extended Stay	1	14,010,000	1.7	4.696	84	360	1.64		11.6	10.2	71.8	65.3
Multifamily	7	84,382,192	10.2	4.330	108	359	1.48		9.6	8.8	68.8	61.5
Garden	7	84,382,192	10.2	4.330	108	359	1.48		9.6	8.8	68.8	61.5
Industrial	17	69,282,871	8.4	4.485	120	360	1.58		9.7	8.8	67.9	62.2
Warehouse	6	32,319,576	3.9	4.577	119	360	1.66		9.3	8.5	68.2	65.7
Flex	6	23,613,295	2.8	4.010	120	360	1.53		9.4	8.8	64.2	58.2
Manufacturing	5	13,350,000	1.6	5.104	120	360	1.46		11.2	9.5	73.6	60.7
Mixed Use	4	54,450,000	6.6	4.473	112	360	1.28		8.4	7.7	73.4	64.3
Office/Retail	1	33,000,000	4.0	4.350	120	360	1.21		7.6	7.2	76.0	66.3
Retail/Office	2	16,250,000	2.0	4.662	91	360	1.42		9.8	8.7	69.2	62.4
Office/Industrial	1	5,200,000	0.6	4.665	121	360	1.28		8.7	7.9	70.3	57.1
Self Storage	4	22,207,000	2.7	4.147	120	360	1.95		9.6	9.4	62.8	57.9
Self Storage	4	22,207,000	2.7	4.147	120	360	1.95		9.6	9.4	62.8	57.9
Manufactured Housing Community	1	9,483,891	1.1	3.840	119	359	1.58		9.0	8.9	68.6	54.2
Manufactured Housing Community	1	9,483,891	1.1	3.840	119	359	1.58		9.0	8.9	68.6	54.2
Other	2	3,186,717	0.4	4.217	120	0	2.11		9.2	9.0	59.8	59.8
Leased Fee	2	3,186,717	0.4	4.217	120	0	2.11		9.2	9.0	59.8	59.8
Total/Weighted Average	122	$829,624,317	100.0%	4.396%	112	353	1.63	x	10.0%	9.2%	66.5%	58.9%

(1) A mortgaged property is classified as shadow anchored if it is located in close proximity to an anchored retail property.

(2) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property  is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or in such other manner as the related mortgage loan seller deemed appropriate).

A-2-2

Wells Fargo Commercial Mortgage Trust 2015-LC20

Annex A-2: Loan Pool Information

Mortgaged Properties by Location(1)(2)

				Weighted Average
State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon LTV (%)
New York	5	$135,050,000	16.3%	3.923%	117	333	1.99	x	10.1%	9.1%	57.3%	51.3%
California	9	116,225,426	14.0	4.400	115	360	1.59		9.9	9.1	69.7	61.6
Southern	5	64,548,612	7.8	4.461	112	360	1.66		10.1	9.3	68.5	61.7
Northern	4	51,676,814	6.2	4.324	120	360	1.51		9.7	8.9	71.2	61.4
Texas	9	68,287,893	8.2	4.308	106	348	1.61		10.7	9.6	66.5	57.2
Florida	8	56,355,501	6.8	4.420	120	349	1.68		11.4	10.3	66.4	55.3
Colorado	4	54,983,891	6.6	4.487	112	360	1.40		9.0	8.5	65.9	57.8
Virginia	2	52,700,000	6.4	4.760	75	360	1.50		9.9	9.2	67.1	62.2
Delaware	2	35,200,000	4.2	4.696	84	360	1.64		11.6	10.2	71.8	65.3
Georgia	5	31,280,847	3.8	4.651	118	322	1.51		10.4	9.7	70.0	57.0
Ohio	8	28,431,959	3.4	4.319	119	360	1.74		9.2	8.8	68.9	64.8
Kansas	6	26,446,967	3.2	4.666	119	347	1.48		9.8	9.2	66.3	54.4
Indiana	6	25,683,297	3.1	4.339	119	360	1.46		9.8	8.7	73.4	64.8
North Carolina	2	23,835,000	2.9	4.855	119	0	1.65		8.7	8.1	70.0	70.0
Wisconsin	3	22,231,101	2.7	4.694	119	359	1.58		9.1	8.5	68.9	63.1
Michigan	3	21,600,000	2.6	4.274	119	360	1.51		9.7	8.9	69.4	60.8
Arizona	2	16,850,382	2.0	4.110	83	360	1.52		10.2	9.4	66.2	61.5
South Carolina	7	15,970,000	1.9	5.104	120	360	1.46		11.2	9.5	73.6	60.7
Tennessee	7	15,461,726	1.9	4.398	117	360	1.42		8.6	8.5	66.5	59.7
Utah	2	14,459,270	1.7	4.541	121	337	1.74		12.2	11.1	68.6	55.3
Illinois	3	13,586,466	1.6	4.353	119	360	1.54		10.1	9.2	64.8	55.3
Missouri	6	11,568,215	1.4	4.483	118	360	1.61		8.9	8.6	67.0	63.2
Arkansas	5	9,958,300	1.2	4.424	117	360	1.42		8.4	8.3	68.1	62.7
Alabama	4	7,492,771	0.9	4.380	117	360	1.51		8.6	8.4	67.6	62.8
Louisiana	1	5,720,870	0.7	4.010	120	360	1.53		9.4	8.8	64.2	58.2
Oklahoma	3	4,688,408	0.6	4.385	117	360	1.50		8.6	8.4	67.7	62.8
Kentucky	2	4,434,553	0.5	4.450	117	360	1.36		8.3	8.2	68.4	62.6
Nevada	1	3,179,165	0.4	4.010	120	360	1.53		9.4	8.8	64.2	58.2
Nebraska	1	2,292,529	0.3	4.450	117	360	1.36		8.3	8.2	68.4	62.6
Minnesota	3	2,120,721	0.3	5.061	119	0	1.91		10.0	9.7	64.7	64.7
South Dakota	1	1,948,516	0.2	4.450	117	360	1.36		8.3	8.2	68.4	62.6
Montana	1	880,658	0.1	4.050	119	0	2.24		9.9	9.2	64.0	64.0
New Mexico	1	699,885	0.1	4.050	119	0	2.24		9.9	9.2	64.0	64.0
Total/Weighted Average:	122	$829,624,317	100.0%	4.396%	112	353	1.63	x	10.0%	9.2%	66.5%	58.9%

(1) For purposes of determining whether a mortgaged property is in Northern California or Southern California, Northern California includes areas with zip codes above 93600 and Southern California includes areas with zip codes of 93600 and below.

(2) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or in such other manner as the related mortgage loan seller deemed appropriate).

A-2-3

Wells Fargo Commercial Mortgage Trust 2015-LC20

Annex A-2: Loan Pool Information

Range of Cut-off Date Balances

				Weighted Average
Range of Cut-off Date Balances ($)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon LTV (%)
637,000 - 1,000,000	4	$2,977,000	0.4%	5.441%	119	0	1.79	x	10.1%	9.9%	65.0%	65.0%
1,000,001 - 2,000,000	1	1,567,000	0.2	4.410	120	360	1.62		10.0	9.8	66.1	53.3
2,000,001 - 3,000,000	5	13,471,221	1.6	4.206	120	345	1.73		10.0	9.7	61.2	50.5
3,000,001 - 4,000,000	4	14,080,000	1.7	4.450	120	360	1.60		9.5	9.1	70.2	62.0
4,000,001 - 5,000,000	4	19,303,749	2.3	4.424	119	339	2.02		12.9	11.7	62.2	53.4
5,000,001 - 6,000,000	6	32,354,218	3.9	4.640	120	317	1.60		10.8	10.1	67.7	54.5
6,000,001 - 7,000,000	4	26,164,607	3.2	4.623	120	331	1.48		10.6	9.8	67.6	54.3
7,000,001 - 8,000,000	5	38,110,890	4.6	4.584	108	348	1.50		10.7	9.4	69.1	60.6
8,000,001 - 9,000,000	4	34,594,814	4.2	4.478	119	360	1.56		10.7	9.5	70.3	58.9
9,000,001 - 10,000,000	4	38,518,625	4.6	4.408	105	359	1.56		10.0	9.3	70.4	59.1
10,000,001 - 15,000,000	12	145,010,000	17.5	4.443	112	357	1.57		9.9	9.1	67.8	59.9
15,000,001 - 20,000,000	6	101,122,192	12.2	4.425	110	359	1.80		10.9	9.8	67.4	60.7
20,000,001 - 30,000,000	3	83,150,000	10.0	4.452	120	341	1.53		11.0	9.6	66.9	56.2
30,000,001 - 50,000,000	4	140,200,000	16.9	4.503	94	360	1.44		9.5	8.7	69.8	63.8
50,000,001 - 70,000,000	1	64,000,000	7.7	4.450	117	360	1.36		8.3	8.2	68.4	62.6
70,000,001 - 75,000,000	1	75,000,000	9.0	3.610	120	0	2.30		8.8	8.4	50.0	50.0
Total/Weighted Average:	68	$829,624,317	100.0%	4.396%	112	353	1.63	x	10.0%	9.2%	66.5%	58.9%

A-2-4

Wells Fargo Commercial Mortgage Trust 2015-LC20

Annex A-2: Loan Pool Information

Range of Underwritten Net Cash Flow Debt Service Coverage Ratios

				Weighted Average
Range of Underwritten NCF DSCRs (x)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon LTV (%)
1.21 - 1.30	5	$76,000,000	9.2%	4.532%	112	360	1.24	x	8.1%	7.6%	73.0%	64.5%
1.31 - 1.40	5	148,784,734	17.9	4.615	100	360	1.37		8.7	8.3	67.4	62.2
1.41 - 1.50	15	125,062,575	15.1	4.503	116	354	1.45		9.8	8.9	69.1	58.9
1.51 - 1.60	10	123,610,705	14.9	4.277	115	354	1.55		10.2	9.4	69.1	59.0
1.61 - 1.70	13	143,805,890	17.3	4.573	111	339	1.66		11.6	10.1	69.0	58.8
1.71 - 1.80	10	56,386,221	6.8	4.562	120	350	1.77		10.9	10.0	66.5	59.6
1.81 - 1.90	3	18,637,000	2.2	4.515	120	341	1.83		12.6	11.3	66.3	52.5
1.91 - 2.00	1	10,000,000	1.2	4.380	120	360	1.95		12.9	11.7	66.7	53.7
2.01 - 2.25	4	47,337,192	5.7	4.041	99	357	2.16		10.7	10.0	60.3	58.6
2.26 - 2.50	1	75,000,000	9.0	3.610	120	0	2.30		8.8	8.4	50.0	50.0
3.01 - 3.27	1	5,000,000	0.6	3.870	120	360	3.27		21.5	18.5	43.5	39.4
Total/Weighted Average:	68	$829,624,317	100.0%	4.396%	112	353	1.63	x	10.0%	9.2%	66.5%	58.9%

A-2-5

Wells Fargo Commercial Mortgage Trust 2015-LC20

Annex A-2: Loan Pool Information

Range of Underwritten Net Operating Income Debt Yields

				Weighted Average
Range of Underwritten NOI Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon LTV (%)
7.5 - 8.0	2	$46,550,000	5.6%	4.437%	119	360	1.21	x	7.6%	7.3%	75.1%	66.0%
8.1 - 9.0	13	251,828,625	30.4	4.247	118	360	1.69		8.7	8.3	62.1	58.1
9.1 - 10.0	18	207,217,000	25.0	4.427	103	359	1.57		9.4	8.8	67.6	62.1
10.1 - 11.0	17	102,048,860	12.3	4.436	113	356	1.56		10.3	9.5	68.9	59.1
11.1 - 12.0	7	108,443,749	13.1	4.572	108	357	1.63		11.5	10.0	71.0	60.8
12.1 - 13.0	5	57,150,192	6.9	4.396	103	353	1.87		12.6	11.3	65.1	53.9
13.1 - 14.0	4	24,785,890	3.0	4.914	120	278	1.68		13.5	12.2	64.4	45.2
14.1 - 15.0	1	26,600,000	3.2	4.240	120	300	1.70		14.2	11.1	66.0	48.0
15.1 - 21.5	1	5,000,000	0.6	3.870	120	360	3.27		21.5	18.5	43.5	39.4
Total/Weighted Average:	68	$829,624,317	100.0%	4.396%	112	353	1.63	x	10.0%	9.2%	66.5%	58.9%

A-2-6

Wells Fargo Commercial Mortgage Trust 2015-LC20

Annex A-2: Loan Pool Information

Range of Underwritten Net Cash Flow Debt Yields

				Weighted Average
Range of Underwritten NCF Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon LTV (%)
7.2 - 8.0	4	$66,750,000	8.0%	4.485%	119	360	1.23	x	7.9%	7.5%	73.2%	63.9%
8.1 - 9.0	24	402,978,625	48.6	4.328	110	360	1.61		9.0	8.5	64.6	60.0
9.1 - 10.0	25	171,685,860	20.7	4.437	116	356	1.67		10.4	9.5	68.3	59.5
10.1 - 11.0	6	95,141,749	11.5	4.523	107	357	1.69		11.7	10.3	69.4	59.3
11.1 - 12.0	5	70,768,082	8.5	4.391	106	326	1.82		13.4	11.5	64.0	50.4
12.1 - 13.0	3	17,300,000	2.1	4.704	120	269	1.70		13.6	12.3	67.9	46.3
18.1 - 18.5	1	5,000,000	0.6	3.870	120	360	3.27		21.5	18.5	43.5	39.4
Total/Weighted Average:	68	$829,624,317	100.0%	4.396%	112	353	1.63	x	10.0%	9.2%	66.5%	58.9%

A-2-7

Wells Fargo Commercial Mortgage Trust 2015-LC20

Annex A-2: Loan Pool Information

Range of Loan-to-Value Ratios as of the Cut-off Date

				Weighted Average
Range of Cut-off Date LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon LTV (%)
43.5 - 45.0	1	$5,000,000	0.6%	3.870%	120	360	3.27	x	21.5%	18.5%	43.5%	39.4%
45.1 - 55.0	1	75,000,000	9.0	3.610	120	0	2.30		8.8	8.4	50.0	50.0
55.1 - 60.0	8	57,539,303	6.9	4.284	96	344	1.85		10.8	10.2	58.1	52.5
60.1 - 65.0	11	105,565,825	12.7	4.390	120	355	1.62		9.5	8.8	63.5	58.5
65.1 - 70.0	24	306,697,640	37.0	4.525	109	346	1.56		10.4	9.5	67.9	59.0
70.1 - 75.0	22	246,821,548	29.8	4.521	110	360	1.50		10.1	9.1	72.2	62.6
75.1 - 76.0	1	33,000,000	4.0	4.350	120	360	1.21		7.6	7.2	76.0	66.3
Total/Weighted Average:	68	$829,624,317	100.0%	4.396%	112	353	1.63	x	10.0%	9.2%	66.5%	58.9%

A-2-8

Wells Fargo Commercial Mortgage Trust 2015-LC20

Annex A-2: Loan Pool Information

Range of Loan-to-Value Ratios as of the Maturity Date

				Weighted Average
	Number of		Percent by Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon
Range of Balloon LTV Ratios (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	(mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
39.4 - 40.0	1	$5,000,000	0.6%	3.870%	120	360	3.27	x	21.5%	18.5%	43.5%	39.4%
40.1 - 45.0	3	16,235,890	2.0	4.943	120	277	1.60		12.8	11.7	60.9	42.4
45.1 - 50.0	7	123,455,439	14.9	3.919	120	303	2.06		10.5	9.5	56.0	49.1
50.1 - 55.0	8	71,646,439	8.6	4.333	106	350	1.79		11.9	10.8	65.4	53.4
55.1 - 60.0	20	213,399,814	25.7	4.381	118	360	1.56		9.9	9.1	66.1	57.4
60.1 - 65.0	18	251,381,734	30.3	4.511	107	360	1.51		9.4	8.8	69.4	63.2
65.1 - 70.0	11	148,505,000	17.9	4.608	104	360	1.46		9.3	8.5	72.8	66.9
Total/Weighted Average:	68	$829,624,317	100.0%	4.396%	112	353	1.63	x	10.0%	9.2%	66.5%	58.9%

A-2-9

Wells Fargo Commercial Mortgage Trust 2015-LC20

Annex A-2: Loan Pool Information

Range of Mortgage Rates

				Weighted Average
	Number of		Percent by Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon
Range of Mortgage Rates (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	(mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
3.610 - 3.750	1	$75,000,000	9.0%	3.610%	120	0	2.30	x	8.8%	8.4%	50.0%	50.0%
3.751 - 4.000	3	29,916,082	3.6	3.901	87	358	2.09		13.0	11.9	59.1	51.2
4.001 - 4.250	14	152,121,221	18.3	4.128	116	345	1.75		10.8	9.7	65.1	57.0
4.251 - 4.500	19	267,507,000	32.2	4.394	118	360	1.47		9.5	8.8	70.3	61.3
4.501 - 4.750	16	169,162,905	20.4	4.650	112	349	1.50		10.3	9.4	68.9	59.0
4.751 - 5.000	9	109,484,218	13.2	4.854	89	349	1.50		9.4	8.7	68.3	64.4
5.001 - 5.250	2	16,607,000	2.0	5.106	120	360	1.48		11.2	9.5	73.3	60.9
5.251 - 5.500	1	7,485,890	0.9	5.400	119	299	1.64		13.4	12.0	56.3	42.8
5.501 - 5.516	3	2,340,000	0.3	5.516	119	0	1.76		10.1	9.9	65.0	65.0
Total/Weighted Average:	68	$829,624,317	100.0%	4.396%	112	353	1.63	x	10.0%	9.2%	66.5%	58.9%

A-2-10

Wells Fargo Commercial Mortgage Trust 2015-LC20

Annex A-2: Loan Pool Information

Range of Original Terms to Maturity

				Weighted Average
	Number of		Percent by Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon
Range of Original Terms to Maturity (mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	(mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
60	3	$33,432,192	4.0%	4.221%	58	359	1.71	x	11.4%	10.3%	64.1%	59.8%
61 - 84	4	96,700,000	11.7	4.727	72	360	1.48		10.0	9.1	68.4	64.3
85 - 121	61	699,492,125	84.3	4.359	120	351	1.65		10.0	9.2	66.3	58.1
Total/Weighted Average:	68	$829,624,317	100.0%	4.396%	112	353	1.63	x	10.0%	9.2%	66.5%	58.9%

A-2-11

Wells Fargo Commercial Mortgage Trust 2015-LC20

Annex A-2: Loan Pool Information

Range of Remaining Terms to Maturity as of the Cut-off Date

				Weighted Average

	Number of		Percent by Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon
Range of Remaining Terms to Maturity (mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	(mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
57 - 60	3	$33,432,192	4.0%	4.221%	58	359	1.71	x	11.4%	10.3%	64.1%	59.8%
61 - 84	4	96,700,000	11.7	4.727	72	360	1.48		10.0	9.1	68.4	64.3
85 - 121	61	699,492,125	84.3	4.359	120	351	1.65		10.0	9.2	66.3	58.1
Total/Weighted Average:	68	$829,624,317	100.0%	4.396%	112	353	1.63	x	10.0%	9.2%	66.5%	58.9%

A-2-12

Wells Fargo Commercial Mortgage Trust 2015-LC20

Annex A-2: Loan Pool Information

Range of Original Amortization Terms

				Weighted Average
	Number of		Percent by Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon
Range of Original Amortization Terms (mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	(mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Non-Amortizing	13	$153,147,000	18.5%	4.087%	120	0	2.10	x	9.0%	8.6%	57.9%	57.9%
240	1	6,200,000	0.7	4.710	120	240	1.59		13.5	12.3	66.7	41.5
241 - 300	7	58,098,858	7.0	4.570	120	297	1.65		13.2	11.2	64.8	47.4
301 - 360	47	612,178,459	73.8	4.454	109	359	1.51		9.9	9.1	68.8	60.4
Total/Weighted Average:	68	$829,624,317	100.0%	4.396%	112	353	1.63	x	10.0%	9.2%	66.5%	58.9%

A-2-13

Wells Fargo Commercial Mortgage Trust 2015-LC20

Annex A-2: Loan Pool Information

Range of Remaining Amortization Terms as of the Cut-off Date(1)

				Weighted Average

	Number of		Percent by Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon
Range of Remaining Amortization Terms (mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	(mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Non-Amortizing	13	$153,147,000	18.5%	4.087%	120	0	2.10	x	9.0%	8.6%	57.9%	57.9%
240	1	6,200,000	0.7	4.710	120	240	1.59		13.5	12.3	66.7	41.5
241 - 300	7	58,098,858	7.0	4.570	120	297	1.65		13.2	11.2	64.8	47.4
301 - 360	47	612,178,459	73.8	4.454	109	359	1.51		9.9	9.1	68.8	60.4
Total/Weighted Average:	68	$829,624,317	100.0%	4.396%	112	353	1.63	x	10.0%	9.2%	66.5%	58.9%

(1)The remaining amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.

A-2-14

Wells Fargo Commercial Mortgage Trust 2015-LC20

Annex A-2: Loan Pool Information

Mortgage Loans by Amortization Type

				Weighted Average

	Number of		Percent by Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon
Amortization Type	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	(mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Interest-only, Amortizing Balloon	29	$434,840,000	52.4%	4.436%	109	359	1.46	x	9.5%	8.8%	68.7%	61.5%
Amortizing Balloon	25	206,437,317	24.9	4.489	115	338	1.65		11.7	10.4	67.3	53.1
Interest-only, Balloon	3	89,955,000	10.8	3.696	120	0	2.28		8.9	8.5	51.4	51.4
Interest-only, ARD	10	63,192,000	7.6	4.645	119	0	1.85		9.2	8.6	67.3	67.3
Interest-only, Amortizing ARD	1	35,200,000	4.2	4.696	84	360	1.64		11.6	10.2	71.8	65.3
Total/Weighted Average:	68	$829,624,317	100.0%	4.396%	112	353	1.63	x	10.0%	9.2%	66.5%	58.9%

A-2-15

Wells Fargo Commercial Mortgage Trust 2015-LC20

Annex A-2: Loan Pool Information

Mortgage Loans by Loan Purpose

				Weighted Average

	Number of		Percent by Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon
Loan Purpose	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	(mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Refinance	40	$487,205,317	58.7%	4.365%	107	352	1.70	x	10.3%	9.5%	64.4%	56.9%
Acquisition	27	326,449,000	39.3	4.408	117	353	1.53		9.5	8.8	69.2	61.9
Various	1	15,970,000	1.9	5.104	120	360	1.46		11.2	9.5	73.6	60.7
Total/Weighted Average:	68	$829,624,317	100.0%	4.396%	112	353	1.63	x	10.0%	9.2%	66.5%	58.9%

A-2-16

Wells Fargo Commercial Mortgage Trust 2015-LC20

Annex A-2: Loan Pool Information

Mortgage Loans by Lockbox Type

				Weighted Average

	Number of		Percent by Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon
Type of Lockbox	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	(mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Hard/Springing Cash Management	18	$316,150,704	38.1%	4.333%	113	345	1.73	x	10.3%	9.2%	64.0%	56.3%
Hard/Upfront Cash Management	16	237,226,734	28.6	4.577	107	360	1.48		9.1	8.6	68.6	63.7
Springing (Without Established Account)	23	183,473,796	22.1	4.326	116	351	1.71		11.1	10.1	67.3	57.2
Soft/Springing Cash Management	6	69,682,192	8.4	4.366	106	359	1.49		9.6	8.9	67.9	60.0
None	4	19,390,891	2.3	4.027	119	360	1.60		9.4	9.2	68.7	56.1
Springing (With Established Account)	1	3,700,000	0.4	4.150	120	360	1.62		10.2	9.5	64.3	55.9
Total/Weighted Average:	68	$829,624,317	100.0%	4.396%	112	353	1.63	x	10.0%	9.2%	66.5%	58.9%

A-2-17

Wells Fargo Commercial Mortgage Trust 2015-LC20

Annex A-2: Loan Pool Information

Mortgage Loans by Escrow Type

	Initial			Monthly			Springing
	Number of		Percent by Aggregate	Number of		Percent by Aggregate	Number of		Percent by Aggregate
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Aggregate Cut-off	Cut-off Date
Type of Escrow	Loans	Date Balance ($)	Pool Balance (%)	Loans	Date Balance ($)	Pool Balance (%)	Loans	Date Balance ($)	Pool Balance (%)
Tax Escrow	43	$569,365,344	68.6%	48	$636,976,361	76.8%	23	$220,547,956	26.6%
Insurance Escrow	37	446,205,470	53.8	41	496,855,470	59.9	29	350,168,846	42.2
Replacement Reserve	15	200,637,489	24.2	47	530,276,361	63.9	12	141,838,147	17.1
TI/LC Reserve(1)	13	202,148,825	36.7	24	302,458,825	54.9	7	51,366,221	9.3

(1)The percentage of Cut-off Date Pool Balance for loans with TI/LC reserves is based on the aggregate principal balance of loans  secured in whole or in part by office, retail, industrial and mixed-use properties.

A-2-18

Wells Fargo Commercial Mortgage Trust 2015-LC20

Annex A-2: Loan Pool Information

Percentage of Mortgage Pool by Prepayment Restriction(1)(2)

	March	March	March	March	March	March	March	March	March	March	March	March
Prepayment Restriction	2015	2016	2017	2018	2019	2020	2021	2022	2023	2024	2025	2026
Locked Out	93.43%	91.99%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Defeasance	0.00	0.00	79.37	79.28	79.18	72.92	77.68	77.80	77.67	77.54	0.00	0.00
Yield Maintenance	6.57	8.01	20.63	20.72	20.82	20.83	22.32	22.20	22.33	22.46	0.00	0.00
Prepayment Premium	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Open	0.00	0.00	0.00	0.00	0.00	6.25	0.00	0.00	0.00	0.00	100.00	0.00
Total:	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%

Mortgage Pool Balance
Outstanding (in millions)	$829.62	$825.56	$820.85	$814.42	$805.71	$764.76	$705.83	$651.01	$639.68	$627.89	$59.70	$0.00

Percent of Aggregate
Cut-off Date Pool Balance	100.00%	99.51%	98.94%	98.17%	97.12%	92.18%	85.08%	78.47%	77.11%	75.68%	7.20%	0.00%

(1) Prepayment provisions in effect as a percentage of outstanding Mortgage Loan balances as of the indicated date assuming no prepayments on the Mortgage Loans, if any.
(2) Assumes yield maintenance for each Mortgage Loan with the option to defease or pay yield maintenance.

A-2-19

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Annex A-3

Summaries of the Fifteen Largest Mortgage Loans

A-3-1

(THIS PAGE INTENTIONALLY LEFT BLANK)

A-3-2

3 COLUMBUS CIRCLE

A-3-3

3 COLUMBUS CIRCLE

A-3-4

3 COLUMBUS CIRCLE

3 Columbus Circle
3 Columbus Circle
New York, NY 10019
MANHATTAN
Upper West Side
Upper East Side
CENTRAL PARK
Midtown
West Side
East Side
Theatre District
Garment District
Hudson River
Henry Hudson Pkwy.
9A
Lincoln Tunnel
Strawberry Fields
Sheep Meadow
The Mall
East Green
Heckscher Playground
The Dairy
Central Park Zoo
Wollman Rink
The Pond
Central Park South
DeWitt Clinton Park
Passenger Ship Terminal
Intrepid Sea-Air-Space Museum
Ferries
Bryant Park
Madison Square Park
72ND ST/ BROADWAY
66TH ST/ BROADWAY
59TH ST/ COLUMBUS CIRCLE
Loews IMAX Theatre
Juilliard School
Avery Fisher Hall
Metropolitan Opera House
David H. Koch Theater
Fordham Univ. Lincoln Center Campus
John Jay Coll. - Criminal Justice
Time Warner Center
Museum of Arts & Design
St. Lukes Roosevelt Hospital Ctr.
Carnegie Hall
Frick Collection
Asia Society
Hunter College
Temple Emanu-El
Barneys New York
Apple Store, FAO Schwarz, GM Building
Plaza Hotel
Grand Army Plaza
9 West 57th
Bergdorf Goodman, Louis Vuitton
Fuller Building
Trump Tower
The Peninsula New York
St. Regis New York
CitiSpire Center
Museum of Modern Art
The Paley Center for Media
666 Fifth Avenue
St. Patrick's Cathedral
Citigroup Center
Radio City Music Hall
ROCKEFELLER CENTER
GE Building
Rockefeller Plaza
Gershwin Theatre
Paramount Plaza
One Worldwide Plaza
Morgan Stanley Building
Imperial Theatre
Shubert Theatre
Majestic Theater
Lyceum Theatre
Viacom Intl.
Paramount Communications
TIMES SQUARE
Conde Nast Bldg. (4 Times Sq.)
Bank of America Tower
MetLife Building
Grand Central Terminal (Metro North)
Chrysler Building
New York Public Library
Port Authority Bus Terminal
New York Times Building
Metropolitan Opera
Lefcourt Manhattan Bldg.
Republic Bank Tower
Midtown Station Post Office
Fashion Center Bldg.
Garment Centre Capitol
Lefcourt State Bldg.
Fashion Atrium
Bricken Arcade Bldg.
Manhattan Center
Macy's
Herald Square
Empire State Building
The Morgan Library & Museum
One Penn Plaza
General Post Office
Madison Square Garden
Pennsylvania Station (LI Railroad, Amtrak, NJ Transit)
Fashion Institute of Technology
NY Life Insurance Bldg.
Supreme Court Appellate Division
PENN STATION
HERALD SQUARE
42ND ST/ PORT AUTHORITY
42ND ST/ TIMES SQ.
TIMES SQ.
5TH AVE
GRAND CENTRAL
GRAND CENTRAL/ 42ND ST
50TH ST
50TH ST/ BROADWAY
49TH ST
ROCKEFELLER CTR.
57TH ST
57TH ST/ 7TH AVE
7TH AVE/ 53RD ST
5TH AVE/ 53RD ST
5TH AVE/ 59TH ST
59TH ST/ LEXINGTON
63RD ST/ LEXINGTON
51ST ST/ LEXINGTON
33RD ST/ LEXINGTON
28TH ST/ LEXINGTON
28TH ST/ 7TH AV
28TH ST
72ND ST
Broadway
8th Ave.
7th Ave.
6th Ave.
Ave. of the Americas
5th Ave.
Madison Ave.
Park Ave.
Lexington Ave.
9th Ave.
10th Ave.
11th Ave.
12th Ave.
W. 72nd St.
W. 71st St.
W. 70th St.
W. 68th St.
W. 67th St.
W. 66th St.
W. 65th St.
W. 64th St.
W. 62nd St.
W. 61st St.
W. 60th St.
W. 59th St.
W. 58th St.
W. 57th St.
W. 56th St.
W. 55th St.
W. 54th St.
W. 53rd St.
W. 52nd St.
W. 51st St.
W. 50th St.
W. 49th St.
W. 48th St.
W. 47th St.
W. 46th St.
W. 45th St.
W. 44th St.
W. 43rd St.
W. 42nd St.
W. 41st St.
W. 40th St.
W. 39th St.
W. 31st St.
W. 30th St.
E. 71st St.
E. 70th St.
E. 69th St.
E. 64th St.
E. 63rd St.
E. 62nd St.
E. 61st St.
E. 56th St.
E. 55th St.
E. 54th St.
E. 53rd St.
E. 52nd St.
E. 51st St.
E. 50th St.
E. 45th St.
E. 44th St.
E. 43rd St.
E. 40th St.
E. 39th St.
E. 38th St.
E. 37th St.
E. 36th St.
E. 35th St.
E. 34th St.
E. 33rd St.
E. 32nd St.
E. 31st St.
E. 30th St.
E. 29th St.
Upper West Side
Upper East Side
Central Park
Astoria
QUEENS
West New York
North Bergen
Weehawken
West Side
East Side
Midtown
Long Island City
Union City
Chelsea
MANHATTAN
Greenwich Village
Williamsburg
Hoboken
SoHo
NEW JERSEY
Tribeca
Chinatown
JERSEY CITY
Financial District
BROOKLYN
Brooklyn Heights
Park Slope

A-3-5

No. 1 - 3 Columbus Circle

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Moody’s/Morningstar):	NR/NR/NR			Property Type:	Office
Original Principal Balance(1):	$75,000,000			Specific Property Type:	CBD
Cut-off Date Principal Balance(1):	$75,000,000			Location:	New York, NY
% of Initial Pool Balance:	9.0%			Size:	525,807 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF(1):	$665.64
Borrower Name:	3 Columbus Circle LLC			Year Built/Renovated:	1927/2013
Sponsors:	SL Green Realty Corp.; Joseph Moinian			Title Vesting:	Fee
Mortgage Rate:	3.610%			Property Manager:	Newmark & Company Real Estate, Inc.
Note Date:	March 6, 2015			3rd Most Recent Occupancy (As of)(5):	18.4% (12/31/2011)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of)(5):	27.5% (12/31/2012)
Maturity Date:	March 6, 2025			Most Recent Occupancy (As of)(5):	67.1% (12/31/2013)
IO Period:	120 months			Current Occupancy (As of)(6):	82.7% (2/26/2015)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, Balloon			3rd Most Recent NOI (As of)(5):	$7,273,760 (12/31/2012)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of)(5):	$19,719,928 (12/31/2013)
Call Protection(2):	L(24),D(89),O(7)			Most Recent NOI (As of)(5):	$25,762,399 (TTM 9/30/2014)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt(1)(3):	Yes
Additional Debt Type(1)(3):	Pari Passu
				U/W Revenues:	$46,655,003
				U/W Expenses:	$16,006,943
Escrows and Reserves(4):				U/W NOI(5):	$30,648,061
				U/W NCF(5):	$29,494,350
Type:	Initial	Monthly	Cap (If Any)	U/W NOI DSCR(1)(7):	2.39x
Taxes	$1,260,386	$420,129	NAP	U/W NCF DSCR(1)(7):	2.30x
Insurance	$0	Springing	NAP	U/W NOI Debt Yield(1):	8.8%
TI/LC Reserve	$4,405,062	$0(4)	$0	U/W NCF Debt Yield(1):	8.4%
Required Repairs	$3,500,000	$0	$0	As-Is Appraised Value(8):	$700,000,000
Rent Concession Reserve	$840,248	$0	NAP	As-Is Appraisal Valuation Date(8):	February 1, 2015
Signage Conversion Reserve	$2,524,836	$0	NAP	Cut-off Date LTV Ratio(1)(8):	50.0%
Signage Rent Reserve	$1,550,000	$0	NAP	LTV Ratio at Maturity or ARD(1)(8):	50.0%

(1)
The 3 Columbus Circle Loan Combination, totaling $350,000,000, is comprised of six pari passu notes (Notes A-1 through A-6). The non-controlling Notes A-3 and A-6 had a combined original balance of $75,000,000, have a combined outstanding principal balance of $75,000,000 as of the Cut-off Date and will be contributed to the WFCM 2015-LC20 Trust. The controlling Note A-1 had an original principal balance of $90,000,000 and is expected to be contributed to a future trust. The non-controlling A-2 and A-5 note had a combined original balance of $100,000,000 and are expected to be contributed to a future trust. The non-controlling Note A-4 had an original principal balance of $85,000,000 and has been contributed to the COMM 2015-CCRE22 Trust. All statistical information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the 3 Columbus Circle Loan Combination.

(2)
The lockout period will be at least 24 payment dates beginning with and including the first payment date of April 6, 2015. Defeasance of the 3 Columbus Circle Loan Combination is permitted on or after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized, and (ii) March 6, 2018. The assumed lockout period of 24 payments (and assumed defeasance period of 89 payments) is based on the expected WFCM 2015-LC20 Trust closing date in March 2015.

(3)	See “Additional Indebtedness” section.
(4)	See “Escrows” section.
(5)	See “Cash Flow Analysis” section.
(6)
Current Occupancy includes Laura & John Arnold Foundation (9,708 square feet; 1.8% of net rentable area) and PS Broadway (4,533 square feet; 0.9% of net rentable area), which have executed leases but have not taken occupancy. A rent reserve for each lease was collected at closing equivalent to 7 months of rent. Current Occupancy excluding these two tenants is 80.0%.

(7)
U/W NOI DSCR and U/W NCF DSCR are based on the interest only debt service payment. Based on a hypothetical 30-year amortization schedule, the U/W NOI DSCR and U/W NCF DSCR are 1.60x and 1.54x, respectively.

(8)
See “Appraisal” section. The appraiser also concluded to an “as-stabilized” value of $820,000,000 as of February 1, 2018, which equates to a Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD of 42.7%.

The Mortgage Loan. The mortgage loan (the “3 Columbus Circle Loan Combination”) is evidenced by six pari passu promissory notes (Notes A-1 through A-6) secured by a first mortgage encumbering the fee interest in 20 condominium units that comprise an office building located in New York, New York (the “3 Columbus Circle Property”). The 3 Columbus Circle Loan Combination was co-originated on March 6, 2015 by Wells Fargo Bank, National Association, German American Capital Corporation and Citigroup Global Markets Realty Corp. The 3 Columbus Circle Loan Combination had an original principal balance of $350,000,000, has an outstanding principal balance as of the Cut-off Date of $350,000,000 and accrues interest at an interest rate of 3.610% per annum. The 3

A-3-6

3 COLUMBUS CIRCLE

Columbus Circle Loan Combination had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires payments of interest only through the term of the 3 Columbus Circle Loan Combination. The 3 Columbus Circle Loan Combination matures on March 6, 2025. See “Description of the Mortgage Pool—Additional Indebtedness—Split Loan Structures—The 3 Columbus Circle Loan Combination” and “Servicing of the Mortgage Loans and Administration of the Trust Fund” in the Free Writing Prospectus.

Notes A-3 and A-6, which will be contributed to the WFCM 2015-LC20 Trust, had an aggregate original principal balance of $75,000,000, have an aggregate outstanding principal balance as of the Cut-off Date of $75,000,000 and collectively represent a non-controlling interest in the 3 Columbus Circle Loan Combination. The controlling Note A-1, which had an original principal balance of $90,000,000, is expected to be contributed to a future trust. The non-controlling Notes A-2 and A-5, which had an aggregate original principal balance of $100,000,000, are each expected to be contributed to a future trust. The non-controlling Note A-4, which had an aggregate original principal balance of $85,000,000, has been contributed to the COMM 2015-CCRE22 Trust. Each of the mortgage loans evidenced by Notes A-1, A-2, A-4 and A-5 are referred to herein as the “3 Columbus Circle Companion Loans”. The lender provides no assurances that any non-securitized pari-passu note will not be split further.

Pari Passu Note Summary

	Original Balance	Cut-off Date Balance	Note Holder(1)	Controlling Piece
Note A-1	$90,000,000	$90,000,000	GACC	Yes
Note A-2	$50,000,000	$50,000,000	CGMRC	No
Note A-3	$45,000,000	$45,000,000	WFB	No
Note A-4	$85,000,000	$85,000,000	COMM 2015-CCRE22(2)	No
Note A-5	$50,000,000	$50,000,000	CGMRC	No
Note A-6	$30,000,000	$30,000,000	WFB	No
Total	$350,000,000	$350,000,000

(1)	GACC – “German American Capital Corporation”; CGMRC – “Citigroup Global Markets Realty Corp.”; and WFB – “Wells Fargo Bank, N.A.”
(2)	Contributed to the COMM 2015-CCRE22 Trust.

Following the lockout period, the borrower has the right to defease the 3 Columbus Circle Loan Combination in whole, but not in part, on any date before September 6, 2024. In addition, the 3 Columbus Circle Loan Combination is prepayable without penalty on or after September 6, 2024.

Sources and Uses

Sources			Uses
Original loan combination amount	$350,000,000	100.0%	Loan payoff	$228,200,410	65.2%
			Reserves	14,080,532	4.0
			Closing costs	5,438,669	1.6
			Return of equity	102,280,390	29.2
Total Sources	$350,000,000	100.0%	Total Uses	$350,000,000	100.0%

The Property. The 3 Columbus Circle Property consists of units 1 through 20 in a 21-unit condominium (525,807 square feet of 739,609 square feet) and is comprised of the basement through second floor, and ninth through 26th floors of a 26-story class A, office building that was originally constructed in 1927 to serve as the headquarters for General Motors Corporation. The remaining unit in the condominium (the “Y&R Condo”), which is comprised of floors three through eight, consisting of 214,372 square feet, is owner-occupied by Young & Rubicam, Inc. (“Y&R”) and does not serve as collateral for the 3 Columbus Circle Loan Combination.

From 2011 to 2013, the property underwent a large-scale renovation and modernization program including the installation of an entirely new glass curtain wall façade and a new lobby featuring backlit, frosted-glass walls, brushed bronze wall accents and white marble flooring. Other improvements to the building systems included installation of a new cooling tower and HVAC equipment, air conditioning units and mechanical equipment rooms on all floors, as well as upgrades to the building’s fire, sprinkler, elevator and electrical systems. The reported cost of the renovation program was approximately $101.0 million (approximately $136 per square foot based on the total building square footage). The 3 Columbus Circle Property totals 525,807 collateral square feet and is comprised of 446,727 square feet of office space, 75,733 square feet of retail space and 3,347 square feet of other building space. The 3 Columbus Circle Property features 20,660 square feet of below-grade retail space, 25,906 square feet of ground floor retail space and 29,267 square feet of second floor retail space. As of February 26, 2015, the 3 Columbus Circle Property was 82.7% leased (80.0% occupied) and the office space (73.5% of U/W Base Rent) was approximately 88.7% leased (85.5% occupied). Office floor plates at the 3 Columbus Circle Property range from 9,200 square feet to 41,202 square feet with views of Central Park from the upper floors and terraces.

The 3 Columbus Circle Property spans the entire block bounded by Broadway to the east, Eighth Avenue to the west, and West 58th and West 57th Streets to the north and south, respectively. The 3 Columbus Circle Property has approximately 216 feet of frontage along Broadway, 200 feet of frontage along Eighth Avenue, 201 feet of frontage along West 57th Street and 121 feet of frontage along West 58th Street. The 3 Columbus Circle Property is served primarily by the 59th Street/Columbus Circle subway station, located to the northwest, which offers trains on the A, B, C, D and 1 lines, as well as the M20, M57 and M104 bus lines.

Tenants rated investment grade by at least one of Fitch, Moody’s or S&P comprise 47.8% of the net rentable area at the 3 Columbus Circle Property and account for 62.1% of underwritten base rent, with a weighted average remaining lease term of approximately 16.1 years. In connection with the renovation and modernization of the property between 2011 and 2013, the majority of the 3 Columbus Circle Property’s tenant base was turned over, reducing occupancy to 18.4% as of December 2011. Prior to the most

A-3-7

3 COLUMBUS CIRCLE

recent renovations and as a result of the decreased occupancy, the securitized debt (WBCMT 2006-C23) was transferred to special servicing. The prior loan was ultimately paid off with no principal loss to the trust. See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings”. In 2012, Y&R took occupancy of 124,760 square feet in addition to purchasing the Y&R Condo. During 2013, Emerge212 took occupancy of 57,359 square feet and Y&R expanded into an additional 34,634 square feet. As of February 26, 2015, the 3 Columbus Circle Property was 82.7% leased. Y&R occupies approximately 50.5% of the total building square footage and the 3 Columbus Circle Property represents Y&R’s world headquarters.

Condominium. The 3 Columbus Circle Property is comprised of 21 condominium units: 20 are part of the collateral for the 3 Columbus Circle Loan Combination. The 3 Columbus Circle Loan Combination borrowers have a combined 72.0% voting interest in the master association and the ability to appoint two of the three members to the board of managers.

A-3-8

3 COLUMBUS CIRCLE

The following table presents certain information relating to the tenancy at the 3 Columbus Circle Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s /S&P)(1)	Tenant NRSF	% of NRSF(2)	Annual U/W Base Rent PSF(3)	Annual U/W Base Rent(3)	% of Total Annual U/W Base Rent	Lease Expiration Date

Non-Collateral Condo Tenant
Young & Rubicam, Inc.	BBB+/NR/BBB	214,372	NAP	$1.83	$391,956	1.0%	NAP

Major Tenants - Office
Young & Rubicam, Inc.	BBB+/NR/BBB	159,394	30.3%	$70.31(4)	$11,206,212(4)	29.8%	7/31/2033
Gilder, Gagnon, Howe & Co.	NR/NR/NR	36,076	6.9%	$117.80	$4,249,753	11.3%	1/31/2017
Emerge212(5)	BBB-/Baa3/BB+	57,359	10.9%	$50.00	$2,867,950	7.6%	2/29/2028
Jazz at Lincoln Center	NR/NR/NR	30,653	5.8%	$52.00	$1,593,956	4.2%	4/30/2028
Versace(6)	NR/NR/NR	21,342	4.1%	$70.00	$1,493,940	4.0%	7/31/2025
Total Major Tenants – Office		304,824	58.0%	$70.24	$21,411,811	57.0%

Non-Major Tenants - Office		91,335	17.4%	$67.89	$6,201,116	16.5%

Occupied Total - Office		396,159	75.3%	$69.70	$27,612,927(7)	73.5%

Major Tenants - Retail
CVS	NR/Baa1/BBB+	21,159	4.0%	$190.31(8)	$4,026,672(8)	10.7%	7/31/2028
JPMorgan Chase	A+/A3/A	10,000	1.9%	$386.10(9)	$3,861,000(9)	10.3%	4/30/2021
Bank of America	A/Baa2/A-	3,263	0.6%	$425.59(10)	$1,388,684(10)	3.7%	8/31/2017
Francois Payard Bakery	NR/NR/NR	1,025	0.2%	$267.98	$274,680	0.7%	1/31/2024
Total Major Tenants – Retail		35,447	6.7%	$269.45	$9,551,036	25.4%

Occupied Total - Retail		35,447	6.7%	$269.45	$9,551,036	25.4%

Storage/Telecom/Management/Other		3,033	0.6%	$10.31	$31,285	0.1%

Occupied Collateral Total		434,639	82.7%	$86.48	$37,587,204	100.0%

Vacant Space - Office		50,882(11)	9.7%

Vacant Space - Retail		40,286	7.7%

Collateral Total		525,807	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	All percentages are based on the 3 Columbus Circle Property square footage of 525,807.
(3)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through February 2016 totaling $221,039.
(4)	The Annual U/W Base Rent and Annual U/W Base Rent PSF for Y&R represent the tenant’s average rent over the lease term. The tenant’s current in-place rent is $62.17 per square foot or $9,909,020.
(5)	Emerge212 is an affiliate of SL Green Realty Corp.
(6)	Versace has a rent abatement that runs through July 1, 2015. There is a $497,980 reserve representing the outstanding rent abatement.
(7)	The Annual U/W Base Rent for Occupied Total - Office includes $391,956 attributed to reimbursements on the Y&R Condo space.
(8)	The Annual U/W Base Rent and Annual U/W Base Rent PSF for CVS represent the tenant’s average rent over the lease term. The tenant’s current in-place rent is $172.50 per square foot or $3,650,000.
(9)
The Annual U/W Base Rent and Annual U/W Base Rent PSF for JPMorgan Chase represent the tenant’s average rent over the lease term. The tenant’s current in-place rent is $357.50 per square foot or $3,575,000.

(10)
The Annual U/W Base Rent and Annual U/W Base Rent PSF for Bank of America represent the tenant’s average rent over the lease term. The tenant’s current in-place rent is $408.45 per square foot, or $1,332,761.

(11)	Vacant Space – Office Square footage includes 314 square feet of antenna storage space.

A-3-9

3 COLUMBUS CIRCLE

The following table presents certain information relating to the lease rollover schedule at the 3 Columbus Circle Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2015	6	23,697	4.5%	23,697	4.5%	$1,363,468	$57.54
2016	0	0	0.0%	23,697	4.5%	$0	$0.00
2017	5	46,282	8.8%	69,979	13.3%	$6,187,144	$133.68
2018	2	5,704	1.1%	75,683	14.4%	$418,509	$73.37
2019	3	13,735	2.6%	89,418	17.0%	$1,052,775	$76.65
2020	1	4,533	0.9%	93,951	17.9%	$355,600	$78.45
2021	1	10,000	1.9%	103,951	19.8%	$3,861,000	$386.10
2022	0	0	0.0%	103,951	19.8%	$0	$13,230.00
2023	1	21,226	4.0%	125,177	23.8%	$1,475,550	$69.52
2024	2	6,814	1.3%	131,991	25.1%	$717,539	$105.30
2025	2	31,050	5.9%	163,041	31.0%	$2,037,588	$65.62
Thereafter	4	268,565	51.1%	431,606	82.1%	$20,086,746	$74.79
Other	7	3,033	0.6%	434,639	82.7%	$31,285	$10.31
Vacant	0	91,168	17.3%	525,807	100.0%	$0	$0.00
Total/Weighted Average	34	525,807	100.0%			$37,587,204	$86.48

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination or contraction options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the 3 Columbus Circle Property:

Historical Occupancy

12/31/2011(1)(2)	12/31/2012(1)(2)	12/31/2013(1)(2)	2/26/2015(2)(3)(4)
18.4%	27.5%	67.1%	82.7%

(1)	Information obtained from the borrower.
(2)	See “Cash Flow Analysis” section.
(3)	Information obtained from the underwritten rent roll.
(4)	As of February 26, 2015, the 3 Columbus Circle Property was 82.7% leased and 80.0% occupied.

A-3-10

3 COLUMBUS CIRCLE

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the 3 Columbus Circle Property:

Cash Flow Analysis

	2011(1)	2012(1)	2013(1)	TTM 9/30/2014(2)	U/W(2)	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$11,536,109	$15,615,474	$28,024,937	$31,630,515	$37,587,203(3)	80.6%	$71.48
Grossed Up Vacant Space	0	0	0	0	8,068,725	17.3	15.35
Total Reimbursables	760,947	1,154,092	3,626,553	7,662,119	7,494,723	16.1	14.25
Other Income	1,568,146	1,739,456	1,607,205	1,810,923	1,573,077(4)	3.4	2.99
Less Vacancy & Credit Loss	(259,017)	(61,698)	(99,510)	(118,581)	(8,068,725)(5)	(17.3)	(15.35)
Effective Gross Income	$13,606,185	$18,447,324	$33,159,185	$40,984,976	$46,655,003	100.0%	$88.73

Total Operating Expenses	$10,753,888	$11,173,564	$13,439,257	$15,222,578	$16,006,943(6)	34.3%	$30.44

Net Operating Income	$2,852,297	$7,273,760	$19,719,928	$25,762,399	$30,648,061	65.7%	$58.29

TI/LC	0	0	0	0	1,022,259	2.2	1.94
Capital Expenditures	0	0	0	0	131,452	0.3	0.25
Net Cash Flow	$2,852,297	$7,273,760	$19,719,928	$25,762,399	$29,494,350	63.2%	$56.09

NOI DSCR(7)	0.22x	0.57x	1.54x	2.01x	2.39x
NCF DSCR(7)	0.22x	0.57x	1.54x	2.01x	2.30x
NOI DY(7)	0.8%	2.1%	5.6%	7.4%	8.8%
NCF DY(7)	0.8%	2.1%	5.6%	7.4%	8.4%

(1)
From 2011 to 2013, the 3 Columbus Circle Property underwent an extensive repositioning, during which time the majority of the rent roll was turned over, including a capital improvement program that consisted of building-wide improvements totaling $82.5 million and suite-specific improvements totaling $18.5 million.

(2)
The increase in U/W Net Operating Income over TTM 9/30/2014 Net Operating Income is due in part to approximately $2.2 million in U/W straight-line rents for investment grade tenants and underwritten step rents through February 2016, as well as new leases dating back to the third quarter of 2014 which contributed $3.1 million in U/W Base Rent.

(3)	U/W Base Rent includes $2,196,843 of contractual rent increases through February 2, 2016 and straight line average rent increases for investment-grade rated tenants through the lease expiration date.
(4)
The exterior signage agreement with Clear Channel expires in April 2015. The sponsor plans on replacing the existing signage with light emitting diode technology to capture significant upside in rent. The appraiser estimated an annual market rent of $5,000,000 for the exterior signage. See “Escrows” section. The current in-place signage rent of $1,550,000 was underwritten.

(5)	The underwritten economic vacancy is 17.7%. The 3 Columbus Circle Property was 82.7% leased (and 80.0% physically occupied) as of February 26, 2015.
(6)
The 3 Columbus Circle Property benefits from an Industrial and Commercial Incentive Program (“ICIP”), which results in a reduced property tax expense. The estimated unabated property tax expense for the 2015/2016 assessment year was $7,876,512. The ICIP expires in 2021 and is currently being phased out. The U/W property tax expense of $7,660,190 is based on the unabated tax expense for the 2015 calendar year, less the average benefit of the abatement over the 3 Columbus Circle Loan Combination term.

(7)	DSCRs and debt yields are based on the 3 Columbus Circle Loan Combination. The NOI and NCF DSCRs based on a hypothetical 30-year amortization are 1.60x and 1.54x, respectively.

Appraisal. As of the appraisal valuation date of February 1, 2015, the 3 Columbus Circle Property had an “as-is” appraised value of $700,000,000. The appraiser also concluded to an “as-stabilized” value of $820,000,000 as of February 1, 2018.

Environmental Matters. According to a Phase I environmental site assessment dated February 9, 2015, there was no evidence of any recognized environmental conditions at the 3 Columbus Circle Property.

Market Overview and Competition. The 3 Columbus Circle Property is located just south of Columbus Circle on Broadway between West 57th Street and West 58th Street in New York’s Midtown West office market within the Westside office submarket. According to the appraisal, as of the third quarter 2014, the Midtown West class A office inventory was comprised of approximately 37.7 million square feet of office space with a vacancy rate of 10.7%. Specifically, class A office inventory within the Westside submarket was comprised of approximately 23.8 million square feet of office space with a vacancy rate of 11.1%. As of third quarter 2014, class A Midtown West office rents were $77.05 per square foot gross, with class A Westside office submarket rental rates of $79.66 per square foot gross. The appraiser analyzed a set of seven directly competitive properties within the immediate competitive area of the 3 Columbus Circle Property and concluded an office market rental range of $67.80 to $95.91 per square foot gross (with expenses reimbursed by tenants over a base-year stop). Underwritten weighted average office rents at the 3 Columbus Circle Property are currently $69.70 per square foot gross, slightly below the appraisal’s concluded office market rent for the 3 Columbus Circle Property of $73.77 per square foot gross. The chart below summarizes the comparable properties as determined by the appraisal.

A-3-11

3 COLUMBUS CIRCLE

The following table presents certain information relating to comparable properties to the 3 Columbus Circle Property:

Competitive Set(1)

	3 Columbus Circle (Subject)	40 West 57th Street	1740 Broadway	810 Seventh Avenue	888 Seventh Avenue	1350 Avenue of the Americas	1370 Avenue of the Americas	1755 Broadway
Location	New York, NY	New York, NY	New York, NY	New York, NY	New York, NY	New York, NY	New York, NY	New York, NY
Distance from Subject	--	0.4 miles	0.1 miles	0.3 miles	0.2 miles	0.4 miles	0.4 miles	<0.1 miles
Property Type	Office	Office	Office	Office	Office	Office	Office	Office
Year Built/Renovated	1927/2013	1972/2002	1950/NAV	1970/NAV	1970/2008	1966/NAV	1971/2002	1987/NAV
Stories(2)	26	34	25	41	46	35	35	43
Office NRA(2)	447,041 SF	712,000 SF	412,704 SF	748,023 SF	841,000 SF	424,000	339,000 SF	214,425 SF
Occupancy(3)	89%	93%	100%	86%	88%	94%	90%	100%

(1)	Information obtained from the appraisal and a third party market research report.
(2)	The 3 Columbus Circle Property is comprised of the basement through second floor, and ninth through 26th floors of a 26-story building.
(3)	Based on only the office square footage.

The Borrower. The borrower is 3 Columbus Circle LLC, a single purpose entity whose managing member has two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 3 Columbus Circle Loan Combination. SL Green Realty Corp. (“SLG”) and Joseph Moinian are the guarantors of certain nonrecourse carveouts under the 3 Columbus Circle Loan Combination.

The Sponsors. The sponsors of the 3 Columbus Circle Loan Combination are SLG and Joseph Moinian. SLG is a fully integrated, publicly traded real estate investment trust that is focused primarily on the acquisition and management of Manhattan commercial properties. As of December 31, 2014, SLG held interests in 101 Manhattan buildings totaling 42.4 million square feet of space. In addition to its Manhattan investments, SLG holds ownership interests in 36 buildings totaling 5.9 million square feet in Brooklyn, Long Island, Westchester County, Connecticut and New Jersey. Joseph Moinian is the founder and CEO of The Moinian Group. Founded in 1982, The Moinian Group is a New York City-based developer, investor and long-term owner of prime real estate. The Moinian Group owns in excess of 20 million square feet of residential, hotel, commercial and retail properties across major cities including New York, Chicago, Dallas and Los Angeles. Joseph Moinian has been involved in prior loan defaults, modifications and foreclosures. See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in the Free Writing Prospectus.

Escrows. The loan documents provide for upfront reserves in the amount of $1,260,386 for real estate taxes, $4,405,062 for outstanding tenant improvements and leasing commissions ($2,635,241 for Y&R, $1,668,940 for Versace and $100,881 for PS Broadway), $3,500,000 for required repairs (mainly sidewalk vault replacement and reconstruction), $840,248 for rent concessions ($497,980 for Versace, $226,520 for Laura & John Arnold, $59,267 for PS Broadway, $36,905 for Benvolio and $19,576 for Lagoda), $2,524,836 for signage conversion from the existing static rooftop signage into an light emitting diode sign and $1,550,000, equal to one year of current signage rent. The loan documents require monthly deposits of $420,129 for real estate taxes. The loan documents do not require monthly escrows for insurance provided the insurance required to be maintained by the borrower is provided pursuant to one or more blanket insurance policies approved by the lender. The loan documents do not require monthly escrows for tenant improvements and leasing commissions, however, the following items shall be held in a lender-controlled account: (a) any sum paid to the borrower in connection with a lease modification and (b) any lease termination or buy-out fees.

Lockbox and Cash Management. The 3 Columbus Circle Loan Combination requires a lender-controlled lockbox account, which is already in place, and that the borrower direct tenants to pay their rents directly into such lockbox account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within ten business days of receipt. Prior to the occurrence of a Cash Trap Event Period (as defined below), all funds are distributed to the borrower. During a Cash Trap Event Period, all funds are swept on a daily basis to a lender-controlled cash management account.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default or (ii) the amortizing debt service coverage ratio falling below 1.10x at the end of any calendar quarter. A Cash Trap Event Period will be cured, with regard to clause (i), upon the cure of such event of default and with regard to clause (ii), upon the amortizing debt service coverage ratio being equal to or greater than 1.15x for two consecutive calendar quarters.

In addition, the borrower has the right to cure a Cash Trap Event Period caused solely in connection with clause (ii) by posting cash or a letter of credit in an amount, which, if applied to reduce the outstanding principal balance of the 3 Columbus Circle Loan Combination, would result in an amortizing debt service coverage ratio of at least 1.10x.

Property Management. The 3 Columbus Circle Property is managed by Newmark & Company Real Estate, Inc.

Assumption. The borrower has the right to transfer the 3 Columbus Circle Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) either the transferee is a qualified transferee as described in the loan documents or the lender reasonably determines that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; and (iii) the lender has received confirmation from DBRS, Moody’s and Morningstar that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-LC20 Certificates and similar confirmations from each rating agency rating any securities backed by any 3 Columbus Circle Companion Loans with respect to the ratings of such securities.

A-3-12

3 COLUMBUS CIRCLE

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Additional Indebtedness. SLG and certain affiliates are permitted to pledge their indirect ownership of the borrower subject to certain conditions, including: (i) the credit facility must be secured by a substantial portion of SLG’s or such affiliate’s assets; (ii) no such corporate loan shall be secured by a pledge from a party whose sole asset is its ownership interest in the borrower or 3 Columbus Circle Property; and (iii) no event of default has occurred or is continuing. See “Description of the Mortgage Pool-Subordinate and/or Other Financing” in the Free Writing Prospectus.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the 3 Columbus Circle Property, provided however, that the borrower will not be required to spend more than 200% of the cost of property coverage and business interruption coverage in the event the Terrorism Risk Insurance Act or a similar government backstop is no longer in effect. The loan documents also require business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

A-3-13

WALGREENS PORTFOLIO

A-3-14

WALGREENS PORTFOLIO

CANADA
MANITOBA
Winnipeg
QUEBEC
NEW BRUNSWICK
Québec
Montreal
Ottawa
ONTARIO
Lake Superior
ME
ND
MN
SD
WI
Minneapolis
St. Paul
Sioux Falls
Lake Michigan
Lake Huron
Toronto
L. Ontario
VT
NH
Boston
MA
NY
Buffalo
MI
RI
CT
Milwaukee
Detroit
Lake Erie
New York
IA
Chicago
Michigan City
Cleveland
PA
Philadelphia
NE
Omaha
Des Moines
Pittsburgh
NJ
OH
MD
Baltimore
Indianapolis
DE
Columbus
IL
Washington DC
Kansas City
St. Louis
IN
Cincinnati
WV
KS
MO
Louisville
Norfolk
VA
Wichita
Evansville
KY
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Atlantic Ocean
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New Orleans
Orlando
Houston
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San Antonio
Gulf of Mexico
FL
Miami
BAHAMAS
CUBA
0
100
200
Miles

Walgreens Portfolio

#	Property	Location
1	Walgreens - River Falls	River Falls, WI
2	Walgreens - Forrest City	Forrest City, AR
3	Walgreens - Saint Louis (Lusher)	St. Louis, MO
4	Walgreens - Saint Louis (Lemay)	St. Louis, MO
5	Walgreens - Saint Charles	St. Charles, MO
6	Walgreens - Toledo	Toledo, OH
7	Walgreens - Birmingham	Birmingham, AL
8	Walgreens - La Vista	Ralston, NE
9	Walgreens - Olathe	Olathe, KS
10	Walgreens - Arkadelphia	Arkadelphia, AR
11	Walgreens - Cincinnati	Cincinnati, OH
12	Walgreens - Franklin	Franklin, TN
13	Walgreens - Malvern	Malvern, AR
14	Walgreens - Bartlett (5950)	Bartlett, TN
15	Walgreens - Bartlett (6697)	Bartlett, TN
16	Walgreens - Mount Washington	Mount Washington, KY
17	Walgreens - Florence	Florence, KY
18	Walgreens - Little Rock	Little Rock, AR
19	Walgreens - Evansville	Evansville, IN
20	Walgreens - Oklahoma City	Oklahoma City, OK
21	Walgreens - Hobart	Hobart, IN
22	Walgreens - Memphis	Memphis, TN
23	Walgreens - Oakland	Oakland, TN
24	Walgreens - Knoxville	Knoxville, TN
25	Walgreens - Decatur	Decatur, AL
26	Walgreens - Sioux Falls	Sioux Falls, SD
27	Walgreens - Enterprise	Enterprise, AL
28	Walgreens - Tulsa	Tulsa, OK
29	Walgreens - Michigan City	Michigan City, IN

A-3-15

No. 2 – Walgreens Portfolio

Loan Information				Property Information
Mortgage Loan Seller:	Ladder Capital Finance LLC			Single Asset/Portfolio:	Portfolio
Credit Assessment (DBRS/ Moody’s/Morningstar):	NR/NR/NR			Property Type:	Retail
Original Principal Balance(1):	$64,000,000			Specific Property Type:	Single Tenant
Cut-off Date Principal Balance(1):	$64,000,000			Location:	Various – See Table
% of Initial Pool Balance:	7.7%			Size:	427,800 SF
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per Unit/SF(1):	$278.32
Borrower Name:	Various			Year Built/Renovated:	Various – See Table
Sponsor:	Cole Operating Partnership IV, LP			Title Vesting:	Fee
Mortgage Rate:	4.450%			Property Manager:	CREI Advisors, LLC
Note Date:	November 26, 2014			3rd Most Recent Occupancy(4):	NAV
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy(4):	NAV
Maturity Date:	December 6, 2024			Most Recent Occupancy(4):	NAV
IO Period:	60 months			Current Occupancy (As of):	100.0% (3/1/2015)
Loan Term (Original):	120 months
Seasoning:	3 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI(4):	NAV
Interest Accrual Method:	Actual/360			2nd Most Recent NOI(4):	NAV
Call Protection(2):	L(27),D(90),O(3)			Most Recent NOI(4):	NAV
Lockbox Type:	Hard/Upfront Cash Management
Additional Debt(1):	Yes
Additional Debt Type(1):	Pari Passu
				U/W Revenues:	$10,072,543
				U/W Expenses:	$201,451
				U/W NOI:	$9,871,092
				U/W NCF:	$9,781,797
				U/W NOI DSCR(1):	1.37x
Escrows and Reserves(3):				U/W NCF DSCR(1):	1.36x
				U/W NOI Debt Yield(1):	8.3%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield(1):	8.2%
Taxes	$0	Springing	NAP	As-Is Appraised Value:	$174,040,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date(5):	Various
TI/LC Reserve	$0	$0	NAP	Cut-off Date LTV Ratio(1):	68.4%
Replacement Reserves	$0	$0	NAP	LTV Ratio at Maturity or ARD(1):	62.6%

(1)
The Walgreens Portfolio Loan Combination, totaling $119,065,000, is comprised of three pari passu notes (Notes A-1, A-2 and A-3). The controlling Note A-1 had an original principal balance of $64,000,000, an outstanding principal balance as of the Cut-off Date of $64,000,000, and will be contributed to the WFCM 2015-LC20 Trust. The non-controlling Note A-2 had an original principal balance of $39,065,000, has an outstanding principal balance of $39,065,000 as of the Cut-off Date, and was contributed to the COMM 2015-LC19 Trust. The non-controlling Note A-3 had an original principal balance of $16,000,000, has an outstanding principal balance as of the Cut-off Date of $16,000,000 and is expected to be contributed to a future transaction. All statistical financial information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Walgreens Portfolio Loan Combination.

(2)
The lockout period will be at least 24 payment dates beginning with and including the payment date of April 6, 2015. Defeasance of the Walgreens Portfolio Loan Combination is permitted on or after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized, and (ii) December 6, 2018. The assumed lockout period of 24 payments (and assumed defeasance period of 90 payments) is based on the expected WFCM 2015-LC20 Trust closing date in March 2015

(3)	See “Escrows” section.
(4)
Historical financial statements and occupancy percentages are not available, as the sponsor acquired the Walgreens Portfolio Properties as part of a sale-leaseback transaction at origination of the Walgreens Portfolio Mortgage Loan.

(5)	See “Appraisals” section.

The Mortgage Loan. The mortgage loan (the “Walgreens Portfolio Mortgage Loan”) is part of a loan combination (the “Walgreens Portfolio Loan Combination”) evidenced by three pari passu notes (Notes A-1, A-2 and A-3) secured by first mortgages encumbering 29 single-tenant retail properties located in 12 states (the “Walgreens Portfolio Properties”). The Walgreens Portfolio Loan Combination was originated on November 26, 2014 by Ladder Capital Finance LLC. The Walgreens Portfolio Loan Combination had an original principal balance of $119,065,000, has an outstanding principal balance as of the Cut-off Date of $119,065,000 and accrues interest at an interest rate of 4.450% per annum. The Walgreens Portfolio Loan Combination had an initial term of 120 months, has a remaining term of 117 months as of the Cut-off Date, and requires interest-only payments for the first 60 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Walgreens Portfolio Loan Combination matures on December 6, 2024. See “Description of the Mortgage Pool—Split Loan Structures—The Walgreens Portfolio Loan Combination” in the Free Writing Prospectus.

A-3-16

WALGREENS PORTFOLIO

The Walgreens Portfolio Mortgage Loan is comprised of Note A-1, which represents the controlling interest in the Walgreens Portfolio Loan Combination, will be contributed to the WFCM 2015-LC20 Trust, had an original principal balance of $64,000,000 and has an outstanding principal balance as of the Cut-off Date of $64,000,000. Note A-2 had an original principal balance of $39,065,000, has an outstanding principal balance of $39,065,000 as of the Cut-off Date, was contributed to the COMM 2015-LC19 Trust and represents a non-controlling interest in the Walgreens Portfolio Loan Combination. Note A-3, also representing a non-controlling interest, had an original principal balance of $16,000,000 and has an outstanding principal balance as of the Cut-off Date of $16,000,000 and is expected to be contributed to a future transaction (Note A-2 and Note A-3, together, the “Walgreens Portfolio Companion Loans”). The lender provides no assurance that any non-securitized pari-passu note will not be split further.

Following the lockout period, the borrower has the right to defease the Walgreens Portfolio Loan Combination in whole, or in part (see “Partial Release” section), on any due date before October 6, 2024. In addition, the Walgreens Portfolio Loan Combination is prepayable without penalty on or after October 6, 2024.

Sources and Uses

Sources			Uses
Original loan amount	$119,065,000	67.7%	Purchase price	$171,054,929	97.3%
Sponsor’s new cash contribution	56,773,267	32.3	Closing costs	4,783,338	2.7
Total Sources	$175,838,267	100.0%	Total Uses	$175,838,267	100.0%

The Properties. The Walgreens Portfolio Loan Combination is secured by the fee interests in 29 single tenant retail properties totaling 427,800 rentable square feet and each property is occupied by and individually leased to Walgreens. Built between 1993 and 2007, the Walgreens Portfolio Properties are located in 12 states: Alabama (3), Arkansas (4), Indiana (3), Kansas (1), Kentucky (2), Missouri (3), Nebraska (1), Ohio (2), Oklahoma (2), South Dakota (1), Tennessee (6), and Wisconsin (1). None of the Walgreens Portfolio Properties represents, by allocated loan amount, more than 4.4% of the Cut-off Date Principal Balance of the Walgreens Portfolio Loan Combination, and no property accounts for more than 4.4% of the Underwritten Base Rent. The Walgreens Portfolio Properties range in size from 13,000 square feet to 16,380 square feet, and as of March 1, 2015, the Walgreens Portfolio Properties were 100.0% occupied.

Per the appraisal, Walgreens is one of the largest drug store chains in the United States based on sales, generating $76.4 billion in sales in fiscal year 2014. The company filled approximately 699 million prescriptions in fiscal year 2014, accounting for approximately 19.0% of the retail prescription drug market in the United States. The company is also the largest operator of drug stores in the United States on a unit basis, operating almost 8,300 locations in all 50 states, the District of Columbia, Puerto Rico and Guam, including over 8,200 drug stores and hospital onsite pharmacies.

A-3-17

WALGREENS PORTFOLIO

The following table presents certain information relating to the Walgreens Portfolio Properties:

Property Name – Location	Allocated Cut- off Date Principal Balance(1)	% of Portfolio Cut-off Date Principal Balance(1)	Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	Appraised Value	Allocated LTV
Walgreens- River Falls - River Falls, WI	$5,200,000	4.4%	100.0%	2007/NAP	14,490	$7,625,000	68.2%
Walgreens- Forrest City - Forrest City, AR	$4,825,000	4.1%	100.0%	2007/NAP	14,550	$7,025,000	68.7%
Walgreens- Saint Louis (Lusher) - Saint Louis, MO	$4,790,000	4.0%	100.0%	1999/NAP	16,380	$7,000,000	68.4%
Walgreens- Saint Louis (Lemay) - Saint Louis, MO	$4,600,000	3.9%	100.0%	1999/NAP	15,730	$6,725,000	68.4%
Walgreens- Saint Charles - Saint Charles, MO	$4,600,000	3.9%	100.0%	1994/NAP	15,715	$6,700,000	68.7%
Walgreens- Toledo - Toledo, OH	$4,325,000	3.6%	100.0%	2001/NAP	14,490	$6,300,000	68.7%
Walgreens- Birmingham - Birmingham, AL	$4,300,000	3.6%	100.0%	2000/NAP	15,120	$6,275,000	68.5%
Walgreens- La Vista - Ralston, NE	$4,265,000	3.6%	100.0%	1999/NAP	15,680	$6,225,000	68.5%
Walgreens- Olathe - Olathe, KS	$4,230,000	3.6%	100.0%	1997/NAP	13,905	$6,200,000	68.2%
Walgreens- Arkadelphia - Arkadelphia, AR	$4,225,000	3.5%	100.0%	2007/NAP	14,820	$6,175,000	68.4%
Walgreens- Cincinnati - Cincinnati, OH	$4,200,000	3.5%	100.0%	1998/NAP	13,905	$6,170,000	68.1%
Walgreens- Franklin - Franklin, TN	$4,200,000	3.5%	100.0%	2000/NAP	15,680	$6,175,000	68.0%
Walgreens- Malvern - Malvern, AR	$4,165,000	3.5%	100.0%	2006/NAP	14,550	$6,050,000	68.8%
Walgreens- Bartlett (5950) - Bartlett, TN	$4,150,000	3.5%	100.0%	1997/NAP	15,120	$6,050,000	68.6%
Walgreens- Bartlett (6697) - Bartlett, TN	$4,150,000	3.5%	100.0%	2002/NAP	15,120	$6,050,000	68.6%
Walgreens- Mount Washington - Mount Washington, KY	$4,125,000	3.5%	100.0%	2005/NAP	14,820	$6,025,000	68.5%
Walgreens- Florence - Florence, KY	$4,125,000	3.5%	100.0%	2005/NAP	14,820	$6,020,000	68.5%
Walgreens- Little Rock - Little Rock, AR	$4,100,000	3.4%	100.0%	2001/NAP	14,490	$6,000,000	68.3%
Walgreens- Evansville - Evansville, IN	$4,040,000	3.4%	100.0%	2001/NAP	15,680	$5,900,000	68.5%
Walgreens- Oklahoma City - Oklahoma City, OK	$3,950,000	3.3%	100.0%	1996/NAP	13,905	$5,780,000	68.3%
Walgreens- Hobart - Hobart, IN	$3,875,000	3.3%	100.0%	1998/NAP	15,120	$5,700,000	68.0%
Walgreens- Memphis - Memphis, TN	$3,775,000	3.2%	100.0%	1999/NAP	13,905	$5,525,000	68.3%
Walgreens- Oakland - Oakland, TN	$3,750,000	3.1%	100.0%	2005/NAP	13,650	$5,450,000	68.8%
Walgreens- Knoxville - Knoxville, TN	$3,725,000	3.1%	100.0%	1997/NAP	13,905	$5,425,000	68.7%
Walgreens- Decatur - Decatur, AL	$3,625,000	3.0%	100.0%	2004/NAP	14,490	$5,325,000	68.1%
Walgreens- Sioux Falls - Sioux Falls, SD	$3,625,000	3.0%	100.0%	2007/NAP	14,820	$5,300,000	68.4%
Walgreens- Enterprise - Enterprise, AL	$3,575,000	3.0%	100.0%	2004/NAP	14,820	$5,225,000	68.4%
Walgreens- Tulsa - Tulsa, OK	$3,350,000	2.8%	100.0%	1993/NAP	13,000	$4,920,000	68.1%
Walgreens- Michigan City - Michigan City, IN	$3,200,000	2.7%	100.0%	1999/NAP	15,120	$4,700,000	68.1%
Total/Weighted Average	$119,065,000	100.0%	100.0%		427,800	$174,040,000	68.4%

(1)	Based on the entire Walgreens Portfolio Loan Combination.

A-3-18

WALGREENS PORTFOLIO

The following table presents certain information relating to the tenancy at the Walgreens Portfolio Properties:

Major Tenant

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Sales PSF(2)	Occupancy Cost(2)	Lease Expiration Date

Major Tenant
Walgreens	NR/Baa2/BBB	427,800	100.0%	$24.06(1)	$10,294,770(1)	100.0%	NAV	NAV	11/30/2029(3)
Total Major Tenant		427,800	100.0%	$24.06	$10,294,770	100.0%

(1)
Annual U/W Base Rent PSF and Annual U/W Base Rent are based on the average rental rate over the term of the Walgreens Portfolio Loan Combination. Walgreens’ current weighted average in-place rental rate at the Walgreens Portfolio Properties is $23.49 per square foot or $10,047,763. The current in-place rental rates at each of the Walgreens Portfolio Properties range from $17.88 per square foot to $30.39 per square foot.

(2)	Walgreens is not required to report sales at any of the Walgreens Portfolio Properties.
(3)	Each of the Walgreens leases have seven, five-year renewal options that are exercised automatically unless the tenant provides 12-months’ notice of its intention to vacate.

The following table presents certain information relating to the lease rollover schedule at the Walgreens Portfolio Properties:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(2)	Annual U/W Base Rent PSF(2)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	0	0	0.0%	0	0.0%	$0	$0.00
2018	0	0	0.0%	0	0.0%	$0	$0.00
2019	0	0	0.0%	0	0.0%	$0	$0.00
2020	0	0	0.0%	0	0.0%	$0	$0.00
2021	0	0	0.0%	0	0.0%	$0	$0.00
2022	0	0	0.0%	0	0.0%	$0	$0.00
2023	0	0	0.0%	0	0.0%	$0	$0.00
2024	0	0	0.0%	0	0.0%	$0	$0.00
2025	0	0	0.0%	0	0.0%	$0	$0.00
Thereafter	29	427,800	100.0%	427,800	100.0%	$10,294,770	$24.06
Vacant	0	0	0.0%	427,800	100.0%	$0	$0.00
Total/Weighted Average	29	427,800	100.0%			$10,294,770	$24.06

(1)	Information obtained from the underwritten rent roll.
(2)
The Annual U/W Base Rent PSF and Annual U/W Base Rent include the average rent during the Walgreens Portfolio Loan Combination term. The initial annual rent is $10,047,763 or $23.49 PSF and the leases provide for 5.0% rental increases every five years.

The following table presents historical occupancy percentages at the Walgreens Portfolio Properties:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	3/1/2015(2)
NAV	NAV	NAV	100.0%
(1)
Historical occupancy percentages are not available, as the sponsor acquired the Walgreens Portfolio Properties as part of a sale-leaseback transaction at origination of the Walgreens Portfolio Mortgage Loan.

(2)	Information obtained from the underwritten rent roll.

A-3-19

WALGREENS PORTFOLIO

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Walgreens Portfolio Properties:

Cash Flow Analysis(1)

	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$10,294,770(2)	102.2%	$24.06(2)
Grossed Up Vacant Space	0	0.0	0.00
Total Reimbursables	89,294(3)	0.9	0.21
Less Vacancy & Credit Loss	(311,522)(4)	(3.1)	(0.73)
Effective Gross Income	$10,072,543	100.0%	$23.54

Total Operating Expenses	$201,451(5)	2.0%	$0.47

Net Operating Income	$9,871,092	98.0%	$23.07
TI/LC	0	0.0	0.00
Capital Expenditures	89,294(3)	0.9	0.21
Net Cash Flow	$9,781,797	97.1%	$22.87

NOI DSCR	1.37x
NCF DSCR	1.36x
NOI DY	8.3%
NCF DY	8.2%

(1)
Historical financial statements are not available because the sponsor acquired the Walgreens Portfolio Properties as part of a sale-leaseback transaction at closing of the Walgreens Portfolio Mortgage Loan.

(2)
The U/W Base Rent per SF and U/W Base Rent include the average rent during the Walgreens Portfolio Loan Combination term. The initial annual rent is $10,047,763 or $23.49 per SF and the leases provide for 5.0% rental increases every five years.

(3)
U/W Total Reimbursables represents underwritten replacement reserves. The Walgreens Portfolio Properties are managed by the tenant. Walgreens is responsible for payment of taxes, insurance and maintenance on all of the Walgreens Portfolio Properties.

(4)	The underwritten economic vacancy is 3.0%. The Walgreens Portfolio Properties were 100.0% physically occupied as of March 1, 2015.
(5)	U/W Total Operating Expenses represents a 2.0% underwritten management fee. All management fees payable are subordinated to the debt service.

Appraisals. As of the appraisal valuation dates ranging from October 7, 2014 to October 17, 2014 the Walgreens Portfolio Properties had an aggregate “as-is” appraised value of $174,040,000.

Environmental Matters. According to the Phase I environmental site assessments dated from October 16, 2014 to October 29, 2014, there was no evidence of any recognized environmental conditions at any of the Walgreens Portfolio Properties.

The Borrowers. The borrowers are 29 Delaware limited liability companies, each of which is a single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Walgreens Portfolio Loan Combination. Cole Operating Partnership IV, LP, the sponsor and indirect owner of the borrowers, is the guarantor of certain nonrecourse carveouts under the Walgreens Portfolio Loan Combination.

The Sponsor. The sponsor is Cole Operating Partnership IV, LP (“Cole IV”). Founded in 2010, Cole IV is externally managed by Cole REIT Advisors IV, LLC (“CR IV Advisors”), an affiliate of Cole IV’s sponsor, Cole Capital. As of September 30, 2014, Cole IV’s portfolio was valued at $3.5 billion and consisted of 671 properties located in 45 states, comprising 17.9 million rentable square feet of commercial space (including properties owned in a joint venture).

Escrows. Ongoing monthly reserves for real estate taxes are not required as long as (i) no event of default has occurred and is continuing, (ii) each sole tenant is obligated to pay, and is paying, taxes directly and (iii) each sole tenant lease is in full force and effect. Ongoing monthly reserves for insurance are not required as long as (i) no event of default has occurred and is continuing; (ii) each sole tenant is obligated to maintain, and is maintaining, insurance (or is self-insuring) in accordance with each sole tenant lease, (iii) each sole tenant lease is in full force and effect and (iv) unless the borrower is providing insurance under an approved blanket insurance policy, the senior unsecured debt rating of the sole tenant is at least BBB- by S&P or Baa3 by Moody’s.

Lockbox and Cash Management. The Walgreens Portfolio Loan Combination requires a lender-controlled lockbox account, which is already in place, and that the borrower direct the tenant to pay its rent directly into such lockbox account. The loan documents also require that all rents received by the borrower be deposited into the lockbox account within two business days of receipt. Funds are then swept to a cash management account controlled by the lender and prior to the occurrence of an Excess Cash Flow Sweep Trigger Event (as defined below), all excess funds after application in accordance with the loan documents are distributed to the borrower’s operating account. During an Excess Cash Flow Sweep Trigger Event, all excess cash flow is retained in the cash management account.

An “Excess Cash Flow Sweep Trigger Event” will commence upon the earliest of the following to occur: (i) 10% or more of the Walgreens Portfolio Properties as measured by either aggregate square footage or aggregate base rent become dark properties; (ii) any sole tenant has its senior debt rating downgraded below a rating of “BB+” by S&P (or below the Moody’s equivalent of such S&P rating); (iii) any sole tenant becomes insolvent or a debtor in any bankruptcy action; (iv) any borrower or guarantor becomes insolvent or a debtor in any bankruptcy action; (v) an event of default occurs and is continuing under the Walgreens Portfolio Loan Combination; (vi) a default under the property management agreement; and (vii) the amortizing debt service coverage ratio falls

A-3-20

WALGREENS PORTFOLIO

below 1.25x. An Excess Cash Flow Sweep Trigger Event will expire with regard to clause (i), upon either (A) the date that the lender has swept and is holding funds in an amount equal to 100.0% of the outstanding allocated loan amount with respect to such dark property or (B) (1) there has been a re-tenanting of such dark property with a tenant acceptable to the lender, (2) there has been a subleasing of such dark property with a tenant acceptable to the lender, (3) the sole tenant has reopened for business and has paid rent for six consecutive months, or (4) the dark property was substituted pursuant to provisions set forth in the loan documents and described below in the “Partial Release” section, and in the case of clauses (i) through (iv), such action is sufficient to bring the percentage of dark properties below the 10.0% of the Walgreens Portfolio Properties as measured by either aggregate square footage or aggregate base rent; with regard to clause (ii), upon the senior unsecured debt rating of the sole tenant having been restored to at least “BBB-” by S&P (or the Moody’s equivalent of such S&P rating) and such rating having been maintained for six consecutive months; with regard to clause (iii), upon the date on which such borrower or guarantor, as the case may be, shall become solvent to the lender’s satisfaction for six consecutive months or shall no longer be a debtor in any bankruptcy action; with regard to clause (iv), upon the date that such insolvency proceedings are terminated in a manner satisfactory to the lender; with regard to clause (v), upon the date on which a cure of the event of default under the Walgreens Portfolio Loan Combination which gave rise to an Excess Cash Flow Sweep Trigger Event commencing is accepted or waived in writing by the lender in its sole and absolute discretion; with regard to clause (vi), upon either (A) the date on which the subject default under the property management agreement has been cured to the lender’s satisfaction, or (B) the date on which the applicable borrower has entered into a replacement management agreement; and with regard to clause (vii), upon the date on which the amortizing debt service coverage ratio is at least 1.30x for six consecutive months.

Property Management. The Walgreens Portfolio Properties are managed by CREI Advisors, LLC.

Assumption. The borrower has the right to transfer the Walgreens Portfolio Properties (or 100.0% of the direct membership interests in all of the borrowers), in whole but not in part, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) that the proposed transferee meets certain net worth and asset requirements and the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from DBRS, Moody’s and Morningstar that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-LC20 Certificates and similar confirmations with respect to any securities backed by the Walgreen Portfolio Companion Loan.

Partial Release. After the lockout period, the borrowers may obtain the release of one or more, but not all, of the Walgreens Portfolio Properties provided, among other things, (i) the loan-to-value ratio for the remaining properties shall not exceed the lesser of the loan-to-value ratio immediately preceding such release and 68.4%, (ii) the amortizing debt service coverage ratio for the remaining properties is not less than the greater of the amortizing debt service coverage ratio immediately preceding the partial release and 1.35x and (iii) the borrowers partially defease the Walgreens Portfolio Loan Combination by delivering to the lender government securities equal to 125.0% of the allocated loan amount for the released property.

Lastly, the borrower may obtain the release of the Walgreens– Michigan City mortgaged property at any time in connection with a third party’s option to purchase the mortgaged property, provided that, among other things, the borrower pays to the lender an amount equal to (i) the greater of (a) 125.0% of the allocated loan amount for such mortgaged property plus all accrued and unpaid interest, (b) the fair market value of such mortgaged property, and (c) $1,208,000 and (ii) the proportionate yield maintenance premium. The third party’s option to purchase the Walgreens – Michigan City mortgaged property only arises if the property experiences a casualty, Walgreens does not rebuild, and the property is razed and paved over. In addition, the guarantor has recourse liability to the extent proceeds from such sale are insufficient to make the required release payment.

Real Estate Substitution. The borrower is permitted to release individual Walgreens Portfolio Properties and substitute new properties as collateral for the loan up to three times during the term of the loan in the event that the related mortgaged property goes dark, provided, among other things, the amortizing debt service coverage ratio for all Walgreens Portfolio Properties following the substitution is equal to or greater than the debt service coverage ratio immediately prior to the substitution and 1.36x.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the Walgreens Portfolio Properties. The loan documents also require business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event; provided, however, that borrowers are not required to carry the insurance required under the loan agreement while Walgreens self-insures pursuant to its lease and has a senior unsecured debt rating from S&P of at least “BBB-”.

A-3-21

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A-3-22

ONE MONUMENT PLACE

A-3-23

ONE MONUMENT PLACE

ONE MONUMENT PLACE

Floor								Total SF
8	Vacant 4,140 SF	National Life Ins. Co. 2,356 SF 3/2018	Chalmers 2,209 SF 8/2020	Accelera 15,709 SF 2/2021				24,414
7	TEOCO 25,612 SF 10/2020							25,724
6	Diamond Solutions 8,618 SF 5/2021	Concept Plus 5,819 SF 7/2021	Concept Plus Expansion 3,049 SF 9/2021	Caliber Funding 5,091 SF 10/2015	Vacant 3,402 SF			25,979
5	SNVC 6,756 SF 1/2019	Vacant 2,301 SF	First Home Mortgage 11,404 SF 3/2017	Vacant 5,077 SF	Vacant 396 SF			25,934
4	TEOCO 25,612 SF 10/2020							25,612
3	Everbank 14,217 SF 7/2017	Union Mortgage 3,054 SF 10/2017	Witt Mares 8,708 SF 4/2018					25,979
2	Crawford & Company/Broadspire 16,624 SF 6/2017	Vacant 1,029 SF	Vaxcom 3,186 SF 1/2018	Rolf Jensen 3,285 SF 7/2020				24,124
1	M&T Bank (subleased to Diamond Solutions) 8,803 SF 9/2015	Concrete Mixes 2,628 SF 2/2017	Schneider Electric 11,821 SF 3/2019					23,252
LL	Vacant 1,811 SF	Deli 1,874 SF 3/2020	Vacant 428 SF	Schneider Electric 13,518 SF 3/2019	Vacant 1,605 SF	Vacant 2,625 SF	Vacant 149 SF	21,650

NOTE: Borrower has received a proposal from Concept Plus to expand into Suite 625 and is awaiting confirmation of Caliber Funding's renewal before pursuing that option.

VACANT | 2015 – 2016 | 2017 – 2018 | 2019+

A-3-24

ONE MONUMENT PLACE

One Monument Place
12150 Monument Place Drive
Fairfax, VA 22033
Sterling
Herndon
Herndon Centre
Reston Hospital Center
Reston Town Center
Reston Parkway
Silver Line Metro
Herndon-Monroe
Wiehle-Reston East
Lake Fairfax Park
Great Falls
Great Falls Park
Madeira School
MD
VIRGINIA
McLean
Washington, DC 14 miles
Loudoun County
Dulles
Washington Dulles International Airport
Village Center at Dulles
Sunrise Valley Dr
Dulles Toll Road
US Geological Survey
Reston National Golf Course
Reston
Difficult Run Stream Valley Park
Wolf Trap Natl. Park for the Performing Arts
Wolf Trap
Tysons Corner
Spring Hill
Tysons Galleria
Tysons Corner
Greensboro
Pike 7 Plaza
Tysons Corner Center
Westwood Country Club
Natl. Air and Space Museum/ Steven F. Udvar-Hazy Center
McLearen Rd
Centreville Rd
Fairfax County Pkwy
Reston Pkwy
Lawyers Rd
Fox Mill District Park
Hunter Mill Rd
Beulah Rd
Franklin Farm
Sully Place
Dulles Expo and Conference Center
Lee-Jackson Mem. Hwy
International Country Club
Inova Fair Oaks Hospital
West Ox Rd
Fox Mill Rd
Vienna
Dunn Loring
Dunn Loring-Merrifield
Maple Ave
Oakton
Chantilly
Vienna-Fairfax-GMU
Metro Orange Line
Blake Ln
Tattersall Park
Penderbrook Golf Club
Fair Oaks Mall
Fairfax Co. Pkwy
Stringfellow Rd
Lee Hwy
Merrifield
Arlington Blvd
Ellanor C. Lawrence Park
Fair Oaks
Old Lee Hwy
Army Navy Country Club-Fairfax
Prosperity Ave
Inova Fairfax Hospital
Capital Beltway
Centreville
Fairfax
Mantua
Fair City Mall
Old Town Fairfax
Little River Tpke
Stone Rd
Fairfax County
George Mason University
Braddock Rd
Annandale
Centreville Rd
Twin Lakes Golf Course
Country Club of Fairfax
Popes Head Rd
Popes Head Stream Valley Park
Zion Dr
Burke Centre Shopping Center
Kings Park
Lake Accotink
Lake Accotink Park
Fairfax Station
Burke Centre Pkwy
Rolling Rd
Pohick Stream Valley Park
Chapel Rd
Burke Lake Rd
Rolling Valley Mall
Old Keene Mill Rd
Springfield Golf and Country Club
Ox Rd
Fairfax County Pkwy
Burke Lake Golf Center
Burke Lake
Burke
West Springfield
Wolf Run Shoals Rd
South Run Park
Pohick Rd
Fountainhead Regional Park
Newington
Damascus
Clarksburg
Columbia
Germantown
Montgomery Village
Olney
Gaithersburg
Poolesville
Darnestown
North Potomac
Rockville
Laurel
MARYLAND
Aspen Hill
Wheaton
Ashburn
Beltsville
Sterling
VIRGINIA
Potomac
Great Falls
Silver Spring
Bethesda
Herndon
Reston
Takoma Park
McLean
Wolf Trap
Tysons Corner
WASHINGTON D.C.
Vienna
Oakton
Chantilly
ARLINGTON
Centreville
Fairfax
Annandale
ALEXANDRIA
Burke
Springfield
Franconia
Manassas
Camp Springs
Clinton
National Harbor

A-3-25

No. 3 – One Monument Place

Loan Information				Property Information
Mortgage Loan Seller:	Silverpeak Real Estate Finance LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Moody’s/Morningstar):	NR/NR/NR			Property Type:	Office
Original Principal Balance:	$40,500,000			Specific Property Type:	Suburban
Cut-off Date Principal Balance:	$40,500,000			Location:	Fairfax, VA
% of Initial Pool Balance:	4.9%			Size:	222,477 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$182.04
Borrower Name:	Antares Monument Properties, LLC			Year Built/Renovated:	1992/NAP
Sponsor:	Golden Rocky Corporation			Title Vesting:	Fee
Mortgage Rate:	4.844%			Property Manager:	Rim Pacific Management, Inc.
Note Date:	March 12, 2015			3rd Most Recent Occupancy (As of):	86.6% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	90.0% (12/31/2013)
Maturity Date:	April 6, 2020			Most Recent Occupancy (As of):	93.0% (12/31/2014)
IO Period:	25 months			Current Occupancy (As of):	91.6% (11/30/2014)
Loan Term (Original):	61 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of)(3):	$3,119,122 (12/31/2012)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of)(3):	$3,291,604 (12/31/2013)
Call Protection:	L(24),D(33),O(4)			Most Recent NOI (As of)(3):	$3,179,538 (12/31/2014)
Lockbox Type:	Hard/Upfront Cash Management
Additional Debt(1):	Yes
Additional Debt Type(1):	Subordinate Debt
				U/W Revenues:	$6,018,734
				U/W Expenses:	$2,287,800
				U/W NOI(1):	$3,730,935
Escrows and Reserves(2):				U/W NCF(1):	$3,464,490
				U/W NOI DSCR:	1.51x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR(1):	1.40x
Taxes	$250,000	$50,500	NAP	U/W NOI Debt Yield:	9.2%
Insurance	$20,000	$4,400	NAP	U/W NCF Debt Yield(1):	8.6%
Replacement Reserves	$0	$3,710	NAP	As-Is Appraised Value:	$60,000,000
TI/LC Reserve	$500,000	$20,580	NAP	As-Is Appraisal Valuation Date:	December 22, 2014
Master Lease Reserve	$939,375	$0	NAP	Cut-off Date LTV Ratio(1):	67.5%
				LTV Ratio at Maturity or ARD:	64.9%

(1)
The One Monument Place Loan Combination, totaling $45,000,000, is comprised of a $40,500,000 senior note (the “One Monument Place Mortgage Loan”) and a $4,500,000 subordinate note (the “One Monument Place Subordinate Companion Loan”). The One Monument Place Mortgage Loan had an original principal balance of $40,500,000, has an outstanding principal balance as of the Cut-off Date of $40,500,000 and will be contributed to the WFCM 2015-LC20 Trust. The $4,500,000 One Monument Place Subordinate Companion Loan accrues interest at an interest rate of 13.000% per annum and results in a combined principal balance per square foot of $202.27. All LTV, DSCR, Debt Yield and Cut-off date Principal Balance Per SF numbers shown in the chart above are based solely on the One Monument Place Mortgage Loan. As of the Cut-off Date, the combined LTV Ratio is 75.0%, the combined U/W NCF DSCR is 1.11x, and the combined U/W NCF Debt Yield is 7.7%. See “Subordinate and Mezzanine Indebtedness” section.

(2)	See “Escrows” section.
(3)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “One Monument Place Mortgage Loan”) is part of a loan combination (the “One Monument Place Loan Combination”) evidenced by two separate promissory notes comprised of a senior note (“Note A”) and a subordinate note (“Note B”) that are collectively secured by a first mortgage encumbering the fee simple interest in a multi-tenant office property located in Fairfax, Virginia (the “One Monument Place Property”). The One Monument Place Loan Combination was originated on March 12, 2015 by Silverpeak Real Estate Finance LLC. The One Monument Place Mortgage Loan had an original principal balance of $40,500,000 and has an outstanding principal balance as of the Cut-off Date of $40,500,000. The One Monument Place Mortgage Loan had an initial term of 61 months, has a remaining term of 61 months as of the Cut-off Date, requires interest-only payments for the first 25 payments following origination and, thereafter, requires payments of principal and interest payments based on a 30-year amortization schedule. The One Monument Place Mortgage Loan matures on April 6, 2020.

The One Monument Place Loan Combination is comprised of Note A, which is the senior note in the One Monument Place Loan Combination that will be contributed to the WFCM 2015-LC20 Trust. Note A had an original principal balance of $40,500,000, has an outstanding principal balance as of the Cut-off Date of $40,500,000 and accrues interest at an interest rate of 4.844% per annum. The One Monument Place Subordinate Companion Loan is comprised of Note B, which is subordinate in right of payment and in other respects to the One Monument Place Mortgage Loan and is currently held by an affiliate of Rialto Capital Advisors, LLC. Note B had an original principal balance of $4,500,000, accrues interest at an interest rate of 13.000% per annum and prior to an event of default receives its pro rata share of amortization throughout its term until maturity.

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ONE MONUMENT PLACE

Following the lockout period, the borrower has the right to defease the One Monument Place Mortgage Loan in whole, but not in part, on any date before January 6, 2020. In addition, the One Monument Place Mortgage Loan is prepayable without penalty on or after January 6, 2020.

Sources and Uses

Sources			Uses
Original loan amount	$45,000,000	100.0%	Loan payoff(1)	$42,295,063	94.0%
			Reserves	1,709,375	3.8
			Closing costs	414,849	0.9
			Return of equity	580,713	1.3
Total Sources	$45,000,000	100.0%	Total Uses	$45,000,000	100.0%

(1)
The One Monument Place Property previously secured an approximately $72.7 million loan that encumbered two other assets in addition to the One Monument Place Property. In February 2015, prior to the refinancing of the One Monument Place Property, the previous lender used approximately $21.5 million in sales proceeds from one of the three assets to pay down the approximately $72.3 million loan. Prior to the application of the approximately $21.5 million in sales proceeds, the allocated loan amount to the One Monument Place Property was approximately $45.7 million, which would have resulted in a cash-in upon refinance.

The Property. The One Monument Place Property is comprised of an eight-story office tower situated on 6.7 acres in Fairfax, Virginia. The One Monument Place Property was built in 1992 and totals 222,477 square feet of net rentable area. The One Monument Place Property was purchased by the borrower in 2007 and the borrower has a total cost basis of approximately $65.1 million in the One Monument Place Property. The One Monument Place Property has been greater than 84.2% occupied since acquisition with an average occupancy of 90.4% since 2007.

The One Monument Place Property is located adjacent to the Fair Oaks Mall, an approximately 1,570,000 square foot super-regional mall owned and operated by Olshan Properties and an affiliate of Taubman Centers (NYSE:TCO). Amenities at the One Monument Place Property include a pond, fitness center, convenience store, gazebo, and food service. The One Monument Place Property maintains 710 parking spaces equating to a parking ratio of 3.2 parking spaces per 1,000 square feet of rentable area.

Major tenants at the One Monument Place Property include TEOCO Corporation, Schneider Electric, and Crawford and Co. TEOCO is a provider of assurance and analytics solutions to communications service providers worldwide. Schneider Electric SA (Euronext:SU) is a French multinational corporation that specializes in electricity distribution, automation management and energy management components. Based in Atlanta, Georgia, Crawford & Co. is an independent provider of claims management solutions to the risk management and insurance industry. As of November 30, 2014, the One Monument Place Property was 91.6% occupied by 20 tenants.

A-3-27

ONE MONUMENT PLACE

The following table presents certain information relating to the tenancy at the One Monument Place Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
TEOCO Corporation(2)	NR/NR/NR	51,336	23.1%	$29.83	$1,531,441	26.1%	10/31/2020
Schneider Electric	NR/A3/A-	25,339	11.4%	$22.52	$570,640	9.7%	3/31/2019
Crawford & Co.	NR/NR/NR	16,624	7.5%	$32.08	$533,298	9.1%	6/30/2017
Accelera Solutions, Inc.(3)	NR/NR/NR	15,709	7.1%	$29.50	$463,416	7.9%	9/1/2015
Everbank	NR/NR/NR	14,217	6.4%	$31.69	$450,537	7.7%	12/31/2017
First Home Mortgage	NR/NR/NR	11,404	5.1%	$32.04	$365,384	6.2%	2/28/2017
Total Major Tenants		134,629	60.5%	$29.08	$3,914,716	66.7%

Total Non-Major Tenants		65,436	29.4%	$29.84	$1,952,567	33.3%

Total Admin Space		3,813	1.7%		NAP	NAP

Occupied Collateral Total		203,878	91.6%	$29.33(4)	$5,867,283	100.0%

Vacant Space		18,599	8.4%

Collateral Total		222,477	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	TEOCO Corporation subleases 9,018 square feet of its fourth-floor space to Suntrust Mortgage, Inc. through April 2016 at a rent of $33.36 per square foot. The TEOCO Corporation rent was underwritten.
(3)
Accelera Solutions, Inc. current lease expires in September 2015 for 14,177 square feet. The tenant is in negotiations to renew its lease to February 2021 for 15,709 square feet at a rent of $29.50 per square foot, a decrease from $31.34 per square foot. SPREF underwrote the proposed lease amendment.

(4)	Excludes administrative space which does not have associated underwritten revenue.

The following table presents certain information relating to the lease rollover schedule at the One Monument Place Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2015(4)	2	13,894	6.2%	13,894	6.2%	$378,231	$27.22
2016	0	0	0.0%	13,894	6.2%	$0	$0.00
2017	5	47,229	21.2%	61,123	27.5%	$1,504,720	$31.86
2018	4	14,948	6.7%	76,071	34.2%	$471,992	$31.58
2019	3	32,095	14.4%	108,166	48.6%	$790,886	$24.64
2020	6	58,704	26.4%	166,870	75.0%	$1,734,794	$29.55
2021	4	33,195	14.9%	200,065	89.9%	$986,660	$29.72
2022	0	0	0.0%	200,065	89.9%	$0	$0.00
2023	0	0	0.0%	200,065	89.9%	$0	$0.00
2024	0	0	0.0%	200,065	89.9%	$0	$0.00
2025	0	0	0.0%	200,065	89.9%	$0	$0.00
Thereafter	0	0	0.0%	200,065	89.9%	$0	$0.00
Admin	5	3,813	1.7%	203,878	91.6%	$0	$0.00
Vacant	0	18,599	8.4%	222,477	100.0%	$0	$0.00
Total/Weighted Average	29	222,477	100.0%			$5,867,283	$29.33

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant and administrative space.
(4)
A total of 33,890 square feet is scheduled to expire in 2015 based on leases in place at the closing of the One Monument Place Mortgage Loan. The 2015 rollover includes Accelera Solutions (14,177 square feet that expires in September 2015), Manufactures and Traders Trust Company (8,803 square feet that expires in August 2015), Caliber Funding (5,091 square feet that expires in October 2015) and Rolf Jensen & Associates (5,819 square feet that expires in April 2015). The borrower is in negotiations with each tenant to extend their leases. It is anticipated that Accelera Solutions, Inc. will expand into 15,709 square feet and Rolf Jensen & Associates will contract into 3,285 square feet. SPREF underwrote the anticipated lease terms and rent for Accelera Solutions, Inc. and Rolf Jensen & Associates and the in-place lease terms for Caliber Funding and Manufactures and Traders Trust Company.

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ONE MONUMENT PLACE

The following table presents historical occupancy percentages at the One Monument Place Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	11/30/2014(2)
86.6%	90.0%	93.0%	91.6%
(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the One Monument Place Property:

Cash Flow Analysis

	2012	2013	2014	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$5,144,966	$5,283,924	$5,232,181	$5,867,283	97.5%	$26.37
Total Reimbursable Income	48,300	114,859	141,861	135,397	2.2	0.61
Grossed Up Vacant Space	0	0	0	595,168	9.9	2.68
Other Income	28,396	43,333	16,054	16,054	0.3	0.07
Less Vacancy & Credit Loss	0	0	0	(595,168)(1)	(9.9)	(2.68)
Effective Gross Income	$5,221,662	$5,442,116	$5,390,096	$6,018,734	100.0%	$27.05

Total Operating Expenses	$2,102,540	$2,150,512	$2,210,557	$2,287,800	38.0%	$10.28

Net Operating Income	$3,119,122	$3,291,604	$3,179,538	$3,730,935(2)	62.0%	$16.77

TI/LC	0	0	0	246,949	4.1	1.11
Capital Expenditures	0	0	0	19,495	0.3	0.09
Net Cash Flow	$3,119,122	$3,291,604	$3,179,538	$3,464,490	57.6%	$15.57

NOI DSCR	1.26x	1.33x	1.28x	1.51x
NCF DSCR	1.26x	1.33x	1.28x	1.40x
NOI DY	7.7%	8.1%	7.9%	9.2%
NCF DY	7.7%	8.1%	7.9%	8.6%

(1)	The underwritten economic vacancy is 9.0%. The One Monument Place Property was 91.6% physically occupied as of November 30, 2014.
(2)
The increase from 2014 Net Operating Income to Underwritten Net Operating Income is largely due to the inclusion of contractual rent increases through February 2016 totaling $268,440 and 2014 executed leases totaling $365,229. SPREF underwrote the anticipated lease terms and rent for Accelera Solutions, Inc. and Rolf Jensen & Associates and the in-place lease terms for Caliber Funding and Manufactures and Traders Trust Company. Underwritten NCF based on the leases in-place and rent steps through April 1, 2015 are $3,472,470.

Appraisal. As of the appraisal valuation date of December 22, 2014, the One Monument Place Property had an “as-is” appraised value of $60,000,000.

Environmental Matters. According to a Phase I environmental site assessment dated December 16, 2014, there was no evidence of any recognized environmental conditions at the One Monument Place Property.

Market Overview and Competition. The One Monument Place Property is located in Fairfax County within the Washington D.C. metropolitan area. The area includes the entire District of Columbia and parts of southwestern Maryland, northeastern West Virginia, and all of northern Virginia. The economy is largely driven by the federal government, which employs more than 140,000 people in the region. There is also a large service sector that caters directly to the federal government, particularly the Department of Defense.

The 2014 population within a one-, three- and five- mile radius of the One Monument Place Property was 21,416, 93,870 and 251,183, respectively. Additionally, 2014 average household incomes within the same radius were $107,583, $139,934 and $143,198, respectively. According to the appraiser, the One Monument Place Property is located in the Fairfax Center submarket, which totals approximately 7.4 million square feet of office space as of the third quarter of 2014. The Fairfax Center submarket had a vacancy rate of 14.9% as of the third quarter of 2014, which is a decrease from 15.5% in the second quarter of 2014. Asking rents as of the third quarter of 2014 were $27.33 per square foot on a gross basis, which is up from $27.09 per square foot as of the second quarter 2014 and $26.77 per square foot in year-end 2013. According to the appraiser, there was no new inventory added during the third quarter of 2014 and one new delivery in the first quarter of 2014 for 112,507 square feet, the INOVA Medical Office Building IV, a class-A medical office building that was 52.8% leased as of the third quarter of 2014 with asking rent of $25.00 per square foot triple net. According to the appraiser there are currently no new buildings under construction or anticipated to be built.

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ONE MONUMENT PLACE

The following table presents certain information relating to properties comparable to the One Monument Place Property:

Competitive Set(1)

	One Monument Place (Subject)	Crown Ridge	Centerpointe Two	Argon Plaza	Fair Lakes 3
Location	Fairfax, VA	Fairfax, VA	Fairfax, VA	Fairfax, VA	Fairfax, VA

Distance from Subject	--	2.1 miles	0.3 miles	1.3 miles	1.2 miles

Property Type	Office	Office	Office	Office	Office

Year Built/Renovated	1992/NAP	1989/NAV	1989/NAV	1988/NAV	1989/NAV

Stories	8	NAV	11	10	NAV

Total GLA	222,477 SF	191,514 SF	212,932 SF	273,539 SF	74,184 SF

Asking Rent:	$29-32.50 PSF	$27-29 PSF	$31.50 PSF	$29.75-32 PSF	$31-33 PSF

Total Occupancy	92%	86%	87%	77%	84%

(1)	Information obtained from the appraisal.

The Borrower. The borrower is Antares Monument Properties, LLC, a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the One Monument Place Loan Combination. Golden Rocky Corporation, a Delaware corporation, is the guarantor of certain nonrecourse carveouts under the One Monument Place Loan Combination.

The Sponsor. The sponsor is Golden Rocky Corporation, a Delaware corporation. Golden Rocky Corporation owns six commercial real estate properties, of which five are office properties, valued at approximately $218.0 million. Golden Rocky Corporation is a United States real estate company owned by the King family. Ning King is the founder of the Indonesian conglomerate Argo Manunggal Group.

Escrows. The loan documents provide for upfront reserves in the amount of $250,000 for tax reserves, $20,000 for insurance reserves, $500,000 for tenant improvement and leasing commission reserves and $939,375 with respect to obligations of the guarantor under the master leases (the “Master Lease Reserve”).

The loan documents require monthly deposits of $50,500 for tax reserves, $4,400 for insurance reserves, $3,710 for replacement reserves and $20,580 for tenant improvement and leasing commission reserves.

Additionally, the loan documents require that, after payments are made for debt service, taxes and insurance, other reserves and operating expenses and during a cash trap period (as defined below), excess cash be swept to a reserve as cash collateral for the One Monument Place Mortgage Loan (the “Guarantor Liquidity Reserve”) until the amount in the Guarantor Liquidity Reserve is equal to the difference between $3.0 million and the Liquid Assets Threshold (as defined below) (the “Guarantor Liquidity Reserve Cap”). The borrower may post a letter of credit to reduce the amount of the Guarantor Liquidity Reserve Cap by the amount of the letter of credit. Funds may be released from the Guarantor Liquidity Reserve to the borrower upon determination that the One Monument Place Property has achieved an NOI debt yield of at least 10.0% (based on the One Monument Place Loan Combination then outstanding principal balance) for two consecutive calendar quarters, so long as no other Cash Trap Period (as defined below) exists and the amount in the rollover reserve subaccount is greater than or equal to $500,000.

The “Liquid Assets Threshold” is defined as liquid assets (as defined in the loan agreement) with a market value of greater than $1.0 million. The borrower or guarantor may reduce the Guarantor Liquidity Reserve Cap by increasing the Liquid Assets Threshold (which increased Liquid Assets Threshold must be maintained thereafter by the guarantor) and providing satisfactory evidence to the lender that at all times during the prior calendar quarter, the guarantor had liquid assets which were greater than or equal to the proposed increased Liquid Assets Threshold, provided that no event of default has occurred or is continuing. To the extent that the difference of $3.0 million minus the increased Liquid Assets Threshold exceeds the amount on deposit in the Guarantor Liquidity Reserve, funds shall be released to a cash management account in the amount of such excess.

Master Lease. Pursuant to certain master leases (each a “Master Lease” and collectively the “Master Leases”) entered into between the borrower (as landlord) and the guarantor (as tenant), the guarantor has agreed to lease certain spaces at the One Monument Place Property in the event the tenants under such spaces do not renew their current leases or such spaces are not re-let to tenants on terms which are satisfactory to the lender (totaling 32,888 square feet, or the potential lease roll in 2015).

As additional collateral for the One Monument Place Loan Combination, the borrower funded $939,375 into the Master Lease Reserve (which amount may be replaced by a letter of credit posted by the borrower to be held by the lender). Such amount (or a portion of such amount) may be released to a cash management account upon renewing or reletting of the spaces which are subject to the Master Leases for terms of at least five years, with annual rents no less than $939,375 in aggregate per annum and otherwise on terms and conditions reasonably acceptable to the lender. A Master Lease may terminate with respect to space that is relet or renewed as provided above, and the amounts in the Master Lease Reserve applicable to such spaces may be released to the borrower.

Lockbox and Cash Management. The One Monument Place Loan Combination requires a lender-controlled lockbox account, which is already in place, and that the borrower direct tenants to pay their rents directly into such lockbox account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within one business day of receipt. All funds in the lockbox account shall be transferred daily to a cash management account, which is under the

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ONE MONUMENT PLACE

control of the lender. Provided that no Cash Trap Period or Lease Sweep Period (each as defined below) exists and is continuing, all excess cash shall then be swept to a borrower account. During a Cash Trap Period or Lease Sweep Period, all excess cash shall be held in a lender controlled account as additional cash collateral for the One Monument Place Loan Combination.

A “Cash Trap Period” will commence upon (i) the occurrence and continuance of an event of default, (ii) the amortizing debt service coverage ratio being less than 1.05x as of any calendar quarter or (iii) the date of closing of the One Monument Place Loan Combination with respect to the Guarantor Liquidity Reserve.

A Cash Trap Period will be cured, with regard to clause (i) above, upon the cure of such event of default, so long as no other event of default has occurred and is continuing; with regard to clause (ii) above, upon the amortizing net operating income debt service coverage ratio being equal to or greater than 1.10x for two consecutive calendar quarters, and no other Cash Trap Period then existing; and with regard to clause (iii) above, upon amounts in the Guarantor Liquidity Reserve being equal to or greater than the Guarantor Liquidity Reserve Cap (as may be reduced by a letter of credit).

A “Lease Sweep Period” shall commence upon the occurrence of the date specified under a “Major Lease” (the TEOCO Corporation lease or any other lease which covers 50,000 or more square feet of the One Monument Place Property) by which a tenant under a Major Lease (a “Major Tenant”) is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised).

A Lease Sweep Period shall be cured upon the earlier to occur of (A) the date on which a Major Tenant irrevocably exercises its renewal or extension option (or otherwise enters into an extension agreement with the borrower that is acceptable to the lender) with respect to all of the space demised under its lease, and in the lender’s judgment, sufficient funds have been accumulated in the special rollover reserve subaccount (an account which springs into effect during the continuance a Lease Sweep Period) to pay for all anticipated major leasing expenses associated with the Major Lease and any other anticipated expenses in connection with such renewal or extension; (B) the date on which all of the space demised under the Major Lease that gave rise to the Lease Sweep Period has been fully leased pursuant to a replacement lease or replacement leases approved by lender, and all expenses in connection with the re-tenanting of such space have been paid in full; or (C) the date on which the funds collected in the special rollover reserve subaccount described in subsection (A) above (during the continuance of the Lease Sweep Period) equals total rentable square feet of the applicable lease which is the cause of the Lease Sweep Period, multiplied by $20.00.

Property Management. The One Monument Place Property is managed by Rim Pacific Management, Inc.

Assumption. The borrower has the right to transfer the One Monument Place Property provided that certain conditions are satisfied, including, but not limited to (i) no event of default has occurred and is continuing; (ii) the proposed transferee is a special purpose bankruptcy remote entity; and (iii) the lender has received confirmation from DBRS, Moody’s and Morningstar that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-LC20 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None permitted other than the One Monument Place Subordinate Companion Loan. The One Monument Place Subordinate Companion Loan had an original principal balance of $4,500,000, has a cutoff date balance of $4,500,000 and is coterminous with the One Monument Place Mortgage Loan. The One Monument Place Subordinate Companion Loan is interest only for the first 25 payment dates of the term and thereafter, provided no event of default has occurred and is continuing, receives its pro rata share of the One Monument Place Loan Combination principal payments. Subject to certain control shift events, the holder of the One Monument Place Subordinate Companion Loan has consent rights with respect to certain material actions, and can replace, the special servicer of the One Monument Place Loan Combination under the pooling and servicing agreement for the Series 2015-LC20 Certificates. In addition, the holder of the One Monument Place Subordinate Companion Loan has, in certain circumstances, cure rights and a purchase option with respect to the One Monument Place Mortgage Loan. The One Monument Place Subordinate Companion Loan accrues interest at an interest rate of 13.000% per annum. The One Monument Place Subordinate Companion Loan will be purchased by RMEZZ One Monument Place, LLC, an affiliate of Rialto Capital Advisors, LLC, prior to closing of the WFCM 2015-LC20 securitization trust.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy, required to be maintained by the borrower, provides coverage for terrorism in an amount equal to the full replacement cost of the One Monument Place Property, as well as business interruption insurance covering no less than 18-months and a 12-month period of extended indemnity. However, the borrower shall not be required to pay any insurance premiums solely with respect to terrorism coverage in excess of the amount equal to 200% of the aggregate insurance premiums payable with respect to all the insurance coverage under the “all risk” insurance policy, liability insurance policy and loss of rents or business income insurance policy for the last policy year in which terrorism coverage was included as part of the “all-risk” insurance policy.

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UNIVERSITY OF DELAWARE HOTEL PORTFOLIO

A-3-32

UNIVERSITY OF DELAWARE HOTEL PORTFOLIO

University of Delaware Hotel Portfolio
1 Embassy Suites Newark Wilmington South Newark, DE
2 Homewood Suites Wilmington South Newark, DE
PHILADELPHIA
WILMINGTON
NEW JERSEY
MARYLAND
DELAWARE
PENNSYLVANIA
Kennett Square
CHESTER COUNTY
Centerville
Yorklyn
Hockessin
Greenville
Montchanin
Brandywine Creek State Park
Hartefeld National Golf Course
Valley Garden Park
Hoopes Reservoir
Lancaster Pike
Univ. of Delaware Wilmington Campus
Delaware National Country Club
Elsmere
VA Medical Center - Wilmington
Pine Creek
Polly Drummond Hill Rd
Three Little Bakers Country Club
Carousel Farm Park
Milltown Rd
Marshallton
White Clay Creek State Park
Milford Crossroads
Middle Run Valley Park
Paper Mill Rd
Stanton
Capitol Trail
Newport
Banning Park
Maryland Ave
Roseville Park
CHURCHMANS CROSSING
Delaware Park Race Track
NEWARK LINE
Churchmans Marsh Pond
Delaware Technical and Community Coll
Newark Country Club
Univ. of Delaware Laird Campus
NEWARK
University of Delaware
SEPTA
Christiana Hospital
Cavaliers Country Club
Christiana Mall
New Castle County Airport
Wilmington College
Ogletown Rd
Brookside
College Square
Univ. of Delaware South Campus
Elkton Rd
Christiana
Pleasantville
New Castle
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Williams Rd

A-3-33

No. 4 – University of Delaware Hotel Portfolio

Loan Information				Property Information
Mortgage Loan Seller:	Silverpeak Real Estate Finance LLC			Single Asset/Portfolio:	Portfolio
Credit Assessment (DBRS/Moody’s/Morningstar):	NR/NR/NR			Property Type:	Hospitality
Original Principal Balance:	$35,200,000			Specific Property Type:	Various
Cut-off Date Principal Balance:	$35,200,000			Location:	Newark, DE
% of Initial Pool Balance:	4.2%			Size:	245 Rooms
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Room:	$143,673
Borrower Names:	BPG Hotel Partners IV LLC; BPG Hotel Partners X LLC			Year Built/Renovated:	Various – See Table
Sponsor:	The Buccini/Pollin Group			Title Vesting:	Fee
Mortgage Rate:	4.696%			Property Manager:	Self-managed
Note Date:	March 3, 2015			3rd Most Recent Occupancy (As of):	78.6% (12/31/2011)
Anticipated Repayment Date:	March 6, 2022			2nd Most Recent Occupancy (As of):	77.8% (12/31/2012)
Maturity Date:	March 6, 2025			Most Recent Occupancy (As of):	83.0% (12/31/2013)
IO Period:	18 months			Current Occupancy (As of):	83.0% (11/30/2014)
Loan Term (Original):	84 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing ARD			3rd Most Recent NOI (As of)(3):	$3,678,825 (12/31/2012)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of)(3):	$4,180,389 (12/31/2013)
Call Protection:	L(24),D(56),O(4)			Most Recent NOI (As of):	$4,080,070 (TTM 11/30/2014)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt(1):	Yes
Additional Debt Type(1):	Mezzanine
				U/W Revenues:	$12,119,797
				U/W Expenses:	$8,041,735
				U/W NOI:	$4,078,062
				U/W NCF:	$3,593,270
				U/W NOI DSCR:	1.86x
Escrows and Reserves(2):				U/W NCF DSCR:	1.64x
				U/W NOI Debt Yield:	11.6%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	10.2%
Taxes	$214,385	$30,626	NAP	As-Is Appraised Value(4):	$49,000,000
Insurance	$16,200	$8,100	NAP	As-Is Appraisal Valuation Date(5):	Various
FF&E Reserve	$2,338,946	Springing	NAP	Cut-off Date LTV Ratio(4):	71.8%
Deferred Maintenance	$23,841	$0	NAP	LTV Ratio at Maturity or ARD(4):	65.3%

(1)
See “Subordinate and Mezzanine Indebtedness” section. The equity interest in the University of Delaware Hotel Portfolio Mortgage Loan borrower has been pledged to secure mezzanine indebtedness with a principal balance of $7,300,000. The LTV, DSCR, Debt Yield and Cut-off Date Principal Balance Per Room numbers shown in the chart above are based solely on the University of Delaware Hotel Portfolio Mortgage Loan. As of the Cut-off Date, the combined U/W NCF DSCR, combined Cut-off Date LTV Ratio and combined U/W NCF Debt Yield are 1.22x, 86.7% and 8.5%, respectively

(2)	See “Escrows” section.
(3)	See “Cash Flow Analysis” section.
(4)
The appraiser concluded to a “As-Complete” appraised value of $53,000,000, which assumes that the planned renovations at the University of Delaware Hotel Portfolio Properties are completed by September 1, 2015. The Cut-Off Date LTV Ratio based on the “As-Complete” values is 66.4%. The LTV Ratio at Maturity or ARD based on the “As-Complete” values is 60.3%. The combined Cut-off Date LTV Ratio based on the “As-Complete” value inclusive of the mezzanine indebtedness is 80.2%.

(5)	See “Appraisal” section.

The Mortgage Loan. The mortgage loan (the “University of Delaware Hotel Portfolio Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a 154-room full-service hotel and an adjacent 91-room extended stay hotel located in Newark, Delaware (the “University of Delaware Hotel Portfolio Properties”). The University of Delaware Hotel Portfolio Mortgage Loan was originated on March 3, 2015 by Silverpeak Real Estate Finance LLC. The University of Delaware Hotel Portfolio Mortgage Loan had an original principal balance of $35,200,000, has an outstanding principal balance as of the Cut-off Date of $35,200,000 and accrues interest at an interest rate of 4.696% per annum. The University of Delaware Hotel Portfolio Mortgage Loan had an initial term of 84 months, has a remaining term of 84 months as of the Cut-off Date and requires interest-only payments for the first 18 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule through the Anticipated Repayment Date (“ARD”). The ARD is March 6, 2022, and the final maturity date is March 6, 2025. In the event the University of Delaware Hotel Portfolio Mortgage Loan is not paid in full on or before the ARD, the borrower will be required to make payments of principal and interest based on an interest rate equal to the greater of (i) 7.696%, and (ii) the sum of (a) the interpolated three-year treasury rate as of the ARD and (b) 3.000%. The ARD automatically triggers a

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UNIVERSITY OF DELAWARE HOTEL PORTFOLIO

Cash Management Period (see “Lockbox and Cash Management” section) whereby all excess cash flow will be used to pay down the principal balance of the University of Delaware Hotel Portfolio Mortgage Loan.

Following the lockout period, the borrowers have the right to defease the University of Delaware Hotel Portfolio Mortgage Loan in whole, or in part (see “Partial Release” section), on any date before December 6, 2021.  In addition, the University of Delaware Hotel Portfolio Mortgage Loan is prepayable without penalty on or after December 6, 2021.

Sources and Uses(1)

Sources			Uses
Original loan amount	$35,200,000	65.5%	Recapitalization price	$47,500,000	88.3%
Mezzanine loan	7,300,000	13.6	Sub-debt payoff	2,000,000	3.7
Sponsors’ new cash contribution	11,265,100	21.0	Reserves	2,593,372	4.8
			Closing costs	1,671,728	3.1
Total Sources	$53,765,100	100.0%	Total Uses	$53,765,100	100.0%

(1)	The University of Delaware Hotel Portfolio Properties were previously securitized in the GSMS 2005-GG4 transaction.

The Properties.  The University of Delaware Hotel Portfolio Properties comprise two adjacent hotel properties located in the Wilmington South area of Newark, Delaware, directly across the street from the University of Delaware campus: the Embassy Suites Newark-Wilmington South hotel (the “Embassy Suites Property”) and the Homewood Suites Wilmington South hotel (the “Homewood Suites Property”).

The Embassy Suites Property is a 154-room, six-story, full-service hotel that was built in 1999. Situated on a 5.7-acre parcel, the Embassy Suites Property features 84 king guestrooms and 70 double/double guestrooms. Guestrooms at the Embassy Suites Property feature a sofa, chair, table, and small kitchenette. Amenities at the Embassy Suites Property include 6,875 square feet of meeting and event space, a full-service restaurant (TGI Friday’s, which is not part of the collateral for the University of Delaware Hotel Portfolio Mortgage Loan), fitness center, business center, indoor pool, and a “grab-and-go” snack bar. The lobby area and meeting space at the Embassy Suites Property underwent renovations in 2013 and 2014, and the guestrooms are expected to undergo complete renovations in 2015 at a cost of approximately $2,300,000, which was reserved at closing. The franchise agreement with Hilton expires in May 2022.

The Homewood Suites Property is a 91-room, six-story, extended stay hotel that was built in 2004. Situated on a 2.2-acre parcel, the Homewood Suites Property features 55 one-bedroom suites, 12 two-bedroom suites, and 24 studio suites. Guestrooms at the Homewood Suites Property feature either one king or two queen beds along with living area sleeper sofas and fully-equipped kitchen areas.  Amenities at the Homewood Suites Property include meeting space, lobby breakfast dining area, indoor pool, fitness center, business center, 24-hour convenience store and guest laundry facilities. The Homewood Suites Property is currently undergoing renovations to comply with brand standards and are expected to be completed by the end of 2015. The franchise agreement with  Hilton expires in March 2023.

The following table presents certain information relating to the University of Delaware Hotel Portfolio Properties:

Property Name – Location	Property Sub-Type	Allocated Cut-off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Rooms	Cut-off Date Balance Per Room	Year Built/ Renovated	Appraised Value	Allocated LTV
Embassy Suites – Newark, DE	Full Service	$21,190,000	60.2%	154	$137,597	1999/2014	$29,500,000	71.8%

Homewood Suites – Newark, DE	Extended Stay	$14,010,000	39.8%	91	$153,956	2004/NAP	$19,500,000	71.8%
Total/Weighted Average		$35,200,000	100.0%	245	$143,673		$49,000,000	71.8%

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UNIVERSITY OF DELAWARE HOTEL PORTFOLIO

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the University of Delaware Hotel Portfolio Properties:

Cash Flow Analysis

	2012	2013	TTM 11/30/2014	U/W	% of U/W Total Revenue	U/W $ per Room
Occupancy	77.8%	83.0%	83.0%	83.0%
ADR	$134.51	$139.47	$142.33	$142.33
RevPAR	$104.70	$115.81	$118.20	$118.20

Total Revenue	$10,822,378	$11,959,289	$12,119,796	$12,119,797	139.2%	$49,469
Total Department Expenses	3,073,953	3,332,515	3,410,140	3,410,140	39.2	13,919
Gross Operating Income	$7,748,425	$8,626,774	$8,709,656	$8,709,657	100.0%	$35,550

Total Undistributed Expenses	3,672,508	4,030,522	4,193,802	4,166,853	47.8	17,008
Profit Before Fixed Charges	$4,075,917	$4,596,252	$4,515,854	$4,542,803	52.2%	$18,542

Total Fixed Charges	397,092	415,863	435,784	464,742	5.3	1,897

Net Operating Income	$3,678,825	$4,180,389(1)	$4,080,070	$4,078,062	46.8%	$16,645
FF&E	0	0	0	484,792	5.6	1,979
Net Cash Flow	$3,678,825	$4,180,389	$4,080,070	$3,593,270	41.3%	$14,666

NOI DSCR	1.68x	1.91x	1.86x	1.86x
NCF DSCR	1.68x	1.91x	1.86x	1.64x
NOI DY	10.5%	11.9%	11.6%	11.6%
NCF DY	10.5%	11.9%	11.6%	10.2%

(1)	The Net Operating Income increase from 2012 to 2013 was due to increases in occupancy and RevPAR.

Appraisal.  As of the appraisal valuation dates of December 11, 2014 and December 12, 2014, the University of Delaware Hotel Portfolio Properties had an aggregate “as-is” appraised value of $49,000,000. The appraiser also concluded to a combined “As-Complete” appraised value of $53,000,000, which assumes that the planned renovations at the University of Delaware Hotel Portfolio Properties are completed by September 1, 2015.

Environmental Matters. According to the Phase I environmental site assessment dated December 23, 2014, there was no evidence of any recognized environmental conditions at the University of Delaware Hotel Portfolio Properties.

Market Overview and Competition. The University of Delaware Hotel Portfolio Properties are located in Newark, Delaware, directly across the street from the University of Delaware campus, a public university with over 21,000 undergraduate and graduate students. The University of Delaware Hotel Portfolio Properties’ location in New Castle County and proximity to Wilmington allow the University of Delaware Hotel Portfolio Properties to capture both weekday and weekend business. In addition to the University of Delaware’s student body, Division I NCAA athletic programs, and health, sciences and engineering institutes, New Castle County boasts multiple corporations taking advantage of Delaware’s business and legal environments. Businesses with a major presence in Wilmington include Bank of America, JP Morgan, and Wilmington Trust Company.

Room demand for the Wilmington hotel market is driven by the University of Delaware, as well as healthcare, pharmaceutical, technology, and manufacturing industries. Corporate demand is generated through the presence of major institutions and corporations. Leisure demand is generated by tourism, sporting events, the Christiana Mall, and the surrounding retail centers and entertainment venues. Demand segmentation at the Embassy Suites Property is 60% commercial, 15% group, and 25% leisure, while the overall market is 59% commercial, 16% group, and 25% leisure. Demand segmentation at the Homewood Suites Property is 50% commercial, 10% group, and 40% leisure, while the overall market is 59% commercial, 16% group, and 25% leisure. Commercial customers comprise approximately 59% of the total demand at the University of Delaware Hotel Portfolio Properties and consist mainly of individual business people passing through the market or visiting businesses, in addition to high-volume corporate accounts generated by local firms. The commercial segment also includes brand loyalty (frequent-traveler programs) customers.

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UNIVERSITY OF DELAWARE HOTEL PORTFOLIO

The following table presents certain information relating to the competitive sets for the University of Delaware Hotel Portfolio Properties:

Subject and Market Historical Occupancy, ADR and RevPAR
Embassy Suites Newark Wilmington South(1)

	Competitive Set			Embassy Suites			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
11/30/2014 TTM	71.5%	$136.23	$97.43	78.4%	$144.82	$113.57	109.7%	106.3%	116.6%
11/30/2013 TTM	71.7%	$130.46	$93.59	77.1%	$142.79	$110.10	107.5%	109.5%	117.6%
11/30/2012 TTM	68.6%	$127.87	$87.75	74.9%	$136.79	$102.46	109.2%	107.0%	116.8%

(1)
Information obtained from a third party hospitality report dated December 18, 2014.  The competitive set includes the following hotels: Doubletree Downtown Wilmington Legal District, Hilton Wilmington Christiana, Sheraton Hotel Suites Wilmington Downtown, Courtyard Newark University of Delaware, and Holiday Inn Express & Suites Wilmington Newark.

Subject and Market Historical Occupancy, ADR and RevPAR
Homewood Suites Wilmington South(1)

	Competitive Set			Homewood Suites			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
11/30/2014 TTM	76.2%	$108.33	$82.55	89.3%	$140.06	$125.01	117.1%	129.3%	151.4%
11/30/2013 TTM	72.5%	$104.68	$75.92	88.8%	$137.46	$122.00	122.4%	131.3%	160.7%
11/30/2012 TTM	70.4%	$101.33	$71.31	80.0%	$131.90	$105.48	113.6%	130.2%	147.9%

(1)
Information obtained from a third party hospitality report dated December 18, 2014.  The competitive set includes the following hotels: Residence Inn Wilmington Newark Christiana, Extended Stay America Newark Christiana Wilmington, TownePlace Suites Wilmington Newark Christiana, Hampton Inn Elkton, Courtyard Newark University of Delaware, La Quinta Inn & Suites Newark Elkton and Staybridge Suites Wilmington Newark.

The Borrowers. The borrowers are BPG Hotel Partners IV LLC and BPG Hotel Partners X LLC, each of which is a Delaware limited liability company and single purpose entity with two independent directors.  BPG Hotel Partners IV LLC owns the Embassy Suites Property, and BPG Hotel Partners X LLC owns the Homewood Suites Property.  Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the University of Delaware Hotel Portfolio Mortgage Loan.  David B. Pollin, Christopher F. Buccini, and Robert E. Buccini are the guarantors of certain recourse carveouts under the University of Delaware Hotel Portfolio Mortgage Loan.

The Sponsor. The sponsor is The Buccini/Pollin Group, Inc. (the “Buccini/Pollin Group”), a privately held, integrated real estate acquisition, development and management company with offices in Washington, DC; Wilmington, DE; Philadelphia, PA and Baltimore MD. The Buccini/Pollin Group has developed and acquired hotel, office, residential, retail, and parking properties in the Mid-Atlantic and Northeastern regions of the United States. On behalf of its principals, investors and financial partners, the Buccini/Pollin Group has acquired or developed real estate assets having a value in excess of $4.0 billion, including 26 hotels, approximately six million square feet of office and retail space, 10 major residential communities, and multiple entertainment venues, including PPL Park (home of the Philadelphia Union Major League Soccer team).

Escrows. The loan documents provide for upfront escrows in the amount of $214,385 for real estate taxes, $16,200 for insurance premiums, $2,338,946 for renovation/FF&E Reserves and $23,841 for deferred maintenance. The loan documents provide for ongoing monthly escrows in the amount of $30,626 for real estate taxes, $8,100 for insurance, as well as FF&E reserves in an amount equal to the greater of (i) one-twelfth of 4.0% of the total annual gross revenues and (ii) the amount required to be reserved for capital expenses and FF&E expenses under the franchise agreements; however, the required monthly FF&E reserve will not be required until such time that the amount in the FF&E Reserves is less than $1,000,000.

Lockbox and Cash Management. The University of Delaware Hotel Portfolio Mortgage Loan requires a lender controlled lockbox account, which is already in place, and that the borrower cause all credit card receipts to be deposited directly into such lockbox account. The loan documents also require that all revenues received by the borrower or property manager be deposited into the lockbox account within one business day of receipt.  Prior to the occurrence of a Cash Management Period (as defined below), all funds on deposit in the lockbox account will be swept into the borrower’s operating account on a daily basis.  During a Cash Management Period, all funds on deposit in the lockbox account are swept to a lender-controlled cash management account on a daily basis.

A “Cash Management Period” will commence upon the earlier of (i) the ARD; (ii) the occurrence and continuance of an event of default; (iii) following March 3, 2016, the amortizing debt service coverage ratio falling below 1.10x at the end of any calendar quarter; (iv) the commencement of a Franchise Sweep Period (as defined below); or (v) the failure of the Borrowers to complete the property improvement plan (“PIP”) work by the deadline for that component of the PIP established in the loan documents. A Cash Management Period will expire, with respect to clause (i) above, upon the repayment of the University of Delaware Hotel Portfolio Mortgage Loan; with respect to clause (ii) above, upon the cure of such event of default; with respect to clause (iii) above; upon the date the amortizing debt service coverage ratio is equal to or greater than 1.15x for one calendar quarter; with respect to clause (iv) above, upon the date that the franchise agreement has been renewed or replaced and all PIP work associated with such renewal/replacement has been completed and paid in full (or the borrower has deposited with lender the funds necessary to complete such PIP work); and with respect to clause (v) above, upon the completion of all PIP work in a lien-free manner and in compliance with all legal requirements.

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UNIVERSITY OF DELAWARE HOTEL PORTFOLIO

A “Franchise Sweep Period” will commence upon the earlier of (i) June 6, 2021 and (ii) the first payment date following the occurrence of any franchise agreement being surrendered, cancelled or terminated (voluntarily or involuntarily). A Franchise Sweep Period will expire upon the date that the subject franchise agreement has been irrevocably renewed, reinstated or replaced on terms reasonably satisfactory to lender or, in lender’s judgment, sufficient funds have been accumulated in a reserve held by lender for such purpose to pay for all anticipated PIP work required to be performed under such renewed or reinstated franchise agreement.

Property Management. The University of Delaware Hotel Portfolio Properties are managed by an affiliate of the borrower.

Assumption. The borrowers have the right to transfer  their interests in all, but not less than all, of the University of Delaware Hotel Portfolio Properties provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender reasonably determines that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; and (iii) the lender has received confirmation from DBRS, Moody’s and Morningstar that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-LC20 Certificates.

Partial Release. Following the lockout period, and prior to July 6, 2020, either borrower may obtain the release of any individual property from the lien on the University of Delaware Hotel Portfolio Mortgage Loan upon a third-party sale of such property provided that certain requirements set forth in the loan agreement are satisfied, including: (i) the borrowers shall provide the lender with a reciprocal easement agreement if there are any shared services or amenities between the two properties; (ii) the borrowers shall defease an amount of principal equal to 115% of the allocated amount for such property being sold; (iii) there shall be no event of default continuing before and immediately after such release; (iv) after giving effect to such release, the amortizing debt service coverage ratio for the remaining property shall be no less than the greater of (x) the amortizing debt service coverage ratio immediately preceding such release and (y) 1.65x; (v) after giving effect to such release, the debt yield for the remaining property shall be no less than the greater of (a) the debt yield immediately preceding such release and (b) 10.2%; and (vi) after giving effect to such release, the loan to value ratio shall not be greater than 85.0% when taking into account the University of Delaware Hotel Portfolio Mezzanine Loan (see “Subordinate and Mezzanine Indebtedness” section).

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. SMHF Cayman Hotel, LLC (the “University of Delaware Hotel Portfolio Mezzanine Lender”) holds a $7,300,000 mezzanine loan (the “University of Delaware Hotel Portfolio Mezzanine Loan”) issued to BPG Hotel Mezzanine IV LLC and BPG Hotel Mezzanine X LLC, the limited liability companies that indirectly own 100.0% of the borrowers under the University of Delaware Hotel Portfolio Mortgage Loan.  The University of Delaware Hotel Portfolio Mezzanine Loan accrues interest at an interest rate of 10.250% per annum and requires interest-only payments for the seven-year term term of the University of Delaware Portfolio Mezzanine Loan.  The rights of the University of Delaware Hotel Portfolio Mezzanine Lender are further described under “Description of the Mortgage Pool—Subordinate and/or Other Financing—Existing (Secured Financing and Mezzanine and Similar Financing)” in the Free Writing Prospectus.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the properties, provided, however, that if the Terrorism Risk Insurance Act or a similar government backstop is no longer in effect, the borrowers shall not be required to spend more than 200% of the aggregate cost of the insurance premiums for all other policies of insurance maintained pursuant to the terms of the loan documents. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

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200 KANSAS STREET

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200 KANSAS STREET

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200 KANSAS STREET

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No. 5 – 200 Kansas Street

Loan Information				Property Information
Mortgage Loan Seller:	Ladder Capital Finance LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Moody’s/Morningstar):	NR/NR/NR			Property Type:	Mixed Use
Original Principal Balance:	$33,000,000			Specific Property Type:	Office/Retail
Cut-off Date Principal Balance:	$33,000,000			Location:	San Francisco, CA
% of Initial Pool Balance:	4.0%			Size:	90,057 SF
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per SF:	$366.43
Borrower Names(1):	RWP 200 Kansas, LLC; AREA 200 Kansas, LLC			Year Built/Renovated:	1930/2014
Sponsors:	John Porges; Dean Benjamin			Title Vesting:	Fee
Mortgage Rate:	4.350%			Property Manager:	Colliers Parrish Asset Management, Inc.
Note Date:	February 12, 2015			3rd Most Recent Occupancy(3):	NAV
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy(3):	NAV
Maturity Date:	March 6, 2025			Most Recent Occupancy(3):	NAV
IO Period:	36 months			Current Occupancy (As of):	84.2% (1/1/2015)
Loan Term (Original):	120 months
Seasoning:	0 months
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360
Call Protection:	L(24),D(92),O(4)			Underwriting and Financial Information:
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	None			3rd Most Recent NOI(3):	NAV
Additional Debt Type:	NAP			2nd Most Recent NOI(3):	NAV
				Most Recent NOI (As of):	$1,069,072 (12/31/2014)

				U/W Revenues:	$3,476,824
Escrows and Reserves(2):				U/W Expenses:	$964,830
				U/W NOI(4):	$2,511,994
Type:	Initial	Monthly	Cap (If Any)	U/W NCF(4):	$2,390,491
Taxes	$129,947	$43,316	NAP	U/W NOI DSCR:	1.27x
Insurance	$15,990	$3,198	NAP	U/W NCF DSCR:	1.21x
Replacement Reserves	$375,000	$1,501	NAP	U/W NOI Debt Yield:	7.6%
TI/LC Reserve	$450,000	$8,624	NAP	U/W NCF Debt Yield:	7.2%
Earnout Reserve	$450,000	$0	NAP	As-Is Appraised Value(5):	$43,400,000
Deferred Maintenance	$100,000	$0	NAP	As-Is Appraisal Valuation Date:	January 7, 2015
Free Rent Reserve	$61,919	$0	NAP	Cut-off Date LTV Ratio(5):	76.0%
Outstanding TI Reserve	$454,835	$0	NAP	LTV Ratio at Maturity or ARD:	66.3%

(1)	The borrower is comprised of two tenants-in-common (“TIC”). See “The Borrowers” section.
(2)	See “Escrows” section.
(3)	Historical financial and occupancy data are not available as the 200 Kansas Street Property was acquired on February 12, 2015.
(4)	See “Cash Flow Analysis” section.
(5)	The appraiser also provided an “As-stabilized” appraisal value as of January 1, 2016, of $45,300,000, which would result in a Cut-off Date LTV Ratio of 72.8%

The Mortgage Loan. The mortgage loan (the “200 Kansas Street Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a two-story mixed use building located in San Francisco, California (the “200 Kansas Street Property”). The 200 Kansas Street Mortgage Loan was originated on February 12, 2015 by Ladder Capital Finance LLC. The 200 Kansas Street Mortgage Loan had an original principal balance of $33,000,000, has an outstanding principal balance as of the Cut-off Date of $33,000,000 and accrues interest at an interest rate of 4.350% per annum. The 200 Kansas Street Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires payments of interest only for the first 36 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The 200 Kansas Street Mortgage Loan matures on March 6, 2025.

Following the lockout period, the borrower has the right to defease the 200 Kansas Street Mortgage Loan in whole, but not in part, on any date before December 6, 2024. In addition, the 200 Kansas Street Mortgage Loan is prepayable without penalty on or after December 6, 2024.

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200 KANSAS STREET

Sources and Uses

Sources			Uses
Original loan amount	$33,000,000	74.7%	Purchase price	$42,000,000	95.1%
Sponsor’s new cash contribution	11,178,203	25.3	Reserves	2,037,692	4.6
			Closing costs	140,511	0.3
Total Sources	$44,178,203	100.0%	Total Uses	$44,178,203	100.0%

The Property. The 200 Kansas Street Property is a two-story, class A mixed use building situated on approximately 1.6 acres in San Francisco, California. Built in 1930 and renovated in 2014 the 200 Kansas Street Property contains 90,057 rentable square feet and is located in the Showplace Square/Potrero Hill submarket. The 200 Kansas Street Property is located in San Francisco’s Design District, situated along the 16th Street Corridor, a major east-west thoroughfare, offering tenants walkable access to the major transit providers CalTrain and BART. 200 Kansas Street Property features include 15-foot exposed ceilings, extensive windowing, a two-story glass-enclosed stairwell, high-end modern tenant finishes, a new building lobby area, and updated building systems. Between 2012 and 2014, approximately $3.0 million of renovations were completed including new skylights, a renovated lobby, sidewalk repairs, electrical service upgrades and tenant-specific improvements according to the seller of the 200 Kansas Street Property. The 200 Kansas Street Property contains 38 surface parking spaces, resulting in a parking ratio of 0.4 spaces per 1,000 square feet of rentable area. As of January 1, 2015, the 200 Kansas Street Property was 84.2% occupied by five tenants comprising retail and office uses.

The following table presents certain information relating to the tenancy at the 200 Kansas Street Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s /S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Dot & Bo	NR/NR/NR	21,066	23.4%	$46.00	$969,036	32.2%	11/30/2019
Design Within Reach	NR/NR/NR	23,498	26.1%	$32.00	$751,936	25.0%	11/30/2023
Element Sciences	NR/NR/NR	9,887	11.0%	$52.53	$519,364	17.3%	2/29/2020(2)
Bright Horizons	NR/NR/NR	10,163	11.3%	$39.12	$397,577	13.2%	5/31/2029(3)
Modani	NR/NR/NR	11,258	12.5%	$33.00	$371,514	12.3%	5/31/2025
Total Major Tenants		75,872	84.2%	$39.66	$3,009,427	100.0%

Occupied Collateral Total		75,872	84.2%	$39.66	$3,009,427	100.00%

Vacant Space		14,185	15.8%

Collateral Total		90,057	100.0%

(1)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through January 1, 2016 totaling $94,165.
(2)	Element Sciences has the option to terminate its lease effective September 30, 2018 with six months’ notice and payment of a termination fee equal to $275,497.
(3)
Bright Horizons has the option to terminate its lease effective July 1, 2024 with 12 months’ notice and a payment of a termination fee equal to six months of base rent and unamortized tenant improvements and leasing commissions.

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200 KANSAS STREET

The following table presents certain information relating to the lease rollover schedule at the 200 Kansas Street Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	0	0	0.0%	0	0.0%	$0	$0.00
2018	0	0	0.0%	0	0.0%	$0	$0.00
2019	1	21,066	23.4%	21,066	23.4%	$969,036	$46.00
2020	1	9,887	11.0%	30,953	34.4%	$519,364	$52.53
2021	0	0	0.0%	30,953	34.4%	$0	$0.00
2022	0	0	0.0%	30,953	34.4%	$0	$0.00
2023	1	23,498	26.1%	54,451	60.5%	$751,936	$32.00
2024	0	0	0.0%	54,451	60.5%	$0	$0.00
2025	1	11,258	12.5%	65,709	73.0%	$371,514	$33.00
Thereafter	1	10,163	11.3%	75,872	84.2%	$397,577	$39.12
Vacant	0	14,185	15.8%	90,057	100.0%	$0	$0.00
Total/Weighted Average	5	90,057	100.0%			$3,009,427	$39.66

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the 200 Kansas Street Property:

Historical Occupancy

12/31/2011(1)	12/31/2012(1)	12/31/2013(1)	1/1/2015(2)
NAV	NAV	NAV	84.2%

(1)	Historical occupancy data is not available as the 200 Kansas Street Property was acquired on February 12, 2015, and the information was not provided by the seller.
(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the 200 Kansas Street Property:

Cash Flow Analysis(1)

	2014	U/W(2)(3)	% of U/W Effective Gross Income	U/W $ per SF	(2)
Base Rent	1,451,272	$3,009,427	86.6%	$33.42
Grossed Up Vacant Space	0	709,817	20.4	7.88
Total Reimbursables	37,466	416,397	12.0	4.62
Other Income	19,203	51,000	1.5	0.57
Less Vacancy & Credit Loss	0	(709,817)(4)	(20.4)	(7.88)
Effective Gross Income	$1,507,941	$3,476,824	100%	$38.61

Total Operating Expenses	$438,869	$964,830	27.8%	$10.71

Net Operating Income	$1,069,072	$2,511,994	72.2%	$27.89

TI/LC	103,492	103,492	3.0	1.15
Capital Expenditures	18,011	18,011	0.5	0.20
Net Cash Flow	$947,569	$2,390,491	68.8%	$26.54

NOI DSCR	0.54x	1.27x
NCF DSCR	0.48x	1.21x
NOI DY	3.2%	7.6%
NCF DY	2.9%	7.2%

(1)	Historical financial data prior to 2014 is not available as the 200 Kansas Street Property was acquired on February 12, 2015, and the information was not provided by the seller.
(2)	U/W Base Rent and U/W Base Rent per SF include contractual rent steps through January 2016 totaling $94,165.
(3)	The increase in U/W Net Operating Income over 2014 Net Operating Income is due to 52,374 square feet of new leases that were signed in 2014 and 2015.
(4)	The underwritten economic vacancy is 17.0%. The 200 Kansas Street Property was 84.2% physically occupied as of January 1, 2015.

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200 KANSAS STREET

Appraisal. As of the appraisal valuation date of January 7, 2015, the 200 Kansas Street Property had an “as-is” appraised value of $43,400,000 and an “as-stabilized” appraised value of $45,300,000 as of January 1, 2016 which would result in a Cut-off Date LTV ratio of 72.8%.

Environmental Matters. According to the Phase I environmental report dated January 26, 2015, there was no evidence of any recognized environmental conditions at the 200 Kansas Street Property.

Market Overview and Competition. The 200 Kansas Street Property is located in the Showplace Square/Potrero Hill submarket, which borders the central business district of San Francisco, California. Primary access to the 200 Kansas Street Property is via Interstate 280 at the 6th Street exit. Access to and from Interstate 80 and the Bay Bridge is available via on- and off-ramps at 7th and 8th Streets. Public transportation in the form of city buses is available along 7th and Townsend Streets. Commuter train service is available at the CalTrain Depot, located at the corner of 4th and Townsend Streets. San Francisco’s Light Rail system also runs along King and 3rd Streets.

According to the appraisal, as of the fourth quarter of 2014, the Showplace Square/Potrero Hill office submarket reported a total inventory of approximately 3.1 million square feet with a 5.7% vacancy rate and average asking rents of $50.61 per square foot on a gross basis. The average asking rent in the fourth quarter of 2014 was $63.05 per square foot for the San Francisco central business district office market, $52.50 per square foot for non-central business district office submarkets and a weighted average of $60.87 per square foot across all submarkets. The average vacancy in the fourth quarter of 2014 was 8.2% for central business district office markets, 5.7% for non- central business district office submarkets and 7.4% across all submarkets.

The following table presents certain information relating to comparable office properties for the 200 Kansas Street Property:

Competitive Set(1)

	200 Kansas Street (Subject)	888 Brannan Street	The Hamm’s Building	808 Brannan Street	298 Alabama Street	The Pioneer Building
Location	San Francisco, CA	San Francisco, CA	San Francisco, CA	San Francisco, CA	San Francisco, CA	San Francisco, CA
Distance from Subject	--	0.4 miles	0.4 miles	0.4 miles	0.5 miles	0.6 miles
Property Type	Mixed Use	Office	Office	Office	Office	Office
Year Built/Renovated	1930/2014	1920/NAV	1915/NAV	1930/2013	1923/2014	1902/2013
Stories	2	6	12	3	2	3
Total GLA	90,057 SF(2)	444,000 SF	184,706 SF	61,000 SF	34,545 SF	37,104 SF
Total Occupancy	84%(2)	98%	95%	100%	NAV	100%

 (1)     Information obtained from the appraisal.
 (2)     Information obtained from the underwritten rent roll.

The Borrowers. The borrowers are RWP 200 Kansas, LLC and AREA 200 Kansas, LLC, as tenants in common. Each tenant-in-common is a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 200 Kansas Street Mortgage Loan. John Porges and Dean Benjamin are the guarantors of certain nonrecourse carveouts under the 200 Kansas Street Mortgage Loan.

The Sponsors. The loan sponsors are John Porges and Dean Benjamin cofounders of Ascent Real Estate Advisors LLC (“Ascent”). Ascent is an investment, development and consulting firm focusing on special real estate related investment. Mr. Porges has 14 years of experience in the real estate industry and Mr. Benjamin has 15 years of experience in the real estate finance industry. Prior to joining Ascent, Mr. Benjamin completed a six-year tenure at Credit Suisse where he assisted in the creation of a high yield investment vehicle focusing on the acquisition of subordinate CMBS and was a member of a team that asset-managed and liquidated in excess of $7 billion of real estate debt and equity investments.

Since 2012, Ascent has acquired over 400,000 square feet of office properties in the Sunnyvale / Palo Alto region of California. Currently, Ascent owns or manages 10 commercial real estate properties totaling over 800,000 square feet located in New York, Texas, and California. Aside from joint venture operating partners, Ascent operates its properties through local brokers and has an in-house asset management team that oversees operations at the various properties.

Escrows. The loan documents provide for an upfront reserve in the amount of $129,947 for real estate taxes, $15,990 for insurance, $375,000 for replacement reserves, $450,000 for tenant improvements and leasing commissions (“TI/LC”), $100,000 for deferred maintenance; $454,835 for outstanding tenant improvement obligations for Element Science ($314,110) and Modani ($140,725) and $61,919 for free rent for Modani. The loan documents also provide for ongoing monthly escrows in the amount of $43,316 for real estate taxes, $3,198 for insurance, $1,501 for replacement reserves and $8,624 for TI/LCs.

In addition, the 200 Kansas Street Mortgage Loan is structured with an earnout reserve totaling $450,000. Upon the borrowers executing new leases that yield an amortizing debt service coverage ratio of at least 1.25x, or the annualized underwritten net cash flow exceeding $2,464,168, and if funds then held in the TI/LC reserve are insufficient to cover related TI/LC costs, funds held in the earnout reserve may be utilized for the excess of such costs. To the extent funds remain in the earnout reserve thereafter, such funds will be deposited into the TI/LC reserve and will be available for disbursement pursuant to the terms of the loan documents.

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200 KANSAS STREET

Notwithstanding the foregoing, if within 24 months after the origination of the 200 Kansas Street Mortgage Loan, funds remain in the earnout reserve, then the lender will have the right to maintain such funds as collateral for the remaining term of the 200 Kansas Street Mortgage Loan.

Lockbox and Cash Management. The 200 Kansas Street Mortgage Loan requires a lender-controlled lockbox account which is already in place, and that the borrowers direct tenants to pay their rents directly to such lockbox account. The loan documents also require that all rents received by the borrowers or the property manager be deposited into the lockbox account within two business days of receipt. Prior to the occurrence of a Cash Management Period (as defined below), all funds on deposit in the lockbox account will be released to the borrowers’ account on a daily basis. During a Cash Management Period, funds on deposit in the lockbox account will be swept on a daily basis into a lender-controlled cash management account.

A “Cash Management Period” will commence upon the occurrence of any of the following: (i) an event of default occurs under the loan documents or the property management agreement, (ii) the underwritten net cash flow for the 200 Kansas Street Property falls below $2,100,000 during years one through three and $2,400,000 thereafter, in each case, on an actual succeeding 12 month basis for two consecutive quarters (provided, however, that for the calendar year 2015, such calculation shall include prospective revenue from all eligible in-place leases assuming all rent abatement periods have expired, rather than the succeeding 12 month revenue), (iii) nine months prior to any Significant Tenant (as defined below) lease expiration unless such lease has been extended, (iv) a Significant Tenant goes dark or delivers notice of its intent to vacate, go dark or not renew, and/or (v) any Significant Tenant (or applicable parent) suffers a bankruptcy or becomes insolvent.

A Cash Management Period will end, with respect to clause (i) above, upon the cure of such event of default; with respect to clause (ii) above, if the underwritten net cash flow for the 200 Kansas Street Property rises above $2,375,000 for years one through three and $2,570,000 thereafter on an actual succeeding 12 month basis for one calendar quarter; with respect to clause (iii) above, as of the date upon which (a)(1) the applicable Significant Tenant (A) has renewed or extended its lease on market terms and conditions reasonably acceptable to the lender (provided that the projected debt service coverage ratio during the extension/renewal period under such lease, inclusive of the rent payable thereunder, shall be no less than 1.20x as reasonably determined by the lender), (B) is open for business and conducting normal business operations at its demised premises and (C) is paying full, unabated rent under such lease, and (2) the borrowers have delivered to the lender an acceptable tenant estoppel certificate from the applicable Significant Tenant certifying, among other things, the foregoing and reaffirming the lease as being in full force and effect, to the lender’s satisfaction in each case, or (b) a Re-tenanting Event (as defined below) has occurred; with respect to clause (iv) above, on the date upon which (a)(1) the applicable Significant Tenant has (A) reopened for business and is conducting normal business operations at substantially all of its demised premises, (B) paid full, unabated rent under its lease, for one calendar quarter in each case and (C) irrevocably revoked or rescinded any such notice, and (2) the borrowers have delivered to the lender an acceptable tenant estoppel certificate from the applicable Significant Tenant certifying, among other things, the foregoing and reaffirming the lease as being in full force and effect, to the lender’s satisfaction in each case, or (b) a Re-tenanting Event has occurred; and with respect to clause (v) above, on the date upon which (a) the applicable Significant Tenant or such Significant Tenant’s parent company, as the case may be, shall become solvent to the lender’s satisfaction for one calendar quarter or shall no longer be a debtor in any bankruptcy action and shall have affirmed its lease pursuant to a final non-appealable order of a court of competent jurisdiction or (b) a Re-tenanting Event has occurred.

“Significant Tenant” means (i) the tenant known as “Design Within Reach” (or any successor thereto occupying the space occupied as of the date hereof by such tenant), (ii) the tenant known as “Dot & Bo” (or any successor thereto occupying the space occupied as of the date hereof by such tenant), and (iii) any other tenant under a lease that, either individually, or when taken together with any other lease with such tenant or its affiliates (A) covers more than 18,000 square feet at the 200 Kansas Street Property or (B) constitutes more than 20% of the total annual rents.

“Re-tenanting Event” means the lender’s receipt of evidence that the borrowers have entered into a new lease or leases with a replacement tenant or tenants acceptable to the lender for at least seventy-five percent (75.0%) of the demised premises which had previously been occupied by the applicable Significant Tenant in form and substance satisfactory to the lender and otherwise in accordance with the terms of the loan agreement, and (i) that each tenant under any such replacement lease has accepted possession and is in occupancy of, and is open for business (for a retail tenant) and conducting normal business operations at, all of the space demised under the lease and is paying full, unabated rent in accordance with the lease, (ii) that the rents payable under any such replacement lease are no less than the rents under the lease being replaced, (iii) that any such replacement lease otherwise provides for market rate terms and conditions and (iv) that all landlord obligations under any such replacement lease (including, without limitation, tenant improvement and leasing commission obligations) have been duly performed, completed and paid for, such evidence to include, without limitation, a fully-executed lease and an acceptable tenant estoppel certificate from each such tenant.

Property Management. The 200 Kansas Street Property is managed by Colliers Parrish Asset Management, Inc.

Assumption. The borrowers have the right to transfer the 200 Kansas Street Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including: (i) that the proposed transferee meets certain net worth and asset requirements and the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from DBRS, Moody’s and Morningstar that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-LC20 Certificates.

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200 KANSAS STREET

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the 200 Kansas Street Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

Earthquake Insurance. The loan documents do not require earthquake insurance. The seismic report dated January 27, 2015 indicated a probable maximum loss of 10.0%.

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DS SERVICES PORTFOLIO

A-3-50

DS SERVICES PORTFOLIO

DS Services Portfolio
1 DS Services - Phoenix, AZ Phoenix, AZ
2 DS Services - Kentwood, LA Kentwood, LA
3 DS Services - Santa Ana, CA Santa Ana; Garden Grove, CA
4 DS Services - Orlando, FL Orlando, FL
5 DS Services - Salt Lake City, UT Salt Lake City, UT
6 DS Services - Las Vegas, NV Las Vegas, NV
7 DS Services - Elgin, IL Elgin, IL
8 DS Services - Grand Prairie, TX Grand Prairie, TX
CANADA
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A-3-51

No. 6 – DS Services Portfolio

Loan Information				Property Information

Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Portfolio
Credit Assessment (DBRS/Moody’s/Morningstar):	NR/NR/NR			Property Type:	Industrial
Original Principal Balance:	$31,500,000			Specific Property Type:	Various – See Table
Cut-off Date Principal Balance:	$31,500,000			Location:	Various – See Table
% of Initial Pool Balance:	3.8%			Size:	432,993 SF
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per SF:	$72.75
Borrower Name:	AGNL Aqua, L.P.			Year Built/Renovated:	Various – See Table
Sponsors:	AG Net Lease III Corp.; AG Net Lease III (SO) Corp.			Title Vesting:	Fee
Mortgage Rate:	4.010%			Property Manager:	Tenant-managed
Note Date:	March 11, 2015			3rd Most Recent Occupancy(3):	NAV
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy(3):	NAV
Maturity Date:	March 11, 2025			Most Recent Occupancy(3):	NAV
IO Period:	60 months			Current Occupancy (As of):	100.0% (3/1/2015)
Loan Term (Original):	120 months
Seasoning:	0 months
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360			3rd Most Recent NOI(3):	NAV
Call Protection:	L(24),GRTR 1% or YM(92),O(4)			2nd Most Recent NOI(3):	NAV
Lockbox Type:	Hard/Upfront Cash Management			Most Recent NOI(3):	NAV
Additional Debt(1):	Yes
Additional Debt Type(1):	Future Mezzanine			U/W Revenues:	$4,157,918
				U/W Expenses:	$1,192,653
				U/W NOI:	$2,965,266
				U/W NCF:	$2,768,700
				U/W NOI DSCR:	1.64x
Escrows and Reserves(2):				U/W NCF DSCR:	1.53x
				U/W NOI Debt Yield:	9.4%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	8.8%
Taxes	$0	Springing	NAP	As-Is Appraised Value:	$49,100,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date(4):	Various
TI/LC	$0	NAP	NAP	Cut-off Date LTV Ratio:	64.2%
Replacement Reserves	$0	Springing	NAP	LTV Ratio at Maturity or ARD:	58.2%

(1)	See “Subordinate and Mezzanine Indebtedness” section.
(2)	See “Escrows and Reserves” section.
(3)
Historical occupancy and financials are not available, as the sponsor recently acquired the DS Services Portfolio Properties from the tenant in a sale-leaseback transaction, and leases were not previously in-place.

(4)	See “Appraisal” section.

The Mortgage Loan. The mortgage loan (the “DS Services Portfolio Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering eight single tenant industrial properties located in eight states (the “DS Services Portfolio Properties”). The DS Services Portfolio Mortgage Loan was originated on March 11, 2015 by Wells Fargo Bank, National Association. The DS Services Portfolio Mortgage Loan had an original principal balance of $31,500,000, has an outstanding principal balance as of the Cut-off Date of $31,500,000 and accrues interest at an interest rate of 4.010% per annum. The DS Services Portfolio Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires interest-only payments for the first 60 payments following origination, and thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The DS Services Portfolio Mortgage Loan matures on March 11, 2025.

Following the lockout period, the borrower has the right to prepay the DS Services Portfolio Mortgage Loan in whole, or in part (see “Partial Release” section), provided that the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the principal amount being prepaid. In addition, the DS Services Portfolio Mortgage Loan is prepayable without penalty on or after December 11, 2024.

A-3-52

DS SERVICES PORTFOLIO

Sources and Uses

Sources			Uses
Original loan amount	$31,500,000	64.2%	Purchase price	$48,210,000	98.3%
Sponsor’s new cash contribution	17,555,039	35.8	Closing costs	845,039	1.7
Total Sources	$49,055,039	100.0%	Total Uses	$49,055,039	100.0%

The Properties. The DS Services Portfolio Properties comprise eight single tenant industrial properties totaling 432,993 square feet of rentable area and located in eight states. Built between 1955 and 1990, the DS Services Portfolio Properties were acquired by the sponsor in December 2014 in a sale-leaseback transaction with DS Services of America, Inc. (“DS Services”), which signed a 20-year, triple-net master lease with an expiration date of December 31, 2034. The DS Services Portfolio Properties represent eight production facilities for DS Services and have sophisticated buildouts to accommodate filtering, filling and distributing bottled water and other products. As of March 1, 2015, the DS Services Portfolio Properties were 100.0% occupied by DS Services.

DS Services, a leading bottled water, coffee and tea direct-to-consumer service provider, was acquired by Cott Corporation (“Cott”) in December 2014 for $1.25 billion. Cott is one of the world’s largest producers of beverages on behalf of retailers, brand owners and distributors and has an extensive home and office bottled water and office coffee services distribution networks, with the ability to service approximately 90% of households nationwide. With approximately 9,500 employees, Cott operates approximately 60 manufacturing facilities and 180 distribution facilities in the United States, Canada, the United Kingdom and Mexico. DS Services, which now operates as a subsidiary of Cott, offers a portfolio of beverage products, equipment and supplies to approximately 1.5 million customers through a network of 200 sales and distribution facilities and daily operation of over 2,100 routes. DS Services operates in 42 of the 50 largest cities in the United States and holds the largest or second largest market share in 38 of these 42 cities. DS Services operates under an assortment of national brands, including Athena water, Nursery water (bottled water for babies and toddlers), Standard Coffee and Relyant, as well as regional brands, including, Alhambra, Belmont Springs, Crystal Springs, Deep Rock, Hinckley Springs, Kentwood Springs, Mount Olympus, Sierra Springs and Sparkletts. In March 2015, DS Services and Keurig Green Mountain, Inc. announced a multi-year agreement to offer DS Services’ Javarama coffee in K-Cup packs for use in Keurig brewing systems.

The following table presents certain information relating to the DS Services Portfolio Properties:

Property Name – Location	Specific Property Type	Allocated Cut- off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	Appraised Value	Allocated LTV
DS Services – Phoenix, AZ	Flex	$6,350,382	20.2%	100.0%	1973/NAP	66,990	$9,700,000	65.5%
DS Services – Kentwood, LA	Warehouse	$5,720,870	18.2%	100.0%	1985/2013	108,250	$8,800,000	65.0%
DS Services – Santa Ana, CA	Flex	$5,180,612	16.4%	100.0%	1955/NAP	52,600	$8,050,000	64.4%
DS Services – Orlando, FL	Flex	$3,679,610	11.7%	100.0%	1990/NAP	53,558	$5,700,000	64.6%
DS Services – Salt Lake City, UT	Flex	$3,209,270	10.2%	100.0%	1980/1997	47,041	$4,950,000	64.8%
DS Services – Las Vegas, NV	Flex	$3,179,165	10.1%	100.0%	1967/NAP	40,104	$5,150,000	61.7%
DS Services – Elgin, IL	Warehouse	$2,165,835	6.9%	100.0%	1984/NAP	32,200	$3,500,000	61.9%
DS Services – Grand Prairie, TX	Flex	$2,014,255	6.4%	100.0%	1987/NAP	32,250	$3,250,000	62.0%
Total/Weighted Average		$31,500,000	100.0%	100.0%		432,993	$49,100,000	64.2%

A-3-53

DS SERVICES PORTFOLIO

The following table presents certain information relating to the tenancy at the DS Services Portfolio Properties:

Major Tenant(1)

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenant
DS Services	(2)	432,993	100.0%	$7.57	$3,278,228	100.0%	12/31/2034
Occupied Collateral Total		432,993	100.0%	$7.57	$3,278,228	100.0%

Vacant Space		0	0.0%

Collateral Total		432,993	100.0%

(1)
DS Services has a master lease encompassing all of the DS Services Portfolio Properties with allocated rent amounts for each property. The Annual U/W Base Rent PSF shown represents the weighted average in-place allocated rent for all eight properties, which range from $5.50 to $10.25.

(2)	The DS Services lease is guaranteed by both DS Services and Cott, which are rated NR/Ba3/NR and NR/B2/B, respectively, by Fitch/Moody’s/S&P.

The following table presents certain information relating to the lease rollover schedule at the DS Services Portfolio Properties:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	0	0	0.0%	0	0.0%	$0	$0.00
2018	0	0	0.0%	0	0.0%	$0	$0.00
2019	0	0	0.0%	0	0.0%	$0	$0.00
2020	0	0	0.0%	0	0.0%	$0	$0.00
2021	0	0	0.0%	0	0.0%	$0	$0.00
2022	0	0	0.0%	0	0.0%	$0	$0.00
2023	0	0	0.0%	0	0.0%	$0	$0.00
2024	0	0	0.0%	0	0.0%	$0	$0.00
2025	0	0	0.0%	0	0.0%	$0	$0.00
Thereafter	1	432,993	100.0%	432,993	100.0%	$3,278,228	$7.57
Vacant	0	0	0.0%	432,993	100.0%	$0	$0.00
Total/Weighted Average	1	432,993	100.0%			$3,278,228	$7.57

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the DS Services Portfolio Properties:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	3/1/2015(2)
NAV	NAV	NAV	100.0%

(1)	Historical occupancy is not available, as the sponsor recently acquired the DS Services Portfolio Properties from the tenant in a sale-leaseback transaction, and leases were not previously in-place.
(2)	Information obtained from the underwritten rent roll.

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DS SERVICES PORTFOLIO

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the DS Services Portfolio Properties:

Cash Flow Analysis(1)

	U/W(1)	% of Effective Gross Income	U/W $ per SF
Base Rent	$3,278,228	78.8%	$7.57
Grossed Up Vacant Space	0	0.0	0.00
Total Reimbursables	1,109,166	26.7	2.56
Less Vacancy & Credit Loss	(229,476)(2)	(5.5)	(0.53)
Effective Gross Income	$4,157,918	100.0%	$9.60

Total Operating Expenses	$1,192,653	28.7%	$2.75

Net Operating Income	$2,965,266	71.3%	$6.85
TI/LC	131,616	3.2	0.30
Capital Expenditures	64,949	1.6	0.15
Net Cash Flow	$2,768,700	66.6%	$6.39

NOI DSCR	1.64x
NCF DSCR	1.53x
NOI DY	9.4%
NCF DY	8.8%

(1)	Historical financials are not available, as the sponsor recently acquired the DS Services Portfolio Properties from the tenant in a sale-leaseback transaction, and leases were not previously in-place.
(2)	The underwritten economic vacancy is 7.0%. The DS Services Portfolio Properties were 100.0% physically occupied as of March 1, 2015.

Appraisal. As of the appraisal valuation dates ranging from January 11, 2015, to January 15, 2015, the DS Services Portfolio Properties had an “as-is” appraised value of $49,100,000. The appraiser also concluded to an aggregate hypothetical “go dark” value for the DS Services Portfolio Properties of $27,840,000 with valuation dates ranging from January 11, 2015, to January 15, 2015.

Environmental Matters. According to Phase I environmental site assessments dated from November 11, 2014, to November 17, 2014, there was no evidence of any recognized environmental conditions (“RECs”) at six of the DS Services Portfolio Properties.

At the Las Vegas, Nevada, property, the Phase I environmental consultant identified three former on-site underground storage tanks (“USTs”) and recommended that soil and groundwater samples be collected to assess for impacts from the former USTs. A Phase II environmental assessment dated November 21, 2014 recommended no further action.

At the Phoenix, Arizona, property, the Phase I environmental consultant noted that fire department records indicated that (i) a 500-gallon UST containing used oil was removed from the property sometime between 1974 and 1986; and (ii) two USTs containing gasoline were removed from the property in 1985. A Phase II environmental assessment dated November 20, 2014 recommended no further action.

In addition, although the Phase I environmental consultant did not identify any RECs at the Santa Ana, California, property, the lender obtained a $1,000,000 environmental insurance policy with a 10-year term and three-year tail related to potential risks associated with former USTs identified at the property.

The Borrower. The borrower is AGNL Aqua, L.P., a Delaware limited partnership and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the DS Services Portfolio Mortgage Loan. AG Net Lease III Corp. and AG Net Lease III (SO) Corp. are the guarantors of certain nonrecourse carveouts under the DS Services Portfolio Mortgage Loan.

The Sponsors. The sponsors are AG Net Lease III Corp. and AG Net Lease III (SO) Corp., which are each owned and controlled by Angelo, Gordon & Co. (“Angelo Gordon”). Founded in 1988, Angelo Gordon is a privately-held registered investment advisor with approximately $27.0 billion under management as of March 2015. Angelo Gordon engages in all aspects of real estate investment and management, including acquisition, financing, disposition, leasing and construction management. The firm has real estate professionals in New York, Los Angeles, London, Hong Kong, Seoul, Tokyo and Shanghai and since 1993 has acquired properties valued at over $13.0 billion.

Escrows. Ongoing monthly reserves for real estate taxes are not required as long as (i)(a) no Cash Trap Event Period (see “Lockbox and Cash Management” section) has occurred and is continuing; (b) the DS Services lease is in full force and effect; and (c) DS Services is required under its lease to pay all real estate taxes directly; or (ii) the borrower provides lender with timely proof of payment of real estate taxes. Ongoing monthly reserves for insurance premiums are not required as long as (A) no Cash Trap Event Period has occurred and is continuing; (B) the DS Services lease is in full force and effect; and (C) DS Services maintains all of the third-party insurance policies in full force and effect. Ongoing monthly replacement reserves are not required as long as (x) no Cash Trap Event Period has occurred and is continuing; (y) the DS Services lease is in full force and effect; and (z) the borrower provides evidence to lender that DS Services is adequately maintaining the DS Services Portfolio Properties.

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DS SERVICES PORTFOLIO

Letter of Credit. DS Services provided the security deposit required under its lease with two letters of credit from JPMorgan Chase Bank N.A. to the borrower totaling approximately $6.3 million (collectively, the “DS LOC”). The lease authorizes the borrower to draw on the DS LOC following a lease default. The loan documents require the borrower to draw upon the DS LOC unless lender in its reasonable discretion shall have agreed to a plan of action to cure the lease default. If drawn upon, the DS LOC proceeds are rents that must be deposited into lender-controlled accounts (see “Lockbox and Cash Management” section).

Lockbox and Cash Management. The DS Services Portfolio Mortgage Loan requires a lender-controlled lockbox account, which is currently in-place, and requires the borrower to deliver a letter to the tenant directing it to pay its rent directly into such lockbox account. The loan documents also require that all cash revenues and all other monies received by the borrower or manager relating to the DS Services Portfolio Mortgage Loan be deposited into the lockbox account within one business day. Funds are then swept to a cash management account controlled by the lender and prior to the occurrence of a Cash Trap Event Period (as defined below), all excess funds on deposit in the lockbox account are swept into the borrower’s operating account on a daily basis. During a Cash Trap Event Period, all excess funds on deposit in the lockbox account are swept to a lender-controlled cash management account (the “Excess Cash Flow Subaccount”) on a daily basis.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; (ii) the amortizing debt service coverage ratio (“DSCR”) falling below 1.20x for one calendar quarter; (iii) DS Services vacating or going dark at any of the DS Services Portfolio Properties (a “DS Default Trigger Event”) (provided that if DS Services’ vacating or going dark is the result of casualty or condemnation, the Cash Trap Event Period shall continue for up to 270 days under certain conditions, including the commencement and continuation of reconstruction obligations and continued payment of rent as required by the lease); (iv) DS Services entering bankruptcy or insolvency; (v) a lease termination resulting from a DS Services lease default; or (vi) six months after DS Services goes dark in advance of a Non-Economic Facility (as defined below) sale, if the required purchase agreement has not been executed within such six month period. A Cash Trap Event Period will expire with regard to clause (i) above, upon the cure of such event of default; with regard to clause (ii) above, upon the amortizing DSCR being equal to or greater than 1.25x for one calendar quarter; with regard to clause (iii) above, upon either (a) a Replacement Tenant Cure Event (as defined below) or (b) a DS Recommencement/Replacement Cure Event (as defined below); with regard to clause (iv) above, upon a DS Bankruptcy Trigger Cure Event (as defined below); with regard to clause (v) above, upon a Replacement Tenant Cure Event; and with regard to clause (vi) above, upon either (1) a Replacement Tenant Cure Event; (2) a DS Facility Sale Trigger Cure Event (as defined below); or (3) a DS Recommencement/Replacement Cure Event.

A “Non-Economic Facility” is any of the DS Services Portfolio Properties that does not maintain an EBITDAR-to-allocated-rent coverage ratio of at least 0.75x for any consecutive 12-month period during the term of the DS Services lease. The DS Services lease permits the tenant, not more frequently than once in any 24-month period, to replace or exclude a Non-Economic Facility. If the borrower and DS Services cannot agree on a substitute property, DS Services may offer for sale up to two Non-Economic Facilities on behalf of the borrower (and the borrower shall cooperate with such sale) in arms-length transactions and when effected the lease shall terminate as to such properties (and basic rent reduced based on the remaining leased properties) upon DS Services’ payment of (i) the greater of (a) any shortfall between the net sales proceeds and the fair market value of such property as if the lease remained in effect for the balance of the DS Services lease and (b) any shortfall between the net sales proceeds and the borrower’s allocated acquisition cost for such property; and (ii) any applicable prepayment premium due under the DS Services Portfolio Mortgage Loan. Any proposed sale or substitution by DS Services of a Non-Economic Facility is subject to the related requirements of the loan documents (see “Partial Release” and Substitution” sections).

A “Replacement Tenant Cure Event” will occur when the borrower has entered into one or more leases with replacement tenants satisfactory to the lender on certain specified terms, including a net effective rental rate not less than that at DS Services Portfolio Mortgage Loan origination and a remaining term of the same or greater duration, and has satisfied estoppel and all other requirements as outlined in the loan documents.

A “DS Bankruptcy Trigger Cure Event” will occur upon the earlier of (i) the borrower’s delivering evidence that the DS Services lease has been assumed by or assigned to one or more replacement tenants satisfactory to lender, without any modifications to the DS Services lease, together with an estoppel and subordination, non-disturbance and attornment agreement from each replacement tenant; (ii) the date on which DS Services ceases to be a debtor in any action or proceeding under creditors’ rights laws and has not otherwise rejected the DS Services lease; or (iii) in the event the DS Services lease is rejected by DS Services in any action or proceeding under creditors’ rights laws, upon a Replacement Tenant Cure Event.

A “DS Facility Sale Trigger Cure Event” will occur upon the borrower’s delivering a purchase agreement acceptable to the lender for the sale of the associated property.

A “DS Recommencement/Replacement Cure Event” will occur upon the earlier of (i) the borrower’s delivering evidence that DS Services recommenced operations at the related property, along with an estoppel from DS Services; (ii) the borrower’s delivering an amendment to the DS Services lease that reflects the removal of the related property and the replacement of such property with an acceptable replacement property (subject to the provisions set forth in the “Substitution” section), along with an estoppel from DS Services with respect to such replacement property; or (iii) the Excess Cash Flow Subaccount’s balance of funds being equal to two years of underwritten base rent under the DS Services lease for the related property.

Property Management. The DS Services Portfolio Properties are managed by the tenant.

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DS SERVICES PORTFOLIO

Assumption. The borrower has a two-time right to transfer the DS Services Portfolio Properties in whole, but not in part, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including, but not limited to the following: (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee’s experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from DBRS, Moody’s and Morningstar that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-LC20 Certificates.

Partial Release. Following the lockout period, the borrower is permitted to partially release any constituent property in connection with a bona fide sale (including the sale of a Non-Economic Facility (see “Lockbox and Cash Management” section)) to an unaffiliated third party, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including, but not limited to (i) payment of 110% of the released property’s allocated loan balance, along with any applicable yield maintenance or prepayment premiums; (ii) the loan-to-value ratio (“LTV”) with respect to the remaining properties will be no greater than the lesser of 65.0% and the LTV immediately prior to the release; (iii) the trailing 12-month amortizing DSCR with respect to the remaining properties will be no less than 1.40x; and (iv) the lender receives rating agency confirmation from DBRS, Moody’s and Morningstar that the release will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-LC20 Certificates.

Real Estate Substitution. The borrower may obtain a release of any individual property from the lien of the DS Services Portfolio Mortgage Loan in connection with a substitution of a different property (including the substitution of a Non-Economic Facility (see “Lockbox and Cash Management” section)), subject to the satisfaction of certain conditions, including without limitation (i) no event of default has occurred and is continuing; (ii) the substitute property must have a current appraised value equal to or greater than that of the released property, and the LTV of the remaining properties following the substitution must be no greater than the lesser of 65.0% and the LTV immediately prior to the substitution; (iii) the substitute property shall be a single-tenanted property equal or superior to the released property as to physical condition, building use and quality, lease terms favorable to borrower and market attributes, as determined by the lender; (iv) the substitute property must have a net effective rent equal to or greater than that of the released property, and the trailing 12-month amortizing DSCR for the remaining properties following the substitution must be no less than the DSCR immediately preceding the substitution; (v) the lender receives a legal opinion that the substitution satisfies REMIC requirements; and (vi) the lender receives rating agency confirmation from DBRS, Moody’s and Morningstar that the substitution will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-LC20 Certificates.

Subordinate and Mezzanine Indebtedness. The borrower has the right to incur mezzanine financing subject to the satisfaction of certain conditions, including but not limited to (i) the execution of an intercreditor agreement in form and substance acceptable to the lender and each of DBRS, Moody’s and Morningstar; (ii) the combined LTV is not greater than 70.0%; (iii) the combined amortizing DSCR is not less than 1.20x; (iv) the combined debt yield is not less than 8.0%; and (v) the lender receives rating agency confirmation from DBRS, Moody’s and Morningstar that the mezzanine financing will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-LC20 Certificates.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the DS Services Portfolio Properties, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

Earthquake Insurance. According to the seismic report dated November 15, 2014, the aggregate probable maximum loss (“PML”) for the Santa Ana, California, property was estimated at 17%; the Santa Ana property comprises four buildings: the operations building (23% PML estimate), warehouse building (11%), maintenance building (14%) and garage building (23%). The seismic report noted that the operations building and garage building could be retrofitted to bring their respective PMLs below 20% for cost estimates of $60,100 and $16,000, respectively, which the borrower is required to complete within 160 days of loan closing. In addition, the borrower’s “all risk” insurance policy provides $40.0 million of earthquake coverage.

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A-3-58

ONTARIO AIRPORT TOWER

A-3-59

ONTARIO AIRPORT TOWER

A-3-60

ONTARIO AIRPORT TOWER

SAN GABRIEL MTS.
Frankish Peak
Pasadena 27 miles
Los Angeles 35 miles
Foothill Fwy
210
83
Hillside Rd
Banyan St
Chaffey Community College
Sapphire St
Archibald Ave
Hermosa Ave
Haven Ave
19th Ave
East Ave
Rancho Cucamonga
Baseline Rd
Upland
Red Hill Country Club
San Antonio Community Hospital
Terra Vista Town Center
Victoria Gardens
Ontario Fwy
The Epicenter
Foothill Blvd
Foothill Marketplace
Arrow Hwy
Euclid Ave
Milliken Ave
15
8th St
UPLAND
METROLINK SAN BERNARDINO LINE
FONTANA
10
RANCHO CUCAMONGA
Auto Club Speedway
Fontana Ave
Fontana
Vineyard Ave
4th St
Ontario Mills
SAN BERNARDINO COUNTY
San Bernardino Ave
Valley Blvd
San Bernardino Fwy
Holt Blvd
Slover Ave
Palm Court at Empire Center
Mission Blvd
Ontario International Airport
Ontario
Etiwanda Ave
Cherry Ave
Citrus Ave
Bloomington
Ontario Airport Tower
2855 East Guasti Road
Ontario, CA 91761
Jurupa St
Jurupa Ave
Mission Blvd
ONTARIO
Jurupa Hills Regional Park
Philadelphia St
Pomona Fwy
60
Mt. Jurupa
Bain St
Armstrong Rd
Glen Avon
Sunnyslope
Whispering Lakes Golf Course
METROLINK RIVERSIDE LINE
Riverside Dr
Chino Ave
Schaefer Ave
Edison Ave
Grove Ave
Jurupa Rd
Bellegrave Ave
Pedley Rd
Camino Real
Rubidoux
Mira Loma
Pedley
Lemonite Ave
Chino
Chino Airport
Archibald St
Haven Ave
Milliken Ave
Beach St
Limonite Ave
PEDLEY
Santa Ana River Regional Park
Santa Ana River
Eastvale
Goose Creek Golf Club
Riverside Municipal Airport
RIVERSIDE COUNTY
Central Ave
Pine Ave
Arlington Ave
California Ave
Van Buren Blvd
RIVERSIDE
6th St
5th St
La Sierra Ave
California Baptist Univ.
Prado Regional Park
Norco
Parkview Community Hospital
Riverside Fwy
71
Riverside Community College - Norco
Wells Ave
Tyler St
Magnolia Ave
METROLINK
91
Chino Hills
Hidden Valley Golf Club
La Sierra University
Hole Ave
Galleria at Tyler
Victorville
Hesperia
Santa Clarita
ANGELES NATIONAL FOREST
SAN BERNARDINO NATIONAL FOREST
SAN GABRIEL MTS.
Glendale
Burbank
Pasadena
Glendora
Rancho Cucamonga
SAN BERNARDINO
LOS ANGELES
Pomona
Ontario
Fontana
Santa Monica
RIVERSIDE
ANAHEIM
Fullerton
Corona
LONG BEACH
SANTA ANA
Torrance
Huntington Beach
Irvine
Pacific Ocean
Laguna Beach
San Clemente
Oceanside

A-3-61

No. 7 – Ontario Airport Tower

Loan Information				Property Information
Mortgage Loan Seller:	Silverpeak Real Estate Finance LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Moody’s/Morningstar):	NR/NR/NR			Property Type:	Office
Original Principal Balance:	$29,550,000			Specific Property Type:	Suburban
Cut-off Date Principal Balance:	$29,550,000			Location:	Ontario, CA
% of Initial Pool Balance:	3.6%			Size:	147,732 SF
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per SF:	$200.02
Borrower Name:	SW Ontario Owner, LLC			Year Built/Renovated:	2008/NAP
Sponsors:	Bruce Way; Mark Walsh			Title Vesting:	Fee
Mortgage Rate:	4.489%			Property Manager:	CIP Real Estate Property Services
Note Date:	February 27, 2015			3rd Most Recent Occupancy (As of):	88.1% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	96.9% (12/31/2013)
Maturity Date:	March 6, 2025			Most Recent Occupancy (As of):	94.4% (12/31/2014)
IO Period:	36 months			Current Occupancy (As of):	96.9% (1/31/2015)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI(2):	NAV
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of)(3):	$2,579,014 (12/31/2013)
Call Protection:	L(24),D(93),O(3)			Most Recent NOI (As of)(3):	$3,019,988 (12/31/2014)
Lockbox Type:	Hard/Upfront Cash Management
Additional Debt:	None
Additional Debt Type:	NAP			U/W Revenues:	$4,713,659
				U/W Expenses:	$1,693,550
				U/W NOI:	$3,020,110
				U/W NCF:	$2,805,898
Escrows and Reserves(1):				U/W NOI DSCR:	1.68x
				U/W NCF DSCR:	1.56x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	10.2%
Taxes	$0	$36,000	NAP	U/W NCF Debt Yield:	9.5%
Insurance	$0	$4,150	NAP	As-Is Appraised Value:	$40,700,000
Replacement Reserves	$0	$2,470	NAP	As-Is Appraisal Valuation Date:	January 9, 2015
TI/LC Reserve	$0	$15,390	NAP	Cut-off Date LTV Ratio:	72.6%
Free Rent Reserve	$75,000	$25,000	NAP	LTV Ratio at Maturity or ARD:	63.5%

(1)	See “Escrows” section.
(2)	Historical financials prior to 2013 are not available, as the sponsor recently acquired the Ontario Airport Tower Property and information was not provided by the seller.
(3)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “Ontario Airport Tower Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a suburban office building and adjacent surface parking lot located in Ontario, California (the “Ontario Airport Tower Property”). The Ontario Airport Tower Mortgage Loan was originated on February 27, 2015 by Silverpeak Real Estate Finance LLC. The Ontario Airport Tower Mortgage Loan had an original principal balance of $29,550,000, has an outstanding principal balance as of the Cut-off Date of $29,550,000 and accrues interest at an interest rate of 4.489% per annum. The Ontario Airport Tower Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires interest-only payments for the first 36 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Ontario Airport Tower Mortgage Loan matures on March 6, 2025.

Following the lockout period, the borrower has the right to defease the Ontario Airport Tower Mortgage Loan in whole, or in part (see “Partial Release” section), on any date before January 6, 2025. In addition, the Ontario Airport Tower Mortgage Loan is prepayable without penalty on or after January 6, 2025.

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ONTARIO AIRPORT TOWER

Sources and Uses

Sources			Uses
Original loan amount	$29,550,000	71.4%	Purchase price	$40,700,000	98.4%
Sponsor’s new cash contribution	11,811,198	28.6	Reserves	75,000	0.2
			Closing costs	586,198	1.4
Total Sources	$41,361,198	100.0%	Total Uses	$41,361,198	100.0%

The Property. The Ontario Airport Tower Property comprises a six-story, class A, suburban office building and adjacent surface parking lot, all located in Ontario, California, adjacent to the Ontario International Airport. Built in 2008, the Ontario Airport Tower Property contains 147,732 square feet of rentable area and is situated on a 10.7-acre parcel. The Ontario Airport Tower Property is a LEED-Silver-certified office building which has immediate access to Interstate 10 via Archibald Avenue. The Ontario Airport Property is located less than three miles west of the Simon Properties-owned Ontario Mills Mall. The largest tenant at the Ontario Airport Tower Property is West Coast University, Inc. (“WCU”), a health-care oriented university (42.4% of net rentable area). The Ontario Airport Tower Property serves as one of WCU’s six campuses, with others located in Miami, Florida; Dallas, Texas; Anaheim, California; and Los Angeles, California. As of 2013, WCU had net income of over $48.0 million and total assets of approximately $104.0 million. The second largest tenant at the Ontario Airport Tower Property is California League Services Corp. (18.4% of net rentable area), a trade association for 307 credit unions in the states of California and Nevada with more than 9.0 million members and approximately $125.0 billion in assets. The third largest tenant at the Ontario Airport Tower Property is CU Direct Corporation (“CU Direct”) (17.2% of net rentable area), an organization that represents more than 1,070 credit unions and has assisted the credit union industry in the funding of over $138.0 billion in loans since its inception in 1994. No other tenant occupies more than 8.7% of net rentable area. The Ontario Airport Tower Property contains 990 surface parking spaces, resulting in a parking ratio of 6.7 spaces per 1,000 square feet of rentable area. As of January 31, 2015, the Ontario Airport Tower Property was 96.9% occupied by seven tenants.

The following table presents certain information relating to the tenancy at the Ontario Airport Tower Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
West Coast University, Inc.	NR/NR/NR	62,596	42.4%	$29.70	$1,859,200	42.9%	7/31/2021
California League Services Corp.(2)	NR/NR/NR	27,147	18.4%	$32.81	$890,684	20.6%	3/31/2020
CU Direct Corporation(2)(3)	NR/NR/NR	25,434	17.2%	$33.60	$854,582	19.7%	2/29/2020
Best, Best & Krieger, LLP	NR/NR/NR	12,918	8.7%	$26.40	$341,035	7.9%	12/31/2023(4)
Colliers Seeley International, Inc.	NR/NR/NR	7,881	5.3%	$28.80	$226,973	5.2%	9/30/2016
Financial Svs. Centers Coop., Inc.(3)	NR/NR/NR	5,189	3.5%	$30.12	$156,293	3.6%	1/31/2018
Total Tenants		141,165	95.6%	$30.66	$4,328,767	100.0%

Admin Space(5)		1,931	1.3%	NAP	NAP	NAP

Occupied Collateral Total		143,096	96.9%	$30.66(6)	$4,328,767	100.0%

Vacant Space		4,636	3.1%

Collateral Total		147,732	100.0%

(1)	The Annual U/W Base Rent PSF and Annual U/W Base Rent include rent bumps through January 1, 2016 totaling $55,929.
(2)
In November 2014 California League Services Corporation subleased 6,738 square feet of their sixth-floor space to CU Direct Corporation for $21.60 per square foot. California League Services is a direct shareholder in CU Direct and the sublease was executed as a result of the affiliation. The California League Services in-place lease was underwritten. California League Services expanded at the Ontario Airport Tower Property into an additional 3,576 square feet in January 2015.

(3)	Financial Services Centers Cooperative, Inc. subleases its space to CU Direct Corporation for $23.64 per square foot. The Financial Services Centers Corporation in-place lease was underwritten.
(4)
Best, Best & Krieger, LLP has the option to terminate its lease in January 2020 or January 2022 upon providing eight months’ notice and the payment of a termination fee equal to unamortized leasing costs.

(5)	Administrative space consists of Suite 201, occupied by the management office.
(6)	Excludes administrative space which does not have associated underwritten revenue.

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The following table presents certain information relating to the lease rollover schedule at the Ontario Airport Tower Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	0	$0.00
2015	0	0	0.0%	0	0.0%	0	$0.00
2016	1	7,881	5.3%	7,881	5.3%	$226,973	$28.80
2017	0	0	0.0%	7,881	5.3%	0	$0.00
2018	1	5,189	3.5%	13,070	8.8%	$156,293	$30.12
2019	0	0	0.0%	13,070	8.8%	0	$0.00
2020	3	52,581	35.6%	65,651	44.4%	$1,745,266	$33.19
2021	1	62,596	42.4%	128,247	86.8%	$1,859,200	$29.70
2022	0	0	0.0%	128,247	86.8%	0	$0.00
2023	1	12,918	8.7%	141,165	95.6%	$341,035	$26.40
2024	0	0	0.0%	141,165	95.6%	0	$0.00
2025	0	0	0.0%	141,165	95.6%	0	$0.00
Thereafter	0	0	0.0%	141,165	95.6%	0	$0.00
Admin	1	1,931	1.3%	143,096	96.9%	0	$0.00
Vacant	0	4,636	3.1%	147,732	100.0%	0	$0.00
Total/Weighted Average	8	147,732	100.0%			$4,328,767	$30.66

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Ontario Airport Tower Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	01/31/2015(2)
88.1%	96.9%	94.4%	96.9%

(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Ontario Airport Tower Property:

Cash Flow Analysis(1)

	2013(2)	2014(2)	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$3,815,958	$4,181,340	$4,328,767	91.8%	$29.30
Grossed Up Vacant Space	0	0	122,390	2.6	0.83
Total Reimbursables	60,658	161,722	220,910	4.7	1.50
Other Income	208,015	275,195	275,195	5.8	1.86
Less Vacancy	0	0	(233,603)(3)	(5.0)	(1.58)
Effective Gross Income	$4,084,630	$4,618,257	$4,713,659	100.0%	$31.91

Total Operating Expenses	$1,505,616	$1,598,269	$1,693,550	35.9%	$11.46

Net Operating Income	$2,579,014	$3,019,988	$3,020,110	64.1%	$20.44

TI/LC	0	0	184,665	3.9	1.25
Capital Expenditures	0	0	29,546	0.6	0.20
Net Cash Flow	$2,579,014	$3,019,988	$2,805,898	59.5%	$18.99

NOI DSCR	1.44x	1.68x	1.68x
NCF DSCR	1.44x	1.68x	1.56x
NOI DY	8.7%	10.2%	10.2%
NCF DY	8.7%	10.2%	9.5%

(1)	Historical financials prior to 2013 are not available, as the sponsor recently acquired the Ontario Airport Tower Property, and the information was not provided by the seller.
(2)	The increase in Effective Gross Income and Net Operating Income from 2013 to 2014 was due to higher occupancy and reimbursable figures in 2014.
(3)	The underwritten economic vacancy is 5.0%. The Ontario Airport Tower Property was 96.9% physically occupied as of January 31, 2015.

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ONTARIO AIRPORT TOWER

Appraisal. As of the appraisal valuation date of January 9, 2015, the Ontario Airport Tower Property had an “as-is” appraised value of $40,700,000.

Environmental Matters. According to a Phase I environmental site assessment dated January 15, 2015, there was no evidence of any recognized environmental conditions at the Ontario Airport Tower Property.

Market Overview and Competition. The Ontario Airport Tower Property is located in Ontario, California, adjacent to the Ontario International Airport. The 2014 populations within a one-, three- and five-mile radius of the Ontario Airport Property are 4,242, 87,639, and 309,112, respectively. Average household incomes within the same radius are $61,563, $57,195 and $67,020, respectively. Land uses surrounding the Ontario Airport Tower Property include office, industrial and residential uses. Top employers in the area include Stater Brothers Markets, Loma Linda University, and the Ontario International Airport. Primary access to the neighborhood is provided by Interstate 10, which runs in an east/west direction and Interstate 15, which runs in a north/south direction. The major north/south road in the area is North Haven Avenue, and the major east/west road is East Mission Boulevard.

The Ontario Airport Tower Property is located in the Inland Empire West office submarket, which includes a total inventory of approximately 8.5 million square feet of office space. According to the appraiser, the Inland Empire West office submarket for class A properties had a vacancy rate of 17.3%, a decrease from 17.6% as of the second quarter of 2014. For the Ontario Airport Tower Property, the appraiser concluded occupancy of 96.0% and a market rent of $26.40 per square foot full-service gross for the office space and $28.20 per square foot modified gross for the college space, due to the rights to additional parking spaces.

The following table presents certain information relating to comparable properties to the Ontario Airport Tower Property:

Competitive Set(1)

	Ontario Airport Tower (Subject)	One Piemonte	One Lakeshore Centre	Centrelake Plaza	Empire Towers IV
Location	Ontario, CA	Ontario, CA	Ontario, CA	Ontario, CA	Ontario, CA

Distance from Subject	--	2.3 miles	0.6 miles	0.7 miles	2.4 miles

Property Type	Office	Office	Office	Office	Office

Year Built/Renovated	2008/NAP	2008/NAV	1990/NAV	1989/NAV	2005/NAV

Total GLA	147,732 SF	123,035 SF	149,158 SF	114,420 SF	76,109 SF

Total Occupancy	97%	95%	68%	88%	87%

(1)	Information obtained from the appraisal.

The Borrower. The borrower is SW Ontario Owner LLC, a Delaware limited liability company and a single purpose entity with one independent director. Mark Walsh and Bruce L. Way are guarantors of certain nonrecourse carveouts under the Ontario Airport Tower Mortgage Loan.

The Sponsor. The sponsors are Bruce Way and Mark Walsh, real estate owners and operators focused on the acquisition of core and core plus assets throughout the United States. Bruce Way is a developer with over 30 years of experience in acquisition, management and construction of commercial real estate properties; and Mark Walsh, managing partner of Silverpeak Real Estate Partners and the former Head of Global Real Estate for Lehman Brothers. Mark Walsh is the chairman of Silverpeak Real Estate Finance LLC. Silverpeak Real Estate Partners is a minority investor in Silverpeak Real Estate Finance LLC. Mark Walsh is not a member of Silverpeak Real Estate Finance LLC’s credit committee or involved in the allocation of capital. See “Transaction Parties—Certain Relationships Among Certain Transaction Parties” in the Free Writing Prospectus.

Escrows. The loan documents provide for ongoing monthly reserves in the amount of $36,000 for taxes, $4,150 for insurance, $2,470 for replacement reserves and $15,390 for tenant improvements and leasing commissions. The loan documents also provide for an upfront reserve in the amount of $75,000 and monthly deposits of $25,000 on each of the first 45 payment dates of the term for outstanding free rent and rent abatements for the Major Tenants. The free rent outstanding is as follows: West Coast University has $1,209,509 from November 2020 to July 2021, Colliers has $37,829 from April 2015 to May 2015, CU Direct has $505,882 from March 2019 to September 2019, California League Services has $468,827 from April 2019 to October 2019 and $32,184 from February 2015 to May 2015.

Lockbox and Cash Management. The Ontario Airport Tower Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower direct tenants to pay their rents directly into such lockbox account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within one business day of receipt. Funds deposited into the lockbox account shall be swept by the lockbox bank on a daily basis into a deposit account controlled by the lender. Prior to the occurrence of a Cash Trap Event Period (as defined below), all excess cash flow on deposit in the lockbox account are distributed to the borrower. During a Cash Trap Event Period, all excess cash flow is retained by the lender and swept to a cash collateral account as cash collateral for the debt.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; (ii) the amortizing debt service coverage ratio falling below 1.10x at the end of any calendar quarter; or (iii) the occurrence and continuance of a Lease Sweep Period (as defined below). A Cash Trap Event Period will expire, with respect to clause (i) above, upon the cure of

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ONTARIO AIRPORT TOWER

such event of default; with respect to clause (ii) above, upon the amortizing debt service ratio being equal to or greater than 1.10x for two consecutive calendar quarters.

A “Lease Sweep Period” will commence upon the earlier of (i) the date that is 12 months prior to the end of the term (including any renewal terms) of any “Major Lease” (the West Coast University lease, the CU Direct Corporation lease, the California League Services lease, or any replacement lease which covers substantially all of the space demised under any of the foregoing leases); (ii) the date under an applicable Major Lease when the tenant is required to give notice of its exercise of a renewal option but such renewal has not been exercised; (iii) any Major Lease is surrendered, cancelled or terminated prior to its then current expiration date; (iv) the tenant under any Major Lease discontinues business at the Ontario Airport Tower Property or gives notice that it intends to discontinue business; (v) the occurrence and continuance of a default under any Major Lease; (vi) the occurrence of an insolvency proceeding against the tenant of a Major Lease; or (vii) the failure of the tenant under the West Coast University lease to satisfy the required performance conditions listed in the related loan agreement.

A Lease Sweep Period will end, with respect to clauses (i), (ii), (iii) or (iv) above, upon the earlier to occur of (A) the date when a tenant under the related Major Lease irrevocably exercises its renewal or extension option with respect to all of the space demised under its Major Lease, and sufficient funds have been accumulated in the a rollover reserve subaccount to pay for all anticipated leasing expenses or other anticipated expenses in connection with such renewal or extension, or (B) the date on which all of the space demised under the related Major Lease that gave rise to the subject Lease Sweep Period has been fully leased pursuant to a replacement lease (or leases) approved by lender and all approved leasing expenses have been paid in full; with respect to clause (v) above, the date when the applicable Major Lease default has been cured and no other default among any of the Major Leases has occurred for a period of six consecutive months following such cure; with respect to clause (vi) above, the date when the insolvency proceeding has terminated and the applicable Major Lease has been affirmed, assumed or assigned; and with respect to clause (vii), if the tenant under the West Coast University lease subsequently satisfies the above-referenced performance conditions for a period of no less than six consecutive months.

Property Management. The Ontario Airport Tower Property is managed by CIP Real Estate Property Services, a California corporation.

Assumption. The borrower has the right to transfer the Ontario Airport Tower Property provided that certain conditions are satisfied, including, but not limited to (i) no event of default has occurred and is continuing; (ii) the proposed transferee will be a special purpose bankruptcy remote entity; and (iii) the lender has received confirmation from DBRS, Moody’s and Morningstar that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-LC20 Certificates.

Partial Release. Following the lockout period, the borrower is permitted to release a portion of the Ontario Airport Tower Property (land currently entitled for hotel development) in connection with a partial defeasance, subject to certain conditions precedent including, but not limited to (i) the Ontario Airport Tower Mortgage Loan is defeased in an amount equal to $500,000; (ii) borrower provides an endorsement to the title insurance policy then insuring the Ontario Airport Tower Property (x) extending the effective date of the title insurance policy to the effective date of the release and (y) confirming no change in the priority of the mortgaged property following the release; (iii) borrower delivers a REMIC opinion, providing that following the release, the Ontario Airport Tower Mortgage Loan will continue to be a “qualified mortgage” under applicable REMIC Trust Regulations, and (iv) the lender has received confirmation from DBRS, Moody’s and Morningstar that such release will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-LC20 Certificates.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Ontario Airport Tower Property, as well as business interruption insurance covering no less than the 18-month period and a 12-month extended period of indemnity following the occurrence of a casualty event.

Earthquake Insurance. The loan documents do not require earthquake insurance. The seismic report indicated a probable maximum loss of 7.0%.

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18TH STREET ATRIUM

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18TH STREET ATRIUM

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18TH STREET ATRIUM

DENVER
LoDo
18th Street Atrium
1621 18th Street
Denver, CO 80202
Downtown
Highland
City of Cuernavaca Park
Denver Skate Park
Commons Park
South Platte River
Centennial Park
Elitch Gardens
Pepsi Center
Union Station
Coors Field
AURARIA CAMPUS
Metropolitan State Univ. of Denver
Tivoli Student Union
Center for Colo. & the West Auraria Library
Events Center
Univ. of Colorado at Denver
King Center
Community College of Denver
Colorado Center for the Performing Arts
Colorado Convention Center
16TH STREET MALL
17th Street Plaza
1800 Larimer
One Tabor Center
Four Seasons Hotel Denver
US Bank Tower
707 17th Street
Denver Place
U.S. Courthouse
1999 Broadway
CenturyLink Tower
555 17th Street
Denver Pavilions
Republic Plaza
Denver World Trade Center
Denver Public Works
Wells Fargo Center
1700 Broadway
1670 Broadway
1560 Broadway
Uptown
Lawson Park
State Capitol
Civic Center Park
City and County Building
U.S. Mint
Lindsey-Flanigan Courthouse
Denver Art Museum
Denver Public Library
Colorado History Museum
Clyfford Still Museum
Capitol Hill
Civic Center
Lincoln Park
Sunken Gardens Park
Cherry Creek
RTD LIGHT RAIL
W,C,E LINES
D,F,H LINES
C,D,E,F,H LINES
W LINE
RTD LIGHT RAIL - D LINE
UNION STATION
PEPSI CENTER/ ELITCH GARDENS
AURARIA WEST
COLFAX AT AURARIA
THEATRE DISTRICT/ CONV. CENTER
16TH ST/ CALIFORNIA
18TH ST/ STOUT
18TH ST/ CALIFORNIA
16TH ST/ STOUT
20TH ST/ WELTON
25TH ST/ WELTON
10TH/OSAGE
W. Colfax Ave.
E. Colfax Ave.
E. 20th Ave.
E. 19th Ave.
E. 18th Ave.
E. 17th Ave.
E. 16th Ave.
W. 14th Ave.
E. 14th Ave.
W. 13th Ave.
E. 13th Ave.
W. 12th Ave.
E. 12th Ave.
W. 11th Ave.
E. 11th Ave.
W. 10th Ave.
E. 10th Ave.
32nd Ave.
29th Ave.
Speer Blvd.
Auraria Pkwy.
Broadway
Wynkoop St.
Wazee St.
Blake St.
Market St.
Larimer St.
Lawrence St.
Arapahoe St.
Champa St.
Stout St.
Welton St.
Glenarm Pl.
Tremont Pl.
Court Pl.
Park Ave.
Sherman St.
Grant St.
Logan St.
Pennsylvania St.
Pearl St.
Washington St.
Clarkson St.
Lincoln St.
Acoma St.
Bannock St.
Cherokee St.
Fox St.
Galapago St.
Inca St.
Santa Fe Dr.
Kalamath St.
Lipan St.
Mariposa St.
Osage St.
Rio Ct.
Shoshone St.
Curtis St.
Wewatta St.
Central St.
Pecos St.
Huron St.
Denargo St.
23rd St.
22nd St.
21st St.
20th St.
19th St.
18th St.
17th St.
15th St.
14th St.
13th St.
7th St.
8th St.
5th St.
25
40
287
Broomfield
Thornton
Westminster
Northglenn
Arvada
Commerce City
Wheat Ridge
DENVER
Applewood
Golden
Lakewood
Glendale
AURORA
Englewood
Cherry Hills Village
Greenwood Village
Littleton
Centennial
Highlands Ranch
Lone Tree
Parker
Denver International Airport
Rocky Mountain Arsenal Natl. Wildlife Refuge
ARAPAHOE COUNTY
DOUGLAS COUNTY
JEFFERSON COUNTY
ADAMS COUNTY
Centennial Airport
Chatfield State Park
Cherry Creek State Park

A-3-71

No. 8 – 18th Street Atrium

Loan Information				Property Information
Mortgage Loan Seller:	Ladder Capital Finance LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Moody’s/Morningstar):	NR/NR/NR			Property Type:	Office
Original Principal Balance:	$27,000,000			Specific Property Type:	CBD
Cut-off Date Principal Balance:	$27,000,000			Location:	Denver, CO
% of Initial Pool Balance:	3.3%			Size:	111,852 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$241.39
Borrower Name:	18th St. Atrium LLC			Year Built/Renovated:	1919/1983
Sponsor:	Kenneth Grant			Title Vesting:	Fee
Mortgage Rate:	4.620%			Property Manager:	Self-Managed
Note Date:	March 12, 2015			3rd Most Recent Occupancy (As of)(2):	90.0% (12/31/2011)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of)(2):	98.0% (12/31/2012)
Maturity Date:	April 6, 2025			Most Recent Occupancy (As of)(2):	97.0% (12/31/2013)
IO Period:	61 months			Current Occupancy (As of)(2):	100.0% (2/1/2015)
Loan Term (Original):	121 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$1,414,253 (12/31/2012)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$1,536,929 (12/31/2013)
Call Protection:	L(24),D(93),O(4)			Most Recent NOI (As of)(3):	$1,531,711 (TTM 1/31/2015)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	None
Additional Debt Type:	NAP			U/W Revenues:	$3,778,792
				U/W Expenses:	$1,427,123
				U/W NOI(3):	$2,351,668
Escrows and Reserves(1):				U/W NCF:	$2,208,791
				U/W NOI DSCR:	1.41x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR:	1.33x
Taxes	$138,894	$34,723	NAP	U/W NOI Debt Yield:	8.7%
Insurance	$12,400	$2,067	NAP	U/W NCF Debt Yield:	8.2%
Replacement Reserves	$0	$2,330	NAP	As-Is Appraised Value:	$44,000,000
TI/LC Reserve	$400,000	$11,185	NAP	As-Is Appraisal Valuation Date:	February 3, 2015
Tenant Specific TI/LC Reserve	$876,820	$0	NAP	Cut-off Date LTV Ratio:	61.4%
Rent Concession Reserve	$208,059	$0	NAP	LTV Ratio at Maturity or ARD:	56.3%

(1)	See “Escrows” section.
(2)	See “Historical Occupancy” section.
(3)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “18th Street Atrium Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a four-story class A office building totaling 111,852 square feet and a separate parking structure located in Denver, Colorado (the “18th Street Atrium Property”). The 18th Street Atrium Mortgage Loan was originated on March 12, 2015 by Ladder Capital Finance LLC. The 18th Street Atrium Mortgage Loan had an original principal balance of $27,000,000, has an outstanding principal balance as of the Cut-off Date of $27,000,000 and accrues interest at an interest rate of 4.620% per annum. The 18th Street Atrium Mortgage Loan had an initial term of 121 months, has a remaining term of 121 months as of the Cut-off Date and requires payments of interest only for the first 61 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The 18th Street Atrium Mortgage Loan matures on April 6, 2025.

Following the lockout period, the borrower has the right to defease the 18th Street Atrium Mortgage Loan in whole, but not in part, on any date before January 6, 2025. In addition, the 18th Street Atrium Mortgage Loan is prepayable without penalty on or after January 6, 2025.

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18TH STREET ATRIUM

Sources and Uses

Sources			Uses
Original loan amount	$27,000,000	100.0%	Loan payoff(1)	$17,864,512	66.2%
			Reserves	1,636,173	6.1
			Closing costs	308,623	1.1
			Return of equity	7,190,692	26.6
Total Sources	$27,000,000	100.0%	Total Uses	$27,000,000	100.0%

(1)	The 18th Street Atrium Property was previously securitized in JPMCC 2006-LDP7.

The Property. The 18th Street Atrium Property comprises a four-story, class A office building totaling 111,852 square feet of net rentable area and a parking structure located in Denver, Colorado. The 18th Street Atrium Property was originally constructed as a warehouse in 1919 and was later converted to office use in 1983. The 18th Street Atrium Property is situated on a 0.7-acre parcel adjacent to Denver’s Union Station and contains 201 parking spaces, resulting in a parking ratio of 1.8 spaces per 1,000 square feet of rentable area. The parking structure is a unit in a condominium development that is separate from the office building. As of February 1, 2015, the 18th Street Atrium Property was 100.0% occupied by six tenants.

The following table presents certain information relating to the tenancy at the 18th Street Atrium Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Intrawest	NR/B2/B	35,286	31.5%	$26.25	$926,125	30.6%	11/30/2018
Zayo Group	NR/B2/B	30,538	27.3%	$29.67	$906,129	29.9%	9/30/2019
M.A. Mortenson Company	NR/NR/NR	25,052	22.4%	$28.50	$713,982	23.6%	9/30/2024
NexCore	NR/NR/NR	13,716	12.3%	$24.36	$334,125	11.0%	12/31/2019(3)
Registria	NR/NR/NR	4,900	4.4%	$17.35	$85,014	2.8%	2/28/2019(4)
Total Major Tenants		109,492	97.9%	$27.08	$2,965,375	97.9%

Non-Major Tenants		2,360	2.1%	$27.00	$63,720	2.1%

Occupied Collateral Total		111,852	100.0%	$27.08	$3,029,095	100.0%

Vacant Space		0	0.0%

Collateral Total		111,852	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through February 2016 totaling $146,655.
(3)
Nexcore has the right to terminate its lease with 270 days’ notice at any time after March 31, 2015. The termination penalty is equal to the unamortized cost of tenant improvements and leasing commissions with an interest rate of 8.0% per annum (subject to a cap of $108,000).

(4)
Registria has the right to terminate its lease if the leased premises no longer meets its needs and the borrower is unable to provide alternative space in the 18th Street Atrium Property that meets its needs on mutually acceptable terms. The tenant may exercise its option with six months prior notice after March 2017, provided that any termination is accompanied by a payment of an amount equal to $1,350 multiplied by the number of months remaining in the scheduled term of the lease.

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18TH STREET ATRIUM

The following table presents certain information relating to the lease rollover schedule at the 18th Street Atrium Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	1	2360	2.1%	2,360	2.1%	$63,720	$27.00
2018	1	35,286	31.5%	37,646	33.7%	$926,125	$26.25
2019	3	49,154	43.9%	86,800	77.6%	$1,325,268	$26.96
2020	0	0	0.0%	86,800	77.6%	$0	$0.00
2021	0	0	0.0%	86,800	77.6%	$0	$0.00
2022	0	0	0.0%	86,800	77.6%	$0	$0.00
2023	0	0	0.0%	86,800	77.6%	$0	$0.00
2024	1	25,052	22.4%	111,852	100.0%	$713,982	$28.50
2025	0	0	0.0%	111,852	100.0%	$0	$0.00
Thereafter	0	0	0.0%	111,852	100.0%	$0	$0.00
Vacant	0	0	0.0%	111,852	100.0%	$0	$0.00
Total/Weighted Average	6	111,852	100.00%			$3,029,095	$27.08

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

The following table presents historical occupancy percentages at the 18th Street Atrium Property:

Historical Occupancy

12/31/2011(1)	12/31/2012(1)	12/31/2013(1)	2/1/2015(2)
90.0%	98.0%	97.0%	100.0%

(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the 18th Street Atrium Property:

Cash Flow Analysis
	2012	2013	TTM 1/31/2015	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$2,011,690	$2,145,220	$2,058,768	$3,029,095(1)	80.2%	$27.08
Grossed Up Vacant Space	0	0	0	0	0.0	0.00
Total Reimbursables	153,964	230,652	259,599	282,243	7.5	2.52
Other Income	504,297	551,609	633,021	633,021	16.8	5.66
Less Vacancy & Credit Loss	0	0	0	(165,567)(2)	(4.4)	(1.48)
Effective Gross Income	$2,669,951	$2,927,481	$2,951,388	$3,778,792(1)	100.0%	$33.78

Total Operating Expenses	$1,255,698	$1,390,552	$1,419,677	$1,427,123	37.8%	$12.76

Net Operating Income	$1,414,253	$1,536,929	$1,531,711	$2,351,668(1)	62.2%	$21.02

TI/LC	0	0	0	114,914	3.0	$1.03
Capital Expenditures	0	0	0	27,963	0.7	$0.25
Net Cash Flow	$1,414,253	$1,536,929	$1,531,711	$2,208,791	58.5%	$19.75

NOI DSCR	0.85x	0.92x	0.92x	1.41x
NCF DSCR	0.85x	0.92x	0.92x	1.33x
NOI DY	5.2%	5.7%	5.7%	8.7%
NCF DY	5.2%	5.7%	5.7%	8.2%

(1)
The increase in U/W Net Operating Income is due to $146,655 rent steps as of February 1, 2016 and an increase in base rent due to the burn-off of free rent for Zayo Group,Intrawest and M.A. Mortenson Company.

(2)	The underwritten economic vacancy is 5.0%. The 18th Street Atrium Property was 100.0% physically occupied as of February 1, 2015.

Appraisal. As of the appraisal valuation date of February 3, 2015, the 18th Street Atrium Property had an “as-is” appraised value of $44,000,000.

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18TH STREET ATRIUM

Environmental Matters. According to the Phase I environmental report dated February 10, 2015, there was no evidence of any recognized environmental conditions at the 18th Street Atrium Property.

Market Overview and Competition. The 18th Street Atrium Property is situated between 18th Street and 19th Street, on the Southeast side of Wynkoop Street and adjacent to Union Station and in close proximity to Coors Field. Primary access to the 18th Street Atrium Property is provided by Interstate 25, a major arterial that crosses the Denver metropolitan area in a north/south direction. Interstate 25 is located approximately 1.5 miles northwest of the 18th Street Atrium Property. Union Station, the main railway station and central transportation hub in Denver, Colorado, which is adjacent to the 18th Street Atrium Property, recently underwent a major redevelopment as part of the FasTracks Program, and reopened in the summer of 2014. FasTracks is the Regional Transportation District’s 12-year comprehensive public transportation plan for the Denver and Boulder metropolitan areas. This $6.1 billion project, with an estimated completion date in 2017, features approximately 122 miles of new light rail and commuter rail, 18 miles of new bus rapid transit services, 57 new transit stations, over 21,000 additional parking spaces at Park-n-Rides, and expanded bus service throughout the region. Planned expansion includes service to Denver International Airport. According to the appraisal, as of year-end 2014, the population within a one-, three- and five-mile radius of the 18th Street Atrium Property was approximately 23,821, 203,950 and 423,964, respectively. The estimated median household income within the same radius was estimated to be $62,290, $45,310 and $47,047, respectively. The population within a one-, three- and five-mile radius of the 18th Street Atrium Property has increased by approximately 4.1%, 2.1% and 1.8%, respectively over the last four years.

According to the appraisal, the 18th Street Atrium Property is located within the Union Station office market in the LoDo submarket. As of the fourth quarter of 2014, the LoDo submarket reported a total office inventory of approximately 6.8 million square feet, representing 19.6% of the overall Downtown Denver office market. For the same period, the LoDO office submarket reported a 6.8% vacancy rate with average asking rents of $33.00 per square foot, full service gross.

The following table presents certain information relating to comparable office properties for the 18th Street Atrium Property:

Competitive Set(1)

	18th Street Atrium (Subject)	1819 Wazee Street	Wazee Exchange	Bradford Publishing	Market Center	Larimer Square
Location	Denver, CO	Denver, CO	Denver, CO	Denver, CO	Denver, CO	Denver, CO
Distance from Subject	--	<0.1 miles	0.1 miles	0.1 miles	0.3 miles	0.9 miles
Property Type	Office	Office	Office	Office	Office	Office
Year Built/Renovated	1919/1983	1949/2006	1871/2009	1900/1990	1890/2007	1889/2000
Stories	4	2	NAV	NAV	NAV	NAV
Total GLA	111,852 SF	27,000 SF	61,762 SF	41,250 SF	120,369 SF	NAV
Total Occupancy	100%	100%	92%	97%	86%	99%

(1)     Information obtained from the appraisal and a third party market research report.

The Borrower. The borrower is 18th St. Atrium LLC, a single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 18th Street Atrium Mortgage Loan. Kenneth Grant is the guarantor of certain nonrecourse carveouts under the 18th Street Atrium Mortgage Loan.

The Sponsor. The sponsor is Kenneth Grant, the president and founder of Toma West. Toma West was formed in 2006 to invest in Denver real estate and currently owns six office properties within Denver comprising over 1.5 million square feet.

Escrows. The loan documents provide for upfront escrows in the amount of $138,894 for real estate taxes, $12,400 for insurance, $400,000 for tenant improvements and leasing commissions, $876,820 for outstanding tenant improvements due to M.A. Mortenson Company and $208,059 for free rent for M.A. Mortenson Company ($116,909), Intrawest ($63,763) and Zayo Group ($27,387). The loan documents require ongoing monthly escrows in the amount of $34,723 for real estate taxes, $2,067 for insurance premiums, $2,330 for replacement reserves and $11,185 for general tenant improvements and leasing commissions.

Lockbox and Cash Management. The 18th Street Atrium Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower directs tenants to pay their rents directly into such lockbox account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within one business day of receipt. Funds are then swept into the borrowers operating account prior to the occurrence of a Cash Management Trigger Event Period (as defined below). During a Cash Management Trigger Event Period, all funds are swept into a lender controlled cash management account.

A “Cash Management Trigger Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default, (ii) an event of default under the property management agreement or (iii) the amortizing debt service coverage ratio being less than 1.15x. A Cash Management Trigger Event Period will end, with regard to clause (i) above, upon the cure of such event of default; with regard to clause (ii) above, the cure of the default under the property management agreement or replacement of the

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property management agreement; and with regard to clause (iii) above, upon the amortizing debt service coverage ratio being equal to or greater than 1.20x for two consecutive calendar quarters.

Property Management. The 18th Street Atrium Property is managed by an affiliate of the borrower.

Assumption. The borrower has the one-time right to transfer the 18th Street Atrium Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration the transferee’s experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from DBRS, Moody’s and Morningstar that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-LC20 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the 18th Street Atrium Property, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

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HILTON ALBANY

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HILTON ALBANY

Albany International Airport
Watervliet Shaker Rd
Troy-Schnectady Rd
Green Island
Troy
Samaritan Hospital
'86 Field
Rensselaer Polytechnic Institute
Newtonville
Watervliet
Colonie
Colonie Center
Schuyler Meadows Club
Siena College
Loudonville
ALBANY COUNTY
Syracuse 141 miles
College of Nanoscale Science and Engineering
Roessleville
Menands
Hudson Valley Community College
Crossgates Mall
State Police Academy
State University of New York at Albany
NY State Office Complex
Westgate Shopping Ctr.
Wolferts Roost CC
Albany Memorial Hospital
RENSSELAER COUNTY
McKownville
Tivoli Park
Univ. at Albany Alumni Quad
Univ. at Albany Downtown Campus
College of St. Rose
ALBANY
Maria College
Saint Peter's Hospital
Albany Medical Center Hospital
Washington Park
Empire State Plaza
State Capitol
Downtown
Hilton Albany
40 Lodge Street
Albany, NY 12207
Albany Law School
Stratton VA Medical Center
The Egg
NYS Museum
Lincoln Park
Times Union Center
Rensselaer
ALBANY/RENSSELAER AMTRAK
Normanside Country Club
NYS Thruway
Hudson River
AMTRAK
Elsmere
Glenmont
Bethlehem
NY State Thruway
N.Y. City 146 miles
Lincoln Ave
Central Ave
Albany Shaker Rd
Sand Creek Rd
Osborne Rd
Everett Rd
Old Niskayuna Rd
Loudon Rd
Broadway
Spring Ave
Campbells Ave
N. Greenbush Rd
Winter St
Washington Ave
Western Ave
Russell Rd
Krumkill Rd
Allen St
New Scotland Ave
New Scotland Rd
Clinton Ave
Delaware Ave
2nd Ave
3rd Ave Ext
Troy Rd
Delmar Bypass
Feura Bush Rd
VERMONT
MASSACHUSETTS
CONNECTICUT
NEW YORK
NEW JERSEY
PENN.
Amsterdam
Saratoga Springs
Bennington
Brattleboro
Schenectady
Troy
Rensselaer
North Adams
Greenfield
Albany
Oneonta
Pittsfield
Northampton
Holyoke
SPRINGFIELD
Hudson
Kingston
Torrington
HARTFORD
Liberty
Monticello
New Paltz
Highland
Poughkeepsie
Waterbury
Middletown
Newburgh
Beacon
Carmel
Naugatuck
NEW HAVEN
Danbury
West Point
Peekskill
BRIDGEPORT
Warwick
Spring Valley
White Plains
Norwalk
Stamford
Long Island Sound
East Stroudsburg
YONKERS
Glen Cove
Riverhead
Morristown
NEW YORK

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No. 9 – Hilton Albany

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Moody’s/Morningstar):	NR/NR/NR			Property Type:	Hospitality
Original Principal Balance:	$26,600,000			Specific Property Type:	Full Service
Cut-off Date Principal Balance:	$26,600,000			Location:	Albany, NY
% of Initial Pool Balance:	3.2%			Size:	385 Rooms
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per Room:	$69,091
Borrower Name:	AFP 107 Corp.			Year Built/Renovated:	1981/2013
Sponsor:	United Capital Corp.			Title Vesting(2):	Fee & Leasehold
Mortgage Rate:	4.240%			Property Manager:	Self-managed
Note Date:	March 10, 2015			3rd Most Recent Occupancy (As of)(3):	60.2% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of)(3):	70.9% (12/31/2013)
Maturity Date:	March 11, 2025			Most Recent Occupancy (As of):	76.8% (12/31/2014)
IO Period:	None			Current Occupancy (As of):	76.8% (1/31/2015)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	300 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI (As of)(3):	$1,126,890 (12/31/2012)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of)(3):	$2,672,194 (12/31/2013)
Call Protection:	L(24),D(92),O(4)			Most Recent NOI (As of):	$4,204,589 (TTM 1/31/2015)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	None
Additional Debt Type:	NAP
				U/W Revenues:	$20,647,679
				U/W Expenses:	$16,877,668
				U/W NOI:	$3,770,011
				U/W NCF:	$2,944,104
Escrows and Reserves(1):				U/W NOI DSCR:	2.18x
				U/W NCF DSCR:	1.70x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	14.2%
Taxes	$102,481	$34,159	NAP	U/W NCF Debt Yield:	11.1%
Insurance	$16,354	$16,358	NAP	As-Complete Appraised Value(4):	$40,300,000
FF&E Reserve	$0	$68,825	NAP	As-Complete Appraisal Valuation Date(4):	February 1, 2016
PIP Reserve	$3,400,000	$0	NAP	Cut-off Date LTV Ratio(4):	66.0%
Deferred Maintenance	$120,000	$0	NAP	LTV Ratio at Maturity or ARD(4):	48.0%

(1)	See “Escrows” section.
(2)	See “The Property” and “Ground Lease” section.
(3)	See “Cash Flow Analysis” section.
(4)
The “As-Complete” Appraised Value assumes the completion of the Property Improvement Plan (“PIP”) as of February 1, 2016. An upfront PIP reserve of $3.4 million is in place. The appraiser concluded to an “as-is” appraised value of $36,200,000. The Cut-off Date LTV and LTV Ratio at Maturity based on the “as-is” value is 73.5% and 53.4%, respectively.

The Mortgage Loan. The mortgage loan (the “Hilton Albany Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in a full-service hotel (and the leasehold interest in the adjoining garage) located in Albany, New York (the “Hilton Albany Property”). The Hilton Albany Mortgage Loan was originated on March 10, 2015 by Wells Fargo Bank, National Association. The Hilton Albany Mortgage Loan had an original principal balance of $26,600,000, has an outstanding principal balance as of the Cut-off Date of $26,600,000 and accrues interest at an interest rate of 4.240% per annum. The Hilton Albany Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires payments of principal and interest based on a 25-year amortization schedule. The Hilton Albany Mortgage Loan matures on March 11, 2025.

Following the lockout period, the borrower has the right to defease the Hilton Albany Mortgage Loan in whole, but not in part, on any date before December 11, 2024.  In addition, the Hilton Albany Mortgage Loan is prepayable without penalty on or after December 11, 2024.

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HILTON ALBANY

Sources and Uses

Sources			Uses
Original loan amount	$26,600,000	68.2%	Purchase price	$34,000,000	87.2%
Sponsor’s new cash contribution	12,375,306	31.8	Reserves	3,638,835	9.3
			Closing costs	1,336,471	3.4
Total Sources	$38,975,306	100.0%	Total Uses	$38,975,306	100.0%

The Property. The Hilton Albany Property is comprised of the fee interest in a 385-room, fifteen-story, full-service hotel and leasehold interest in the adjacent 709-space, six-story parking garage located in Albany, New York. Built in 1981 and situated on a 1.8-acre site, the Hilton Albany Property’s guestroom configuration includes 226 double/double guestrooms, 130 king guestrooms, 14 king-suite guestrooms, 11 handicap-accessible rooms, two bi-level suites and two hospitality suites. Each guestroom features an armoire with granite countertop, flat panel television, work desk with chair, armchair and a refrigerator.  Amenities at the Hilton Albany Property include 29,525 square-feet of meeting and event space (including a 10,080 square foot ballroom and 10,866 of gallery/pre-function space), the 180-seat Charters Restaurant (serving breakfast, lunch and dinner), the 24-seat Sessions bar and lounge, indoor pool and whirlpool, sundry shop, fitness center, business center and concierge lounge.

The Hilton Albany Property previously operated as a Crowne Plaza until the commencement of a $17.2 million ($44,675 per room) property improvement plan (“PIP”) from 2011 through March 2013, at which point the Hilton Albany Property opened under a Hilton franchise. During the renovation and prior to securing the Hilton franchise, the Hilton Albany Property operated as the independent Hotel Albany. Renovations consisted of guestroom upgrades, including all soft goods and case goods, complete redesign of the lobby, front desk and lounge and updates to the meeting and group space. The current $3.4 million PIP ($8,831 per room) primarily consists of guestroom upgrades ($2.2 million) and garage and common area upgrades. The franchise agreement with Hilton Worldwide expires in March 2030.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Hilton Albany Property:

Cash Flow Analysis

	2012(1)	2013(1)	2014(1)	TTM 1/31/2015	U/W	% of U/W Total Revenue	U/W $ per Room
Occupancy	60.2%	70.9%	76.8%	76.8%	76.8%
ADR	$100.23	$114.57	$126.06	$126.91	$126.91
RevPAR	$60.35	$81.20	$96.76	$97.41	$97.41

Total Revenue	$13,406,576	$17,141,433	$20,517,259	$20,660,273	$20,647,679	100.0%	$53,630
Total Department Expenses	6,405,753	7,673,373	8,674,726	8,725,334	8,707,193	42.2	22,616
Gross Operating Profit	$7,000,823	$9,468,060	$11,842,533	$11,934,939	$11,940,486	57.8%	$31,014

Total Undistributed Expenses	4,746,111	5,650,628	6,351,171	6,326,782	6,794,603	32.9	17,648
Profit Before Fixed Charges	$2,254,712	$3,817,432	$5,491,362	$5,608,157	$5,145,883	24.9%	$13,366

Total Fixed Charges	1,127,822	1,145,238	1,403,568	1,403,568	1,375,872(2)	6.7	3,574

Net Operating Income	$1,126,890	$2,672,194	$4,087,794	$4,204,589	$3,770,011	18.3%	$9,792
FF&E	0	0	0	0	825,907	4.0	2,145
Net Cash Flow	$1,126,890	$2,672,194	$4,087,794	$4,204,589	$2,944,104	14.3%	$7,647

NOI DSCR	0.65x	1.55x	2.37x	2.43x	2.18x
NCF DSCR	0.65x	1.55x	2.37x	2.43x	1.70x
NOI DY	4.2%	10.0%	15.4%	15.8%	14.2%
NCF DY	4.2%	10.0%	15.4%	15.8%	11.1%

(1)
The increase in operating performance from 2012 to 2014 is due to the Hilton Albany Property undergoing a significant renovation from 2011 through March 2013, when it was re-branded under a Hilton franchise. During the PIP, the Hilton Albany Property operated as the independent Hotel Albany, with no franchise affiliation. The newly renovated Hilton Albany Property was officially re-introduced in March 2013 as a Hilton and experienced quick stabilization due to the Hilton affiliation and high-quality renovations.

(2)
The Hilton Albany Property benefits from a Payment in lieu of Taxes (“PILOT”) agreement, which results in a reduced property tax expense. The property tax expense as of year-end 2014 was $471,415. The PILOT agreement expires in 2042 and is gradually phased out each year. The U/W property tax expense of $471,415 is based on the 2014 tax expense. The taxes are projected to increase from the current level of $471,415 to $566,606 (not including business improvement district taxes, which were $92,394 as of year-end 2014) by the time the Hilton Albany Mortgage Loan matures. Based on the increased taxes at maturity of the Hilton Albany Mortgage Loan, the estimated NCF DSCR is 1.60x.

The Appraisal. As of the appraisal valuation date of January 19, 2015, the Hilton Albany Property had an “as-is” appraised value of $36,200,000.  The appraiser also concluded to an “as-complete” value of $40,300,000 with an “as-complete” valuation date of February 1, 2016.  The “as-complete” valuation assumes that the PIP has been completed (the $3.4 million PIP cost was reserved upfront). The appraiser also concluded to an “as-stabilized” value of $42,400,000 with an “as-stabilized” valuation date of February 1, 2018. The “as-stabilized” valuation assumes that the Hilton Albany Property is operating at a stabilized average daily rate of $153.52.

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HILTON ALBANY

Environmental Matters. According to the Phase I environmental site assessment dated January 20, 2015, there was no evidence of any recognized environmental conditions at the Hilton Albany Property.

Market Overview and Competition. The Hilton Albany Property is located in the central business district of Albany, New York, approximately 0.3 miles southeast of the New York State Capitol Building. The Hilton Albany Property is the closest hotel to the state capitol and draws business from lobbyists, state senators and assemblymen, along with government-related business and projects from accounting, consulting and contracting firms. While government-related business is a large demand driver for the Hilton Albany Property, according to the appraisal, the technology, education and health care sectors are also significant demand generators for the Albany metropolitan area. The healthcare sector continues to expand, as evidenced by the recent expansion of the patient pavilion of the Albany Medical Center (located 1.6 miles west of the Hilton Albany Property). According to the appraisal, the $360.0 million expansion, which was completed in 2013, added 20 new operating suites, 83 hospital beds and resulted in the creation of 1,000 new jobs. Further, New York’s Tech Valley is located just north of New York City and stretches 250.0 miles north along the Hudson River, encompassing 18 counties (including Albany). The Advancing Tech Valley initiative, launched by local economic development officials, has been successful in encouraging business growth throughout the region. In 2013, GlobalFoundries, Inc. constructed a $6.9 billion advanced micro devices computer chip manufacturing plant in nearby Malta and Albany NanoTech, a research and development organization for the nanoelectronics industry, constructed a $365.0 million facility in conjunction with the University of Albany (State University of New York) featuring 50,000 square feet of clean-room space, two data centers and enough space for approximately 1,000 scientists to work.

The Hilton Albany Property has more guestrooms than any other downtown hotel in Albany and can accommodate larger group business. The Hilton Albany Property is located approximately 0.5 miles east of the Empire State Plaza, 0.2 miles north of the Times Union Center, and one block north of the proposed Albany Capital Center. Empire State Plaza is a 10-building complex housing over 11,000 New York employees and approximately 81,500 square feet of meeting and event space. The 17,500 person capacity Times Union Center is currently the city’s largest venue for bands, trade shows, sporting events, and other large-scale community gatherings and hosts an average of 165 events each year. The facility will undergo a $15.7 million renovation over the next two years, which includes new glass escalators and atrium over the main entrance. Albany Capital Center is a $66.5 million, 82,000 square foot meeting/conference center and exhibit venue expected to open in January 2017. It will be connected by an enclosed walkway to Empire State Plaza and the Times Union Center. The new convention center will allow Albany to compete with other upstate New York meeting destinations. A third party report identified a competitive set of nine hospitality properties, which contain 1,682 rooms and exhibited an average occupancy, ADR and RevPAR of 75.4%, $128.28 and $96.76, respectively, for the trailing 12-month period ending December 31, 2014.

The following table presents certain information relating to the Hilton Albany Property’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			Hilton Albany			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2014 TTM	65.5%	$126.18	$82.60	75.4%	$128.28	$96.76	115.2%	101.7%	117.1%
12/31/2013 TTM	62.4%	$122.98	$76.80	69.4%	$116.94	$81.20	111.2%	95.1%	105.7%
12/31/2012 TTM	63.5%	$122.26	$77.64	58.9%	$102.38	$60.26	92.7%	83.7%	77.6%

(1)
Information obtained from a third party hospitality report dated January 16, 2014.  The competitive set includes: Holiday Inn Express Albany Downtown, Holiday Inn Albany Wolf Road, Marriott Albany, Desmond Hotel & Conference Center, Hampton Inn Suites Albany Downtown, Residence Inn Albany East Greenbush Tech Valley, 74 State Hotel, Hilton Garden Inn Albany Medical Center, TownePlace Suites Albany Downtown Medical Center

The Borrower. The borrower is AFP 107 Corp., a limited liability company and a single purpose entity with one independent director. United Capital Corp. (“UCC”) is the guarantor of certain nonrecourse carveouts under the Hilton Albany Mortgage Loan.

The Sponsor. The sponsor is UCC. UCC and its subsidiaries own and manage more than 150 real estate properties nationwide, as well as two manufacturing companies providing engineered products to industrial and automotive markets worldwide. UCC also owns and operates a portfolio of eight hotels. Attilio Petrocelli is the chairman, president and chief executive officer of UCC and is also a director of Nathan’s Famous, Inc. UCC received a discounted payoff for a Wells Fargo loan originated in December 2007. See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in the Free Writing Prospectus.

Escrows. The loan documents provide for upfront escrows in the amount of $102,481 for real estate taxes, $16,354 for insurance premiums, $120,000 for deferred maintenance and $3.4 million for the PIP. The PIP is required to be completed by January 16, 2016. The loan documents provide for monthly escrows in an amount equal to $34,159 for real estate taxes, $16,358 for insurance premiums and FF&E reserves in an amount equal to 4.0% of total revenue for the prior month (initially estimated to be $68,825).

Lockbox and Cash Management.  The Hilton Albany Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower direct that all receipts payable with respect to the Hilton Albany Property be paid directly into the lockbox account. The loan documents also require all revenues received by the borrower or the property manager to be deposited into the lockbox account within one business day of receipt. Prior to the occurrence of a Cash Trap Event Period (as defined below), all funds on deposit in the lockbox account are disbursed to the borrower. During a Cash Trap Event period, all funds are swept on a monthly basis to a lender-controlled cash management account.

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HILTON ALBANY

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default or (ii) the net cash flow debt yield falling below 10.5% at the end of any calendar quarter. A Cash Trap Event Period will expire, with regard to clause (i), upon the cure of such event of default, or with regard to clause (ii), upon the date that the net cash flow debt yield is equal to or greater than 11.0% for two consecutive calendar quarters.

Property Management. The Hilton Albany Property is managed by an affiliate of the borrower.

Assumption. The borrower has a two-time right to transfer the Hilton Albany Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender reasonably determines that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; and (iii) the lender has received confirmation from DBRS, Moody’s and Morningstar that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-LC20 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. The garage portion of the Hilton Albany Property is situated on a 0.6 acre site leased from UDC-Ten Eyck Development Corporation-II, an affiliate of the city of Albany. The ground lease expires in December 2056 and ground rent is calculated based on three components: (i) base rent of $190,000, plus; (ii) additional rent (calculated based on the increase in labor wages for union parking lot attendants), plus; (iii) 75.0% of the garage’s net cash flow (after payment of debt service on the garage, if encumbered). The underwritten ground rent payment is $606,900.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Hilton Albany Property, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

A-3-83

HANESBRANDS INDUSTRIAL

A-3-84

HANESBRANDS INDUSTRIAL

Hanesbrands Industrial
705 Canterbury Road
Kings Mountain, NC 28086
High Shoals
Dallas
Gaston College
Bessemer City
GASTON COUNTY
GASTONIA
Dixie Village Shopping Center
Rankin Lake Park
Flyer Park
Eastridge Mall
Akers Center
Charlotte 20 miles
GASTONIA AMTRAK
2nd Ave
Garrison Blvd
W. Hudson Rd
Linwood Springs Golf Course
Gastonia Municipal Golf Course
Gastonia Country Club
Gastonia Municipal Airport
South Gastonia
Kings Mountain
King St
Kings Mtn. Country Club
CLEVELAND COUNTY
Mountain View Golf Course
Crowder Mountain State Park
AMTRAK
Bessemer City-Kings Mtn. Hwy
Crowders Mtn. Rd
Edgewood Rd
Oak Grove Rd
Crocker Rd
York Rd
Pinnacle Rd
Sparrow Springs Rd
Freedom Mill Rd
Lewis Rd
Chapel Grove Rd
Crowders Cr. Rd
Ferguson Ridge Rd
Robinson Rd
Neal Hawkins Rd
Union Rd
Myrtle School Rd
Linwood Rd
York St
Chester St
Old Dallas Hwy
N. Oakland St
Dallas-High Shoals Hwy
Dallas-Cherryville Hwy
Dallas-Bessemer City Hwy
Fairview Dr
Costner School Rd
Puetts Chapel Rd
Long Shoals Rd
Ike Lynch Rd
Bob Friday Rd
Philadelphia Church Rd
Bethlehem Rd
Bessemer City Rd
NORTH CAROLINA
SOUTH CAROLINA
Kings Mountain State Park
Kings Mtn. National Military Park
YORK COUNTY
Wells-Whitworth Rd
Rhyne Rd
85
74
29
321
161
216
274
279
275
7
Roanoke
Blacksburg
VIRGINIA
Martinsville
Danville
Bristol
Kingsport
Johnson City
TENN
Boone
Reidsville
Winston-Salem
Greensboro
Burlington
Durham
Wake Forest
High Point
Chapel Hill
Cary
RALEIGH
Lenoir
Statesville
Hickory
NORTH CAROLINA
Asheville
Kannapolis
Concord
Gastonia
CHARLOTTE
Kings Mountain
Mint Hill
Sanford
Pinehurst
Southern Pines
Fayetteville
Greer
Greenville
Spartanburg
Rock Hill
Monroe
Marshville
Rockingham
Laurinburg
Cheraw
SOUTH CAROLINA
Greenwood
Columbia
Florence
Sumter
Conway
Myrtle Beach
GA

A-3-85

No. 10 – Hanesbrands Industrial

Loan Information				Property Information
Mortgage Loan Seller:	Ladder Capital Finance LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Moody’s/Morningstar):	NR/NR/NR			Property Type:	Industrial
Original Principal Balance:	$18,270,000			Specific Property Type:	Warehouse
Cut-off Date Principal Balance:	$18,270,000			Location:	Kings Mountain, NC
% of Initial Pool Balance:	2.2%			Size(3):	467,781 SF
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per SF:	$39.06
Borrower Names:	LHB Kings Mountain LLC			Year Built/Renovated(3):	1995/2015
Sponsors:	Ladder Capital Finance Holdings LLLP			Title Vesting:	Fee
Mortgage Rate:	4.848%			Property Manager:	Self-managed
Note Date:	January 29, 2015			3rd Most Recent Occupancy (As of):	100.0% (12/31/2011)
Anticipated Repayment Date:	February 6, 2025			2nd Most Recent Occupancy (As of):	100.0% (12/31/2012)
Maturity Date:	February 6, 2030			Most Recent Occupancy (As of):	100.0% (12/31/2013)
IO Period:	120 months			Current Occupancy (As of):	100.0% (3/1/2015)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	None
Loan Amortization Type:	Interest-only, ARD			3rd Most Recent NOI (As of):	$1,042,148 (12/31/2011)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of)	$1,042,148 (12/31/2012)
Call Protection:	YM(25),YM or D(91),O(4)			Most Recent NOI (As of)(4):	$1,042,148 (12/31/2013)
Lockbox Type:	Hard/Upfront Cash Management
Additional Debt(1):	Yes
Additional Debt Type(1):	Future Mezzanine

				U/W Revenues:	$1,646,650
				U/W Expenses:	$32,933
				U/W NOI(4):	$1,613,717
Escrows and Reserves(2):				U/W NCF:	$1,473,383
				U/W NOI DSCR :	1.79x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR:	1.64x
Taxes	$0	Springing	NAP	U/W NOI Debt Yield:	8.8%
Insurance	$0	Springing	NAP	U/W NCF Debt Yield:	8.1%
TI/LC Reserve	$0	$0	NAP	As-Is Appraised Value(5):	$26,100,000
Replacement Reserve	$0	$0	NAP	As-Is Appraisal Valuation Date:	January 15, 2015
Construction Reserve	$4,859,426	$0	NAP	Cut-off Date LTV Ratio:	70.0%
Expansion Space Rent Reserve	$291,734	$0	NAP	LTV Ratio at Maturity or ARD:	70.0%

(1)	See “Subordinate and Mezzanine Indebtedness” section.
(2)	See “Escrows” section.
(3)	The expansion of the Hanesbrands Industrial Property is ongoing and expected to be completed by October, 2015. See “The Property” section.
(4)	See “Cash Flow Analysis” section.
(5)	See “Appraisal” section.

The Mortgage Loan. The mortgage loan (the “Hanesbrands Industrial Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering an industrial warehouse property located in Kings Mountain, North Carolina (the “Hanesbrands Industrial Property”). The Hanesbrands Industrial Mortgage Loan was originated on January 29, 2015 by Ladder Capital Finance LLC. The Hanesbrands Industrial Mortgage Loan had an original principal balance of $18,270,000, has an outstanding principal balance as of the Cut-off Date of $18,270,000 and accrues interest at an interest rate of 4.848% per annum. The Hanesbrands Industrial Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments through the Anticipated Repayment Date (“ARD”). The ARD is February 6, 2025 and the final maturity date is February 6, 2030. In the event the Hanesbrands Industrial Mortgage Loan is not repaid in full on or before the ARD, the interest rate on the Hanesbrands Industrial Mortgage Loan will increase by 3.0% (the “Post-ARD Additional Interest Rate”) to 7.848% per annum and, as of the ARD, the Hanesbrands Industrial Mortgage Loan will have a remaining term of 60 months. Payment of interest at the Post-ARD Additional Interest Rate (together with compound interest thereon at the full post-ARD interest rate, to the extent permitted by applicable law) will be deferred until the principal balance of the Hanesbrands Industrial Mortgage Loan is paid in full and will be due and payable at maturity if not paid sooner. The ARD automatically triggers a full cash flow sweep whereby all excess cash flow will be used to pay down the principal balance of the Hanesbrands Industrial Mortgage Loan.

The borrower has the right to voluntarily prepay the Hanesbrands Industrial Mortgage Loan in whole, but not in part, provided that if prepaid before November 6, 2024, the borrower pays the yield maintenance premium. Furthermore, following the defeasance lockout period, the borrower will also have the right to defease the Hanesbrands Industrial Mortgage Loan in whole, but not in part, on any

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HANESBRANDS INDUSTRIAL

date before the November 6, 2024. In addition, the Hanesbrands Industrial Mortgage Loan is prepayable without penalty on or after November 6, 2024.

Sources and Uses

Sources			Uses
Original loan amount	$18,270,000	69.8%	Purchase Price	$20,948,840	80.0%
Sponsor’s new cash contribution(1)	7,914,614	30.2	Reserves	5,151,160	19.7
			Closing costs	84,614	0.3
Total Sources	$26,184,614	100.0%	Total Uses	$26,184,614	100.0%

(1)
Sponsor’s new cash contribution includes a seller provided escrow of $291,734 which represents the difference between the current monthly rent and the rent based on the expansion. If the expansion is completed prior to October 1, 2015 the remaining balance in the escrow will be returned to the seller.

The Property. The Hanesbrands Industrial Property is 100.0% leased by Hanesbrands Inc. (“Hanesbrands”) subject to an absolute-net lease. The Hanesbrands Industrial Property was constructed in 1995 by Hanesbrands, was renovated in 2002 and a further expansion is expected to be completed in 2015. In October 2014, Hanesbrands agreed to extend its lease for 15 years in conjunction with the construction of 87,435 square feet of expansion space being performed by Hanesbrands (construction costs to be reimbursed by the borrower up to $4,859,426; see “Escrows and Reserves” section). The improvements consist of warehouse/distribution space and approximately 5,000 square feet of office space on a 37.7 acre site. The clear height within the Hanesbrands Industrial Property is 30 feet below the bar joists with 50-foot x 50-foot column spacing throughout. The Hanesbrands Industrial Property comprises a 225-foot-deep truck court on the north side of the building as well as a 150-foot-deep truck court on the south end of the building. The Hanesbrands Industrial Property is 100.0% heated and cooled via roof-mounted HVAC units. Additionally, Hanesbrands has installed materials handling equipment, rail-guided racking systems, and mezzanines to accommodate packaging and returns. Hanesbrands is a consumer goods company that designs, manufactures, sources, and sells apparel in the United States. Hanesbrands is based in Winston-Salem, North Carolina and employs approximately 50,000 people internationally. Upon completion of the expansion which is expected to be delivered by October 1, 2015, the Hanesbrands Industrial Property will have 439 parking spaces, resulting in a parking ratio of 1.1 spaces per 1,000 square feet of rentable area. Hanesbrands is in the process of completing the expansion and is required to pay the increased rent associated therewith commencing upon the earlier to occur of completion of the expansion or October 1, 2015 even if the expansion is not completed by then.

The following table presents certain information relating to the tenancy at the Hanesbrands Industrial Property:

Major Tenant

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenant
Hanesbrands	NR/Ba1/BB	467,781	100.0%	$3.41	$1,592,982	100.0%	9/30/2030(2)

Occupied Collateral Total		467,781	100.0%	$3.41	$1,592,982	100.0%

(1)
The Annual U/W Base Rent PSF and Annual U/W Base Rent represent Hanesbrands’ average rent over the term of the Hanesbrands Industrial Mortgage Loan. Hanesbrands’ current in-place rent as of the Cut-off Date is $2.74 per square foot on 380,346 square feet. Hanesbrands is required to begin paying $3.15 per square foot on 467,781 square feet upon the earlier of (i) the completion of the expansion space and (ii) October 1, 2015.

(2)	Hanesbrands does not have any termination options.

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HANESBRANDS INDUSTRIAL

The following table presents certain information relating to the lease rollover schedule at the Hanesbrands Industrial Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	0	0	0.0%	0	0.0%	$0	$0.00
2018	0	0	0.0%	0	0.0%	$0	$0.00
2019	0	0	0.0%	0	0.0%	$0	$0.00
2020	0	0	0.0%	0	0.0%	$0	$0.00
2021	0	0	0.0%	0	0.0%	$0	$0.00
2022	0	0	0.0%	0	0.0%	$0	$0.00
2023	0	0	0.0%	0	0.0%	$0	$0.00
2024	0	0	0.0%	0	0.0%	$0	$0.00
2025	0	0	0.0%	0	0.0%	$0	$0.00
Thereafter	1	467,781	100.0%	467,781	100.0%	$1,592,982	$3.41
Vacant	0	0	0.0%	467,781	100.0%	$0	$0.00
Total/Weighted Average	1	467,781	100.0%			$1,592,982	$3.41

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the Hanesbrands Industrial Property:

Historical Occupancy

12/31/2011(1)	12/31/2012(1)	12/31/2013(1)	3/1/2015(2)
100.0%	100.0%	100.0%	100.0%

(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Hanesbrands Industrial Property:

Cash Flow Analysis

	2011	2012	2013	U/W(1)(2)	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$1,042,148	$1,042,148	$1,042,148	$1,592,982	96.7%	$3.41
Grossed Up Vacant Space	0	0	0	0	0.0	0.00
Total Reimbursables	0	0	0	140,334	8.5	0.30
Less Vacancy & Credit Loss	0	0	0	(86,666)	(5.3)	(0.19)
Effective Gross Income	$1,042,148	$1,042,148	$1,042,148	$1,646,650	100%	$3.52

Total Operating Expenses	$0	$0	$0	$32,933	2.0%	$0.07

Net Operating Income	$1,042,148	$1,042,148	$1,042,148	$1,613,717	98.0%	$3.45
TI/LC	0	0	0	0	0.0	0.00
Capital Expenditures	0	0	0	140,334	8.5	0.30
Net Cash Flow	$1,042,148	$1,042,148	$1,042,148	$1,473,383	89.5%	$3.15

NOI DSCR	1.16x	1.16x	1.16x	1.79x
NCF DSCR	1.16x	1.16x	1.16x	1.64x
NOI DY	5.7%	5.7%	5.7%	8.8%
NCF DY	5.7%	5.7%	5.7%	8.1%

(1)
The increase in Net Operating income from 2013 to the underwritten financials is due to the execution of the Hanesbrands lease with expansion space and straightline rent over the term of the Hanesbrands Industrial Mortgage Loan. Hanesbrands current in-place rent is $2.74 per square foot on 380,346 square feet. Hanesbrands is required to begin paying $3.15 per square foot on 467,781 square feet upon the earlier of (i) the completion of the expansion space and (ii) October 1, 2015.

(2)	The underwritten economic vacancy is 5.0%. The Hanesbrands Industrial Property was 100.0% physically occupied as of March 1, 2015.

Appraisal. As of the appraisal valuation date of January 15, 2015, the Hanesbrands Industrial Property had an “as completed” appraised value of $26,100,000 based on the completion of the expansion of the Hanesbrands Industrial Property. As of December 18, 2014 the “Go-Dark” appraised value was $18,400,000.

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HANESBRANDS INDUSTRIAL

Environmental Matters. According to the Phase I environmental site assessment dated December 19, 2014, there was no evidence of any recognized environmental conditions at the Hanesbrands Industrial Property.

Market Overview and Competition. The Hanesbrands Industrial Property is located in Kings Mountain, North Carolina which is approximately 33 miles west of Charlotte, North Carolina. The Hanesbrands Industrial Property is located directly east of Interstate 85 which is an east/west thoroughfare and provides direct access to the Charlotte International Airport and to Interstate 77, a north/south thoroughfare. According to the appraisal, the Hanesbrands Industrial Property is located within the Gaston County submarket of the Charlotte industrial market. As of the third quarter of 2014, the Charlotte industrial market had a direct vacancy rate of 9.4% and direct average asking rents of $3.89 per square foot on a triple net basis, and the Gaston County industrial submarket had a direct vacancy rate of 14.1% and direct average asking rents of $2.34 per square foot on a triple net basis. The appraiser identified a competitive set of five industrial properties within 37 miles of the Hanesbrands Industrial Property totaling approximately 2.6 million square feet which were all 100% occupied by single-tenant users. The appraiser concluded to a market rent of $3.75 per square foot which is higher than the in-place rent at the Hanesbrands Industrial Property.

The following table presents certain information relating to comparable industrial properties for the Hanesbrands Industrial Property:

Competitive Set(1)

	Hanesbrands Industrial (Subject)	Hanesbrands Distribution Center	Michelin Distribution Center	Britax	Exel Distribution Facility	Shutterfly Building
Location	Kings Mountain, NC	Kings Mountain, NC	Charlotte, NC	Fort Mill, SC	Rock Hill, SC	Fort Mill, SC
Distance from Subject	--	6.2 miles	36.8 miles	29.8 miles	36.8 miles	32.0 miles
Property Type	Industrial	Industrial	Industrial	Industrial	Industrial	Industrial
Year Built	1995	1999	1991	2012	2014	1992
Total GLA	467,781 SF	575,718 SF	346,545 SF	478,400 SF	945,023 SF	303,188 SF
Total Occupancy	100%	100%	100%	100%	100%	100%

  (1)     Information obtained from the appraisal.

The Borrower. The borrower is LHB Kings Mountain LLC, a single purpose entity.

The Sponsor. The sponsor is Ladder Capital Finance Holdings LLLP. Ladder Capital Finance Holdings LLLP and its consolidated subsidiaries, including Ladder Capital Finance LLC, are a commercial real estate investment company focused on the origination of first mortgage and mezzanine loans, equity investments in commercial real estate and investing in securities secured by commercial real estate. See “Risk Factors – Risks Related to the Offered Certificates – Various Other Securitization-Level Conflicts of Interest May Have an Adverse Effect on Your Offered Certificates – Conflicts Between the Trust Fund and the Mortgage Loan Sellers and Their Affiliates” in the Free Writing Prospectus.

Escrows. The loan documents provide for an upfront escrow in the amount of $4,859,426 to reimburse the tenant for construction of the expansion space. In addition, $291,734 is being held by an escrow agent and disbursed to the lockbox account pursuant to an escrow agreement to cover the difference between the current monthly rent and the rent based on the expansion space. The loan documents do not require monthly escrows for taxes provided (i) no event of default has occurred and is continuing; (ii) the sole tenant is paying taxes directly; and (iii) the sole tenant lease is in full force and effect and the tenant is not in default of its lease. The loan documents do not require monthly escrows for insurance provided (i) no event of default has occurred and is continuing; (ii) the sole tenant is paying insurance premiums directly; and (iii) the sole tenant lease is in full force and effect and the tenant is not in default of its lease.

Lockbox and Cash Management. The Hanesbrands Industrial Mortgage Loan requires a lender-controlled lockbox account which is already in place, and that the borrower direct the tenant to pay its rents directly to such lockbox account. The loan documents also require all revenues received by the borrower or the property manager to be deposited into the lockbox account within one business day of receipt. Funds are then swept to a cash management account controlled by the lender and, in the absence of a continuing event of default under the related loan documents, all excess funds after application in accordance with the loan documents are distributed to the borrower’s operating account. During the occurrence of an event of default, all excess funds are swept to a cash management account controlled by the lender.

Property Management. The Hanesbrands Industrial Property is managed by an affiliate of the borrower.

Assumption. The borrower has the right to transfer the Hanesbrands Industrial Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration the transferee’s experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from DBRS, Moody’s and Morningstar that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-LC20 Certificates.

A-3-89

HANESBRANDS INDUSTRIAL

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. The borrower has the right to incur mezzanine financing subject to the borrower’s satisfaction of certain conditions precedent including, but not limited to: (i) no event of default has occurred or is continuing; (ii) the loan-to-value ratio including all mortgage and mezzanine debt is not greater than 85.0%; (iii) an aggregate debt service coverage ratio for the mortgage and mezzanine debt of no less than 1.20x; and (iv) the execution of an intercreditor agreement.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy, required to be maintained by the borrower, provides coverage for terrorism in an amount equal to the full replacement cost of the Hanesbrands Industrial Property, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event; provided, however, that the borrower is not required to carry the insurance required under the loan agreement while the Hanesbrands lease is in full force and effect and Hanesbrands maintains the coverage required under such lease.

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A-3-91

No. 11 – Hampton Inn & Suites - Miami Airport

Loan Information	Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association	Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Moody’s/Morningstar):	NR/NR/NR	Property Type:	Hospitality
Original Principal Balance:	$18,000,000	Specific Property Type:	Limited Service
Cut-off Date Principal Balance:	$18,000,000	Location:	Miami, FL
% of Initial Pool Balance:	2.2%	Size:	149 Rooms
Loan Purpose:	Refinance	Cut-off Date Principal Balance Per Room:	$120,805
Borrower Name:	Airport Hotel Group, LTD.	Year Built/Renovated:	2000/NAP
Sponsors:	Bernard Wolfson	Title Vesting:	Fee
Mortgage Rate:	4.240%	Property Manager:	Hospitality America, Inc.
Note Date:	March 4, 2015	3rd Most Recent Occupancy (As of):	81.2% (12/31/2011)
Anticipated Repayment Date:	NAP	2nd Most Recent Occupancy (As of):	74.2% (12/31/2012)
Maturity Date:	March 11, 2025	Most Recent Occupancy (As of):	80.5% (12/31/2013)
IO Period:	36 months	Current Occupancy (As of):	84.3% (12/31/2014)
Loan Term (Original):	120 months
Seasoning:	0 months	Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon	3rd Most Recent NOI (As of):	$1,654,994 (12/31/2012)
Interest Accrual Method:	Actual/360	2nd Most Recent NOI (As of):	$2,028,375 (12/31/2013)
Call Protection:	L(24),GRTR 1% or YM(92),O(4)	Most Recent NOI (As of):	$2,141,003 (12/31/2014)
Lockbox Type:	Springing (Without Established Account)
Additional Debt:	None
Additional Debt Type:	NAP	U/W Revenues:	$6,481,835
U/W Expenses:	$4,339,291
U/W NOI:	$2,142,544
U/W NCF:	$1,883,271
U/W NOI DSCR:	2.02x
U/W NCF DSCR:	1.77x
Escrows and Reserves:	U/W NOI Debt Yield:	11.9%
U/W NCF Debt Yield:	10.5%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$27,000,000
Taxes	$95,345	$23,836	NAP	As-Is Appraisal Valuation Date:	February 2, 2015
Insurance	$0	Springing(1)	NAP	Cut-off Date LTV Ratio:	66.7%
FF&E Reserve	$0	$21,606(2)	NAP	LTV Ratio at Maturity or ARD:	58.0%

(1)
Ongoing monthly reserves for insurance are not required as long as (i) no event of default has occurred and is continuing; (ii) the Hampton Inn & Suites – Miami Airport Property is covered by an acceptable blanket insurance policy; and (iii) the borrower provides the lender with evidence of renewal of the insurance policies and timely proof of payment of insurance premiums.

(2)
Lender may adjust the FF&E Reserve monthly deposit amount to the greater of (i) the then-existing FF&E Reserve monthly deposit amount or (ii) one twelfth of 4.0% of operating income for the prior fiscal year.

The Hampton Inn & Suites – Miami Airport mortgage loan is evidenced by a single promissory note secured by a first mortgage encumbering an 11-story, limited service hotel located in Miami, Florida (the “Hampton Inn & Suites – Miami Airport Property”). Built in 2000, the Hampton Inn & Suites – Miami Airport Property comprises 149 guestrooms, which includes 79 king guestrooms, 35 double queen guestrooms, 27 one-bedroom king guestrooms and eight one-bedroom double queen guestrooms. Amenities at the Hampton Inn & Suites – Miami Airport Property include complimentary breakfast service, complimentary laundry, outdoor swimming pool, approximately 1,400 square feet of meeting space, sundry shop and fitness center. Per the appraisal, the 2014 demand segmentation for the Hampton Inn & Suites – Miami Airport Property was comprised of 85.0% transient and 15.0% meeting and group. The Hampton Inn & Suites – Miami Airport Property is located approximately 2.9 miles southwest of Miami International Airport which encompasses over 10 square miles and is South Florida’s main airport for long-haul international flights. The Miami International Airport has been extensively renovated in recent years with renovations estimated at $5.4 billion and passenger traffic for the year 2013 totaled more than 40.5 million passengers. The Hilton Hotels Corporation franchise agreement expires in December 2018.

A-3-92

HAMPTON INN & SUITES – MIAMI AIRPORT

Sources and Uses

Sources			Uses
Original loan amount	$18,000,000	100.0%	Loan payoff(1)	$9,581,254	53.2%
			Closing costs	245,156	1.4
			Reserves	95,345	0.5
			Return of equity	8,078,246	44.9
Total Sources	$18,000,000	100.0%	Total Uses	$18,000,000	100.0%
(1)	The Hampton Inn & Suites – Miami Airport Property was previously securitized in COMM 2005-C6.

The following table presents certain information relating to the Hampton Inn & Suites – Miami Airport Property’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			Hampton Inn & Suites – Miami Airport			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2014 TTM	89.5%	$125.27	$112.12	84.2%	$141.79	$119.43	94.1%	113.2%	106.5%
12/31/2013 TTM	89.4%	$114.60	$102.42	80.5%	$136.07	$109.59	90.1%	118.7%	107.0%
12/31/2012 TTM	86.7%	$109.32	$94.77	74.2%	$131.49	$97.55	85.6%	120.3%	102.9%

(1)
Information obtained from a third party hospitality report dated January 16, 2015. The competitive set includes: Courtyard Miami Airport, Hampton Inn Miami Airport West, Hyatt House Miami Airport, Homewood Suites Miami Airport Blue Lagoon, Springhill Suites Miami Airport South, Fairfield Inn & Suites Miami Airport South, Hilton Garden Inn Miami Airport West and Residence Inn Miami Airport.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Hampton Inn & Suites – Miami Airport Property:

Cash Flow Analysis

	2012	2013	2014	U/W	% of U/W Total Revenue	U/W $ per Room
Occupancy	74.2%	80.5%	84.3%	80.0%
ADR	$131.41	$135.87	$141.53	$144.36
RevPAR	$97.49	$109.43	$119.36	$115.49

Total Revenue	$5,469,829	$6,139,964	$6,692,457	$6,481,835	100.0%	$43,502
Total Department Expenses	1,658,653	1,760,247	1,915,216	1,852,649	28.6	12,434
Gross Operating Profit	$3,811,176	$4,379,717	$4,777,241	$4,629,186	71.4%	$31,068

Total Undistributed Expenses	1,730,225	1,911,672	2,179,490	1,991,323	30.7	13,365
Profit Before Fixed Charges	$2,080,951	$2,468,045	$2,597,751	$2,637,862	40.7%	$17,704

Total Fixed Charges	425,957	439,670	456,748	495,318	7.6	3,324

Net Operating Income	$1,654,994	$2,028,375	$2,141,003	$2,142,544	33.1%	$14,379
FF&E	0	0	0	259,273	4.0	1,740
Net Cash Flow	$1,654,994	$2,028,375	$2,141,003	$1,883,271	29.1%	$12,639

NOI DSCR	1.56x	1.91x	2.02x	2.02x
NCF DSCR	1.56x	1.91x	2.02x	1.77x
NOI DY	9.2%	11.3%	11.9%	11.9%
NCF DY	9.2%	11.3%	11.9%	10.5%

A-3-93

No. 12 – Cole Income NAV Portfolio

Loan Information				Property Information
Mortgage Asset Seller:	Silverpeak Real Estate Finance LLC			Single Asset/Portfolio(2):	Portfolio
Credit Assessment (DBRS/Moody’s/Morningstar):	NR/NR/NR			Property Type:	Various – See Table
Original Principal Balance:	$16,950,000			Specific Property Type:	Various – See Table
Cut-off Date Principal Balance:	$16,950,000			Location:	Various – See Table
% of Initial Pool Balance:	2.0%			Size:	202,235 SF
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per SF:	$83.81
Borrower Names(1):	Various			Year Built/Year Renovated:	Various – See Table
Sponsor:	Cole Real Estate Income Strategy (Daily NAV), Inc.			Title Vesting:	Fee
Mortgage Rate:	4.050%			Property Manager:	Self-managed
Note Date:	February 6, 2015			3rd Most Recent Occupancy(3):	NAV
Anticipated Repayment Date:	February 6, 2025			2nd Most Recent Occupancy(3):	NAV
Maturity Date:	February 6, 2045			Most Recent Occupancy(3):	NAV
IO Period:	120 months			Current Occupancy (As of)(4):	100.0% (3/1/2015)
Loan Term (Original):	120 months
Seasoning:	1 month
Amortization Term (Original):	0 months
Loan Amortization Type:	Interest-only, ARD			Underwriting and Financial Information:
Interest Accrual Method:	Actual/360
Call Protection:	L(26),GRTR 1% or YM(90),O(4)			3rd Most Recent NOI(3):	NAV
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI(3):	NAV
Additional Debt:	None			Most Recent NOI(3):	NAV
Additional Debt Type:	NAP
				U/W Revenues:	$1,722,359
				U/W Expenses:	$51,671
				U/W NOI:	$1,670,688
				U/W NCF:	$1,566,753
				U/W NOI DSCR:	2.39x
Escrows and Reserves:				U/W NCF DSCR:	2.24x
				U/W NOI Debt Yield:	9.9%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	9.2%
Taxes	$0	Springing	NAP	As-Is Appraised Value:	$26,500,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date:	Various
Replacement Reserves	$0	Springing	NAP	Cut-off Date LTV Ratio:	64.0%
TI/LC Reserve	$0	Springing	NAP	LTV Ratio at Maturity or ARD:	64.0%

(1)	The borrower consists of seven separate limited liability companies.
(2)
After the lockout period, the borrower may sell one or more of the properties to a third party purchaser and obtain the release of such properties provided that the NOI DSCR shall not be less than the greater of (i) 2.39x and (ii) the NOI DSCR in effect immediately prior to the property sale and the LTV Ratio for the remaining properties shall not be greater than 64.0%.

(3)	Historical occupancy and financial data is unavailable because the Cole Income NAV Portfolio Properties were acquired throughout 2014.
(4)
On February 7, 2015, the sole tenant at the Burger King mortgaged property was destroyed by fire. The cost to rebuild the mortgaged property is covered by the tenant’s and the borrower’s casualty insurance policies. The tenant continues to pay full base rent and rent does not abate any time during the restoration period.

The Cole Income NAV Portfolio mortgage loan is evidenced by a single promissory note that is secured by the fee simple interest in 11 single-tenant net leased retail properties and one single-tenant net leased industrial warehouse property totaling 202,235 square feet and located in 11 states (Alabama, New Mexico, Missouri, Arkansas, Georgia, Texas, Montana, Oklahoma, Ohio, Minnesota and Kansas) (the “Cole Income NAV Portfolio Properties”). The Cole Income NAV Portfolio Properties were built between 1986 and 2014. Cole Income Real Estate Income Strategy (Daily NAV), Inc. is a continuously offered, non-listed public REIT that provides daily valuation and provides investors opportunities for daily purchases and redemptions. The borrowers and Cole Real Estate Income Strategy (Daily NAV), Inc. acquired the Portfolio throughout 2014. As of March 1, 2015, the Cole Income NAV Portfolio Properties were 100.0% occupied by 12 tenants.

Sources and Uses

Sources			Uses
Original loan amount	$16,950,000	65.0%	Purchase price(1)	$25,502,264	97.8%
Sponsor’s new cash contribution	9,133,381	35.0	Closing costs	581,117	2.2
Total Sources	$26,083,381	100.0%	Total Uses	$26,083,381	100.0%

(1)	The Cole Income NAV Portfolio was acquired throughout 2014.

A-3-94

COLE INCOME NAV PORTFOLIO

The following table presents certain information relating to the Cole Income NAV Portfolio Properties:

Property Name	Location	Property Type- Specific Property Type	Allocated Cut-off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	Appraised Value	Allocated LTV
Time Warner Cable Midwest	Streetsboro, OH	Industrial-Warehouse	$3,542,871	20.9%	100.0%	2003/NAP	78,083	$5,480,000	64.7%
PetSmart	McAllen, TX	Retail-Single Tenant	$2,924,446	17.3%	100.0%	1995/NAP	25,625	$4,700,000	62.2%
Walgreens	St. Louis, MO	Retail-Single Tenant	$2,534,289	15.0%	100.0%	2007/NAP	14,820	$4,000,000	63.4%
National Tire & Battery	Conyers, GA	Retail-Single Tenant	$1,657,098	9.8%	100.0%	1986/1995	13,748	$2,400,000	69.0%
Tire Center	Decatur, AL	Retail-Single Tenant	$1,311,273	7.7%	100.0%	1998/NAP	16,336	$2,150,000	61.0%
Family Dollar II	Darby, MT	Retail-Single Tenant	$880,658	5.2%	100.0%	2014/NAP	8,320	$1,330,000	66.2%
Dollar General I	Topeka, KS	Retail-Single Tenant	$794,426	4.7%	100.0%	2014/NAP	9,100	$1,250,000	63.6%
Burger King(1)	Midwest City, OK	Retail-Single Tenant	$764,501	4.5%	100.0%	1989/NAP	3,243	$1,270,000	60.2%
Family Dollar I	Tatum, NM	Retail-Single Tenant	$699,885	4.1%	100.0%	2014/NAP	8,320	$1,070,000	65.4%
Dollar General II	Stacy, MN	Retail-Single Tenant	$657,721	3.9%	100.0%	2014/NAP	9,026	$1,060,000	62.0%
Family Dollar III	Hampton, AR	Retail-Single Tenant	$651,115	3.8%	100.0%	2014/NAP	8,233	$990,000	65.8%
AutoZone (Ground)	Vandalia, OH	Other-Leased Fee	$531,717	3.1%	100.0%	2015/NAP	7,381	$800,000	66.5%
Total/Weighted Average			$16,950,000	100.0%	100.0%		202,235	$26,500,000	64.0%
(1)
On February 7, 2015, the sole tenant at the Burger King mortgaged property was destroyed by fire. The cost to rebuild the mortgaged property is covered by the tenant’s and the borrower’s casualty insurance policies. The tenant continues to pay full base rent and rent does not abate any time during the restoration period.

The following table presents certain information relating to the tenancies at Cole Income NAV Portfolio Properties:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s /S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenant
Time Warner Cable Midwest LLC	BBB/Baa2/BBB	78,083	38.6%	$4.45	$347,469	19.2%	7/31/2024
PetSmart, Inc.	NR/NR/B+	25,625	12.7%	$12.83	$328,738	18.1%	6/30/2025
Walgreens(2)	NR/Baa2/BBB	14,820	7.3%	$15.52	$230,000	12.7%	9/30/2082
NTW, LLC	NR/NR/NR	13,748	6.8%	$12.69	$174,524	9.6%	9/30/2025
Tire Centers, LLC	NR/NR/NR	16,336	8.1%	$10.15	$165,822	9.1%	11/30/2023
Family Dollar	NR/Baa3/BBB-	8,320	4.1%	$12.74	$106,000	5.8%	5/31/2024
Dollar General	NR/Baa3/BBB-	9,100	4.5%	$9.42	$85,760	4.7%	9/30/2029
Burger King(3)	NR/NR/B+	3,243	1.6%	$26.42	$85,693	4.7%	9/30/2034
Family Dollar	NR/Baa3/BBB-	8,320	4.1%	$10.57	$87,927	4.8%	9/30/2023
Dollar General	NR/Baa3/BBB-	9,026	4.5%	$7.89	$71,250	3.9%	10/31/2029
Family Dollar	NR/Baa3/BBB-	8,233	4.1%	$9.70	$79,826	4.4%	6/30/2024
AutoZone (Ground)	BBB/Baa1/BBB	7,381	3.6%	$6.77	$50,000	2.8%	7/31/2029

Occupied Collateral Total		202,235	100.0%	$8.96	$1,813,009	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Walgreens has a termination option every five years beginning in 2032 with 12 months’ prior notice to landlord.
(3)
On February 7, 2015, the sole tenant at the Burger King mortgaged property was destroyed by fire. The cost to rebuild the mortgaged property is covered by the tenant’s and the borrower’s casualty insurance policies. The tenant continues to pay full base rent and rent does not abate any time during the restoration period.

A-3-95

COLE INCOME NAV PORTFOLIO

The following table presents certain information relating to the lease rollover schedule at the Cole Income NAV Portfolio Properties:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	0	0	0.0%	0	0.0%	$0	$0.00
2018	0	0	0.0%	0	0.0%	$0	$0.00
2019	0	0	0.0%	0	0.0%	$0	$0.00
2020	0	0	0.0%	0	0.0%	$0	$0.00
2021	0	0	0.0%	0	0.0%	$0	$0.00
2022	0	0	0.0%	0	0.0%	$0	$0.00
2023	2	24,656	12.2%	24,656	12.2%	$253,749	$10.29
2024	3	94,636	46.8%	119,292	59.0%	$533,295	$5.64
2025	2	39,373	19.5%	158,665	78.5%	$503,262	$12.78
Thereafter(3)	5	43,570	21.5%	202,235	100.0%	$522,703	$12.00
Vacant	0	0	0.0%	202,235	100.0%	$0	$0.00
Total/Weighted Average	12	202,235	100.0%			$1,813,009	$8.96

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)
On February 7, 2015, the sole tenant at the Burger King mortgaged property was destroyed by fire. The cost to rebuild the mortgaged property is covered by the tenant’s and the borrower’s casualty insurance policies. The tenant continues to pay full base rent and rent does not abate any time during the restoration period.

The following table presents the most recent occupancy percentage at the Cole Income NAV Portfolio Properties:

Historical Occupancy(1)

12/31/2012	12/31/2013	12/31/2014	3/1/2015(2)(3)
NAV	NAV	NAV	100.0%

(1)	The Cole Income NAV Portfolio Properties were acquired throughout 2014, therefore historical occupancy is not available.
(2)	Information obtained from the underwritten rent roll.
(3)
On February 7, 2015, the sole tenant at the Burger King mortgaged property was destroyed by fire. The cost to rebuild the mortgaged property is covered by the tenant’s and the borrower’s casualty insurance policies. The tenant continues to pay full base rent and rent does not abate any time during the restoration period.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow for the Cole Income NAV Portfolio Properties:

Cash Flow Analysis(1)(2)

	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$1,813,009	105.3%	$8.96
Grossed Up Vacant Space	0	0.0	0.00
Total Reimbursables	0	0,0	0.00
Other Income	0	0,0	0.00
Less Vacancy & Credit Loss	(90,650)(3)	(5.3)	(0.45)
Effective Gross Income	$1,722,359	100.0%	$8.52

Total Operating Expenses	51,671	3.0%	$0.26

Net Operating Income	$1,670,688	97.0%	$8.26
TI/LC	63,487	3.7	0.31
Capital Expenditures	40,447	2.3	0.20
Net Cash Flow	$1,566,753	91.0%	$7.75

NOI DSCR	2.39x
NCF DSCR	2.24x
NOI DY	9.9%
NCF DY	9.2%

(1)	Cash Flow Analysis is based upon leases in-place as of December 31, 2014 for all 12 of the Cole Income NAV Portfolio Properties.
(2)	Historical financial information is unavailable because the Cole Income NAV Portfolio Properties were acquired throughout 2014.
(3)	The underwritten economic vacancy is 5.0%. The Cole Income NAV Portfolio Properties were 100.0% physically occupied as of March 1, 2015.

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A-3-97

No. 13 – Shop City Shopping Center

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Moody’s/Morningstar):	NR/NR/NR			Property Type:	Retail
Original Principal Balance:	$16,500,000			Specific Property Type:	Anchored
Cut-off Date Principal Balance:	$16,500,000			Location:	Syracuse, NY
% of Initial Pool Balance:	2.0%			Size:	233,926 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$70.54
Borrower Name:	Shop City PW/LB LLC			Year Built/Renovated:	1952/1996
Sponsor:	Edward Eden			Title Vesting:	Fee
Mortgage Rate:	4.330%			Property Manager:	Self-managed
Note Date:	March 6, 2015			3rd Most Recent Occupancy(2):	NAV
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy(2):	NAV
Maturity Date:	March 11, 2025			Most Recent Occupancy(2):	NAV
IO Period:	None			Current Occupancy (As of)(2):	90.0% (12/9/2014)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI (As of):	$2,083,251 (12/31/2012)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$1,733,047 (12/31/2013)
Call Protection:	L(24),D(92),O(4)			Most Recent NOI (As of):	$1,933,689 (TTM 10/31/2014)
Lockbox Type:	Springing (Without Established Account)
Additional Debt:	None
Additional Debt Type:	NAP			U/W Revenues:	$2,637,568
				U/W Expenses:	$803,176
				U/W NOI:	$1,834,392
				U/W NCF:	$1,670,643
Escrows and Reserves:				U/W NOI DSCR:	1.87x
				U/W NCF DSCR:	1.70x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	11.1%
Taxes	$55,937	$29,907	NAP	U/W NCF Debt Yield:	10.1%
Insurance	$42,246	$5,281	NAP	As-Is Appraised Value:	$23,200,000
Replacement Reserve	$412,000	$3,899	NAP	As-Is Appraisal Valuation Date:	December 15, 2014
TI/LC Reserve(1)	$602,000	$19,493	$602,000	Cut-off Date LTV Ratio:	71.1%
Deferred Maintenance	$60,000	NAP	NAP	LTV Ratio at Maturity or ARD:	57.2%

(1)
The TI/LC Reserve consists of an upfront reserve of $602,000. If funds are drawn from this reserve, the borrower is required to replenish the reserve with monthly deposits of $19,493 until the reserve has reached the cap of $602,000.

(2)	See “Historical Occupancy” section.

The Shop City Shopping Center mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering a 233,926 square foot anchored retail center (the “Shop City Shopping Center Property”) located in Syracuse, New York, approximately 2.8 miles northeast of the Syracuse central business district. The Shop City Shopping Center Property is located on a 23.2 acre site, was built in 1952, most recently renovated in 1996 and is comprised of six, one-story buildings anchored by a 51,704 square foot Tops Friendly Markets grocery store. In addition to the anchor, there is a diverse and granular rent roll with approximately 43.2% of the net rentable area having been in occupancy at the Shop City Shopping Center Property for at least 10 years. The Shop City Shopping Center Property features 1,106 surface parking spaces resulting in a parking ratio of 4.7 spaces per 1,000 square feet of rentable area. The 2014 population within a one-, three- and five-mile radius of the Shop City Shopping Center Property was approximately 18,991, 112,979 and 218,369, respectively, while the 2014 estimated median household income within the same radius of the Shop City Shopping Center Property was approximately $39,303, $33,971, and $38,368, respectively. As of December 9, 2014, the Shop City Shopping Center Property was 90.0% leased to 30 tenants.

A-3-98

SHOP CITY SHOPPING CENTER

Sources and Uses

Sources			Uses
Original loan amount	$16,500,000	93.7%	Loan payoff(1)	$15,546,485	88.3%
Reserves rollover(2)	1,107,114	6.3	Closing costs	755,586	4.3
			Reserves	1,172,183	6.7
			Return of equity	132,860	0.8
Total Sources	$17,607,114	100.0%	Total Uses	$17,607,114	100.0%
(1)	The Shop City Shopping Center Property was previously securitized in LBUBS 2005-C7.
(2)	Certain reserves were rolled over from the prior securitized loan.

The following table presents certain information relating to the tenancy at the Shop City Shopping Center Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date

Anchor Tenants
Tops	NR/B3/B	51,704	22.1%	$8.76	$452,928	21.4%	$217	5.3%	4/30/2020(4)
Total Anchor Tenants		51,704	22.1%	$8.76	$452,928	21.4%

Major Tenants
CW Price / National Stores	NR/NR/NR	25,178	10.8%	$8.94	$225,000	10.6%	NAV	NAV	11/30/2017
Rite Aid	B/B2/B	14,499	6.2%	$10.75	$155,864	7.4%	NAV	NAV	9/30/2024
M&T Bank	A-/A3/A-	5,318	2.3%	$24.00	$127,632	6.0%	NAV	NAV	5/31/2018
Advanced Auto	NR/NR/NR	12,325	5.3%	$9.00	$110,925	5.2%	NAV	NAV	12/31/2018
McDonald’s Corp.	A/A2/A	4,000	1.7%	$25.63	$102,518	4.8%	NAV	NAV	4/30/2019
Valu Home Center	NR/NR/NR	23,112	9.9%	$4.30	$99,381	4.7%	NAV	NAV	10/31/2018
Dollar Tree	NR/Ba2/BB	12,756	5.5%	$7.00	$89,292	4.2%	NAV	NAV	3/31/2018
First Niagara Bank USA	BBB-/Baa3/BBB	3,264	1.4%	$25.64	$83,678	4.0%	NAV	NAV	2/29/2016
Total Major Tenants		100,452	42.9%	$9.90	$994,290	47.0%

Non-Major Tenants		58,472	25.0%	$11.45	$669,310	31.6%

Occupied Collateral Total		210,628	90.0%	$10.05	$2,116,528	100.0%

Vacant Space		23,298	10.0%

Collateral Total		233,926	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through October 2015.
(3)	Sales and Occupancy Costs are based on the trailing 12-month period ending August 31, 2014.
(4)	Tops Friendly Markets has one, 5-year renewal option.

A-3-99

SHOP CITY SHOPPING CENTER

The following table presents certain information relating to the lease rollover schedule at the Shop City Shopping Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	2	7,131	3.0%	7,131	3.0%	$72,000	$10.10
2015	2	3,600	1.5%	10,731	4.6%	$53,745	$14.93
2016	4	12,599	5.4%	23,330	10.0%	$194,015	$15.40
2017	4	34,918	14.9%	58,248	24.9%	$357,880	$10.25
2018	6	56,784	24.3%	115,032	49.2%	$468,555	$8.25
2019	7	22,775	9.7%	137,807	58.9%	$286,461	$12.58
2020	2	52,844	22.6%	190,651	81.5%	$471,316	$8.92
2021	0	0	0.0%	190,651	81.5%	$0	$0.00
2022	1	4,000	1.7%	194,651	83.2%	$36,000	$9.00
2023	1	1,478	0.6%	196,129	83.8%	$20,692	$14.00
2024	1	14,499	6.2%	210,628	90.0%	$155,864	$10.75
2025	0	0	0.0%	210,628	90.0%	$0	$0.00
Thereafter	0	0	0.0%	210,628	90.0%	$0	$0.00
Vacant	0	23,298	10.0%	233,926	100.0%	$0	$0.00
Total/Weighted Average	30	233,926	100.0%			$2,116,528	$10.05

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Shop City Shopping Center Property:

Historical Occupancy

12/31/2011(1)	12/31/2012(1)	12/31/2013(1)	12/9/2014(2)
NAV	NAV	NAV	90.0%

(1)	The borrower was not able to provide historical occupancy.
(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the underwritten net cash flow at the Shop City Shopping Center Property:

Cash Flow Analysis

	2012	2013	TTM 10/31/2014	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$2,230,622	$2,005,459	$2,123,862	$2,116,528(1)	80.2%	$9.05
Grossed Up Vacant Space	0	0	0	279,576	10.6	1.20
Percentage Rent	0	0	0	0	0.0	0.00
Total Reimbursables	550,000	480,000	540,000	521,040	19.8	2.23
Other Income	0	0	0	0	0.0	0.00
Less Vacancy and Credit Loss	0	0	0	(279,576)(2)	(10.6)	(1.20)
Effective Gross Income	$2,780,622	$2,485,459	$2,663,862	$2,637,568	100.0%	$11.28

Total Operating Expenses	$697,371	$752,412	$730,173	$803,176	30.5%	$3.43

Net Operating Income	$2,083,251	$1,733,047	$1,933,689	$1,834,392	69.5%	$7.84

TI/LC	0	0	0	116,964	4.4	0.50
Capital Expenditures	0	0	0	46,785	1.8	0.20
Net Cash Flow	$2,083,251	$1,733,047	$1,933,689	$1,670,643	63.3%	$7.14

NOI DSCR	2.12x	1.76x	1.97x	1.87x
NCF DSCR	2.12x	1.76x	1.97x	1.70x
NOI DY	12.6%	10.5%	11.7%	11.1%
NCF DY	12.6%	10.5%	11.7%	10.1%
(1)	The underwritten base rent includes rent steps through October 2015.
(2)	The underwritten economic vacancy is 11.7%. The Shop City Shopping Center Property was 90.0% physically occupied as of December 9, 2014.

A-3-100

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A-3-101

No. 14 – SCORE Industrial Portfolio

Loan Information				Property Information
Mortgage Asset Seller:	Ladder Capital Finance LLC			Single Asset/Portfolio:	Portfolio
Credit Assessment (DBRS/Moody’s/Morningstar):	NR/NR/NR			Property Type:	Industrial
Original Principal Balance:	$15,970,000			Specific Property Type:	Various – See Table
Cut-off Date Principal Balance:	$15,970,000			Location:	Various – See Table
% of Initial Pool Balance:	1.9%			Size:	752,845 SF
Loan Purpose(1):	Various			Cut-off Date Principal Balance Per SF:	$21.21
Borrower Names(2):	Various			Year Built/Year Renovated:	Various – See Table
Sponsors:	Reger Holdings, LLC; Gordon Reger			Title Vesting:	Fee
Mortgage Rate:	5.104%			Property Manager:	Self-managed
Note Date:	February 19, 2015			3rd Most Recent Occupancy(4):	NAV
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (4):	NAV
Maturity Date:	March 6, 2025			Most Recent Occupancy (As of)(5) :	59.0% (12/31/2014)
IO Period:	None			Current Occupancy (As of):	89.1% (3/1/2015)
Loan Term (Original):	120 months
Seasoning:	0 months
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon
Interest Accrual Method:	Actual/360			Underwriting and Financial Information:
Call Protection:	L(24),D(93),O(3)
Lockbox Type:	Hard/Springing Cash Management			3rd Most Recent NOI(4):	NAV
Additional Debt:	None			2nd Most Recent NOI(4):	NAV
Additional Debt Type:	NAP			Most Recent NOI (As of)(5):	$372,499 (12/31/2014)

				U/W Revenues:	$2,497,086
				U/W Expenses:	$706,864
				U/W NOI:	$1,790,222
Escrows and Reserves:				U/W NCF:	$1,518,808
				U/W NOI DSCR:	1.72x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR:	1.46x
Taxes	$96,233	$32,078	NAP	U/W NOI Debt Yield:	11.2%
Insurance	$0	Springing	NAP	U/W NCF Debt Yield:	9.5%
Replacement Reserves	$276,287	$9,411	NAP	As-Is Appraised Value:	$21,710,000
TI/LC Reserve	$587,000	$18,821	$900,000	As-Is Appraisal Valuation Date(6):	Various
Deferred Maintenance	$142,458	$0	NAP	Cut-off Date LTV Ratio:	73.6%
Free Rent Reserve(3)	$146,667	$0	NAP	LTV Ratio at Maturity or ARD:	60.7%

(1)
Three properties, 805 Victory Trail, 1416 Atlas and 1424-1428 Atlas, were acquired in February 2015 upon the origination of the mortgage loan. The remaining four properties, 1235 Commerce, 2050 American Italian, 546 L&C Distribution and 1255 Commerce, were acquired between July 2013 and July 2014 and were previously encumbered by mortgage debt.

(2)	The borrower consists of seven separate limited liability companies.
(3)	The Free Rent Reserve represents the outstanding free rent for Footprint South Carolina, LLC at the 546 L&C Distribution Parkway property.
(4)
Historical occupancy and financial data prior to 2014 is unavailable because three of the seven SCORE Industrial Portfolio Properties were acquired in February 2015 and the remaining four properties were acquired between July 2013 and July 2014.

(5)
Historical occupancy and financial data for 2014 only covers four of the SCORE Industrial Portfolio Properties: 1235 Commerce, 2050 American Italian, 546 L&C Distribution and 1255 Commerce. The occupancy calculation uses the total square footage of the portfolio for the denominator.

(6)	The As-Is Appraisal Valuation Dates range from January 27 to January 28, 2015.

The SCORE Industrial Portfolio mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering five industrial manufacturing facilities and two industrial warehouse facilities totaling 752,845 square feet of rentable area and located in Columbia, South Carolina (three), Lugoff, South Carolina (two), Richburg, South Carolina (one) and Gaffney, South Carolina (one) (the “SCORE Industrial Portfolio Properties”). The SCORE Industrial Portfolio Properties were built between 1968 and 1997 and five of the Score Industrial Portfolio Properties were renovated between 1990 and 2015. Six of the Score Industrial Portfolio Properties are leased to single tenants and one property is vacant. As of March 1, 2015, the SCORE Industrial Portfolio Properties were 89.1% occupied by six tenants.

A-3-102

SCORE INDUSTRIAL PORTFOLIO

Sources and Uses

Sources			Uses
Original loan amount	$15,970,000	98.6%	Loan payoff(1)	$7,763,917	48.0%
Sponsor’s new cash contribution	219,225	1.4	Purchase price(1)	$6,580,000	40.6
			Reserves	1,248,644	7.7
			Closing costs	596,663	3.7
Total Sources	$16,189,225	100.0%	Total Uses	$16,189,225	100.0%

(1)
Three properties, 805 Victory Trail, 1416 Atlas and 1424-1428 Atlas, were acquired in February 2015 at closing of the mortgage loan. The remaining four properties 1235 Commerce, 2050 American Italian, 546 L&C Distribution and 1255 Commerce were acquired between July 2013 and July 2014 and were previously encumbered by mortgage debt.

The following table presents certain information relating to the SCORE Industrial Portfolio Properties:

Property Name	Location	Sub- Property Type	Allocated Cut-off Date Principal Balance(1)	% of Portfolio Cut-off Date Principal Balance	Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	Appraised Value	Allocated LTV
1235 Commerce	Lugoff, SC	Manufacturing	$4,000,000	25.0%	100.0%	1987/2013	152,945	$5,690,000	70.3%
2050 American Italian	Columbia, SC	Manufacturing	3,300,000	20.7%	100.0%	1997/2015	122,100	3,900,000	84.6%
546 L&C Distribution	Richburg, SC	Manufacturing	2,550,000	16.0%	100.0%	1993/2015	110,000	3,280,000	77.7%
805 Victory Trail	Gaffney, SC	Manufacturing	1,900,000	11.9%	100.0%	1986/1990	208,800	3,410,000	55.7%
1416 Atlas	Columbia, SC	Warehouse	1,720,000	10.8%	100.0%	1978/NAP	46,000	2,340,000	73.5%
1255 Commerce	Lugoff, SC	Manufacturing	1,600,000	10.0%	0.0%	1987/NAP	82,000	2,000,000	80.0%
1424-1428 Atlas	Columbia, SC	Warehouse	900,000	5.6%	100.0%	1968/2005	31,000	1,090,000	82.6%
Total/Weighted Average			$15,970,000	100.0%	89.1%		752,845	$21,710,000	73.6%

(1)	The loan documents do not provide for any partial release or substitution provisions.

The following table presents certain information relating to the tenancy at SCORE Industrial Portfolio Properties:

Major Tenants
Tenant Name	Credit Rating (Fitch/Moody’s /S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants(2)
Dana Off Highway Products	NR/NR/NR	152,945	20.32%	$3.64	$556,720	28.9%	6/30/2018
Avantech Inc.	NR/NR/NR	122,100	16.22%	$3.00	$366,300	19.0%	7/1/2024
Footprint South Carolina	NR/NR/NR	110,000	14.61%	$3.20	$352,000	18.3%	1/31/2023
Suminoe Textiles	NR/NR/NR	208,800	27.73%	$1.54	$321,552	16.7%	12/31/2019
IAA Acquisition Corp.	NR/NR/NR	46,000	6.11%	$4.83	$222,072	11.5%	4/30/2021
American Freight of South Florida	NR/NR/NR	31,000	4.12%	$3.48	$107,800	5.6%	7/31/2019(3)
Total Major Tenants		670,845	89.1%	$2.87	$1,926,444	100.00%

Occupied Collateral Total		670,845	89.1%	$2.87	$1,926,444	100.0%

Vacant Space		82,000	10.9%

Collateral Total		752,845	100.0%

(1)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through September 2015 totaling $10,706.
(2)	Each of the major tenants is the sole tenant at a particular SCORE Industrial Portfolio Property.
(3)	American Freight of South Florida has the right to terminate its lease on July 31, 2017 if it does not meet its sales goals.

A-3-103

SCORE INDUSTRIAL PORTFOLIO

The following table presents certain information relating to the lease rollover schedule at the SCORE Industrial Portfolio Properties:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring(2)	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	0	0	0.0%	0	0.0%	$0	$0.00
2018	1	152,945	20.3%	152,945	20.3%	$556,720	$3.64
2019	2	239,800	31.9%	392,745	52.2%	$429,352	$1.79
2020	0	0	0.0%	392,745	52.2%	$0	$0.00
2021	1	46,000	6.1%	438,745	58.3%	$222,072	$4.83
2022	0	0	0.0%	438,745	58.3%	$0	$0.00
2023	1	110,000	14.6%	548,745	72.9%	$352,000	$3.20
2024	1	122,100	16.2%	670,845	89.1%	$366,300	$3.00
2025	0	0	0.0%	670,845	89.1%	$0	$0.00
Thereafter	0	0	0.0%	670,845	89.1%	$0	$0.00
Vacant	0	82,000	10.9%	752,845	100.0%	$0	$0.00
Total/Weighted Average	6	752,845	100.00%			$1,926,444	$2.87

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent excludes vacant space.

The following table presents the most recent occupancy percentage at the SCORE Industrial Portfolio Properties:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(2)(3)	3/1/2015(4)
NAV	NAV	59.0%	89.1

(1)
Historical occupancy is unavailable because three of the seven SCORE Industrial Portfolio Properties were acquired in February 2015 and the remaining four properties were acquired between July 2013 and July 2014.

(2)	Information obtained from the borrower.
(3)
Historical occupancy for 2014 covers four of the SCORE Industrial Portfolio Properties, 1235 Commerce, 2050 American Italian, 546 L&C Distribution and 1255 Commerce, but uses the total square footage of the portfolio for the denominator.

(4)	Information obtained from the underwritten rent roll.

A-3-104

SCORE INDUSTRIAL PORTFOLIO

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash Flow for the SCORE Industrial Portfolio Properties:

Cash Flow Analysis(1)

	2014(2)	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$602,603	$1,926,444(3)	77.1%	$2.56(3)
Grossed Up Vacant Space	0	$287,000	11.5	0.38
Total Reimbursables	0	629,451	25.2	0.84
Other Income	0	0	0.0	0.00
Less Vacancy & Credit Loss	0	(345,809)(4)	(13.8)	(0.46)
Effective Gross Income	$602,603	$2,497,086	100.0%	$3.32

Total Operating Expenses	$230,104	$706,864	28.3%	$0.94

Net Operating Income	$372,499	$1,790,222	71.7%	$2.38
TI/LC	0	158,487	6.3	0.21
Capital Expenditures	112,927	112,927	4.5	0.15
Net Cash Flow	$259,572	$1,518,808	60.8%	$2.02

NOI DSCR	0.36x	1.72x
NCF DSCR	0.25x	1.46x
NOI DY	2.3%	11.2%
NCF DY	1.6%	9.5%

(1)
Historical occupancy and financial data is unavailable because three of the seven SCORE Industrial Portfolio Properties were acquired in February 2015 and the remaining four properties were acquired between July 2013 and July 2014.

(2)	Financial data for 2014 only covers four of the SCORE Industrial Portfolio Properties: 1235 Commerce, 2050 American Italian, 526 L&C Distribution and 1255 Commerce.
(3)	U/W Base Rent and U/W Base Rent per SF include contractual rent steps through September 2015 totaling $10,706.
(4)	The underwritten economic vacancy is 12.2%. The SCORE Industrial Portfolio Properties were 89.1% physically occupied as of March 1, 2015.

A-3-105

No. 15 – Bella Luna/San Lucas

Loan Information				Property Information
Mortgage Loan Seller:	Silverpeak Real Estate Finance LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Moody’s/Morningstar):	NR/NR/NR			Property Type:	Multifamily
Original Principal Balance(1):	$15,500,000			Specific Property Type:	Garden
Cut-off Date Principal Balance(1):	$15,432,192			Location:	Houston, TX
% of Initial Pool Balance:	1.9%			Size:	780 Units
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Unit(1):	$26,167
Borrower Names(2):	Various			Year Built/Renovated:	1969 / 2012
Sponsors(4):	Michael Cohan; Mark Omid Bolour; Yakov Albaz			Title Vesting:	Fee
Mortgage Rate:	3.949%			Property Manager:	MBMI Global, LLC
Note Date:	November 10, 2014			3rd Most Recent Occupancy(4):	37.4% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy(4):	62.2% (12/31/2013)
Maturity Date:	December 6, 2019			Most Recent Occupancy (As of)(4):	91.1% (12/31/2014)
IO Period:	None			Current Occupancy (As of) (4):	94.1% (1/13/2015)
Loan Term (Original):	60 months
Seasoning:	3 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI (As of):	$173,855 (Annualized T-8 12/31/2012)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$925,364 (12/31/2013)
Call Protection:	L(27),D(29),O(4)			Most Recent NOI (As of):	$2,302,778 (12/31/2014)
Lockbox Type:	Soft/Springing Cash Management
Additional Debt(1):	Yes
Additional Debt Type(1):	Pari Passu and Future Mezzanine			U/W Revenues:	$5,822,334
				U/W Expenses:	$3,218,017
				U/W NOI:	$2,604,317
				U/W NCF:	$2,373,437
				U/W NOI DSCR(1):	2.23x
Escrows and Reserves:				U/W NCF DSCR(1):	2.03x
				U/W NOI Debt Yield(1):	12.8%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield(1):	11.6%
Taxes	$0	$32,500	NAP	As-Is Appraised Value:	$35,000,000
Insurance	$50,000	$30,675	NAP	As-Is Appraisal Valuation Date:	August 27, 2014
Deferred Maintenance	$4,375	$0	NAP	Cut-off Date LTV Ratio(1):	58.3%
Replacement Reserves(3)	$500,000	$19,500	NAP	LTV Ratio at Maturity or ARD(1):	53.1%

(1)
The Bella Luna/San Lucas Loan Combination, with an original principal balance totaling $20,500,000, is comprised of two pari passu notes (Notes A-1 and A-2). The controlling A-1 Note had an original principal balance of $15,500,000, has an outstanding principal balance as of the Cut-off Date of $15,432,192 and will be contributed to the WFCM 2015-LC20 Trust. The non-controlling A-2 Note had an original balance of $5,000,000 and is expected to be contributed to a future trust. All statistical information related to the balance per unit, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Bella Luna/San Lucas Loan Combination.

(2)	The borrowers are Bella Luna, LLC; San Lucas Apartments, LLC; PPIH Houston, LLC; and CCA Houston Apartments, LLC.
(3)	Ongoing monthly collections are suspended until the Replacement Reserve balance falls below $150,000.
(4)
The sponsors acquired the Bella Luna/San Lucas Apartments Properties in March 2012 and spent in excess of $5.3 million to conduct extensive renovations. As a result of the renovations and a diligent leasing plan, the sponsors increased occupancy at the Properties from 29.0% at acquisition to 94.1% as of January 13, 2015.

The Bella Luna/San Lucas Loan Combination is evidenced by two pari passu promissory notes (Notes A-1 and A-2) secured by a first mortgage encumbering two garden-style multifamily properties located in Houston, Texas (the “Bella Luna/San Lucas Properties”), located approximately 5.0 miles south of the Houston Galleria. Note A-1, which represents the controlling interest, will be contributed to the WFCM 2015-LC20 Trust. Primary access to the Bella Luna/San Lucas Properties is provided by US Route 59, a major freeway that crosses the Houston metropolitan area in a north/south direction and connects the area with downtown Houston and Interstate 45. The Bella Luna/San Lucas Properties are situated on approximately 20.6 acres and are comprised of 780 units in 26 buildings. The Bella Luna/San Lucas Properties were built in stages in 1969, 1974 and 2012. The unit mix at the Bella Luna/San Lucas Properties includes 510 one-bedroom/one-bath units, 206 two-bedroom/one-bath units with the remainder consisting of a mix of two- and three- bedroom units with more than one bath. Unit amenities include storage space and standard appliances which consist of a refrigerator and an electric range. Select units have balconies/patios, fireplaces, ceiling fans, walk-in closets, built-in shelves, and dishwashers.  Common area amenities include a swimming pool, playground, picnic areas, security patrol, perimeter fencing, and on-site laundry facilities. The Bella Luna / San Lucas Properties contain 580 parking spaces, reflecting an overall parking ratio of 0.7 spaces per unit. As of January 13, 2015, the Bella Luna/San Lucas Properties were 94.1% occupied.

A-3-106

BELLA LUNA/SAN LUCAS

Since the acquisition of the Bella Luna/San Lucas Properties in March 2012, the borrowers have invested in excess of $5.3 million to conduct extensive renovations and converted approximately 25 two-bedroom units to three-bedroom units. Key renovations include common area renovations and development, revitalization of unit interiors and exteriors, adding custom features to units, and replacing roofs. Additional capital expenditure items include: parking lot repairs, HVAC installation, exterior façade repairs, construction of a new leasing office and laundry facility, additional storage spaces, plumbing repairs, and perimeter fencing repairs.

Sources and Uses

Sources			Uses
Original loan amount	$20,500,000	100.0%	Loan payoff	$10,185,093	49.7%
			Reserves	554,375	2.7
			Closing costs	1,057181	5.2
			Return of equity	8,703,351	42.5
Total Sources	$20,500,000	100.0%	Total Uses	$20,500,000	100.0%

The following table presents certain information relating to the unit mix of the Bella Luna/San Lucas Properties:

Unit Mix Summary(1)

Unit Type	No. of Units	% of Total Units	Average Unit Size (SF)	Average U/W Monthly Rent per Unit
1 Bedroom	511	65.5%	716	$597
2 Bedroom	244	31.3%	943	$810
3 Bedroom	25	3.2%	1,198	$1,136
Total/Weighted Average	780	100.0%	802	$681

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the Bella Luna/San Lucas Properties:

Historical Occupancy
12/31/2012(1)(2)	12/31/2013(1)	12/31/2014(1)(2)	1/13/2015(3)
37.4%	62.2%	91.1%	94.1%
(1)	Information obtained from the borrower.
(2)
The sponsors acquired the Bella Luna/San Lucas Properties in March 2012 and spent in excess of $5.3 million to conduct extensive renovations. As a result of the renovations and a diligent leasing plan, the sponsors have increased occupancy at the Bella Luna/San Lucas Properties from 29.0% at acquisition to 94.1% as of January 13, 2015.

(3)	Information obtained from the underwritten rent roll.

A-3-107

BELLA LUNA/SAN LUCAS

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Bella Luna/San Lucas Properties:

Cash Flow Analysis(1)(2)

	Annualized T-8 12/31/2012	2013	2014	U/W		% of U/W Effective Gross Income	U/W $ per Unit
Gross Potential Rent	$5,906,411	$5,939,544	$6,285,718	$6,522,900		112.0%	$8,363
Loss-to-Lease	(503,192)	(144,603)	(223,982)	(259,823)		(4.5)	(333)
Other Income	75,462	70,605	93,403	93,403		1.6	120
Less Credit Loss & Concessions	(119,339)	(269,441)	(214,524)	(214,524)		(3.7)	(275)
Less Vacancy	(3,699,873)	(2,227,891)	(560,874)	(319,622	)(2)	(5.5)	(410)
Effective Gross Income	$1,659,469	$3,368,214	$5,379,741	$5,822,334		100.0%	$7,465

Total Operating Expenses	$1,485,614	$2,442,850	$3,076,963	$3,218,017		55.3%	$4,126

Net Operating Income	$173,855	$925,364	$2,302,778	$2,604,317		44.7%	$3,339
Capital Expenditures	0	0	0	230,880		4.0	296
Net Cash Flow	$173,855	$925,364	$2,302,778	$2,373,437		40.8%	$3,043

NOI DSCR(3)	0.15x	0.79x	1.97x	2.23x
NCF DSCR(3)	0.15x	0.79x	1.97x	2.03x
NOI DY(3)	0.9%	4.5%	11.3%	12.8%
NCF DY(3)	0.9%	4.5%	11.3%	11.6%

(1)
The sponsors acquired the Bella Luna/San Lucas Properties in March 2012 and spent in excess of $5.3 million to conduct extensive renovations. As a result of the renovations and a diligent leasing plan, the sponsors have increased occupancy at the Bella Luna/San Lucas Properties from 29.0% at acquisition to 94.1% as of January 13, 2015. The 2012 full calendar year operating statement is, therefore, not available.

(2)	The underwritten economic vacancy is 4.9%. The Bella Luna/San Lucas Properties were 94.1% physically occupied as of January 13, 2015.
(3)	The debt service coverage ratios and debt yields are based on the Bella Luna/San Lucas Loan Combination.

A-3-108

Annex A-4

One Monument Place Amortization Schedule

Payment Date	Ending Principal Balance ($)
4/6/2015	40,500,000.00
5/6/2015	40,500,000.00
6/6/2015	40,500,000.00
7/6/2015	40,500,000.00
8/6/2015	40,500,000.00
9/6/2015	40,500,000.00
10/6/2015	40,500,000.00
11/6/2015	40,500,000.00
12/6/2015	40,500,000.00
1/6/2016	40,500,000.00
2/6/2016	40,500,000.00
3/6/2016	40,500,000.00
4/6/2016	40,500,000.00
5/6/2016	40,500,000.00
6/6/2016	40,500,000.00
7/6/2016	40,500,000.00
8/6/2016	40,500,000.00
9/6/2016	40,500,000.00
10/6/2016	40,500,000.00
11/6/2016	40,500,000.00
12/6/2016	40,500,000.00
1/6/2017	40,500,000.00
2/6/2017	40,500,000.00
3/6/2017	40,500,000.00
4/6/2017	40,500,000.00
5/6/2017	40,456,988.42
6/6/2017	40,420,134.71
7/6/2017	40,376,746.44
8/6/2017	40,339,501.64
9/6/2017	40,302,075.31
10/6/2017	40,258,130.19
11/6/2017	40,220,307.27
12/6/2017	40,175,976.48
1/6/2018	40,137,753.15
2/6/2018	40,099,343.52
3/6/2018	40,041,833.16
4/6/2018	40,002,956.03
5/6/2018	39,957,600.06
6/6/2018	39,918,312.39
7/6/2018	39,872,557.19
8/6/2018	39,832,855.03
9/6/2018	39,792,959.36
10/6/2018	39,746,612.91
11/6/2018	39,706,296.91
12/6/2018	39,659,541.70
1/6/2019	39,618,801.32
2/6/2019	39,577,862.38
3/6/2019	39,518,056.35
4/6/2019	39,476,626.39
5/6/2019	39,428,787.90
6/6/2019	39,386,922.85
7/6/2019	39,338,661.26
8/6/2019	39,296,356.95
9/6/2019	39,253,846.45
10/6/2019	39,204,957.18
11/6/2019	39,162,001.21
12/6/2019	39,112,678.74
1/6/2020	39,069,273.01
2/6/2020	39,025,655.73
3/6/2020	38,969,554.46
4/6/2020	0.00

A-4-1

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Annex B

ADDITIONAL MORTGAGE LOAN INFORMATION/DEFINITIONS

General. For purposes of the statistical information regarding the Mortgage Loans set forth in this prospectus supplement, including the Annexes hereto:

(1)	“ADR” means, with respect to any hospitality property, the average daily rate.

(2)
“Appraised Value” means, for any Mortgaged Property securing a Mortgage Loan, the value estimate reflected in the most recent appraisal obtained by or otherwise in the possession of the related Mortgage Loan Seller as of the cut-off date. The appraisals for certain of the Mortgaged Properties state an “as-stabilized” value and/or “as-renovated” value and/or “as-completed” value and/or “hypothetical as-completed” as well as an “as-is” value for such properties based on the assumption that certain events will occur with respect to the re-tenanting, renovation or other repositioning of such properties. The “as-is” value is presented as the Appraised Value in this prospectus supplement, except (a) with respect to the Mortgaged Properties identified on Annex A-1 to this prospectus supplement as Hilton Albany, Hanesbrands Industrial and Best Western Fountainview, securing approximately 3.2%, 2.2% and 0.7%, respectively, of the Cut-off Date Pool Balance by allocated loan amount, as to which the “as-completed” or “hypothetical as-completed” value provided in the related appraisal has been used, and (b) where we specifically state otherwise. See the footnotes to Annex A-1 to this prospectus supplement.

(3)
“Cash Flow Analysis” is, with respect to the one or more Mortgaged Properties securing a Mortgage Loan among the fifteen largest Mortgage Loans, a summary presentation of certain adjusted historical financial information provided by the related borrower, and a calculation of the Underwritten Net Cash Flow expressed as (a) “Effective Gross Income” minus (b) “Total Expenses” and underwritten replacement reserves and tenant improvements and leasing commissions. For this purpose:

●
“Effective Gross Income” means, with respect to any Mortgaged Property, the revenue derived from the use and operation of that property, less allowances for vacancies, concessions and credit losses. The “revenue” component of such calculation was generally determined on the basis of the information described with respect to the “revenue” component described under “Underwritten Net Cash Flow” below. In general, any non-recurring revenue items and non-property related revenue are eliminated from the calculation of Effective Gross Income.

●
“Total Expenses” means, with respect to any Mortgaged Property, all operating expenses associated with that property, including, but not limited to, utilities, administrative expenses, repairs and maintenance, management fees, advertising costs, insurance premiums, real estate taxes and (if applicable) ground rent. Such expenses were generally determined on the basis of the same information as the “expense” component described under “Underwritten Net Cash Flow” below.

To the extent available, selected historical income, expenses and net income associated with the operation of the related Mortgaged Property securing each Mortgage Loan appear in each Cash Flow Summary contained in the “Summaries of the Fifteen Largest Mortgage Loans” attached as Annex A-3 to this prospectus supplement. Such information is one of the sources (but not the only source) of information on which calculations of Underwritten Net Cash Flow are based. The historical information presented is derived from audited and/or unaudited financial statements provided by the borrowers. The historical information in the Cash Flow Summaries reflects adjustments made by the Mortgage Loan Seller to exclude certain items contained in the related financial statements that were not considered in calculating Underwritten Net Cash Flow and is presented in a different format from the financial statements to show a comparison to the Underwritten Net Cash Flow. In general, solely for purposes of the presentation of historical financial information, the amount set forth under the caption “gross income” consists of the “total revenues” set forth in the applicable financial statements (including (as and to the extent stated) rental revenues, tenant reimbursements and recovery income (and, in the case of hospitality properties and certain other property types, parking income, telephone income, food and beverage income, laundry income and other income), with adjustments to exclude amounts recognized on the financial statements under a straight-line method of recognizing rental income (including increases in minimum rents and rent abatements) from operating leases over their lives and items indicated as extraordinary or one-time revenue collections or considered nonrecurring in property operations. The amount set forth under the caption “expenses” in the historical financial information consists of the total expenses set forth in the applicable financial statements, with adjustments to exclude allocated parent company expenses, restructuring charges and charges associated with employee severance and termination benefits, interest expenses paid to company affiliates or unrelated third parties, charges for depreciation and amortization charges and items indicated as extraordinary or one-time losses or considered nonrecurring in property operations.

The selected historical information presented in the Cash Flow Summaries is derived from audited and/or unaudited financial statements furnished by the respective borrowers which has not been verified by the Depositor, any underwriters, the Mortgage Loan Sellers or any other person. Audits or other verification of such financial statements could result in changes thereto, which could in turn result in the historical net income presented herein being overstated.

(4)
“Cut-off Date Loan-to-Value Ratio” or “Cut-off Date LTV Ratio” generally means the ratio, expressed as a percentage, of the Cut-off Date Principal Balance of a Mortgage Loan to the Appraised Value of the related Mortgaged Property or Properties determined as described under “Description of the Mortgage Pool—Assessments of Property Value and Condition—Appraisals” in this prospectus supplement. See also the footnotes to Annex A-1 in this prospectus supplement. With respect to the Mortgage Loan identified on Annex A-1 to this prospectus supplement as Augusta Ranch Marketplace, representing approximately 1.3% of the Cut-off Date Pool Balance, for purposes of calculating the Cut-off Date LTV Ratio, the Cut-off Date Principal Balance will be presented net of a holdback of $1,000,000. Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus supplement, including the Annexes hereto, is not necessarily a reliable measure of property value or the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the current actual cut-off date loan-to-value ratio of a Mortgage Loan may be higher than the Cut-off Date LTV Ratio that we present in this prospectus supplement, even after taking into account any amortization since origination. No representation is made that any Appraised Value presented in this prospectus supplement would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale of that property. See “Risk Factors—Risks Related to the Mortgage Loans—Appraisals May Not Accurately Reflect the Value of the Mortgaged Properties” in this prospectus supplement. Unless clearly indicated otherwise, the Cut-off Date Loan-to-Value Ratio for each of the Mortgage Loans contained in any group of cross-collateralized Mortgage Loans is calculated on the basis of the aggregate Cut-off Date Principal Balance of all those Mortgage Loans and the aggregate Appraised Value of all the related Mortgaged Properties securing the group. On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a higher (and perhaps substantially higher) Cut-off Date LTV Ratio than is shown on Annex A-1 to this prospectus supplement. In the case of a Mortgage Loan that is part of a Loan Combination, such loan-to-value ratio was calculated based on the aggregate principal balance of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan as of the cut-off date.

(5)
“Debt Service Coverage Ratio”, “DSCR”, “Underwritten Debt Service Coverage Ratio” “U/W NCF DSCR” or “U/W DSCR” generally means the ratio of the Underwritten Net Cash Flow for the related Mortgaged Property or properties to the annual debt service as shown on Annex A-1 to this prospectus supplement. In the case of Mortgage Loans with an interest-only period that has not expired as of the Cut-off Date but will expire prior to maturity or any related Anticipated Repayment Date (as applicable), 12 months of principal and interest payments is used as the annual debt service. In the case of any Mortgage Loan that provides for payments of interest-only for its entire term or through any related Anticipated Repayment Date (as applicable), 12 months of interest-only payments is used as the annual debt service. Unless clearly indicated otherwise, the Underwritten Debt Service Coverage Ratio for each of the Mortgage Loans contained in any group of cross-collateralized Mortgage Loans is calculated on the basis of the aggregate Underwritten Net Cash Flow generated by all the Mortgaged Properties securing the group and the aggregate annual debt service payable under all of those Mortgage Loans. On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a lower (and perhaps substantially lower) Underwritten Debt Service Coverage Ratio than is shown on Annex A-1 to this prospectus supplement.

In the case of a Mortgage Loan that is part of a Loan Combination, such debt service coverage ratio was calculated based on the aggregate annual debt service of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan.

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term. See “Underwritten Net Cash Flow” below.

The Underwritten Debt Service Coverage Ratios presented in this prospectus supplement appear for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property to generate sufficient cash flow to repay the related Mortgage Loan. No representation is made that the Underwritten Debt Service Coverage Ratios presented in this prospectus supplement accurately reflect that ability.

(6)
“LTV Ratio at Maturity or ARD”, “LTV Ratio at Maturity or Anticipated Repayment Date” and “Balloon or ARD LTV Ratio” generally means the ratio, expressed as a percentage, of (a) the principal balance of a balloon Mortgage Loan scheduled to be outstanding on the stated maturity date or of an ARD Loan scheduled to be outstanding on the Anticipated Repayment Date, assuming (among other things) no prepayments or defaults, to (b) the Appraised Value of the related Mortgaged Property or Properties determined as described under “Description of the Mortgage Pool—Assessments of Property Value and Condition—Appraisals” in this prospectus supplement. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date or Anticipated Repayment Date, as applicable, and accordingly the principal balance referenced in clause (a) of the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date. With respect to the Mortgage Loan identified on Annex A-1 to this prospectus supplement as Augusta Ranch Marketplace, representing approximately 1.3% of the Cut-off Date Pool Balance, for purposes of calculating the LTV Ratio at Maturity or ARD, the principal balance referenced in clause (a) of the second preceding sentence will be presented net of a holdback of $1,000,000. Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus supplement, including the Annexes hereto, is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the actual loan-to-value ratio at maturity of a Mortgage Loan may be higher than the LTV Ratio at Maturity that we present in this prospectus supplement. See “Risk Factors—Risks Related to the Mortgage Loans—Appraisals May Not Accurately Reflect the Value of the Mortgaged Properties” in this prospectus supplement. In the case of each Mortgage Loan that is part of a Loan Combination, unless otherwise indicated, such loan-to-value ratio was calculated based on the aggregate principal balance that will be due at maturity with respect to such Mortgage Loan and the related Pari Passu Companion Loan. Unless clearly indicated otherwise, the LTV Ratio at Maturity or ARD for each of the Mortgage Loans contained in any group of cross-collateralized Mortgage Loans is calculated on the basis of the aggregate principal balance of all those Mortgage Loans scheduled to be outstanding on the stated maturity date or Anticipated Repayment Date (as applicable), assuming (among other things) no prepayments or defaults, and the aggregate Appraised Value of all the related Mortgaged Properties securing the group. On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a higher (and perhaps, substantially higher) LTV Ratio at Maturity or ARD than is shown on Annex A-1 to this prospectus supplement.

(7)
“Maturity Date Balloon or ARD Payment” or “Balloon or ARD Payment” means, for any balloon Mortgage Loan or ARD Loan, the payment of principal due upon its stated maturity date or Anticipated Repayment Date. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date or Anticipated Repayment Date, as applicable, and accordingly the payment of principal referenced in the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date.

(8)
“Occupancy Rate” means (i) in the case of multifamily rental properties and manufactured housing community properties, the percentage of rental units or pads, as applicable, that are rented (generally without regard to the length of the lease or rental period) as of the date of determination; (ii) in the case of office, retail and industrial/warehouse properties, the percentage of the net rentable square footage rented as of the date of determination (subject to, in the case of certain Mortgage Loans, one or more of the additional lease-up assumptions); (iii) in the case of hospitality properties, the percentage of available rooms occupied for the trailing 12-month period ending on the date of determination; and (iv) in the case of self-storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented for the trailing 12-month period ending on the date of determination, depending on borrower reporting. In the case of some of the Mortgage Loans, the calculation of Occupancy Rate for one or more related properties was based on assumptions regarding occupancy, such as: the assumption that a particular tenant at the subject Mortgaged Property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within twelve months of the cut-off date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject Mortgaged Property; and certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this prospectus supplement.

(9)	“Occupancy As Of Date” means the date of determination of the Occupancy Rate of a Mortgaged Property.

(10)
“Prepayment Provisions” denotes a general summary of the provisions of a Mortgage Loan that restrict the ability of the related borrower to voluntarily prepay the Mortgage Loan. In each case, some exceptions may apply that are not described in the general summary, such as provisions that permit a voluntary partial prepayment in connection with the release of a portion of a Mortgaged Property, or require the application of tenant holdback reserves to a partial prepayment, in each case notwithstanding any Lock-out Period or Yield Maintenance Charge that may otherwise apply. In describing Prepayment Provisions, we use the following symbols with the indicated meanings:

●
“D(#)”means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property.

●
“L(#)”means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited and defeasance is not permitted.

●
“O(#)”means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted without the payment of any Prepayment Premium or Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

●
“YM(#)”means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

●
“D or @%(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).

●
“D or YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge.

●
“D or GRTR of @% or YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount).

●
“GRTR of @% or YM(#)”means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount) and the lender is not entitled to require a defeasance in lieu of prepayment.

(11)	“Remaining Term to Maturity or ARD” means, with respect to any Mortgage Loan, the number of months from the Cut-off Date to the related stated maturity date or Anticipated Repayment Date.

(12)	“RevPAR” means, with respect to any hospitality property, revenues per available room.

(13)	“Stated Principal Balance” means, for each Mortgage Loan in the Trust Fund, a principal amount that:

●
will initially equal its unpaid principal balance as of the cut-off date or, in the case of a replacement Mortgage Loan, as of the date it is added to the Trust Fund, after application of all payments of principal due on or before that date, whether or not those payments have been received; and

●
will be permanently reduced on each subsequent distribution date, to not less than zero, by that portion, if any, of the Principal Distribution Amount (without regard to the adjustments otherwise contemplated by clauses 1 through 4 of the definition thereof) for that distribution date that represents principal actually received or advanced on that Mortgage Loan, and the principal portion of any Realized Loss (see “Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses”) incurred with respect to that Mortgage Loan during the related collection period.

However, the “Stated Principal Balance” of any Mortgage Loan in the Trust Fund will, in all cases, be zero as of the distribution date following the collection period in which it is determined that all amounts ultimately collectable with respect to that Mortgage Loan or any related REO Property have been received.

(14)	“Structuring Assumptions” means, collectively, the following assumptions regarding the Certificates and the Mortgage Loans in the Trust Fund:

●
except as otherwise set forth below, the Mortgage Loans have the characteristics set forth on Annex A-1 to this prospectus supplement and the Cut-off Date Pool Balance is as described in this prospectus supplement;

●	the initial aggregate principal balance or notional amount, as the case may be, of each interest-bearing Class of Certificates is as described in this prospectus supplement;

●	the pass-through rate for each interest-bearing Class of Certificates is as described in this prospectus supplement;

●	no delinquencies, defaults or losses occur with respect to any of the Mortgage Loans;

●
no Additional Trust Fund Expenses (including Trust Advisor Expenses) arise, no Servicing Advances are made under the Pooling and Servicing Agreement and the only expenses of the Trust consist of the trustee fees, the certificate administrator fees, the master servicing fees (including any applicable primary or sub-servicing fees), the CREFC® Intellectual Property Royalty License Fees and the Trust Advisor fees, each as set forth on Annex A-1 to this prospectus supplement;

●	there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the Mortgage Loans;

●
each of the Mortgage Loans provides for monthly debt service payments to be due on the first day of each month, regardless of the actual day of the month on which those payments are otherwise due and regardless of whether the subject date is a business day or not;

●
all monthly debt service or balloon payments on the Mortgage Loans are timely received by the Master Servicer on behalf of the Trust on the day on which they are assumed to be due or paid as described in the immediately preceding bullet;

●	each ARD Loan in the Trust Fund is paid in full on its Anticipated Repayment Date;

●
no involuntary prepayments are received as to any Mortgage Loan at any time (including, without limitation, as a result of any application of escrows, reserve or holdback amounts if performance criteria are not satisfied);

●
except as described in the next two succeeding bullets, no voluntary prepayments are received as to any Mortgage Loan during that Mortgage Loan’s prepayment Lock-out Period, including any contemporaneous period when defeasance is permitted, or during any period when principal prepayments on that Mortgage Loan are required to be accompanied by a Prepayment Premium or Yield Maintenance Charge, including any contemporaneous period when defeasance is permitted;

●
except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the Mortgage Loans at the indicated CPRs set forth in the subject tables or other relevant part of this prospectus supplement, without regard to any limitations in those Mortgage Loans on partial voluntary principal prepayments;

●	all prepayments on the Mortgage Loans are assumed to be accompanied by a full month’s interest and no Prepayment Interest Shortfalls occur;

●	no Yield Maintenance Charges or Prepayment Premiums are collected;

●
no person or entity entitled thereto exercises its right of optional termination as described in this prospectus supplement under “Description of the Offered Certificates—Termination of the Pooling and Servicing Agreement”;

●	no Mortgage Loan is required to be repurchased, as described under “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this prospectus supplement;

●	distributions on the Offered Certificates are made on the 15th day of each month, commencing in April 2015; and

●	the Offered Certificates are settled with investors on March 31, 2015.

(15)
“Underwritten Net Cash Flow”, “Underwritten NCF” or “U/W NCF” means an amount based on assumptions relating to cash flow available for debt service. In general, it is the assumed revenue derived from the use and operation of a Mortgaged Property, consisting primarily of rental income, less the sum of (a) assumed operating expenses

(such as utilities, administrative expenses, repairs and maintenance, management fees and advertising), (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments, and (c) reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Net Cash Flow generally does not reflect interest expenses, non-cash items such as depreciation and amortization and other non-reoccurring expenses.

In determining the “revenue” component of Underwritten Net Cash Flow for each Mortgaged Property, the related Mortgage Loan Seller generally relied on a rent roll and/or other known, signed tenant leases, executed extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied by the related borrower and, where the actual vacancy shown thereon and, if available, the market vacancy was less than 5%, assumed a minimum 5% vacancy in determining revenue from rents, except that in the case of certain non-multifamily and non-manufactured housing community properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded (or a rate of less than 5% has been assumed) in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants. Furthermore, LCF may apply a minimum vacancy that is less than 5% if rents at the subject Mortgaged Property are below market or if it otherwise determines that the circumstances so warrant. Where the actual or market vacancy was greater than 5%, the Mortgage Loan Seller determined revenue from rents by generally relying on a rent roll and/or other known, signed leases, executed lease extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and generally (but not in all cases) the greatest of (a) actual current vacancy at the related Mortgaged Property or a vacancy otherwise based on performance of the related Mortgaged Property (e.g., an economic vacancy based on actual collections for a specified trailing period), (b) if available, current vacancy according to third-party-provided market information or at comparable properties in the same or similar market as the related Mortgaged Property, subject to adjustment to address special considerations (such as where market vacancy may have been ignored with respect to space covered by long-term leases or because it was deemed inapplicable by reason of, among other things, below market rents at or unique characteristics of the subject Mortgaged Property) and/or to reflect the appraiser’s conclusion of a supportable or stabilized occupancy rate, and (c) subject to the discussion above, 5%. In some cases involving a multi-property Mortgage Loan, the foregoing vacancy assumptions may be applied to the portfolio of the related Mortgaged Properties in the entirety, but may not apply to each related Mortgaged Property. In addition, for some Mortgaged Properties, the actual vacancy may reflect the average vacancy over the course of a year. In determining revenue for multifamily, manufactured housing community and self-storage properties, the Mortgage Loan Sellers generally reviewed rental revenue shown on the rolling one-to-twelve month (or come combination thereof) operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve-month periods. In the case of hospitality properties, gross receipts were generally determined based upon the average occupancy not to exceed 75% and daily rates based on third-party-provided market information or daily rates achieved during the prior one-to-three year annual reporting period. However, Ladder Capital Finance LLC does not apply any such constraints on the underwritten average occupancy for a hospitality property but will take into account the unique circumstances of such property when determining the underwritten average occupancy.

In determining the “expense” component of Underwritten Net Cash Flow for each Mortgaged Property, the related Mortgage Loan Seller generally relied on, to the extent available, historical operating statements, full-year or year-to-date financial statements, rolling 12-month operating statements, year-to-date financial statements and/or budgets supplied by the related borrower, as well as estimates in the related appraisal, except that: (i) if tax or insurance expense information more current than that reflected in the financial statements was available and verified, the newer information was generally used; (ii) property management fees were generally assumed to be 1% to 6% (depending on the property) of effective gross revenue (or, in the case of a hospitality property, gross receipts); (iii) in general, depending on the property type, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures; (iv) expenses were assumed to include annual replacement reserves; and (v) recent changes in circumstances at the Mortgaged Properties were taken into account (for example, physical changes that would be expected to reduce utilities costs). Annual replacement reserves were generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or minimum requirements by property type designated by the Mortgage Loan Seller, and are: (a) in the case of retail, office, self-storage and industrial/warehouse properties, generally not more than $0.40 per square foot of net rentable commercial area (and may be zero); (b) in the case of multifamily rental apartments, generally not more than approximately $400 per residential unit per year, depending on the condition of the property (and may be zero); (c) in the case of manufactured housing community properties, generally not more than approximately $80 per pad per year, depending on the condition of the property (and may be zero); and (d) in the case of hospitality properties, generally 4% to 5%, inclusive, of gross revenues. In addition, in some cases, the Mortgage Loan Seller recharacterized as capital expenditures items that are reported by borrowers as operating expenses (thus increasing the “net cash flow”).

Historical operating results may not be available for Mortgaged Properties with newly constructed improvements, Mortgaged Properties with triple-net leases, Mortgaged Properties that have recently undergone substantial renovations and newly acquired Mortgaged Properties. In such cases, items of revenue and expense used in calculating Underwritten Net Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants, other third-party-provided market information or from other borrower-supplied information. We cannot assure you with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the applicable Mortgage Loan Seller in determining the presented operating information.

For purposes of calculating Underwritten Net Cash Flow for Mortgage Loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases, if applicable, have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

The amounts described as revenue and expense above are often highly subjective values. In the case of some of the Mortgage Loans, the calculation of Underwritten Net Cash Flow for the related Mortgaged Properties was based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following: (i) the assumption that a particular tenant at a Mortgaged Property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date generally expected to occur within twelve months of the cut-off date; (ii) the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period, will be paid commencing on such future date; (iii) assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at a Mortgaged Property and the anticipated effect on capital and re-leasing expenditures; (iv) assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date; and

(v) assumptions regarding future increases or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring. In addition, in the case of some commercial properties, the underwritten revenues were adjusted upward to account for a portion or average of the additional rents provided for under any rent step-ups scheduled to occur over the terms of the executed leases. We cannot assure you that the assumptions made with respect to any mortgage loan will, in fact, be consistent with actual property performance. Actual annual net cash flow for a Mortgaged Property may be less than the Underwritten Net Cash Flow presented with respect to that property in this prospectus supplement. In addition, the underwriting analysis of any particular Mortgage Loan as described herein by a particular Mortgage Loan Seller may not (and likely will not) conform to an analysis of the same property by other persons or entities.

The Mortgaged Property identified on Annex A-1 to this prospectus supplement as Hanesbrands Industrial, which secures a Mortgage Loan that represents approximately 2.2% of the Cut-off Date Pool Balance, is currently being expanded from 380,346 square feet to 467,781 square feet. Upon the earlier of the expansion occupancy date and October 1, 2015, the monthly rent will increase from $86,846 to $122,877. At origination, a rent escrow was established with an escrow agent in the amount of $291,734. The Underwritten Net Cash Flow for such Mortgaged Property was calculated on the assumption that the expansion is completed and the tenant is paying the increased rent.

See “Risk Factors—Risks Related to the Mortgage Loans—Debt Service Coverage Ratio and Net Cash Flow Information is Based on Numerous Assumptions” and “Description of the Mortgage Pool—Net Cash Flow and Certain Underwriting Considerations” in this prospectus supplement. See also Annex A-1 and the footnotes thereto.

(16)
“Underwritten NCF Debt Yield” or “U/W NCF Debt Yield” generally means, with respect to any Mortgage Loan, the related Underwritten NCF divided by the Cut-off Date Principal Balance of that Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Loan Combination, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan as of the cut-off date. Unless clearly indicated otherwise, the Underwritten NCF Debt Yield for each Mortgage Loan contained in any group of cross-collateralized Mortgage Loans is equal to the Underwritten NCF of all the Mortgaged Properties securing the group divided by the aggregate Cut-off Date Principal Balance of all the Mortgage Loans in the group. On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a lower (and perhaps substantially lower) Underwritten NCF Debt Yield than is shown on Annex A-1 to this prospectus supplement.

(17)
“Underwritten Net Operating Income”, “Underwritten NOI” or “U/W NOI” means an amount based on assumptions of the cash flow available for debt service before deductions for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. Underwritten Net Operating Income is generally estimated in the same manner as Underwritten Net Cash Flow, except that no deduction is made for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. See “Risk Factors—Risks Related to the Mortgage Loans—Debt Service Coverage Ratio and Net Cash Flow Information is Based on Numerous Assumptions” in this prospectus supplement.

(18)
“Underwritten NOI Debt Yield” or “U/W NOI Debt Yield” means, with respect to any Mortgage Loan, the related Underwritten NOI divided by the Cut-off Date Principal Balance of that Mortgage Loan. In the case of a Mortgage Loan that is part of a Loan Combination, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan as of the cut-off date. Unless clearly indicated otherwise and as set forth below, the Underwritten NOI Debt Yield for each Mortgage Loan contained in any group of cross-collateralized Mortgage Loans is equal to the Underwritten NOI of all the Mortgaged Properties securing the group divided by the aggregate Cut-off Date Principal Balance of all the Mortgage Loans in the group. On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a lower (and perhaps substantially lower) Underwritten NOI Debt Yield than is shown on Annex A-1 to this prospectus supplement.

You should review the footnotes to Annex A-1 in this prospectus supplement for information regarding certain other loan-specific adjustments regarding the calculation of debt service coverage ratio information, loan-to-value ratio information, debt yield information and/or loan per net rentable square foot or unit with respect to certain of the Mortgage Loans.

Except as otherwise specifically stated, the Cut-off Date LTV Ratio, Underwritten Debt Service Coverage Ratio, LTV Ratio at Maturity, Underwritten NCF Debt Yield, Underwritten NOI Debt Yield and loan per net rentable square foot or unit statistics with respect to each Mortgage Loan are calculated and presented without regard to any indebtedness other than the Mortgage Loan, whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise, that currently exists or that may be incurred by the related borrower or its owners in the future.

References to “weighted averages” of the Mortgage Loans in the Mortgage Pool or any particular sub-group of the mortgage loans are references to averages weighted on the basis of the Cut-off Date Principal Balances of the subject Mortgage Loans.

If we present a debt rating for some tenants and not others in the tables, you should assume that the other tenants are not rated and/or have below-investment grade ratings. If a tenant has a rated parent or affiliate, we present the rating of that parent or affiliate, notwithstanding that the parent or affiliate may itself have no obligations under the lease. Presentation of a rating opposite a tenant should not be construed as a statement that the relevant tenant will perform or be able to perform its obligations.

The sum in any column of any of the tables in Annex A-2 may not equal the indicated total due to rounding.

Historical information presented in this prospectus supplement, including information in Annexes A-1 and A-3 to this prospectus supplement is derived from audited and/or unaudited financial statements provided by the borrowers. In each case, the historical information is taken from the same source with respect to a Mortgage Loan and subject to the same adjustments and considerations as described above with respect to the ten largest Mortgage Loans under the definition of “Cash Flow Analysis”.

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Annex C-1

Mortgage Loan Representations and Warranties

Each Mortgage Loan Seller will, solely as to the Mortgage Loans that it is transferring to the Depositor, make the representations and warranties set forth below as of the date specified below or, if no such date is specified, as of the Closing Date, in each case subject to the exceptions to those representations and warranties that are described on Annex C-2 for the applicable Mortgage Loan Seller. Capitalized terms used but not otherwise defined in this Annex C-1 shall have the meanings set forth in the main body of the prospectus supplement or, if not defined therein, in the related mortgage loan purchase agreement.

Each mortgage loan purchase agreement, together with the related representations and warranties (subject to the exceptions thereto), serves to contractually allocate risk between the related Mortgage Loan Seller, on the one hand, and the Trust Fund, on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties is not intended as statements regarding the actual characteristics of the Mortgage Loans, Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below.

In addition, for purposes of the following representations and warranties, the phrase “the Mortgage Loan Seller’s knowledge” and other words and phrases of like import shall mean, except where otherwise expressly set forth below, the actual state of knowledge of the Mortgage Loan Seller, its officers and employees responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth below in each case without having conducted any independent inquiry into such matters and without any obligation to have done so (except (i) having sent to the servicers servicing the Mortgage Loans on behalf of the Mortgage Loan Seller, if any, specific inquiries regarding the matters referred to and (ii) as expressly set forth herein). All information contained in documents which are part of or required to be part of a mortgage file, as specified in the Pooling and Servicing Agreement (to the extent such documents exist) shall be deemed within the Mortgage Loan Seller’s knowledge.

1.           Complete Mortgage File. With respect to each Mortgage Loan, to the extent that the failure to deliver the same would constitute a “Material Document Defect” in the Pooling and Servicing Agreement and/or Mortgage Loan Purchase Agreement, (i) a copy of the mortgage file for each Mortgage Loan and (ii) originals or copies of all financial statements, appraisals, environmental reports, engineering reports, seismic assessment reports, leases, rent rolls, Insurance Policies and certificates, legal opinions and tenant estoppels in the possession or under the control of such Mortgage Loan Seller that relate to such Mortgage Loan, will be or have been delivered to the Master Servicer with respect to each Mortgage Loan by the deadlines set forth in the Pooling and Servicing Agreement and/or Mortgage Loan Purchase Agreement. For the avoidance of doubt, the Mortgage Loan Seller shall not be required to deliver any attorney-client privileged communication, draft documents or any documents or materials prepared by it or its affiliates for internal uses, including without limitation, credit committee briefs or memoranda and other internal approval documents.

2.           Whole Loan; Ownership of Mortgage Loans. Each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan. At the time of the sale, transfer and assignment to the Depositor, no mortgage note or mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller), participation or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests and other interests on, in or to such Mortgage Loan other than any servicing rights appointment, subservicing or similar agreement. The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to the Depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

C-1-1

3.           Loan Document Status. Each related mortgage note, mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law and except that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance premiums) may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or materially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related mortgage notes, mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the mortgage note, mortgage or other Mortgage Loan documents.

4.           Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan, together with applicable state law, contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

5.           Hospitality Provisions. The Mortgage Loan documents for each Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise or license agreement includes an executed comfort letter or similar agreement signed by the related Mortgagor and franchisor or licensor of such property that, subject to the applicable terms of such franchise or license agreement and comfort letter or similar agreement, is enforceable by the Trust against such franchisor or licensor either (A) directly or as an assignee of the originator, or (B) upon the Mortgage Loan Seller’s or its designee’s providing notice of the transfer of the Mortgage Loan to the Trust in accordance with the terms of such executed comfort letter or similar agreement, which the Mortgage Loan Seller or its designee shall provide, or if neither (A) nor (B) is applicable, the Mortgage Loan Seller or its designee shall apply for, on the Trust’s behalf, a new comfort letter or similar agreement as of the Closing Date. The mortgage or related security agreement for each Mortgage Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office. For the avoidance of doubt, no representation is made as to the perfection of any security interest in revenues to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

6.           Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related mortgage file or as otherwise provided in the related Mortgage Loan documents (a) the material terms of such mortgage, mortgage note, Mortgage Loan guaranty and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related mortgage in any manner which materially interferes with the security intended to be provided by such mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither borrower nor guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the mortgage file, there have been no

C-1-2

modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan consented to by the Mortgage Loan Seller on or after the Cut-off Date.

7.           Lien; Valid Assignment. Subject to the Standard Qualifications, each endorsement or assignment of mortgage and assignment of Assignment of Leases from the Mortgage Loan Seller or its affiliate is in recordable form (but for the insertion of the name of the assignee and any related recording information which is not yet available to the Mortgage Loan Seller) and constitutes a legal, valid and binding endorsement or assignment from the Mortgage Loan Seller, or its affiliate, as applicable. Each related mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph 8 below (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to Permitted Encumbrances and Title Exceptions) as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, is free and clear of any recorded mechanics’ or materialmen’s liens and other recorded encumbrances, and as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related mortgage, except those which are bonded over, escrowed for or insured against by the applicable Title Policy (as described below). Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid and enforceable lien on property described therein subject to the Permitted Encumbrances and Title Exceptions, except as such enforcement may be limited by Standard Qualifications, subject to the limitations described in paragraph 11 below. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

8.           Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy or a “marked up” commitment, in each case with escrow instructions and binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the mortgage, the first priority lien of the mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property; (f) if the related Mortgage Loan constitutes a cross-collateralized Mortgage Loan, the lien of the mortgage for another Mortgage Loan contained in the same cross-collateralized group of Mortgage Loans, and (g) condominium declarations of record and identified in such Title Policy, provided that none of which clauses (a) through (g), individually or in the aggregate, materially interferes with the current marketability or principal use of the Mortgaged Property, the security intended to be provided by such mortgage, or the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). For purposes of clause (a) of the immediately preceding sentence, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon. Except as contemplated by clause (f) of the second preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the

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Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), (a) that the Mortgaged Property shown on the survey is the same as the property legally described in the mortgage and (b) to the extent that the Mortgaged Property consists of two or more adjoining parcels, such parcels are contiguous.

9.           Junior Liens. It being understood that B notes secured by the same mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as of the Cut-off Date there are no subordinate mortgages or junior mortgage liens encumbering the related Mortgaged Property other than Permitted Encumbrances. The Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor other than as set forth on an exhibit to the related Mortgage Loan Purchase Agreement.

10.         Assignment of Leases and Rents. There exists as part of the related mortgage file an Assignment of Leases (either as a separate instrument or incorporated into the related mortgage). Subject to the Permitted Encumbrances and Title Exceptions, each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related mortgage or related Assignment of Leases, subject to applicable law and the Standard Qualifications, provides that, upon an event of default under the Mortgage Loan, a receiver may be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

11.         Financing Statements. Subject to the Standard Qualifications, each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed and/or recorded (or, in the case of fixtures, the mortgage constitutes a fixture filing) in all places necessary at the time of the origination of the Mortgage Loan to perfect a valid security interest in, the personal property (creation and perfection of which is governed by the UCC) owned by Mortgagor and necessary to operate such Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

12.         Condition of Property. The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared by a third party engineering consultant in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Mortgage Loan Seller’s knowledge, based solely upon the due diligence customarily performed by the Mortgage Loan Seller in connection with the origination of similar commercial and multifamily loans intended for securitization, and except as set forth in such engineering report or property condition report or with respect to which repairs were required to be reserved for or made, (a) all major building systems for the improvements of each related Mortgaged Property are in good working order, and (b) each related Mortgaged Property (i) is free of any material damage, and (ii) is in good repair and condition, and (iii) is free of patent and observable structural defects, except, as to all statements in clauses (a) and (b) above, to the extent: (x) any damage or

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deficiencies would not reasonably be expected to materially and adversely affect the use or operation of the Mortgaged Property or the security intended to be provided by such mortgage, or repairs with respect to such damage or deficiencies are estimated to not exceed 5% of the original principal balance of the Mortgage Loan; (y) such repairs have been completed; or (z) escrows in an aggregate amount consistent with the standards utilized by the Mortgage Loan Seller in connection with the origination of similar commercial and multifamily loans intended for securitization, which escrows will in all events be in an aggregate amount not less than the estimated cost of such repairs.

To the Mortgage Loan Seller’s knowledge, based on the engineering report or property condition assessment and the Sponsor Diligence (as defined in paragraph 42), there are no issues with the physical condition of the Mortgaged Property that the Mortgage Loan Seller believes would have a material adverse effect on the current marketability or principal use of the Mortgaged Property other than those disclosed in the engineering report or Servicing File and those addressed in sub-clauses (x), (y), and (z) of the preceding sentence.

13.         Taxes and Assessments. As of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, all taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or could become a lien on the related Mortgaged Property that became due and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon.

14.         Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

15.         Actions Concerning Mortgage Loan. To the Mortgage Loan Seller’s knowledge, based on evaluation of the Title Policy (as defined in paragraph 8), an engineering report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, the Sponsor Diligence (as defined in paragraph 42), and the ESA (as defined in paragraph 43), as of origination there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the current marketability of the Mortgaged Property, (f) the principal benefit of the security intended to be provided by the Mortgage Loan documents, (g) the current ability of the Mortgaged Property to generate net cash flow sufficient to service such Mortgage Loan, or (h) the current principal use of the Mortgaged Property.

16.         Escrow Deposits. All escrow deposits and escrow payments currently required to be escrowed with lender pursuant to each Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no delinquencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to the Depositor or its servicer. Any and all material requirements under the Mortgage Loan as to completion of any material improvements and as to disbursements of any funds escrowed for such purpose, which requirements were to have been complied with on or before the Closing Date, have been complied with in all material respects or the funds so escrowed have not been released unless such release was consistent with the Mortgage Loan Seller’s practices with respect to escrow releases or such released

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funds were otherwise used for their intended purpose. No other escrow amounts have been released except in accordance with the terms and conditions of the related Mortgage Loan documents.

17.         No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by the Mortgage Loan Seller to merit such holdback), and any requirements or conditions to disbursements of any loan proceeds held in escrow have been satisfied with respect to any disbursement of any such escrow fund.

18.         Insurance. Each related Mortgaged Property is, and is required pursuant to the related mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating of at least “A-:VIII” (for a Mortgage Loan with a principal balance below $35 million) and “A:VIII” (for a Mortgage Loan with a principal balance of $35 million or more) from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from Standard & Poor’s Ratings Services (collectively the “Insurance Rating Requirements”), in an amount (subject to customary deductibles) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by Mortgagor included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance (except where an applicable tenant lease does not permit the tenant to abate rent under any circumstances), which (i) covers a period of not less than 12 months (or with respect to each Mortgage Loan with a principal balance of $35 million or more, 18 months), or a specified dollar amount which, in the reasonable judgment of the Mortgage Loan Seller, will cover no less than 12 months (18 months for Mortgage Loans with a principal balance of $35 million or more) of rental income; (ii) for a Mortgage Loan with a principal balance of $50 million or more contains a 180 day “extended period of indemnity”; and (iii) covers the actual loss sustained during the time period, or up to the specified dollar amount, set forth in clause (i) above.

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization.

If windstorm and/or windstorm related perils and/or “named storms” are excluded from the primary property damage insurance policy the Mortgaged Property is insured by a separate windstorm insurance policy issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

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The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including broad-form coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the seismic condition of such property, for the sole purpose of assessing the probable maximum loss or scenario expected loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML was based on a 475-year return period, which correlates to a 10% probability of exceedance in an exposure period of 50 years. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by Standard & Poor’s Ratings Services in an amount not less than 100% of the PML.

The Mortgage Loan documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the related Mortgage Loan, the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section that are required by the Mortgage Loan documents to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the trustee. Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the lender to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

19.         Access; Utilities; Separate Tax Parcels. Based solely on evaluation of the Title Policy (as defined in paragraph 8) and survey, if any, an engineering report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, the Sponsor Diligence (as defined in paragraph 42), and the ESA (as defined in paragraph 43), each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has permanent access from a recorded easement or right of way permitting ingress and egress to/from a public road, (b) is served by or has access rights to public or private water and sewer (or well and septic) and other utilities necessary for the current use of the Mortgaged Property, all of which are adequate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made or is required to be made to the applicable governing authority for creation of separate tax parcels (or the Mortgage Loan documents so require such application in the future), in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax parcels are created.

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20.         No Encroachments. To the Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the Title Policy obtained in connection with the origination of each Mortgage Loan, and except for encroachments that do not materially and adversely affect the current marketability or principal use of the Mortgaged Property: (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except for encroachments that are insured against by the applicable Title Policy; (b) no material improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that are insured against by the applicable Title Policy; and (c) no material improvements encroach upon any easements except for encroachments that are insured against by the applicable Title Policy.

21.         No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the Mortgage Loan Seller.

22.         REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

23.         Compliance with Usury Laws. The mortgage rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

24.         Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the mortgage note, each holder of the mortgage note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

25.         Trustee under Deed of Trust. With respect to each mortgage which is a deed of trust, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the mortgage and applicable law or may be substituted in accordance with the mortgage and applicable law by the related mortgagee, and, except

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in connection with a trustee’s sale after a default by the related Mortgagor or in connection with any full or partial release of the related Mortgaged Property or related security for such Mortgage Loan, no fees are payable to such trustee except for de minimis fees paid.

26.         Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, a survey, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use, operation or value of such Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, or (c) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property.

27.         Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon any of a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises or certificates of occupancy and applicable governmental approvals does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a holder of the related Mortgage Loan. The Mortgage Loan requires the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located and for the Mortgagor and the Mortgaged Property to be in compliance in all material respects with all regulations, zoning and building laws.

28.         Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan (a) provide that such Mortgage Loan becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events (or negotiated provisions of substantially similar effect): (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) Mortgagor or guarantor shall have solicited or caused to be solicited petitioning creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) transfers of either the Mortgaged Property or controlling equity interests in Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages resulting from the following (or negotiated provisions of substantially similar effect): (i) Mortgagor’s misappropriation of rents after an event of default, security deposits, insurance proceeds, or condemnation awards; (ii) Mortgagor’s fraud or intentional misrepresentation; (iii) criminal acts by the Mortgagor or guarantor resulting in the seizure or forfeiture of all or part of the Mortgaged Property;

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(iv) breaches of the environmental covenants in the Mortgage Loan documents; or (v) Mortgagor’s commission of material physical waste at the Mortgaged Property.

29.         Mortgage Releases. The terms of the related mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the mortgage except (a) a partial release, accompanied by principal repayment, or partial defeasance (as described in paragraph 34) of not less than a specified percentage at least equal to 110% of the related allocated loan amount of such portion of the Mortgaged Property, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (defined in paragraph 34 below), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) in an amount not less than the amount required by the REMIC Provisions and, to such extent, the award from any such taking may not be required to be applied to the restoration of the Mortgaged Property or released to the borrower, if, immediately after the release of such portion of the Mortgaged Property from the lien of the mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans).

No such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the REMIC Provisions.

30.         Financial Reporting and Rent Rolls. Each Mortgage Loan requires the Mortgagor to provide the owner or holder of the Mortgage Loan with (a) quarterly (other than for single-tenant properties) and annual operating statements, (b) quarterly (other than for single-tenant properties) rent rolls for properties that have any individual lease which accounts for more than 5% of the in-place base rent, and (c) annual financial statements.

31.         Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, and to the Mortgage Loan Seller’s knowledge with respect to each Mortgage Loan of $20 million or less, as of origination the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto, except to the extent

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that any right to require such coverage may be limited by availability on commercially reasonable terms, or as otherwise indicated on Annex C-2.

32.         Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the lender which are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property, including, but not limited to, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any controlling equity interest in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) transfers of less than a controlling interest in a Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) transfers of common stock in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs 29 and 34 herein, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on an exhibit to the related Mortgage Loan Purchase Agreement, or future permitted mezzanine debt as set forth on an exhibit to the related Mortgage Loan Purchase Agreement or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any companion interest of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan as set forth on an exhibit to the related Mortgage Loan Purchase Agreement or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

33.         Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Each Mortgage Loan with a Cut-off Date Principal Balance of $30 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents and the related Mortgage Loan documents (or if the Mortgage Loan has a Cut-off Date Principal Balance equal to $10 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

34.         Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will

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be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty), and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to 110% of the allocated loan amount for the real property to be released; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the mortgage note as set forth in clause (iii) above; (vi) the defeased note and the defeasance collateral are required to be assumed by a Single-Purpose Entity; (vii) the Mortgagor is required to provide an opinion of counsel that the Trustee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

35.         Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD loans and situations where default interest is imposed.

36.         Ground Leases. For purposes of these representations and warranties, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a Ground Leasehold estate in whole or in part, and the related mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Mortgage Loan Seller, its successors and assigns (collectively, the “Ground Lease and Related Documents”), Mortgage Loan Seller represents and warrants that:

(A)           The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease and Related Documents permit the interest of the lessee to be encumbered by the related mortgage and do not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related mortgage. No material change in the terms of the Ground Lease had occurred since its recordation, except by any written instruments which are included in the related mortgage file;

(B)           The lessor under such Ground Lease has agreed in a writing included in the related mortgage file (or in such Ground Lease and Related Documents) that the Ground Lease may not be amended, modified, canceled or terminated by agreement of lessor and lessee without the prior written consent of the lender and that any such action without such consent is not binding on the lender, its successors or assigns, provided that lender has provided lessor with notice of its lien in accordance with the terms of the Ground Lease;

(C)           The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either borrower or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such

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Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(D)           The Ground Lease either (i) is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances and Title Exceptions; or (ii) is the subject of a subordination, non-disturbance or attornment agreement or similar agreement to which the mortgagee on the lessor’s fee interest is subject;

(E)           Subject to the notice requirements of the Ground Lease and Related Documents, the Ground Lease does not place commercially unreasonable restrictions on the identity of the mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid), and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid);

(F)           The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(G)           The Ground Lease and Related Documents require the lessor to give to the lender written notice of any default, provides that no notice of default or termination is effective against the lender unless such notice is given to the lender;

(H)           A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(I)           The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with the origination of similar commercial or multifamily loans intended for securitization;

(J)           Under the terms of the Ground Lease and Related Documents, any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (K)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(K)           In the case of a total or substantially total taking or loss, under the terms of the Ground Lease and Related Documents, any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

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(L)           Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

37.         Servicing. The servicing and collection of each Mortgage Loan complied with all applicable laws and regulations and was in all material respects legal, proper and in accordance with customary commercial mortgage servicing practices.

38.         Origination and Underwriting. The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex C-1.

39.         Rent Rolls; Operating Histories. The Mortgage Loan Seller has obtained a rent roll (the “Certified Rent Roll(s)”) other than with respect to hospitality or single tenant properties certified by the related Mortgagor or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related Mortgage Loan. The Mortgage Loan Seller has obtained operating histories (the “Certified Operating Histories”) with respect to each Mortgaged Property certified by the related Mortgagor or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related Mortgage Loan.

40.         No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments in the prior 12 months (or since origination if such Mortgage Loan has been originated within the past 12 months), and as of Cut-off Date, no Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments. To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex C-1. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

41.         Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

42.         Organization of Mortgagor. The Mortgage Loan Seller has obtained an organizational chart or other description of each Mortgagor which identifies all beneficial controlling owners of the Mortgagor (i.e., managing members, general partners or similar controlling person for such Mortgagor) (the “Controlling Owner”). The Mortgage Loan Seller (1) required questionnaires to be completed by each Controlling Owner and guarantor or performed other processes designed to elicit information from each Controlling Owner and guarantor regarding such Controlling Owner’s or guarantor’s prior history regarding any bankruptcies, any felony convictions in accordance with the standards utilized by the Mortgage Loan Seller in connection with the origination of similar commercial and multifamily loans intended for securitization, and (2) performed or caused to be performed searches of the public records or services such as Lexis/Nexis or NCO, or a similar service designed to elicit information about each Controlling Owner and guarantor regarding such Controlling Owner’s or guarantor’s prior history regarding any bankruptcies, any felony convictions, in accordance with the

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standards utilized by the Mortgage Loan Seller in connection with the origination of similar commercial and multifamily loans intended for securitization. ((1) and (2) collectively, the “Sponsor Diligence”). Based solely on the Sponsor Diligence, to the knowledge of the Mortgage Loan Seller, no Controlling Owner or guarantor (i) was in a state or federal bankruptcy or insolvency proceeding, (ii) had a prior record of having been in a state or federal bankruptcy or insolvency, or (iii) had been convicted of a felony.

43.         Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II environmental site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy meeting the requirements set forth below that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s, S&P and/or Fitch; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.

In the case of each Mortgage Loan set forth on an exhibit to the related Mortgage Loan Purchase Agreement, (i) such Mortgage Loan is the subject of an environmental insurance policy, issued by the issuer set forth on such exhibit (the “Policy Issuer”) and effective as of the date thereof (the “Environmental Insurance Policy”), (ii) as of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date the Environmental Insurance Policy is in full force and effect, there is no deductible and the Trustee will within 60 days following the Closing Date be a named insured under such policy either (A) directly or as an assignee of the originator, or (B) upon the Mortgage Loan Seller’s or its designee’s providing notice of the transfer of the Mortgage Loan to the Trust in accordance with the terms of such policy, which the Mortgage Loan Seller or its designee shall provide, (iii)(a) a property condition or engineering report was prepared, if the related Mortgaged Property was constructed prior to 1985, with respect to asbestos-containing materials (“ACM”) and, if the related Mortgaged Property is a multifamily property, with respect to radon gas (“RG”) and lead-based paint (“LBP”), and (b) if such report disclosed the existence of a material and adverse LBP, ACM or RG environmental condition or circumstance affecting the related Mortgaged Property, the related Mortgagor (A) was required to remediate the identified condition prior to closing the Mortgage Loan or provide additional security or establish with the mortgagee a reserve in an amount deemed to be sufficient by the Mortgage Loan Seller, for the remediation of the problem, and/or (B) agreed in the Mortgage Loan documents to establish an operations and maintenance plan after the closing of the Mortgage Loan that should reasonably be expected to mitigate the environmental risk related to the identified LBP, ACM or RG condition, (iv) on the effective date of the Environmental Insurance Policy,

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the Mortgage Loan Seller as originator had no knowledge of any material and adverse environmental condition or circumstance affecting the Mortgaged Property (other than the existence of LBP, ACM or RG) that was not disclosed to the Policy Issuer in one or more of the following: (a) the application for insurance, (b) a Mortgagor questionnaire that was provided to the Policy Issuer, or (c) an engineering or other report provided to the Policy Issuer, and (v) the premium of any Environmental Insurance Policy has been paid through the maturity of the policy’s term and the term of such policy extends at least three years beyond the maturity of the Mortgage Loan (or, in the case of an ARD Loan, the related Anticipated Repayment Date).

44.         Lease Estoppels. With respect to each Mortgage Loan secured by retail, office or industrial properties, the Mortgage Loan Seller requested the related Mortgagor to obtain estoppels from each commercial tenant with respect to the Certified Rent Roll (except for tenants for whom the related lease income was excluded from the Mortgage Loan Seller’s underwriting). With respect to each Mortgage Loan predominantly secured by a retail, office or industrial property leased to a single tenant, the Mortgage Loan Seller reviewed such estoppel obtained from such tenant no earlier than 90 days prior to the origination date of the related Mortgage Loan (or such longer period as the Mortgage Loan Seller may deem reasonable and appropriate based on the Mortgage Loan Seller’s practices in connection with the origination of similar commercial and multifamily loans intended for securitization), and to the Mortgage Loan Seller’s knowledge, based solely on the related estoppel, (x) the related lease is in full force and effect and (y) there exists no material default under such lease, either by the lessee thereunder or by the lessor subject, in each case, to customary reservations of tenant’s rights, such as with respect to CAM and pass-through audits and verification of landlord’s compliance with co-tenancy provisions.

45.         Appraisal. The mortgage file contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Cut-off Date. The appraisal is signed by an appraiser that (i) was engaged directly by the originator of the Mortgage Loan or the Mortgage Loan Seller, or a correspondent or agent of the originator of the Mortgage Loan or the Mortgage Loan Seller, and (ii) to the Mortgage Loan Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

46.         Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to this Mortgage Loan Purchase Agreement is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

47.         Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool, except in the case of a Mortgage Loan that is part of a Loan Combination.

48.         Advance of Funds by the Mortgage Loan Seller. Except for loan proceeds advanced at the time of loan origination or other payments contemplated by the Mortgage Loan documents, no advance of funds has been made by the Mortgage Loan Seller to the related Mortgagor, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the knowledge of the Mortgage Loan Seller, indirectly for, or on account of, payments due on the Mortgage Loan. Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

49.         Compliance with Anti-Money Laundering Laws. Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan.

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Annex C-2

Exceptions to Mortgage Loan Representations and Warranties

The exceptions to the representations and warranties set forth below are grouped by Mortgage Loan Seller and listed by the number of the related representation and warranty set forth on Annex C-1 and the mortgage loan name and number identified on Annex A-1. Capitalized terms used but not otherwise defined in this Annex C-2 shall have the meanings set forth in Annex B or, if not defined therein, in the main body of this prospectus supplement or, if not defined therein, in the related Mortgage Loan Purchase Agreement.

Ladder Capital Finance LLC

Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception
(2) Whole Loan; Ownership of Mortgage Loans	Walgreens Portfolio (Loan No. 2)

The subject Mortgage Loan is part of a Loan Combination (the “Walgreens Portfolio Loan Combination”), which also includes two pari passu Companion Loans in the original aggregate principal amount of $55,065,000. The entire Walgreens Portfolio Loan Combination is secured by the same Mortgages encumbering the related Mortgaged Properties.

(5) Hospitality Provisions	HGI Palmdale (Loan No. 37) Best Western Fountainview (Loan No. 44) Candlewood Suites Lithia Springs (Loan No. 48)
With respect to each subject Mortgage Loan, the related comfort letter provided at origination in connection with the related Mortgaged Property (or, if applicable, each related Mortgaged Property) is not enforceable by the securitization trust.  Such comfort letter contemplates that the assigning mortgage lender make a request to the related franchisor to issue a new comfort letter to the securitization trust on the franchisor’s then current form, which request must be made within a specified period following the origination of the Mortgage Loan and transfer thereof to the securitization trust; provided that the issuance of the new comfort letter will be subject to such conditions as may be set forth in the existing comfort letter; and provided, further, that the existing Best Western Fountainview comfort letter does not expressly contemplate the assignment thereof or the issuance of a new comfort letter to the Wells Fargo Commercial Mortgage Trust 2015-LC20.

(8) Permitted Liens; Title Insurance	All Mortgage Loans transferred by LCF(Loan Nos. 2, 5, 8, 10, 14, 17, 23, 24, 35, 37, 39, 40, 41, 42, 43, 44, 46, 47, 48, 54, 56, 57, 65, 66, 67, 68)
The lien of real property taxes and assessments shall not be considered due and payable until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement is entitled to be taken by the related taxing authority.

(8) Permitted Liens; Title Insurance	Walgreens Portfolio (Loan No. 2)
The related Mortgages secure the subject Mortgage Loan and the related Companion Loans on a pari passu basis.

The Walgreens– Michigan City Mortgaged Property is subject to a common area agreement, which provides that the owner of the shopping center, of which the related Mortgaged Property is a part, (i) has a purchase option in the event that the related Mortgaged Property is “razed and removed” and the land is cleared and paved, and the related borrower fails to commence reconstruction within 12 months of such casualty and thereafter diligently pursued completion of such reconstruction within 15 months of such casualty, and (ii) has a right of first offer to purchase the related Mortgaged Property, which right does not apply to a sale of the Mortgaged Property via foreclosure or deed-in-

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Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception
lieu of foreclosure, but survives thereafter. Each of the related Mortgaged Properties is subject to its tenant’s right of first refusal.
(8) Permitted Liens; Title Insurance	HGI Palmdale (Loan No. 37)
A recorded declaration gives the declarant a repurchase option on the related Mortgaged Property if business operations at the related Mortgaged Property are discontinued for at least twelve (12) consecutive months (exclusive of any periods during which construction, repairs or remodeling are occurring and exclusive of any periods during which force majeure delays are occurring).  However, so long as the subject Mortgage Loan is still secured by the related Mortgaged Property, if the declarant exercises the repurchase option, it is to pay the buy-back price directly to the lender and the buy-back price shall be an amount no less than the amount which equals all outstanding sums owed to the lender in respect of the subject Mortgage Loan.

(8) Permitted Liens; Title Insurance	Stanley Station (Loan No. 42) Widmer Shoppes (Loan No. 47) Walgreens – Hilliard, OH (Loan No. 54) Walgreens – Niles, OH (Loan No. 56
With respect to each of the subject Mortgage Loans, the related Mortgaged Property or a specified portion thereof is subject to a purchase option, right of first offer or right of first refusal on the part of a tenant.

(8) Permitted Liens; Title Insurance	Masonic Building (Loan No. 39)	The related Mortgaged Property is subject to a right of first offer and right of first refusal on the part of the other condominium unit owner.
(10) Assignment of Leases and Rents	Walgreens Portfolio (Loan No. 2)	The related Mortgages and any related assignments of leases secure the subject Mortgage Loan and the related Companion Loans on a pari passu basis.
(18) Insurance	All Mortgage Loans transferred by LCF (Loan Nos. 2, 5, 8, 10, 14, 17, 23, 24, 35, 37, 39, 40, 41, 42, 43, 44, 46, 47, 48, 54, 56, 57, 65, 66, 67, 68)
Except with respect to Mortgage Loans where terrorism insurance is not required or tenants are allowed to self-insure, if any of the Policies (as defined in the related loan agreement) contain exclusions for loss, cost, damage or liability caused by “terrorism” or “terrorist acts” (“Acts of Terrorism”), the related borrower must obtain and maintain terrorism coverage to cover such exclusions from an insurer meeting the Insurance Rating Requirements specified in Representation and Warranty No. 18 (a “Qualified Insurer”) or, in the event that such terrorism coverage is not available from a Qualified Carrier, the related borrower must obtain such terrorism coverage from the highest rated insurance company providing such terrorism coverage.

In addition, subject to the other exceptions to Representation and Warranty No. 18, even where terrorism insurance is required, the related borrower may not be required to pay more for terrorism insurance coverage than a specified percentage (at least equal to 200%) of the amount of the insurance premium for the property insurance policy required under the related loan documents (excluding such terrorism coverage and coverage for other catastrophe perils such as flood, windstorm and earthquake), and if the cost of such terrorism insurance exceeds such amount, then the related borrower shall purchase the maximum amount of terrorism insurance available with

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Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

funds equal to such amount.

Subject to the other exceptions to Representation and Warranty No. 18, the related loan documents may require that, if insurance proceeds in respect of a property loss are to be applied to the repair or restoration of all or part of the related Mortgaged Property, then the insurance proceeds may be held by a party other than the lender (or a trustee appointed by it) if such proceeds are less than or equal to 5% of the original principal balance of the related Mortgage Loan, rather than 5% of the then outstanding principal amount of the related Mortgage Loan.

(18) Insurance	Walgreens Portfolio (Loan No. 2)
The sole tenant at each related Mortgaged Property is permitted to self-insure, provided, among other things, the tenant maintains a rating of “BBB-” by S&P.  If the tenant satisfies the insurance requirements under the lease, the insurance requirements under the loan agreement are deemed satisfied.

(18) Insurance	Hanesbrands Industrial (Loan No. 10) Dollar General – Iberia (Loan No. 65) Dollar General – Pine Island (Loan No. 66) Dollar General – Isle (Loan No. 67) Dollar General – Wheaton (Loan No. 68)
With respect to each subject Mortgage Loan, the related Mortgaged Property is leased to a single tenant.  In each case, to the extent: (i) the related lease is in full force and effect, (ii) no default beyond any applicable notice and cure period has occurred and is continuing under the related lease, (iii) the related sole tenant is permitted per the terms of its lease to rebuild and/or repair the related Mortgaged Property and is entitled to no period of rent abatement, and (iv) the related sole tenant maintains the insurance required to be maintained by it under the related lease as of the date of origination or as otherwise approved by the lender in writing, the related borrower will not be required to maintain coverage under Section 5.1.1 of the related loan agreement.  Notwithstanding that the related sole tenant is permitted to and may be providing insurance that the related borrower is required to provide under Section 5.1.1 of the related loan agreement, the related borrower acknowledges that the borrower is responsible for maintaining (or causing the related sole tenant to maintain) the insurance required to be maintained under the related loan agreement (it being specifically agreed and understood that the related borrower must at all times maintain any such insurance to the extent not maintained by the related sole tenant).  Notwithstanding anything to the contrary contained in paragraph 5.1.1(i) of the related loan agreement: (A) except as provided above, if, at any time and from time to time during the term of the related loan agreement, the insurance policies maintained by the related sole tenant as of the date of origination is modified to decrease the type or amount of coverage, then the related borrower shall upon obtaining knowledge thereof, promptly notify the lender in writing and the lender shall have the right to require that the related borrower, at its sole cost and expense, promptly procure and maintain either (x) “primary” insurance coverage in the event that the related sole tenant does not provide the applicable insurance coverage required in Section 5.1.1(a) of the related loan agreement or (y) “excess and contingent” insurance coverage in the event that the related sole tenant does not have the sufficient insurance coverage required under Section 5.1.1(a) of the related loan agreement, in each case, in “concurrent form” with the policies obtained pursuant to the related lease, over and above any other valid and collectible coverage then in existence, as shall be necessary to bring the insurance coverage for the related Mortgaged Property to at least the types and amount of coverage provided by the related sole tenant as of the date of the related loan agreement; and/or (B) if, at any time and from time to time during the term of the subject Mortgage Loan, the insurance policies maintained by the related sole tenant under its lease fail to name the lender as an additional insured or beneficiary, as the case may be, the related borrower shall maintain

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Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

such insurance policies, regardless of whether such insurance is maintained by the related sole tenant under its lease.  However, with respect to each subject Mortgaged Property, the related sole tenant lease does not require, and the related borrower is not otherwise required to provide, terrorism insurance coverage.

(18) Insurance	SCORE Industrial Portfolio (Loan No. 14)
The sole tenant at the 1235 Commerce Drive Mortgaged Property insures such Mortgaged Property, and if the tenant satisfies the insurance requirements under its lease, the insurance requirements under the loan agreement are deemed satisfied.  The lender has approved tenant coverage with a terrorism sub-limit of $1,000,000.

(18) Insurance	377 Broadway (Loan No. 23)
The casualty policy on the related Mortgaged Property is maintained by the condominium.  Under the related condominium documents, the insurance proceeds are to be used to rebuild if the casualty destroys less than 75% of the related Mortgaged Property.  If 75% or more of the related Mortgaged Property is destroyed, the condominium board will not rebuild the related Mortgaged Property unless 75% or more of common interests elect to do so.

If the related Mortgaged Property is not repaired, then it will be subject to an action for partition instituted by any owner or lienor, as if owned in common, in which case the net proceeds of sale, together with the net proceeds of insurance policies, will be divided among all owners in proportion to their respective common interests.

At origination of the subject Mortgage Loan, the related borrower was required to purchase a gap insurance policy to ensure payment to the lender in the event that proceeds of the policy carried by the condominium are not sufficient to pay off the subject Mortgage Loan in the event of a casualty where the related Mortgaged Property is not rebuilt.

The lender does not hold the proceeds of insurance maintained by the condominium.  If the insurance proceeds exceed $100,000, the proceeds are held by a New York City bank or trust company designated by the condominium board as Insurance Trustee.

(18) Insurance	Actuant HQ (Loan No. 24) Hobby Lobby (Loan No. 46)
With respect to each subject Mortgage Loan, the related Mortgaged Property is leased to a single tenant.  In each case, to the extent: (i) the related lease is in full force and effect, (ii) no default beyond any applicable notice and cure period has occurred and is continuing under the related lease, (iii) the related sole tenant is permitted per the terms of its lease to rebuild and/or repair the related Mortgaged Property and is entitled to no period of rent abatement, and (iv) the related sole tenant maintains, either through a program of self-insurance or otherwise, the insurance required to be maintained by it under the related lease as of the date of origination or as otherwise approved by the lender in writing, the related borrower will not be required to maintain coverage under Section 5.1.1 of the related loan agreement.  Notwithstanding that the related sole tenant is permitted to and may be providing insurance that the related borrower is required to provide under Section 5.1.1 of the related loan agreement, the related borrower acknowledges that the borrower is responsible for maintaining (or causing the related sole tenant to maintain) the insurance required to be maintained under the related loan agreement (it being specifically agreed and understood that the related borrower must at all times maintain any such insurance to the extent not maintained by the related sole tenant).  Notwithstanding anything to the contrary contained in paragraph 5.1.1(i) of the related loan agreement: (A) except as

C-2-4

Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

provided above, if, at any time and from time to time during the term of the related loan agreement, the insurance policies, or self-insurance program, maintained by the related sole tenant as of the date of origination is modified to decrease the type or amount of coverage, then the related borrower shall upon obtaining knowledge thereof, promptly notify the lender in writing and the lender shall have the right to require that the related borrower, at its sole cost and expense, promptly procure and maintain either (x) “primary” insurance coverage in the event that the related sole tenant does not provide the applicable insurance coverage required in Section 5.1.1(a) of the related loan agreement or (y) “excess and contingent” insurance coverage in the event that the related sole tenant does not have the sufficient insurance coverage required under Section 5.1.1(a) of the related loan agreement, in each case, in “concurrent form” with the policies obtained pursuant to the related lease, over and above any other valid and collectible coverage then in existence, as shall be necessary to bring the insurance coverage for the related Mortgaged Property to at least the types and amount of coverage provided by the related sole tenant as of the date of the related loan agreement; and/or (B) if, at any time and from time to time during the term of the subject Mortgage Loan, the insurance policies maintained by the related sole tenant under its lease fail to name the lender as an additional insured or beneficiary, as the case may be, the related borrower shall maintain such insurance policies, regardless of whether such insurance is maintained by the related sole tenant under its lease.  However, with respect to each subject Mortgaged Property, the related sole tenant lease does not require, and the related borrower is not otherwise required to provide, terrorism insurance coverage.

In addition, the related sole tenant may self-insure if its net worth is over $200,000,000.  The related sole tenant controls the application of insurance proceeds if less than $250,000 (adjusted by CPI); thereafter, the lender controls the proceeds.  In either case, the proceeds must be used to restore the related Mortgaged Property.

(18) Insurance	Stanley Station (Loan No. 42)	La Petit Academy, a tenant of the related Mortgaged Property, provides the property and umbrella liability insurance with respect to its demised premises.
(18) Insurance	Widmer Shoppes (Loan No. 47)	Sheridan, a tenant of the related Mortgaged Property, provides the property and umbrella liability insurance with respect to its demised premises.
(18) Insurance	Walgreens – Hilliard, OH (Loan No. 54) Walgreens – Niles, OH (Loan No. 56)
With respect to each subject Mortgage Loan, the related Mortgaged Property is leased to a single tenant.  In each case, to the extent: (i) the related lease is in full force and effect, (ii) no default beyond any applicable notice and cure period has occurred and is continuing under the related lease, (iii) the related sole tenant is permitted per the terms of its lease to rebuild and/or repair the related Mortgaged Property and is entitled to no period of rent abatement, and (iv) the related sole tenant maintains, either through a program of self-insurance or otherwise, the insurance required to be maintained by it under the related lease as of the date of origination or as otherwise approved by the lender in writing, the related borrower will not be required to maintain coverage under Section 5.1.1 of the related loan agreement.  Notwithstanding that the related sole tenant is permitted to and may be providing insurance that the related borrower is required to provide under Section 5.1.1 of the related loan agreement, the related borrower acknowledges that the borrower is responsible for maintaining (or causing the related sole tenant to maintain) the insurance required to be maintained under the related loan agreement (it being specifically

C-2-5

Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

agreed and understood that the related borrower must at all times maintain any such insurance to the extent not maintained by the related sole tenant).  Notwithstanding anything to the contrary contained in paragraph 5.1.1(i) of the related loan agreement: (A) except as provided above, if, at any time and from time to time during the term of the related loan agreement, the insurance policies, or self-insurance program, maintained by the related sole tenant as of the date of origination is modified to decrease the type or amount of coverage, then the related borrower shall upon obtaining knowledge thereof, promptly notify the lender in writing and the lender shall have the right to require that the related borrower, at its sole cost and expense, promptly procure and maintain either (x) “primary” insurance coverage in the event that the related sole tenant does not provide the applicable insurance coverage required in Section 5.1.1(a) of the related loan agreement or (y) “excess and contingent” insurance coverage in the event that the related sole tenant does not have the sufficient insurance coverage required under Section 5.1.1(a) of the related loan agreement, in each case, in “concurrent form” with the policies obtained pursuant to the related lease, over and above any other valid and collectible coverage then in existence, as shall be necessary to bring the insurance coverage for the related Mortgaged Property to at least the types and amount of coverage provided by the related sole tenant as of the date of the related loan agreement; and/or (B) if, at any time and from time to time during the term of the subject Mortgage Loan, the insurance policies maintained by the related sole tenant under its lease fail to name the lender as an additional insured or beneficiary, as the case may be, the related borrower shall maintain such insurance policies, regardless of whether such insurance is maintained by the related sole tenant under its lease.

In addition, the related sole tenant may self-insure if its net worth is over $100,000,000, the bonds issued by it are rated by S&P as AAA, AA, A or BBB, and it is not then in either voluntary or involuntary bankruptcy proceedings.

(18) Insurance	Winn Dixie – New Port Richey (Loan No. 57)
The related Mortgaged Property is subject to a single-tenant triple net lease pursuant to which the related tenant maintains all insurance.

Notwithstanding anything to the contrary contained in the related loan agreement, so long as the coverages set forth in the related tenant’s insurance policies delivered to the lender on the date of such loan agreement remain in effect (collectively, the “Approved Policy”), the lender acknowledges that such Approved Policy satisfies the insurance requirements set forth under Section 5.1 of the related loan agreement; provided, however, that such acknowledgement in no way waives any of the requirements under Section 5.1 of the related loan agreement or prohibits the lender from requiring insurance meeting the requirements of Section 5.1 of the related loan agreement (so long as any such request for additional coverage is in accordance with the lender’s then underwriting standards for properties similar to the related Mortgaged Property in markets similar to the market in which the related Mortgaged Property is located) or declaring an event of default for the related borrower’s failure to provide and maintain the insurance policies as required under Section 5.1 of the related loan agreement, but only to the extent that the policies and individual coverages carried by the related tenant on the date of such loan agreement, or the liability policy carried by the related borrower on the date of such loan agreement, are subsequently reduced, modified, amended or terminated in a manner inconsistent with the Approved Policy.  The Approved Policy does not

C-2-6

Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception
include terrorism insurance.
(25) Trustee under Deed of Trust	All Mortgage Loans transferred by LCF (Loan Nos. 2, 5, 8, 10, 14, 17, 23, 24, 35, 37, 39, 40, 41, 42, 43, 44, 46, 47, 48, 54, 56, 57, 65, 66, 67, 68)	The related loan documents may not prevent fees from being payable to the trustee, but either the related borrower is responsible for all such costs or the trustee’s fees must be reasonable.
(26) Local Law Compliance	Walgreens Portfolio (Loan No. 2)	The zoning report for the Walgreens- Memphis Mortgaged Property noted two zoning violations with regard to tree landscaping.
(26) Local Law Compliance
Walgreens Portfolio (Loan No. 2)

200 Kansas Street (Loan No. 5)

SCORE Industrial Portfolio (Loan No. 14)

Riverstone Apartments (Loan No. 17)

377 Broadway (Loan No. 23)

Actuant HQ (Loan No. 24)

Punta Gorda Waterfront Inn & Suites(Loan No. 40)

For each of the subject Mortgage Loans, the related Mortgaged Property constitutes (or, in the case of a portfolio of related Mortgaged Properties, one or more of the related Mortgaged Properties constitute) a legal nonconforming use or structure which, following a casualty or destruction, may not be restored or repaired to the full extent necessary to maintain the pre-casualty/pre-destruction use of the subject structure/property if the replacement cost exceeds a specified threshold and/or the restoration or repair is not completed (or certain key steps in connection therewith are not taken) within a specified time frame.  In each case, law and ordinance insurance coverage was obtained, but such insurance only covers (i) the loss to the subject structure when it must be demolished to comply with code requirements, (ii) the cost to demolish and clear the site of the undamaged portions of the covered structure, where the law requires its demolition, and (iii) increased cost of construction, to the extent such cost is a consequence of the enforcement of an ordinance or law.

(28) Recourse Obligations	All Mortgage Loans transferred by LCF (Loan Nos. 2, 5, 8, 10, 14, 17, 23, 24, 35, 37, 39, 40, 41, 42, 43, 44, 46, 47, 48, 54, 56, 57, 65, 66, 67, 68)
The related loan documents may limit recourse for the related borrower’s commission of material physical waste only to the extent that: (i) such waste was intentional; and/or (ii) there is sufficient cash flow from the related Mortgaged Property to make the requisite payments to prevent the waste.  In addition, the related loan documents may limit the recourse for certain other items such as the failure to pay taxes and/or obtain the release of liens only to situations where there is sufficient cash flow from the related Mortgaged Property to make such payments or otherwise cover such items.  Also, misapplication (as opposed to misappropriation or conversion) of insurance proceeds, condemnation proceeds and/or rents following an event of default may not give rise to recourse.

(28) Recourse Obligations	Hanesbrands Industrial (Loan No. 10) Actuant HQ (Loan No. 24) Hobby Lobby	For each of the subject Mortgage Loans, the related borrower is liable for the stated non-recourse carveouts, but there is no entity or warm body guarantor separate from the borrower.

C-2-7

Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

(Loan No. 46)

Walgreens – Hilliard, OH (Loan No. 54)

Walgreens – Niles, OH (Loan No. 56)

Dollar General – Iberia (Loan No. 65)

Dollar General – Pine Island (Loan No. 66)

Dollar General – Isle (Loan No. 67)

Dollar General – Wheaton (Loan No. 68)

(29) Mortgage Releases	All Mortgage Loans transferred by LCF (Loan Nos. 2, 5, 8, 10, 14, 17, 23, 24, 35, 37, 39, 40, 41, 42, 43, 44, 46, 47, 48, 54, 56, 57, 65, 66, 67, 68)
If the loan-to-value ratio of the related Mortgaged Property following a condemnation exceeds 125%, the related borrower may be able to avoid having to pay down the subject Mortgage Loan if it delivers an opinion of counsel to the effect that the failure to make such pay down will not cause the REMIC holding the subject Mortgage Loan to fail to qualify as such.

(29) Mortgage Releases	Walgreens Portfolio (Loan No. 2)
In the event that a related Mortgaged Property has gone dark, the related borrower is permitted to release such Mortgaged Property and substitute a different property provided, among other things, (i) customary substitution provisions are satisfied (i.e., property-level diligence (including appraisal, environmental report, property condition report and title insurance) and Mortgage Loan documentation pertaining to such Mortgaged Property); (ii) the debt service coverage ratio with respect to the substitute property is at least equal to the greater of (A) the debt service coverage ratio at origination of the subject Mortgage Loan and (B) the debt service coverage ratio immediately preceding the substitution and (iii) the substitution is required to comply with current REMIC requirements.  Such property substitution right may occur only three (3) times during the term of the subject Mortgage Loan.

(30) Financial Reporting and Rent Rolls	All Mortgage Loans transferred by LCF with multiple Mortgagors (Loan Nos. 2, 14)
The related loan documents, in each case, do not require the financial statements of the co-Mortgagors to be combined.  Also, Mortgagor reporting obligations may be in the related loan agreement instead of the Mortgage.

(30) Financial Reporting and Rent Rolls	Hanesbrands Industrial (Loan No. 10) Actuant HQ (Loan No. 24)
For each of the subject Mortgage Loans, the related loan documents provide that so long as the tenant of the related Mortgaged Property is a triple-net tenant, the related borrower’s delivery of a certified rent roll is sufficient to satisfy the financial delivery requirements.

C-2-8

Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

Hobby Lobby (Loan No. 46)

Walgreens – Hilliard, OH (Loan No. 54)

Walgreens – Niles, OH (Loan No. 56)

Dollar General – Iberia (Loan No. 65)

Dollar General – Pine Island (Loan No. 66)

Dollar General – Isle (Loan No. 67)

Dollar General – Wheaton (Loan No. 68)

(31) Acts of Terrorism Exclusion	All Mortgage Loans transferred by LCF (Loan Nos. 2, 5, 8, 10, 14, 17, 23, 24, 35, 37, 39, 40, 41, 42, 43, 44, 46, 47, 48, 54, 56, 57, 65, 66, 67, 68)
Except with respect to Mortgage Loans where terrorism insurance is not required or tenants are allowed to self-insure, if any of the Policies (as defined in the related loan agreement) contain exclusions for loss, cost, damage or liability caused by “terrorism” or “terrorist acts” (“Acts of Terrorism”), the related borrower must obtain and maintain terrorism coverage to cover such exclusions from an insurer meeting the Insurance Rating Requirements specified in Representation and Warranty No. 18 (a “Qualified Insurer”) or, in the event that such terrorism coverage is not available from a Qualified Carrier, the related borrower must obtain such terrorism coverage from the highest rated insurance company providing such terrorism coverage.

In addition, subject to the other exceptions to Representation and Warranty No. 31, even where terrorism insurance is required, the related borrower may not be required to pay more for terrorism insurance coverage than a specified percentage (at least equal to 200%) of the amount of the insurance premium for the property insurance policy required under the related loan documents (excluding such terrorism coverage and coverage for other catastrophe perils such as flood, windstorm and earthquake), and if the cost of such terrorism insurance exceeds such amount, then the related borrower shall purchase the maximum amount of terrorism insurance available with funds equal to such amount.

(31) Acts of Terrorism Exclusion	Walgreens Portfolio (Loan No. 2)
The sole tenant at each related Mortgaged Property is permitted to self-insure, provided, among other things, the tenant maintains a rating of “BBB-” by S&P.  If the tenant satisfies the insurance requirements under the lease, the insurance requirements under the loan agreement are deemed satisfied.

(31) Acts of Terrorism Exclusion	Hanesbrands Industrial (Loan No. 10) Dollar General –
With respect to each subject Mortgage Loan, the related Mortgaged Property is leased to a single tenant.  In each case, to the extent: (i) the related lease is in full force and effect, (ii) no default beyond any applicable notice and cure period has occurred and is continuing under the related lease, (iii) the related sole tenant is permitted per the terms

C-2-9

Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception
Iberia (Loan No. 65) Dollar General – Pine Island (Loan No. 66) Dollar General – Isle (Loan No. 67) Dollar General – Wheaton (Loan No. 68)

of its lease to rebuild and/or repair the related Mortgaged Property and is entitled to no period of rent abatement, and (iv) the related sole tenant maintains the insurance required to be maintained by it under the related lease as of the date of origination or as otherwise approved by the lender in writing, the related borrower will not be required to maintain coverage under Section 5.1.1 of the related loan agreement.  Notwithstanding that the related sole tenant is permitted to and may be providing insurance that the related borrower is required to provide under Section 5.1.1 of the related loan agreement, the related borrower acknowledges that the borrower is responsible for maintaining (or causing the related sole tenant to maintain) the insurance required to be maintained under the related loan agreement (it being specifically agreed and understood that the related borrower must at all times maintain any such insurance to the extent not maintained by the related sole tenant).  Notwithstanding anything to the contrary contained in paragraph 5.1.1(i) of the related loan agreement: (A) except as provided above, if, at any time and from time to time during the term of the related loan agreement, the insurance policies maintained by the related sole tenant as of the date of origination is modified to decrease the type or amount of coverage, then the related borrower shall upon obtaining knowledge thereof, promptly notify the lender in writing and the lender shall have the right to require that the related borrower, at its sole cost and expense, promptly procure and maintain either (x) “primary” insurance coverage in the event that the related sole tenant does not provide the applicable insurance coverage required in Section 5.1.1(a) of the related loan agreement or (y) “excess and contingent” insurance coverage in the event that the related sole tenant does not have the sufficient insurance coverage required under Section 5.1.1(a) of the related loan agreement, in each case, in “concurrent form” with the policies obtained pursuant to the related lease, over and above any other valid and collectible coverage then in existence, as shall be necessary to bring the insurance coverage for the related Mortgaged Property to at least the types and amount of coverage provided by the related sole tenant as of the date of the related loan agreement; and/or (B) if, at any time and from time to time during the term of the subject Mortgage Loan, the insurance policies maintained by the related sole tenant under its lease fail to name the lender as an additional insured or beneficiary, as the case may be, the related borrower shall maintain such insurance policies, regardless of whether such insurance is maintained by the related sole tenant under its lease.  However, with respect to each subject Mortgaged Property, the related sole tenant lease does not require, and the related borrower is not otherwise required to provide, terrorism insurance coverage.

(31) Acts of Terrorism Exclusion	SCORE Industrial Portfolio (Loan No. 14)
The sole tenant at the 1235 Commerce Drive Mortgaged Property insures such Mortgaged Property, and if the tenant satisfies the insurance requirements under its lease, the insurance requirements under the loan agreement are deemed satisfied.  The lender has approved tenant coverage with a terrorism sub-limit of $1,000,000.

(31) Acts of Terrorism Exclusion	377 Broadway (Loan No. 23)
The casualty policy on the related Mortgaged Property is maintained by the condominium.  Under the related condominium documents, the insurance proceeds are to be used to rebuild if the casualty destroys less than 75% of the related Mortgaged Property.  If 75% or more of the related Mortgaged Property is destroyed, the condominium board will not rebuild the related Mortgaged Property unless 75% or more of common interests elect to do so.

If the related Mortgaged Property is not repaired, then it will be subject to an action for partition instituted by any owner or lienor, as if owned in

C-2-10

Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

common, in which case the net proceeds of sale, together with the net proceeds of insurance policies, will be divided among all owners in proportion to their respective common interests.

At origination of the subject Mortgage Loan, the related borrower was required to purchase a gap insurance policy to ensure payment to the lender in the event that proceeds of the policy carried by the condominium are not sufficient to pay off the subject Mortgage Loan in the event of a casualty where the related Mortgaged Property is not rebuilt.

The lender does not hold the proceeds of insurance maintained by the condominium.  If the insurance proceeds exceed $100,000, the proceeds are held by a New York City bank or trust company designated by the condominium board as Insurance Trustee.

(31) Acts of Terrorism Exclusion	Actuant HQ (Loan No. 24) Hobby Lobby (Loan No. 46)
With respect to each subject Mortgage Loan, the related Mortgaged Property is leased to a single tenant.  In each case, to the extent: (i) the related lease is in full force and effect, (ii) no default beyond any applicable notice and cure period has occurred and is continuing under the related lease, (iii) the related sole tenant is permitted per the terms of its lease to rebuild and/or repair the related Mortgaged Property and is entitled to no period of rent abatement, and (iv) the related sole tenant maintains, either through a program of self-insurance or otherwise, the insurance required to be maintained by it under the related lease as of the date of origination or as otherwise approved by the lender in writing, the related borrower will not be required to maintain coverage under Section 5.1.1 of the related loan agreement.  Notwithstanding that the related sole tenant is permitted to and may be providing insurance that the related borrower is required to provide under Section 5.1.1 of the related loan agreement, the related borrower acknowledges that the borrower is responsible for maintaining (or causing the related sole tenant to maintain) the insurance required to be maintained under the related loan agreement (it being specifically agreed and understood that the related borrower must at all times maintain any such insurance to the extent not maintained by the related sole tenant).  Notwithstanding anything to the contrary contained in paragraph 5.1.1(i) of the related loan agreement: (A) except as provided above, if, at any time and from time to time during the term of the related loan agreement, the insurance policies, or self-insurance program, maintained by the related sole tenant as of the date of origination is modified to decrease the type or amount of coverage, then the related borrower shall upon obtaining knowledge thereof, promptly notify the lender in writing and the lender shall have the right to require that the related borrower, at its sole cost and expense, promptly procure and maintain either (x) “primary” insurance coverage in the event that the related sole tenant does not provide the applicable insurance coverage required in Section 5.1.1(a) of the related loan agreement or (y) “excess and contingent” insurance coverage in the event that the related sole tenant does not have the sufficient insurance coverage required under Section 5.1.1(a) of the related loan agreement, in each case, in “concurrent form” with the policies obtained pursuant to the related lease, over and above any other valid and collectible coverage then in existence, as shall be necessary to bring the insurance coverage for the related Mortgaged Property to at least the types and amount of coverage provided by the related sole tenant as of the date of the related loan agreement; and/or (B) if, at any time and from time to time during the term of the subject Mortgage Loan, the insurance policies maintained by the related sole tenant under its lease fail to name the lender as an additional insured or beneficiary, as the case may be, the

C-2-11

Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

related borrower shall maintain such insurance policies, regardless of whether such insurance is maintained by the related sole tenant under its lease.  However, with respect to each subject Mortgaged Property, the related sole tenant lease does not require, and the related borrower is not otherwise required to provide, terrorism insurance coverage.  In addition, the related sole tenant may self-insure if its net worth is over $200,000,000.

(31) Acts of Terrorism Exclusion	Stanley Station (Loan No. 42)	La Petit Academy, a tenant of the related Mortgaged Property, provides the property and umbrella liability insurance with respect to its demised premises.
(31) Acts of Terrorism Exclusion	Widmer Shoppes (Loan No. 47)	Sheridan, a tenant of the related Mortgaged Property, provides the property and umbrella liability insurance with respect to its demised premises.
(31) Acts of Terrorism Exclusion	Walgreens – Hilliard, OH (Loan No. 54) Walgreens – Niles, OH (Loan No. 56)
With respect to each subject Mortgage Loan, the related Mortgaged Property is leased to a single tenant.  In each case, to the extent: (i) the related lease is in full force and effect, (ii) no default beyond any applicable notice and cure period has occurred and is continuing under the related lease, (iii) the related sole tenant is permitted per the terms of its lease to rebuild and/or repair the related Mortgaged Property and is entitled to no period of rent abatement, and (iv) the related sole tenant maintains, either through a program of self-insurance or otherwise, the insurance required to be maintained by it under the related lease as of the date of origination or as otherwise approved by the lender in writing, the related borrower will not be required to maintain coverage under Section 5.1.1 of the related loan agreement.  Notwithstanding that the related sole tenant is permitted to and may be providing insurance that the related borrower is required to provide under Section 5.1.1 of the related loan agreement, the related borrower acknowledges that the borrower is responsible for maintaining (or causing the related sole tenant to maintain) the insurance required to be maintained under the related loan agreement (it being specifically agreed and understood that the related borrower must at all times maintain any such insurance to the extent not maintained by the related sole tenant).  Notwithstanding anything to the contrary contained in paragraph 5.1.1(i) of the related loan agreement: (A) except as provided above, if, at any time and from time to time during the term of the related loan agreement, the insurance policies, or self-insurance program, maintained by the related sole tenant as of the date of origination is modified to decrease the type or amount of coverage, then the related borrower shall upon obtaining knowledge thereof, promptly notify the lender in writing and the lender shall have the right to require that the related borrower, at its sole cost and expense, promptly procure and maintain either (x) “primary” insurance coverage in the event that the related sole tenant does not provide the applicable insurance coverage required in Section 5.1.1(a) of the related loan agreement or (y) “excess and contingent” insurance coverage in the event that the related sole tenant does not have the sufficient insurance coverage required under Section 5.1.1(a) of the related loan agreement, in each case, in “concurrent form” with the policies obtained pursuant to the related lease, over and above any other valid and collectible coverage then in existence, as shall be necessary to bring the insurance coverage for the related Mortgaged Property to at least the types and amount of coverage provided by the related sole tenant as of the date of the related loan agreement; and/or (B) if, at any time and from time to time during the term of the subject Mortgage Loan, the insurance policies maintained by the related sole tenant under its lease fail to name the lender as an additional insured or beneficiary, as the case may be, the

C-2-12

Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

related borrower shall maintain such insurance policies, regardless of whether such insurance is maintained by the related sole tenant under its lease.

In addition, the related sole tenant may self-insure if its net worth is over $100,000,000, the bonds issued by it are rated by S&P as AAA, AA, A or BBB, and it is not then in either voluntary or involuntary bankruptcy proceedings.

(31) Acts of Terrorism Exclusion	Winn Dixie – New Port Richey (Loan No. 57)
The related Mortgaged Property is subject to a single-tenant triple net lease pursuant to which the related tenant maintains all insurance.

Notwithstanding anything to the contrary contained in the related loan agreement, so long as the coverages set forth in the related tenant’s insurance policies delivered to the lender on the date of such loan agreement remain in effect (collectively, the “Approved Policy”), the lender acknowledges that such Approved Policy satisfies the insurance requirements set forth under Section 5.1 of the related loan agreement; provided, however, that such acknowledgement in no way waives any of the requirements under Section 5.1 of the related loan agreement or prohibits the lender from requiring insurance meeting the requirements of Section 5.1 of the related loan agreement (so long as any such request for additional coverage is in accordance with the lender’s then underwriting standards for properties similar to the related Mortgaged Property in markets similar to the market in which the related Mortgaged Property is located) or declaring an event of default for the related borrower’s failure to provide and maintain the insurance policies as required under Section 5.1 of the related loan agreement, but only to the extent that the policies and individual coverages carried by the related tenant on the date of such loan agreement, or the liability policy carried by the related borrower on the date of such loan agreement, are subsequently reduced, modified, amended or terminated in a manner inconsistent with the Approved Policy.  The Approved Policy does not include terrorism insurance.

(32) Due on Sale or Encumbrance	All Mortgage Loans transferred by LCF (Loan Nos. 2, 5, 8, 10, 14, 17, 23, 24, 35, 37, 39, 40, 41, 42, 43, 44, 46, 47, 48, 54, 56, 57, 65, 66, 67, 68)
In addition to the exceptions listed in clause (a) in Representation and Warranty No. 32, with respect to clause (a)(v), mergers and other business combinations involving a publicly traded company are also permitted.

(32) Due on Sale or Encumbrance	Walgreens Portfolio (Loan No. 2)	Transfers that occur in connection with a substitution of a related Mortgaged Property as contemplated by an exception to Representation and Warranty No. 29 are permitted transfers.
(32) Due on Sale or Encumbrance	Hanesbrands Industrial (Loan No. 10) Actuant HQ (Loan No. 24) Hobby Lobby (Loan No. 46) Walgreens – Hilliard, OH (Loan
For each of the subject Mortgage Loans, the related loan documents permit without the lender’s consent: (i) transfers by the related borrower and by and to certain affiliates of Ladder Capital Finance Holdings LLLP; (ii) the pledge of direct or indirect interests in the related borrower in connection with a corporate or portfolio financing (a “Corporate Financing”) by an owner of direct or indirect interests in such related borrower, provided, that, among other conditions, the pledgee satisfies certain criteria set forth in the related loan document or, if a syndicated credit facility, where the agent and majority of participants (based on principal balance) satisfy such criteria; and (iii) transfers in connection with realizing upon the equity security for a pledge

C-2-13

Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception
	No. 54) Walgreens – Niles, OH (Loan No. 56) Dollar General – Iberia (Loan No. 65) Dollar General – Pine Island (Loan No. 66) Dollar General – Isle (Loan No. 67) Dollar General – Wheaton (Loan No. 68)	contemplated by the immediately preceding clause (ii).
(32) Due on Sale or Encumbrance	Actuant HQ (Loan No. 24)
The related borrower is permitted to grant a leasehold interest and easements in order to satisfy its obligations as landlord with respect to a tenant expansion, as more particularly set forth in the related loan agreement.

(33) Single-Purpose Entity	Actuant HQ (Loan No. 24)	The related borrower is permitted to take such actions as are necessary to satisfy the related tenant’s expansion option.
(36) Ground Leases	Atrium Pointe (Loan No. 35)
The related Ground Lease that covers a portion of the related Mortgaged Property does not comply with Representation and Warranty No. 36 in several respects.  However, the portion of the related Mortgaged Property covered by a Ground Lease is not material to the operation of the related Mortgaged Property as a whole.

(36) Ground Leases	Masonic Building (Loan No. 39)
Pursuant to the terms of the related ground lease, the related lessor shall not agree to any mutual termination nor accept any surrender of the related ground lease nor consent to any material modification of the related ground lease without the lender’s prior written consent.  The related lessor’s right to terminate the related ground lease as the result of a default by the related borrower thereunder is subject to and conditioned upon the related lessor having first given the lender written notice of such default and the lender having failed to remedy such default or acquire the related tenant’s leasehold estate or commence foreclosure or other appropriate proceedings; however, the related ground lease does not provide that any such action without such consent is not binding on the lender.

(42) Organization of Mortgagor	Walgreens Portfolio (Loan No. 2)
There are pending investigations by the SEC, Department of Justice and the Commonwealth of Massachusetts concerning accounting issues involving American Realty Capital Properties, the parent of the external manager of the related borrowers. Such entity is also a defendant in: (a) one consolidated securities class action currently pending in the New York Federal Court, one securities class action currently pending in Maryland Federal Court, and two securities actions on behalf of individual investors currently pending in New York Federal Court; and (b) one consolidated derivative action pending in New York Federal Court, two derivative actions pending in Maryland State Court, and one derivative action pending in New York State Court.

(42) Organization of Mortgagor	Hanesbrands Industrial (Loan	No Sponsor Due Diligence was conducted because the Mortgagor is an affiliate of Ladder Capital Finance LLC.

C-2-14

Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

No. 10)

Actuant HQ(Loan No. 24)

Hobby Lobby (Loan No. 46)

Walgreens – Hilliard, OH (Loan No. 54)

Walgreens – Niles, OH (Loan No. 56)

Dollar General – Iberia (Loan No. 65)

Dollar General – Pine Island (Loan No. 66)

Dollar General – Isle (Loan No. 67)

Dollar General – Wheaton (Loan No. 68)

(42) Organization of Mortgagor	HGI Palmdale (Loan No. 37)
The related Mortgagor filed for bankruptcy on May 14, 2009 (the “Prior Bankruptcy”).  On March 30, 2011, the related Mortgagor was discharged from the Prior Bankruptcy case and the Prior Bankruptcy case was closed.

(42) Organization of Mortgagor	Punta Gorda Waterfront Inn & Suites (Loan No. 40)	The related non-recourse carveout guarantor and the related Mortgagor was involved in a bankruptcy proceeding that related to the related Mortgaged Property.
(42) Organization of Mortgagor	Stanley Station (Loan No. 42) Widmer Shoppes (Loan No. 47)	With respect to each subject Mortgage Loan, the related non-recourse carveout guarantors were involved in a bankruptcy proceeding that related to the related Mortgaged Property.
(43) Environmental Conditions	Stanley Station (Loan No. 42)
A former dry cleaner conducted dry cleaning operations at the related Mortgaged Property in the 1980’s and 1990’s before becoming a dropoff only store front. The environmental consultant identified the former dry cleaning operations as a recognized environmental condition. However, according to the environmental consultant and environmental counsel, no further investigation is warranted at this time given the absence of reported releases, no sensitive nearby receptors, and the length of time since dry cleaning operations were conducted at the related Mortgaged Property.

(43) Environmental Conditions	SCORE Industrial Portfolio (Loan No. 14)
Boozer Lumber Company (“Boozer”) previously operated on the 1416 Atlas Road Mortgaged Property and on certain adjacent properties, including the 1424-1428 Atlas Road Mortgaged Property. As part of Boozer’s operations, a former petroleum underground storage tank (“UST”) system consisting of seven (7) USTs was located at the 1416 Atlas Road Mortgaged Property. As a result of releases from the USTs,

C-2-15

Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

the properties operated by Boozer, including 1416 Atlas Road and 1424-1428 Atlas Road, are listed as Leaking Underground Storage Tank (“LUST”) sites. In August 2009, Atlas Properties, LLC (“Atlas”), the owner of the 1416 Atlas Road Mortgaged Property and the 1424-1428 Atlas Road Mortgaged Property, entered into a Non-Responsible Party Voluntary Cleanup Contract (“NRP-VCC”) with the South Carolina Department of Health and Environmental Control (“SCDHEC”) to obtain a Covenant Not to Sue and for protection from third-party claims with respect to contamination associated with the former USTs. Pursuant to the NRP-VCC, Atlas performed certain limited assessments and filed a Declaration of Covenants and Restrictions, which restricts the use of groundwater and limits the use of the properties or industrial/commercial operations. On May 24, 2011, the SCDHEC issued a Certificate of Completion and Covenant Not to Sue to Atlas based on Atlas’ completion of the work required by the NRP-VCC. Subsequent owners of the properties are beneficiaries of the Covenant Not to Sue so long as they are not a responsible party for the contamination. SCDHEC is currently overseeing the remediation/monitoring of the remaining contamination at the 1416 Atlas Road Mortgaged Property associated with the former USTs. The work is being funded with the $1,000,000 available under the South Carolina State Underground Petroleum Environmental Response Bank (SUPERB) Act to address the site, of which approximately $380,000.00 has been spent to date. Contamination was not identified at the 1424-1428 Atlas Road Mortgaged Property. On December 8, 2014, SCDHEC issued a Letter of Concern (“LOC”) to the related borrower indicating that a subsequent purchaser of a related Mortgaged Property from which a UST has been removed is not responsible for remediation or other actions other than actions necessary to eliminate an imminent threat to human health or the environment. The LOC further stated that should addressing the remaining contamination at the 1416 Atlas Road Mortgaged Property exceed the $1,000,000.00 funds available through SUPERB, Boozer, although bankrupt, would retain responsibility and the related borrower would not be liable. The related borrower should continue to adhere to the Declaration of Covenants and Restrictions and the Certificate of Completion, and to cooperate with SCDHEC and its ongoing actions to address the remaining contamination at the 1424-1428 Atlas Road Mortgaged Property.

(45) Lease Estoppels	Walgreens Portfolio (Loan No. 2)
New leases were signed contemporaneously with origination of the subject Mortgage Loan.  Tenant estoppels were not received, but the related sole tenant of each related Mortgaged Property signed a certification setting forth the list of leases, stating they are in full force and effect and there are no amendments.

C-2-16

Wells Fargo Bank, National Association

Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception
(7) Lien, Valid Assignment	3 Columbus Circle (Loan No. 1)

3 Columbus Circle (310927913)(Note A-3 and A-6)($75,000,000). $350,000,000 senior loan to borrower is secured on a pari passu basis by various notes (Note A-1 in amount of $90,000,000, Note A-2 in amount of $50,000,000, Note A-3 in the amount of $75,000,000, Note A-4 in the amount of $85,000,000, Note A-5 in the amount of $50,000,000 and Note A-6 in the amount of $30,000,000).  Notes A-1 and A-4 are payable to German American Capital Corporation, and Notes A-2 and A-5 are payable to Citigroup Global Markets Realty Corp. Wells Fargo is contributing Notes A-3 and A-6 to WFCM 2015-LC20 Trust.  The loan is will be serviced pursuant to the Pooling and Servicing Agreement (a) for Note A-4 during any period from and after the Note A-4 securitization date and prior to the Note A-1 Securitization Date, and (b) for Note A-1 after the Note A-1 Securitization Date.  Note A-4 has been securitized in COMM 2015-CCRE22, prior to the Note A-1 securitization.

(8) Permitted Liens; Title Insurance	3 Columbus Circle (Loan No. 1)
(i) Pari Passu Loan. $350,000,000 senior loan to borrower is secured on a pari passu basis by various notes (Note A-1 in amount of $90,000,000, Note A-2 in amount of $50,000,000, Note A-3 in the amount of $75,000,000, Note A-4 in the amount of $85,000,000, Note A-5 in the amount of $50,000,000 and Note A-6 in the amount of $30,000,000).  Notes A-1 and A-4 are payable to German American Capital Corporation, and Notes A-2 and A-5 are payable to Citigroup Global Markets Realty Corp. Wells Fargo is contributing Notes A-3 and A-6 to WFCM 2015-LC20 Trust.  The loan will be serviced pursuant to the Pooling and Servicing Agreement (a) for Note A-4 during any period from and after the Note A-4 securitization date and prior to the Note A-1 Securitization Date, and (b) for Note A-1 after the Note A-1 Securitization Date. Note A-4 has been securitized in COMM 2015-CCRE22, prior to the Note A-1 securitization.  (ii) Fractional Condominium. The mortgaged property consists of 20 units (retail and office) in a 21-unit condominium regime (floors 3-8 comprise a separate, third party-owned condominium unit that is not security for the loan). The borrower has a 71.9% voting rights interest in the related owners’ association, and appoints 2 of 3 seats on the condominium board. With the exception of amending or terminating the condominium regime, or leasing space to certain competitors of the minority owner (Young & Rubicam, the #2 tenant at the property), actions that would require the consent of the minority owner, the borrower has the authority to affirmatively control the association. The loan documents provide that the borrower and guarantor have personal liability for losses related to a material modification or termination of any condominium documents with lender’s prior written consent.

(8) Permitted Liens; Title Insurance	Hilton Albany (Loan No. 9)
PILOT Agreement. The mortgaged property is subject to Project Benefits Agreement as part of the extension of Payment in lieu of Taxes (PILOT) benefits through the year 2042. The unperformed obligations under the Project Benefits Agreement include payment of $100,000 community benefit payment annually through 2026 and maintenance of at least 160 full-time employees at the mortgaged property. This $100,000 payment has been underwritten and included. Under the extended PILOT, the hotel currently pays $390,392 per year with 3% increase annually through 2021, with a 5% increase annually thereafter. Real estate taxes were underwritten based on actual PILOT payment plus business improvement taxes.

(8) Permitted Liens; Title	Wildhorse Marketplace (Loan
The mortgaged property consists of fee stand-alone parcels (69.9% of the mortgaged property’s total square footage) and 12 of 15 units in a condominium regime (30.1% of the mortgaged property’s total square

C-2-17

Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception
Insurance	No. 26)

footage). The borrower has a 67.4% voting rights interest in the related owners’ association. With the exception of amending or terminating the condominium regime, which actions would require the consent of the minority owners, the borrower has the authority to affirmatively control the association. The loan documents provide for personal liability to the borrower and guarantors if the condominium regime, including the declaration or by-laws, is amended or terminated without the lender’s prior written consent.

(8) Permitted Liens; Title Insurance	Shore Center Shopping Center (Loan No. 34)
The operation of a bank within Dave’s Supermarket space is a violation of a 1957 deed restriction  prohibiting bank uses that benefits non-mortgaged property (seller has indicated that bank operation has existed for approximately 10 years without complaint from the affected property owner). The lender’s policy of title insurance includes an ALTA 9 endorsement that provides coverage for losses resulting from an enforceable  deed restriction violation, among other things.

(8) Permitted Liens; Title Insurance	Temple Terrace Shoppes (Loan No. 38)
Phase I environmental site assessment (ESA) indicated conditional REC related to prior on-site dry cleaning operation.  PCE-related groundwater impacts were first identified in 2005, and subsequent testing between 2005-2013 indicated that PCE plume was stable or shrinking in area of impact with only one well site above regulatory action levels. Based on existing institutional controls, including (i) required connection to municipal water supply, (ii) no irrigation wells on the mortgaged property, and (iii) leases prohibit installation of wells or any excavation activity, the Florida Department of Environmental Protection issued a Conditional Site Rehabilitation Completion Order on December 22, 2014. The Phase I ESA recommends continued observation of the existing institutional controls.

(8) Permitted Liens; Title Insurance	Reedley Shopping Center (Loan No. 51)
SaveMart (#1 tenant) has alleged landlord defaults in its estoppel: (i) WorkForce Connection (#2 tenant) violation of parking requirements and (ii) Family Dollar’s use violates “prohibited uses” provisions of SaveMart’s lease. Wells Fargo underwriting identified the following mitigants: (i) WorkForce and Family Dollar have operated at the project since 2003 and 2012, respectively; (ii) SaveMart has not pursued remedies for these lease violations; (iii) SaveMart has operated at project since 1972, and, if it vacated, loan would have positive cash flow with 12.4% debt yield; (iv) if SaveMart exercised tenant remedies and WorkForce and Family Dollar uses were prohibited altogether, loan would have positive cash flow with a 11.0% debt yield.

(8) Permitted Liens; Title Insurance	Walgreens - Millington, TN (Loan No. 60)
(i) Tenant Right of First Refusal. Tenant (Walgreen Co.) has Right of First Refusal (ROFR) to purchase subject property if bona fide offer received borrower otherwise willing to accept; ROFR is not extinguished by foreclosure; however, the ROFR does not apply to foreclosure or deed in lieu thereof. (ii) Environmental Use Restrictions. The property had previously been used as an automobile service station, and subsurface investigation of soil and groundwater in 2003 identified lead contaminants above the state regulatory authority’s risk-based screening levels for non-drinking water. The consultant’s exposure assessment report indicated that the potential for lead from groundwater to negatively impact on-site and off-site was negligible, however, and, in conjunction with the landowner’s entering a Brownfield Agreement in April 2004, the state environmental authorities issued a no further action letter in May 2004. The Brownfield Agreement restricts the property from being used for residential, daycare or outdoor playground uses, and restricts groundwater usage. Based on the use restrictions, the no further action letter and the site’s use for commercial purposes, the Phase I environmental site assessment characterized the known residual

C-2-18

Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception
contamination as a controlled recognized environmental condition, and recommended continued implementation of the use restrictions currently in-place.
(8) Permitted Liens; Title Insurance	Walgreens - Highland, IL (Loan No. 61) Walgreens - Pensacola (Loan No. 63)
Tenant (Walgreen Co.) has Right of First Refusal (ROFR) to purchase subject property if bona fide offer received borrower otherwise willing to accept; ROFR is not extinguished by foreclosure; however, the ROFR does not apply to foreclosure or deed in lieu thereof.

(12) Condition of Property	Shore Center Shopping Center (Loan No. 34)	Property condition report is dated June 17, 2014, more than 6 months prior to February 9, 2015 loan closing.
(18) Insurance	DS Services Portfolio (Loan No. 6)
(i) Insurance Deductible. Loan documents permit insurance deductible up to $100,000. In-place coverage currently provides for $100,000 deductible. (ii) Disbursement of Casualty Proceeds. The loan documents provide that the DS Services lease shall control regarding the application of insurance proceeds, so long as DS services has agreed to restore the leased premises and the lender controls the disbursement of casualty proceeds greater than $250,000, among other things. Five of the eight constituent properties have an allocated loan amount less than $5 million.

(18) Insurance	Shore Center Shopping Center (Loan No. 34)	For any casualty greater than 5% of the original loan balance, lender controls disbursement of casualty proceeds.
(18) Insurance	Walgreens - Millington, TN (Loan No. 60)
Borrower’s obligation to provide required insurance (including property, rent loss, terrorism and liability coverage) is suspended if tenant (Walgreen Co.) elects to provide third party insurance or self-insure in accordance with its lease. If Walgreen elects to provide third party insurance in accordance with its lease, the borrower’s obligation to provide rent loss or terrorism insurance is suspended, but the lease has no rent abatement or termination remedies for any reason during the loan term. Further, if the Walgreen lease is in full force effect and there is no lease or loan default, the provisions of the Walgreen lease shall control disbursement of any casualty proceeds. Walgreen’s has provided notice of its self-insurance election.

(18) Insurance	Walgreens - Highland, IL (Loan No. 61)
Borrower’s obligation to provide required insurance (including property, rent loss, terrorism and liability coverage) is suspended if tenant (Walgreen Co.) elects to provide third party insurance or self-insure in accordance with its lease. Tenant is permitted to self-insure if, among other things, Walgreen Co. maintains a minimum net worth of $100 million and an S&P credit rating of not less than “BBB”.  If Walgreen elects to provide third party insurance in accordance with its lease, the borrower’s obligation to provide rent loss or terrorism insurance is suspended, but the lease has no rent abatement or termination remedies for any reason during the loan term. Further, if the Walgreen lease is in full force effect and there is no lease or loan default, the provisions of the Walgreen lease shall control disbursement of any casualty proceeds. Walgreen’s has provided notice of its self-insurance election.

(18) Insurance	CVS – Gahanna (Loan No. 62)	Mortgaged property consists of leased fee, where tenant or other non-borrower party constructed improvements and either maintains its own

C-2-19

Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

insurance or self-insures. Subject to applicable restoration obligations, casualty proceeds are payable to tenant or other non-borrower party and/or its leasehold mortgagee. The CVS lease does require “fire insurance”, and a blanket policy of property insurance is in-place with $500,000 deductible.

(18) Insurance	Walgreens – Pensacola (Loan No. 63)
Borrower’s obligation to provide required insurance (including property, rent loss, terrorism and liability coverage) is suspended if tenant (Walgreen Co.) elects to provide third party insurance or self-insure in accordance with its lease. Tenant is permitted to self-insure if, among other things, Walgreen Co. maintains a minimum net worth of $100 million.  If Walgreen elects to provide third party insurance in accordance with its lease, the borrower’s obligation to provide rent loss or terrorism insurance is suspended, but the lease has no rent abatement or termination remedies for any reason during the loan term. Further, if the Walgreen lease is in full force effect and there is no lease or loan default, the provisions of the Walgreen lease shall control disbursement of any casualty proceeds. Walgreen’s has provided notice of its self-insurance election.

(31) Acts of Terrorism Exclusion	3 Columbus Circle (Loan No. 1)
(i) Terrorism Insurance Cap. Subject to borrower’s being required to provide terrorism insurance, if TRIPRA or a successor statute is not in effect, borrower shall not be required to  spend on terrorism insurance more than 2 times the cost of the property and rent loss coverage (excluding terrorism and the premium for flood and named storm coverage) required by the loan documents.  (ii) Non-Rated Terrorism Insurer. Loan documents permit borrower to obtain terrorism coverage in excess of $100 million from Belmont Insurance Company, a non-rated captive insurer, under certain conditions, including: (A) the insurer remains a licensed captive insurance company that is owned by SL Green Realty Corp or SL Green Operating Partnership; (B) as long as there is U.S. Government backstop for an amount equal to the “applicable federal backstop percentage” as defined by TRIPRA, borrower shall obtain reinsurance with a cut-through endorsement from a carrier satisfying Qualified Carrier criteria (generally S&P “A” or A.M. Best’s “A:X”, with additional provision for multi-layered policies); and (C) there is no sunset provision if TRIPRA is no longer in effect for any reason.

(31) Acts of Terrorism Exclusion	Walgreens - Millington, TN (Loan No. 60)
Borrower’s obligation to provide required insurance (including property, rent loss, terrorism and liability coverage) is suspended if tenant (Walgreen Co.) elects to provide third party insurance or self-insure in accordance with its lease. If Walgreen elects to provide third party insurance in accordance with its lease, the borrower’s obligation to provide rent loss or terrorism insurance is suspended, but the lease has no rent abatement or termination remedies for any reason during the loan term. Further, if the Walgreen lease is in full force effect and there is no lease or loan default, the provisions of the Walgreen lease shall control disbursement of any casualty proceeds. Walgreen’s has provided notice of its self-insurance election.

(31) Acts of Terrorism Exclusion	Walgreens - Highland, IL (Loan No. 61)
Borrower’s obligation to provide required insurance (including property, rent loss, terrorism and liability coverage) is suspended if tenant (Walgreen Co.) elects to provide third party insurance or self-insure in accordance with its lease. Tenant is permitted to self-insure if, among other things, Walgreen Co. maintains a minimum net worth of $100 million and an S&P credit rating of not less than “BBB”.  If Walgreen elects to provide third party insurance in accordance with its lease, the borrower’s obligation to provide rent loss or terrorism insurance is suspended, but the lease has no rent abatement or termination remedies for any reason during the loan term. Further, if the Walgreen

C-2-20

Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

lease is in full force effect and there is no lease or loan default, the provisions of the Walgreen lease shall control disbursement of any casualty proceeds. Walgreen’s has provided notice of its self-insurance election.

(31) Acts of Terrorism Exclusion	CVS – Gahanna (Loan No. 62)
Mortgaged property consists of leased fee, where tenant or other non-borrower party constructed improvements and either maintains its own insurance or self-insures. Subject to applicable restoration obligations, casualty proceeds are payable to tenant or other non-borrower party and/or its leasehold mortgagee. The CVS lease does require “fire insurance”, and a blanket policy of property insurance is in-place with $500,000 deductible.

(31) Acts of Terrorism Exclusion	Walgreens - Pensacola (Loan No. 63)
Borrower’s obligation to provide required insurance (including property, rent loss, terrorism and liability coverage) is suspended if tenant (Walgreen Co.) elects to provide third party insurance or self-insure in accordance with its lease. Tenant is permitted to self-insure if, among other things, Walgreen Co. maintains a minimum net worth of $100 million.  If Walgreen elects to provide third party insurance in accordance with its lease, the borrower’s obligation to provide rent loss or terrorism insurance is suspended, but the lease has no rent abatement or termination remedies for any reason during the loan term. Further, if the Walgreen lease is in full force effect and there is no lease or loan default, the provisions of the Walgreen lease shall control disbursement of any casualty proceeds. Walgreen’s has provided notice of its self-insurance election.

(33) Single-Purpose Entity	3 Columbus Circle (Loan No. 1)
Recycled single purpose entity borrower; and prior owned property not same as mortgaged property. Borrower created condominium regime and conveyed one unit (comprised of 6 stories in 28 story building) to third party in 2012. The Phase I environmental site assessment included the prior owned property, and no recognized environmental conditions were identified. The loan documents provide for personal liability to the borrower and guarantors for losses related to the prior owned property or prior loans.

(39) Rent Rolls, Operating Histories	DS Services Portfolio (Loan No. 6)
Certified operating histories were not obtained, because the borrower acquired the related mortgaged properties from the tenant as part of a sale-leaseback transaction, and the leases were not previously in-place.

(33) Environmental Conditions	DS Services Portfolio (Loan No. 6)
The Phase I environmental site assessment identified certain environmental issues associated with former on-site underground storage tanks at the DS Services – Santa Ana, CA property (having an allocated loan amount of $5,180,612). The lender obtained a $1 million environmental insurance policy from Steadfast Insurance Company, a member company of Zurich North America, with a 10 year term (equivalent to loan term) and 3 year policy tail, and having a $50,000 deductible. The policy premium was pre-paid at closing.  Zurich North America has an S&P rating of “AA-”.

(44) Lease Estoppel	Reedley Shopping Center (Loan No. 51)
SaveMart (#1 tenant) has alleged landlord defaults in its estoppel: (i) WorkForce Connection (#2 tenant) violation of parking requirements and (ii) Family Dollar’s use violates “prohibited uses” provisions of SaveMart’s lease. Wells Fargo underwriting identified the following mitigants: (i) WorkForce and Family Dollar have operated at the project since 2003 and 2012, respectively; (ii) SaveMart has not pursued remedies for these lease violations; (iii) SaveMart has operated at project since 1972, and, if it vacated, loan would have positive cash flow with 12.4% debt yield; (iv) if SaveMart exercised tenant remedies and WorkForce and Family Dollar uses were prohibited altogether, loan would

C-2-21

Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception
have positive cash flow with a 11.0% debt yield.
(45) Appraisal	3 Columbus Circle (Loan No. 1)
The appraisal was ordered by Bank of Mutual of Omaha,  but Wells Fargo obtained a separate letter from the appraiser authorizing Wells Fargo, its successors and assigns to rely upon the appraisal. The reliance letter is included as part of the Mortgage File.

(45) Appraisal	Wildhorse Marketplace (Loan No. 26)	Appraisal is dated June 9, 2014, more than 6 months prior to February 19, 2015 loan closing.
(45) Appraisal	Shore Center Shopping Center (Loan No. 34)	Appraisal is dated June 9, 2014, more than 6 months prior to February 19, 2015 loan closing.

C-2-22

Silverpeak Real Estate Finance LLC

Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

(2) Whole Loan	One Monument Place (Loan No. 3)	The related Mortgage secures the note included in the issuing entity and a related subordinate note. The subordinate note is currently held by RMEZZ One Monument, LLC.

(2) Whole Loan	Bella Luna / San Lucas (Loan No. 15)	The related Mortgage secures the related note included in the issuing entity and the related companion loan on a pari passu basis.

(5) Hospitality Provisions	University of Delaware Hotel Portfolio (Loan No. 4)
The related comfort letters provided at the Mortgage Loan origination are not enforceable by the securitization trust. The comfort letter provides that upon written notice from the lender to the franchisor (within certain time frames specified in the comfort letter), the comfort letter may be assigned to the trustee.

(5) Hospitality Provisions	Hampton Inn St. George (Loan No. 25)
The related comfort letter provided at the Mortgage Loan origination is not enforceable by the securitization trust. The comfort letter provides that upon written request from the lender to the franchisor to issue a replacement comfort letter (within certain time frames specified in the comfort letter), a replacement comfort letter will be issued to the trustee.

(5) Hospitality Provisions	Hampton Inn & Suites Bartram Park (Loan No. 30)
The related comfort letter provided at the Mortgage Loan origination is not enforceable by the securitization trust. The comfort letter provides that upon written request from the lender to the franchisor to issue a replacement comfort letter (within certain time frames specified in the comfort letter), a replacement comfort letter will be issued to the trustee.

(5) Hospitality Provisions	Candlewood Turlock (Loan No. 36)
The related comfort letter provided at the Mortgage Loan origination is not enforceable by the securitization trust. The comfort letter provides that upon written request from the lender to the franchisor to issue a replacement comfort letter (within certain time frames specified in the comfort letter), a replacement comfort letter will be issued to the trustee.

(5) Hospitality Provisions	Holiday Inn & Suites Fairburn (Loan No. 45)
The related comfort letter provided at the Mortgage Loan origination is not enforceable by the securitization trust. The comfort letter provides that upon written request from the lender to the franchisor to issue a replacement comfort letter (within certain time frames specified in the comfort letter), a replacement comfort letter will be issued to the trustee.

(5) Hospitality Provisions	Holiday Inn Express - Lithia Springs (Loan No. 52)
The related comfort letter provided at the Mortgage Loan origination is not enforceable by the securitization trust. The comfort letter provides that upon written request from the lender to the franchisor to issue a replacement comfort letter (within certain time frames specified in the comfort letter), a replacement comfort letter will be issued to the trustee.

(7) Lien; Valid Assignment	One Monument Place (Loan No. 3)	The related Mortgage secures the note included in the issuing entity and a related subordinate note. The subordinate note is currently held by RMEZZ One Monument, LLC.

(7) Lien; Valid Assignment	Bella Luna / San Lucas (Loan No. 15)	The related Mortgage secures the related note included in the issuing entity and the related companion loan on a pari passu basis.

C-2-23

Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

(8) Permitted Liens; Title Insurance	One Monument Place (Loan No. 3)	The related Mortgage secures the note included in the issuing entity and a related subordinate note. The subordinate note is currently held by RMEZZ One Monument, LLC.

(8) Permitted Liens; Title Insurance	Cole Income NAV Portfolio (Loan No. 12)	Certain of the related Mortgaged Properties are subject to the related tenant’s right of first refusal.

(8) Permitted Liens; Title Insurance	Bella Luna / San Lucas (Loan No. 15)	The related Mortgage secures the related note included in the issuing entity and the related companion loan on a pari passu basis.

(8) Permitted Liens; Title Insurance	Pic N Save/ Burger King Portfolio (Loan No. 31)	Each of the related Mortgaged Properties is subject to its tenant’s right of first refusal.

(28) Recourse Obligations	Holiday Inn & Suites Fairburn (Loan No. 45) Holiday Inn Express - Lithia Springs (Loan No. 52)	Recourse liability for losses related to physical waste at the Mortgaged Property is limited to liability for intentional physical waste at the Mortgaged Property.

(29) Mortgage Releases	Ontario Airport Tower (Loan No. 7)
The loan documents permit the borrower to obtain the release of a portion of the Mortgaged Property, provided, among other conditions, (i) the Mortgage Loan is partially defeased in an amount equal to $500,000; (ii) after giving effect to such release, the loan-to-value ratio will not be greater than 125%; and (iii) the lender receives an opinion of counsel that the REMIC trust will not fail to maintain its REMIC status due to the partial release.

C-2-24

Annex D

Global Clearance, Settlement and Tax Documentation Procedures

The globally offered Wells Fargo Commercial Mortgage Trust 2015-LC20, Commercial Mortgage Pass-Through Certificates, Series 2015-LC20, Class A-1, A-2, A-3, A-4, A-5, A-SB, A-S, X-A, X-B, B, C and PEX certificates, will generally be available only in book-entry form.

The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days’ settlement.

Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between member organizations of Clearstream or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as DTC participants.

As described under “Certain U.S. Federal Income Tax Documentation Requirements” below, non-U.S. holders of book-entry certificates will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

Initial Settlement

All certificates of each class of offered certificates will be held in registered form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

Investors’ securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their book-entry certificates through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no “lock up” or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants. Secondary market trading between DTC participants will be settled in same-day funds.

Trading between Clearstream and/or Euroclear Participants. Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

Trading between DTC Seller and Clearstream or Euroclear Purchaser. When book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream or Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including March 1, 2015) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. Payment will then be made by participant’s account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or Euroclear, as the case may be. The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts. However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream or Euroclear.

Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, member organizations of Clearstream or Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a member organization of Clearstream or Euroclear at least one business day prior to settlement. In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant’s account against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including March 1, 2015) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. The payment will then be reflected in the account of the member organization of Clearstream or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream or Euroclear would be valued instead as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

•
borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system’s customary procedures;

•
borrowing the book-entry certificates in the United States from a DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

•
staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream or Euroclear.

Certain U.S. Federal Income Tax Documentation Requirements

A holder that is not a “United States person” (a “U.S. person”) within the meaning of Section 7701(a)(30) of the Code (a “non-U.S. holder”) holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder’s book-entry certificate, the Certificate Administrator or any other entity required to withhold tax (any of the foregoing, a “U.S. withholding agent”) establishing an exemption from withholding. A non-U.S. holder may be subject to withholding unless each U.S. withholding agent receives:

1.
from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or any successor forms);

2.
from a non-U.S. holder that is eligible for an exemption on the basis that the holder’s income from the certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form); or

3.
from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

4.	from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate):

(a)
if the intermediary is a “qualified intermediary” within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury Regulations (a “qualified intermediary”), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)—

(i)
stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

(ii)	certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

(iii)	certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

(iv)
providing any other information, certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations; or

(b)	if the intermediary is not a qualified intermediary (a “nonqualified intermediary”), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)—

(i)	stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

(ii)	certifying that the nonqualified intermediary is not acting for its own account,

(iii)
certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary’s beneficial owners, and

(iv)
providing any other information, certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury Regulations; or

5.
from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form W-8BEN-E or IRS Form W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder—

•	provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

•	provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

•	can be treated as an “exempt recipient” within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a corporation or a financial institution such as a bank).

This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

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Annex E-1

Form of Trust Advisor Annual Report1
(Subordinate Control Period)

Report Date: Report will be delivered annually no later than [INSERT DATE].
Transaction: Wells Fargo Commercial Mortgage Trust 2015-LC20, Commercial Mortgage Pass-Through
Certificates, Series 2015-LC20
Trust Advisor: Trimont Real Estate Advisors, Inc.
Special Servicer: Rialto Capital Advisors, LLC
Subordinate Class Representative: [_____________________]

I.	Population of Mortgage Loans that Were Considered in Compiling this Report.

1.	[__] Specially Serviced Mortgage Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].

a.
[__] of such Specially Serviced Mortgage Loans are still being analyzed by the Special Servicer and/or Subordinate Class Representative as part of the development of an Asset Status Report. This report does not include work activity related to those open cases.

b.
[__] of such Specially Serviced Mortgage Loans had executed Final Asset Status Reports. This report is based only on the Specially Serviced Mortgage Loans in respect of which a Final Asset Status Report has been issued. The Final Asset Status Reports may not yet be fully implemented.

II.	Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Trust Advisor has undertaken a limited review of the Special Servicer’s operational activities to service certain Specially Serviced Mortgage Loans in accordance with the Servicing Standard. Based on such review, the Trust Advisor [does, does not] believe there are material violations of the Special Servicer’s compliance with its obligations under the Pooling and Servicing Agreement. In addition, the Trust Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

In connection with the assessment set forth in this report:

1.
The Trust Advisor reviewed the Final Asset Status Report that was previously executed by the Special Servicer for the following [__] Specially Serviced Mortgage Loans: [LIST APPLICABLE SPECIALLY SERVICED MORTGAGE LOANS].

2.
The Trust Advisor’s review of the Final Asset Status Reports should be considered a limited investigation and not be considered a full or limited audit. For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), re-engineer the quantitative aspects of their net present value calculator, visit the property or interact with the borrower.

3.	All opinions outlined herein are limited to the Specially Serviced Mortgage Loans of this mortgage loan pool with respect to which Final Asset Reports

1           This report is an indicative report and does not reflect the final form of annual report to be used in any particular year.  The Trust Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

E-1-1

have been delivered. Confidentiality and other provisions prohibit the Trust Advisor from using information it is privy to from other assignments in facilitating the activities of this assignment.

4.
As required under the Pooling and Servicing Agreement, the Trust Advisor has undertaken a reasonable review of such additional limited non-privileged information and documentation provided by the Special Servicer prior to the Trust Advisor finalizing its annual assessment.

III.	Specific Items of Review

1.	The Trust Advisor reviewed the following items in connection with the generation of this report: [LIST MATERIAL ITEMS].

2.	The following is a general discussion of certain concerns raised by the Trust Advisor discussed in this report: [LIST CONCERNS].

3.	In addition to the other information presented herein, the Trust Advisor notes the following additional items: [LIST ADDITIONAL ITEMS].

4.
As required under the Pooling and Servicing Agreement, the Trust Advisor has undertaken a reasonable review of such additional limited non-privileged information and documentation provided by the Special Servicer prior to the Trust Advisor finalizing its annual assessment.

IV.	Qualifications Related to the Work Product Undertaken and Opinions Related to this Report

1.
The Trust Advisor did not participate in, or have access to, the Special Servicer’s and Subordinate Class Representative’s discussion(s) regarding any Specially Serviced Mortgage Loan. The Trust Advisor did not meet with the Special Servicer or the Subordinate Class Representative. As such, the Trust Advisor generally relied upon its review of the information described in Item 1 of Section III above and its interaction with the Special Servicer in gathering the relevant information to generate this report.

2.
The Special Servicer has the legal authority and responsibility to service the Specially Serviced Mortgage Loans pursuant to the Pooling and Servicing Agreement. The Trust Advisor has no responsibility or authority to alter the standards set forth therein.

3.
Confidentiality and other contractual limitations limit the Trust Advisor’s ability to outline the details or substance of certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Trust Advisor is given access to by the Special Servicer.

4.
There are many tasks that the Special Servicer undertakes on an ongoing basis related to Specially Serviced Mortgage Loans. These include, but are not limited to, assumptions, ownership changes, collateral substitutions, capital reserve changes, etc. The Trust Advisor does not participate in discussions regarding such actions. As such, the Trust Advisor has not assessed the Special Servicer’s operational compliance with respect to those types of actions.

5.
This report is furnished to the Certificate Administrator pursuant to the provisions of the Pooling and Servicing Agreement. The delivery of this report shall not be construed to impose any duty on the Trust Advisor to respond to investor questions or inquiries.

E-1-2

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement dated as of March 1, 2015.

E-1-3

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Annex E-2

Form of Trust Advisor Annual Report2
(Collective Consultation Period and Senior Consultation Period)

Report Date:	Report will be delivered annually no later than [INSERT DATE].
Transaction:	Wells Fargo Commercial Mortgage Trust 2015-LC20, Commercial Mortgage Pass-Through Certificates, Series 2015-LC20
Trust Advisor:	Trimont Real Estate Advisors, Inc.
Special Servicer:	Rialto Capital Advisors, LLC
Subordinate Class Representative: [_____________________]

I.	Population of Mortgage Loans that Were Considered in Compiling this Report

1.	[__] Specially Serviced Mortgage Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].

a.	[__] of such Specially Serviced Mortgage Loans are still being analyzed by the Special Servicer as part of the development of an Asset Status Report.

b.	[__] of such Specially Serviced Mortgage Loans had executed Final Asset Status Reports. The Final Asset Status Reports may not yet be fully implemented.

II.	Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Trust Advisor has undertaken a limited review of the Special Servicer’s operational activities to service certain Specially Serviced Mortgage Loans in accordance with the Servicing Standard. Based on such review, the Trust Advisor [does, does not] believe there are material violations of the Special Servicer’s compliance with its obligations under the Pooling and Servicing Agreement. In addition, the Trust Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

In connection with the assessment set forth in this report:

1.
The Trust Advisor reviewed the Asset Status Reports, net present value calculations and Appraisal Reduction Amount calculations and [LIST OTHER REVIEWED INFORMATION] for the following [__] Specially Serviced Mortgage Loans: [LIST APPLICABLE SPECIALLY SERVICED MORTGAGE LOANS]

2.
[If report is rendered during a Senior Consultation Period, add:] The Trust Advisor met with the Special Servicer on [DATE] for the annual meeting. Participants from the Special Servicer included: [IDENTIFY PARTICIPANTS’ NAMES AND TITLES]. The Specially Serviced Mortgage Loans (including Asset Status Reports, other relevant accompanying information and any related net present value calculations and Appraisal Reduction Amount calculations) were referenced in the meeting. The discussion focused on the Special Servicer’s execution of its resolution and liquidation procedures in general terms as well as in specific reference to the Specially Serviced Mortgage Loans.

a.	The Trust Advisor’s review of the Asset Status Reports (including related net present value calculations and Appraisal Reduction Amount

2           This report is an indicative report and does not reflect the final form of annual report to be used in any particular year.  The Trust Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

E-2-1

calculations) related to the Specially Serviced Mortgage Loans [[if report is rendered during a Senior Consultation Period:] and meeting with the Special Servicer] should be considered a limited investigation and not be considered a full or limited audit. For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), re-engineer the quantitative aspects of their net present value calculator, visit the property or interact with the borrower.

b.
All opinions outlined herein are limited to the Specially Serviced Mortgage Loans of this mortgage loan pool with respect to which Asset Status Reports have been delivered. Confidentiality and other provisions prohibit the Trust Advisor from using information it is privy to from other assignments in facilitating the activities of this assignment.

3.
As required under the Pooling and Servicing Agreement, the Trust Advisor has undertaken a reasonable review of such additional limited non-privileged information and documentation provided by the Special Servicer prior to the Trust Advisor finalizing its annual assessment.

III.	Specific Items of Review

1.
The Trust Advisor reviewed the following items in connection with [if report is rendered during Senior Consultation Period: the annual meeting] and the generation of this report: [LIST MATERIAL ITEMS].

2.
During the prior year, the Trust Advisor consulted with the Special Servicer regarding its strategy plan for a limited number of issues related to the following Specially Serviced Mortgage Loans: [LIST]. The Trust Advisor participated in discussions and made strategic observations and recommended alternative courses of action to the extent it deemed such observations and recommendations appropriate. The Special Servicer [agreed with/did not agree with] the recommendations made by the Trust Advisor. Such recommendations generally included the following: [LIST].

3.	Appraisal Reduction Amount calculations and net present value calculations:

a.
The Trust Advisor [received/did not receive] information necessary to recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the applicable formulas required to be utilized in connection with any Appraisal Reduction Amount or net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Mortgage Loan prior to the utilization by the Special Servicer.

b.
The Trust Advisor [agrees/does not agree] with the [mathematical calculations] [and/or] [the application of the applicable non-discretionary portions of the formulas] required to be utilized for such calculation.

c.
After consultation with the Special Servicer to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formulas in arriving at those mathematical calculations, such inaccuracy [has been/ has not been] resolved.

4.	The following is a general discussion of certain concerns raised by the Trust Advisor discussed in this report: [LIST CONCERNS].

E-2-2

5.	In addition to the other information presented herein, the Trust Advisor notes the following additional items: [LIST ADDITIONAL ITEMS].

6.
As required under the Pooling and Servicing Agreement, the Trust Advisor has undertaken a reasonable review of such additional limited non-privileged information and documentation provided by the Special Servicer prior to the Trust Advisor finalizing its annual assessment.

IV.	Qualifications Related to the Work Product Undertaken and Opinions Related to this Report

1.
The Trust Advisor did not participate in, or have access to, the Special Servicer’s and Subordinate Class Representative’s discussion(s) regarding any Specially Serviced Mortgage Loan. The Trust Advisor did not meet with the [Special Servicer or the] Subordinate Class Representative. [[If report rendered during Senior Consultation Period:] While the Subordinate Class Representative may have attended the annual meeting,] the Trust Advisor generally did not address issues and questions to the Subordinate Class Representative. As such, the Trust Advisor generally relied upon its review of the information described in Item 1 of Section III above and its interaction with the Special Servicer in gathering the relevant information to generate this report.

2.
The Special Servicer has the legal authority and responsibility to service the Specially Serviced Mortgage Loans pursuant to the Pooling and Servicing Agreement. The Trust Advisor has no responsibility or authority to alter the standards set forth therein.

3.
Confidentiality and other contractual limitations limit the Trust Advisor’s ability to outline the details or substance of [[if report rendered during Senior Consultation Period:] the meeting held between it and the Special Servicer regarding any Specially Serviced Mortgage Loans and] certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Trust Advisor is given access to by the Special Servicer.

4.
There are many tasks that the Special Servicer undertakes on an ongoing basis related to Specially Serviced Mortgage Loans. These include, but are not limited to, assumptions, ownership changes, collateral substitutions, capital reserve changes, etc. The Trust Advisor does not participate in discussions regarding such actions. As such, the Trust Advisor has not assessed the Special Servicer’s operational compliance with respect to those types of actions.

5.
This report is furnished to the Certificate Administrator pursuant to the provisions of the Pooling and Servicing Agreement. The delivery of this report shall not be construed to impose any duty on the Trust Advisor to respond to investor questions or inquiries.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement dated as of March 1, 2015.

E-2-3

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Annex F

Form of Distribution Date Statement

F-1

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Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Wells Fargo Commercial Mortgage Trust 2015-LC20 Wells Fargo Commercial Mortgage Trust Series 2015-LC20	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	4/17/15
		Record Date:	3/31/15
		Determination Date:	4/13/15

DISTRIBUTION DATE STATEMENT

STATEMENT SECTIONS	PAGE(s)

Certificate Distribution Detail	2
Certificate Factor Detail	3
Exchangeable Class Detail	4
Reconciliation Detail	5
Other Required Information	6
Cash Reconciliation Detail	7
Current Mortgage Loan and Property Stratification Tables	8-10
Mortgage Loan Detail	11
NOI Detail	12
Principal Prepayment Detail	13
Historical Detail	14
Delinquency Loan Detail	15
Specially Serviced Loan Detail	16-17
Advance Summary	18
Modified Loan Detail	19
Historical Liquidated Loan Detail	20
Historical Bond / Collateral Loss Reconciliation	21
Interest Shortfall Reconciliation Detail	22-23
Defeased Loan Detail	24
Supplemental Reporting	25

Depositor	Master Servicer	Special Servicer	Trust Advisor

Wells Fargo Commercial Mortgage	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC	Trimont Real Estate Advisors, Inc.
Securities, Inc.		790 NW 107th Avenue	3424 Peachtree Road NE Suite 2200
375 Park Avenue	550 S. Tryon Street, 14th Floor	4th Floor	Atlanta, GA 30326
2nd Floor, J0127-23	Charlotte, NC 28202	Miami, FL 33172
New York, NY 10152

Contact: Anthony.Sfarra@wellsfargo.com	Contact:
	REAM_InvestorRelations@wellsfargo.com	Contact: Niral.shah@rialtocapital.com	Contact: Brian Pittard
Phone Number: (212) 214-5613	Phone Number: (866) 898-1615	Phone Number:	Phone Number: (404) 420-5515

This report is compiled by Wells Fargo Bank, N.A. from information provided by third parties.  Wells Fargo Bank, N.A. has not independently confirmed the accuracy of the information.

Please visit www.ctslink.com for additional information and special notices.  In addition, certificateholders may register online for email notification when special notices are posted.  For information or assistance please call 866-846-4526.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Wells Fargo Commercial Mortgage Trust 2015-LC20 Wells Fargo Commercial Mortgage Trust Series 2015-LC20	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	4/17/15
		Record Date:	3/31/15
		Determination Date:	4/13/15

Certificate Distribution Detail
Class (1)	CUSIP	Pass-Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Total Distribution	Ending Balance	Current Subordination Level (2)
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
V		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Class	CUSIP	Pass-Through Rate	Original Notional Amount	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Total Distribution	Ending Notional Amount
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00

(1) The balances of the Class A-S, Class B, Class C certificates represent the balance of their respective Regular Interest, as detailed in the Pooling and Servicing Agreement.  A portion of these classes may be exchanged and held in Class PEX.  For details on the current status and payments of Class PEX, see page 4.

(2) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Wells Fargo Commercial Mortgage Trust 2015-LC20 Wells Fargo Commercial Mortgage Trust Series 2015-LC20	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	4/17/15
		Record Date:	3/31/15
		Determination Date:	4/13/15

Certificate Factor Detail
Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Ending Balance
A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-5		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-SB		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
PEX		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
V		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Class	CUSIP	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Ending Notional Amount
X-A		0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000
X-E		0.00000000	0.00000000	0.00000000	0.00000000
X-F		0.00000000	0.00000000	0.00000000	0.00000000
X-G		0.00000000	0.00000000	0.00000000	0.00000000

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Wells Fargo Commercial Mortgage Trust 2015-LC20 Wells Fargo Commercial Mortgage Trust Series 2015-LC20	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	4/17/15
		Record Date:	3/31/15
		Determination Date:	4/13/15

Exchangeable Class Detail

Class\ Component	CUSIP	Pass-Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss / Additional Trust Fund Expenses	Total Distribution	Ending Balance

A-S Regular Interest Breakdown
A-S (Cert)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S (PEX)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

B Regular Interest Breakdown
B (Cert)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B (PEX)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

C Regular Interest Breakdown
C (Cert)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C (PEX)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Class PEX Detail
Class\ Component	CUSIP	Pass-Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss / Additional Trust Fund Expenses	Total Distribution	Ending Balance
PEX		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Wells Fargo Commercial Mortgage Trust 2015-LC20 Wells Fargo Commercial Mortgage Trust Series 2015-LC20	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	4/17/15
		Record Date:	3/31/15
		Determination Date:	4/13/15

Reconciliation Detail
Principal Reconciliation
	Stated Beginning Principal Balance	Unpaid Beginning Principal Balance	Scheduled Principal	Unscheduled Principal	Principal Adjustments	Realized Loss	Stated Ending Principal Balance	Unpaid Ending Principal Balance	Current Principal Distribution Amount
Total	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Certificate Interest Reconciliation
Class	Accrual Dates	Accrual Days	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Distributable Certificate Interest Adjustment	WAC CAP Shortfall	Additional Trust Fund Expenses	Interest Distribution	Remaining Unpaid Distributable Certificate Interest
A-1	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-E	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-F	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-G	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals		0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Wells Fargo Commercial Mortgage Trust 2015-LC20 Wells Fargo Commercial Mortgage Trust Series 2015-LC20	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	4/17/15
		Record Date:	3/31/15
		Determination Date:	4/13/15

Other Required Information

Available Distribution Amount (1)	0.00

Current LIBOR	0.00%
Next Month’s LIBOR	0.00%

		Appraisal Reduction Amount
		Loan Number	Appraisal Reduction Effected	Cumulative ASER Amount	Most Recent App. Red. Date

		Total
(1) The Available Distribution Amount includes any Prepayment Premiums.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Wells Fargo Commercial Mortgage Trust 2015-LC20 Wells Fargo Commercial Mortgage Trust Series 2015-LC20	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	4/17/15
		Record Date:	3/31/15
		Determination Date:	4/13/15

Cash Reconciliation Detail

Total Funds Collected			Total Funds Distributed
Interest:			Fees:
Interest paid or advanced	0.00		Master Servicing Fee - Wells Fargo Bank, N.A.	0.00
Interest reductions due to Non-Recoverability Determinations	0.00		Trustee Fee - Wilmington Trust National Association	0.00
Interest Adjustments	0.00		Certificate Administration Fee - Wells Fargo Bank, N.A.	0.00
Deferred Interest	0.00		CREFC Royalty License Fee	0.00
Net Prepayment Interest Shortfall	0.00		Trust Advisor Fee - Trimont Real Estate Advisors, Inc.	0.00
Net Prepayment Interest Excess	0.00		Total Fees		0.00
Extension Interest	0.00		Additional Trust Fund Expenses:
Interest Reserve Withdrawal	0.00
Total Interest Collected		0.00	Reimbursement for Interest on Advances	0.00
			ASER Amount	0.00
Principal:			Special Servicing Fee	0.00
Scheduled Principal	0.00		Rating Agency Expenses	0.00
Unscheduled Principal	0.00		Attorney Fees & Expenses	0.00
Principal Prepayments	0.00		Bankruptcy Expense	0.00
Collection of Principal after Maturity Date	0.00		Taxes Imposed on Trust Fund	0.00
Recoveries from Liquidation and Insurance Proceeds	0.00		Non-Recoverable Advances	0.00
Excess of Prior Principal Amounts paid	0.00		Other Expenses	0.00
Curtailments	0.00		Total Additional Trust Fund Expenses		0.00
Negative Amortization	0.00
Principal Adjustments	0.00		Interest Reserve Deposit		0.00
Total Principal Collected		0.00
			Payments to Certificateholders & Others:
Other:			Interest Distribution	0.00
Prepayment Penalties/Yield Maintenance	0.00		Principal Distribution	0.00
Repayment Fees	0.00		Prepayment Penalties/Yield Maintenance	0.00
Borrower Option Extension Fees	0.00		Borrower Option Extension Fees	0.00
Equity Payments Received	0.00		Equity Payments Paid	0.00
Net Swap Counterparty Payments Received	0.00		Net Swap Counterparty Payments Paid	0.00
Total Other Collected		0.00	Total Payments to Certificateholders & Others		0.00
Total Funds Collected		0.00	Total Funds Distributed		0.00

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Wells Fargo Commercial Mortgage Trust 2015-LC20 Wells Fargo Commercial Mortgage Trust Series 2015-LC20	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	4/17/15
		Record Date:	3/31/15
		Determination Date:	4/13/15

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Scheduled Balance							State (3)

Scheduled Balance	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (1)	WAC	Weighted Avg DSCR (2)	State	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (1)	WAC	Weighted Avg DSCR (2)

Totals							Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Wells Fargo Commercial Mortgage Trust 2015-LC20 Wells Fargo Commercial Mortgage Trust Series 2015-LC20	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	4/17/15
		Record Date:	3/31/15
		Determination Date:	4/13/15

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Debt Service Coverage Ratio							Property Type (3)

Debt Service Coverage Ratio	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (1)	WAC	Weighted Avg DSCR (2)	Property Type	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (1)	WAC	Weighted Avg DSCR (2)

Totals							Totals

Note Rate							Seasoning

Note Rate	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (1)	WAC	Weighted Avg DSCR (2)	Seasoning	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (1)	WAC	Weighted Avg DSCR (2)

Totals							Totals

See footnotes on last page of this section.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Wells Fargo Commercial Mortgage Trust 2015-LC20 Wells Fargo Commercial Mortgage Trust Series 2015-LC20	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	4/17/15
		Record Date:	3/31/15
		Determination Date:	4/13/15

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)							Remaining Stated Term (Fully Amortizing Loans)

Anticipated Remaining Term (2)	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (1)	WAC	Weighted Avg DSCR (2)	Remaining Stated Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (1)	WAC	Weighted Avg DSCR (2)

Totals							Totals

Remaining Amortization Term (ARD and Balloon Loans)							Age of Most Recent NOI

Remaining Amortization Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (1)	WAC	Weighted Avg DSCR (2)	Age of Most Recent NOI	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (1)	WAC	Weighted Avg DSCR (2)

Totals							Totals

(1) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(2) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Wells Fargo Commercial Mortgage Trust 2015-LC20 Wells Fargo Commercial Mortgage Trust Series 2015-LC20	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	4/17/15
		Record Date:	3/31/15
		Determination Date:	4/13/15

Mortgage Loan Detail
Loan Number	ODCR	Property Type (1)	City	State	Interest Payment	Principal Payment	Gross Coupon	Anticipated Repayment Date	Maturity Date	Neg. Amort (Y/N)	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Thru Date	Appraisal Reduction Date	Appraisal Reduction Amount	Res. Strat. (2)	Mod. Code (3)

Totals

(1) Property Type Code						(2) Resolution Strategy Code									(3) Modification Code

MF	-	Multi-Family	OF	-	Office	1	-	Modification	6	-	DPO	10	-	Deed in Lieu Of	1	-	Maturity Date Extension	6	-	Capitalization of Interest
RT	-	Retail	MU	-	Mixed Use	2	-	Foreclosure	7	-	REO			Foreclosure	2	-	Amortization Change	7	-	Capitalization of Taxes
HC	-	Health Care	LO	-	Lodging	3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff	3	-	Principal Write-Off	8	-	Principal Write-Off
IN	-	Industrial	SS	-	Self Storage	4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties	4	-	Blank	9	-	Combination
WH	-	Warehouse	OT	-	Other	5	-	Note Sale			to Master Servicer	13	-	Other or TBD	5	-	Temporary Rate Reduction
MH	-	Mobile Home Park

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Wells Fargo Commercial Mortgage Trust 2015-LC20 Wells Fargo Commercial Mortgage Trust Series 2015-LC20	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	4/17/15
		Record Date:	3/31/15
		Determination Date:	4/13/15

NOI Detail

Loan Number	ODCR	Property Type	City	State	Ending Scheduled Balance	Most Recent Fiscal NOI	Most Recent NOI	Most Recent NOI Start Date	Most Recent NOI End Date

Total

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Wells Fargo Commercial Mortgage Trust 2015-LC20 Wells Fargo Commercial Mortgage Trust Series 2015-LC20	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	4/17/15
		Record Date:	3/31/15
		Determination Date:	4/13/15

Principal Prepayment Detail

Loan Number	Loan Group	Offering Document Cross-Reference	Principal Prepayment Amount		Prepayment Penalties
			Payoff Amount	Curtailment Amount	Prepayment Premium	Yield Maintenance Premium

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Wells Fargo Commercial Mortgage Trust 2015-LC20 Wells Fargo Commercial Mortgage Trust Series 2015-LC20	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	4/17/15
		Record Date:	3/31/15
		Determination Date:	4/13/15

Historical Detail

Delinquencies							Prepayments		Rate and Maturities
Distribution Date	30-59 Days # Balance	60-89 Days # Balance	90 Days or More # Balance	Foreclosure # Balance	REO # Balance	Modifications # Balance	Curtailments # Balance	Payoff # Balance	Next Weighted Avg. Coupon Remit	WAM

Note: Foreclosure and REO Totals are excluded from the delinquencies.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Wells Fargo Commercial Mortgage Trust 2015-LC20 Wells Fargo Commercial Mortgage Trust Series 2015-LC20	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	4/17/15
		Record Date:	3/31/15
		Determination Date:	4/13/15

Delinquency Loan Detail

Loan Number	Offering Document Cross-Reference	# of Months Delinq.	Paid Through Date	Current P & I Advances	Outstanding P & I Advances **	Status of Mortgage Loan (1)	Resolution Strategy Code (2)	Servicing Transfer Date	Foreclosure Date	Actual Principal Balance	Outstanding Servicing Advances	Bankruptcy Date	REO Date

Totals

(1) Status of Mortgage Loan									(2) Resolution Strategy Code

A	-	Payment Not Received	0	-	Current	4	-	Assumed Scheduled Payment	1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of
		But Still in Grace Period	1	-	One Month Delinquent			(Performing Matured Balloon)	2	-	Foreclosure	7	-	REO			Foreclosure
		Or Not Yet Due	2	-	Two Months Delinquent	5	-	Non Performing Matured Balloon	3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff
B	-	Late Payment But Less	3	-	Three or More Months Delinquent				4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties
		Than 1 Month Delinquent							5	-	Note Sale			to Master Servicer	13	-	Other or TBD

** Outstanding P & I Advances include the current period advance.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Wells Fargo Commercial Mortgage Trust 2015-LC20 Wells Fargo Commercial Mortgage Trust Series 2015-LC20	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	4/17/15
		Record Date:	3/31/15
		Determination Date:	4/13/15

Specially Serviced Loan Detail - Part 1
Distribution Date	Loan Number	Offering Document Cross-Reference	Servicing Transfer Date	Resolution Strategy Code (1)	Scheduled Balance	Property Type (2)	State	Interest Rate	Actual Balance	Net Operating Income	NOI Date	DSCR	Note Date	Maturity Date	Remaining Amortization Term

(1) Resolution Strategy Code									(2) Property Type Code

1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of	MF	-	Multi-Family	OF	-	Office
2	-	Foreclosure	7	-	REO			Foreclosure	RT	-	Retail	MU	-	Mixed use
3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff	HC	-	Health Care	LO	-	Lodging
4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties	IN	-	Industrial	SS	-	Self Storage
5	-	Note Sale			to Master Servicer	13	-	Other or TBD	WH MH	- -	Warehouse Mobile Home Park	OT	-	Other

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Wells Fargo Commercial Mortgage Trust 2015-LC20 Wells Fargo Commercial Mortgage Trust Series 2015-LC20	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	4/17/15
		Record Date:	3/31/15
		Determination Date:	4/13/15

Specially Serviced Loan Detail - Part 2

Distribution Date	Loan Number	Offering Document Cross-Reference	Resolution Strategy Code (1)	Site Inspection Date	Phase 1 Date	Appraisal Date	Appraisal Value	Other REO Property Revenue	Comment

(1) Resolution Strategy Code

1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of
2	-	Foreclosure	7	-	REO			Foreclosure
3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff
4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties
5	-	Note Sale			to Master Servicer	13	-	Other or TBD

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Wells Fargo Commercial Mortgage Trust 2015-LC20 Wells Fargo Commercial Mortgage Trust Series 2015-LC20	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	4/17/15
		Record Date:	3/31/15
		Determination Date:	4/13/15

Advance Summary

	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicing Advances	Current Period Interest on P&I and Servicing Advances Paid

Totals	0.00	0.00	0.00	0.00

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Wells Fargo Commercial Mortgage Trust 2015-LC20 Wells Fargo Commercial Mortgage Trust Series 2015-LC20	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	4/17/15
		Record Date:	3/31/15
		Determination Date:	4/13/15

Modified Loan Detail

Loan Number	Offering Document Cross-Reference	Pre-Modification Balance	Post-Modification Balance	Pre-Modification Interest Rate	Post-Modification Interest Rate	Modification Date	Modification Description

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Wells Fargo Commercial Mortgage Trust 2015-LC20 Wells Fargo Commercial Mortgage Trust Series 2015-LC20	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	4/17/15
		Record Date:	3/31/15
		Determination Date:	4/13/15

Historical Liquidated Loan Detail

Distribution Date	ODCR	Beginning Scheduled Balance	Fees, Advances, and Expenses *	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Trust	Date of Current Period Adj. to Trust	Current Period Adjustment to Trust	Cumulative Adjustment to Trust	Loss to Loan with Cum Adj. to Trust

Current Total
Cumulative Total

* Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Wells Fargo Commercial Mortgage Trust 2015-LC20 Wells Fargo Commercial Mortgage Trust Series 2015-LC20	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	4/17/15
		Record Date:	3/31/15
		Determination Date:	4/13/15
Historical Bond/Collateral Loss Reconciliation Detail
Distribution Date	Offering Document Cross-Reference	Beginning Balance at Liquidation	Aggregate Realized Loss on Loans	Prior Realized Loss Applied to Certificates	Amounts Covered by Credit Support	Interest (Shortages)/ Excesses	Modification /Appraisal Reduction Adj.	Additional (Recoveries) /Expenses	Realized Loss Applied to Certificates to Date	Recoveries of Realized Losses Paid as Cash	(Recoveries)/ Losses Applied to Certificate Interest

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Wells Fargo Commercial Mortgage Trust 2015-LC20 Wells Fargo Commercial Mortgage Trust Series 2015-LC20	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	4/17/15
		Record Date:	3/31/15
		Determination Date:	4/13/15
Interest Shortfall Reconciliation Detail - Part 1
Offering Document Cross-Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Special Servicing Fees					Non-Recoverable (Scheduled Interest)	Interest on Advances	Modified Interest Rate (Reduction) /Excess
			Monthly	Liquidation	Work Out	ASER	(PPIS) Excess

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Wells Fargo Commercial Mortgage Trust 2015-LC20 Wells Fargo Commercial Mortgage Trust Series 2015-LC20	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	4/17/15
		Record Date:	3/31/15
		Determination Date:	4/13/15

Interest Shortfall Reconciliation Detail - Part 2

Offering	Stated Principal	Current Ending	Reimb of Advances to the Servicer		Other (Shortfalls)/ Refunds
Document	Balance at	Scheduled	Current Month	Left to Reimburse		Comments
Cross-Reference	Contribution	Balance		Master Servicer

Totals
Interest Shortfall Reconciliation Detail Part 2 Total				0.00
Interest Shortfall Reconciliation Detail Part 1 Total				0.00
Total Interest Shortfall Allocated to Trust				0.00

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Wells Fargo Commercial Mortgage Trust 2015-LC20 Wells Fargo Commercial Mortgage Trust Series 2015-LC20	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	4/17/15
		Record Date:	3/31/15
		Determination Date:	4/13/15

Defeased Loan Detail

Loan Number	Offering Document Cross-Reference	Ending Scheduled Balance	Maturity Date	Note Rate	Defeasance Status

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Wells Fargo Commercial Mortgage Trust 2015-LC20 Wells Fargo Commercial Mortgage Trust Series 2015-LC20	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	4/17/15
		Record Date:	3/31/15
		Determination Date:	4/13/15

Supplemental Reporting

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Annex G

Class A-SB Planned Principal Balance Schedule

	Class A-SB Planned		Class A-SB Planned
Distribution Date	Principal Balance ($)	Distribution Date	Principal Balance ($)
April 2015	53,206,000.00	April 2020	53,205,833.04
May 2015	53,206,000.00	May 2020	52,261,433.26
June 2015	53,206,000.00	June 2020	51,382,914.66
July 2015	53,206,000.00	July 2020	50,431,749.89
August 2015	53,206,000.00	August 2020	49,546,214.74
September 2015	53,206,000.00	September 2020	48,657,283.85
October 2015	53,206,000.00	October 2020	47,696,003.88
November 2015	53,206,000.00	November 2020	46,799,977.42
December 2015	53,206,000.00	December 2020	45,831,804.34
January 2016	53,206,000.00	January 2021	44,928,628.45
February 2016	53,206,000.00	February 2021	44,021,988.90
March 2016	53,206,000.00	March 2021	42,906,771.93
April 2016	53,206,000.00	April 2021	41,992,377.23
May 2016	53,206,000.00	May 2021	41,006,359.99
June 2016	53,206,000.00	June 2021	40,084,676.43
July 2016	53,206,000.00	July 2021	39,091,578.30
August 2016	53,206,000.00	August 2021	38,162,550.56
September 2016	53,206,000.00	September 2021	37,229,959.61
October 2016	53,206,000.00	October 2021	36,226,265.28
November 2016	53,206,000.00	November 2021	35,286,247.35
December 2016	53,206,000.00	December 2021	34,275,337.94
January 2017	53,206,000.00	January 2022	33,327,836.63
February 2017	53,206,000.00	February 2022	32,376,700.97
March 2017	53,206,000.00	March 2022	31,220,901.78
April 2017	53,206,000.00	April 2022	30,331,691.35
May 2017	53,206,000.00	May 2022	29,377,909.38
June 2017	53,206,000.00	June 2022	28,481,647.38
July 2017	53,206,000.00	July 2022	27,521,015.10
August 2017	53,206,000.00	August 2022	26,617,648.13
September 2017	53,206,000.00	September 2022	25,710,824.65
October 2017	53,206,000.00	October 2022	24,739,932.32
November 2017	53,206,000.00	November 2022	23,825,923.88
December 2017	53,206,000.00	December 2022	22,848,051.65
January 2018	53,206,000.00	January 2023	21,926,803.81
February 2018	53,206,000.00	February 2023	21,002,030.78
March 2018	53,206,000.00	March 2023	19,893,665.54
April 2018	53,206,000.00	April 2023	18,961,111.91
May 2018	53,206,000.00	May 2023	17,965,223.77
June 2018	53,206,000.00	June 2023	17,025,290.28
July 2018	53,206,000.00	July 2023	16,022,232.89
August 2018	53,206,000.00	August 2023	15,074,863.63
September 2018	53,206,000.00	September 2023	14,123,868.80
October 2018	53,206,000.00	October 2023	13,110,065.75
November 2018	53,206,000.00	November 2023	12,151,551.36
December 2018	53,206,000.00	December 2023	11,130,443.36
January 2019	53,206,000.00	January 2024	10,164,352.43
February 2019	53,206,000.00	February 2024	9,194,563.99
March 2019	53,206,000.00	March 2024	8,103,943.57
April 2019	53,206,000.00	April 2024	7,126,268.95
May 2019	53,206,000.00	May 2024	6,086,547.54
June 2019	53,206,000.00	June 2024	5,101,151.23
July 2019	53,206,000.00	July 2024	4,053,928.50
August 2019	53,206,000.00	August 2024	3,060,751.99
September 2019	53,206,000.00	September 2024	2,063,773.87
October 2019	53,206,000.00	October 2024	1,005,299.87
November 2019	53,206,000.00	November 2024	453.80
December 2019	53,206,000.00	December 2024 and
January 2020	53,206,000.00	thereafter	0.00
February 2020	53,206,000.00
March 2020	53,206,000.00

G-1

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PROSPECTUS

Commercial Mortgage Pass-Through Certificates
(Issuable in Series)

Wells Fargo Commercial Mortgage Securities, Inc.
Depositor

Wells Fargo Commercial Mortgage Securities, Inc. will periodically offer certificates in one or more series. Each series of certificates will represent the entire beneficial ownership interest in a trust fund. Distributions on the certificates of any series will be made only from the assets of the related trust fund.

Neither the certificates nor any assets in the related issuing entity will be obligations of, or be guaranteed by, the depositor, any servicer or any of their respective affiliates. Neither the certificates nor any assets in the related trust fund will be guaranteed or insured by any governmental agency or instrumentality or by any person, unless otherwise provided in the accompanying prospectus supplement.

The primary assets of the trust fund may include:

●	one or more multifamily and commercial mortgage loans;

●	commercial mortgage-backed securities evidencing interests in or secured by multifamily and commercial mortgage loans, and other commercial mortgage-backed securities;

●	direct obligations of the United States or other government agencies; or

●	a combination of the assets described above.

Investing in the offered certificates involves risks. You should review the information appearing under the caption “Risk Factors” on page 8 and in the accompanying prospectus supplement before purchasing any offered certificate.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or determined that this prospectus or the accompanying prospectus supplement is accurate or complete. Any representation to the contrary is unlawful.

January 28, 2015

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT	v

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	vi

WHERE YOU CAN FIND MORE INFORMATION	vi

SUMMARY OF PROSPECTUS	1

RISK FACTORS	8

Your Ability to Resell Certificates May Be Limited Because of Their Characteristics	8
The Assets of the Trust Fund May Not Be Sufficient to Pay Your Certificates	8
Prepayments and Repurchases of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield	8
Loans Not Insured or Guaranteed	9
Optional Early Termination of the Trust Fund May Result in an Adverse Impact on Your Yield or May Result in a Loss	10
Book-Entry Registration May Hinder the Exercise of Investor Remedies	10
Unused Amounts in Pre-Funding Accounts May Be Returned to You as a Prepayment	10
Additional Compensation and Certain Reimbursements to the Servicer Will Affect Your Right to Receive Distributions	10
Additional Mortgage Assets Acquired in Connection with the Use of a Pre-Funding Account May Change the Aggregate Characteristics of a Trust Fund	10
Net Operating Income Produced by a Mortgaged Property May Be Inadequate to Repay the Mortgage Loans	11
Future Cash Flow and Property Values Are Not Predictable	11
Nonrecourse Loans Limit the Remedies Available Following a Mortgagor Default	13
Terrorist Attacks and Military Conflicts May Adversely Affect Your Investment	13
Risks Associated with Commercial Lending May Be Different Than for Residential Lending	13
Special Risks of Mortgage Loans Secured by Multifamily Properties	14
Special Risks of Mortgage Loans Secured by Retail Properties	15
Special Risks of Mortgage Loans Secured by Hospitality Properties	16
Special Risks of Mortgage Loans Secured by Office Properties	17
Special Risks Associated with Residential Healthcare Facilities	18
Special Risks of Mortgage Loans Secured by Healthcare-Related Properties	19
Special Risks of Mortgage Loans Secured by Warehouse and Self Storage Facilities	21
Special Risks of Mortgage Loans Secured by Industrial and Mixed-Use Facilities	21
Special Risks Associated with Manufactured Housing Properties	22
Poor Property Management Will Adversely Affect the Performance of the Related Mortgaged Property	22
Property Managers May Experience Conflicts of Interest in Managing Multiple Properties	23
Condemnations of Mortgaged Properties May Result in Losses	23
Balloon Payments on Mortgage Loans Result in Heightened Risk of Borrower Default	23
The Servicer Will Have Discretion to Handle or Avoid Obligor Defaults in a Manner Which May Be Adverse to Your Interests	24
Proceeds Received upon Foreclosure of Mortgage Loans Secured Primarily by Junior Mortgages May Result in Losses	24
Credit Support May Not Cover Losses or Risks Which Could Adversely Affect Payment on Your Certificates	24
Mortgagors of Commercial Mortgage Loans Are Sophisticated and May Take Actions Adverse to Your Interests	25
Assignment of Leases and Rents to Provide Further Security for Mortgage Loans Poses Special Risks	25
Inclusion in a Trust Fund of Delinquent Mortgage Loans May Adversely Affect the Rate of Defaults and Prepayments on the Mortgage Loans	25
Environmental Liability May Affect the Lien on a Mortgaged Property and Expose the Lender to Costs	26

i

State and Federal Laws Applicable to Foreclosure Actions May Affect the Timing of Distributions on Your Certificates	28
We Have Not Re-Underwritten Any of the Mortgage Loans	28
Foreclosure on Mortgaged Properties May Result in Adverse Tax Consequences	28
State and Local Transfer Taxes May Apply to Transfers of Property in a Foreclosure or Deed in Lieu of Foreclosure and Reduce Net Proceeds	28
Insurance Coverage on Mortgaged Properties May Not Cover Special Hazard Losses	28
Rights Against Tenants May Be Limited if Leases Are Not Subordinate to the Mortgage or Do Not Contain Attornment Provisions	30
The Borrower’s Form of Entity May Cause Special Risks	30
Bankruptcy Proceedings Entail Certain Risks	32
If Mortgaged Properties Are Not in Compliance With Current Zoning Laws, You May Not Be Able to Restore Compliance Following a Casualty Loss	32
Restrictions on Certain of the Mortgaged Properties May Limit Their Use	33
Enforceability of Due-on-Sale Clauses and Assignments of Leases and Rents is Limited	33
Inspections of the Mortgaged Properties Were Limited	33
Litigation Concerns	34

DESCRIPTION OF THE TRUST FUNDS	35

General	35
Mortgage Loans—Leases	35
CMBS	39
Collection Accounts	40
Credit Support	40
Cash Flow Agreements	40
Pre-Funding	40

YIELD CONSIDERATIONS	41

General	41
Pass-Through Rate	41
Payment Delays	41
Shortfalls in Collections of Interest Resulting from Prepayments	41
Prepayment Considerations	42
Weighted Average Life and Maturity	43
Controlled Amortization Classes and Companion Classes	44
Other Factors Affecting Yield, Weighted Average Life and Maturity	45

THE SPONSOR	46

THE DEPOSITOR	47

USE OF PROCEEDS	47

DESCRIPTION OF THE CERTIFICATES	48

General	48
Distributions	48
Distributions of Interest on the Certificates	49
Distributions of Principal on the Certificates	50
Components	50
Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of Equity Participations	51
Allocation of Losses and Shortfalls	51
Advances in Respect of Delinquencies	51
Exchangeable Certificates	52
Reports to Certificateholders	54
Voting Rights	55
Termination	56
Book-Entry Registration and Definitive Certificates	56

ii

DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS	59

General	59
Assignment of Mortgage Assets; Repurchases	59
Representations and Warranties; Repurchases	60
Collection Account	61
Collection and Other Servicing Procedures	64
Realization upon Defaulted Mortgage Loans	65
Hazard Insurance Policies	66
Due-on-Sale and Due-on-Encumbrance Provisions	67
Servicing Compensation and Payment of Expenses	67
Evidence as to Compliance	68
Certain Matters Regarding the Master Servicer and the Depositor	69
Servicer Termination Events	70
Rights upon a Servicer Termination Event	70
Amendment	71
List of Certificateholders	71
The Trustee and Certificate Administrator	71
Duties of the Trustee	72
Certain Matters Regarding the Trustee	72
Resignation and Removal of the Trustee	72

DESCRIPTION OF CREDIT SUPPORT	73

General	73
Subordinate Certificates	73
Cross-Support Provisions	74
Insurance or Guarantees with Respect to Mortgage Loans	74
Letter of Credit	74
Certificate Insurance and Surety Bonds	74
Reserve Funds	74
Credit Support with Respect to CMBS	75

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES	75

General	75
Types of Mortgage Instruments	76
Leases and Rents	76
Personalty	76
Cooperative Loans	77
Junior Mortgages; Rights of Senior Lenders	78
Foreclosure	79
Bankruptcy Laws	83
Environmental Considerations	85
Due-on-Sale and Due-on-Encumbrance	86
Subordinate Financing	87
Default Interest and Limitations on Prepayments	87
Certain Laws and Regulations; Types of Mortgaged Properties	87
Applicability of Usury Laws	87
Servicemembers Civil Relief Act	88
Americans with Disabilities Act	88
Forfeiture in Drug, RICO and Money Laundering Proceedings	89
Federal Deposit Insurance Act; Commercial Mortgage Loan Servicing	89

MATERIAL FEDERAL INCOME TAX CONSEQUENCES	90

General	90
REMICs	91

Taxation of Owners of REMIC Regular Certificates	93
Tax Treatment of Exchangeable Certificates	100
Taxation of Owners of REMIC Residual Certificates	102

iii

Grantor Trusts	117

Characterization of Investments in Grantor Trust Certificates	118
Taxation of Owners of Grantor Trust Fractional Interest Certificates	118

STATE AND OTHER TAX CONSEQUENCES	128

ERISA CONSIDERATIONS	128

General	128
Prohibited Transaction Exemptions	129

LEGAL INVESTMENT	132

METHOD OF DISTRIBUTION	132

LEGAL MATTERS	133

FINANCIAL INFORMATION	133

RATINGS	134

GLOSSARY	134

iv

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

We provide information to you about the offered certificates in two separate documents that provide progressively more detail:

●	this prospectus, which provides general information, some of which may not apply to your series of certificates; and

●	the accompanying prospectus supplement, which describes the specific terms of your series of certificates.

If the description of your certificates in the accompanying prospectus supplement differs from the related description in this prospectus, you should rely on the information in the accompanying prospectus supplement.

Some capitalized terms used in this prospectus are defined in the Glossary beginning on page 134 in this prospectus.

In this prospectus, the terms “depositor”, “we”, “us” and “our” refer to Wells Fargo Commercial Mortgage Securities, Inc.

Until 90 days after the date of each prospectus supplement, all dealers effecting transactions in the offered certificates covered by that prospectus supplement, whether or not participating in the distribution thereof, may be required to deliver such prospectus supplement and this prospectus.  This is in addition to the obligation of dealers to deliver a prospectus and prospectus supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

You should rely only on any information or representations contained or incorporated by reference in this prospectus and the accompanying prospectus supplement.  This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities in any state or other jurisdiction in which such offer would be unlawful.

v

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

With respect to each series of certificates offered by this prospectus, there are incorporated in this prospectus and in the accompanying prospectus supplement by reference all documents and reports filed or caused to be filed by the depositor with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than Annual Reports on Form 10-K), that relate specifically to the related series of certificates. The depositor will provide, or cause to be provided, without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to one or more of the classes of offered certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at 301 South College Street, Charlotte, North Carolina 28288-0166, Attention: Secretary, or by telephone at 704-715-6133.

The depositor filed a registration statement (the “Registration Statement”) relating to the certificates with the Securities and Exchange Commission. This prospectus is part of the Registration Statement, but the Registration Statement includes additional information.

WHERE YOU CAN FIND MORE INFORMATION

Copies of the Registration Statement and other filed materials, including distribution reports on Form 10-D, annual reports on Form 10-K, current reports on Form 8-K and any amendments for these reports, may be read and copied at the Public Reference Room of the Securities and Exchange Commission, 100 F Street, N.E., Washington, D.C. 20549. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains a site on the World Wide Web at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system. The depositor has filed the Registration Statement (SEC File No. [__________]), including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange Commission’s website. The Securities and Exchange Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

If so specified in the accompanying prospectus supplement, copies of all filings through the EDGAR system of the related issuing entity on Forms 10-D, 10-K and 8-K will be made available on the applicable trustee’s or other identified party’s website.

vi

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SUMMARY OF PROSPECTUS

          The following summary is a brief description of the main terms of the offered certificates.  For this reason, the summary does not contain all the information that may be important to you.  You will find a detailed description of the terms of the offered certificates following this summary and in the accompanying prospectus supplement.

The Trust Assets	Each series of certificates will represent the entire beneficial ownership interest in a trust fund consisting primarily of any of the following:

	●	mortgage assets;

	●	collection accounts;

	●	forms of credit support;

	●	cash flow agreements; and

	●	amounts on deposit in a pre-funding account.

The Mortgage Assets	The mortgage assets with respect to each series of certificates may consist of any of the following:

	●	one or more multifamily and commercial mortgage loans;

	●	commercial mortgage-backed securities;

	●	direct obligations of the United States or other government agencies; and

	●	a combination of the assets described above.

The mortgage loans will not be guaranteed or insured by us or any of our affiliates or, unless otherwise provided in the accompanying prospectus supplement, by any governmental agency or instrumentality or other person.  The mortgage loans will be primarily secured by first or junior liens on, or security interests in fee simple, leasehold or a similar interest in, any of the following types of properties:

	●	residential properties consisting of five or more rental or cooperatively owned dwelling units;

	●	shopping centers;

	●	retail buildings or centers;

	●	hotels, motels and other hospitality properties;

	●	office buildings;

	●	nursing homes, assisted living facilities and similar properties;

	●	hospitals or other healthcare related facilities;

	●	industrial properties;

●	owner-occupied commercial properties;

●	warehouse, mini-warehouse, cold storage, or self storage facilities;

●	recreational vehicle and mobile home parks;

●	manufactured housing communities;

●	parking lots;

●	commercial properties occupied by one or more tenants;

●	entertainment or sports arenas;

●	restaurants;

●	marinas;

●	mixed use properties;

●	movie theaters;

●	amusement and theme parks;

●	destination resorts, golf courses and similar properties;

●	educational centers;

●	casinos;

●	bank branches; and

●	unimproved land.

Some or all of the mortgage loans may also be secured by an assignment of one or more leases of all or a portion of the related mortgaged properties.  A significant or the sole source of payments on certain mortgage loans will be the rental payments due under the related leases.

However, some of the mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent 10% or more of the related mortgage asset pool, by balance.

A mortgage loan may have an interest rate that has any of the following features:

●	is fixed over its term;

●	adjusts from time to time;

●	is partially fixed and partially floating;

●	is floating based on one or more formulae or indices;

●	may be converted from a floating to a fixed interest rate;

	●	may be converted from a fixed to a floating interest rate; or

	●	interest is not paid currently but is accrued and added to the principal balance.

A mortgage loan may provide for any of the following:

	●	scheduled payments to maturity;

	●	payments that adjust from time to time;

	●	negative amortization or accelerated amortization;

	●	full amortization or require a balloon payment due on its stated maturity date;

	●	prohibitions on prepayment;

	●	releases or substitutions of collateral, including defeasance thereof with direct obligations of the United States; and

	●	payment of a premium or a yield maintenance penalty in connection with a principal prepayment.

Unless otherwise described in the accompanying prospectus supplement for a series of certificates:

	●	the mortgaged properties may be located in any one of the 50 states, the District of Columbia or the Commonwealth of Puerto Rico;

	●	all mortgage loans will have original terms to maturity of not more than 40 years;

	●	all mortgage loans will have individual principal balances at origination of not less than $100,000;

	●	all mortgage loans will have been originated by persons other than the depositor; and

	●	all mortgage assets will have been purchased, either directly or indirectly, by the depositor on or before the date of initial issuance of the related series of certificates.

Any commercial mortgage-backed securities included in a trust fund will evidence ownership interests in or be secured by mortgage loans similar to those described above and other commercial mortgage-backed securities. Some commercial mortgage-backed securities included in a trust fund may be guaranteed or insured by an affiliate of the depositor, Freddie Mac, Fannie Mae, Ginnie Mae, Farmer Mac or any other person specified in the accompanying prospectus supplement.

Collection Accounts
Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders. All payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund will be deposited into those accounts. A collection account may be maintained as an interest bearing or a non-interest bearing account, and funds may be held as cash or reinvested.

Credit Support	The following types of credit support may be used to enhance the likelihood of distributions on certain classes of certificates:

	●	subordination of one or more classes of certificates;

	●	over-collateralization;

	●	letters of credit;

	●	insurance policies;

	●	bonds;

	●	repurchase obligations;

	●	guarantees;

	●	reserve funds; and/or

	●	a combination of any of the above.

Cash Flow Agreements
Cash flow agreements are used to reduce the effects of interest rate or currency exchange rate fluctuations on the underlying mortgage assets or on one or more classes of certificates and increase the likelihood of timely distributions on the certificates or such classes of certificates, as the case may be. The trust fund may include any of the following types of cash flow agreements:

	●	guaranteed investment contracts;

	●	interest rate swap or exchange contracts;

	●	interest rate cap or floor agreements;

	●	currency exchange agreements; and/or

	●	yield supplement agreements.

Pre-Funding Account;
Capitalized Interest Account
A trust fund may use monies deposited into a pre-funding account to acquire additional mortgage assets following a closing date for the related series of certificates. The amount on deposit in a pre-funding account will not exceed 25% of the pool balance of the trust fund as of the cut-off date on which the ownership of the mortgage loans and rights to payment thereon are deemed transferred to the trust fund, as specified in the accompanying prospectus supplement. The depositor will select any additional mortgage assets using criteria that is substantially similar to the criteria used to select the mortgage assets included in the trust fund on the closing date.

If provided in the accompanying prospectus supplement, a trust fund also may include amounts on deposit in a separate capitalized interest account. The depositor may use amounts on deposit in a capitalized interest account to supplement investment earnings, if any, of amounts on deposit in the pre-funding account, supplement interest collections of the trust fund, or such other purpose as specified in the accompanying prospectus supplement.

Amounts on deposit in any pre-funding account or any capitalized interest account will be held in cash or invested in short-term investment grade obligations. Amounts remaining on deposit in any pre-funding account and any capitalized interest account after the end of the related pre-funding period will be distributed to certificateholders as described in the accompanying prospectus supplement.

Description of Certificates
Each series of certificates will include one or more classes. Each series of certificates will represent in the aggregate the entire beneficial ownership interest in the related trust fund. The offered certificates are the classes of certificates being offered to you pursuant to the accompanying prospectus supplement. The non-offered certificates are the classes of certificates not being offered to you pursuant to the accompanying prospectus supplement. Information on the non-offered certificates included herein or in any accompanying prospectus supplement is being provided solely to assist you in your understanding of the offered certificates.

Distributions on Certificates	The certificates may provide for different methods of distributions to specific classes. Any class of certificates may:

	●	provide for the accrual of interest thereon based on fixed, variable or floating rates;

	●	be senior or subordinate to one or more other classes of certificates with respect to interest or principal distribution and the allocation of losses on the assets of the trust fund;

	●	be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;

	●	be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;

	●	provide for distributions of principal or accrued interest only after the occurrence of certain events, such as the retirement of one or more other classes of certificates;

	●	provide for distributions of principal to be made at a rate that is faster or slower than the rate at which payments are received on the mortgage assets in the related trust fund;

	●	provide for distributions of principal sequentially, based on specified payment schedules or other methodologies; and

	●	provide for distributions based on a combination of any of the above features.

Interest on each class of offered certificates of each series will accrue at the applicable pass-through rate or will be entitled to interest based on the pass-through rates of component interests of a class of offered certificates on the related outstanding principal balance or notional amount. Distributions of interest with respect to one or more classes of certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and the accompanying prospectus supplement.

The principal balance of a certificate outstanding from time to time represents the maximum amount that the holder thereof is then entitled to receive in respect of principal from future cash flow on the assets in the related trust fund. Unless otherwise specified in the accompanying prospectus supplement, distributions of principal will be made on each distribution date to the class or classes of certificates entitled thereto until the principal balance of such certificates is reduced to zero. Distributions of principal to any class of certificates will be made on a pro rata basis among all of the certificates of such class.

Advances
A servicer may be obligated as part of its servicing responsibilities to make certain advances with respect to delinquent scheduled payments and property related expenses which it deems recoverable. The trust fund may be charged interest for any advance. We will not have any responsibility to make such advances. One of our affiliates may have the responsibility to make such advances, but only if that affiliate is acting as a master servicer or trustee for the related series of certificates.

Termination	A series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund.

Registration of Certificates
One or more classes of the offered certificates may be initially represented by one or more certificates registered in the name of Cede & Co. as the nominee of The Depository Trust Company. If your offered certificates are so registered, you will not be entitled to receive a definitive certificate representing your interest except in the event that physical certificates are issued under the limited circumstances described in this prospectus and the accompanying prospectus supplement.

Tax Status of the Certificates	The certificates of each series will constitute either:

	●	“regular interests” or “residual interests” in a trust fund treated as a “real estate mortgage investment conduit” under the Internal Revenue Code of 1986, as amended;

	●	interests in a trust fund treated as a grantor trust under applicable provisions of the Internal Revenue Code of 1986, as amended; or

	●	any combination of any of the above features.

ERISA Considerations
If you are a fiduciary of an employee benefit plan or other retirement plan or arrangement that is subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or any materially similar federal, state or local law, or any person who proposes to use “plan assets” of any of these plans to acquire any offered certificates, you should carefully review with your legal counsel whether the purchase or holding of any offered certificates could give rise to transactions not permitted under these laws.  The accompanying prospectus supplement will specify if investment in some certificates may require a representation that the investor is not (or is not investing on behalf of) a plan or similar arrangement or if other restrictions apply.

Legal Investment
The offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, only if the accompanying prospectus supplement so provides.  If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates.  You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the offered certificates.  See “Legal Investment” herein and in the accompanying prospectus supplement.

RISK FACTORS

You should consider the following risk factors, in addition to the risk factors in the accompanying prospectus supplement, in deciding whether to purchase any of the offered certificates.  The risks and uncertainties described below, together with those described in the accompanying prospectus supplement under “Risk Factors”, summarize the material risks relating to your certificates.  In general, to the extent that the factors discussed below pertain to or are influenced by the characteristics or behavior of mortgage loans included in a particular trust fund, they would similarly pertain to and be influenced by the characteristics or behavior of the mortgage loans underlying any commercial mortgage-backed securities included in a trust fund.

Your Ability to Resell Certificates May Be Limited Because of Their Characteristics

You may not be able to resell your certificates and the value of your certificates may be less than you anticipated for a variety of reasons including:

●	a secondary market for your certificates may not develop;

●	interest rate fluctuations;

●	the absence of redemption rights; and

●	the limited sources of information about the certificates other than that provided in this prospectus, the accompanying prospectus supplement and the monthly report to certificateholders.

The Assets of the Trust Fund May Not Be Sufficient to Pay Your Certificates

Unless otherwise specified in the accompanying prospectus supplement, neither the offered certificates of any series nor the mortgage assets in the related trust fund will be guaranteed or insured by us or any of our affiliates, by any governmental agency or instrumentality or by any other person.  No offered certificate of any series will represent a claim against or security interest in the trust fund for any other series.  Accordingly, if the related trust fund has insufficient assets to make payments on the certificates, there will be no other assets available for payment of the deficiency.

Additionally, the certificate administrator, trustee, master servicer, special servicer or other specified person may under certain circumstances withdraw some amounts on deposit in certain funds or accounts constituting part of a trust fund, including the collection account and any accounts maintained as credit support, as described in the accompanying prospectus supplement.  The certificate administrator, trustee, master servicer, special servicer or other specified person may have the authority to make these withdrawals for purposes other than the payment of principal of or interest on the related series of certificates.

The accompanying prospectus supplement for a series of certificates may provide for one or more classes of certificates that are subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates.  On any distribution date in which the related trust fund has incurred losses or shortfalls in collections on the mortgage assets, the subordinate certificates initially will bear the amount of such losses or shortfalls and, thereafter, the remaining classes of certificates will bear the remaining amount of such losses or shortfalls.  The priority, manner and limitations on the allocation of losses and shortfalls will be specified in the accompanying prospectus supplement.

Prepayments and Repurchases of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield

Prepayments (including those caused by defaults on the mortgage loans and repurchases for breach of representation or warranty) on the mortgage loans in a trust fund generally will result in a faster rate of principal payments on one or more classes of the related certificates than if payments on such mortgage loans were made as scheduled.  Thus, the prepayment experience on the mortgage assets may affect the average life of each class of related certificates.  The rate of principal payments on mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors.

We cannot provide any assurance as to the rate of prepayments on the mortgage loans in any trust fund or that such rate will conform to any model described in this prospectus or in any prospectus supplement.  As a result, depending on the anticipated rate of prepayment for the mortgage loans in any trust fund, the retirement of any class of certificates could occur significantly earlier or later than you expected.

The rate of voluntary prepayments will also be affected by:

●	the voluntary prepayment terms of the mortgage loan, including prepayment lock-out periods and prepayment premiums;

●	then-current interest rates being charged on similar mortgage loans; and

●	the availability of mortgage credit.

A series of certificates may include one or more classes of certificates with entitlements to payments prior to other classes of certificates.  As a result, yields on classes of certificates with a more senior priority of payment, including classes of offered certificates, of such series may be more sensitive to prepayments on mortgage assets.  A series of certificates may include one or more classes offered at a significant premium or discount.  Yields on such classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on mortgage assets and, where the amount of interest payable with respect to a class is disproportionately high, as compared to the amount of principal, a holder might, in some prepayment scenarios, fail to recoup its original investment.

If a mortgage loan is in default, it may not be possible to collect a prepayment premium.  No person will be required to pay any premium if a mortgage loan is repurchased for a breach of representation or warranty.

The yield on your certificates may be less than anticipated because:

●	the prepayment premium or yield maintenance required under certain prepayment scenarios may not be enforceable in some states or under federal bankruptcy laws; and

●	some courts may consider the prepayment premium to be usurious.

Loans Not Insured or Guaranteed

Generally, the mortgage assets included in the trust fund will not be an obligation of, or be insured or guaranteed by, any governmental entity, by any private mortgage insurer, or by the depositor, the sponsor, the mortgage loan sellers, the underwriters, the master servicer, the special servicer, the trustee the certificate administrator, the trust advisor or any of their respective affiliates.

However, in certain circumstances a mortgage loan seller will be obligated to repurchase or substitute a mortgage loan sold by it if:

●
there is a defect or omission with respect to certain of the documents relating to such mortgage loan, and such defect or omission materially and adversely affects the value of a mortgage loan or the interests of certificateholders therein (or has such other effect specified in the related prospectus supplement); or

●
certain of their respective representations or warranties concerning such mortgage loan are breached, and such defect or breach materially and adversely affects the value of such mortgage loan or the interests of the certificateholders therein (or has such other effect specified in the related prospectus supplement) and is not cured as required.

We cannot provide assurance that the applicable mortgage loan seller will be in a financial position to make such a repurchase or substitution.

Optional Early Termination of the Trust Fund May Result in an Adverse Impact on Your Yield or May Result in a Loss

A series of certificates may be subject to optional early termination by means of the repurchase of the mortgage assets in the related trust fund.  We cannot assure you that the proceeds from a sale of the mortgage assets will be sufficient to distribute the outstanding principal balance plus accrued interest and any undistributed shortfalls in interest accrued on the certificates that are subject to the termination.  Accordingly, the holders of such certificates may suffer an adverse impact on the overall yield on their certificates, may experience repayment of their investment at an unpredictable and inopportune time or may even incur a loss on their investment.

Book-Entry Registration May Hinder the Exercise of Investor Remedies

Each series of certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in the name of an individual investor.  As a result, investors will not be recognized as a certificateholder, or holder of record of their certificates.  As a consequence, investors may experience difficulties in identifying or communicating with other investors in the certificates for the purpose of exercising remedies, taking collective action or otherwise.

Unused Amounts in Pre-Funding Accounts May Be Returned to You as a Prepayment

The accompanying prospectus supplement will disclose when we are using a pre-funding account to purchase additional mortgage assets in connection with the issuance of certificates.  Amounts on deposit in a pre-funding account that are not used to acquire additional mortgage assets by the end of the pre-funding period for a series of certificates may be distributed to holders of those certificates as a prepayment of principal, which may materially and adversely affect the yield on those certificates.

Additional Compensation and Certain Reimbursements to the Servicer Will Affect Your Right to Receive Distributions

To the extent described in the accompanying prospectus supplement, the master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances and unreimbursed servicing expenses.  The right of the master servicer, the special servicer or the trustee to receive such payments of interest is senior to the rights of certificateholders to receive distributions on the offered certificates and, consequently, may result in additional trust fund expenses being allocated to the offered certificates that would not have resulted absent the accrual of such certificates that would not have resulted absent the accrual of such interest.  In addition, the special servicer will receive a fee with respect to each specially serviced mortgage loan and any collections thereon, including specially serviced mortgage loans which have been returned to performing status.  This will result in shortfalls which may be allocated to the offered certificates.

Additional Mortgage Assets Acquired in Connection with the Use of a Pre-Funding Account May Change the Aggregate Characteristics of a Trust Fund

Any additional mortgage assets acquired by a trust fund with funds in a pre-funding account may possess substantially different characteristics than the mortgage assets in the trust fund on the closing date for a series of certificates.  Therefore, the aggregate characteristics of a trust fund following the pre-funding period may be substantially different than the characteristics of a trust fund on the closing date for that series of certificates.

Net Operating Income Produced by a Mortgaged Property May Be Inadequate to Repay the Mortgage Loans

The value of a mortgage loan secured by a multifamily or commercial property is directly related to the net operating income derived from that property because the ability of a borrower to repay a loan secured by an income-producing property typically depends primarily upon the successful operation of that property rather than upon the existence of independent income or assets of the borrower.  The reduction in the net operating income of the property may impair the borrower’s ability to repay the loan.

Many of the mortgage loans included in a trust fund may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant.  Accordingly, a decline in the financial condition of the borrower or single tenant may have a disproportionately greater effect on the net operating income from such mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

Future Cash Flow and Property Values Are Not Predictable

A number of factors, many beyond the control of the property owner, may affect the ability of an income producing real estate project to generate sufficient net operating income to pay debt service and/or to maintain its value.  Among these factors are:

●	economic conditions generally and in the area of the project;

●	the age, quality, functionality and design of the project;

●	the degree to which the project competes with other projects in the area;

●	changes or continued weakness in specific industry segments;

●	increases in operating costs;

●	the willingness and ability of the owner to provide capable property management and maintenance;

●
the degree to which the project’s revenue is dependent upon a single tenant or user, a small group of tenants, tenants concentrated in a particular business or industry and the competition to any such tenants;

●	an increase in the capital expenditures needed to maintain the properties or make improvements;

●	a decline in the financial condition of a major tenant;

●	the location of a mortgaged property;

●	whether a mortgaged property can be easily converted (or converted at all) to alternative uses;

●	an increase in vacancy rates;

●	perceptions regarding the safety, convenience and attractiveness of such properties;

●	vulnerability to litigation by tenants and patrons; and

●	environmental contamination.

Many of the mortgaged properties securing mortgage loans included in the trust fund have leases that expire or may be subject to tenant termination rights prior to the maturity date of the related mortgage loan.  Certain of such mortgage loans may be leased entirely to a single tenant.

If leases are not renewed or replaced, if tenants default, if rental rates fall and/or if operating expenses increase, the borrower’s ability to repay the mortgage loan may be impaired and the resale value of the mortgaged property, which is substantially dependent upon the mortgaged property’s ability to generate income, may decline.

Even if borrowers successfully renew leases or relet vacated space, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, can exceed the amount of any reserves maintained for that purpose and reduce cash from the mortgaged properties.  Although some of the mortgage loans included in the trust fund related to a particular series of certificates require the borrower to maintain escrows for leasing expenses, there is no guarantee that these reserves will be sufficient.  In addition, there are other factors, including changes in zoning or tax laws, restrictive covenants, tenant exclusives and rights of first refusal to lease or purchase, the availability of credit for refinancing and changes in interest rate levels that may adversely affect the value of a project (and/or the borrower’s ability to sell or refinance) without necessarily affecting the ability to generate current income.  In addition, certain of the mortgaged properties may be leased in whole or in part by government-sponsored tenants who may have certain rights to cancel their leases or reduce the rent payable with respect to such leases at any time for, among other reasons, lack of appropriations.

Other factors are more general in nature, such as:

●	national, regional or local economic conditions (including plant and military installation closings, industry slowdowns and unemployment rates);

●	local real estate conditions (such as an oversupply of retail space, office space or multifamily housing);

●	demographic factors;

●	consumer confidence;

●	consumer tastes and preferences; and

●	changes in building codes and other applicable laws.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases;

●	the creditworthiness of tenants;

●	in the case of rental properties, the rate at which new rentals occur;

●
the property’s “operating leverage” (i.e., the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues and the level of capital expenditures required to maintain the mortgaged property and to retain or replace tenants); and

●	a decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of mortgaged properties with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

Nonrecourse Loans Limit the Remedies Available Following a Mortgagor Default

The mortgage assets will not be an obligation of, or be insured or guaranteed by, any governmental entity, by any private mortgage insurer, or by the depositor, the mortgage loan sellers, the originators, the master servicer, the special servicer, the trustee, the certificate administrator, or the trust advisor or any of their respective affiliates.

Each mortgage loan included in a trust fund generally will be a nonrecourse loan.  If there is a default (other than a default resulting from voluntary bankruptcy, fraud or willful misconduct) there will generally only be recourse against the specific mortgaged properties and other assets that have been pledged to secure such mortgage loan.  Even if a mortgage loan provides for recourse to a mortgagor or its affiliates, it is unlikely the trust fund ultimately could recover any amounts not covered by the mortgaged property.

Terrorist Attacks and Military Conflicts May Adversely Affect Your Investment

Terrorist attacks may adversely affect the revenues or costs of operation of the mortgaged properties.  The possibility of terrorist attacks on large public areas such as shopping malls or large office buildings in the future could (i) lead to damage to one or more of the mortgaged properties if any such attacks occur, (ii) result in higher costs for security and insurance premiums, particularly for large mortgaged properties, which could adversely affect the cash flow at those mortgaged properties, or (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue and mall traffic and percentage rent.  As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected.  See “—Insurance Coverage on Mortgaged Properties May Not Cover Special Hazard Losses” in this prospectus.

Terrorist attacks in the United States, incidents of terrorism occurring outside the United States and military conflicts may significantly reduce air travel throughout the United States, and, therefore, continue to have a negative effect on revenues in areas heavily dependent on tourism. Any decrease in air travel may have a negative effect on certain of the mortgaged properties, including hotel mortgaged properties and those mortgaged properties located in tourist areas, which could reduce the ability of such mortgaged properties to generate cash flow.

It is uncertain what continued effect armed conflicts involving the United States, including the recent war between the United States and Iraq, continued military operations in Afghanistan or any future conflict with any other country, will have on domestic and world financial markets, economies, real estate markets, insurance costs or business segments.  Foreign or domestic conflicts of any kind could have an adverse effect on the mortgaged properties.

Accordingly, these disruptions, uncertainties and costs could materially and adversely affect an investor’s investment in the certificates.

Risks Associated with Commercial Lending May Be Different Than for Residential Lending

Commercial and multifamily lending is generally viewed as exposing a lender (and your investment in the trust fund) to a greater risk of loss than lending which is secured by single family residences, in part because it typically involves making larger mortgage loans to single borrowers or groups of related mortgagors.  In addition, unlike mortgage loans which are secured by single family residences, repayment of mortgage loans secured by commercial and multifamily properties depends upon the ability of the related real estate project:

●	to generate income sufficient to pay debt service, operating expenses and leasing commissions and to make necessary repairs, tenant improvements and capital improvements; and

●
in the case of mortgage loans that do not fully amortize over their terms, to retain sufficient value to permit the borrower to pay off the mortgage loan at maturity through a sale or refinancing of the mortgaged property.

Special Risks of Mortgage Loans Secured by Multifamily Properties

Multifamily projects are part of a market that, in general, is characterized by low barriers to entry. Thus, a particular apartment market with historically low vacancies could experience substantial new construction and a resultant oversupply of units in a relatively short period of time. Since multifamily apartment units are typically leased on a short term basis, the tenants who reside in a particular project within such a market may easily move to alternative projects with more desirable amenities or locations. Additionally, mortgage loans secured by multifamily properties may constitute a material concentration of the mortgage loans in a trust fund. Adverse economic conditions, either local, regional or national, may limit the amount of rent that a borrower may charge for rental units, and may result in a reduction in timely rent payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by:

●	the construction of additional housing units;

●	the physical attributes of the apartment building (for example, its age, appearance and construction quality);

●	the location of the mortgaged property (for example, a change in the neighborhood over time);

●	the ability of management to provide adequate maintenance and insurance;

●	the types of services and amenities that the mortgaged property provides;

●	the mortgaged property’s reputation;

●	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or personnel from a local military base;

●	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs or tax credits to developers to provide certain types of development;

●	the presence of competing properties;

●	state or local regulations;

●	adverse local or national economic conditions;

●	local military base closings;

●	developments at local colleges and universities;

●	national, regional and local politics, including, in the case of multifamily rental properties, current or future rent stabilization and rent control laws and agreements;

●	the level of mortgage interest rates, which may encourage tenants in multifamily rental properties to purchase housing; and

●
the possibility that some eligible tenants may not find any differences in rents between subsidized or supported properties and other multifamily rental properties in the same area to be a sufficient economic incentive to reside at a subsidized or supported property, which may have fewer amenities or otherwise be less attractive as a residence.

Furthermore, multifamily projects may be subject to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs.  The limitations and restrictions imposed by these programs could result in realized losses on the mortgage loans.  In addition, in the event that the program is cancelled, it could result in less income for the project.  These programs may include:

●	rent limitations that could adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses; and

●	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The differences in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence.  As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

All of these conditions and events may increase the possibility that a borrower may be unable to meet its obligations under its mortgage loan.

Special Risks of Mortgage Loans Secured by Retail Properties

Mortgage loans secured by retail properties may constitute a material concentration of the mortgage loans in a trust fund.  In the case of retail properties, the failure of an anchor, shadow anchor or major tenant to renew its lease, the termination of an anchor, shadow anchor or major tenant’s lease, the bankruptcy or economic decline of an anchor, shadow anchor or major tenant, or the cessation of the business of an anchor, shadow anchor or major tenant at its store, notwithstanding that such tenant may continue payment of rent after “going dark,” may have a particularly negative effect on the economic performance of a retail property given the importance of anchor tenants, shadow anchor tenants and major tenants in attracting traffic to other stores within the same shopping center.  In addition, the failure of one or more major tenants, such as an anchor or shadow anchor tenant, to operate from its premises may entitle other tenants to rent reductions or the right to terminate their leases.  Significant factors determining the value of retail properties are:

●	the quality of the tenants; and

●	the fundamental aspects of real estate such as location and market demographics.

The correlation between the success of tenant businesses and property value is more direct with respect to retail properties than other types of commercial property because a significant component of the total rent paid by retail tenants is often tied to a percentage of gross sales.  Significant tenants at a retail property play an important part in generating customer traffic and making a retail property a desirable location for other tenants at that property.  Accordingly, retail properties may be adversely affected if a significant tenant ceases operations at those locations, which may occur on account of a voluntary decision not to renew a lease, bankruptcy or insolvency of the tenant, the tenant’s general cessation of business activities or for other reasons.  In addition, some tenants at retail properties may be entitled to terminate their leases or pay reduced rent if an anchor tenant ceases operations at the property.  In those cases, we cannot provide assurance that any anchor tenants will continue to occupy space in the related shopping centers.

Shopping centers, in general, are affected by the health of the retail industry.  In addition, a shopping center may be adversely affected by the bankruptcy or decline in drawing power of an anchor tenant, the risk that an anchor tenant may vacate notwithstanding that tenant’s continuing obligation to pay rent, a shift in consumer demand due to demographic changes (for example, population decreases or changes in average age or income) and/or changes in consumer preference (for example, to discount retailers).

Unlike other income producing properties, retail properties also face competition from sources outside a given real estate market, such as:

●	catalogue retailers;

●	home shopping networks;

●	the internet;

●	telemarketing; and

●	outlet centers.

Continued growth of these alternative retail outlets (which are often characterized by lower operating costs) could adversely affect the rents collectible at the retail properties which secure mortgage loans in a trust fund.

Special Risks of Mortgage Loans Secured by Hospitality Properties

Hospitality properties are affected by various factors, including:

●	location;

●	quality;

●	management ability;

●	amenities;

●	franchise affiliation (or lack thereof);

●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

●	a deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel;

●	changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

●	adverse economic conditions, either local, regional or national, which may limit the amount that may be charged for a room and may result in a reduction in occupancy levels; and

●	construction of competing hotels or motels, which may also limit the amount that may be charged for a room and may result in a reduction in occupancy levels.

Because hotel rooms generally are rented for short periods of time, hospitality properties tend to be affected more quickly by adverse economic conditions and competition than other commercial properties.

The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence and financial strength of the franchisor or hotel management company;

●	the public perception of the franchise or hotel chain service mark; and

●	the duration of the franchise licensing or management agreements.

Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable.  Replacement franchises may require significantly higher fees.

The transferability of franchise license agreements may be restricted.  In the event of a foreclosure, the lender or its agent may not have the right to use the franchise license without the franchisor’s consent.  Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace following a foreclosure.

Furthermore, the ability of a hotel to attract customers, and some of such hotel’s revenues, may depend in large part on its having a liquor license. Such a license may not be transferable (for example, in connection with a foreclosure).

Moreover, the hotel and lodging industry is generally seasonal in nature; different seasons affect different hotels depending on type and location.  This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses.  In addition, actual or potential acts of terrorism may have an adverse impact on the tourism and convention industry.  See “—Terrorist Attacks and Military Conflicts May Adversely Affect Your Investment” above.

Special Risks of Mortgage Loans Secured by Office Properties

Mortgage loans secured by office properties may constitute a material concentration of the mortgage loans in a trust fund.  Significant factors determining the value of office buildings include:

●	the quality of an office building’s tenants;

●	the physical attributes of the building in relation to competing buildings;

●	the desirability of the area as a business location; and

●	the strength, stability and nature of the local economy (including labor costs and quality, tax environment and quality of life for employees).

An economic decline in the business operated by the tenants may adversely affect an office building.  That risk is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

Office buildings are also subject to competition with other office properties in the same market.  Competition is affected by a property’s:

●	age;

●	condition;

●	design (e.g., floor sizes and layout);

●	access to transportation; and

●
ability or inability to offer certain amenities to its tenants, including sophisticated building systems (such as fiber optic cables, satellite communications or other base building technological features).

The success of an office building also depends on the local economy.  A company’s decision to locate office headquarters in a given area, for example, may be affected by such factors as labor cost and quality, tax environment and quality of life issues such as schools and cultural amenities. A central business district may have an economy which is markedly different from that of a suburb. The local economy and the financial condition of the owner will impact on an office building’s ability to attract stable tenants on a consistent basis. In addition, the cost of refitting office space for a new tenant is often more costly than for other property types.

Special Risks Associated with Residential Healthcare Facilities

Residential healthcare facilities pose risks not associated with other types of income-producing real estate. Providers of long-term nursing care, assisted living and other medical services are subject to federal and state laws that relate to the adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies and additions to and maintenance of facilities and services. Providers also are affected by the reimbursement policies of private insurers to the extent that providers are dependent on patients whose fees are reimbursed by such insurers.

The failure of a borrower to maintain or renew any required license or regulatory approval could prevent it from continuing operations at a mortgaged property (in which case no revenues would be received from such mortgaged property or portion thereof requiring licensing) or, if applicable, bar it from participation in government reimbursement programs.

In the event of foreclosure, we cannot ensure that the trustee or any other purchaser at a foreclosure sale would be entitled to the rights under such licenses and such party may have to apply in its own right for such a license.

We also cannot provide assurance that a new license could be obtained or that the related mortgaged property would be adaptable to other uses following a foreclosure.

To the extent any residential healthcare facility receives a significant portion of its revenues from government reimbursement programs, primarily Medicaid and Medicare, such revenue may be subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions.

Governmental payors have employed cost-containment measures that limit payments to healthcare providers, and there are currently under consideration various proposals in the United States Congress that could materially change or curtail those payments. Accordingly, we can give no assurance that payments under government reimbursement programs will, in the future, be sufficient to fully reimburse the cost of caring for program beneficiaries. If not, net operating income of the mortgaged properties that receive substantial revenues from those sources, and consequently the ability of the related borrowers to meet their mortgage loan obligations, could be adversely affected.

Under applicable federal and state laws and regulations, including those that govern Medicare and Medicaid programs, only the provider who actually furnished the related medical goods and services may sue for or enforce its right to reimbursement.  Accordingly, in the event of foreclosure, none of the trustee, the master servicer or a subsequent lessee or operator of the mortgaged property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the respective properties prior to such foreclosure.

Other factors that may adversely affect the value and successful operation of a residential healthcare property include:

●	increasing governmental regulation and supervision;

●	a decline in the financial health, skill or reputation of the operator;

●	increased operating expenses; and

●	competing facilities owned by non-profit organizations or government agencies supported by endowments, charitable contributions, tax revenues, or other sources.

Special Risks of Mortgage Loans Secured by Healthcare-Related Properties

The mortgaged properties may include healthcare-related facilities, including senior housing, assisted living facilities, skilled nursing facilities and acute care facilities.

●
Senior housing generally consists of facilities with respect to which the residents are ambulatory, handle their own affairs and typically are couples whose children have left the home and at which the accommodations are usually apartment style;

●
Assisted living facilities are typically single or double room occupancy, dormitory-style housing facilities which provide food service, cleaning and some personal care and with respect to which the tenants are able to medicate themselves but may require assistance with certain daily routines;

●	Skilled nursing facilities provide services to post trauma and frail residents with limited mobility who require extensive medical treatment; and

●	Acute care facilities generally consist of hospital and other facilities providing short-term, acute medical care services.

Certain types of healthcare-related properties, particularly acute care facilities, skilled nursing facilities and some assisted living facilities, typically receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions. Moreover, governmental payors have employed cost-containment measures that limit payments to healthcare providers, and there exist various proposals for national healthcare reform that could further limit those payments. Accordingly, we cannot provide assurance that payments under government reimbursement programs will, in the future, be sufficient to fully reimburse the cost of caring for program beneficiaries. If those payments are insufficient, net operating income of healthcare-related facilities that receive revenues from those sources may decline, which consequently could have an adverse effect on the ability of the related borrowers to meet their obligations under any mortgage loans secured by healthcare-related facilities.

Moreover, healthcare-related facilities are generally subject to federal and state laws that relate to the adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies and additions to facilities and services. In addition, facilities where such care or other medical services are provided are subject to periodic inspection by governmental authorities to determine compliance with various standards necessary to continued licensing under state law and continued participation in the Medicaid and Medicare reimbursement programs. Furthermore, under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements are generally not permitted to be made to any person other than the provider who actually furnished the related medical goods and services. Accordingly, in the event of foreclosure, the trustee, the master servicer, the special servicer or a subsequent lessee or operator of any healthcare-related facility securing a defaulted mortgage loan generally would not be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at such property prior to foreclosure. Any of the aforementioned events may adversely affect the ability of the related borrowers to meet their mortgage loan obligations.

Providers of assisted living services are also subject to state licensing requirements in certain states. The failure of an operator to maintain or renew any required license or regulatory approval could prevent it from continuing operations at a healthcare-related facility or, if applicable, bar it from participation in government reimbursement programs. In the event of foreclosure, we cannot provide assurance that the trustee or any other purchaser at a foreclosure sale would be entitled to the rights under the licenses, and the trustee or other purchaser may have to apply in its own right for the applicable license. We cannot provide assurance that the trustee or other purchaser could obtain the applicable license or that the related mortgaged property would be adaptable to other uses.

Government regulation applying specifically to acute care facilities, skilled nursing facilities and certain types of assisted living facilities includes health planning legislation, enacted by most states, intended, at least in part, to regulate the supply of nursing beds.  The most common method of control is the requirement that a state authority first make a determination of need, evidenced by its issuance of a certificate of need, before a long-term care provider can establish a new facility, add beds to an existing facility or, in some states, take certain other actions (for example, acquire major medical equipment, make major capital expenditures, add services, refinance long-term debt, or transfer ownership of a facility).  States also regulate nursing bed supply in other ways.  For example, some states have imposed moratoria on the licensing of new beds, or on the certification of new Medicaid beds, or have discouraged the construction of new nursing facilities by limiting Medicaid reimbursements allocable to the cost of new construction and equipment.  In general, a certificate of need is site specific and operator specific; it cannot be transferred from one site to another, or to another operator, without the approval of the appropriate state agency.  Accordingly, in the case of foreclosure upon a mortgage loan secured by a lien on a healthcare-related mortgaged property, the purchaser at foreclosure might be required to obtain a new certificate of need or an appropriate exemption.  In addition, compliance by a purchaser with applicable regulations may in any case require the engagement of a new operator and the issuance of a new operating license.  Upon a foreclosure, a state regulatory agency may be willing to expedite any necessary review and approval process to avoid interruption of care to a facility’s residents, but we cannot provide assurance that any state regulatory agency will do so or that the state regulatory agency will issue any necessary licenses or approvals.

Federal and state government “fraud and abuse” laws also apply to healthcare-related facilities.  “Fraud and abuse” laws generally prohibit payment or fee-splitting arrangements between healthcare providers that are designed to induce or encourage the referral of patients to, or the recommendation of, a particular provider for medical products or services.  Violation of these restrictions can result in license revocation, civil and criminal penalties, and exclusion from participation in Medicare or Medicaid programs.  The state law restrictions in this area vary considerably from state to state.  Moreover, the federal anti-kickback law includes broad language that potentially could be applied to a wide range of referral arrangements, and regulations designed to create “safe harbors” under the law provide only limited guidance.  Accordingly, we cannot provide assurance that such laws will be interpreted in a manner consistent with the practices of the owners or operators of the healthcare-related mortgaged properties that are subject to those laws.

The operators of healthcare-related properties are likely to compete on a local and regional basis with others that operate similar facilities, some of which competitors may be better capitalized, may offer services not offered by such operators, or may be owned by non-profit organizations or government agencies supported by endowments, charitable contributions, tax revenues and other sources not available to such operators.  The successful operation of a healthcare-related property will generally depend upon:

●	the number of competing facilities in the local market;

●	the facility’s age and appearance;

●	the reputation and management of the facility;

●	the types of services the facility provides; and

●	where applicable, the quality of care and the cost of that care.

The inability of a healthcare-related property to flourish in a competitive market may increase the likelihood of foreclosure on the related mortgage loan, possibly affecting the yield on one or more classes of the related series of offered certificates.

Special Risks of Mortgage Loans Secured by Warehouse and Self Storage Facilities

Mortgage loans secured by warehouse and self storage facilities may constitute a material concentration of the mortgage loans in a trust fund.  The storage facilities market contains low barriers to entry.

Increased competition among self storage facilities may reduce income available to repay mortgage loans secured by a self storage facility.  In addition, due to the short-term nature of self storage leases, mortgage loans secured by self storage properties also may be subject to more volatility in terms of supply and demand than loans secured by other types of properties.

Because of the construction utilized in connection with certain self storage facilities, it might be difficult or costly to convert such a facility to an alternative use.  Thus, the liquidation value of self storage properties may be substantially less than would be the case if the same were readily adaptable to other uses.

In addition, it is difficult to assess the environmental risks posed by such facilities due to tenant privacy, anonymity and unsupervised access to such facilities.  Therefore, such facilities may pose additional environmental risks to investors.  The environmental site assessments discussed in the accompanying prospectus supplement did not include an inspection of the contents of the self storage units included in the self storage properties.  We therefore cannot provide assurance that all of the units included in the self storage properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.  See “—Environmental Conditions of the Mortgaged Properties May Subject the Trust Fund to Liability Under Federal and State Laws, Reducing the Value and Cash Flow of the Mortgaged Properties, Which May Result in Reduced Distributions on Your Offered Certificates” in the accompanying prospectus supplement.

In addition, to the extent that a self storage facility becomes a “real estate owned” property pursuant to the terms of the pooling and servicing agreement and is operated by the trust fund directly, all or some portion of net operating income, if any, earned with respect to such “real estate owned” property may be from the sale of personal property or the provision of services, and thus could be subject to tax at a 35% rate as “net income from foreclosure property”, or even possibly to the 100% tax rate applicable to “prohibited transactions” income of a REMIC.

Special Risks of Mortgage Loans Secured by Industrial and Mixed-Use Facilities

Mortgage loans secured by industrial and mixed-use facilities may constitute a material concentration of the mortgage loans in a trust fund.  Significant factors determining the value of industrial properties include:

●	the quality of tenants;

●	building design and adaptability; and

●	the location of the property.

Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties are more frequently dependent on a single tenant.  In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property.  Site characteristics which are valuable to an industrial property include clear heights, column spacing, zoning restrictions, number of bays and bay depths, divisibility, truck turning radius and overall functionality and accessibility.  Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (e.g. a decline in defense spending), and a particular industrial property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.  In addition, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

Special Risks Associated with Manufactured Housing Properties

Mortgage loans secured by liens on manufactured housing properties pose risks not associated with mortgage loans secured by liens on other types of income-producing real estate.

The successful operation of a manufactured housing property may depend upon the number of other competing residential developments in the local market, such as:

●	other manufactured housing properties;

●	apartment buildings; and

●	site-built single family homes.

Other factors affecting the successful operation of a manufactured housing property may also include:

●	the physical attributes of the community, including its age and appearance;

●	the location of the manufactured housing property;

●	the ability of management to provide adequate maintenance and insurance;

●	the types of services or amenities it provides;

●	the property’s reputation; and

●	state and local regulations, including rent control and rent stabilization.

Manufactured housing properties are “special purpose” properties that generally cannot be readily converted to general residential, retail or office use.  Thus, if the operation of any of the manufactured housing properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing property were readily adaptable to other uses.

Poor Property Management Will Adversely Affect the Performance of the Related Mortgaged Property

Each mortgaged property securing a mortgage loan which has been sold into a trust fund is managed by a property manager (which generally is an affiliate of the borrower) or by the borrower itself.  The successful operation of a real estate project is largely dependent on the performance and viability of the management of such project.  The property manager is responsible for:

●	operating the property;

●	providing building services;

●	responding to changes in the local market; and

●
planning and implementing the rental structure, including establishing levels of rent payments and advising the borrowers so that maintenance and capital improvements can be carried out in a timely fashion.

We cannot provide assurance regarding the performance of any operators, leasing agents and/or property managers or persons who may become operators and/or property managers upon the expiration or termination of management agreements or following any default or foreclosure under a mortgage loan.  In addition, the property managers are usually operating companies and unlike limited purpose entities, may not be restricted from incurring debt and other liabilities in the ordinary course of business or otherwise.  There can be no assurance that the property managers will at all times be in a financial condition to continue to fulfill their management responsibilities under the related management agreements throughout the terms of those agreements.

Property Managers May Experience Conflicts of Interest in Managing Multiple Properties

The managers of the mortgaged properties securing mortgage loans included in the trust fund related to a particular series of certificates and the related borrowers may experience conflicts of interest in the management and/or ownership of such properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

●
these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties securing the mortgage loans included in the trust fund; and

●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

Condemnations of Mortgaged Properties May Result in Losses

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing mortgage loans included in the trust fund related to a particular series of certificates.  The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan.  The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generation from, the affected mortgaged property.  Therefore, we cannot give assurances that the occurrence of any condemnation will not have a negative impact upon distributions on a particular series of certificates.

Balloon Payments on Mortgage Loans Result in Heightened Risk of Borrower Default

Some of the mortgage loans included in a trust fund may not be fully amortizing (or may not amortize at all) over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity.  Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon either:

●	its ability to fully refinance the mortgage loan; or

●	its ability to sell the related mortgaged property at a price sufficient to permit the borrower to make the balloon payment.

The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including:

●	the value of the related mortgaged property;

●	the level of available mortgage interest rates at the time of sale or refinancing;

●	the borrower’s equity in the related mortgaged property;

●	the financial condition and operating history of the borrower and the related mortgaged property;

●	tax laws;

●	rent control laws (with respect to certain residential properties);

●
Medicaid and Medicare reimbursement rates (with respect to hospitals and nursing homes) (see “—Special risks Associated with Residential Healthcare Facilities” and “—Special Risks of Mortgage Loans Secured by Healthcare-Related Properties” above.);

●	prevailing general economic conditions; and

●	the availability of credit for loans secured by commercial or multifamily, as the case may be, real properties generally.

Neither we nor our affiliates will be required to refinance any mortgage loan.

The Servicer Will Have Discretion to Handle or Avoid Obligor Defaults in a Manner Which May Be Adverse to Your Interests

If and to the extent specified in the accompanying prospectus supplement, the related pooling and servicing agreement will permit (within prescribed limits) the master servicer or a special servicer to extend and modify mortgage loans. We cannot provide assurance that any such extension or modification will increase the present value of receipts from or proceeds of the affected mortgage loans.

In addition, a master servicer or a special servicer may receive a workout fee based on receipts from or proceeds of such mortgage loans that would otherwise be payable to the certificateholders.

Proceeds Received upon Foreclosure of Mortgage Loans Secured Primarily by Junior Mortgages May Result in Losses

To the extent specified in the accompanying prospectus supplement, some of the mortgage loans included in a trust fund may be secured primarily by junior mortgages.  When liquidated, mortgage loans secured by junior mortgages are entitled to satisfaction from proceeds that remain from the sale of the related mortgaged property after the mortgage loans senior to such mortgage loans have been satisfied.  If there are insufficient funds to satisfy both the junior mortgage loans and senior mortgage loans, the junior mortgage loans would suffer a loss and, accordingly, one or more classes of certificates would bear such loss.  Therefore, any risks of deficiencies associated with first mortgage loans will be greater with respect to junior mortgage loans.

Credit Support May Not Cover Losses or Risks Which Could Adversely Affect Payment on Your Certificates

The prospectus supplement for the offered certificates of each series will describe any credit support provided with respect to those certificates.  Use of credit support will be subject to the conditions and limitations described in this prospectus and in the accompanying prospectus supplement.  Moreover, credit support may not cover all potential losses or risks; for example, credit support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

A series of certificates may include one or more classes of subordinate certificates (which may include offered certificates), if so provided in the accompanying prospectus supplement.  Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances.  In addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the lower priority classes of certificates of such series has been fully repaid.  As a result, the impact of losses and shortfalls experienced with respect to the mortgage loans may fall primarily upon those classes of certificates having a lower priority of payment.  Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that such credit support will be exhausted by the claims of the holders of certificates of one or more other series.

Regardless of the form of credit enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula.  The master servicer will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of certificates if all rating agencies hired by us to rate any class of the certificates indicate that the then-current rating of those certificates will not be adversely affected.  None of the depositor, the master servicer or any of our or the master servicer’s affiliates will have any obligation to replace or supplement any credit enhancement.

Mortgagors of Commercial Mortgage Loans Are Sophisticated and May Take Actions Adverse to Your Interests

Mortgage loans made to partnerships, corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of mortgage loans made to individuals.  The mortgagor’s sophistication and form of organization may increase the likelihood of protracted litigation or bankruptcy in default situations.

Assignment of Leases and Rents to Provide Further Security for Mortgage Loans Poses Special Risks

The mortgage loans included in any trust fund typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived therefrom, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default.  If the borrower defaults, the license terminates and the lender is entitled to collect rents.  Such assignments are typically not perfected as security interests prior to the mortgagee’s taking possession of the related mortgaged property and/or appointment of a receiver.  Some state laws may require that the mortgagee take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents.  In addition, bankruptcy or the commencement of similar proceedings by or in respect of the borrower may adversely affect the lender’s ability to collect the rents.  See “Certain Legal Aspects of Mortgage Loans and Leases—Leases and Rents” in this prospectus.

Inclusion in a Trust Fund of Delinquent Mortgage Loans May Adversely Affect the Rate of Defaults and Prepayments on the Mortgage Loans

If so provided in the accompanying prospectus supplement, the trust fund for a series of certificates may include mortgage loans that are delinquent as of the date they are deposited in the trust fund.  A mortgage loan will be considered “delinquent” if it is 30 days or more past its most recently contractual scheduled payment date in payment of all amounts due according to its terms.  In any event, at the time of its creation, the trust fund will not include delinquent loans which by principal amount are more than 20% of the aggregate principal amount of all mortgage loans in the trust fund related to a particular series of certificates.  If so specified in the accompanying prospectus supplement, the servicing of such mortgage loans will be performed by a special servicer.

Credit support provided with respect to a series of certificates may not cover all losses related to delinquent mortgage loans, and investors should consider the risk that the inclusion of such mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage loans in the trust fund and the yield on the offered certificates of such series.

Environmental Liability May Affect the Lien on a Mortgaged Property and Expose the Lender to Costs

If an adverse environmental condition exists with respect to a mortgaged property securing a mortgage loan included in a trust fund, the trust fund may be subject to certain risks including the following:

●	a reduction in the value of such mortgaged property which may make it impractical or imprudent to foreclose against such mortgaged property;

●
the potential that the related borrower may default on the related mortgage loan due to such borrower’s inability to pay high remediation costs or costs of defending lawsuits due to an environmental impairment or difficulty in bringing its operations into compliance with environmental laws;

●	liability for clean-up costs or other remedial actions, which could exceed the value of such mortgaged property or the unpaid balance of the related mortgage loan; and

●	the inability to sell the related mortgage loan in the secondary market or to lease such mortgaged property to potential tenants.

Under certain federal, state and local laws, federal, state and local agencies may impose a statutory lien over affected property to secure the reimbursement of remedial costs incurred by these agencies to correct adverse environmental conditions.  This lien may be superior to the lien of an existing mortgage.  Any such lien arising with respect to a mortgaged property securing a mortgage loan included in the trust fund would adversely affect the value of such mortgaged property and could make impracticable the foreclosure by the special servicer on such mortgaged property in the event of a default by the related borrower.

Under various federal, state and local laws, ordinances and regulations, a current or previous owner or operator of real property, as well as certain other types of parties, may be liable for the costs of investigation, removal or remediation of hazardous or toxic substances on, under, adjacent to or in such property.  The cost of any required investigation, delineation and/or remediation and the owner’s liability therefore is generally not limited under applicable laws.

Such liability could exceed the value of the property and/or the aggregate assets of the owner.  Under some environmental laws, a secured lender (such as the trust fund) may be found to be an “owner” or “operator” of the related mortgaged property if it is determined that the lender actually participated in the hazardous waste management of the borrower, regardless of whether the borrower actually caused the environmental damage.  In such cases, a secured lender may be liable for the costs of any required investigation, removal or remediation of hazardous substances.  The trust fund’s potential exposure to liability for environmental costs will increase if the trust fund, or an agent of the trust fund, actually takes possession of a mortgaged property or control of its day-to-day operations.  See “Certain Legal Aspects of Mortgage Loans and Leases—Environmental Considerations” in this prospectus and “Description of the Mortgage Pool—Assessments of Property Value and Condition—Environmental Assessments” in the accompanying prospectus supplement.

A third-party environmental consultant conducted an environmental site assessment (or updated a previously conducted environmental site assessment) with respect to each mortgaged property securing a mortgage loan included in the trust fund related to a particular series of certificates.

Such assessments do not generally include invasive environmental testing.  In each case where the environmental site assessment or update revealed a material adverse environmental condition or circumstance at any mortgaged property, then (depending on the nature of the condition or circumstance) one or more of the following actions has been or is expected to be taken:

●	an environmental consultant investigated those conditions and recommended no further investigations or remediation;

●	an environmental insurance policy, having the characteristics described below, was obtained from a third-party insurer;

●
either (i) an operations and maintenance program, including, in several cases, with respect to asbestos-containing materials, lead-based paint, microbial matter and/or radon, or periodic monitoring of nearby properties, has been or is expected to be implemented in the manner and within the time frames specified in the related loan documents, or (ii) remediation in accordance with applicable law or regulations has been performed, is currently being performed or is expected to be performed either by the borrower or by the party responsible for the contamination;

●
an escrow or reserve was established to cover the estimated cost of remediation, with each remediation required to be completed within a reasonable time frame in accordance with the related loan documents;

●
the related borrower or other responsible party having financial resources reasonably estimated to be adequate to address the related condition or circumstance is required to take (or is liable for the failure to take) actions, required by the applicable governmental regulatory authority or any environmental law or regulation; or

●	any other actions described in the related prospectus supplement.

We cannot provide assurance, however, that the environmental assessments identified all environmental conditions and risks, that the related borrowers will implement all recommended operations and maintenance plans, that such plans will adequately remediate the environmental condition, or that any environmental indemnity, insurance or escrow will fully cover all potential environmental conditions and risks.  In addition, the environmental condition of the underlying real properties could be adversely affected by tenants or by the condition of land or operations in the vicinity of the properties, such as underground storage tanks.

The pooling and servicing agreement will require that the special servicer obtain an environmental site assessment of a mortgaged property securing a mortgage loan included in the trust fund prior to taking possession of the property through foreclosure or otherwise or assuming control of its operation.  Such requirement effectively precludes enforcement of the security for the related mortgage note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the trust fund will become liable for a material adverse environmental condition at the mortgaged property.  However, we cannot give assurance that the requirements of the pooling and servicing agreement will effectively insulate the trust fund from potential liability for a materially adverse environmental condition at any mortgaged property.  See “Description of the Pooling and Servicing Agreements—Realization upon Defaulted Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans and Leases—Environmental Considerations” in this prospectus and “Risk Factors—Environmental Conditions of the Mortgaged Properties May Subject the Trust Fund to Liability Under Federal and State Laws, Reducing the Value and Cash Flow of the Mortgaged Properties, Which May Result in Reduced Distributions on Your Offered Certificates” in the accompanying prospectus supplement.

State and Federal Laws Applicable to Foreclosure Actions May Affect the Timing of Distributions on Your Certificates

The ability to realize upon the mortgage loans may be limited by the application of state laws.  For example, some states, including California, have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly.  The special servicer may need to obtain advice of counsel prior to enforcing any of the trust fund’s rights under any of the mortgage loans that include mortgaged properties where the rule could be applicable.  In the case of a mortgage loan secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.  The application of other state and federal laws may delay or otherwise limit the ability to realize on the mortgage loans.

We Have Not Re-Underwritten Any of the Mortgage Loans

We have not re-underwritten the mortgage loans included in the trust fund related to a particular series of certificates.  Instead, we have relied on the representations and warranties made by the mortgage loan sellers, and the mortgage loan sellers’ respective obligations to repurchase, cure or substitute a mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the interests of the certificateholders.  These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans.  If we had re-underwritten the mortgage loans included in the trust fund, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by the representations or warranties given by the mortgage loan sellers.  In addition, we cannot provide assurance that the mortgage loan sellers will be able to repurchase or substitute a mortgage loan if a representation or warranty has been breached.  See “Description of the Mortgage Pool—Representations and Warranties” and “—Cures, Repurchases and Substitutions” in the accompanying prospectus supplement.

Foreclosure on Mortgaged Properties May Result in Adverse Tax Consequences

One or more of the REMICs established under the pooling and servicing agreement related to any series of certificates might become subject to federal (and possibly state or local) tax on certain of its net income from the operation and management of a mortgaged property subsequent to the trust fund’s acquisition of a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure.  Any such tax would substantially reduce net proceeds available for distribution to that series of certificates.  See “Material Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Regular Certificates” and “—Taxation of Owners of REMIC Residual Certificates” in this prospectus.

State and Local Transfer Taxes May Apply to Transfers of Property in a Foreclosure or Deed in Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose real property transfer taxes or recording fees on transfers of real property in a foreclosure, by a deed in lieu of foreclosure or by similar process, and make the transferee either jointly liable with the transferor for the tax or fee, or liable for the tax or fee in the event the transferor fails to pay it.  Such taxes and fees can be significant in amount, and in those jurisdictions in which they are imposed, reduce the net proceeds realized by a lender in liquidating the real property securing the related mortgage loan.

Insurance Coverage on Mortgaged Properties May Not Cover Special Hazard Losses

The master servicer and/or special servicer will generally be required to cause the borrower on each mortgage loan included in the trust fund related to any series of certificates and serviced by it to maintain such insurance coverage on the related mortgaged property as is required under the related mortgage, including hazard insurance; provided that each of the master servicer and/or the special servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any mortgaged property by acquiring a blanket or master single interest insurance policy.  In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the related mortgaged property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.  The mortgage loans generally do not require earthquake insurance.

Although the policies covering the mortgaged properties are underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore do not contain identical terms and conditions, most such policies typically may not cover any physical damage resulting from:

●	war;

●	terrorism;

●	revolution;

●	governmental actions;

●	floods, and other water-related causes;

●	earth movement (including earthquakes, landslides and mud flows);

●	wet or dry rot;

●	vermin;

●	domestic animals;

●	sink holes or similarly occurring soil conditions; and

●	other kinds of risks not specified in the preceding paragraph.

Pursuant to the terms of the pooling and servicing agreement, the master servicer or the special servicer may not be required to maintain insurance covering terrorist or similar acts, nor will it be required to call a default under a mortgage loan, if the related borrower fails to maintain such insurance (even if required to do so under the related loan documents) if a determination is made that either—

●
such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the region in which such mortgaged property is located; or

●	such insurance is not available at any rate.

In addition, with respect to certain mortgage loans, the mortgagee may have waived the right to require terrorism insurance or may have limited the circumstances under which terrorism insurance is required.

Any losses incurred with respect to mortgage loans included in the trust fund due to uninsured risks or insufficient hazard insurance proceeds could adversely affect distributions on your certificates.  See “Risk Factors—Risks Related to the Mortgage Loans—The Absence of or Inadequacy of Insurance Coverage on the Property May Adversely Affect Distributions on Your Certificates” in the accompanying prospectus supplement.

Rights Against Tenants May Be Limited if Leases Are Not Subordinate to the Mortgage or Do Not Contain Attornment Provisions

Some (but not all) of the tenant leases contain provisions that require the tenant to attorn to (that is, recognize as landlord under the lease) a successor owner of the property following foreclosure.  Some (but not all) of the leases may be either subordinate to the liens created by the mortgage loans or else contain a provision that requires the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement.

In some states, if tenant leases are subordinate to the liens created by the mortgage loans and such leases do not contain attornment provisions, such leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.  Accordingly, in the case of the foreclosure of a mortgaged property located in such a state and leased to one or more desirable tenants under leases that do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated (e.g., if such tenants were paying above-market rents).

If a lease is senior to a mortgage, the lender will not (unless it has otherwise agreed with the tenant) possess the right to dispossess the tenant upon foreclosure of the property, and if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards), the provisions of the lease will take precedence over the provisions of the mortgage.

The Borrower’s Form of Entity May Cause Special Risks

Most of the borrowers for mortgage loans related to a particular series of certificates are legal entities rather than individuals.  Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals.  For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws.  Unlike individuals involved in bankruptcies, most of the entities generally do not have personal assets and creditworthiness at stake.  Terms of mortgage loans to legal entities generally, but not in all cases, require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions that typically are required in order for them to be viewed under standard rating agency criteria as “single-purpose entities”.

In general, but not in all cases, borrowers’ organizational documents or the terms of mortgage loans made to legal entities limit their activities to the ownership of only the related property or properties and limit the borrowers’ ability to incur additional indebtedness or create or allow any encumbrance on the properties to secure additional indebtedness or obligations of other entities.  These provisions are designed to mitigate the possibility that the borrowers’ financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool.  However, we cannot assure you that the related borrowers will comply with these requirements.  Also, although a borrower may currently be a single-purpose entity, in many cases, that borrower may not have originally been a single-purpose entity, but at origination of the related mortgage loan its organizational documents were amended.  That borrower may also have previously owned property other than the related property or it is a “recycled” single-purpose vehicle, that previously had other liabilities.  In addition, in some cases, during the period prior to the origination of the mortgage loan, that borrower did not observe all covenants that typically are required to consider a borrower a “single-purpose entity”.  The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.

Many of the borrowers for mortgage loans related to a particular series of certificates are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt, and therefore may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because such borrowers may be:

●	operating entities with businesses distinct from the operation of the mortgaged property with the associated liabilities and risks of operating an ongoing business; or

●	individuals that have personal liabilities unrelated to the mortgaged property.

However, any borrower, even a single-purpose entity structured to limit the possibility of becoming insolvent or bankrupt, will be subject to certain potential liabilities and risks.  We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

The organizational documents of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings.  Generally, but not always, the independent directors, managers or trustees may only be replaced by certain other independent successors.  Although the requirement of having independent directors, managers or trustees is designed to lessen the risk of a voluntary bankruptcy filing by a solvent borrower, the independent directors, managers or trustees may determine in the exercise of their fiduciary duties to the applicable borrower that a bankruptcy filing is an appropriate course of action to be taken by such borrower.  Such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower, such that the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.  In any event, we cannot assure you that a borrower will not file for bankruptcy protection, that creditors of a borrower will not initiate a bankruptcy or similar proceeding against such borrower, or that, if initiated, a bankruptcy case of the borrower could be dismissed.  For example, in the recent bankruptcy case of In Re General Growth Properties, Inc., notwithstanding that the subsidiaries were special purpose entities with independent directors, the parent entity caused numerous property-level, special purpose subsidiaries to file for bankruptcy protection.  Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings.  In denying the motions, the bankruptcy court stated that the fundamental and bargained-for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases.  Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities.  The moving lenders had argued that the 20 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders.  However, the Bankruptcy Code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective.  Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross-defaults, a need to refinance in the near term (i.e., within one to four years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing.  In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were crucial to the parent’s reorganization.  As demonstrated in the General Growth Properties bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent.  Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates.  See “Certain Legal Aspects of Mortgage Loans and Leases—Bankruptcy Laws” in this prospectus.

Bankruptcy Proceedings Entail Certain Risks

Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action.  In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a mortgagee from foreclosing on the mortgaged property (subject to certain protections available to the mortgagee).  As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property, which would make the mortgagee a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness.  A bankruptcy court also may:  (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan; (3) change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan’s repayment schedule.

Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien.  Additionally, the borrower’s trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts.  In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under federal bankruptcy law, the mortgagee will be stayed from enforcing a borrower’s assignment of rents and leases.  Federal bankruptcy law also may interfere with the master servicer’s or special servicer’s ability to enforce lockbox requirements.  The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents.  Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions.  There can be no assurance that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinated lender.

In its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code.  This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender’s objections.

As a result of the foregoing, the trustee’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

If Mortgaged Properties Are Not in Compliance With Current Zoning Laws, You May Not Be Able to Restore Compliance Following a Casualty Loss

Due to changes in applicable building and zoning ordinances and codes which have come into effect after the construction of improvements on certain of the mortgaged properties, some improvements may not comply fully with current zoning laws (including density, use, parking and set-back requirements) but may qualify as permitted non-conforming uses.  Such changes may limit the ability of the related mortgagor to rebuild the premises “as is” in the event of a substantial casualty loss.  Such limitations may adversely affect the ability of the mortgagor to meet its mortgage loan obligations from cash flow.  Insurance proceeds may not be sufficient to pay off such mortgage loan in full.  In addition, if the mortgaged property were to be repaired or restored in conformity with then current law, its value could be less than the remaining balance on the mortgage loan and it may produce less revenue than before such repair or restoration.

Restrictions on Certain of the Mortgaged Properties May Limit Their Use

Certain of the mortgaged properties securing mortgage loans included in the trust fund related to a particular series of certificates which are non-conforming may not be “legal non-conforming” uses.  The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming” use may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used.

In addition, certain of the mortgaged properties securing mortgage loans included in the trust fund related to a particular series of certificates may be subject to certain use restrictions imposed pursuant to restrictive covenants, governmental requirements, reciprocal easement agreements or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building or operating agreements.  Such use restrictions may include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius.  These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

Enforceability of Due-on-Sale Clauses and Assignments of Leases and Rents is Limited

The mortgages securing the mortgage loans included in the trust fund related to a particular series of certificates generally contain due-on-sale clauses, which permit the acceleration of the maturity of the related mortgage loan if the borrower sells, transfers or conveys the related mortgaged property or its interest in the mortgaged property in a prohibited manner without the consent of the mortgagee.  There also may be limitations on the enforceability of such clauses.  The mortgages also generally include a debt-acceleration clause, which permits the acceleration of the related mortgage loan upon a monetary or non-monetary default by the borrower.  The courts of all states will generally enforce clauses providing for acceleration in the event of a material payment default, but may refuse the foreclosure of a mortgaged property when acceleration of the indebtedness would be inequitable or unjust or the circumstances would render acceleration unconscionable.  However, certain of the mortgage loans included in the trust fund related to a particular series of certificates permit one or more transfers of the related mortgaged property or transfer of a controlling interest in the related borrower to pre-approved transferees or pursuant to pre-approved conditions set forth in the related mortgage loan documents without the mortgagee’s approval.  See “Certain Legal Aspects of Mortgage Loans and Leases—Due-on-Sale and Due-on-Encumbrance” above.

The mortgage loans included in the trust fund related to a particular series of certificates may also be secured by an assignment of leases and rents, which pose special risks as described above under “—Assignment of Leases and Rents to Provide Further Security for Mortgage Loans Poses Special Risks” in this prospectus.

Inspections of the Mortgaged Properties Were Limited

The mortgaged properties related to mortgage loans included in the trust fund related to a particular series of certificates were inspected by licensed engineers in connection with the origination of the mortgage loans to assess the structure, exterior walls, roofing interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located on the mortgaged properties.  We cannot provide assurance that all conditions requiring repair or replacement have been identified in such inspections.

Litigation Concerns

From time to time, there may be legal proceedings pending, threatened against the borrowers, managers, sponsors and their respective affiliates relating to the business of, or arising out of the ordinary course of business of, the borrowers, managers, sponsors and respective affiliates, and certain of the borrowers, managers, sponsors and their respective affiliates are subject to legal proceedings relating to the business of, or arising out of the ordinary course of business of, the borrowers, managers, sponsors or their respective affiliates.  In addition, certain borrowers, managers and their respective affiliates may be or have been subject to investigation, civil penalty, criminal penalty or enforcement.  It is possible that such proceedings may have a material adverse effect on any borrower’s, manager’s or sponsor’s ability to meet their obligations under the related mortgage loan and, thus, on distributions on your certificates.

DESCRIPTION OF THE TRUST FUNDS

General

The primary assets of each trust fund will consist of mortgage assets which include (i) one or more multifamily and/or commercial mortgage loans, (ii) commercial mortgage-backed securities (“CMBS”), (iii) direct obligations of the United States or other government agencies, or (iv) a combination of the assets described in clauses (i), (ii) and (iii).  Each trust fund will be established by the depositor.  Each mortgage asset will be selected by the depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder thereof, which may or may not be the originator of such mortgage loan or the issuer of such CMBS and may be an affiliate of the depositor.  The mortgage loans will not be guaranteed or insured by the depositor or any of its affiliates or, unless otherwise provided in the accompanying prospectus supplement, by any governmental agency or instrumentality or by any other person.  The discussion below under the heading “—Mortgage Loans—Leases”, unless otherwise noted, applies equally to mortgage loans underlying any CMBS included in a particular trust fund.

Mortgage Loans—Leases

General.  The mortgage loans will be evidenced by mortgage notes secured by mortgages or deeds of trust or similar security instruments that create first or junior liens on, or installment contracts for the sale of, mortgaged properties consisting of (i) multifamily properties, which are residential properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, or (ii) commercial properties, which include office buildings, retail stores, hotels or motels, nursing homes, hospitals or other healthcare-related facilities, mobile home parks and manufactured housing communities, warehouse facilities, mini-warehouse facilities, self storage facilities, industrial plants, mixed use or other types of income-producing properties or unimproved land.  The multifamily properties may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations.  If so specified in the accompanying prospectus supplement, each mortgage will create a first priority mortgage lien on a mortgaged property.  A mortgage may create a lien on a borrower’s leasehold estate in a property; however, unless otherwise specified in the accompanying prospectus supplement, the term of any such leasehold will exceed the term of the mortgage note by at least ten years.  Each mortgage loan will have been originated by a person other than the depositor; however, the originator of any mortgage loan may be or may have been one of the depositor’s affiliates.

If so specified in the accompanying prospectus supplement, mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction.  In that case, the accompanying prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed.  In addition, the mortgage assets may include mortgage loans that are delinquent as of the date of issuance of a series of certificates.  In that case, the accompanying prospectus supplement will set forth, as to each such mortgage loan, available information as to the period of such delinquency, any forbearance arrangement then in effect, the condition of the related mortgaged property and the ability of the mortgaged property to generate income to service the mortgage debt.

Leases.  To the extent specified in the accompanying prospectus supplement, the commercial properties may be leased to lessees that occupy all or a portion of such properties.  Pursuant to a lease assignment, the borrower may assign its right, title and interest as lessor under each lease and the income derived therefrom to the mortgagee, while retaining a license to collect the rents for so long as there is no default.  If the borrower defaults, the license terminates and the mortgagee or its agent is entitled to collect the rents from the lessee for application to the monetary obligations of the borrower.  State law may limit or restrict the enforcement of the lease assignments by a mortgagee until it takes possession of the mortgaged property and/or a receiver is appointed.  See “Certain Legal Aspects of Mortgage Loans and Leases—Leases and Rents” in this prospectus.  Alternatively, to the extent specified in the accompanying prospectus supplement, the borrower and the mortgagee may agree that payments under leases are to be made directly to a servicer.

To the extent described in the accompanying prospectus supplement, the leases, which may include “bond-type” or “credit-type” leases, may require the lessees to pay rent that is sufficient in the aggregate to cover all scheduled payments of principal and interest on the mortgage loans and, in certain cases, their pro rata share of the operating expenses, insurance premiums and real estate taxes associated with the mortgaged properties.  A “bond-type” lease is a lease between a lessor and a lessee for a specified period of time with specified rent payments that are at least sufficient to repay the related note(s).  A bond-type lease requires the lessee to perform and pay for all obligations related to the leased premises and provides that, no matter what occurs with regard to the leased premises, the lessee is obligated to continue to pay its rent.  A “credit-type” lease is a lease between a lessor and a lessee for a specified period of time with specified rent payments at least sufficient to repay the related note(s).  A credit-type lease requires the lessee to perform and pay for most of the obligations related to the leased premises, excluding only a few landlord duties which remain the responsibility of the borrower/lessor.  Leases (other than bond-type leases) may require the borrower to bear costs associated with structural repairs and/or the maintenance of the exterior or other portions of the mortgaged property or provide for certain limits on the aggregate amount of operating expenses, insurance premiums, taxes and other expenses that the lessees are required to pay.

If so specified in the accompanying prospectus supplement, under certain circumstances the lessees may be permitted to set off their rental obligations against the obligations of the borrowers under the leases.  In those cases where payments under the leases (net of any operating expenses payable by the borrowers) are insufficient to pay all of the scheduled principal and interest on the mortgage loans, the borrowers must rely on other income or sources generated by the mortgaged property to make payments on the mortgage loan.  To the extent specified in the accompanying prospectus supplement, some commercial properties may be leased entirely to one lessee.  This is generally the case in bond-type leases and credit-type leases.  In such cases, absent the availability of other funds, the borrower must rely entirely on rent paid by such lessee in order for the borrower to pay all of the scheduled principal and interest on the related commercial loan.  To the extent specified in the accompanying prospectus supplement, some leases (not including bond-type leases) may expire prior to the stated maturity of the mortgage loan.  In such cases, upon expiration of the leases the borrowers will have to look to alternative sources of income, including rent payment by any new lessees or proceeds from the sale or refinancing of the mortgaged property, to cover the payments of principal and interest due on the mortgage loans unless the lease is renewed.  Some leases may provide that upon the occurrence of a casualty affecting a mortgaged property, the lessee will have the right to terminate its lease, unless the borrower, as lessor, is able to cause the mortgaged property to be restored within a specified period of time.  Some leases may provide that it is the lessor’s responsibility to restore the mortgaged property to its original condition after a casualty.  Some leases may provide that it is the lessee’s responsibility to restore the mortgaged property to its original condition after a casualty.  Some leases may provide a right of termination to the lessee if a taking of a material or specified percentage of the leased space in the mortgaged property occurs, or if the ingress or egress to the leased space has been materially impaired.

Default and Loss Considerations with Respect to the Mortgage Loans.  Mortgage loans secured by liens on income-producing properties are substantially different from loans which are secured by owner-occupied single-family homes.  The repayment of a loan secured by a lien on an income producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income).  Moreover, some or all of the mortgage loans included in a trust fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that the borrower pledged to secure repayment of the mortgage loan.

Lenders typically look to the debt service coverage ratio of a loan secured by income-producing property as an important measure of the risk of default on such a loan.  The “debt service coverage ratio” of a mortgage loan at any given time generally is the ratio of (i) the net operating income of the mortgaged property for a twelve-month period to (ii) the annualized debt service on the mortgage loan and on any other loan that is secured by a lien on the mortgaged property prior to the lien of the mortgage.  As used herein, “net operating income” generally means, for any given period, the revenue derived from the use and operation of a mortgaged property, consisting primarily of rental income, less the sum of (a) assumed operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising), (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments, and (c) reserves for capital expenditures, including tenant improvement costs and leasing commissions.  Net cash flow generally does not reflect interest expenses, non-cash items such as depreciation and amortization and other non-reoccurring expenses.  An insufficiency of net operating income can be compounded or solely caused by an adjustable rate mortgage loan.  As the primary source of the operating revenues of a non-owner occupied income-producing property, the condition of the applicable real estate market and/or area economy may effect rental income (and maintenance payments from tenant-stockholders of a private cooperative housing corporation).  In addition, properties typically leased, occupied or used on a short-term basis, such as certain healthcare-related facilities, hotels and motels, and mini warehouse and self storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased, occupied or used for longer periods, such as warehouses, retail stores, office buildings and industrial plants.  Commercial loans may be secured by owner-occupied mortgaged properties or mortgaged properties leased to a single tenant.  Accordingly, a decline in the financial condition of the mortgagor or single tenant, as applicable, may have a disproportionately greater effect on the net operating income from such mortgaged properties than the case of mortgaged properties with multiple tenants.

The debt service coverage ratio should not be relied upon as the sole measure of the risk of default of any mortgage loan, however, since other factors may outweigh a high debt service coverage ratio.  With respect to a balloon mortgage loan, for example, the risk of default as a result of the unavailability of a source of funds to finance the related balloon payment at maturity on terms comparable to or better than those of the balloon mortgage loans could be significant even though the related debt service coverage ratio is high.

Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or changes in governmental rules, regulations and fiscal policies may also affect the risk of default on a mortgage loan.  In some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses.  However, the existence of such “net of expense” provisions will result in stable net operating income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.  See “—Leases” above.

While the duration of leases and the existence of any “net of expense” provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties, such risk may be affected equally or to a greater extent by changes in government regulation of the operator of the related mortgaged property.  Examples of the latter include mortgage loans secured by healthcare-related facilities, the income from which and the operating expenses of which are subject to state and/or federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property.  Low- and moderate-income housing in particular may be subject to legal limitations and regulations but, because of such regulations, may also be less sensitive to fluctuations in market rents generally.

Lenders also look to the loan-to-value ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated following a default.  The “loan-to-value ratio” for a mortgage loan at any given time generally is the ratio (expressed as a percentage) of (i) the then outstanding principal balance of the mortgage loan and the outstanding principal balance of any loan secured by a lien on the mortgaged property prior to the lien of the mortgage, to (ii) the value of the mortgaged property, which is generally its fair market value determined in an appraisal obtained by the originator at the origination of such mortgage loan.  The lower the loan-to-value ratio, the greater the percentage of the borrower’s equity in a mortgaged property, and thus the greater the cushion provided to the lender against loss on liquidation following a default.

Loan-to-value ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans.  For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the fair market value of the mortgaged property determined in an appraisal determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions and the real estate market.  Moreover, even when current, an appraisal is not necessarily a reliable estimate of value.  Appraised values of income-producing properties are generally based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property’s projected net cash flow), or upon a selection from or interpolation of the values derived from such methods.  Each of these appraisal methods can present analytical difficulties.  It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate.  Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

While the depositor believes that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there is no assurance that all of such factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant.  See “Risk Factors—Net Operating Income Produced by a Mortgaged Property May Be Inadequate to Repay the Mortgage Loans” and “—Balloon Payments on Mortgage Loans Result in Heightened Risk of Borrower Default” in this prospectus.

Payment Provisions of the Mortgage Loans.  Unless otherwise specified in the accompanying prospectus supplement, all of the mortgage loans will have original terms to maturity of not more than 40 years and will provide for scheduled payments of principal, interest or both, to be made on specified dates that occur monthly or quarterly or at such other interval as is specified in the accompanying prospectus supplement.  A mortgage loan (i) may provide for no accrual of interest or for accrual of interest thereon at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower’s election from an adjustable to a fixed interest rate, or from a fixed to an adjustable interest rate, (ii) may provide for the formula, index or other method by which the interest rate will be calculated, (iii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization or accelerated amortization, (iv) may be fully amortizing over its term to maturity, or may provide for little or no amortization over its term and thus require a balloon payment on its stated maturity date, and (v) may contain a prohibition on prepayment for a specified lockout period or require payment of a prepayment premium or a yield maintenance penalty in connection with a prepayment, in each case as described in the accompanying prospectus supplement.  A mortgage loan may also contain an equity participation provision that entitles the lender to a share of profits realized from the operation or disposition of the mortgaged property, as described in the accompanying prospectus supplement.  If holders of any series or class of offered certificates will be entitled to all or a portion of a prepayment premium or an equity participation, the accompanying prospectus supplement will describe the prepayment premium and/or equity participation and the method or methods by which any such amounts will be allocated to holders.

Mortgage Loan Information in Prospectus Supplements.  Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund which will generally be current as of a date specified therein and, to the extent then applicable and known, will include the following:  (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans as of the applicable Cut-off Date, (ii) the type or types of property that provide security for repayment of the mortgage loans, (iii) the original and remaining terms to maturity of the mortgage loans and the seasoning of the mortgage loans, (iv) the earliest and latest origination date and maturity date and weighted average original and remaining terms to maturity of the mortgage loans, (v) the Cut-off Date loan-to-value ratio of each mortgage loan, (vi) the mortgage interest rates or range of mortgage interest rates and the weighted average mortgage interest rate carried by the mortgage loans, (vii) the geographic distribution of the mortgaged properties on a state-by-state basis, (viii) information with respect to the prepayment provisions, if any, of the mortgage loans, (ix) with respect to adjustable rate mortgage loans, the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the adjustable rate mortgage loans, (x) underwritten debt service coverage ratios and (xi) information regarding the payment characteristics of the mortgage loans, including without limitation balloon payment and other amortization provisions.  In appropriate cases, the accompanying prospectus supplement will also contain certain information available to the depositor that pertains to the provisions of leases and the nature of tenants of the mortgaged properties.

CMBS

CMBS may include (i) private (that is, not guaranteed or insured by the United States or any agency or instrumentality thereof) mortgage pass-through certificates or other commercial mortgage-backed securities such as CMBS that are similar to a series of certificates or (ii) certificates insured or guaranteed by Freddie Mac, Fannie Mae, Ginnie Mae or Farmer Mac, provided that each CMBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

The CMBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus.  Distributions in respect of the CMBS will be made by the CMBS servicer, the CMBS trustee or CMBS certificate administrator on the dates specified in the accompanying prospectus supplement.  The CMBS issuer or the CMBS servicer or another person specified in the accompanying prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the CMBS after a certain date or under other circumstances specified in the accompanying prospectus supplement.

Reserve funds, subordination or other credit support similar to that described for the certificates under “Description of Credit Support” in this prospectus may have been provided with respect to the CMBS.  The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have been hired by us to assign a rating to the CMBS, or by the initial purchasers of the CMBS.

Each prospectus supplement for certificates that evidence interests in CMBS will specify, to the extent available and deemed material, (i) the aggregate approximate initial and outstanding principal amount and type of the CMBS to be included in the trust fund, (ii) the original and remaining term to stated maturity of the CMBS, if applicable, (iii) the pass-through or bond rate of the CMBS or the formula for determining such rates, (iv) the payment characteristics of the CMBS, (v) the CMBS issuer, CMBS servicer, CMBS trustee and CMBS certificate administrator, (vi) a description of the credit support, if any, (vii) the circumstances under which the related underlying mortgage loans, or the CMBS themselves, may be purchased prior to their maturity, (viii) the terms on which mortgage loans may be substituted for those originally underlying the CMBS, (ix) the servicing fees payable under the CMBS agreement, (x) the type of information in respect of the underlying mortgage loans described under “—Mortgage Loans—Leases—Mortgage Loan Information in Prospectus Supplements” above and (xi) the characteristics of any cash flow agreements that relate to the CMBS.

To the extent required under the securities laws, CMBS included among the assets of a trust fund will (i) either have been registered under the Securities Act of 1933, as amended (the “Securities Act”), or be eligible for resale under Rule 144(k) under the Securities Act, and (ii) have been acquired in a bona fide secondary market transaction and not from the issuer or an affiliate.

Collection Accounts

Each trust fund will include one or more collection accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the accompanying prospectus supplement will, to the extent described in this prospectus and in the accompanying prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund.  A collection account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the accompanying prospectus supplement.

Credit Support

If so provided in the accompanying prospectus supplement, partial or full protection against certain defaults and losses on the mortgage assets in the trust fund may be provided to one or more classes of certificates in the form of subordination of one or more other classes of certificates or by one or more other types of credit support, such as overcollateralization, a letter of credit, insurance policy, guarantee or reserve fund, or through bonds, repurchase obligations or by a combination thereof.  The amount and types of credit support, the identity of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the accompanying prospectus supplement for the certificates of each series.  The accompanying prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe in the same fashion any similar forms of credit support that are provided by or with respect to, or are included as part of the trust fund evidenced by or providing security for, such CMBS to the extent information is available and deemed material.  The type, characteristic and amount of credit support will be determined based on the characteristics of the mortgage assets and other factors and will be established, in part, on the basis of requirements of each rating agency hired by us to rate a series of certificates.  If so specified in the accompanying prospectus supplement, any credit support may apply only in the event of certain types of losses or delinquencies and the protection against losses or delinquencies provided by such credit support will be limited.  See “Risk Factors—Credit Support May Not Cover Losses or Risks Which Could Adversely Affect Payment on Your Certificates” and “Description of Credit Support” in this prospectus.

Cash Flow Agreements

If so provided in the accompanying prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate.  The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets or on one or more classes of certificates.  The principal terms of any guaranteed investment contract or other agreement, and the identity of the obligor under any guaranteed investment contract or other agreement, will be described in the accompanying prospectus supplement.

Pre-Funding

If so provided in the accompanying prospectus supplement, a trust fund may include amounts on deposit in a separate pre-funding account that may be used by the trust fund to acquire additional mortgage assets.  Amounts in a pre-funding account will not exceed 25% of the pool balance of the trust fund as of the Cut-off Date.  Additional mortgage assets will be selected using criteria that are substantially similar to the criteria used to select the mortgage assets included in the trust fund on the closing date.  The trust fund may acquire such additional mortgage assets for a period of time of not more than 120 days after the closing date for the related series of certificates.  Amounts on deposit in the pre-funding account after the end of the pre-funding period will be distributed to certificateholders or such other person as set forth in the accompanying prospectus supplement.

In addition, a trust fund may include a separate capitalized interest account.  Amounts on deposit in the capitalized interest account may be used to supplement investment earnings, if any, of amounts on deposit in the pre-funding account, supplement interest collections of the trust fund, or such other purpose as specified in the accompanying prospectus supplement.  Amounts on deposit in the capitalized interest account and pre-funding account generally will be held in cash or invested in short-term investment grade obligations.  Any amounts on deposit in the capitalized interest account will be released after the end of the pre-funding period as specified in the accompanying prospectus supplement.  See “Risk Factors—Unused Amounts in Pre-Funding Accounts May Be Returned to You as a Prepayment” in this prospectus.

YIELD CONSIDERATIONS

General

The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate and the amount and timing of distributions on the certificate.  See “Risk Factors—Prepayments and Repurchases of the Mortgage Loans Will Affect the Timing of Your Cash Flow and May Affect Your Yield” in this prospectus.  The following discussion contemplates a trust fund that consists solely of mortgage loans.  While you generally can expect the characteristics and behavior of mortgage loans underlying CMBS to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the CMBS.  If a trust fund includes CMBS, the accompanying prospectus supplement will discuss the effect that the CMBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates.

Pass-Through Rate

The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund.  The accompanying prospectus supplement will specify the pass-through rate for each class of certificates or, in the case of a class of offered certificates with a variable or adjustable pass-through rate, the method of determining the pass-through rate; the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a cash flow agreement.

Payment Delays

A period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which such payments are passed through to certificateholders.  That delay will effectively reduce the yield that would otherwise be produced if payments on such mortgage loans were distributed to certificateholders on or near the date they were due.

Shortfalls in Collections of Interest Resulting from Prepayments

When a borrower makes a principal prepayment on a mortgage loan in full or in part, the borrower is generally charged interest only for the period from the date on which the preceding scheduled payment was due up to the date of such prepayment, instead of for the full accrual period, that is, the period from the due date of the preceding scheduled payment up to the due date for the next scheduled payment.  However, interest accrued on any series of certificates and distributable thereon on any distribution date will generally correspond to interest accrued on the principal balance of mortgage loans for their respective full accrual periods.  Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but such prepayment is not accompanied by interest thereon for the full accrual period, the interest charged to the borrower (net of servicing and administrative fees) may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series.  If and to the extent that any prepayment interest shortfall is allocated to a class of offered certificates, the yield on the offered certificates will be adversely affected.  The accompanying prospectus supplement will describe the manner in which any prepayment interest shortfalls will be allocated among the classes of certificates.  If so specified in the accompanying prospectus supplement, the master servicer will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of any prepayment interest shortfalls.  The accompanying prospectus supplement will also describe any other amounts available to offset prepayment interest shortfalls.  See “Description of the Pooling and Servicing Agreements—Servicing Compensation and Payment of Expenses” in this prospectus.

Prepayment Considerations

A certificate’s yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of those principal payments to reduce the principal balance (or notional amount, if applicable) of the certificate.  The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of adjustable rate mortgage loans, will change periodically to accommodate adjustments to their mortgage interest rates), the dates on which any balloon payments are due, and the rate of principal prepayments or other unscheduled collections on them (including for this purpose, any prepayments occurring by application of earnout reserves or performance holdback amounts if leasing criteria are not satisfied, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, sales of mortgage loans following default or purchases or other removals of mortgage loans from the trust fund).  In some cases, a mortgage loan’s amortization schedule will be recast upon the occurrence of certain events, including prepayments in connection with property releases.  Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as discussed more fully below), it is impossible to predict with assurance a certificate’s yield to maturity.

The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on such certificates (or, in the case of a class of Stripped Interest Certificates, result in the reduction of the notional amount of the Stripped Interest Certificate).  Further, an investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the trust fund could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield.  In general, the earlier a prepayment of principal on the mortgage loans is distributed on an offered certificate purchased at a discount or premium (or, if applicable, is allocated in reduction of the notional amount thereof), the greater will be the effect on the investor’s yield to maturity.  As a result, the effect on an investor’s yield of principal payments (to the extent distributable in reduction of the principal balance or notional amount of the investor’s offered certificates) occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of certificates are entitled to a pro rata share of the prepayments (including prepayments occasioned by defaults) on the mortgage loans in the related trust fund that are distributable on that date, to a disproportionately large share (which, in some cases, may be all) of such prepayments, or to a disproportionately small share (which, in some cases, may be none) of the prepayments.  As and to the extent described in the accompanying prospectus supplement, the entitlements of the various classes of certificateholders of any series to receive payments (and, in particular, prepayments) of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of a series of certificates) or subject to certain contingencies (e.g., prepayment and default rates with respect to the mortgage loans).

In general, the notional amount of a class of Stripped Interest Certificates will either (i) be based on the principal balances of some or all of the mortgage assets in the related trust fund or (ii) equal the principal balances of one or more of the other classes of certificates of the same series.  Accordingly, the yield on such Stripped Interest Certificates will be directly related to the amortization of the mortgage assets or classes of certificates, as the case may be.  Thus, if a class of certificates of any series consists of Stripped Interest Certificates or Stripped Principal Certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in Stripped Principal Certificates, and a higher than anticipated rate of principal prepayments on the mortgage loans will negatively affect the yield to investors in Stripped Interest Certificates.

The depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of multifamily or commercial mortgage loans.  However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment.  In addition, the rate of principal payments on the mortgage loans in any trust fund may be affected by the existence of lockout periods and requirements that principal prepayments be accompanied by prepayment premiums, and by the extent to which such provisions may be practicably enforced.

The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level.  When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan.  In addition, as prevailing market interest rates decline, even borrowers with adjustable rate mortgage loans that have experienced a corresponding interest rate decline may have an increased incentive to refinance for purposes of either (i) converting to a fixed rate loan and thereby “locking in” such rate or (ii) taking advantage of the initial “teaser rate” (a mortgage interest rate below what it would otherwise be if the applicable index and gross margin were applied) on another adjustable rate mortgage loan.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments.  In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell mortgaged properties prior to the exhaustion of tax depreciation benefits.  The depositor will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of such factors, as to the percentage of the principal balance of the mortgage loans that will be paid as of any date or as to the overall rate of prepayment on the mortgage loans.

Weighted Average Life and Maturity

The rate at which principal payments are received on the mortgage loans in a trust fund will affect the ultimate maturity and the weighted average life of one or more classes of a series of certificates.  Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar of the principal amount of such instrument is repaid to the investor.

The weighted average life and maturity of a class of certificates of a series will be influenced by the rate at which principal on the mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term “prepayment” includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the trust fund), is paid to that class of certificateholders.  Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model.  CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of those loans.  SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA.  For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of loans in the first month of the life of the loans and an additional 0.2% per annum in each following month until the 30th month.  Beginning in the 30th month, and in each following month during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans.  Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans.  Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

The accompanying prospectus supplement for each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates and the percentage of the initial principal balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in the accompanying prospectus supplement, including assumptions that borrowers make prepayments on the mortgage loans at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in the accompanying prospectus supplement.  The tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

Controlled Amortization Classes and Companion Classes

A series of certificates may include one or more controlled amortization classes that are designed to provide increased protection against prepayment risk by transferring that risk to one or more companion classes.  Unless otherwise specified in the accompanying prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class.  In general, distributions of principal on a planned amortization class of certificates are made in accordance with a specified amortization schedule so long as prepayments on the underlying mortgage loans occur within a specified range of constant prepayment rates and, as described below, so long as one or more companion classes remain to absorb excess cash flows and make up for shortfalls.  For example, if the rate of prepayments is significantly higher than expected, the excess prepayments will be applied to retire the companion classes prior to reducing the principal balance of a planned amortization class.  If the rate of prepayments is significantly lower than expected, a disproportionately large portion of prepayments may be applied to a planned amortization class.  Once the companion classes for a planned amortization class are retired, the planned amortization class of certificates will have no further prepayment protection.  A targeted amortization class of certificates is similar to a planned amortization class of certificates, but a targeted amortization class structure generally does not draw on companion classes to make up cash flow shortfalls, and will generally not provide protection to the targeted amortization class against the risk that prepayments occur more slowly than expected.

In general, the reduction of prepayment risk afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series (any of which may also be a class of offered certificates) which absorb a disproportionate share of the overall prepayment risk of a given structure.  As more particularly described in the accompanying prospectus supplement, the holders of a companion class will receive a disproportionately large share of prepayments when the rate of prepayment exceeds the rate assumed in structuring the controlled amortization class, and (in the case of a companion class that supports a planned amortization class of certificates) a disproportionately small share of prepayments (or no prepayments) when the rate of prepayment falls below that assumed rate.  Thus, as and to the extent described in the accompanying prospectus supplement, a companion class will absorb a disproportionate share of the risk that a relatively fast rate of prepayments will result in the early retirement of the investment, that is, “call risk,” and, if applicable, the risk that a relatively slow rate of prepayments will extend the average life of the investment, that is, “extension risk”, that would otherwise be allocated to the related controlled amortization class.  Accordingly, companion classes can exhibit significant average life variability.

Other Factors Affecting Yield, Weighted Average Life and Maturity

Balloon Payments; Extensions of Maturity.  Some or all of the mortgage loans included in a trust fund may require that balloon payments be made at maturity.  Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout.  In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located.  In order to minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the accompanying prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent.  Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of the certificates and, if the certificates were purchased at a discount, reduce the yield thereon.

Negative Amortization.  Mortgage loans that permit negative amortization can affect the weighted average life of a class of certificates.  In general, mortgage loans that permit negative amortization by their terms limit the amount by which scheduled payments may adjust in response to changes in mortgage interest rates and/or provide that scheduled payment amounts will adjust less frequently than the mortgage interest rates.  Accordingly, during a period of rising interest rates, the scheduled payment on a mortgage loan that permits negative amortization may be less than the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate.  In that case, the mortgage loan balance would amortize more slowly than necessary to repay it over its schedule and, if the amount of scheduled payment were less than the amount necessary to pay current interest at the applicable mortgage interest rate, the mortgage loan balance would negatively amortize to the extent of the amount of the interest shortfall.  Conversely, during a period of declining interest rates, the scheduled payment on a mortgage loan that permits negative amortization may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate.  In that case, the excess would be applied to principal, thereby resulting in amortization at a rate faster than necessary to repay the mortgage loan balance over its schedule.

A slower or negative rate of mortgage loan amortization would correspondingly be reflected in a slower or negative rate of amortization for one or more classes of certificates of the related series.  Accordingly, the weighted average lives of mortgage loans that permit negative amortization (and that of the classes of certificates to which any such negative amortization would be allocated or which would bear the effects of a slower rate of amortization on the mortgage loans) may increase as a result of such feature.  A faster rate of mortgage loan amortization will shorten the weighted average life of the mortgage loans and, correspondingly, the weighted average lives of those classes of certificates then entitled to a portion of the principal payments on those mortgage loans.  The accompanying prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series.

Foreclosures and Payment Plans.  The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series.  Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

Losses and Shortfalls on the Mortgage Loans.  The yield to holders of the offered certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of such losses and shortfalls.  In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of the loss or shortfall.

The amount of any losses or shortfalls in collections on the mortgage loans in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support) will be allocated among the classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the accompanying prospectus supplement.  As described in the accompanying prospectus supplement, such allocations may result in reductions in the entitlements to interest and/or principal balances of one or more classes of certificates, or may be effected simply by a prioritization of payments among the classes of certificates.  The yield to maturity on a class of subordinate certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage assets in the related trust fund.

Additional Certificate Amortization.  In addition to entitling certificateholders to a specified portion (which may range from none to all) of the principal payments received on the mortgage loans in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of a series, may provide for distributions of principal from (i) amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates, (ii) excess funds or (iii) any other amounts described in the accompanying prospectus supplement.  In general, “excess funds” as used above will represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent (i) interest received or advanced on the mortgage loans in the related trust fund that is in excess of the interest currently distributable on that series of certificates, as well as any interest accrued but not currently distributable on any Accrual Certificates of that series or (ii) prepayment premiums, payments from equity participations entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property, or any other amounts received on the mortgage assets in the trust fund that do not constitute interest thereon or principal thereof.

The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates.  The accompanying prospectus supplement will discuss the relevant factors that you should consider in determining whether distributions of principal of any class of certificates out of such sources would have any material effect on the rate at which your certificates are amortized.

THE SPONSOR

The accompanying prospectus supplement will identify the sponsor or sponsors of the applicable series.  Wells Fargo Bank, National Association (“Wells Fargo”), a national banking association, may be a sponsor.  Wells Fargo is a national banking association and acquires and originates mortgage loans for public and private securitizations.  Wells Fargo may also act as a mortgage loan seller and may act as the servicer, and/or the certificate administrator and/or the provider of any cashflow agreements with respect to the offered certificates.  Wells Fargo is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency.  Wells Fargo is a wholly-owned subsidiary of Wells Fargo & Company, which is a diversified financial services company organized under the laws of the State of Delaware and registered as a financial holding company and a bank holding company under the Bank Holding Company Act of 1956, as amended.

Wells Fargo is an affiliate of the depositor and Wells Fargo Securities, LLC (formerly known as Wachovia Capital Markets, LLC), which may be an underwriter with respect to one or more series of offered certificates.

Wells Fargo is also the successor by merger to Wachovia Bank, National Association, which, together with Wells Fargo Securities, LLC (formerly known as Wachovia Capital Markets, LLC), was previously a subsidiary of Wachovia Corporation.  On December 31, 2008, Wachovia Corporation merged with and into Wells Fargo & Company.  As a result of this transaction, the depositor, Wachovia Bank, National Association and Wells Fargo Securities, LLC became wholly owned subsidiaries of Wells Fargo & Company, and affiliates of Wells Fargo.  On March 27, 2010, Wachovia Bank, National Association merged with and into Wells Fargo.

Additional information, including the most recent Form 10-K and Annual Report of Wells Fargo & Company, and additional annual, quarterly and current reports filed or furnished with the Securities and Exchange Commission (the “SEC”) by Wells Fargo & Company, as they become available, may be obtained without charge by each person to whom this prospectus is delivered upon written request of any such person to Corporate Secretary, Wells Fargo & Company, Wells Fargo Center, MAC #N9305-173, Sixth and Marquette, Minneapolis, Minnesota 55479.

THE DEPOSITOR

Wells Fargo Commercial Mortgage Securities, Inc., the depositor, is a North Carolina corporation organized on August 17, 1988.  The depositor is an indirect, wholly-owned subsidiary of Wells Fargo & Company, an affiliate of Wells Fargo, which may be a sponsor, a mortgage loan seller, the servicer and/or the provider of any cashflow agreements with respect to one or more series of the offered certificates, and an affiliate of Wells Fargo Securities, LLC (formerly known as Wachovia Capital Markets, LLC), which may be an underwriter with respect to one or more series of offered certificates.

The depositor was formerly known as Wachovia Commercial Mortgage Securities, Inc. The depositor is a direct, wholly-owned subsidiary of Wells Fargo as successor by merger to Wachovia Bank, National Association, which, together with Wells Fargo Securities, LLC (formerly known as Wachovia Capital Markets, LLC), was previously a subsidiary of Wachovia Corporation.  On December 31, 2008, Wachovia Corporation merged with and into Wells Fargo & Company.  As a result of this transaction, the depositor, Wachovia Bank, National Association and Wells Fargo Capital Markets, LLC became wholly owned subsidiaries of Wells Fargo & Company, and affiliates of Wells Fargo.  On March 27, 2010, Wachovia Bank, National Association merged with and into Wells Fargo.

The depositor’s principal business is to acquire, hold and/or sell or otherwise dispose of cash flow assets, usually in connection with the securitization of those assets.  The depositor is generally not engaged in any activities except those related to the securitization of assets.  The depositor maintains its principal office at 301 South College Street, Charlotte, North Carolina 28288-0166.  Its telephone number is 704-715-6133.  There can be no assurance that the depositor will have any significant assets.

USE OF PROCEEDS

The net proceeds to be received from the sale of certificates will be applied by the depositor to the purchase of trust assets or will be used by the depositor for general corporate purposes.  The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

DESCRIPTION OF THE CERTIFICATES

General

In the aggregate, the certificates of each series of certificates will represent the entire beneficial ownership interest in the trust fund created pursuant to the related pooling and servicing agreement.  Each series of certificates may consist of one or more classes of certificates (including classes of offered certificates), and such class or classes may (i) provide for the accrual of interest thereon at a fixed, variable or adjustable rate; (ii) be senior or subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates; (iii) be entitled, as Stripped Principal Certificates, to distributions of principal with disproportionately small, nominal or no distributions of interest; (iv) be entitled, as Stripped Interest Certificates, to distributions of interest with disproportionately small, nominal or no distributions of principal; (v) provide for distributions of principal and/or interest thereon that commence only after the occurrence of certain events such as the retirement of one or more other classes of certificates of such series; (vi) provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund; (vii) provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; and/or (viii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph, including a Stripped Principal Certificate component and a Stripped Interest Certificate component, to the extent of available funds, in each case as described in the accompanying prospectus supplement.  Any such classes may include classes of offered certificates.  With respect to certificates with two or more components, references in this prospectus to principal balance, notional amount and pass-through rate refer to the principal balance, if any, notional amount, if any, and the pass-through rate, if any, for that component.

Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in the case of Stripped Interest Certificates or REMIC residual certificates, notional amounts or percentage interests specified in the accompanying prospectus supplement.  One or more classes of offered certificates of any series may be issued in fully registered, definitive form or may be offered in book-entry format through the facilities of DTC.  The offered certificates of each series (if issued as definitive certificates) may be transferred or exchanged, subject to certain restrictions, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.  Interests in a class of book-entry certificates will be transferred on the book-entry records of DTC and its participating organizations.  See “Risk Factors—Your Ability to Resell Certificates May Be Limited Because of Their Characteristics” and “—The Assets of the Trust Fund May Not Be Sufficient to Pay Your Certificates” in this prospectus.

Distributions

Distributions on the certificates of each series will be made by or on behalf of the trustee, or the certificate administrator or master servicer on each distribution date as specified in the accompanying prospectus supplement from the Available Distribution Amount for such series and such distribution date.  The particular components of the Available Distribution Amount for any series on each related distribution date will be more specifically described in the related prospectus supplement.

Except as otherwise specified in the accompanying prospectus supplement, distributions on the certificates of each series (other than the final distribution in retirement of any certificate) will be made to the persons in whose names those certificates are registered on the record date, which is the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs, and the amount of each distribution will be determined as of the close of business on the determination date that is specified in the accompanying prospectus supplement.  All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class.  The trustee will make payments either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities therefor, if such certificateholder has provided the trustee or other person required to make such payments with wiring instructions (which may be provided in the form of a standing order applicable to all subsequent distributions) no later than the date specified in the accompanying prospectus supplement (and, if so provided in the accompanying prospectus supplement, such certificateholder holds certificates in the requisite amount or denomination specified in the accompanying prospectus supplement), or by check mailed to the address of the certificateholder as it appears on the certificate register; provided, however, that the trustee will make the final distribution in retirement of any class of certificates (whether definitive certificates or book-entry certificates) only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of such final distribution.

Distributions of Interest on the Certificates

Each class of certificates of each series (other than certain classes of Stripped Principal Certificates and certain REMIC Residual Certificates that have no pass-through rate) may have a different pass-through rate which may be fixed, variable or adjustable or may be based on the pass-through rates of component interests of a class of certificates.  The accompanying prospectus supplement will specify the pass-through rate or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class.  The variable pass-through rates for any class of certificates in a particular series may be based on indices tied to the prime lending rate, the London inter-bank offered rate, the federal funds rate, the U.S. government Treasury bill rate (3-month or 6-month) or a standard index that measures interest in debt transactions.  Unless otherwise specified in the accompanying prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Distributions of interest in respect of the certificates of any class (other than any class of Accrual Certificates that will be entitled to distributions of accrued interest commencing only on the distribution date, or under the circumstances specified in the accompanying prospectus supplement, and other than any class of Stripped Principal Certificates or REMIC Residual Certificates that is not entitled to any distributions of interest) will be made on each distribution date based on the Accrued Certificate Interest for such class and such distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such distribution date.  Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the principal balance of that class on each distribution date.  With respect to each class of certificates (other than some classes of Stripped Interest Certificates and REMIC Residual Certificates), Accrued Certificate Interest for each distribution date will be equal to interest at the applicable pass-through rate accrued for a specified period (generally the period between distribution dates) on the outstanding principal balance thereof immediately prior to such distribution date.  Unless otherwise provided in the accompanying prospectus supplement, Accrued Certificate Interest for each distribution date on Stripped Interest Certificates will be similarly calculated except that it will accrue on a notional amount that is either (i) based on the principal balances of some or all of the mortgage assets in the related trust fund or (ii) equal to the principal balances of one or more other classes of certificates of the same series.  Reference to a notional amount with respect to a class of Stripped Interest Certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal.

If so specified in the accompanying prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the principal balance of) one or more classes of the certificates of a series will be reduced to the extent that any prepayment interest shortfalls, as described under “Yield Considerations—Shortfalls in Collections of Interest Resulting from Prepayments”, exceed the amount of any sums (including, if and to the extent specified in the accompanying prospectus supplement, the master servicer’s servicing compensation) that are applied to offset such shortfalls.  The particular manner in which prepayment interest shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the accompanying prospectus supplement.  The accompanying prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the principal balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund.  Unless otherwise provided in the accompanying prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the mortgage loans in the related trust fund may result in a corresponding increase in the principal balance of that class.  See “Risk Factors—Prepayment and Repurchases of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield” and “Yield Considerations” in this prospectus.

Distributions of Principal on the Certificates

Each class of certificates of each series (other than certain classes of Stripped Interest Certificates or REMIC Residual Certificates) will have a principal balance which, at any time, will equal the then maximum amount that the holders of certificates of that class will be entitled to receive in respect of principal out of the future cash flow on the mortgage loans and other assets included in the related trust fund.  The outstanding principal balance of a class of certificates will be reduced by distributions of principal made on those certificates from time to time and, if so provided in the accompanying prospectus supplement, further by any losses realized or certain trust fund expenses  incurred in respect of the related mortgage assets allocated to those certificates from time to time.  In turn, the outstanding principal balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets that is allocated to those certificates from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the distribution date on which distributions of interest on those Accrual Certificates are required to commence, by the amount of any Accrued Certificate Interest in respect thereof (reduced as described above).  Unless otherwise provided in the accompanying prospectus supplement, the initial aggregate principal balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of the applicable Cut-off Date, after application of scheduled payments due on or before such date, whether or not received.

As and to the extent described in the accompanying prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of such series entitled to distributions until the principal balances of those certificates have been reduced to zero.  Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund, may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on such mortgage assets.  In addition, distributions of principal with respect to one or more classes of controlled amortization certificates may be made, subject to available funds, based on a specified principal payment schedule and, with respect to one or more classes of companion classes of certificates, may be contingent on the specified principal payment schedule for a controlled amortization class of certificates of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received.  Unless otherwise specified in the accompanying prospectus supplement, distributions of principal of any class of certificates will be made on a pro rata basis among all of the certificates belonging to that class.

Components

To the extent specified in the accompanying prospectus supplement, distribution on a class of certificates may be based on a combination of two or more different components as described under “—General” above.  To that extent, the descriptions set forth under “—Distributions of Interest on the Certificates” and “—Distributions of Principal of the Certificates” above also relate to components of such a class of certificates.  In such case, reference in those sections to principal balance and pass-through rate refer to the principal balance, if any, of any of the components and the pass-through rate, if any, on any component, respectively.

Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of Equity Participations

If so provided in the accompanying prospectus supplement, prepayment premiums or payments in respect of equity participations entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in the accompanying prospectus supplement.

Allocation of Losses and Shortfalls

If so provided in the accompanying prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, on any distribution date in respect of which losses or shortfalls in collections on the mortgage assets have been incurred, the amount of such losses or shortfalls will be borne first by a class of subordinate certificates in the priority and manner and subject to the limitations specified in the accompanying prospectus supplement.  See “Description of Credit Support” in this prospectus for a description of the types of protection that may be included in shortfalls on mortgage assets comprising the trust fund.

Advances in Respect of Delinquencies

With respect to any series of certificates evidencing an interest in a trust fund, to the extent described in the accompanying prospectus supplement, a servicer or another entity described therein will be required as part of its servicing responsibilities to advance on or before each distribution date its own funds or funds held in the related collection account that are not required to be paid on the certificates on such distribution date, in an amount equal to the aggregate of payments of principal (other than any balloon payments) and interest (net of related servicing fees) that were due on the mortgage loans in the trust fund and were delinquent on the related determination date, subject to the servicer’s (or another entity’s) good faith determination that such advances will be reimbursable from the loan proceeds.  In the case of a series of certificates that includes one or more classes of subordinate certificates and, if so provided in the accompanying prospectus supplement, each servicer’s (or another entity’s) advance obligation may be limited only to the portion of such delinquencies necessary to make the required distributions on one or more classes of senior certificates and/or may be subject to the servicer’s (or another entity’s) good faith determination that such advances will be reimbursable not only from the loan proceeds but also from collections on other trust assets otherwise distributable on one or more classes of subordinate certificates.  See “Description of Credit Support” in this prospectus.

Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses.  Unless otherwise provided in the accompanying prospectus supplement, advances of a servicer’s (or another entity’s) funds will be reimbursable only out of recoveries on the mortgage loans (including amounts received under any form of credit support) respecting which advances were made and, if so provided in the accompanying prospectus supplement, out of any amounts otherwise distributable on one or more classes of subordinate certificates of such series; provided, however, that any advance will be reimbursable from any amounts in the related collection account prior to any distributions being made on the certificates to the extent that a servicer (or such other entity) shall determine in good faith that such advance is not ultimately recoverable from related proceeds on the mortgage loans or, if applicable, from collections on other trust assets otherwise distributable on the subordinate certificates.

If advances have been made from excess funds in a collection account, the master servicer (or other entity that advanced such funds will be required to replace such funds in the collection account on any future distribution date to the extent that funds then in the collection account are insufficient to permit full distributions to certificateholders on that date.  If so specified in the accompanying prospectus supplement, the obligation of a servicer or other specified entity to make advances may be secured by a cash advance reserve fund or a surety bond.  If applicable, we will provide in the accompanying prospectus supplement information regarding the characteristics of, and the identity of any obligor on, any such surety bond.

If and to the extent so provided in the accompanying prospectus supplement, any entity making advances will be entitled to receive interest on those advances for the period that such advances are outstanding at the rate specified therein and will be entitled to pay itself that interest periodically from general collections on the mortgage assets prior to any payment to certificateholders as described in the accompanying prospectus supplement.

The accompanying prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe any comparable advancing obligation of a party to the related pooling and servicing agreement or of a party to the related CMBS agreement.

Exchangeable Certificates

If specified in the related prospectus supplement, a series of certificates may include one or more classes that are “exchangeable certificates” (“Exchangeable Certificates”). In any of these series, the holders of one or more of the classes of Exchangeable Certificates will be entitled, after notice and, to the extent set forth in the related prospectus supplement, payment to the trustee of an exchange fee, to exchange all or a portion of those classes of Exchangeable Certificates for proportionate interests in one or more other specified classes of Exchangeable Certificates in such series.

If a series includes Exchangeable Certificates as described in the related prospectus supplement, all of these classes of Exchangeable Certificates will be listed in the related prospectus supplement. The classes of certificates that are exchangeable for one another will be referred to in the related prospectus supplement as “related” to each other, and each related grouping of Exchangeable Certificates will be referred to as a “combination.”  Each combination of Exchangeable Certificates will be issued by the related Trust Fund.  At any time after their initial issuance, any class of Exchangeable Certificates may be exchanged for the related class or classes of Exchangeable Certificates. In some cases, multiple classes of Exchangeable Certificates may be exchanged for one or more classes of related Exchangeable Certificates.

The descriptions in the related prospectus supplement of the certificates of a series that includes Exchangeable Certificates, including descriptions of principal and interest distributions, registration and denomination of certificates, credit enhancement, yield and prepayment considerations, tax and legal investment considerations and considerations of ERISA also will apply to each class of Exchangeable Certificates. The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in each class of Exchangeable Certificates. For example, separate decrement tables and yield tables, if applicable, will be included for each class of Exchangeable Certificates.

Exchanges.  If a holder of Exchangeable Certificates elects to exchange its Exchangeable Certificates for related Exchangeable Certificates, then:

●
the aggregate principal balance of the related Exchangeable Certificates received in the exchange, immediately after the exchange, will equal the aggregate principal balance, immediately prior to the exchange, of the Exchangeable Certificates so exchanged (for purposes of an exchange, interest-only classes of Exchangeable Certificates will have a principal balance of zero);

●
the aggregate amount of interest distributable on each distribution date with respect to the related Exchangeable Certificates received in the exchange will equal the aggregate amount of interest distributable on each distribution date with respect to the Exchangeable Certificates so exchanged; and

●	the class or classes of Exchangeable Certificates will be exchanged in the applicable proportions, if any, described in the related prospectus supplement.

Different types of combinations may exist. Any individual series of certificates may have multiple types of combinations. Some examples of combinations of Exchangeable Certificates that differ in their interest characteristics include:

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A class of Exchangeable Certificates with an interest rate that varies directly with changes in an index and a class of Exchangeable Certificates with an interest rate that varies indirectly with changes in the index may be exchangeable, together, for a related class of Exchangeable Certificates with a fixed interest rate. In such a combination, the classes of Exchangeable Certificates with interest rates that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the related class of Exchangeable Certificates with a fixed interest rate. In addition, the aggregate principal balance of the two classes of Exchangeable Certificates with interest rates that vary with an index would equal the aggregate principal balance of the related class of Exchangeable Certificates with the fixed interest rate.

●
An interest-only class and a principal-only class of Exchangeable Certificates may be exchangeable, together, for a related class of Exchangeable Certificates that is entitled to both principal and interest distributions.  In such a combination, the aggregate principal balance of the related class would be equal to the aggregate principal balance of the principal-only class of Exchangeable Certificates, and the interest rate on the related class, when applied to the aggregate principal balance of this related class, would generate interest equal to the annual interest amount of the interest-only class of Exchangeable Certificates.

●
Two classes of principal and interest classes of Exchangeable Certificates with different fixed interest rates may be exchangeable, together, for a single class of related Exchangeable Certificates that is entitled to both principal and interest distributions.  In such a combination, the aggregate principal balance of the single class of related Exchangeable Certificates would be equal to the aggregate principal balance of the two classes of Exchangeable Certificates, and the single class of related Exchangeable Certificates would have a fixed interest rate that, when applied to the principal balance of the single class of Exchangeable Certificates, would generate  interest equal to the aggregate annual interest amount of the two classes of Exchangeable Certificates.

In some series, a Certificateholder may be able to exchange its Exchangeable Certificates for other related Exchangeable Certificates that have different principal distribution characteristics.  Some examples of combinations of Exchangeable Certificates that differ in the principal distribution characteristics include:

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A class of Exchangeable Certificates that accretes all of its interest for a specified period, with the accreted amount added to the aggregate principal balance of the class of Exchangeable Certificates, and a second class of Exchangeable Certificates that receives principal distributions from these accretions, may be exchangeable, together, for a single class of related Exchangeable Certificates that receives distributions of interest continuously from the first distribution date on which it receives interest until it is retired.

●
A class of Exchangeable Certificates that is a planned amortization class, and a class of Exchangeable Certificates that only receives principal distributions on a distribution date if scheduled payments have been made on the planned amortization class, may be exchangeable, together, for a class of related Exchangeable Certificates that receives principal distributions without regard to the planned amortization schedule for the planned amortization class from the first distribution date on which it receives principal until it is retired.

A number of factors may limit the ability of a holder of Exchangeable Certificates to effect an exchange. For example, the Certificateholder must own, at the time of the proposed exchange, the class or classes of Exchangeable Certificates necessary to make the exchange in the necessary proportions. If a Certificateholder does not own the necessary classes of Exchangeable Certificates or does not own the necessary classes of Exchangeable Certificates in the proper proportions, the

Certificateholder may not be able to obtain the desired classes of Exchangeable Certificates. The Certificateholder desiring to make the exchange may not be able to purchase the necessary class of Exchangeable Certificates from the then current owner at a reasonable price, or the necessary proportion of the needed class of Exchangeable Certificates may no longer be available due to principal payments or prepayments that have been applied to that class of Exchangeable Certificates.

Procedures.  The related prospectus supplement will describe the procedures that must be followed to make an exchange of Exchangeable Certificates.  A Certificateholder will be required to provide notice to the trustee prior to the proposed exchange date within the time period specified in the related prospectus supplement. The notice must include the outstanding principal or notional amount of the Exchangeable Certificates to be exchanged and the related securities to be received, and the proposed exchange date. When the trustee receives this notice, it will provide instructions to the Certificateholder regarding delivery of the Exchangeable Certificates and, to the extent set forth in the related prospectus supplement, payment of the exchange fee. A Certificateholder’s notice to the trustee will become irrevocable on the second business day prior to the proposed exchange date specified in the related prospectus supplement. Any Exchangeable Certificates in book-entry form will be subject to the rules, regulations and procedures applicable to DTC’s book entry securities.

If the related prospectus supplement describes exchange proportions for a combination of classes of Exchangeable Certificates, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

Distributions on an Exchangeable Certificate received in an exchange will be made as described in the related prospectus supplement. Distributions will be made to the Certificateholder of record as of the applicable record date.

Reports to Certificateholders

On each distribution date a master servicer, trustee or certificate administrator will forward to the holder of certificates of each class of a series a distribution date statement accompanying the distribution of principal and/or interest to those holders.  As further provided in the accompanying prospectus supplement, the distribution date statement for each class will set forth to the extent applicable and available:

(i)          the amount of such distribution on the distribution date to holders of certificates of such class applied to reduce the principal balance thereof;

(ii)         the amount of such distribution on the distribution date to holders of certificates of each class allocable to interest distributable on that class of certificates;

(iii)        the amount, if any, of such distribution to holders of certificates of such class allocable to yield maintenance changes and/or prepayment premiums;

(iv)        the amount of servicing compensation received by each servicer and such other customary information as the master servicer or the trustee deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

(v)         the aggregate amount of debt service advances included in such distribution for such distribution date;

(vi)        the aggregate principal balance of the related mortgage loans on, or as of a specified date shortly prior to, such distribution date;

(vii)       the number and aggregate principal balance of any mortgage loans in respect of which (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) are delinquent 90 or more days and (D) are current but specially serviced or for which foreclosure proceedings have been commenced;

(viii)        with respect to any mortgage loan liquidated during the related collection period (other than a payment in full), (A) the loan number, (B) the aggregate amount of liquidation proceeds received and (C) the amount of any loss to certificateholders;

(ix)         with respect to any REO Property sold during the related collection period, (A) the loan number of the related mortgage loan, (B) the aggregate amount of sales proceeds and (C) the amount of any loss to certificateholders in respect of the related mortgage loan;

(x)          the principal balance or notional amount of each class of certificates immediately before and immediately after such distribution date, separately identifying any reduction in the principal balance due to the allocation of any losses realized or certain trust fund expenses in respect of the related mortgage loans;

(xi)         the aggregate amount of principal prepayments made on the mortgage loans during the related collection period;

(xii)        if such class of offered certificates has a pass-through rate the pass-through rate applicable thereto for such distribution date; and

(xiii)       any material modifications, extensions or waivers to mortgage loan terms.

In the case of information furnished pursuant to subclauses (i)-(iv) above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of such minimum denomination.  The accompanying prospectus supplement for each series of offered certificates will describe any additional information to be included in reports to the holders of such certificates.

Within a reasonable period of time after the end of each calendar year, the related master servicer, trustee or certificate administrator, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a certificateholder.  Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time to time in force.  See, however, “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in this prospectus.

If the trust fund for a series of certificates includes CMBS, the ability of the related master servicer, trustee or certificate administrator, as the case may be, to include in any distribution date statement information regarding the mortgage loans underlying such CMBS will depend on the reports received with respect to such CMBS.  In such cases, the accompanying prospectus supplement will describe the loan-specific information to be included in the distribution date statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

Voting Rights

The voting rights evidenced by each series of certificates will be allocated among the respective classes of such series in the manner described in the accompanying prospectus supplement.

Certificateholders will generally have a right to vote only with respect to required consents to certain amendments to the related pooling and servicing agreement and as otherwise specified in the accompanying prospectus supplement.  See “Description of the Pooling and Servicing Agreements—Amendment” in this prospectus.  The holders of specified amounts of certificates of a particular series will have the collective right to remove the related trustee and also to cause the removal of the related master servicer in the case of a servicer termination event under the related pooling and servicing agreement on the part of the master servicer.  See “Description of the Pooling and Servicing

Agreements— Servicer Termination Events”, “—Rights upon a Servicer Termination Event” and “—Resignation and Removal of the Trustee” in this prospectus.

Termination

The obligations created by the pooling and servicing agreement for each series of certificates will terminate upon the payment (or provision for payment) to certificateholders of that series of all amounts held in the related collection account, or otherwise by the related master servicer, trustee or certificate administrator, or by a special servicer, and required to be paid to such certificateholders pursuant to such pooling and servicing agreement following the earlier of (i) the final payment or other liquidation of the last mortgage asset subject to the pooling and servicing agreement or the disposition of all property acquired upon foreclosure of any mortgage loan subject to the pooling and servicing agreement and (ii) the purchase of all of the assets of the related trust fund by the party entitled to effect such termination, under the circumstances and in the manner that will be described in the accompanying prospectus supplement.  Written notice of termination of a pooling and servicing agreement will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of such series at the location to be specified in the notice of termination.

If so specified in the accompanying prospectus supplement, a series of certificates will be subject to optional early termination through the repurchase of the assets in the related trust fund by a party that will be specified in the accompanying prospectus supplement, under the circumstances and in the manner set forth in the accompanying prospectus supplement.  If so provided in the accompanying prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, a party identified in the accompanying prospectus supplement will be authorized or required to solicit bids for the purchase of all the assets of the related trust fund, or of a sufficient portion of such assets to retire such class or classes, under the circumstances and in the manner set forth in the accompanying prospectus supplement.  In any event, unless otherwise disclosed in the accompanying prospectus supplement, any such repurchase or purchase shall be at a price or prices that are generally based upon the unpaid principal balance of, plus accrued interest on, all mortgage loans (other than mortgage loans secured by REO properties) then included in a trust fund and the fair market value of all REO properties then included in the trust fund, which may or may not result in full payment of the aggregate principal balance plus accrued interest and any undistributed shortfall in interest for the then outstanding certificates.  Any sale of trust fund assets will be without recourse to the trust and/or certificateholders, provided, however, that there can be no assurance that in all events a court would accept such a contractual stipulation.

Book-Entry Registration and Definitive Certificates

If so provided in the accompanying prospectus supplement, one or more classes of the offered certificates of any series will be offered in book-entry format through the facilities of DTC, and each such class will be represented by one or more global certificates registered in the name of DTC or its nominee.

The holders of one or more classes of the offered certificates may hold their certificates through DTC (in the United States) or Clearstream Banking, société anonyme, (“Clearstream”) or Euroclear Bank S.A./N.V., as operator (the “Euroclear Operator”) of the Euroclear System (the “Euroclear System”) (in Europe) if they are participants of such respective system (“Participants”), or indirectly through organizations that are Participants in such systems.  Clearstream and the Euroclear Operator will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in the name of Clearstream and the Euroclear Operator on the books of the respective depositaries (collectively, the “Depositaries”) which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC.  DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates.  Participants include securities brokers and dealers, banks, trust companies and clearing corporations.  Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules.  Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures.  If the transaction complies with all relevant requirements, the Euroclear Operator or Clearstream, as the case may be, will then deliver instructions to the Depositary to take action to effect final settlement on its behalf.

Because of time-zone differences, it is possible that credits of securities in Clearstream or the Euroclear Operator as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day.  Cash received in Clearstream or the Euroclear Operator as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date, due to time-zone differences may be available in the relevant Clearstream or the Euroclear Operator cash account only as of the business day following settlement in DTC.

The holders of one or more classes of the offered certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, offered certificates may do so only through Participants and Indirect Participants.  In addition, holders of the offered certificates will receive all distributions of principal and interest from the trustee through the Participants who in turn will receive them from DTC.  Similarly, reports distributed to certificateholders pursuant to the pooling and servicing agreement and requests for the consent of certificateholders will be delivered to beneficial owners only through DTC, the Euroclear Operator, Clearstream and their respective Participants.  Under a book-entry format, holders of offered certificates may experience some delay in their receipt of payments, reports and notices, since such payments, reports and notices will be forwarded by the trustee to Cede & Co., as nominee for DTC.  DTC will forward such payments, reports and notices to its Participants, which thereafter will forward them to Indirect Participants, Clearstream, the Euroclear Operator or holders of offered certificates, as applicable.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers of offered certificates among Participants on whose behalf it acts with respect to the offered certificates and to receive and transmit distributions of principal of, and interest on, the offered certificates.  Participants and Indirect Participants with which the holders of offered certificates have accounts with respect to the offered certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective holders of offered certificates.  Accordingly, although the holders of offered certificates will not possess the offered certificates, the Rules provide a mechanism by which Participants will receive payments on offered certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of offered certificates to pledge such certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such certificates, may be limited due to the lack of a physical certificate for such certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an offered certificate under the pooling and servicing agreement only at the direction of one or more Participants to whose accounts with DTC the offered certificates are credited.  DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Except as required by law, none of the depositor, the underwriters, the master servicer, the trustee and the certificate administrator will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the offered certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Clearstream is a limited liability company (a société anonyme) organized under the laws of Luxembourg.  Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates.

The Euroclear System was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment.  The Euroclear System is owned by Euroclear.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”).  The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System.

The information in this prospectus concerning DTC, Clearstream or the Euroclear Operator and their book-entry systems has been obtained from sources believed to be reliable, but there can be no assurance that such information has not been changed or updated since the date hereof.

Offered certificates initially issued in book entry form will thereafter be issued in fully registered, certificated form to applicable beneficial owners or their nominees, rather than to DTC or its nominee, only—

●           if we advise the certificate administrator, the trustee and the certificate registrar in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to those certificates and we are unable to locate a qualified successor, or

●           if we, at our option, notify DTC of our intent to terminate the book entry system through DTC with respect to those certificates, and, upon receipt of notice of such intent from DTC, the participants holding beneficial interests in those certificates agree to initiate the termination.

Upon the occurrence of either of the events described in the first two bullets of the preceding sentence, the certificate administrator will be required to notify, in accordance with DTC’s procedures, all DTC Participants (as identified in a listing of DTC Participant accounts to which each class of book-entry certificates is credited) through DTC of the availability of such definitive certificates.  Upon surrender by DTC of the book-entry certificates, together with instructions for re-registration, the certificate administrator or other designated party will be required to execute and deliver, or cause to be executed and delivered, to the beneficial owners identified in those instructions the definitive certificates to which they are entitled, and thereafter the holders of those definitive certificates will be recognized as certificateholders under the pooling and servicing agreement.

DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS

General

The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the accompanying prospectus supplement.  In general, the parties to a pooling and servicing agreement will include the depositor, the trustee, the certificate administrator, the master servicer and, in some cases, a special servicer appointed as of the date of the pooling and servicing agreement.  However, a pooling and servicing agreement that relates to a trust fund that consists solely of CMBS may not include a master servicer or other servicer as a party.  All parties to each pooling and servicing agreement under which certificates of a series are issued will be identified in the accompanying prospectus supplement.

A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.  However, the provisions of each pooling and servicing agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund.  The following summaries describe certain provisions that may appear in a pooling and servicing agreement under which certificates that evidence interests in mortgage loans will be issued.  The accompanying prospectus supplement for a series of certificates will describe any provision of the related pooling and servicing agreement that materially differs from the description thereof contained in this prospectus and, if the related trust fund includes CMBS, will summarize all of the material provisions of the related pooling and servicing agreement.  The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement for each series of certificates and the description of such provisions in the accompanying prospectus supplement.  As used in this prospectus with respect to any series, the term “certificate” refers to all of the certificates of that series, whether or not offered hereby and by the accompanying prospectus supplement, unless the context otherwise requires.

Assignment of Mortgage Assets; Repurchases

As set forth in the accompanying prospectus supplement, generally at the time of issuance of any series of certificates, the depositor will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund, together with, unless otherwise specified in the accompanying prospectus supplement, all principal and interest to be received on or with respect to such mortgage loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date.  The trustee will, concurrently with such assignment, deliver the certificates to or at the direction of the depositor in exchange for the mortgage loans and the other assets to be included in the trust fund for such series.  Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement.  Such schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related mortgaged property and type of such property; the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; the original and outstanding principal balance; and the Loan-to-Value Ratio and Debt Service Coverage Ratio as of the date indicated.

With respect to each mortgage loan to be included in a trust fund, the depositor will deliver (or cause to be delivered) to the related trustee (or to a custodian appointed by the trustee) certain loan documents which will include the original mortgage note (or lost note affidavit) endorsed, without recourse, to the order of the trustee, the original mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the mortgage to the trustee in recordable form.  The related pooling and servicing agreement will require that the depositor or other party thereto promptly cause each such assignment of mortgage to be recorded in the appropriate public office for real property records.

The related trustee (or the custodian appointed by the trustee) will be required to review the mortgage loan documents within a specified period of days after receipt thereof, and the trustee (or the custodian) will hold such documents in trust for the benefit of the certificateholders of the related series.  Unless otherwise specified in the accompanying prospectus supplement, if any document is found to be missing or defective, in either case such that interests of the certificateholders are materially and adversely affected, the trustee (or such custodian) will be required to notify the master servicer and the depositor, and the master servicer will be required to notify the relevant mortgage loan seller.  In that case, and if the mortgage loan seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then unless otherwise specified in the accompanying prospectus supplement, the mortgage loan seller will be obligated to replace the related mortgage loan or repurchase it from the trustee at a price that will be described in the accompanying prospectus supplement.

If so provided in the accompanying prospectus supplement, the depositor will, as to some or all of the mortgage loans, assign or cause to be assigned to the trustee the related lease assignments.  In certain cases, the trustee, or master servicer, as applicable, may collect all moneys under the related leases and distribute amounts, if any, required under the leases for the payment of maintenance, insurance and taxes, to the extent specified in the related leases.  The trustee, or if so specified in the accompanying prospectus supplement, the master servicer, as agent for the trustee, may hold the leases in trust for the benefit of the certificateholders.

With respect to each CMBS in certificate form, the depositor will deliver or cause to be delivered to the trustee (or the custodian) the original certificate or other definitive evidence of such CMBS together with bond power or other instruments, certifications or documents required to transfer fully such CMBS to the trustee for the benefit of the certificateholders.  With respect to each CMBS in uncertificated or book-entry form or held through a “clearing corporation” within the meaning of the New York Uniform Commercial Code, the depositor and the trustee will cause such CMBS to be registered directly or on the books of such clearing corporation or of a financial intermediary in the name of the trustee for the benefit of the certificateholders.  Unless otherwise provided in the accompanying prospectus supplement, the related pooling and servicing agreement will require that either the depositor or the trustee promptly cause any CMBS in certificated form not registered in the name of the trustee to be reregistered, with the applicable persons, in the name of the trustee.

Representations and Warranties; Repurchases

Unless otherwise provided in the prospectus supplement for a series of certificates, the depositor will, with respect to each mortgage loan in the related trust fund, make or assign certain representations and warranties made by the warranting party, covering, by way of example:  (i) the accuracy of the information set forth for such mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related pooling and servicing agreement; (ii) the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage; (iii) the warranting party’s title to the mortgage loan and the authority of the warranting party to sell the mortgage loan; and (iv) the payment status of the mortgage loan.  It is expected that in most cases the warranting party will be the related mortgage loan seller.  However, the warranting party may also be an affiliate of the related mortgage loan seller acceptable to the depositor.  Each warranting party will be identified in the accompanying prospectus supplement.

Each pooling and servicing agreement generally will provide that the master servicer and/or trustee will be required to notify promptly any warranting party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the related certificateholders.  If such warranting party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the accompanying prospectus supplement, it will be obligated to repurchase such mortgage loan from the trustee within a specified period at a price that will be specified in the accompanying prospectus supplement.  If so provided in the accompanying prospectus supplement for a series of certificates, a warranting party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of certificates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the accompanying prospectus supplement.  This repurchase or substitution obligation may constitute the sole remedy available to holders of certificates of any series for a breach of representation and warranty by a warranting party.  Moreover, neither the depositor (unless it is the warranting party) nor any entity acting solely in its capacity as the master servicer will be obligated to purchase or replace a mortgage loan if a warranting party defaults on its obligation to do so.

The dates as of which representations and warranties have been made by a warranting party will be specified in the accompanying prospectus supplement.  In some cases, such representations and warranties will have been made as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made.  However, the depositor will not include any mortgage loan in the trust fund for any series of certificates if anything has come to the depositor’s attention that would cause it to believe that the representations and warranties made in respect of such mortgage loan will not be accurate in all material respects as of such date of issuance.

Collection Account

General.  The master servicer and/or the trustee will, as to each trust fund, establish and maintain or cause to be established and maintained collection accounts for the collection of payments on the related mortgage loans, which will be established so as to comply with the standards of each rating agency hired by us to rate any one or more classes of certificates of the related series.  As described in the accompanying prospectus supplement, a collection account may be maintained either as an interest-bearing or a non-interest-bearing account, and the funds held therein may be held as cash or invested in permitted investments, such as United States government securities and other investment grade obligations specified in the related pooling and servicing agreement.  Any interest or other income earned on funds in the collection account will be paid to the related master servicer or trustee as additional compensation.  A collection account may be maintained with the related servicer, special servicer or mortgage loan seller or with a depository institution that is our affiliate or an affiliate of any of the foregoing.  If permitted by such rating agency or agencies and so specified in the accompanying prospectus supplement, a collection account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or serviced by it on behalf of others.

Deposits.  Unless otherwise provided in the related pooling and servicing agreement and described in the accompanying prospectus supplement, the related master servicer, trustee, certificate administrator or special servicer will be required to deposit or cause to be deposited in the collection account for each trust fund within a certain period following receipt (in the case of collections and payments), the following payments and collections received, or advances made, by the master servicer, the trustee or any special servicer subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date):

(i)          all payments (from whatever source) on account of principal, including principal prepayments, on the mortgage loans;

(ii)         all payments (from whatever source) on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion thereof retained by the master servicer, any special servicer or sub-servicer as its servicing compensation or as compensation to the trustee;

(iii)        all insurance proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related mortgage and all other liquidation proceeds received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect thereof, by foreclosure or otherwise, together with the Net Operating Income (less reasonable reserves for future expenses) derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise;

(iv)        any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under “Description of Credit Support” in this prospectus;

(v)         any advances made as described under “Description of the Certificates—Advances in Respect of Delinquencies” in this prospectus;

(vi)        any amounts paid under any cash flow agreement, as described under “Description of the Trust Funds—Cash Flow Agreements” in this prospectus;

(vii)        all liquidation proceeds resulting from the purchase of any mortgage loan, or property acquired in respect thereof, by the depositor, any mortgage loan seller or any other specified person as described under “—Assignment of Mortgage Loans; Repurchases” and “—Representations and Warranties; Repurchases” above, all liquidation proceeds resulting from the purchase of any defaulted mortgage loan as described under “—Realization upon Defaulted Mortgage Loans” below; and all liquidation proceeds resulting from any mortgage asset purchased as described under “Description of the Certificates—Termination” in this prospectus;

(viii)       any amounts paid by the master servicer to cover prepayment interest shortfalls arising out of the prepayment of mortgage loans as described under “—Servicing Compensation and Payment of Expenses” below;

(ix)        to the extent that any such item does not constitute additional servicing compensation to the master servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or lenders’ equity participations on the mortgage loans;

(x)         all payments required to be deposited in the collection account with respect to any deductible clause in any blanket insurance policy described under “—Hazard Insurance Policies” below;

(xi)        any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the collection account; and

(xii)       any other amounts required to be deposited in the collection account as provided in the related pooling and servicing agreement and described in the accompanying prospectus supplement.

Withdrawals.  Unless otherwise provided in the related pooling and servicing agreement and described in the accompanying prospectus supplement, the master servicer, trustee, certificate administrator or special servicer may make withdrawals from the collection account for each trust fund for any of the following purposes:

(i)          to make distributions to the certificateholders on each distribution date;

(ii)         to reimburse the master servicer or any other specified person for unreimbursed amounts advanced by it as described under “Description of the Certificates—Advances in Respect of Delinquencies” in this prospectus, such reimbursement to be made out of amounts received which were identified and applied by the master servicer as late collections of interest (net of related servicing fees) on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit support with respect to such mortgage loans;

(iii)        to reimburse the master servicer or a special servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund related to a particular series of certificates and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent liquidation proceeds and insurance proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of credit support with respect to such mortgage loans and properties;

(iv)        to reimburse the master servicer or any other specified person for any advances described in clause (ii) above made by it, any servicing expenses referred to in clause (iii) above incurred by it and any servicing fees earned by it, which, in the good faith judgment of the master servicer or such other person, will not be recoverable from the amounts described in clauses (ii) and (iii), respectively, such reimbursement to be made from amounts collected on other mortgage loans in the related trust fund or, if and to the extent so provided by the related pooling and servicing agreement and described in the accompanying prospectus supplement, only from that portion of amounts collected on such other mortgage loans that is otherwise distributable on one or more classes of subordinate certificates of the related series;

(v)         if and to the extent described in the accompanying prospectus supplement, to pay the master servicer, a special servicer or another specified entity (including a provider of credit support) interest accrued on the advances described in clause (ii) above made by it and the servicing expenses described in clause (iii) above incurred by it while such remain outstanding and unreimbursed;

(vi)        to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such mortgaged properties, as described under “—Realization upon Defaulted Mortgage Loans” below;

(vii)       to reimburse the master servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under “—Certain Matters Regarding the Master Servicer and the Depositor” below;

(viii)       if and to the extent described in the accompanying prospectus supplement, to pay the fees of the trustee;

(ix)        to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under “—Certain Matters Regarding the Trustee” below;

(x)         to pay the master servicer or the trustee, as additional compensation, interest and investment income earned in respect of amounts held in the collection account and, to the extent described in the accompanying prospectus supplement, prepayment interest excesses collected from borrowers in connection with prepayments of mortgage loans and late charges and default interest collected from borrowers;

(xi)        to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any mortgaged property acquired by the trust fund by foreclosure or otherwise;

(xii)       if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under “Material Federal Income Tax Consequences—Taxation of Owners of REMIC Residual Certificates” and “—Prohibited Transactions Tax and Other Taxes” in this prospectus;

(xiii)      to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a mortgaged property acquired in respect thereof in connection with the liquidation of such mortgage loan or mortgaged property;

(xiv)        to pay for the cost of various opinions of counsel obtained pursuant to the related pooling and servicing agreement for the benefit of certificateholders;

(xv)         to pay for the cost of recording the related pooling and servicing agreement if recorded in accordance with the related pooling and servicing agreement;

(xvi)        to make any other withdrawals permitted by the related pooling and servicing agreement and described in the accompanying prospectus supplement; and

(xvii)       to clear and terminate the collection account upon the termination of the trust fund.

Collection and Other Servicing Procedures

Master Servicer.  The master servicer for any mortgage pool, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled mortgage loan payments and will be required to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such mortgage loans and held for its own account, provided such procedures are consistent with (i) the terms of the related pooling and servicing agreement and any related instrument of credit support included in the related trust fund, (ii) applicable law and (iii) the servicing standard specified in the related pooling and servicing agreement.

The master servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts for payment of taxes, insurance premiums and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; conducting property inspections on a periodic or other basis; managing REO properties; and maintaining servicing records relating to the mortgage loans.  Generally, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support.  See “Description of Credit Support” in this prospectus.

A master servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the servicing standard specified in the pooling and servicing agreement; provided that the modification, waiver or amendment will not (i) affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan or (ii) in the judgment of the master servicer, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon.  A master servicer also may agree to any other modification, waiver or amendment if, in its judgment (x) a material default on the mortgage loan has occurred or a payment default is imminent and (y) such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan on a present value basis than would liquidation.

Sub-Servicers.  A master servicer may delegate its servicing obligations in respect of the mortgage loans serviced by it to one or more third-party sub-servicers, but the master servicer will remain liable for such obligations under the related pooling and servicing agreement unless otherwise provided in the accompanying prospectus supplement.  Unless otherwise provided in the accompanying prospectus supplement, each sub-servicing agreement between a master servicer and a sub-servicer must provide that, if for any reason the master servicer is no longer acting in such capacity, the trustee or any successor master servicer may assume the master servicer’s rights and obligations under such sub-servicing agreement.

Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer’s compensation pursuant to the related pooling and servicing agreement is sufficient to pay such fees.  Each sub-servicer will be reimbursed by the master servicer for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under a pooling and servicing agreement.  See “—Collection Account” above and “—Servicing Compensation and Payment of Expenses” below.

Special Servicers.  If and to the extent specified in the accompanying prospectus supplement, a special servicer may be a party to the related pooling and servicing agreement or may be appointed by the master servicer or another specified party to perform certain specified duties (for example, the servicing of defaulted mortgage loans) in respect of the servicing of the related mortgage loans.  The special servicer under a pooling and servicing agreement may be an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor’s affiliates.  The master servicer will be liable for the performance of a special servicer only if, and to the extent, set forth in the accompanying prospectus supplement.

Each pooling and servicing agreement may provide that neither the special servicer nor any director, officer, employee or agent of the special servicer will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the pooling and servicing agreement or for errors in judgment; provided, however, that neither the special servicer nor any such person will be protected against any breach of a representation, warranty or covenant made in such pooling and servicing agreement, or against any expense or liability that such person is specifically required to bear pursuant to the terms of such pooling and servicing agreement, or against any liability that would otherwise be imposed by reason of misfeasance, bad faith or negligence in the performance of obligations or duties thereunder.

Realization upon Defaulted Mortgage Loans

A borrower’s failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt.  In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and to otherwise maintain and insure the related mortgaged property.  In general, the related master servicer will be required to monitor any mortgage loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related mortgaged property and take such other actions as are consistent with the servicing standard specified in the pooling and servicing agreement.  A significant period of time may elapse before the master servicer is able to assess the success of any such corrective action or the need for additional initiatives.

The time within which the special servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the certificateholders may vary considerably depending on the particular mortgage loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located.  If a borrower files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the mortgaged property for a considerable period of time.  See “Certain Legal Aspects of Mortgage Loans and Leases” in this prospectus.

A pooling and servicing agreement may grant to the master servicer, a special servicer, a provider of credit support and/or the holder or holders of certain classes of certificates of the related series a right of first refusal to purchase from the trust fund, at a predetermined purchase price (which, if insufficient to fully fund the entitlements of certificateholders to principal and interest thereon, will be specified in the accompanying prospectus supplement), any mortgage loan as to which a specified number of scheduled payments are delinquent.  In addition, the accompanying prospectus supplement may specify other methods for the sale or disposal of defaulted mortgage loans pursuant to the terms of the related pooling and servicing agreement.

If a default on a mortgage loan has occurred, the special servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related mortgaged property, by operation of law or otherwise, if such action is consistent with the servicing standard specified in the pooling and servicing agreement.  Unless otherwise specified in the accompanying prospectus supplement, the special servicer may not, however, acquire title to any mortgaged property or take any other action that would cause the trustee, for the benefit of certificateholders of the related series, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of, such mortgaged property within the meaning of certain federal environmental laws, unless the special servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund), that:

(i)           either the mortgaged property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the mortgaged property into compliance therewith is reasonably likely to produce a greater recovery on a present value basis than not taking such actions; and

(ii)          either there are no circumstances or conditions present at the mortgaged property relating to the use, management or disposal of hazardous materials for which investigation, testing, monitoring, containment, cleanup or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could reasonably be expected to be required, taking such actions with respect to the mortgaged property is reasonably likely to produce a greater recovery on a present value basis than not taking such actions.  See “Certain Legal Aspects of Mortgage Loans and Leases—Environmental Considerations” in this prospectus.

If title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer, on behalf of the trust fund, will be required to sell the mortgaged property by the end of the third calendar year following the year of acquisition or unless (i) the Internal Revenue Service grants an extension of time to sell such property or (ii) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund for more than three years after the end of the calendar year in which it was acquired will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding.  Subject to the foregoing, the special servicer will generally be required to solicit bids for any mortgaged property so acquired in such a manner as will be reasonably likely to realize a fair price for such property.  If the trust fund acquires title to any mortgaged property, the special servicer, on behalf of the trust fund, may retain an independent contractor to manage and operate such property.  The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage such mortgaged property in a manner consistent with the servicing standard specified in the pooling and servicing agreement.

If liquidation proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the special servicer with respect to such mortgage loan, the trust fund will realize a loss in the amount of such difference.  The special servicer will be entitled to reimbursement from the liquidation proceeds recovered on any defaulted mortgage loan (prior to the distribution of such liquidation proceeds to certificateholders), amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

Hazard Insurance Policies

Each pooling and servicing agreement may require the related servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related mortgage or, if the mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, such coverage as is consistent with the requirements of the servicing standard specified in the pooling and servicing agreement.  Such coverage generally will be in an amount equal to the lesser of the principal balance owing on such mortgage loan and the replacement cost of the mortgaged property, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy.  The ability of the related servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers.  All amounts collected by the related servicer under any such policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the related servicer’s normal servicing procedures and/or to the terms and conditions of the related mortgage and mortgage note) will be deposited in the related collection account.  The pooling and servicing agreement may provide that the related servicer may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in the related trust fund.  If such blanket policy contains a deductible clause, the related servicer will be required, in the event of a casualty covered by such blanket policy, to deposit in the related collection account all sums that would have been deposited therein but for such deductible clause.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.  Although the policies covering the mortgaged properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, terrorism, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks.

The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss.  If the insured’s coverage falls below this specified percentage, such clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender’s consent.  Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property.  The master servicer will determine whether to exercise any right the trustee may have under any such provision in a manner consistent with the servicing standard specified in the pooling and servicing agreement.  Unless otherwise specified in the accompanying prospectus supplement, the master servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property.  See “Certain Legal Aspects of Mortgage Loans and Leases—Due-on-Sale and Due-on-Encumbrance” in this prospectus.

Servicing Compensation and Payment of Expenses

Generally, a master servicer’s primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a portion of the interest payments on each mortgage loan in the related trust fund.  Any special servicer’s compensation with respect to a series of certificates will come from payments or other collections on or with respect to the related specially serviced mortgage loan and/or REO property.  Since that compensation is generally based on a percentage of the principal balance of each such mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans.  The accompanying prospectus supplement with respect to a series of certificates may provide that, as additional compensation, the master servicer may retain all or a portion of late payment charges, prepayment premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the collection account.  Any sub-servicer will receive a portion of the master servicer’s compensation as its sub-servicing compensation.

In addition to amounts payable to any sub-servicer, a master servicer may be required, to the extent provided in the accompanying prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to certificateholders.  Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the accompanying prospectus supplement, interest on such expenses at the rate specified therein, and the fees of the trustee and any special servicer, may be required to be borne by the trust fund.

If and to the extent provided in the accompanying prospectus supplement, the master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to prepayment interest shortfalls.

See “Yield Considerations—Shortfalls in Collections of Interest Resulting from Prepayments” in this prospectus.

Evidence as to Compliance

The accompanying prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer or us, as applicable, on or before the date specified in the related pooling and servicing agreement, an officer’s certificate stating that (i) a review of that party’s servicing activities during the preceding calendar year and of performance under the related pooling and servicing agreement has been made under the supervision of the officer, and (ii) to the best of the officer’s knowledge, based on the review, such party has fulfilled all its obligations under the related pooling and servicing agreement throughout the year, or, if there has been a default in the fulfillment of any obligation, specifying the default known to the officer and the nature and status of the default.

In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an “Assessment of Compliance”) that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB under the Securities Act (“Regulation AB”) that contains the following:

(a)           a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

(b)           a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

(c)           the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party; and

(d)           a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an “Attestation Report”) of a registered public accounting firm,

prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

Unless otherwise specified in an accompanying prospectus supplement, each pooling and servicing agreement will also require, on or before a specified date in each year, the master servicer to furnish to the trustee a statement signed by one or more officers of the master servicer to the effect that the master servicer has fulfilled its material obligations under that pooling and servicing agreement throughout the preceding calendar year or other specified twelve month period.

Certain Matters Regarding the Master Servicer and the Depositor

The master servicer under a pooling and servicing agreement may be an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor’s affiliates.  The related pooling and servicing agreement may permit the master servicer to resign from its obligations thereunder upon a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it at the date of the pooling and servicing agreement.  Unless applicable law requires the master servicer’s resignation to be effective immediately, no such resignation will become effective until the trustee or a successor servicer has assumed the master servicer’s obligations and duties under the pooling and servicing agreement.  The related pooling and servicing agreement may also provide that the master servicer may resign at any other time provided that (i) a willing successor master servicer has been found, (ii) each of the rating agencies hired by us to rate any one or more classes of certificates of the related series confirms in writing that the successor’s appointment will not result in a withdrawal, qualification or downgrade of any rating or ratings assigned to any such class of certificates, (iii) the resigning party pays all costs and expenses in connection with such transfer, and (iv) the successor accepts appointment prior to the effectiveness of such resignation.  Unless otherwise specified in the accompanying prospectus supplement, the master servicer will also be required to maintain a fidelity bond and errors and omissions policy that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds, errors and omissions or negligence, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions.

Each pooling and servicing agreement may further provide that none of the master servicer, the depositor and any director, officer, employee or agent of either of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the pooling and servicing agreement or for errors in judgment; provided, however, that none of the master servicer, the depositor and any such person will be protected against any breach of a representation, warranty or covenant made in such pooling and servicing agreement, or against any expense or liability that such person is specifically required to bear pursuant to the terms of such pooling and servicing agreement, or against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties thereunder.  Unless otherwise specified in the accompanying prospectus supplement, each pooling and servicing agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with the pooling and servicing agreement or the related series of certificates; provided, however, that such indemnification will not extend to any loss, liability or expense (i) that such person is specifically required to bear pursuant to the terms of such agreement, and is not reimbursable pursuant to the pooling and servicing agreement; (ii) incurred in connection with any breach of a representation, warranty or covenant made in the pooling and servicing agreement; (iii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the pooling and servicing agreement or by reason of reckless disregard of its obligations and duties thereunder.  In addition, each pooling and servicing agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under the pooling and servicing agreement and, unless it has received sufficient assurance as to the reimbursement of the costs and liabilities of such legal action or, in its opinion such legal action does not involve it in any expense or liability.  However, each of the master servicer and the depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the pooling and servicing agreement and the interests of the certificateholders thereunder.  In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the certificateholders, and the master servicer or the depositor, as the case may be, will be entitled to charge the related collection account therefor.

Subject, in certain circumstances, to the satisfaction of certain conditions that may be required in the related pooling and servicing agreement, any person into which the master servicer or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer or the depositor is a party, or any person succeeding to the business of the master servicer or the depositor, will be the successor of the master servicer or the depositor, as the case may be, under the related pooling and servicing agreement.

Servicer Termination Events

The servicer termination events for a series of certificates under the related pooling and servicing agreement generally will include (i) any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders in a timely manner, any amount required to be so distributed or remitted, which failure continues unremedied for one business day following the date on which such deposit was required, (ii) any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the pooling and servicing agreement which continues unremedied for 30 days after written notice of such failure has been given to the master servicer or the special servicer, as applicable, by any party to the pooling and servicing agreement, or to the master servicer or the special servicer, as applicable, by certificateholders entitled to not less than 25% (or such other percentage specified in the accompanying prospectus supplement) of the voting rights for such series (subject to certain extensions provided in the related pooling and servicing agreement); and (iii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or the special servicer and certain actions by or on behalf of the master servicer or the special servicer indicating its insolvency or inability to pay its obligations.  Material variations to the foregoing servicer termination events (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the accompanying prospectus supplement.

Rights upon a Servicer Termination Event

So long as a servicer termination event under a pooling and servicing agreement remains unremedied, the trustee will be authorized, and at the direction of certificateholders entitled to not less than 25% (or such other percentage specified in the accompanying prospectus supplement) of the voting rights for such series, the trustee will be required, to terminate all of the rights and obligations of the master servicer as master servicer under the pooling and servicing agreement, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement (except that if the master servicer is required to make advances in respect of mortgage loan delinquencies, but the trustee is prohibited by law from obligating itself to do so, or if the accompanying prospectus supplement so specifies, the trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements.  If the trustee is unwilling or unable so to act, it may (or, at the written request of certificateholders entitled to at least a majority (or such other percentage specified in the accompanying prospectus supplement) of the voting rights for such series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution that (unless otherwise provided in the accompanying prospectus supplement) is acceptable to each rating agency hired by us to  assigned ratings to the offered certificates of such series to act as successor to the master servicer under the pooling and servicing agreement.  Pending such appointment, the trustee will be obligated to act in such capacity.

No certificateholder will have the right under any pooling and servicing agreement to institute any proceeding with respect thereto unless such holder previously has given to the trustee written notice of default and unless certificateholders entitled to at least 25% (or such other percentage specified in the accompanying prospectus supplement) of the voting rights for the related series shall have made written request upon the trustee to institute such proceeding in its own name as trustee thereunder and shall have offered to the trustee reasonable indemnity, and the trustee for 60 days (or such other period specified in the accompanying prospectus supplement) shall have neglected or refused to institute any such proceeding.  The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by any pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of certificates of the related series, unless such certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Amendment

Each pooling and servicing agreement may be amended by the parties thereto, without the consent of any of the holders of the related certificates, for those purposes described in the accompanying prospectus supplement, which, among others, may include (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision in the pooling and servicing agreement that may be inconsistent with any other provision therein, (iii) to conform such pooling and servicing agreement to the related prospectus supplement, (iv) to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement that are not inconsistent with the provisions thereof or (v) to comply with any requirements imposed by the Code; provided that such amendment (other than an amendment for the purpose specified in clause (v) above) may not (as evidenced by an opinion of counsel to such effect satisfactory to the trustee) adversely affect in any material respect the interests of any such holder.  Each pooling and servicing agreement may also be amended for any purpose by the parties, with the consent of certificateholders entitled to the percentage specified in the accompanying prospectus supplement of the voting rights for the related series allocated to the affected classes; provided, however, that the accompanying prospectus supplement may provide that no such amendment may (w) reduce in any manner the amount of, or delay the timing of, payments received on any certificate without the consent of the holder of such certificate, (x) reduce the voting rights which are required to consent to any such amendment, without the consent of the holders of all certificates of class affected thereby, (y) adversely affect the status of any REMIC without the consent of 100% of the affected certificateholders or (z) modify the provisions of the pooling and servicing agreement described in this paragraph without the consent of the holders of all certificates of the related series.  However, unless otherwise specified in the related pooling and servicing agreement, the trustee will be prohibited from consenting to any amendment of a pooling and servicing agreement pursuant to which a REMIC election is to be or has been made unless the trustee shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund to fail to qualify as a REMIC at any time that the related certificates are outstanding.

List of Certificateholders

Upon written request of any certificateholder of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related pooling and servicing agreement, the trustee or other specified person will afford such certificateholder access, during normal business hours, to the most recent list of certificateholders of that series then maintained by such person.

The Trustee and Certificate Administrator

The trustee (or any certificate administrator designated thereunder) under each pooling and servicing agreement will be named in the accompanying prospectus supplement.  The commercial bank, national banking association, banking corporation or trust company that serves as trustee or certificate administrator may have typical banking relationships with the depositor and its affiliates and with any master servicer and its affiliates.  To the extent specified in the related prospectus supplement, the certificate administrator and/or a tax administrator may perform certain of the duties of the trustee.

Duties of the Trustee

The trustee for a series of certificates will make no representation as to the validity or sufficiency of the related pooling and servicing agreement, the certificates or any mortgage loan or related document and will not be accountable for the use or application by or on behalf of any master servicer of any funds paid to the master servicer or any special servicer in respect of the certificates or the mortgage loans, or any funds deposited into or withdrawn from the collection account or any other account by or on behalf of the master servicer or any special servicer.  If no servicer termination event under a related pooling and servicing agreement has occurred and is continuing, the trustee will be required to perform only those duties specifically required under the related pooling and servicing agreement.  However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the pooling and servicing agreement, the trustee will be required to examine such documents and to determine whether they conform to the requirements of the pooling and servicing agreement.

Certain Matters Regarding the Trustee

The trustee for a series of certificates may be entitled to indemnification, from amounts held in the related collection account, for any loss, liability or expense incurred by the trustee in connection with the trustee’s acceptance or administration of its trusts under the related pooling and servicing agreement; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee pursuant to the pooling and servicing agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the pooling and servicing agreement.  As and to the extent described in the accompanying prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

Resignation and Removal of the Trustee

The trustee for a series of certificates will be permitted at any time to resign from its obligations and duties under the related pooling and servicing agreement by giving written notice thereof to the depositor.  Upon receiving such notice of resignation, the master servicer (or such other person as may be specified in the accompanying prospectus supplement) will be required to use reasonable efforts to promptly appoint a successor trustee.  If no successor trustee shall have accepted an appointment within a specified period after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

Unless otherwise provided in the accompanying prospectus supplement, if at any time the trustee ceases to be eligible to continue as such under the related pooling and servicing agreement, or if at any time the trustee becomes incapable of acting, or if certain events of (or proceedings in respect of) bankruptcy or insolvency occur with respect to the trustee, the depositor will be authorized to remove the trustee and appoint a successor trustee.  In addition, unless otherwise provided in the accompanying prospectus supplement, holders of the certificates of any series entitled to more than 50% (or such other percentage specified in the accompanying prospectus supplement) of the voting rights for such series may at any time (with or without cause) remove the trustee and appoint a successor trustee.

Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

DESCRIPTION OF CREDIT SUPPORT

General

Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage loans or CMBS.  Credit support may be in the form of overcollateralization, a letter of credit, the subordination of one or more classes of certificates, the use of a pool insurance policy or guarantee insurance, the establishment of one or more reserve funds or through bonds, repurchase obligations or any combination of the foregoing.  If so provided in the accompanying prospectus supplement, any form of credit support may provide credit enhancement for more than one series of certificates to the extent described in the accompanying prospectus supplement.

The credit support generally will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related pooling and servicing agreement.  If losses or shortfalls occur that exceed the amount covered by the credit support or that are not covered by the credit support, certificateholders will bear their allocable share of deficiencies.  Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that such credit support will be exhausted by the claims of the holders of certificates of one or more other series before the former receive their intended share of such coverage.

If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage loans or CMBS, the accompanying prospectus supplement will include a description of (i) the nature and amount of coverage under such credit support, (ii) any conditions to payment thereunder not otherwise described in this prospectus, (iii) the conditions (if any) under which the amount of coverage under such credit support may be reduced and under which such credit support may be terminated or replaced and (iv) the material provisions relating to such credit support.  Additionally, the accompanying prospectus supplement will set forth certain information with respect to the obligor under any instrument of credit support, generally including (w) a brief description of its principal business activities, (x) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (y) if applicable, the identity of the regulatory agencies that exercise primary jurisdiction over the conduct of its business and (z) its total assets, and its stockholders equity or policyholders’ surplus, if applicable, as of a date that will be specified in the accompanying prospectus supplement.  See “Risk Factors—Credit Support May Not Cover Losses or Risks Which Could Adversely Affect Payment on Your Certificates” in this prospectus.

If the provider of the credit enhancement is liable or contingently liable to provide payments representing 10% or more of the cash flow supporting any offered class of certificates, the applicable prospectus supplement will disclose the name of the provider, the organizational form of the provider, the general character of the business of the provider and the financial information required by Item 1114(b)(2) of Regulation AB.  See “Description of the Offered Certificates—Credit Enhancement Provider” in the accompanying prospectus supplement, if applicable.

Subordinate Certificates

If so specified in the accompanying prospectus supplement, one or more classes of certificates of a series may be subordinate certificates which are subordinated in right of payment to one or more other classes of senior certificates.  If so provided in the accompanying prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls.  The accompanying prospectus supplement will set forth information concerning the amount of subordination provided by a class or classes of subordinate certificates in a series, the circumstances under which such subordination will be available and the manner in which the amount of subordination will be made available.

Cross-Support Provisions

If the mortgage loans or CMBS in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of a series, credit support may be provided by cross-support provisions requiring that distributions be made on senior certificates evidencing interests in one group of mortgage assets prior to distributions on subordinate certificates evidencing interests in a different group of mortgage loans or CMBS within the trust fund related to a particular series of certificates.  The accompanying prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

Insurance or Guarantees with Respect to Mortgage Loans

If so provided in the accompanying prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees.  A copy of each such instrument will accompany the Current Report on Form 8-K to be filed with the SEC contemporaneously with the final prospectus.

Letter of Credit

If so provided in the accompanying prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof may be covered by one or more letters of credit, issued by a bank or financial institution specified in the accompanying prospectus supplement.  Under a letter of credit, the bank or financial institution providing the letter of credit will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the accompanying prospectus supplement of the aggregate principal balance of the mortgage assets on the related Cut-off Date or of the initial aggregate principal balance of one or more classes of certificates.  If so specified in the accompanying prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls.  The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the accompanying prospectus supplement.  The obligations of the bank or financial institution providing the letter of credit for each series of certificates will expire at the earlier of the date specified in the accompanying prospectus supplement or the termination of the trust fund.  A copy of any such letter of credit will accompany the Current Report on Form 8-K to be filed with the SEC on or prior to the issuance of the certificates of the related series.

Certificate Insurance and Surety Bonds

If so provided in the accompanying prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties.  Such instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the accompanying prospectus supplement.  A copy of any such instrument will accompany the Current Report on Form 8-K to be filed with the SEC on or prior to the issuance of the certificates of the related series.

Reserve Funds

If so provided in the accompanying prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination thereof will be deposited, in the amounts specified in the accompanying prospectus supplement.  If so specified in the accompanying prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the accompanying prospectus supplement.  If so specified in the accompanying prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls.  Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained in the reserve fund may be released from the reserve fund under the conditions and to the extent specified in the accompanying prospectus supplement.

If so specified in the accompanying prospectus supplement, amounts deposited in any reserve fund will be invested in permitted investments, such as United States government securities and other investment grade obligations specified in the related pooling and servicing agreement.  Unless otherwise specified in the accompanying prospectus supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund.  However, such income may be payable to any related master servicer or another service provider as additional compensation for its services.  The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the accompanying prospectus supplement.

Credit Support with Respect to CMBS

If so provided in the accompanying prospectus supplement for a series of certificates, any CMBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus.  The accompanying prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe any similar forms of credit support that are provided by or with respect to, or are included as part of the trust fund evidenced by or providing security for, such CMBS.  The type, characteristic and amount of credit support will be determined based on the characteristics of the mortgage assets and other factors and will be established, in part, on the basis of requirements of each rating agency hired by us to rate the certificates of such series.  If so specified in the accompanying prospectus supplement, any such credit support may apply only in the event of certain types of losses or delinquencies and the protection against losses or delinquencies provided by such credit support will be limited.

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES

The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties.  Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans (or mortgage loans underlying any CMBS) is situated.  Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states.  See “Description of the Trust Funds—Mortgage Loans—Leases” in this prospectus.  For purposes of the following discussion, “mortgage loan” includes a mortgage loan underlying a CMBS.

General

Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located.  Mortgages, deeds of trust and deeds to secure debt are collectively referred to as “mortgages” in this prospectus and, unless otherwise specified, in the accompanying prospectus supplement.  A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note.  The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office.  However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.  Additionally, in some states, mechanic’s and materialman’s liens have priority over mortgage liens.

The mortgagee’s authority under a mortgage, the beneficiary’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Servicemembers Civil Relief Act) and, in some deed of trust transactions, the trustee’s authority is further limited by the directions of the beneficiary.

Types of Mortgage Instruments

There are two parties to a mortgage:  a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender).  In a mortgage, the mortgagor grants a lien on the subject property in favor of the mortgagee.  A deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made.  Under a deed of trust, the trustor grants the property to the trustee, in trust, irrevocably until the debt is paid, and generally with a power of sale.  A deed to secure debt typically has two parties.  The borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid.  In a case where the borrower is a land trust, there would be an additional party to a mortgage instrument because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower.  At origination of a mortgage loan involving a land trust, the borrower generally executes a separate undertaking to make payments on the mortgage note.  The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default.  If the borrower defaults, the license terminates and the lender is entitled to collect the rents.  Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.  Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession.  Such risks include liability for environmental clean-up costs and other risks inherent in property ownership.  See “—Environmental Considerations” below.  In most states, hotel and motel room receipts/revenues are considered accounts receivable under the Uniform Commercial Code; in cases where hotels or motels constitute loan security, the receipts/revenues are generally pledged by the borrower as additional security for the loan.  In general, the lender must file financing statements in order to perfect its security interest in the receipts/revenues and must file continuation statements, generally every five years, to maintain perfection of such security interest.  Even if the lender’s security interest in room receipts/revenues is perfected under the Uniform Commercial Code, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room receipts/revenues following a default.  See “—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security.  The creation and enforcement of liens on personal property are governed by the Uniform Commercial Code.  Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file Uniform

Commercial Code financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection.

Cooperative Loans

If specified in the accompanying prospectus supplement, the mortgage loans may consist of loans secured by “blanket mortgages” on the property owned by cooperative housing corporations.  If specified in the accompanying prospectus supplement, the mortgage loans may consist of cooperative loans secured by security interests in shares issued by private cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives’ buildings.  The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office.  Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

A cooperative generally owns in fee or has a leasehold interest in land and owns in fee or leases the building or buildings thereon and all separate dwelling units in the buildings.  The cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units.  Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder’s pro rata share of the cooperative’s payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses.  The cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance.  If there is a blanket mortgage or mortgages on the cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the cooperative, as property mortgagor, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations.  A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the cooperative’s apartment building or obtaining of capital by the cooperative.  The interest of the occupant under proprietary leases or occupancy agreements as to which that cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease.  If the cooperative is unable to meet the payment obligations (i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements, or (ii) arising under its land lease, the holder of the landlord’s interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements.  Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity.  The inability of the cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee and termination of all proprietary leases and occupancy agreements.  Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term, or, in the alternative, to purchase the land, could lead to termination of the cooperatives’ interest in the property and termination of all proprietary leases and occupancy agreements.  Upon foreclosure of a blanket mortgage on a cooperative, the lender would normally be required to take the mortgaged property subject to state and local regulations that afford tenants who are not shareholders various rent control and other protections.  A foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by a party who financed the purchase of cooperative shares by an individual tenant stockholder.

An ownership interest in a cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares.  The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and financing statements covering the proprietary lease or occupancy agreement and the cooperative shares are filed in the appropriate state and local offices to perfect the lender’s interest in its collateral.  Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.  See “—Foreclosure—Cooperative Loans” below.

Junior Mortgages; Rights of Senior Lenders

Some of the mortgage loans included in a trust fund may be secured by mortgage instruments that are subordinate to mortgage instruments held by other lenders.  The rights of the trust fund (and therefore the certificateholders), as holder of a junior mortgage instrument, are subordinate to those of the senior lender, including the prior rights of the senior lender to receive rents, hazard insurance and condemnation proceeds and to cause the mortgaged property to be sold upon borrower’s default and thereby extinguish the trust fund’s junior lien unless the master servicer or special servicer satisfies the defaulted senior loan, or, if permitted, asserts its subordinate interest in a property in foreclosure litigation.  As discussed more fully below, in many states a junior lender may satisfy a defaulted senior loan in full, adding the amounts expended to the balance due on the junior loan.  Absent a provision in the senior mortgage instrument, no notice of default is required to be given to the junior lender.

The form of the mortgage instrument used by many institutional lenders confers on the lender the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and (subject to any limits imposed by applicable state law) to apply such proceeds and awards to any indebtedness secured by the mortgage instrument in such order as the lender may determine.  Thus, if improvements on a property are damaged or destroyed by fire or other casualty, or if the property is taken by condemnation, the holder of the senior mortgage instrument will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the senior indebtedness.  Accordingly, only the proceeds in excess of the amount of senior indebtedness will be available to be applied to the indebtedness secured by a junior mortgage instrument.

The form of mortgage instrument used by many institutional lenders typically contains a “future advance” clause, which provides, in general, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage instrument.  While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an “obligatory” or an “optional” advance.  If the lender is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as the amounts advanced at origination, notwithstanding that intervening junior liens may have been recorded between the date of recording of the senior mortgage instrument and the date of the future advance, and notwithstanding that the senior lender had actual knowledge of such intervening junior liens at the time of the advance.  Where the senior lender is not obligated to advance the additional amounts and has actual knowledge of the intervening junior liens, the advance may be subordinate to such intervening junior liens.  Priority of advances under a “future advance” clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a “credit limit” amount stated in the recorded mortgage.

Another provision typically found in the form of mortgage instrument used by many institutional lenders permits the lender to itself perform certain obligations of the borrower (for example, the obligations to pay when due all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property that are senior to the lien of the mortgage instrument, to maintain hazard insurance on the property, and to maintain and repair the property) upon a failure of the borrower to do so, with all sums so expended by the lender becoming part of the indebtedness secured by the mortgage instrument.

The form of mortgage instrument used by many institutional lenders typically requires the borrower to obtain the consent of the lender in respect of actions affecting the mortgaged property, including the execution of new leases and the termination or modification of existing leases, the performance of alterations to buildings forming a part of the mortgaged property and the execution of management and leasing agreements for the mortgaged property.  Tenants will often refuse to execute leases unless the lender executes a written agreement with the tenant not to disturb the tenant’s possession of its premises in the event of a foreclosure.  A senior lender may refuse to consent to matters approved by a junior lender, with the result that the value of the security for the junior mortgage instrument is diminished.

Foreclosure

General.  Foreclosure is a legal procedure that allows the lender to seek to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage in respect of the mortgaged property.  If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary From State to State.  Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale usually granted in the mortgage instrument.  Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires years to complete.  Moreover, the filing by or against the borrower-mortgagor of a bankruptcy petition would impose an automatic stay on such proceedings and could further delay a foreclosure sale.

Judicial Foreclosure.  A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property.  Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.  Delays in completion of the foreclosure may occasionally result from difficulties in locating proper defendants.  As stated above, if the lender’s right to foreclose is contested by any defendant, the legal proceedings may be time-consuming.  In addition, judicial foreclosure is a proceeding in equity and, therefore, equitable defenses may be raised against the foreclosure.  Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment.  Such sales are made in accordance with procedures that vary from state to state.

Non-Judicial Foreclosure/Power of Sale.  Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust.  A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits.  A power of sale under a deed of trust or mortgage allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law.  In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party which has recorded a request for a copy of a notice of default and notice of sale.  In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders.  A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers.  The borrower or a junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation.  In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale.  In addition to such cure rights, in most jurisdictions, the borrower-mortgagor or a subordinate lienholder can seek to enjoin the non-judicial foreclosure by commencing a court proceeding.  Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Both judicial and non-judicial foreclosures may result in the termination of leases at the mortgaged property, which in turn could result in the reduction in the income for such property.  Some of the factors that will determine whether or not a lease will be terminated by a foreclosure are:  the provisions of applicable state law, the priority of the mortgage vis-a-vis the lease in question, the terms of the lease and the terms of any subordination, non-disturbance and attornment agreement between the tenant under the lease and the mortgagee.

Equitable Limitations on Enforceability of Certain Provisions.  United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions.  These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair.  Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan.  In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability.  In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or placing a subordinate mortgage or other encumbrance upon the mortgaged property.  Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily prescribed minimum notice.  For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

Public Sale.  A third party may be unwilling to purchase a mortgaged property at a public sale for a number of reasons, including the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.  For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished.  Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale.  The costs involved in a foreclosure process can often be quite expensive; such costs may include, depending on the jurisdiction involved, legal fees, court administration fees, referee fees and transfer taxes or fees.  The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property.  The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property.  Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property.  Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property.  In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness, including penalty fees and court costs, or face foreclosure.

Rights of Redemption.  The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption.”  The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest.  Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption.  In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property.  In some states, statutory redemption may occur only upon payment of the foreclosure sale price.  In other states, redemption may be permitted if the former borrower pays only a portion of the sums due.  The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure.  Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired.  In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation.  Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan.  However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law.  For example, in some states a lender cannot obtain a deficiency judgment against the borrower following a non-judicial foreclosure.  A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender.  Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower.  In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security.  Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security.  Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the judicially determined fair market value of the property at the time of the sale.

Leasehold Risks.  Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease.  Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower.  The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default or the bankruptcy of the lessee or the lessor, the leasehold mortgagee would lose its security.  This risk may be substantially lessened if the ground lease contains provisions protective of the leasehold mortgagee, such as a provision that requires the ground lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, a provision that permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, a provision that gives the leasehold mortgagee the right to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease or a provision that prohibits the ground lessee/borrower from treating the ground lease as terminated in the event of the ground lessor’s bankruptcy and rejection of the ground lease by the trustee for the debtor/ground lessor.  Certain mortgage loans, however, may be secured by liens on ground leases that do not contain all or some of these provisions.

Regulated Healthcare Facilities.  A mortgage loan may be secured by a mortgage on a nursing home or other regulated healthcare facility.  In most jurisdictions, a license (which is nontransferable and may not be assigned or pledged) granted by the appropriate state regulatory authority is required to operate a regulated healthcare facility.  Accordingly, the ability of a person acquiring this type of property upon a foreclosure sale to take possession of and operate the same as a regulated healthcare facility may be prohibited by applicable law.  Notwithstanding the foregoing, however, in certain jurisdictions the person acquiring this type of property at a foreclosure sale may have the right to terminate the use of the same as a regulated healthcare facility and convert it to another lawful purpose.

Cross-Collateralization.  Certain of the mortgage loans may be secured by more than one mortgage covering mortgaged properties located in more than one state.  Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under a cross-collateralized mortgage loan to foreclose on the related mortgaged properties in a particular order rather than simultaneously in order to ensure that the lien of the mortgages is not impaired or released.

Cooperative Loans.  The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative’s certificate of incorporation and by-laws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics’ liens against the cooperative apartment building incurred by such tenant-stockholder.  The proprietary lease or occupancy agreement generally permit the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder.  Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder.  A default under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or the occupancy agreement is terminated, the cooperative will recognize the lender’s lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative’s right to sums due under such proprietary lease or occupancy agreement.  The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease.  Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code and the security agreement relating to those shares.  Article 9 of the Uniform Commercial Code requires that a sale be conducted in a “commercially reasonable” manner.  Whether a foreclosure sale has been conducted in a “commercially reasonable” manner will depend on the facts in each case.  In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure.  Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

Article 9 of the Uniform Commercial Code provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest.  The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperatives to receive sums due under the proprietary lease or occupancy agreement.  If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus.  Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

Bankruptcy Laws

Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment.  For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case.  The delay and the consequences thereof caused by the automatic stay can be significant.  Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienholder would stay the senior lender from proceeding with any foreclosure action.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender’s secured claim are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances.  For example, if the loan is undersecured, the outstanding amount of the loan which would remain secured may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest) pursuant to a confirmed plan, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan.  Other modifications may include the reduction in the amount of each scheduled payment by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity.  Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years.  Also under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor’s petition.  This may be done even if the full amount due under the original loan is never repaid.

Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to such effect or because of certain other similar events.  This prohibition could limit the ability of the trustee for a series of certificates to exercise certain contractual remedies with respect to the leases.  In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate.  This may delay a trustee’s exercise of such remedies for a related series of certificates in the event that a related lessee or a related mortgagor becomes the subject of a proceeding under the Bankruptcy Code.  For example, a mortgagee would be stayed from enforcing a lease assignment by a mortgagor related to a mortgaged property if the related mortgagor was in a bankruptcy proceeding.  The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents.  Similarly, the filing of a petition in a bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee’s petition.  Rents and other proceeds of a mortgage loan may also escape an assignment thereof if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding.  See “—Leases and Rents” above.

In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease.  If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance.  Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate.  If the lease is rejected, such rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition.  As a consequence, the other party or parties to such lease, such as the mortgagor, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from such breach which could adversely affect the security for the related mortgage loan.  In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15% of the remaining term of the lease, but not more than three years.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat such lease as terminated by such rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of such term, and for any renewal or extension of such term that is enforceable by the lessee under applicable nonbankruptcy law.  The Bankruptcy Code provides that if a lessee elects to remain in possession after such a rejection of a lease, the lessee may offset any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date against rents reserved under the lease.  To the extent provided in the accompanying prospectus supplement, the lessee will agree under certain leases to pay all amounts owing thereunder to the master servicer without offset.  To the extent that such a contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

In a bankruptcy or similar proceeding of a mortgagor, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the mortgagor, or made directly by the related lessee, under the related mortgage loan to the trust fund.  Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business.  Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender.  In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept.  Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust.  Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

Certain of the mortgagors may be partnerships.  The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement.  This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable.  Certain limited partnership agreements of the mortgagors may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership agreement permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partner to agree within a specified time frame (often 60 days) after such withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so.  In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of such partnerships triggers the dissolution of such partnership, the winding up of its affairs and the distribution of its assets.  Such state laws, however, may not be enforceable or effective in a bankruptcy case.  The dissolution of a mortgagor, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under a related mortgage loan, which may reduce the yield on the related series of certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general partner of a mortgagor that is a partnership may provide the opportunity for a trustee in bankruptcy for such general partner, such general partner as a debtor-in-possession, or a creditor of such general partner to obtain an order from a court consolidating the assets and liabilities of the general partner with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil.  In such a case, the mortgaged property could become property of the estate of such bankrupt general partner.  Not only would the mortgaged property be available to satisfy the claims of creditors of such general partner, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to such mortgaged property.  However, such an occurrence should not affect the trustee’s status as a secured creditor with respect to the mortgagor or its security in the mortgaged property.

Environmental Considerations

General.  A lender may be subject to environmental risks when taking a security interest in real property.  Of particular concern may be properties that are or have been used for industrial, manufacturing, military, disposal or certain commercial activities.  Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions and natural resource damages that could exceed the value of the property or the amount of the lender’s loan.  In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for such costs.

Superlien Laws.  Under certain federal and state laws, contamination on a property may give rise to a lien on the property for clean-up costs.  In several states, such a lien has priority over all existing liens, including those of existing mortgages.  In these states, the lien of a mortgage may lose its priority to such a “superlien.”

CERCLA.  The federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up.  Excluded from CERCLA’s definition of “owner” or “operator,” however, is a lender that, “without participating in the management” of a facility holds indicia of ownership primarily to protect his security interest in the facility.  This secured creditor exemption is intended to provide a lender certain protections from liability under CERCLA as an owner or operator of contaminated property.  However, a secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender are deemed to have actually participated in the management of such mortgaged property or the operations of the borrower.  Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise.  Moreover, such liability, if incurred, would not be limited to, and could substantially exceed, the original or unamortized principal balance of a loan or to the value of the property securing a loan.

In addition, lenders may face potential liability for remediation of releases of petroleum or hazardous wastes from underground storage tanks under the federal Resource Conservation and Recovery Act (“RCRA”), if they are deemed to be the “owners” or “operators” of facilities in which they have a security interest or upon which they have foreclosed.

The federal Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “Lender Liability Act”) seeks to clarify the actions a lender may take without incurring liability as an “owner” or “operator” of contaminated property or underground petroleum storage tanks.  The Lender Liability Act amends CERCLA and RCRA to provide guidance on actions that do or do not constitute “participation in management.”  However, the protections afforded by these amendments are subject to terms and conditions that have not been clarified by the courts.  Moreover, the Lender Liability Act does not, among other things:  (1) eliminate potential liability to lenders under CERCLA or RCRA, (2) necessarily reduce credit risks associated with lending to borrowers having significant environmental liabilities or potential liabilities, (3) eliminate environmental risks associated with taking possession of contaminated property or underground storage tanks or assuming control of the operations thereof, or (4) necessarily affect liabilities or potential liabilities under state environmental laws which may impose liability on “owners or operators” but do not incorporate the secured creditor exemption.

Certain Other State Laws.  Many states have statutes similar to CERCLA and RCRA, and not all of those statutes provide for a secured creditor exemption.

In a few states, transfers of some types of properties are conditioned upon cleanup of contamination.  In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to enter into an agreement with the state providing for the cleanup of the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury, or damage to property) related to hazardous environmental conditions on a property.  While a party seeking to hold a lender liable in such cases may face litigation difficulties, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations.

Additional Considerations.  The cost of remediating hazardous substance contamination at a property can be substantial.  If a lender becomes liable, it can bring an action for contribution against other potentially liable parties, but such parties may be bankrupt or otherwise judgment proof.  Accordingly, it is possible that such costs could become a liability of the trust fund and occasion a loss to the certificateholders.

To reduce the likelihood of such a loss, unless otherwise specified in the accompanying prospectus supplement, the pooling and servicing agreement will provide that the master servicer, acting on behalf of the trustee, may not take possession of a mortgaged property or take over its operation unless the master servicer, based solely on a report (as to environmental matters) prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under “Description of the Pooling and Servicing Agreements—Realization upon Defaulted Mortgage Loans” in this prospectus.

If a lender forecloses on a mortgage secured by a property, the operations of which are subject to environmental laws and regulations, the lender may be required to operate the property in accordance with those laws and regulations.  Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure).  Such disclosure may result in the imposition of certain investigation or remediation requirements and/or decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property.  In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states.  By virtue, however, of the Garn-St. Germain Depository Institutions Act of 1982 (the “Garn-St Germain Act”), effective October 15, 1982 (which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing, among other matters, that “due-on-sale” clauses in certain loans made after the effective date of the Garn-St Germain Act are enforceable, within certain limitations as set forth in the Garn-St Germain Act and the regulations promulgated thereunder), a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, regardless of the master servicer’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

Certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans.  Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk.  First, the borrower may have difficulty servicing and repaying multiple loans.  Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan.  Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender.  For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened.  Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender.  Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties.  In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments.  Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid.  In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Certain Laws and Regulations; Types of Mortgaged Properties

The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations.  Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property (e.g., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related mortgage loan.  Mortgages on properties which are owned by the mortgagor under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association.  Mortgaged properties which are hotels or motels may present additional risk in that hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be limited by the operator.  In addition, the transferability of the hotel’s liquor and other licenses to an entity acquiring the hotel either through purchases or foreclosure is subject to the vagaries of local law requirements.  In addition, mortgaged properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of such properties.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980.  Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.

In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

No mortgage loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such mortgage loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower’s counsel has rendered an opinion that such choice of law provision would be given effect.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower’s active duty status.  In addition to adjusting the interest, the lender must forgive any such interest in excess of 6%, unless a court or administrative agency orders otherwise upon application of the lender.  The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military.  Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.  Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans.  Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless otherwise specified in the accompanying prospectus supplement, any form of credit support provided in connection with such certificates.  In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status and, under certain circumstances, during an additional three-month period thereafter.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers that are structural in nature from existing places of public accommodation to the extent “readily achievable.”  In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals.  The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person.  The requirements of the ADA may also be imposed on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord.  Since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Forfeiture in Drug, RICO and Money Laundering Proceedings

Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America.  The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 (the “USA Patriot Act”) and the regulations issued pursuant to that Act, as well as the narcotic drug laws.  In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture.”  However, there is no assurance that such a defense will be successful.

Federal Deposit Insurance Act; Commercial Mortgage Loan Servicing

Under the Federal Deposit Insurance Act, federal bank regulatory authorities, including the Office of the Comptroller of the Currency (OCC), have the power to determine if any activity or contractual obligation of a bank constitutes an unsafe or unsound practice or violates a law, rule or regulation applicable to such bank.  If Wells Fargo or another bank is a servicer and/or a mortgage loan seller for a series and the OCC, which has primary regulatory authority over Wells Fargo and other banks, were to find that any obligation of Wells Fargo or such other bank under the related pooling and servicing agreement or other agreement or any activity of Wells Fargo or such other bank constituted an unsafe or unsound practice or violated any law, rule or regulation applicable to it, the OCC could order Wells Fargo or such other bank, among other things, to rescind such contractual obligation or terminate such activity.

In March 2003, the OCC issued a temporary cease and desist order against a national bank (which was converted to a consent order in April 2003) asserting that, contrary to safe and sound banking practices, the bank was receiving inadequate servicing compensation in connection with several credit card securitizations sponsored by its affiliates because of the size and subordination of the contractual servicing fee, and ordered the bank, among other things, to immediately resign as servicer, to cease all servicing activity within 120 days and to immediately withhold funds from collections in an amount sufficient to compensate it for its actual costs and expenses of servicing (notwithstanding the priority of payments in the related securitization agreements).  Although, at the time the 2003 temporary cease and desist order was issued, no conservator or receiver had been appointed with respect to the national bank, the national bank was already under a consent cease and desist order issued in May 2002 covering numerous matters, including a directive that the bank develop and submit a plan of disposition providing for the sale or liquidation of the bank, imposing general prohibitions on the acceptance of new credit card accounts and deposits in general, and placing significant restrictions on the bank’s transactions with its affiliates.

While the depositor does not believe that the OCC would consider, with respect to any series, (i) provisions relating to Wells Fargo or another bank acting as a servicer under the related pooling and servicing agreement, (ii) the payment or amount of the servicing compensation payable to Wells Fargo or another bank or (iii) any other obligation of Wells Fargo or another bank under the related pooling and servicing agreement or other contractual agreement under which the depositor may purchase mortgage loans from Wells Fargo or another bank, to be unsafe or unsound or violative of any law, rule or regulation applicable to it, there can be no assurance that the OCC in the future would not conclude otherwise.  If the OCC did reach such a conclusion, and ordered Wells Fargo or another bank to rescind or amend any such agreement, payments on certificates could be delayed or reduced.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

This is a general discussion of the anticipated material federal income tax consequences of purchasing, owning and transferring the offered certificates.  This discussion is directed to certificateholders that acquire the offered certificates in the initial offering and hold the offered certificates as capital assets within the meaning of section 1221 of the Internal Revenue Code of 1986 (the “Code”).  It does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly investors subject to special treatment under the Code, including:

●	banks,

●	insurance companies,

●	foreign investors.

●	tax exempt investors,

●	holders whose “functional currency” is not the United States dollar,

●	United States expatriates, and

●	holders holding the offered certificates as part of a hedge, straddle, or conversion transaction.

Further, this discussion and any legal opinions referred to in this discussion are based on current provisions and interpretations of the Code and the accompanying Treasury regulations and on current judicial and administrative rulings.  All of these authorities are subject to change and any change can apply retroactively.  No rulings have been or will be sought from the Internal Revenue Service (the “IRS”) with respect to any of the federal income tax consequences discussed below.  Accordingly, the IRS may take contrary positions.

Investors and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is—

●	given with respect to events that have occurred at the time the advice is rendered, and

●	is directly relevant to the determination of an entry on a tax return.

Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of the offered certificates, investors are encouraged to consult their own tax advisors regarding that issue.  Investors should do so not only as to federal taxes, but also as to state and local taxes.  See “State and Other Tax Consequences.”

The following discussion addresses securities of two general types:

●
REMIC certificates, representing interests in a trust, or a portion of the assets of that trust, as to which a specified person or entity will make a real estate mortgage investment conduit, or REMIC, election under sections 860A through 860G of the Code; and

●	grantor trust certificates, representing interests in a trust, or a portion of the assets of that trust, as to which no REMIC election will be made.

We will indicate in the prospectus supplement for each series of offered certificates whether the related trustee, another party to the related pooling and servicing agreement or an agent appointed by that trustee or other party will act as tax administrator for the related trust.  If the related tax administrator is required to make a REMIC election, we also will identify in the related prospectus supplement all regular interests and residual interests in the REMIC.

The following discussion is limited to certificates offered under this prospectus.  In addition, this discussion applies only to the extent that the related trust holds only mortgage loans.  If a trust holds assets other than mortgage loans, such as CMBS, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included.  In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements will also be discussed in the related prospectus supplement.

The following discussion is based in part on the rules governing original issue discount in sections 1271 through 1273 and 1275 of the Code and in the Treasury regulations issued under those sections.  It is also based in part on the rules governing REMICs in sections 860A through 860G of the Code and in the Treasury regulations issued or proposed under those sections.  The regulations relating to original issue discount do not adequately address all issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.

REMICs

General.  With respect to each series of offered certificates for which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement and any related intercreditor agreements, and subject to any other assumptions set forth in the opinion:

●	the related trust, or the relevant designated portion of the trust, will qualify as a REMIC, and

●	any and all offered certificates representing interests in a REMIC will be either—

1.	regular interests in the REMIC, or

2.	residual interests in the REMIC.

If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Code for REMIC status, it may lose its REMIC status.  If so, the entity may become taxable as a corporation.  Therefore, the related certificates may not be given the tax treatment summarized below.  Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so.  Any relief mentioned above, moreover, may be accompanied by sanctions.  These sanctions could include the imposition of a corporate tax on all or a portion of a trust’s income for the period in which the requirements for REMIC status are not satisfied.  The pooling and servicing agreement with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Code.

Characterization of Investments in REMIC Certificates.  Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as—

●	“real estate assets” within the meaning of section 856(c)(5)(B) of the Code in the hands of a real estate investment trust, and

●	“loans secured by an interest in real property” or other assets described in section 7701(a)(19)(C) of the Code in the hands of a thrift institution,

in the same proportion that the assets of the related REMIC are so treated.

However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or other prescribed purposes, the related offered certificates will not be treated as assets qualifying under section 7701(a)(19)(C) of the Code.  If 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the related offered certificates will qualify for the corresponding status in their entirety for that calendar year.

In addition, unless we state otherwise in the related prospectus supplement, offered certificates that are REMIC regular certificates will be “qualified mortgages” within the meaning of section 860G(a)(3) of the Code in the hands of another REMIC.

Finally, interest, including original issue discount, on offered certificates that are REMIC regular certificates, and income allocated to offered certificates that are REMIC residual certificates, will be interest described in section 856(c)(3)(B) of the Code if received by a real estate investment trust, to the extent that these certificates are treated as “real estate assets” within the meaning of section 856(c)(5)(B) of the Code.

The related tax administrator will determine the percentage of the REMIC’s assets that constitute assets described in the above-referenced sections of the Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter.  The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

The assets of the REMIC will include, in addition to mortgage loans—

●	collections on mortgage loans held pending payment on the related offered certificates, and

●	any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts.

It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the Code.  In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the Code.  If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently.  The Treasury regulations do provide, however, that cash received from collections on mortgage loans held pending payment is considered part of the mortgage loans for purposes of section 856(c)(5)(B) of the Code, relating to real estate investment trusts.

To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower’s interest in a bank account, that mortgage loan is not secured solely by real estate.  Accordingly:

●	a portion of that certificate may not represent ownership of “loans secured by an interest in real property” or other assets described in section 7701(a)(19)(C) of the Code;

●	a portion of that certificate may not represent ownership of “real estate assets” under section 856(c)(5)(B) of the Code; and

●	the interest on that certificate may not constitute “interest on obligations secured by mortgages on real property” within the meaning of section 856(c)(3)(B) of the Code.

Tiered REMIC Structures.  For some series of REMIC certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes.  As to each of these series of REMIC certificates, our counsel will opine that each portion of the related trust for which a REMIC election is to be made will qualify as a REMIC.  Each of these series will be treated as interests in one REMIC solely for purposes of determining:

●	whether the related REMIC certificates will be “real estate assets” within the meaning of section 856(c)(5)(B) of the Code,

●	whether the related REMIC certificates will be “loans secured by an interest in real property” under section 7701(a)(19)(C) of the Code, and

●	whether the interest/income on the related REMIC certificates is interest described in section 856(c)(3)(B) of the Code.

Exchangeable Certificates.  If a series of certificates includes exchangeable certificates, each class of exchangeable certificates will represent beneficial ownership of one or more interests in one or more REMIC regular interests. The related prospectus supplement will specify whether each class of exchangeable certificates represents a proportionate or disproportionate interest in each underlying REMIC regular interest. The exchangeable certificates will be created, sold and administered pursuant to an arrangement that will be treated as a grantor trust under subpart E, part I of subchapter J of the Code. The tax treatment of exchangeable certificates is discussed under “—Tax Treatment of Exchangeable Certificates” below.

Taxation of Owners of REMIC Regular Certificates.

General.  Except as otherwise stated in this discussion, the Code treats REMIC regular certificates as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets.  Holders of REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

Original Issue Discount.  Some REMIC regular certificates may be issued with original issue discount within the meaning of section 1273(a) of the Code.  Any holders of REMIC regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with a constant yield method, prior to the receipt of the cash attributable to that income.  The Treasury Department has issued regulations under sections 1271 through 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount.  Section 1272(a)(6) of the Code provides special rules applicable to the accrual of original issue discount on, among other instruments, REMIC regular certificates.  The Treasury Department has not issued regulations under that section.  You should be aware, however, that section 1272(a)(6) and the regulations under sections 1271 to 1275 of the Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates.  We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

The Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC.  Further, adjustments must be made in the accrual of that original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate.  The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the Treasury Department has not yet issued.  The Conference Committee Report accompanying the Tax Reform Act of 1986 (the “Committee Report”) indicates that the regulations should provide that the prepayment assumption used with respect to a REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing.  The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement.  However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price.

The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates are sold, excluding sales to bond houses, brokers and underwriters.  If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, then the issue price for that class will be the fair market value of that class on the date of initial issuance.

Under the Treasury regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest.  Qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at:

●	a single fixed rate,

●	a “qualified floating rate,”

●	an “objective rate,”

●	a combination of a single fixed rate and one or more “qualified floating rates,”

●	a combination of a single fixed rate and one “qualified inverse floating rate,” or

●	a combination of “qualified floating rates” that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of that discount will vary according to the characteristics of those certificates.  If the original issue discount rules apply to those certificates, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the IRS.

Some classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments.  Assuming the accrual period for original issue discount is the monthly period that ends on each distribution date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount.  Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest.  In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC regular certificate.  Therefore, the portion of the interest paid on the first distribution date in excess of interest accrued from the date of initial issuance to the first distribution date is included in the stated redemption price of the REMIC regular certificate.  However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first distribution date.  It is unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity.  For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, for each payment included in the stated redemption price of the certificate, by multiplying:

●
the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption, by

●	a fraction—

1.	the numerator of which is the amount of the payment, and

2.	the denominator of which is the stated redemption price at maturity of the certificate.

Under the Treasury regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called “teaser” interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

●	the total amount of the de minimis original issue discount, and

●	a fraction—

1.	the numerator of which is the amount of the principal payment, and

2.	the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.

The Treasury regulations also would permit you to elect to accrue de minimis original issue discount into income currently based on a constant yield method.  See “—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount” below for a description of that election under the applicable Treasury regulations.

If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date.  In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as described below in this “—Original Issue Discount” subsection.

As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period.  For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a distribution date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day preceding the next following distribution date.  The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of:

●	the sum of:

1.
the present value, as of the end of the accrual period, of all of the payments remaining to be made on the subject REMIC regular certificate, if any, in future periods, taking into account the prepayment assumption, and

2.	the payments made on that certificate during the accrual period of amounts included in the stated redemption price, over

●	the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

The adjusted issue price of a REMIC regular certificate is:

●	the issue price of the certificate, increased by

●	the total amount of original issue discount previously accrued on the certificate, reduced by

●	the amount of all prior payments of amounts included in its stated redemption price.

The present value of the remaining payments referred to in item 1.  of the second preceding sentence will be calculated:

●	assuming that payments on the REMIC regular certificate will be received in future periods based on the related mortgage loans being prepaid at a rate equal to the prepayment assumption;

●
using a discount rate equal to the original yield to maturity of the certificate, based on its issue price and the assumption that the related mortgage loans will be prepaid at a rate equal to the prepayment assumption; and

●	taking into account events, including actual prepayments, that have occurred before the close of the accrual period.

The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate.  However, the daily portion will be reduced, if the cost is in excess of its adjusted issue price, in proportion to the ratio that the excess bears to the total original issue discount remaining to be accrued on the certificate.  The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:

●	the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination, and

●	the daily portions of original issue discount for all days during that accrual period prior to that date of determination

●	less any amounts included in its stated redemption price paid during the accrual period prior to the date of determination.

If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero.  You may not deduct the negative amount currently.  Instead, you will only be permitted to offset it against future positive original issue discount, if any, attributable to the certificate.  Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments that you could ever receive with respect to the certificate.  However, the loss may be a capital loss, which is limited in its deductibility.  The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related REMIC prepay more quickly than anticipated.

The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer.  Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS.  Prospective purchasers of the REMIC regular certificates are encouraged to consult their tax advisors concerning the tax treatment of the certificates in this regard.

The Treasury Department has proposed regulations that would create a special rule for accruing original issue discount on REMIC regular certificates that provide for a delay between record and distribution dates, such that the period over which original issue discount accrues coincides with the period over which the certificate holder’s right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates.  If the proposed regulations are adopted in the same form as proposed, certificate holders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date.  The proposed regulations are limited to REMIC regular certificates with delayed payment periods of fewer than 32 days.  The proposed regulations are proposed to apply to any REMIC regular certificate issued after the date the final regulations are published in the Federal Register.  The proposed regulations provide automatic consent for the holder of a REMIC regular certificate to change its method of accounting for original issue discount under the final regulations.  The change is proposed to be made on a cut-off basis and, thus, does not affect REMIC regular interests certificates issued before the date the final regulations are published in the Federal Register.

The Treasury Department has issued a notice of proposed rulemaking on the timing of income and deductions attributable to interest-only regular interests in a REMIC.  In this notice, the Treasury Department and the IRS requested comments on whether to adopt special rules for taxing regular interests in a REMIC that are entitled only to a specified portion of the interest in respect of one or more mortgage loans held by the REMIC (“REMIC IOs”), high-yield REMIC regular interests, and apparent negative-yield instruments.  The Treasury Department and the IRS also requested comments on different methods for taxing the foregoing instruments, including the possible recognition of negative amounts of original issue discount, the formulation of special guidelines for the application of section 166 of the Code, relating to bad debt deductions to REMIC IOs and similar instruments, and the adoption of a new alternative method applicable to REMIC IOs and similar instruments.  It is uncertain whether IRS actually will propose any regulations as a consequence of the solicitation of comments and when any resulting new rules would be effective.

Market Discount.  You will be considered to have purchased a REMIC regular certificate at a market discount if—

●	in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount, or

●	in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.

If you purchase a REMIC regular certificate with more than a de minimis amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price.  Under section 1276 of the Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income.  You must recognize ordinary income to that extent.  You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing.  If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

Each of the elections described above to accrue interest and discount, and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

Market discount with respect to a REMIC regular certificate will be considered to be de minimis for purposes of section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase.  In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations.  It is likely that the same rule will be applied with respect to market discount, taking into account the prepayment assumption.  If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount.  See “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above.  This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment.  Until regulations are issued by the Treasury Department, the relevant rules described in the Committee Report apply.  The Committee Report indicates that in each accrual period, you may accrue  market discount on a REMIC regular certificate held by you, at your option:

●	on the basis of a constant yield method,

●
in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period, or

●
in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount.  Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

Further, section 1277 of the Code may require you to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount.  For these purposes, the de minimis rule referred to above applies.  Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income.  If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

Premium.  A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium.  You may elect under section 171 of the Code to amortize the premium over the life of the certificate.  If you elect to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied as an offset against qualified stated interest.  If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire.  The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.

The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally.  See “—Taxation of Owners of REMIC Regular Certificates—Market Discount” above.  The Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under section 171 of the Code.

Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on—

●	the purchase price paid for your offered certificate, and

●	the payments remaining to be made on your offered certificate at the time of its acquisition by you.

If you acquire an interest in any class of REMIC regular certificates issued at a premium, you are encouraged to consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.

Constant Yield Election.  The Treasury regulations also permit you to elect to accrue all interest and discount, including de minimis market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method.  Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include currently market discount in income with respect to all other debt instruments with market discount that you acquire on or after the first day of the first taxable year to which this election applies.  Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium, with respect to all debt instruments having amortizable bond premium that you own or acquire on or after the first day of the first taxable year to which this election applies  See “—REMICs —Taxation of Owners of REMIC Regular Certificates—Premium” above.

Realized Losses.  Under section 166 of the Code, if you are either a corporate holder of a REMIC regular certificate or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your offered certificate becomes wholly or partially worthless as the result of one or more realized losses on the related mortgage loans.  Notwithstanding the foregoing, holders of REMIC IOs may not be entitled to a bad debt loss under section 166 of the Code.  However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that—

●	you will not be entitled to deduct a loss under section 166 of the Code until your offered certificate becomes wholly worthless, which is when its principal balance has been reduced to zero, and

●	the loss will be characterized as a short-term capital loss.

You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable.  As a result, your taxable income in a period could exceed your economic income in that period.  If any of those amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income.  However, the law is unclear with respect to the timing and character of this loss or reduction in income.  You will not be entitled to a loss under Section 166 of the Code if your REMIC regular certificate is an interest-only certificate.

Tax Treatment of Exchangeable Certificates.

In General.  The Exchangeable Certificates for a series may represent either (1)  beneficial ownership of  proportionate interests in each REMIC regular interest corresponding to that Exchangeable Certificate or (2) beneficial ownership of disproportionate interests in the REMIC regular interest corresponding to that Exchangeable Certificate.  The prospectus supplement for any series offering Exchangeable Certificates will specify whether the Exchangeable Certificates for such series represent either proportionate or disproportionate interests in REMIC regular interests.

Exchangeable Certificates Representing Proportionate Interests in Two or More REMIC Regular Interests.  If an Exchangeable Certificate represents beneficial ownership of a proportionate interest in each REMIC regular interest corresponding to that Exchangeable Certificate, then each beneficial owner of such an Exchangeable Certificate should account for its ownership interest in each REMIC regular interest underlying that Exchangeable Certificate as if such REMIC regular interest were a Regular Certificate, as described under “—Taxation of Regular Certificates.”  If a beneficial owner of an Exchangeable Certificate acquires an interest in two or more underlying REMIC regular interests other than in an exchange described under “Description of the Certificates—Exchangeable Certificates” in this prospectus, the beneficial owner must allocate its cost to acquire that Exchangeable Certificate among the related underlying REMIC regular interests in proportion to their relative fair market values at the time of acquisition. When such a beneficial owner sells the Exchangeable Certificate, the owner must allocate the sale proceeds among the underlying REMIC regular interests in proportion to their relative fair market values at the time of sale.

Under the OID Regulations, if two or more debt instruments are issued in connection with the same transaction or related transaction (determined based on all the facts and circumstances), those debt instruments are treated as a single debt instrument for purposes of the provisions of the Code applicable to OID, unless an exception applies. Under this rule, if an Exchangeable Certificate represents beneficial ownership of two or more REMIC regular interests, those REMIC regular interests could be treated as a single debt instrument for OID purposes. In addition, if the two or more REMIC regular interests underlying an Exchangeable Certificate were aggregated for OID purposes and a beneficial owner of an Exchangeable Certificate were to (i) exchange that Exchangeable Certificate for the related underlying REMIC regular interests, (ii) sell one of those related REMIC regular interests and (iii) retain one or more of the remaining related REMIC regular interests, the beneficial owner might be treated as having engaged in a “coupon stripping” or “bond stripping” transaction within the meaning of Code Section 1286. Under Code Section 1286, a beneficial owner of an Exchangeable Certificate that engages in a coupon stripping or bond stripping transaction must allocate its basis in the original Exchangeable Certificate between the related underlying REMIC regular interests sold and the related REMIC regular interests retained in proportion to their relative fair market values as of the date of the stripping transaction. The beneficial owner then must recognize gain or loss on the REMIC regular interests sold using its basis allocable to those REMIC regular interests. Also, the beneficial owner then must treat the REMIC regular interests underlying the Exchangeable Certificates retained as a newly issued debt instrument that was purchased for an amount equal to the beneficial owner’s basis allocable to those REMIC regular interests. Accordingly, the beneficial owner must accrue interest and OID with respect to the REMIC regular interests retained based on the beneficial owner’s basis in those REMIC regular interests.

As a result, when compared to treating each REMIC regular interest underlying an Exchangeable Certificate as a separate debt instrument, aggregating the REMIC regular interests underlying an Exchangeable Certificate could affect the timing and character of income recognized by a beneficial owner of an Exchangeable Certificate. Moreover, if Code Section 1286 were to apply to a beneficial owner of an Exchangeable Certificate, much of the information necessary to perform the related calculations for information reporting purposes generally would not be available to the Trustee.

Because it may not be clear whether the aggregation rule in the OID Regulations applies to the Exchangeable Certificates and due to the Trustee’s lack of information necessary to report computations that might be required by Code Section 1286, the Trustee will treat each REMIC regular interest underlying an Exchangeable Certificate as a separate debt instrument for information reporting purposes. Prospective investors should note that, if the two or more REMIC regular interests underlying an Exchangeable Certificate were aggregated, the timing of accruals of OID applicable to an Exchangeable Certificate could be different than that reported to holders and the IRS. Prospective investors are advised to consult their own tax advisors regarding any possible tax consequences to them if the IRS were to assert that the REMIC regular interests underlying the Exchangeable Certificates should be aggregated for OID purposes.

Exchangeable Certificates Representing Disproportionate Interests in REMIC Regular Interests.  If an Exchangeable Certificate represents beneficial ownership of a disproportionate interest in the REMIC regular interest corresponding to that Exchangeable Certificate, then the tax consequences to the beneficial owner of the Exchangeable Certificate will be determined under Code Section 1286, except as discussed below. Under Code Section 1286, a beneficial owner of an Exchangeable Certificate will be treated as owning “stripped bonds” to the extent of its share of principal payments and “stripped coupons” to the extent of its share of interest payment on the underlying REMIC regular interests. If an Exchangeable Certificate entitles the holder to payments of principal and interest on an underlying REMIC regular interest, the IRS could contend that the Exchangeable Certificate should be treated (i) as an interest in the underlying REMIC regular interest to the extent that the Exchangeable Certificate represents an equal pro rata portion of principal and interest on the underlying REMIC regular interest, and (ii) with respect to the remainder, as an installment obligation consisting of “stripped bonds” to the extent of its share of principal payments or “stripped coupons” to the extent of its share of interest payments. For purposes of information reporting, however, each Exchangeable Certificate will be treated as a single debt instrument, regardless of whether it entitles the holder to payments of principal and interest.

Under Code Section 1286, each beneficial owner of an Exchangeable Certificate must treat the Exchangeable Certificate as a debt instrument originally issued on the date the owner acquires it and as having OID equal to the excess, if any, of its “stated redemption price at maturity” over the price paid by the owner to acquire it. The stated redemption price at maturity for an Exchangeable Certificate is determined in the same manner as described with respect to Regular Certificates under “—Taxation of Regular Certificates—Original Issue Discount.”

If the Exchangeable Certificate has OID, the beneficial owner must include the OID in its ordinary income for federal income tax purposes as the OID accrues, which may be prior to the receipt of the cash attributable to that income. Although the matter is not entirely clear, a beneficial owner should accrue OID using a method similar to that described with respect to the accrual of OID on a Regular Certificate under “—Original Issue Discount.” A beneficial owner, however, determines its yield to maturity based on its purchase price. For a particular beneficial owner, it is not clear whether the prepayment assumption used for calculating OID would be one determined at the time the Exchangeable Certificate is acquired or would be the prepayment assumption for the underlying REMIC regular interests.

In light of the application of Code Section 1286, a beneficial owner of an Exchangeable Certificate generally will be required to compute accruals of OID based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the Trustee. Accordingly, any information reporting provided by the Trustee with respect to the Exchangeable Certificates, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of OID for these certificates. Prospective investors therefore should be aware that the timing of accruals of OID applicable to an Exchangeable Certificate generally will be different than that reported to holders and the IRS. Prospective investors are advised to consult their own tax advisors regarding their obligation to compute and include in income the correct amount of OID accruals and any possible tax consequences should they fail to do so.

The rules of Code Section 1286 also apply if (i) a beneficial owner of REMIC regular interests exchanges them for an Exchangeable Certificate, (ii) the beneficial owner sells some, but not all, of the Exchangeable Certificates, and (iii) the combination of retained Exchangeable Certificates cannot be exchanged for the related REMIC regular interests. As of the date of such a sale, the beneficial owner must allocate its basis in the REMIC regular interests between the part of the REMIC regular interests underlying the Exchangeable Certificates sold and the part of the REMIC regular interests underlying the Exchangeable Certificates retained in proportion to their relative fair market values. Code Section 1286 treats the beneficial owner as purchasing the Exchangeable Certificates retained for the amount of the basis allocated to the retained Exchangeable Certificates, and the beneficial owner must then accrue any OID with respect to the retained Exchangeable Certificates as described above. Code Section 1286 does not apply, however, if a beneficial owner exchanges REMIC regular interests for the related Exchangeable Certificates and retains all the Exchangeable Certificates, see “—Treatment of Exchanges” below.

Upon the sale of an Exchangeable Certificate, a beneficial owner will realize gain or loss on the sale in an amount equal to the difference between the amount realized and its adjusted basis in the Exchangeable Certificate. The owner’s adjusted basis generally is equal to the owner’s cost of the Exchangeable Certificate (or portion of the cost of REMIC regular interests allocable to the Exchangeable Certificate), increased by income previously included, and reduced (but not below zero) by distributions previously received and by any amortized premium. If the beneficial owner holds the Exchangeable Certificate as a capital asset, any gain or loss realized will be capital gain or loss, except to the extent provided under “—Sale, Exchange or Retirement of Regular Certificates.”

Although the matter is not free from doubt, if a beneficial owner acquires in one transaction (other than an exchange described under “—Treatment of Exchanges” below) a combination of Exchangeable Certificates that may be exchanged for underlying REMIC regular interests, the owner should be treated as owning the underlying REMIC regular interests, in which case Code Section 1286 would not apply. If a beneficial owner acquires such a combination in separate transactions, the law is unclear as to whether the combination should be aggregated or each Exchangeable Certificate should be treated as a separate debt instrument. You should consult your tax advisors regarding the proper treatment of Exchangeable Certificates in this regard.

Treatment of Exchanges.  If a beneficial owner of one or more Exchangeable Certificates exchanges them for the related Exchangeable Certificates in the manner described under “Description of the Certificates—Exchangeable Certificates” in this prospectus, the exchange will not be taxable. In such a case, the beneficial owner will be treated as continuing to own after the exchange the same combination of interests in each related underlying REMIC regular interest that it owned immediately prior to the exchange.

Taxation of Owners of REMIC Residual Certificates.

General.  Although a REMIC is a separate entity for federal income tax purposes, the Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and the other transactions described under “—REMICs—Prohibited Transactions Tax and Other Taxes” below.  Rather, a holder of REMIC residual certificates must generally include in income the taxable income or net loss of the related REMIC.  Accordingly, the Code treats the REMIC residual certificates much differently than it would if they were direct ownership interests in the related mortgage loans or debt instruments issued by the related REMIC.

Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the related REMIC, for each day during a calendar quarter that they own those certificates.  For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a “30 days per month/90 days per quarter/360 days per year” convention unless we disclose otherwise in the related prospectus supplement.  These daily amounts then will be allocated among the holders of the REMIC residual certificates in proportion to their respective ownership interests on that day.  Any amount included in the residual certificateholders’ gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss.  The taxable income of the

REMIC will be determined under the rules described below in “—REMICs—Taxation of Owners of REMIC Residual Certificates—Taxable Income of the REMIC.”  Holders of REMIC residual certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until the REMIC’s termination.  Income derived from the REMIC residual certificates will be “portfolio income” for the purposes of the limitations under section 469 of the Code on the deductibility of “passive losses.”

A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate.  These daily amounts generally will equal the amounts of taxable income or net loss determined as described above.  The Committee Report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a holder of a REMIC residual certificate.  These modifications would occur when a holder purchases the REMIC residual certificate from a prior holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate.  The Treasury regulations, however, do not provide for these modifications.

Inducement Fees.  Any payments that a holder receives from the seller of a REMIC residual certificate in connection with the acquisition of that certificate (“inducement fees”) must be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to the holder.  Regulations provide two safe harbor methods which permit transferees to include inducement fees in income, either (a) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (b) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption.  If the holder of a REMIC residual interest sells or otherwise disposes of the residual certificate, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition.  Regulations also provide that an inducement fee shall be treated as income from sources within the United States.  In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of noneconomic REMIC residual interests may obtain automatic consent from the IRS to change the method of accounting for REMIC inducement fee income to one of the safe harbor methods provided in the regulations (including a change from one safe harbor method to the other safe harbor method).  Prospective purchasers of the REMIC residual certificates are encouraged to consult with their tax advisors regarding the effect of the regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

Tax Liability.  Tax liability with respect to the amount of income that holders of REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period.  Consequently, you should have—

●	other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates, or

●	unrelated deductions against which income may be offset.

See, however, the rules discussed below relating to:

●	excess inclusions,

●	residual interests without significant value, and

●	noneconomic residual interests.

The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return. This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your REMIC residual certificates until subsequent tax years. Even then, the extra income may not be completely offset due to changes in the Code, tax rates or character of the income or loss. Therefore, REMIC residual certificates will ordinarily have a negative value at the time of issuance.

Taxable Income of the REMIC. The taxable income of a REMIC will equal:

●	the income from the mortgage loans and other assets of the REMIC; plus

●	any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates constituting regular interests in the REMIC; less the following items—

1.
the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on issuance, on any class of REMIC certificates constituting regular interests in the REMIC, whether offered or not,

2.	amortization of any premium on the mortgage loans held by the REMIC,

3.	bad debt losses with respect to the mortgage loans held by the REMIC, and

4.	except as described below in this “—Taxable Income of the REMIC” subsection, servicing, administrative and other expenses.

For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.” The issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

Subject to possible application of the de minimis rules, the method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates. That method is a constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis. See “—REMICs—Taxation of Owners of REMIC Regular Certificates” above, which describes a method for accruing the discount income that is analogous to that required to be used by REMICs for mortgage loans with market discount.

A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC’s basis, determined as described in the preceding paragraph, is different from the mortgage loan’s stated redemption price. Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates.  A REMIC probably will elect under section 171 of the Code to amortize any premium on the mortgage loans that it holds.  Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, taking into account the prepayment assumption.

A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute regular interests in the REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC.  Original issue discount will be considered to accrue for this purpose as described above under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.”  However, the de minimis rule described in that section will not apply in determining deductions.

If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year.  It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.”

As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting.  However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account.  See “—REMICs—Prohibited Transactions Tax and Other Taxes” below.  Further, the limitation on miscellaneous itemized deductions imposed on individuals by section 67 of the Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other non-interest expenses in determining its taxable income.  All those expenses will be allocated as a separate item to the holders of the related REMIC certificates, subject to the limitation of section 67 of the Code.  See “—REMICs—Taxation of Owners of REMIC Residual Certificates—Possible Pass-Through of Miscellaneous Itemized Deductions” below.  If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be a net loss for the quarter.

Basis Rules, Net Losses and Distributions.  The adjusted basis of a REMIC residual certificate will be equal to:

●	the amount paid for that REMIC residual certificate,

●	increased by amounts included in the income of the holder of that REMIC residual certificate, and

●	decreased, but not below zero, by payments made, and by net losses allocated, to the holder of the REMIC residual certificate.

A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to the net loss.  Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income to such holder from the REMIC residual certificate.

Any distribution on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder’s adjusted basis in the REMIC residual certificate.  To the extent a distribution on a REMIC residual certificate exceeds the holder’s adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

A holder’s basis in a REMIC residual certificate will initially equal the amount (if any) paid by the holder for the certificate and will be increased by that holder’s allocable share of taxable income of the related REMIC.  However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC’s taxable income is allocated to that holder.  To the extent the initial basis of the holder of a REMIC residual certificate is less than the distributions to that holder, and increases in the initial basis either occur after these distributions or, together with the initial basis, are less than the amount of these payments, gain will be recognized to that holder on these distributions.  This gain will be treated as gain from the sale of its REMIC residual certificate.

The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis:

●	through distributions,

●	through the deduction of any net losses of the REMIC, or

●	upon the sale of its REMIC residual certificate.

See “—REMICs—Sales of REMIC Certificates” below.

For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder see “—REMICs—Taxation of Owners of REMIC Residual Certificates—General” above.  These adjustments could require a holder of a REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis of the certificate would have been in the hands of an original holder.

Excess Inclusions.  Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events.  In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of:

●	the daily portions of REMIC taxable income allocable to that certificate, over

●	the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.

The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation.  That calculation is the product  of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the date of initial issuance.  For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to:

●	the issue price of the certificate, increased by

●	the sum of the daily accruals for all prior quarters, and decreased, but not below zero, by

●	any payments made with respect to the certificate before the beginning of that quarter.

The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, their initial value.  The long-term Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

For holders of REMIC residual certificates, excess inclusions:

●	will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

●	will be treated as unrelated business taxable income to an otherwise tax-exempt organization, and

●
will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors.

See, however, “—REMICs—Foreign Investors in REMIC Certificates” below.

Furthermore, for purposes of the alternative minimum tax:

●	excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction, and

●	alternative minimum taxable income may not be less than the taxpayer’s excess inclusions.

This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer’s income tax to an amount lower than the alternative minimum tax on excess inclusions.

In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the total excess inclusions with respect to these REMIC residual certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT.  Any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder.  The total excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of section 857(b)(2) of the Code, other than any net capital gain.  A Treasury Notice dated October 27, 2006, applies a similar rule to:

●	regulated investment companies,

●	common trusts, and

●	some cooperatives.

Noneconomic REMIC Residual Certificates.  Under the Treasury regulations, transfers of noneconomic REMIC residual certificates will be disregarded for all federal income tax purposes if “a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax.”  If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the noneconomic REMIC residual certificate.  The Treasury regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related pooling and servicing agreement:

●	the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and

●
the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate.  This rate is computed and published monthly by the IRS.

Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any transfer being disregarded.  These restrictions, which are based on a “safe harbor” for transfers in Treasury regulations, will require an affidavit:

●	from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax,

●
from the prospective transferee, providing representations as to its financial condition and that it understands that, as the holder of a non-economic REMIC residual certificate, it may incur tax liabilities in excess of any cash flows generated by the REMIC residual certificate and that such transferee  intends to pay its taxes associated with holding such REMIC residual certificate as they become due, and

●
from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee’s historic payment of its debts and ability to continue to pay its debts as they come due in the future.

In addition, transfers of noneconomic residual interests must meet certain additional requirements to qualify for the regulatory safe harbor:  (a) the transferee must represent that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty, hereafter a “foreign branch”) of the transferee or another U.S. taxpayer, and (b) the transfer must satisfy either an “asset test” or a “formula test” provided under the REMIC Regulations.  A transfer to an “eligible corporation,” generally a domestic corporation, will satisfy the asset test if:  at the time of the transfer, and at the close of each of the transferee’s two fiscal years preceding the transferee’s fiscal year of transfer, the transferee’s gross and net assets for financial reporting purposes exceed $100 million and $10 million, respectively, in each case, exclusive of any obligations of certain related persons, the transferee agrees in writing that any subsequent transfer of the interest will be to another eligible corporation in a transaction that satisfies the asset test, and the transferor does not know or have reason to know, that the transferee will not honor these restrictions on subsequent transfers, and a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer (specifically including the amount of consideration paid in connection with the transfer of the noneconomic residual interest) that the taxes associated with the residual interest will not be paid.  In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the asset test.  The “formula test” makes the regulatory safe harbor unavailable unless the present value of the anticipated tax liabilities associated with holding the residual interest did not exceed the sum of:

●	the present value of any consideration given to the transferee to acquire the interest,

●	the present value of the expected future distributions on the interest, and

●	the present value of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

Present values must be computed using a discount rate equal to the applicable Federal short-term rate.

If the transferee has been subject to the alternative minimum tax in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate, then it may use the alternative minimum tax rate in lieu of the corporate tax rate.  In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the formula test.

The pooling and servicing agreement will require that all transferees of residual certificates furnish an affidavit as to the applicability of one of the safe harbors of the Safe Harbor Regulations, unless the transferor has waived the requirement that the transferee do so.

Prospective investors are encouraged to consult their own tax advisors on the applicability and effect of these alternative safe harbor tests.

Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules.  This would result in the retention of tax liability by the transferor with respect to that purported transfer.

We will disclose in the related prospectus supplement whether the offered REMIC residual certificates may be considered noneconomic residual interests under the Treasury regulations.  However, we will base any disclosure that a REMIC residual certificate will not be considered noneconomic upon various assumptions.  Further, we will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules.

See “—REMICs—Foreign Investors in REMIC Certificates” below for additional restrictions applicable to transfers of REMIC residual certificates to foreign persons.

Mark-to-Market Rules.  Regulations under section 475 of the Code require that a securities dealer mark to market securities held for sale to customers.  This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment.  The regulations provide that for purposes of this mark-to-market requirement, a REMIC residual certificate is not treated as a security for purposes of section 475 of the Code.  Thus, a REMIC residual certificate is not subject to the mark-to-market rules.  We recommend that prospective purchasers of a REMIC residual certificate consult their tax advisors regarding these regulations.

Transfers of REMIC Residual Certificates to Investors That Are Foreign Persons.  Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons under the Code will be prohibited under the related pooling and servicing agreements.

Pass-Through of Miscellaneous Itemized Deductions.  Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual certificates.  The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates.  Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is:

●	an individual,

●	an estate or trust, or

●	a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts, then—

an amount equal to this individual’s, estate’s or trust’s share of these fees and expenses will be added to the gross income of this holder, and the individual’s, estate’s or trust’s share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of section 67 of the Code, which permits the deduction of these fees and expenses only to the extent they exceed, in total, 2% of a taxpayer’s adjusted gross income.

In addition, section 68 of the Code currently provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced.

Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is—

●	an individual,

●	an estate or trust, or

●	a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

no deduction will be allowed for the holder’s allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder’s gross income.

The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either section 67 or section 68 of the Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

Accordingly, REMIC certificates to which these expenses are allocated will generally not be appropriate investments for:

●	an individual,

●	an estate or trust, or

●	a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts.

We recommend that those prospective investors consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

Sales of REMIC Certificates.  If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate.  The adjusted basis of a REMIC regular certificate generally will equal:

●	the cost of the certificate to that certificateholder, increased by

●	income reported by that certificateholder with respect to the certificate, including original issue discount and market discount income, and reduced, but not below zero, by

●
payments of amounts included in the stated redemption price of the certificate received by that certificateholder, amortized premium and realized losses allocated to the certificate and previously deducted by the certificateholder.

The adjusted basis of a REMIC residual certificate will be determined as described above under “—REMICs—Taxation of Owners of REMIC Residual Certificates—Basis Rules, Net Losses and Distributions.”  Except as described below in this “—Sales of REMIC Certificates” subsection, any gain or loss from your sale of a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of section 1221 of the Code, which is generally property held for investment.

In addition to the recognition of gain or loss on actual sales, the Code requires the recognition of gain, but not loss, upon the constructive sale of an appreciated financial position.  A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer’s risk of loss and opportunity for gain with respect to the financial instrument.  Debt instruments that—

●	entitle the holder to a specified principal amount,

●	pay interest at a fixed or variable rate, and

●	are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose.  Because most REMIC regular certificates meet this exception, section 1259 will not apply to most REMIC regular certificates.  However, REMIC regular certificates that have no, or a disproportionately small, amount of principal, can be the subject of a constructive sale.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year.  A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

As of the date of this prospectus, the Code provides for lower rates on long-term capital gains than on short-term capital gains and ordinary income recognized or received by individuals.  No similar rate differential exists for corporations.  In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of:

●
the amount that would have been includible in the seller’s income with respect to that REMIC regular certificate assuming that income had accrued on the certificate at a rate equal to 110% of the applicable Federal rate determined as of the date of purchase of the certificate, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate, over

●	the amount of ordinary income actually includible in the seller’s income prior to that sale.

In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount” and “—Premium.”

REMIC certificates will be “evidences of indebtedness” within the meaning of section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Code applies will be ordinary income or loss.

A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a “conversion transaction” within the meaning of section 1258 of the Code.  A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in that transaction.  The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the “wash sale” rules of section 1091 of the Code, if during the period beginning six months before and ending six months after the date of that sale, the seller of that certificate:

●	reacquires that same REMIC residual certificate,

●	acquires any other residual interest in a REMIC, or

●	acquires any similar interest in a taxable mortgage pool, as defined in section 7701(i) of the Code.

In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder’s adjusted basis in the newly-acquired asset.

Prohibited Transactions Tax and Other Taxes.  The Code imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions.  In general, subject to specified exceptions, a prohibited transaction includes:

●	the disposition of a non-defaulted mortgage loan,

●	the receipt of income from a source other than a mortgage loan or other permitted investments,

●	the receipt of compensation for services, or

●	the gain from the disposition of an asset purchased with collections on the mortgage loans for temporary investment pending payment on the REMIC certificates.

Although the significant modification of a non-defaulted mortgage loan is ordinarily treated as a prohibited transaction, because of current financial conditions, the IRS and Treasury have issued guidance with respect to commercial mortgages expanding the types of modifications that may be accomplished without implicating a prohibited transactions tax or jeopardizing a REMIC’s special tax status.  This guidance applies to both future and current REMICs.

It is not anticipated that any REMIC will engage in any prohibited transactions for which it would be subject to this tax.

In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property.  The related pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

REMICs also are subject to federal income tax at the highest corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to REITs.  The related pooling and servicing agreements may permit the special servicer to conduct activities with respect to a mortgaged property acquired by one of our trusts in a manner that causes the trust to incur this tax, if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders.  However, under no circumstance may the special servicer allow the acquired mortgaged property to cease to be a “permitted investment” under section 860G(a)(5) of the Code.

Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, particular contributions or net income from foreclosure property, and any state or local income or franchise tax, that may be imposed on the

REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that—

●	the person has sufficient assets to do so, and

●	the tax arises out of a breach of that person’s obligations under select provisions of the related pooling and servicing agreement.

Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

Tax and Restrictions on Transfers of REMIC Residual Certificates to Particular Organizations.  If a REMIC residual certificate is transferred to a Disqualified Organization, a tax will be imposed in an amount equal to the product of:

●	the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer, and

●	the highest marginal federal income tax rate applicable to corporations.

The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate.

The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on:

●	events that have occurred up to the time of the transfer,

●	the prepayment assumption, and

●	any required or permitted clean up calls or required liquidation provided for in the related pooling and servicing agreement.

The tax on transfers to Disqualified Organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a Disqualified Organization.  In that case, the tax would instead be imposed on the agent.  However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if:

●	the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization, and

●	as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

In addition, if a Pass-Through Entity includes in income excess inclusions with respect to a REMIC residual certificate, and a Disqualified Organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of:

●	the amount of excess inclusions on the certificate that are allocable to the interest in the Pass-Through Entity held by the Disqualified Organization, and

●	the highest marginal federal income tax rate imposed on corporations.

A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in that Pass-Through Entity furnishes to that Pass-Through Entity:

●	the holder’s social security number and a statement under penalties of perjury that the social security number is that of the record holder, or

●	a statement under penalties of perjury that the record holder is not a Disqualified Organization.

If an Electing Large Partnership holds a REMIC residual certificate, all interests in the Electing Large Partnership are treated as held by Disqualified Organizations for purposes of the tax imposed on pass-through entities described in the second preceding paragraph. This tax on Electing Large Partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

In addition, a person holding an interest in a Pass-Through Entity as a nominee for another person will, with respect to that interest, be treated as a Pass-Through Entity.

Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

●	the residual interests in the entity are not held by Disqualified Organizations, and

●	the information necessary for the application of the tax described in this prospectus will be made available.

We will include in the related pooling and servicing agreement restrictions on the transfer of REMIC residual certificates and other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

Termination.  A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment with respect to the related mortgage loans or upon a sale of the REMIC’s assets following the adoption by the REMIC of a plan of complete liquidation.  The last payment on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument.  In the case of a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder’s adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

Reporting and Other Administrative Matters.  Solely for purposes of the administrative provisions of the Code, a REMIC will be treated as a partnership and holders of the related REMIC residual certificates will be treated as partners.  Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects.

As, or as agent for, the tax matters person, the related tax administrator, subject to applicable notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC’s—

●	income,

●	deductions,

●	gains,

●	losses, and

●	classification as a REMIC.

Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related REMIC’s tax return.  In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item.  Adjustments made to the REMIC’s tax return may require these holders to make corresponding adjustments on their returns.  An audit of the REMIC’s tax return, or the adjustments resulting from that audit, could result in an audit of a holder’s return.

No REMIC will be registered as a tax shelter under section 6111 of the Code.  Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that other person, as well as other information.

Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations.  These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS.  Holders of REMIC regular certificates that are—

●	corporations,

●	trusts,

●	securities dealers, and

●	various other non-individuals,

will be provided interest and original issue discount income information and the information set forth in the following paragraphs.  This information will be provided upon request in accordance with the requirements of the applicable regulations.  The information must be provided by the later of:

●	30 days after the end of the quarter for which the information was requested, or

●	two weeks after the receipt of the request.

Reporting with respect to REMIC residual certificates, including—

●	income,

●	excess inclusions,

●	investment expenses, and

●	relevant information regarding qualification of the REMIC’s assets,

will be made as required under the Treasury regulations, generally on a quarterly basis.

As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period.  In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount.  Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder’s purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided.  See “—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount.”

Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the related tax administrator for the subject REMIC.

Backup Withholding with Respect to REMIC Certificates.  Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the backup withholding tax under section 3406 of the Code if recipients of these payments:

●	fail to furnish to the payor information regarding, among other things, their taxpayer identification numbers, or

●	otherwise fail to establish an exemption from this tax.

Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient’s federal income tax.  Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

Foreign Investors in REMIC Certificates.  Unless we otherwise disclose in the related prospectus supplement, a holder of a REMIC regular certificate that is—

●	a foreign person, and

●	not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate,

will normally not be subject to United States federal income or withholding tax with respect to a payment on a REMIC regular certificate.  To avoid withholding or tax, that holder must comply with applicable identification requirements.  These requirements include delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is a foreign person and providing the name, address and such other information with respect to the certificateholder as may be required by regulations issued by the Treasury Department.  Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

For these purposes, a foreign person is anyone other than a U.S. Person.

It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related REMIC residual certificates.  If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

It is possible, under regulations promulgated under section 881 of the Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either—

●	owns 10% or more of one or more underlying mortgagors, or

●	if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

Unless we otherwise state in the related prospectus supplement, the related pooling and servicing agreement will prohibit transfers of REMIC residual certificates to investors that are:

●	foreign persons, or

●	U.S. Persons, if classified as a partnership under the Code, unless all of their beneficial owners are (and are required to be) U.S. Persons.

FATCA.  Under the “Foreign Account Tax Compliance Act” (“FATCA”) provisions of the Hiring Incentives to Restore Employment Act, a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest on and after July 1, 2014, and gross proceeds from the disposition of debt obligations that give rise to U.S.-source interest on and after January 1, 2017,  to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA.  The certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and who fail to provide the certificate administrator with proof that they have complied with such requirements.  Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

3.8% Medicare Tax on “Net Investment Income”.  Certain non-corporate U.S. Persons will be subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include the interest payments and any gain realized with respect to the REMIC Certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return.  The 3.8% Medicare tax is determined in a different manner than the regular income tax.  U.S. Persons should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Grantor Trusts

Classification of Grantor Trusts. With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the related trust, or relevant portion of that trust, will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. Ordinarily, the ability of a trust to modify a mortgage loan is treated as a power to vary the investments of the trust, which requires it to instead be classified either as a partnership or corporation. As discussed earlier, the IRS and the Treasury Department have issued regulations enabling REMICs to modify commercial loans without jeopardizing their tax status as REMICs; and, because of current financial conditions, the IRS and the Treasury Department have asked for taxpayer comments on whether trusts should be able to make the same modifications without jeopardizing their tax status as trusts. If  the IRS and Treasury determine to adopt the REMIC rules for trusts, that guidance would apply to future trusts and likely would apply to current trusts.

A grantor trust certificate may be classified as either of the following types of certificate:

●
a grantor trust fractional interest certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest, if any, on those loans at a pass-through rate; or

●	a grantor trust strip certificate representing ownership of all or a portion of the difference between—

1.	interest paid on the mortgage loans constituting the related grantor trust, minus

2.	the sum of:

●	normal administration fees, and

●	interest paid to the holders of grantor trust fractional interest certificates issued with respect to that grantor trust

A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

Characterization of Investments in Grantor Trust Certificates.

Grantor Trust Fractional Interest Certificates. Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in:

●
“loans. . . secured by an interest in real property” within the meaning of section 7701(a)(19)(C)(v) of the Code, but only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or other prescribed purposes;

●
“obligation[s] (including any participation or certificate of beneficial ownership therein) which. . . [are] principally secured by an interest in real property” within the meaning of section 860G(a)(3) of the Code; and

●	“real estate assets” within the meaning of section 856(c)(5)(B) of the Code.

In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of section 856(c)(3)(B) of the Code.

Grantor Trust Strip Certificates. Even if grantor trust strip certificates evidence an interest in a grantor trust—

●	consisting of mortgage loans that are “loans. . . secured by an interest in real property” within the meaning of section 7701(a)(19)(C)(v) of the Code,

●	consisting of mortgage loans that are “real estate assets” within the meaning of section 856(c)(5)(B) of the Code, and

●	the interest on which is “interest on obligations secured by mortgages on real property” within the meaning of section 856(c)(3)(B) of the Code,

it is unclear whether the grantor trust strip certificates, and the income from those certificates, will be so characterized. We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income from those certificates, will be so characterized.

The grantor trust strip certificates will be “obligation[s] (including any participation or certificate of beneficial ownership therein) which. . . [are] principally secured by an interest in real property” within the meaning of section 860G(a)(3)(A) of the Code.

Taxation of Owners of Grantor Trust Fractional Interest Certificates.

General.  Holders of a particular series of grantor trust fractional interest certificates generally:

●
will be required to report on their federal income tax returns their shares of the entire income from the underlying mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

●	will be entitled to deduct their shares of any reasonable servicing fees and other expenses subject to any limitations imposed under sections 67 and 68 of the Code.

If a fractional interest certificate is treated as a strip certificate, and because the mortgage loans underlying a fractional interest certificate may bear original issue discount or be purchased with, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

Limits on Deducting Fees and Expenses. Section 67 of the Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through some types of pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the total of the holder’s miscellaneous itemized deductions exceeds two percent of the holder’s adjusted gross income.

Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced.

The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either section 67 or section 68 of the Code may be substantial. Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

Allocating Fees and Expenses. Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates. The method of this allocation should recognize that each class benefits from the related services. In the absence of statutory or administrative clarification of the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

Application of Stripping Rules. The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of section 1286 of the Code.  Grantor trust fractional interest certificates may be subject to those rules if:

●	a class of grantor trust strip certificates is issued as part of the same series, or

●	we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon. We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to:

●	a master servicer,

●	a special servicer,

●	any sub-servicer, or

●	their respective affiliates.

With respect to certain categories of debt instruments, section 1272(a)(6) of the Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption.

Section 1272(a)(6) also applies to investments in any pool of debt instruments the yield on which may be affected by reason of prepayments. The precise application of section 1272(a)(6) of the Code to pools of debt instruments is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer’s investments in these pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate for investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

We recommend that certificateholders consult their tax advisors concerning reporting original issue discount, market discount and premium with respect to grantor trust fractional interest certificates.

If Stripped Bond Rules Apply to Fractional Interest Certificates. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with original issue discount within the meaning of section 1273(a) of the Code.  This is subject, however, to the discussion below regarding:

●	the treatment of some stripped bonds as market discount bonds, and

●	de minimis market discount.

See “—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates— Market Discount” below.

The holder of a grantor trust fractional interest certificate will report interest income from its grantor trust fractional interest certificate for each month if and to the extent it constitutes “qualified stated interest” in accordance with its normal method of accounting. See “REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” in this prospectus for a description of qualified stated interest.

The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate’s stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate. The stated redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on that certificate, other than qualified stated interest, if any, and the certificate’s share of reasonable servicing fees and other expenses.

See “—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—If Stripped Bond Rules Do Not Apply” for a definition of “qualified stated interest.” In general, the amount of that income that accrues in any month would equal the product of:

●	the holder’s adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in “—Grantor Trusts—Sales of Grantor Trust Certificates,” and

●	the yield of that grantor trust fractional interest certificate to the holder.

The yield would be computed at the rate, that, if used to discount the holder’s share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. This rate is compounded based on the regular interval between distribution dates. In computing yield under the stripped bond rules, a certificateholder’s share of future payments on the related mortgage loans will not include any payments made with respect to any ownership interest in those mortgage loans retained by us, a master servicer, a special servicer, a sub-servicer or our or their respective affiliates, but will include the certificateholder’s share of any reasonable servicing fees and other expenses and is based generally on the method described in section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects. See “—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.”

In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield. Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

●	a prepayment assumption determined when certificates are offered and sold hereunder, which we will disclose in the related prospectus supplement, and

●	a constant yield computed using a representative initial offering price for each class of certificates.

However, neither we nor any other person will make any representation that—

●	the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate, or

●	the prepayment assumption will not be challenged by the IRS on audit.

Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

Under Treasury regulation section 1.1286-1, some stripped bonds are to be treated as market discount bonds. Accordingly, any purchaser of that bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon:

●	there is no original issue discount or only a less than de minimis amount of original issue discount, or

●
the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement.  If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of:

●	0.25% of the stated redemption price, and

●	the weighted average maturity of the related mortgage loans,

then the original issue discount or market discount will be considered to be less than de minimis. Original issue discount or market discount of only a less than de minimis amount will be included in income in the same manner as less than de minimis original issue discount and market discount described in “—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—If Stripped Bond Rules Do Not Apply” and “—Market Discount” below.

If Stripped Bond Rules Do Not Apply to Fractional Interest Certificates. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder’s normal method of accounting.  In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

The original issue discount, if any, on mortgage loans will equal the difference between:

●	the stated redemption price of the mortgage loans, and

●	their issue price.

For a definition of “stated redemption price,” see “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above.  In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan.  If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of those points paid reduces the issue price.

The stated redemption price of a mortgage loan will generally equal its principal amount. The determination of whether original issue discount will be considered to be less than de minimis will be calculated using the same test as in the REMIC discussion. See “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above.

In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the mortgage loans by the related trustee or master servicer, as applicable, in preparing information returns to certificateholders and the IRS.

If original issue discount is a de minimis amount or more, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based generally on the method described in section 1272(a)(6) of the Code.  The precise means of applying that method is uncertain in various respects, however. See “—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.”

A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate’s allocable portion of the total remaining stated redemption price of the underlying mortgage loans. In that case, the purchaser will also be required to include in gross income the certificate’s daily portions of any original issue discount with respect to those mortgage loans. However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate’s allocable portion of the aggregate adjusted issue prices of the underlying mortgage loans. The reduction will be approximately in proportion to the ratio that the excess bears to the certificate’s allocable portion of the total original issue discount remaining to be accrued on those mortgage loans.

The adjusted issue price of a mortgage loan on any given day equals the sum of:

●	the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

●	the daily portions of original issue discount for all days during the accrual period prior to that day.

●	the amount of any payments made on the mortgage loan during the accrual period prior to that date of amounts included in its stated redemption price.

The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal:

●	the issue price of the mortgage loan, increased by

●	the total amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by

●	the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

●	a prepayment assumption determined when the certificates are offered and sold hereunder and disclosed in the related prospectus supplement, and

●	a constant yield computed using a representative initial offering price for each class of certificates.

However, neither we nor any other person will make any representation that—

●	the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate, or

●	the prepayment assumption will not be challenged by the IRS on audit.

Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

Market Discount. If the stripped bond rules do not apply to a grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount. A mortgage loan is considered to have been purchased at a market discount if—

●	in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated redemption price, or

●	in the case of a mortgage loan issued with original issue discount, it is purchased at a price less than its adjusted issue price.

If market discount is equal to or more than a de minimis amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described below, through that month that has not previously been included in income.  However, the inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to the trust in that month. A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing. Such market discount will be accrued based generally on the method described in section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See “Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.”

We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates. Certificateholders should also refer to the related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above.

Further, under the rules described under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount” above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the underlying mortgage loans.

Premium.  If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under section 171 of the Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should:

●	be allocated among the payments of stated redemption price on the mortgage loan, and

●	be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

It appears that a prepayment assumption should be used in computing amortization of premium allowable under section 171 of the Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates based generally on the method described in section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See “Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.”

Taxation of Owners of Grantor Trust Strip Certificates. The stripped coupon rules of section 1286 of the Code will apply to the grantor trust strip certificates. Except as described above under “—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—If Stripped Bond Rules Apply,” no regulations or published rulings under section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates. Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Code will be applied.

Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method.  In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to you.  This yield would be calculated based on:

●	the price paid for that grantor trust strip certificate by you, and

●	the projected payments remaining to be made on that grantor trust strip certificate at the time of the purchase, plus

●	an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.

Such yield will accrue based generally on the method described in section 1272(a)(6) of the Code.  The precise means of applying that method is uncertain in various respects, however.  See “Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.”

If the method for computing original issue discount under section 1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero.  That is, no current deduction of the negative amount will be allowed to you.  You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate.  Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent his or her basis in the certificate exceeds the maximum amount of payments you could ever receive with respect to that certificate.  However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related.

The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments.  In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the IRS and certificateholders will be based on:

●	the prepayment assumption we will disclose in the related prospectus supplement, and

●	a constant yield computed using a representative initial offering price for each class of certificates.

However, neither we nor any other person will make any representation that—

●	the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or

●	the prepayment assumption will not be challenged by the IRS on audit.

We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS,

will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

Sales of Grantor Trust Certificates.  Any gain or loss recognized on the sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below in this “—Sales of Grantor Trust Certificates” subsection.  The amount recognized equals the difference between:

●	the amount realized on the sale or exchange of a grantor trust certificate, and

●	its adjusted basis.

The adjusted basis of a grantor trust certificate generally will equal:

●	its cost, increased by

●	any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by

●	any and all previously reported losses, amortized premium, and payments (other than payments of ordinary interest) with respect to that grantor trust certificate.

As of the date of this prospectus, the Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No similar rate differential exists for corporations.  In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income. Gain or loss recognized by banks and other financial institutions subject to section 582(c) of the Code will be treated as ordinary income.

Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a “conversion transaction” within the meaning of section 1258 of the Code.  A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in the transaction.  The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

The Code requires the recognition of gain upon the constructive sale of an appreciated financial position.  A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer’s risk of loss and opportunity for gain with respect to the financial instrument.  Debt instruments that—

●	entitle the holder to a specified principal amount,

●	pay interest at a fixed or variable rate, and

●	are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most grantor trust certificates meet this exception, section 1259 will not apply to most grantor trust certificates. However, some grantor trust certificates have no, or a disproportionately small amount of, principal and these certificates can be the subject of a constructive sale.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year.  This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

Grantor Trust Reporting.  Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest on those loans at the related pass-through rate.  In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding:

●	the amount of servicing compensation received by a master servicer or special servicer, and

●	all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

The reporting party will furnish comparable information to the IRS as and when required by law to do so.

Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense.  Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

Regulations, that establish a reporting framework for interests in “widely held fixed investment trusts” place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner.  A widely-held fixed investment trust is defined as any entity classified as a “trust” under Treasury regulation section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to:

●	a custodian of a person’s account,

●	a nominee, and

●	a broker holding an interest for a customer in street name.

Backup Withholding.  In general, the rules described under “—REMICs—Backup Withholding with Respect to REMIC Certificates” above will also apply to grantor trust certificates.

Foreign Investors.  In general, the discussion with respect to REMIC regular certificates under “—REMICs—Foreign Investors in REMIC Certificates” and “—FATCA” above applies to grantor trust certificates.  However, unless we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.

To the extent that interest on a grantor trust certificate would be exempt under sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the certificate is not held in connection with a certificateholder’s trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

3.8% Medicare Tax on “Net Investment Income”.  In general, the discussion with respect to REMIC regular certificates under “—REMICs—3.8% Medicare Tax on ‘Net Investment Income’” above applies to grantor trust certificates.

STATE AND OTHER TAX CONSEQUENCES

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences,” potential investors should consider the state and local tax consequences of the acquisition, ownership and disposition of the offered certificates.  State and local tax law may differ substantially from the corresponding federal tax law, and neither this prospectus nor the prospectus supplement for any series of certificates purports to describe any aspects of the income tax laws of the states or localities in which the mortgaged properties are located or of any other applicable state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of a series of certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the related borrower or the mortgaged properties or on some other basis, may require nonresident holders of such certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of such certificates.  We cannot assure you that holders of any series of certificates will not be subject to tax in any particular state or local taxing jurisdiction.

If any tax or penalty is successfully asserted by any state or local taxing jurisdiction, none of the depositor, the related borrower, the trustee, the certificate administrator, any master servicer, any special servicer or any other party will be obligated to indemnify or otherwise to reimburse any affected holders of certificates therefor.

Prospective purchasers should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the certificates.

ERISA CONSIDERATIONS

General

Title I of ERISA and Section 4975 of the Code impose certain requirements on retirement plans and other employee benefit plans or arrangements, including individual retirement accounts, individual retirement annuities, medical savings accounts, Keogh plans, collective investment funds and separate and some insurance company general accounts in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (all of which are referred to in this prospectus as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets.  Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements or Section 4975 of the Code.  However, such plans may be subject to the provisions of other applicable federal, state or local law (which may contain restrictions substantially similar to those in ERISA and the Code).

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties-in-Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties-in-Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

Plan Asset Regulations. A Plan’s investment in offered certificates may cause the trust assets to be deemed “plan assets” of a Plan. Section 2510.3-101 of the regulations of the United States Department of Labor (the “DOL”) and Section 3(42) of ERISA provide that when a Plan acquires an equity interest in an entity, the Plan’s assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (defined generally as employee benefit plans subject to the fiduciary duty requirements of Title I of ERISA, plans to which Section 4975 of the Code applies, and any entity whose underlying assets include assets of such employee benefit plans or plans by reason of an employee benefit plan’s or plan’s investment in the entity) is not “significant.” For this purpose, in general, equity participation in a trust fund will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors (excluding for this calculation any person, other than a benefit plan investor, who has discretionary authority or control, or provides investment advice (direct or indirect) for a fee with respect to the assets of the trust fund, or any affiliate thereof).

Any person who has discretionary authority or control respecting the management or disposition of plan assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, will generally be a fiduciary of the investing plan.  If the trust assets constitute plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code.  In addition, if the trust assets constitute plan assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA and the Code.

Prohibited Transaction Exemptions

A predecessor to Wells Fargo & Company (“WFC”) received from the DOL an individual prohibited transaction exemption (the “Exemption”), which generally exempts from the application of the prohibited transaction provisions of sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of mortgage pass-through certificates underwritten by an underwriter, provided that certain conditions set forth in the Exemption are satisfied. For purposes of this Section, “ERISA Considerations”, the term “underwriter” includes (i) WFC, (ii) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with WFC, and (iii) any member of the underwriting syndicate or selling group of which WFC or a person described in (ii) is a manager or co-manager with respect to a class of certificates. See “Method of Distribution” in this prospectus.

The Exemption sets forth five general conditions which, among others, must be satisfied for a transaction involving the purchase, sale and holding of offered certificates by a Plan to be eligible for exemptive relief under the Exemption:

First, the acquisition of offered certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party.

Second, the offered certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”).

Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter.  The “Restricted Group” consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, any swap counterparty, the provider of any credit support and any obligor with respect to mortgage assets constituting more than 5% of the aggregate unamortized principal balance of the mortgage assets in the related trust fund as of the date of initial issuance of the certificates.

Fourth, the sum of all payments made to and retained by the underwriter(s) in connection with the distribution or placement of certificates must represent not more than reasonable compensation for underwriting or placing the certificates; the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage assets to the related trust fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the master servicer and any sub-servicer must represent not more than reasonable compensation for such person’s services under the related pooling and servicing agreement and reimbursement of such person’s reasonable expenses in connection therewith.

Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

In the event the obligations used to fund the trust fund have not all been transferred to the trust fund on the closing date, additional obligations meeting certain requirements as specified in the Exemption may be transferred to the trust fund in exchange for the amounts credited to the Pre-Funding Account (as defined in the Exemption) during a period required by the Exemption, commencing on the closing date and ending no later than the earliest to occur of:  (i) the date the amount on deposit in the Pre-Funding Account is less than the minimum dollar amount specified in the pooling and servicing agreement; (ii) the date on which a servicer termination event occurs under the pooling and servicing agreement; or (iii) the date which is the later of three months or 90 days after the closing date.  In addition, the amount in the Pre-Funding Account may not exceed 25% of the aggregate principal amount of the offered certificates.  Certain other conditions of the Exemption relating to pre-funding accounts must also be met, in order for the Exemption to apply.  The accompanying prospectus supplement will discuss whether pre-funding accounts will be used.

The Exemption also requires that the trust fund meet the following requirements:  (i) the trust fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the four highest categories of at least one Exemption Rating Agency for at least one year prior to the Plan’s acquisition of certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of certificates.

The Exemption generally applies to mortgage loans such as the mortgage loans to be included in any trust fund.  If a mortgage loan is secured by a ground lease, the ground lease term must be at least 10 years longer than the term of the mortgage loan.

If the general conditions set forth in the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (i) the direct or indirect sale, exchange or transfer of offered certificates acquired by a Plan upon issuance from the depositor or underwriter when the depositor, underwriter, master servicer, special servicer, sub-servicer, trustee, provider of credit support, or obligor with respect to mortgage assets is a “Party in Interest” under ERISA with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan and (iii) the holding of offered certificates by a Plan.  However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan.  For this purpose, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions set forth in the Exemption are also satisfied, the Exemption may provide relief from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code to an obligor acting as a fiduciary with respect to the investment of a Plan’s assets in the certificates (or such obligor’s affiliate) only if, among other requirements (i) such obligor (or its affiliate) is an obligor with respect to 5% percent or less of the fair market value of the assets contained in the trust fund and is otherwise not a member of the Restricted Group, (ii) a Plan’s investment in certificates does not exceed 25% of all of the certificates outstanding at the time of the acquisition, (iii) immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in trusts (including the trust fund) containing assets sold or serviced by the depositor or a servicer and (iv) in the case of the acquisition of the certificates in connection with their initial issuance, at least 50% of the certificates are acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group.

The Exemption also applies to transactions in connection with the servicing, management and operation of the trust fund, provided that, in addition to the general requirements described above, (a) such transactions are carried out in accordance with the terms of a binding pooling and servicing agreement, (b) the pooling and servicing agreement is provided to, or described in all material respects in the prospectus or private placement memorandum provided to, investing Plans before their purchase of certificates issued by the trust fund and (c) the terms and conditions for the defeasance of a mortgage obligation and substitution of a new mortgage obligation, as so directed, have been approved by at least one Exemption Rating Agency and do not result in any certificates receiving a lower credit rating from such Exemption Rating Agency than the current rating.  Each pooling and servicing agreement will be a “Pooling and Servicing Agreement” as defined in the Exemption.  Each pooling and servicing agreement will provide that all transactions relating to the servicing, management and operations of the related trust fund must be carried out in accordance with the pooling and servicing agreement.

The DOL has issued Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”), which provides relief from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code for transactions in connection with the servicing, management and operation of a trust in which an insurance company general account has an interest as a result of its acquisition of certificates issued by such trust, provided that certain conditions are satisfied.  Insurance company general accounts meeting the specified conditions may generally purchase, in reliance on PTCE 95-60, classes of certificates that do not meet the requirements of the Exemption solely because they have not received a rating at the time of the acquisition in one of the four highest rating categories from at least one Exemption Rating Agency.  In addition to PTCE 95-60, relief may be available to certain insurance company general accounts, which support policies issued by any insurer on or before December 31, 1998 to or for the benefit of employee benefit plans, under regulations published by the DOL under Section 401(c) of ERISA, that became applicable on July 5, 2001.

Any Plan fiduciary considering the purchase of certificates should consult with its counsel with respect to the applicability of the Exemption and other issues and determine on its own whether all conditions have been satisfied and whether the certificates are an appropriate investment for a Plan under ERISA and the Code (or, in the case of governmental plans or church plans, under applicable federal, state or local law). The accompanying prospectus supplement will specify the representations required by purchasers of certificates, but generally, each purchaser using the assets of one or more Plans to purchase a certificate shall be deemed to represent that each such Plan qualifies as an “accredited investor” as defined in Rule 501(a)(1) of Regulation D under the Securities Act, and no Plan will be permitted to purchase or hold such certificates unless such certificates are rated in one of the top four rating categories by at least one Exemption Rating Agency at the time of such purchase, unless such Plan is an insurance company general account that represents and warrants that it is eligible for, and meets all of the requirements of, Sections I and III of PTCE 95-60. Each purchaser using assets of one or more Plans to purchase any classes of certificates that are not rated at the time of purchase in one of the top four rating categories by at least one rating agency shall be deemed to represent that it is eligible for, and meets all of the requirements of, Sections I and III of PTCE 95-60. The accompanying prospectus supplement with respect to a series of certificates may contain additional information regarding the application of the Exemption or any other exemption, with respect to the certificates offered thereby.

LEGAL INVESTMENT

If so specified in the accompanying prospectus supplement, certain classes of the offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”).  Generally, the only classes of offered certificates which will qualify as “mortgage related securities” will be those that (1) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (an “NRSRO”) and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

While Section 939(e) of the Dodd-Frank Wall Street Reform and Consumer Protection Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this Prospectus. However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO. Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of offered certificates specified to be “mortgage related securities” for purposes of SMMEA in the applicable prospectus supplement, may no longer qualify as such as of the time such new standards are effective.

The appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the offered certificates, may be subject to significant interpretive uncertainties. Except as may be specified in the applicable prospectus supplement with regard to the status of certain classes of offered certificates as “mortgage related securities” for purposes of SMMEA, no representations are made as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions.  Further, any ratings downgrade of a class of the offered certificates by an NRSRO less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class.  The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity and market value of the offered certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments or are subject to investment, capital or other regulatory restrictions.

METHOD OF DISTRIBUTION

The offered certificates offered by the prospectus and the accompanying prospectus supplements will be offered in series. The distribution of the offered certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor.  The accompanying prospectus supplement for the offered certificates of each series will, as to each class of such certificates, set forth the method of the offering, either the initial public offering price or the method by which the price at which the certificates of such class will be sold to the public can be determined, any class or classes of offered certificates, or portions thereof, that will be sold to affiliates of the depositor, the amount of any underwriting discounts, concessions and commissions to underwriters, any discounts or commissions to be allowed to dealers and the proceeds of the offering to the depositor.  If so specified in the accompanying prospectus supplement, the offered certificates of a series will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Wells Fargo Securities, LLC, an affiliate of the depositor, acting as underwriter with other underwriters, if any, named in the accompanying prospectus supplement. Alternatively, the accompanying prospectus supplement may specify that offered certificates will be distributed by Wells Fargo Securities, LLC, acting as agent. If Wells Fargo Securities, LLC acts as agent in the sale of offered certificates, Wells Fargo Securities, LLC will receive a selling commission with respect to such offered certificates, depending on market conditions, expressed as a percentage of the aggregate principal balance or notional amount of such offered certificates as of the date of issuance. The exact percentage for each series of certificates will be disclosed in the accompanying prospectus supplement. To the extent that Wells Fargo Securities, LLC elects to purchase offered certificates as principal, Wells Fargo Securities, LLC may realize losses or profits based upon the difference between its purchase price and the sales price. The accompanying prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the depositor or any affiliate of the depositor and purchasers of offered certificates of such series.

If so specified in the accompanying prospectus supplement, all or a portion of one or more classes of the offered certificates identified in the accompanying prospectus supplement may be retained or sold by the depositor either directly or indirectly through an underwriter, including Wells Fargo Securities, LLC, to one or more affiliates of the depositor.  This prospectus and any prospectus supplements may be used by any such affiliate to resell offered certificates publicly or privately to affiliated or unaffiliated parties either directly or indirectly through an underwriter, including Wells Fargo Securities, LLC.

The depositor will agree to indemnify Wells Fargo Securities, LLC and any underwriters and their respective controlling persons against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments that any such person may be required to make in respect thereof.

In the ordinary course of business, Wells Fargo Securities, LLC and the depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the depositor’s mortgage loans pending the sale of such mortgage loans or interests therein, including the certificates.

The depositor anticipates that the offered certificates will be sold primarily to institutional investors, which may include affiliates of the depositor. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be “underwriters” within the meaning of the Securities Act, in connection with reoffers and sales by them of offered certificates.  Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

Any class of certificates not offered by this prospectus may be initially retained by the depositor, and may be sold by the depositor at any time to one or more institutional investors.

Underwriters or agents and their associates may be customers of (including borrowers from), engage in transactions with, and/or perform services for the depositor, its affiliates, and the trustee in the ordinary course of business.

LEGAL MATTERS

Unless otherwise specified in the accompanying prospectus supplement, certain legal matters in connection with the certificates of each series, including certain federal income tax consequences, will be passed upon for the depositor by Sidley Austin LLP, New York, New York, or by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina.

FINANCIAL INFORMATION

A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates.  Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the accompanying prospectus supplement.

RATINGS

Unless the offering of the certificates of a series may be made consistent with the eligibility requirements for use of the registration statement pursuant to which the offering is being made, it is a condition to the issuance of the certificates of each series offered by means of this prospectus and the accompanying prospectus supplement that at least one NRSRO shall have rated the certificates not lower than investment grade, that is, in one of the four highest rating categories.

Ratings on CMBS address the likelihood of receipt by securityholders of all distributions on the underlying mortgage loans or other assets. These ratings address the structural, legal and issuer related aspects associated with such securities, the nature of the underlying mortgage loans or other assets and the credit quality of the guarantor, if any. Ratings on CMBS do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped certificates under certain scenarios might fail to recoup their underlying investments.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning NRSRO.  You should evaluate each security rating independently of any other security rating.

GLOSSARY

“Accrual Certificates” means certificates which provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series.

“Accrued Certificate Interest” means, with respect to each class of certificates and each distribution date, other than certain classes of Stripped Interest Certificates and REMIC Residual certificates, the amount equal to the interest accrued for a specified period (generally the period between distribution dates) on the outstanding principal balance of those certificates immediately prior to such distribution date, at the applicable pass-through rate, as described under “Description of the Certificates—Distributions of Interest on the Certificates” in this prospectus.

“Available Distribution Amount” means, for any series of certificates and any distribution date, the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the certificateholders of that series on that date.  The particular components of the Available Distribution Amount for any series on each distribution date will be more specifically described in the accompanying prospectus supplement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Constant Prepayment Rate” or “CPR” means a rate that represents an assumed constant rate of prepayment each month (which is expressed on a per annum basis) relative to the outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans.

“Cut-off Date” means the date on which the ownership of the mortgage loans of a related series of certificates and rights to payment thereon are deemed transferred to the trust fund, as specified in the accompanying prospectus supplement.

“DTC” means The Depository Trust Company.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Farmer Mac” or “FAMC” means the Federal Agricultural Mortgage Corporation.

“REMIC” means a “real estate mortgage investment conduit” under the Code.

“REMIC Certificate” means a certificate issued by a trust fund relating to a series of certificate where an election is made to treat the trust fund as a REMIC.

“REMIC Residual Certificate” means a certificate that evidences ownership of a residual interest in a REMIC where an election is made to treat the trust fund as a REMIC.

“REO Property” means any mortgaged property acquired on behalf of the trust fund in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise.

“SEC” means the U.S. Securities and Exchange Commission or any successor thereto.

“SMMEA” means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

“Standard Prepayment Assumption” or “SPA” means a rate that represents an assumed variable rate of prepayment each month (which is expressed on a per annum basis) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA.

“Stripped Interest Certificates” means certificates which are entitled to interest distributions with disproportionately small, nominal or no principal distributions.

“Stripped Principal Certificates” means certificates which are entitled to principal distributions with disproportionately small, nominal or no interest distributions.

“U.S. Person” means (a) a citizen or resident of the United States; (b) a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia; (c) an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or (d) a trust as to which (1) a court in the United States is able to exercise primary supervision over the administration of the trust, and (2) one or more United States Persons have the authority to control all substantial decisions of the trust.  In addition, to the extent provided in the Treasury Regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

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No dealer, salesman or other person is authorized to give any information or to represent anything contained in this prospectus supplement. You must not rely on any unauthorized information or representations. This prospectus supplement is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement is current only as of its date.
		$711,402,000 (Approximate)

Prospectus Supplement

IMPORTANT NOTICE ABOUT INFORMATION

WELLS FARGO COMMERCIAL
MORTGAGE
TRUST 2015-LC20
as Issuing Entity

COMMERCIAL MORTGAGE PASS-
THROUGH CERTIFICATES,
SERIES 2015-LC20

Wells Fargo Commercial Mortgage
Securities, Inc.
as Depositor

Ladder Capital Finance LLC

Wells Fargo Bank,
National Association

Silverpeak Real Estate Finance
LLC

as Sponsors and Mortgage Loan
Sellers

PRESENTED IN THIS PROSPECTUS
SUPPLEMENT AND THE ACCOMPANYING
PROSPECTUS	viii
IMPORTANT NOTICE REGARDING THE OFFERED
CERTIFICATES	ix
FORWARD-LOOKING STATEMENTS	x
SUMMARY	S-1
RISK FACTORS	S-62
CAPITALIZED TERMS USED IN THIS
PROSPECTUS SUPPLEMENT	S-138
DESCRIPTION OF THE MORTGAGE POOL	S-139
TRANSACTION PARTIES	S-202
DESCRIPTION OF THE OFFERED CERTIFICATES	S-242
YIELD AND MATURITY CONSIDERATIONS	S-293
SERVICING OF THE MORTGAGE LOANS AND
ADMINISTRATION OF THE TRUST FUND	S-307
USE OF PROCEEDS	S-385
CERTAIN LEGAL ASPECTS OF THE MORTGAGE
LOANS	S-385
MATERIAL FEDERAL INCOME TAX
CONSEQUENCES	S-386
STATE AND OTHER TAX CONSEQUENCES	S-390
ERISA CONSIDERATIONS	S-390
LEGAL INVESTMENT	S-394
METHOD OF DISTRIBUTION (UNDERWRITER
CONFLICTS OF INTEREST)	S-395
LEGAL MATTERS	S-398
RATINGS	S-398
INDEX OF DEFINED TERMS	S-400

Prospectus
Summary of Prospectus	1
Risk Factors	8
Description of the Trust Funds	35
Yield Considerations	41
The Sponsor	46
The Depositor	47
Use of Proceeds	47
Description of the Certificates	48
Description of the Pooling and Servicing		PROSPECTUS SUPPLEMENT
Agreements	59
Description of Credit Support	73
Certain Legal Aspects of Mortgage Loans and
Leases	75
Material Federal Income Tax Consequences	90
State and Other Tax Consequences	128
ERISA Considerations	128
Legal Investment	132
Method of Distribution	132
Legal Matters	133
Financial Information	134	Wells Fargo Securities
Ratings	134
Glossary	134

Until 90 days after the date of this prospectus supplement, all dealers effecting transactions in the offered certificates, whether or not participating in this distribution, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the obligation of dealers acting as underwriters to deliver a prospectus supplement and the accompanying prospectus with respect to their unsold allotments and subscriptions.
		Credit Suisse Deutsche Bank Securities